UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Amendment No. 1)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Doma Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

Doma Holdings, Inc.
101 Mission Street, Suite 1050
San Francisco, California 94105

, 2024

Dear Stockholders:

You are cordially invited to attend a special meeting (such meeting, including any adjournments or postponements thereof, the “Special Meeting”) of the stockholders of Doma Holdings, Inc. (the “Company”), to be held online at www.virtualshareholdermeeting.com/DOMA2024SM on                       , 2024, at 11:00 a.m. Eastern time. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation and provides cost savings for our stockholders and the Company. Details regarding the business to be conducted at the Special Meeting are described in the accompanying proxy statement and the accompanying notice of Special Meeting (the “Notice of Special Meeting”). For purposes of attendance at the Special Meeting, all references in the accompanying proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.

At the Special Meeting you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of March 28, 2024 (as amended from time to time, the “Merger Agreement”), by and among the Company, RE Closing Buyer Corp., a Delaware corporation (“Parent”), and RE Closing Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Closing Parent Holdco, L.P., a Cayman Islands exempted limited partnership (“Topco”), the indirect parent company of Parent. Topco, Parent and Merger Sub are affiliates of CB RE Closing Aggregator, L.P., a Cayman Islands exempted limited partnership and an affiliate of Centerbridge Partners, L.P. (“Centerbridge”), a private investment management firm.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), and as a result of the Merger, each share of common stock, par value $0.0001 per share, of the Company (“Common Stock”) outstanding immediately prior to the Effective Time (subject to certain exceptions, including for shares of Common Stock owned by stockholders of the Company who have not voted in favor of the adoption of the Merger Agreement and have properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”)) will, at the Effective Time, be cancelled and extinguished and automatically converted into the right to receive $6.29 in cash (the “Merger Consideration”), less any applicable withholding taxes, payable to the holder thereof, without interest, subject to and in accordance with the terms and conditions of the Merger Agreement. Upon completion of the transaction, the Company will become a private company and will no longer be required to file periodic and other reports with the Securities and Exchange Commission (the “SEC”) with respect to the Company’s securities. After the completion of the Merger, you will no longer have an equity interest in the Company and will not participate in any potential future earnings of the Company. The Merger Agreement and the transactions contemplated thereby, including the Merger, are described further in the accompanying proxy statement.

Your vote is very important. Whether or not you plan to attend the Special Meeting, you are urged to submit a proxy to vote your shares as promptly as possible to ensure your representation at the Special Meeting. Please review the instructions in the accompanying Notice of Special Meeting and proxy statement regarding the submission of proxies and voting.

The proposed transactions constitute a “going private transaction” under the rules of the SEC. LENX ST Investor, LLC and Len FW Investor, LLC (“Lennar,” and together with LENX ST Investor, LLC, the “Lennar Stockholders”), hold, collectively, approximately 25% of the voting power of the Common Stock. Stuart Miller, a member of the Company’s Board of Directors (the “Company Board”), is Executive Chairman and a significant stockholder of Lennar Corp., an affiliate of the Lennar Stockholders. Concurrently with the execution of the Merger Agreement, Lennar and Topco, which, following the Effective Time, will be an indirect parent of the Company, entered into a subscription agreement, pursuant to which, concurrently with the closing of the Merger (the “Closing”) and upon the terms and subject to the conditions set forth therein, Lennar shall invest the cash it receives in consideration for its existing shares of Common Stock at the Closing and an additional $17 million in Topco, resulting in Lennar owning approximately 8.36% of the outstanding equity of Topco on a fully diluted basis.

The Company Board formed a special committee (the “Special Committee”) consisting solely of independent and disinterested directors of the Company to, among other things, review, evaluate and negotiate the Merger Agreement and the transactions contemplated thereby, including the Merger, and other alternatives available to the Company. After careful consideration, the Special Committee, pursuant to resolutions adopted at a meeting of the Special Committee held on March 28, 2024, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger are fair, advisable and in the best interests of the Company and the Disinterested Stockholders (as defined below) and (ii) recommended that the Company Board approve, adopt and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, and subject to the terms and conditions thereof, submit and recommend the Merger Agreement to the Company’s stockholders for approval and adoption. In addition, the Special Committee believes that the Merger is fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 (the “unaffiliated security holders”). As part of its evaluation of the Merger, the Special Committee received advice from the Special Committee’s independent legal and financial advisors, consulted with the Company’s management and considered various material factors, including those summarized in the accompanying proxy statement.

The Company Board, acting on the unanimous recommendation of the Special Committee, pursuant to resolutions adopted at a meeting of the Company Board held on March 28, 2024, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger are fair, advisable and in the best interests of the Company and the Disinterested Stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger and (iii) subject to the terms and conditions thereof, resolved to submit and recommend the Merger Agreement to the Company’s stockholders for approval and adoption thereby. In addition, the Company Board believes that the Merger is fair to the Company’s unaffiliated security holders.

The Company Board recommends that you vote “FOR” the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

Your vote is very important, regardless of the number of shares of Common Stock you own. The approval of the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of (i) at least a majority of the voting power of the outstanding shares of Common Stock entitled to vote in accordance with the DGCL and (ii) at least a majority of the voting power of the outstanding shares of Common Stock held by the Disinterested Stockholders. Each record holder of Common Stock is entitled one (1) vote for each share of Common Stock owned of record on the record date for the Special Meeting. If you fail to vote on the proposal to adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, the effect will be the same as a vote against the proposal.

Pursuant to rules of the SEC, you will also be asked to vote at the Special Meeting on one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement, which requires the affirmative vote of the holders of a majority of the votes cast by the Company’s stockholders present or represented by proxy at the virtual Special Meeting, assuming that a quorum is present. Each record holder of Common Stock is entitled to one (1) vote for each outstanding share of Common Stock owned of record on the record date for the Special Meeting.

The Company Board recommends that you vote “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate.

In considering the recommendations of the Company Board, the Company’s stockholders should be aware that the executive officers and directors have certain interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. Those interests are more fully described in the accompanying proxy statement. The Special Committee and the Company Board were aware of these interests and considered them, among other matters, in making their recommendations.

Concurrently with the execution of the Merger Agreement, the Lennar Stockholders, which hold, collectively, approximately 25% of the voting power of the Common Stock, the Company and Parent entered into a Voting and Support Agreement (the “Voting and Support Agreement”), pursuant to which the Lennar Stockholders have agreed to, among other things and subject to the terms and conditions of the Voting and Support Agreement, (a) vote the Voting Agreement Shares in favor of the Merger, the adoption of the Merger Agreement and the transactions contemplated thereby and (b) vote against any Alternative Acquisition Agreement and any other action or agreement (including, without limitation, any amendment of any agreement), amendment of the Company’s organizational documents or other action that is intended or would reasonably be expected to materially prevent or delay the consummation of the transactions contemplated by the Merger Agreement, including the Merger. The Voting and Support Agreement will automatically terminate upon the earliest of (i) written agreement of the parties thereto to terminate the Voting and Support Agreement, (ii) the valid termination of the Merger Agreement in accordance with its terms and (iii) the Effective Time, and each Lennar Stockholder may terminate the Voting and Support Agreement as to itself upon the entry by the Company and Parent without the prior written consent of such Lennar Stockholder into any amendment, waiver or modification to the Merger Agreement that results in (x) a change to the form of consideration to be paid thereunder, (y) a decrease in the amount of Merger Consideration payable to the stockholders of the Company pursuant to the terms of the Merger Agreement as in effect on the date of the Voting and Support Agreement, or (z) an imposition of any material restrictions or additional constraints on the payment of the consideration thereunder. A copy of the Voting and Support Agreement is attached as Annex B to the accompanying proxy statement.

Completion of the Merger is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement. The accompanying proxy statement provides you with more detailed information about the Special Meeting, the Merger Agreement and the transactions contemplated thereby, including the Merger. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement. We encourage you to carefully read the entire proxy statement and its annexes, including the Merger Agreement and the documents referred to in the accompanying proxy statement in their entirety. You may also obtain additional information about the Company from other documents we have filed with the SEC. In particular, you should read the “Risk Factors” section beginning on page 20 in our annual report on Form 10-K for the fiscal year ended December 31, 2023 and other risk factors detailed from time to time in the Company’s reports filed with the SEC and incorporated by reference in the accompanying proxy statement in their entirety, for risks relating to our business and for a discussion of the risks you should consider in evaluating the proposed transactions and how they may affect you.

If you have any questions or need assistance voting your shares of Common Stock, please contact the Company’s proxy solicitor in connection with the Special Meeting:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders may call toll free:  877-687-1875

Banks and Brokers may call collect:  212-750-5833

Thank you in advance for your cooperation and continued support.

Sincerely, Max Simkoff Chief Executive Officer and Director

The accompanying proxy statement is dated May , 2024, and is first being mailed to the Company’s stockholders on or about May , 2024. Capitalized terms used, but not defined, in this letter to stockholders have the meanings given to such terms in the accompanying proxy statement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT OR THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Doma Holdings, Inc.
101 Mission Street, Suite 1050
San Francisco, California 94105

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholders:

You are cordially invited to attend a special meeting (such meeting, including any adjournments or postponements thereof, the “Special Meeting”) of the stockholders of Doma Holdings, Inc., which we refer to as the Company or Doma, to be held via a virtual meeting on               , 2024, at 11:00 a.m. Eastern time. The Special Meeting will be held entirely online. You will be able to attend the Special Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/DOMA2024SM. For purposes of attendance at the Special Meeting, all references in the accompanying proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting. The accompanying proxy statement, including the summary of the Merger Agreement (as defined below) in the proxy statement and the copy of the Merger Agreement attached thereto as Annex A, is incorporated by reference into this Notice of Special Meeting.

The Special Meeting is being held to consider and vote on the following proposals:

1.

a proposal to approve and adopt the Agreement and Plan of Merger, dated as of March 28, 2024 (as amended from time to time, the “Merger Agreement”), by and among the Company, RE Closing Buyer Corp., a Delaware corporation (“Parent”), and RE Closing Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent, and approve the transactions contemplated thereby, including the Merger (the “Merger Agreement Proposal”) (a copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement); and

2.

a proposal to approve one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal (the “Adjournment Proposal”).

Parent and Merger Sub are affiliates of Closing Parent Holdco, L.P., a Cayman Islands exempted limited partnership (“Topco”), the indirect parent company of Parent. Topco, Parent and Merger Sub are affiliates of CB RE Closing Aggregator, L.P., a Cayman Islands exempted limited partnership and an affiliate of Centerbridge Partners, L.P. (“Centerbridge”), a private investment management firm.

These items of business are more fully described in the proxy statement accompanying this Notice of Special Meeting.

The record date for the Special Meeting is                      , 2024 (the “Record Date”). Only stockholders of record at the close of business on that date are entitled to notice of, and to attend and vote at, the Special Meeting or any adjournment or postponement thereof. Any stockholder entitled to attend and vote at the Special Meeting is entitled to appoint a proxy to attend and act on such stockholder’s behalf. Such proxy need not be a stockholder of the Company. You may submit a proxy to vote your shares on the Internet, by telephone or by mail or you may attend the Special Meeting and vote in person (virtually). The Special Meeting will be held solely by means of a live webcast on the Internet at www.virtualshareholdermeeting.com/DOMA2024SM.

The Company’s Board of Directors (the “Company Board”) has approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommends that you vote “FOR” the Merger Agreement Proposal and “FOR” the Adjournment Proposal.

The proposed transactions constitute a “going private transaction” under the rules of the Securities and Exchange Commission (the “SEC”). LENX ST Investor, LLC and Len FW Investor, LLC (“Lennar,” and together with LENX ST Investor, LLC, the “Lennar Stockholders”), hold, collectively, approximately 25% of the voting power of the Common Stock. Stuart Miller, a member of the Company’s Board of Directors (the “Company Board”), is Executive Chairman and a significant stockholder of Lennar Corp., an affiliate of the Lennar Stockholders. Concurrently with the execution of the Merger Agreement, Lennar and Topco, which, following the Effective Time, will be an indirect parent of the Company, entered into a subscription agreement, pursuant to which, concurrently with the closing of the Merger (the “Closing”) and upon the terms and subject to the conditions set forth therein, Lennar shall invest the cash it receives in consideration for its existing shares of Common Stock at the Closing and an additional $17 million in Topco, resulting in Lennar owning approximately 8.36% of the outstanding equity of Topco on a fully diluted basis.

Your vote is very important, regardless of the number of shares of Common Stock you own. The approval of the Merger Agreement Proposal requires the affirmative vote of the holders of (i) at least a majority of the voting power of the outstanding shares of Common Stock entitled to vote in accordance with the DGCL and (ii) at least a majority of the voting power of the outstanding shares of  Common Stock held by the Disinterested Stockholders, as described in the accompanying proxy statement. If you fail to vote on the Merger Agreement Proposal, the effect will be the same as a vote against the Merger Agreement Proposal.

The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast by the Company’s stockholders present or represented by proxy at the Special Meeting, assuming that a quorum is present.

Each record holder of Common Stock is entitled to one (1) vote for each outstanding share of Common Stock owned of record on the Record Date.

Your vote is very important. To ensure your representation at the Special Meeting, it is important that you submit a proxy for your shares of Common Stock promptly, whether or not you plan to attend the Special Meeting in person (virtually). As promptly as possible, please complete, date, sign and return the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy over the Internet or by telephone by following the instructions set forth on the enclosed proxy card. Stockholders who attend the Special Meeting may revoke their proxies and vote in person (virtually).

By Order of the Doma Board of Directors, Max Simkoff Chief Executive Officer and Director

101 Mission Street, Suite 1050
San Francisco, California 94105

Dated: May           , 2024

i

Prior Public Offerings	134
Certain Transactions in the Shares of Common Stock	132
Other Important Information Regarding the Parent Entities	135
Delisting and Deregistration of Common Stock and Company Warrants	139
Stockholder Proposals and Nominations	140
Stockholder Proposals for Inclusion in Proxy Statement for 2025 Annual Meeting	140
Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting	140
Requirements for Stockholder Nominations for the Company’s Board of Directors	140
Where You Can Find More Information	141

ANNEX A – AGREEMENT AND PLAN OF MERGER

ANNEX B – VOTING AND SUPPORT AGREEMENT

ANNEX C – OPINION OF HOULIHAN LOKEY

ANNEX D – DEBT COMMITMENT LETTER

ANNEX E – FOURTH AMENDMENT TO THE LOAN AND SECURITY AGREEMENT

ANNEX F – FIFTH AMENDMENT TO THE LOAN AND SECURITY AGREEMENT

ANNEX G – TOPCO LOAN AGREEMENT

ANNEX H – SUBORDINATION AGREEMENT

ANNEX I – SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

ANNEX J – SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

ANNEX K – ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023

ANNEX L – QUARTERLY REPORT ON FORM 10-Q FOR THE THREE MONTHS ENDED MARCH 31, 2024

DEFINED TERMS

Unless stated otherwise, whenever used in this proxy statement, the following terms have the meanings set forth below:

“2021 Merger Agreement” means that certain Agreement and Plan of Merger, dated as of March 2, 2021, by and among Capitol Investment Corp. V., Capitol V Merger Sub, Inc., and Doma Holdings, Inc. (f/k/a States Title Holding, Inc.).

“401(k) Plans” means any Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code.

“Acquired Companies” means, collectively, the Company and each of its Subsidiaries.

“Acquisition Proposal” means, other than the Transactions, any other proposal or offer from Parent or any of its Subsidiaries or the Doma Technology Reorganization, any proposal or offer from a Third Party relating to: (a) any direct or indirect purchase, license or other acquisition, in a single transaction or series of related transactions, by any Person or Group constituting a Third Party, whether from the Company or any other Person(s), of assets that constitute or account for twenty percent (20%) or more of the consolidated net revenues, net income or net assets of the Acquired Companies, taken as a whole (measured by the fair market value thereof as determined in good faith by the Company Board); (b) any direct or indirect purchase or other acquisition, in a single transaction or series of related transactions, by any Person or Group constituting a Third Party, of beneficial ownership (or right to acquire beneficial ownership) of securities representing twenty percent (20%) or more of the outstanding voting power or twenty percent (20%) or more of the Common Stock, including pursuant to a tender offer or exchange offer that, if consummated, would result in any Person or Group other than Parent acquiring beneficial ownership of twenty percent (20%) or more of the combined voting power or twenty percent (20%) or more of the Common Stock; or (c) any merger, consolidation, business combination, recapitalization, liquidation, amalgamation, dividend, dissolution, share exchange or other transaction involving the Company or any of its Subsidiaries in which a Person or Group constituting a Third Party, if consummated, would acquire, directly or indirectly, twenty percent (20%) or more of the equity interests or the combined voting power of the Company or the surviving entity.

“Adjournment Proposal” means the proposal to approve one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal.

“Adverse Recommendation Change” has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

“Affiliate” has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

“Affiliated Holders” means holders of Common Stock who are (i) members of the Company Board, (ii) any Person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act, (iii) the Foundation Investors, (iv) the Lennar Stockholders and (v) HSCM.

“Alternative Acquisition Agreement” has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

“Alternative Debt Financing” has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

“Applicable Law” means, with respect to any Person, any Law or Governmental Order, in each case, of any Governmental Authority that is binding upon or applicable to such Person, as amended, unless expressly specified otherwise.

“Apollo Term Loan Facility” means the senior secured term loan facility in an amount equal to $125 million obtained by Parent from Apollo Capital Management, L.P. (including its affiliates) pursuant to the Debt Commitment Letter, which will be available to Parent to cover a substantial portion of the Merger Consideration.

“Black-Scholes Warrant Value” has the meaning set forth in the Warrant Agreement.

“Book-Entry Share” means a non-certificated share of Common Stock represented by book-entry.

“Burdensome Condition” has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banking institutions located either in California or New York are closed.

“Cancelled Shares” means, at the Effective Time, all shares of Common Stock that are held in treasury of the Company.

“Centerbridge” means Centerbridge Partners, L.P.

“Centerbridge Group” means Centerbridge, or one or more security holders, affiliates and/or portfolio companies of investment funds affiliated or associated with Centerbridge.

“Certain Transactions Condition” means the condition of Closing in the Merger Agreement that certain transactions must be completed in a manner reasonably satisfactory to Parent, as described in the section of this proxy statement titled “The Merger Agreement—Conditions to the Completion of the Merger—Additional Parent Closing Conditions.”

“Certificate” means a stock certificate evidencing ownership of shares of Common Stock.

“Certificate of Merger” means a certificate of merger in such form as required by and in accordance with the applicable provisions of the DGCL.

“Closing” means closing of the Merger, subject to and in accordance with the terms and conditions of the Merger Agreement.

“Closing Date” means date on which the Closing actually occurs.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute, rules or regulations thereto.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” means Doma Holdings, Inc. (which also includes references to “Doma,” “our,” “us” and “we”).

“Company Board” means the board of directors of Doma Holdings, Inc.

“Company Board Recommendation” means the recommendation of the Company Board that the Company’s stockholders adopt the Merger Agreement.

“Company Disclosure Letter” means the disclosure letter delivered by the Company to Parent and Merger Sub in connection with the execution of the Merger Agreement.

“Company Equity Award Consideration” means the Option Consideration, the RS Award Consideration, the RSU Award Consideration and the PRSU Award Consideration.

“Company Equity Awards” means each Company Option, Company RS Award, Company RSU Award and Company PRSU Award.

“Company Loan Agreement” means the Loan and Security Agreement, dated as of December 31, 2020 (as amended) by and among States Title, the guarantors party thereto, the lenders party thereto and HSCM.

“Company Material Adverse Effect” has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

v

“Company Material Contract” has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

“Company Option” means each option to purchase Common Stock.

“Company PRSU Award” means each award of performance-based or market-based restricted stock units of the Company.

“Company RS Award” means each award of restricted shares of the Common Stock.

“Company RSU Award” means each award of restricted stock units of the Company, other than Company PRSU Awards.

“Company Service Provider” means each individual who is a current director, officer, employee, independent contractor or other service provider of any of the Acquired Companies.

“Company Termination Fee” means an amount in cash equal to (a) $1,822,134 in the event that the Merger Agreement is terminated by the Company pursuant to Section 8.01(h) thereof prior to the Go-Shop End Date or pursuant to Section 8.01(h) thereof in connection with a Superior Proposal by and entry into an Alternative Acquisition Agreement with an Exempted Person, and (b) $3,188,734 in all other cases which require payment of this Company Termination Fee pursuant to Section 8.03(b) of the Merger Agreement.

“Company Warrant” means, prior to the Effective Time, each warrant to purchase shares of Common Stock and, after the Effective Time, each warrant to purchase Merger Consideration.

“Confidentiality Agreement” has the meaning set forth in the Merger Agreement.

“Continuation Period” means with respect to each Continuing Employee, the period between the Effective Time to December 31, 2024 (or, if earlier, until the date of termination of the relevant Continuing Employee).

“Continuing Employee” means a Company Service Provider who is an employee of the Acquired Companies immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.

“Covered Persons” means each person who was at the date of the Merger Agreement, was previously, or during the period from the date of the Merger Agreement through the Effective Time will be, serving as a director or officer of the Acquired Companies.

“Davis Polk” means Davis Polk & Wardwell LLP.

“December 15 Proposal” means the proposal for a potential transaction involving the Company sent by Centerbridge to Houlihan Lokey on December 15, 2023.

“Debt Commitment Letter” means (i) the debt commitment letter, dated as of the date of the Merger Agreement, between Parent and the lenders and arrangers party thereto (including all exhibits, annexes, schedules and term sheets related or attached thereto), a copy of which is attached as Annex D to this proxy statement and is incorporated by reference in this proxy statement in its entirety, and (ii) the executed fee letters dated as of the date of the Merger Agreement, as each of the same may be amended, supplemented or replaced in compliance with the Merger Agreement or as required by Section 6.14 of the Merger Agreement following a Debt Financing Failure Event, pursuant to which the financial institutions party thereto have agreed, subject only to the applicable conditions thereof, to provide or cause to be provided the debt financing set forth therein for the purposes of financing the Transactions.

“Debt Financing” means the debt financing incurred or intended to be incurred pursuant to the Debt Commitment Letter or any Alternative Debt Financing.

“Debt Financing Documents” means the agreements, documents, certificates, and instruments to be entered into or delivered in connection with the Debt Financing.

“Debt Financing Failure Event” means any of the following: (i) the commitments with respect to all or any portion of the Debt Financing expiring or being terminated, or (ii) for any reason, all or any portion of the Debt Financing becoming unavailable.

“Debt Financing Sources” means the Persons that are party to, and have committed to provide or arrange all or any part of the Debt Financing pursuant to, the Debt Commitment Letter or any additional or replacement lender, arranger, bookrunner, syndication agent or other entity acting in a similar capacity for the Debt Financing (but excluding, for the avoidance of doubt, Parent and Merger Sub) (including the parties to any joinder agreements, credit agreements or other definitive agreements relating thereto).

“Demotech Rating” means the financial stability rating issued by Demotech, Inc. to Doma Title Insurance as of the date of the Merger Agreement.

“DGCL” means the General Corporation Law of the State of Delaware.

“Disinterested Stockholders” means the holders of Common Stock, other than, as applicable, (i) any member of the board of directors of the Company, (ii) any Person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act, (iii) the Foundation Investors, (iv) the Lennar Stockholders, (v) HSCM, and (vi) in the case of the Foundation Investors, the Lennar Stockholders and HSCM, any other Person having any direct equity interest in, or any right to acquire any direct equity interest in, any of the Foundation Investors or the Lennar Stockholders or any Person of which any of the Foundation Investors or the Lennar Stockholders is a direct or indirect Subsidiary or any “immediate family member” (as defined in Item 404 of Regulation S-K) or “affiliate” or “associate” (as defined in Section 12b-2 of the Exchange Act) of any of the Foundation Investors or the Lennar Stockholders or any direct equityholder or subsidiary (excluding the Company and its Subsidiaries) of any of the Foundation Investors or the Lennar Stockholders. For the avoidance of doubt, any Person who agrees to have any direct equity interest in, or any right to acquire any direct equity interest in, any Person of which any of the Foundation Investors or Lennar Stockholders is a direct or indirect Subsidiary following the execution of the Merger Agreement shall be deemed not to be a Disinterested Stockholder.

“Disinterested Stockholder Vote” means the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock held by the Disinterested Stockholders and entitled to vote on the Merger Agreement Proposal.

“Dissenting Shares” means each share of Common Stock held by a holder who has not voted in favor of adoption of the Merger Agreement or consented thereto in writing with respect to such share and who is entitled to demand and has properly demanded appraisal of such share in accordance with Section 262 of the DGCL and has not effectively withdrawn or lost its rights to appraisal with respect to such share.

“Doma Technology” means the Company’s technology division, to be held by Doma Technology LLC following the Doma Technology Reorganization.

“Doma Technology Business” means the applicable assets and related liabilities of the Company’s and its applicable subsidiaries’ (i) enterprise business segment providing technology-enabled title and escrow services to lenders, mortgage originators and mortgage technology providers for, but not limited to, refinance, home equity, mortgage modification transactions, title alternatives, and other prospective products, and (ii) the Company’s technology support functions to the extent primarily relating to maintenance and research and development of enterprise business products and services.

“Doma Technology Reorganization” means a restructuring and reorganization of the Company that the Company will effect prior to the Closing such that, as of the Closing, Doma Technology, a subsidiary of the Company, will hold the Doma Technology Business and, following the Closing, Doma Technology will be owned by HSCM and Parent, subject to, as contemplated by the Preferred Purchase Agreement, common units or profits interests representing approximately 19.2% of Doma Technology’s equity securities on a fully-diluted basis that will be reserved for issuance to management employees of Doma Technology, which may include the Company’s current executive officers.

“Doma Title Insurance” means the Company’s title insurer domiciled in South Carolina, Doma Title Insurance, Inc.

“DTC” means the Depository Trust Company.

“DTC Payment” has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

“Effect” means any effect, change, condition, fact, development, occurrence or event.

“Effective Time” means the time at which the Merger becomes effective, being the time at which the Certificate of Merger is filed with the Office of the Secretary of State of the State of Delaware, or at such later time and date as may be agreed upon in writing by the Company and Parent and stated in the Certificate of Merger, as described in “Special Factors—Effective Time of the Merger” and “The Merger Agreement–Effective Time of the Merger.”

“End Date” means September 28, 2024, or such later date(s) as may be agreed to in writing from time to time between Parent and the Company, each acting in their sole discretion; provided that the End Date will be automatically extended under the circumstances set forth in the Merger Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Estimated NOL Tax Savings” means the Company’s ability to utilize its NOLs to achieve future tax savings.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

“Exchange Fund” means the amount deposited or caused to be deposited with the Paying Agent by Parent, at or prior to Closing, which amount shall be in cash sufficient to pay the aggregate Merger Consideration (other than the Company Equity Award Consideration) required to be paid by the Paying Agent in accordance with the Merger Agreement.

“Excluded Information” has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

“Exclusivity Agreement” means the agreement providing for exclusive negotiations through February 29, 2024 between the Company and Topco, entered into on January 29, 2024.

“Executive Severance Plan” means the Company’s executive severance plan.

“Exempted Person” has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

“FHFA” means the Federal Housing Finance Agency.

“FHFA Pilot” means the Federal Housing Finance Agency “title acceptance” pilot.

“First Extension Date” has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

“Foundation Capital” means Foundation Capital, LLC.

“Foundation Investors” means Foundation Capital VIII, L.P., a Delaware limited liability company, Foundation Capital Leadership Fund II LP, a Delaware limited partnership, and Foundation Capital VIII Principals Fund LLC, a Delaware limited liability company.

“GAAP” means U.S. generally accepted accounting principles, consistently applied.

“Go-Shop End Date” means 11:59 p.m. Eastern time on May 17, 2024.

“Go-Shop Period” means the period beginning on March 28, 2024 and continuing until the Go-Shop End Date.

“Governing Documents” has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

“Governmental Authority” means any federal, state, territory, commonwealth, provincial, municipal, local or foreign government, governmental authority, regulatory, tax or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, arbitral body (public or private) or tribunal or any self-regulatory organization (including NYSE).

“Governmental Order” means any order, settlement, stipulation, judgment, injunction, decree, compliance agreement or writ, in each case, issued, promulgated, made, rendered or entered by or with any Governmental Authority (in each case, whether temporary, preliminary or permanent).

“Group” has the meaning as used in Section 13(d) of the Exchange Act.

“Houlihan Lokey” means Houlihan Lokey Capital, Inc., financial advisor to the Company.

“HSCM” means Hudson Structured Capital Management Ltd., together with its Affiliates.

“HSCM Agreements” means the HSCM Fifth Amendment and the Preferred Purchase Agreement.

“HSCM Fifth Amendment” means the Fifth Amendment to the Company Loan Agreement, dated March 28, 2024, by and among certain of the Company’s subsidiaries, the lenders party thereto, HSCM, as agent for such lenders, and Parent.

“HSCM Fourth Amendment” means the Fourth Amendment to the Company Loan Agreement, dated March 28, 2024, by and among certain of the Company’s subsidiaries, the lenders party thereto and HSCM, as agent for such lenders.

“HSCM Insolvency Action” means any proceeding under any debtor relief Law which HSCM has either instituted or consented to the institution of.

“HSCM Lenders” means the lenders from time to time party to the Company Loan Agreement.

“HSCM Payoff” means the consideration (as set forth in the HSCM Fifth Amendment) HSCM would receive at the Closing pursuant to the HSCM Fifth Amendment in full satisfaction of all indebtedness under the Company Loan Agreement.

“HSCM Proposal” means the proposal regarding the Company Loan Agreement shared by HSCM with the Company and Houlihan Lokey on January 3, 2024.

“HSCM Sixth Amendment” means the Sixth Amendment to the Company Loan Agreement, dated April 30, 2024 by and among certain of the Company’s subsidiaries, the lenders party thereto and HSCM, as agent for such lenders.

“HSR Act” means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

“Indemnification Agreements” means the Company’s indemnification agreements as in effect on the date of the Merger Agreement with the Covered Persons.

“Innisfree” means Innisfree M&A Incorporated, the proxy solicitor engaged by the Company in connection with the Special Meeting.

“Insurance Regulatory Approvals” means the consents, approvals or authorizations of the Governmental Authorities described in “Special Factors—Regulatory Approvals—Insurance Regulatory Approvals.”

“Intervening Event” has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

“IRS” means the Internal Revenue Service.

“January 11 Proposal” means the proposal for a take-private of the Company verbally by TRG Group to Houlihan Lokey on January 11, 2024.

“Latham” means Latham & Watkins LLP.

“Laws” means any and all domestic (federal, state, territory, commonwealth or local) or national, supranational or foreign laws (whether statutory, common law or otherwise), statutes, rules, regulations, orders, injunctions, rulings, writs, acts, codes, ordinances, judgments, decrees or similar requirements promulgated, issued, entered into or applied by any Governmental Authority.

“Lennar” means Len FW Investor, LLC.

“Lennar Corp.” means Lennar Corp., a corporation organized under the laws of the State of Delaware.

“Lennar Entities” means the Lennar Stockholders and Lennar Corp.

“Lennar Investment” means the investment by Lennar of the cash it receives in consideration for its existing shares of Common Stock at the Closing and an additional $17 million in Topco, resulting in Lennar owning approximately 8.36% of the outstanding equity of Topco on a fully diluted basis.

“Lennar Investment Agreement” means the subscription agreement dated March 28, 2024 between Lennar and Topco, as it may be amended from time to time, pursuant to which Lennar shall make the Lennar Investment.

“Lennar Stockholders” means, collectively, Lennar and LENX ST Investor, LLC.

“LenX” means Len X, LLC.

“Letter of Intent” means the formal nonbinding letter of intent to acquire all outstanding capital stock of the Company executed and delivered by TRG Group to the Special Committee on January 29, 2024.

“Lien” means any mortgage, deed of trust, charge, pledge, hypothecation, encumbrance, or other security interest or lien.

“LoT Holder” means each holder of Unexchanged Shares, to the extent such holder remains entitled to proceeds under the 2021 Merger Agreement in accordance with its terms and Applicable Law.

“Merger” means the proposed merger of Merger Sub with and into the Company pursuant to the Merger Agreement in accordance with the applicable provisions of the DGCL, with the Company surviving the Merger as the Surviving Corporation and a direct, wholly owned subsidiary of Parent.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of March 28, 2024, by and among the Company, Parent, and Merger Sub, as it may be amended from time to time. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety.

“Merger Agreement Proposal” means the proposal to approve and adopt the Merger Agreement, and the transactions contemplated thereby, including the Merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety.

“Merger Consideration” means $6.29 per share of Common Stock in cash, without interest, less any applicable withholding taxes, subject to and in accordance with the terms and conditions of the Merger Agreement.

“Merger Litigation” means any stockholder litigation or similar Proceeding against the Company or its directors or officers relating to the Transactions.

“Merger Sub” means RE Closing Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent.

“Morrison Foerster” means Morrison & Foerster LLP.

“New Plans” has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

“NOLs” means net operating loss tax carryforwards.

“Non-U.S. Holder” means a beneficial owner of Common Stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

“Notice of Adverse Recommendation Change” has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

“Notice of Intervening Event” has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

“November 15 Proposal” means the proposal to acquire the Company’s underwriting division sent by TRG Group to Houlihan Lokey and the Company on November 15, 2023.

“November 17 Counterproposal” means the counterproposal conveyed by representatives of the Company and Houlihan Lokey to representatives of TRG Group on November 17, 2023.

“NYSE” means the New York Stock Exchange or any successor exchange.

“Old Plans” has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

“Option Consideration” means the consideration payable to holders of Company Options in the Merger, as described in “The Merger Agreement—Treatment of Company Equity Awards.”

“Parent” means RE Closing Buyer Corp., a Delaware corporation.

“Parent Entities” means Parent, Merger Sub, Topco and Topco GP.

x

“Party A” means the strategic investor who verbally indicated interest in a potential take-private transaction involving the Company.

“Party B” means the strategic investor who shared the Party B Proposal with Houlihan Lokey.

“Party B Proposal” means the illustrative acquisition proposal for a take-private transaction involving the Company sent by a strategic investor to Houlihan Lokey on January 10, 2024.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

“Paying Agent” means a nationally recognized financial institution (the identity and terms of appointment of which shall be reasonably acceptable to the Company) to act as Paying Agent for the payment of the Merger Consideration in respect of shares of Common Stock outstanding immediately prior to the Effective Time.

“Person” means any individual, group (within the meaning of Section 13(d)(3) of the Exchange Act), firm, corporation, partnership (limited or general), limited liability company, incorporated or unincorporated association, joint venture, joint stock company, association, trust, Governmental Authority or instrumentality or other entity of any kind.

“Plan” has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

“Potential Transaction” means one or more strategic transactions involving the Company which were to be reviewed, evaluated and negotiated by the Special Committee.

“Preferred Purchase Agreement” means the preferred unit purchase agreement, dated March 28, 2024, by and among Parent, HSCM and the Company, pursuant to which, among other things, at the Closing, Doma Technology would issue preferred units and profits interests to HSCM representing approximately 27.5% of Doma Technology’s equity securities on a fully diluted basis, provided that HSCM may transfer a portion of such preferred units to a third-party investor.

“Proceeding” has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

“Projections” means the financial projections prepared by the management of the Company relating to the Company provided by the Company to Houlihan Lokey, as described in “Special Factors—Certain Unaudited Prospective Financial Information.”

“PRSU Award Consideration” means the consideration payable to holders of Company PRSU Awards in the Merger, as described in “The Merger Agreement—Treatment of Company Equity Awards.”

“Real Property Lease” has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

“Record Date” means                 , 2024, being the record date for the Special Meeting.

“Regulation S-K” means Regulation S-K prescribed under the Securities Act.

“Representative” means, with respect to any Person, (a) such Person’s Affiliates and (b) such Person’s and each such Affiliate’s respective officers, directors, employees, agents, attorneys, accountants, advisors, consultants and other authorized representatives.

“Required Stockholder Approval” means the affirmative vote to adopt the Merger Agreement of the holders of (a) at least a majority of the voting power of the outstanding shares of Common Stock entitled to vote on the Merger Agreement Proposal in accordance with the DGCL and (b) at least a majority of the voting power of the outstanding shares of Common Stock held by the Disinterested Stockholders entitled to vote on this Agreement.

“RS Award Consideration” means the consideration payable to holders of Company RS Awards in the Merger, as described in “The Merger Agreement—Treatment of Company Equity Awards.”

“RSU Award Consideration” means the consideration payable to holders of Company RSU Awards in the Merger, as described in “The Merger Agreement—Treatment of Company Equity Awards.”

“Rule 13e-3” means Rule 13e-3 under the Securities Exchange Act.

“SC DOI” means the South Carolina Department of Insurance.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Extension Date” has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

“Special Committee” means a committee established by the Company Board comprising only of independent and disinterested members of the Company Board.

“Special Meeting” means the special meeting of the stockholders of the Company to be held on                , 2024, at 11:00 a.m. Eastern time in a virtual meeting format via live webcast, including any adjournment or postponement thereof.

“Standstill Period” means the period during which States Title’s obligation to make cash interest payments under the Company Loan Agreement shall be suspended and HSCM and the lenders to the Company Loan Agreement have agreed not to exercise remedies with respect to certain matters that would otherwise constitute events of default under the Company Loan Agreement. See “Special Factors—Company Loan Agreement—Agreement and Fifth Amendment to the Loan and Security Agreement.”

“States Title” means States Title Holding, Inc., a Delaware corporation and a wholly owned subsidiary of the Company.

“Subordination Agreement” means the intercreditor and subordination agreement which sets forth the terms of the subordination of the Company Loan Agreement in favor of the Topco Term Facility, dated April 30, 2024, by and among Alter Domus (US) LLC, as the senior agent and HSCM, as the subordinated agent and acknowledged by certain of the Company’s subsidiaries.

“Subsidiary” of a Person means any other Person with respect to which the first Person (a) has the right to elect a majority of the board of directors or other Persons performing similar functions or (b) beneficially owns more than fifty percent (50%) of the voting stock (or of any other form of voting or controlling equity interest in the case of a Person that is not a corporation), in each case, directly or indirectly, through one or more other Persons.

“Superior Proposal” has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

“Surviving Corporation” means the surviving corporation in the Merger in accordance with the Merger Agreement, as described in “The Merger Agreement—The Merger.”

“Takeover Statutes” means any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar Law.

“Tax” means any and all U.S. federal, state, territory, commonwealth or local or non-U.S. taxes, assessments, levies, duties and other similar charges and fees in the nature of a tax, whether disputed or not, including any net income, alternative or add-on minimum, gross income, gross receipts, volume of business, municipal license, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, gains, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit, custom duty, estimated or other tax or government charge, together with any interest, penalty, surcharge or addition thereto.

“Terminating Company Breach” has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

“Terminating Parent Breach” has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

“Term Loan” means the senior secured term loan under the Company Loan Agreement.

“Third Party” means any Person other than the Company, Parent, Merger Sub and their respective Affiliates.

“Topco” means Closing Parent Holdco, L.P., a Cayman Islands exempted limited partnership, the indirect parent company of Parent.

“Topco Commitment Letter” means the commitment letter entered into concurrently with the execution of the Merger Agreement by States Title and Topco, pursuant to which Topco committed to provide a $35 million senior secured delayed draw term loan facility to States Title.

“Topco GP” means RE Closing GP, LLC, a Cayman Islands limited liability company, the sole general partner of Topco.

“Topco Loan Agreement” means the Loan and Security Agreement, dated April 30, 2024, by and among States Title, Topco, as lender, and Alter Domus (US) LLC, as administrative agent and collateral agent, for the Topco Term Facility.

“Topco Term Facility” means the senior secured delayed draw term loan facility contemplated by the Topco Commitment Letter and provided to States Title pursuant to the Topco Loan Agreement.

“Transactions” means the Merger and the other transactions contemplated by the Merger Agreement, including the Doma Technology Reorganization, the Lennar Investment and the transactions contemplated by the HSCM Agreements.

“Transfer Taxes” has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

“TRG Group” means Parent, Topco and Title Resources Guaranty Company.

“TRG Person” means (a) any direct or indirect equity holder, partner, member or manager of Parent, (b) each of the respective Affiliates of the foregoing from time to time other than Parent and its Subsidiaries and (c) any portfolio company invested in by the Person described in clauses (a) and (b) other than Parent and its Subsidiaries.

“unaffiliated security holders” has the meaning ascribed thereto in Rule 13e-3.

“Underwriter Dividend” means the $40 million underwriter dividend from Doma Title Insurance to the Company for which the Company applied for approval on February 15, 2024.

“Unexchanged Shares” means any shares of stock or other equity of the predecessor company to the Company (Doma Holdings, Inc. f/k/a States Title Holding, Inc.) that were not properly and fully exchanged into the applicable merger consideration under the 2021 Merger Agreement.

“U.S. Holder” means a beneficial owner of Common Stock that is: (1) A citizen or individual resident of the United States, (2) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) that has elected to be treated as a U.S. person under applicable U.S. Treasury regulations.

“Voting Agreement Shares” means all shares of Common Stock beneficially owned by the Lennar Stockholders, which are subject to the Voting and Support Agreement.

“Voting and Support Agreement” means the voting and support agreement dated March 28, 2024, by and among the Company, the Lennar Stockholders, and Parent, as it may be amended from time to time. A copy of the Voting and Support Agreement is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety.

“WARN” means the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2109 et seq., or the regulations promulgated thereunder.

“Warrant Agreement” means the Warrant Agreement, dated as of December 1, 2020, by and between the Company and Continental Stock Transfer & Trust Company, relating to the Company Warrants.

“Warrant Price” has the meaning set forth in the Warrant Agreement.

“Willful Breach” has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

“Willkie” means Willkie Farr & Gallagher LLP.

SUMMARY TERM SHEET

The following summary term sheet highlights selected information in this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement in their entirety. Each item in this summary term sheet includes a page reference directing you to a more complete description of that topic. See “Where You Can Find More Information.”

We are asking our stockholders to consider and vote on the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions and on the terms set forth therein, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent. At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Cancelled Shares and any Dissenting Shares) shall be cancelled and extinguished and automatically converted into the right to receive an amount in cash equal to $6.29 per share of Common Stock, without interest.

Since the transactions contemplated by the Merger Agreement, including the Merger, constitute a “going private” transaction under SEC rules, the Company, the Parent Entities, the Lennar Entities and their affiliates have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the transactions contemplated by the Merger Agreement, including the Merger. You may obtain any additional information about the Schedule 13E-3 under the caption “Where You Can Find Additional Information.”

Special Factors (page 19)

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Certain Effects of the Merger—Treatment of Common Stock. At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Cancelled Shares and any Dissenting Shares) shall be cancelled and extinguished and automatically converted into the right to receive an amount in cash equal to $6.29 per share of Common Stock, payable to the holder thereof, without interest. For a further description of certain effects of the Merger, see “Special Factors—Certain Effects of the Merger” and “The Merger Agreement—The Merger Consideration.”

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Certain Effects of the Merger—Treatment of Company Warrants. Pursuant to the Merger Agreement, at the Effective Time, and as a result of the Merger, each Company Warrant that is outstanding immediately prior to the Effective Time will, in accordance with its terms, automatically and without any required action on the part of the holder thereof, cease to represent a warrant to purchase shares of Common Stock and become a warrant exercisable for Merger Consideration. For a further description of the treatment of Company Warrants, See “Special Factors—Certain Effects of the Merger,” and “The Merger Agreement—The Merger Consideration.”

●	Background of the Merger. For a description of the background of the Merger see “Special Factors—Background of the Merger.”

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Purpose and Reasons of the Company for the Merger; Recommendation of the Company Board and the Special Committee; Fairness of the Merger. After careful consideration, the Special Committee, pursuant to resolutions adopted at a meeting of the Special Committee held on March 28, 2024, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair, advisable and in the best interests of the Company and the Disinterested Stockholders and (ii) recommended that the Company Board approve, adopt and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, and subject to the terms and conditions thereof, recommended that the Company Board recommend the Merger Agreement to the Company’s stockholders for approval and adoption. In addition, the Special Committee believes that the Merger is fair to the Company’s unaffiliated security holders. As part of its evaluation of the Merger, the Special Committee received advice from the Special Committee’s independent legal and financial advisors, consulted with the Company’s management and considered various material factors, including those summarized in the accompanying proxy statement.

1

The Company Board, acting on the unanimous recommendation of the Special Committee, pursuant to resolutions adopted at a meeting of the Special Committee held on March 28, 2024, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger are fair, advisable and in the best interests of the Company and the Disinterested Stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger and (iii) subject to the terms and conditions thereof, resolved to submit and recommend the Merger Agreement to the Company’s stockholders for approval and adoption thereby. In addition, the Company Board believes that the Merger is fair to the Company’s unaffiliated security holders.

Accordingly, the Company Board recommends that you vote “FOR” the Merger Agreement Proposal and “FOR” the Adjournment Proposal.

For a description of the material factors considered by the Special Committee and the Company Board in evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger, and making the decisions, determinations and recommendations above, see “Special Factors—Purpose and Reasons of the Company for the Merger; Recommendation of the Company Board and the Special Committee; Fairness of the Merger.”

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Opinion of Houlihan Lokey Capital, Inc. The Special Committee retained Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) to act as its financial advisor in connection with the Merger based on Houlihan Lokey’s qualifications, expertise and reputation, and its knowledge of the business and affairs of the Company. On March 28, 2024, Houlihan Lokey orally rendered its opinion to the Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated March 28, 2024), to the effect that, based upon and subject to the assumptions, limitations, qualifications and other matters set forth in the opinion, as of such date, the Merger Consideration to be received by the Disinterested Stockholders in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to the Disinterested Stockholders.

Houlihan Lokey’s opinion was directed to the Special Committee (in its capacity as such) and only addressed whether the Merger Consideration to be received by the Disinterested Stockholders in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to the Disinterested Stockholders and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Special Committee, the Company Board, any security holder or any other person as to how to act or vote with respect to any matter relating to the Merger or otherwise.

For more information, see the section of this proxy statement titled “Special Factors—Opinion of Houlihan Lokey.”

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Position of the Parent Entities as to the Fairness of the Merger. The Parent Entities have engaged in a “going private” transaction and, therefore are required to express their beliefs as to the fairness of the Merger to the Disinterested Stockholders. For a description of the Parent Entities’ beliefs as to the fairness of the Merger to the Disinterested Stockholders, see “Special Factors—Position of the Parent Entities as to the Fairness of the Merger.”

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Position of the Lennar Entities as to the Fairness of the Merger. The Lennar Entities have engaged in a “going private” transaction and, therefore are required to express their beliefs as to the fairness of the Merger to the Disinterested Stockholders. For a description of the Lennar Entities’ beliefs as to the fairness of the Merger to the Disinterested Stockholders, see “Special Factors—Position of the Lennar Entities as to the Fairness of the Merger.”

2

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Purpose and Reasons of the Parent Entities for the Merger. The Parent Entities have engaged in a “going private” transaction and therefore, are required to express their reasons for the Merger to the Disinterested Stockholders. For a description of the Parent Entities’ purposes and reasons for the Merger, see “Special Factors—Purpose and Reasons of the Parent Entities for the Merger.”

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Purpose and Reasons of the Lennar Entities for the Merger. The Lennar Entities have engaged in a “going private” transaction and therefore, are required to express their reasons for the Merger to the Disinterested Stockholders. For a description of the Lennar Entities’ purposes and reasons for the Merger, see “Special Factors—Purpose and Reasons of the Lennar Entities for the Merger.”

●	Interests of Certain Persons in the Merger. In considering the recommendations of the Special Committee and the Company Board with respect to the Merger, the Company’s stockholders should be aware that the executive officers and directors and the Parent Entities and Lennar Entities have certain interests in the Merger, the Doma Technology Reorganization, the Lennar Investment and the transactions contemplated by the HSCM Agreements that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Special Committee, consisting entirely of independent directors, and the Company Board were aware of these interests and considered them, among other matters, in evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger and in making their recommendations.

For a more detailed description of the interests of executive officers and directors of the Company in the Merger, see “Special Factors—Interests of Certain Persons in the Merger.”

●

Intent of the Directors and Executive Officers to Vote in Favor of the Merger. The Company understands that, as of the date of this proxy statement, our directors and executive officers intend to vote all of the shares of Common Stock owned directly by them in favor of the approval of the Merger Agreement Proposal and the Adjournment Proposal. As of the Record Date, our directors and executive officers directly owned, in the aggregate,         outstanding shares of Common Stock entitled to vote at the Special Meeting, or collectively approximately       % of the total voting power entitled to vote at the Special Meeting. For a further description of the voting intentions of the Company’s directors and executive officers, see “Special Factors—Intent of the Directors and Executive Officers to Vote in Favor of the Merger.”

●

Intent of the Parent Entities and Lennar Entities to Vote in Favor of the Merger. The Lennar Stockholders, which hold, collectively, approximately 25% of the voting power of the Common Stock, the Company and Parent entered into the Voting and Support Agreement, pursuant to which, subject to the terms and conditions thereof, the Lennar Stockholders have agreed, among other things and subject to the terms and conditions set forth therein, to vote or cause to be voted all the Voting Agreement Shares in favor of adopting the Merger Agreement and the transactions contemplated thereby, including the Merger. A copy of the Voting and Support Agreement is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety. As of the date of the filing of this proxy statement, none of Parent, Merger Sub, Topco or any of their respective affiliates (as defined under Rule 405 of the Securities Act) own any shares of Common Stock. For more information about the Voting and Support Agreement and the voting intentions of the Parent Entities and Lennar Entities, see the sections of this proxy statement titled “Special Factors—Intent of the Parent Entities and Lennar Entities to Vote in Favor of the Merger” and “Special Factors—Voting and Support Agreement.”

●

Financing of the Merger. The Merger Agreement does not contain any financing-related contingencies or financing conditions to consummation of the Merger. For further information about the financing of the Merger, see “Special Factors—Financing of the Merger.”

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●

Other Transactions. In connection with the Merger Agreement, the Company, certain of its subsidiaries and the Parent Entities and Lennar Entities agreed to enter into certain other transactions, including the Doma Technology Reorganization, the Lennar Investment and the transactions contemplated by the HSCM Agreements. For further information about these transactions, see “Special Factors—Lennar Investment,” “Special Factors—Doma Technologies Reorganization,” “Special Factors—Company Loan Agreement” and “Special Factors—Topco Term Facility.”

●

Regulatory Approvals. The Merger may not be completed until certain Insurance Regulatory Approvals have been obtained and are in full force and effect. For a further description of the regulatory approvals required for the Merger, see “Special Factors—Regulatory Approvals” and “The Merger Agreement—Regulatory Approvals; Third-Party Consents.”

●

Litigation Relating to the Merger. As of the date of this proxy statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger and the outcome of any future litigation is uncertain.

The Company has received six (6) demand letters from purported stockholders alleging that this proxy statement omits material information in violation of applicable laws and demanding that the Company issue supplemental corrective disclosure. The Company believes the allegations asserted in the demand letters are without merit. The Company has received no books and records demands from purported stockholders. For a further description of litigation relating to the Merger, see “Special Factors—Litigation Relating to the Merger.”

The Merger Agreement (page 81)

●

A summary of the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety, is included in “The Merger Agreement.”

●

The Merger. The Merger Agreement provides that, at the Effective Time, subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company as the surviving corporation, in accordance with the DGCL.

●

Conditions to the Completion of the Mergers. The Closing of the Merger depends on a number of conditions being satisfied or waived. These conditions, which are described more fully in “The Merger Agreement—Conditions to the Completion of the Merger,” include, among other things:

●

the adoption of the Merger Agreement by affirmative vote to adopt the Merger Agreement of the holders of (a) at least a majority of the voting power of the outstanding shares of Common Stock entitled to vote on the Merger Agreement Proposal in accordance with the DGCL and (b) at least a majority of the voting power of the outstanding shares of Common Stock held by the Disinterested Stockholders entitled to vote on the Agreement;

●

the consents, approvals, or authorizations of certain specified Governmental Authorities will have been obtained and be in full force and effect, and all waiting periods required thereunder will have been expired or been terminated, in each case without the imposition of a Burdensome Condition;

●

the Lennar Investment Agreements described in the section of this proxy statement titled “Special Factors—Lennar Investment” will be in full force and effect, and will not have been rescinded or terminated or amended or otherwise modified, except in accordance with their terms, and the transactions contemplated by the Lennar Investment Agreements to be consummated prior to, at or substantially concurrently with the Closing will have occurred or be occurring at the Closing, in each case, in accordance with the terms of such Lennar Investment Agreement;

4

●

prior to the Closing Date, in no event will (i) HSCM have instituted or consented to the institution of any HSCM Insolvency Action and (ii) as a result of such HSCM Insolvency Action, the applicable court pursuant to any debtor relief Law have rescinded, stayed, or terminated the HSCM Fifth Amendment or the Preferred Purchase Agreement; provided, that upon any such rescission, stay or termination, for the sixty (60) calendar day period commencing with the date of such rescission, stay or termination, as applicable, Parent, Merger Sub and the Company each agreed to use commercially reasonable efforts to (A) overturn such recission, stay or termination, (B) negotiate and enter into an alternative arrangement with HSCM (or the applicable trustee or other legal authority pursuant to applicable debtor relief Law) pursuant to which the Closing can occur on terms reasonably acceptable to Parent and the Company in each of their sole discretion, (C) obtain replacement financing to satisfy the outstanding obligations to HSCM on terms acceptable to Parent and the Company in each of their sole discretion or (D) negotiate such other terms satisfactory to Parent and the Company in each of their sole discretion to facilitate the consummation of the Merger contemplated by the Merger Agreement, and if any such alternative arrangement contemplated by clauses (A) through (D) above is entered into within such sixty (60) calendar day period, the conditions set forth in clause 7.02(f) of the Merger Agreement will be deemed satisfied; and

●	the transactions contemplated by Schedule II of the Merger Agreement will have been completed in a manner reasonably satisfactory to Parent.

On May 12, 2024 and May 29, 2024, the Company and certain of the Company's subsidiaries, as applicable, entered into amendments to the applicable agreements, which amendments provide for the completion of the transactions contemplated by Schedule II of the Merger Agreement prior to or substantially concurrently with the Closing, subject to the terms and conditions contained therein.

●

Solicitation of Acquisition Proposals. During the period beginning on March 28, 2024 and continuing until the Go-Shop End Date, the Company, its Subsidiaries, and their respective directors, officers, employees, and other Representatives will have the right to, directly or indirectly: (i) solicit, initiate, propose, induce, encourage or facilitate any Acquisition Proposals or the making, submission or announcement thereof, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, could constitute or is reasonably expected to lead to, an Acquisition Proposal, including by way of furnishing non-public information and other access to any Person pursuant to (but only pursuant to) one or more acceptable confidentiality agreements as provided in the Merger Agreement; provided, that, subject to Applicable Law and in accordance with customary “clean room” or other similar procedures, the Company will promptly provide Parent, or provide Parent access to, any such material nonpublic information with respect to the Company or its Subsidiaries furnished to such other Person and/or its respective Representatives which was not previously furnished to Parent, or its Representatives and (ii) enter into, continue or otherwise participate in any discussions or negotiations with respect to any Acquisition Proposal (or any proposal or inquiry that could constitute or is reasonably expected to lead to an Acquisition Proposal) or otherwise cooperate with or assist or participate in or facilitate any such discussions or negotiations or any effort or attempt to make any Acquisition Proposal (or any proposal or inquiry that could constitute or is reasonably expected to lead to an Acquisition Proposal).

The Company has agreed that, from and after the Go-Shop End Date until the earlier of the date on which the Required Stockholder Approval has been obtained or the date, if any, on which the Merger Agreement is validly terminated, and subject to certain exceptions, the Company will not, and will cause its Subsidiaries and each of its and their respective directors, officers and employees not to, and will instruct and direct and use its reasonable best efforts to cause its other Representatives not to, directly or indirectly, (A) solicit, initiate, propose, induce, encourage or facilitate any Acquisition Proposals or the making, submission or announcement thereof, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, could constitute or is reasonably expected to lead to, an Acquisition Proposal, (B) enter into, continue, initiate or otherwise participate in any discussions or negotiations with, or furnish any nonpublic information or data relating to the Acquired Companies to, or afford access to the properties, books, records, officers or personnel of the Acquired Companies to, any Person or its Representatives (other than the parties to the Merger Agreement and their respective Representatives) with respect to an Acquisition Proposal or any inquiry, discussion, offer, announcement or request that would reasonably be expected to lead to an Acquisition Proposal (provided that the Company will be permitted to grant a waiver of or terminate any “standstill” or similar bona fide agreement or obligation of any Person with respect to the Acquired Companies to allow such Person to submit an Acquisition Proposal if the Special Committee has determined that failure to so waive or terminate would be inconsistent with the Company’s directors’ fiduciary duties under Applicable Law), (C) approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other definitive agreement or contract with respect to or relating to any Acquisition Proposal (other than a confidentiality agreement as provided in the Merger Agreement) or require the Company to abandon, terminate, breach or fail to consummate the transactions contemplated by the Merger Agreement or (D) resolve, commit or agree to do any of the foregoing.

5

Subject to compliance with the provisions of the Merger Agreement, if the Company receives a bona fide Acquisition Proposal after the Go-Shop End Date and before the receipt of the Required Stockholder Approval (which Acquisition Proposal did not result from a breach of the Company’s non-solicitation obligations under the Merger Agreement), and the Company Board (upon recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its financial and outside legal advisors (including Houlihan Lokey), that (i) such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal and (ii) the Special Committee determines in good faith, after consultation with outside counsel, that failure to (A) furnish nonpublic information, and afford access to the books or records or officers of the Acquired Companies, to such Third Party and/or its Representatives and (B) engage in discussions and negotiations with such Third Party and/or its Representatives with respect to the Acquisition Proposal, in each case, would be inconsistent with the directors’ fiduciary duties under applicable law, then the Company and its Representatives may furnish certain nonpublic information to and engage in discussions and negotiations with such Third Party and/or its Representatives in respect of the Acquisition Proposal as set forth in the Merger Agreement.

For more information about the restrictions on the Company’s solicitation of Acquisition Proposals and Adverse Recommendation Changes, see “The Merger Agreement—No Solicitation by the Company.”

●

Termination. The Merger Agreement contains certain termination rights, including, but not limited to, the right of (i) the Company to terminate the Merger Agreement to accept a Superior Proposal or (ii) Parent to terminate the Merger Agreement upon an Adverse Recommendation Change, in each case, subject to and in accordance with the terms and conditions of the Merger Agreement, and provides that, upon termination of the Merger Agreement by the Company or Parent as set forth above, the Company will be required to pay Parent a Company Termination Fee of $3,188,734 in cash; provided, that, if the Company terminates the Merger Agreement to (i) enter into an Alternative Acquisition Agreement with respect to a Superior Proposal prior to the Go-Shop End Date or (ii) enter into an Alternative Acquisition Agreement in connection with a Superior Proposal by an Exempted Person pursuant to provisions described in the section of this proxy statement titled “—No Solicitation by the Company”, in each case, subject to and in accordance with the terms and conditions of the Merger Agreement, then the Termination Fee will be $1,822,134 in cash. In addition, subject to specified exceptions and limitations, either the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by, as applicable, the End Date, the First Extension Date or the Second Extension Date. For more information about the termination rights and terminations fees payable under the Merger Agreement, see “The Merger Agreement—Termination” and “The Merger Agreement—Termination Fees.”

Parties to the Transactions (page 112)

●

Doma Holdings, Inc. The Company was founded in 2016 to focus top-tier data scientists, product managers, and engineers on building game-changing technology to completely reimagine the residential real estate closing process. The Company’s approach to the title process is driven by its innovative platform, Doma Intelligence. It provides a revolutionary new real estate closing platform that seeks to eliminate laborious, manual tasks involved in underwriting title insurance, performing core escrow functions, generating closing documentation and getting documents signed and recorded. The platform harnesses the power of data analytics, machine learning and natural language processing, which enables us to deliver a more affordable and faster transaction. The Company’s machine intelligence algorithms are being trained and optimized on 30 years of historical anonymized transaction data allowing us to make underwriting decisions in less than a minute and significantly reduce the time, effort and cost of facilitating the entire closing process.

6

The Company’s Common Stock is listed and traded on the NYSE under the symbol “DOMA” and the publicly held Company Warrants are traded on the OTC Pink Marketplace under the symbol “DOMAW.”

The principal executive office is located at 101 Mission Street, Suite 1050, San Francisco, California 94105 and the telephone number of our principal executive office is (650) 419-3827.

For more information about the Company, see the section of this proxy statement titled “Parties to the Transactions—Doma Holdings, Inc.”

●	Parent Entities:

●

RE Closing GP, LLC. Topco GP is the sole general partner of Topco. Topco GP is a Cayman Island limited liability company, formed on September 30, 2021 in connection with the acquisition of shares of Title Resources Guaranty Company, a title insurance underwriter, by Parent, an indirect subsidiary of Topco, which acquisition was consummated on March 29, 2022. CB RE Closing Aggregator, L.P. is the sole member of Topco GP. Topco GP is managed by its board of managers. The principal office address of Topco GP is 375 Park Avenue, 11th Floor New York, NY 10152 and the telephone number of the principal executive office is (212) 672-5000.

For more information about Topco GP, see “Parties to the Transactions—The Parent Entities.”

●

Closing Parent Holdco, L.P. Topco is a Cayman Island exempted limited partnership, formed on September 30, 2021 in connection with the acquisition of shares of Title Resources Guaranty Company, a title insurance underwriter, by Parent, an indirect subsidiary of Topco, which acquisition was consummated on March 29, 2022. Topco GP is the sole general partner of Topco. The principal office address of Topco is 8111 LBJ Freeway, Suite 1200, Dallas, TX 75251 and the telephone number of the principal executive office is (800) 526-8018.

For more information about Topco, see “Parties to the Transactions—The Parent Entities.”

●

RE Closing Buyer Corp. Parent is a corporation organized under the laws of the State of Delaware and is a holding company formed on October 4, 2021, solely for the purpose of acquiring shares of Title Resources Guaranty Company, a title insurance underwriter, which acquisition was consummated on March 29, 2022. Parent is an indirect wholly owned subsidiary of Topco. The principal office address of Parent is 8111 LBJ Freeway, Suite 1200, Dallas, TX 75251 and the telephone number of the principal executive office is (800) 526-8018.

For more information about Parent see “Parties to the Transactions—The Parent Entities.”

●

RE Closing Merger Sub Inc. Merger Sub is a corporation organized under the laws of the State of Delaware, formed on March 18, 2024, solely for the purpose of completing the Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger. Merger Sub is a direct, wholly owned subsidiary of Parent and has not engaged in any business except as contemplated by the Merger Agreement. The principal office address of Merger Sub is 8111 LBJ Freeway, Suite 1200, Dallas, TX 75251 and the telephone number of the principal executive office is (800) 526-8018.

For more information about Merger Sub see “Parties to the Transactions—The Parent Entities.”

●	Lennar Entities:

●

LENX ST Investor, LLC. LENX ST Investor, LLC is a limited liability company organized under the laws of the State of Delaware, The sole member of LENX ST Investor, LLC is Len X, LLC, a limited liability company organized under the laws of the State of Florida (“LenX”). LenX is wholly owned by Lennar Corp., a corporation organized under the laws of the State of Delaware. The principal business of LENX ST Investor, LLC is to hold interests in companies acquired by Lennar Corp. and LenX, including the securities of the Company. The principal business address is 5505 Waterford District Drive, Miami, FL 33126 and the telephone number of the person authorized to receive notice and communications is (305) 559-4000.

For more information about LENX ST Investor, LLC, see “Parties to the Transactions—The Lennar Entities.”

7

●

Len FW Investor, LLC. Lennar is a limited liability company organized under the laws of the State of Delaware. The sole member of Lennar is LenX, which is wholly owned by Lennar Corp. The principal business of Lennar is to hold interests in companies acquired by Lennar Corp. and LenX, including the securities of the Company. The principal business address is 5505 Waterford District Drive, Miami, FL 33126 and the telephone number of the person authorized to receive notice and communications is (305) 559-4000.

For more information about Len FW Investor, LLC, see “Parties to the Transactions—The Lennar Entities.”

●

Lennar Corp. is a corporation organized under the laws of the State of Delaware. Lennar Corp. is one of the nation’s leading builders of quality homes for all generations. Lennar Corp. is the indirect parent of each of Len FW Investor, LLC and LENX ST Investor, LLC. The principal business address is 5505 Waterford District Drive, Miami, FL 33126 and the telephone number of the person authorized to receive notice and communications is (305) 559-4000.

For more information about Lennar Corp., see “Parties to the Transactions—The Lennar Entities.”

The Special Meeting (page 114)

●

Date, Time, Place and Purpose of the Special Meeting. The Special Meeting of the Company’s stockholders will be held virtually on                    , at 11:00 a.m. Eastern time. You may attend the Special Meeting solely via a live interactive webcast on the Internet at www.virtualshareholdermeeting.com/DOMA2024SM. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares). We elected to use a virtual meeting due to our positive experiences with virtual meetings in the past. At the Special Meeting, Company stockholders will be asked to consider and vote upon:

●	the Merger Agreement Proposal; and

●	the Adjournment Proposal.

For more information about the Special Meeting, see the section of this proxy statement titled “The Special Meeting—Date, Time, Place” and “The Special Meeting—Purpose of the Special Meeting.”

Other Important Information Regarding the Company (page 129)

●

Market Price of Shares of Common Stock and Dividends. On              , 2024, the most recent practicable date before this proxy statement was distributed to our stockholders, the closing price for the shares of Common Stock on the NYSE was $         per share of Common Stock. You are encouraged to obtain current market quotations for the shares of Common Stock in connection with voting your shares of Common Stock. For more information about the market price of shares of Common Stock and dividends, see the section of this proxy statement titled “Other Important Information Regarding the Company—Market Price of Shares of Common Stock and Dividends.”

8

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS AND THE SPECIAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the Special Meeting, the Merger Agreement and the transactions contemplated thereby, including the Merger. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, all of which you should read carefully in their entirety. See “Where You Can Find More Information.”

Q.	Why am I receiving this document?

A.

You are receiving this proxy statement because you own shares of Common Stock and the Company is soliciting proxies for the Special Meeting. The Company is holding the Special Meeting so that our stockholders may vote to approve the Merger Agreement Proposal and the Adjournment Proposal.

This proxy statement contains important information about the Merger and the Special Meeting, and you should read it carefully. The enclosed proxy card allows you to submit a proxy to vote your shares of Common Stock without attending the Special Meeting in person (virtually).

Your vote is extremely important, and we encourage you to submit your proxy as soon as possible. For more information on how to vote your shares of Common Stock, please see the section of this proxy statement entitled “The Special Meeting.”

Q.	What is the proposed transaction and what effects will it have on the Company?

A.

On March 28, 2024, the Company entered into the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and is incorporated herein by reference in its entirety. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent. If the Merger is completed, the holders of shares of Common Stock as of immediately prior to the Merger (excluding any Cancelled Shares and any Dissenting Shares) will have the right to receive the Merger Consideration of $6.29 per share of Common Stock in cash, without interest, less any applicable withholding taxes, subject to and in accordance with the terms and conditions set forth in the Merger Agreement.

In addition, following completion of the Merger, there will be no further market for the shares of Common Stock or Company Warrants and, as promptly as practicable following the Effective Time and in compliance with Applicable Law, the Common Stock will be delisted from the NYSE and the Common Stock and Company Warrants will be deregistered under the Exchange Act, upon application to the SEC. As a result of the Merger, the Company will no longer be an independent public company, the shares of Common Stock will no longer be listed on any exchange or quotation system, the Company Warrants will no longer trade on the OTC Pink Marketplace, price quotations will no longer be available for the Company’s securities and the Company’s registration and reporting obligation under the Exchange Act will cease.

Following completion of the Merger, your shares of Common Stock will represent only the right to receive the Merger Consideration and the right to receive dividends and other distributions, in each case, subject to and in accordance with the terms and conditions of the Merger Agreement, and you will no longer have any interest in the Company’s future earnings, growth or value.

For more information about the Merger Agreement and the transactions contemplated thereby, including the Merger, see the section of this proxy statement titled “The Merger Agreement.”

9

Q.	What happens if the Merger is not completed?

A.

If the Merger Agreement Proposal is not approved by the Company’s stockholders or if the Merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of Common Stock in connection with the Merger. Instead, unless the Company is sold to a third party, the Company will remain an independent public company, and shares of Common Stock will continue to be listed and traded on the NYSE, so long as the Company continues to meet the applicable listing requirements, and the Company Warrants will continue to trade on the OTC Pink Marketplace. In addition, if the Merger is not completed, the Company expects that management will operate the Company’s business in a manner similar to that in which it is being operated today and that the Company’s stockholders will continue to be subject to the same risks and opportunities to which they are currently subject. There is no assurance as to the effect of these risks and opportunities on the future value of your shares of Common Stock, including the risk that the market price of the Common Stock may decline to the extent that the current market price of the Common Stock reflects a market assumption that the Merger will be completed. For more information about what happens if the Merger is not completed, see the section of this proxy statement titled “Special Factors—Certain Effects on the Company if the Merger is Not Completed.”

Under certain circumstances, if the Merger is not completed, the Company would be required to pay Parent a Company Termination Fee of $3,188,734 (or, in certain circumstances, $1,822,134) in cash. For more information about termination fees, see “The Merger Agreement—Termination Fees.”

Q.	Why are you having a virtual Special Meeting?

A.

We elected to use a virtual meeting due to our past positive experiences with virtual meetings. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation and provides cost savings for our stockholders and the Company.

Q	How can I attend the virtual Special Meeting?

A.

The Special Meeting will be held on        , 2024, starting at 11:00 a.m. Eastern time via live webcast on the Internet at www.virtualshareholdermeeting.com/DOMA2024SM. Only stockholders of record of shares of our Common Stock as of the close of business on the Record Date, may participate in the Special Meeting, including voting and asking questions during the virtual meeting. You will not be able to attend the Special Meeting physically in person.

Only stockholders of record are entitled to participate in, vote at and examine the stockholders list during the Special Meeting. All stockholders with a 16-digit control number have the ability to vote, participate in Q&A and view the stockholders list. Beneficial stockholders who did not receive a 16-digit control number from their bank or brokerage firm who wish to attend the meeting should follow the instructions from their bank or brokerage firm, including any requirement to obtain a legal proxy. Most brokerage firms or banks allow a stockholder to obtain a legal proxy either online or by mail.

Even if you plan to attend the Special Meeting virtually, to ensure that your shares will be represented and voted at the Special Meeting we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone. If you attend the Special Meeting and vote virtually by ballot, your vote will revoke any proxy previously submitted by you with respect to the shares so voted at the Special Meeting.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions. If you hold your shares in “street name,” you may not vote your shares at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee and submit it to the Company in the manner described above.

For more information about the Special Meeting, see the section of this proxy statement titled “The Special Meeting.”

Q.	Who can vote at the Special Meeting?

A.

All record holders of the shares of Common Stock as of the close of business on         , 2024, the Record Date for the Special Meeting, are entitled to notice of, and to attend and vote at, the Special Meeting or any adjournment or postponement thereof. You are entitled to receive notice of, and to attend and vote at, the Special Meeting if you are a record holder of the shares of Common Stock at the close of business on the Record Date.

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Each record holder of Common Stock is entitled to one (1) vote for each outstanding share of Common Stock owned of record on the Record Date.

For more information about who can vote at the Special Meeting, see the section of this proxy statement titled “The Special Meeting—Voting.”

Q.	What is the difference between being a “stockholder of record” and a “beneficial owner” of shares of Common Stock held in “street name”?

A.

If your shares of Common Stock are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares of Common Stock, the stockholder of record or record holder. This proxy statement and proxy card have been sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to us or to another proxyholder to vote in person (virtually) at the Special Meeting.

If your shares of Common Stock are held through a broker, bank or other nominee, you are considered the beneficial owner of those shares of Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares of Common Stock, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares of Common Stock by following their instructions for voting. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares of Common Stock in person (virtually) at the Special Meeting unless you provide a legal proxy from your broker, bank or other nominee.

For more information about the stockholders of record and beneficial owners of shares held “in street name,” see the section of this proxy statement titled “The Special Meeting—Voting.”

Q.	What am I being asked to vote on at the Special Meeting?

A.	You are being asked to consider and vote on the following:

●

Merger Agreement Proposal: A proposal to approve and adopt the Merger Agreement, and the transactions contemplated thereby, including the Merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety; and

●

Adjournment Proposal: One or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal.

For more information about each of these proposals, see the sections of this proxy statement titled “The Merger (The Merger Agreement Proposal—Proposal 1)” and “Adjournment of the Special Meeting (The Adjournment Proposal—Proposal 2).”

Q.	What is a quorum?

A.

The representation of the holders of a majority of the voting power of outstanding shares of Common Stock as of the Record Date must be present, in person (virtually) or represented by proxy, at the Special Meeting in order to constitute a quorum, for the purposes of holding the Special Meeting and conducting business. For more information about the quorum of the Special Meeting, see the section of this proxy statement titled “The Special Meeting—Record Date and Quorum.”

Q.	What vote is required for the Company’s stockholders to approve the Merger Agreement Proposal?

A.

The approval of the Merger Agreement Proposal requires the affirmative vote of the holders of (i) at least a majority of the voting power of the outstanding shares of Common Stock entitled to vote in accordance with the DGCL and (ii) at least a majority of the voting power of the outstanding shares of Common Stock held by the Disinterested Stockholders. Each record holder of Common Stock is entitled to one (1) vote for each outstanding share of Common Stock owned of record on the Record Date.

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As of the close of business on                  , 2024, which is the Record Date, there were            shares of Common Stock outstanding.

As of the date of the filing of this proxy statement, none of Parent, Merger Sub, Topco or any of their respective affiliates (as defined under Rule 405 of the Securities Act) own any shares of Common Stock.

Concurrently with the execution of the Merger Agreement, the Lennar Stockholders, which hold, collectively, approximately 25% of the voting power of the Common Stock, the Company and Parent entered into the Voting and Support Agreement, pursuant to which the Lennar Stockholders have agreed to, among other things, (a) vote the Voting Agreement Shares in favor of the Merger, the adoption of the Merger Agreement and the transactions contemplated thereby and (b) vote against any Alternative Acquisition Agreement and any other action or agreement (including, without limitation, any amendment of any agreement), amendment of the Company’s organizational documents or other action that is intended or would reasonably be expected to materially prevent or delay the consummation of the transactions contemplated by the Merger Agreement, including the Merger. The Voting and Support Agreement will automatically terminate upon the earliest of (i) written agreement of the parties thereto to terminate the Voting and Support Agreement, (ii) the valid termination of the Merger Agreement in accordance with its terms and (iii) the Effective Time, and each Lennar Stockholder may terminate the Voting and Support Agreement as to itself upon the entry by the Company and Parent without the prior written consent of such Lennar Stockholder into any amendment, waiver or modification to the Merger Agreement that results in (x) a change to the form of consideration to be paid thereunder, (y) a decrease in the amount of Merger Consideration payable to the stockholders of the Company pursuant to the terms of the Merger Agreement as in effect on the date of the Voting and Support Agreement, or (z) an imposition of any material restrictions or additional constraints on the payment of the consideration thereunder. A copy of the Voting and Support Agreement is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety.

For more information, see the section of this proxy statement titled “The Merger (The Merger Agreement Proposal—Proposal 1).”

Q.	What vote is required for the Company’s stockholders to approve the Adjournment Proposal?

A.

Approval of one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal, requires the affirmative vote of the holders of a majority of the votes cast by the Company’s stockholders present or represented by proxy at the Special Meeting, assuming that a quorum is present. Each record holder of Common Stock is entitled to one (1) vote for each outstanding share of Common Stock owned of record on the Record.

For more information about the Adjournment Proposal, see the section of this proxy statement titled “Adjournment of the Special meeting (The Adjournment Proposal—Proposal 2).”

Q.	How are the votes counted?

A.

For each of the Merger Agreement Proposal and the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If a Company stockholder abstains from voting, that abstention will have the same effect as if such Company stockholder voted “AGAINST” the Merger Agreement Proposal, but will have no effect on the Adjournment Proposal. Abstentions will count for purposes of determining if a quorum is present at the Special Meeting.

For more information, see the section of this proxy statement titled “The Special Meeting.”

Q.	How does the Company Board recommend that I vote?

A.	Based in part on the unanimous recommendation of the Special Committee, the Company Board recommends that you vote:

●	“FOR” the Merger Agreement Proposal; and

●	“FOR” the Adjournment Proposal.

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For more information, you should read the section of this proxy statement titled “Special Factors—Purpose and Reasons of the Company for the Merger; Recommendation of the Company Board and the Special Committee; Fairness of the Merger” for a discussion of the factors that the Special Committee and the Company Board considered in deciding to recommend the approval of the Merger Agreement. See also “Special Factors—Interests of Certain Persons in the Merger.”

Q.

Have a majority of directors who are not employees of the Company retained an unaffiliated representative to act solely on behalf of unaffiliated Company stockholders for purposes of negotiating the terms of the Merger or preparing a report concerning the fairness of the Merger?

A.

As described more fully in the section entitled “Special Factors—Background of the Merger,” the Special Committee, which consists entirely of independent and disinterested directors who are not employees of the Company, was formed for the purpose of reviewing and potentially negotiating the potential transaction and, ultimately, recommending in favor or against any such transaction. The Special Committee retained Houlihan Lokey as its financial advisor. On March 28, 2024, Houlihan Lokey orally rendered its opinion to the Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated March 28, 2024), to the effect that, based upon and subject to the assumptions, limitations, qualifications and other matters set forth in the opinion, as of such date, the Merger Consideration to be received by the Disinterested Stockholders in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to the Disinterested Stockholders. For a description of Houlihan Lokey’s fairness opinion, see “Special Factors—Opinion of Houlihan Lokey.”

Q.	How will the Parent Entities and Lennar Entities vote on the Merger Agreement Proposal?

A.

Concurrently with the execution of the Merger Agreement, the Lennar Stockholders, which hold, collectively, approximately 25% of the voting power of the Common Stock, the Company and Parent entered into the Voting and Support Agreement, pursuant to which the Lennar Stockholders have agreed to, among other things, and subject to the terms and conditions of the Voting and Support Agreement (a) vote the Voting Agreement Shares in favor of the Merger, the adoption of the Merger Agreement and the transactions contemplated thereby and (b) vote against any Alternative Acquisition Agreement and any other action or agreement (including, without limitation, any amendment of any agreement), amendment of the Company’s organizational documents or other action that is intended or would reasonably be expected to materially prevent or delay the consummation of the transactions contemplated by the Merger Agreement, including the Merger. The Voting and Support Agreement will automatically terminate upon the earliest of (i) written agreement of the parties thereto to terminate the Voting and Support Agreement, (ii) the valid termination of the Merger Agreement in accordance with its terms and (iii) the Effective Time, and each Lennar Stockholder may terminate the Voting and Support Agreement as to itself upon the entry by the Company and Parent without the prior written consent of such Lennar Stockholder into any amendment, waiver or modification to the Merger Agreement that results in (x) a change to the form of consideration to be paid thereunder, (y) a decrease in the amount of Merger Consideration payable to the stockholders of the Company pursuant to the terms of the Merger Agreement as in effect on the date of the Voting and Support Agreement, or (z) an imposition of any material restrictions or additional constraints on the payment of the consideration thereunder.

A copy of the Voting and Support Agreement is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety. For more information about the voting intentions of the Lennar Stockholders, see the section of this proxy statement titled “Special Factors—Intent of the Parent Entities and Lennar Entities to Vote in Favor of the Merger” and “Special Factors—Voting and Support Agreement.”

As of the date of the filing of this proxy statement, Parent, Merger Sub, Topco and their respective affiliates do not own any shares of the Company’s capital stock.

Q.	How do I vote?

A.	If you are a stockholder of record as of the Record Date, you may vote your shares of Common Stock on matters presented at the Special Meeting in any of the following ways:

●

in person (virtually), by attending the virtual Special Meeting, you may vote your shares at www.virtualshareholdermeeting.com/DOMA2024SM. You will be asked to provide the 16-digit control number from your proxy card;

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●	by proxy (stockholders of record have a choice of voting by proxy):

●	on the Internet, by following the Internet proxy instructions printed on the enclosed proxy card;

●	by telephone, using the telephone number printed on the enclosed proxy card; or

●	by mail, by marking the enclosed proxy card, dating and signing it, and returning it in the accompanying prepaid reply envelope.

If, as of the Record Date, you are the beneficial owner of shares of Common Stock held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of Common Stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares of Common Stock voted. Please note that if you are a beneficial owner and wish to vote in person (virtually) at the Special Meeting, you must have a legal proxy from your broker, bank or other nominee naming you as the proxy. You should allow yourself enough time prior to the Special Meeting to obtain this proxy from the holder of record.

The control number located on your proxy card is designed to verify your identity and allow you to submit a proxy for your shares of Common Stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.

Please refer to the instructions on your proxy card or voting instruction form to determine the deadlines for submitting a proxy over the Internet or by telephone. If you choose to submit your proxy by mailing a proxy card, your proxy card must be received by our Corporate Secretary by the time the Special Meeting begins.

For more information about voting, see the section of this proxy statement titled “The Special Meeting—How to Vote.”

Q.	What is a proxy?

A.

A proxy is your legal designation of another person to vote your shares of Common Stock. This written document describing the matters to be considered and voted on at the Special Meeting is called a proxy statement. The document used to designate a proxy to vote your shares of Common Stock is called a proxy card. For more information about voting by proxy, see the section of this proxy statement titled “The Special Meeting—How to Vote.”

Q.	If I am a stockholder of record, what happens if I do not vote or submit a proxy card?

A.

If you do not attend the Special Meeting and fail to vote, either in person (virtually) or by proxy, your shares of  Common Stock will not be voted at the Special Meeting and will not be counted for purposes of determining whether a quorum exists.

Additionally, if you do not attend the Special Meeting and fail to vote, either in person (virtually) or by proxy, your failure to vote will (a) have the effect of counting “AGAINST” the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of the holders of (i) at least a majority of the voting power of the outstanding shares of Common Stock entitled to vote in accordance with the DGCL and (ii) at least a majority of the voting power of the outstanding shares of Common Stock held by the Disinterested Stockholders and (b) have no effect on the Adjournment Proposal (so long as a quorum is present). For more information, see the section of this proxy statement titled “The Special Meeting.”

Q.	If my shares of Common Stock are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares of Common Stock for me?

A.

No. Your broker, bank or other nominee will only be permitted to vote your shares of Common Stock if you instruct your broker, bank or other nominee as to how to vote. As a result, absent specific instructions from the beneficial owner of such shares of Common Stock, your broker, bank or other nominee is not empowered to vote such shares of Common Stock.

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If you instruct your broker, bank or other nominee how to vote on at least one, but not all of the proposals to be considered at the Special Meeting, your shares of Common Stock will be voted according to your instructions on those proposals for which you have provided instructions and will be counted as present for purposes of determining whether a quorum is present at the Special Meeting. In this scenario, a “broker non-vote” will occur with respect to each proposal for which you did not provide voting instructions to your broker, bank or other nominee.

A failure to provide instructions with respect to any of the proposals, and a broker non-vote with respect to the following proposals, will have (a) the effect of a vote “AGAINST” the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of the holders of (i) at least a majority of the voting power of the outstanding shares of Common Stock entitled to vote in accordance with the DGCL and (ii) at least a majority of the voting power of the outstanding shares of Common Stock held by the Disinterested Stockholders, and (b) no effect on the Adjournment Proposal (so long as a quorum is present). For more information, see the section of this proxy statement titled “The Special Meeting—Voting.”

Q.	If a stockholder gives a proxy, how are the shares of Common Stock voted?

A.

If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named on the enclosed proxy card, and each of them, with full power of substitution will vote your shares of Common Stock in the way that you indicate. When completing the Internet or telephone proxy processes or the proxy card, you may specify whether your shares of Common Stock should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the Special Meeting.

If you properly execute your proxy card but do not mark the boxes indicating how your shares of Common Stock should be voted on a matter, the shares of Common Stock represented by your properly executed proxy will be voted “FOR” the Merger Agreement Proposal and “FOR” the Adjournment Proposal. For more information, see the section of this proxy statement titled “The Special Meeting—How to Vote.”

Q.	Can I change or revoke my vote?

A.

Yes. You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by (1) submitting another proxy, including a proxy card, at a later date by telephone or on the Internet or by timely delivery of a validly executed, later-dated proxy, (2) giving written notice of revocation to our Corporate Secretary, which must be filed with our Corporate Secretary before the Special Meeting begins or (3) attending the Special Meeting and voting in person (virtually). If, as of the Record Date, you are the beneficial owner of shares of Common Stock held in “street name” by your broker, bank or other nominee, please refer to the information forwarded by your broker, bank or other nominee for procedures on revoking your proxy.

Only your last submitted proxy with respect to any shares will be considered. Please cast your vote “FOR” each of the proposals, following the instructions set forth on your enclosed proxy card or voting instruction form provided by your broker, bank or other nominee, as promptly as possible. For more information, see “The Special Meeting—Proxies and Revocation.”

Q.	What do I do if I receive more than one proxy or set of voting instructions?

A.

If, as of the Record Date, you hold shares of Common Stock as the beneficial owner of shares of Common Stock held in “street name,” or through more than one broker, bank or other nominee, and also directly as the stockholder of record or otherwise, you may receive more than one proxy card or voting instruction forms relating to the Special Meeting. These should each be executed and returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of Common Stock are voted.

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Q.	Should I send in my stock certificates or other evidence of ownership now?

A.

No. After the Merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of Common Stock for the Merger Consideration. If you are the beneficial owner of shares of Common Stock held in “street name” by your broker, bank or other nominee immediately prior to the Merger, you may receive instructions from your broker, bank or other Nominee as to what action, if any, you need to take to effect the surrender of your shares of Common Stock in exchange for the Merger Consideration. Please do not send in your certificates now.

Q.	What happens if I sell my shares of Common Stock before the Special Meeting?

A.

The Record Date for stockholders entitled to vote at the Special Meeting is prior to both the date of the Special Meeting and the consummation of the Merger. If you transfer your shares of Common Stock before the Record Date, you will not be entitled to vote at the Special Meeting and will not be entitled to receive the Merger Consideration. If you transfer your shares of Common Stock after the Record Date but before the Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Special Meeting, but will transfer the right to receive the Merger Consideration to the person to whom you transfer your shares of Common Stock. Unless special arrangements are made, the person to whom you transfer your shares of Common Stock after the Record Date will not have a right to vote those shares of Common Stock at the Special Meeting. For more information, see the section of this proxy statement titled “The Special Meeting—How to Vote.” If you demand appraisal for any of your shares of Common Stock in connection with the Merger and subsequently transfer any such shares, you will lose your right to appraisal with respect to the shares that you have so transferred. For more information about appraisal rights, see the section of this proxy statement titled “The Special Meeting—Appraisal Rights” and Annex J to this proxy statement.

Q.	Who will solicit and pay the cost of soliciting proxies?

A.

The Company has engaged Innisfree M&A Incorporated (“Innisfree”) to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay Innisfree a fee of approximately $25,000, and to reimburse Innisfree for certain out-of-pocket fees, charges and expenses. The Company will indemnify Innisfree and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company also will reimburse brokers, banks, other nominees, custodians and fiduciaries representing beneficial owners of the shares of Common Stock for their expenses in forwarding soliciting materials to beneficial owners of our shares of Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, over the Internet or in person. Our directors, officers and employees will not be paid any additional amounts for soliciting proxies. For more information, see the section of this proxy statement titled “The Special Meeting—Solicitation of Proxies; Payment of Solicitation Expenses.”

Q.	What is householding and how does it affect me?

A.

The SEC rules permit companies and intermediaries such as brokers, banks and other nominees to satisfy delivery requirements with respect to two or more stockholders sharing the same address by delivering a single proxy statement. This process is commonly referred to as “householding” and can result in significant cost savings for the Company. To take advantage of this opportunity, the Company, brokers, banks and other nominees who hold your shares of Common Stock may deliver only one proxy statement to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. For more information, see the section of this proxy statement titled “The Special Meeting—Questions and Additional Information” or “Where You Can Find More Information.”

Q.	What rights do I have to seek an appraisal of my shares of Common Stock?

A.

Each holder of shares of Common Stock will have the right to seek appraisal of the fair value of such holder’s shares of Common Stock as determined by the Delaware Chancery Court if the Merger is completed, but only if such holder does not vote such shares of Common Stock in favor of the Merger Agreement Proposal and otherwise complies with the statutory requirements and procedures for demanding and perfecting appraisal rights set forth in Section 262 of the DGCL, which is the appraisal rights statute applicable to Delaware corporations. Failure to follow precisely any of the statutory requirements and procedures may result in the loss of appraisal rights. A copy of Section 262 of the DGCL is included as Annex J to this proxy statement and is incorporated by reference in its entirety. The requirements and procedures are also summarized in this proxy statement. For more information about appraisal rights, see “The Special Meeting—Appraisal Rights” and Annex J to this proxy statement.

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Q.	Will the merger be taxable to stockholders?

A.

The receipt of cash in exchange for Common Stock pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes. U.S. Holders, as defined below in the section of this proxy statement titled “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger—U.S. Holders,” generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any between (a) the amount of cash received and (b) the U.S. Holder’s adjusted tax basis in the Common Stock surrendered in exchange.

Except in certain specific circumstances described below and in the section of this proxy statement titled “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger—Non-U.S. Holders,” Non-U.S. Holders, as defined in the section of this proxy statement titled “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger—Non-U.S. Holders,” generally will not be subject to U.S. federal income tax unless such Non-U.S. Holder has certain connections with the United States.

The U.S. federal income tax consequences described above may not apply to all holders of Common Stock. You should read the section titled “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the U.S. federal income tax consequences of the Merger. Tax matters can be complicated and the tax consequences of the Merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the applicable U.S. federal, state, local and non-U.S. tax consequences of the Merger to you.

Q.	What do I need to do now?

A.

We urge you to read this proxy statement carefully, including its annexes and the documents referred to in this proxy statement, as well as the related Schedule 13E-3, including the exhibits thereto, filed with the SEC, and to consider how the Merger affects you. For more information, see the section of this proxy statement titled “Where You Can Find More Information.”

Even if you plan to attend the Special Meeting, after carefully reading and considering the information contained in this proxy statement, please submit your proxy promptly to ensure that your shares of Common Stock are represented at the Special Meeting.

If you are a stockholder of record, please submit your proxy for your shares of Common Stock:

●	on the Internet, by following the Internet proxy instructions printed on the enclosed proxy card;

●	by telephone, using the telephone number printed on the enclosed proxy card; or

●	by mail, by marking the enclosed proxy card, dating and signing it, and returning it in the accompanying prepaid reply envelope.

If you decide to attend the Special Meeting and vote in person (virtually), your vote in person (virtually) at the Special Meeting will revoke any proxy previously submitted.

If, as of the Record Date, you are the beneficial owner of shares of Common Stock held in “street name” by your broker, bank or other nominee, please refer to the instructions provided by your broker, bank or other nominee to see which of the above choices are available to you in order to have your shares of Common Stock voted.

For more information, see the sections of this proxy statement titled “The Special Meeting” and “Where You Can Find More Information.”

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Q.	Who can help answer my other questions?

A.

If you have additional questions about the Special Meeting, the Merger or this proxy statement, need assistance in submitting your proxy or voting your shares of Common Stock, or need additional copies of the proxy statement or the enclosed proxy card or voting instructions, please contact the Company’s proxy solicitor in connection with the Special Meeting:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders may call toll free:  877-687-1875

Banks and Brokers may call collect:  212-750-5833

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SPECIAL FACTORS

The following, together with the summary of the Merger Agreement set forth under the section titled “The Merger Agreement,” is a description of the material aspects of the Merger. While we believe that the following description covers the material aspects of the Merger, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, including the Merger Agreement attached to this proxy statement as Annex A, for a more complete understanding of the Merger. The following description is subject to, and is qualified in its entirety by reference to, the Merger Agreement. You may obtain additional information without charge as described in the section titled “Where You Can Find More Information.”

We are asking our stockholders to consider and vote on the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into the Company, with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent. If the Merger is completed, the holders of shares of Common Stock immediately prior to the Merger (excluding any Cancelled Shares and any Dissenting Shares) shall be cancelled and extinguished and automatically converted into the right to receive an amount in cash equal to $6.29 per share of Common Stock, without interest, subject to and in accordance with the terms and conditions set forth in the Merger Agreement.

Background of the Merger

As part of the Company’s ongoing consideration and evaluation of its long-term strategic goals and plans, the Company Board and the Company’s senior management periodically review, consider, and assess the Company’s operations and financial performance, as well as overall industry, macroeconomic and geopolitical conditions, as they may affect those strategic goals and plans, with the goal of enhancing stockholder value. This review at times includes, among other things, the consideration of potential opportunities for business combinations, acquisitions, capital raises and other financial and strategic alternatives.

The Company issues residential and commercial title insurance on purchase and refinance transactions through two primary business divisions: an enterprise business division, which offers a proprietary technology platform, and an insurance underwriting division, which issues title insurance policies for consumers and lenders. Consequently, the success of the Company’s business is highly dependent on a high volume of real estate transactions, including mortgage refinancings and property purchases. The Company went public in July 2021 in the middle of a very active real estate market fueled in large part by historically low interest rates. At that time, the Company experienced strong demand for its services and was positioned favorably for future growth.

Beginning in 2022, the Company encountered significant macroeconomic headwinds as the Federal Reserve pivoted United States economic policy to address high inflation. Beginning on March 17, 2022, the Federal Reserve announced a series of interest rate hikes, ultimately raising the Federal prime interest rate from near zero to 5.50% within a 16-month period. The last hike occurred in July 2023, with interest rates maintained at 5.50% since then. During this period, the average jumbo 30-year fixed interest mortgage loan rate went from 4.10% to 7.34%, labor markets were disrupted and there was an increase in geopolitical uncertainty. Rising rates have led to a shortage in the supply of homes for sale, increasing home prices and significantly reduced demand for refinancings. These factors have led to a marked decline in the volume of transactions that drive the Company’s business, and the Company has faced major challenges in producing revenue growth and finding a path to profitability.

On the last trading day of 2021, the Company’s stock price closed at $127.00 per share. On March 17, 2022, the day of the Federal Reserve’s first rate hike, the Company’s stock price closed at $52.50 per share. On July 26, 2023, the day of the Federal Reserve’s final rate hike to date, the Company’s stock price closed at $8.20 per share.

The Company has generated significant operating losses each quarter since it went public in 2021. The Company has been experiencing decreasing revenues since 2022, and total revenues for fiscal year 2023 decreased by 22% compared to the previous year. In an effort to offset its decreasing revenues, the Company was forced to implement significant cost reduction measures, including a 40% workforce reduction in December 2022. Despite these cost reduction measures, in the third and fourth quarters of 2023, the Company recorded net losses of $22 million and $18 million, respectively. For the year ended December 31, 2023, the Company recorded a net loss of $95 million.

In the fourth quarter of 2022, the Company Board began to consider strategic alternatives for the Company, including raising capital or exploring a take-private process. The Company had been working on an ambitious value creation plan, but the Company Board wanted to ensure that it considered all viable options for maximizing stockholder value. Following meetings and discussion, the Company Board concluded that such strategic alternatives were not promising in light of then-current economic conditions, and that the best path forward for the time being would be for management to continue executing on the Company’s business plan.

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In the first and second quarters of 2023, the Company encountered certain unforeseen challenges in executing on its business plan. As a result, in the second quarter of 2023, the Company Board revisited whether strategic alternatives, including a take-private, could be a desirable path forward for the Company. Following meetings and discussion, the Company Board concluded that pursuing strategic alternatives could be beneficial if the Company could find the right partner and secure favorable terms. However, the Company Board still had doubts about the feasibility of pursuing a strategic transaction given the then-current macroeconomic environment. The Company Board directed management to continue executing on the Company’s business plan, but the Company Board agreed that it would be open to evaluating potential strategic opportunities should such opportunities emerge.

On July 29, 2023, representatives of Lennar Corp. corresponded with representatives of Centerbridge to set up a time to connect on various potential strategic investment opportunities.

On August 11, 2023, representatives of Lennar Corp. and Centerbridge had a meeting and discussed potential strategic investment opportunities.

On August 14, 2023, a representative of Lennar Corp. introduced Mr. Max Simkoff, the Company’s Founder and Chief Executive Officer, to a representative of Centerbridge for a strategic discussion regarding the Company.

On August 15, 2023, representatives of the Company and Centerbridge met for introductions and a general discussion about the Company’s business. During this initial conversation, the Centerbridge representative suggested that TRG Group might share strategic interests with the Company that warranted further conversation.

On August 16, 2023, representatives of Lennar Corp. and Centerbridge met to discuss the introductory call from the day prior between representatives of the Company and Centerbridge.

On August 21, 2023, a Centerbridge representative sent an electronic correspondence to Mr. Simkoff requesting another meeting to continue the conversation regarding the Company’s and TRG Group’s respective strategies and goals.

On August 24, 2023, representatives of the Company, TRG Group and Lennar Corp. met for a strategic conversation. The parties discussed areas for conceptual alignment between TRG Group and the Company and the Company’s vision for the future of its underwriting and technology divisions. The parties agreed to continue the conversation the next day.

On August 25, 2023, representatives of the Company, TRG Group and Lennar Corp. reconvened to continue the strategic conversation that had started the day prior. The parties agreed that there was the possibility for a strategic transaction or arrangement among their businesses, and indicated that Lennar Corp. would step away from the discussions and allow the representatives of the Company and representatives of TRG Group to continue their business discussions directly.

On September 1, 2023, the Company Board met, with members of the Company’s senior management present, in order to consider initiatives to maximize stockholder value and explore potential strategic options to execute on the Company’s long-term strategy. The Company Board discussed recent outreach by TRG Group but also potential opportunities to raise capital in light of the then-current macroeconomic environment. The Company Board decided to reconvene with management on these topics at a later date and directed management to conduct outreach to potential advisors to consider such possible avenues for a capital raise or strategic alternatives.

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On September 6, 2023, a representative from Lennar Corp. and Mr. Simkoff met and discussed certain strategies Mr. Simkoff was exploring to improve the operations and performance of the Company’s business. The parties also discussed that status of the Company’s discussions with TRG Group.

On September 8, 2023, the Company Board met, with members of the Company’s senior management, representatives of Houlihan Lokey and Davis Polk & Wardwell LLP, the Company’s outside counsel (“Davis Polk”) present, in order to discuss in depth the Company’s strategic goals and potential strategic alternatives, in light of the Company’s continued operating losses and concerns that the Company’s cash balances may be insufficient to fund the Company’s long-term business plan. The Company Board discussed that the Company needed to access additional capital in the near future in order to effectively pursue its near-term goals and opportunities. At the request of the Company Board, representatives of Houlihan Lokey briefly presented an assessment of the market opportunities and potential strategic transactions the Company could undertake to improve stockholder value. The Company Board then authorized senior management to engage Houlihan Lokey to act as the Company’s financial advisor in connection with a capital raise or potential strategic transaction, based on Houlihan Lokey’s expertise and experience in similar transactions and absence of conflicts.

On September 8, 2023, representatives of Centerbridge and Lennar Corp. met to discuss, among other topics, various opportunities that Centerbridge had identified in the fintech industry where Lennar Corp. and Centerbridge could potentially collaborate, including potentially participating in a transaction involving the Company.

On September 15, 2023, representatives of the Company sent a draft mutual nondisclosure agreement to representatives of Centerbridge. The parties engaged in negotiations regarding the terms of the mutual nondisclosure agreement over the following days.

Also on September 15, 2023, representatives of the Company met with a representative of HSCM to discuss potential partial restructuring of the Company Loan Agreement if the Company pursued a capital raise or strategic transaction, in order to facilitate discussions with potential investors or other strategic partners.

On September 18, 2023, the Company and Centerbridge executed a mutual nondisclosure agreement in connection with exploring a potential acquisition or merger involving the Company, including potentially an acquisition of the Company’s underwriter/underwriting division. Representatives of the Company then provided initial data about the Company’s business operations to representatives of Centerbridge.

On September 21, 2023, representatives of Centerbridge sent a data request list to Mr. Simkoff for further information on the Company’s underwriting division. Over the following days, members of the Company’s senior management provided responsive materials.

On October 4, 2023, representatives of Centerbridge requested further information on the Company’s underwriting division. Over the following days, members of the Company’s senior management provided responsive materials.

On October 5, 2023, a representative of the Company met with a representative of HSCM to continue discussions regarding potential restructuring of the Company’s debt facility with HSCM if the Company pursued a capital raise or strategic transaction.

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On October 6, 2023, representatives of Centerbridge and TRG Group sent a proposed agenda for a business diligence call to be held with members of the Company’s senior management to aid their consideration of an acquisition of the Company’s underwriting division.

On October 9, 2023, members of the Company’s senior management met with representatives of TRG Group for a business diligence call.

On October 10, 2023, the Company entered into an engagement letter with Houlihan Lokey as its financial advisor in connection with a potential strategic transaction, capital raise or recapitalization, which potentially could include, but could also provide an alternative to, a transaction with TRG Group. The Company Board determined that a capital raise, if available, could prove to be a more beneficial option that would allow the Company to continue to operate on a standalone basis to independently execute its business plan while gaining valuable perspective from outside investors. Moreover, exploring a capital raise would, in any event, increase the Company’s leverage in future negotiations with potential counterparties.

On October 12, 2023, a representative of the Company met with a representative of HSCM to continue discussions regarding potential restructuring of the Company’s debt facility with HSCM if the Company pursued a capital raise or strategic transaction.

On October 15, 2023, a representative of TRG Group called Mr. Simkoff to discuss ongoing diligence regarding TRG Group’s interest in purchasing the Company’s underwriting division. On the call, Mr. Simkoff informed the TRG Group representative that the Company had retained Houlihan Lokey as its financial advisor for a potential capital raise. Following the call, Mr. Simkoff introduced the representative of TRG Group to representatives of Houlihan Lokey over email.

On October 20, 2023, Mr. Simkoff met with a representative of TRG Group to catch up on strategic discussions among the Company and TRG Group about their interest in purchasing the Company’s underwriting division. Mr. Simkoff and the TRG Group representative discussed the challenges of separating the Company’s underwriting division, Doma Title Insurance, from its enterprise business segment, which would leave the remaining enterprise business segment, Doma Technology, operating as a public company. Mr. Simkoff also emphasized the importance of the Company’s technology to the underwriting division and suggested they have a more detailed conversation about the Company’s technology capabilities and the value of its enterprise business segment.

On October 26, 2023, at the request of the Company Board, representatives of the Company and Houlihan Lokey began outreach to potential investors for the capital raise, consisting of a total of fifty-four (54) financial sponsors and strategic partners. Of the fifty-four (54) parties contacted, thirty-five (35) parties indicated interest in receiving further information about the Company for consideration of a capital raise. Over the coming days, the Company, with the assistance of Houlihan Lokey, coordinated and executed nondisclosure agreements with twenty-eight (28) of the thirty-five (35) potential investors that indicated interest.

On November 1, 2023, a representative of the Company met with a representative of HSCM to continue discussions regarding potential restructuring of the Company’s debt facility with HSCM if the Company pursued a capital raise or strategic transaction.

On November 5, 2023, at the direction of the Company Board, representatives of Houlihan Lokey sent a confidential information memorandum and provided initial access to the Company’s virtual data room to the twenty-eight (28) potential investors who had indicated interest in receiving further information about the Company for consideration of the capital raise. Following receipt of the confidential information memorandum and an initial set of data room materials, select parties began to request meetings with the Company’s senior management to discuss the capital raise and other strategic arrangements. Between November 5, 2023 and January 4, 2024, seventeen (17) parties requested business diligence meetings with the Company’s senior management.

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On November 8, 2023, representatives of the Company met with representatives of HSCM to continue discussions regarding potential restructuring of the Company’s debt facility with HSCM if the Company pursued a capital raise or strategic transaction.

On November 9, 2023, Mr. Simkoff and a representative of Lennar Corp. had a meeting and discussed the status of the Company’s discussions with the TRG Group.

On November 10, 2023, representatives of Houlihan Lokey met with representatives of HSCM to continue discussions regarding potential restructuring of the Company’s debt facility with HSCM if the Company pursued a capital raise or strategic transaction.

On November 15, 2023, representatives of TRG Group sent an initial proposal to Houlihan Lokey and the Company for TRG Group to acquire the Company’s underwriting division (the “November 15 Proposal”). In addition to cash consideration, the November 15 Proposal contemplated that TRG Group would assume a substantial portion of the Company’s debt facility with HSCM and Lennar would roll its equity stake in the Company into, or otherwise invest in, TRG Group in an amount equivalent to approximately a 10% equity interest in TRG Group. The November 15 Proposal also provided for the possibility that TRG Group may work with Doma Technology to support its Upfront Title product.

On November 16, 2023, representatives of TRG Group and Lennar Corp. met to discuss the status of TRG Group’s strategic discussions with the Company.

On November 16, 2023, Mr. Simkoff spoke with a representative of TRG Group regarding components of the proposed structure set forth in the November 15 Proposal. Mr. Simkoff asked a few clarifying questions. Mr. Simkoff then indicated that Houlihan Lokey would be in touch to work through potential next steps.

On November 17, 2023, representatives of the Company and Houlihan Lokey verbally conveyed a counterproposal to representatives of TRG Group, which generally sought (1) more favorable economic terms for a potential sale of Doma Title Insurance and (2) commercial or revenue share arrangements between Doma Technology and TRG Group going forward (the “November 17 Counterproposal”).

On November 20, 2023, members of the Company’s senior management and representatives of Lennar Corp. met to discuss the status of the operations of the Company and whether the Company was considering any strategic transactions.

Also on November 20, 2023, representatives of Houlihan Lokey met with representatives of HSCM to discuss potential restructuring of the Company’s debt facility with HSCM, including the potential impact of an acquisition of the Company’s underwriting segment.

In connection with evaluating this potential transaction, the Company Board sought advice from internal and outside counsel regarding fiduciary duties of directors and appropriate approaches to identify and manage potential conflicts of interest, including the circumstances in which it may be prudent to form a special committee of independent and disinterested directors. On November 21, 2023, the Company Board met, with representatives of the Company’s senior management, Houlihan Lokey and Davis Polk present, to discuss updates on the capital raise process, the ongoing negotiations with TRG Group and potential conflicts of interest, given that the November 15 Proposal contemplated participation by Lennar Corp. and the Lennar Stockholders, the Company’s largest stockholder which has a representative on the Company Board. Following discussion with its advisors at the meeting, the Company Board established the Special Committee, comprised of independent and disinterested directors Lawrence Summers, Maxine Williams and Matthew E. Zames, to, among other things, review, evaluate and negotiate one or more strategic transactions involving the Company (each, a “Potential Transaction”), including a Potential Transaction with TRG Group. The resolutions provided that the Company Board would not authorize, approve or proceed with a Potential Transaction, or recommend for approval by the Company’s stockholders, a Potential Transaction without a prior favorable recommendation by the Special Committee. The resolutions further provided that the Special Committee was authorized to review, evaluate and negotiate the terms and conditions of a Potential Transaction, that the Special Committee had the authority to select and engage its own advisors and that the Special Committee could select a chair from among the members appointed to serve on the Special Committee. Following approval of the resolutions, Mr. Stuart Miller and Ms. Serena Wolfe recused themselves from the balance of the Company Board meeting.

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Representatives of Houlihan Lokey then provided the Special Committee with an overview of Houlihan Lokey’s qualifications, experience and expertise, including with respect to serving as a financial advisor to real estate and technology companies, advising companies on M&A transactions and serving as a financial advisor to special committees of boards of directors. Following Houlihan Lokey’s departure from the meeting, the Special Committee discussed Houlihan Lokey’s qualifications, experience and expertise, Houlihan Lokey’s prior experience in serving as financial advisor to the Company and its earlier discussions with Houlihan Lokey at the meeting. Following such discussion, the Special Committee determined to engage Houlihan Lokey, subject to (1) receipt from Houlihan Lokey of a letter setting forth information regarding Houlihan Lokey’s relationships with the Company, Centerbridge, TRG Group, Lennar, Foundation Capital and HSCM (which was subsequently updated and provided to the Special Committee on March 9, 2024) and the Special Committee’s satisfaction with the ability of Houlihan Lokey to provide objective financial advice; and (2) the negotiation of a mutually acceptable engagement letter. Given Houlihan Lokey’s experience, expertise and qualifications and familiarity with the Company through the capital raise process, the Special Committee determined not to interview other potential financial advisors. The Company, the Special Committee and Houlihan Lokey subsequently entered into a formal engagement letter on March 11, 2024, amending and restating the engagement letter entered into between the Company and Houlihan Lokey as of October 10, 2023.

The Company Board then discussed the November 15 Proposal and the November 17 Counterproposal in detail. Following the discussion, the Company Board determined that a sale of Doma Title Insurance could be attractive and merited further consideration. The Company Board then instructed representatives of Houlihan Lokey and members of the Company’s senior management to continue discussions with TRG Group and any other potential strategic partners identified as part of the capital raise process.

On November 27, 2023, members of the Company’s senior management met with representatives of Lennar Corp. to discuss whether Lennar Corp. would be interested in participating in a potential transaction involving the Company.

On December 1, 2023, Mr. Simkoff met with representatives of TRG Group to discuss the Potential Transaction between the Company and TRG Group. Mr. Simkoff explained in more detail the Company’s enterprise business segment, the Company’s technology for instant underwriting, the Company’s strategy generally and potential new opportunities for the Company’s Upfront Title product.

On December 7, 2023, representatives of the Company and TRG Group met with the Company so the Company could provide additional diligence information and to discuss potential structures for intercompany partnership agreements and necessary transition services upon a sale of the Company’s underwriting division to TRG Group.

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On December 14, 2023, in connection with the capital raise process, representatives of a strategic investor (“Party A”) verbally indicated potential interest in a take-private transaction involving the Company to representatives of Houlihan Lokey. Representatives of Houlihan Lokey subsequently informed the Company of Party A’s interest.

On December 15, 2023, in response to the Company Board’s counterproposal, representatives of TRG Group sent a revised proposal to Houlihan Lokey for the acquisition of the Company’s underwriting division (the “December 15 Proposal”). The December 15 Proposal included improved economic terms, including a preferred investment by Parent in Doma Technology and deferred earnout consideration, an equity rollover or reinvestment by Lennar, and a representative for Lennar on TRG Group’s board of directors.

On December 19, 2023, the Special Committee met, with members of the Company’s senior management and representatives of Houlihan Lokey and Davis Polk present, to discuss the capital raise process and the December 15 Proposal. The Special Committee had a detailed discussion of the terms and structure set forth in the December 15 Proposal, the potential alternative transaction structures, the Company Loan Agreement and the viability of Doma Technology as a publicly traded company. The Special Committee noted that a take-private would likely be the best transaction structure for the Company and its stockholders given the factors affecting the ability of Doma Technology to operate as a standalone company in the event of a sale of Doma Title Insurance. Representatives of Houlihan Lokey provided an update on discussions with other potential investors for the capital raise, noting that certain potential investors had verbally expressed interest in either a take-private of the Company or an investment in the Company’s preferred stock, but that nothing more certain had materialized as a result of those discussions. Representatives of Davis Polk reviewed the Special Committee’s fiduciary duties in connection with the December 15 Proposal, in addition to the capital raise outreach that was underway. Given the contemplated participation of Lennar Corp. in the December 15 Proposal, and potentially other large stockholders affiliated with the Company Board or the Company’s senior management, representatives of Davis Polk advised the Special Committee to consider engaging its own independent legal counsel to advise on the discussions with Centerbridge and TRG Group and other potential alternative transactions. Following an executive session, the Special Committee directed representatives of Houlihan Lokey and members of the Company’s senior management to continue discussions with TRG Group, HSCM and potential investors for a capital raise.

On December 20, 2023, a representative of Lennar Corp. and Mr. Simkoff had a telephonic meeting and discussed whether Lennar would participate in any potential transaction involving the Company, including whether Lennar would be willing to invest additional cash consideration into the acquiring entity as part of the transaction. The representative of Lennar Corp. expressed skepticism that Lennar would be willing to invest additional capital into the Company or any of its affiliates (including any acquiring entity) in connection with a proposed transaction.

On December 22, 2023, representatives of Houlihan Lokey met with representatives of TRG Group to discuss the December 15 Proposal. At the direction of the Special Committee, representatives of Houlihan Lokey informed the representatives of Centerbridge that the Company was willing to engage on a deal involving only the Company’s underwriting division, but that the Special Committee and Company Board had developed a stronger preference to explore a full take-private of the Company. The representatives of TRG Group said they would consider it further.

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On December 23, 2023, members of the Company’s senior management and representatives of Houlihan Lokey contacted representatives of HSCM to discuss debt modifications that would be required in connection with the December 15 Proposal and pursuing a Potential Transaction.

Between December 26, 2023 and January 3, 2024, members of the Company’s senior management and representatives of Houlihan Lokey engaged in negotiations with representatives of HSCM regarding how to address the Company Loan Agreement in connection with the December 15 Proposal.

On December 27, 2023, members of the Company’s senior management met with representatives of Lennar Corp. to discuss the potential structure of a transaction involving the Company and the participation of Lennar Corp. in such transaction, including by investing additional capital into the acquiring entity. Representatives of Lennar Corp. said they would consider the possibility further and get back to the Company.

On December 28, 2023, Mr. Simkoff had a discussion with a representative of TRG Group to reinforce the Special Committee’s and the Company Board’s respective preferences that discussions continue toward an acquisition of the whole Company rather than a sale of Doma Title Insurance. The TRG Group representative indicated that this was a possibility and that TRG Group would work on a model for the new transaction structure.

Also on December 28, 2023 and on December 30, 2023, representatives of the Company and Houlihan Lokey met with representatives of HSCM to continue discussions regarding debt modifications that would be required in connection with a Potential Transaction with TRG Group.

On January 2, 2024, Mr. Zames of the Special Committee met with representatives of Latham & Watkins LLP (“Latham”) to interview Latham to serve as the Special Committee’s legal advisor and to discuss the Special Committee’s process. Representatives of Latham provided the Special Committee with an overview of a number of process-related matters, including discussing the scope of the Special Committee’s expected mandate and the engagement of an independent financial advisor to advise the Special Committee. Representatives of Latham also reviewed Latham’s independence and conflicts, qualifications, experience and expertise. Representatives of Latham reviewed with the Special Committee that Latham represents Centerbridge and Lennar Corp. from time to time and had previously been engaged as counsel to Centerbridge and Lennar with respect to unrelated transactions, but the total amount of revenues generated by such matters were not material relative to the firm’s total revenues. Following this meeting, the Special Committee determined to engage Latham as its independent legal advisor and an engagement letter with Latham was executed on January 8, 2024.

Also on January 2, 2024, members of the Company’s senior management and representatives of Houlihan Lokey met with representatives of TRG Group to discuss financial projections prepared by the Company in relation to a potential take-private transaction. For additional details regarding the Company’s financial projections, see the section of this proxy statement titled “Special Factors—Certain Unaudited Prospective Financial Information.”

On January 3, 2024, members of the Company’s senior management met with representatives of Lennar Corp. to continue the discussion from December 27, 2023. The representatives of Lennar Corp. provided feedback and indicated that they were open to continuing discussions related to a potential transaction involving the Company.

Also on January 3, 2024, representatives of HSCM shared a proposal with representatives of the Company and Houlihan Lokey for restructuring the Company Loan Agreement in connection with a potential acquisition by TRG Group (the “HSCM Proposal”). Among other things, the HSCM Proposal contemplated retiring all of the Company’s debt under the Company Loan Agreement at a discount to the then-outstanding amount, a portion of the proceeds of which would be applied to a preferred equity investment in Doma Technology.

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On January 4, 2024, the Special Committee met, with members of the Company’s senior management and representatives of Houlihan Lokey, Latham and Davis Polk present, to discuss the capital raise process, ongoing discussions with TRG Group and the HSCM Proposal. Representatives of Houlihan Lokey led a discussion regarding the latest conversations with potential investors for the capital raise, noting that no party had expressed an interest in being the lead investor. Representatives of Latham reviewed the Special Committee’s fiduciary duties in connection with a Potential Transaction. The Special Committee then discussed the HSCM Proposal and following such discussion, directed members of the Company’s senior management and representatives of Houlihan Lokey to continue discussions with representatives of TRG Group and HSCM.

Between January 4, 2024 and January 12, 2024, members of the Company’s senior management met with representatives of Lennar Corp. to discuss the proposed transaction presented to Lennar Corp. by the representatives of the Company on December 27, 2023.

By the end of January 4, 2024, the Company’s senior management had held seventeen (17) initial management meeting sessions with potential investors for a capital raise, and several follow-up diligence sessions to address specific areas of diligence. Members of the Company’s senior management and representatives of Houlihan Lokey continuously gauged interest and solicited feedback from these potential investors. No potential investor was interested in being the lead investor for the Company’s capital raise, but a few parties indicated potential interest in smaller tag-along investments in Doma Technology, only if a lead investor were to materialize, or as part of a larger take-private transaction.

On January 10, 2024, in connection with the capital raise process, representatives of a strategic investor (“Party B”) shared an illustrative acquisition structure for a take-private transaction of the Company (the “Party B Proposal”) with representatives of Houlihan Lokey, indicating that its proposal was contingent on certain plans for the go-forward company, including a reduction in force and reductions of outstanding principal and cash interest under the Company Loan Agreement. The Party B Proposal did not include an implied valuation or a per share price for the Common Stock. In a follow up call on January 23, 2024, Party B indicated a preliminary valuation which would equate to an approximately 20% premium on a per share basis for the Common Stock as of January 10, 2024. The Company’s stock price closed at $4.38 per share on January 10, 2024. Despite this preliminary indication, Party B never sent a formal offer for the Company's consideration.

On January 11, 2024, representatives of TRG Group verbally conveyed a proposal for a take-private transaction to representatives of Houlihan Lokey (the “January 11 Proposal”). The proposal contemplated, among other things, a price in the range of $5.50–6.00 per share, a complete payoff of the Company’s obligations under the Company Loan Agreement assuming a certain minimum amount of debt write off and contingent notes to HSCM, and an investment in Topco by Lennar through a combination of reinvestment of proceeds Lennar were to receive in consideration for its Common Stock and new cash investment. As part of the proposal, TRG Group also noted interest in the Company raising financing for Doma Technology on a separately capitalized basis.

On January 12, 2024, representatives of the Company and Houlihan Lokey had a discussion with representatives of TRG Group to negotiate terms for a potential strategic transaction, including the per share price. Representatives of TRG Group said they would consider their valuation model further.

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Also on January 12, 2024, representatives of Party A indicated to Houlihan Lokey that it was no longer interested in a take-private transaction because the Company’s valuation expectations were too high, and Party A saw no path to deliver a premium to the Company’s stockholders in a take-private transaction.

On January 16, 2024, Mr. Simkoff and representatives of Houlihan Lokey had a discussion with representatives of TRG Group to discuss the parties’ latest thinking on a potential strategic transaction and share initial views on potential price per share and transaction structure and discuss business diligence, administrative items and a hypothetical timeline for further transaction negotiations. Representatives of TRG Group indicated to Mr. Simkoff and representatives of Houlihan Lokey that they would require Lennar to invest in Topco as a condition to closing.

By January 16, 2024, representatives of Houlihan Lokey had received verbal indications of interest or reaffirmations of interest from smaller potential investors identified during the capital raise process in investing in Doma Technology in connection with a larger take-private transaction involving the Company.

On January 17, 2024, representatives of Houlihan Lokey conveyed the details of the January 11 Proposal to representatives of HSCM. Representatives of HSCM verbally indicated interest in the debt restructuring contemplated by the January 11 Proposal, including making a preferred equity investment in Doma Technology. Furthermore, representatives of HSCM communicated that they were no longer willing to fund an investment in Doma Technology in a scenario involving the sale of only Doma Title Insurance.

On January 18, 2024, the Special Committee met, with members of the Company’s senior management and representatives of Houlihan Lokey, Latham and Davis Polk present, to discuss the recent verbal take-private proposal from TRG Group. As part of the discussion, Houlihan Lokey updated the Special Committee regarding discussions with Party B and HSCM, and the Special Committee evaluated the sufficiency the outreach being made in connection with the capital raise. The Special Committee highlighted the importance of ensuring that the Company secure the best price in a take-private scenario and determined that a go-shop provision would be essential to reach an agreement with TRG Group for a Potential Transaction. The Special Committee then discussed the possibility that certain of the Company’s stockholders, including the Lennar Stockholders, might be willing to or interested in reinvesting all or a portion of their equity as part of the Potential Transaction if such were an option from an acquiror. The Special Committee also discussed the Company’s financial position and the growing risk that the Company could become insolvent as a result of its decreasing cash balances and diminishing financing prospects. Following this discussion, the Special Committee instructed members of the Company’s senior management to seek a formal proposal from TRG Group for a take-private of the Company.

Also on January 18, 2024, Mr. Simkoff met with representatives of TRG Group to discuss diligence efforts, ongoing discussions with HSCM and next steps in evaluating the Potential Transaction between the Company and TRG Group.

Also on January 18, 2024, a representative of the Company sent an electronic correspondence to a representative of Lennar Corp. to identify TRG Group as the potential counterparty in a transaction involving the Company and to provide Lennar Corp. with a summary of TRG Group’s proposal, including that Lennar would be required to invest in TRG Group as a condition to closing. The representative of the Company asked Lennar Corp. to hold off on engaging in any discussions directly with TRG Group as the material terms of the transactions were still being negotiated.

On January 19, 2024, members of the Company’s senior management met with representatives of Lennar Corp. to discuss the material terms of the proposed transaction and Lennar Corp.’s reaction to the structure. The representatives of Lennar Corp. conveyed that they were open to considering the proposed transaction but expressed reservations that Lennar Corp. would be willing to invest additional cash in TRG Group as a condition to closing.

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On January 19, 2024, a representative of TRG Group sent an electronic correspondence to a representative of Lennar Corp. to communicate that the Special Committee had given TRG Group permission to contact representatives of Lennar Corp. directly to discuss the transaction, and representatives of TRG Group sent an electronic correspondence to representatives of Lennar Corp. containing certain preliminary financial information and other due diligence materials related to TRG Group.

On January 21, 2024, a representative of Lennar Corp. and Mr. Simkoff had a meeting to confirm that representatives from Lennar Corp. had engaged in a preliminary communication with representatives from TRG Group related to TRG Group’s proposal to acquire the Company.

On January 22, 2024, representatives of TRG Group and Lennar Corp. discussed the status of TRG Group’s proposal to acquire the Company and the material terms of the proposed transaction, including the requirement that Lennar invest in TRG Group.

On January 24, 2024, representatives of TRG Group reached out to representatives of Lennar Corp. to propose a meeting to discuss TRG Group’s proposal to acquire the Company. In response, the representatives of Lennar Corp. requested additional financial information on TRG Group to evaluate TRG Group’s business and the potential investment opportunity.

On January 24, 2024, a representative of TRG Group sent a draft of a nonbinding letter of intent addressed to the Special Committee for TRG Group to acquire the Company to representatives of Houlihan Lokey. The draft letter of intent contemplated total consideration and debt repayment of $185 million in cash, consisting of approximately $80–90 million of equity value and approximately $95–100 million repayment of the Company’s obligations under the Company Loan Agreement, contingent notes to HSCM, a requirement for a preferred equity investment by HSCM in Doma Technology, and a requirement that Lennar invest a certain amount in Topco. The representative of TRG Group also sent a draft exclusivity agreement to the Special Committee providing for exclusive negotiations between the Company and TRG Group through February 26, 2024.

On January 25, 2024, members of the Company’s senior management met with representatives of Lennar Corp. to discuss the proposal from TRG Group. Later that day, representatives of TRG Group sent a draft nondisclosure agreement to representatives of Lennar Corp. to permit receipt by representatives of Lennar Corp. of diligence information regarding TRG Group. Between January 25, 2024 and January 29, 2024, representatives of Lennar Corp. and TRG Group negotiated and signed the nondisclosure agreement. Following execution of the nondisclosure agreement, representatives of TRG Group sent representatives of Lennar Corp. a presentation providing an overview of TRG Group and the proposed investment by Lennar into TRG Group.

Also on January 25, 2024, representatives of Latham exchanged comments with representatives of Willkie Farr & Gallagher LLP (“Willkie”), counsel to TRG Group, on the drafts of the nonbinding letter of intent and the exclusivity agreement on behalf of the Special Committee. The Special Committee pushed for a longer go-shop period and bifurcated termination fees, with the lower termination fee to be paid during the go-shop period or in the case of an alternative transaction with certain exempted persons who submitted proposals during the go-shop period.

On January 26, 2024, the Special Committee met, with members of the Company’s senior management and representatives of Houlihan Lokey, Latham and Davis Polk present, to discuss the draft nonbinding letter of intent received from TRG Group. The Special Committee determined that the proposal from TRG Group was compelling and had the potential to lead to a transaction that would be attractive to the stockholders of the Company. Following the discussion, the Special Committee approved the Company’s entry into the nonbinding letter of intent and exclusivity agreement with TRG Group.

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On January 29, 2024, TRG Group executed and delivered to the Special Committee a formal nonbinding letter of intent to acquire all outstanding capital stock of the Company (the “Letter of Intent”), reflecting certain updates to the draft nonbinding letter of intent delivered by TRG Group on January 24, 2024. In the Letter of Intent, TRG Group offered to acquire all outstanding shares of Common Stock at a price of $6.00–6.75 per share, reflecting total consideration and debt repayment of approximately $185 million in cash consisting of approximately $80–90 million of equity value and $95–100 million in upfront cash to pay down the Company’s debt with HSCM. The Letter of Intent further contemplated, among other things, a 40-day go-shop period, a condition that Lennar would invest a total of approximately $40–45 million in TRG Group, inclusive of its proceeds from the potential acquisition of the Company and that the Potential Transaction between the Company and TRG Group would not be subject to any financing contingency. TRG Group also executed and delivered an exclusivity agreement providing for exclusive negotiations between the Company and Topco through February 29, 2024 (the “Exclusivity Agreement”). A representative of the Company executed and returned the Exclusivity Agreement to TRG Group. Upon entry into the Exclusivity Agreement, the Company’s capital raise process ended.

Later on January 29, 2024, Mr. Simkoff met with representatives of TRG Group to discuss ongoing diligence efforts, and business strategy for the Company and TRG Group assuming a transaction were to be completed.

On January 30, 2024, Mr. Simkoff met with representatives of TRG Group to discuss the Company’s plan to request approval from the South Carolina Department of Insurance (“SC DOI”) to issue a $40 million underwriter dividend from Doma Title Insurance to its operating subsidiary, subject to receipt of such approval by SC DOI, in March or April 2024 for purposes of providing necessary liquidity to the Company for its operations. Given the Company’s sustained operating losses and current cash balances, the $40 million underwriter dividend would provide critical runway for the Company to find a financing partner, or negotiate another strategic arrangement, and avoid the increasing risk of insolvency. Representatives of TRG Group were generally supportive of the Company’s plan with respect to the dividend. Following the meeting, Mr. Simkoff also shared a framework for HSCM’s investment in Doma Technology with representatives of TRG Group. TRG Group representatives provided comments on the framework.

On February 6, 2024, Mr. Simkoff met with a representative of TRG Group to discuss a potential financing structure for Doma Technology. Mr. Simkoff mentioned that Foundation Capital might have interest in investing in Doma Technology, and the TRG Group representative requested an introduction. Following the meeting, Mr. Simkoff introduced representatives of Foundation Capital to representatives of TRG Group via email to discuss Foundation Capital potentially investing in Doma Technology in connection with the Potential Transaction between the Company and TRG Group.

Also on February 6, 2024, representatives of Lennar Corp. and TRG Group met for TRG Group to provide certain information regarding TRG Group’s business operations. Representatives from TRG Group answered diligence questions related to TRG Group from the representatives from Lennar Corp.. Following that call and again on February 8, 2024, a representative from TRG Group delivered to Lennar Corp. certain pro forma financial information and forecasts for the proposed combined business.

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On February 9, 2024, Mr. Simkoff met with representatives of TRG Group to discuss progress on business due diligence, the Lennar Investment and other process items with respect to the Potential Transaction between the Company and TRG Group.

Also on February 9, 2024, representatives of Lennar Corp. and TRG Group met for TRG Group to provide certain information regarding TRG Group’s financial model and to address additional diligence questions the representatives of Lennar Corp. had related to the business of TRG Group.

On February 12, 2024, the Company and TRG Group executed a confidentiality and common interest agreement setting forth the terms under which certain common interest materials could be exchanged among the parties’ legal advisors in connection with assessing and negotiating the Potential Transaction between the Company and TRG Group.

On February 13, 2024, representatives of Lennar Corp. and TRG Group met for TRG Group to provide further information regarding TRG Group’s financial model.

On February 14, 2024, representatives of Lennar Corp. provided TRG Group initial feedback regarding a potential investment by Lennar in TRG Group, including that Lennar Corp. was enthusiastic about the proposed combined business but that Lennar Corp. was uncertain it could commit to investing cash into TRG Group in addition to Lennar’s proceeds from the Potential Transaction.

On February 15, 2024, the Company applied for approval by the SC DOI of the $40 million underwriter dividend from Doma Title Insurance to the Company (the “Underwriter Dividend”). This money would be used to provide necessary liquidity to the Company’s operations, including continuing to fund the Company’s enterprise segment, as the Company searched for a financing partner or another strategic arrangement that would help it avoid the increasing risk of insolvency.

On February 16, 2024, representatives of Lennar Corp. and TRG Group had a call to further discuss the structure of the proposed transaction, including the amount of the proposed investment by Lennar in TRG Group as part of such proposed transaction.

On February 18, 2024, representatives of Willkie sent an initial draft of the Merger Agreement on behalf of TRG Group to representatives of Latham.

Also on February 18, 2024, representatives of TRG Group sent a short presentation with proposed investment terms to representatives of Lennar Corp. for its preliminary consideration.

On February 19, 2024, Mr. Simkoff met with representatives of TRG Group to discuss their respective expectations on offer price, updates on discussions regarding the potential Lennar Investment, terms for the Doma Technology financing, diligence items and a potential timeline for signing the Merger Agreement and other transaction documents.

On February 21, 2024, a representative from Lennar Corp. and Mr. Zames met and discussed the structure of the Potential Transaction and the representative from Lennar Corp. expressed skepticism that Lennar would be willing to invest additional cash in TRG Group in addition to Lennar’s proceeds from the Potential Transaction.

On February 23, 2024, Mr. Simkoff met with representatives of TRG Group to discuss updates on discussions regarding the Lennar Investment, terms for the Doma Technology financing, the HSCM debt restructuring and an updated timeline for signing the Merger Agreement and other transaction documents in light of the approaching expiry of the exclusivity period on February 29, 2024.

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Also on February 23, 2024, a representative of Foundation Capital sent a draft term sheet for Foundation Capital to invest in Doma Technology to Company management, TRG Group and HSCM. The parties clarified certain terms contained therein over email. Following further discussion over the following days, the parties agreed that the terms of the proposed term sheet and Foundation Capital’s potential investment were not workable at that time. However, representatives of Foundation Capital noted potential interest in investing in Doma Technology at a later date, but that any such investment and any discussion, negotiation or consideration thereof should only be addressed following the signing of a Merger Agreement by the Company and TRG Group and potentially consummation of the transactions contemplated thereby. As a result, discussions with Foundation Capital ceased.

On February 24, 2024, representatives of Latham sent comments on the Merger Agreement on behalf of the Special Committee and the Company to representatives of Willkie.

On February 27, 2024, representatives of TRG Group and HSCM met to discuss and negotiate a term sheet related to the potential payoff of the Company’s debt by means of partial cash payment and investment in, or receipt of equity in an entity comprising the Doma Technology Business, in connection with the Potential Transaction between TRG Group and the Company.

On February 28, 2024, the SC DOI denied the Company’s application for the Underwriter Dividend, without providing a reason for the denial. This denial heightened the Company’s financial stress and, consequently, the need for the Company to seek and receive funding on timely basis to help it avoid insolvency. Members of the Company’s senior management team reached out to representatives of the SC DOI to arrange a meeting to discuss the denial of the Company’s application.

On February 29, 2024, the exclusivity period between the Company and TRG Group expired, but negotiations between TRG Group and the Company continued.

Also on February 29, 2024, representatives of TRG Group and HSCM met to further discuss and negotiate the terms related to addressing the Company’s debt.

On March 1, 2024, representatives of HSCM shared a revised proposal with TRG Group and the Company for addressing the Company’s debt, including repayment terms and terms for a potential investment in Doma Technology, including potential receipt of equity as part of the payoff of Company debt, in connection with the Potential Transaction.

On March 2, 2024, representatives of the Company, TRG Group and HSCM met to negotiate HSCM’s investment in Doma Technology, including potential receipt of equity as part of the payoff of Company debt and terms relating to ongoing ownership in Doma Technology.

Also on March 2, 2024, representatives of Willkie sent initial drafts of the agreements related to Lennar’s potential investment in Topco on behalf of TRG Group to representatives of Morrison & Foerster LLP (“Morrison Foerster”), legal counsel to Lennar Corp..

On March 3, 2024, representatives of TRG Group verbally indicated to representatives of Houlihan Lokey that TRG Group would be lowering its offer price to potentially as low as $5.26 per share due to its diligence findings.

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On March 4, 2024, the Special Committee met, with members of the Company’s senior management and representatives of Houlihan Lokey, Latham and Davis Polk present, to discuss the anticipated offer price reduction from TRG Group. Representatives of Houlihan Lokey provided an update on the discussions with representatives of TRG Group. Representatives of Latham reviewed legal considerations for the Potential Transaction between the Company and TRG Group for the Special Committee, including the importance of getting the best price per share for Company stockholders and maximizing closing certainty. The Special Committee then discussed the SC DOI’s denial of the Underwriter Dividend and updates to the Company’s financial position in light thereof. Following the discussion, the Special Committee directed representatives of Houlihan Lokey and members of the Company’s senior management to continue negotiating with TRG Group, including for a better offer price.

Later on March 4, 2024, members of the Company’s senior management met with representatives of the SC DOI to discuss its denial of the Company’s application for the Underwriter Dividend. Representatives of the SC DOI indicated that the requested dividend was too large given the surplus ratio Doma Title Insurance is required to maintain, but that it would consider an application for a lower dividend. Representatives of the SC DOI also requested additional information from Company management regarding the purpose of the Underwriter Dividend and certain financial projections.

On March 5, 2024, representatives of the Company sent an initial draft of an amendment to the Company Loan Agreement memorializing the terms upon which the Company’s debt facility with HSCM would be repaid at the Closing, which amendment later became the HSCM Fifth Amendment, to representatives of TRG Group and HSCM.

Also on March 5, 2024, in response to the request for a better offer price from members of the Company’s senior management and representatives of Houlihan Lokey, a representative of TRG Group verbally indicated to representatives of Houlihan Lokey that their new offer price would likely be in the range of $6.04 to $6.39 per share, pending confirmation of the Company’s fully diluted share count.

Also on March 5, 2024, Mr. Simkoff met with a representative of TRG Group to discuss certain negotiation points regarding the transaction between the Company and TRG Group, including the Doma Technology Reorganization, including financing arrangements and go-forward appropriate staffing for Doma Technology. Between March 5, 2024 and March 12, 2024, Mr. Simkoff maintained daily contact with the TRG Group representative in order to facilitate transaction discussions.

At the close of market on March 5, 2024, the Company’s stock price was $4.60 per share.

On March 6, 2024, the Special Committee met, with members of the Company’s senior management and representatives of Houlihan Lokey and Latham present, to discuss the range of offer prices per share received from TRG Group the day prior. Members of the Company’s senior management shared an update on the Company’s stressed financial position. The Special Committee also discussed process timing and a potential target signing and announcement date in conjunction with the Company’s fourth quarter and fiscal year 2023 earnings call on March 12, 2024. Following the discussion, the Special Committee instructed Houlihan Lokey to continue negotiating for the highest possible price per share from TRG Group.

Later on March 6, 2024, representatives of Davis Polk sent an initial draft of the Company Disclosure Letter to representatives of Willkie on behalf of the Company.

By close of market on March 6, 2024, the Company’s stock price had increased to $5.43 per share, representing approximately an 18% gain day-over-day. There was no news identified that day that would have accounted for the large gain in the Company’s stock price, including no known leaks of a potential transaction or take-private of the Company.

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On March 7, 2024, the Federal Housing Finance Agency (the “FHFA”) announced a new plan to lower housing costs including a pilot program that waives the requirement for lender’s title insurance on certain refinance mortgage transactions. That evening, U.S. President Joe Biden announced his plan to lower housing costs for millions of Americans, specifically mentioning a focus on reducing title insurance costs. Company management believes it is well positioned with its technology and underwriting capabilities to participate in the FHFA “title acceptance” pilot (the “FHFA Pilot”).

Also on March 7, 2024, representatives of TRG Group verbally indicated to representatives of Houlihan Lokey that its new offer price was $6.10 per share.

Also on March 7, 2024, the Company reapplied to the SC DOI for a $35 million underwriter dividend from Doma Title Insurance to the Company. As requested by the SC DOI, the Company also submitted a comprehensive presentation to the SC DOI in support of its application, detailing the intended use of the Underwriter Dividend to fund the Company’s enterprise segment and certain financial projections.

Also on March 7, 2024, Mr. Simkoff and a representative of Lennar Corp. had multiple meetings in which they discussed the status of Lennar Corp.’s ongoing discussions with TRG Group, the timing of the Company’s earnings release and the expected timing for signing the definitive documents related to the Potential Transaction. Mr. Simkoff maintained daily contact with the Lennar Corp. representative in order to facilitate transaction discussions.

Later on March 7, 2024, representatives of Lennar Corp. and TRG Group met and discussed the material terms of Lennar’s investment in Topco, the timing of the transaction, the valuation TRG Group is giving the Company in the transaction and the role TRG Group was envisioning for Mr. Simkoff following completion of the Potential Transaction. Between March 7, 2024 and March 11, 2024, representatives of Lennar Corp. and TRG Group had several phone calls to discuss and negotiate investment terms without reaching alignment.

Late on March 7, 2024, representatives of Willkie sent an initial draft of the Voting and Support Agreement on behalf of TRG Group to representatives of Latham and Morrison Foerster.

On March 8, 2024, representatives of Morrison Foerster sent revised drafts of the draft agreements related to the potential Lennar Investment on behalf of Lennar Corp. to representatives of Willkie.

On March 9, 2024, at the request of the Special Committee, Houlihan Lokey provided the Special Committee with a letter dated March 7, 2024, updating its February 21, 2024 letter regarding Houlihan Lokey’s relationships with the Company, Centerbridge, TRG Group, Lennar, Foundation Capital and HSCM.

Also on March 9, 2024, representatives of Morrison Foerster sent a revised draft of the Voting and Support Agreement on behalf of Lennar Corp. to representatives of Willkie.

On March 10, 2024, the Special Committee met, with members of the Company’s senior management and representatives of Houlihan Lokey, Latham and Davis Polk present, to discuss ongoing transaction negotiations with TRG Group. Representatives of Latham reviewed legal considerations for the Potential Transaction, including the Special Committee’s fiduciary duties. Members of the Company’s senior management then explained that the FHFA Pilot had the potential to be a significantly positive development for the Company’s business. In light of this discussion, the Special Committee determined it would be prudent for the Company to proceed with its scheduled earnings call on March 12, 2024, whether or not an agreement between the Company and TRG Group was reached, in order to give the Company the chance to highlight the significance of the FHFA Pilot and potentially attract greater interest from other potential strategic partners during a go-shop period if a deal was reached with TRG Group, or independently if the deal fell through. In addition, the Special Committee determined that Mr. Zames, as Chairman of the Company Board and a member of the Special Committee, would take over all negotiations with representatives of TRG Group directly, or through members of the Company’s management team at his direction. Following the discussion, the Special Committee settled on a framework for a counterproposal to TRG Group that the Company would proceed with its earnings call, that the Company would require a 75 day go-shop period and requesting TRG Group’s best and final offer price per share.

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Later on March 10, 2024, the Company Board met, with members of the Company’s senior management and representatives of Davis Polk present, to discuss ongoing transaction negotiations with TRG Group. At the request of the Special Committee, Representatives of Houlihan Lokey and Latham were also present. The Special Committee outlined its proposed framework for going back to TRG Group and seeking an earnings call, a go-shop period of 75 days and a best and final price per share. Following the discussion, the Company Board indicated agreement and support for the Special Committee’s plan. After the meeting, Mr. Zames called representatives of TRG Group to deliver the message.

Later on March 10, 2024, Mr. Zames and a representative of Lennar Corp. had a meeting in which they discussed the proposed valuation of the transaction, the timing of the execution of the transaction’s definitive documents and the potential role of Mr. Simkoff at the Company or Doma Technology following the consummation of the Potential Transaction. Mr. Zames maintained daily contact with the Lennar Corp. representative in order to facilitate transaction discussions.

Also on March 10, 2024, representatives of Willkie sent representatives of Morrison Foerster revised drafts of the agreements related to the potential Lennar Investment on behalf of Lennar Corp..

On March 11, 2024, representatives of TRG Group verbally indicated to Mr. Zames that they would increase their offer price to $6.50 per share, accept a 50-day go-shop period and acknowledged that the Company would conduct its earnings call as scheduled on March 12, 2024 whether or not any transaction with TRG Group was entered into. Mr. Zames conveyed the updated offer to the Special Committee and the Company Board. Following Mr. Zames’ update, the Special Committee considered that the proposal from TRG Group was compelling and directed representatives of Latham and Davis Polk to push towards finalizing drafts of the Merger Agreement, the Voting and Support Agreement, the HSCM Fifth Amendment and the other transaction documents before the earnings call the next day.

On March 12, 2024, the Special Committee met, with members of the Company’s senior management, representatives of Houlihan Lokey and Latham present, to discuss the updated non-binding proposal received from TRG Group, including the updated proposed price per share of Common Stock and other proposed terms and conditions set forth in TRG Group’s latest draft of the Merger Agreement, and decide whether to recommend the transaction to the Company Board. Representatives of Latham reviewed the fiduciary duties of the Special Committee and updates to the Merger Agreement and other transaction documents since the last meeting of the Special Committee. Thereafter, at the request of the Special Committee, representatives of Houlihan Lokey reviewed with the Special Committee Houlihan Lokey’s financial analyses with respect to the Company and the Potential Transaction and Houlihan Lokey’s oral opinion that the Merger Consideration to be received by the Disinterested Stockholders (excluding any Cancelled Shares and any Dissenting Shares) was fair, from a financial point of view, to such holders of shares of the Common Stock. The Special Committee then discussed plans for the go-shop period if a transaction were to be signed with TRG Group later in the day. The Special Committee reviewed the latest drafts of the Merger Agreement, the Voting and Support Agreement, the HSCM Fifth Amendment, the Debt Commitment Letter in connection with debt financing TRG Group intended to pursue in connection with the proposed transaction, which would not be a condition to the transaction, and the other transaction documents. Following the discussion, the Special Committee approved the Merger Agreement and transaction documents and resolved to recommend the transaction to the Company Board later that day.

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In the hours immediately following the Special Committee meeting, TRG Group informed the Company of a new issue brought to TRG Group’s attention, concerning whether certain restrictive covenants in certain agreements to which certain of the Company’s Subsidiaries are parties could be read as being applicable to members of the TRG Group and their affiliates upon closing of a Potential Transaction. TRG Group indicated that it would only be able to enter into the Potential Transaction if the Company agreed that the closing of the Potential Transaction would be conditioned on the Company procuring amendments to these restrictive covenants clarifying that the restrictive covenants would not be binding on the TRG Group and their affiliates following the closing, other than the Company and its subsidiaries. This discussion resulted in the Company and TRG Group being unable to reach agreement on the final transaction documents.

Later on March 12, 2024, the Company Board met, with members of the Company’s senior management and representatives of Davis Polk present, to discuss the issue flagged by TRG Group and determine appropriate next steps. Representatives of Houlihan Lokey and Latham were also present at the request of the Special Committee. Mr. Zames relayed to the Special Committee his latest conversations with representatives of TRG Group, including which negotiation points needed to be resolved before the Company and TRG Group could reach an agreement. Representatives of Latham noted that finalizing and signing a definitive agreement in the coming days could pose difficulties given the close proximity to the Company’s ordinary earnings release earlier that day. Following the discussion, the Company Board instructed Latham and Davis Polk to cease work on the Potential Transaction with TRG Group. The Company Board further directed Mr. Zames to continue discussions directly with representatives of TRG Group to scope the remaining open items and determine if there would be a potential path forward for a transaction.

Post-market on March 12, 2024, the Company proceeded with releasing its fourth quarter and fiscal year 2023 earnings report and held its earnings call as scheduled. The Company again fell short of reaching adjusted EBITDA profitability, one of its key publicly stated goals, primarily due to continued degradation of the interest rate environment.

Late on March 12, 2024, representatives from the SC DOI informed the Company’s senior management that there was a possibility of a second denial or further deferral of the application for the Underwriter Dividend. The SC DOI suggested that, should approval be forthcoming, it would likely not be granted until mid-April 2024 at the earliest and may not be granted for the requested amount. This likely delay and reduction in the expected amount of the Underwriter Dividend raised additional concerns regarding the Company’s near-term liquidity and risk of insolvency.

On March 13, 2024, Mr. Simkoff and a representative of Lennar Corp. had multiple meetings in which they discussed the status of the Potential Transaction and certain discussions representatives of the Company had had with the Company’s auditing firm regarding the Company’s financial performance.

From March 13, 2024 until March 19, 2024, representatives of Lennar Corp. and TRG Group also had multiple meetings in which they discussed the transaction documents, including the new issue raised by the TRG Group on March 12, 2024 related to restrictive covenants in certain agreements to which certain of the Company’s Subsidiaries are parties and proposed solutions.

From March 14, 2024 until March 19, 2024, Mr. Simkoff and a representative of Lennar Corp. had multiple meetings to discuss, among other things, the cash position of the Company, the Company’s ongoing discussions with its auditing firm, potential debt financing options, the progress in addressing the issue related to restrictive covenants in certain agreements to which certain of the Company’s Subsidiaries are parties, and the timing of execution of the Potential Transaction.

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On March 19, 2024, the Company’s stock price closed at $4.41 per share, down approximately 19% since the Company released its fourth quarter and fiscal year 2023 earnings report and held its earnings call a week earlier.

On March 20, 2024, members of the Company’s senior management met with representatives of the SC DOI to discuss the expected timeline for approval of the Underwriter Dividend and amount thereof.

Also on March 20, 2024, the Special Committee met, with members of the Company’s senior management and representatives of Houlihan Lokey and Latham present, to discuss updates on negotiations with TRG Group and the Company’s liquidity position and the lack, as a result of the Company’s outreach regarding potential financings and other strategic alternatives, of available alternative strategic possibilities. The Special Committee discussed options for mitigating the Company’s liquidity concerns both with and without a Potential Transaction with TRG Group. The Special Committee noted that the transaction with TRG Group may be the Company’s best available option, in particular when considered in light of its liquidity concerns. Mr. Zames then updated the Special Committee on recent discussions with TRG Group regarding the final open issues subject to negotiation and potential solutions (including potentially agreeing to condition the Potential Transaction on the Company procuring amendments to certain restrictive covenants in certain agreements to which certain of the Company’s Subsidiaries are parties to resolve the issue raised by TRG Group on March 12, 2024 relating to these restrictive covenants). Following the discussion, the Special Committee agreed that the Company should continue working with TRG Group toward a resolution on these final issues.

Later on March 20, 2024, the Company Board met, with members of the Company’s senior management and representatives of Davis Polk present, to discuss next steps in the Potential Transaction with TRG Group. Representatives of Houlihan Lokey and Latham were also present at the request of the Special Committee. Mr. Zames relayed the discussion from the Special Committee meeting earlier to the Company Board. At the request of the Special Committee, representatives of Houlihan Lokey reviewed information provided by Company management regarding the Company’s liquidity position. Forecasting the Company’s overall burn rate, upcoming interest payments to HSCM, and not receiving approval for the Underwriter Dividend for the relevant period, the information provided by Company management indicated that the Company could run out of cash by mid- to late April. As a result, the Company Board recognized the need for the Company to reach an alternative arrangement with HSCM or otherwise secure financing in order to bridge the period until the SC DOI approved the Underwriter Dividend. Following the discussion, Mr. Zames directed Mr. Simkoff and representatives of Houlihan Lokey to work with representatives of TRG Group to update TRG Group regarding the Company’s liquidity position and to find a resolution on the final open points.

Following the Company Board meeting, Mr. Simkoff and representatives of Houlihan Lokey called representatives of TRG Group and Lennar Corp. to negotiate remaining open issues. In addition, they updated representatives of TRG Group and Lennar Corp. regarding the Company’s liquidity position in light of the status of the approval process for the Underwriter Dividend with the SC DOI.

On March 22, 2024, Mr. Simkoff and representatives of Houlihan Lokey met with representatives of TRG Group to continue negotiating remaining open issues. Representatives of TRG Group proposed potential solutions, and Mr. Simkoff and representatives of Houlihan Lokey indicated they were close to reaching an agreement. Furthermore, in light of the Company’s liquidity concerns, representatives of TRG Group indicated that TRG Group could enter into a commitment letter (i.e., the Topco Commitment Letter) to offer an amount of financing to the Company to help bridge the period until the approval of the Underwriter Dividend and, if necessary, the period between signing and closing the transaction.

In addition, on March 22, 2024, members of the Company’s senior management met with representatives of HSCM to discuss the HSCM Fourth Amendment, which was intended, among other things, to ease the Company’s liquidity position in light of upcoming cash requirements by deferring cash interest and certain other required cash payments under the Company Loan Agreement, and permit a bridge financing between the Company and TRG Group. It was further discussed that this amendment would be a standalone amendment to the Company Loan Agreement that would survive termination of the Merger Agreement, and that the amendment documenting the payoff of the HSCM debt facility at the closing of the Merger would be documented separately as the HSCM Fifth Amendment.

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On March 23, 2024, Mr. Simkoff met with representatives of Centerbridge to further discuss the details of the proposed bridge financing arrangement between the Company and TRG Group.

Later on March 23, 2024, a representative of Lennar Corp. and Mr. Simkoff had multiple meetings, in which they discussed the proposed Topco Commitment Letter. Mr. Simkoff maintained daily contact with the Lennar Corp. representative in order to facilitate transaction discussions.

On March 25, 2024, Mr. Simkoff met with representatives of TRG Group to continue negotiating remaining open issues. However, Representatives of TRG Group noted they would need to agree on a new offer price to account for recent developments, including as reflected by movement in the Company’s stock price since March 12, 2024, but that the offer price would not decrease significantly. Mr. Simkoff relayed the outcome of the negotiations to Mr. Zames.

On March 25, 2024, the Special Committee met, with members of the Company’s senior management and representatives of Houlihan Lokey and Latham present, to discuss updates with respect to the Potential Transaction with TRG Group. Mr. Zames and representatives of Houlihan Lokey updated the Special Committee on the latest negotiations with TRG Group, including the latest proposals for resolving remaining open issues (including agreeing to conditioning the Potential Transaction on the Company procuring amendments to certain restrictive covenants in certain agreements to which certain of the Company’s Subsidiaries are parties to resolve the issue raised by TRG Group on March 12, 2024 relating to these restrictive covenants). Mr. Simkoff also provided an update on the Company’s liquidity position, noting that the Company would owe a large interest payment to HSCM pursuant to the Company Loan Agreement on March 29, 2024. Following the discussion, the Special Committee determined that the proposed transaction with TRG Group was compelling for the Company and its stockholders.

Later on March 25, 2024, the Company Board met, with members of the Company’s senior management and representatives of Davis Polk present, to discuss next steps in the Potential Transaction with TRG Group. Mr. Zames relayed the discussion from the Special Committee’s meeting earlier to the Company Board. Representatives of Houlihan Lokey and Latham were also present at the request of the Special Committee. Following the discussion, the Company Board agreed that the Potential Transaction with TRG Group was compelling. The Company Board then instructed representatives of Latham and Davis Polk to update and finalize the Merger Agreement, the Voting and Support Agreement, the HSCM Fourth Amendment, the HSCM Fifth Amendment, the Topco Commitment Letter and the other transaction documents based on the latest negotiations. Later in the day, Mr. Simkoff sent the representative of Lennar Corp. a copy of the Topco Commitment Letter.

Late on March 25, 2024, representatives of Latham sent comments to the Merger Agreement on behalf of the Company to representatives of Willkie.

On March 26, 2024, representatives of Davis Polk sent an initial draft of the HSCM Fourth Amendment and an updated draft of the HSCM Fifth Amendment on behalf of the Company to representatives of HSCM, and Willkie, on behalf of TRG Group, sent a draft of the Topco Commitment Letter to Davis Polk.

On March 26, 2024, representatives of Centerbridge verbally indicated to Mr. Zames and Mr. Simkoff that TRG Group’s new offer price would be $6.29 per share.

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Between March 26, 2024 and March 28, 2024, representatives of Latham, Davis Polk, Willkie and HSCM negotiated and exchanged drafts of the Merger Agreement, the Voting and Support Agreement, the HSCM Fourth Amendment, the HSCM Fifth Amendment, the Topco Commitment Letter, the Debt Commitment Letter and the other transaction documents. To resolve the issue raised by TRG Group on March 12, 2024 relating to restrictive covenants in certain agreements to which certain of the Company’s Subsidiaries are parties, the revised draft of the Merger Agreement included as a condition to the closing of the Merger that the Company shall have completed the transactions set forth on Schedule II of the Merger Agreement, which Schedule II provided that the Company would procure amendments to these restrictive covenants and that such amendments would be completed in a manner reasonably satisfactory to Parent.

On March 27, 2024, representatives of Willkie and Morrison Foerster finalized drafts of the agreements related to the Lennar Investment.

Also on March 27, 2024, at the request of the Special Committee, Houlihan Lokey provided the Special Committee with an updated version of its March 7, 2024 letter to the Special Committee regarding Houlihan Lokey’s relationships with the Company, Centerbridge, TRG Group, Lennar, Foundation Capital and HSCM.

On March 28, 2024, the Special Committee met, with representatives of Houlihan Lokey and Latham present. Representatives of Latham reported on the latest updates to the Merger Agreement and transaction documents which were finalized and circulated to the Special Committee prior to its meeting. At the request of the Special Committee, representatives of Houlihan Lokey reviewed with the Special Committee Houlihan Lokey’s financial analyses with respect to the Company and the Potential Transaction. Thereafter, at the request of the Special Committee, representatives of Houlihan Lokey rendered Houlihan Lokey’s oral opinion, which was subsequently confirmed by delivery of a written opinion, dated March 28, 2024, to the Special Committee, to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications and other matters set forth in the opinion, the Merger Consideration to be received by the Disinterested Stockholders (excluding any Cancelled Shares and any Dissenting Shares) was fair, from a financial point of view, to such holders of shares of the Common Stock. Representatives of Houlihan Lokey also reviewed with the Special Committee its updated letter to the Special Committee regarding Houlihan Lokey’s relationships with the Company, Centerbridge, TRG Group, Lennar Corp., the Lennar Stockholders, Foundation Capital and HSCM. Representatives of Latham reviewed the form of Special Committee resolutions that had been previously circulated to the Special Committee, and, after discussion at the meeting, the Special Committee unanimously (1) determined that the Merger Agreement, the Voting and Support Agreement, the HSCM Fourth Amendment, the HSCM Fifth Amendment, the Topco Commitment Letter, the Preferred Purchase Agreement and the transactions contemplated thereby, including the Merger, are fair, advisable and in the best interests of the Company and its Disinterested Stockholders, (2) recommended that that the Company Board approve, adopt and declare advisable the Merger Agreement, the Voting and Support Agreement, the HSCM Fourth Amendment, the HSCM Fifth Amendment, the Topco Commitment Letter, the Preferred Purchase Agreement and the transactions contemplated thereby, including the Merger, and recommend the Merger Agreement and Merger to the Company’s stockholders for approval and adoption and (3) recommended that the Company Board approve the Merger Agreement, the Voting and Support Agreement, the HSCM Fourth Amendment, the HSCM Fifth Amendment, the Topco Commitment Letter, the Preferred Purchase Agreement and the proposed transaction, including the Merger, including for purposes of Section 203 of the Delaware General Corporation Law.

On the same day, the Company Board met, with members of the Company’s senior management and representatives of Davis Polk present. At the request of the Special Committee, representatives of Houlihan Lokey and Latham were also present. The Special Committee conveyed its recommendation that the Company Board approve the execution by the Company of the definitive transaction documents and recommend that the Company’s stockholders vote to adopt the Merger Agreement. Representatives of Latham provided an overview of the final outcome of negotiations regarding the transaction documents. Representatives of Houlihan Lokey confirmed that Houlihan Lokey had rendered its oral opinion to the Special Committee that the Merger Consideration to be received by the holders of the Common Stock (excluding any Cancelled Shares and any Dissenting Shares) in the transaction pursuant to the Merger Agreement was fair, from a financial point of view, to such holders of Common Stock. Representatives of Latham also provided a review of the Company Board’s fiduciary duties. Following discussion, the Company Board unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair, advisable and in the best interests of the Company and its Disinterested Stockholders, (2) authorized, approved, confirmed and adopted in all respects (i) the Merger Agreement, and the form, terms and provisions thereof and the schedules and exhibits attached thereto, and (ii) the Company’s execution, delivery and performance of the Merger Agreement, (3) approved, adopted and declared advisable the Voting and Support Agreement, the HSCM Fourth Amendment, the HSCM Fifth Amendment, the Topco Commitment Letter, the Preferred Purchase Agreement and the transactions contemplated thereby and (4) recommended the adoption of the Merger Agreement by the Company’s stockholders pursuant to the Delaware General Corporate Law.

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Later on March 28, 2024, the parties executed and delivered the Merger Agreement, the Voting and Support Agreement, the HSCM Fourth Amendment, the HSCM Fifth Amendment, the Topco Commitment Letter and the Debt Commitment Letter, TRG Group and HSCM executed and delivered the Preferred Purchase Agreement, and TRG Group and the Lennar Stockholders delivered the Lennar Investment agreements. Shortly after the closing of trading on the New York Stock Exchange, the parties then issued a joint press release announcing the execution of the Merger Agreement.

The “Go-Shop” Period

Beginning on March 29, 2024, at the direction of the Special Committee, representatives of Houlihan Lokey reached out to 153 parties to invite such parties to participate in the Company’s go-shop process. Such parties were identified as those most likely to have a strategic interest in acquiring the Company and the financial capability to complete an acquisition. Fifty-seven (57) of the contacted parties were potential strategic counterparties, and the remaining ninety-six (96) were private equity sponsors. Forty-eight (48) of the contacted parties were ones that representatives of Houlihan Lokey had previously reached out to in connection with the capital raise process in November 2023. These parties included Party A and Party B. Of the 153 parties contacted, nineteen (19) parties (which did not include Party A or Party B) indicated interest in evaluating preliminary diligence information. Following execution of NDAs by each such party, at the request of the Special Committee, representatives of Houlihan Lokey provided representatives of fourteen (14) parties with a targeted set of documents under NDA for due diligence review.

On April 23, 2024, representatives of the Company met with the SC DOI to discuss the pending application for the Underwriter Dividend and the Company requested approval from the SC DOI for a $31 million underwriter dividend from Doma Title Insurance to the Company. On April 26, 2024, the SC DOI denied the Company’s request for a $31 million dividend from Doma Title Insurance to the Company and on the same date, the Company received a letter from the SC DOI approving a $17.5 million dividend from Doma Title Insurance to the Company, which was issued on April 29, 2024.

During the go-shop process, thirteen (13) of the invited parties indicated that they were not interested in pursuing an acquisition of the Company, without any request to do further due diligence. One of the invited parties indicated increased engagement and interest, and was granted access to a more fulsome data room. Of these parties, none entered into clean team agreements to access documents identified as containing potentially competitively sensitive information.

Over the course of fifty (50) days from March 28, 2024 through May 17, 2024, Company management attended eight (8) diligence calls with three (3) counterparties to provide more information on the business.

At 11:59 p.m., Pacific time, on May 17, 2024, the “go-shop” period ended with the Company not having received any alternative acquisition proposals.

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Purpose and Reasons of the Company for the Merger; Recommendation of the Company Board and the Special Committee; Fairness of the Merger

Recommendation of the Special Committee

In evaluating the Merger Agreement, the Voting and Support Agreement and the other transactions contemplated by the Merger Agreement, including the Merger, the Special Committee consulted with its independent financial advisor, Houlihan Lokey, and its independent legal advisor, Latham & Watkins LLP, and, where appropriate, with members of Company management and Davis Polk & Wardwell LLP, in its capacity as the Company’s outside legal advisor. The Special Committee unanimously determined that the Merger Agreement, the Voting and Support Agreement and the other transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to, and in the best interests of the Company and the Disinterested Stockholders, all of which are unaffiliated security holders.

The Special Committee also unanimously recommended that the Company Board:

●	approve, adopt and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger;

●	approve the Merger Agreement and the transactions contemplated thereby, including the Merger, including for purposes of Section 203 of DGCL; and

●	determine that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair, advisable and in the best interests of the Company and the Disinterested Stockholders.

In the course of reaching its determination and making its recommendations, the Special Committee considered the following non-exhaustive list of material factors, which are not presented in any relative order of importance and each of which the Special Committee viewed as being generally supportive of its determination and recommendations to the Company Board:

●

Potential Strategic Alternatives. The assessment of the Special Committee that none of the possible alternatives to the Merger (including continuing to operate the Company as an independent company or pursuing a different transaction in order to meet the Company’s immediate and long term financing needs, and the desirability and perceived risks of those alternatives, as well as the potential benefits and risks to the Company’s stockholders of those alternatives and the timing and likelihood of effecting such alternatives) was reasonably likely to present superior opportunities for the Company to create greater value for the Company’s stockholders. In making this assessment, the Special Committee engaged in discussions with various institutional investors and financial sponsors to gauge potential interest in an investment in the Company’s securities or an acquisition of the Company and concluded that the alternatives were less favorable to the Company and its stockholders than the Merger, taking into account execution risks as well as business, financial, industry, competitive and regulatory risks.

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●

Certainty of Value. The consideration to be received by the Company’s stockholders in the Merger consists entirely of cash, which provides certainty of value and immediate liquidity at an attractive price measured against the ongoing business and financial execution risks of the Company’s business plan and its continued operations as an independent company in light of the circumstances, including the lack of any actionable strategic alternatives and lack of liquidity, and allows the Company’s stockholders to realize that value immediately upon the consummation of the Merger. In that regard, the Special Committee noted that the amount of cash to be received for each outstanding share of Common Stock is fixed and will not be reduced if the share price of Common Stock declines prior to the effective time of the Merger.

●

Best Value Reasonably Obtainable. The belief of the Special Committee that the Merger Consideration represented TRG Group’s best and final offer and the best value that the Company could reasonably obtain from TRG Group for the shares of Common Stock, taking into account (1) TRG Group’s statements and reputation; and (2) the Special Committee’s familiarity with the business, operations, prospects, business strategy, assets, liabilities and general financial condition of the Company on a historical and prospective basis and its assessment of associated risks, including execution risks with respect to the Company’s business plan. In forming this belief, the Special Committee also considered that (1) since October 2023, Houlihan Lokey, at the Company’s and the Special Committee’s direction, communicated with thirty-five (35) potential counterparties with respect to third party financing, including six (6) potential counterparties regarding a potential sale transaction and that the Company had not received any actionable financing proposal or other proposal for a sale transaction; and (2) the Special Committee was informed by Houlihan Lokey that feedback from other potential investors indicated a significantly lower premium on a per share basis. The Special Committee believed that, after negotiations at the direction of the Special Committee and with the assistance of experienced independent legal and financial advisors, the Special Committee obtained the best terms and highest price that TRG Group was willing to pay for the Company, pursuant to a thorough process and that further negotiations would have created a risk of causing TRG Group to abandon the Merger altogether or materially delay the entry into definitive transaction agreements with respect to the Merger. In addition, the Special Committee believed that, measured against the longer-term execution risks described below, the Merger Consideration reflects a fair and favorable price for the shares of Common Stock. The Special Committee also considered that the per share price constitutes (1) a premium of approximately 43.0% over the Company’s closing stock price of $4.40 on March 27, 2024, which was the day prior to the public announcement of the Merger; and (2) a premium of approximately 33.9% over the Company’s 30-day volume weighted average closing stock price ending on March 27, 2024.

●

Financial Condition, Results of Operations and Prospects of the Company; Risks of Execution. The current, historical and projected financial condition, results of operations and business of the Company, as well as the Company’s prospects and risks if it were to remain an independent company. In particular, the Special Committee considered the Company’s then-current business plan, including management’s then-current estimated projections of the Company’s financial prospects, as reflected in the section of this proxy statement titled “Special Factors—Certain Unaudited Prospective Financial Information.” As part of this, the Special Committee considered the Company’s current business plan and the potential opportunities and risks that it presented against, among other things, various execution, operational and other risks to achieving the business plan and related uncertainties, including: the impact of changing economic conditions, particularly mortgage interest rates, credit availability, real estate prices and consumer confidence; the likelihood that the business plan could be achieved in the face of operational and execution risks; and general risks and uncertainties related to market conditions that could negatively impact the Company’s valuation or reduce the price of Common Stock. In particular, the Special Committee considered the likelihood and timing of, and risks to, achieving the operational improvements and objectives underlying the business plan, including with respect to implementation of the Company’s machine intelligence technology, which may be impacted by technology adoption delays by Company partners, availability of title and property data in certain areas and inability to hire adequate service personnel, as well as the funding required to achieve such objectives and the estimated projections of the Company’s financial prospects, all as reflected in the section of this proxy statement titled “Special Factors—Certain Unaudited Prospective Financial Information.” Among the potential risks identified by the Special Committee were: the Company’s competitive positioning and prospects as an independent company, brand recognition in the face of widely known incumbents, the Company’s financial resources relative to those of its competitors, the need for cash to execute on the Company’s plans as compared to the Company’s current cash balances and financing prospects, the risk that the Company could become insolvent, new and evolving competitive threats, and changes in the industry in which the Company operates such as rising mortgage interest rates, increasing home prices, and a shortage in the supply of homes for sale. The Special Committee also considered the challenges of a public company in making investments, operational changes, and improvements (including meaningful cost reductions) to achieve long-term growth and profitability. The Special Committee was aware that such investments, changes and improvements could lead to disruption in the Company’s performance and expose us to scrutiny based on the Company’s quarter-over-quarter operational and financial metrics and results. The Special Committee was also aware that the price of Common Stock could be negatively impacted if we failed to meet investor expectations, including if we failed to meet the Company’s growth and profitability objectives.

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●

Opinion of Houlihan Lokey. The oral opinion of Houlihan Lokey rendered to the Special Committee, subsequently confirmed by delivery of its written opinion, dated March 28, 2024, which opinion and financial analyses the Special Committee adopted as its own, that, as of such date, and based upon and subject to the various matters, limitations, qualifications and assumptions set forth therein, the Merger Consideration to be received by the Disinterested Stockholders in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders of Common Stock. The opinion is more fully described in the section of this proxy statement titled “Special Factors—Opinion of Houlihan Lokey” and the full text of the opinion is attached as Annex C to this proxy statement.

●

Negotiations with Parent and Terms of the Merger Agreement. The terms of the Merger Agreement, which was the product of arm’s-length negotiations, and the belief of the Special Committee that the Merger Agreement contained terms and conditions that provided the Special Committee with a high level of closing certainty. The factors considered included:

●

The Company’s ability, pursuant to a 50-day “go-shop” period, under certain circumstances, to solicit Acquisition Proposals from, furnish information to, and participate in discussions and negotiations with, third parties regarding any Acquisition Proposal.

●	The Special Committee’s belief that the terms of the Merger Agreement would be unlikely to deter third parties from making a Superior Proposal.

●

The ability of the Company Board, acting upon the recommendation of the Special Committee, and the Special Committee’s ability, in each case under certain circumstances, to change, withdraw or modify the recommendation that the Company’s stockholders vote in favor of the adoption of the Merger Agreement.

●	The fact that the Voting and Support Agreement terminates in the event the Company Board withdraws its recommendation in favor of the Merger under certain circumstances.

●

The Company Board’s ability, acting upon the recommendation of the Special Committee, under certain circumstances, to terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal, subject to the applicable procedures, terms and conditions set forth in the Merger Agreement and paying Parent a termination fee of (i) $1,822,134 if the Company terminates the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal (x) during the period beginning on March 28, 2024 and continuing until the Go-Shop End Date (the “Go-Shop Period”), or (y) by an Exempted Person or (ii) $3,188,734 under any other circumstances. In that regard, the Special Committee believed that the potential termination fee payable by the Company was reasonable, consistent with or below similar fees payable in comparable transactions, and not preclusive of other offers.

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●	The absence of a financing condition in the Merger Agreement.

●	The End Date of September 28, 2024 and applicable extension dates as provided in the Merger Agreement allowing for sufficient time to complete the Merger.

●

The condition to closing contained in the Merger Agreement related to the accuracy of the Company’s representations and warranties, which is generally subject to a Company Material Adverse Effect qualification.

●

The terms of the Merger Agreement provide the Company with sufficient operating flexibility to conduct its business in the ordinary course until the earlier of the consummation of the Merger or the termination of the Merger Agreement.

●

Reasonable Likelihood of Consummation. The belief of the Special Committee that an acquisition by Parent has a reasonable likelihood of closing, including that there were no anticipated substantive issues expected in connection with the required regulatory approvals. In that regard, the Special Committee considered TRG Group’s business reputation and financial resources, as well as those of Parent’s debt financing sources, all of which the Special Committee believed increased the likelihood that the required debt financing for the Merger would be available.

●

Debt Financing. The fact that Parent has obtained committed debt financing for the transaction from a reputable financial institution that will provide funding of an amount sufficient to cover a substantial portion of the Merger Consideration and that the Company has the right to seek specific performance of Parent and Merger Sub’s obligations to effect the Closing regardless of the availability of debt financing if all applicable requirements to such right to seek specific performance set forth in the Merger Agreement have been satisfied.

●

Appraisal Rights. The Company’s stockholders have the right to exercise their statutory appraisal rights under Section 262 of the DGCL and receive payment of the fair value of their shares of Common Stock in lieu of the Merger Consideration, subject to and in accordance with the terms and conditions of the Merger Agreement and the DGCL, unless and until any such Company stockholder fails to perfect or effectively withdraws or loses such holder’s rights to appraisal and payment under the DGCL.

●

Current and Historical Market Prices. The current and historical market prices of Common Stock, including as set forth in the section of this proxy statement titled “Other Important Information Regarding the Company—Market Price of Shares of Common Stock and Dividends” and “Special Factors—Opinion of Houlihan Lokey” taking into account the market performance of the Common Stock relative to the capital stock of other participants in the industries in which the Company operates and general market indices.

●

Debt Restructuring. The agreements with HSCM entered into concurrently with the execution of the Merger Agreement as an inducement to Parent’s and the Company’s willingness to enter into the Merger Agreement, pursuant to which at Closing, HSCM will (a) accept the HSCM Payoff in full satisfaction of all indebtedness under the Company Loan Agreement and (b) release all liens securing the Company Loan Agreement. For additional detail, see the section of this proxy statement titled “Special Factors—Company Loan Agreement—Agreement and Fifth Amendment to the Loan and Security Agreement.”

●	Stockholder Support. The fact that Lennar (together with certain of its affiliates), was supportive of the transaction and was prepared to execute and deliver the Voting and Support Agreement.

The Special Committee also considered a number of factors relating to the procedural safeguards that it believes were and are present to ensure the fairness of the Merger and to permit the Special Committee to represent effectively the interests of the Disinterested Stockholders, all of which are unaffiliated security holders of the Company. The Special Committee believes these factors support its determinations and recommendations and provide assurance of the procedural fairness of the Merger to the Disinterested Stockholders, all of which are unaffiliated security holders of the Company:

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●

Independence. The Special Committee, since its formation, has consisted solely of independent (for purposes of serving on the Special Committee) and disinterested directors that are not affiliated with, and are independent of, any of the potential counterparties to a potential acquisition of the Company (including a potential acquisition of the Company that has a transaction or series of transactions in which one or more significant stockholders of the Company have an interest that is in addition to and/or different from, the interests of the Company stockholders as a whole) and were otherwise disinterested and independent with respect to a potential acquisition of the Company (including a potential acquisition of the Company that has a transaction or series of transactions in which one or more significant stockholders of the Company have an interest that is in addition to and/or different from, the interests of the Company stockholders as a whole), other than as discussed in the section of this proxy statement titled “Special Factors—Interests of Certain Persons in the Merger”;

●

Negotiating Authority. The authority granted to the Special Committee by the Company Board to, among other things, (1) review, evaluate and negotiate the structure, form, terms and conditions of a potential acquisition of the Company (including a potential acquisition of the Company that has a transaction or series of transactions in which one or more significant stockholders of the Company have an interest that is in addition to and/or different from, the interests of Company stockholders as a whole) and the terms and conditions of any definitive agreements or documents in connection therewith, (2) to determine not to proceed with any such process, procedures, review or evaluation, and (3) to consider and evaluate any alternative transactions.

●

Active Involvement and Oversight. The numerous meetings held by the Special Committee to discuss and evaluate, among other things, the proposals from TRG Group and the Special Committee’s active oversight of the negotiation process. The Special Committee was actively engaged in this process on a regular basis and was provided with full access to Company management and its advisors in connection with the evaluation process.

●

Independent Advice. The Special Committee selected and engaged its own independent legal and financial advisors and received the advice of such advisors throughout its review, evaluation and negotiation of a potential acquisition of the Company.

●

Full Knowledge. The Special Committee made its evaluation of a potential acquisition of the Company by Parent based upon the factors discussed in this proxy statement and with the full knowledge of the interests of the Lennar Stockholders, the Foundation Investors and HSCM and a complete understanding of the Doma Technology Reorganization, the Lennar Investment and the transactions contemplated by the HSCM Agreements. See the section of this proxy statement titled “Special Factors—Interests of Certain Persons in the Merger” for additional information.

●

No Obligation to Recommend. The recognition by the Special Committee that it had no obligation to recommend to the Company Board the approval of the Merger or any other transaction and had the authority to reject any proposals made.

●

Procedural Safeguards. The Company Board, in its authorizing resolutions for the Special Committee, determined that the Company would not authorize, approve or proceed with a potential transaction, or recommend a potential transaction, or any modification, variation, or supplement thereto, without a prior favorable recommendation by the Special Committee.

●

Majority of the Minority Approval. The consummation of the Merger requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock held by the Disinterested Stockholders and entitled to vote on the Merger Agreement Proposal (the “Disinterested Stockholder Vote”).

In the course of reaching its determinations and making its recommendations, the Special Committee also considered the following non-exhaustive list of countervailing factors concerning the Merger Agreement and the Merger, which are not presented in any relative order of importance:

●

No Stockholder Participation in Future Growth or Earnings. The nature of the Merger as a cash transaction means that the Company’s stockholders (other than the Lennar Stockholders, Lennar Corp. and potentially employees who continue on with the Surviving Corporation and are granted equity in connection with their employment) will not participate in the Company’s future earnings or growth and will not benefit from any appreciation in value of the Surviving Corporation.

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●

Risk Associated with Failure to Consummate the Merger. The possibility that the Merger might not be consummated, and if it is not consummated, that: (1) the Company’s directors, management team and other employees will have expended extensive time and effort and will have experienced significant distractions from their work on behalf of the Company during the pendency of the Merger; (2) the Company will have incurred significant transaction and other costs; (3) the Company’s continuing business relationships and relationships with its regulators, including insurance regulatory authorities, may be adversely affected; (4) the trading price of Common Stock could be adversely affected; (5) the contractual and legal remedies available to the Company in the event of the breach or termination of the Merger Agreement may be insufficient, costly to pursue, or both; (6) the failure of the Merger to be consummated could result in an adverse perception among the Company’s customers, potential customers, employees and investors about the Company’s prospects; (7) disruptions from the proposed transaction could harm the Company’s business, including current plans and operations; and (8) the Company may need to secure additional financing, which may not be available on favorable terms, if at all.

●

Regulatory Risks. The fact that the completion of the Merger requires certain regulatory clearances and consents, the possibility that regulatory agencies, including certain state insurance departments, may delay, object to, challenge or seek to enjoin the Merger, or may seek to impose terms and conditions on their approvals that are not acceptable to Parent or which may result in the Parent terminating the Merger Agreement.

●

Impact of Interim Restrictions on the Company’s Business Pending the Completion of the Merger. The restrictions on the conduct of the Company’s business prior to the consummation of the Merger, which may delay or prevent us from pursuing certain business opportunities or strategic initiatives before the completion of the Merger that, absent the Merger Agreement, we might have pursued, or from taking certain actions aimed at incentivizing and retaining the Company’s employees.

●

Effects of the Merger Announcement. The effects of the public announcement of the Merger, including the: (1) effects on the Company’s employees, customers, operating results, and stock price; (2) impact on the Company’s ability to retain and hire key personnel; and (3) potential for litigation in connection with the Merger.

●

Termination Fee Payable by the Company. The requirement that the Company pay Parent a termination fee of (i) $1,822,134 if the Company terminates the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal (x) during the Go-Shop Period or (y) by an Exempted Person and (ii) $3,188,734 if the Company terminates the Merger Agreement under any other circumstances which would trigger payment of a termination fee to Parent. The Special Committee considered the potentially discouraging impact that this termination fee could have on a third party’s interest in making Acquisition Proposals.

●

Taxable Consideration. The receipt of cash in exchange for shares of Common Stock in the Merger will be a taxable transaction for U.S. federal income tax purposes for many of the Company’s stockholders.

●

Interests of the Company’s Directors and Executive Officers. The interests that the Company’s directors and executive officers may have in the Merger and the Doma Technology Reorganization, the Lennar Investment and the transactions contemplated by the HSCM Agreements, which may be different from, or in addition to, those of our other stockholders. See the section of this proxy statement titled “Special Factors—Interests of Certain Persons in the Merger” for additional information.

●	Interests of Certain Persons in the Merger.

●

A significant stockholder, Lennar, was offered the opportunity to, and elected to, invest the proceeds it receives in consideration for its existing shares of Common Stock plus an additional $17 million in an affiliate and indirect parent company of Parent and by doing so, will indirectly be able to participate in the future growth or earnings of the post-closing company.

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●

As of the Closing, Doma Technology, a subsidiary of the Company, will hold the applicable assets and related liabilities of the Doma Technology Business. Concurrently with the execution and delivery of the Merger Agreement, Parent, HSCM and the Company entered into the Preferred Purchase Agreement, pursuant to which, at the Closing, Doma Technology would issue preferred units and profits interests to HSCM representing approximately 27.5% of Doma Technology’s equity securities on a fully diluted basis, provided that HSCM may transfer a portion of such preferred units to a third-party investor, with the majority of Doma Technology’s equity securities being owned, as of the Closing, by Parent. In addition, the Preferred Purchase Agreement provides that common units or profits interests representing approximately 19.2% of Doma Technology’s equity securities on a fully diluted basis will be reserved for issuance to management employees of Doma Technology, which may include the Company’s current executive officers.

●

Liquidity Risks. The possibility that the Company will incur losses substantially in excess of established reserves during the interim period which could negatively impact the Company’s liquidity and financial rating.

●

Voting Obligations of Certain Significant Stockholders. The Lennar Stockholders, significant stockholders of the Company, are party to that certain Voting and Support Agreement with the Company and Parent, which, under certain circumstances, obligates the Lennar Stockholders to vote in favor of the adoption of the Merger Agreement.

Recommendation of the Company Board

Based on the unanimous recommendation of the Special Committee and on the basis of the other factors described above, the Company Board unanimously:

●

determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair, advisable and in the best interests of the Company and the Disinterested Stockholders;

●	authorized, approved, confirmed and adopted in all respects the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger;

●	determined that the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, were approved, adopted, confirmed and ratified in all respects by the Company Board for purposes of rendering inapplicable thereto (to the fullest extent permitted by Applicable Law) the restrictions applicable to business combinations contained in Section 203 of the DGCL and any and all other state takeover laws or similar legal requirements that might otherwise apply by reason of the Merger Agreement, the Merger or any other agreements or transactions contemplated by the Merger Agreement, including any and all “moratorium,” “control share acquisition,” “fair price,” “interested shareholder,” “affiliate transaction,” “business combination” or other antitakeover laws;

●	directed that the Merger Agreement be submitted to the Company’s stockholders for their consideration and adoption at a meeting of the Company’s stockholders; and

●

recommended the adoption of the Merger Agreement by the Company’s stockholders and that the Company’s stockholders vote to approve all other actions or matters necessary, appropriate, advisable or desirable in order to give effect to the foregoing pursuant to the DGCL.

In the course of reaching its determination and making its recommendations, the Company Board considered the following non-exhaustive list of material factors and countervailing factors, which are not presented in any relative order of importance:

●

Determinations of the Special Committee. The Special Committee’s analysis (as to both substantive and procedural aspects of the Merger), conclusions and unanimous determination, which the Company Board adopted as its own (including with respect to the adoption of the opinion and financial analyses presented by Houlihan Lokey), that the Merger Agreement, the Voting and Support Agreement and the other transactions contemplated by the Merger Agreement, including the Merger, are fair, advisable and in the best interests of the Company and the Disinterested Stockholders all of which are unaffiliated security holders. The Company Board also considered the Special Committee’s unanimous recommendation that the Company Board approve the Merger Agreement and the transactions contemplated thereby, including the Merger and, subject to Company Board approval, that the Company Board submit the Merger Agreement to the stockholders of the Company for their approval and adoption.

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●

Procedural Protections. The procedural fairness of the Merger, including that (1) it was negotiated by the Special Committee consisting solely of independent (for purposes of serving on the Special Committee) and disinterested directors that are not affiliated with, and are independent of, any of the potential counterparties to a potential acquisition of the Company (including a potential acquisition of the Company that has a transaction or series of transactions in which one or more significant stockholders of the Company have an interest that is in addition to and/or different from, the interests of Company stockholders as a whole) and were otherwise disinterested and independent with respect to a potential acquisition of the Company (including a potential acquisition of the Company that has a transaction or series of transactions in which one or more significant stockholders of the Company have an interest that is in addition to and/or different from, the interests of Company stockholders as a whole), other than as discussed in the section of this proxy statement titled “Special Factors—Interests of Certain Persons in the Merger”; and (2) the Special Committee had the authority to select and engage, and was advised by, its own independent legal and financial advisors;

●

Disinterested Stockholder Vote. Although consummation of the Merger does not specifically require that the Merger Agreement be adopted by the Company’s unaffiliated security holders, the Merger Agreement provides that consummation of the Merger is conditioned upon the Company obtaining the Disinterested Stockholder Vote. Disinterested Stockholders are all holders of Common Stock except for (i) members of the Company Board, (ii) any Person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act, (iii) the Foundation Investors, (iv) the Lennar Stockholders, and (v) HSCM (the “Affiliated Holders”). The Affiliated Holders are not deemed to be Disinterested Stockholders and accordingly, any shares they beneficially own will be excluded from the Disinterested Stockholder Vote.

●	Other Factors Considered by the Special Committee. The other material factors and countervailing factors considered by the Special Committee and listed above.

The foregoing discussion of the information and factors considered by the Special Committee and by the Company Board is not intended to be exhaustive and includes only the material factors considered. In the light of the variety of factors considered by the Special Committee and by the Company Board and the complexity of these factors, neither the Special Committee nor the Company Board found it practicable to, and did not, quantify or otherwise assign relative weights, ranks or values to the foregoing factors in reaching their respective determinations and recommendations. Moreover, each member of the Special Committee and of the Company Board applied his or her own personal business judgment to the process and may have assigned different relative weights, ranks or values to the different factors, and the recommendations, determinations and approvals, where applicable, by the Special Committee and the Company Board were based upon the totality of the information presented to, and considered by, the Special Committee and the Company Board, respectively.

The Special Committee and the Company Board did not specifically consider the liquidation value or the net book value of the Company in its evaluation of the Merger, because of its belief that neither liquidation value nor net book value presents a meaningful valuation for the Company and its business, as the Company’s value is derived from the cash flows to be generated from its continuing operations rather than from the value of assets that might be realized in a liquidation or from net book value which is significantly influenced by historical costs. In addition, the Special Committee and the Company Board did not consider the prices paid by the Company, the Parent Entities or the Lennar Entities for past purchases of the Common Stock because the Company has not repurchased, and the Parent Entities and the Lennar Entities have not purchased, any shares of Common Stock in the past two years. Other than as described in this proxy statement, the Company is not aware of any firm offer by any other person during the prior two years for (i) a merger or consolidation of the Company with another company; (ii) the sale or transfer of all or substantially all of the Company’s assets; or (iii) a purchase of the Company’s securities that would enable such person to exercise control of the Company.

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Opinion of Houlihan Lokey

The Special Committee retained Houlihan Lokey to act as its financial advisor in connection with the Merger based on Houlihan Lokey’s qualifications, experience and reputation, and its knowledge of the business and affairs of the Company. On March 28, 2024, Houlihan Lokey orally rendered its opinion to the Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated March 28, 2024), to the effect that, based upon and subject to the assumptions, limitations, qualifications and other matters set forth in the opinion, as of such date, the Merger Consideration to be received by the Disinterested Stockholders in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to the Disinterested Stockholders.

Houlihan Lokey’s opinion was directed to the Special Committee (in its capacity as such) and only addressed whether the Merger Consideration to be received by the Disinterested Stockholders in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to the Disinterested Stockholders and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Special Committee, the Company Board, any security holder or any other person as to how to act or vote with respect to any matter relating to the Merger or otherwise.

In connection with its opinion, Houlihan Lokey made such reviews, analyses and inquiries as Houlihan Lokey deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

1.	reviewed a draft, dated March 26, 2024, of the Merger Agreement;

2.	reviewed certain publicly available business and financial information relating to the Company that Houlihan Lokey deemed to be relevant;

3.

reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to Houlihan Lokey by the Company, including (a) financial projections prepared by the management of the Company relating to the Company (the “Projections”) and (b) estimates prepared by the management of the Company of the Company’s net operating loss tax carryforwards (“NOLs”) and the Company’s ability to utilize those NOLs to achieve future tax savings (the “Estimated NOL Tax Savings”);

4.

spoke with certain members of the management of the Company and certain of the Company’s and the Special Committee’s representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the Merger and related matters;

5.	compared the financial and operating performance of the Company with that of other companies with publicly traded equity securities that Houlihan Lokey deemed to be relevant;

6.

reviewed the current and historical market prices and trading volume for certain of the Company’s publicly traded securities, and the current and historical market prices of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant; and

7.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

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Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, management of the Company advised Houlihan Lokey and, at the Special Committee’s direction, Houlihan Lokey relied upon and assumed that (i) the Projections were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company, (ii) the NOLs were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the amount of such NOLs, and (iii) the Estimated NOL Tax Savings were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the Company’s ability to utilize those NOLs to achieve future tax savings. At the Special Committee’s direction, Houlihan Lokey assumed that the Projections, the NOLs and the Estimated NOL Tax Savings provided a reasonable basis on which to evaluate the Company and the Merger and Houlihan Lokey, at the Company’s direction, used and relied upon the Projections, the NOLs and the Estimated NOL Tax Savings for purposes of Houlihan Lokey’s analyses and opinion. Houlihan Lokey expressed no view or opinion with respect to the Projections, the NOLs, the Estimated NOL Tax Savings or the respective assumptions on which they were based. In reaching Houlihan Lokey’s conclusions under the opinion, with the Company’s consent, Houlihan Lokey did not rely upon a review of the publicly available financial terms of other transactions, because Houlihan Lokey did not identify a sufficient number of relevant transactions in which Houlihan Lokey deemed the acquired companies to be sufficiently similar to the Company. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to its analyses or opinion, and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading.

Houlihan Lokey relied upon and assumed, without independent verification, that, except as would not be material to its analyses or opinion, (a) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments referred to therein were true and correct, (b) each party to the Merger Agreement and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger would be satisfied without waiver thereof, and (d) the Merger would be consummated in a timely manner in accordance with the terms described in the Merger Agreement and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the Merger would be consummated in a manner that complies in all respects with all applicable foreign, federal, state and local statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the Company or the Merger that would be material to Houlihan Lokey’s analyses or opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final form of the Merger Agreement would not differ in any material respect from the draft of the Merger Agreement identified above.

Furthermore, in connection with its opinion, Houlihan Lokey was not requested to, and did not, make any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company was or may have been a party or was or may have been subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company was or may have been a party or was or may have been subject.

Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of its opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion. Houlihan Lokey did not express any view or opinion as to the price or range of prices at which shares of Common Stock could be purchased or sold, or otherwise be transferable, at any time.

Houlihan Lokey’s opinion was furnished for the use of the Special Committee (in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion was not intended to be, and does not constitute, a recommendation to the Special Committee, the Company Board, the Company, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise.

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Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Special Committee, the Company Board, the Company, its security holders or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Merger Consideration to the extent expressly specified in the opinion), including, without limitation, any terms, aspects or implications of (a) the investment agreements to be entered into by Lennar, (b) the voting and support agreement to be entered into by the Lennar Stockholders, Parent and the Company, (c) the HSCM Fourth Amendment to be entered into by certain of the Company’s subsidiaries, Parent, Hudson and certain affiliates of Hudson or any other agreements related thereto, (d) the restructuring and reorganization of the Company related to its business referred to as the “TechCo Business,” and (e) the bridge financing to be provided to the Company by an affiliate of Parent, (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of the opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might have been available for the Company or any other party, (v) the fairness of any portion or aspect of the Merger to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, Parent, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Merger, (vii) the solvency, creditworthiness or fair value of the Company, Parent or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Merger Consideration or otherwise. Houlihan Lokey did not express any opinion, counsel or interpretation regarding matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the Special Committee, on the assessments by the Special Committee, the Company Board, the Company, Parent and their respective advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to the Company, the Merger or otherwise.

In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company used in Houlihan Lokey’s analyses for comparative purposes is identical to the Company and an evaluation of the results of those analyses is not entirely mathematical. As a consequence, mathematical derivations (such as the high, low, mean and median) of financial data are not by themselves meaningful and in selecting the ranges of multiples to be applied were considered in conjunction with experience and the exercise of judgment. The estimates contained in the Projections and the implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Company. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

Houlihan Lokey’s opinion was only one of many factors considered by the Special Committee in evaluating the proposed Merger. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the Merger Consideration or of the views of the Special Committee or management with respect to the Merger or the Merger Consideration. Under the terms of its engagement by the Special Committee, neither Houlihan Lokey’s opinion nor any other advice or services rendered by it in connection with the proposed Merger or otherwise, should be construed as creating, and Houlihan Lokey should not be deemed to have, any fiduciary duty to, or agency relationships with, the Company Board, the Company, Parent, any security holder or creditor of the Company or Parent any other person, regardless of any prior or ongoing advice or relationships. The type and amount of consideration payable in the Merger were determined through negotiation between the Special Committee and Parent, and the decision to enter into the Merger Agreement was solely that of the Company Board upon the recommendation of the Special Committee.

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Financial Analyses

In preparing its opinion to the Special Committee, Houlihan Lokey performed a variety of analyses, including those described below. This summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analyses is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.

The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the Special Committee on March 28, 2024. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses. For purposes of its analyses, Houlihan Lokey reviewed a number of financial metrics, including:

●	Adjusted Net Income — generally, the amount of the relevant company’s net income for a specified period, as adjusted for certain non-recurring items.

●

Enterprise Value — generally, the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities of the company) plus the amount of its net debt (the amount of its outstanding indebtedness, non-convertible preferred stock, capital lease obligations and non-controlling interests less the amount of cash and cash equivalents on its balance sheet).

Unless the context indicates otherwise, enterprise values and equity values used in the selected companies analysis described below were calculated using the closing prices of the common stock of the selected companies listed below as of March 27, 2024. The estimates of the future financial performance of the Company relied upon for the financial analyses described below were based on the Projections. The estimates of the future financial performance of the selected companies listed below were based on certain publicly available research analyst estimates for those companies.

For purposes of the discounted cash flow and selected companies analyses summarized below, Houlihan Lokey evaluated the Company on a sum-of-the-parts basis, by separately evaluating the Company’s underwriting segment, enterprise segment, corporate-level expenses and NOLs and then aggregating the results of those evaluations to arrive at implied value reference ranges for the Company.

Discounted Cash Flow Analysis. Houlihan Lokey performed a discounted cash flow analysis of the Company on a sum-of-the-parts basis based on the Projections, the Estimated NOL Tax Savings and certain other corporate-level assets and liabilities of the Company based on financial data provided by Company management. With respect to the Company’s underwriting segment, Houlihan Lokey applied a range of terminal value multiples of 11.0x to 12.0x to the underwriting segment’s estimated adjusted net income for the fiscal year ending December 31, 2026 and discount rates ranging from 16.0% to 17.0%. With respect to the Company’s enterprise segment, Houlihan Lokey applied a range of terminal value multiples of 2.50x to 3.00x to the enterprise segment’s estimated revenue for the fiscal year ending December 31, 2026 and discount rates ranging from 16.5% to 17.5%. With respect to the Company’s corporate-level expenses, Houlihan Lokey applied perpetuity growth rates ranging from 1.0% to 2.0% and discount rates ranging from 15.0% to 16.0%. With respect to the NOLs, Houlihan Lokey applied discount rates ranging from 16.5% to 17.5% to the Estimated NOL Tax Savings, which indicated an implied value reference range for the NOLs of $4.5 million to $4.9 million. The discounted cash flow analysis indicated an implied value reference range of $3.84 to $5.61 per share of Common Stock, as compared to the Merger Consideration of $6.29 per share of Common Stock in the Merger pursuant to the Merger Agreement.

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Selected Companies Analysis. Houlihan Lokey performed a selected companies analysis of the Company on a sum-of-the-parts basis, by reviewing certain data for selected companies with publicly traded equity securities that Houlihan Lokey deemed relevant, taking into account its experience and professional judgment, for each of the Company’s underwriting segment and enterprise segment. With respect to the underwriting segment, the financial data reviewed included equity value as a multiple of estimated fiscal year 2025 adjusted net income, or “FY 2025E Adjusted Net Income,” and the selected companies, and corresponding financial data, included the following:

Equity Value / FY 2025E Adj. Net Income
Fidelity National Financial, Inc.	8.9x
First American Financial Corporation	10.8x
Investors Title Company	NA
Old Republic International Corporation	11.4
Stewart Information Services Corporation	12.7

Low	8.9x
High	12.7x
Median	11.1x
Mean	11.0x

NA refers to not available.

With respect to the enterprise segment, the financial data reviewed included enterprise value as a multiple of estimated fiscal year 2025 revenue, or “FY 2025E Revenue,” and the selected companies, and corresponding financial data, included the following:

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Enterprise Value / FY 2025E Revenue

Digital Insurance Carriers

Hippo Holdings Inc.	0.77x
Lemonade, Inc.	1.37x
Root, Inc.	0.58x

Property Software, Data & Services

Agilysys, Inc.	6.91x
Altus Group Limited	2.86x
AppFolio, Inc.	9.80x
Blend Labs, Inc.	4.05x
MeridianLink, Inc.	5.31x
Open Lending Corporation	4.45x
Porch Group, Inc.	1.16x
Radian Group Inc.	4.96x
Real Matters Inc.	1.14x
Redfin Corporation	1.30x
SmartRent, Inc.	1.07x
Voxtur Analytics Corp.	NA
Zillow Group, Inc.	4.54x

Low	0.58x
High	9.80x
Median	2.86x
Mean	3.35x

NA refers to not available.

Taking into account the results of the selected companies analysis of the Company’s underwriting segment, Houlihan Lokey applied a range of selected multiples of 10.0x to 11.0x to the underwriting segment’s estimated adjusted net income for the fiscal year ending December 31, 2025. Taking into account the results of the selected companies analysis of the Company’s enterprise segment, Houlihan Lokey applied a range of selected multiples of 2.00x to 2.50x to the enterprise segment’s estimated total revenue for the fiscal year ending December 31, 2025. Houlihan Lokey then calculated implied per share value reference ranges on a sum-of-the-parts basis, taking into account the implied value reference ranges of the Company’s corporate-level expenses and the NOLs (each as described above under the heading, “Discounted Cash Flow Analysis”) and certain other corporate-level assets and liabilities of the Company based on financial data provided by Company management. The selected companies analysis indicated an implied value reference range of $3.27 to $4.79 per share of Common Stock, as compared to the Merger Consideration of $6.29 per share of Common Stock in the Merger pursuant to the Merger Agreement.

Miscellaneous

Houlihan Lokey was engaged by the Special Committee to act as its financial advisor in connection with a possible merger, consolidation, business combination, sale, financing, recapitalization or other similar transaction. The Special Committee engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to provide financial advisory services in connection with mergers, acquisitions, divestitures, leveraged buyouts, financings and financial restructurings. Pursuant to its engagement by the Special Committee, Houlihan Lokey is entitled to an aggregate fee of $7,437,500 for its services, $1,000,000 of which became payable upon the delivery of Houlihan Lokey’s opinion to the Special Committee and the remainder of which is payable upon the successful completion of the Merger. Houlihan Lokey also was authorized in accordance with the Merger Agreement to solicit indications of interest from certain third parties in acquiring all or part of the Company for a prescribed period following the execution of the Merger Agreement, subject to the terms, conditions and procedures set forth in the Merger Agreement. The Company has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or related to Houlihan Lokey’s engagement.

In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, Parent or any other party that may be involved in the Merger and their respective affiliates or security holders or any currency or commodity that may be involved in the Merger.

Houlihan Lokey and certain of its affiliates have in the past provided financial advisory services to the Company and have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to Centerbridge, or one or more security holders, affiliates and/or portfolio companies of investment funds affiliated or associated with Centerbridge (collectively, with Centerbridge, the “Centerbridge Group”) on matters unrelated to the Merger or the related transactions, for which Houlihan Lokey and its affiliates have received, and may receive, compensation, including, among other things, (i) with respect to the Company, having acted as a financial advisor in connection with the Company’s sale of certain branches of its West Coast local retail title operations, which transaction closed in May 2023, for which Houlihan Lokey and its affiliates have received aggregate compensation of approximately $3 million during the past two years, and, (ii) with respect to the Centerbridge Group, having provided financial advisory services to certain members of the Centerbridge Group, including a portfolio company affiliate of Centerbridge and a lender group including one or more members of the Centerbridge Group, for which Houlihan Lokey and its affiliates have received compensation of approximately $25 to $35 million in the aggregate during the past two years. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, Parent, members of the Centerbridge Group, other participants in the Merger or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation.

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In addition, Houlihan Lokey and certain of its affiliates and certain of Houlihan Lokey and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Centerbridge, other participants in the Merger or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with members of the Centerbridge Group, other participants in the Merger or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates have in the past acted, currently are acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, Parent, members of the Centerbridge Group, other participants in the Merger or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

Other Presentations by Houlihan Lokey

In addition to the discussion materials reviewed with the Special Committee on March 28, 2024 described above, which will be filed with the SEC as an exhibit to the Schedule 13E-3 being filed in connection with the transaction, Houlihan Lokey provided the following, each of which will be attached as an exhibit to such Schedule 13E-3: (i) discussion materials for the Special Committee dated December 2023 (reviewed with the Special Committee on December 19, 2023), January 2024 (reviewed with the Special Committee on January 4, 2024), January 2024 (reviewed with the Special Committee on January 18, 2024), January 2024 (reviewed with the Special Committee on January 26, 2024), January 2024 (sent to the Special Committee on January 31, 2024), March 10, 2024 (and additional discussion materials dated the same date), March 12, 2024 (and additional discussion materials dated the same date) and March 28, 2024 (in addition to those summarized above); and (ii) discussion materials for the Company Board dated November 2023 (reviewed with the Company Board on November 21, 2023), March 10, 2024, March 12, 2024, March 19, 2024, and March 28, 2024. Summaries of these materials are provided below. The following summaries, however, do not purport to be a complete description of the materials.  These discussion materials and the written opinion will be available for any interested stockholder of the Company to inspect and copy at the Company’s executive offices during regular business hours.

•

The discussion materials, dated December 2023 (reviewed with the Special Committee on December 19, 2023), provided to the Special Committee included (i) a summary of Centerbridge’s proposals for a transaction involving the Company, (ii) a review of potential impacts of such a transaction and Company management perspectives on Centerbridge and TRG Group, (iii) a review of illustrative scenarios involving the sale of the underwriting segment of the Company, (iv) an overview of interests from potential investors and acquirors, (v) an overview of potential alternatives to a transaction with Centerbridge, (vi) a review of management’s views with respect to a potential transaction with Centerbridge/TRG Group, a potential financing by HSCM and potential alternatives, and (vii) an illustrative proposed timeline for completing a capital raise or sale transaction.

•

The discussion materials, dated January 2024 (reviewed with the Special Committee on January 4, 2024), provided to the Special Committee included (i) a summary of proposals for a transaction with Centerbridge, (ii) a summary of a financing proposal from HSCM, (iii) a review of illustrative scenarios involving the sale of the underwriting segment of the Company, and (iv) additional considerations, including an illustrative timeline of a sale of the Company.

•

The discussion materials, dated January 2024 (reviewed with the Special Committee on January 18, 2024), provided to the Special Committee included (i) a summary of Centerbridge’s most recent proposal for an acquisition of the Company, (ii) a summary of a debt restructuring proposal from HSCM, (iii) a review of management’s views with respect to a potential transaction, and (iv) an illustrative proposed timeline for completing a sale transaction.

•

The discussion materials, dated January 2024 (reviewed with the Special Committee on January 26, 2024), provided to the Special Committee included (i) a summary of Centerbridge’s most recent proposal for an acquisition of the Company, and (ii) a summary of HSCM’s debt restructuring proposal.

•

The discussion materials, dated January 2024 (sent to the Special Committee on January 31, 2024), provided to the Special Committee included an estimated (i) pre-transaction fees shareholder cash per share calculation and (ii) post-transaction fees shareholder cash per share calculation.

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•

The discussion materials, dated March 10, 2024, provided to the Special Committee included information that was materially and substantially the same as the analysis described under “Special Factors—Opinion of Houlihan Lokey—Financial Analyses” of this proxy statement.

•

The additional discussion materials, dated March 10, 2024, provided to the Special Committee included (i) background and a summary of proposals with Centerbridge for a transaction, and (ii) a summary of the then-proposed transaction terms.

•

The discussion materials, dated March 12, 2024, provided to the Special Committee included information that was materially and substantially the same as the analysis described under “Special Factors—Opinion of Houlihan Lokey—Financial Analyses” of this proxy statement. In addition, following its review of the March 12, 2024 discussion materials, Houlihan Lokey rendered an oral opinion to the Special Committee to the effect that, based upon and subject to the assumptions, limitations, qualifications and other matters considered in connection with the preparation of such opinion, as of such date, the Merger Consideration to be received by the Disinterested Stockholders in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to the Disinterested Stockholders.  Such opinion was not subsequently confirmed in writing.  Such opinion was, however, substantially the same as the opinion described under “Special Factors—Opinion of Houlihan Lokey” of this proxy statement, except it was made as of March 12, 2024 and was based on market, economic and other conditions as they existed as of March 12, 2024, as well as draft transaction documents and transaction terms available at such time, including Merger Consideration of $6.50 per share of Common Stock (rather than $6.29 per share of Common Stock).

•

The additional discussion materials, dated March 12, 2024, provided to the Special Committee included (i) background and a summary of proposals with Centerbridge for a transaction, and (ii) a summary of the then-proposed transaction terms.

•

The additional discussion materials, dated March 28, 2024, provided to the Special Committee included (i) background to and a summary of the discussions with Centerbridge, (ii) a review of the terms of proposals from Centerbridge/TRG Group from January 29, 2024, through the then most recent proposal, and (iii) a summary of the then-proposed transaction terms.

•

The discussion materials, dated November 2023 (reviewed with the Company Board on November 21, 2023), provided to the Company Board included (i) an overview of the outreach made to potential investors, and (ii) an illustrative proposed timeline for a capital raise transaction.

•

The discussion materials, dated March 10, 2024, provided to the Company Board included (i) background and a summary of proposals with Centerbridge, and (ii) a summary of the then-proposed transaction terms.

•

The discussion materials, dated March 12, 2024, provided to the Company Board included (i) background to and a summary of the discussions with Centerbridge, (ii) a review of the terms of proposals from Centerbridge/TRG Group from January 29, 2024, through the then most recent proposal, and (iii) a summary of the then-proposed transaction terms.

•

The discussion materials, dated March 19, 2024, provided to the Company Board included a review of developments from March 12, 2024 through March 19, 2024, relating to the transaction, potential financing sources for a potential transaction and potential bridge financing considerations for the Company.

•

The discussion materials, dated March 28, 2024, provided to the Company Board included (i) background and a summary of the discussions with Centerbridge, (ii) a review of the terms of proposals from Centerbridge/TRG Group from January 29, 2024, through the then most recent proposal, and (iii) a summary of the proposed transaction terms.

Position of the Parent Entities as to the Fairness of the Merger

Under the SEC rules governing “going private” transactions, the Parent Entities are required to disclose among other things its purpose for the Merger, its reasons for structuring the transaction as proposed and any alternative structure that it considered, and its reasons for pursuing the Merger at this time. The Parent Entities are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. However, none of the Parent Entities are making any recommendation to any Company stockholder as to how that stockholder should vote on the Merger Agreement Proposal or any other proposal or any other matter, and the Parent Entities’ views as described in this part of this proxy statement should not be so construed as such a recommendation.

The Parent Entities believe that the interests of the Disinterested Stockholders of the Company were represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement on their behalf, with the assistance of the Special Committee’s independent legal and financial advisors. The Parent Entities attempted to negotiate a transaction that would be most favorable to them, and not to the Disinterested Stockholders or any other Company stockholder, and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were substantively or procedurally fair to the Disinterested Stockholders or any other Company stockholder. The Parent Entities did not participate in the deliberations of the Special Committee or Company Board regarding, nor did they receive advice from the respective legal or other advisors to the Special Committee or the Company Board as to, the fairness of the Merger or any other transactions contemplated by the Merger Agreement, including the Doma Technology Reorganization, the Lennar Investment and the transactions contemplated by the HSCM Agreements. The Parent Entities have not performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the Merger or any other transactions contemplated by the Merger Agreement to the Disinterested Stockholders or any other Company stockholder.

However, based on their knowledge and analysis of available information regarding the Company, as well as discussions with the Company’s senior management regarding the Company and its business and the factors considered by, and findings of, the Company Board and the Special Committee discussed in “Purpose and Reasons of the Company for the Merger; Recommendation of the Company Board and the Special Committee; Fairness of the Merger”, which analysis and resulting conclusions the Parent Entities adopt, and the following factors, which are considered material and not listed in any relative order of importance, the Parent Entities believe that the Merger is both substantively and procedurally fair to the Disinterested Stockholders:

●	the fact that the Special Committee and the Company Board unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, the Company and Company’s stockholders;

●

the fact that the Merger Consideration is all cash, thus allowing Company stockholders to immediately realize a certain and fair value for their Common Stock, which value represents a premium over the closing price of the Common Stock on the last trading day before the Company publicly announced the Merger;

●

the fact that the Merger will provide liquidity for the Disinterested Stockholders without the delays that would otherwise be necessary in order to liquidate the positions of holders, and without incurring brokerage and other costs typically associated with market sales;

●

the fact that the Merger is not conditioned on any financing being obtained by Parent, increasing the likelihood that the Merger will be consummated and that the consideration to be paid to the Disinterested Stockholders in the Merger will be received;

●

the fact that the Special Committee, consisting solely of independent and disinterested directors of the Company Board who are not officers or employees of the Company and who are not affiliated with the Parent Entities, and who have no financial interest in the Merger different from, or in addition to, the Disinterested Stockholders generally, was given exclusive authority to, among other things, review, evaluate and negotiate the terms of the Merger, to determine the advisability of the Merger, to decide not to engage in the Merger, and to consider alternatives to the Merger;

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●

the fact that the Special Committee was formed at the outset of the Company’s consideration of a potential transaction and prior to any consideration of the Merger Agreement and the transactions contemplated thereby, including the Merger, or any negotiations with respect thereto;

●

the fact that the Special Committee was fully informed about the extent to which the interests of the Lennar Stockholders, Company management and HSCM, as well as the Foundation Investors to the extent relevant, in the Transactions differed from those of the Disinterested Stockholders;

●

The fact that the Special Committee conducted an extensive process, including extensive deliberations and negotiations, and retained and was advised by independent, nationally recognized financial and legal advisors;

●

the fact that the Special Committee was deliberate in its process and negotiated for a “go-shop” period during which the Company could actively solicit bids from potential financial and strategic acquirors;

●	the fact that the Merger Consideration was the result of the Special Committee’s extensive arm’s-length negotiations with Parent;

●

the fact that the closing of the Merger is conditioned on the Company’s receipt of the Required Stockholder Approval, including the approval of at least a majority of the voting power of the outstanding shares of Common Stock held by the Disinterested Stockholders entitled to vote on this Agreement;

●

the Company’s ability, under certain circumstances as set out in the Merger Agreement, to provide information to, or participate in discussions or negotiations with, third parties regarding Acquisition Proposals, including during the “go-shop” period mentioned above;

●

the Company’s ability, under certain circumstances as set out in the Merger Agreement, to terminate the Merger Agreement to enter into a definitive agreement related to a Superior Proposal, subject to the requirement that the Company pay Parent a termination fee of (i) $1,822,134 if the Company terminates the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal (x) during the Go-Shop Period or (y) by an Exempted Person and (ii) $3,188,734 if the Company terminates the Merger Agreement under any other circumstances which would trigger payment of a termination fee to Parent; and

●

the availability of appraisal rights to the Company’s stockholders who comply with all of the required procedures under Delaware law for exercising appraisal rights, which allow such holders to seek appraisal of the fair value of their shares of Common Stock.

The foregoing discussion of the information and factors considered and given weight by the Parent Entities in connection with the fairness of the Merger is not intended to be exhaustive but is believed to include all material factors considered by them. The Parent Entities did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their conclusion as to the fairness of the Merger. Rather, the Parent Entities reached their position as to the fairness of the Merger after considering all of the foregoing as a whole. The Parent Entities believe these factors provide a reasonable basis upon which to form their position regarding the fairness of the Merger to the Disinterested Stockholders. This position should not, however, be construed as a recommendation to any Company stockholder to approve the Merger Agreement or the Merger or any other proposal or to otherwise vote on any other matter.  The Parent Entities make no recommendation as to how stockholders of the Company should vote their shares of Common Stock relating to the Merger, any other proposal or any other matter.

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Position of the Lennar Entities as to the Fairness of the Merger

Under the SEC rules governing “going private” transactions, the Lennar Entities are required to disclose among other things their purpose for the Merger, their reasons for structuring the transaction as proposed and any alternative structure that they considered, and their reasons for pursuing the Merger at this time. The Lennar Entities are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. The Lennar Entities have agreed to vote in favor of the Merger proposal. However, none of the Lennar Entities are making any recommendation to any Disinterested Stockholder as to how that stockholder should vote on the Merger Agreement Proposal or any other proposal or any other matter, and the Lennar Entities’ views as described in this part of this proxy statement should not be so construed as such a recommendation.

The Lennar Entities believe that the interests of the Disinterested Stockholders of the Company were represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement on their behalf, with the assistance of the Special Committee’s independent legal and financial advisors. The Lennar Entities did not participate in the negotiations of the Merger Agreement or deliberations of the Special Committee, nor did they receive advice from the respective legal or other advisors to the Special Committee as to, the fairness of the Merger or any other transactions contemplated by the Merger Agreement, including the Doma Technology Reorganization, the Lennar Investment and the transactions contemplated by the HSCM Agreements. The Lennar Entities have not performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the Merger or any other transactions contemplated by the Merger Agreement to the Disinterested Stockholders.

Other than to the extent known to the Lennar Entities as disclosed in the section of this proxy statement captioned “Special Factors—Background of the Merger,” the Lennar Entities were not aware of, and thus did not consider, any other firm offers made by any unaffiliated person during the past two years for (i) a merger or consolidation of the Company with another company, (ii) the sale or transfer of all or substantially all of the Company’s assets or (iii) the purchase of all or a substantial portion of the shares that would enable such person to exercise control of or significant influence over the Company.

However, based on their knowledge and analysis of available information regarding the Company, as well as discussions with the Company’s senior management regarding the Company and its business and the factors considered by, and findings of, the Company Board and the Special Committee discussed in “Special Factors— Purpose and Reasons of the Company for the Merger; Recommendation of the Company Board and the Special Committee; Fairness of the Merger,” which analysis and resulting conclusions the Lennar Entities adopt, and the following factors, which are considered material and not listed in any relative order of importance, the Lennar Entities believe that the Merger is both substantively and procedurally fair to the Disinterested Stockholders:

●	the fact that the Special Committee and the Company Board unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, the Company and Company’s stockholders;

●

the fact that the Merger Consideration is all cash, thus allowing Disinterested Stockholders to immediately realize a certain and fair value for their Common Stock, which value represents a premium over the closing price of the Common Stock on the last trading day before the Company publicly announced the Merger;

●

the fact that the Merger will provide liquidity for the Disinterested Stockholders without the delays that would otherwise be necessary in order to liquidate the positions of holders, and without incurring brokerage and other costs typically associated with market sales;

●

the fact that the Special Committee, consisting solely of independent and disinterested directors of the Company Board who are not officers or employees of the Company and who are not affiliated with the Lennar Entities, and who have no financial interest in the Merger different from, or in addition to, the Disinterested Stockholders generally, was given exclusive authority to, among other things, review, evaluate and negotiate the terms of the Merger, to determine the advisability of the Merger, to decide not to engage in the Merger, and to consider alternatives to the Merger;

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●

the fact that the Special Committee was formed at the outset of the Company’s consideration of a potential transaction and prior to any consideration of the Merger Agreement and the transactions contemplated thereby, including the Merger, or any negotiations with respect thereto;

●

the fact that the Special Committee was fully informed about the extent to which the interests of the Lennar Stockholders, Company management and HSCM, as well as the Foundation Investors to the extent relevant, in the Transactions differed from those of the Disinterested Stockholders;

●

The fact that the Special Committee conducted an extensive process, including extensive deliberations and negotiations, and retained and was advised by independent, nationally recognized financial and legal advisors;

●

the fact that the Special Committee was deliberate in its process and negotiated for a “go-shop” period during whi ch the Company could actively solicit bids from potential financial and strategic acquirors;

●	the fact that the Merger Consideration was the result of the Special Committee’s extensive arm’s-length negotiations with TRG Group;

●

the fact that the closing of the Merger is conditioned on the Company’s receipt of the Required Stockholder Approval, including the approval of at least a majority of the voting power of the outstanding shares of Common Stock held by the Disinterested Stockholders entitled to vote on this Agreement;

●

the Company’s ability, under certain circumstances as set out in the Merger Agreement, to provide information to, or participate in discussions or negotiations with, third parties regarding Acquisition Proposals, including during the “go-shop” period mentioned above;

●

the Company’s ability, under certain circumstances as set out in the Merger Agreement, to terminate the Merger Agreement to enter into a definitive agreement related to a Superior Proposal, subject to the requirement that the Company pay Parent a termination fee of (i) $1,822,134 if the Company terminates the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal (x) during the Go-Shop Period or (y) by an Exempted Person and (ii) $3,188,734 if the Company terminates the Merger Agreement under any other circumstances which would trigger payment of a termination fee to Parent; and

●

the availability of appraisal rights to the Company’s stockholders who comply with all of the required procedures under Delaware law for exercising appraisal rights, which allow such holders to seek appraisal of the fair value of their shares of Common Stock.

The foregoing discussion of the information and factors considered and given weight by the Lennar Entities in connection with the fairness of the Merger is not intended to be exhaustive but is believed to include all material factors considered by them. The Lennar Entities did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their conclusion as to the fairness of the Merger. Rather, the Lennar Entities reached their position as to the fairness of the Merger after considering all of the foregoing as whole. The Lennar Entities believe these factors provide a reasonable basis upon which to form their position regarding the fairness of the Merger to the Disinterested Stockholders. This position should not, however, be construed as a recommendation to any Disinterested Stockholder to approve the Merger Agreement or the Merger or any other proposal or to otherwise vote on any other matter.  The Lennar Entities make no recommendation as to how Disinterested Stockholders should vote their shares of Common Stock relating to the Merger, any other proposal or any other matter.

Purpose and Reasons of the Parent Entities for the Merger

Under the SEC rules governing “going private” transactions, the Parent Entities are required to disclose among other things its purpose for the Merger, its reasons for structuring the transaction as proposed and any alternative structure that it considered, and its reasons for pursuing the Merger at this time. The Parent Entities are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules and  regulations under the Exchange Act. However, none of the Parent Entities are making any recommendation to any Company stockholder as to how that stockholder should vote on the Merger Agreement Proposal, any other proposal or any other matter, and the Parent Entities’ views as described in this part of this proxy statement should not be so construed as such a recommendation.

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For the Parent Entities, the primary purpose of the Merger is to allow Topco to indirectly own equity interests in the Company and to bear the rewards and risks of such ownership after the Merger is completed and the shares of Common Stock cease to be publicly traded. The Parent Entities believe that structuring the transaction in such manner is preferable to other transaction structures because it (i) will enable Parent to acquire all of the shares of Common Stock at the same time, (ii) will allow the Company to cease tobe a publicly registered and reporting company, and (iii) represents an opportunity for the Company’s stockholders (other than the holders of Cancelled Shares and Dissenting Shares) to receive the Merger Consideration of $6.29 per share of Common Stock in cash, without interest and less any applicable withholding taxes, subject to and in accordance with the terms and conditions of the Merger Agreement. As part of the relevant conversations and negotiations resulting in the Transactions, the Parent Entities did not consider any other alternative transaction structures or other alternative means to accomplish the foregoing purposes.

Although the Parent Entities believe that there will be certain opportunities associated with their investment in the Company if the Merger is completed, the Parent Entities realize that there are also substantial risks (including the risks and uncertainties relating to the prospects of the Company) and that such opportunities may never be fully realized.

Purpose and Reasons of the Lennar Entities for the Merger

Under the SEC rules governing “going private” transactions, the Lennar Entities are required to disclose among other things their purpose for the Merger, their reasons for structuring the transaction as proposed and any alternative structure that they considered, and their reasons for pursuing the Merger at this time. The Lennar Entities are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. However  , none of the Lennar Entities are making any recommendation to any Disinterested Stockholder as to how that stockholder should vote on the Merger Agreement Proposal, any other proposal or any other matter, and the Lennar Entities’ views as described in this part of this proxy statement should not be so construed as such a recommendation.

For the Lennar Entities, the Parent Entities required that the Lennar Entities reinvest their proceeds from the Merger (such proceeds equal to the same amount per share as the Disinterested Stockholders) and invest an additional $17 million in Topco as a condition to the Merger.  As a result, the Lennar Entities primary purpose of the Merger is to enable all Company stockholders to gain an opportunity to receive the Merger Consideration of $6.29 per share of Common Stock in cash, without interest and less any applicable withholding taxes, subject to and in accordance with the terms and conditions of the Merger Agreement.  In addition, the Lennar Entities will be able to continue as minority investors in the Company through their minority interests in Topco. The Lennar Entities will also have certain rights to partial liquidity at the same effective price as the price per share of the Merger available to the Disinterested Stockholders. Although the Lennar Entities believe that there will be certain opportunities associated with their investment in the Company if the Merger is completed, the Lennar Entities realize that there are also substantial risks (including the risks and uncertainties relating to the prospects of the Company) and that such opportunities may never be fully realized.  As part of the relevant conversations and negotiations resulting in the Transactions, the Lennar Entities did not consider any other alternative transaction structures or other alternative means to accomplish the foregoing purposes.

Plans for the Company after the Merger

Following completion of the Merger, Merger Sub will have been merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent. The Common Stock is currently listed on the NYSE and registered under the Exchange Act. The Company’s publicly held Company Warrants are traded on the OTC Pink Marketplace and registered under the Exchange Act. Following completion of the Merger, there will be no further market for the Common Stock or Company Warrants and, as promptly as practicable following the Effective Time and in compliance with Applicable Law, the Company’s securities will be delisted from the NYSE and deregistered under the Exchange Act.

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Concurrently with the execution of the Merger Agreement, Lennar and Topco, which, in the case of Topco, following the Effective Time, will be an indirect parent of the Company, entered into certain agreements, pursuant to which, concurrently with the Closing and upon the terms and subject to the conditions set forth therein, Lennar shall invest the cash it receives in consideration for its existing shares of Common Stock at the Closing and an additional $17 million in Topco, resulting in Lennar owning approximately 8.36% of the outstanding equity of Topco on a fully diluted basis (the “Lennar Investment”).

Prior to the Closing, the Company will effect a restructuring and reorganization of the Company (the “Doma Technology Reorganization”) such that, as of the Closing, Doma Technology, a subsidiary of the Company, will hold the applicable assets and related liabilities of the Company’s and its applicable subsidiaries’ Doma Technology Business and Doma Technology will be majority owned by Parent with HSCM owning preferred units and profits interests to HSCM representing approximately 27.5% of Doma Technology’s equity securities on a fully diluted basis.

The Parent Entities and Lennar Entities currently anticipate that the Company’s operations following completion of the Merger will initially be conducted substantially as they are currently being conducted, except that the Company will cease to be a public company and will instead be a wholly owned subsidiary of Parent, other than Doma Technology LLC which will be a majority owned subsidiary of Parent, and the Company’s title underwriting division, Doma Title Insurance, and its technology division, Doma Technology, are expected to operate as subsidiaries of Parent with Doma Technology operating on a separately capitalized basis. Concurrently with the execution and delivery of the Merger Agreement, Parent, HSCM and the Company entered into a preferred unit purchase agreement (the “Preferred Purchase Agreement”), pursuant to which, at the Closing, Doma Technology would issue preferred units and profits interests to HSCM representing approximately 27.5% of Doma Technology’s equity securities on a fully diluted basis, provided that HSCM may transfer a portion of such preferred units to a third-party investor. In addition, the Preferred Purchase Agreement provides that common units or profits interests representing approximately 19.2% of Doma Technology’s equity securities on a fully diluted basis will be reserved for issuance to management employees of Doma Technology, which may include the Company’s current executive officers, from time to time following the Closing pursuant to terms and conditions to be approved by the board of managers of Doma Technology. At the Closing, Doma Technology, Parent and HSCM (and any third-party transferee of HSCM’s preferred units) would enter into a limited liability company operating agreement governing the rights and obligations of the parties in Doma Technology.

From and after the Effective Time, the officers of Merger Sub immediately prior to the Effective Time will be the officers of the Surviving Corporation and, unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, in each case to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their death, resignation or removal or until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, as the case may be.

Certain Effects of the Merger

If the Merger Agreement is approved and adopted by the requisite votes of the Company’s stockholders and all other conditions to the Closing of the Merger are either satisfied or waived, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent.

Treatment of the Shares of Common Stock

At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Cancelled Shares and any Dissenting Shares) shall be cancelled and extinguished and automatically converted into the right to receive an amount in cash equal to $6.29 per share of Common Stock, without interest, in accordance with and subject to the terms and conditions set forth in the Merger Agreement, whereupon all such shares of Common Stock will cease to be outstanding and shall cease to exist, and the holders of such shares of Common Stock will cease to have any rights with respect thereto, other than the right to receive the Merger Consideration and the right to receive dividends and other distributions, in each case, subject to and in accordance with the terms and conditions of the Merger Agreement.

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Treatment of Company Warrants

At the Effective Time, each outstanding Company Warrant shall, in accordance with its terms under the Warrant Agreement, dated as of December 1, 2020, by and between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), automatically and without any required action on the part of the holder thereof, cease to represent a Company Warrant in respect of Common Stock and shall become a Company Warrant exercisable for Merger Consideration. If a holder properly exercises a Company Warrant within thirty (30) days following the public disclosure of the consummation of the Merger pursuant to a Current Report on Form 8-K filed with the SEC, the Warrant Price, as defined in the Warrant Agreement, with respect to such exercise shall be reduced by an amount (in dollars and in no event less than zero) equal to the difference of (a) the Warrant Price in effect prior to such reduction minus (b) (i) Merger Consideration minus (ii) the Black-Scholes Warrant Value (as defined in the Warrant Agreement).

Treatment of Company Equity Awards

Company Options. Pursuant to the Merger Agreement, as a result of the Merger, each Company Option that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will automatically, without any action on the part of the Company or the holder thereof, be cancelled and terminated as of immediately prior to the Effective Time and converted into the right to receive an amount in cash as soon as practicable following the Closing, less any applicable withholding taxes, equal to the product obtained by multiplying (i) the aggregate number of shares of Common Stock subject to such Company Option by (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option (the “Option Consideration”), provided, that any Company Option with an exercise price per share that is equal to or greater than the Merger Consideration will automatically terminate and be cancelled at the Effective Time without payment of any consideration.

Company RS Awards. Pursuant to the Merger Agreement, as a result of the Merger, each unvested Company RS Award that is outstanding immediately prior to the Effective Time will automatically, without any action on the part of the Company or the holder thereof, be cancelled and terminated as of immediately prior to the Effective Time and converted into the right to receive an amount in cash as soon as practicable following the Closing, less any applicable withholding taxes, equal to the product obtained by multiplying (i) the aggregate number of shares subject to such Company RS Award by (ii) the Merger Consideration (the “RS Award Consideration”).

Company RSU Awards. Pursuant to the Merger Agreement, as a result of the Merger, each Company RSU Award that is outstanding immediately prior to the Effective Time, whether vested or unvested, will automatically, without any action on the part of the Company or the holder thereof, be cancelled and terminated as of immediately prior to the Effective Time and converted into the right to receive an amount in cash as soon as practicable following the Closing, less any applicable withholding taxes, equal to the product obtained by multiplying (i) the aggregate number of shares subject to such Company RSU Award by (ii) the Merger Consideration (the “RSU Award Consideration”).

Company PRSU Awards. Pursuant to the Merger Agreement, as a result of the Merger, each Company PRSU Award that is outstanding immediately prior to the Effective Time, whether vested or unvested, will automatically, without any action on the part of the Company or the holder thereof, be cancelled and terminated as of immediately prior to the Effective Time and converted into the right to receive, an amount in cash as soon as practicable following the Closing, less any applicable withholding taxes, equal to the product obtained by multiplying (i) the aggregate number of shares subject to such Company PRSU Award (if any) that would satisfy the performance conditions applicable to such Company PRSU Award measured as of immediately prior to the Effective Time (in accordance with the applicable award agreement governing such Company PRSU Award) by (ii) the Merger Consideration (the “PRSU Award Consideration”).

Benefits of the Merger for the Company’s Disinterested Stockholders

The primary benefit of the Merger to the Disinterested Stockholders (excluding any Cancelled Shares and any Dissenting Shares) will be their right to receive the Merger Consideration of $6.29 per share of Common Stock in cash, without interest, in accordance with and subject to the terms and conditions set forth in the Merger Agreement, representing a premium of approximately 43.0% over the Company’s closing share price on March 27, 2024, the last trading day prior to announcement of the transactions contemplated by the Merger Agreement, and a premium of approximately 33.9% over the Company’s 30-day volume-weighted average closing price for the period ending March 27, 2024. Additionally, such security holders will avoid the risk after the Merger of any possible decrease in our future earnings, growth or value.

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Detriments of the Merger to Company’s Disinterested Stockholders

The primary detriments of the Merger to our Disinterested Stockholders include the lack of an interest of such security holders in the potential future earnings, growth or value realized by the Company, including Doma Title Insurance and Doma Technology, after the Merger.

Certain Effects of the Merger for the Parent Entities, Lennar Entities and HSCM

If the Merger is completed, the Parent Entities and Lennar Entities and their other equity investors, as well as, solely in the case of Doma Technology LLC, HSCM and, potentially, certain members of management, will be the sole beneficiaries of our future earnings and growth, if any, and they will be the only ones entitled to vote on corporate matters affecting the Company following the Merger.

Following the Merger, all of the equity interests in the Company will be beneficially owned, indirectly through Topco. Pursuant to the Lennar Investment, Lennar would own approximately 8.36% of the outstanding equity of Topco on a fully diluted basis. Pursuant to the Preferred Purchase Agreement, Doma Technology would be an indirect subsidiary of Topco, with HSCM (and/or its third-party transferee) owning approximately 27.5% of Doma Technology’s equity securities on a fully diluted basis, and approximately 19.2% of Doma Technology’s equity securities on a fully diluted basis will be reserved for issuance to management employees of Doma Technology, which may include the Company’s current executive officers. The board of managers of Doma Technology would initially consist of four representatives designated by Parent, three representatives designated by HSCM and the then-current chief executive officer of Doma Technology.

The table below sets forth the direct and indirect interests in the Company’s net book value and net earnings immediately before the Merger and immediately after the Merger based on the net book value at December 31, 2023 and March 31, 2024 and net income attributable to stockholders for the fiscal year ended December 31, 2023 and net income attributable to stockholders for the three months ended March 31, 2024.

	Prior to the Merger					After the Merger
	(in thousands, except percentages)					(in thousands, except percentages)
	% Interest	Net book value at March 31, 2024	Net book value at December 31, 2023	Net income (loss) for the 3 months ended March 31, 2024	Net income (loss) for the fiscal year ended December 31, 2023	% Interest	Net book value at March 31, 2024	Net book value at December 31, 2023	Net income (loss) for the 3 months ended March 31, 2024	Net income (loss) for the fiscal year ended December 31, 2023
Parent Entities	0.0%	$-	$-	$-	$-	100%	$(41,681.0)	$(25,911.0)	$(20,551.0)	$(124,414.0)
Lennar Entities(4)	23.8%	$(9,920.1)	$(6,166.8)	$(4,891.1)	$(29,610.5)	8.4%	$(3,484.5)	$(2,166.2)	$(1,718.1)	$(10,401.0)

(1)	Based on 13,524,203 shares of Common Stock outstanding as of December 31, 2023 and 13,887,772 shares of Common Stock outstanding as of March 31, 2024.
(2)	Based on total stockholders’ deficit of $25.9 million as of December 31, 2023 and $41.7 million as of March 31, 2024.
(3)	Based on net loss attributable to the Company of $124.4 million for the year ended December 31, 2023 and $20.6 million for the three months ended March 31, 2024.
(4)

Amounts in “After the Merger” columns reflect the Lennar Entities’ indirect holdings in the Company through Lennar’s holdings of Topco. After the Merger, the Lennar Entities will not hold any shares of Doma Holdings, Inc. directly; however, concurrently with the execution of the Merger Agreement, Lennar and Topco, which, following the Effective Time, will be an indirect parent of the Company, entered into certain agreements, pursuant to which, concurrently with the Closing, and upon the terms and subject to the conditions set forth therein, Lennar shall invest the cash it receives pursuant to the Merger Agreement in consideration for its existing shares of Common Stock at the Closing and an additional $17 million in Topco, resulting in Lennar owning approximately 8.36% of the outstanding equity of Topco on a fully-diluted basis.

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If the Merger is completed, HSCM will (a) accept certain consideration (including the equity interests in Doma Technology referred to above) in full satisfaction of all indebtedness under the Company Loan Agreement and (b) subject to receipt of the specified consideration, release all liens securing the Company Loan Agreement. See “Special Factors—Company Loan Agreement—Agreement and Fifth Amendment to the Loan and Security Agreement.”

Certain Effects on the Company if the Merger Is Not Completed

If the Merger Agreement Proposal is not approved by the Company’s stockholders or if the Merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of  Common Stock in connection with the Merger. Instead, unless the Company is sold to a third party, the Company will remain an independent public company, and the shares of Common Stock will continue to be listed and traded on the NYSE, so long as the Company continues to meet the applicable listing requirements, and the Company Warrants will continue to trade on the OTC Pink Marketplace. In addition, if the Merger is not completed, the Company expects that management will operate the Company’s business in a manner similar to that in which it is being operated today and that the Company stockholders will continue to be subject to the same risks and opportunities to which they are currently subject. There is no assurance as to the effect of these risks and opportunities on the future value of your shares of Common Stock, including the risk that the market price of shares of Common Stock may decline to the extent that the current market price of shares of Common Stock reflects a market assumption that the Merger will be completed.

Under certain circumstances, as set forth in the Merger Agreement if the Merger is not completed, the Company would be required to pay Parent a Company Termination Fee of $3,188,734 (or, in certain circumstances, $1,822,134) in cash. For more information about termination fees, see “The Merger Agreement – Termination Fees.”

In addition, if the Merger is not completed, the HSCM Fifth Amendment (including the Standstill Period) would terminate, and the Company Loan Agreement (under the HSCM Fourth Amendment) and the Topco Term Facility would remain in effect. See “Special Factors—Company Loan Agreement” for a further discussion of the HSCM Fourth Amendment, the HSCM Fifth Amendment and the Standstill Period, and “Special Factors—Topco Term Facility” for a further discussion of the Topco Term Facility.

Certain Unaudited Prospective Financial Information

The Company does not, as a matter of course, publicly disclose forecasts or projections as to future performance, earnings or other results due to the inherent uncertainty, unpredictability and subjectivity of the underlying assumptions, estimates and projections. In connection with its consideration of the Company’s stand-alone prospects and potential strategic transactions available to the Company, management of the Company prepared and provided financial forecasts (the “Projections”) to the Special Committee and Houlihan Lokey. The Company’s management and the Special Committee subsequently directed Houlihan Lokey to use the Projections in connection with rendering their fairness opinion to the Special Committee and performing their related financial analysis, as described above under the heading “Special Factors—Opinion of Houlihan Lokey.” The Projections are included in this proxy statement solely to give the Company’s stockholders access to certain financial projections that were made available to the Special Committee and Houlihan Lokey. The Projections may not be appropriate for other purposes and are not being included in this proxy statement to influence a Company stockholder’s decision whether to vote to adopt the Merger Agreement and approve the Merger.

The Projections were prepared by our management for internal use. The Projections were not prepared with a view toward public disclosure or with a view toward complying with GAAP (as detailed below), the published guidelines of the SEC regarding projections, the use of non-GAAP financial measures or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of the Company’s management, were prepared on a reasonable basis in connection with the Merger, reflected the best available estimates and judgments at the time of preparation and presented as of the time of preparation, to the best of the Company management’s knowledge and belief, the reasonable projections of the future financial performance of the Company.

Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

The Projections, while presented with numerical specificity, necessarily were based on numerous variables and assumptions that are inherently uncertain and many of which are beyond the control of the Company’s management. Because the Projections cover multiple years, by their nature, they also become subject to greater uncertainty with each successive year. The Projections do not take into account any circumstances or events occurring after the date they were prepared. As a result, there can be no assurance that the Projections will be realized or that actual results will not be significantly higher or lower than projected. A number of important factors with respect to the Company’s business and the industry in which it participates may affect actual results and result in the Projections not being achieved. For a description of some of these factors, the Company’s stockholders are urged to review the Company’s most recent SEC filings as well as the discussion entitled “Cautionary Note Regarding Forward-Looking Statements” and other risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, the Projections may be affected by the Company’s inability to achieve strategic goals, objectives and targets over the applicable period. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of the Company or that actual results will not differ materially from those presented in the prospective financial information.

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In light of the foregoing factors and the uncertainties inherent in the projections, the Company’s stockholders are cautioned not to place undue, if any, reliance on the projections.

The following table presents the Projections for the Company’s underwriting business segment (unaudited):

($ in millions)	2024E	2025E	2026E
Net premiums written	$325.0	$414.2	$476.8
Escrow, other title-related fees and other	2.3	6.2	15.3
Investment, dividend and other income	4.6	4.7	5.5
Total revenue	$331.9	$425.1	$497.6
Premiums retained by agents	264.7	337.0	387.8
Retained premiums & fees (1)	$67.2	$88.1	$109.8
Direct labor	10.3	11.7	13.7
Other direct costs	10.1	14.1	19.4
Provision for claims	15.6	16.7	20.1
Adjusted gross profit (2)	$31.2	$45.6	$56.6
Other indirect expenses	14.0	14.9	15.4
Adjusted EBITDA (3)	$17.2	$30.7	$41.2
Income tax expense	3.6	6.4	8.6
Adjusted net income (4)	$13.6	$24.3	$32.6

(1) Retained premiums and fees is defined as total revenue less premiums retained by agents.

(2) Adjusted gross profit is defined as gross profit (loss), adjusted to exclude the impact of depreciation and amortization.

(3) Adjusted EBITDA is defined as net income (loss) before interest, income taxes and depreciation and amortization, and further adjusted to exclude the impact of net loss from discontinued operations, stock-based compensation, severance and interim salary costs, accelerated contract expense, change in fair value of Local sales deferred earnout, and the change in fair value of warrant and sponsor covered shares liabilities.

(4) Adjusted Net Income is defined as Adjusted EBITDA less interest, taxes, unrealized gains/(losses) on investments and realized gains/(losses).

The following table presents the Projections for the Company’s enterprise business segment (unaudited):

($ in millions)	2024E	2025E	2026E
Revenue	$10.7	52.1	$77.0
Direct labor	3.3	11.3	15.1
Other direct costs	3.7	14.0	20.3
Provision for claims	0.2	0.9	1.5
Adjusted gross profit (1)	$3.5	$25.9	$40.1
Other indirect expenses	2.9	4.3	5.3
Adjusted EBITDA (2)	$0.6	$21.6	$34.8
Stock-based compensation	20.7	21.1	21.0
Income tax expense	0.0	0.0	1.1
Capital expenditures	4.1	4.7	5.3
Changes in net working capital	0.0	0.0	0.0
Unlevered free cash flow (3)	$(24.2)	$(4.2)	$7.4

(1) Adjusted gross profit is defined as gross profit (loss), adjusted to exclude the impact of depreciation and amortization.

(2) Adjusted EBITDA is defined as net income (loss) before interest, income taxes and depreciation and amortization, and further adjusted to exclude the impact of net loss from discontinued operations, stock-based compensation, severance and interim salary costs, accelerated contract expense, change in fair value of Local sales deferred earnout, and the change in fair value of warrant and sponsor covered shares liabilities.

(3) Unlevered Free Cash Flow is defined as Adjusted EBITDA less stock-based compensation, taxes, capital expenditures and changes in net working capital.

The following table presents the Projections for the Company’s consolidated business (unaudited):

($ in millions)	2024E(1)	2025E(1)	2026E(1)
Net premiums written	$325.0	$414.2	$476.8
Escrow, other title-related fees and other	9.9	48.7	80.3
Investment, dividend and other income	6.1	5.1	5.9
Total revenue	$341.0	$468.0	$563.0
Premiums retained by agents	262.4	327.3	375.8
Retained premiums & fees (2)	$78.6	$140.7	$187.2
Direct labor	13.6	23.0	28.8
Other direct costs	13.8	28.1	39.7
Provision for claims	15.7	17.6	21.5
Adjusted gross profit (3)	$35.5	$72.0	$97.2
Other indirect expenses	45.0	51.5	58.5
Adjusted EBITDA (4)	$(9.5)	$20.5	$38.7

(1) Projections for the Company’s underwriting and enterprise business segments do not sum to the amounts for the Projections for the consolidated business due to certain revenues and expenses eliminated in consolidation and the exclusion from the business segment Projections of certain other indirect expenses not allocated to business segments , including corporate support function costs, such as legal, finance, human resources, technology support and certain other indirect operating expenses, such as sales and management payroll, and incentive related expenses.

(2) Retained premiums and fees is defined as total revenue less premiums retained by agents.

(3) Adjusted gross profit is defined as gross profit (loss), adjusted to exclude the impact of depreciation and amortization.

(4) Adjusted EBITDA is defined as net income (loss) before interest, income taxes and depreciation and amortization, and further adjusted to exclude the impact of net loss from discontinued operations, stock-based compensation, severance and interim salary costs, accelerated contract expense, change in fair value of Local sales deferred earnout, and the change in fair value of warrant and sponsor covered shares liabilities.

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Additional Information About the Projections

The inclusion of the projections in this proxy statement should not be regarded as an indication that the Company or any of its affiliates, advisors, officers, directors or representatives considered or considers the projections to be necessarily predictive of actual future events, and the projections should not be relied upon as such. Neither the Company nor any of its respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any of the Company’s stockholders or any other person regarding the ultimate performance of the Company compared to the information contained in the projections or can give any assurance that actual results will not differ materially from the projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the projections to reflect circumstances existing after the date the projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error. The Company does not intend to make publicly available any update or other revision to the projections, except as otherwise required by law.

The unaudited prospective financial information does not take into account the possible financial and other effects on the Company of the Merger and does not attempt to predict or suggest future results of the surviving corporation. The unaudited prospective financial information does not give effect to the Merger, including the impact of negotiating or executing the Merger Agreement, the expenses that may be incurred in connection with consummating the Merger, the potential synergies that may be achieved by the combined company as a result of the Merger or the effect of any business or strategic decisions or actions which would likely have been taken if the Merger Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the Merger. Further, the unaudited prospective financial information does not take into account the effect on the Company of any possible failure of the Merger to occur. None of the Company, Houlihan Lokey or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any Company stockholder or other person regarding the Company’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the forecasted results will be achieved. The unaudited prospective financial information is being provided solely because it was made available to the Special Committee and Houlihan Lokey and not to influence your decision as to whether to vote for the Merger proposal.

The projections include non-GAAP financial measures, and they were presented because management believed they could be useful indicators of the Company’s projected future operating performance. The Company prepared the projections on a non-GAAP basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies.

All financial projections are forward looking statements and reflect numerous estimates and assumptions with respect to industry performance, general business, economic, market and financial conditions, changes to the business, financial condition or results of operations of the Company and other matters, including those described under “Cautionary Statement Concerning Forward-Looking Information,” many of which are difficult to predict, subject to significant economic and competitive uncertainties, are beyond the Company’s control and may cause the Projections or the underlying assumptions not to be realized. These and other forward looking statements are expressly qualified in their entirety by the risks and uncertainties identified above and the cautionary statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent quarterly and current reports on Form 10-Q and 8-K. Please consider carefully the discussion entitled “Cautionary Statement Concerning Forward Looking Information” elsewhere in the proxy statement.

Interests of Certain Persons in the Merger

In considering the recommendations of the Special Committee and the Company Board with respect to the Merger, the Company stockholders should be aware that the Company’s executive officers and directors or their associates have certain interests in the Merger that may be different from, or in addition to, the interests of the Company stockholders generally. The Special Committee, consisting entirely of independent and disinterested directors, and the Company Board, were aware of these interests and considered them, among other matters, in evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger, and in making their recommendations. These interests are described below.

Treatment of Company Equity Awards

●	For the Company’s executive officers and directors, their Company Equity Awards will be treated as follows:

●

Shares of Common Stock subject to unvested Company RSU Awards will automatically, without any action on the part of the Company or the holder thereof, vest and be cancelled immediately prior to the Effective Time and converted into the right to receive a cash payment (without interest), as soon as practicable following the Closing, in the amount equal to the product obtained by multiplying (A) the aggregate number of shares subject to such Company RSU Award immediately prior to the Effective Time by (B) the Merger Consideration of $6.29 per share, less any applicable withholding Taxes. As of June 15, 2024, there were 999,391 Company RSU Awards outstanding, of which 189,830 were held in the aggregate by the Company’s executive officers and directors.

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●

Shares of Common Stock subject to outstanding Company PRSU Awards will automatically, without any action on the part of the Company or the holder thereof, vest and be cancelled immediately prior to the Effective Time and converted into the right to receive a cash payment (without interest), as soon as practicable following the Closing, in the amount, if any, equal to the product obtained by multiplying (A) the aggregate number of shares subject to such Company PRSU Award (if any) that would satisfy the performance conditions applicable to such Company PRSU Award as of the Effective Time measured as of immediately prior to the Effective Time (in accordance with the applicable award agreement) by (B) the Merger Consideration of $6.29 per share, less any applicable withholding Taxes. As of June 15, 2024, Max Simkoff, the Company’s Chief Executive Officer, held 97,413 Company PRSU Awards; however, none of these Company PRSU Awards would satisfy the performance conditions applicable to such Company PRSU Award, and thus would be cancelled for no consideration at the Closing.

●	As of June 15, 2024, there are no Company Options or Company RS Awards outstanding held by the Company’s directors or executive officers.

For additional details regarding the treatment of Company Options, Company RSU Awards, Company RS Awards and Company PRSU Awards, see the section of this proxy statement captioned “Special Factors—Certain Effects of the Merger—Treatment of Company Equity Awards.”

The table below sets forth, with respect to each of the Company’s executive officers and directors, the total number of shares of Common Stock and Company Equity Awards, per individual, expected to be held by them at the Closing, assuming (i) the Closing occurred on June 15, 2024 (solely for the purposes of the table below), and (ii) the number of outstanding shares of Common Stock and Company Equity Awards for each executive officer and director on the Closing was equal to the number of shares of Common Stock and Company Equity Awards that were outstanding as of June 15, 2024, the latest practicable date to determine such amounts before the filing of this proxy statement. For purposes of these estimates, the number of shares of Common Stock owned and shares of Common Stock subject to equity compensation awards were multiplied by the Merger Consideration of $6.29 per share of Common Stock (except in the case of Mr. Simkoff’s Company PRSU Awards, which would be cancelled at the Closing for no consideration). No new shares of Common Stock or equity awards were granted to any executive officer or non-employee director in contemplation of the Merger.

Name	Number of Shares Held Directly(1)		Aggregate Value of Shares Held Directly ($)	Number of Shares Subject to Company RSU Awards	Aggregate Value of Company RSU Awards ($)	Number of Shares Subject to Company PRSU Awards		Aggregate Value of Company PRSU Awards	Total Value ($)
Stuart Miller	—	(2)	$—	—	$—	—		$—	$—
Charles Moldow	—	(3)	$—	—	$—	—		$—	$—
Lawrence Summers	55,245		$347,491	429	$2,698	—		$—	$350,189
Maxine Williams	6,044		$38,017	429	$2,698	—		$—	$40,715
Serena Wolfe	6,044		$38,017	429	$2,698	—		$—	$40,715
Matthew E. Zames	35,279		$221,905	663	$4,170	—		$—	$226,075
Max Simkoff	1,947,335		$12,248,737	109,375	$687,969	97,413	(4)	$—	$12,936,706
Mike Smith	49,656		$312,336	78,505	$493,796	—		$—	$806,133

(1)	Represents shares held directly, in trust or in a similar estate planning vehicle for the benefit of the holder or an immediate family member of the holder.
(2)	Excludes 3,326,213 shares held by entities affiliated with Lennar Corp., for which Mr. Miller acts as Executive Chairman, with a total value of $20,921,880.
(3)	Excludes 1,791,085 shares held by entities affiliated with Foundation Capital, for which Mr. Moldow is General Partner, with a total value of $11,265,925.
(4)

As of June 15, 2024, Max Simkoff, the Company’s Chief Executive Officer, held 97,413 Company PRSU Awards; however, none of these Company PRSU Awards would satisfy the performance conditions applicable to such Company PRSU Award, and thus would be cancelled for no consideration at the Closing.

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Employment Agreements with Executive Officers

●

For Max Simkoff, the Company’s Chief Executive Officer, and Mike Smith, the Company’s Chief Financial Officer, the following severance and other separation benefits may become payable under the executive officer’s employment agreement. Each such executive officer is entitled pursuant to their employment agreement with the Company to participate in the Company’s Executive Severance Plan, which, subject to certain limitations and subject to the executive executing a release of claims in favor of the Company, provides that if the Company terminates the executive’s employment without “cause” or he resigns for “good reason,” in each case as set forth in the Executive Severance Plan, the executive shall receive: (1) a lump-sum cash payment equal to (a) their applicable severance multiplier (with such severance multiple being 150% in the case of Mr. Simkoff and 100% in the case of Mr. Smith), multiplied by the executive’s then-current base salary, plus (b) a pro rata portion of the executive’s target bonus for the year in which the termination occurs; (2) if the executive is eligible for and properly elects health care continuation coverage, payment of the premium costs for continuing health benefits for a period of time following termination (up to 18 months for Mr. Simkoff and up to 12 months for Mr. Smith); (3) any earned but unpaid annual bonus in respect of the fiscal year ending prior to the year in which termination occurs; and (4) $10,000 for outplacement services. On August 8, 2023, Messrs. Simkoff and Smith agreed to temporarily reduce their base salaries (effective as of August 3, 2023); however, in connection with their base salary decreases, and with the approval of the Compensation Committee of the Company Board, the Company agreed with Messrs. Simkoff and Smith that their base salaries prior to such base salary decreases would be used for purposes of the Company’s Executive Severance Plan.

The table below sets forth the anticipated severance payments which would be payable to each executive officer upon termination of employment by the Company without “cause” or resignation for “good reason,” assuming their employment terminates on September 30, 2024.

Name	Cash ($)(1)(2)	COBRA Continuation ($)(3)	Unpaid Bonus ($)(4)	Outplacement Services ($)	Total ($)
Max Simkoff
Chief Executive Officer and Director	1,688,014	70,952	0	10,000	1,768,966
Mike Smith
Chief Financial Officer	586,130	47,301	0	10,000	643,431

1.	The amounts set forth in this column were calculated using each executive officer’s current base salary before the base salary decreases effective August 3, 2023 described above.
2.

Pursuant to Mr. Simkoff’s employment agreement, his annual target bonus amount was 120% of his base salary, to be paid out based on achievement of performance criteria to be established by the Company Board or the compensation committee of the Company Board. On June 29, 2022, Mr. Simkoff entered into an agreement to amend his employment agreement such that his annual target bonus would be 100% of his base salary. Pursuant to Mr. Smith’s employment agreement, his annual target bonus amount is 75% of his base salary, to be paid out based on achievement of performance criteria to be established by the Company Board or the compensation committee of the Company Board. Upon termination without “cause” or resignation for “good reason,” each executive officer is entitled to a pro rata portion of such executive officer’s annual target bonus, calculated as though performance targets were achieved in full. This column shows the amount payable if each executive officer was entitled to their annual target bonus, based on a termination date of September 30, 2024, calculated using each executive officer’s current base salary before the base salary decreases effective August 3, 2023 described above.

3.

The amounts set forth in this column represent the value of the employer-paid premiums for medical and dental benefits to which the executive officers may become entitled upon a qualifying termination.

4.	No bonuses were payable to either of the executive officers for fiscal year 2023.

Continued Indemnification and Insurance Coverage

●

Each of the persons covered by the Acquired Companies’ directors’ and officers’ liability insurance policies, including each of the Company’s executive officers and directors are entitled to continued indemnification and insurance coverage from the Surviving Corporation under the terms of the Merger Agreement.

Certain Transactions with Lennar

●

Stuart Miller is a member of the Company Board and is the Executive Chairman of Lennar Corp., an affiliate of the Lennar Stockholders. Concurrently with the execution of the Merger Agreement, Lennar and Topco, which, following the Effective Time, will be an indirect parent of the Company, entered into certain agreements, pursuant to which, concurrently with the Closing and upon the terms and subject to the conditions set forth therein, Lennar shall invest the cash it receives in consideration for its existing shares of Common Stock at the Closing and an additional $17 million in Topco, resulting in Lennar owning approximately 8.36% of the outstanding equity of Topco on a fully diluted basis.

Doma Technology Reorganization

●

Pursuant to the Merger Agreement, prior to the Closing, the Company will effect the Doma Technology Reorganization such that, as of the Closing, Doma Technology, a subsidiary of the Company, will hold the applicable assets and related liabilities of the Doma Technology Business. Concurrently with the execution and delivery of the Merger Agreement, Parent, HSCM and the Company entered into the Preferred Purchase Agreement, pursuant to which, at the Closing, Doma Technology would issue preferred units and profits interests to HSCM representing approximately 27.5% of Doma Technology’s equity securities on a fully-diluted basis, provided that HSCM may transfer a portion of such preferred units to a third-party investor. In addition, the Preferred Purchase Agreement provides that common units or profits interests representing approximately 19.2% of Doma Technology’s equity securities on a fully-diluted basis will be reserved for issuance to management employees of Doma Technology, which may include the Company’s current executive officers, from time to time following the Closing pursuant to terms and conditions to be approved by the board of managers of Doma Technology. As of the Closing, the remaining equity of Doma Technology, representing a majority of the preferred units and a majority of the equity on a fully diluted basis, will be owned by Parent. At the Closing, Doma Technology, Parent and HSCM (and any third-party transferee of HSCM’s preferred units) would enter into a limited liability company operating agreement governing the rights and obligations of the parties in Doma Technology. The board of managers of Doma Technology would initially consist of four representatives designated by Parent, two representatives designated by HSCM and the then-current chief executive officer of Doma Technology.

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Special Committee Compensation

In consideration of the expected time and effort that would be required of the members of the Special Committee in evaluating the proposed Merger, including negotiating the terms and conditions of the Merger Agreement, the Special Committee determined that each member of the Special Committee would receive as compensation $2,000 in cash per meeting they attended. The Special Committee held a total of 11 meetings prior to the Merger Agreement being executed. The compensation was not, and is not, contingent upon the approval or the completion of the Merger or any other transaction. No other meeting fees or other compensation (other than reimbursement for reasonable out-of-pocket expenses incurred in connection with their service on the Special Committee) will be paid to the members of the Special Committee in connection with their service on the Special Committee.

Intent of the Directors and Executive Officers to Vote in Favor of the Merger

The Company understands that, as of the date of this proxy statement, our directors and executive officers intend to vote all of the shares of Common Stock owned directly by them in favor of the approval of the Merger Agreement Proposal and the Adjournment Proposal. As of the Record Date, our directors and executive officers directly owned, in the aggregate,         shares of Common Stock entitled to vote at the Special Meeting, or collectively approximately          % of the total voting power for shares of Common Stock entitled to vote at the Special Meeting. For purposes of clarity, the shares of Common Stock directly held by the directors and executive officers will be (i) included in determining whether the Merger Agreement has been approved by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Common Stock entitled to vote in accordance with the DGCL, but (ii) excluded from determining whether the Merger Agreement has been approved by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Common Stock held by the Disinterested Stockholders.

Intent of the Parent Entities and Lennar Entities to Vote in Favor of the Merger

Concurrently with the execution of the Merger Agreement, the Lennar Stockholders, which hold, collectively, approximately 25% of the voting power of the Common Stock, the Company and Parent entered into the Voting and Support Agreement. Under the Voting and Support Agreement, the Lennar Stockholders have agreed to, among other things and subject to the terms and conditions of the Voting and Support Agreement, (a) vote the Voting Agreement Shares in favor of the Merger, the adoption of the Merger Agreement and the transactions contemplated thereby and (b) vote against any Alternative Acquisition Agreement and any other action or agreement (including, without limitation, any amendment of any agreement), amendment of the Company’s organizational documents or other action that is intended or would reasonably be expected to materially prevent or delay the consummation of the transactions contemplated by the Merger Agreement, including the Merger. The Voting and Support Agreement will automatically terminate upon the earliest of (i) written agreement of the parties thereto to terminate the Voting and Support Agreement, (ii) the valid termination of the Merger Agreement in accordance with its terms and (iii) the Effective Time, and each Lennar Stockholder may terminate the Voting and Support Agreement as to itself upon the entry by the Company and Parent without the prior written consent of such Lennar Stockholder into any amendment, waiver or modification to the Merger Agreement that results in (x) a change to the form of consideration to be paid thereunder, (y) a decrease in the amount of Merger Consideration payable to the stockholders of the Company pursuant to the terms of the Merger Agreement as in effect on the date of the Voting and Support Agreement, or (z) an imposition of any material restrictions or additional constraints on the payment of the consideration thereunder. A copy of the Voting and Support Agreement is attached as Annex B to the proxy statement and is incorporated by reference in this proxy statement in its entirety. See “Special Factors—Voting and Support Agreement.”

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As of the date of this proxy statement, Parent, Merger Sub, Topco and their respective affiliates do not own any shares of the Company’s capital stock.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion sets forth the material U.S. federal income tax consequences of the Merger to U.S. Holders and Non-U.S. Holders (as defined below) of Common Stock whose shares of Common Stock are converted into the right to receive cash pursuant to the Merger. This discussion does not address any tax consequences arising under the laws of any U.S. state or local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to income tax. In addition, it does not address any alternative minimum tax consequences of the Merger, the potential application of the Medicare contribution tax on net investment income or any withholding considerations under the Foreign Account Tax Compliance Act of 2010 (including the Treasury regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith). This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date of this proxy statement. These laws may change, possibly retroactively, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion.

This discussion addresses only consequences to those holders that hold their shares of Common Stock as a “capital asset” within the meaning of Section 1221 of the Code. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or that may be applicable to holders that are subject to special treatment under the U.S. federal income tax laws, such as:

●	financial institutions;

●	tax-exempt organizations or accounts;

●	S corporations or other pass-through entities (or investors in an S corporation or other pass-through entity);

●	insurance companies;

●	mutual funds;

●	dealers or brokers in stocks, securities or currencies;

●	traders in securities that elect mark-to-market method of tax accounting with respect to their Common Stock;

●	holders of Common Stock or equity awards that received Common Stock or equity awards through a tax-qualified retirement plan or otherwise as compensation;

●	persons that have a functional currency other than the U.S. dollar;

●	holders of Common Stock that hold Common Stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

●

except as discussed below under “Material U.S. Federal Income Tax Consequences of the Merger—Non-U.S. Holders,” persons who actually or constructively own or have owned more than 5% of the Common Stock;

●	persons subject to special tax accounting rules (including rules requiring recognition of gross income based on a taxpayer’s applicable financial statement); or

●	United States expatriates.

The U.S. federal income tax consequences to a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes and that holds Common Stock generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partners in such a partnership holding Common Stock should consult their own tax advisors.

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We have not sought, and do not expect to seek, a ruling from the Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequences described herein, and no assurance can be given that the IRS will not take a position contrary to the discussion below, or that a court will not sustain any challenge by the IRS in the event of litigation. Furthermore, no opinion of counsel has been or will be rendered with respect to any tax considerations applicable to the Merger, or any related transactions. If the tax consequences described below are successfully challenged, the tax consequences applicable to the Merger may differ from the tax consequences described below.

Holders should consult with their own tax advisors as to the tax consequences of the Merger in light of their particular circumstances, including the applicability and effect of the alternative minimum tax and any U.S. state or local, non-U.S. or other tax laws and of changes in those laws.

U.S. Holders

For purposes of this proxy statement, the term “U.S. Holder” means a beneficial owner of Common Stock that is:

●	A citizen or individual resident of the United States;

●

A corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	An estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●

A trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) that has elected to be treated as a U.S. person under applicable U.S. Treasury regulations.

In general, a U.S. Holder receiving cash in exchange for Common Stock pursuant to the Merger will recognize capital gain or loss for U.S. federal income tax purposes on the exchange in an amount equal to the difference, if any, between (i) the amount of cash received and (ii) the U.S. Holder’s adjusted tax basis in the Common Stock surrendered in the exchange. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares of Common Stock.

Gain or loss generally will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in the Common Stock is more than one year at the time of the completion of the Merger. Long-term capital gains of certain non-corporate U.S. Holders, including individuals, are currently subject to U.S. federal income tax at preferential rates of taxation. The deductibility of capital losses is subject to certain limitations.

If a U.S. Holder acquired different blocks of Common Stock at different times or at different prices, any gain or loss and the holding period with respect to the Common Stock exchanged must be determined separately with respect to each block of Common Stock that is exchanged.

Non-U.S. Holders

For purposes of this proxy statement, a beneficial owner of Common Stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes is referred to as a “Non-U.S. Holder.”

The receipt of cash by a Non-U.S. Holder in exchange for shares of Common Stock pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

●

The gain, if any, on such shares is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to the Non-U.S. Holder’s permanent establishment or fixed base in the United States);

●

The Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of Common Stock pursuant to the Merger and certain other conditions are met; or

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●

The Non-U.S. Holder owned, directly or under certain constructive ownership rules in the Code, more than 5% of the Common Stock at any time during the five-year period preceding the Merger, and the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the Merger or the period that the Non-U.S. Holder held Common Stock.

Gain described in the first bullet point immediately above will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. Holder were a U.S. Holder, subject to an applicable income tax treaty providing otherwise. If such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments. Non-U.S. Holders described in the second bullet point immediately above will be subject to tax on any gain realized on the exchange at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty), which may be offset by certain U.S.-source capital losses, if any, of the Non-U.S. Holder. With respect to the third bullet point immediately above, the Company believes that it has not been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the five-year period preceding the Merger.

Information Reporting and Backup Withholding

Payments of cash to a holder in the Merger may, under certain circumstances, be subject to information reporting and backup withholding (currently at a rate of 24%), unless the holder provides proof of an applicable exemption or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules (in the case of U.S. Holders, by furnishing a properly completed and executed IRS Form W-9 to the applicable withholding agent). Certain holders (such as corporations, with respect to certain types of payments) are exempt from information reporting and backup withholding.

Non-U.S. Holders may be required to comply with certification requirements and identification procedures in order to establish an exemption from information reporting and backup withholding. Non-U.S. Holders should consult their own tax advisors regarding compliance with such requirements and procedures.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

This discussion of material U.S. federal income tax consequences is not tax advice. Holders of Common Stock are urged to consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Financing of the Merger

Pursuant to the Debt Commitment Letter, a copy of which is attached asAnnex D to this proxy statement and which is incorporated by reference in this proxy statement in its entirety, Parent has obtained committed Debt Financing for the transaction from Apollo Capital Management, L.P. (including its affiliates) in the form of a senior secured term loan facility in an amount equal to $125 million, which will be available to Parent to cover a substantial portion of the Merger Consideration (the “Apollo Term Loan Facility”). The Apollo Term Loan Facility will accrue interest at a rate of Term SOFR (subject to a 1.0% floor) plus a pricing margin equal to 5.50% per annum, with the ability for the pricing margin to be decreased to 5.25% and 5.00% upon meeting certain deleveraging benchmarks. The Apollo Term Loan Facility will have a maturity of seven years and will amortize in equal quarterly installments in aggregate annual amounts equal to 1.00% of the original principal amount of the Apollo Term Loan Facility, with the balance payable on the maturity date. Interest under the Apollo Term Loan Facility will be payable in arrears at the end of each interest period selected and, for interest periods of greater than three months, every three months, and on the maturity date.

The Debt Financing Documents will contain, among other things, customary representations and warranties, affirmative, negative and financial covenants, and events of default.  The Apollo Term Loan Facility will be secured by a first priority lien on substantially all of the assets of the Parent and certain guarantors (subject to customary exceptions), senior to all existing and future liens securing debt for borrowed money, in each case, subject to certain exceptions. As contemplated by the Debt Commitment Letter, the parties thereto anticipate that such guarantors under the definitive Debt Financing Documents will (a) include Parent’s sole stockholder, RE Closing Midco 2 Corp., Parent, and each of Parent’s direct or indirect wholly-owned U.S. organized subsidiaries, and (b) exclude Doma Technology LLC, any of its subsidiaries, and any such subsidiary of the Company that is a Regulated Insurance Entity (as defined in the Debt Commitment Letter) or any such subsidiary that is otherwise not permitted by Applicable Insurance Laws (as defined in the Debt Commitment Letter), or would require unaffiliated third-party consent, approval, license or authorization (including from any Governmental Authority or Insurance Regulator (as in the Debt Commitment Letter)) in order to (i) provide a guarantee of the obligations of Parent under the Apollo Term Loan Facility, or (ii) pledge a security interest in such subsidiary’s assets or equity, unless such restriction is removed or such consent, approval, license or authorization has been received (it being understood and agreed there is no obligation to seek such  consent, approval, license or authorization).

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Voting and Support Agreement

Concurrently with the execution of the Merger Agreement, the Lennar Stockholders, which hold, collectively, approximately 25% of the voting power of the Common Stock, the Company and Parent entered into the Voting and Support Agreement.

Under the Voting and Support Agreement, the Lennar Stockholders have agreed to, among other things and subject to the terms and conditions of the Voting and Support Agreement, (a) vote the Voting Agreement Shares in favor of the Merger, the adoption of the Merger Agreement and the transactions contemplated thereby and (b) vote against any Alternative Acquisition Agreement and any other action or agreement (including, without limitation, any amendment of any agreement), amendment of the Company’s organizational documents or other action that is intended or would reasonably be expected to materially prevent or delay the consummation of the transactions contemplated by the Merger Agreement, including the Merger. The Voting and Support Agreement will automatically terminate upon the earliest of (i) written agreement of the parties thereto to terminate the Voting and Support Agreement, (ii) the valid termination of the Merger Agreement in accordance with its terms and (iii) the Effective Time, and each Lennar Stockholder may terminate the Voting and Support Agreement as to itself upon the entry by the Company and Parent without the prior written consent of such Lennar Stockholder into any amendment, waiver or modification to the Merger Agreement that results in (x) a change to the form of consideration to be paid thereunder, (y) a decrease in the amount of Merger Consideration payable to the stockholders of the Company pursuant to the terms of the Merger Agreement as in effect on the date of the Voting and Support Agreement, or (z) an imposition of any material restrictions or additional constraints on the payment of the consideration thereunder.

The foregoing description of the Voting and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Voting and Support Agreement, a copy of which is attached as Annex B to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

Lennar Investment

Concurrently with the execution of the Merger Agreement, Lennar and Topco, which, following the Effective Time, will be an indirect parent of the Company, entered into certain agreements (the “Lennar Investment Agreements”), pursuant to which, concurrently with the Closing and upon the terms and subject to the conditions set forth therein, Lennar shall invest the cash it receives in consideration for its existing shares of Common Stock at the Closing and an additional $17 million in Topco, resulting in Lennar owning approximately 8.36% of the outstanding equity of Topco on a fully diluted basis.

Doma Technologies Reorganization

Prior to the Closing, the Company will effect the Doma Technology Reorganization such that, as of the Closing, Doma Technology, a subsidiary of the Company, will hold the applicable assets and related liabilities of the Doma Technology Business. Concurrently with the execution and delivery of the Merger Agreement, Parent, HSCM and the Company entered into the Preferred Purchase Agreement, pursuant to which, at the Closing, Doma Technology would issue preferred units and profits interests to HSCM representing approximately 27.5% of Doma Technology’s equity securities on a fully diluted basis, provided that HSCM may transfer a portion of such preferred units to a third-party investor. In addition, the Preferred Purchase Agreement provides that common units or profits interests representing approximately 19.2% of Doma Technology’s equity securities on a fully diluted basis will be reserved for issuance to management employees of Doma Technology, which may include the Company’s current executive officers, from time to time following the Closing pursuant to terms and conditions to be approved by the board of managers of Doma Technology. As of the Closing, the remaining equity of Doma Technology, representing a majority of the preferred units and a majority of the equity on a fully diluted basis, will be owned by Parent. At the Closing, Doma Technology, Parent and HSCM (and any third-party transferee of HSCM’s preferred units) would enter into a limited liability company operating agreement governing the rights and obligations of the parties in Doma Technology. The board of managers of Doma Technology would initially consist of four representatives designated by Parent, two representatives designated by HSCM and the then-current chief executive officer of Doma Technology.

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Company Loan Agreement

Agreement and Fourth Amendment to the Loan and Security Agreement

Concurrently with the execution of the Merger Agreement, certain of the Company’s subsidiaries, the lenders party thereto and HSCM, as agent for such lenders, entered into an Agreement and Fourth Amendment to the Loan and Security Agreement (the “HSCM Fourth Amendment”), pursuant to which that certain Loan and Security Agreement, dated as of December 31, 2020 (as amended, the “Company Loan Agreement”), by and among States Title, the guarantors party thereto, the lenders party thereto and HSCM was amended such that, among other things:

●

from the effective date of the HSCM Fourth Amendment through September 30, 2025, interest on the principal amount outstanding of the senior secured term loan under the Company Loan Agreement (the “Term Loan”) will accrue and capitalize and be added to the principal balance monthly at a per annum rate equal to 16.25%;

●

beginning October 1, 2025, interest on the Term Loan will accrue at a per annum rate equal to 16.25%, (i) 10% of which shall accrue and be payable in cash monthly and (ii) the remainder of such interest shall accrue and capitalize and be added to the principal balance monthly;

●

States Title will make prepayments on the principal of the Term Loan in an amount up to $16 million of net cash proceeds received from contingent payments earned by the Company pursuant to certain previous asset sales (but such payment shall be deferred until October 2025);

●

subject to certain conditions, States Title will make monthly pre-payments of the principal amount outstanding of the Term Loan under the Company Loan Agreement with cash on hand in excess of $7,500,000 in the event the Merger Agreement is terminated prior to the consummation of the Merger;

●

if reasonably requested by HSCM following a termination of the Merger Agreement prior to the consummation of the Merger, States Title would transfer all of its equity interests in Doma Title Insurance, Inc. to a newly formed bankruptcy-remote entity and cause such equity interests to be pledged as collateral under the Company Loan Agreement;

●

the financial covenants in the Company Loan Agreement were modified, including, without limitation, the reduction of the minimum consolidated GAAP revenue financial covenant from $130 million to $50 million; and

●	States Title is permitted to incur indebtedness under the Topco Term Facility which indebtedness shall be senior in respect of payment and liens to the obligations under the Company Loan Agreement.

In connection with the HSCM Fourth Amendment, HSCM became entitled to an amendment fee of $1,000,000, which fee became payable upon execution of the HSCM Fourth Amendment and was paid-in-kind and added to the principal of the Term Loan.

The foregoing description of the HSCM Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the HSCM Fourth Amendment, a copy of which is attached as Annex E to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

Agreement and Fifth Amendment to the Loan and Security Agreement

Immediately after the effectiveness of the HSCM Fourth Amendment, HSCM, as agent, certain of the Company’s subsidiaries, the lenders party thereto (the “HSCM Lenders”) and Parent entered into an Agreement and Fifth Amendment to Loan and Security Agreement (the “HSCM Fifth Amendment”) pursuant to which, at the Closing, the HSCM Lenders will (a) accept certain consideration (as further described below, the “HSCM Payoff”) in full satisfaction of all indebtedness under the Company Loan Agreement (which had a principal amount outstanding of $169.3 million (including capitalized interest of $19.3 million) as of March 31, 2024) and (b) release all liens securing the Company Loan Agreement.

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Pursuant to the HSCM Fifth Amendment, on the Closing Date, for the HSCM Payoff, Parent would (a) make (or cause to be made) to HSCM (for the ratable benefit of the HSCM Lenders) a payment of up to $70.0 million in cash plus certain fees and expenses of HSCM and (b) contribute $25.0 million in cash to Doma Technology in accordance with the Preferred Purchase Agreement. In connection therewith, Doma Technology will issue preferred units to HSCM (or its designated affiliate or transferee) with an aggregate liquidation preference and an aggregate deemed original issuance price equal to $40.0 million (on a cashless basis), in accordance with, and subject to the conditions set forth in, the Preferred Purchase Agreement.

In addition, under the HSCM Fifth Amendment, HSCM would have the right to receive up to $25.0 million in contingent earnout payments based on Doma Technology’s achievement of certain specified revenue targets for Doma Technology in 2025 and 2026.

Pursuant to the HSCM Fifth Amendment, States Title’s obligation to make cash interest payments under the Company Loan Agreement shall be suspended until the earliest of (a) the termination of the Merger Agreement, (b) five business days after the End Date (as defined in the Merger Agreement), (c) the consummation of the Merger (without HSCM’s receipt of the HSCM Payoff) and (d) March 12, 2025 the (“Standstill Period”). In addition, during the Standstill Period, HSCM and the lenders have agreed not to exercise remedies with respect to certain matters that would otherwise constitute events of default under the Company Loan Agreement.

The foregoing description of the HSCM Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the HSCM Fifth Amendment, a copy of which is attached as Annex F to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

Sixth Amendment to the Loan and Security Agreement

Please see below under “—Topco Term Facility” for a description of the Sixth Amendment to the Company Loan Agreement.

Topco Term Facility

Concurrently with the execution of the Merger Agreement, States Title and Topco, the indirect parent company of Parent, entered into a commitment letter (the “Topco Commitment Letter”), pursuant to which Topco committed to provide a $35 million senior secured delayed draw term loan facility to States Title (with certain subsidiaries of States Title guaranteeing the obligations thereunder).

On April 30, 2024, States Title, Topco, as lender and Alter Domus (US) LLC, as administrative agent and collateral agent, entered into the Topco Loan Agreement for the Topco Term Facility. Pursuant to the Topco Loan Agreement, the lenders party thereto have committed, on a several basis, to provide States Title with a $22.5 million senior secured delayed draw term loan facility (the “Topco Term Facility”) (with certain subsidiaries of States Title guaranteeing the obligations thereunder).

The Topco Term Facility has two tranches: (a) up to $12.5 million is available to be drawn in up to three draws (each draw being for at least $5 million) between closing of the Topco Term Facility and December 31, 2024 and (b) up to $10 million is available to be drawn in a single draw between January 1, 2025 and June 30, 2025, each tranche being subject to commitment reductions as set forth in the Topco Loan Agreement. Each loan made under the Topco Term Facility will mature three years after it is drawn.

The Topco Term Facility will be secured by a first priority lien on substantially all of the assets of States Title and the guarantors (subject to customary exceptions), senior to all existing and future liens securing debt for borrowed money (including the liens securing the obligations under the Company Loan Agreement and is senior in right of payment to all existing and future debt for borrowed money (including the Company Loan Agreement), in each case, subject to certain exceptions. The terms of the subordination of the Company Loan Agreement are set forth in the Subordination Agreement and include certain prohibitions on the exercise of remedies by the lenders under the Company Loan Agreement.

Interest on each loan accrues at a rate of Term SOFR (subject to a 1.0% floor) plus 9.0% per annum and is payable in arrears in kind on the last day of each interest period. The Topco Term Facility includes an undrawn fee of 5.0% per annum on all undrawn commitments, payable quarterly in cash, and an upfront fee of 3.0% of the commitments in respect of the Topco Term Facility as of the date of the Topco Loan Agreement (which upfront fee is reduced to 2.0% for any commitments that are terminated within 30 days after the date of the Topco Loan Agreement), payable upon the funding or termination of such commitments. Prepayments of the Topco Term Facility (subject to certain exceptions) will be subject to customary prepayment premiums. The Topco Term Facility also includes certain information rights and other customary covenants (including affirmative, negative and financial covenants) and mandatory prepayment provisions.

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Concurrently with the entry into the Topco Term Facility, States Title and certain of its subsidiaries, the lenders party thereto and HSCM entered into a Sixth Amendment to Loan and Security Agreement (the “HSCM Sixth Amendment”) to amend the Company Loan Agreement, pursuant to which, among other things, HSCM and the lenders party thereto consented to the terms of the Topco Loan Agreement and implemented certain other changes to align with the terms of the Subordination Agreement.

The foregoing description of the Topco Loan Agreement, the Subordination Agreement and the HSCM Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Topco Loan Agreement, a copy of which is attached as Annex G to this proxy statement and which is incorporated by reference in this proxy statement in its entirety, the Subordination Agreement, a copy of which is attached as Annex H to this proxy statement and which is incorporated by reference in this proxy statement in its entirety and the HSCM Sixth Amendment, a copy of which is attached as Annex I to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

Other Contacts, Transactions, Negotiations and Agreements with Parent Entities and Lennar Entities

Stuart Miller is a member of the Company Board and is the Executive Chairman of Lennar Corp., an affiliate of the Lennar Stockholders. Mr. Miller does not receive separate compensation for service on the Company Board.

Doma Title Insurance has underwriting arrangements with certain entities affiliated with the Lennar Stockholders. During the three months ended March 31, 2024 and the years ended December 31, 2023, 2022 and 2021, the Company recorded revenues of $34.1 million, $139.2 million, $134.9 million and $114.2 million, respectively, from these transactions. During the three months ended March 31, 2024 and the years ended December 31, 2023, 2022 and 2021, the Company recorded premiums retained by third-party agents of $27.5 million, $112.0 million, $108.4 million and $92.5 million, respectively, from these transactions. As of March 31, 2024 and December 31, 2023, 2022 and 2021, the Company had net receivables related to these transactions of $4.0 million, $7.2 million, $4.2 million and $3.9 million, respectively. Parent anticipates that these underwriting arrangements will continue following the Closing. In addition, the Company and Title Resource Guaranty Company, a wholly owned subsidiary of Parent, have engaged in certain nominal ordinary course of business matters unrelated to the Transactions.

Fees and Expenses

The estimated fees and expenses incurred or expected to be incurred by the Company in connection with the Merger are as follows:

Description	Amount
Financial advisory fees and expenses	$–
Legal fees and expenses	$–
Accounting and tax advisory fees	$–
SEC filing fees	$14,086.16
Printing, proxy solicitation and mailing costs	$–
Miscellaneous	$–
Total	$–

It is also expected that Merger Sub and/or Parent will incur approximately $     million of legal, financial, accounting and other advisory fees and financing fees.

Accounting Treatment

Parent anticipates that Parent will be considered the acquirer in the Merger for accounting purposes. If so, Parent will use the acquisition method of accounting to allocate the purchase consideration to the Company’s assets acquired and liabilities assumed, which will be recorded at fair value.

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Regulatory Approvals

Applicability of anti-trust laws

None of the Parent Entities, the Lennar Entities and the Company are required to make notifications under the Hart Scott Rodino Antitrust Improvements Act, as amended, or the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission, in connection with the transactions contemplated by the Merger Agreement. We currently do not expect that any other clearance, approval or consent would be required under any other applicable antitrust law in connection with the Merger.

Insurance regulatory approvals

The insurance laws and regulations of all fifty U.S. states and the District of Columbia generally require that before the acquisition of control of an insurance company may occur, either through the acquisition of or merger with the insurance company or a holding company of that insurance company, the acquiring party must obtain approval from the insurance regulator of the insurance company’s state of domicile. In addition, under the laws of certain states, an acquirer must obtain the approval of the state’s insurance regulator to acquire control of an insurance company that is commercially domiciled in that state. Generally, state statutes provide that control over a domestic insurer is presumed to exist if any person, directly or indirectly, owns, controls, holds with the power to vote, or holds proxies representing 10% or more of the voting securities of the domestic insurer.

Prior to granting approval of an application to acquire control of a domestic insurer, the state insurance commissioner will consider such factors as the financial strength of the applicant, the integrity and management of the applicant’s board of directors and executive officers, the acquirer’s plans for the future operations of the domestic insurer, and any anti-competitive results that may arise from the consummation of the acquisition of control. Parent will file an application with the South Carolina Department of Insurance with respect to the acquisition of control of the Company’s South Carolina domiciled insurance company subsidiary, Doma Title Insurance.

Approvals must also be obtained from: (i) the Arizona Department of Financial Institutions in connection with an indirect change of control of Doma Insurance Agency, Inc. and Doma Insurance Agency of Arizona, Inc.; and (ii) the California Department of Insurance in connection with an indirect change of control of Doma Title of California, Inc.

The Merger may not be completed until the Insurance Regulatory Approvals mentioned above have been obtained and are in full force and effect.

Although the parties have agreed in the Merger Agreement to use their reasonable best efforts, subject to certain limitations, to make certain insurance regulatory filings and obtain required insurance regulatory approvals, there can be no assurance that the required consents or authorizations will be obtained, or that no insurance regulator will seek to enjoin the consummation of the Merger, subject the consummation of the Merger to regulatory conditions or seek other restrictions.

Timing

Although Parent and the Company do not expect the relevant insurance regulatory authorities to raise any significant concerns in connection with their review of the Merger, there is no assurance that Parent or the Company, as applicable, will obtain all required Insurance Regulatory Approvals on a timely basis, if at all, or that these approvals will not include a restriction, limitation or condition which, in such case, would permit Parent to refuse to close the transactions contemplated by the Merger Agreement and consummate the Merger.

Other

Other than the approvals described above, neither the Company nor Parent is aware of any material Insurance Regulatory Approvals required to be obtained, or waiting periods required to expire, after the making of a filing. If the Company or Parent discover that other approvals or filings and waiting periods are necessary, they will seek to obtain or comply with them, although, as is the case with the Insurance Regulatory Approvals described above, there can be no assurance that they will be obtained on a timely basis, if at all. Parent and the Company are each required to use their respective reasonable best efforts to file all the necessary documentation and obtain all consents that are necessary to consummate the Merger and to comply with the terms and conditions of all consents, approvals and authorizations of any third party or governmental entity.

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Provisions for Unaffiliated Stockholders

No provision has been made (i) to grant the Company’s unaffiliated security holders access to the corporate files of the Company or any of the Parent Entities or Lennar Entities; or (ii) to obtain counsel or appraisal services at the expense of the Company or any of the Parent Entities or Lennar Entities.

Litigation Relating to the Merger

As of the date of this proxy statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger and the outcome of any future litigation is uncertain.

Such litigation, if not resolved, could prevent or delay consummation of the Merger and result in substantial costs to the Company, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the Merger is that the Merger shall not then be enjoined, restrained or prohibited by any proceeding, order issued by any Governmental Authority, judgment, decree, injunction or ruling (whether temporary, preliminary or permanent) of any Governmental Authority. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Merger on the agreed-upon terms, then such injunction may prevent the Merger from being consummated, or from being consummated within the expected time frame.

The Company has received six (6) demand letters from purported stockholders alleging that this proxy statement omits material information in violation of applicable laws and demanding that the Company issue supplemental corrective disclosure. The Company believes the allegations asserted in the demand letters are without merit. The Company has received no books and records demands from purported stockholders.

Appraisal Rights

If the Merger is consummated and certain conditions are met, stockholders who continuously hold shares of  Common Stock through the effective date of the Merger, who do not vote such shares of Common Stock in favor of the adoption of the Merger Agreement and who properly demand appraisal of such shares of Common Stock and do not effectively withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of such shares of Common Stock in connection with the Merger under Section 262 of the DGCL. This means that holders of shares of Common Stock who perfect their appraisal rights, who do not thereafter effectively withdraw their demand for appraisal or otherwise lose their rights to seek appraisal, and who follow the procedures in the manner prescribed by Section 262 of the DGCL will be entitled to have such shares of Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of such shares of Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest to be paid on the amount determined to be fair value, if any (or in certain circumstances described in further detail in the section of this proxy statement titled “The Special Meeting—Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares of Common Stock are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares of Common Stock as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of Common Stock.

To exercise your appraisal rights, you must: (i) submit a written demand for appraisal to the Company before the vote is taken on the adoption of the Merger Agreement; (ii) not submit a proxy with respect to, or otherwise vote, the shares of Common Stock for which you seek appraisal in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold such shares of Common Stock of record on and from the date of the making of the demand through the effective date of the Merger; and (iv) comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Your failure to follow the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings with respect to the shares of Common Stock in respect of the Merger unless certain stock ownership conditions are satisfied by the stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement titled “The Special Meeting—Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced and attached as Annex J to this proxy statement and incorporated by reference in this proxy statement in its entirety. Only a holder of record of shares of Common Stock is entitled to demand appraisal of such shares of  Common Stock registered in that holder’s name. If you hold your shares of Common Stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with such broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee. For more information, please see the section of this proxy statement titled “The Special Meeting—Appraisal Rights.”

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Effective Time of the Merger

Subject to the terms and conditions set forth in the Merger Agreement, the Closing of the Merger will take place on the date which is no later than two (2) Business Days after the date on which all conditions to the Closing (see “The Merger Agreement—Conditions to the Completion of the Merger”) have been satisfied or waived (if such waiver is permissible under the Merger Agreement or Applicable Law) (other than any such conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or such other time and place as Parent and the Company may mutually agree in writing.

The Merger will become effective, at the Effective Time, upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time specified in the Certificate of Merger in accordance with the DGCL. The Company, however, cannot assure that the Effective Time will occur by any particular date, if at all.

Payment of Merger Consideration

At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Cancelled Shares and any Dissenting Shares) will be converted into the right to receive the Merger Consideration, without interest, in accordance with and subject to the terms and conditions set forth in the Merger Agreement, whereupon all such shares of Common Stock will cease to be outstanding and shall cease to exist, and the holders of such shares of Common Stock will cease to have any rights with respect thereto, other than the right to receive the Merger Consideration and the right to receive dividends and other distributions, in each case, subject to and in accordance with the terms and conditions of the Merger Agreement.

At or prior to the Closing, Parent will deposit or cause to be deposited with the Paying Agent, cash in an amount sufficient to pay the aggregate Merger Consideration (other than the Company Equity Award Consideration) required to be paid by the Paying Agent in accordance with the Merger Agreement (the “Exchange Fund”). In the event the Exchange Fund is insufficient to make the payments in connection with the Merger, Parent will promptly deposit or cause to be deposited additional funds with the Paying Agent or the Company, as applicable, in an amount that is equal to the deficiency in the amount required to make the applicable payment. The Paying Agent will, pursuant to irrevocable instructions, deliver the Merger Consideration (other than the Company Equity Award Consideration) out of the Exchange Fund. After the Merger, Parent will cause the Company to pay the Company Equity Award Consideration. The Exchange Fund will not be used for any other purpose.

As soon as reasonably practicable after the Effective Time and in any event not later than the second (2nd) Business Day following the Effective Time, Parent will direct the Paying Agent to send to each holder of record of a certificate or certificates (each, a “Certificate”) or who holds shares of Common Stock directly and not in “street name” as of immediately prior to the Effective Time (other than the Cancelled Shares and any shares in respect of Company Equity Awards and except for any Dissenting Shares) and each holder of Unexchanged Shares (as defined in the Merger Agreement), to the extent such holder remains entitled to proceeds under the 2021 Merger Agreement (as defined in the Merger Agreement) in accordance with its terms and Applicable Law (each, an “LoT Holder”), (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title will pass, only upon proper delivery of a Certificate (or customary and effective affidavits of loss in lieu thereof which is reasonably acceptable to Parent) to the Paying Agent) in such form as Parent and the Company may reasonably agree, for use in effecting delivery of shares of Common Stock to the Paying Agent, and (ii) instructions for use in effecting the surrender of Certificates (or customary and effective affidavits of loss in lieu thereof which is reasonably acceptable to Parent), as applicable, in exchange for the Merger Consideration in such form as Parent and the Company may reasonably agree.

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Upon the surrender of a Certificate (or delivery of a customary affidavit of loss in lieu thereof which is reasonably acceptable to Parent), as applicable, for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions or by the Paying Agent, the holder of the shares of  Common Stock represented by such Certificate or otherwise constituting an LoT Holder as of immediately prior to the Effective Time (other than any shares in respect of Company Equity Awards or Company Warrants) will be entitled to receive in exchange therefor and Parent will cause the Paying Agent to pay in exchange therefor, as promptly as practicable (but in any event within three (3) Business Days), the Merger Consideration, and the Certificates surrendered will forthwith be cancelled. Upon receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of non certificated shares of Common Stock represented by book entry (each, a “Book-Entry Share”) held in “street name” and not in respect of any LoT Holders, the holders of such Book-Entry Shares shall be entitled to receive the Merger Consideration pursuant to the provisions of the Merger Agreement, and the transferred Book-Entry Shares so surrendered will be cancelled. No holder of Book-Entry Shares will be required to provide a Certificate or an executed letter of transmittal to the Paying Agent in order to receive the payment that such holder is entitled to receive pursuant to the Merger Agreement. In the event of a transfer of ownership of Common Stock that is not registered in the transfer records of the Company, payment of the appropriate amount of Merger Consideration may be made to a Person other than the Person in whose name the Certificate or Book-Entry Share so surrendered is registered, if such Certificate is properly endorsed or otherwise in proper form for transfer (and accompanied by all documents reasonably required by the Paying Agent) or such Book-Entry Share is properly transferred. No interest will be paid or accrue on any cash payable upon surrender of any Certificate or Book-Entry Share.

After the completion of the Merger, you will cease to have any rights as a Company stockholder other than the right to receive the Merger Consideration and the right to receive certain dividends and other distributions, in each case, subject to and in accordance with the terms and conditions of the Merger Agreement.

None of the Parent Entities, Lennar Entities, the Paying Agent, or the Company will be liable to any Person, including any holder of shares of Common Stock, Company Equity Award, including for any Merger Consideration or Company Equity Award Consideration that is required to be delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any Merger Consideration remaining unclaimed by former holders of Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority will, to the fullest extent permitted by Applicable Law, become the property of the Company free and clear of any claims or interest of any Person previously entitled thereto.

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THE MERGER AGREEMENT

The Merger Agreement

The following describes the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference herein in its entirety. The descriptions in this section and elsewhere in this proxy statement are subject to, and qualified in their entirety by, reference to the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to carefully read the Merger Agreement in its entirety before making any decisions regarding the Merger because it is the principal document governing the Merger.

The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement, and are not intended to provide you with any factual information about us or to modify or supplement any factual disclosures about us contained in this proxy statement or in our public reports filed with the SEC. In particular, the Merger Agreement and this summary are not intended to be, and should not be relied upon as, disclosures regarding the actual state of any facts and circumstances relating to the Company. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section titled “Where You Can Find More Information.”

The Merger Agreement contains representations and warranties by and covenants of each of the parties to the Merger Agreement that were made only for the purposes of the Merger Agreement as of specified dates. Those representations, warranties and covenants were made solely for the benefit of the parties to the Merger Agreement, were qualified and subject to important limitations in connection with the negotiation of the Merger Agreement (including by being qualified by confidential disclosure schedules and certain other disclosures exchanged between the parties to the Merger Agreement, which are not reflected in the Merger Agreement) and may be subject to contractual standards of materiality which may differ from what may be viewed as material by you or other investors. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the transactions contemplated thereby if the representations and warranties of the other party prove to be untrue due to a change in circumstances or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. The Company will provide additional disclosure in its public reports to the extent it becomes aware of the existence of any specific material facts that are required to be disclosed under U.S. federal securities laws, which may contradict its representations and warranties contained in the Merger Agreement. In any event, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference herein. See the section titled “Where You Can Find More Information.”

Capitalized terms used herein and not otherwise defined in this proxy statement have the meanings set forth in the Merger Agreement. Stockholders and other interested parties should read the Merger Agreement for a more complete description of the provisions summarized below.

The Merger

The Merger Agreement provides that, at the Effective Time, subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company as the surviving corporation, in accordance with the DGCL. Upon completion of the Merger, the separate corporate existence of Merger Sub will automatically cease and the Company will continue its existence as a wholly owned Subsidiary of Parent under the Laws of the State of Delaware. The Company, in its capacity as the corporation surviving the Merger, is sometimes referred to in this proxy statement as the “Surviving Corporation.”

Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation will possess all rights, privileges, powers, properties and franchises of the Company and Merger Sub, and all of the obligations, liabilities, debts and duties of Company and Merger Sub will become the obligations, liabilities, debts and duties of the Surviving Corporation.

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The Merger Consideration

At the Effective Time:

●

each share of Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Cancelled Shares and any Dissenting Shares) will be cancelled and extinguished and automatically converted into the right to receive the Merger Consideration, payable to the holder thereof, without any interest thereon, in accordance with the terms and conditions of the Merger Agreement. From and after the Effective Time, all of the shares of Common Stock converted into the right to receive the Merger Consideration will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a Certificate and each holder of a non-certificated share of Common Stock, represented by a Book-Entry Share, in each case, outstanding as of immediately prior to the Effective Time previously representing any such shares of Common Stock will thereafter cease to have any rights with respect to such securities, except the right to receive, upon surrender of such Certificates or Book-Entry Shares of Common Stock, the Merger Consideration, without interest;

●

each outstanding Company Warrant, in accordance with its terms, will automatically cease to represent a Company Warrant in respect of Common Stock and will become a Company Warrant exercisable for Merger Consideration. If a holder properly exercises a Company Warrant within thirty (30) days following public disclosure of the consummation of the Merger pursuant to a current report on Form 8-K, the Warrant Price, as defined in the Warrant Agreement, with respect to such exercise will be reduced by an amount equal to the difference of (a) the Warrant Price in effect prior to such reduction minus (b) (i) Merger Consideration minus (ii) the Black-Scholes Warrant Value (as defined in the Warrant Agreement);

●

all Cancelled Shares will, by virtue of the Merger, and without any action on the part of the holder thereof, automatically be cancelled and retired without any conversion thereof, and will cease to exist and no payment will be made in respect thereof; and

●

by virtue of the Merger and without any action on the part of the holder thereof, each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be automatically converted into and become one (1) fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

Impact of Stock Splits, Etc.

If at any time during the period between the date of the Merger Agreement and the Effective Time, any change in the outstanding shares of Common Stock occurs by reason of any reclassification, recapitalization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution thereon with a record date during such period, the Merger Consideration and any other similarly dependent items, as the case may be, will be equitably adjusted to provide the same economic effect as contemplated by the Merger Agreement, subject to any restrictions or prohibitions contained elsewhere in the Merger Agreement.

Treatment of Company Equity Awards

Effective as of immediately prior to the Effective Time and as a result of the Merger:

●

each Company Option that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will automatically, without any action on the part of the Company or the holder thereof, be cancelled and terminated as of immediately prior to the Effective Time and converted into the right to receive an amount in cash as soon as practicable following the Closing, less any applicable withholding taxes, equal to the product obtained by multiplying (i) the aggregate number of shares of Common Stock subject to such Company Option by (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option; provided, that any Company Option with an exercise price per share that is equal to or greater than the Merger Consideration will automatically terminate and be cancelled at the Effective Time without payment of any consideration;

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●

each unvested Company RS Award that is outstanding immediately prior to the Effective Time will automatically, without any action on the part of the Company or the holder thereof, be cancelled and terminated as of immediately prior to the Effective Time and converted into the right to receive an amount in cash as soon as practicable following the Closing, less any applicable withholding taxes, equal to the product obtained by multiplying (i) the aggregate number of shares subject to such Company RS Award by (ii) the Merger Consideration;

●

each Company RSU Award that is outstanding immediately prior to the Effective Time, whether vested or unvested, will automatically, without any action on the part of the Company or the holder thereof, be cancelled and terminated as of immediately prior to the Effective Time and converted into the right to receive an amount in cash as soon as practicable following the Closing, less any applicable withholding taxes, equal to the product obtained by multiplying (i) the aggregate number of shares subject to such Company RSU Award by (ii) the Merger Consideration; and

●

each Company PRSU Award that is outstanding immediately prior to the Effective Time, whether vested or unvested, will automatically, without any action on the part of the Company or the holder thereof, be cancelled and terminated as of immediately prior to the Effective Time and converted into the right to receive, an amount in cash as soon as practicable following the Closing, less any applicable withholding taxes, equal to the product obtained by multiplying (i) the aggregate number of shares subject to such Company PRSU Award (if any) that would satisfy the performance conditions applicable to such Company PRSU Award measured as of immediately prior to the Effective Time (in accordance with the applicable award agreement governing such Company PRSU Award) by (ii) the Merger Consideration.

Exchange Procedures and Payment Procedures

Prior to the Effective Time, Parent will select a nationally recognized financial institution (the identity and terms of appointment of which shall be and reasonably acceptable to the Company) to act as agent for payment of the Merger Consideration in respect of each share of Common Stock outstanding immediately prior to the Effective Time represented by a Certificate and each Book-Entry Share outstanding immediately prior to the Effective Time, in each case, other than the Cancelled Shares and any Dissenting Shares.

At or prior to the Closing, Parent will deposit or cause to be deposited with the Paying Agent, cash in an amount sufficient to pay the aggregate Merger Consideration (other than the Company Equity Award Consideration) required to be paid by the Paying Agent in accordance with the Merger Agreement (such cash, the “Exchange Fund”). In the event the Exchange Fund is insufficient to make the payments in connection with the Merger, Parent will promptly deposit or cause to be deposited additional funds with the Paying Agent or the Company, as applicable, in an amount that is equal to the deficiency in the amount required to make the applicable payment. The Paying Agent will, pursuant to irrevocable instructions, deliver the Merger Consideration (other than the Company Equity Award Consideration) out of the Exchange Fund. The Exchange Fund will not be used for any other purpose.

As soon as reasonably practicable after the Effective Time and in any event not later than the second (2nd) Business Day following the Effective Time, Parent will direct the Paying Agent to send to each holder of record of a Certificate or Certificates or who holds their shares of Common Stock directly and not in “street name” as of immediately prior to the Effective Time (other than the Cancelled Shares and any shares in respect of any Company Equity Awards except for Dissenting Shares) and each LoT Holder (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title will pass, only upon proper delivery of the Certificates (or customary and effective affidavits of loss in lieu thereof which is reasonably acceptable to Parent) to the Paying Agent) in such form as Parent and the Company may reasonably agree, for use in effecting delivery of shares of Common Stock to the Paying Agent, and (ii) instructions for use in effecting the surrender of Certificates (or customary and effective affidavits of loss in lieu thereof which is reasonably acceptable to Parent), as applicable, in exchange for the Merger Consideration in such form as Parent and the Company may reasonably agree.

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Upon the surrender of a Certificate (or delivery of a customary affidavit of loss in lieu thereof which is reasonably acceptable to Parent), as applicable, for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions or by the Paying Agent, the holder of the shares of Common Stock represented by such Certificate or otherwise constituting an LoT Holder as of immediately prior to the Effective Time (other than any shares in respect of Company Equity Awards or Company Warrants) will be entitled to receive in exchange therefor and Parent will cause the Paying Agent to pay in exchange therefor, as promptly as practicable (but in any event within three (3) Business Days), the Merger Consideration, and the Certificates surrendered will forthwith be cancelled. Upon receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of Book-Entry Shares held in “street name” and not in respect of any LoT Holders, the holders of such Book-Entry Shares will be entitled to receive the Merger Consideration pursuant to the provisions of the Merger Agreement, and the transferred Book-Entry Shares so surrendered will be cancelled. No holder of Book-Entry Shares will be required to provide a Certificate or an executed letter of transmittal to the Paying Agent in order to receive the payment that such holder is entitled to receive pursuant to the Merger Agreement. In the event of a transfer of ownership of Common Stock that is not registered in the transfer records of the Company, payment of the appropriate amount of Merger Consideration may be made to a Person other than the Person in whose name the Certificate or Book-Entry Share so surrendered is registered, if such Certificate is properly endorsed or otherwise in proper form for transfer (and accompanied by all documents reasonably required by the Paying Agent) or such Book-Entry Share is properly transferred. No interest will be paid or accrue on any cash payable upon surrender of any Certificate or Book-Entry Share.

If any Certificate will have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, without interest, to be paid in respect of the shares of Common Stock represented by such Certificate as contemplated by the Merger Agreement.

Prior to the Effective Time, Parent and the Company will reasonably cooperate to establish procedures with the Paying Agent and DTC to ensure that (i) if the Closing occurs at or prior to 2:00 p.m. Eastern time (or such other time as may be mutually agreed in writing by Parent and the Company) on the Closing Date, the Paying Agent will transmit to DTC or its nominees on the Closing Date or within two (2) Business Days thereof an amount in cash in immediately available funds equal to the number of shares of Common Stock held of record by DTC or such nominee immediately prior to the Effective Time (other than the Cancelled Shares and any shares in respect of Company Equity Awards and except for any Dissenting Shares) multiplied by the Merger Consideration (such amount, the “DTC Payment”) and (ii) if the Closing occurs after such time on the day of Closing, the Paying Agent will transmit to DTC or its nominee on the third (3rd) Business Day after the Closing Date an amount in cash in immediately available funds equal to the DTC Payment.

Withholding

Each of Parent, Merger Sub, the Surviving Corporation, its Subsidiaries and the Paying Agent will be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to the Merger Agreement, including consideration payable to any holder or former holder of Company Equity Awards, such amounts as it is required to deduct and withhold with respect to the making of such payment pursuant to the Code or under any provision of federal, state, local or foreign Tax Law. To the extent amounts are so deducted or withheld and timely paid over to the appropriate Governmental Authority by Parent, Merger Sub, the Surviving Corporation, its Subsidiaries or the Paying Agent, as the case may be, such deducted or withheld amounts will be treated for all purposes of the Merger Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Dissenters’ or Appraisal Rights

Notwithstanding anything in the Merger Agreement to the contrary, the Dissenting Shares, if any, will not be converted into a right to receive any portion of the Merger Consideration and the holders thereof will be entitled to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 262 of the DGCL will receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that if (a) any holder of Dissenting Shares, under the circumstances permitted by and in accordance with the DGCL, effectively withdraws or loses (through failure to perfect or otherwise) its right for appraisal of such Dissenting Shares, (b) any holder of Dissenting Shares fails to establish his, her or its entitlement to appraisal rights as provided in the DGCL, or (c) a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL, then such holder or holders (as the case may be) will forfeit the right to appraisal of such shares of Common Stock and such shares of Common Stock will thereupon cease to constitute Dissenting Shares for purposes of the Merger Agreement, and each such share of Common Stock will, to the fullest extent permitted by Applicable Law, thereafter be deemed to have been automatically converted into, as of the Effective Time, the right to receive, without interest thereon, the Merger Consideration.

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The Company will give Parent prompt written notice of all written demands received by the Company for appraisal of any shares of Common Stock, withdrawals or attempted withdrawals of such demands and any other instruments, notices or demands served pursuant to Section 262 of the DGCL. Prior to the Effective Time, the Company will not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, waive any failure to timely deliver a written demand for appraisal under the DGCL, approve any withdrawal of any such demands or propose or otherwise agree to do any of the foregoing. Parent will have the right to participate in and direct all negotiations and proceedings with respect to such demands.

Organizational Documents, Directors and Officers of the Surviving Corporation

At the Effective Time:

●

the certificate of incorporation of the Company in effect immediately prior to the Effective Time will be amended and restated to read in its entirety to read as set forth in the form attached to the Certificate of Merger attached as Exhibit A to the Merger Agreement and, as so amended, will be the certificate of incorporation of the Surviving Corporation, until, subject to certain terms of the Merger Agreement, thereafter amended in accordance with its terms and the DGCL;

●

the bylaws of the Company in effect immediately prior to the Effective Time will be amended and restated in their entirety to read as set forth in the bylaws of Merger Sub read immediately prior to the Effective Time (except that the name of the Surviving Corporation will be the name of the Company) and, as so amended, will be the bylaws of the Surviving Corporation, until, subject to certain terms of the Merger Agreement, thereafter amended in accordance with its terms, the certificate of incorporation of the Surviving Corporation and the DGCL; and

●

the Parties will take all necessary action so that the officers of Merger Sub immediately prior to the Effective Time will be the officers of the Surviving Corporation and, unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, in each case, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their death, resignation or removal, or until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, as the case may be.

Closing of the Merger

Subject to the terms and conditions set forth in the Merger Agreement, the Closing will take place on the date that is no later than two (2) Business Days after the date on which all conditions to the Closing (see “The Merger Agreement—Conditions to the Completion of the Merger”) have been satisfied or waived (to the extent waiver is permitted by the Merger Agreement and only if such waiver is permissible under Applicable Law) (other than any such conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or such other time and place as Parent and the Company may mutually agree in writing.

Effective Time of the Merger

The Merger will become effective, at the Effective Time, upon the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware, or at such later time as agreed by the Company and Parent and stated in the Certificate of Merger in accordance with the DGCL. The Company, however, cannot assure that the Effective Time will occur by any particular date, if at all.

Delisting

If the Merger is completed, there will be no further market for the shares of Common Stock and, as promptly as practicable following the Effective Time and in compliance with Applicable Law, the Company’s securities will be delisted from NYSE and deregistered under the Exchange Act. The Company, however, cannot assure Closing of the Merger by any particular date, if at all.

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Representations and Warranties

In the Merger Agreement, the Company made customary representations and warranties to Parent and Merger Sub, including with respect to corporate existence, organization and qualification, capital structure, general authority and standing, subsidiaries, authority, enforceability, the absence of conflicts and necessary consents, SEC documents and financial statements, disclosure controls, absence of undisclosed liabilities, absence of certain changes or events, taxes, title to properties, litigation, insurance regulatory matters, compliance with laws, permits, employee benefits and ERISA matters, labor relations, environmental matters, material contracts, intellectual property rights, international trade and anti-corruption, privacy and data security, brokers’ and advisors’ fees, the Required Stockholder Approval, the opinion of the Special Committee’s financial advisors, insurance, related party transactions, material customers and suppliers, the Doma Technology Reorganization and no additional representations and warranties. Parent and Merger Sub have made customary representations and warranties to the Company, including with respect to, among other matters, organization and qualification, general authority and standing, authority, enforceability, the absence of conflicts and necessary consents, financial capacity, litigation, brokers’ and advisors’ fees, ownership and activities of Merger Sub, ownership of Common Stock, solvency, the Debt Commitment Letter, no reliance, investigation and no additional representations and warranties.

Some of the representations and warranties in the Merger Agreement made by the Company are qualified as to “materiality” or by reference to a “Company Material Adverse Effect.” For purposes of the Merger Agreement, a “Company Material Adverse Effect” means any effect, change, condition, fact, development, occurrence or event (each, an “Effect”) that, individually or in the aggregate, (a) would reasonably be expected to prevent or have a material adverse effect on, the ability of the Company to consummate the transactions contemplated by the Merger Agreement (the “Transactions”) in accordance with the terms of the Merger Agreement or (b) has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations or financial condition of the Acquired Companies, taken as a whole, except that, solely for purposes of a Company Material Adverse Effect under clause (b), in no event will any of the following, nor any Effect to the extent arising out of the following, alone or in combination, be deemed to constitute a “Company Material Adverse Effect”:

i.	any change in Applicable Law, GAAP or any applicable accounting standards or any interpretation thereof;

ii.

general economic, political, labor or business conditions or changes therein in the global economy generally, or acts of terrorism, epidemics or pandemics (including COVID-19), disease outbreaks or changes in geopolitical conditions (including commencement, continuation or escalation of war, armed hostilities or national or international calamity) or any escalation or worsening relating to the foregoing, including any escalation or worsening of stoppages, shutdowns or any response of any Governmental Authority (including requirements for business closures or “sheltering-in-place”), related to any of the foregoing;

iii.	financial and capital markets conditions in the United States, including interest rates and currency exchange rates, and any changes therein;

iv.	any change generally affecting the industries in the geographical markets in which the Acquired Companies operate;

v.

the negotiation, entry into or announcement of the Merger Agreement, the pendency or consummation of the Merger or the other transactions contemplated by the Merger Agreement or the performance of the Merger Agreement, (including (x) the initiation of litigation by any Person with respect to the Merger Agreement or the Transactions or (y) any termination or loss of, reduction in or similar negative impact on the reputation or relationships, contractual or otherwise, with any actual or potential customers, suppliers, distributors, partners or employees of the Acquired Companies, solely as a result of the expected consummation of the Transactions), in each case provided that this item will not prevent a determination that any facts or circumstances underlying such litigation (other than as expressly referred to in the preceding subclause (x)) has resulted in a Company Material Adverse Effect;

vi.	any act of God or natural disaster;

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vii.

any change in the price or trading volume of the Company’s securities or other financial instruments, in and of itself, or any change in the credit ratings or ratings outlook of the Company, including any reduction of or change to the financial stability rating issued by Demotech, Inc. to Doma Title Insurance (the “Demotech Rating”) as of the date of the Merger Agreement (provided, that this item will not prevent a determination that any change or effect underlying such change has resulted in a Company Material Adverse Effect);

viii.

any failure of the Acquired Companies to meet any internal or published projections, estimates or forecasts (provided, that this item will not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Company Material Adverse Effect (to the extent such change or effect is not otherwise excluded from the definition of Company Material Adverse Effect)); or

ix.	the taking of any action expressly required by the Merger Agreement;

provided, further, that, in the case of the foregoing items (i), (ii), (iii), and (iv), except to the extent (and only to the extent) that such matters disproportionately impact the Acquired Companies (taken as a whole) relative to other businesses in the industries in which the Acquired Companies operate.

Subject to certain limited exceptions such as in the case of fraud, the representations and warranties will not survive consummation of the Merger, and cannot be the basis for claims under the Merger Agreement by any party after the Effective Time.

Covenants Related to the Company’s Conduct of Business

During the period from the date of the Merger Agreement until the earlier of the Effective Time or the valid termination of the Merger Agreement in accordance with its terms, and except (i) as set forth in the confidential disclosure letter to the Merger Agreement, (ii) as required by Applicable Law, (iii) expressly required or contemplated by the Merger Agreement (including taking any action in connection with the consummation of the Doma Technology Reorganization or the transactions under the HSCM Fifth Amendment and the Preferred Purchase Agreement), (iv) in accordance with the terms of insurance policies and contracts issued or entered into by Doma Title Insurance prior to Closing or (v) otherwise with the prior written consent of Parent (which consent must not be unreasonably withheld, conditioned or delayed), the Merger Agreement obligates the Company to, and obligates the Company to cause each of its Subsidiaries to, (A) conduct their respective businesses in all material respects in the ordinary course of business consistent with past practice, and (B) use their respective commercially reasonable efforts to preserve their goodwill and current relationships with employees, customers, suppliers and other Persons with which the Company or any of its Subsidiaries has material business relations.

Without limiting the foregoing, the Merger Agreement also contains specific restrictive covenants as to certain activities of the Company and its Subsidiaries from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, as applicable. These covenants provide that, subject to clauses (i) through (v) in the immediately preceding paragraph, the Company will not, and will not permit any of its Subsidiaries to, from the date of the Merger Agreement until the earlier of the Effective Time or the valid termination of the Merger Agreement in accordance with its terms:

A.	amend the certificate of incorporation, bylaws or other Governing Documents of the Acquired Companies (whether by merger, consolidation or otherwise);

B.

issue, sell, grant options or rights to purchase or receive, pledge, or authorize or propose the issuance, sale, grant of options or rights to purchase or pledge, any Common Stock, Company Equity Awards or other equity securities of any Acquired Company, other than shares of Common Stock issuable upon exercise or vesting of a Company Equity Award outstanding as of the date of the Merger Agreement in accordance with their terms or issued after the date of the Merger Agreement in accordance with the terms of the Merger Agreement;

C.

establish a record date for, authorize, declare, set aside, make or pay any dividend or other distribution, payable in cash, equity interests, property or otherwise, with respect to any Common Stock, Company Equity Award or other equity securities of the Company or any of its Subsidiaries, other than any ordinary dividend or distribution by a Subsidiary of the Company to the Company or to another wholly owned Subsidiary of the Company used to fund the business of the Company and its Subsidiaries;

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D.

other than in the ordinary course of business consistent with past practices, (A) let lapse, modify, materially amend (or, in the case of the Company Loan Agreement, amend in any respect), or terminate (excluding terminations or renewals upon expiration of the term thereof in accordance with the terms thereof) any material contracts of the Company as specified in the Merger Agreement (each, a “Company Material Contract”), (B) enter into any contract that would be a Company Material Contract or a real property lease, sublease or use or occupancy agreement (each, a “Real Property Lease”) if in existence on the date of the Merger Agreement, or (C) waive, amend, release or assign any material rights, claims or benefits under any Company Material Contract or Real Property Lease;

E.

sell, assign, transfer, convey, lease or otherwise dispose of or create any material lien (other than certain permitted liens as provided in the Merger Agreement) on any of the Acquired Companies’ assets or properties, except in the ordinary course of business consistent with past practices;

F.

except as required by any Plan as in effect on the date of the Merger Agreement or as otherwise permitted or required by the Merger Agreement, (A) increase the compensation or benefits of any current director, officer, employee, independent contractor or other service provider of any Acquired Company (each, a “Company Service Provider”) or make or award any compensatory payments outside of the ordinary course of business consistent with past practices, (B) accelerate the vesting or payment of any compensation or benefits of any Company Service Provider, (C) enter into, amend or terminate any Plan (or any plan, program, agreement or arrangement that would be a Plan if in effect on the date of the Merger Agreement) or grant, amend or terminate any awards thereunder, (D) fund any payments or benefits that are payable or to be provided under any Plan, (E) terminate without “cause” (as determined consistent with past practice) any Company Service Provider with an annual base salary above $150,000, (F) hire or engage any new Company Service Provider with an annual base salary above $150,000 or provide any new Company Service Provider with any severance or similar entitlements in connection with or following a termination of employment, (G) make or forgive any loan to any Company Service Provider (other than advancement of expenses in the ordinary course of business consistent with past practices), (H) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar employee or labor organization (or enter into negotiations to do any of the foregoing), (I) recognize or certify any labor union, works council, bargaining representative, or any other similar organization as the bargaining representative for any Company Service Provider, (J) implement or announce any employee layoffs, furloughs, reductions in force, reductions in compensation, hour or benefits, work schedule changes or similar actions that could implicate WARN, (K) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any Company Service Provider, or (L) commence an offering period under the Doma Holdings, Inc. 2021 Employee Stock Purchase Plan, as amended;

G.

other than in connection with the Transactions contemplated by the Merger Agreement, merge or consolidate any Acquired Company with any Person or adopt a plan of complete or partial liquidation or resolution providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of any Acquired Company;

H.

make any material loans or material advances of money to any Person (other than for transactions among the Acquired Companies in the ordinary course of business consistent with past practices), except for (A) advances to employees or officers of the Acquired Companies for business expenses or (B) extensions of credit to customers, in each case, incurred in the ordinary course of business;

I.

(A) make, change or rescind any entity classification or other material tax election, file any material amended tax return except as required by Law, adopt or change any tax accounting period or method of tax accounting that has a material effect on taxes, surrender any right to claim a material tax refund, enter into any closing agreement or similar agreement with respect to any material tax liability, settle or compromise any material tax claim, assessment or other proceeding, or consent to any extension or waiver of the limitation period applicable to any material tax or tax return;

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J.

split, combine, exchange, subdivide, cancel or reclassify any equity securities of the Company or any of its Subsidiaries, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any equity Securities of the Company or any of its Subsidiaries, other than ordinary course repurchases in connection with the termination of any Company Service Provider consistent with past practice;

K.	make or commit to any capital expenditures in excess of $250,000 individually, other than in accordance with the Company’s annual capital expenditures budget made available to Parent;

L.

make any acquisition (whether by merger, consolidation or acquisition of stock, equity or assets) of any interest in any Person or any division or material assets or properties thereof or any divestiture of any of the Company’s Subsidiaries or any material assets or properties thereof;

M.

incur, issue, become liable for, amend or modify in any material respect the terms of any indebtedness for borrowed money or assume, guarantee or endorse, or otherwise become responsible for or grant any Lien on any assets of the Acquired Companies with respect to, the obligations of any Person for indebtedness (in each case, for the avoidance of doubt, excluding trade payables or obligations issued or assumed as consideration for services or property, including inventory), other than in connection with the HSCM Agreements;

N.

sell, assign, transfer, abandon, cancel, permit to lapse or enter the public domain or license any material Company intellectual property, except for (A) granting non-exclusive licenses in the ordinary course of business consistent with past practice and (B) expiration of registered intellectual property rights of the Company (other than material domain names) in accordance with applicable statutory term;

O.

compromise, settle or agree to settle any claims (A) involving amounts in excess of $250,000 individually to the extent such amounts are not covered by any of the Acquired Companies’ insurance policies or (B) (1) with respect to any obligations of criminal wrongdoing, (2) that would impose any material non-monetary obligations on the Company or its Subsidiaries that would continue after the Effective Time or (3) involving an admission of guilt or liability by the Company or any of its Subsidiaries;

P.	enter into any new line of business material to the Company and its Subsidiaries, taken as a whole;

Q.	redomesticate Doma Title Insurance;

R.

fail to maintain sufficient capital such that would have a material and adverse effect on Doma Title Insurance’s Demotech Rating as of the date of the Merger Agreement, or take any action that would reasonably be expected to result in a reduction of the financial rating of Doma Title Insurance;

S.

except in the ordinary course of business consistent with past practice, make any material changes to the terms or policies of the Doma Title Insurance with respect to the payment of commissions or other compensation to any Producers (as defined in the Merger Agreement);

T.

abandon, modify, waive, terminate or otherwise adversely change any insurance licenses of Doma Title Insurance or any permit of any Acquired Company, except (i) as may be required by Applicable Law, or (ii) such modifications or waivers of insurance licenses as would not individually or in the aggregate restrict the business or operations of the Company or Doma Title Insurance in any material respect;

U.	enter into any contract that restrains, restricts, limits or impedes the ability of the Company to compete with or conduct any business or line of business in any geographic area;

V.	make any material change in Doma Title Insurance’s underwriting, claims management, pricing, reserving or reinsurance practices;

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W.

(A) cancel, reduce, terminate or fail to maintain insurance coverage under material insurance policies (other than (1) replacements thereof providing similar coverage on substantially similar terms and (2) any insurance policy that the Company does not have the ability to unilaterally renew or cannot renew without the consent or action of a Third Party) or (B) fail to file claims in a timely manner as required under the Acquired Companies’ insurance policies with respect to all material matters and material occurrences for which it has coverage; provided, that nothing in this paragraph will restrict or prevent the Company from (and the Company will not be required to obtain the prior written consent of Parent with respect to) renewing any insurance policy of the Company or its Subsidiaries or agreeing to any increases to insurance premium amounts or other customary costs in connection with such renewals, in each case, in the ordinary course of business consistent with past practice or as required in connection with the Transactions or in connection with any contractual obligations;

X.

commit, enter into any agreement or otherwise become obligated to take any action prohibited in this section of this proxy statement titled “The Merger Agreement—Covenants Related to the Company’s Conduct of Business.”

Nothing contained in the Merger Agreement will give Parent, directly or indirectly, any right to control or direct the operations of the Acquired Companies prior to the Closing. Prior to the Closing, each of the Company and Parent will exercise, consistent with the other terms and conditions of the Merger Agreement, complete control and supervision over their respective businesses.

Employee Matters

For the period between the Effective Time to December 31, 2024 (or, if earlier, until the date of termination of the relevant Continuing Employee) (such period, the “Continuation Period”), Parent will or will cause an Affiliate to provide each Company Service Provider who continues to be an employee of Parent or one of its Subsidiaries (each, a “Continuing Employee”) with the following (unless otherwise agreed between Parent (or any of its Affiliates) and the applicable Continuing Employee): (i) an annual base salary or hourly wage rate that is no less than the annual base salary or hourly wage rate for such Continuing Employee immediately prior to the Effective Time, (ii) target annual cash incentive compensation opportunities that are, comparable in the aggregate to such target short-term cash incentive compensation opportunities that are provided to such Continuing Employee immediately prior to the Effective Time, (iii) employee benefits (other than defined benefit pension or cash balance benefits, retiree welfare benefits and deferred compensation) that, taken as a whole, are comparable in the aggregate to such employee benefits (other than defined benefit pension or cash balance benefits, retiree welfare benefits and deferred compensation) that are provided to such Continuing Employee immediately prior to the Effective Time, and (iv) with respect to any Continuing Employee whose employment is terminated during the Continuation Period without “cause” and subject to such Continuing Employee’s execution of a release of claims in favor of Parent and its Affiliates (including the Surviving Corporation), cash severance that is no less favorable than the cash severance that the Continuing Employee would have received under the severance plan set forth on the Company Disclosure Letter had such termination occurred immediately prior to the Effective Time.

With respect to all employee benefit plans of the Surviving Corporation and its Subsidiaries, or of Parent and its Affiliates, in which any Continuing Employee will participate after the Effective Time (such Plans, “New Plans”), Parent will, and will cause its Affiliates to, use commercially reasonable efforts to cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries prior to the Effective Time for purposes of determining eligibility to participate and vesting and, solely for purposes of paid time off, benefit accrual to the same extent such service was recognized under the applicable Plan immediately before the Effective Time (such plans, the “Old Plans”), except that such service need not be credited to the extent that it would result in duplication of coverage or compensation or benefits or where prior service credit is not provided under such New Plan generally to other employees of Parent and its Affiliates. In addition, and without limiting the generality of the foregoing, Parent will, or will cause its Affiliates to, use commercially reasonable efforts to waive, or cause to be waived, all pre-existing conditions limitations, exclusions, actively-at-work requirements, waiting periods and any other restrictions that would prevent immediate or full participation under any New Plans in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements, waiting periods or other restrictions would not have been satisfied or waived under the comparable Old Plan. Parent will, or will cause the Surviving Corporation to, use commercially reasonable efforts to recognize the full dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his, her, or their eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible, co-payment and maximum out-of-pocket requirements under the relevant New Plans as if such amounts had been paid in accordance with the New Plan.

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The Company will take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day immediately preceding the Effective Time, any Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (the “401(k) Plans”), unless Parent or one of its Affiliates, in its sole and absolute discretion, agrees to sponsor and maintain such 401(k) Plans by providing the Company with written notice of such election at least five (5) days before the Effective Time. Unless Parent or one of its Affiliates provides such notice to the Company, Parent will receive from the Company, prior to the Effective Time, evidence that the Company Board or the board of directors of its applicable Affiliate has adopted resolutions to terminate the 401(k) Plans (the form and substance of which resolutions will be subject to review and approval of Parent), effective no later than the date immediately preceding the Effective Time. The Company will take (or cause to be taken) such other actions in furtherance of terminating such 401(k) Plans as Parent may reasonably require. If Parent, in its sole and absolute discretion, agrees to sponsor and maintain any 401(k) Plan, the Company will take all actions necessary or appropriate to amend such 401(k) Plan, effective as of the Closing, to the extent necessary to limit participation to employees of the Company and to exclude all employees of Parent and its Subsidiaries (other than the Acquired Companies) from participation in such plan.

Doma Technology Reorganization

Prior to the Closing, the Company will effectuate the Doma Technology Reorganization such that, as of the Closing, Doma Technology will hold the applicable assets and related liabilities of the Doma Technology Business. The Company and its applicable Subsidiaries (including Doma Technology) will reasonably consult with Parent with respect to, and provide Parent with the opportunity to review, any agreements or arrangements to be entered into to effectuate the Doma Technology Reorganization, and will consider in good faith any comments from Parent with respect to such agreements and arrangements. See “Special Factors—Doma Technologies Reorganization.”

No Solicitation by the Company

During the period beginning on March 28, 2024 and continuing until the Go-Shop End Date, the Company, its Subsidiaries, and their respective directors, officers, employees, and other Representatives (as defined in the Merger Agreement) will have the right to, directly or indirectly: (i) solicit, initiate, propose, induce, encourage or facilitate any Acquisition Proposals (as defined below) or the making, submission or announcement thereof, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, could constitute or is reasonably expected to lead to, an Acquisition Proposal, including by way of furnishing non public information and other access to any Person pursuant to (but only pursuant to) one or more acceptable confidentiality agreements as provided in the Merger Agreement; provided, that, subject to Applicable Law and in accordance with customary “clean room” or other similar procedures, the Company will promptly provide Parent, or provide Parent access to, any such material nonpublic information with respect to the Company or its Subsidiaries furnished to such other Person and/or its respective Representatives which was not previously furnished to Parent, or its Representatives and (ii) enter into, continue or otherwise participate in any discussions or negotiations with respect to any Acquisition Proposal (or any proposal or inquiry that could constitute or is reasonably expected to lead to an Acquisition Proposal) or otherwise cooperate with or assist or participate in or facilitate any such discussions or negotiations or any effort or attempt to make any Acquisition Proposal (or any proposal or inquiry that could constitute or is reasonably expected to lead to an Acquisition Proposal). In no event may the Company or any of its Subsidiaries or any of their Representatives, directly or indirectly, reimburse or pay, or agree to reimburse or pay, the fees, costs or expenses of, or provide or agree to provide any compensation to, any Person or group (or any of its or their Representatives or potential financing sources), whether prior to or after the Go-Shop End Date, that makes an Acquisition Proposal or any other proposal, inquiry or offer.

The Company has agreed that, during the term of the Merger Agreement and subject to certain exceptions set forth in the Merger Agreement:

●

the Company will, and will cause its Subsidiaries and each of its and their respective directors, officers and employees to, and will instruct and direct, and use its reasonable best efforts to cause, its other Representatives to, from and after the Go-Shop End Date, (A) immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Person or Group (other than Parent or its Affiliates) with respect to an Acquisition Proposal or any inquiry, discussion, offer or request that would reasonably be expected to lead to an Acquisition Proposal, (B) take necessary steps to promptly inform any Third Parties with whom discussions and negotiations are then occurring or who make an Acquisition Proposal after the execution of the Merger Agreement, of the obligations set forth in this section of this proxy statement titled “The Merger Agreement—No Solicitation by the Company” and (C) promptly (and in any event within two (2) Business Days after the Go-Shop End Date), request in writing that each Third Party that has executed a confidentiality or similar agreement with respect to an Acquisition Proposal or potential Company financing transaction within the eight (8)-month period immediately preceding the Go-Shop End Date promptly return or destroy all confidential information concerning the Company and its Subsidiaries provided by the Company and its Subsidiaries or Representatives to such Third Party or any of its Representatives with respect thereto and ensure that no such Third Party has any continued access to any physical or electronic data room; and

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●

from and after the Go-Shop End Date until the earlier of the date on which the Required Stockholder Approval has been obtained or the date, if any, on which the Merger Agreement is validly terminated, and subject to certain exceptions, the Company will not, and will cause its Subsidiaries and each of its and their respective directors, officers and employees not to, and will instruct and direct and use its reasonable best efforts to cause its other Representatives not to, directly or indirectly, (A) solicit, initiate, seek, propose or knowingly facilitate or encourage any inquiry, discussion, offer, announcement or request that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (B) enter into, continue, initiate or otherwise participate in any discussions or negotiations with, or furnish any nonpublic information or data relating to the Acquired Companies to, or afford access to the properties, books, records, officers or personnel of the Acquired Companies to, any Person or its Representatives (other than the parties hereto and their respective Representatives) with respect to an Acquisition Proposal or any inquiry, discussion, offer, announcement or request that would reasonably be expected to lead to an Acquisition Proposal (provided that the Company will be permitted to grant a waiver of or terminate any “standstill” or similar bona fide agreement or obligation of any Person with respect to the Acquired Companies to allow such Person to submit an Acquisition Proposal if the Special Committee has determined that failure to so waive or terminate would be inconsistent with the Company’s directors’ fiduciary duties under Applicable Law), (C) approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other definitive agreement or contract with respect to or relating to any Acquisition Proposal (other than a confidentiality agreement as provided in the Merger Agreement) or require the Company to abandon, terminate, breach or fail to consummate the transactions contemplated by the Merger Agreement or (D) resolve, commit or agree to do any of the foregoing. No later than twenty four (24) hours following the Go-Shop End Date, the Company will provide Parent in writing a copy of the Acquisition Proposal submitted by each Exempted Person (which may, if and only if required by a nondisclosure or confidentiality agreement entered into with such Exempted Person, redact the identity of such Exempted Person, including any information that would make the identity reasonably discernable) and the material terms and conditions of any proposal or offer regarding an Acquisition Proposal (including any amendments or modifications thereof) received from each Exempted Person on or prior to the Go-Shop End Date. The Company may continue to engage in the activities described in Section 6.02(b) and Section 6.02(c) of the Merger Agreement with respect to any Acquisition Proposal submitted by an Exempted Person on or before the Go-Shop End Date until 11:59 p.m. Eastern time on the date on which such Acquisition Proposal expires by its terms, or the Exempted Person has otherwise terminated or withdrawn such Acquisition Proposal (provided that, for the avoidance of doubt, any amended or revised Acquisition Proposal submitted by such Exempted Person shall not be deemed to constitute, in and of itself, an expiration, termination or withdrawal of such previously submitted Acquisition Proposal) or ceased to be an Exempted Person.

For the purposes of this proxy statement and the Merger Agreement, unless otherwise stated, “Acquisition Proposal” means, other than the Transactions, any other proposal or offer from Parent or any of its Subsidiaries or the Doma Technology Reorganization, any proposal or offer from a Third Party relating to: (a) any direct or indirect purchase, license or other acquisition, in a single transaction or series of related transactions, by any Person or Group constituting a Third Party, whether from the Company or any other Person(s), of assets that constitute or account for twenty percent (20%) or more of the consolidated net revenues, net income or net assets of the Acquired Companies, taken as a whole (measured by the fair market value thereof as determined in good faith by the Company Board); (b) any direct or indirect purchase or other acquisition, in a single transaction or series of related transactions, by any Person or Group constituting a Third Party, of beneficial ownership (or right to acquire beneficial ownership) of securities representing twenty percent (20%) or more of the outstanding voting power or twenty percent (20%) or more of the Common Stock, including pursuant to a tender offer or exchange offer that, if consummated, would result in any Person or Group other than Parent acquiring beneficial ownership of twenty percent (20%) or more of the combined voting power or twenty percent (20%) or more of the Common Stock; or (c) any merger, consolidation, business combination, recapitalization, liquidation, amalgamation, dividend, dissolution, share exchange or other transaction involving the Company or any of its Subsidiaries in which a Person or Group constituting a Third Party, if consummated, would acquire, directly or indirectly, twenty percent (20%) or more of equity interests or the combined voting power of the Company or the surviving entity.

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Subject to compliance with the provisions of the Merger Agreement described in this section titled “The Merger Agreement—No Solicitation by the Company,” if, after the date of the Merger Agreement and prior to the receipt of the Required Stockholder Approval (i) the Company has received a bona fide written Acquisition Proposal from a Third Party that did not result from a breach of Section 6.02(b) of the Merger Agreement and that is not withdrawn and (ii) the Company Board (upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its financial and outside legal advisors (including Houlihan Lokey), that (x) such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal and (y) the Special Committee determines in good faith, after consultation with outside counsel, that failure to take the actions contemplated by clauses (A) and (B) below would reasonably be expected to be inconsistent with the directors’ fiduciary duties under Applicable Law, then the Company and its Representatives may, subject to the execution of a customary confidentiality agreement with such Third Party that contains provisions that in the aggregate are not materially less favorable to the Company than those contained in the Confidentiality Agreement (as defined in the Merger Agreement), provided that, such agreement need not contain any “standstill” or similar bona fide agreement or obligation of such Third Party with respect to the Acquired Companies to allow such Third Party to submit an Acquisition Proposal, and that does not contain any provision that would prevent the Company from complying with its obligation to provide any disclosure to Parent required pursuant to Section 6.02 of the Merger Agreement, (1) furnish nonpublic information, and afford access to the books or records or officers of the Acquired Companies, to such Third Party and/or its Representatives and (2) engage in discussions and negotiations with such Third Party and/or its Representatives with respect to the Acquisition Proposal; provided, that any nonpublic information concerning the Acquired Companies made available to any Third Party will, to the extent not previously made available to Parent, be made available to Parent as promptly as reasonably practicable (and in any event within forty-eight (48) hours) after it is made available to such Third Party. The Company, its Subsidiaries and its Representatives may, in any event (without the Company Board (upon the recommendation of the Special Committee) or the Special Committee having to make the determination in clause (ii) of the preceding sentence), contact any Third Party to (x) seek to clarify and understand the terms and conditions of any inquiry or proposal made by such Person to the extent necessary to determine whether such inquiry or proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal and (y) inform such Third Party that has made or, to the actual knowledge, after reasonable inquiry of certain knowledge parties of the Company, is expected to make an Acquisition Proposal, of the relevant provisions of the Merger Agreement.

For the purposes of this proxy statement and the Merger Agreement, unless otherwise stated, “Superior Proposal” means any bona fide written Acquisition Proposal (except the references therein to “twenty percent (20%)” will be replaced by “fifty percent (50%)”) made by a Third Party which the Company Board (upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its financial and outside legal advisors, taking into account such factors as the Company Board (upon the recommendation of the Special Committee) or the Special Committee considers to be appropriate, including all financing, legal and regulatory aspects of such Acquisition Proposal (including conditionality, timing and certainty of closing) and the identity of the Person making such Acquisition Proposal, and taking into account any changes to the terms of the Merger Agreement proposed by Parent to the Company in response to such Acquisition Proposal pursuant to the Merger Agreement, is reasonably likely to be consummated in accordance with its terms, and, if such Acquisition Proposal were consummated, would result in a transaction that is more favorable from a financial point of view to the Disinterested Stockholders than the Merger.

Except as expressly permitted by the provisions of the Merger Agreement described in this section titled “The Merger Agreement—No Solicitation by the Company,” neither the Company Board nor the Special Committee, as applicable, will (i) withhold, withdraw, modify, amend, qualify or propose publicly to withhold, withdraw, modify, amend or qualify, in a manner adverse to Parent in any material respect, the recommendation that the Company stockholders adopt the Merger Agreement (the “Company Board Recommendation”); (ii) fail to include the Company Board Recommendation in this proxy statement or fail to publicly recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act in any solicitation or recommendation statement made on Schedule 14D-9 within ten (10) Business Days after the commencement of a tender offer providing for such Acquisition Proposal; (iii) authorize, adopt, approve or recommend, or publicly propose to authorize, adopt, approve or recommend, or otherwise declare advisable (publicly or otherwise) any Acquisition Proposal; (iv) from and after the Go-Shop End Date, fail to reaffirm publicly the Company Board Recommendation within five (5) Business Days after Parent requests in writing that the Company Board Recommendation be reaffirmed publicly; provided that the Company will have no obligation to make such reaffirmation on more than two (2) separate occasions unless in connection with any public statement or communication; (v) make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a customary “stop, look and listen” communication by the Company Board (or the Special Committee, if applicable) pursuant to Rule 14d-9(f) of the Exchange Act (any of the actions described in clauses (i) through (v) of this sentence, an “Adverse Recommendation Change”); or (vi) authorize, cause or permit the Company to enter into any Alternative Acquisition Agreement.

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At any time prior to the receipt of the Required Stockholder Approval, but not after, the Company Board (upon the recommendation of the Special Committee) will be permitted, so long as the Company is not in material violation of the provisions described in this section of this proxy statement titled “The Merger Agreement—No Solicitation by the Company” and subject to compliance with such provisions (A) to terminate the Merger Agreement to concurrently enter into a definitive Alternative Acquisition Agreement with respect to a Superior Proposal pursuant to the terms of the Merger Agreement (in which case the Company will pay, or cause to be paid, to Parent (or one or more of its designees), the Company Termination Fee prior to or concurrently with such termination) or (B) to effect an Adverse Recommendation Change or Notice of Adverse Recommendation Change in connection with such Superior Proposal.

The Company Board or the Special Committee, as applicable, will only be entitled to effect an Adverse Recommendation Change or terminate the Merger Agreement pursuant to its terms if, prior to the time the Required Stockholder Approval is obtained, but not after:

●

(A) the Company has provided at least three (3) Business Days’ advance written notice (a “Notice of Adverse Recommendation Change”) to Parent that the Company intends to take such action in response to a Superior Proposal (it being understood that the delivery of a Notice of Adverse Recommendation Change and any amendment or update thereto and the determination to so deliver such notice, amendment or update will not, by itself, constitute an Adverse Recommendation Change), which notice will (1) state that the Company has received a bona fide written Acquisition Proposal that has not been withdrawn and that the Company Board or the Special Committee, as applicable, has concluded in good faith (after consultation with its financial and outside legal advisors) constitutes a Superior Proposal, (2) include written notice of all material terms of such Superior Proposal which enabled the Company Board or the Special Committee, as applicable, to make the determination that the Acquisition Proposal is a Superior Proposal, and unless prohibited by any nondisclosure or confidentiality agreement entered into with such Person, the identity of the Person who made such Superior Proposal, (3) attach all documents with respect to such Superior Proposal, including the most current version of the relevant transaction agreement and, if applicable, copies of all relevant documents relating thereto, including any related financing commitments, if available, and (4) state that the Company Board intends to effect an Adverse Recommendation Change or terminate the Merger Agreement pursuant to this section; (B) during the three (3) Business Day period following the time of Parent’s receipt of the Notice of Adverse Recommendation Change, the Company will have, and will have caused its directors, officers, employees and Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of the Merger Agreement and other agreements related to the Transactions in such a manner that would obviate the need to effect an Adverse Recommendation Change or the termination of the Merger Agreement; and (C) following the end of the three (3)-Business Day period described in the preceding clause (B), the Company Board (upon the recommendation of the Special Committee) will have determined in good faith, after consultation with its financial and outside legal advisors (including Houlihan Lokey), taking into account any changes to the Merger Agreement and other agreements related to the Transactions irrevocably offered in writing by Parent in response to the Notice of Adverse Recommendation Change or otherwise, that the Superior Proposal giving rise to the Notice of Adverse Recommendation Change continues to constitute a Superior Proposal; provided, however, that in the event that the Acquisition Proposal to which this sentence applies is thereafter modified in any material respect by the party making such Acquisition Proposal, the Company will promptly provide written notice of and the material terms with respect to such modified Acquisition Proposal to Parent and must again comply with Section 6.02(e) of the Merger Agreement prior to effecting any Adverse Recommendation Change or effecting a termination pursuant to Section 8.01(h) of the Merger Agreement (and must do so for each such subsequent amendment or modification); or

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(A) an Intervening Event has occurred; (B) the Company Board (upon the recommendation of the Special Committee) has determined in good faith, after consultation with the Company’s financial and outside legal counsel (including Houlihan Lokey), that the failure to effect an Adverse Recommendation Change would be inconsistent with its fiduciary duties under Applicable Law; (C) prior to effecting an Adverse Recommendation Change, the Company Board (or the Special Committee, if applicable) has provided, at least four (4)-Business Days’ advance written notice (a “Notice of Intervening Event”) to Parent that the Company intends to take such action (it being understood that the delivery of a Notice of Intervening Event and any amendment or update thereto and the determination to so deliver such notice, amendment or update will not, by itself, constitute an Adverse Recommendation Change), which notice includes reasonably detailed information describing the Intervening Event and the reasons for the Company taking such action; (D) during such four (4)-Business Day period following the time of Parent’s receipt of the Notice of Intervening Event, the Company will have, and will have caused its directors, officers, employees and Representatives to, and will have used reasonable best efforts to cause its other Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of the Merger Agreement and other agreements related to the Transactions in such a manner that would obviate the need to effect an Adverse Recommendation Change; and (E) following the end of such four (4)-Business Day period described in the preceding clause (D), the Company Board (upon the recommendation of the Special Committee) will have determined in good faith, after consultation with its financial and outside legal advisors (including Houlihan Lokey), taking into account any changes to the Merger Agreement and other agreements related to the Transactions irrevocably offered in writing by Parent in response to the Notice of Intervening Event, that the failure to make such Adverse Recommendation Change would be inconsistent with its fiduciary duties under Applicable Law; provided, that if the Intervening Event to which this provision applies thereafter changes in any non de minimis respect or another Intervening Event occurs, the Company will provide written notice of such modified or other Intervening Event to Parent and will again comply with this sentence and provide Parent with an additional two (2) Business Days’ notice prior to effecting any Adverse Recommendation Change (and will do so for each such subsequent change or occurrence).

For the purposes of this proxy statement and the Merger Agreement, unless otherwise stated, “Intervening Event” means any Effect (other than an Acquisition Proposal or Superior Proposal or any inquiry, discussion, proposal, request or offer which constitutes, or would reasonably be expected to facilitate, encourage or lead to an Acquisition Proposal or Superior Proposal) arising following the date of the Merger Agreement that, individually or in the aggregate, is material to the Acquired Companies, taken as a whole, that is not known (or the consequences of which are not known) nor reasonably foreseeable by the Company Board or Special Committee as of the date of the Merger Agreement, which Effect (or the consequences of which) becomes known to or by the Company Board or Special Committee prior to adoption of the Merger Agreement by the Required Stockholder Approval; provided, that in no event will the following constitute, or be taken into account in determining the existence of an Intervening Event: (a) the fact alone that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions for any period, or any changes after the date of the Merger Agreement in the market price or trading volume of shares of Company Common Stock, (b) any event, fact or circumstance relating to or involving Parent or its Affiliates or is caused by any actions that are required by the Merger Agreement and the Merger, (c) the receipt, existence or terms of an Acquisition Proposal or any inquiry, discussion, proposal, request, offer or matter relating thereto or consequence thereof, or (d) events or circumstances arising from the announcement or the existence of, or any action taken by any party pursuant to and in compliance with the terms of, the Merger Agreement or any other agreements or other documents delivered in connection therewith.

From and after the Go-Shop End Date until the Effective Time or the date, if any, on which the Merger Agreement is terminated in accordance with its terms, (i) as promptly as reasonably practicable (and in any event within twenty-four (24) hours) after receipt of any Acquisition Proposal or bona fide offers or proposals that could reasonably be expected to lead to an Acquisition Proposal by or on behalf of the Company or any of its Subsidiaries or Representatives, the Company will provide Parent with written notice, which notice will include a copy of such proposal (which may, if and only if required by a nondisclosure or confidentiality agreement entered into prior to the Go-Shop End Date, redact the identity of such Person, including any information that would make the identity reasonably discernable), and the status of any related discussions or negotiations, and (ii) in the event that any such party modifies its Acquisition Proposal in any material respect, the Company will provide Parent with written notice within twenty-four (24) hours after receipt of such modified Acquisition Proposal of the fact that such Acquisition Proposal has been modified and the material terms of such modification or proposed modification (including, if applicable, redacted copies of any written documentation reflecting such modification or proposed modification). The Company will keep Parent reasonably informed of the status of the discussions or negotiations referenced in clauses (i) and (ii) above.

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Nothing contained in the Merger Agreement will prohibit the Company or the Company Board (upon the recommendation of the Special Committee), directly or indirectly through its Representatives, from (i) taking and disclosing to the Company’s stockholders a position with respect to a tender or exchange offer by a Third Party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to the Company’s stockholders), (ii) making any “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act or a factually accurate public statement by the Company that describes the Company’s receipt of an Acquisition Proposal and the operation of the Merger Agreement with respect thereto, (iii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act in respect of any solicitation or recommendation not otherwise in breach of Section 6.02 of the Merger Agreement, (iv) informing any Person of the existence of the provisions contained in Section 6.02 of the Merger Agreement or (v) making any disclosure to the Company’s stockholders as required by Applicable Law, regulation or stock exchange rule or listing agreement; provided, that the foregoing will in no way eliminate or modify the effect that any such statement or disclosure would otherwise have under the Merger Agreement and it being understood that any such statement or disclosure made by the Company Board (or a committee thereof) pursuant to Section 6.02(g) of the Merger Agreement must be subject to the terms and conditions of the Merger Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board (or any committee thereof) and the rights of Parent under Section 6.02 of the Merger Agreement, and it being further understood that nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof) to effect an Adverse Recommendation Change other than in accordance with Sections 6.02(d) and 6.02(e) of the Merger Agreement.

Any breach of the provisions of the Merger Agreement described in the section titled “The Merger Agreement—No Solicitation by the Company” by any director, officer or Subsidiary of any Acquired Company or by any Acquired Company itself, or any breach of the provisions of the Merger Agreement described in the section titled “The Merger Agreement—No Solicitation by the Company” by any of their Representatives acting at the direction of the Acquired Companies will be deemed to be a breach of the Merger Agreement by the Company.

Financing Cooperation

Parent and Merger Sub have represented to the Company that they will have at the Closing sufficient cash to consummate the Transactions, including (i) the satisfaction of all payment obligations of Parent and Merger Sub contemplated by the Merger Agreement in connection with the Merger (including the payment of all amounts payable at the Closing pursuant to the Merger Agreement in connection with or as a result of the Merger), including the payment of the aggregate Merger Consideration and Company Equity Award Consideration to which holders of Common Stock and Company Equity Awards will be entitled at the Effective Time pursuant to the Merger Agreement, (ii) the payments to be paid by Parent or Merger Sub on the Closing Date pursuant to the HSCM Fifth Amendment, including to repay, prepay or discharge the “Payoff Amount” specified in the HSCM Fifth Amendment, which is further detailed in the section of this proxy statement titled “Special Factors—Company Loan Agreement—Agreement and Fifth Amendment to the Loan and Security Agreement” and (iii) the payment of all fees and expenses required to be paid by the Company, Parent or Merger Sub or any of their respective Affiliates at the Closing in connection with the Transactions. Parent agreed to use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary or advisable to arrange and obtain and consummate the debt financing intended to be incurred on the Closing Date (the “Debt Financing”).

Parent will give the Company prompt written notice of certain updates in connection with its efforts to arrange the Debt Financing as set forth in the Merger Agreement, including its receipt of certain written communications in connection with the Debt Financing, any material breach or repudiation by any party to the Debt Commitment Letter and if the commitments with respect to all or any portion of the Debt Financing expires or is terminated, or all or any portion of the Debt Financing becomes unavailable (a “Debt Financing Failure Event”). Without limiting Parent’s other obligations described in this paragraph, if any breach, repudiation or Debt Financing Failure Event occurs, Parent will use its reasonable best efforts to obtain, as promptly as practicable: (i) alternative financing from the original Debt Financing Sources or alternative Debt Financing Sources reasonably acceptable to Parent and Merger Sub in an amount sufficient, when taken with the available portion of the Debt Financing, to (A) consummate the Closing upon the terms contemplated by the Merger Agreement and (B) pay all other amounts payable by Parent in connection with the consummation of the transactions contemplated by the Merger Agreement (the “Alternative Debt Financing”), subject to the procedures and exceptions set forth in the Merger Agreement. Neither Parent nor any of its Affiliates will, without the prior written consent of the Company, agree to, or permit, any amendment, modification, supplementation, restatement, assignment, termination, substitution, or replacement of the Debt Commitment Letter, in each case, that would: (i) reduce the aggregate amount of the Debt Financing (or the cash proceeds available therefrom) below the amount required to consummate the transactions contemplated by the Merger Agreement; (ii) impose new or additional conditions precedent to the Debt Financing or otherwise expand, amend or modify any of the existing conditions to the receipt of the Debt Financing; or (iii) expand, amend, or modify any other terms to the Debt Financing in a manner that would reasonably be expected to prevent, impair or materially delay the Closing and the funding of the amount of the Debt Financing required to consummate the transactions contemplated by the Merger Agreement, subject to certain exceptions as set forth in the Merger Agreement. See the section of this proxy statement titled “Special Factors—Financing of the Merger” for additional detail.

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Upon written request by the Company, Parent will keep the Company informed on a reasonably current basis and in reasonable detail of the status of Parent’s efforts to obtain the Debt Financing and provide the Company with copies of drafts of the definitive primary Debt Financing Documents when available. Parent will not take any action that would reasonably be expected to materially delay or prevent the consummation of the Transactions. Parent and Merger Sub expressly acknowledged and agreed that their obligations under the Merger Agreement, including their obligations to consummate the Merger, are not subject to, or conditioned on, Parent’s or Merger Sub’s receipt of financing.

Notwithstanding anything to the contrary contained in the Merger Agreement, the Company agreed that a breach of the covenant described in this paragraph will not result in the failure of the conditions to the Closing described in the section of this proxy statement titled “The Merger Agreement—Conditions to the Completion of the Merger—Additional Company Closing Conditions” relating to Parent’s covenants if, notwithstanding such breach and subject to the satisfaction of the other conditions to Closing in the Merger Agreement, Merger Sub is willing and able to consummate the Closing on the date the Closing is required to occur pursuant to the Merger Agreement.

The Company has agreed to use reasonable best efforts to, and will use its reasonable best efforts to cause each of its Subsidiaries, its and their respective members of senior management and its and their respective Representatives to use reasonable best efforts to:

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participate (and cause senior management to participate) in a reasonable number of meetings and due diligence sessions in respect of the Debt Financing (to the extent required by the Debt Financing Sources);

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assist Parent with providing information reasonably requested in connection with the preparation by Parent of pro forma financial information and pro forma financial statements to the extent required by the Debt Financing Sources, it being agreed that the Company will not be required to provide any information or assistance relating to (A) the proposed aggregate amount of debt and equity financing, together with assumed interest rates, dividends (if any) and fees and expenses relating to the incurrence of such debt or equity financing, (B) any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing, or (C) any financial information related to Parent or any of its Subsidiaries or any adjustments that are not directly related to the acquisition of the Company by Parent;

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assist Parent in connection with (A) the preparation of any disclosure schedules to the Debt Financing Documents and providing information reasonably necessary to complete customary perfection certificates and other customary loan documents required in connection with the Debt Financing, (B) the preparation, execution and delivery of any Debt Financing Documents and any other certificates or documents with respect to the Debt Financing, in each case, as may be reasonably requested by Parent or the Debt Financing Sources, and (C) to the extent required by the terms of the Debt Commitment Letter, otherwise facilitating the pledging of collateral and the granting of security interests in respect of the Debt Financing on the Closing Date, it being understood that any such documents will not be recorded or take effect until the Effective Time;

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furnish Parent upon reasonable written request with such financial and other pertinent information regarding the Company and its Subsidiaries (including information regarding the business and operations thereof), to the extent prepared by the Company in the ordinary course of business, as may be reasonably requested by Parent to assist in the preparation of customary information documents used in financings associated with leveraged buyouts of comparable sized companies (which will not include any Excluded Information);

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assist in the taking of all corporate and other actions, subject to the occurrence of the Closing, reasonably necessary to permit the consummation of the Debt Financing on the Closing Date (including using reasonable best efforts to cause directors and officers who will continue to hold such offices and positions from and after the Closing to execute resolutions or consents of the Company with respect to entering into the definitive documentation for the Debt Financing and otherwise as necessary to authorize consummation of the Debt Financing), it being understood that no such corporate or other action will take effect prior to the Closing; and

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at least three (3) Business Days prior to Closing, furnish Parent with all documentation, certifications and other information about the Company and its Subsidiaries as is reasonably requested by Parent at least nine (9) Business Days prior to Closing, in accordance with the requirements of the Debt Financing Sources, required under applicable “know your customer,” beneficial ownership and anti-money laundering rules and regulations (including the PATRIOT Act).

Neither the Company nor any of its Subsidiaries is required to, in connection with the Debt Financing, (i) waive or amend any terms of the Merger Agreement or any other contract, provide any additional security or guarantees prior to the Effective Time or pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement by or on behalf of Parent, (ii) enter into any definitive agreement prior to the Effective Time, (iii) give any indemnities in connection with the Debt Financing that are effective prior to the Effective Time for which it is not simultaneously indemnified by Parent or its Affiliates in a manner reasonably satisfactory to the Company, (iv) prepare or provide any Excluded Information, or (v) take any action (or cause its Subsidiaries or its and their respective members of senior management to take any action) that in the Company’s good faith judgment would (A) unreasonably interfere with its or its Subsidiaries’ business operations; (B) create a material risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries; (C) cause any representation or warranty or covenant contained in the Merger Agreement to be breached or cause any closing condition contained in the Merger Agreement to fail to be satisfied; (D) give rise to a material risk of waiving any attorney-client, work product, or similar privilege of the Company and its Subsidiaries; provided, that the Company will inform Parent and Merger Sub of the general nature of the document or information being withheld (to the extent doing so would not give rise to a material risk of waiving any such privilege) and reasonably cooperate with Parent and Merger Sub in seeking to provide such document or information in a manner that would not give rise to a material risk of waiving any such privilege; (E) result in a material violation or material breach of, or material default under, any contract to which the Company or any of its Subsidiaries is a party or otherwise bound or (F) result in a violation of Applicable Law or breach of the Governing Documents of the Company and its Subsidiaries.

In addition, (A) no action, liability, or obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing will be effective until the Effective Time (in each case other than customary authorization or representation letters and “know-your-customer,” beneficial ownership and anti-money laundering rule and regulation (including the PATRIOT Act) information required to be provided in connection with the Debt Financing), and (B) neither the Company nor any of its Subsidiaries (nor any officer or director thereof) will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing that is not contingent on the occurrence of the Closing or must be effective prior to the Effective Time. Nothing in the financing cooperation covenant will require (1) any Representative of the Company or any of its Subsidiaries to deliver any certificate or opinion or take any other action under the provisions of the Merger Agreement summarized in this section of this proxy statement titled “The Merger Agreement—Financing Cooperation” that could reasonably be expected to result in personal liability to such Representative or (2) the Company Board, the Special Committee or the board of directors, managers, managing member or any similar controlling body of any Subsidiary of the Company to pass resolutions or consents to approve or authorize the Debt Financing, in each case, prior to the Effective Time (and will only be executed by officers and directors which will continue to be authorized after the Effective Time). All non public or other confidential information provided by the Company pursuant to the financing cooperation covenant of the Merger Agreement will be kept confidential in accordance with the terms of the Merger Agreement.

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Parent will indemnify and hold harmless the Acquired Companies, and each of their respective directors, officers and employees, from and against any and all losses incurred in connection with the Debt Financing or any information, assistance or activities provided in connection therewith, except to the extent arising from (i) any material inaccuracy of any historical written information furnished in writing by or on behalf of the Acquired Companies, taken as a whole, including financial statements or (ii) the gross negligence, bad faith or willful misconduct of the Acquired Companies or any of their respective directors, officers, employees or Representatives as determined by a final, nonappealable judgment of a court of competent jurisdiction. Parent will reimburse the Acquired Companies for any reasonable, documented in reasonable detail, out-of-pocket costs and expenses incurred by the Acquired Companies and each of their respective directors, officers and employees in connection with the Debt Financing or such assistance requested by Parent or its Representatives.

In no event will Parent or Merger Sub enter into any contract expressly prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company or any of its Subsidiaries or in connection with the Merger, and Parent and Merger Sub will not consent to the entry into any such contract by any of their respective Representatives (which will be deemed to include each direct investor in Parent or Merger Sub or any other potential financing sources of Parent, Merger Sub and such investors).

Obtaining the Debt Financing under the Debt Commitment Letter is not a condition to the Closing, and in event that Debt Financing has not been obtained, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement, to consummate the Merger.

The parties agreed that a breach of the Company’s obligations in the provisions of the Merger Agreement relevant to financing cooperation will only constitute a material breach of the Company’s covenants for purposes of Section 7.02(b) of the Merger Agreement if (x) the Company breaches any of such obligations, (y) Parent provides the Company with notice in writing of such breach (with reasonable specificity as to the basis for any such breach) and the Company fails to cure such breach within three (3) Business Days of such notice, and (z) such breach will have been the proximate cause of the Debt Financing not being consummated.

Termination of Liens and Indebtedness

At least three (3) Business Days prior to the Closing, the Company will deliver to Parent duly executed release letters in respect of certain specified Liens set forth on the Company Disclosure Letter, in form and substance reasonably satisfactory to Parent, and to the extent applicable, contemporaneously with the Closing, the Company will pay (or cause to be paid) any amount required to effectuate the release of such Liens in accordance with the terms of such release letters. Substantially contemporaneously with the Closing, (w) the “Payoff Amount” specified in the HSCM Fifth Amendment will have been paid by Parent, (x) the “Series A Issuance” specified in the HSCM Fifth Amendment will have occurred and (y) Parent or its designee will have contributed the amount specified in Section 6.a.(b) of the HSCM Fifth Amendment to Doma Technology, in each case of clauses (w)-(y), in accordance with the terms and subject to the conditions of the HSCM Fifth Amendment. Following completion of the items specified in the preceding clauses (w)-(y), and in any event not later than concurrently with Closing, the Loan Document Termination (as defined in the HSCM Fifth Amendment) will have occurred in accordance with the terms of the HSCM Fifth Amendment.

Company Stockholder Approval

The Merger Agreement provides that, as promptly as reasonably practicable (and in any event within two (2) Business Days) after the Go-Shop End Date, (i) the Company will use reasonable best efforts to prepare and cause to be filed with the SEC a preliminary proxy statement and (ii) the Company and Parent will jointly prepare and file with the SEC the Schedule 13E-3. This preliminary proxy statement fulfills the obligation referenced in clause (i) of the foregoing sentence. The Company will promptly notify Parent upon the receipt of any comments from the SEC (or the staff of the SEC) with respect to this proxy statement or Schedule 13E-3 or any request from the SEC (or the staff of the SEC) for amendments or supplements to the proxy statement or Schedule 13E-3. Prior to filing or mailing the proxy statement or Schedule 13E-3 (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company must provide Parent a reasonable opportunity to review and to propose comments on such document or response to the extent permitted by Applicable Law and will include any such comments reasonably proposed by Parent.

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The Company agreed to use reasonable best efforts to duly call, convene and hold the Special Meeting as promptly as reasonably practicable after the date on which this proxy statement is mailed to holders of Common Stock as of the Record Date (and in no event later than the thirtieth (30th) day following the first mailing of the proxy statement to the Company stockholders), subject to certain scenarios for postponement, for the purposes of obtaining the affirmative vote of the holders of (i) at least a majority of the voting power of the outstanding shares of Common Stock entitled to vote in accordance with the DGCL and (ii) at least a majority of the voting power of the outstanding shares of Common Stock held by the Disinterested Stockholders. Once the Company has established the record date, the Company cannot change such record date or establish a different record date without the prior written consent of Parent, unless (x) required to do so by Applicable Law or (y) in the event that the date of the Special Meeting as originally called is for any reason adjourned, postponed or delayed and the Company is required to establish a new record date for the Special Meeting by virtue of such adjournment, postponement or delay.

Unless the Special Committee has withdrawn, modified, amended or qualified its recommendation thereof or otherwise effected an Adverse Recommendation Change in accordance with the applicable provisions of the Merger Agreement, the Company will (i) through the Company Board, recommend, including through a recommendation in this proxy statement, that the Company stockholders vote in favor of the adoption of the Merger Agreement and (ii) solicit from the Company stockholders proxies in favor of the adoption of the Merger Agreement.

Regulatory Approvals; Third-Party Consents

Each party agreed to use reasonable best efforts to (i) as soon as reasonably practicable, and in any event within twenty (20) Business Days after the date of the Merger Agreement, make or cause to be made all filings and submissions required to be filed by such party or its Affiliates with any Governmental Authority to consummate the transactions contemplated in the Merger Agreement as set forth in the Company Disclosure Letter and any Form D or similar filing to the extent reasonably requested by Parent, (ii) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate and make effective the Transactions as promptly as reasonably practicable, (iii) obtain from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Parent, Merger Sub or the Company, or any of their respective Subsidiaries, or to avoid any action or Proceeding by any Governmental Authority, in connection with the authorization, execution and delivery of the Merger Agreement and the consummation of the Transactions and (iv) as promptly as reasonably practicable after the date of the Merger Agreement, make, and use commercially reasonable efforts to cause its direct equityholders to make (to the extent required by Applicable Law), all necessary filings, and thereafter make any other required submissions, with respect to the Merger Agreement required under any other Applicable Law. The Company and Parent will furnish to each other all information required for any application or other filing under any Applicable Law in connection with the Transactions. The Company and Parent will coordinate with the other party in providing such information and providing such assistance as the other party may reasonably request in connection with any filings and submissions required to be filed by it.

Each party also agreed to: (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or Proceeding by or before any Governmental Authority with respect to the Merger or any of the other Transactions; (ii) keep the other parties reasonably informed as to the status of any such request, inquiry, investigation, action or Proceeding; (iii) notify one another of the receipt by it or any of its Affiliates of comments from the applicable Governmental Authorities with respect to the filings and submissions referred to in the preceding paragraph; (iv) promptly inform the other parties of any communication to or from any Governmental Authority regarding the approval of the Merger or any of the other Transactions; (v) use its reasonable best efforts promptly to provide responses to Governmental Authorities and resolve any objections that may be asserted by any Governmental Authority; and (vi) use reasonable best efforts to obtain such approvals, consents and clearances as may be necessary, proper or advisable under any Applicable Laws. Each party will consult with the other in connection with any filing made with, or written materials submitted to any Governmental Authority in connection with the transactions contemplated by the Merger Agreement, provided, however, that notwithstanding anything to the contrary in the Merger Agreement, neither party nor any of their respective Affiliates nor any TRG Person will be required to disclose any privileged information, personally identifiable information or confidential competitive information, unless and solely to the extent required by the Governmental Authority in connection with any Insurance Regulatory Approval filings or submissions. None of the parties will, or will permit their respective Affiliates or any of their or their Affiliates’ respective officers, employees or other representatives or agents to, participate in any hearing or substantive in-person or telephonic meeting with any Governmental Authority in respect of such filings and submissions unless such party consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives such other parties the opportunity to attend and participate thereat (other than, with respect to Parent, any TRG Person and their respective Affiliates, any hearing or meeting with any Governmental Authority that relates solely to (w) the identity and organizational structure of Parent and its Affiliates (including any TRG Person), (x) any personally identifiable information of any TRG Person or (y) competitively sensitive information of Parent and its Affiliates (including any TRG Person)). Each party will not enter into any agreement with any Governmental Authority to delay or not consummate the Transactions, except with the prior written consent of the other parties. Each party agreed to use reasonable best efforts so as to enable the parties to expeditiously consummate the Closing and the transactions contemplated by the Merger Agreement.

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In connection with obtaining any approval or consent related to any Applicable Law, Parent will cooperate in good faith with the Governmental Authorities and will use reasonable best efforts to complete lawfully the Transactions as soon as practicable (but in any event prior to the End Date, First Extension Date or Second Extension Date, as applicable), which reasonable best efforts will include taking any and all action reasonably necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any Proceeding in any forum by or on behalf of any Governmental Authority or the issuance of any Governmental Order that would (or to obtain the agreement or consent of any Governmental Authority to the Transactions the absence of which would) delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Merger.

Notwithstanding the foregoing, nothing in the Merger Agreement will require, or be construed to require, Parent or any of its Affiliates or any TRG Person or the Company or any of its Affiliates to take or refrain from taking, or agree to take or refrain from taking or agree to cause its Affiliates to take or refrain from taking, any action or suffer to exist any obligation, condition, qualification, limitation, restriction or requirement that, individually or in the aggregate with any other actions, qualifications, obligations, conditions, limitations, restrictions or requirements, would or would reasonably be expected to result in a condition or restriction imposed by a Governmental Authority on its grant of any consent, authorization, order, approval or exemption in connection with the transactions contemplated by this Agreement that:

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with respect to the Acquired Companies or any of their respective Affiliates prior to the Closing, would reasonably be likely to have a material adverse effect on the assets, liabilities, businesses, product lines, operations, rights or interests of the Acquired Companies or any of their respective Affiliates (taken together as a whole), or

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with respect to Parent or any of its Affiliates (including any TRG Persons or the Acquired Companies), that (i) results in or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operation, (ii) includes any requirement to sell, divest, operate in a specified manner, suspend, alter, restrict, hold separate or discontinue or limit, in each case, any non de minimis portion of the assets, liabilities, businesses, product lines, operations, rights or interests of any of Parent’s Affiliates (including any TRG Persons), Parent and its Subsidiaries or, other than to the extent not material, the Acquired Companies, (iii) makes any additional capital contributions, retains minimum capital levels, or is restricted from making any ordinary distributions or dividends, or enter into any guarantees, capital maintenance or capital support arrangements, keepwells, escrows or similar agreements or arrangements, (iv) constitutes any consent decree or hold separate order, (v) requires or contemplates placing any assets in trust, other than any nonmaterial, in the aggregate, assets of the Acquired Companies, or (vi) any other action with respect to, or in connection with, Parent or its Subsidiaries or Affiliates (including any TRG Persons or the Acquired Companies), which in the case of subclause (vi), individually or together with any other such action, would or would reasonably be expected to (1) have a material adverse effect on the business, results of operations or financial condition of Parent and its Subsidiaries (including the Acquired Companies after the Closing) taken together as a whole or (2) be materially adverse to the aggregate economic benefits of the transaction reasonably expected to be obtained by Parent or any of its Affiliates (including the TRG Persons) in connection with the Transactions (any such condition or restriction described in this bullet and the immediately preceding bullet, a “Burdensome Condition”).

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Parent, Merger Sub and the Company will not take (and in the case of the Company, it will not permit any of its Affiliates to take) any action or suffer to exist any obligation, condition, qualification, limitation, restriction or requirement that would reasonably be expected to result in a Burdensome Condition without the prior written consent of Parent or the Company, as applicable.

In the event that Parent or the Company, as applicable, acting reasonably and in good faith, determines that any Burdensome Condition is likely to be imposed on such party, the applicable party will notify the other and the parties will each use reasonable best efforts to avoid the imposition of any such Burdensome Condition.

Parent will be entitled to make additional commitments to, or agreements with, Governmental Authorities to delay the Closing following any commitment to, or agreement with, any Governmental Authority not to close the Transactions before a certain date (but in no event to delay the Closing beyond the End Date, First Extension Date or Second Extension Date, as applicable), to the extent that such delay is reasonably necessary in order to prevent a Governmental Authority from continuing to investigate the Transactions, imposing conditions or remedies with respect to the Transactions or commencing a Proceeding.

All filings and submissions required to be filed by each party or its Affiliates with applicable Governmental Authorities to consummate the transactions contemplated in the Merger Agreement as set forth in the Company Disclosure Letter have been made, including (i) the application with the South Carolina Department of Insurance with respect to the acquisition of control of Doma Title Insurance, (ii) filings with the Arizona Department of Financial Institutions in connection with the indirect change of control of Doma Insurance Agency, Inc. and Doma Insurance Agency of Arizona, Inc., and (iii) the application with the California Department of Insurance in connection with the indirect change of control of Doma Title of California, Inc.  As of the date of this proxy statement, all filings and applications are pending approval.

Takeover Laws

The parties agreed to use their respective reasonable best efforts (a) to take all action within their power so that no “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti‑takeover statute or similar Law (“Takeover Statutes”) is or becomes applicable to the Merger Agreement, the Merger, the other Transactions contemplated by the Merger Agreement, and the Voting and Support Agreement and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger and the other transactions contemplated by the Merger Agreement may be consummated as promptly as reasonably practicable on the terms contemplated by the Merger Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute and Section 203 of the DGCL on the Merger Agreement, the Merger, the other Transactions, and the Voting and Support Agreement. Unless the Merger Agreement is otherwise terminated pursuant to the section of this proxy statement titled “The Merger Agreement—Termination,” no Adverse Recommendation Change will change, or be deemed to change, the approval of the Company Board or the Special Committee for purposes of causing any Takeover Statute to be inapplicable to the Merger or the other Transactions.

Indemnification; Directors’ and Officers’ Insurance

The Merger Agreement provides that Parent will cause the Surviving Corporation to indemnify and hold harmless each person who was at the date of the Merger Agreement, was previously, or during the period from the date of the Merger Agreement through the Effective Time will be, serving as a director or officer of the Acquired Companies (collectively, the “Covered Persons”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities, penalties, amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) and reasonable out-of-pocket attorneys’ fees and all other reasonable out-of-pocket costs incurred in connection with any claim, action suit, Proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Acquired Companies, as the case may be, would have been permitted under or required by Applicable Law and their respective certificates of incorporation, bylaws, and indemnification agreements as in effect on the date of the Merger Agreement and that have been made available to Parent (the “Indemnification Agreements”). Parent also agreed that it will cause the Surviving Corporation to promptly advance costs and expenses (including attorneys’ fees) as incurred by each Covered Person to the fullest extent permitted under or required by Applicable Law and their respective certificates of incorporation, bylaws, or equivalent or other organizational and governing documents (collectively, “Governing Documents”) and the Indemnification Agreements of the Company and its Subsidiaries in effect on the date of the Merger Agreement upon receipt of a written undertaking by such Person or on such Person’s behalf to repay the amount paid or reimbursed only if it is ultimately determined (after exhausting all available appeals) that such Person is not permitted to be indemnified under Applicable Law or any such applicable Governing Document. Parent will cause the Surviving Corporation (i) to maintain, for a period of not less than six (6) years from the Effective Time, provisions in the Acquired Companies’ respective Governing Documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of the Covered Persons that are no less favorable to those Covered Persons than the provisions of Applicable Law and the Governing Documents of the Acquired Companies, as applicable, in each case, as of the date of the Merger Agreement and (ii) not to amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Applicable Law.

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For a period of six (6) years from the Effective Time, Parent will cause the Surviving Corporation to maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by the Acquired Companies’ directors’ and officers’ liability insurance policies on terms not less favorable than the terms of such current insurance coverage; provided, however, that (i) the Company may and, if the Company does not, Parent and the Surviving Corporation must, cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining at or prior to the Closing Date a prepaid, noncancelable six (6)-year “tail” policy (containing terms not less favorable than the terms of such current insurance coverage) with respect to matters existing or occurring at or prior to the Effective Time and (ii) if any Proceeding is asserted or made against those Persons who are currently covered by the Acquired Companies’ directors’ and officers’ liability insurance policies on or prior to the sixth (6th) year anniversary of the Effective Time, any insurance required to be maintained pursuant to this section of this proxy statement will be continued in respect of such claim until the final disposition thereof, except that in no event will Parent or the Surviving Corporation be required to expend for such policies pursuant to this sentence an aggregate or total premium amount in excess of three hundred fifty percent (350%) of the amount per annum the Company paid for such coverage in its last full fiscal year (in which case the maximum amount of coverage with a premium under such threshold will be obtained).

The provisions regarding indemnification of directors and officers set forth the provisions of the Merger Agreement described in this section of this proxy statement titled “The Merger Agreement—Indemnification; Directors’ and Officers’ Insurance” will survive the consummation of the Merger indefinitely and will be binding, jointly and severally, on all successors and assigns of Parent and the Surviving Corporation. In the event that Parent or the Surviving Corporation or any of their respective successors or assigns consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, will succeed to the obligations set forth in the preceding two (2) paragraphs. In addition, Parent and the Surviving Corporation agreed not to distribute, sell, transfer or otherwise dispose of any of its assets in a manner that would reasonably be expected to render the Surviving Corporation unable to satisfy its obligations under the provisions of the Merger Agreement described in this section of this proxy statement titled “The Merger Agreement—Indemnification; Directors’ and Officers’ Insurance.”

Stockholder Litigation

The Company has agreed to keep Parent reasonably informed on a current basis regarding any stockholder litigation or similar Proceeding against the Company or its directors or officers relating to the Transactions (the “Merger Litigation”), whether commenced prior to or after the execution and delivery of the Merger Agreement. The Company will give Parent (a) the right to review and comment on all filings or responses to be made before such filings or responses are made by the Company in connection with the Merger Litigation (and the Company will in good faith take such comments into account) and (b) the opportunity to participate, at its expense, in the defense or settlement of any such Merger Litigation, and the Company will not settle, or offer to settle, any such Merger Litigation without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed).

Notwithstanding the foregoing, nothing in the Merger Agreement will require the Acquired Companies to disclose any information to Parent or its Representatives if such disclosure would, in the Company’s reasonable judgment, jeopardize any attorney-client or other legal privilege, so long as the Company provides Parent written notice of the fact that it is withholding such information or documents and reasonably cooperates with Parent to allow disclosure of such information in a manner that is not reasonably likely to jeopardize such attorney-client or other legal privilege.

For the avoidance of doubt, any Proceeding related to Dissenting Shares will be governed by the provisions of the Merger Agreement described in the section of this proxy statement titled “The Merger Agreement—Dissenters’ or Appraisal Rights.”

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Other Covenants

The Merger Agreement contains other customary covenants, including, but not limited to, covenants relating to public announcements and other public statements, notice of certain events, matters relating to Section 16 of the Exchange Act, resignation of directors and officers, termination of contracts, access to information and confidentiality.

Conditions to the Completion of the Merger

Mutual Closing Conditions

The respective obligations of each of the parties to consummate the Merger are subject to the satisfaction (or written waiver by all parties and in the case of the Company, upon the approval of the Special Committee, if permissible under Applicable Law and except for the condition referenced in the first bullet point immediately below, which may not be waived by any party) at or prior to the Effective Time of each of the following conditions:

●	the Required Stockholder Approval will have been obtained in accordance with Applicable Law and the certificate of incorporation and bylaws of the Company;

●

the consents, approvals, or authorizations of certain specified Governmental Authorities will have been obtained and will be in full force and effect, and all waiting periods required thereunder will have been expired or been terminated, in each case without the imposition of a Burdensome Condition;

●

the consummation of the Merger will not then be enjoined, restrained or prohibited by any Proceeding, Governmental Order, judgment, decree, injunction or ruling (whether temporary, preliminary or permanent) of any Governmental Authority. No Law will have been enacted, issued, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal consummation of the Merger and continues to be in effect.

Additional Company Closing Conditions

The obligations of the Company to consummate the Merger are further conditioned upon the satisfaction (or written waiver by the Company, if permissible under Applicable Law) at or prior to the Closing of the following conditions:

●

certain of the representations and warranties made by Parent and Merger Sub relating to their respective corporate existence and power and corporate authorization being true and correct in all material respects at and as of the date of the Merger Agreement and at and as of the Closing as if made at and as of the Closing (except for representations and warranties that speak as of a particular date, which must be true and correct in all respects as of such date);

●

each of the other representations and warranties of the Parent and Merger Sub (without giving effect to any references to materiality qualifications) being true and correct in all respects, in each case, at and as of the date of the Merger Agreement and at and as of the Closing as if made at and as of the Closing (except for representations and warranties that speak as of a particular date, which must be true and correct in all respects as of such date), in each case, except where the failure to be so true and correct has not had and would not reasonably be expected to have a material adverse effect on the ability of Parent and Merger Sub to consummate the Merger or perform their respective obligations under the Merger Agreement;

●

each of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing having been complied with and performed in all material respects; and

●

the Company will have received from Parent, a certificate, dated as of the Closing Date and signed by an authorized officer of Parent, certifying to the effect that the conditions set forth in the preceding bullets have been satisfied.

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Additional Parent Closing Conditions

The obligations of Parent and Merger Sub to consummate the Merger are further subject to the satisfaction (or written waiver by each of Parent and Merger Sub, if permissible under Applicable Law) at or prior to the Closing of the following conditions:

●	the representations and warranties of the Company:

●

regarding the Company’s corporate existence and power, corporate authorization and no brokers being true and correct in all respects, in each case, at and as of the date of the Merger Agreement and at and as of the Closing as if made at and as of the Closing, except for representations and warranties that speak as of a particular date, which must be true and correct in all material respects as of such date;

●

regarding capitalization and subsidiaries being true and correct in all respects, in each case at and as of the date of the Merger Agreement and at and as of the Closing as if made at and as of the Closing, except for representations and warranties that speak as of a particular date, which must be true and correct in all respects as of such date, in each case except for inaccuracies which would not increase the aggregate Merger Consideration (including the Company Equity Award Consideration) by more than a de minimis amount;

●	regarding no material adverse effect being true and correct in all respects at and as of the date of the Merger Agreement and at and as of the Closing as if made at and as of the Closing; and

●

elsewhere in the Merger Agreement (without giving effect to any references to “Company Material Adverse Effect” or any other materiality or similar qualifications) being true and correct in all respects, in each case, at and as of the date of the Merger Agreement and at and as of the Closing as if made at and as of the Closing (except for representations and warranties that speak as of a particular date, which must be true and correct in all respects as of such date), in each case, except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

●

each of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing or substantially contemporaneously with the Closing pursuant to the provisions described in the section of this proxy statement titled “The Merger Agreement—Termination of Liens and Indebtedness” will have been complied with and performed in all respects;

●

each of the other covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing or substantially contemporaneously with the Closing will have been complied with and performed in all material respects;

●	since the date of the Merger Agreement, there must not have occurred a Company Material Adverse Effect that is continuing;

●

Parent will have received from the Company a certificate, dated as of the Closing Date and signed by an authorized officer of the Company, certifying to the effect that the conditions described in the preceding bullets have been satisfied;

●

the Lennar Investment Agreements described in the section of this proxy statement titled “Special Factors—Lennar Investment” will be in full force and effect, and will not have been rescinded or terminated or amended or otherwise modified, except in accordance with their terms, and the transactions contemplated by the Lennar Investment Agreements to be consummated prior to, at or substantially concurrently with the Closing will have occurred or be occurring at the Closing, in each case, in accordance with the terms of such Lennar Investment Agreement;

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●

prior to the Closing Date, in no event will (i) HSCM have instituted or consented to the institution of any proceeding under any debtor relief Law (collectively, an “HSCM Insolvency Action”) and (ii) as a result of such HSCM Insolvency Action, the applicable court pursuant to any debtor relief Law have rescinded, stayed, or terminated the HSCM Fifth Amendment or the Preferred Purchase Agreement; provided, that upon any such rescission, stay or termination, for the sixty (60)-calendar day period commencing with the date of such rescission, stay or termination, as applicable, Parent, Merger Sub and the Company each agreed to use commercially reasonable efforts to (A) overturn such recission, stay or termination, (B) negotiate and enter into an alternative arrangement with HSCM (or the applicable trustee or other legal authority pursuant to applicable debtor relief Law) pursuant to which the Closing can occur on terms reasonably acceptable to Parent and the Company in each of their sole discretion, (C) obtain replacement financing to satisfy the outstanding obligations to HSCM on terms acceptable to Parent and the Company in each of their sole discretion or (D) negotiate such other terms satisfactory to Parent and the Company in each of their sole discretion to facilitate the consummation of the Merger contemplated by the Merger Agreement, and if any such alternative arrangement contemplated by clauses (A) through (D) above is entered into within such sixty (60)-calendar day period, the conditions set forth in this clause (f) will be deemed satisfied; and

●	the transactions contemplated by Schedule II of the Merger Agreement will have been completed in a manner reasonably satisfactory to Parent.

No party may rely on the failure of any condition to closing set forth above to be satisfied if such failure was primarily caused by the failure of Parent or Merger Sub, on one hand, or the Company, on the other hand, to perform any of its material obligations under the Merger Agreement. On May 12, 2024 and May 29, 2024, the Company and certain of the Company's subsidiaries, as applicable, entered into amendments to the applicable agreements, which amendments provide for the completion of the transactions contemplated by Schedule II of the Merger Agreement prior to or substantially concurrently with the Closing, subject to the terms and conditions contained therein.

Termination

The Merger Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time notwithstanding receipt of the Required Stockholder Approval (except as expressly noted below), only as follows:

A.	by mutual written agreement of the Company (upon approval of the Special Committee) and Parent;

B.	by either the Company (upon approval of the Special Committee) or Parent, if:

i.

the Closing will not have occurred on or before September 28, 2024, or such later date(s) as may be agreed to in writing from time to time between Parent and the Company, each acting in their sole discretion (the “End Date”), whether such date is before or after the date of the receipt of Required Stockholder Approval; provided, if, as of the End Date, all of the conditions set forth in the Merger Agreement have been satisfied or waived (other than conditions relating to insurance regulatory approvals, no injunctions and those conditions that by their nature can only be satisfied at or immediately prior to the Closing), then the End Date will automatically be extended to October 28, 2024 (the “First Extension Date”); provided, further, if, as of the First Extension Date, all of the conditions set forth in the Merger Agreement have been satisfied or waived (other than receipt of certain specified insurance regulatory approvals) then the First Extension Date will automatically be extended to November 28, 2024 (the “Second Extension Date”); provided, however, that the right to terminate the Merger Agreement pursuant to this paragraph may not be exercised by any party whose failure to perform any covenant or obligation under the Merger Agreement has been the principal cause of, or resulted in, the failure of the Closing to have occurred on or before the End Date, First Extension Date or Second Extension Date, as applicable;

ii.

any Governmental Authority has issued, promulgated or enacted prior to the Effective Time (a) any Law that prohibits or makes illegal the consummation of the Merger or (b) any Governmental Order, decree or ruling permanently enjoining or otherwise prohibiting the consummation of the Merger, and such Governmental Order, decree or ruling will have become final and nonappealable; provided, however, that the right to terminate the Merger Agreement pursuant to this paragraph may not be exercised by any party (x) whose failure to perform any covenant or obligation under the Merger Agreement has been the principal cause of, or resulted in, the issuance of such order, decree or ruling or (y) that has failed to use its reasonable best efforts to resist, contest, appeal, resolve, lift or remove such judgment, order, injunction, rule, decree, ruling or other action in accordance with the provisions described in the section of this proxy statement titled “The Merger Agreement—Regulatory Approvals; Third-Party Consents”; or

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iii.	the Special Meeting (including any adjournments and postponements thereof) will have been held and the Required Stockholder Approval will not have been obtained;

C.

by Parent, if (i) there is any breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement on the part of the Company, such that the conditions to Parent’s obligations to consummate the Merger related to the Company’s covenants would not be satisfied at the Closing (a “Terminating Company Breach”), (ii) Parent will have delivered written notice to the Company of such Terminating Company Breach and (iii) such Terminating Company Breach is not capable of cure prior to the End Date (or the First Extension Date or the Second Extension Date, as applicable) or at least thirty (30) days will have elapsed since the date of delivery of such written notice to the Company and such Terminating Company Breach will not have been cured during such period (but in no case later than the End Date (or the First Extension Date or the Second Extension Date, as applicable)); provided, however, that Parent will not have the right to terminate the Merger Agreement pursuant to this paragraph if Parent or Merger Sub is then in material breach of any of its material obligations under the Merger Agreement such that the Company has the right to terminate the Merger Agreement pursuant to the following paragraph;

D.

by the Company (upon approval of the Special Committee), if (i) there is any breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement on the part of Parent or Merger Sub, such that the conditions to the Company’s obligations to consummate the Merger would not be satisfied at the Closing (a “Terminating Parent Breach”), (ii) the Company will have delivered written notice to Parent of such Terminating Parent Breach and (iii) such Terminating Parent Breach is not capable of cure prior to the End Date (or the First Extension Date or the Second Extension Date, as applicable) or at least thirty (30) days will have elapsed since the date of delivery of such written notice to Parent and such Terminating Parent Breach will not have been cured during such period (but in no case later than the End Date (or the First Extension Date or Second Extension Date, as applicable)); provided, however, that the Company will not have the right to terminate the Merger Agreement pursuant to this paragraph if the Company is then in material breach of any of its material obligations under the Merger Agreement such that Parent has the right to terminate the Merger Agreement pursuant to the immediately preceding paragraph;

E.

by Parent, if, prior to receipt of the Required Stockholder Approval, an Adverse Recommendation Change has occurred; provided, that Parent’s right to terminate the Merger Agreement pursuant to this paragraph will expire upon the earlier of (i) the tenth (10th) Business Day following the date on which Parent becomes aware of such Adverse Recommendation Change and (ii) receipt of the Required Stockholder Approval;

F.

by the Company (upon approval from the Special Committee), at any time prior to the receipt of the Required Stockholder Approval, if it has received a Superior Proposal; provided, that, prior to any such termination, (i) the Company Board (or the Special Committee, as applicable) authorizes the Company to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal to the extent permitted by, and subject to the terms and conditions of, the section of this proxy statement titled “The Merger Agreement—No Solicitation by the Company,” (ii) the Company has complied in all material respects with its obligations under the provisions described in the section of this proxy statement titled “The Merger Agreement—No Solicitation by the Company” with respect to such Superior Proposal and (iii) the Company pays or causes to be paid to Parent (or one or more of its designees) the Company Termination Fee;

G.

by the Company (upon approval from the Special Committee), if (i) all of the conditions described under the headings “The Merger Agreement—Conditions to the Completion of the Merger—Mutual Closing Conditions” and “—Conditions to the Completion of the Merger—Additional Parent Closing Conditions” (other than conditions which are to be satisfied by actions taken at the Closing, but which will then be capable of satisfaction if the Closing were to occur on such date) have been and continue to be satisfied, (ii) the Company has notified Parent in writing that all of the conditions described under the headings “The Merger Agreement—Conditions to the Completion of the Merger—Mutual Closing Conditions” and “The Merger Agreement—Conditions to the Completion of the Merger—Additional Parent Closing Conditions” have been satisfied or, with respect to the conditions described under the heading “The Merger Agreement—Conditions to the Completion of the Merger—Additional Parent Closing Conditions,” validly waived (or would be satisfied or validly waived if the Closing were to occur on the date of such notice and other than the receipt of the Required Stockholder Approval, which may not be waived by any party) and it stands ready, willing and able to consummate the Merger at such time, (iii) the Company will have delivered written notice to Parent at least five (5) Business Days prior to such termination stating that the Company’s intention is to terminate the Merger Agreement pursuant to this paragraph and (iv) Parent fails to consummate the Closing at the end of such five (5) Business Day period; or

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H.

by Parent, at its sole discretion, if an Event of Default (as defined in the HSCM Fifth Amendment) that is not a Standstill Matter (as defined in the HSCM Fifth Amendment) occurs and is continuing during the Standstill Period (as defined in the HSCM Fifth Amendment) and at any time thereafter the Agent or any Lender (each as defined in the HSCM Fifth Amendment) will exercise any remedies pursuant to (or in respect of) any Loan Document (as defined in the HSCM Fifth Amendment) (or otherwise in its capacity solely as Agent or Lender) on account of such Event of Default that is not a Standstill Matter (excluding, for the avoidance of doubt, the delivery of a customary “reservation of rights” or similar letter).

The party desiring to terminate the Merger Agreement (other than pursuant to Item A above) must give a written notice of such termination to the other party setting forth the basis on which such party is terminating the Merger Agreement.

Except as described in this paragraph and in the section of this proxy statement titled “The Merger Agreement—Termination Fees,” in the event of the valid termination of the Merger Agreement pursuant to the provisions described in this section “The Merger Agreement—Termination,” the Merger Agreement will forthwith become void and have no effect, without any liability on the part of any party hereto or any of their respective Affiliates, officers, directors or stockholders, other than (a) as liability may exist pursuant to the provisions specified in the immediately following sentence that survive such termination, (b) liability of the Company for fraud or any Willful Breach of the Merger Agreement occurring prior to such termination, or (c) the liability of Parent or Merger Sub for fraud or any Willful Breach occurring prior to termination of the Merger Agreement. Certain provisions specified in the Merger Agreement (including provisions described in the section of this proxy statement titled “The Merger Agreement—Other Covenants,” provisions related to the indemnification obligations of Parent with respect to financing cooperation described in the section of this proxy statement titled “The Merger Agreement—Financing Cooperation,” provisions described in the sections of this proxy statement titled “The Merger Agreement—Termination,” “The Merger Agreement—Termination Fees” and “The Merger Agreement—Expenses”) will survive any termination of the Merger Agreement and the Confidentiality Agreement will survive the termination of the Merger Agreement in accordance with its terms.

Termination Fees

As used in this proxy statement, “Company Termination Fee” means an amount in cash equal to $3,188,734; provided, that, if the Company terminates the Merger Agreement (upon approval from the Special Committee) to (i) enter into an Alternative Acquisition Agreement with respect to a Superior Proposal prior to the Go-Shop End Date or (ii) enter into an Alternative Acquisition Agreement in connection with a Superior Proposal by an Exempted Person pursuant to provisions described in the section of this proxy statement titled “The Merger Agreement—No Solicitation by the Company”), then the Company Termination Fee means $1,822,134.

In the event that the Merger Agreement is validly terminated:

●

by Parent pursuant to Item C or Item E of the preceding section and (B) (x) an Acquisition Proposal has been made to the Company after the date of the Merger Agreement and, if public, has not been withdrawn prior to the earlier of (1) the date that is three (3) days prior to the date of the Special Meeting (including any adjournments and postponements thereof) and (2) the date of such termination and (y) within twelve (12) months of the termination of the Merger Agreement, the Company enters into a definitive agreement for the consummation of any Acquisition Proposal and such Acquisition Proposal is subsequently consummated (regardless of whether such consummation occurs within the twelve (12)-month period), then the Company will pay to Parent the Company Termination Fee on the earlier of (i) the execution of a definitive agreement with respect to an Acquisition Proposal or (ii) upon consummation of any transaction contemplated by an Acquisition Proposal (provided, however, that for purposes of this bullet, the references to “twenty percent (20%)” in the definition of Acquisition Proposal will be deemed to be references to “fifty percent (50%)”),

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●	by the Company pursuant to Item F of the preceding section, then the Company will pay to Parent the Company Termination Fee concurrently with such termination.

The Company, Parent and each Merger Sub acknowledged and agreed that the Company Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Merger Sub in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating the Merger Agreement and in reliance on the Merger Agreement and on the expectation of the consummation of the Merger. In no event will the Company be required to pay the Company Termination Fee on more than one occasion.

Expenses

Except as described under the headings “The Merger Agreement—Financing Cooperation,” “The Merger Agreement—Regulatory Approvals; Third Party Consents,” and “The Merger Agreement—Termination Fees,” each party to the Merger Agreement will bear its own expenses incurred in connection with the Merger Agreement and the Transactions whether or not such Transactions will be consummated, including all fees of its legal counsel, financial advisers and accountants; provided, further, that except in situations where cash payments are to be made to a Person other than the Person whose name the applicable surrendered Certificate or Book-Entry Share is registered, Parent will bear and timely pay all Transfer Taxes and will prepare and timely file, at its expense, all tax returns and other documentation with respect to such Transfer Taxes.

In the event that (i) the Merger Agreement is terminated pursuant to Item B(i) described in the section of this proxy statement titled “The Merger Agreement—Termination” and, at such time of termination, all of the conditions to closing described in the section of this proxy statement titled “The Merger Agreement—Conditions to the Completion of the Merger” have been satisfied or waived other than (A) any such condition that is not satisfied due to a Terminating Company Breach, (B) the condition that certain transactions must be completed in a manner reasonably satisfactory to Parent described in in the section of this proxy statement titled “The Merger Agreement —Conditions to the Completion of the Merger—Additional Parent Closing Conditions” (the “Certain Transactions Condition”), and (C) those conditions that by their nature can only be satisfied at or immediately prior to the Closing; (ii) the Certain Transactions Condition has not been satisfied by June 26, 2024, and (iii) Parent has, prior to such termination, irrevocably confirmed in a written notice to the Company its desire to terminate the Merger Agreement pursuant to Item A described in the section of this proxy statement titled “The Merger Agreement —Termination” and the Company has not agreed to terminate the Merger Agreement within five (5) calendar days of such written notice from Parent, then the Company will pay to Parent (or one of its designees) an amount equal to that required to reimburse Parent, Merger Sub and their respective Affiliates for all reasonable and documented out-of-pocket fees and expenses incurred in connection with the Merger Agreement and the Transactions (including such fees and expenses of financing sources, attorneys, accountants, advisors and consultants to Parent and Merger Sub) for the period that is ninety (90) days following the date of the Merger Agreement through such termination, such amount of such expense reimbursement not to exceed $911,067 in the aggregate. For the avoidance of doubt, the Company will not make any payment pursuant to this paragraph if the Company has paid the Company Termination Fee in accordance with the terms described in the section of this proxy statement titled “The Merger Agreement —Termination Fees.”

Specific Performance

The parties agreed that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of the Merger Agreement were not timely performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required of it under the Merger Agreement to consummate the Merger). Accordingly, subject to certain provisions below, the parties are entitled, in addition to any other remedy to which any party is entitled at law or in equity, to an injunction or injunctions, specific performance and other equitable relief to prevent breaches (or threatened breach) of the Merger Agreement and to specifically enforce the terms and provisions of the Merger Agreement, without proof of actual damages or otherwise. Each party agreed that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement will not be required to provide any bond or other security in connection with any such order or injunction. The parties further agreed not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. The parties agreed that the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into the Merger Agreement. The rights and remedies provided in the Merger Agreement will be cumulative and not exclusive of any other rights or remedies provided by Applicable Law and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

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Notwithstanding the foregoing, the parties explicitly agreed that the right of the parties to seek an injunction, specific performance or other equitable remedies in connection with the Company’s enforcing Parent’s and Merger Sub’s obligations to effect the Closing will be subject to the following requirements:

●

all conditions to the consummation of the Merger described under the headings “The Merger Agreement —Conditions to the Completion of the Merger—Mutual Closing Conditions” and “The Merger Agreement—Conditions to the Completion of the Merger—Additional Parent Closing Conditions” have been and continue to be satisfied or irrevocably waived (other than conditions that are to be satisfied by actions taken at the Closing, which will be capable of being satisfied at the Closing);

●

the Company has irrevocably confirmed in a written notice that all of the conditions to the consummation of the Merger described under the headings “The Merger Agreement—Conditions to the Completion of the Merger—Mutual Closing Conditions” and “The Merger Agreement—Conditions to the Completion of the Merger—Additional Company Closing Conditions” have been satisfied or irrevocably waived (other than conditions that are to be satisfied by actions taken at the Closing, which are capable of being satisfied at the Closing), then the Company would take such actions required of it by the Merger Agreement to cause the Closing to occur; and

●

Parent and Merger Sub have failed to consummate the Closing prior to the fifth (5th) Business Day following the delivery of such confirmation specified in the immediately preceding bullet above (it being understood that the conditions to the obligations of Parent and Merger Sub to the consummation of the Merger described under the headings “The Merger Agreement—Conditions to the Completion of the Merger—Mutual Closing Conditions” and “The Merger Agreement—Conditions to the Completion of the Merger—Additional Parent Closing Conditions” (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which will be capable of being satisfied) will remain satisfied at the close of business on such fifth (5th) Business Day).

Amendment and Waiver

Any provision of the Merger Agreement may be amended or waived prior to the Effective Time (except for the provision containing the closing condition that the Required Stockholder Approval will have been obtained prior to Closing in order for the Company, Parent or Merger Sub to be required to fulfill their respective obligations, which may not be waived by any party) if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment or modification, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that (i) no amendment or waiver will be made subsequent to receipt of the Required Stockholder Approval which amendment or waiver would require further approval of the the Company stockholders pursuant to the DGCL or otherwise without such further stockholder approval and (ii) any amendment or waiver with respect to the Company must first be approved by the Special Committee.

No failure or delay by any party in exercising any right, power or privilege contained in the Merger Agreement will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Governing Law

The Merger Agreement is governed by the laws of the State of Delaware.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

These forward-looking statements are based on the Company’s current expectations and projections about future events, including the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company, Parent and Merger Sub, all of which are subject to change. All statements, other than statements of present or historical fact included in this communication, about our plans, strategies and prospects, both business and financial, are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “goal,” “project” or the negative of such terms or other similar expressions. Moreover, the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements in this communication include statements regarding the transactions contemplated by the Merger Agreement, including the Merger and the ability to consummate such transactions. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining required stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the Company’s business and other conditions to the completion of the transactions contemplated by the Merger Agreement ; (ii) conditions to the Closing of the transactions contemplated by the Merger Agreement may not be satisfied; (iii) the transactions contemplated by the Merger Agreement may involve unexpected costs, liabilities or delays; (iv) the outcome of any legal proceedings related to the transactions contemplated by the Merger Agreement; (v) the occurrence of any event, change, or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee; (vi) the Company’s ability to implement its business strategy; (vii) significant transaction costs associated with the proposed transaction; (viii) potential litigation relating to the proposed transaction; (ix) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (x) the ability of the Company to retain and hire key personnel; (xi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xii) legislative, regulatory and economic developments affecting the Company’s business; (xiii) general economic, technology, residential housing and market developments and conditions, including federal monetary policy, interest rates, inflation, home price fluctuations, housing inventory, labor shortages and supply chain issues; (xiv) the evolving legal, regulatory and tax regimes under which the Company operates; (xv) potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect the Company’s financial performance; (xvi) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (xvii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors. While the list of factors presented here is considered representative, such list should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other Applicable Laws.

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PARTIES TO THE TRANSACTIONS

The Company

Doma Holdings, Inc.
101 Mission Street, Suite 1050
San Francisco, CA 94105
Telephone: (650) 419-3827

Doma Holdings Inc. The Company was founded in 2016 to focus top-tier data scientists, product managers, and engineers on building game-changing technology to completely reimagine the residential real estate closing process. The Company’s approach to the title process is driven by its innovative platform, Doma Intelligence. It provides a revolutionary new real estate closing platform that seeks to eliminate laborious, manual tasks involved in underwriting title insurance, performing core escrow functions, generating closing documentation and getting documents signed and recorded. The platform harnesses the power of data analytics, machine learning and natural language processing, which enables us to deliver a more affordable and faster transaction. The Company’s machine intelligence algorithms are being trained and optimized on 30 years of historical anonymized transaction data allowing us to make underwriting decisions in less than a minute and significantly reduce the time, effort and cost of facilitating the entire closing process.

The Company’s Common Stock is listed and traded on the NYSE under the symbol “DOMA” and the publicly held Company Warrants are traded on the OTC Pink Marketplace under the symbol “DOMAW.”

The principal executive office is located at 101 Mission Street, Suite 1050, San Francisco, California 94105 and the telephone number of our principal executive office is (650) 419-3827.

The Parent Entities

●

RE Closing GP, LLC. Topco GP is the sole general partner of Topco. Topco GP is a Cayman Island limited liability company, formed on September 30, 2021 in connection with the acquisition of shares of Title Resources Guaranty Company, a title insurance underwriter, by Parent, an indirect subsidiary of Topco, which acquisition was consummated on March 29, 2022. CB RE Closing Aggregator, L.P. is the sole member of Topco GP. Topco GP is managed by its board of managers. The principal office address of Topco GP is 375 Park Avenue, 11th Floor New York, NY 10152 and the telephone number of the principal executive office is (212) 672-5000.

●

Closing Parent Holdco, L.P. Topco is a Cayman Island exempted limited partnership, formed on September 30, 2021 in connection with the acquisition of shares of Title Resources Guaranty Company, a title insurance underwriter, by Parent, an indirect subsidiary of Topco, which acquisition was consummated on March 29, 2022. Topco GP is the sole general partner of Topco. The principal office address of Topco is 8111 LBJ Freeway, Suite 1200, Dallas, TX 75251 and the telephone number of the principal executive office is (800) 526-8018.

●

RE Closing Buyer Corp. Parent is a corporation organized under the laws of the State of Delaware and is a holding company formed on October 4, 2021, solely for the purpose of acquiring shares of Title Resources Guaranty Company, a title insurance underwriter, which acquisition was consummated on March 29, 2022. Parent is an indirect wholly owned subsidiary of Topco. The principal office address of Parent is 8111 LBJ Freeway, Suite 1200, Dallas, TX 75251 and the telephone number of the principal executive office is (800) 526-8018.

●

RE Closing Merger Sub Inc. Merger Sub is a corporation organized under the laws of the State of Delaware, formed on March 18, 2024, solely for the purpose of completing the Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger. Merger Sub is a direct, wholly owned subsidiary of Parent and has not engaged in any business except as contemplated by the Merger Agreement. The principal office address of Merger Sub is 8111 LBJ Freeway, Suite 1200, Dallas, TX 75251and the telephone number of the principal executive office is (800) 526-8018.

Lennar Entities

●

LENX ST Investor, LLC. LENX ST Investor, LLC is a limited liability company organized under the laws of the State of Delaware, The sole member of LENX ST Investor, LLC is Len X, LLC, a limited liability company organized under the laws of the State of Florida (“LenX”). LenX is wholly owned by Lennar Corp. The principal business of LENX ST Investor, LLC is to hold interests in companies acquired by Lennar Corp. and LenX, including the securities of the Company. The principal business address is 5505 Waterford District Drive, Miami, FL 33126 and the telephone number of the person authorized to receive notice and communications is (305) 559-4000.

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●

Len FW Investor, LLC. Lennar is a limited liability company organized under the laws of the State of Delaware. The sole member of Lennar is LenX, which is wholly owned by Lennar Corp. The principal business of Lennar is to hold interests in companies acquired by Lennar Corp. and LenX, including the securities of the Company. The principal business address is 5505 Waterford District Drive, Miami, FL 33126 and the telephone number of the person authorized to receive notice and communications is (305) 559-4000.

●

Lennar Corporation. Lennar Corp. is a corporation organized under the laws of the State of Delaware. Lennar Corp. is one of the nation’s leading builders of quality homes for all generations. Lennar Corp. is the indirect parent of each of Len FW Investor, LLC and LENX ST Investor, LLC. The principal business address is 5505 Waterford District Drive, Miami, FL 33126 and the telephone number of the person authorized to receive notice and communications is (305) 559-4000.

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THE SPECIAL MEETING

Date, Time and Place

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Company Board for use at the Special Meeting to be held via virtual meeting on        , 2024, starting at 11:00 a.m. Eastern time, or at any postponement or adjournment thereof.

We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m. Eastern Time, and you should allow reasonable time for the check-in procedures. To attend the Special Meeting, stockholders will need to log in to www.virtualshareholdermeeting.com/DOMA2024SM using the 16-digit control number on the proxy card or voting instruction form.

Purpose of the Special Meeting

At the Special Meeting, holders of shares of Common Stock entitled to vote at the Special Meeting will be asked to approve:

●	the Merger Agreement Proposal; and

●	the Adjournment Proposal.

Our stockholders must approve the Merger Agreement Proposal in order for the Merger to occur. If our stockholders fail to approve the Merger Agreement Proposal, the Merger will not occur. Approval of the Adjournment Proposal is not a condition to completion of the Merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety. We encourage you to read the Merger Agreement carefully in its entirety.

The vote on the Adjournment Proposal is separate and apart from the Merger Agreement Proposal. Accordingly, a stockholder may vote in favor of the Adjournment Proposal and vote not to approve the Merger Agreement Proposal (and vice versa).

Recommendation of Company Board

Based in part on the unanimous recommendation of the Special Committee, the Company Board recommends that you vote:

●	“FOR” the Merger Agreement Proposal; and

●	“FOR” the Adjournment Proposal.

You should read “Special Factors—Purpose and Reasons of the Company for the Merger; Recommendation of the Company Board and the Special Committee; Fairness of the Merger” for a discussion of the factors that the Special Committee and the Company Board considered in deciding to recommend the approval of the Merger Agreement. See also “Special Factors—Interests of Certain Persons in the Merger.”

Record Date and Quorum

We have fixed                      , 2024 as the Record Date for the Special Meeting, and only record holders of shares of Common Stock as of the close of business on the Record Date are entitled to notice of, and to attend and vote at, the Special Meeting or any adjournment or postponement thereof. You are entitled to receive notice of, and to attend and vote at, the Special Meeting if you are a record holder of the shares of Common Stock at the close of business on the Record Date.

Each record holder of Common Stock is entitled to one (1) vote for each outstanding share of Common Stock owned of record on the Record Date. As of the Record Date, there were                shares of Common Stock outstanding and entitled to vote at the Special Meeting.

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The holders of a majority of the voting power of our outstanding shares of Common Stock as of the Record Date must be present, in person (virtually) or represented by proxy, at the Special Meeting in order to constitute a quorum, for the purposes of holding the Special Meeting and conducting business.

The shares of Common Stock entitled to vote at and represented at the Special Meeting, that are not voted, including the shares of Common Stock for which a stockholder directs an abstention from voting, if any, will be counted for purposes of establishing a quorum. A quorum is necessary to transact business at the Special Meeting. Once a share of Common Stock entitled to vote at the Special Meeting is represented at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting and any adjournment of the Special Meeting. However, if a new record date is set for the adjourned Special Meeting, a new quorum will have to be established. In the event that a quorum is not present at the Special Meeting, the stockholders who are present in person (virtually) or represented by proxy may be asked to vote as to whether the Special Meeting will be adjourned to another time and/or place.

Vote Required

The approval of the Merger Agreement Proposal requires the affirmative vote of the holders of (i) at least a majority of the voting power of the outstanding shares of Common Stock entitled to vote in accordance with the DGCL and (ii) at least a majority of the voting power of the outstanding shares of Common Stock held by the Disinterested Stockholders. For the Merger Agreement Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast by the Company’s stockholders present or represented by proxy at the Special Meeting, assuming that a quorum is present. For the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

Each record holder of Common Stock is entitled to one (1) vote for each outstanding share of Common Stock owned of record on the Record Date.

Voting Intentions of the Company’s Directors and Executive Officers

The Company understands that, as of the date of this proxy statement, our directors and executive officers intend to vote all of the shares of Common Stock owned directly by them “FOR” the Merger Agreement Proposal and “FOR” the Adjournment Proposal.

As of the Record Date, our directors and executive officers directly owned, in the aggregate,         shares of Common Stock entitled to vote at the Special Meeting, or collectively approximately          % of the total voting power for shares of Common Stock entitled to vote at the Special Meeting. For purposes of clarity, the shares of Common Stock directly held by the directors and executive officers will be (i) included in determining whether the Merger Agreement has been approved by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Common Stock entitled to vote in accordance with the DGCL, but (ii) excluded from determining whether the Merger Agreement has been approved by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Common Stock held by the Disinterested Stockholders.

Concurrently with the execution of the Merger Agreement, the Lennar Stockholders, which hold, collectively, approximately 25% of the voting power of the Common Stock, the Company and Parent entered into the Voting and Support Agreement. Under the Voting and Support Agreement, the Lennar Stockholders have agreed to, among other things and subject to the terms and conditions of the Voting and Support Agreement, (a) vote the Voting Agreement Shares in favor of the Merger, the adoption of the Merger Agreement and the transactions contemplated thereby and (b) vote against any Alternative Acquisition Agreement and any other action or agreement (including, without limitation, any amendment of any agreement), amendment of the Company’s organizational documents or other action that is intended or would reasonably be expected to materially prevent or delay the consummation of the transactions contemplated by the Merger Agreement, including the Merger. The Voting and Support Agreement will automatically terminate upon the earliest of (i) written agreement of the parties thereto to terminate the Voting and Support Agreement, (ii) the valid termination of the Merger Agreement in accordance with its terms and (iii) the Effective Time, and each Lennar Stockholder may terminate the Voting and Support Agreement as to itself upon the entry by the Company and Parent without the prior written consent of such Lennar Stockholder into any amendment, waiver or modification to the Merger Agreement that results in (x) a change to the form of consideration to be paid thereunder, (y) a decrease in the amount of Merger Consideration payable to the stockholders of the Company pursuant to the terms of the Merger Agreement as in effect on the date of the Voting and Support Agreement, or (z) an imposition of any material restrictions or additional constraints on the payment of the consideration thereunder. A copy of the Voting and Support Agreement is attached as Annex B to the proxy statement and is incorporated by reference in this proxy statement in its entirety.

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As of the date of the filing of this proxy statement, none of Parent, Merger Sub or any of their respective affiliates (as defined under Rule 405 of the Securities Act), beneficially own any shares of Common Stock or Company Warrants.

Voting

Stockholders of Record

If your shares of Common Stock are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares of Common Stock, the stockholder of record or record holder. This proxy statement and proxy card have been sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to us (or another proxyholder) or to vote in person (virtually) at the Special Meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.

If you do not attend the Special Meeting and fail to vote, either in person (virtually) or by proxy, your shares of Common Stock will not be voted at the Special Meeting, and will not be counted for purposes of determining whether a quorum exists.

Additionally, if you do not attend the Special Meeting and fail to vote, either in person (virtually) or by proxy, your failure to vote will have (a) the effect of counting “AGAINST” the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of the holders of (i) at least a majority of the voting power of the outstanding shares of Common Stock entitled to vote in accordance with the DGCL and (ii) at least a majority of the voting power of the outstanding shares of Common Stock held by the Disinterested Stockholders, and (b) no effect on the Adjournment Proposal (so long as a quorum is present).

Beneficial Owners

If your shares of Common Stock are held through a broker, bank or other nominee, you are considered the beneficial owner of those shares of Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares of Common Stock, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares of Common Stock by following their instructions for voting. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares of Common Stock in person (virtually) at the Special Meeting unless you submit a legal proxy from your broker, bank or other nominee.

Your broker, bank or other nominee will only be permitted to vote your shares of Common Stock if you instruct your broker, bank or other nominee as to how to vote. You should follow the instructions provided by your broker, bank or other nominee regarding the voting of your shares of Common Stock. Under applicable stock exchange rules, absent your instructions, a broker, bank or other nominee does not have discretionary authority to vote on “non-routine” matters and all of the matters to be considered at the Special Meeting are, under such rules, “non-routine.” As a result, absent specific instructions from the beneficial owner of such shares of Common Stock, your broker, bank or other nominee is not empowered to vote such shares of Common Stock.

If you instruct your broker, bank or other nominee how to vote on at least one, but not all, of the proposals to be considered at the Special Meeting, your shares of Common Stock will be voted according to your instructions on those proposals for which you have provided instructions and will be counted as present for purposes of determining whether a quorum is present at the Special Meeting. In this scenario, a “broker non-vote” will occur with respect to each proposal for which you did not provide voting instructions to your broker, bank or other nominee.

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A failure to provide instructions with respect to any of the proposals, and a broker non-vote with respect to the following proposals, will have (a) the effect of a vote “AGAINST” the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of the holders of (i) at least a majority of the voting power of the outstanding shares of Common Stock entitled to vote in accordance with the DGCL and (ii) at least a majority of the voting power of the outstanding shares of Common Stock held by the Disinterested Stockholders, and (b) no effect on the Adjournment Proposal (so long as a quorum is present).

Abstentions

An abstention will have the same effect as a vote cast “AGAINST” the Merger Agreement Proposal, but will have no effect on the Adjournment Proposal and the Adjournment Proposal. Abstentions will count for purposes of determining if a quorum is present at the Special Meeting.

How to Vote

Your vote is important. You may submit a proxy to vote via the Internet, by telephone, by mail or by attending the Special Meeting and voting in person (virtually), all as described below. The control number located on your proxy card is designed to verify your identity and allow you to submit a proxy for your shares of Common Stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone. If you requested printed materials and choose to submit a proxy by telephone or via the Internet, you do not need to return your proxy card or voting instruction form. If you are a stockholder of record, telephone and Internet facilities for proxy submission are available now and will be available twenty-four (24) hours a day until 11:59 p.m., Eastern time, on       , 2024. If you are the beneficial owner of shares of Common Stock held in “street name,” your broker, bank or other nominee will provide instructions as to whether you may submit your voting instructions via the Internet or by telephone and any applicable deadlines.

The Internet. If you are a stockholder of record, you may submit your proxy via the Internet by following the instructions provided set forth on the enclosed proxy card. If, as of the Record Date, you are the beneficial owner of shares of Common Stock held in “street name” by your broker, bank or other nominee, you will need to go to the website provided on the enclosed voting instruction form. Have your proxy card or voting instruction form in hand when you access the voting website. On the Internet site for submitting your instructions, you can confirm that your instructions have been properly recorded.

Telephone. If you are a stockholder of record, you can also submit a proxy to vote your shares by following the instructions set forth on your enclosed proxy card. If, as of the Record Date, you are the beneficial owner of shares of Common Stock held in “street name” by your broker, bank or other nominee, you can cause your shares to be voted by telephone by dialing the number specified on your enclosed voting instruction form. Voice prompts will allow you to vote your shares of Common Stock and confirm that your instructions have been properly recorded. Have your proxy card or voting instruction form in hand when you call.

Mail. If you are a stockholder of record or if, as of the Record Date, you are the beneficial owner of shares of  Common Stock held in “street name” by your broker, bank or other nominee, and you have requested printed proxy materials, you may choose to submit a proxy or voting instructions to vote your shares by mail, by marking your enclosed proxy card or voting instruction form, dating and signing it, and returning it in the accompanying prepaid reply envelope. If the envelope is missing and you are the beneficial owner of shares of Common Stock held in “street name” by your broker, bank or other nominee, please mail your completed voting instruction form to the address specified therein. Please allow sufficient time for mailing if you decide to vote by mail.

Voting at the Special Meeting. If you are a stockholder of record you may vote in person (virtually) by attending the Special Meeting and casting your vote in person (virtually). You may vote your shares virtually at www.virtualshareholdermeeting.com/DOMA2024SM. You will be asked to provide the 16-digit control number from your proxy card. The method or timing of your vote by proxy will not limit your right to vote at the Special Meeting if you attend the Special Meeting and vote in person (virtually).

The shares of Common Stock for which proxies are received electronically, telephonically, or by proxy card properly marked, dated, signed and not revoked, will be voted at the Special Meeting.

If, as of the Record Date, you are the beneficial owner of shares of Common Stock held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of Common Stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares of Common Stock voted.

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The control number located on your proxy card is designed to verify your identity and allow you to submit a proxy for your shares of Common Stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.

Please refer to the instructions on your proxy card or voting instruction form to determine the deadlines for submitting a proxy over the Internet or by telephone. If you choose to submit your proxy by mailing a proxy card, your proxy card must be received by our Corporate Secretary by the time the Special Meeting begins.

If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named on the enclosed proxy card, and each of them, with full power of substitution will vote your shares of Common Stock in the way that you indicate. When completing the Internet or telephone proxy processes or the proxy card, you may specify whether your shares of Common Stock should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes indicating how your shares of Common Stock should be voted on a matter, the shares of Common Stock represented by your properly signed proxy will be voted “FOR” the Merger Agreement Proposal and “FOR” the Adjournment Proposal.

If you have any questions or need assistance voting your shares of Common Stock, please call Innisfree M&A Incorporated, our proxy solicitor, toll-free at 877-687-1875.

IT IS IMPORTANT THAT YOU SUBMIT A PROXY FOR YOUR SHARES PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, AS PROMPTLY AS POSSIBLE, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON (VIRTUALLY).

Proxies and Revocation

Any stockholder of record entitled to vote at the Special Meeting may submit a proxy over the Internet, by telephone or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by attending the Special Meeting and casting your vote in person (virtually). If, as of the Record Date, you are the beneficial owner of shares of Common Stock held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares of Common Stock using the instructions provided by your broker, bank or other nominee. If you fail to submit a proxy or to vote in person (virtually) at the Special Meeting, or you do not provide your broker, bank or other nominee with instructions, as applicable, your shares of Common Stock will not be voted at the Special Meeting, which will have the same effect as a vote cast “AGAINST” the Merger Agreement Proposal and will not have any effect on the Adjournment Proposal (so long as a quorum is present).

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by (1) submitting another proxy, including a proxy card, at a later date by telephone or on the Internet or by timely delivery of a validly executed, later-dated proxy, (2) giving written notice of revocation to our Corporate Secretary, which must be filed with our Corporate Secretary before the Special Meeting begins, or (3) attending the Special Meeting and voting in person (virtually). If, as of the Record Date, you are the beneficial owner of shares of Common Stock held in “street name” by your broker, bank or other nominee, please refer to the information forwarded by your broker, bank or other nominee for procedures on revoking your proxy.

Only your last submitted proxy with respect to any shares will be considered. Please cast your vote “FOR” each of the proposals, following the instructions in your proxy card or voting instruction form provided by your broker, bank or other nominee, as promptly as possible.

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Technical Support

Beginning 15 minutes prior to the start of and during the virtual Special Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.

Questions

An online portal will be available to our stockholders at www.virtualshareholdermeeting.com/DOMA2024SM. Stockholders may access this portal and submit questions and vote during the Special Meeting. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to submit questions and vote at our Special Meeting. We intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought before stockholder vote at the Special Meeting, as time permits, and in accordance with the Rules of Conduct for the Special Meeting. Questions and answers may be grouped by topic, and substantially similar questions will be answered only once.

Adjournments and Postponements

Any adjournment of the Special Meeting may be made from time to time by the affirmative vote of the holders of a majority of the votes cast by the Company’s stockholders present or represented by proxy at the Special Meeting, assuming that a quorum is present, without further notice other than by an announcement made at the Special Meeting. If a quorum is not present at the Special Meeting, or if a quorum is present at the Special Meeting but there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal, then our stockholders may be asked to vote on a proposal to approve one or more proposals to adjourn the Special Meeting, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal (as further described in “Adjournment of the Special Meeting (The Adjournment Proposal—Proposal 2)—The Proposal”). Any adjournment of the Special Meeting for the purpose of soliciting additional proxies with respect to any such proposal will allow our stockholders who have already sent in their proxies to revoke them at any time with respect to such proposal prior to their use at the reconvened Special Meeting.

Each record holder of Common Stock is entitled to one (1) vote for each outstanding share of Common Stock owned of record on the Record Date.

Anticipated Date of Completion of the Merger

We are working to complete the Merger as promptly as practicable. Assuming timely satisfaction of necessary closing conditions, we anticipate that the Merger will be completed in the second half of 2024. If our stockholders vote to approve the Merger Agreement Proposal, the Merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the Merger as set forth in the Merger Agreement, and in any event, at the Effective Time.

Appraisal Rights

If the Merger is consummated, stockholders and beneficial owners who continuously hold (or beneficially own, as the case may be) shares of Common Stock from the date of making the demand described below through the effective date of the Merger, who do not vote such shares of Common Stock in favor of the adoption of the Merger Agreement and who properly demand appraisal of such shares of Common Stock and who do not effectively withdraw their demands or otherwise lose their rights of appraisal will be entitled to seek appraisal of such shares of Common Stock in connection with the Merger under Section 262 of the DGCL (“Section 262”). The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex J and is incorporated by reference in this proxy statement in its entirety. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders or beneficial owners exercise their appraisal rights under Section 262. All references in Section 262 and in this summary to a “stockholder” are to the record holder of shares of Common Stock, all references in Section 262 and in this summary to “beneficial owner” mean a person who is the beneficial owner of shares of Common Stock held either in voting trust or by a nominee on behalf of such person, and all references in Section 262 and in this summary to the word “person” mean any individual, corporation, partnership, unincorporated association or other entity, in each case unless otherwise expressly noted therein or herein. If you hold your shares of Common Stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with such broker, bank or other nominee.

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Under Section 262, if the Merger is completed, holders of record and beneficial owners of shares of Common Stock who: (i) submit a written demand for appraisal to the Company before the vote is taken on the proposal to adopt the Merger Agreement; (ii) do not submit a proxy with respect to, or otherwise vote, the shares of Common Stock for which such holders seek appraisal in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold (or own beneficially, as the case may be) such shares of Common Stock of record on and from the date of the making of the demand through the effective date of the Merger; and (iv) comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL may be entitled to have such shares of Common Stock appraised by the Delaware Court of Chancery and to receive, in lieu of the Merger Consideration, payment in cash of the “fair value” of such shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery. However, because the Common Stock will be listed on a national securities exchange immediately prior to the consummation of the Merger, after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders (or beneficial owners) of Common Stock who have asserted appraisal rights with respect to such shares unless (a) the total number of shares of Common Stock for which appraisal rights have been pursued and perfected exceeds 1% of the outstanding shares of Common Stock eligible for appraisal; or (b) the value of the aggregate Merger Consideration in respect of the shares of Common Stock for which appraisal rights have been pursued and perfected exceeds $1 million (conditions (a) and (b) referred to as the “ownership thresholds”). Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective date of the Merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may voluntarily pay to each stockholder entitled to appraisal an amount in cash pursuant to subsection (h) of Section 262, in which case such interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the shares of Common Stock as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary cash payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice a copy of Section 262.

This proxy statement constitutes the Company’s notice to stockholders and beneficial owners that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this proxy statement as Annex J, in compliance with the requirements of Section 262. In connection with the Merger, any holder (or beneficial owner) of shares of Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s (or beneficial owner’s) right to do so, should review Annex J carefully. Failure to comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder (or beneficial owner) who loses his, her, its or their appraisal rights will be entitled to receive the Merger Consideration described in the Merger Agreement, without interest thereon. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of any shares of Common Stock, the Company believes that if a stockholder (or beneficial owner) considers exercising such rights, that stockholder (or beneficial owner) should seek the advice of legal counsel. To the extent there are any inconsistencies between the summary of Section 262 contained herein and Section 262, Section 262 will govern.

Stockholders and beneficial owners wishing to exercise the right to seek an appraisal of their shares of Common Stock must do ALL of the following:

●	NOT vote, in person (virtually) or by proxy, the shares of Common Stock for which appraisal is sought in favor of the proposal to adopt the Merger Agreement;

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●

deliver to the Company a written demand for appraisal of such shares of Common Stock before the vote on the Merger Agreement Proposal at the Special Meeting, which written demand, in the case of a stockholder of record, must reasonably inform the Company of the identity of the stockholder who intends to demand appraisal of his, her, its or their shares of Common Stock and that such stockholder intends thereby to demand appraisal of such shares of Common Stock;

●

continuously hold (or beneficially own, as the case may be) such shares of Common Stock on and from the date of making the demand through the effective date of the Merger (a person demanding appraisal will lose appraisal rights if, in the case of a record holder they transfer, or in the case of a beneficial owner they cease to beneficially own, such shares before the Effective Time and after delivering a written demand for appraisal); and

●	otherwise comply with the applicable procedures and requirements set forth in Section 262.

In addition, a petition for appraisal rights must be filed in the Delaware Court of Chancery requesting a determination of the fair value of such shares of Common Stock within one hundred and twenty (120) days after the effective date of the Merger. This may be undertaken by any stockholder (or any person who is the beneficial owner of shares of Common Stock held either in a voting trust or by a broker, bank or other nominee on behalf of such person) who has complied with the foregoing requirements and who is otherwise entitled to appraisal right or by the Surviving Corporation. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

In addition, because Common Stock will be listed on a national securities exchange immediately prior to the Merger, one of the ownership thresholds must be met or the appraisal proceedings with respect to any shares of Common Stock for which appraisal is sought.

Because a proxy that is submitted and does not contain voting instructions will, unless properly revoked, be voted in favor of the adoption of the Merger Agreement, a stockholder or beneficial owner who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the Merger Agreement or abstain from voting.

Written Demand

Any holder (or beneficial owner) of shares of Common Stock wishing to exercise appraisal rights must deliver to The Company, before the vote on the adoption of the Merger Agreement at the Special Meeting at which the proposal to adopt the Merger Agreement will be submitted to stockholders, a written demand for the appraisal of such person’s shares of Common Stock, and that person must not vote such shares of Common Stock or submit a proxy for such shares of Common Stock in favor of the adoption of the Merger Agreement that is not revoked. A holder (or beneficial owner) of shares of Common Stock exercising appraisal rights must hold of record (or beneficially own, as the case may be) the shares of Common Stock on the date the written demand for appraisal is made and must continue to hold (or beneficially own, as the case may be) the shares of Common Stock of record through the effective date of the Merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, and it will constitute a waiver of the person’s right of appraisal and will nullify any previously delivered written demand for appraisal with respect to such shares.

Therefore, a stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights for such stockholder’s or beneficial owner’s shares of Common Stock must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or abstain from voting, with respect to such shares of Common Stock. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote against the adoption of the Merger Agreement. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting will constitute a waiver of appraisal rights.

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In the case of a written demand for appraisal made by a stockholder of record, the demand must reasonably inform the Company of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s Common Stock. In the case of a written demand for appraisal made by a beneficial owner, the demand must reasonably identify the record holder of the shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such Common Stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation and to be set forth on the verified list (as discussed below).

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to the Company at 101 Mission St., Suite 1050, San Francisco, California 94105 and may not be submitted by electronic submission. Such written demand must be delivered to and received by the Company before the vote on the adoption of the Merger Agreement at the Special Meeting.

Any holder (or beneficial owner) of shares of Common Stock who has delivered a written demand to the Company and who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her, its or their demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to the Company, as the Surviving Corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than sixty (60) days after the effective date of the Merger will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the Merger Consideration, without interest thereon, less any applicable withholding taxes, within sixty (60) days after the effective date of the Merger. If an appraisal proceeding is commenced and the Company, as the Surviving Corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any person who withdraws such person’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a person, the person will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the Merger Consideration being offered pursuant to the Merger Agreement.

Notice by the Surviving Corporation

If the Merger is completed, within ten (10) days after the effective date of the Merger, the Surviving Corporation will notify each holder (and beneficial owner) of shares of Common Stock who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the Merger Agreement, that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within one hundred and twenty (120) days after the effective date of the Merger, the Surviving Corporation or any holder of shares of Common Stock who has complied with Section 262 and is otherwise entitled to seek appraisal under Section 262 (including for this purpose any beneficial owner of the relevant shares of Common Stock) may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder (or beneficial owner), demanding a determination of the fair value of the shares of Common Stock held by all dissenting stockholders and beneficial owners entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and stockholders and beneficial owners should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Common Stock. Accordingly, any holders (or beneficial owners) of shares of Common Stock who desire to have their shares of Common Stock appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Common Stock within the time and in the manner prescribed in Section 262. If no such petition is filed by the Surviving Corporation or a holder (or beneficial owner) of shares of Common Stock who has demanded appraisal (or a beneficial owner of such shares) within the period specified in Section 262, appraisal rights will be lost as to all stockholders’ and beneficial owners’ previous written demand for appraisal.

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Within one hundred and twenty (120) days after the effective date of the Merger, any holder (or beneficial owner) of shares of Common Stock who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights thereunder will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Common Stock not voted in favor of the adoption of the Merger Agreement and with respect to which the Company has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such Common Stock (provided that where a beneficial owner makes a demand for appraisal directly, the record holder of such Common Stock shall not be considered a separate stockholder holding such Common Stock for purposes of this aggregate number). The Surviving Corporation must provide this statement to the requesting stockholder or beneficial owner within ten (10) days after receipt by the Surviving Corporation of the written request for such a statement or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by a holder (or beneficial owner) of shares of Common Stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within twenty (20) days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares of Common Stock and with whom agreements as to the value of their shares of Common Stock have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Surviving Corporation and all of the persons shown on the verified list described above at the addresses stated therein. The costs of these notices are borne by the Surviving Corporation.

After notice is provided to the applicable persons as required by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal for their shares of Common Stock and who hold stock represented by stock certificates to submit their stock certificates (if any) to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings and, if any person fails to comply with the direction, the Delaware Court of Chancery may dismiss that person from the proceedings. The Delaware Court of Chancery will dismiss appraisal proceedings as to all shares of Common Stock for which appraisal rights have been asserted if neither of the ownership thresholds is met.

Determination of Fair Value

After determining the holders (and beneficial owners) of shares of Common Stock entitled to appraisal and that at least one of the ownership thresholds described above has been satisfied as to any holders (or beneficial owners) of Common Stock seeking appraisal rights, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may pay to each stockholder and beneficial owner entitled to appraisal an amount in cash, in which case such interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the shares of Common Stock as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary payment, unless paid at such time.

In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

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Stockholders and beneficial owners considering seeking appraisal should be aware that the fair value of their shares of Common Stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of Common Stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders and beneficial owners should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither the Company nor Parent anticipates offering more than the Merger Consideration to any person exercising appraisal rights, and each of the Company and Parent reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share is less than the Merger Consideration. If a petition for appraisal is not timely filed then the right to an appraisal will cease. If neither of the ownership thresholds described above has been satisfied with respect to the shares of Common Stock for which appraisal is sought, then the right to an appraisal will cease with respect to such shares. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and charged upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder or beneficial owner, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder or beneficial in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares of Common Stock entitled to be appraised. In the absence of such determination or assessment, each party bears its own expenses.

If any person who demands appraisal of his, her, its or their shares of Common Stock under Section 262 fails to perfect, or effectively loses or withdraws, such person’s right to appraisal, the person’s shares of Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration, without interest thereon, less any applicable withholding taxes, subject to and in accordance with the terms and conditions of the Merger Agreement. A person will fail to perfect, or effectively lose or withdraw, the person’s right to appraisal if no petition for appraisal is filed within one hundred and twenty (120) days after the effective date of the Merger or if the person delivers to the Surviving Corporation an effective written withdrawal of the person’s demand for appraisal and an acceptance of the Merger Consideration, either within sixty (60) days after the effective date of the Merger with respect to any person who has not commenced an appraisal proceeding or joined that proceeding as a named party or thereafter with the written approval of the Surviving Corporation, in accordance with Section 262. In addition, a holder (or beneficial owner) of shares of Common Stock will fail to perfect, or effectively lose or withdraw, such person’s right to appraisal with respect to such shares if neither of the ownership thresholds described above has been satisfied with respect to the shares of Common Stock for which appraisal is sought.

From and after the effective date of the Merger, no person who has demanded appraisal rights will be entitled to vote such shares of Common Stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the person’s shares of Common Stock, if any, with a record date as of a time prior to the Effective Time. If no petition for an appraisal is filed, or if the person delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within sixty (60) days after the effective date of the Merger or thereafter with the written approval of the Surviving Corporation, then the right of such person to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the court deems just; provided, however, that the foregoing shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Merger within sixty (60) days after the effective date of the Merger. In addition, a holder (or beneficial owner) of shares of Common Stock will fail to perfect, or effectively lose or withdraw, the person’s right to appraisal with respect to such shares if neither of the ownership thresholds described above has been satisfied with respect to the shares of Common Stock for which appraisal is sought.

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Failure to comply with all of the procedures set forth in Section 262 may result in the loss of a person’s statutory appraisal rights. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Solicitation of Proxies; Payment of Solicitation Expenses

The Company has engaged Innisfree to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay Innisfree a fee of approximately $25,000, and to reimburse Innisfree for certain out-of-pocket fees, charges and expenses. The Company will indemnify Innisfree and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company also will reimburse brokers, banks, other nominees, custodians and fiduciaries representing beneficial owners of the shares of Common Stock for their expenses in forwarding soliciting materials to beneficial owners of our shares of Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, over the Internet or in person. Our directors, officers and employees will not be paid any additional amounts for soliciting proxies.

Questions and Additional Information

If you have additional questions about the Special Meeting, the Merger or this proxy statement, need assistance in submitting your proxy or voting your shares of Common Stock, or need additional copies of the proxy statement or the enclosed proxy card or voting instructions, please contact the Company’s proxy solicitor in connection with the Special Meeting:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders may call toll free:  877-687-1875

Banks and Brokers may call collect:  212-750-5833

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THE MERGER (THE MERGER AGREEMENT PROPOSAL-PROPOSAL 1)

The Proposal

The Company is asking you to approve the Merger Agreement Proposal. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety.

General

We are asking our stockholders to consider and vote on the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent. If the Merger is completed, the holders of shares of Common Stock as of immediately prior to the Merger (excluding any Cancelled Shares and any Dissenting Shares), will have the right to receive the Merger Consideration of $6.29 per share of Common Stock in cash, without interest, less any applicable withholding taxes, subject to and in accordance with the terms and conditions set forth in the Merger Agreement. For a detailed description of the Merger Agreement and the transactions contemplated thereby, including the Merger, see “The Merger Agreement.”

As discussed in the section entitled “Special Factors—Purpose and Reasons of the Company for the Merger; Recommendation of the Company Board and the Special Committee; Fairness of the Merger,” the Company Board has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair, advisable and in the best interests of, the Company and the Disinterested Stockholders.

Our stockholders must approve the Merger Agreement Proposal in order for the Merger to occur. If our stockholders fail to approve the Merger Agreement Proposal, the Merger will not occur.

Vote Required

The approval of the Merger Agreement Proposal requires the affirmative vote of holders of (i) at least a majority of the voting power of the outstanding shares of Common Stock entitled to vote in accordance with the DGCL and (ii) at least a majority of the voting power of the outstanding shares of Common Stock held by the Disinterested Stockholders.

Each record holder of Common Stock is entitled to one vote for each outstanding share of Common Stock owned of record on the Record Date.

Appraisal Rights

If the Merger is consummated, stockholders who properly demand appraisal for shares that they continuously hold shares of Common Stock through the effective date of the Merger, who do not vote such shares of Common Stock in favor of the adoption of the Merger Agreement and who do not effectively withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of such shares of Common Stock in connection with the Merger under Section 262 of the DGCL. This means that holders of shares of Common Stock who perfect their appraisal rights, who do not thereafter effectively withdraw their demand for appraisal or otherwise lose their rights to seek appraisal, and who follow the procedures in the manner prescribed by Section 262 of the DGCL will be entitled to have such shares of Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of such shares of Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery (or in certain circumstances described in further detail in the section of this proxy statement titled “The Special Meeting—Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares of Common Stock are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.

The Company’s stockholders considering seeking appraisal should be aware that the fair value of their shares of  Common Stock as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of Common Stock.

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To exercise your appraisal rights, you must: (i) submit a written demand for appraisal to the Company before the vote is taken on the adoption of the Merger Agreement; (ii) not submit a proxy with respect to, or otherwise vote, the shares of Common Stock for which you seek appraisal in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold such shares of Common Stock of record on and from the date of the making of the demand through the effective date of the Merger; and (iv) comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Your failure to follow the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the shares of Common Stock for which appraisal is sought in connection with the Merger unless certain stock ownership conditions are satisfied by the holders of Common Stock seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement titled “The Special Meeting—Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced and attached as Annex J to this proxy statement and is incorporated by reference in this proxy statement in its entirety. Only a holder of record of shares of Common Stock is entitled to demand appraisal of such shares of Common Stock registered in that holder’s name. If, as of the Record Date, you are the beneficial owner of shares of Common Stock held in “street name” by your broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with such broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee.

Vote Recommendation

The Company Board recommends that you vote “FOR” the Merger Agreement Proposal.

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ADJOURNMENT OF THE SPECIAL MEETING
(THE ADJOURNMENT PROPOSAL—PROPOSAL 2)

The Proposal

The Company is asking you to approve the Adjournment Proposal.

General

The Company is asking you to approve one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal.

If the Company’s stockholders approve the Adjournment Proposal, the Company could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously provided proxies to vote against the approval of the Merger Agreement Proposal (other than in respect of any proposal for which the vote has been taken and the polls have been closed at the Special Meeting). Among other things, approval of the Adjournment Proposal could mean that, even if the Company had received proxies representing a sufficient number of votes against the Merger Agreement Proposal such that the Merger Agreement Proposal would be defeated, the Company could adjourn the Special Meeting without a vote on the Merger Agreement Proposal and seek to convince the holders of those shares of Common Stock to change their votes to votes in favor of any such proposal. Additionally, the Company may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting. Under our bylaws, the person presiding over the Special Meeting also has the authority to adjourn the Special Meeting regardless of the outcome of the vote on the Adjournment Proposal.

Vote Required

The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast by the Company’s stockholders present or represented by proxy at the Special Meeting, assuming that a quorum is present.

Each record holder of Common Stock is entitled to one vote for each outstanding share of Common Stock owned of record on the Record Date.

Vote Recommendation

The Company Board recommends that you vote “FOR” the Adjournment Proposal.

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OTHER IMPORTANT INFORMATION REGARDING THE COMPANY

Directors and Executive Officers of the Company

The Company Board presently consists of seven (7) members, with the current authorized number of directors currently fixed at seven (7), with zero (0) vacancies. The persons listed below are the directors and executive officers of the Company as of the date of this proxy statement.

From and after the Effective Time, the Merger Agreement provides that (a) the officers of Merger Sub immediately prior to the Effective Time shall become the officers of the Surviving Corporation, and (b) the directors of Merger Sub immediately prior to the Effective Time will become the directors of the Surviving Corporation, in each case, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their death, resignation or removal or until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, as the case may be.

Neither the Company, nor any of the Company’s directors or executive officers listed below has, to the knowledge of the Company, been convicted in a criminal proceeding during the past five (5) years (excluding traffic violations or similar misdemeanors). In addition, neither the Company, nor any of the Company’s directors or executive officers listed below has, to the knowledge of the Company, during the past five (5) years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

The name, position, business address, present principal occupation or employment and material occupations, positions, offices or employment for the past five (5) years of each of the Company’s directors and executive officers are set forth below.

All of the Company’s directors and executive officers can be reached c/o Doma Holdings, Inc., 101 Mission St, Suite 1050, San Francisco, California 94105, (650) 419-3827, and each of the directors and executive officers is a citizen of the United States.

Directors

Name	Age	Position
Matthew E. Zames	53	Chairman, Class I Director
Stuart Miller	66	Class II Director
Charles Moldow	58	Class II Director
Lawrence Summers, Ph.D.	69	Class III Director
Maxine Williams	53	Class III Director
Serena Wolfe	44	Class I Director
Max Simkoff	42	Chief Executive Officer, Class I Director

Matthew E. Zames has served as a member of our Board of Directors since January 2019 and as Chairperson of the board of directors since April 2021. From April 2018 to April 2021, Mr. Zames was President of Cerberus Capital Management and Chairman of Cerberus Technology Solutions, where he had broad responsibilities across the firm’s global platform and lead a number of operational and strategic initiatives, including overseeing all investments in the financial services industry, growing the understanding and use of technology, data, and AI in investment activities and at the firm’s portfolio companies, and helping the firm identify and capitalize on new investment strategies. Prior to that, Mr. Zames was the Chief Operating Officer (“COO”) and a member of the Operating Committee of JPMorgan Chase & Co. from 2012 to 2017. In his role as COO, his responsibilities included the firm’s Chief Investment Officer (“CIO”), the Oversight and Control Group, Treasury & Funding, Mortgage Banking Capital Markets, Compliance, One Equity Partners, Corporate Strategy, Regulatory Affairs, Global Technology and Operations, Global Real Estate, Procurement, Security & Safety, General Services, and Military & Veteran Affairs. Mr. Zames was co-COO from July 2012 until April 2013 when he assumed the full COO position. Previously, he was CIO of JPMorgan Chase. Prior to 2012, Mr. Zames held a series of senior roles in the firm’s Investment Bank. He was co-head of Global Fixed Income for J.P. Morgan’s Investment Bank and head of Chase’s Mortgage Banking Capital Markets. Before that, he managed several leading Markets businesses, including Rates, Foreign Exchange, Public Finance, Securitized Products Group, and the Tax Exempt Capital Markets business. Before joining J.P. Morgan in 2004, Mr. Zames worked at Credit Suisse, where he was co-head of Global Dollar Interest Rate Trading, a member of the Fixed Income Operating Committee, and the Credit Suisse First Boston Management Council. Mr. Zames is a former member of the Federal Reserve Bank of New York’s Investor Advisory Committee on Financial Markets, a former member and chairman of the U.S. Treasury Department’s Treasury Borrowing Advisory Committee and a former member of the Federal Reserve Bank of New York’s Treasury Market Practices Group. He currently serves on the board of directors of Immuta (a data governance company), and is an advisor to BREX (a B2B financial products company focusing on corporate cards). He is a member of The Economic Club of NY and a member of the Council on Foreign Relations. Mr. Zames also serves on the MIT Sloan Finance Group Advisory Board, the board of directors of the Marine Corps-Law Enforcement Foundation, the board of directors of Guiding Eyes for the Blind and the Institute for Veterans and Military Families Advisory Board at Syracuse University. Mr. Zames received a B.S. from the Massachusetts Institute of Technology. We believe that Mr. Zames is qualified to serve as a member of our Board of Directors because of his extensive economic, financial, technology, data, artificial intelligence and business experience.

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Stuart Miller has served as a member of our Board of Directors since January 2019. Mr. Miller has served as the Executive Chairman of Lennar Corp., a publicly traded nationwide homebuilder, since April 2018 and as a director of Lennar Corp. since April 1990. Mr. Miller previously served as Lennar Corp.’s Chief Executive Officer from April 1997 to April 2018. Mr. Miller also served as President of Lennar Corp. from April 1997 to April 2011. He also currently serves as a member of the board of directors of Five Point Holdings, LLC, a publicly traded home developer. He received his A.B. from Harvard University and his J.D. from the University of Miami School of Law. We believe that Mr. Miller is qualified to serve as a member of our Board of Directors because of his extensive leadership experience and success in the housing industry.

Charles Moldow has served as a member of our Board of Directors since November 2016. Mr. Moldow has been a General Partner at Foundation Capital since September 2005. He has served as a director of Auxmoney Europe Ltc. since 2016 and currently serves as a member of the boards of directors of a number of other privately held companies. He received his B.S. in Economics from the University of Pennsylvania and his M.B.A. from Harvard Business School. We believe that Mr. Moldow is qualified to serve as a member of our Board of Directors because of his extensive experience in the technology industry, including as a founder of, venture capital investor in, and director of, several technology companies.

Lawrence Summers, Ph.D. has served as a member of our Board of Directors since September 2019. Since January 2011, Dr. Summers has served as the Charles W. Eliot University Professor & President Emeritus of Harvard University and the Weil Director of the Mossavar-Rahmani Center for Business & Government at the Harvard Kennedy School. From January 2009 to December 2010, Dr. Summers served as Director of the National Economic Council for President Obama. Dr. Summers previously served as President of Harvard University, and he has also served in various other senior policy positions, including as Secretary of the Treasury and Vice President of Development Economics and Chief Economist of the World Bank. Dr. Summers currently serves as the Chairman of the International Advisory Board at Santander Bank and on the board of directors of Square, a publicly traded financial services and mobile payments company, Skillsoft Corporation, a publicly traded digital learning company, in addition to the boards of directors of a number of privately held companies. He also served on the board of directors of LendingClub, a publicly traded peer-to-peer lending company from December 2012 until March 2018. He holds a B.S. in Economics from the Massachusetts Institute of Technology and a Ph.D. in Economics from Harvard University. We believe Dr. Summers is qualified to serve as a member of our Board of Directors because of his extensive economic, financial and business experience.

Maxine Williams has served as the Chief Diversity Officer of Meta Platforms, Inc. (formerly Facebook, Inc.) since September 2013 reporting to the Chief Operating Officer. In that capacity she brings an inclusive lens to the development of product, policy and people programs. Ms. Williams previously led the Diversity & Inclusion efforts at the law firm White & Case LLP and previously served as a member of the board of directors of Massy Group, Inc., a publicly traded conglomerate based in the Caribbean. She has practiced as an attorney in civil, criminal and industrial courts. She received her B.A. from Yale University and her law degree from Oxford University. We believe that Ms. Williams is qualified to serve as a member of our Board of Directors because of her extensive experience in senior management roles in the technology and legal industries.

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Serena Wolfe is Chief Financial Officer of Annaly Capital Management, Inc. (“Annaly”). Ms. Wolfe has over 20 years of experience in accounting, of which 13 years were focused solely in real estate practice. Prior to joining Annaly in December 2019, Ms. Wolfe had served as a Partner at Ernst & Young LLP (“EY”) since 2011. Ms. Wolfe held a variety of roles across industries since beginning her career at EY in 1998, including most recently as EY’s Central Region Real Estate Hospitality & Construction leader since 2017. Ms. Wolfe currently serves on the boards of Lennar Corp. and Doma. Ms. Wolfe received a Bachelor of Commerce in Accounting from the University of Queensland. Ms. Wolfe is a Certified Public Accountant in the states of New York and California. We believe that Ms. Wolfe is qualified to serve as a member of our Board of Directors because of her extensive experience in the real estate sector as both a public company audit partner and her financial expertise as a chief financial officer of a public company.

Max Simkoff is the founder of Doma and has served as Chief Executive Officer and as a member of our Board of Directors since our founding in September 2016. Prior to founding Doma, Mr. Simkoff served as the Vice President of Strategic Initiatives at Cornerstone OnDemand, a cloud-based people development company, from October 2014 to August 2016. Mr. Simkoff co-founded Evolv, Inc., an enterprise predictive analytics software company, and served as its Chief Executive Officer from November 2006 until its acquisition by Cornerstone OnDemand in October 2014. Mr. Simkoff received a B.A. in History from Northwestern University. We believe that Mr. Simkoff is qualified to serve as a member of our Board of Directors because of his historical knowledge of the business, extensive experience and leadership in the technology industry in addition to the continuity he brings as our founder and Chief Executive Officer.

Executive Officers (other than Mr. Simkoff, who is described above under the heading “Other Important Information Regarding the Company—Directors and Executive Officers of the Company—Directors”

Name	Age	Position
Mike Smith	57	Chief Financial Officer

Mike Smith has served as the Chief Financial Officer of Doma since July 2022. Immediately prior to Mr. Smith’s appointment as Chief Financial Officer, he served as Doma’s Chief Accounting Officer from August 2021 to July 2022. Prior to joining Doma, he served as Senior Vice President, Chief Accounting Officer and Director of Treasury of Banc of California, Inc. from September 2018 to August 6, 2021. Prior to that he served as Chief Accounting Officer of loanDepot, Inc., a nonbank mortgage lender, from September 2014 to July 2018. Mr. Smith received his masters and undergraduate accounting degrees from Brigham Young University, became a certified public accountant in the state of California in 1996 and became a certified management accountant in 1997. Mr. Smith began his career in the audit practices of Deloitte and Grant Thornton in Los Angeles, California.

Book Value per Share

As of March 31, 2024, the book value per share of Common Stock was $-3.00. Book value per share is computed by dividing total equity at March 31, 2024 by the total shares of Common Stock outstanding on that date.

Market Price of Shares of Common Stock and Company Warrants; Dividends

Our Common Stock is listed and traded on the NYSE under the symbol “DOMA” and our publicly held Company Warrants are traded on the OTC Pink Marketplace under the symbol “DOMAW.” At         , 2024, there were        shares of Common Stock outstanding and the closing sale price of our Common Stock was $         per share. Also as of that date, we had approximately          stockholders of record of our common stock. At         , 2024, there were        Company Warrants outstanding and the closing sale price of our Company Warrants was $        .Also as of that date, we had         stockholders of record of our Common Stock. This number does not include the beneficial owners for whom shares are held in a “nominee” or “street” name.

We have not declared any dividends on our Common Stock and we have no present intention to pay dividends on our Common Stock. The HSCM Loan Agreement and Topco Loan Agreement restrict our ability to declare dividends in certain situations. Additionally, the Merger Agreement generally restricts our ability to pay any dividends on our Common Stock during the period between the execution and completion of the Merger Agreement.

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The following table sets forth, for the periods indicated, the high and low sales prices of our Common Stock as reported by the NYSE and the high and low sales prices for our Company Warrants on the OTC Pink Marketplace during such period.

Fiscal Year	Common Stock				Company Warrants
2022	High		Low		High		Low
First Quarter		$135.0000		$47.7500		$1.0500		$0.2500
Second Quarter		$56.2500		$21.7175		$0.3658		$0.1124
Third Quarter		$26.1100		$10.2975		$0.1760		$0.0450
Fourth Quarter		$16.2500		$8.5000		$0.0601		$0.0026
2023
First Quarter		$23.6000		$8.5000		$0.0700		$0.0116
Second Quarter		$11.4925		$4.2525		$0.0400		$0.0031
Third Quarter		$9.4400		$3.8600		$0.5700		$0.0019
Fourth Quarter		$6.2100		$3.9800		$0.0120		$0.0015
2024
First Quarter		$5.7361		$3.9000		$0.0100		$0.0003
Second Quarter (through ,2024)	$		$		$		$

(1)	25 whole Company Warrants are exercisable for one share of Common Stock at an exercise price of $287.50 per share.

The closing price of the shares of Common Stock on March 27, 2024, the last trading day before the Company publicly announced the Merger, was $4.40 per share. There was no pricing data available for the Company Warrants on March 27, 2024.

On                     , 2024, the most recent practicable date before this proxy statement was distributed to our stockholders, the closing price for the shares of Common Stock on the NYSE was $     . You are encouraged to obtain current market quotations for the shares of Common Stock in connection with voting your shares of Common Stock.

If the Merger is completed, there will be no further market for the shares of Common Stock and, as promptly as practicable following the Effective Time and in compliance with Applicable Law, the Company’s securities will be delisted from the NYSE and deregistered under the Exchange Act.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of Common Stock as of June 15, 2024 by:

●

each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who is known by us to beneficially own more than 5% of the outstanding shares of either class of our capital stock (each, a “5% Stockholder”);

●	our named executive officers;

●	each of our directors; and

●	directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Determinations as to the identity of 5% Stockholders is based upon filings with the SEC and other publicly available information. Except as otherwise indicated, we believe, based on the information furnished or otherwise available to us, that each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. The percentage of beneficial ownership set forth below is based upon 14,126,996 shares of Common Stock issued and outstanding as of the close of business on June 15, 2024, the most recent practicable date before this proxy statement was distributed to our stockholders. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that are not outstanding, but which a designated stockholder has the right to acquire within 60 days of June 15, 2024, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Doma Holdings, Inc., 101 Mission St, Suite 1050, San Francisco, California 94105, (650) 419-3827.

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Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Common Stock Beneficially Owned
5% Stockholders
Entities affiliated with Lennar Corporation(2)	3,326,213	23.5%
Entities affiliated with Foundation Capital(3)	1,791,085	12.7%
Named Executive Officers and Directors
Stuart Miller	-	*	%
Charles Moldow(3)	1,791,085	12.7%
Lawrence Summers(4)	55,674	*	%
Maxine Williams(5)	6,473	*	%
Serena Wolfe (6)	6,473	*	%
Matthew E. Zames (7)	35,942	*	%
Max Simkoff (8)	1,965,466	13.9%
Mike Smith (9)	59,360	*	%
All directors and executive officers as a group (8 persons)(10)	3,920,473	27.8%

*	Indicates percentage is less than 1%.
(1)

The amounts and percentages of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of such securities as to which such person has an economic interest.

(2)

Represents (i) 3,289,707 shares held by LENX ST Investor, LLC and (ii) 36,506 shares held by Len FW Investor, LLC. Each of LENX ST Investor, LLC and Len FW Investor, LLC is wholly-owned by LEN X, LLC, which in turn is wholly-owned by Lennar Corp. Each of LENX ST Investor, LLC, LEN X, LLC and Lennar Corp. has shared voting and dispositive power over the shares held by LENX ST Investor, LLC, and each of Len FW Investor, LLC, LEN X, LLC and Lennar Corp. has shared voting and dispositive power over the shares held by Len FW Investor, LLC. The address for each of these entities is 5505 Waterford District Drive, Miami, Florida 33126.

(3)

Represents (i) 420,838 shares held by Foundation Capital Leadership Fund II, L.P. (“FCL2”), (ii) 28,890 shares held by Foundation Capital VIII Principals Fund, LLC (“FC8P”) and (iii) 1,341,357 shares held by Foundation Capital VIII, L.P. (“FC8”). Foundation Capital Management Co. LF II, L.L.C. (“FCMLF2”) serves as the sole general partner of FCL2 and, as such, FCMLF2 possesses voting and dispositive power over the shares held by FCL2, and may be deemed to have indirect beneficial ownership of the shares held by FCL2. FCMLF2 disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein. Ashu Garg, Charles Moldow and Steve Vassallo are the managers of FCMLF2. Foundation Capital Management Co. VIII, L.L.C. (“FCM8”) serves as the sole manager of FC8P and, as such, FCM8 possesses voting and dispositive power over the shares held by FC8P, and may be deemed to have indirect beneficial ownership of the shares held by FC8P. FCM8 disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein. FCM8 serves as the sole general partner of FC8 and, as such, FCM8 possesses voting and dispositive power over the shares held by FC8, and may be deemed to have indirect beneficial ownership of the shares held by FC8. FCM8 disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein. Paul Holland and Messrs. Garg, Moldow and Vassallo are the managers of FCM8. Charles Moldow is a director of Doma. Messrs. Garg, Holland, Moldow and Vassallo disclaim beneficial ownership except to the extent of their pecuniary interest therein. The address for each of these entities is 550 High Street, 3rd Floor, Palo Alto, California 94301.

(4)

Represents (i) 27,530 shares held by Dr. Summers, (ii) 27,715 shares held by LHSummers Economic Consulting LLC, for which Dr. Summers is the sole member and (iii) 429 shares underlying RSUs vesting within 60 days of June 15, 2024.

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(5)

Represents (i) 5,615 shares held by Ms. Williams, (ii) 429 shares held by The MW Revocable Trust for which Ms. Williams is the grantor, trustee and beneficiary and (iii) 429 shares underlying RSUs vesting within 60 days of June 15, 2024.

(6)	Represents (i) 6,044 shares held by Ms. Wolfe and (iii) 429 shares underlying RSUs vesting within 60 days of June 15, 2024.

(7)

Represents (i) 15,055 shares held by the Matthew E. Zames Family, LLC, for which Mr. Zames’ spouse is the manager, (ii) 15,055 shares held by the Jill E. Zames Family, LLC, for which Mr. Zames is the manager and (iii)(a) 5,169 shares held by Mr. Zames and (b) 663 shares underlying RSUs vesting within 60 days of June 15, 2024.

(8)

Represents (i) 1,857,820 shares held by the Saslaw-Simkoff Revocable Trust, for which Mr. Simkoff serves as trustee; and (ii)(a) 89,515 shares held by Mr. Simkoff and (b) 18,131 shares underlying RSUs vesting within 60 days of June 15, 2024. Mr. Simkoff holds 97,413 Company PRSUs. As of June 15, 2024, the Company estimates that the performance conditions applicable to such Company PRSU Awards will not be satisfied and thus, such Company PRSU Awards will not vest. Accordingly, Mr. Simkoff’s PRSU Awards have not been included in his total number of shares of Common Stock beneficially owned.

(9)	Represents (i) 49,656 shares and (ii) 9,704 shares underlying RSUs vesting within 60 days of June 15, 2024.

(10)	Represents 3,920,473 shares, of which 29,785 shares are or will be vested within 60 days of June 15, 2024.

Prior Public Offerings

During the past three (3) years, none of the Company, the Parent Entities, the Lennar Entities and any of their respective affiliates have made an underwritten public offering of the shares of Common Stock or Company Warrants for cash that was registered under the Securities Act of 1933, as amended, or exempt from registration under Regulation A promulgated thereunder.

Certain Transactions in the Shares of Common Stock

Other than the Merger Agreement (as described in “The Merger Agreement”) and agreements entered into in connection therewith, including the Voting and Support Agreement, and certain share activity related to our equity compensation awards discussed elsewhere in this proxy statement, none of the Company, the Parent Entities, Lennar Entities, their respective directors, executive officers, subsidiaries or affiliates have executed any transactions with respect to the shares of Common Stock or Company Warrants during the past sixty (60) days. In addition, neither the Company, the Parent Entities, Lennar Entities, nor any of their respective affiliates have purchased any shares of Common Stock or Company Warrants during the past two (2) years.

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OTHER IMPORTANT INFORMATION REGARDING THE PARENT ENTITIES

The Parent Entities

RE Closing GP, LLC. Topco GP is the sole general partner of Topco. Topco GP is a Cayman Island limited liability company, formed on September 30, 2021 in connection with the acquisition of shares of Title Resources Guaranty Company, a title insurance underwriter, by Parent, an indirect subsidiary of Topco, which acquisition was consummated on March 29, 2022. CB RE Closing Aggregator, L.P. is the sole member of Topco GP. Topco GP is managed by its board of managers (see below). The principal office address of Topco GP is 375 Park Avenue, 11th Floor New York, NY 10152 and the telephone number of the principal executive office is (212) 672-5000.  For more information about Topco GP, see “Parties to the Transactions—The Parent Entities.”

Closing Parent Holdco, L.P. Topco is a Cayman Island exempted limited partnership, formed on September 30, 2021 in connection with the acquisition of shares of Title Resources Guaranty Company, a title insurance underwriter, by Parent, an indirect subsidiary of Topco, which acquisition was consummated on March 29, 2022. Topco GP is the sole general partner of Topco. The principal office address of Topco is 8111 LBJ Freeway, Suite 1200, Dallas, TX 75251 and the telephone number of the principal executive office is (800) 526-8018.  For more information about Topco, see “Parties to the Transactions—The Parent Entities.”

RE Closing Buyer Corp. Parent is a corporation organized under the laws of the State of Delaware and is a holding company formed on October 4, 2021, solely for the purpose of acquiring shares of Title Resources Guaranty Company, a title insurance underwriter, which acquisition was consummated on March 29, 2022. Parent is an indirect wholly owned subsidiary of Topco. The principal office address of Parent is 8111 LBJ Freeway, Suite 1200, Dallas, TX 75251 and the telephone number of the principal executive office is (800) 526-8018. For more information about Parent, see “Parties to the Transactions—The Parent Entities.”

RE Closing Merger Sub Inc. Merger Sub is a corporation organized under the laws of the State of Delaware, formed on March 18, 2024, solely for the purpose of completing the Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger. Merger Sub is a direct, wholly owned subsidiary of Parent and has not engaged in any business except as contemplated by the Merger Agreement. The principal office address of Merger Sub is 8111 LBJ Freeway, Suite 1200, Dallas, TX 75251 and the telephone number of the principal executive office is (800) 526-8018. For moreinformation about Merger Sub, see “Parties to the Transactions—Merger Sub.”

None of Topco, Parent, or Merger Sub has, to the knowledge of the Parent Entities, during the past five (5) years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Directors and Executive Officers

The name, position, business address, citizenship, present principal occupation or employment and material occupations, positions, offices or employment for the past five (5) years of each of the directors and executive officers of the Parent Entities are set forth below. All directors and executive officers listed below are citizens of the United States

None of the persons listed below has, to the knowledge of the Parent Entities, during the past five (5) years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). None of the persons listed below has, to the knowledge of the Parent Entities, during the past five (5) years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Closing Parent Holdco, L.P. and RE Closing GP, LLC

The general partner of Topco is Topco GP. Topco does not have any directors or executive officers.

Topco GP is managed by its board of directors.  The board of directors of RE Closing presently consists of ten (10) members. Topco GP does not have any executive officers.

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The name, position, business address, present principal occupation or employment and material occupations, positions, offices or employment for the past five (5) years of each of Topco GP’s directors are set forth below.

The board of directors of Topco GP can be reached at 375 Park Avenue, 11th Floor New York, NY 10152 and on the telephone number of the principal executive office (212) 672-5000. Each of the directors is a citizen of the United States.

Directors

Name	Age	Position
Matthew S. Kabaker	47	Director
Kevin S. Mahony	36	Director
Ajay Waghray	62	Director
Charles Chacko	46	Director
Scott McCall	68	Director
Donald J. Casey	63	Director
Ilene Topper	53	Director
Alan Colberg	62	Director
Virginia Suliman	51	Director
Alex Seavall	43	Director

Matthew Kabaker is a Senior Managing Director at Centerbridge and co-heads Centerbridge’s global private equity investing activities. He also serves as a member of Centerbridge’s Management Committee and focuses on investments in the Financial Services sector. He has been an employee of Centerbridge since April 2011. Mr. Kabaker has served as a member of Topco GP’s Board of Directors since March of 2022. Mr. Kabaker also currently holds other positions with (1) RE Closing Holdings Corp., a holding company, direct wholly owned subsidiary of Topco and sole stockholder of RE Closing Midco 2 Corp., as a director and its President and Chief Executive Officer since October of 2021, (2) RE Closing Midco 2 Corp., a holding company, direct wholly owned subsidiary of RE Closing Holdings Corp. and sole stockholder of Parent, as a director and its President and Chief Executive Officer since October of 2021, (3) Parent, as a director and its President and Chief Executive Officer since October of 2021, (4) Title Resources Guaranty Company, a title insurance underwriter, as a director, (5) Merger Sub as a director and its President and Chief Executive Officer since March of 2024 (6) Fairstone Bank of Canada as a director since February of 2021, (7) Fortuna Holdings, Ltd. as a director since March of 2018, (8) Fidentia Fortuna Holdings, Ltd. as a director since March of 2018, and (9) Martello Re Limited as a director since December of 2021. Mr. Kabaker also served as a director of other companies, including, among others, as a director of Superior Vision Corporation and its subsidiaries since March of 2016 through January of 2021 and Bluestem Group, Inc. since May of 2014 through July of 2023. He received his B.A. from the University of Pennsylvania.

Kevin S. Mahony is a Senior Managing Director at Centerbridge and focuses on investments in the Industrials and Consumer sectors. He has been an employee of Centerbridge since July 2014. Mr. Mahony has served as a member of Topco GP’s Board of Directors since March of 2022. Mr. Mahony also holds other positions with (1) Parent as its Vice President and Secretary since October 2021, (2) RE Closing Holdings Corp., a holding company, direct wholly owned subsidiary of Topco and sole stockholder of RE Closing Midco 2 Corp., as its Vice President and Secretary since October of 2021 (3) RE Closing Midco 2. Corp., a holding company, direct wholly owned subsidiary of RE Closing Holdings Corp. and sole stockholder of Parent, as its Vice President and Secretary since October of 2021, (4) Merger Sub as its Vice President and Secretary since March of 2024 and (5) Garrett Motion Inc. as a director since January of 2023. Mr. Mahony currently serves and has served as a member of the boards of directors of a number of other private companies, including among others, as a director of Supernova UK Bidco Limited, Supernova UK Midco Limited and Supernova UK CAN UK Holdco Limited from November 2023 to June 2024. He received his B.A. and B.S. from the University of Virginia.

Ajay Waghray has served as a member of Topco GP’s Board of Directors since October of 2022. Mr. Waghray also holds positions of employment with (1) Pacific Gas & Electric, a public utility company, as its Chief Information Officer (CIO) since September of 2020 and (2) Agni Growth Ventures, LLC, a consulting and investments company, as its principal since July of 2019. Mr. Waghray received his Bachelor's Degree in Mechanical Engineering from Birla Institute of Technology & Science, M.S. from West Virginia University and MBA from the Wharton Business School, University of Pennsylvania.

Charles Chacko has served as a member of Topco GP’s Board of Directors since April of 2023. Mr. Chacko also holds positions of employment with (1) OS National LLC, a title insurance agency, as its Co-Chief Executive Officer since January of 2013 and (2) O’Kelley & Sorohan, Attorneys at Law, LLC, a law firm, as a Managing Attorney, since March of 2007. Mr. Chacko received his B.S. from East Tennessee State University and J.D. from New York Law School, New York University.

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Scott McCall has served as a member of Topco GP’s Board of Directors since March of 2022. Mr. McCall also holds a position of employment with Topco, as its President and Chief Executive Officer since March of 2022 and a member of its Board of Directors from February of 2009 to March of 2022. Mr. McCall received his B.A. from the University of Florida and J.D. from Thomas Cooley Law School.

Donald J. Casey has served has served as a member of Topco GP’s Board of Directors since March of 2022. Mr. Casey also holds a position of employment with Anywhere Integrated Services LLC, a real estate and settlement services company (“Anywhere”), as its President and Chief Executive Officer since 2001. Mr. Casey received his B.S. in accounting from Villanova in University.

Ilene Topper has served has served as a member of Topco GP’s Board of Directors since October of 2022. Mrs. Topper also holds a position of employment with Anywhere, as its Senior Vice President (SVP) and Chief Financial Officer (CFO) since June of 2022. She also served as the CFO of the EVP Division of PNC Financial Services, a financial services company, from August of 2011 through June of 2022. Mrs. Topper received her B.S. and MBA from the University of Maryland.

Alan Colberg has served as a member of Topco GP’s Board of Directors since March of 2022. Mr. Colberg also holds positions of employment with (1) Topco as its Board Chair since March of 2022, (2) E&J Gallo Winery, a winery, as a member of its Board of Directors and Chair of the Executive Compensation Committee, since March of 2023, (3) U.S. Bancorp, a banking company, as a Member of its Audit Committee and Public Responsibilities Committee since January of 2023 and (4) Corebridge Financial, Inc., a life and annuity company, as its Chair of the Audit Committee since September of 2022. Mr. Colberg has also held positions of employment with (1) Assurant Inc., an insurance company, as its EVP of Marketing and Business Development, President, Chief Executive Officer (CEO) and a Member of its Board of Directors from March of 2011 through January of 2022 and (2) Car Max Inc., an automobile retailer, as a Member of its Board of Directors from August of 2015 through May of 2018. He received his B.S. in Accounting and Finance from the University of Pennsylvania, Wharton School and MBA from Harvard University Graduate School of Business.

Virginia Suliman has served as a member of Topco GP’s Board of Directors since April of 2022. Mrs. Suliman also holds a position of employment with Invitation Homes, a real estate information technology company, as its Chief Information Digital Officer (CIDO) and Chief Information Officer (CIO) since December of 2019. She has also served as VA of Hilton Worldwide, a hotel company, from December of 1997 through November of 2019. Mrs. Suliman received her Travel System Certification from Travel Technology Trade School.

Alex Seavall has served as a member of Topco GP’s Board of Directors since January of 2023. Mr. Seavall also holds a position of employment with HomeServices of America, Inc., a holding company, as its Chief Financial Officer (CFO). He received his Bachelor of Science in Accounting from St. Cloud State University.

RE Closing Buyer Corp.

The board of directors of Parent presently consists of one (1) director. The person listed below is the sole director of Parent as of the date of this proxy statement.

The name, position, business address, present principal occupation or employment and material occupations, positions, offices or employment for the past five (5) years of Parent’s sole director are set forth below.

Parent’s sole director can be reached at 8111 LBJ Freeway, Suite 1200, Dallas, TX 75251 and on the telephone number of the principal executive office (800) 526-8018. Parent’s sole director is a citizen of the United States.

Name	Age	Position
Matthew S. Kabaker	47	Director, President and Chief Executive Officer

See above under “—Closing Parent Holdco, L.P. and RE Closing GP, LLC” for a description of Matthew Kabaker.

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The only executive officer of Parent (other than Mr. Kabaker, who is described above under the heading “Directors”) is listed below.

Name	Age	Position
Kevin S. Mahony	36	Vice President and Secretary

See above under “—Closing Parent Holdco, L.P. and RE Closing GP, LLC” for a description of Kevin S. Mahony.

RE Closing Merger Sub, Inc.

The Board of Merger Sub presently consists of one (1) director. The person listed below is the sole director of Merger Sub as of the date of this proxy statement.

The name, position, business address, present principal occupation or employment and material occupations, positions, offices or employment for the past five (5) years of Merger Sub’s sole director are set forth below.

Merger Sub’s sole director can be reached at 8111 LBJ Freeway, Suite 1200, Dallas, TX 75251 and on the telephone number of the principal executive office (800) 526-8018. Merger Sub’s sole director is a citizen of the United States.

Name	Age	Position
Matthew S. Kabaker	47	Director, President and Chief Executive Officer

See above under “—Closing Parent Holdco, L.P. and RE Closing GP, LLC” for a description of Matthew Kabaker.

The only executive officer of Merger Sub (other than Mr. Kabaker, who is described above under the heading “Directors”) is listed below:

Name	Age	Position
Kevin S. Mahony	36	Vice President and Secretary

See above under “—Closing Parent Holdco, L.P. and RE Closing GP, LLC” for a description of Kevin S. Mahony.

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DELISTING AND DEREGISTRATION OF COMMON STOCK AND COMPANY WARRANTS

If the Merger is completed, Common Stock will be delisted from the NYSE and the Common Stock and Company Warrants will be deregistered under the Exchange Act, and shares of Common Stock and the Company Warrants will no longer be publicly traded.

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STOCKHOLDER PROPOSALS AND NOMINATIONS

On April 25, 2024, we filed a definitive proxy statement on Schedule 14A for our 2024 Annual Meeting of Stockholders, to be held on June 13, 2024. If the Merger is completed, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the Merger is not completed, or if we are otherwise required to do so under Applicable Law, we will hold a 2025 Annual Meeting of Stockholders. Any stockholder nominations or proposals for other business intended to be presented at our next annual meeting must be submitted to us as set forth below.

Stockholder Proposals for Inclusion in Proxy Statement for 2025 Annual Meeting

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to us at our principal executive offices, 101 Mission Street, Suite 1050, San Francisco, California 94105. Any proposal submitted pursuant to Rule 14a-8 must be received by us no later than December 26, 2024. We suggest that proponents submit their Rule 14a-8 proposals by certified mail, return receipt requested, addressed to our Corporate Secretary.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

In addition, our Bylaws establish an advance notice procedure with regard to director nominations and other proposals by stockholders that are not intended to be included in our proxy materials, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2025 Annual Meeting, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be in writing and delivered to or mailed and received by our Corporate Secretary at our principal executive offices not later than March 15, 2025 and not before February 13, 2025. However, if the 2025 Annual Meeting is more than 30 days earlier, or more than 70 days later, than the first anniversary of the 2024 Annual Meeting, notice must be so delivered or received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public disclosure of the date of such annual meeting was made. Our Bylaws also specify requirements relating to the content of the notice that stockholders must provide in order for a director nomination or other proposal to be properly presented at the 2025 Annual Meeting. In addition to satisfying the advance notice requirements in our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 14, 2025.

Requirements for Stockholder Nominations for the Company’s Board of Directors

The policy of the Company Board is to have the Company Board consider properly submitted stockholder recommendations for candidates for membership to the Company Board. In evaluating nominees recommended by stockholders, the Company Board will utilize the same criteria used for nominees proposed by the Company Board members. If a stockholder wishes to nominate directors for election to the Company’s Board at the 2025 Annual Meeting, such nominations must comply with Section 3.2 of our Bylaws and be submitted in writing to us at our principal executive offices, 101 Mission Street, Suite 1050, San Francisco, California 94105, Attention: Corporate Secretary.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to our corporate website at doma.com. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Doma Holdings, Inc.
101 Mission Street
Suite 1050
San Francisco, California 94105
Telephone: (650) 419-3827

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of this proxy statement or other information concerning us, without charge, by written or telephonic request directed to Doma Holdings, Inc., 101 Mission Street, Suite 1050, San Francisco, California 94105, Telephone (650) 419-3827; or from our proxy solicitor, Innisfree M&A Incorporated, toll free at 877-687-1875; or from the SEC through the SEC website at the address provided above.

This proxy statement includes as annexes documents that the Company has previously filed with the SEC under Section 13(a), 13(c), 31(a), or 15(d) of the Exchange Act as set forth below. Any statement contained in such a document shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or in an annex hereto consisting of a document filed with the SEC subsequently to such document modifies or replaces such statement. The information included in the annexes hereto is incorporated into this proxy statement except to the extent so modified or superseded.

Set forth below is a list of the documents the Company previously filed with the SEC under the Exchange Act that are included as annexes to this proxy statement.

●	our annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 1, 2024; and

●	our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 13, 2024.

Because the Merger is a “going private” transaction, the Company, the Parent Entities and the Lennar Entities have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED                    , 2024. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

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ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

RE CLOSING BUYER CORP.,

RE CLOSING MERGER SUB INC.

and

DOMA HOLDINGS, INC.

Dated as of March 28, 2024

Exhibit A	Form of Certificate of Merger

Schedule I	TechCo Reorganization
Schedule II	Certain Transactions

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of March 28, 2024 (this “Agreement”), is entered into by and among DOMA HOLDINGS, INC., a Delaware corporation (the “Company”), RE CLOSING BUYER CORP., a Delaware corporation (“Parent”), and RE CLOSING MERGER SUB INC., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”).

RECITALS

WHEREAS, the parties hereto intend that, at the Effective Time (as defined below) and subject to the terms and conditions of this Agreement, Merger Sub will merge with and into the Company, with the Company as the surviving corporation (the “Merger”), as more fully provided for in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

Whereas, the board of directors of the Company (the “Company Board”) established a special committee thereof consisting only of independent and disinterested directors (the “Company Special Committee”), and the Company Special Committee has (i) unanimously determined that this Agreement, the transactions contemplated hereby, including the Merger, and the Voting Agreement (as defined below) and the transactions contemplated thereby, are fair, advisable and in the best interests of the Company and the Disinterested Stockholders (as defined below) and (ii) recommended that the Company Board adopt resolutions approving, adopting and declaring advisable this Agreement and the transactions contemplated hereby, including the Merger, and the Voting Agreement and the transactions contemplated thereby, and subject to the terms and conditions hereof, submit and recommend this Agreement to the Company’s stockholders for approval and adoption thereby;

WHEREAS, the Company Board (acting upon the recommendation of the Company Special Committee) has (i) unanimously among members present determined that this Agreement and the transactions contemplated hereby, including the Merger, and the Voting Agreement and the transactions contemplated thereby, are fair, advisable and in the best interests of the Company and the Disinterested Stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and the Voting Agreement and the transactions contemplated thereby, and (iii) subject to the terms and conditions hereof, resolved to submit and recommend this Agreement to the Company’s stockholders for approval and adoption thereby;

WHEREAS, the board of directors of Merger Sub has unanimously approved and declared advisable and in the best interests of Merger Sub and Parent, as the sole stockholder of Merger Sub, this Agreement and the transactions contemplated hereby, including the Merger, and resolved to recommend that Parent, as the sole stockholder of Merger Sub, approve the adoption of this Agreement and the transactions contemplated hereby, including the Merger;

Whereas, the board of directors of Parent has unanimously approved and declared advisable and in the best interests of Parent this Agreement and the transactions contemplated hereby, including the Merger, and Parent, in its capacity as the sole stockholder of Merger Sub, will approve the adoption of this Agreement and the transactions contemplated hereby, including the Merger, immediately following the execution and delivery of this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Len FW Investor, LLC, a Delaware limited liability (“Lennar Investor”), on the one hand, and Topco (as defined below), on the other hand, are entering into definitive documentation, in form and substance acceptable to such parties at their respective sole discretion (the “Lennar Investment Agreements”), pursuant to which following the Closing and upon the terms and subject to the conditions set forth in such documentation, Lennar Investor shall make an equity investment in Topco for an aggregate amount equal to $38,400,000 (the “Lennar Investment”) and (ii) the Existing Lennar Investors (as defined below), Parent and the Company are entering into a Voting and Support Agreement (the “Voting Agreement”), pursuant to which the Existing Lennar Investors are agreeing to vote or cause to be voted any shares of Company Common Stock (as defined below) beneficially owned by them in favor of adopting this Agreement, subject to customary exceptions;

WHEREAS, concurrently with the execution and delivery of this Agreement and as an inducement to Parent’s and the Company’s willingness to enter into this Agreement, certain of the Company’s Subsidiaries, Hudson Structured Capital Management Ltd. (“Hudson”), certain Affiliates of Hudson and, solely to the limited extent set forth therein, Parent have entered into an Agreement and Fifth Amendment to Loan and Security Agreement (the “Repayment and Release Agreement”) and Parent, Hudson and the Company have entered into a Preferred Unit Purchase Agreement (the “Preferred Purchase Agreement”), respectively (collectively, the “Hudson Agreements”), pursuant to which at Closing, among other things, the repayment and full satisfaction of all indebtedness under the Company Loan Agreement (as defined below) will occur;

WHEREAS, in connection with the execution and delivery of this Agreement, and prior to the Closing, the Company and its applicable Subsidiaries shall implement the TechCo Reorganization (as defined below) as contemplated by and pursuant to the terms of Schedule I; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions.

(a)    As used in this Agreement, the following terms have the following meanings:

“2021 Merger Agreement” means that certain Agreement and Plan of Merger, dated as of March 2, 2021, by and among Capitol Investment Corp. V., Capitol V Merger Sub, Inc., and Doma Holdings, Inc. (f/k/a States Title Holding, Inc.).

“Acquired Companies” means, collectively, the Company and each of its Subsidiaries.

“Acquisition Proposal” means, other than the Transactions, any other proposal or offer from Parent or any of its Subsidiaries or the TechCo Reorganization, any proposal or offer from a Third Party relating to: (a) any direct or indirect purchase, license or other acquisition, in a single transaction or series of related transactions, by any Person or Group constituting a Third Party, whether from the Company or any other Person(s), of assets that constitute or account for twenty percent (20%) or more of the consolidated net revenues, net income or net assets of the Acquired Companies, taken as a whole (measured by the fair market value thereof as determined in good faith by the Company Board); (b) any direct or indirect purchase or other acquisition, in a single transaction or series of related transactions, by any Person or Group constituting a Third Party, of beneficial ownership (or right to acquire beneficial ownership) of securities representing twenty percent (20%) or more of the outstanding voting power or twenty percent (20%) or more of Company Common Stock, including pursuant to a tender offer or exchange offer that, if consummated, would result in any Person or Group other than Parent acquiring beneficial ownership of twenty percent (20%) or more of the combined voting power or twenty percent (20%) or more of Company Common Stock; or (c) any merger, consolidation, business combination, recapitalization, liquidation, amalgamation, dividend, dissolution, share exchange or other transaction involving the Company or any of its Subsidiaries in which a Person or Group constituting a Third Party, if consummated, would acquire, directly or indirectly, twenty percent (20%) or more of the equity interests or the combined voting power of the Company or the surviving entity.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or by Contract or otherwise, and the terms “controlling” and “controlled by” have correlative meanings to the foregoing; provided that in no event shall the Company or its Subsidiaries be considered an Affiliate of Parent or Merger Sub. Other than for purposes of Section 5.07, Section 5.11, Section 5.12, Section 6.02, Section 6.03, Section 6.04, Section 6.06, Section 6.14(b), Section 6.15, Section 6.19, Section 9.08, Section 9.13, Section 9.14 and the definition of Parent Parties, in no event shall any of the TRG Persons be considered an Affiliate of Parent, Merger Sub or any of their respective Representatives.

“Affiliated Producer” means any Producer that is an Affiliate of the Company.

“Affordable Care Act” means the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, and the guidance and regulations issued thereunder.

“Anti‑Corruption Laws” means all U.S. and non‑U.S. Laws relating to the prevention of corruption or bribery, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any successor statute, rules or regulations thereto.

“Applicable Law” means, with respect to any Person, any Law or Governmental Order, in each case, of any Governmental Authority that is binding upon or applicable to such Person, as amended, unless expressly specified otherwise.

“Burdensome Condition” means any condition or restriction imposed by a Governmental Authority on its grant of any consent, authorization, order, approval or exemption in connection with the transactions contemplated by this Agreement that (a) with respect to the Acquired Companies or any of their respective Affiliates prior to the Closing, would reasonably be likely to have a material adverse effect on the assets, liabilities, businesses, product lines, operations, rights or interests of the Acquired Companies or any of their respective Affiliates (taken together as a whole), or (b) with respect to Parent or any of its Affiliates (including any TRG Persons or the Acquired Companies), that (i) results in or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operation, (ii) includes any requirement to sell, divest, operate in a specified manner, suspend, alter, restrict, hold separate or discontinue or limit, in each case, any non de minimis portion of the assets, liabilities, businesses, product lines, operations, rights or interests of any of Parent’s Affiliates (including any TRG Persons), Parent and its Subsidiaries or, other than to the extent not material, the Acquired Companies, (iii) makes any additional capital contributions, retain minimum capital levels, or be restricted from making any ordinary distributions or dividends, or enter into any guarantees, capital maintenance or capital support arrangements, keepwells, escrows or similar agreements or arrangements, (iv) constitutes any consent decree or hold separate order, (v) requires or contemplates placing any assets in trust, other than any non-material, in the aggregate, assets of the Acquired Companies, or (vi) any other action with respect to, or in connection with, Parent or its Subsidiaries or Affiliates (including any TRG Persons or the Acquired Companies), which in the case of subclause (vi), individually or together with any other such action, would or would reasonably be expected to (1) have a material adverse effect on the business, results of operations or financial condition of Parent and its Subsidiaries (including the Acquired Companies after the Closing) taken together as a whole or (2) be materially adverse to the aggregate economic benefits of the transaction reasonably expected to be obtained by Parent or any of its Affiliates (including the TRG Persons) in connection with the transactions contemplated by this Agreement.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banking institutions located either in California or New York are closed.

“CDI” means the California Department of Insurance.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute, rules or regulations thereto.

“Company Balance Sheet” means the consolidated audited balance sheet of the Company and its Subsidiaries as of September 30, 2023 and the notes thereto, as contained in the Company SEC Documents.

“Company Balance Sheet Date” means September 30, 2023.

“Company Common Stock” means the common stock, $0.0001 par value per share, of the Company.

“Company Disclosure Letter” means the disclosure letter delivered by the Company to Parent and Merger Sub in connection with the execution of this Agreement.

“Company Equity Award” means each Company Option, Company RS Award, Company RSU Award and Company PRSU Award.

“Company Equity Plans” means the Doma Holdings, Inc. Omnibus Incentive Plan and the States Title Holdings, Inc. 2019 Equity Incentive Plan, each, as amended and restated or amended from time to time.

“Company ESPP” means the Doma Holdings, Inc. 2021 Employee Stock Purchase Plan, as it may be amended from time to time.

“Company IP” means all Intellectual Property Rights owned by or purported to be owned by any Acquired Company.

“Company IT Assets” means all computer, information technology and data processing assets, equipment, and systems, including Software, that are owned or controlled by any Acquired Company.

“Company Loan Agreement” means that certain Loan and Security Agreement by and among States Title Holding, Inc., as the borrower, the guarantors party thereto, the lenders party thereto, and Hudson as agent for such lenders, dated as of December 31, 2020, as amended by that certain Counterpart Agreement and First Amendment to Loan and Security Agreement, dated as of January 29, 2021, as further amended by that certain Second Amendment to Loan and Security Agreement, dated as of July 27, 2021, as further amended by that certain Third Amendment to Loan and Security Agreement, dated as of May 19, 2023, as further amended by that certain Fourth Amendment to Loan and Security Agreement, dated as of March 28, 2024, and as further amended by the Repayment and Release Agreement.

“Company Material Adverse Effect” means any effect, change, condition, fact, development, occurrence or event (each, an “Effect”) that, individually or in the aggregate, (a) would reasonably be expected to prevent or have a material adverse effect on, the ability of the Company to consummate the Transactions in accordance with the terms of this Agreement or (b) has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations or financial condition of the Acquired Companies, taken as a whole; provided, however, that, solely for purposes of a Company Material Adverse Effect under this clause (b), in no event would any of the following, nor any Effect to the extent arising out of the following, alone or in combination, be deemed to constitute a “Company Material Adverse Effect”: (i) any change in Applicable Law, GAAP or any applicable accounting standards or any interpretation thereof; (ii) general economic, political, labor or business conditions or changes therein in the global economy generally, or acts of terrorism, epidemics, pandemics (including COVID‑19), disease outbreaks or changes in geopolitical conditions (including commencement, continuation or escalation of war, armed hostilities or national or international calamity) or any escalation or worsening relating to the foregoing, including any escalation or worsening of stoppages, shutdowns or any response of any Governmental Authority (including requirements for business closures or “sheltering‑in‑place”), related to any of the foregoing; (iii) financial and capital markets conditions in the United States, including interest rates and currency exchange rates, and any changes therein; (iv) any change generally affecting the industries in the geographical markets in which the Acquired Companies operate; (v) the negotiation, entry into or announcement of this Agreement, the pendency or consummation of the Transactions or the performance of this Agreement, (including (x) the initiation of litigation by any Person with respect to this Agreement or the Transactions or (y) any termination or loss of, reduction in or similar negative impact on the reputation or relationships, contractual or otherwise, with any actual or potential customers, suppliers, distributors, partners or employees of the Acquired Companies, solely as a result of the expected consummation of the Transactions), in each case provided that this clause (v) shall not prevent a determination that any facts or circumstances underlying such litigation other than as expressly referred to in the preceding subclause (x) has resulted in a Company Material Adverse Effect; (vi) any act of God or natural disaster; (vii) any change in the price or trading volume of the Company’s securities or other financial instruments, in and of itself, or any change in the credit ratings or ratings outlook of the Company, including any reduction of or change to the Insurance Company’s Demotech Rating (provided that this clause (viii) shall not prevent a determination that any change or effect underlying such change has resulted in a Company Material Adverse Effect); (viii) any failure of the Acquired Companies to meet any internal or published projections, estimates or forecasts (provided that this clause (viii) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Company Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Company Material Adverse Effect)); or (ix) the taking of any action expressly required by this Agreement; provided, further, that in the case of the foregoing clauses (i), (ii), (iii) and (iv), except to the extent (and only to the extent) that such matters disproportionately impact the Acquired Companies (taken as a whole) relative to other businesses in the industries in which the Acquired Companies operate.

“Company Option” means each option to purchase Company Common Stock, whether or not granted under or pursuant to a Company Equity Plan.

“Company Preferred Stock” means the preferred stock, $0.0001 par value per share, of the Company.

“Company PRSU Award” means each award of performance‑based or market‑based restricted stock units of the Company, whether or not granted under or pursuant to a Company Equity Plan.

“Company Registered IP” means Registered IP owned by or purported to be owned by any Acquired Company.

“Company RS Award” means each award of restricted shares of the Company Common Stock, whether or not granted under or pursuant to a Company Equity Plan.

“Company RSU Award” means each award of restricted stock units of the Company, whether or not granted under or pursuant to a Company Equity Plan, other than Company PRSU Awards.

“Company Service Provider” means each individual who is a current director, officer, employee, independent contractor or other service provider of any of the Acquired Companies.

“Company Warrant” means, prior to the Effective Time, each warrant to purchase shares of Company Common Stock and, after the Effective Time, each warrant to purchase Merger Consideration.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of September 18, 2023, by and between Centerbridge Advisors IV, LLC and the Company.

“Continuing Employees” means each Company Service Provider who is an employee of the Acquired Companies immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.

“Contract” means any legally binding contract, agreement, subcontract, lease, note, bond, mortgage, indenture, license, permit and purchase order or other instrument or obligation.

“COVID‑19” means SARS‑CoV‑2 or COVID‑19, and any evolutions or mutations thereof.

“Debt Commitment Letter” means (i) the debt commitment letter, dated as of the date hereof, between Parent and the lenders and arrangers party thereto (including all exhibits, annexes, schedules and term sheets related or attached thereto), and (ii) the executed fee letters dated as of the date hereof (which commitment letter and fee letters may be redacted to omit fee amounts, interest rates, market flex provisions (if applicable) and other customary threshold amounts, economic terms and “securities demand” related provisions, if any, in each case, to the extent such terms do not impact the amount or availability of the Debt Financing or expand the conditions to obtaining the Debt Financing on the Closing Date), as each of the same may be amended, supplemented or replaced in compliance with this Agreement or as required by Section 6.15 following a Debt Financing Failure Event, pursuant to which the financial institutions party thereto have agreed, subject only to the applicable Debt Financing Conditions, to provide or cause to be provided the debt financing set forth therein for the purposes of financing the Transactions, including the payment of the Required Amounts.

“Debt Financing” means the debt financing incurred or intended to be incurred pursuant to the Debt Commitment Letter or any Alternative Debt Financing.

“Debt Financing Conditions” means the conditions precedent set forth in (i) the “Conditions to Initial Borrowing” section in Exhibit B of the Debt Commitment Letter and (ii) Exhibit C of the Debt Commitment Letter.

“Debt Financing Documents” means the agreements, documents, certificates, and instruments to be entered into or delivered in connection with the Debt Financing.

“Debt Financing Failure Event” means any of the following: (i) the commitments with respect to all or any portion of the Debt Financing expiring or being terminated, or (ii) for any reason, all or any portion of the Debt Financing becoming unavailable.

“Debt Financing Sources” means the Persons that are party to, and have committed to provide or arrange all or any part of the Debt Financing pursuant to, the Debt Commitment Letter or any additional or replacement lender, arranger, bookrunner, syndication agent or other entity acting in a similar capacity for the Debt Financing (but excluding, for the avoidance of doubt, Parent and Merger Sub) (including the parties to any joinder agreements, credit agreements or other definitive agreements relating thereto).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Demotech Rating” means the financial stability rating issued by Demotech, Inc. to the Insurance Company as of the date of this Agreement.

“Disinterested Stockholder Approval” has the meaning set forth in the definition of Required Company Stockholder Approval.

“Disinterested Stockholders” means the holders of Company Common Stock, other than, as applicable, (i) any member of the board of directors of the Company, (ii) any Person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act, (iv) the Foundation Investors, (v) the Existing Lennar Investors, (vi) Hudson, and (vii) in the case of the Foundation Investors, the Existing Lennar Investors and Hudson, any other Person having any direct equity interest in, or any right to acquire any direct equity interest in, any of the Foundation Investors or the Existing Lennar Investors or any Person of which any of the Foundation Investors or the Existing Lennar Investors is a direct or indirect Subsidiary or any “immediate family member” (as defined in Item 404 of Regulation S‑K) or “affiliate” or “associate” (as defined in Section 12b‑2 of the Exchange Act) of any of the Foundation Investors or the Existing Lennar Investors or any direct equityholder or subsidiary (excluding the Company and its Subsidiaries) of any of the Foundation Investors or the Existing Lennar Investors. For the avoidance of doubt, any Person who agrees to have any direct equity interest in, or any right to acquire any direct equity interest in, any Person of which any of the Foundation Investors or Existing Lennar Investors is a direct or indirect Subsidiary following the execution hereof shall be deemed not to be a Disinterested Stockholder hereunder.

“Effect” has the meaning set forth in the definition of Company Material Adverse Effect.

“Environmental Laws” means any and all Laws and Governmental Orders relating to pollution, the protection of the environment or public or worker health or safety, including those relating to the generation, treatment, storage, disposal, transportation or release of hazardous or toxic substances.

“Equity Securities” means, with respect to any Person, (a) any shares of capital stock (including any ordinary shares) or other voting securities of, or other ownership interest in, such Person, (b) any securities of such Person convertible into or exchangeable for cash or shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person or any of its Subsidiaries, (c) any warrants, calls, options or other rights to acquire from such Person, or other obligations of such Person to issue, any shares of capital or capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for, shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person or any of its Subsidiaries, or (d) any restricted shares, stock appreciation rights, restricted units, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of such Person that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital or capital stock or other voting securities of, other ownership interests in, or any business, products or assets of, such Person or any of its Subsidiaries.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means each entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included any of the Acquired Companies, or that is, or was at the relevant time, a member of the same “controlled group” as any of the Acquired Companies pursuant to Section 4001(a)(14) of ERISA.

“Ex‑Im Laws” means (a) all U.S. Laws relating to export, re‑export, transfer and import controls, including the Export Administration Regulations and the customs and import Laws administered by U.S. Customs and Border Protection, and (b) all non‑U.S. Laws relating to export, re‑export, transfer and import controls, including the EU Dual Use Regulation, except to the extent inconsistent with U.S. Laws.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

“Excluded Information” means any: (i) financial statements of the Company or its Subsidiaries other than the Company Balance Sheet and the Company SEC Documents; (ii) pro forma financial statements or adjustments or projections (including information regarding any post-Closing pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments), it being understood that Parent, and not the Company or its Subsidiaries or their respective Representatives, will be responsible for the preparation of the pro forma financial statements and any other pro forma information, including any pro forma adjustments; (iii) other information required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, any Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, any information required by Items 10 through 14 of Form 10-K or any other information customarily excluded from an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A; and (iv) other financial information that is not available to the Company or its Subsidiaries without undue effort or expense.

“Exempted Person” means any Person or group of Persons (so long as, in the case of a group of Persons, the Persons controlling such group immediately prior to the Go-Shop End Date continue to control the group following the Go-Shop End Date), from whom the Company or any of its Representatives has received a bona fide written Acquisition Proposal after the execution of this Agreement and prior to the Go‑Shop End Date that the Company Board (or a duly authorized committee thereof, including the Company Special Committee) determines in good faith, after consultation with its financial advisors and outside counsel, constitutes or would reasonably be expected to lead to a Superior Proposal, and such Acquisition Proposal has not been amended in a manner materially adverse to the Company or withdrawn and has not expired or been terminated as of the Go‑Shop End Date or been rejected or declined by the Company Board (or a duly authorized committee thereof, including the Company Special Committee). Notwithstanding anything contained herein to the contrary, any Exempted Person shall cease to be an Exempted Person for all purposes under this Agreement upon such time as the Acquisition Proposal made by such Person is amended in a manner materially adverse to the Company, withdrawn, expires or is terminated or is rejected or declined by the Company Board (or a duly authorized committee thereof, including the Company Special Committee).

“Existing Lennar Investors” means LENX ST Investor, LLC, a Delaware limited liability company, and Len FW Investor, LLC, a Delaware limited liability company.

“Foundation Investors” means Foundation Capital VIII, L.P., a Delaware limited liability company, Foundation Capital Leadership Fund II LP, a Delaware limited partnership, and Foundation Capital VIII Principals Fund LLC, a Delaware limited liability company.

“GAAP” means U.S. generally accepted accounting principles, consistently applied.

“Government Official” means: (i) any full- or part-time officer or employee of any Governmental Authority, whether elected or appointed; (ii) any person acting in an official capacity or exercising a public function for or on behalf of any Governmental Authority; or (iii) any political parties, political party officials, or candidates for political office.

“Governmental Authority” means any federal, state, territory, commonwealth, provincial, municipal, local or foreign government, governmental authority, regulatory, tax or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, arbitral body (public or private) or tribunal or any self‑regulatory organization (including NYSE).

“Governmental Order” means any order, settlement, stipulation, judgment, injunction, decree, compliance agreement or writ, in each case, issued, promulgated, made, rendered or entered by or with any Governmental Authority (in each case, whether temporary, preliminary or permanent).

“Group” has the meaning as used in Section 13(d) of the Exchange Act.

“Hazardous Substances” means any material, substance or waste defined, listed or regulated as hazardous, toxic, a pollutant or contaminant, or terms of similar regulatory intent or meaning under any Environmental Law, including petroleum or petroleum by‑products, radioactive materials or wastes, asbestos in any form, polychlorinated biphenyls or per‑ and polyfluoroalkyl substances.

“In‑Licensed IP” means any and all Intellectual Property Rights that are licensed by third parties to any Acquired Company.

“Insurance Company” means Doma Title Insurance, Inc., a title insurer domiciled in the state of South Carolina.

“Insurance Contracts” means the insurance policies and contracts, together with all binders, slips, certificate, endorsements and riders thereto, issued or entered into by the Insurance Company prior to Closing.

“Insurance Law” means all Laws applicable to the business of insurance or reinsurance or the regulation of insurance or reinsurance companies (including with respect to the authorization, prudential supervision and conduct of such insurance or reinsurance business), all applicable orders, directives or market conduct recommendations resulting from market conduct examinations of an Insurance Regulator, and any guidance issued by any Governmental Authority which is binding on insurance or reinsurance companies or Producers or with which insurance or reinsurance companies or Producers in the relevant jurisdictions would customarily comply.

“Insurance Regulator” means, with respect to any jurisdiction, the Governmental Authority charged with the supervision of insurance or reinsurance companies, Producers or branches in such jurisdiction (and where more than one such Governmental Authority supervises insurance or reinsurance companies, Producers or branches in such jurisdiction, each Governmental Authority).

“Insurance Subsidiary” means the Insurance Company, each Affiliated Producer and any Affiliate that is otherwise required to be licensed in one or more jurisdictions as an insurance company or Producer.

“Intellectual Property Rights” means any and all rights in intellectual property or other proprietary rights throughout the world, including any and all rights in, to or subsisting in the following: (a) patents, patent applications, and all related continuations, continuations-in-part, divisionals, reissues, re‑examinations, provisionals, substitutions and extensions thereof; (b) trademarks, trade names, service marks, trade dress, logos, domain names, and other indicia of source, and all goodwill associated therewith; (c) works of authorship, copyrightable works and copyrights (including audiovisual content), database rights and moral rights; (d) all registrations of, and applications to register, and renewals and extensions of, any of the foregoing with or by any Governmental Authority; (e) trade secrets, know‑how, and other confidential or proprietary information and all rights therein; (f) any other proprietary rights in Technology of every kind and every nature; and (g) all past, present and future claims and causes of action arising out of or related to infringement or misappropriation of any of the foregoing.

“Intercompany Agreements” means any intercompany Contract, agreement, or arrangement between (a) the Insurance Company, on the one hand, and (b) Company or any of its Affiliates or Subsidiaries (other than the Insurance Company), on the other hand.

“Intervening Event” means any Effect (other than an Acquisition Proposal or Superior Proposal or any inquiry, discussion, proposal, request or offer which constitutes, or would reasonably be expected to facilitate, encourage or lead to an Acquisition Proposal or Superior Proposal) arising following the date of this Agreement that, individually or in the aggregate, is material to the Acquired Companies, taken as a whole, that is not known (or the consequences of which are not known) nor reasonably foreseeable by the Company Board or Company Special Committee as of the date of this Agreement, which Effect (or the consequences of which) becomes known to or by the Company Board or Company Special Committee prior to adoption of this Agreement by the Required Company Stockholder Approval; provided that in no event shall the following constitute, or be taken into account in determining the existence of an Intervening Event: (a) the fact alone that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions for any period, or any changes after the date of this Agreement in the market price or trading volume of shares of Company Common Stock, (b) any event, fact or circumstance relating to or involving Parent or its Affiliates or is caused by any actions that are required by this Agreement and the Merger, (c) the receipt, existence or terms of an Acquisition Proposal or any inquiry, discussion, proposal, request, offer or matter relating thereto or consequence thereof, or (d) events or circumstances arising from the announcement or the existence of, or any action taken by any party pursuant to and in compliance with the terms of, this Agreement or any other agreements or other documents delivered in connection herewith.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, (a) with respect to the Company, the actual knowledge, after reasonable inquiry, of each of Maxwell Simkoff, Michael Smith and Emilio Fernandez, and (b) with respect to Parent and Merger Sub, the actual knowledge, after reasonable inquiry, of each of Matthew S. Kabaker, Samuel Rappaport, James Scott McCall and Owen Girard.

“Law” means any and all domestic (federal, state, territory, commonwealth or local) or national, supranational or foreign laws (whether statutory, common law or otherwise), statutes, rules, regulations, orders, injunctions, rulings, writs, acts, codes, ordinances, judgments, decrees or similar requirements promulgated, issued, entered into or applied by any Governmental Authority.

“Leased Real Property” means all real property leased, subleased, used or occupied by an Acquired Company.

“Lien” means any mortgage, deed of trust, charge, pledge, hypothecation, encumbrance, or other security interest or lien.

“Multiemployer Plan” mean a “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code).

“NYSE” means the New York Stock Exchange or any successor exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Open Source Software” means software that is licensed, provided or distributed as “free software,” “open source software” or under similar licensing or distribution terms, including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses and Apache Licenses, or any other license that is defined as an Open Source License by the Open Source Initiative.

“Parent Parties” means (a) Parent, (b) Merger Sub, (c) any of Parent’s and Merger Sub’s former, current and future Affiliates, assignees, stockholders, general and limited partners, controlling persons, directors, officers, employees, agents, attorneys and other Representatives.

“Permits” means all permits, licenses, franchises, registrations, certificates, orders, approvals, authorizations, credentials and similar rights from any Governmental Authority.

“Permitted Liens” means: (a) Liens for Taxes not yet due and payable or that are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (b) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens or encumbrances arising by operation of Applicable Law for amounts that are not yet due and payable or which are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (c) Liens incurred or deposits made in the ordinary course of business consistent with past practice in connection with workers’ compensation, unemployment insurance or other types of social security or foreign equivalents, (d) zoning, building codes, and other land use Laws regulating the use or occupancy of Real Property or the activities conducted thereon that are imposed by any Governmental Authority having jurisdiction over such Real Property and which do not materially and adversely affect the current use and operation of such Real Property or the operation of the business of the Acquired Companies, (e) easements, permits, licenses, rights of way, restrictive covenants, reservations or encroachments, irregularities or defects in, and other similar exceptions to, title and any other similar Liens which would not, individually or in the aggregate, interfere materially and adversely with the ordinary conduct of the business of the Acquired Companies, (f) Liens encumbering the interest of the fee owner or any superior lessor, sublessor or sublicensor, (g) statutory Liens of landlord for rent due under the applicable lease, (h) Liens described in Section 1.01(a)(i) to the Company Disclosure Letter, (i) non-exclusive licenses of Intellectual Property Rights granted in the ordinary course of business consistent with past practice, (j) Liens arising in connection with Contracts or leases to which the Company or any of its Subsidiaries is a party and entered into in the ordinary course of business consistent with past practice, and (k) Liens disclosed on or reflected in the Company Balance Sheet.

“Person” means any individual, group (within the meaning of Section 13(d)(3) of the Exchange Act), firm, corporation, partnership (limited or general), limited liability company, incorporated or unincorporated association, joint venture, joint stock company, association, trust, Governmental Authority or instrumentality or other entity of any kind.

“Personal Information” means any information, in any form, that (a) identifies, relates to, describes, or could reasonably be linked, directly or indirectly, that could reasonably be used, alone or in combination with other information, to identify an individual, or contact or locate a natural Person, or (b) is defined in Applicable Laws as “personally identifiable information,” “personal information,” “personal data” and “personal information,” or similar terms.

“Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA) and all other compensation and benefits plans, policies, trust funds, programs, arrangements or payroll practices, including Multiemployer Plans, including stock purchase, stock option, restricted stock, profit sharing, pension, savings, severance, retention, employment, consulting, commission, change-of-control, bonus, incentive, deferred compensation, employee loan, fringe benefit, insurance, welfare, post-retirement health or welfare, health, life, tuition refund, service award, company car, scholarship, relocation, disability, accident, sick pay, sick leave, accrued leave, vacation, holiday, termination, unemployment, restrictive covenant, and other benefit plan, policy, trust fund, program, arrangement or payroll practice, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), whether formal or informal, oral or written, funded or unfunded, insured or self-insured, in each case, that is sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Companies, or under which any of the Acquired Companies has any current or potential liability.

“Privacy Laws” means all Applicable Laws and applicable binding guidance, in each case as amended, consolidated, re‑enacted or replaced from time to time, relating to the privacy, security, disclosure, transfer (including cross‑border transfers), or Processing of Personal Information (including on websites and mobile applications), data breach notification, Social Security number protection, Processing and security of payment card information, and the use or processing of Personal Information in E‑mail, text message, or telephone communications, including under the Federal Trade Commission Act, the Children’s Online Privacy Protection Act, the Controlling the Assault of Non‑Solicited Pornography and Marketing Act, the Telephone Consumer Protection Act and all equivalent state Laws, the California Consumer Privacy Act, and the Payment Card Industry Data Security Standards.

“Privacy Policy” means each published policy applicable to the Acquired Companies’ Processing of Personal Information.

“Privacy Requirements” means all applicable (a) Privacy Laws, (b) Privacy Policies, and (c) any Contracts and/or codes of conduct relating to the Processing of Personal Information that are binding on the Acquired Companies.

“Proceeding” means any claim, action, suit, charge, complaint, administrative proceeding, litigation, mediation, hearing (in each case, whether civil, criminal or administrative), audit, assessment, arbitration or inquiry, or any proceeding or investigation, by or before any Governmental Authority.

“Process,” “Processed,” or “Processing” means the use, collection, processing, storage, recording, organization, adaption, alteration, transfer, retrieval, consultation, disclosure, dissemination, protection or combination of such Personal Information.

“Producer” means any underwritten title company, agent, general agent, sub‑agent, broker, wholesale broker, independent contractor, consultant, affinity group, insurance solicitor, producer or other Person that sells, solicits, negotiates or markets any Insurance Contracts issued by the Insurance Company, including any Affiliated Producer.

“Real Property” means the Leased Real Property.

“Registered IP” means all Intellectual Property Rights that are issued by or registered or filed for registration with any Governmental Authority or domain name registrar, and all applications for any of the foregoing.

“Reinsurance Contract” means any reinsurance or retrocession treaties or similar agreements.

“Representatives” means, with respect to any Person, (a) such Person’s Affiliates and (b) such Person’s and each such Affiliate’s respective officers, directors, employees, agents, attorneys, accountants, advisors, consultants and other authorized representatives.

“Required Company Stockholder Approval” means the affirmative vote to adopt this Agreement of the holders of (a) at least a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote on this Agreement in accordance with the DGCL and (b) at least a majority of the voting power of the outstanding shares of Company Common Stock held by the Disinterested Stockholders entitled to vote on this Agreement (the approval described in this clause (b), the “Disinterested Stockholder Approval”).

“Sanctioned Country” means any country or region that is (or the government of which is) the subject or target of a comprehensive embargo under Sanctions Laws (including, at the time of this Agreement, the so‑called Donetsk People’s Republic, the so‑called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, or the United Kingdom; (b) any Person that is, in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, by a Person or Persons described in clause (a); or (c) any Person located, organized, or ordinarily resident in a Sanctioned Country.

“Sanctions Laws” means economic or trade sanctions administered or enforced by the United States (including by the U.S. Department of the Treasury, OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, and His Majesty’s Treasury of the United Kingdom.

“SAP” means, as to the Insurance Company, the statutory accounting practices and procedures prescribed by the applicable Governmental Authority in the jurisdiction in which the Insurance Company is domiciled or commercially domiciled (including the accounting practices described in the Accounting Practices and Procedures Manual of the National Association of Insurance Commissioners).

“SEC” means the United States Securities and Exchange Commission (or any successor thereto).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

“Software” means any and all computer programs, operating systems, applications systems, firmware or software code of any nature, in any form or medium, including Source Code and executable or object code and any derivations, updates, enhancements and customizations of any of the foregoing, and all documentation, including user manuals, build scripts, test scripts and training materials, related to the foregoing.

“Source Code” means computer code, in human-readable form, including related programmer comments and annotations, help text, data and data structures, instructions.

“South Carolina Department Approval” means approval from the South Carolina Department of Insurance of the Form A Statement Regarding the Acquisition of Control of or Merger With a Domestic Insurer pursuant to S.C. Code Ann. § 38-21-60 in connection with the proposed acquisition of control of the Insurance Company.

“Standard Software” means generally commercially available, “off‑the‑shelf” or “shrink‑wrapped” Software or Software‑enabled services licensed pursuant to standard, non‑exclusive license agreements with a one‑time or annual cost of less than $250,000.

“Subsidiary” of a Person means any other Person with respect to which the first Person (a) has the right to elect a majority of the board of directors or other Persons performing similar functions or (b) beneficially owns more than fifty percent (50%) of the voting stock (or of any other form of voting or controlling equity interest in the case of a Person that is not a corporation), in each case, directly or indirectly, through one or more other Persons.

“Superior Proposal” means any bona fide written Acquisition Proposal (except the references therein to “twenty percent (20%)” shall be replaced by “fifty percent (50%)”) made by a Person or Group constituting a Third Party, which the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee determines in good faith, after consultation with its financial and outside legal advisors, taking into account such factors as the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee considers to be appropriate, including all financing, legal and regulatory aspects of such Acquisition Proposal (including conditionality, timing and certainty of closing) and the identity of the Person making such Acquisition Proposal and taking into account any changes to the terms of this Agreement proposed by Parent to the Company in response to such Acquisition Proposal pursuant to Section 6.02(e), is reasonably likely to be consummated in accordance with its terms, and, if such Acquisition Proposal were consummated, would result in a transaction that is more favorable from a financial point of view to the Disinterested Stockholders than the Merger.

“Takeover Statutes” mean any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti‑takeover statute or similar Law.

“Tax” means any and all U.S. federal, state, territory, commonwealth or local or non‑U.S. taxes, assessments, levies, duties and other similar charges and fees in the nature of a tax, whether disputed or not, including any net income, alternative or add‑on minimum, gross income, gross receipts, volume of business, municipal license, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, gains, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit, custom duty, estimated or other tax or government charge, together with any interest, penalty, surcharge or addition thereto.

“Tax Return” means any return, report, declaration, information return or other document (including schedules thereto, other attachments thereto or amendments thereof) filed or required to be filed in connection with any Tax, including the administration of any laws, regulations or administrative requirements relating to any Tax.

“TechCo” means a Subsidiary of the Company formed or selected in connection with the TechCo Reorganization to hold the applicable assets and related liabilities of the TechCo Business pursuant to the limited liability company agreement in substantially the form set forth on Exhibit A to the Preferred Purchase Agreement.

“TechCo Business” shall have the meaning set forth on Schedule I hereto.

“Technology” means algorithms, apparatus, creations, diagrams, discoveries, formulas, ideas, inventions (whether or not patentable), invention disclosures, know‑how, methods, models, network configurations and architectures, processes, confidential or proprietary information, protocols, schematics, specifications, technical data, Software, subroutines, user interfaces, web sites, works of authorship, documentation (including instruction manuals, samples, studies and summaries), databases and data collections, any other forms of technology, in each case whether or not embodied in any tangible form and including all tangible embodiments of any of the foregoing.

“Third Party” means any Person other than the Company, Parent, Merger Sub and their respective Affiliates.

“Transactions” means the Merger and the other transactions contemplated by this Agreement, including the TechCo Reorganization.

“Transfer Taxes” means all direct and indirect transfer, documentary, sales, use, stamp, court, registration and other similar Taxes (including any real estate transfer Taxes), and all conveyance fees, recording charges and other similar fees and charges incurred in connection with the consummation of the Transactions.

“TRG Person(s)” means (a) any direct or indirect equity holder, partner, member or manager of Parent, (b) each of the respective Affiliates of the foregoing from time to time other than Parent and its Subsidiaries and (c) any portfolio company invested in by the Person described in clauses (a) and (b) other than Parent and its Subsidiaries.

“Topco” means Closing Parent Holdco, L.P., a Cayman Islands exempted limited partnership.

“Unexchanged Shares” means any shares of stock or other equity of the predecessor company to the Company (Doma Holdings, Inc. f/k/a States Title Holding, Inc.) that were not properly and fully exchanged into the applicable merger consideration under the 2021 Merger Agreement.

“UTC Change of Control Application” means the Share Transfer Request and 1011(c) Application filings made with the CDI in respect of DTC.

“UTC Change of Control Approval” means the approval from the CDI of the UTC Change of Control Application.

“WARN” means the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2109 et seq., or the regulations promulgated thereunder.

“Warrant Agreement” means the Warrant Agreement, dated as of December 1, 2020, by and between Capitol Investment Corp. V, a Delaware corporation, and Continental Stock Transfer & Trust Company, a New York corporation.

“Willful Breach” means a deliberate act or a deliberate failure to act, taken by the breaching party with actual knowledge that such party’s act or failure to act would, or would reasonably be expected to, result in or constitute a material breach.

(b)    Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
401(k) Plans	6.19(c)
Acceptable Confidentiality Agreement	6.02(c)
Adverse Recommendation Change	6.02(d)
Agreement	Preamble
Alternative Acquisition Agreement	6.02(b)(ii)
Alternative Debt Financing	6.15(b)
AML Laws	4.10(k)
Book‑Entry Share	3.01(c)
Cancelled Shares	3.01(d)
Capitalization Date	4.05(a)
Certificate	3.01(c)
Certificate of Merger	2.02(a)
Closing	2.01
Closing Date	2.01
Company	Preamble
Company Board	Recitals
Company Board Recommendation	4.02(b)
Company Equity Award Consideration	3.05(d)
Company Material Contract	4.09(a)
Company Parties	8.03(c)

Term	Section
Company SEC Documents	4.06(a)
Company Special Committee	Recitals
Company Stockholders Meeting	6.04(c)
Company Termination Fee	8.03(b)(ii)
Confidential Information	4.14(d)
Continuation Period	6.19(a)
Covered Persons	6.07(a)
Delaware Secretary of State	2.02(a)
DGCL	Recitals
Dissenting Share	3.07
DTC	3.02(d)
DTC Payment	3.02(d)
Effective Time	2.02(a)
End Date	8.01(b)
Enforceability Exceptions	4.02(a)
Enforcement Expenses	8.03(e)
Escrow Licenses	4.10(c)
Exchange Fund	3.02(a)
First Extension Date	8.01(b)
Go-Shop End Date	6.02(a)
Governing Documents	6.07(a)
Hudson	Recitals
Hudson Agreement	Recitals
Hudson Insolvency Action	7.02(f)
Indemnification Agreements	6.07(a)
Insurance Policies	4.15
Insurance Regulatory Approvals	7.01(b)
Lennar Investment	Recitals
Lennar Investor	Recitals
Lennar Investment Agreements	Preamble
LoT Holder	3.02(b)
Material Customer	4.22(a)
Material Supplier	4.22(b)
Merger	Recitals
Merger Communication	6.06
Merger Consideration	3.01(a)
Merger Litigation	6.09
Merger Sub	Preamble
Merger	Recitals
New Plans	6.19(b)
Notice of Adverse Recommendation Change	6.02(e)(i)
Notice of Intervening Event	6.02(e)(ii)
Old Plans	6.19(b)
Option Consideration	3.05(a)(i)
Parent	Preamble
Paying Agent	3.02(a)

Term	Section
Proprietary Software	4.14(g)
Proxy Date	6.04(c)
Proxy Statement	6.04(a)
PRSU Award Consideration	3.05(d)
Real Property Leases	4.13(b)
Regulatory Filings	4.12(a)
RESPA	4.12(n)
Repayment and Release Agreement	Recitals
Required Amounts	5.08
RS Award Consideration	3.05(b)
RSU Award Consideration	3.05(c)
SAP Financial Statements	4.06(c)
Second Extension Date	8.01(b)
Security Incident	4.10(f)
Special Committee Financial Advisor	4.02(b)
Surviving Corporation	2.02(a)
TechCo Reorganization	6.20
Terminating Company Breach	8.01(e)
Terminating Parent Breach	8.01(f)
Title Agent License	4.10(c)
Top Carriers	4.09(a)(x)
Topco	Recitals
Trade Control Laws	4.10(j)
Voting Agreement	Recitals

Section 1.02    Definitional and Interpretative Provisions.

(a)    Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation;” (vi) the word “or” shall be disjunctive but not exclusive; and (vii) “neither,” “nor,” “any” and “either” are not exclusive.

(b)    The table of contents and headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c)    Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto (subject to the terms and conditions to the effectiveness of such amendments contained herein and therein).

(d)    Words denoting natural persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns.

(e)    Terms defined in the text of this Agreement have such meanings throughout this Agreement, unless otherwise indicated in this Agreement, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(f)    Any Law defined or referred to herein or in any agreement, Contract or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented and (in the case of statutes) to any rules or regulations promulgated thereunder, including (in the case of statutes) by succession of comparable successor Laws (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date).

(g)    The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(h)    Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day.

(i)    The word “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(j)    Exhibits and Schedules annexed hereto or referred to hereby, including Schedule I and Schedule II hereto, are “facts ascertainable” as such term is used in Section 251(b) of the DGCL and, except as otherwise expressly provided herein, are not a part of this Agreement. Any capitalized terms used in any Exhibit or Schedule, but not otherwise defined therein, shall have the meaning as defined in this Agreement. For purposes of Section 251(b) of the DGCL, Exhibit A is incorporated herein and made part of this Agreement.

(k)    The word “party” shall, unless the context otherwise requires, be construed to mean a party to this Agreement. Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

(l)    Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful currency of the United States.

(m)    The phrase “made available” with respect to documents shall be deemed to include any documents (i) filed with or furnished to the SEC or (ii) provided in a virtual “data room” established by the Company or its Representatives in connection with the Transactions, in the case of clause (ii), at least one (1) Business Day prior to the date hereof.

(n)    References to any Contract are to such Contract as amended, modified or supplemented (including by waiver or consent) from time to time in accordance with the terms hereof and thereof.

ARTICLE II

THE TRANSACTION

Section 2.01    The Closing. Subject to the terms and conditions of this Agreement, the consummation of the Merger (the “Closing”) shall take place at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019‑6099, at 8:00 a.m. Eastern time on the date that is no later than two (2) Business Days after the date on which all conditions set forth in Section 7.01, Section 7.02 and Section 7.03 shall have been satisfied or waived (to the extent such waiver is permitted hereunder and only if such waiver is permissible under Applicable Law) (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or such other time and place as Parent and the Company may mutually agree in writing;. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date”.

Section 2.02    The Merger.

(a)    At the Closing, the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) a certificate of merger in substantially the form attached hereto as Exhibit A (the “Certificate of Merger”) and executed in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL in order to consummate the Merger. The Merger shall become effective at the time the Certificate of Merger has been filed with the Delaware Secretary of State or such later time as is agreed to by the Company and Parent and stated therein (the “Effective Time”). As a result of the Merger, the separate corporate existence of Merger Sub shall automatically cease and the Company shall continue its existence as a wholly owned subsidiary of Parent under the Laws of the State of Delaware. The Company, in its capacity as the corporation surviving the Merger, is sometimes referred to in this Agreement as the “Surviving Corporation”.

(b)    The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all rights, privileges, powers, properties and franchises of the Company and Merger Sub, and all of the obligations, liabilities, debts and duties of the Company and Merger Sub shall become the obligations, liabilities and duties of the Surviving Corporation.

(c)    At the Effective Time, subject to Section 6.07, (i) the certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be amended and restated in its entirety to read as set forth in the form of the certificate of incorporation attached to the Certificate of Merger attached hereto as Exhibit A, which form is expressly incorporated herein by reference, and as so amended shall be the certificate of incorporation of the Surviving Corporation, and (ii) the bylaws of the Company in effect immediately prior to the Effective Time shall be amended and restated in their entirety to read as set forth in the bylaws of Merger Sub read immediately prior to the Effective Time (except that the name of the Surviving Corporation shall be the name of the Company), and as so amended shall be the bylaws of the Surviving Corporation, in each case, until thereafter amended in accordance with the DGCL and as provided in such certificate of incorporation or bylaws.

(d)    Subject to Section 6.17, from and after the Effective Time, the Parties shall take all necessary action so that the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation and, unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, in each case, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their death, resignation or removal or until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, as the case may be.

ARTICLE III

CONVERSION OF SECURITIES

Section 3.01    Effect of Merger on Capital Stock.

(a)    Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company or their respective stockholders, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Cancelled Shares and any Dissenting Shares) shall be cancelled and extinguished and automatically converted into the right to receive an amount in cash equal to $6.29 per share of Company Common Stock (such amount of cash, as may be adjusted pursuant to Section 3.01(e), is hereinafter referred to as the “Merger Consideration”), payable to the holder thereof, without interest, in accordance with Section 3.02.

(b)    Treatment of Company Warrants. At the Effective Time, each outstanding Company Warrant shall, in accordance with its terms, automatically and without any required action on the part of the holder thereof, cease to represent a Company Warrant in respect of Company Common Stock and shall become a Company Warrant exercisable for Merger Consideration. If a holder properly exercises a Company Warrant within thirty (30) days following the public disclosure of the consummation of the Merger pursuant to a current report on Form 8-K, the Warrant Price, as defined in the Warrant Agreement, with respect to such exercise shall be reduced by an amount (in dollars and in no event less than zero) equal to the difference of (a) the Warrant Price in effect prior to such reduction minus (b) (i) Merger Consideration minus (ii) the Black-Scholes Warrant Value (as defined in the Warrant Agreement).

(c)    From and after the Effective Time, all of the shares of Company Common Stock converted into the right to receive the Merger Consideration, pursuant to this Article III shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (each, a “Certificate”) and each holder of a non‑certificated share of Company Common Stock represented by book‑entry (each, a “Book‑Entry Share”), in each case, outstanding as of immediately prior to the Effective Time previously representing any such shares of Company Common Stock, shall thereafter cease to have any rights with respect to such securities, except the right to receive, upon surrender of such Certificates or Book‑Entry Shares in accordance with Section 3.02, the Merger Consideration without interest.

(d)    Cancellation of Company Common Stock. At the Effective Time, all shares of Company Common Stock that are held in treasury of the Company (the “Cancelled Shares”) shall, by virtue of the Merger, and without any action on the part of the holder thereof, automatically be cancelled and retired without any conversion thereof and shall cease to exist and no payment shall be made in respect thereof.

(e)    Conversion of Merger Sub Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically converted into and become one (1) fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(f)    Adjustments. Notwithstanding anything in this Agreement to the contrary, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Company Common Stock shall occur by reason of any reclassification, recapitalization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution thereon with a record date during such period, the Merger Consideration and any other similarly dependent items, as the case may be, shall be equitably adjusted to provide the same economic effect as contemplated by this Agreement. Nothing in this Section 3.01(f) shall be construed to permit any action that is otherwise prohibited or restricted by any other provision of this Agreement (including, for the avoidance of doubt, Section 6.01(b)).

Section 3.02    Surrender and Payment.

(a)    Prior to the Effective Time, Parent shall select a nationally recognized financial institution (the identity and terms of appointment of which shall be reasonably acceptable to the Company) to act as Paying Agent (the “Paying Agent”) for the payment of the Merger Consideration in respect of each share of Company Common Stock outstanding immediately prior to the Effective Time represented by a Certificate and each Book‑Entry Share outstanding immediately prior to the Effective Time, in each case, other than the Cancelled Shares and any Dissenting Shares. At or prior to the Closing, Parent shall deposit or cause to be deposited with the Paying Agent, cash in an amount sufficient to pay the aggregate Merger Consideration (other than the Company Equity Award Consideration) required to be paid by the Paying Agent in accordance with this Agreement (such cash shall be referred to in this Agreement as the “Exchange Fund”). In the event the Exchange Fund shall be insufficient to make the payments in connection with the Merger contemplated by Section 3.01 or Section 3.05, respectively, Parent shall promptly deposit or cause to be deposited additional funds with the Paying Agent or the Company, as applicable, in an amount that is equal to the deficiency in the amount required to make the applicable payment. The Paying Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration (other than the Company Equity Award Consideration) contemplated to be issued pursuant to Section 3.01 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

(b)    As soon as reasonably practicable after the Effective Time and in any event not later than the second (2nd) Business Day following the Effective Time, Parent will direct the Paying Agent to send to each holder of record of a Certificate or Certificates or who holds their shares of Company Common Stock directly and not in “street name” as of immediately prior to the Effective Time (other than the Cancelled Shares and any shares in respect of Company Equity Awards and except for any Dissenting Shares) and each holder of Unexchanged Shares, to the extent such holder remains entitled to proceeds under the 2021 Merger Agreement in accordance with its terms and applicable Law (each, an “LoT Holder”) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificate(s) (or customary and effective affidavits of loss in lieu thereof which is reasonably acceptable to Parent), to the Paying Agent) in such form as Parent and the Company may reasonably agree, for use in effecting delivery of shares of Company Common Stock to the Paying Agent, and (ii) instructions for use in effecting the surrender of Certificates (or customary and effective affidavits of loss in lieu thereof which is reasonably acceptable to Parent), as applicable, in exchange for the Merger Consideration in such form as Parent and the Company may reasonably agree.

(c)    Upon the surrender of a Certificate (or delivery of a customary affidavit of loss in lieu thereof which is reasonably acceptable to Parent), as applicable, for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions or by the Paying Agent, the holder of the shares of Company Common Stock represented by such Certificate or otherwise constituting an LoT Holder as of immediately prior to the Effective Time (other than any shares in respect of Company Equity Awards or Company Warrants) shall be entitled to receive in exchange therefor and Parent shall cause the Paying Agent to pay in exchange therefor, as promptly as practicable (but in any event within three (3) Business Days), the Merger Consideration pursuant to the provisions of this Article III, and the Certificates surrendered shall forthwith be canceled. Upon receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of Book-Entry Shares held in “street name” and not in respect of any LoT Holders, the holders of such Book-Entry Shares shall be entitled to receive the Merger Consideration pursuant to the provisions of this Article III, and the transferred Book-Entry Shares so surrendered will be canceled. No holder of Book-Entry Shares will be required to provide a Certificate or an executed letter of transmittal to the Paying Agent in order to receive the payment that such holder is entitled to receive pursuant to this Article III. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment of the appropriate amount of Merger Consideration may be made to a Person other than the Person in whose name the Certificate or Book‑Entry Share so surrendered is registered, subject to Section 3.02(e), if such Certificate shall be properly endorsed or otherwise be in proper form for transfer (and accompanied by all documents reasonably required by the Paying Agent) or such Book‑Entry Share shall be properly transferred. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate or Book‑Entry Share.

(d)    Prior to the Effective Time, Parent and the Company shall reasonably cooperate to establish procedures with the Paying Agent and the Depository Trust Company (“DTC”) to ensure that (i) if the Closing occurs at or prior to 2:00 p.m. Eastern time (or such other time as may be mutually agreed in writing by Parent and the Company) on the Closing Date, the Paying Agent will transmit to DTC or its nominees on the Closing Date or within two (2) Business Days thereof an amount in cash in immediately available funds equal to the number of shares of Company Common Stock held of record by DTC or such nominee immediately prior to the Effective Time (other than the Cancelled Shares and any shares in respect of Company Equity Awards and except for any Dissenting Shares) multiplied by the Merger Consideration (such amount, the “DTC Payment”), and (ii) if the Closing occurs after such time on the Closing Date, the Paying Agent will transmit to DTC or its nominee on the third (3rd) Business Day after the Closing Date an amount in cash in immediately available funds equal to the DTC Payment.

(e)    Registered Holders. If any cash payment is to be made to a Person other than the Person in whose name the applicable surrendered Certificate or Book‑Entry Share is registered, it shall be a condition of such payment that the Person requesting such payment shall pay, or cause to be paid, any Transfer Taxes required by reason of the making of such cash payment to a Person other than the registered holder of the surrendered Certificate or Book‑Entry Share or shall establish to the reasonable satisfaction of the Paying Agent that such Taxes have been paid or are not payable.

(f)    No Transfers; No Further Ownership. After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock outstanding prior to the Effective Time. From and after the Effective Time, the holders of Certificates representing shares of Company Common Stock or Book‑Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided in this Agreement or by Applicable Law. If, after the Effective Time, Certificates or Book‑Entry Shares are presented to the Paying Agent, the Surviving Corporation or Parent, they shall be automatically cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article III.

(g)    Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the holders of shares of Company Common Stock after the date which is one (1) year following the Effective Time shall be delivered to the Surviving Corporation. Any holder of shares of Company Common Stock who has not exchanged his, her or its shares of Company Common Stock in accordance with this Section 3.02 prior to that time shall thereafter look only to the Surviving Corporation for payment of any Merger Consideration in respect of such holder’s shares of Company Common Stock. Other than any Transfer Taxes described in Section 3.02(e), Parent shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Certificates or Book‑Entry Shares for the Merger Consideration. Notwithstanding the foregoing, none of Parent, Merger Sub, the Paying Agent, the Company or the Surviving Corporation shall be liable to any Person, including any holder of shares of Company Common Stock or Company Equity Awards, including for any Merger Consideration or Company Equity Award Consideration that is required to be delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any Merger Consideration remaining unclaimed by former holders of Company Common Stock, immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the fullest extent permitted by Applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

(h)    Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent or, after the Effective Time, the Surviving Corporation; provided that (i) no such investment shall relieve Parent or the Paying Agent from making the payments required by this Article III, and following any losses Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of Company Common Stock in the amount of such losses, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) such investments shall be direct short‑term obligations of, or short‑term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated A‑1 or P‑1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available). Any interest, gain or other income produced by such investments will be payable to Parent or its designee as directed by Parent.

(i)    Full Satisfaction. All Merger Consideration and Company Equity Award Consideration issued or paid upon conversion of the shares of Company Common Stock or Company Equity Awards, as applicable, in accordance with the terms of this Agreement, shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock and Company Equity Awards, as the case may be.

Section 3.03    Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, without interest, to be paid in respect of the shares of Company Common Stock represented by such Certificate as contemplated by this Article III.

Section 3.04    Withholding Rights. Each of Parent, Merger Sub, the Surviving Corporation, its Subsidiaries and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement, including consideration payable to any holder or former holder of Company Equity Awards, such amounts as it is required to deduct and withhold with respect to the making of such payment pursuant to the Code or under any provision of federal, state, local or foreign Tax Law. To the extent that amounts are so deducted or withheld and timely paid over to the appropriate Governmental Authority by Parent, Merger Sub, the Surviving Corporation, its Subsidiaries or the Paying Agent, as the case may be, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 3.05    Treatment of Company Equity Awards. Effective as of immediately prior to the Effective Time, the Company Board (or, if applicable, any committee thereof administering the Company Equity Plans) shall adopt such resolutions and take such other actions as may be necessary or appropriate to terminate each Company Equity Plan immediately prior to the Effective Time and effectuate the following treatment of the Company Equity Awards:

(a)    Company Options.

(i)    Each Company Option that is outstanding and unexercised immediately prior thereto, whether vested or unvested, shall, by virtue of the Merger, automatically and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and terminated as of immediately prior to the Effective Time and converted into the right solely to receive an amount in cash, if any and without interest, equal to the product obtained by multiplying (A) the aggregate number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time by (B) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option (such amount, the “Option Consideration”), less any applicable withholding Taxes. Parent shall cause the Surviving Corporation or its applicable Subsidiaries to pay the Option Consideration, less any applicable withholding Taxes, to each holder of such a Company Option through the payroll system of the Surviving Corporation or its applicable Subsidiaries as soon as practicable following the Closing Date (and in no event later than the next regularly scheduled payroll run of the Surviving Corporation that is at least five (5) Business Days following the Closing Date).

(ii)    For the avoidance of doubt, if the exercise price per share of any Company Option is equal to or greater than the Merger Consideration, then by virtue of the occurrence of the Effective Time and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, such Company Option will automatically terminate and be canceled without payment of any consideration to the holder thereof.

(b)    Company RS Awards. Each unvested Company RS Award outstanding immediately prior to the Effective Time shall, by virtue of the Merger, automatically and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and terminated as of immediately prior to the Effective Time and converted into the right solely to receive an amount in cash, if any and without interest, equal to the product obtained by multiplying (A) the aggregate number of shares subject to such Company RS Award immediately prior to the Effective Time by (B) the Merger Consideration (such amount, the “RS Award Consideration”), less any applicable withholding Taxes. Parent shall cause the Surviving Corporation or its applicable Subsidiaries to pay the RS Award Consideration, less any applicable withholding Taxes, to each holder of such a Company RS Award through the payroll system of the Surviving Corporation or its applicable Subsidiaries as soon as practicable following the Closing Date (and in no event later than the next regularly scheduled payroll run of the Surviving Corporation that is at least five (5) Business Days following the Closing Date).

(c)    Company RSU Awards. Each Company RSU Award outstanding immediately prior to the Effective Time, whether vested or unvested, shall, by virtue of the Merger, automatically and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and terminated as of immediately prior to the Effective Time and converted into the right solely to receive an amount in cash, if any and without interest, equal to the product obtained by multiplying (A) the aggregate number of shares subject to such Company RSU Award immediately prior to the Effective Time by (B) the Merger Consideration (such amount, the “RSU Award Consideration”), less any applicable withholding Taxes. Parent shall cause the Surviving Corporation or its applicable Subsidiaries to pay the RSU Award Consideration, less any applicable withholding Taxes, to each holder of such a Company RSU Award through the payroll system of the Surviving Corporation or its applicable Subsidiaries as soon as practicable following the Closing Date (and in no event later than the next regularly scheduled payroll run of the Surviving Corporation that is at least five (5) Business Days following the Closing Date).

(d)    Company PRSU Awards. Each Company PRSU Award outstanding immediately prior to the Effective Time, whether vested or unvested, shall, by virtue of the Merger, automatically and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and terminated as of immediately prior to the Effective Time and converted into the right solely to receive an amount in cash, if any and without interest, equal to the product obtained by multiplying (A) the aggregate number of shares subject to such Company PRSU Award (if any) that would satisfy the performance conditions applicable to such Company PRSU Award as of such Effective Time measured as of immediately prior to the Effective Time (in accordance with the applicable award agreement governing such Company PRSU Award) by (B) the Merger Consideration (such amount, the “PRSU Award Consideration” and together with the Option Consideration, RS Award Consideration, and RSU Award Consideration, the “Company Equity Award Consideration”), less any applicable withholding Taxes. Parent shall cause the Surviving Corporation or its applicable Subsidiaries to pay the PRSU Award Consideration, less any applicable withholding Taxes, to each holder of such a Company PRSU Award through the payroll system of the Surviving Corporation or its applicable Subsidiaries as soon as practicable following the Closing Date (and in no event later than the next regularly scheduled payroll run of the Surviving Corporation that is at least five (5) Business Days following the Closing Date).

Section 3.06    Company ESPP. Prior to the date of this Agreement, the Company has taken all actions necessary and appropriate such that, as of the date of this Agreement, no Company Service Provider is participating in the Company ESPP, and there are no ongoing offering periods under the Company ESPP, and the Company shall not permit any new offering period following the date of this Agreement. As soon as practicable after the date of this Agreement, the Company shall take all action that may be reasonably necessary to terminate the Company ESPP, subject to consummation of the Merger, no later than no later than five (5) Business Days prior to the anticipated Closing Date.

Section 3.07    Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, with respect to each share of Company Common Stock held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing with respect to such share and who is entitled to demand and has properly demanded appraisal of such share in accordance with Section 262 of the DGCL and has not effectively withdrawn or lost its rights to appraisal with respect to such share (each such share, a “Dissenting Share”), if any, such Dissenting Shares shall not be converted into a right to receive any portion of the Merger Consideration pursuant to Section 3.01 and the holders thereof shall be entitled to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such Dissenting Shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that if (a) any holder of Dissenting Shares, under the circumstances permitted by and in accordance with the DGCL, effectively withdraws or loses (through failure to perfect or otherwise) the right to dissent or its right for appraisal of such Dissenting Shares, (b) any holder of Dissenting Shares fails to establish his, her or its entitlement to appraisal rights as provided in the DGCL or (c) a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Company Common Stock and such shares of Company Common Stock shall thereupon cease to constitute Dissenting Shares for purposes of this Agreement, and each such share of Company Common Stock shall, to the fullest extent permitted by Applicable Law, thereafter be deemed to have been automatically converted into, as of the Effective Time, the right to receive, without interest thereon, the Merger Consideration. The Company will give Parent prompt written notice of all written demands received by the Company for appraisal of any shares of Company Common Stock, withdrawals or attempted withdrawals of such demands and any other instruments, notices or demands served pursuant to Section 262 of the DGCL. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, waive any failure to timely deliver a written demand for appraisal under the DGCL, approve any withdrawal of any such demands or propose or otherwise agree to do any of the foregoing. Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as (a) set forth in the Company Disclosure Letter (subject to Section 9.05) or (b) as disclosed in the Company SEC Documents (other than (i) disclosures in the “Risk Factors” section of any Company SEC Documents and (ii) any disclosure of risks included in any “forward‑looking statements” disclaimer in any such Company SEC Documents, solely to the extent that such statements are forward‑looking, predictive or cautionary in nature) filed by the Company prior to the date hereof, the Company represents and warrants to Parent and Merger Sub:

Section 4.01    Corporate Existence and Power.

(a)    The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all corporate power and authority required to carry on its business as currently conducted, except where the failure to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and, where such concept is recognized, is in good standing in, each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, as set forth on Section 4.01(a) of the Company Disclosure Letter, except where the failure to be so qualified and in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Prior to the date of this Agreement, the Company has delivered or made available to Parent true and complete copies of the certificate of incorporation and bylaws of the Company as in effect on the date of this Agreement and the Company is not in material violation of any of their provisions.

(b)    Each of the Subsidiaries of the Company (i) has been duly organized and is validly existing and, where such concept is recognized, in good standing under the Applicable Laws of the jurisdiction of its organization; (ii) is duly qualified to do business and, where such concept is recognized, is in good standing as a foreign entity, in each jurisdiction in which the conduct of its business or the activities it is engaged makes such licensing or qualification necessary, as set forth as of the date hereof on Section 4.01(b) of the Company Disclosure Letter, except where the failure to be so qualified and in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (iii) has all corporate power and authority required to carry on its business as currently conducted, except where the failure to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Subsidiaries of the Company are in violation in any material respect of any provision of their Governing Documents. Prior to the date of this Agreement, the Company has delivered or made available to Parent true and complete copies of the Governing Documents of each of the Company’s Subsidiaries as of the date hereof.

Section 4.02    Corporate Authorization.

(a)    Assuming the accuracy of Section 5.11(c), the Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the receipt of the Required Company Stockholder Approval, to consummate the Transactions; (ii) the execution, delivery and performance by the Company of this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company Board, subject to the receipt of the Required Company Stockholder Approval, and no other corporate proceedings on the part of the Company or any other stockholder (or other equityholder) vote (other than the Required Company Stockholder Approval) is necessary to authorize the execution and delivery of this Agreement or for the Company to consummate the Transactions (other than, with respect to the Merger, the filing of the Certificate of Merger and other recordings and filings required by the DGCL with the Delaware Secretary of State) pursuant to the Company’s Governing Documents, the DGCL and the rules and regulations of NYSE (as applicable); and (iii) this Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that, in the case of subclause (iii), (x) such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (y) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought (collectively, the “Enforceability Exceptions”).

(b)    On or prior to the date of this Agreement, (i) the Company Special Committee has received from Houlihan Lokey Capital, Inc. (the “Special Committee Financial Advisor”), its written opinion (or an oral opinion to be confirmed in writing), to the effect that, as of the date of such opinion and, subject to the limitations, qualifications and assumptions set forth therein, that the Merger Consideration to be received by the Disinterested Stockholders is fair, from a financial point of view, to such holders and has (A) unanimously determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair, advisable and in the best interests of the Company and the Disinterested Stockholders and (B) recommended that the Company Board adopt resolutions approving, adopting and declaring advisable this Agreement and the transactions contemplated hereby, including the Merger, and (ii) the Company Board (acting on the unanimous recommendation of the Company Special Committee) has, at a meeting duly called and held in which all directors of the Company Board were present, determined that this Agreement and the Merger are fair to, advisable and in the best interests of the Company and the holders of Company Common Stock, and has duly adopted resolutions by a unanimous vote of directors present (A) determining that this Agreement and the Merger are fair to, advisable and in the best interests of the Company and the Company’s stockholders, (B) approving this Agreement and the Merger, (C) directing that the adoption of this Agreement be submitted to a vote at a meeting of the stockholders of the Company and (D) subject to Section 6.02, recommending that the stockholders of the Company vote in favor of adoption of this Agreement in accordance with the DGCL (such recommendation, the “Company Board Recommendation”).

(c)    Assuming the accuracy of Section 5.11(c), the Company Board or Company Special Committee, as applicable, have taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti‑takeover” Law will not be applicable to the Merger, this Agreement, the Voting Agreement or the transactions contemplated hereby or thereby. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger or the other Transactions. No other “fair price,” “moratorium,” “control share acquisition” or other similar anti‑takeover statute or regulation or any anti‑takeover provision in the Governing Documents of the Company is, or at the Effective Time will be, applicable to the shares of the Company Common Stock, the Merger or the other Transactions.

Section 4.03    Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions require no consent, approval or authorization of, or filing with, any Governmental Authority other than (a) the filing of the Certificate of Merger and other recordings or filings required by the DGCL with the Delaware Secretary of State and appropriate documents set forth on Section 4.03 of the Company Disclosure Letter with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (b) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, including the filing of the Proxy Statement and the related Rule 13E-3 Transaction Statement on Schedule 13E‑3 (including any amendments or supplements thereto, the “Schedule 13E‑3”), (c) compliance with any applicable rules of NYSE, (d) the Insurance Regulatory Approvals and (e) where failure to take any such actions or filings or obtain any such consents, approvals or authorizations would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.04    Non‑Contravention. Except as set forth on Section 4.04 of the Company Disclosure Letter, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the Governing Documents of the Company or any of its Subsidiaries, (b) that the consents, approvals, authorizations and filings referred to in Section 4.03 have been obtained or made, any applicable waiting periods referred to therein have terminated or expired and any condition precedent to any such consent has been satisfied or waived, and, subject to obtaining the Required Company Stockholder Approval, contravene, conflict with or result in a violation or breach of any Applicable Law, or (c) assuming that the consents, approvals, authorizations and filings referred to in Section 4.03 have been obtained or made, any applicable waiting periods referred to therein have terminated or expired and any condition precedent to any such consent has been satisfied or waived, and subject to obtaining the Required Company Stockholder Approval, require any consent by or any notice to any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any Company Material Contract, except in the case of clauses (b) and (c) above, any such violation, breach, default, right, termination, amendment, acceleration, cancellation, loss, consent or notice that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

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Section 4.05    Capitalization; Subsidiaries.

(a)    As of the close of business on March 26, 2024 (the “Capitalization Date”), the authorized capital stock of the Company consists of: (i) 80,000,000 shares of Company Common Stock, of which (x) 13,940,798 shares are issued and outstanding and (y) 693,333 shares are subject to outstanding Company Warrants; and (ii) 4,000,000 shares of Company Preferred Stock, of which zero (0) shares are issued and outstanding. As of the Capitalization Date, zero (0) shares of Company Common Stock were held by the Company in its treasury.

(b)    As of the Capitalization Date, the Company has reserved 3,079,842 shares of Company Common Stock under the Company Equity Plans for future issuance on exercise, vesting or other conversion to Company Common Stock under the Company Equity Plans of which the Company has outstanding: (i) Company Options to purchase an aggregate of 389,576 shares of Company Common Stock, (ii) Company RS Awards covering an aggregate of zero (0) shares of Company Common Stock, (iii) Company RSU Awards covering an aggregate of 1,284,109 shares of Company Common Stock, and (iv) Company PRSU Awards covering a maximum of 211,860 shares of Company Common Stock (with 116,927 shares of Company Common Stock eligible to vest based on the achievement of the target performance conditions). Section 4.05(b) of the Company Disclosure Letter sets forth a true and complete list of each Company Service Provider who holds a Company Equity Award, which schedule shows for each Company Equity Award, as applicable, the date such Company Equity Award was granted, the expiration date, the number of shares of the Company Common Stock subject to such Company Equity Award, the exercise price, the applicable vesting schedule (and the terms of any acceleration rights thereof), the Tax status of each Company Option under Section 422 of the Code. With respect to each Company Equity Award, (x) each grant was made in compliance in all material respects with all Applicable Laws (including all applicable federal, state and local securities Laws) and all of the terms and conditions of the applicable Company Equity Plan and, each Company Option has an exercise price that is equal to or greater than the fair market value of the underlying shares of Company Common Stock on the applicable date of grant, (y) each such grant was properly accounted for in all material respects in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company SEC Documents in accordance with the Exchange Act and all other Applicable Laws, and (z) no modifications have been made to any Company Equity Award following the date of grant. None of the Acquired Companies is a party to any offer letter or other Contract (other than the Hudson Agreements) or Plan that contemplates a grant of, or right to purchase or receive: (A) options or other equity awards with respect to the equity of the Acquired Companies, or (B) other securities of any of the Acquired Companies that has not been issued or granted as of the date of this Agreement. The treatment of the Company Equity Awards under this Agreement complies in all respects with Applicable Law and with the terms and conditions of the applicable Plans and the applicable Company Equity Award agreements.

(c)    Except as provided in Section 4.05(a) or Section 4.05(b) and for changes since the Capitalization Date resulting from the exercise, vesting or other conversion to Company Common Stock of Company Equity Awards outstanding on such date or granted after the date of this Agreement in compliance with the terms hereof, there are no outstanding: (i) shares of capital stock or voting securities of the Company; (ii) securities of the Company convertible into or exchangeable for shares of capital stock, voting securities or other Equity Securities of the Company; (iii) except as provided in Section 4.05(b) of the Company Disclosure Letter, options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company; or (iv) warrants, puts, calls, phantom equity, profit participation, equity appreciation, stock appreciation or similar rights, Contracts or commitments (including any bonds, debentures, notes or other indebtedness having the right to vote (or convertible into, or exchangeable for, securities having the right to vote)) with respect to the Company or any Equity Securities of the Company.

(d)    Section 4.05(d) of the Company Disclosure Letter lists each Subsidiary of the Company as of the date hereof, the ownership interest of the Company in each such Subsidiary and the ownership interest of any other Person or Persons (including any Subsidiary of the Company, as applicable) in each such Subsidiary, in each case, as of the date hereof.

(e)    All outstanding shares of capital stock of the Subsidiaries of the Company are validly issued, fully paid (to the extent required under the applicable Governing Documents) and nonassessable, and, other than as contemplated by the Hudson Agreements, all such shares are owned, directly or indirectly, by the Company free and clear of any Liens (other than Permitted Liens and Liens to be discharged at the Closing). No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments, rights agreements or other agreements calling for it to issue, deliver or sell, or cause to be issued, delivered or sold any of its Equity Securities or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any such Equity Security or obligating such Subsidiary to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements or other similar agreements (except, in each case, to or with the Company or any of its Subsidiaries), other than as contemplated by the Hudson Agreements. There are no outstanding contractual obligations of any Subsidiary of the Company to repurchase, redeem or otherwise acquire any of its capital stock or other Equity Securities (other than withholding of shares of Company Common Stock to satisfy applicable Tax withholding obligations with respect to the vesting or settlement of Company Equity Awards outstanding on the Capitalization Date), and there are no outstanding phantom equity, profit participation, equity appreciation or similar rights with respect to any Subsidiary of the Company.

(f)    No dividends or similar distributions have accrued or been declared but are unpaid on any Equity Securities of the Acquired Companies and no Acquired Company is subject to any obligation (contingent or otherwise) to pay any dividend or otherwise to make any distribution or payment to any current or former holder of any Equity Securities of the Acquired Companies, except as contemplated by the TechCo Reorganization. Except for the Voting Agreement and as set forth on Section 4.05(f) of the Company Disclosure Letter, (i) there are no outstanding obligations, Contracts or commitments of any character relating to any shares of Company Common Stock or other Equity Securities of the Company, including any agreements restricting the transfer of, requiring the registration for sale of, or granting any preemptive rights, subscription rights, anti‑dilutive rights, rights of first refusal or any similar rights with respect to any shares of Company Common Stock or other Equity Securities and (ii) no Acquired Company is a party to any voting trust, proxy, voting agreement or other similar agreement with respect to the voting of any Equity Securities of the Acquired Companies. Neither the Company nor any of its Subsidiaries owns any interest or investment (whether equity or debt) in any other Person, corporation, partnership, joint venture, trust or other entity, other than a Subsidiary of the Company.

Section 4.06    Company SEC Documents; Company Financial Statements; Disclosure Controls.

(a)    Since December 31, 2022, the Company has filed or otherwise furnished (as applicable) with the SEC all material forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC (such forms, documents and reports so filed or furnished by the Company or any of its Subsidiaries with the SEC since such date, as have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). As of its respective filing date, or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or subsequent filing, each Company SEC Document complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder (each as in effect on the date that such Company SEC Document was filed) applicable to such Company SEC Document, and none of the Company SEC Documents at the time it was filed contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made not misleading (or, in the case of a Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein not misleading); provided, however, that no representation is made as to the accuracy of any financial projections or forward‑looking statements or the completeness of any information furnished by the Company to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act.

(b)    The consolidated financial statements (including all related notes and schedules thereto) of the Company included in the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2022 and the Company’s Quarterly Report on Form 10‑Q for the nine‑month period ended September 30, 2023 (i) complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of such filing, (ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and (iii) fairly present in all material respects the consolidated financial position and the consolidated statements of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated Subsidiaries as of the dates and for the periods referred to therein.

(c)    The Insurance Company has filed or submitted all statutory financial statements, annual (which are audited) and quarterly statement blanks, together with all exhibits, interrogatories, schedules and notes thereto and any actuarial opinions, affirmations or certifications or other supporting documents in connection therewith (collectively, the “SAP Financial Statements”), required to be filed with or submitted to the appropriate Governmental Authority of each jurisdiction in which the Insurance Company is licensed or authorized on forms prescribed or permitted by such Governmental Authority and has provided Parent at least five (5) Business Days prior to the date hereof, true, correct and complete copies of all SAP Financial Statements for all annual and quarterly periods ending on or after December 31, 2020. The SAP Financial Statements (i) were prepared from the books and records of the Insurance Company, (ii) present fairly in all material respects the statutory financial condition and results of operations of the Insurance Company as of the date and for the periods then ended, and (iii) were prepared in all material respects in accordance with SAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto). The SAP Financial Statements complied in all material respects with all Applicable Laws when filed or submitted, and no material deficiency or violation has been asserted by any Governmental Authority with respect to the SAP Financial Statements that has not been cured or otherwise resolved to the satisfaction of such Governmental Authority. All reserves and other actuarial amounts of the Insurance Company reported on the SAP Financial Statements (i) were determined in all material respects in accordance with generally accepted actuarial standards and principles (except as set forth therein), consistently applied, and reported in accordance with SAP, (ii) comply in all material respects with the requirements of applicable Insurance Laws, (iii) were derived in all material respects from the books and records of the Insurance Company, (iv) include provisions for liabilities meeting or exceeding those required by the express terms of the Insurance Contracts issued by the Insurance Company in all material respects, and (v) were made with the good faith intention and belief that they made reasonable provision, individually and in the aggregate, to cover the respective liabilities under outstanding policies and Insurance Contracts as of the dates of such SAP Financial Statements (it being understood that no representation or warranty is made in this Agreement to the effect that such reserves were or will be in fact adequate to cover the actual amount of such liabilities that are eventually paid after the date hereof). Except for the representations and warranties of Company specifically and expressly set forth in this Article IV or any certificate delivered by Company hereunder, Parent acknowledges that neither Company nor any of its Affiliates or Representatives has made any representation or warranty, express or implied, in respect of (A) the adequacy or sufficiency of reserves of the Insurance Company, (B) the effect of the adequacy or sufficiency of reserves of the Insurance Company on any line item, asset, liability or equity amount on any SAP financial statement of the Insurance Company, or (C) the collectability of any amounts under any Reinsurance Contract.

(d)    Other than as set forth in Section 4.06(c) of the Company Disclosure Letter, the Insurance Company has not obtained any permitted accounting practice from any Governmental Authority that is currently in effect or was in effect at any time since January 1, 2021 and the SAP Financial Statements were not prepared on the basis of any permitted accounting practice.

(e)    The Acquired Companies maintain “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rules 13a‑15 and 15d‑15 of the Exchange Act) as required by Rules 13a‑15 and 15d‑15 promulgated under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes‑Oxley Act. Since the Company Balance Sheet Date, the Company has not identified or been made aware, or had continuing to the extent previously identified or having been made aware, of (i) any “significant deficiency” (as defined in Rule 13a‑15(f) of the Exchange Act) in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data and any “material weakness” (as defined in Rule 13a‑15(f) of the Exchange Act) in internal control over financial reporting or (ii) any fraud or allegation thereof, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(f)    As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC or its staff. To the Knowledge of the Company, as of the date hereof, none of the Company SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.

Section 4.07    Absence of Certain Changes.

(a)    Between the Company Balance Sheet Date and the date of this Agreement, except as expressly contemplated by this Agreement (including in connection with the TechCo Reorganization), (i) a Company Material Adverse Effect has not occurred and (ii) the business of the Acquired Companies has been conducted, in all material respects, in the ordinary course consistent with past practice.

(b)    Between the Company Balance Sheet Date and the date of this Agreement, except as expressly contemplated by this Agreement (including in connection with the TechCo Reorganization) or set forth in Section 4.07(b) of the Company Disclosure Letter, no Acquired Company has taken any action which would have required the prior written consent of Parent pursuant to Section 6.01(b)(i) through Section 6.01(b)(xxiii), or, with respect to the foregoing, Section 6.01(b)(xxiv), had such actions been taken after the date of this Agreement.

Section 4.08    No Undisclosed Liabilities. No Acquired Company has any liabilities of a nature required to be reflected or reserved against on a balance sheet (or the notes thereto) prepared in accordance with GAAP or SAP in the case of the Insurance Company, except for liabilities and obligations (a) reflected, disclosed or reserved for on the Company Balance Sheet or disclosed in the notes thereto or in the consolidated financial statements of the Acquired Companies included in the Company SEC Documents, (b) that have arisen since the Company Balance Sheet Date in the ordinary course of the business consistent with past practices of the Acquired Companies (none of which is a liability resulting from a breach of contract, breach of warranty, tort, infringement or violation of Law), (c) incurred in connection with this Agreement or the Transactions, (d) disclosed in Section 4.08 of the Company Disclosure Letter or (e) liabilities that would not be material to the Acquired Companies individually or in the aggregate. There are no off‑balance‑sheet arrangements of any type pursuant to any off‑balance‑sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S K promulgated under the Securities Act that have not been so described in the Company SEC Documents. Section 4.08 of the Company Disclosure Letter sets forth a correct and complete list (including the individual and aggregate value (in U.S. dollars)) of principal and interest outstanding under all indebtedness for borrowed money of the Company and its Subsidiaries as of the date hereof.

Section 4.09    Company Material Contracts.

(a)    Section 4.09(a) of the Company Disclosure Letter sets forth, as of the date hereof, a true and complete list of each Contract to which an Acquired Company is a party, and which falls within any of the following categories:

(i)    any Contract establishing a joint venture, strategic alliance, partnership or similar organizational form that is material to the operation of the Acquired Companies, taken as a whole;

(ii)    except with respect to indebtedness between or among any Acquired Companies, any Contract relating to (A) indebtedness for borrowed money or evidenced by promissory notes or debt securities, (B) any capital or finance leases, (C) obligations under any letter of credit or surety bond, (D) any interest rate, currency or other swap, forward, future, collar, put, call, floor, cap, option or other similar Contract, in each case in excess of $100,000 individually or (E) any guaranty of indebtedness of the type referenced in clauses (A) through (D) of this Section 4.09(a)(ii);

(iii)    any Contract relating to an acquisition, investment, asset purchase, divestiture, merger or similar transaction which any Acquired Company has entered into (or has otherwise been bound by) within the past three (3) years prior to the date of this Agreement or pursuant to which any obligations (including any indemnification, guarantee, “earn‑out” or other contingent payment obligations, but excluding any customary confidentiality obligations) remain outstanding;

(iv)    any Contract that provides for, or is related to, the settlement or compromise of any action settled or compromised within the past three (3) years prior to the date of this Agreement pursuant to which the cash amount paid by (or on behalf of) the Company exceeds $350,000;

(v)    any Real Property Lease;

(vi)    any Contract between or among the Company, on the one hand, and any directors, executive officers (as such term is defined in the Exchange Act) or any beneficial owner of five percent (5%) or more of any class of Company Common Stock (other than the Company) or any Affiliate of the foregoing (or, to the Knowledge of the Company, any immediate family member of any of the foregoing), on the other hand, except for any Contract that is considered a Plan;

(vii)    any Intercompany Agreements;

(viii)    any Reinsurance Contracts and services agreements that are directly related to Reinsurance Contracts;

(ix)    any Contracts with the Insurance Company’s top 10 Producers for the twelve (12) months ended December 31, 2023 (determined on a consolidated basis based on the dollar amounts of payments payable by or to the Insurance Company);

(x)    any Contracts with the Affiliated Producers’ top 10 insurance carriers (“Top Carriers”), measured by dollar volume of remittances, with which the Affiliated Producers have maintained a business relationship during the twelve (12) month period ended December 31, 2023, showing the number of title orders by the Affiliated Producers from each such Top Carrier during such period;

(xi)    any Contract that by its terms limits the payment of dividends or other distributions to equityholders by the Company or any Subsidiary of the Company;

(xii)    any collective bargaining agreement or other similar Contract with any collective bargaining agreement or other similar Contract with any guild, labor union, labor organization or works council, whether the same is in effect or has expired and an Acquired Company is continuing to operate thereunder or negotiating, or required to negotiate, a renewal thereof;

(xiii)    any material Contract with a Material Customer or Material Supplier, but in no instance stand-alone nondisclosure Contracts or Contracts for Standard Software;

(xiv)    any Contract (A) under which any Acquired Company grants any license to any Person with respect to Company IP, or receives any license from any Person with respect to any Intellectual Property Rights, or (B) otherwise materially negatively affecting any Acquired Company’s ability to enforce, own, register, use or otherwise exploit any material Company IP (including any covenant not to sue or co‑existence or settlement agreements) in each case of (A) and (B), that is material to the operation of the business of the Acquired Companies, taken as a whole, and other than (1) non-disclosure agreements, (2) non‑exclusive licenses received by any Acquired Company with respect to Standard Software, and (3) non-exclusive licenses granted to customers, business partners, or service providers in the ordinary course of business consistent with past practice;

(xv)    any Contract with a Governmental Authority;

(xvi)    any Contract imposing or purporting to impose any material limit or other material restriction on the business activity of the Company or any of its Subsidiaries, including Contracts with (A) non-competition obligations, including any restriction on the right or ability of the Company or any of its Subsidiaries to compete or engage with any other Person in any geographic area or line of business or to develop or distribute any services or products, (B) exclusivity obligations, (C) granting a right of first refusal to any Person, (D) “most favored nation” or “best pricing” and (E) take-or-pay purchase conditions;

(xvii)    any Contracts relating to mortgaging, pledging or otherwise placing any Lien (other than any Permitted Lien) on any material portion of the assets of the Company or the Subsidiaries; and

(xviii)    any other Contract that any of the Acquired Companies is party to that is required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S‑K of the Securities Act that has not been so filed.

Each Contract of the type described in this Section 4.09(a), other than this Agreement, is referred to herein as a “Company Material Contract”. True and complete copies of each Company Material Contract (including all material amendments thereto), as of the date of this Agreement, have been made available by the Company to Parent.

(b)    Except as set forth in Section 4.09(b) of the Company Disclosure Letter: (i) each Company Material Contract is a valid, binding and enforceable obligation of the Company or one of its Subsidiaries and, to the Knowledge of the Company, of the other party or parties thereto, in accordance with its terms, subject to the Enforceability Exceptions; (ii) each Company Material Contract is in full force and effect, except to the extent any Company Material Contract expires or terminates in accordance with its terms in the ordinary course of business consistent with past practice or in accordance with the TechCo Reorganization; (iii) none of the Company or any of its Subsidiaries has received written notice of any violation or default under any Company Material Contract; and (iv) each Acquired Company has in all material respects performed all obligations required to be performed by it under each Company Material Contract, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since the Company Balance Sheet Date through the date of this Agreement, no counterparty to a Company Material Contract has notified the Acquired Companies in writing (or, to the Knowledge of the Company, otherwise) that it intends to terminate or not renew a Company Material Contract.

(c)    None of the Acquired Companies has received written notice or, to the Knowledge of the Company, oral communication of any violation or default in respect of any obligation under (or any condition which, with the passage of time or the giving of notice or both, would result in such a violation or default), or any intention to cancel, terminate or change the scope of rights and obligations under, or not to renew, any Reinsurance Contract, except, in each case, as has not had, and would not reasonably be expected to have, a material and adverse effect on the Acquired Companies, taken as a whole. Except as has not had, and would not reasonably be expected to have, a material and adverse effect on the Acquired Companies, taken as a whole, (i) since December 31, 2020, none of the Acquired Companies has received any written notice from any party to a Reinsurance Contract that any amount of reinsurance ceded by any Acquired Company to such counterparty will be uncollectible or otherwise defaulted upon, (ii) to the Knowledge of the Company, no party to a Reinsurance Contract is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding, (iii) to the Knowledge of the Company, the financial condition of each party to a Reinsurance Contract is not impaired to the extent that a default thereunder is reasonably anticipated, (iv) there are no, and since December 31, 2020 there have been no, disputes under any Reinsurance Contract other than disputes in the ordinary course for which adequate loss reserves have been established, and (v) the relevant Acquired Company is entitled under any applicable Insurance Laws and SAP to take full credit in its SAP Financial Statements for all amounts recoverable by it pursuant to any Reinsurance Contract and all such amounts recoverable have been properly recorded in its books and records of account (if so accounted therefor) and are properly reflected in its SAP Financial Statements, and no Governmental Authority has objected to such characterization and accounting. None of the Reinsurance Contracts is finite reinsurance, financial reinsurance or such other form of reinsurance that does not meet the risk transfer requirements under applicable Laws. Except as set forth in Section 4.09(c) of the Company Disclosure Letter, none of the Reinsurance Contracts contain any provision providing that the other party thereto may terminate, recapture, amend or alter the pricing or other terms thereof by reason of the transaction contemplated hereby.

Section 4.10    Compliance with Applicable Laws; Permits; Data Privacy and Security.

(a)    Except with respect to matters set forth in Section 4.10(a) of the Company Disclosure Letter, and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Acquired Companies are, and for the past three (3) years have been, in material compliance with all Applicable Laws, (ii) during the past three (3) years no Acquired Company has received any written notice from any Governmental Authority alleging any material noncompliance by such Acquired Company with respect to any such Applicable Law, and (iii) no investigation by any Governmental Authority regarding a violation of any such Applicable Law is pending or, to the Knowledge of the Company, threatened in writing.

(b)    Except as set forth in Section 4.10(b) of the Company Disclosure Letter, the Acquired Companies, including the Insurance Subsidiaries, hold all material Permits that are required for the Acquired Companies to conduct their business, as presently conducted, and (i) each material Permit is valid and in full force and effect and has not, during the past three (3) years, been suspended, revoked, cancelled or adversely modified, (ii) the Acquired Companies are and during the past three (3) years have been, in material compliance with all such Permits, (iii) there are no actions or Proceedings pending or, to the Knowledge of the Company, threatened in writing or orally that would reasonably be expected to result in the revocation or termination of any material Permit, (iv) no condition exists and no event has occurred, which would reasonably be expected to result in the suspension or revocation of any such material Permit other than the expiration of the term set forth therein, and (v) during the past three (3) years, there has not been any event, condition or circumstance that would preclude any material Permit from being renewed in the ordinary course (to the extent that such Permit is renewable by its terms). The Company has made available to Parent true, correct and complete copies of all material Permits held by the Acquired Companies as of the date hereof.

(c)    Except as set forth in Section 4.10(c)(i) of the Company Disclosure Letter, and except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries (taken as whole) or an Affiliated Producer, without limiting the generality of the foregoing, the Affiliated Producers and each of their respective applicable employees possess a certificate of authority, license, registration, permit or other authorization to transact business as (i) a title insurance agent (a “Title Agent License”) in each state in which it is required by applicable Insurance Law to possess a Title Agent License, and (ii) to provide escrow services, including escrow services relating to the sale, lease, exchange or transfer of title to real or personal property (the “Escrow Licenses”), in each state in which it is required by Applicable Law to possess an Escrow License. Section 4.10(c)(ii) of the Company Disclosure Letter sets forth as of the date hereof all Title Agent Licenses and Escrow Licenses held by the Affiliated Producers, and each of their respective applicable employees. All such Title Agent Licenses and Escrow Licenses are in full force and effect, and the Company has not received written notice of any investigation or proceeding that would reasonably be expected to result in the suspension or revocation of any such Title Agent License or Escrow License.

(d)    Each Acquired Company is and during the past three (3) years has been in compliance, in all material respects, with all material Privacy Requirements.

(e)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the execution, delivery and performance of this Agreement and the consummation of the Transactions do not (i) conflict with or result in a violation or breach of any Privacy Requirements applicable to the Acquired Companies, (ii) require the consent of or provision of notice to any Person concerning such Person’s Personal Information, or (iii) give rise to any right of termination of the Acquired Companies’ rights to own and Process any Personal Information necessary for the operation of the Acquired Companies’ business.

(f)    The Acquired Companies have implemented and maintain commercially reasonable security measures, plans, procedures, controls, and programs, including a written information security program designed to: (i) monitor and implement adequate administrative, technical, physical and organizational safeguards to protect Personal Information, Company IT Assets under the control of an Acquired Company and (ii) protect and maintain the security of any Personal Information collected by the Acquired Companies, Company IT Assets under the control of an Acquired Company against any accidental, unlawful or unauthorized access, use, loss, alteration, destruction, compromise or other unauthorized disclosure of, or access or similar incidents (a “Security Incident”).

(g)    In the past three (3) years, the Acquired Companies have not suffered a Security Incident that required, or would require, any of the Acquired Companies to provide notice of such Security Incident to affected individuals, Governmental Authorities, or other third parties under applicable Privacy Laws.

(h)    In the past three (3) years, the Acquired Companies have not received any subpoenas, demands, or other notices, in each case, in writing from any Governmental Authority investigating, inquiring into, or otherwise relating to any actual or potential violation of any Privacy Law and, to the Knowledge of the Company, no Acquired Company is under investigation by any Governmental Authority for any actual or potential violation of any Privacy Law. In the past three (3) years, no notice, complaint, claim, inquiry, audit, enforcement action, proceeding, or litigation of any kind has been served on, or initiated against any Acquired Company or any of its officers, directors, or employees (in their capacity as such) by any private party or Governmental Authority, foreign or domestic, under any Privacy Requirement, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(i)    For the past five (5) years, the Acquired Companies have complied with all applicable Anti‑Corruption Laws. Neither the Company nor any of its Subsidiaries, nor any of their respective officers or directors, nor to the Knowledge of the Company, any employee, agent or other third‑party representative acting on behalf of the Company or any if its Subsidiaries has taken any action that would constitute a violation of any applicable Anti‑Corruption Law, including corruptly giving, offering, promising or authorizing the provision of anything of value to a Government Official, directly or knowingly indirectly, to secure an improper business advantage. The Acquired Companies have maintained policies and procedures to promote and ensure compliance with all applicable Anti‑Corruption Laws.

(j)    Neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees, nor to the Knowledge of the Company, any agent or other third‑party representative acting on behalf of the Company or any of its Subsidiaries is currently, or has been in the past five (5) years: (i) a Sanctioned Person; (ii) organized, ordinarily resident or located in a Sanctioned Country; (iii) engaging in any dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country; or (iv) otherwise in violation of applicable Sanctions Laws, Ex‑Im Laws or U.S. anti‑boycott Applicable Laws (collectively, “Trade Control Laws”).

(k)    The Company and its Subsidiaries are in compliance in all material respects with all anti-money laundering laws, rules, regulations and orders of jurisdictions applicable to the Company (collectively, “AML Laws”).

(l)    In the past five (5) years, neither the Company nor any of its Subsidiaries has: (i) received from any Governmental Authority or any Person any written notice, inquiry or internal or external allegation; (ii) made any voluntary or involuntary disclosure to a Governmental Authority; or (iii) conducted any internal investigation or audit, in each case of clauses (i) through (iii), concerning any actual or potential violation or wrongdoing related to Anti‑Corruption Laws, Trade Control Laws or AML Laws.

Section 4.11    Litigation. Except as set forth in Section 4.10(a) of the Company Disclosure Letter, during the past three (3) years, there have been no pending or, to the Knowledge of the Company, threatened, lawsuits, actions, suits, claims or other Proceedings at law or in equity or, to the Knowledge of the Company, investigations before or by any Governmental Authority against any Acquired Company or affecting any of its assets or any present or former officer, director, manager or employee of the Company or any of its Subsidiaries (in such individuals’ capacity as such) that would reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies (taken as a whole). There is no unsatisfied judgment, Governmental Order or any open injunction binding upon an Acquired Company or any Acquired Company’s assets or properties which would have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.12    Insurance Regulatory Matters.

(a)    Since January 1, 2021, the Insurance Subsidiaries have filed all material reports, statements, registrations or filings required to be filed by them with any Governmental Authority (the “Regulatory Filings”), and all Regulatory Filings were in compliance in all material respects with applicable Insurance Law when filed or as amended or supplemented. No material deficiencies have been asserted by Governmental Authorities with respect to such Regulatory Filings, including: (i) all audits and examinations (including, without limitation, financial, market conduct and similar examinations of the Insurance Subsidiaries) performed with respect to the Insurance Subsidiaries by any Governmental Authority since January 1, 2021, along with the Insurance Subsidiaries’ responses thereto; and (ii) all annual registration statements, periodic reports and other submissions and filings (including, but not limited to, Form B, Form D and Form F filings) with respect to the Insurance Company provided to any Governmental Authority under applicable Insurance Laws since January 1, 2021. Other than financial, market conduct and similar examinations of the Insurance Subsidiaries conducted by Insurance Regulators in the ordinary course or as set forth in Section 4.12(a) of the Company Disclosure Letter, no audits or examinations are currently being performed by any Governmental Authority on any of the Insurance Subsidiaries, or are scheduled or, to the Knowledge of the Company, threatened in writing or orally to be performed.

(b)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Insurance Contracts issued by the Insurance Company, or, to the Knowledge of the Company, sold, solicited or negotiated by the Producers, and any and all amendments, applications, marketing materials, brochures and illustrations relating thereto (i) are, to the extent required by applicable Insurance Laws, on forms and at rates approved by the applicable Governmental Authority or, to the extent required by Applicable Laws, have been filed with and not objected to by such Governmental Authority within the period provided for objection, and (ii) comply with and have been administered in accordance with applicable Insurance Law.

(c)    The Insurance Subsidiaries are, and since January 1, 2021 have been, in compliance in all material respects with all applicable Insurance Laws regulating the marketing and sale of Insurance Contracts, regulating advertisements, requiring mandatory disclosure of policy information and prohibiting the use of unfair methods of competition and deceptive acts or practices.

(d)    None of the Insurance Subsidiaries nor, to the Knowledge of the Company, any other Person managed by the Insurance Subsidiaries is subject to any cease and desist or other order issued by, or is a party to any agreements, memoranda of understanding, commitment letters or similar undertakings with, or has received any directive or supervisory letter from, or has adopted any policy, procedure or board or stockholder resolution at the request of, any Governmental Authority that materially restricts the conduct of its business or that gives rise to any capital maintenance obligations, nor, since January 1, 2021, have the Insurance Subsidiaries been advised by any Governmental Authority that it is considering issuing or requesting any of the foregoing.

(e)    The Insurance Subsidiaries are not the subject of any supervision, conservation, rehabilitation, liquidation, receivership, insolvency or other similar action or Proceeding, nor, to the Knowledge of the Company, is any such action or Proceeding threatened in writing or orally.

(f)    Except for regular periodic assessments in the ordinary course of business or assessments based on developments that are publicly known within the insurance industry, as of the date hereof, no claim or assessment is pending or, to the Knowledge of the Company, threatened in writing or orally, against the Insurance Company by any state insurance guaranty association in connection with such association’s fund relating to insolvent insurers.

(g)    The Insurance Company is not deemed “commercially domiciled” under the Insurance Laws of any jurisdiction.

(h)    The Insurance Subsidiaries have adopted and implemented policies, procedures or programs reasonably designed to assure that their respective directors, officers, employees, agents, Producers, and similar entities with which the Insurance Subsidiaries do business are in compliance in all material respects with all applicable Insurance Laws.

(i)    To the Knowledge of the Company and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all agents and Producers are compliant with, and have administered the Insurance Company’s products in accordance with, applicable Insurance Law. To the Knowledge of the Company, each Producer, at the time such Producer sold, solicited, negotiated, produced or serviced any Insurance Contract issued by the Insurance Company or performed such other act for or on behalf of the Insurance Company that may require an insurance producer’s, agent’s, broker’s or other insurance license, was duly and appropriately appointed by the Insurance Company, in compliance with applicable Insurance Law, to act as a Producer for the Insurance Company and, to the Knowledge of the Company, was duly and appropriately licensed as a Producer (for the type of business sold or produced by such Producer on behalf of the Insurance Company), in each jurisdiction where such Producer was required to be so licensed, and no such Producer violated any term or provision of applicable Insurance Law relating to the sale or production of any Insurance Contract. To the Knowledge of the Company, (i) no Producer has breached the terms of any agency or broker Contract with the Insurance Company or violated any policy of the Insurance Company in the solicitation, negotiation, writing, sale or production of business for the Insurance Company, (ii) no Producer has been enjoined, indicted, convicted or made the subject of any consent decree or judgment on account of any violation of Applicable Law in connection with such Producer’s actions in his, her or its capacity as a Producer for the Insurance Company or any enforcement or disciplinary proceeding alleging any such violation, and (iii) each Producer was compensated by the Insurance Company in compliance in all material respects with applicable Insurance Laws.

(j)    No Producer nor any Affiliate of any Producer has any right (i) to receive any payment based on the profitability or financial performance of any of the Insurance Contracts issued by the Insurance Company, or (ii) that in any way restricts the ability of the Insurance Company to write or sell any insurance product.

(k)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Insurance Subsidiaries are in compliance with all state anti-rebating and anti-inducement Laws and all state Laws limiting the amount of business the Insurance Company can receive from controlled sources. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Insurance Subsidiaries comply in all respects with requirements relating to controlled business under applicable Insurance Law.

(l)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Affiliated Producers are conducting, and since January 1, 2021, have conducted, their business in compliance in all material respects with their Title Agent Licenses and Escrow Licenses. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and without limiting the generality of the foregoing, the Affiliated Producers provide title agent services and escrow services in compliance in all material respects with all Applicable Laws, Governmental Orders and mandatory directives of the applicable Governmental Authority in the respective jurisdictions in which such services have been provided.

(m)    Immediately after the Closing, the Affiliated Producers will be authorized to provide (i) title agent services in each state where the Affiliated Producers hold a Title Agent License and (ii) escrow services in each state where the Affiliated Producers hold an Escrow License.

(n)    The Acquired Companies are, and since January 1, 2018 have been, in compliance with Sections 8 and 9 of the federal Real Estate Settlement Procedures Act (12 U.S.C. 2607 and 2608) (“RESPA”). Without limiting the foregoing, since January 1, 2019 all compensation paid by the Acquired Companies to each individual who was employed by, or was providing services to, the Acquired Companies was in compliance in all material respects with Section 8 of RESPA.

Section 4.13    Real Property.

(a)    No Acquired Company owns, nor has any Acquired Company ever owned, a fee interest in any real property.

(b)    Section 4.13(b) of the Company Disclosure Letter contains a complete and correct list, as of the date of this Agreement, of all leases, subleases and use or other occupancy agreements relating to Leased Real Property (the “Real Property Leases”). The Company has delivered or made available to Parent, a true, complete and correct copy of each Real Property Lease (including all amendments, modifications, renewals, consents, guaranties and other agreements with respect thereto). Except as set forth in Section 4.13(b) of the Company Disclosure Letter or except as would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, (i) an Acquired Company has a valid leasehold interest in each such Leased Real Property free and clear of any Liens other than Permitted Liens, (ii) an Acquired Company has a legal, valid, binding and enforceable leasehold estate in each such Leased Real Property, subject only to the Enforceability Exceptions and any Permitted Liens, (iii) none of any Acquired Company or, to the Company’s Knowledge, any other party thereto, is in material breach or material default under any such Real Property Lease, and, to the Knowledge of the Company, no event has occurred or circumstance exists which, with notice or lapse of time, or both, would constitute such a breach or default or permit the termination, modification or acceleration of rent under such Real Property Lease, and (iv) no Acquired Company has received any written notice of the existence of any breach or default or event or circumstance that, with notice or lapse of time, or both, would constitute a breach or default by any Acquired Company or the party that is the lessee or lessor of such Leased Real Property. No Real Property Lease is subject to any ground lease, mortgage, deed of trust or other superior Liens or interests (including, for the avoidance of doubt, any present or future right to occupy any portion of the Leased Real Property) that would entitle the holder thereof to interfere with or disturb the tenant’s use and enjoyment of the Leased Real Property or the exercise of the tenant’s rights under any Real Property Lease so long as the tenant is not in default under such Real Property Lease. The Leased Real Property comprises all of the real property used, or otherwise related to, the business of the Acquired Companies.

(c)    Except as set forth in Section 4.12(c) of the Company Disclosure Letter, the Company has not subleased, assigned or transferred any interest in any Leased Real Property or granted any Person the right to use or occupy any of the Leased Real Property. No option has been exercised by the Acquired Companies under any of the Real Property Leases except options exercised as evidenced by a written document, a true, complete and accurate copy of which has been made available to Parent. To the Knowledge of the Company, the Company has not received any notice of any appropriation, condemnation or eminent domain proceeding relating to or affecting the Leased Real Property that has not been corrected, and to the Knowledge of the Company, no such proceeding is pending or threatened. All brokerage commissions and other compensation and fees due and payable by the Company by reason of the Real Property Leases have been paid in full, except the failure of which would not be material to the Company and its Subsidiaries, taken as a whole. All improvements on the Leased Real Property which are used for the operation of the business are in all material respects in good condition and repair, ordinary wear and tear excepted, have not suffered any material casualty or other material damage that has not been repaired in all material respects and are suitable for the operation of the business.

Section 4.14    Intellectual Property.

(a)    Except as would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, (i) an Acquired Company exclusively owns all right, title and interest in and to the Company IP free and clear of any Liens (other than Permitted Liens), (ii) the Company IP, together with the In-Licensed IP, constitutes all of the material Intellectual Property Rights used in or necessary for the conduct of the respective businesses of the Acquired Companies as currently conducted, and (iii) the Acquired Companies have all necessary rights to use the Company IP and In‑Licensed IP used in the conduct the business of the Acquired Companies as currently conducted; provided that the foregoing shall not be deemed a representation or warranty of non-infringement of Intellectual Property Rights.

(b)    Section 4.14(b) of the Company Disclosure Letter sets forth an accurate and complete list as of the Closing Date of each item of Company Registered IP, together with the jurisdiction where the application, registration or issuance is filed or issued and the applicable application, registration or serial number and the date of such registration or filing. All such Company Registered IP is subsisting, and, to the Knowledge of the Company, valid and enforceable. All necessary registration, maintenance and renewal fees currently due in connection with the material Company Registered IP has been made. None of the Company Registered IP is subject to any pending challenge relating to the ownership, use, registrability, patentability, validity or enforceability of the Company Registered IP, excluding office actions and other routine matters associated with the prosecution of applications included in the Company Registered IP.

(c)    Except as would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, (i) the operation of the business of the Acquired Companies does not infringe, misappropriate or otherwise violate, and in the last three (3) years has not infringed, misappropriated or otherwise violated, any Intellectual Property Rights of any other Person, provided that the foregoing representation is provided to the Knowledge of the Company with respect to patent infringement; and (ii) no Proceeding is pending or, during the three (3) years prior to the date of this Agreement, has been threatened in writing and remains outstanding against any Acquired Company alleging any infringement, misappropriation or other violation by such Acquired Company of any Intellectual Property Rights of another Person. To the Knowledge of the Company, during the three (3) years prior to the date of this Agreement, no Person has infringed, misappropriated or otherwise violated, or is currently infringing, misappropriating or otherwise violating, any Company IP that is material to the operation of the Acquired Companies, taken as a whole.

(d)    The Acquired Companies have taken commercially reasonable measures designed to protect, safeguard and maintain the confidentiality of their material confidential and proprietary information and data (including the confidentiality and value of any material Company IP which the Acquired Companies hold as a trade secret), in each case that is material to the operation of the Acquired Companies, taken as a whole (such information and data collectively, “Confidential Information”). Without limiting the foregoing, except as would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, each Acquired Company has used and uses commercially reasonable efforts to enforce a policy requiring that each employee and contractor of an Acquired Company having access to Confidential Information execute a Contract subjecting such employee or contractor to confidentiality obligations in favor of such Acquired Company.

(e)    Except as would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, all Persons that have authored, developed or otherwise created any material Intellectual Property Rights for or on behalf of any Acquired Company have executed valid and enforceable written agreements pursuant to which such Persons assign to the applicable Acquired Company exclusive ownership of all right, title and interest in and to such Intellectual Property Rights (or all such right, title, and interest has vested in the applicable Acquired Company by operation of Law).

(f)    Except as would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, (i) the Company IT Assets are reasonably sufficient in all respects for the operation of the business of the Acquired Companies as it is currently conducted, and (ii) to the Knowledge of the Company, there has not been any unauthorized use, access to, intrusions or breaches of security with respect to the Company IT Assets. The Acquired Companies have implemented and maintain commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities, and take and have taken commercially reasonable steps to safeguard the Company IT Assets. The Acquired Companies take commercially reasonable steps intended to prevent the introduction of bugs, disabling codes, spyware, Trojan horses, spyware, adware, worms and other malicious code into the Company IT Assets.

(g)    Except as would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, no Software that is owned by an Acquired Company (“Proprietary Software”) and licensed or made available by any Acquired Company to any Person uses, incorporates or is based upon any Open Source Software in a manner that: (i) conditions the use or distribution of any such Proprietary Software on the disclosure of any Source Code for any portion of such Proprietary Software; (ii) conditions the use or distribution of such Proprietary Software on the granting to any Person of (A) the right to make derivative works or other modifications to such Proprietary Software or portions thereof (other than such portions that are the Open Source Software themselves) or (B) a license under such Proprietary Software or any rights or immunities under any Company IP; (iii) conditions the use or distribution of such Proprietary Software on such Proprietary Software being made subject to the terms and conditions of any Open Source Software license; (iv) requires such Proprietary Software to be made available to any Person; or (v) otherwise imposes an obligation on any Acquired Company to distribute any such Proprietary Software on a royalty-free basis. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, each Acquired Company is and has been in compliance with the terms and conditions of all licenses for such Open Source Software. During the three (3) years prior to the date of this Agreement, no Acquired Company has received a written notice or request from any Person to disclose, distribute or license the Proprietary Software pursuant to an Open Source Software license, or alleging noncompliance with any Open Source Software license.

Section 4.15    Insurance Coverage. The Company has made available to Parent true and complete copies of all material insurance policies and all material self‑insurance programs and arrangements under which the Company or any of the Acquired Companies is an insured or beneficiary (the “Insurance Policies”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) the Company and its Subsidiaries maintain insurance, underwritten by financially reputable insurance companies, in such amounts and against such risks as is sufficient to comply with Applicable Law and all Company Material Contracts; (b) each of the Insurance Policies is in full force and effect, all premiums due thereon have been paid in full and the Acquired Companies are in compliance in all respects with the terms and conditions of such Insurance Policies; (c) no event has occurred which, with or without notice or lapse of time or both, would constitute a breach of or default under, or permit the termination of any Insurance Policy, and neither the Company nor any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, oral notice, regarding any cancellation or invalidation, premium increase with respect to, or material alteration of coverage under, any Insurance Policy; (d) the Company has filed claims as required under the respective Insurance Policies with insurers with respect to all matters and occurrences for which it has coverage, including those which fall within any self‑insured retentions or deductibles; and (e) there are no pending claims submitted by the Company or any of its Subsidiaries as to which coverage has been denied, rejected or disputed by the applicable insurer.

Section 4.16    Tax Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a)    all Tax Returns required to be filed by or with respect to an Acquired Company have been timely filed (taking into account any extension of time within which to file) and all such Tax Returns are true, correct and complete in all respects;

(b)    all Taxes of each Acquired Company (whether or not shown to be due and payable on any such Tax Return) have been timely paid; each Acquired Company has withheld all Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, equityholder or other third party;

(c)    no deficiency or assessment for Taxes has been asserted in writing or assessed by any Governmental Authority with respect to any Acquired Company;

(d)    there are no audits or examinations by any Governmental Authority ongoing or pending or, to the Knowledge of the Company, threatened in writing with respect to any Taxes for which any Acquired Company could be liable;

(e)    no Acquired Company has entered into a written agreement waiving or extending any statute of limitations in respect of Taxes with respect to any Acquired Company, and none of the Acquired Companies is currently the beneficiary of extensions of time within which to file any material Tax Returns, other than extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practice;

(f)    there are no Liens for Taxes upon any property or assets of any Acquired Company, except for Permitted Liens;

(g)    none of the Acquired Companies has, within the past two (2) years, been a party to any transaction purported or intended to qualify under Section 355 of the Code (or under so much of Section 356 of the Code as relates to Section 355 of the Code);

(h)    no Acquired Company (i) is a party to, is bound by or has any obligation under any Tax sharing, Tax allocation or Tax indemnity agreement or similar Contract or arrangement, (ii) is or has been a member of any affiliated, consolidated, combined, unitary or similar group for purposes of filing Tax Returns or paying Taxes (other than any such group of which the Company is the common parent and the only members of which are and have been the Acquired Companies), or (iii) has any liability for any Tax of any Person (other than an Acquired Company) under Treasury Regulations Section 1.1502‑6 (or similar provision of state, local or non‑U.S. Law), as a transferee or successor under applicable Law;

(i)    no Acquired Company will be required to include or accelerate an item of income or gain in, or exclude or defer an item of deduction or loss from, taxable income for any period (or portion thereof) ending on or after the Closing Date as a result of any (i) installment sale, open transaction or other disposition made prior to the Closing, (ii) adjustment under Section 481(a) of the Code (or similar provision of state, local or non‑U.S. Law) or change in method of accounting required or initiated before the Closing, (iii) use of an improper method of accounting prior to the Closing, (iv) “closing agreement” as described in Section 7121 of the Code (or similar agreement under state, local or non‑U.S. Law) or (v) prepaid amount or deferred revenue received or accrued on or prior to the Closing Date, other than amounts received or accrued in the ordinary course of business consistent with past practice;

(j)    no Acquired Company has made any election under Section 965 of the Code;

(k)    no entity classification election pursuant to Treasury Regulations Section 301.7701‑3 has been filed with respect to any Acquired Company;

(l)    no Acquired Company has or has ever had a permanent establishment in any country other than the country of its organization; and

(m)    no Acquired Company has been a party to a “listed transaction” within the meaning of Treasury Regulations Section 1.6011‑4(b)(2).

Section 4.17    Employees and Employee Benefit Plans.

(a)    Section 4.17(a) of the Company Disclosure Letter sets forth a complete list, as of the date hereof, of each material Plan (excluding individual equity award agreements evidencing the grant of any Company Equity Awards and individual employment offer letters that are on the form award agreements and form employment offer letters set forth on Section 4.17(a) of the Company Disclosure Letter). With respect to each material Plan, the Company has provided to Parent or its counsel a true and complete copy, to the extent applicable, of: (i) each writing constituting a part of such Plan and all amendments thereto, or a written description of any material unwritten Plan; (ii) the most recent annual report and accompanying schedules; (iii) the current summary plan description and any summaries of material modifications; (iv) the most recent annual financial statements and actuarial reports; (v) the most recent determination or opinion letter received by any of the Acquired Companies from the IRS regarding the tax‑qualified status of such Plan; (vi) the most recent written results of all required compliance testing; and (vii) copies of any material correspondence with the IRS, Department of Labor or other Governmental Authority.

(b)    Each Plan (and each related trust, insurance contract or fund) has been established, administered and funded in accordance with its express terms, and in compliance in all material respects with all applicable Laws, including ERISA and the Code. There are no pending or, to the Knowledge of the Company, threatened actions, claims or lawsuits against or relating to the Plans, the assets of any of the trusts under such Plans or the plan sponsor or the plan administrator, or against any fiduciary of the Plans with respect to the operation of such Plans (other than routine benefits claims, appeals of such claims and domestic relations order proceedings). Neither the Acquired Companies nor, to the Knowledge of the Company, any “party in interest” or “disqualified person” with respect to a Plan has engaged in a nonexempt “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA. To the Knowledge of the Company, (i) no fiduciary (within the meaning of Section 3(21) of ERISA) has breached any fiduciary duty with respect to a Plan or otherwise has any liability in connection with acts taken (or the failure to act) with respect to the administration or investment of the assets of any Plan, and (ii) no Plan is presently under audit or examination (nor has written notice been received of a potential audit or examination) by any Governmental Authority. All payments required to be made by any of the Acquired Companies under, or with respect to, any Plan (including all contributions, distributions, reimbursements, premium payments or intercompany charges) with respect to all prior periods have been timely made or, for any such payments that are not yet due, properly accrued and reflected in the most recent consolidated balance sheet prior to the date hereof, in each case in accordance with the provisions of each of the Plans, applicable Law and GAAP. To the Knowledge of the Company, there is not now, nor do any circumstances exist that could reasonably be expected to give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any Lien on the assets of any of the Acquired Companies under ERISA or the Code.

(c)    With respect to each Plan that is intended to qualify under Section 401(a) of the Code, such Plan, and its related trust, is so qualified and has received a current determination letter (or is the subject of a current opinion letter in the case of any prototype plan) from the IRS on which the Acquired Companies can rely that it is so qualified, and nothing has occurred with respect to the operation of any such plan which could cause the loss of such qualification or exemption or the imposition of any material liability, penalty or Tax under ERISA or the Code. No stock or other securities issued by any of the Acquired Companies forms or has formed any part of the assets of any Plan that is intended to qualify under Section 401(a) of the Code.

(d)    No Plan is, and none of the Acquired Companies or any ERISA Affiliate of the Acquired Companies has ever sponsored, established, maintained, contributed to or been required to contribute to, or in any way has any liability (whether on account of an ERISA Affiliate or otherwise), directly or indirectly, with respect to any plan that is, (i) subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code or a “defined benefit” plan within the meaning of Section 414(j) of the Code or Section 3(35) of ERISA (whether or not subject thereto), (ii) a Multiemployer Plan, (iii) a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA, (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (v) a plan maintained in connection with any trust described in Section 501(c)(9) of the Code. None of the Acquired Companies or any ERISA Affiliate has withdrawn at any time within the preceding six years from any Multiemployer Plan, or incurred any withdrawal liability which remains unsatisfied, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to any of the Acquired Companies.

(e)    Each Plan that is subject to the Affordable Care Act has been established, maintained and administered in compliance with the requirements of the Affordable Care Act, including all notice and coverage requirements, and the Acquired Companies and each ERISA Affiliate offer minimum essential health coverage, satisfying the affordability and minimum value requirements, to their full‑time employees (as defined by the Affordable Care Act) sufficient to prevent liability for assessable payments under Section 4980H of the Code. None of the Acquired Companies has attempted to maintain the grandfathered health plan status under the Affordable Care Act of any Plan. None of the Plans provide, and none of the Acquired Companies has any current or potential obligation to provide, medical, health, life or other welfare benefits after the termination of a Company Service Provider’s employment or engagement, as applicable, except as may be required by Section 4980B of the Code, any other applicable Law or at the sole expense of the participant or the participant’s beneficiary. None of the Acquired Companies has incurred (whether or not assessed), or is reasonably expected to incur or to be subject to, any Tax or other penalty with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable, or under Section 4980B, 4980D or 4980H of the Code.

(f)    Except as set forth in Section 4.17(f) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation or benefits due, to any Company Service Provider or with respect to any Plan; (ii) increase any benefits otherwise payable under any Plan; (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits, or the forgiveness of indebtedness of any Company Service Provider; or (iv) result in an obligation to fund or otherwise set aside assets to secure to any extent any of the obligations under any Plan.

(g)    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) result in any payment or benefit (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G‑1) that could, individually or in combination with any other such payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(h)    Each Plan that is, in whole or in part, a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code has at all times been operated in operational and documentary compliance in all material respects with Section 409A of the Code and applicable guidance thereunder. Neither the Company nor any of its Subsidiaries has any obligation to “gross‑up” or otherwise indemnify any Company Service Provider for the imposition of Tax, including under Section 4999 or 409A of the Code.

(i)    No Plan covers any Company Service Providers residing or working outside of the United States.

(j)    Section 4.17(j) of the Company Disclosure Letter contains a true and accurate list of each individual who is employed by, or is actively providing services to, the Acquired Companies as of the date hereof, together with such individual’s title or position, employing entity, work location, full-time or part-time status, accrued vacation, date of hire, current rate of hourly wage or salary, and annual target cash bonus opportunity.

(k)    The Acquired Companies are and have been in compliance in the past five (5) years in all material respects with all applicable Laws relating to employment or the engagement of labor, including all applicable Laws relating to wages, hours, overtime, collective bargaining, employment discrimination, civil rights, safety and health, workers’ compensation, pay equity, classification of employees and independent contractors, and the collection and payment of withholding and/or social security Taxes. Each of the Acquired Companies meets in all material respects all requirements required by Law or regulation relating to the employment of foreign citizens, including all requirements of Form I-9 Employment Verification, and none of the Acquired Companies currently employs any Person who was not permitted to work in the jurisdiction in which such Person was employed. The Acquired Companies is in compliance in all material respects with all Laws that could require overtime to be paid to any Company Service Provider, and no Person has brought in the past five (5) years or, to the Knowledge of the Company, threatened to bring a claim for unpaid compensation or employee benefits, including overtime amounts. Any Company Service Provider who is not treated as an employee by the Acquired Companies is not an employee under applicable Laws or for any other purpose, including, without limitation, for Tax withholding purposes or Plan purposes, and none of the Acquired Companies has any liability by reason of any Company Service Provider, in any capacity, being improperly excluded from participating in any Plan.

(l)    None of the Acquired Companies is delinquent in payment to any Company Service Provider for any wages, fees, salaries, commissions, bonuses, or other direct compensation for service performed by them or amounts required to be reimbursed to such Company Service Provider or in payments owed upon any termination of such Company Service Provider’s employment or engagement.

(m)    None of the Acquired Companies is a party to or otherwise bound by any collective bargaining agreement or other agreement with a labor union, works council or similar employee or labor organization applicable to any Company Service Provider and, to the Knowledge of the Company, there are no activities or proceedings of any labor union, works council or similar employee or labor organization to organize any such Company Service Providers. Additionally, (i) there is no unfair labor practice charge, claim, petition, or complaint pending before any applicable Governmental Authority relating to the Acquired Companies or any Company Service Provider and (ii) there is no labor strike, material slowdown, material dispute, or material work stoppage or lockout pending or, to the Knowledge of the Company, threatened against or affecting any of the Acquired Companies, and none of the Acquired Companies has experienced in the past five (5) years any strike, material slowdown or material work stoppage, lockout or other collective labor action by or with respect to any Company Service Providers.

(n)    To the Knowledge of the Company, no current Company Service Provider with an annual base salary above $150,000 intends to terminate his, her or their employment or engagement with the Acquired Companies, and no Acquired Company has a present intention to terminate the employment or engagement of such Company Service Providers, other than any intent to terminate employment or engagement pursuant to the TechCo Reorganization.

(o)    During the past five (5) years (i) no allegations of workplace sexual harassment or illegal retaliation or discrimination have been made known to the Acquired Companies, initiated, filed or, to the Knowledge of the Company, threatened against the Acquired Companies or any director or officer of the Company, (ii) to the Knowledge of the Company, no incidents of any such workplace sexual harassment or illegal retaliation or discrimination have occurred, and (iii) none of the Acquired Companies has entered into any settlement agreement related to allegations of sexual harassment or illegal retaliation or discrimination by any Company Service Provider.

(p)    In the past six (6) years, neither the Company nor any of its Subsidiaries has: (i) implemented any plant closing or mass layoffs implicating WARN; or (ii) incurred any liability under WARN that remains unsatisfied. No plant closings or mass layoffs implicating WARN are currently planned or have been announced.

Section 4.18    Environmental Matters. Except as set forth on Section 4.17(a) of the Company Disclosure Letter or as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Acquired Companies are, and for the past three (3) years have been, in compliance with all Environmental Laws, (b) the Acquired Companies have obtained (and are and have been in compliance with) all Permits required under applicable Environmental Laws to permit the Acquired Companies to operate their assets (including in the manner in which they are now operated and maintained) and to conduct the business of the Acquired Companies (including as currently conducted), (c) no written claims or notices have been received by (or are pending with respect to or, to the Knowledge of the Company, are threatened against) the Company or any of its Subsidiaries alleging violations of or liability under any Environmental Law and (d) there has been no release or disposal of, contamination by, or exposure of any Person to, any Hazardous Substance.

Section 4.19    Required Vote. Assuming the accuracy of Section 5.11, (i) the Required Company Stockholder Approval is the only vote of the holders of any of the Company Common Stock necessary to adopt this Agreement and approve the Merger and the other Transactions and (ii) the Company Board or the Company Special Committee, as applicable, have taken any necessary action such that the restrictions applicable to business combinations contained in Section 203 of the DGCL are not applicable to the Merger, this Agreement or the Transactions. No other Takeover Statutes or any anti‑takeover provision in the Company’s Governing Documents are, or at the Effective Time will be, applicable to the Company, this Agreement or the Transactions. The Company does not have a shareholder rights plan, poison pill or similar plan.

Section 4.20    No Brokers. Except for the Special Committee Financial Advisor, there is no investment banker, broker, finder or other financial intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who will be entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the Transactions. The Company has made available to Parent complete and accurate copies of all agreements between the Company and the Special Committee Financial Advisor pursuant to which the Special Committee Financial Advisor would be entitled to such payment.

Section 4.21    Related Party Transactions. As of the date hereof, except for compensation or other employment arrangements in the ordinary course of business consistent with past practice and except as disclosed in the Company SEC Documents, in the past three (3) years, there have been no Contracts, transactions or arrangements between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director, officer or employee or, to the Knowledge of the Company, any former director) thereof or any holder of 5% or more of the shares of the Company’s capital stock, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC.

Section 4.22    Material Customers and Suppliers.

(a)    Section 4.22(a) of the Company Disclosure Letter sets forth a true and correct list of the Acquired Companies’ Material Customers and sets forth opposite the name of each Material Customer, the amount of revenue generated therefrom during the twelve (12) month period ended December 31, 2023. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since the Company Balance Sheet Date and until the date hereof, no Acquired Company has received any written or, to the Knowledge of the Company, oral notice from any Material Customer of its intention to terminate or not renew its business relationship with the Acquired Companies or to decrease materially purchasing services or products from or otherwise materially change or modify the terms of its business relationship with the Acquired Companies. As used herein, “Material Customer” means, on a consolidated basis, the Acquired Companies’ top ten (10) customers based on the dollar amount of total revenue in the United States for the twelve (12) month period ended December 31, 2023 (calculated on an annualized basis).

(b)    Section 4.22(b) of the Company Disclosure Letter sets forth a true and correct list of the Acquired Companies’ Material Suppliers and sets forth opposite the name of each Material Supplier the dollar amount of total payments thereto during the twelve (12)‑month period ended December 31, 2023. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since the Company Balance Sheet Date and until the date hereof, no Acquired Company has received any written or, to the Knowledge of the Company, oral notice from any Material Supplier of its intention to terminate or not renew its business relationship with the Acquired Companies or to decrease materially providing services or products to or otherwise materially change or modify the terms of its business relationship with the Acquired Companies. As used herein, “Material Supplier” means, on a consolidated basis, the Acquired Companies’ top ten (10) vendors based on the dollar amount of total payments for the twelve (12)‑month period ended December 31, 2023 (excluding the Acquired Companies’ professional advisors, insurance providers and payroll service providers).

Section 4.23    TechCo Reorganization. Upon the consummation of the TechCo Reorganization in accordance with the terms and provisions of Schedule I hereto, except as otherwise agreed by Parent, (a) the assets and liabilities of TechCo shall be limited to those set forth in Schedule I and (b) except as described in Schedule I, immediately following the TechCo Reorganization and the consummation of the transactions contemplated by the Preferred Purchase Agreement, (x) the assets, properties and rights of TechCo shall comprise all of the assets, properties and rights necessary to permit Parent to conduct the TechCo Business immediately following the Closing Date in substantially the same manner as the TechCo Business is being conducted as of the date hereof, and (y) all other assets, properties and rights of the Acquired Companies other than TechCo shall comprise all of the assets, properties and rights necessary to permit Parent to conduct the business of the Acquired Companies other than TechCo Business immediately following the Closing Date in substantially the same manner as such business is being conducted as of the date hereof.

Section 4.24    No Additional Representations or Warranties. Except as provided in this Article IV or in any certificate to be delivered by the Company in connection with this Agreement, neither the Company nor any other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company, any of its Subsidiaries, or with respect to any other information provided to Parent, Merger Sub or their respective Affiliates in connection with the Transactions, including the accuracy, completeness or timeliness thereof. Other than claims with respect to fraud, neither the Company nor any other Person will have or be subject to any claim, liability or any other obligation to Parent, Merger Sub or any other Person resulting from the distribution or failure to distribute to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, estimates, forecasts or other material made available to Parent or Merger Sub in the electronic data room maintained by the Company for purposes of the Transactions or management presentations in expectation of the Transactions, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article IV.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company:

Section 5.01    Corporate Existence and Power. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all corporate power and authority required to carry on its business as currently conducted, except where the failure to have such power and authority would not reasonably be expected to, individually or in the aggregate, impair the ability of Parent or Merger Sub to consummate the Transactions. Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation and, where such concept is recognized, is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to, individually or in the aggregate, materially impair the ability of Parent or Merger Sub to consummate the Transactions.

Section 5.02    Corporate Authorization.

(a)    Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement have been duly and validly authorized by all necessary action on the part of Parent and Merger Sub (subject, with respect to Merger Sub, only to approval by its sole stockholder, which will be effected by written consent immediately following the execution and delivery of this Agreement), and no other corporate proceedings on the part of Parent and Merger Sub are necessary to authorize the execution and delivery of this Agreement or for each of Parent and Merger Sub to consummate the Transactions (other than, with respect to the Merger, the filing of the Certificate of Merger and other recordings or filings required by the DGCL with the Delaware Secretary of State). Assuming the due authorization, execution and delivery by the Company of this Agreement, this Agreement has been duly and validly executed and delivered by Parent and Merger Sub and constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions.

(b)    The board of directors of each of Parent and Merger Sub has duly adopted resolutions (i) determining that this Agreement and the Transactions are fair to, advisable and in the best interests of Parent, Merger Sub and their respective stockholders or other equityholders, as applicable, and (ii) adopting this Agreement and the Transactions. Parent, acting in its capacity as the sole stockholder of Merger Sub, will immediately after execution and delivery hereof approve and adopt this Agreement.

(c)    No vote of, or consent by, the holders of any Equity Securities of Parent (other than, for the avoidance of doubt, the consent of Parent, as the sole holder of the Equity Securities of Merger Sub, to adopt the Agreement) is necessary to authorize the execution, delivery and performance by Parent of this Agreement and the consummation of the Transactions or otherwise required by Parent’s organizational documents, Applicable Law or any Governmental Authority.

Section 5.03    Governmental Authorization. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions require no action by or in respect of, or filing with, any Governmental Authority other than (a) the filing of the Certificate of Merger and other recordings or filings required by the DGCL with the Delaware Secretary of State, (b) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, including the filing of the Proxy Statement and the Schedule 13E‑3, (c) compliance with any applicable rules of NYSE, (d) the Insurance Regulatory Approvals and (e) where failure to take any such actions or filings would not reasonably be expected to materially impair or delay the ability of Parent or Merger Sub to consummate the Transactions or perform their respective obligations under this Agreement.

Section 5.04    Non‑Contravention.

(a)    The execution, delivery and performance by each of Parent and Merger Sub of this Agreement, the consummation by each of Parent or Merger Sub of the Transactions and the compliance by each of Parent or Merger Sub with any of the provisions of this Agreement does not and will not (i) contravene, conflict with or result in any violation or breach of any provision of the Governing Documents of Parent or Merger Sub, (ii) assuming the consents, approvals, authorizations and filings referred to in Section 5.03 have been obtained or made, any applicable waiting periods referred to therein have terminated or expired and any condition precedent to any such consent has been satisfied or waived, contravene, conflict with or result in a violation or breach of any Applicable Law, or (iii) assuming compliance with the matters referred to in Section 5.03, require any consent by or any notice to any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any Contract, except in the case of clauses (ii) and (iii) above, any such violation, breach, default, right, termination, amendment, acceleration, cancellation or loss that would not reasonably be expected to, individually or in the aggregate, materially impair or delay the ability of Parent or Merger Sub to consummate the Transactions or perform their respective obligations under this Agreement.

(b)    To the Knowledge of Parent, based on the completion of customary anti‑money laundering diligence on the direct or indirect equity or debt investors in Parent and Merger Sub, no direct or indirect equity or debt investor in Parent or Merger Sub is: (i) a Sanctioned Person; (ii) organized, resident or located in a Sanctioned Country; (iii) engaged in any dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country; or (iv) otherwise in violation of applicable Trade Control Laws.

Section 5.05    Litigation. As of the date of this Agreement, there are no pending or threatened lawsuits, actions, suits, claims or other proceedings at law or in equity or investigations before or by any Governmental Authority against Parent or Merger Sub that would reasonably be expected to materially impair the ability of Parent or Merger Sub to consummate the Transactions or perform their respective obligations under this Agreement. There is no unsatisfied judgment or any open injunction binding upon Parent or Merger Sub which would reasonably be expected to materially impair the ability of Parent or Merger Sub to consummate the Transactions or perform their respective obligations under this Agreement.

Section 5.06    No Brokers. There is no investment banker, broker, finder or other financial intermediary that has been retained by or is authorized to act on behalf of any of Parent or its Subsidiaries who will be entitled to any fee or commission from Parent or its Subsidiaries, including Merger Sub, in connection with the Transactions.

Section 5.07    Financial Capacity. Parent and Merger Sub will have at the Closing sufficient cash immediately available funds sufficient to consummate the Transactions, including (a) the satisfaction of all payment obligations of Parent and Merger Sub contemplated by this Agreement in connection with the Merger (including the payment of all amounts payable at the Closing pursuant to Article III in connection with or as a result of the Merger), including the payment of the aggregate Merger Consideration and the Company Equity Award Consideration to which holders of Company Common Stock and Company Equity Awards will be entitled at the Effective Time pursuant to this Agreement, (b) the payments to be paid by Parent or Merger Sub on the Closing Date pursuant to the Repayment and Release Agreement, including to repay, prepay or discharge the “Payoff Amount” specified in the Repayment and Release Agreement, and (c) the payment of all fees and expenses required to be paid by the Company, Parent or Merger Sub or any of their respective Affiliates at the Closing in connection with the Transactions (such amounts, collectively “Required Amounts”).

Section 5.08    Debt Commitment. Parent has delivered to the Company true and complete copies of the Debt Commitment Letter executed by the Debt Financing Sources party thereto on the date hereof and countersigned by Parent. The Debt Commitment Letter has not been amended or modified prior to the date of this Agreement. As of the date hereof, the commitments contained in the Debt Commitment Letter have not been withdrawn or rescinded in any respect (and, to the Knowledge of Parent, no party thereto has indicated an intent to so withdraw or rescind). As of the date hereof, the Debt Commitment Letter is in full force and effect and constitutes the legal, valid, binding, and enforceable obligation of Parent and, to the Knowledge of Parent, the Debt Financing Sources (in each case subject to the Enforceability Exceptions). Parent has fully paid (or caused to be paid) any and all commitment fees and other amounts that are due and payable on or prior to the date hereof in connection with the Debt Financing. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default under the Debt Commitment Letter on the part of Parent or, to the Knowledge of Parent, any other party thereto. As of the date hereof, Parent has no reason to believe that it or any other party thereto will be unable to satisfy on a timely basis any of the Debt Financing Conditions. There are no conditions precedent or other contingencies related to the funding of the full amount of the Debt Financing on the Closing Date that will be required to be satisfied on the Closing Date in order to consummate the Debt Financing other than the Debt Financing Conditions. Notwithstanding anything to the contrary contained herein, the Company agrees that a breach of the representations and warranties in this Section 5.08 shall not result in the failure of the conditions to the Closing set forth in Section 7.03(a) if, notwithstanding such breach and subject to the satisfaction of the other conditions to Closing set forth in Article VII, Parent and Merger Sub are willing and able to consummate the Closing on the date the Closing is required to occur hereunder. Notwithstanding anything in this Agreement to the contrary, but without expanding, limiting or amending the remedies available under Article VIII or Section 9.02(a), or limiting the conditions in Article VII (including in respect of the Lennar Investment), Parent and Merger Sub each acknowledge and agree, in no event shall the receipt, grant or availability of any funds or financing by or to Parent or any Affiliate thereof or any other financing or other transactions be a condition to any of the obligations of Parent or Merger Sub hereunder.

Section 5.09    Solvency. Neither Parent nor Merger Sub is entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of any Acquired Company. Parent and Merger Sub, taken as a whole on a consolidated basis, are solvent as of the Effective Time and immediately after the Merger (including the payment of the Required Amounts), assuming (a) the truth and accuracy of the representations and warranties contained in Article IV, (b) that any estimates, projections or forecasts of the Company and its Subsidiaries have been prepared by them in good faith based upon assumptions that were, and continue to be, reasonable, (c) the Company and its Subsidiaries, taken as a whole, are solvent immediately prior to the Effective Time and (d) satisfaction of the conditions to Parent and Merger Sub’s obligation to consummate the Merger, each of Parent and the Surviving Corporation will, after giving effect to the Merger, including the payment of any amounts required to be paid in connection with the consummation of the Transactions and the payment of all related fees and expenses, be solvent at and immediately after the Effective Time. As used in this Section 5.09, the term “solvent” means, with respect to a particular date, that on such date, (i) the sum of the assets, at a fair valuation, of Parent and Merger Sub and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries will exceed the debts of Parent and its Subsidiaries, taken as a whole on a consolidated basis, as such debts mature and become absolute, (ii) Parent and Merger Sub, taken as a whole on a consolidated basis, and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries, taken as a whole on a consolidated basis, have not incurred debts beyond their ability to pay such debts as such debts mature and become absolute, and (iii) Parent and Merger Sub, taken as a whole on a consolidated basis, and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries, taken as a whole on a consolidated basis, have sufficient capital and liquidity with which to conduct their business. For purposes of this Section 5.09, “debt” means any liability on a claim, and “claim” means any right to (A) payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (B) an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

Section 5.10    Ownership of Merger Sub; No Prior Activities. All of the authorized capital stock of Merger Sub consists of 100 shares, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding shares of stock of Merger Sub are, and at the Effective Time will be, owned directly by Parent. Merger Sub was formed solely for the purpose of engaging in the Transactions (as applicable, including the Debt Financing). Except for obligations or liabilities incurred in connection with its formation and the Transactions, Merger Sub has not and will not prior to the Effective Time have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

Section 5.11    Ownership of Company Capital Stock.

(a)    Parent and Merger Sub and their respective Subsidiaries and controlled or controlling Affiliates do not beneficially own (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any shares of Company Common Stock or other securities of the Company or any options, warrants or other rights to acquire Company Common Stock or other securities of, or any other economic interest (through derivative securities or otherwise) in, the Company except pursuant to this Agreement.

(b)    Other than the Lennar Investment Agreements, the Voting Agreement and the Hudson Agreements entered into contemporaneously with this Agreement or as contemplated therein, neither Parent nor any of its controlled or controlling Affiliates has entered into any Contract, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any Contract, arrangement or understanding (in each case, whether oral or written), pursuant to which: (i) any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration, or (ii) any stockholder of the Company (A) agrees to vote to adopt this Agreement or the Merger or (B) agrees to vote against, or not to tender its shares of Company Common Stock in, any Acquisition Proposal.

(c)    Neither Parent, Merger Sub nor any of their respective Affiliates or Associates (in each case as Affiliates and Associates are defined in Section 203 of the DGCL) is or has been during the three (3) years prior to the date of this Agreement an “interested stockholder” of the Company as defined in Section 203 of the DGCL.

Section 5.12    Exclusivity of Representations and Warranties; Investigations.

(a)    No Additional Representations and Warranties. Except for the representations and warranties contained in Article IV, Parent and Merger Sub acknowledge that neither the Company nor any of its Subsidiaries or Representatives makes, and Parent and Merger Sub acknowledge that they have not relied upon or otherwise been induced by, any other express or implied representation or warranty by or on behalf of the Company or any of its Subsidiaries or with respect to any other information provided or made available to Parent or Merger Sub by or on behalf of any of the Company in connection with the Transactions, including any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their respective Representatives in certain “data rooms” or management presentations in expectation of the Transactions. Except as provided in this Article V or in any certificate to be delivered by Parent or Merger Sub in connection with this Agreement, neither Parent, Merger Sub nor any other Person on behalf of Parent or Merger Sub makes any express or implied representation or warranty with respect to Parent, Merger Sub, any of their respective Subsidiaries, or with respect to any other information provided to the Company or its Affiliates in connection with the Transactions, including the accuracy, completeness or timeliness thereof.

(b)    No Reliance. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV and in any closing certificate delivered pursuant to Section 7.02(d), it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on: (i) any representation or warranty, express or implied; (ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room maintained by the Company for purposes of the Transactions or management presentations in expectation of the Transactions; or (iii) the accuracy of completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information. Without limiting the foregoing, each of Parent and Merger Sub acknowledge and agree that, except for any remedies available under this Agreement with respect to the representations and warranties expressly set forth in Article IV and in any closing certificate delivered pursuant to Section 7.02(d), neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or their Representatives or Affiliates or any other Person resulting from Parent’s, Merger Sub’s or their Representatives’ or Affiliates’ use of any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their Representatives or Affiliates, including any information made available in the electronic data room maintained by the Company for purposes of the Transactions, management presentations, teasers, marketing materials, consulting reports or materials, confidential information memoranda, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the Transactions.

(c)    Investigation. Each of Parent and Merger Sub has conducted its own independent review and analysis of the business, operations, assets, Contracts, Intellectual Property Rights, real estate, technology, liabilities, results of operations and financial condition of the Acquired Companies, and each of them acknowledges that it and its Representatives have received access to books and records, facilities, equipment, Contracts and other assets of the Acquired Companies and that it and its Representatives have had the opportunity to meet with the management of the Company and to discuss the business and assets of the Acquired Companies.

ARTICLE VI

COVENANTS OF THE PARTIES

Section 6.01    Conduct of the Company Pending the Merger.

(a)    The Company agrees that, from the date of this Agreement until the earlier of the Effective Time or the valid termination of this Agreement in accordance with Section 8.01, except as (i) set forth on Section 6.01(a) of the Company Disclosure Letter, (ii) as required by Applicable Law, (iii) expressly required or contemplated by this Agreement (including taking any action in connection with the consummation of the TechCo Reorganization or the transactions under the Hudson Agreements), (iv) in accordance with the terms of the Insurance Contracts, or (v) otherwise with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company will, and will cause each of its Subsidiaries to, (A) conduct their respective businesses in all material respects in the ordinary course of business consistent with past practice, and (B) use their respective commercially reasonable efforts to preserve their goodwill and current relationships with employees, customers, suppliers and other Persons with which the Company or any of its Subsidiaries has material business relations; provided, however, that no action by or failure to act of the Acquired Companies with respect to matters addressed by any subsection of Section 6.01(b) shall in and of itself be deemed a breach of the covenants contained in this Section 6.01(a) or any other subsection of Section 6.01(b).

(b)    Without limiting the foregoing, and as an extension thereof, except (v) as set forth on Section 6.01(b) of the Company Disclosure Letter, (w) as required by Applicable Law, (x) as expressly required or contemplated by this Agreement and the Transactions (including taking any action in connection with the consummation of the TechCo Reorganization or the transactions under the Hudson Agreements), (y) in accordance with the terms of the Insurance Contracts, or (z) as otherwise with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit any of its Subsidiaries to, from the date of this Agreement until the earlier of the Effective Time or the valid termination of this Agreement in accordance with Section 8.01:

(i)    amend the certificate of incorporation, bylaws or other Governing Documents of the Acquired Companies (whether by merger, consolidation or otherwise);

(ii)    issue, sell, grant options or rights to purchase or receive, pledge, or authorize or propose the issuance, sale, grant of options or rights to purchase or pledge, any Company Common Stock, Company Equity Awards or other Equity Securities of any Acquired Company, other than shares of Company Common Stock issuable upon exercise or vesting of a Company Equity Award outstanding as of the date hereof in accordance with their terms or issued after the date hereof in accordance with the terms of this Agreement;

(iii)    establish a record date for, authorize, declare, set aside, make or pay any dividend or other distribution, payable in cash, equity interests, property or otherwise, with respect to any Company Common Stock, Company Equity Awards or other Equity Securities of the Company or any of its Subsidiaries, other than any ordinary dividend or distribution by a Subsidiary of the Company to the Company or to another wholly owned Subsidiary of the Company used to fund the business of the Company and its Subsidiaries;

(iv)    other than in the ordinary course of business consistent with past practices, (A) let lapse, modify, materially amend (or, in the case of the Company Loan Agreement, amend in any respect), or terminate (excluding terminations or renewals upon expiration of the term thereof in accordance with the terms thereof) any Company Material Contract, (B) enter into any Contract that would be a Company Material Contract or a Real Property Lease if in existence on the date hereof, or (C) waive, amend, release or assign any material rights, claims or benefits under any Company Material Contract or Real Property Lease;

(v)    sell, assign, transfer, convey, lease or otherwise dispose of or create any material Lien (other than Permitted Liens) on any of the Company’s or its Subsidiaries’ assets or properties, except in the ordinary course of business consistent with past practices;

(vi)    except as required by any Plan as in effect on the date of this Agreement or as otherwise permitted or required by this Agreement, (A) increase the compensation or benefits of any Company Service Provider or make or award any compensatory payments outside of the ordinary course of business consistent with past practices, (B) accelerate the vesting or payment of any compensation or benefits of any Company Service Provider, (C) enter into, amend or terminate any Plan (or any plan, program, agreement or arrangement that would be a Plan if in effect on the date hereof) or grant, amend or terminate any awards thereunder, (D) fund any payments or benefits that are payable or to be provided under any Plan, (E) terminate without “cause” (as determined consistent with past practice) any Company Service Provider with an annual base salary above $150,000, (F) hire or engage any new Company Service Provider with an annual base salary above $150,000 or provide any new Company Service Provider with any severance or similar entitlements in connection with or following a termination of employment, (G) make or forgive any loan to any Company Service Provider (other than advancement of expenses in the ordinary course of business consistent with past practices), (H) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar employee or labor organization (or enter into negotiations to do any of the foregoing), (I) recognize or certify any labor union, works council, bargaining representative, or any other similar organization as the bargaining representative for any Company Service Provider, (J) implement or announce any employee layoffs, furloughs, reductions in force, reductions in compensation, hour or benefits, work schedule changes or similar actions that could implicate WARN, (K) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any Company Service Provider, or (L) commence an offering period under the Company ESPP;

(vii)    other than in connection with the Transactions contemplated hereby, merge or consolidate any Acquired Company with any Person or adopt a plan of complete or partial liquidation or resolution providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of any Acquired Company;

(viii)    make any material loans or material advances of money to any Person (other than for transactions among the Acquired Companies in the ordinary course of business consistent with past practices), except for (A) advances to employees or officers of the Acquired Companies for business expenses or (B) extensions of credit to customers, in each case, incurred in the ordinary course of business;

(ix)    (A) make, change or rescind any entity classification or other material Tax election, file any material amended Tax Return except as required by Law, adopt or change any Tax accounting period or method of Tax accounting that has a material effect on Taxes, surrender any right to claim a material Tax refund, enter into any closing agreement or similar agreement with respect to any material Tax liability, settle or compromise any material Tax claim, assessment or other proceeding, or consent to any extension or waiver of the limitation period applicable to any material Tax or Tax Return;

(x)    split, combine, exchange, subdivide, cancel or reclassify any Equity Securities of the Company or any of its Subsidiaries, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Equity Securities of the Company or any of its Subsidiaries, other than ordinary course repurchases in connection with the termination of any Company Service Provider consistent with past practice;

(xi)    make or commit to any capital expenditures in excess of $250,000 individually, other than in accordance with the Company’s annual capital expenditures budget made available to Parent;

(xii)    make any acquisition (whether by merger, consolidation or acquisition of stock, equity or assets) of any interest in any Person or any division or material assets or properties thereof or any divestiture of any of the Company’s Subsidiaries or any material assets or properties thereof;

(xiii)    incur, issue, become liable for, amend or modify in any material respect the terms of any indebtedness for borrowed money or assume, guarantee or endorse, or otherwise become responsible for or grant any Lien on any assets of the Acquired Companies with respect to, the obligations of any Person for indebtedness (in each case, for the avoidance of doubt, excluding trade payables or obligations issued or assumed as consideration for services or property, including inventory), other than in connection with the Hudson Agreements;

(xiv)    sell, assign, transfer, abandon, cancel, permit to lapse or enter the public domain or license any material Company IP, except for (A) granting non‑exclusive licenses in the ordinary course of business consistent with past practice and (B) expiration of Company Registered IP (other than material domain names) in accordance with applicable statutory term;

(xv)    compromise, settle or agree to settle any claims (A) involving amounts in excess of $250,000 individually to the extent such amounts are not covered by any of the Acquired Companies’ insurance policies or (B) (1) with respect to any obligations of criminal wrongdoing, (2) that would impose any material non‑monetary obligations on the Company or its Subsidiaries that would continue after the Effective Time, or (3) involving an admission of guilt or liability by the Company or any of its Subsidiaries;

(xvi)    enter into any new line of business material to the Company and its Subsidiaries, taken as a whole;

(xvii)    redomesticate the Insurance Company;

(xviii)    fail to maintain sufficient capital such that would have a material and adverse effect on the Insurance Company’s Demotech Rating as of the date of this Agreement, or take any action that would reasonably be expected to result in a reduction of the financial rating of the Insurance Company;

(xix)    except in the ordinary course of business consistent with past practice, make any material changes to the terms or policies of the Insurance Company with respect to the payment of commissions or other compensation to any Producers;

(xx)    abandon, modify, waive, terminate or otherwise adversely change any insurance licenses of the Insurance Company or any Permit of any Acquired Company, except (i) as may be required by Applicable Law, or (ii) such modifications or waivers of insurance licenses as would not individually or in the aggregate restrict the business or operations of the Company or the Insurance Company in any material respect;

(xxi)    enter into any Contract that restrains, restricts, limits or impedes the ability of a Company to compete with or conduct any business or line of business in any geographic area;

(xxii)    make any material change in the Insurance Company’s underwriting, claims management, pricing, reserving or reinsurance practices;

(xxiii)    (A) cancel, reduce, terminate or fail to maintain insurance coverage under material insurance policies (other than (1) replacements thereof providing similar coverage on substantially similar terms and (2) any insurance policy that the Company does not have the ability to unilaterally renew or cannot renew without the consent or action of a third party) or (B) fail to file claims in a timely manner as required under the Insurance Policies with respect to all material matters and material occurrences for which it has coverage; provided, that nothing in this Section 6.01(b)(xxiii) shall restrict or prevent the Company from (and the Company shall not be required to obtain the prior written consent of Parent with respect to) renewing any insurance policy of the Company or its Subsidiaries or agreeing to any increases to insurance premium amounts or other customary costs in connection with such renewals, in each case, in the ordinary course of business consistent with past practice or as required in connection with the Transactions or in connection with any contractual obligations;

(xxiv)    commit, enter into any agreement or otherwise become obligated to take any action prohibited under this Section 6.01(b).

(c)    Nothing contained in this Agreement shall give Parent, directly or indirectly, any right to control or direct the operations of the Acquired Companies prior to the Closing. Prior to the Closing, each of the Company and Parent shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over their respective businesses.

Section 6.02    Non‑Solicitation.

(a)    Notwithstanding anything to the contrary in this Agreement, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. Eastern time on the day that is 50 calendar days following the date of this Agreement (the “Go‑Shop End Date”), the Company, its Subsidiaries, and their respective directors, officers, employees, and other Representatives shall have the right to, directly or indirectly: (i) solicit, initiate, propose, induce, encourage or facilitate any Acquisition Proposals or the making, submission or announcement thereof, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, could constitute or is reasonably expected to lead to, an Acquisition Proposal, including by way of furnishing non‑public information and other access to any Person pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements; provided that, subject to Applicable Law and in accordance with customary “clean room” or other similar procedures, the Company shall promptly provide Parent, or provide Parent access to, any such material non‑public information with respect to the Company or its Subsidiaries furnished to such other Person and/or its respective Representatives which was not previously furnished to Parent or its Representatives and (ii) enter into, continue or otherwise participate in any discussions or negotiations with respect to any Acquisition Proposal (or any proposal or inquiry that could constitute or is reasonably expected to lead to an Acquisition Proposal) or otherwise cooperate with or assist or participate in or facilitate any such discussions or negotiations or any effort or attempt to make any Acquisition Proposal (or any proposal or inquiry that could constitute or is reasonably expected to lead to an Acquisition Proposal). In no event may the Company or any of its Subsidiaries or any of their Representatives, directly or indirectly, reimburse or pay, or agree to reimburse or pay, the fees, costs or expenses of, or provide or agree to provide any compensation to, any Person or group (or any of its or their Representatives or potential financing sources), whether prior to or after the Go‑Shop End Date, that makes an Acquisition Proposal or any other proposal, inquiry or offer.

(b)    Except as otherwise expressly permitted by this Section 6.02 (including with respect to any Exempted Person), the Company shall, and shall cause its Subsidiaries and each of its and their respective directors, officers and employees to, and shall instruct and direct, and use its reasonable best efforts to cause, its other Representatives to:

(i)    from and after the Go‑Shop End Date, (A) immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Person or Group (other than Parent or its Affiliates) with respect to an Acquisition Proposal or any inquiry, discussion, offer or request that would reasonably be expected to lead to an Acquisition Proposal, (B) take necessary steps to promptly inform any Third Parties with whom discussions and negotiations are then occurring or who make an Acquisition Proposal after the execution of this Agreement of the obligations set forth in this Section 6.02(b) and (C) promptly (and in any event within two (2) Business Days after the Go‑Shop End Date) request in writing that each Third Party that has executed a confidentiality or similar agreement with respect to an Acquisition Proposal or potential Company financing transaction within the eight (8) month period immediately preceding the Go‑Shop End Date promptly return or destroy all confidential information concerning the Company and its Subsidiaries provided by the Company and its Subsidiaries or Representatives to such Third Party or any of its Representatives with respect thereto and ensure that no such Third Party has any continued access to any physical or electronic data room; and

(ii)    from and after the Go‑Shop End Date until the earlier of the date on which the Required Company Stockholder Approval has been obtained or the date, if any, on which this Agreement is validly terminated in accordance with Article VIII, not to, directly or indirectly (A) solicit, initiate, seek, propose or knowingly facilitate or encourage any inquiry, discussion, offer, announcement or request that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (B) enter into, continue, initiate or otherwise participate in any discussions or negotiations with, or furnish any non‑public information or data relating to the Acquired Companies to, or afford access to the properties, books, records, officers or personnel of the Acquired Companies to, any Person or its Representatives (other than the parties hereto and their respective Representatives) with respect to an Acquisition Proposal or any inquiry, discussion, offer, announcement or request that would reasonably be expected to lead to an Acquisition Proposal (provided that, notwithstanding the foregoing, the Company shall be permitted to grant a waiver of or terminate any “standstill” or similar bona fide agreement or obligation of any Person with respect to the Acquired Companies to allow such Person to submit an Acquisition Proposal if the Company Special Committee has determined that failure to so waive or terminate would be inconsistent with the Company’s directors’ fiduciary duties under Applicable Law), (C) approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other definitive agreement or Contract with respect to or relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement) or requiring the Company to abandon, terminate, breach or fail to consummate the Transactions (an “Alternative Acquisition Agreement”), or (D) resolve, commit or agree to do any of the foregoing.

No later than twenty four (24) hours following the Go‑Shop End Date, the Company shall provide Parent in writing a copy of the Acquisition Proposal submitted by each Exempted Person (which may, if and only if required by a non-disclosure or confidentiality agreement entered into with such Exempted Person, redact the identity of such Exempted Person, including any information that would make the identity reasonably discernable) and the material terms and conditions of any proposal or offer regarding an Acquisition Proposal (including any amendments or modifications thereof) received from each Exempted Person on or prior to the Go‑Shop End Date. Notwithstanding the commencement of the obligations of the Company under this Section 6.02(b) or Section 6.02(c), from and after the Go‑Shop End Date, the Company may continue to engage in the activities described in this Section 6.02(b) and Section 6.02(c) with respect to any Acquisition Proposal submitted by an Exempted Person on or before the Go‑Shop End Date until 11:59 p.m. Eastern time on the date on which such Acquisition Proposal expires by its terms, or the Exempted Person has otherwise terminated or withdrawn such Acquisition Proposal (provided that, for the avoidance of doubt, any amended or revised Acquisition Proposal submitted by such Exempted Person shall not be deemed to constitute, in and of itself, an expiration, termination or withdrawal of such previously submitted Acquisition Proposal) or ceased to be an Exempted Person.

(c)    Notwithstanding anything to the contrary contained in Section 6.02(b) (subject to the Company’s rights with respect to Exempted Persons), but subject to compliance with the other provisions of this Section 6.02, if, after the date of this Agreement and prior to the receipt of the Required Company Stockholder Approval, (i) the Company has received a bona fide written Acquisition Proposal from a Third Party that did not result from a breach of Section 6.02(b) and that is not withdrawn and (ii) the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee determines in good faith, after consultation with its financial and outside legal advisors (including the Special Committee Financial Advisor), that (A) such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal and (B) the Company Special Committee determines in good faith, after consultation with outside counsel, that failure to take the actions contemplated by clauses (1) and (2) below would reasonably be expected to be inconsistent with the directors’ fiduciary duties under Applicable Law, then the Company and its Representatives may, subject to the execution of a customary confidentiality agreement with such Third Party that contains provisions that in the aggregate are not materially less favorable to the Company than those contained in the Confidentiality Agreement, provided that, such agreement need not contain any “standstill” or similar bona fide agreement or obligation of such Third Party with respect to the Acquired Companies to allow such Third Party to submit an Acquisition Proposal, and that does not contain any provision that would prevent the Company from complying with its obligation to provide any disclosure to Parent required pursuant to this Section 6.02 (each, an “Acceptable Confidentiality Agreement”), (1) furnish non‑public information, and afford access to the books or records or officers of the Acquired Companies, to such Third Party and/or its Representatives, and (2) engage in discussions and negotiations with such Third Party and/or its Representatives with respect to the Acquisition Proposal; provided that any non‑public information concerning the Acquired Companies made available to any Third Party shall, to the extent not previously made available to Parent, be made available to Parent as promptly as reasonably practicable (and in any event within forty-eight (48) hours) after it is made available to such Third Party. Notwithstanding anything to the contrary set forth in this Section 6.02 or elsewhere in this Agreement, the Company, its Subsidiaries and its Representatives may, in any event (without the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee having to make the determination in clause (ii) of the preceding sentence), contact any Third Party to (x) seek to clarify and understand the terms and conditions of any inquiry or proposal made by such Person to the extent necessary to determine whether such inquiry or proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal, and (y) inform such Third Party that has made or, to the Knowledge of the Company, is expected to make an Acquisition Proposal of the provisions of this Section 6.02.

(d)    Except as expressly permitted by this Section 6.02(d) or Section 6.02(e), neither the Company Board nor the Company Special Committee, as applicable, shall: (i) withhold, withdraw, modify, amend, qualify or propose publicly to withhold, withdraw, modify, amend or qualify, in a manner adverse to Parent in any material respect, the Company Board Recommendation; (ii) fail to include the Company Board Recommendation in the Proxy Statement or fail to publicly recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act in any solicitation or recommendation statement made on Schedule 14D‑9 within ten (10) Business Days after the commencement of a tender offer providing for such Acquisition Proposal; (iii) authorize, adopt, approve or recommend, or publicly propose to authorize, adopt, approve or recommend, or otherwise declare advisable (publicly or otherwise) any Acquisition Proposal; (iv) from and after the Go‑Shop End Date, fail to reaffirm publicly the Company Board Recommendation within five (5) Business Days after Parent requests in writing that the Company Board Recommendation be reaffirmed publicly, provided that the Company will have no obligation to make such reaffirmation on more than two (2) separate occasions unless in connection with any public statement or communication; (v) make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a customary “stop, look and listen” communication by the Company Board (or the Company Special Committee, if applicable) pursuant to Rule 14d-9(f) of the Exchange Act  (any of the actions described in clauses (i) through (v) of this Section 6.02(d), an “Adverse Recommendation Change”); or (vi) authorize, cause or permit the Company to enter into any Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to the receipt of the Required Company Stockholder Approval, but not after, the Company Board (upon the recommendation of the Company Special Committee) shall be permitted, so long as the Company is not in material violation of this Section 6.02 and, in each case, subject to compliance with Section 6.02(e), (A) to terminate this Agreement to concurrently enter into a definitive Alternative Acquisition Agreement with respect to a Superior Proposal pursuant to Section 8.01(h) (in which case the Company shall pay, or cause to be paid, to Parent (or one or more of its designees), the Company Termination Fee prior to or concurrently with such termination) or (B) to effect an Adverse Recommendation Change or Notice of Adverse Recommendation Change in connection with such Superior Proposal.

(e)    The Company Board or the Company Special Committee, as applicable, shall only be entitled to effect an Adverse Recommendation Change or terminate this Agreement pursuant to Section 8.01(h) if, prior to the time the Required Company Stockholder Approval is obtained, but not after:

(i)    (A) the Company has provided at least three (3) Business Days’ advance written notice (a “Notice of Adverse Recommendation Change”) to Parent that the Company intends to take such action in response to a Superior Proposal pursuant to Section 6.02(d) (it being understood that the delivery of a Notice of Adverse Recommendation Change and any amendment or update thereto and the determination to so deliver such notice, amendment or update will not, by itself, constitute an Adverse Recommendation Change), which notice shall (1) state that the Company has received a bona fide written Acquisition Proposal that has not been withdrawn and that the Company Board or the Company Special Committee, as applicable, has concluded in good faith (after consultation with its financial and outside legal advisors) constitutes a Superior Proposal, (2) include written notice of all material terms of such Superior Proposal which enabled the Company Board or the Company Special Committee, as applicable, to make the determination that the Acquisition Proposal is a Superior Proposal and, unless prohibited by any non-disclosure or confidentiality agreement entered into with such Person, the identity of the Person who made such Superior Proposal, (3) attach all documents with respect to such Superior Proposal, including the most current version of the relevant transaction agreement and, if applicable, copies of all relevant documents relating thereto, including any related financing commitments, if available, and (4) state that the Company Board intends to effect an Adverse Recommendation Change or terminate this Agreement pursuant to this Section 6.02(e); (B) during the three (3) Business Day period following the time of Parent’s receipt of the Notice of Adverse Recommendation Change, the Company shall have, and shall have caused its directors, officers, employees and Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement and other agreements related to the Transactions in such a manner that would obviate the need to effect an Adverse Recommendation Change or the termination of this Agreement; and (C) following the end of the three (3) Business Day period described in the preceding clause (B), the Company Board (upon the recommendation of the Company Special Committee) shall have determined in good faith, after consultation with its financial and outside legal advisors (including the Special Committee Financial Advisor), taking into account any changes to this Agreement and other agreements related to the Transactions irrevocably offered in writing by Parent in response to the Notice of Adverse Recommendation Change or otherwise, that the Superior Proposal giving rise to the Notice of Adverse Recommendation Change continues to constitute a Superior Proposal; provided, however, that in the event that the Acquisition Proposal to which this provision applies is thereafter modified in any material respect by the party making such Acquisition Proposal, the Company shall promptly provide written notice of and the material terms with respect to such modified Acquisition Proposal to Parent and shall again comply with this Section 6.02(e) prior to effecting any Adverse Recommendation Change or effecting a termination pursuant to Section 8.01(h) (and shall do so for each such subsequent amendment or modification); or

(ii)    (A) an Intervening Event has occurred; (B) the Company Board (upon the recommendation of the Company Special Committee) has determined in good faith, after consultation with the Company’s financial and outside legal counsel (including the Special Committee Financial Advisor), that the failure to effect an Adverse Recommendation Change would be inconsistent with its fiduciary duties under Applicable Law; (C) prior to effecting an Adverse Recommendation Change, the Company Board (or the Company Special Committee, if applicable) has provided, at least four (4) Business Days’ advance written notice (a “Notice of Intervening Event”) to Parent that the Company intends to take such action (it being understood that the delivery of a Notice of Intervening Event and any amendment or update thereto and the determination to so deliver such notice, amendment or update will not, by itself, constitute an Adverse Recommendation Change), which notice includes reasonably detailed information describing the Intervening Event and the reasons for the Company taking such action; (D) during such four (4) Business Day period following the time of Parent’s receipt of the Notice of Intervening Event, the Company shall have, and shall have caused its directors, officers, employees and Representatives to, and shall have used reasonable best efforts to cause its other Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement and other agreements related to the Transactions in such a manner that would obviate the need to effect an Adverse Recommendation Change; and (E) following the end of such four (4) Business Day period described in the preceding clause (D), the Company Board (upon the recommendation of the Company Special Committee) shall have determined in good faith, after consultation with its financial and outside legal advisors (including the Special Committee Financial Advisor), taking into account any changes to this Agreement and other agreements related to the Transactions irrevocably offered in writing by Parent in response to the Notice of Intervening Event, that the failure to make such Adverse Recommendation Change would be inconsistent with its fiduciary duties under Applicable Law; provided that if the Intervening Event to which this provision applies thereafter changes in any non‑de minimis respect or another Intervening Event occurs, the Company shall provide written notice of such modified or other Intervening Event to Parent and shall again comply with this Section 6.02(e)(ii) and provide Parent with an additional two (2) Business Days’ notice prior to effecting any Adverse Recommendation Change (and shall do so for each such subsequent change or occurrence).

(f)    From and after the Go‑Shop End Date until the Effective Time or the date, if any, on which this Agreement is terminated in accordance with Article VIII, (i) as promptly as reasonably practicable (and in any event within twenty-four (24) hours) after receipt of any Acquisition Proposal or any bona fide offers or proposals that could reasonably be expected to lead to an Acquisition Proposal by or on behalf of the Company or any of its Subsidiaries or Representatives, the Company shall provide Parent with written notice, which notice shall include a copy of such proposal (which may, if and only if required by a non-disclosure or confidentiality agreement entered into prior to the Go-Shop End Date, redact the identity of such Person, including any information that would make the identity reasonably discernable), and the status of any related discussions or negotiations, and (ii) in the event that any such party modifies its Acquisition Proposal in any material respect, the Company shall provide Parent with written notice within twenty-four (24) hours after receipt of such modified Acquisition Proposal of the fact that such Acquisition Proposal has been modified and the material terms of such modification or proposed modification (including, if applicable, redacted copies of any written documentation reflecting such modification or proposed modification). The Company shall keep Parent reasonably informed of the status of the discussions or negotiations referenced in clauses (i) and (ii) above.

(g)    Nothing contained in this Agreement shall prohibit the Company or the Company Board (upon the recommendation of the Company Special Committee), directly or indirectly through its Representatives, from (i) taking and disclosing to the Company’s stockholders a position with respect to a tender or exchange offer by a Third Party pursuant to Rule 14d‑9 or Rule 14e‑2 promulgated under the Exchange Act (or any similar communication to the Company’s stockholders), (ii) making any “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d‑9(f) promulgated under the Exchange Act or a factually accurate public statement by the Company that describes the Company’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto, (iii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act in respect of any solicitation or recommendation not otherwise in breach of this Section 6.02, (iv) informing any Person of the existence of the provisions contained in this Section 6.02, or (iv) making any disclosure to the Company’s stockholders as required by Applicable Law, regulation or stock exchange rule or listing agreement; provided that the foregoing shall in no way eliminate or modify the effect that any such statement or disclosure would otherwise have under this Agreement and it being understood that any such statement or disclosure made by the Company Board (or a committee thereof) pursuant to this Section 6.02(g) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board (or any committee thereof) and the rights of Parent under this Section 6.02, and it being further understood that nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof) to effect an Adverse Recommendation Change other than in accordance with Sections 6.02(d) and 6.02(e).

(h)    Any breach of this Section 6.02 by any director, officer or Subsidiary of any Acquired Company or by any Acquired Company itself, or any breach of this Section 6.02 by any of their Representatives acting at the direction of the Acquired Companies will be deemed to be a breach of this Agreement by the Company.

Section 6.03    Appropriate Action; Consents; Filings.

(a)    The Company, Parent and Merger Sub shall use their reasonable best efforts to (i) as soon as reasonably practicable, and in any event within twenty (20) Business Days after the date hereof (or such different time frame as set forth on Section 6.03(a) of the Company Disclosure Letter), make or cause to be made all filings and submissions required to be filed by such party or its Affiliates with any Governmental Authority to consummate the transactions contemplated herein as set forth on Section 6.03(a) of the Company Disclosure Letter and any Form D or similar filing to the extent reasonably requested by Parent (provided that no such Form D or similar filing shall be a condition to closing under Section 7.01(b) of this Agreement), (ii) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate and make effective the Transactions as promptly as reasonably practicable, (iii) obtain from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Parent, Merger Sub or the Company, or any of their respective Subsidiaries, or to avoid any action or Proceeding by any Governmental Authority, in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions and (iv) as promptly as reasonably practicable after the date hereof, make, and use commercially reasonable efforts to cause its direct equityholders to make (to the extent required by Applicable Law), all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under any other Applicable Law. The Company and Parent shall furnish to each other all information required for any application or other filing under the rules and regulations of any Applicable Law in connection with the Transactions. The Company and Parent will coordinate with the other party in providing such information and providing such assistance as the other party may reasonably request in connection with any filings and submissions required to be filed by it.

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(b)    Without limiting the generality of anything contained in this Section 6.03, each party hereto shall: (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or Proceeding by or before any Governmental Authority with respect to the Merger or any of the other Transactions; (ii) keep the other parties reasonably informed as to the status of any such request, inquiry, investigation, action or Proceeding; (iii) notify one another of the receipt by it or any of its Affiliates of comments from the applicable Governmental Authorities with respect to the filings and submissions referred to in Section 6.03(a); (iv) promptly inform the other parties of any communication to or from any Governmental Authority regarding the approval of the Merger or any of the other Transactions; (v) use its reasonable best efforts promptly to provide responses to Governmental Authorities and resolve any objections that may be asserted by any Governmental Authority; and (vi) use reasonable best efforts to obtain such approvals, consents and clearances as may be necessary, proper or advisable under any Applicable Laws. Each party hereto will consult with the other in connection with any filing made with, or written materials submitted to any Governmental Authority in connection with the transactions contemplated hereby, provided, however, that notwithstanding anything herein to the contrary, neither party nor any of their respective Affiliates nor any TRG Person shall be required to disclose any privileged information, personally identifiable information or confidential competitive information, unless and solely to the extent required by the Governmental Authority in connection with any Insurance Regulatory Approval filings or submissions. None of the parties hereto shall, or will permit their respective Affiliates or any of their or their Affiliates’ respective officers, employees or other representatives or agents to, participate in any hearing or substantive in‑person or telephonic meeting with any Governmental Authority in respect of such filings and submissions unless such party consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives such other parties the opportunity to attend and participate thereat (other than, with respect to Parent, any TRG Person and their respective Affiliates, any hearing or meeting with any Governmental Authority that relates solely to (w) the identity and organizational structure of Parent and its Affiliates (including any TRG Person), (x) any personally identifiable information of any TRG Person or (y) competitively sensitive information of Parent and its Affiliates (including any TRG Person)). Each of Parent, Merger Sub and the Company will not enter into any agreement with any Governmental Authority to delay or not consummate the Transactions, except with the prior written consent of the other parties. Each of Parent, Merger Sub and the Company agrees to use reasonable best efforts so as to enable the parties to expeditiously consummate the Closing and the transactions contemplated hereby.

(c)    Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent related to any Applicable Law, Parent shall cooperate in good faith with the Governmental Authorities and shall use reasonable best efforts to complete lawfully the Transactions as soon as practicable (but in any event prior to the End Date, First Extension Date or Second Extension Date, as applicable), which reasonable best efforts shall include taking any and all action reasonably necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any Proceeding in any forum by or on behalf of any Governmental Authority or the issuance of any Governmental Order that would (or to obtain the agreement or consent of any Governmental Authority to the Transactions, the absence of which would) delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Merger; provided, however, notwithstanding the foregoing, nothing in this Section 6.03 or elsewhere in this Agreement shall require, or be construed to require, Parent or any of its Affiliates or any TRG Person or the Company or any of its Affiliates to take or refrain from taking, or agree to take or refrain from taking or agree to cause its Affiliates to take or refrain from taking, any action or suffer to exist any obligation, condition, qualification, limitation, restriction or requirement that, individually or in the aggregate with any other actions, qualifications, obligations, conditions, limitations, restrictions or requirements, would or would reasonably be expected to result in a Burdensome Condition; provided, further, that none of Parent, Merger Sub or the Company shall take (and in the case of the Company, it shall not permit any of its Affiliates to take) any action or suffer to exist any obligation, condition, qualification, limitation, restriction or requirement that would reasonably be expected to result in a Burdensome Condition without the prior written consent of Parent or the Company, as applicable. In the event that Parent or the Company, as applicable, acting reasonably and in good faith, determines that any Burdensome Condition is likely to be imposed on such party, the applicable party shall notify the other and the parties shall each use reasonable best efforts to avoid the imposition of any such Burdensome Condition. Notwithstanding anything to the contrary in this Agreement, Parent shall be entitled to make additional commitments to, or agreements with, Governmental Authorities to delay the Closing following any commitment to, or agreement with, any Governmental Authority not to close the Transactions before a certain date (but in no event to delay the Closing beyond the End Date, First Extension Date or Second Extension Date, as applicable), to the extent that such delay is reasonably necessary in order to prevent a Governmental Authority from continuing to investigate the Transactions, imposing conditions or remedies with respect to the Transactions or commencing a Proceeding.

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(d)    Parent shall be solely responsible for and pay all costs incurred in connection with obtaining any consents or approvals of the type described in this Section 6.03.

Section 6.04    Proxy Statement; Company Stockholder Meeting.

(a)    As promptly as reasonably practicable (and in any event within two (2) Business Days) following the Go-Shop End Date, the Company shall use reasonable best efforts to prepare and cause to be filed with the SEC a proxy statement in preliminary form, as required by the Exchange Act, relating to the Company Stockholder Meeting (together with any amendments or supplements thereto, the “Proxy Statement”) and the Company and Parent shall jointly prepare and file the Schedule 13E‑3 with the SEC. Except as contemplated by Section 6.02, the Proxy Statement shall include the Company Board Recommendation with respect to the Merger. The Proxy Statement shall include all material disclosure relating to the Special Committee Financial Advisor as required by Applicable Law. The Company shall promptly notify Parent upon the receipt of any comments from the SEC (or the staff of the SEC) with respect to the Proxy Statement or Schedule 13E‑3 or any request from the SEC (or the staff of the SEC) for amendments or supplements to the Proxy Statement or Schedule 13E‑3, and shall promptly provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC (or the staff of the SEC), on the other hand. Each of the parties hereto shall use their commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC (or the staff of the SEC) with respect to the Proxy Statement or Schedule 13E‑3. The Company shall use its commercially reasonable efforts so that the Proxy Statement and Schedule 13E‑3 will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder and to cause the definitive Proxy Statement to be mailed to the Company’s stockholders as of the record date established for the Company Stockholder Meeting as promptly as reasonably practicable after the date of this Agreement, and in no event more than ten (10) Business Days after the date on which the SEC confirms that it has no further comments on the Proxy Statement; provided that the Company shall not be obligated to mail the definitive Proxy Statement or Schedule 13E‑3 to the Company’s stockholders prior to the date that is two (2) calendar days after the Go‑Shop End Date. Prior to filing or mailing the Proxy Statement or Schedule 13E‑3 (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response to the extent permitted by Applicable Law and shall include any such comments reasonably proposed by Parent.

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(b)    Parent shall, as promptly as practicable, use reasonable best efforts to furnish to the Company all information concerning Parent and Merger Sub as may be reasonably requested in writing by the Company in connection with the preparation of the Proxy Statement, including such information that is required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement, and shall otherwise assist and reasonably cooperate with the Company in the preparation of the Proxy Statement and the resolution of comments from the SEC (or the staff of the SEC). Parent will, upon request of the Company, use reasonable best efforts to confirm or supplement the information relating to Parent or Merger Sub supplied by it for inclusion in the Proxy Statement, such that at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Stockholder Meeting, such information shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)    In accordance with the Company’s Governing Documents and the requirements of NYSE, the Company shall use reasonable best efforts to, as promptly as reasonably practicable (but subject to the last sentence of this Section 6.04(c) and the timing contemplated in Section 6.04(a)), (x) conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act and establish a record date for and give notice of a meeting of its stockholders, for the purpose of voting upon the adoption of this Agreement (including any adjournment or postponement thereof, the “Company Stockholder Meeting”) and (y) mail to the holders of Company Common Stock as of the record date established for the Company Stockholder Meeting a Proxy Statement and all other proxy material (such date, the “Proxy Date”) and if necessary to comply with applicable securities Laws, after the Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection there with, re‑solicit proxies. The Company shall use reasonable best efforts to duly call, convene and hold the Company Stockholder Meeting as promptly as reasonably practicable after the Proxy Date (and in no event later than the thirtieth (30th) day following the first mailing of the Proxy Statement to the stockholders of the Company). Notwithstanding anything to the contrary in this Agreement, the Company may postpone, recess or adjourn the Company Stockholder Meeting for up to twenty (20) days (and shall postpone, recess or adjourn the Company Stockholder Meeting at the request of Parent on no more than two (2) occasions in the event of the following clauses (ii) or (iii) of this Section 6.04(c)): (i) with the consent of Parent; (ii) for the absence of a quorum; (iii) to solicit additional proxies for the purpose of obtaining the Required Company Stockholder Approval; (iv) after consultation with Parent, if the Company Board (or a committee thereof, including the Company Special Committee) has determined in good faith (after consultation with its outside legal counsel) that it is required by Applicable Law to postpone or adjourn the Company Stockholder Meeting in order to give the stockholders of the Company sufficient time to evaluate any information or disclosure that the Company has sent or otherwise made available to the stockholders of the Company in accordance with the terms of this Agreement; or (v) if the Company has provided a Notice of Adverse Recommendation Change or Notice of Intervening Event to Parent pursuant to Section 6.02(e) and the latest deadline contemplated by Section 6.02(e) in respect of such Notice of Adverse Recommendation Change or Notice of Intervening Event has not been reached. Once the Company has established the record date for the Company Stockholder Meeting, the Company shall not change such record date or establish a different record date without the prior written consent of Parent, unless (x) required to do so by Applicable Law or (y) in the event that the date of the Company Stockholder Meeting as originally called is for any reason adjourned or postponed or otherwise delayed and the Company is required to establish a new record date for the Company Stockholders Meeting, by virtue of such adjournment, postponement or delay. Unless the Company Board (acting on the recommendation of the Company Special Committee) shall have effected an Adverse Recommendation Change, the Company shall use its commercially reasonable efforts to solicit proxies in favor of the adoption of this Agreement and to solicit the Required Company Stockholder Approval. The Company shall, upon the reasonable request of Parent, advise Parent on each of the last ten (10) Business Days prior to the date of the Company Stockholders Meeting, as to the aggregate tally of the proxies received by the Company with respect to the Required Company Stockholder Approval. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to hold the Company Stockholder Meeting if this Agreement is validly terminated. Notwithstanding any Adverse Recommendation Change, unless this Agreement is validly terminated pursuant to, and in accordance with, Article VIII, this Agreement shall be submitted to the holders of Company Common Stock for the purpose of obtaining the Required Company Stockholder Approval.

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(d)    If at any time prior to the Effective Time any event or circumstance relating to the Company or Parent or any of the Company’s or Parent’s Subsidiaries, or their respective officers or directors, is discovered by the Company or Parent, respectively, which, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement or Schedule 13E‑3, such party shall promptly inform the others. Each of Parent, Merger Sub and the Company agrees to correct any information provided by it for use in the Proxy Statement or Schedule 13E‑3 which shall have become false or misleading.

(e)    The Company covenants and agrees that the Proxy Statement (including any attachments thereto or referenced therein and any amendments or supplements thereto) at the date mailed to the Company’s stockholders and at the time of any meeting of the Company’s stockholders to be held in connection with the Merger or Schedule 13E‑3, when it is filed with the SEC, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation, warranty, covenant or agreement is made by the Company with respect to (i) statements therein relating to Parent and its Affiliates, including Merger Sub, the Lennar Investment or based on information supplied by Parent or Merger Sub for inclusion in the Proxy Statement or (ii) any financial projections or forward‑looking statements. The Proxy Statement and Schedule 13E‑3 (and any amendment thereof or supplement thereto) will comply as to form in all material respects with the provisions of the Exchange Act and any other applicable federal securities Laws.

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(f)    Parent covenants and agrees that the information supplied by Parent for inclusion or incorporation by reference in the Proxy Statement (and any amendment thereof or supplement thereto) will not, at the date mailed to the Company’s stockholders and at the time of the meeting of the Company’s stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, except that no representation, warranty, covenant or agreement is made by Parent with respect to (i) statements therein relating to the Company and its Affiliates or based on information supplied by the Company or its Subsidiaries for inclusion in the Proxy Statement or (ii) any financial projections or forward‑looking statements.

Section 6.05    Access to Information. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Acquired Companies by Third Parties that may be in the Acquired Companies’ possession from time to time, from the date hereof until the earlier of the Effective Time and the valid termination of this Agreement pursuant to Article VIII, the Company shall, and shall cause its Subsidiaries to, afford to Parent and its Representatives reasonable access for purposes of consummating the Transactions during normal business hours in such manner as not to interfere in any material respect with the normal operation of the Acquired Companies, to their respective properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of the Acquired Companies, and shall furnish such Persons with existing financial and operating data and other information concerning the affairs of the Acquired Companies as such Persons may reasonably request; provided that such investigation shall only be upon reasonable notice and shall be at Parent’s sole cost and expense; provided, further, that nothing herein shall require the Acquired Companies to disclose any information to Parent or any such Person if such disclosure would, in the reasonable judgment of the Company, (i) cause significant competitive harm to any Acquired Company if the Transactions are not consummated, (ii) violate Applicable Law or the provisions of any Contract (including any confidentiality agreement or similar agreement or arrangement) to which any Acquired Company is a party, (iii) cause a material default pursuant to any Contract to which any Acquired Company is a party resulting in a breach by an Acquired Company of any representations and warranties in Article IV, (iv) jeopardize any attorney‑client or other legal privilege, or (v) result in the disclosure of any trade secrets of any Third Party, in each case, so long as the Company provides Parent written notice of the fact that it is withholding such information or documents and reasonably cooperates with Parent to allow disclosure of such information in a manner that is not reasonably likely to violate clauses (i) through (v); provided, further, that any access to the Acquired Companies’ properties will be subject to the Company’s security measures and insurance requirements and will not include the right to perform invasive testing or techniques. All information obtained by Parent, Merger Sub and their respective Representatives shall be subject to the Confidentiality Agreement. No investigation or access permitted pursuant to this Section 6.05 shall affect or be deemed to modify any representation or warranty made by the Company hereunder.

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Section 6.06    Confidentiality; Public Announcements. Except as otherwise expressly contemplated by Section 6.02 (and, for the avoidance of doubt, nothing herein shall limit the rights of the Company, the Company Special Committee or the Company Board under Section 6.02), the Company, Parent and Merger Sub shall consult with each other before issuing any press release or public announcement with respect to this Agreement or the Transactions, and none of the parties or their Affiliates shall issue any such press release or public announcement prior to obtaining the other parties’ consent (which consent shall not be unreasonably withheld or delayed), except that no such consent shall be necessary to the extent the disclosure (i) solely relates to a Superior Proposal or Adverse Recommendation Change, (ii) is principally directed to employees, suppliers, customers, partners or vendors, so long as such communications are consistent with the previous press releases, public disclosures or public statements made jointly by the parties (or individually if approved by the other party) or (iii) would likely (in the opinion of outside counsel) be required by Applicable Law, Governmental Order or applicable stock exchange rule or any listing agreement of any party hereto. Notwithstanding anything to the contrary set forth therein or herein, the parties agree that the Confidentiality Agreement shall continue in full force and effect until the Closing, at which time it shall automatically terminate effective as of the Closing and will be of no further force or effect. Notwithstanding anything to the contrary in this Agreement, Parent may disclose the terms of the Transactions to its direct and indirect equityholders and their respective equityholders and limited partners consistent with customary practice in the private equity industry, so long as the Person to which Parent is disclosing such terms is bound by a customary confidentiality agreement or other similar obligation that would require such Person to keep confidential such terms. To the extent reasonably practicable and not prohibited by applicable Law, before any document or other written communication prepared by or on behalf of the Company or any of its Subsidiaries to be publicly disclosed, posted or made accessible on the website of the Company (whether in written, video or oral form via webcast, hyperlink or otherwise), that is related to any of the transactions contemplated by this Agreement and, if reviewed by a stockholder of the Company, could reasonably be deemed to constitute a “solicitation” of “proxies” (in each case, as defined in Rule 14a 1 of the Exchange Act) with respect to the Merger (a “Merger Communication”) is (a) disseminated to any investor, analyst, member of the media, employee, client, customer or other Third Party or otherwise made accessible on the website of the Company or such participant (whether in written, video or oral form via webcast, hyperlink or otherwise), or (b) utilized by any executive officer, key employee or advisor of the Company or any such participant, as a script in discussions or meetings with any such Third Parties, the Company shall (or shall cause any such participant to) reasonably determine in good faith whether that communication constitutes “soliciting material” that is required to be filed by Rule 14a 6(b) or Rule 14a 12(b) of the Exchange Act and shall promptly inform Parent of such determination in the event the Company determines to file such Merger Communication. Prior to any such dissemination or utilization of such Merger Communication, the Company shall to the extent practicable (or shall cause any such participant to) give reasonable and good faith consideration to any comments made by Parent and its counsel on any such Merger Communication; provided that such comments are made within one (1) Business Day of the date on which the Company informs Parent of such determination.

Section 6.07    Indemnification of Officers and Directors.

(a)    From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to indemnify and hold harmless each person who is at the date hereof, was previously, or during the period from the date hereof through the Effective Time will be, serving as a director or officer of the Acquired Companies (collectively, the “Covered Persons”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities, penalties, amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) and reasonable out-of-pocket attorneys’ fees and all other reasonable out-of-pocket costs incurred in connection with any claim, action, suit, Proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Acquired Companies, as the case may be, would have been permitted under or required by Applicable Law and their respective certificates of incorporation, bylaws and indemnification agreements as in effect on the date of this Agreement and that have been made available to Parent (the “Indemnification Agreements”). Parent also agrees that it shall cause the Surviving Corporation to promptly advance costs and expenses (including attorneys’ fees) as incurred by each Covered Person to the fullest extent permitted under or required by Applicable Law and their respective certificates of incorporation, bylaws or equivalent or other organizational and governing documents (collectively, “Governing Documents”) and the Indemnification Agreements of the Company and its Subsidiaries in effect on the date of this Agreement upon receipt of a written undertaking by such Person or on such Person’s behalf to repay the amount paid or reimbursed only if it is ultimately determined (after exhausting all available appeals) that such Person is not permitted to be indemnified under Applicable Law or any such applicable Governing Document. Without limiting the foregoing, Parent shall cause the Surviving Corporation (i) to maintain, for a period of not less than six (6) years from the Effective Time, provisions in the Acquired Companies’ respective Governing Documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of the Covered Persons that are no less favorable to those Covered Persons than the provisions of Applicable Law and the Governing Documents of the Acquired Companies, as applicable, in each case, as of the date of this Agreement and (ii) not to amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Applicable Law.

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(b)    For a period of six (6) years from the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by the Acquired Companies’ directors’ and officers’ liability insurance policies on terms not less favorable than the terms of such current insurance coverage; provided, however, that (i) the Company may and, if the Company does not, Parent and the Surviving Corporation shall, cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining at or prior to the Closing Date a prepaid, non‑cancelable six (6)‑year “tail” policy (containing terms not less favorable than the terms of such current insurance coverage) with respect to matters existing or occurring at or prior to the Effective Time and (ii) if any Proceeding is asserted or made against those Persons who are currently covered by the Acquired Companies’ directors’ and officers’ liability insurance policies on or prior to the sixth (6th) year anniversary of the Effective Time, any insurance required to be maintained under this Section 6.07 shall be continued in respect of such claim until the final disposition thereof; provided, further, that in no event shall Parent or the Surviving Corporation be required to expend for such policies pursuant to this sentence an aggregate or total premium amount in excess of three hundred fifty percent (350%) of the amount per annum the Company paid for such coverage in its last full fiscal year (in which case the maximum amount of coverage with a premium under such threshold shall be obtained).

(c)    Notwithstanding anything contained in this Agreement to the contrary, this Section 6.07 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent and the Surviving Corporation. In the event that Parent or the Surviving Corporation or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 6.07. In addition, Parent and the Surviving Corporation shall not distribute, sell, transfer or otherwise dispose of any of its assets in a manner that would reasonably be expected to render the Surviving Corporation unable to satisfy its obligations under this Section 6.07.

Section 6.08    Section 16 Matters. Prior to the Effective Time, the Company shall take such actions as are reasonably necessary to cause the disposition of Company Common Stock, Company Equity Awards or other securities in connection with the Merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b‑3 under the Exchange Act.

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Section 6.09    Stockholder Litigation. Without limiting the provisions of Section 6.01, the Company shall keep Parent reasonably informed on a current basis regarding any stockholder litigation or similar Proceeding against the Company or its directors or officers relating to the Transactions (the “Merger Litigation”), whether commenced prior to or after the execution and delivery of this Agreement. The Company shall give Parent (a) the right to review and comment on all filings or responses to be made before such filings or responses are made by the Company in connection with the Merger Litigation (and the Company shall in good faith take such comments into account) and (b) the opportunity to participate, at its expense, in the defense or settlement of any such Merger Litigation, and the Company shall not settle, or offer to settle, any such Merger Litigation without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.09, “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Merger Litigation by the Company or its directors or officers (to the extent that the attorney-client privilege between the Company and its counsel is not undermined), and Parent may offer comments or suggestions with respect to such Merger Litigation but will not be afforded any decision-making power or other authority over such Merger Litigation except for the settlement or compromise consent set forth above.

Section 6.10    Third‑Party Consents. Notwithstanding anything to the contrary in this Agreement, in no event shall the Company or any of its Subsidiaries be obligated to bear any expense or pay any fee or grant any concession in connection with obtaining any consents, authorizations or approvals required in order to consummate the Transactions pursuant to the terms of any Contract or any Permit to which the Company or any of its Subsidiaries is a party. Subject to the preceding sentence, prior to the Closing, at the written request of Parent, the Company will use its commercially reasonable efforts to obtain consent under any Contract set forth in such written request of Parent to which the Company or its Subsidiaries is a party in order to mitigate or avoid any default (or right of termination) that may exist or arise thereunder in connection with or as a result of the Merger.

Section 6.11    Notices of Certain Events. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other communication received by such party from any Governmental Authority in connection with this Agreement or the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (b) any written notice from any Person alleging that the approval or consent of such Person is or may be required in connection with this Agreement or the Transactions, and (c) any Proceedings commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to this Agreement or the Transactions.

Section 6.12    Stock Exchange Delisting. The Surviving Corporation shall cause the Company’s securities to be de‑listed from NYSE and de‑registered under the Exchange Act as promptly as practicable following the Effective Time in compliance with Applicable Law, and prior to the Effective Time the Company shall reasonably cooperate with Parent with respect thereto.

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Section 6.13    Merger Sub. Parent will take all actions necessary to (a) cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and (b) ensure that, prior to the Effective Time, Merger Sub shall not conduct any business, or incur or guarantee any indebtedness or make any investments, other than as specifically contemplated by this Agreement. As promptly as practicable following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub and the Company a written consent approving the adoption of this Agreement in accordance with the DGCL. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

Section 6.14    Financing Cooperation.

(a)    Prior to the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article VIII, to the extent reasonably requested by Parent in writing (which written request may be delivered over email) with reasonable prior notice and at Parent’s sole cost and expense, the Company shall use its reasonable best efforts to, and shall use its reasonable best efforts to cause each of its Subsidiaries, its and their respective members of senior management and its and their respective Representatives to use reasonable best efforts to:

(i)    participate (and cause senior management to participate) in a reasonable number of meetings and due diligence sessions in respect of the Debt Financing (to the extent required by the Debt Financing Sources);

(ii)  assist Parent with providing information reasonably requested in connection with the preparation by Parent of pro forma financial information and pro forma financial statements to the extent required by the Debt Financing Sources, it being agreed that the Company will not be required to provide any information or assistance relating to (A) the proposed aggregate amount of debt and equity financing, together with assumed interest rates, dividends (if any) and fees and expenses relating to the incurrence of such debt or equity financing, (B) any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing, or (C) any financial information related to Parent or any of its Subsidiaries or any adjustments that are not directly related to the acquisition of the Company by Parent;

(iii)  assist Parent in connection with (A) the preparation of any disclosure schedules to the Debt Financing Documents and providing information reasonably necessary to complete customary perfection certificates and other customary loan documents required in connection with the Debt Financing, (B) the preparation, execution and delivery of any Debt Financing Documents and any other certificates or documents with respect to the Debt Financing, in each case, as may be reasonably requested by Parent or the Debt Financing Sources, and (C) to the extent required by the terms of the Debt Commitment Letter, otherwise facilitating the pledging of collateral and the granting of security interests in respect of the Debt Financing on the Closing Date, it being understood that any such documents will not be recorded or take effect until the Effective Time;

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(iv)    furnish Parent upon reasonable written request with such financial and other pertinent information regarding the Company and its Subsidiaries (including information regarding the business and operations thereof), to the extent prepared by the Company in the ordinary course of business, as may be reasonably requested by Parent to assist in the preparation of customary information documents used in financings associated with leveraged buyouts of comparable sized companies (which, for the avoidance of doubt, will not include any Excluded Information);

(v)    assist in the taking of all corporate and other actions, subject to the occurrence of the Closing, reasonably necessary to permit the consummation of the Debt Financing on the Closing Date (including using reasonable best efforts to cause directors and officers who will continue to hold such offices and positions from and after the Closing to execute resolutions or consents of the Company with respect to entering into the definitive documentation for the Debt Financing and otherwise as necessary to authorize consummation of the Debt Financing), it being understood that no such corporate or other action will take effect prior to the Closing; and

(vi)    at least three (3) Business Days prior to Closing, furnish Parent with all documentation, certifications and other information about the Company and its Subsidiaries as is reasonably requested by Parent at least nine (9) Business Days prior to Closing, in accordance with the requirements of the Debt Financing Sources, required under applicable “know your customer”, beneficial ownership and anti-money laundering rules and regulations (including the PATRIOT Act).

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(b)    Nothing in this Section 6.14 or any other provision of this Agreement will require the Company or any of its Subsidiaries to, in connection with the Debt Financing, (i) waive or amend any terms of this Agreement or any other Contract, provide any additional security or guarantees prior to the Effective Time or pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement by or on behalf of Parent, (ii) enter into any definitive agreement prior to the Effective Time, (iii) give any indemnities in connection with the Debt Financing that are effective prior to the Effective Time for which it is not simultaneously indemnified by Parent or its Affiliates in a manner reasonably satisfactory to the Company, (iv) prepare or provide any Excluded Information, or (v) take any action (or cause its Subsidiaries or its and their respective members of senior management to take any action) that in the good faith judgment of the Company would (A) unreasonably interfere with its or its Subsidiaries’ business operations; (B) create a material risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries; (C) cause any representation or warranty or covenant contained in this Agreement to be breached or cause any closing condition set forth in Article VII to fail to be satisfied; (D) give rise to a material risk of waiving any attorney-client, work product, or similar privilege of the Company and its Subsidiaries; provided, that the Company will inform Parent and Merger Sub of the general nature of the document or information being withheld (to the extent doing so would not give rise to a material risk of waiving any such privilege) and reasonably cooperate with Parent and Merger Sub in seeking to provide such document or information in a manner that would not give rise to a material risk of waiving any such privilege, (E) result in a material violation or material breach of, or material default under, any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound or (F) result in a violation of applicable Law or breach of the Governing Documents of the Company and its Subsidiaries. In addition, (A) no action, liability, or obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing will be effective until the Effective Time (in each case other than customary authorization or representation letters and “know-your-customer”, beneficial ownership and anti-money laundering rule and regulation (including the PATRIOT Act) information required to be provided in connection with the Debt Financing), and (B) neither the Company nor any of its Subsidiaries (nor any officer or director thereof) will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing that is not contingent on the occurrence of the Closing or must be effective prior to the Effective Time. Nothing in this Section 6.14 will require (1) any Representative of the Company or any of its Subsidiaries to deliver any certificate or opinion or take any other action under this Section 6.14 that could reasonably be expected to result in personal liability to such Representative or (2) the Company Board, the Company Special Committee or the board of directors, managers, managing member or any similar controlling body of any Subsidiary of the Company to pass resolutions or consents to approve or authorize the Debt Financing, in each case, prior to the Effective Time (and shall only be executed by officers and directors which will continue to be authorized after the Effective Time). All non-public or other confidential information provided by the Company pursuant to this Section 6.14 will be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub will be permitted to disclose such information to any Debt Financing Sources or prospective Debt Financing Sources (and, in each case, to their respective Representatives) so long as such Persons (i) agree to be bound by the Confidentiality Agreement as if parties thereto or (ii) are otherwise subject to other customary confidentiality undertakings.

(c)    Parent shall indemnify and hold harmless the Acquired Companies, and each of their respective directors, officers and employees, from and against any and all losses incurred in connection with the Debt Financing or any information, assistance or activities provided in connection therewith, except to the extent arising from (i) any material inaccuracy of any historical written information furnished in writing by or on behalf of the Acquired Companies, taken as a whole, including financial statements or (ii) the gross negligence, bad faith or willful misconduct of the Acquired Companies or any of their respective directors, officers, employees or Representatives as determined by a final, non-appealable judgment of a court of competent jurisdiction. Parent shall reimburse the Acquired Companies for any reasonable, documented in reasonable detail, out-of-pocket costs and expenses incurred by the Acquired Companies and each of their respective directors, officers and employees in connection with the Debt Financing or such assistance requested by Parent or its Representatives.

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(d)    Obtaining Debt Financing is not a condition to the Closing, and in event that Debt Financing has not been obtained, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VII and Section 9.02(b), to consummate the Merger.

(e)    In no event will Parent or Merger Sub enter into any Contract expressly prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company or any of its Subsidiaries or in connection with the Merger, and Parent and Merger Sub will not consent to the entry into any such Contract by any of their respective Representatives (which will be deemed to include each direct investor in Parent or Merger Sub or any other potential financing sources of Parent, Merger Sub and such investors).

(f)    Notwithstanding anything to the contrary contained in this Agreement, a breach of this Section 6.14 will only constitute a material breach of the Company for purposes of Section 7.02(b) if (x) the Company shall have breached any of its obligations under this Section 6.14, (y) Parent has provided the Company with notice in writing of such breach (with reasonable specificity as to the basis for any such breach) and the Company has failed to cure such breach within three (3) Business Days thereof, and (z) such breach shall have been the proximate cause of the Debt Financing not being consummated.

Section 6.15    Parent and Merger Sub’s Obligations in Respect of Financing.

(a)    Prior to the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article VIII, Parent shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary or advisable to arrange and obtain and consummate the Debt Financing on the Closing Date, including using reasonable best efforts with respect to the following items: (i) maintaining in effect the Debt Commitment Letter; (ii) satisfying on a timely basis (or, if available, obtaining waivers of) all Debt Financing Conditions applicable to Parent and Merger Sub (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing); (iii) negotiating, executing, and delivering Debt Financing Documents that reflect the terms contained in the Debt Commitment Letter or on such other terms not materially less favorable (taken as a whole) to Parent; and (iv) in the event that the conditions set forth in Section 7.01 and Section 7.02 and the Debt Financing Conditions have been, or upon funding would be, satisfied, using reasonable best efforts to cause the Debt Financing Sources to fund the full amount of the Debt Financing; provided that, nothing in this Section 6.15 shall be deemed to require Parent or any of its Affiliates to bring any legal action, suit, arbitration or proceeding (whether federal, state, local or foreign) against any Debt Financing Source or any other Person in connection with the Debt Financing or any Alternative Debt Financing.

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(b)    Parent shall give the Company prompt written notice of (i) the receipt of any written communication from any Debt Financing Source with respect to any (1) actual material breach, material default, material violation, termination or repudiation by any party to the Debt Commitment Letter or Debt Financing Documents of any material provision of the Debt Commitment Letter or the Debt Financing Documents, (2) material dispute or disagreement between or among any parties to the Debt Commitment Letter or Debt Financing Documents with respect to the obligation to fund the Debt Financing or the amount of the Debt Financing to be funded at the Effective Time (but excluding, for the avoidance of doubt, any ordinary course negotiations with respect to the terms of the Debt Financing or the Debt Financing Documents), or (3) any failure to comply with the material terms and conditions of the Debt Commitment Letter by any party thereto that would reasonably be expected to result in Parent not being able to timely obtain all or any portion of the Debt Financing in the amount required to consummate the transactions contemplated by this Agreement, (ii) any material breach or repudiation by any party to the Debt Commitment Letter or (iii) the occurrence of any other Debt Financing Failure Event. Without limiting Parent’s other obligations under this Section 6.15, if any breach, repudiation or Debt Financing Failure Event occurs, Parent shall use its reasonable best efforts to obtain, as promptly as practicable: (i) alternative financing from the original Debt Financing Sources or alternative Debt Financing Sources reasonably acceptable to Parent and Merger Sub in an amount sufficient, when taken with the available portion of the Debt Financing, to (A) consummate the Closing upon the terms contemplated by this Agreement and (B) pay all other amounts payable by Parent in connection with the consummation of the transactions contemplated by this Agreement (the “Alternative Debt Financing”); provided, that in no event shall Parent be required to, and in no event shall its reasonable best efforts be deemed or construed to require it to, obtain Alternative Debt Financing on terms and conditions, taken as a whole, that are less favorable to Parent than the terms and conditions, taken as a whole, set forth in the Debt Commitment Letter as of the date hereof (taking into account any “market flex” provisions applicable thereto contained in any related fee letters) or would require it to pay any fees or agree to pay any interest rate amounts or original issue discount, in either case, in excess of those contemplated by the Debt Commitment Letter as in effect on the date hereof (taking into account any “market flex” provisions applicable thereto contained in any related fee letters) or which include any conditions to the consummation of such Alternative Debt Financing that would reasonably be expected to make the funding of such Alternative Debt Financing less likely to occur, than the conditions set forth in the Debt Commitment Letter as of the date hereof; provided, further, that such Alternative Debt Financing shall not, without the prior written consent of the Company, contain conditions to funding that (1) are more onerous (in a manner adverse to the interests of the Company) than the Debt Financing Conditions or (2) would reasonably be expected to materially delay the Closing or make the Closing materially less likely to occur; and (ii) one or more new executed commitment letters with respect to such Alternative Debt Financing, which new commitment letter(s) will replace the existing Debt Commitment Letter in whole or in part (as applicable). Neither Parent nor any of its Affiliates shall, without the prior written consent of the Company, agree to, or permit, any amendment, modification, supplementation, restatement, assignment, termination, substitution, or replacement of the Debt Commitment Letter, in each case, that would: (i) reduce the aggregate amount of the Debt Financing (or the cash proceeds available therefrom) below the amount required to consummate the transactions contemplated by this Agreement; (ii) impose new or additional conditions precedent to the Debt Financing or otherwise expand, amend or modify any of the existing conditions to the receipt of the Debt Financing; or (iii) expand, amend, or modify any other terms to the Debt Financing in a manner that would reasonably be expected to prevent, impair or materially delay the Closing and the funding of the amount of the Debt Financing required to consummate the transactions contemplated by this Agreement; provided that the foregoing shall not prohibit any amendment, modification, supplement, restatement, assignment, termination, substitution, or replacement that (A) adds additional lenders, arrangers, bookrunners, managers or agents that have not executed the Debt Commitment Letter as of the date hereof (it being understood that the aggregate commitments of the Debt Financing Sources party to the Debt Commitment Letter prior to such amendment, modification or waiver (but not the aggregate commitments thereunder) may be reduced in the amount of such additional party’s commitment) or (B) increases the aggregate amount of the Debt Financing. In the event that an Alternative Debt Financing is obtained or an amendment to the Debt Commitment Letter is adopted, in each case in accordance with this Section 6.15, (i) Parent shall deliver to the Company true, correct and complete copies of all Contracts (including one or more new commitment letters) or other arrangements pursuant to which any alternative source shall have committed to provide any portion of the Alternative Debt Financing (provided that any commitment letters or fee letters in connection therewith may be redacted in a manner consistent with that set forth in the definition of “Debt Commitment Letter” in Section 1.01) or any such amendment, restatement, amendment and restatement, replacement, supplement, modification, waiver or consent, as applicable, and (ii) the definitions of “Debt Commitment Letter” and “Debt Financing” shall include the commitments in respect of the Alternative Debt Financing, the documents related thereto or any such amendments, as applicable. Upon written request by the Company, Parent shall keep the Company informed on a reasonably current basis and in reasonable detail of the status of Parent’s efforts to obtain the Debt Financing, and upon Company’s reasonable request or as necessary for the Company to comply with its obligations under Section 6.14, provide the Company with copies of drafts of the definitive primary Debt Financing Documents when available. Parent shall not take any action that would reasonably be expected to materially delay or prevent the consummation of the Transactions. Parent and Merger Sub expressly acknowledge and agree that their obligations under this Agreement, including their obligations to consummate the Merger, are not subject to, or conditioned on, Parent’s or Merger Sub’s receipt of financing.

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(c)    Notwithstanding anything to the contrary contained herein, the Company agrees that a breach of the covenant in this Section 6.15 shall not result in the failure of the conditions to the Closing set forth in Section 7.03(b) if, notwithstanding such breach and subject to the satisfaction of the other conditions to Closing set forth in Article VII, Merger Sub is willing and able to consummate the Closing on the date the Closing is required to occur hereunder.

Section 6.16    Termination of Liens and Indebtedness.

(a)    At least three (3) Business Days prior to the Closing, the Company shall deliver to Parent duly executed release letters in respect of the Liens set forth on Section 6.16(a) of the Company Disclosure Letter, in form and substance reasonably satisfactory to Parent, and to the extent applicable, contemporaneously with the Closing, the Company shall pay (or cause to be paid) any amount required to effectuate the release of such Liens in accordance with the terms of such release letters.

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(b)   (1) Substantially contemporaneously with the Closing, (w) the “Payoff Amount” specified in the Repayment and Release Agreement shall have been paid by Parent, (x) the “Series A Issuance” specified in the Repayment and Release Agreement shall have occurred and (y) Parent or its designee shall have contributed the amount specified in Section 6.a.(b) of the Repayment and Release Agreement to TechCo, in each case of clauses (w)-(y), in accordance with the terms and subject to the conditions of the Repayment and Release Agreement, and (2) following completion of the items specified in the preceding clauses (w)-(y), and in any event not later than concurrently with Closing, the Loan Document Termination (as defined in the Repayment Release Agreement) shall have occurred in accordance with the terms of the Repayment and Release Agreement.

Section 6.17    Takeover Statutes. The parties shall use their respective reasonable best efforts (a) to take all action within their power so that no Takeover Statute is or becomes applicable to this Agreement, the Merger or any other Transactions, and the Voting Agreement and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger and the other transactions contemplated hereby may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute and Section 203 of the DGCL on this Agreement, the Merger and the other Transactions, and the Voting Agreement. Unless this Agreement is otherwise terminated pursuant to Section 8.01, no Adverse Recommendation Change shall change, or be deemed to change, the approval of the Company Board or the Company Special Committee for purposes of causing any Takeover Statute to be inapplicable to the Merger or the other Transactions.

Section 6.18    Termination of Contracts. At the Closing, except as otherwise may be agreed in writing by Parent, the Company shall reasonable best efforts to deliver to Parent customary documentation showing evidence of the termination of the Contracts set forth on Section 6.18 of the Company Disclosure Letter. The Company shall not be required to pay any out-of-pocket costs incurred in connection with the terminations of the type described in this Section 6.18 unless Parent has consented in writing to the amount and payment of such out-of-pocket costs, in which case Parent shall pay directly, or promptly reimburse the Company for its payment of, any such approved out-of-pocket costs.

Section 6.19    Employee Matters.

(a)    For the period commencing on the Closing Date and ending on December 31, 2024 (or, if earlier, until the date of termination of the relevant Continuing Employee) (the “Continuation Period”), Parent will, or will cause an Affiliate to, provide each Continuing Employee with the following (unless otherwise agreed between Parent (or any of its Affiliates) and the applicable Continuing Employee): (i) an annual base salary or hourly wage rate that is no less than the annual base salary or hourly wage rate for such Continuing Employee immediately prior to the Effective Time, (ii) target annual cash incentive compensation opportunities that are, comparable in the aggregate to such target short-term cash incentive compensation opportunities that are provided to such Continuing Employee immediately prior to the Effective Time, (iii) employee benefits (other than defined benefit pension or cash balance benefits, retiree welfare benefits and deferred compensation) that, taken as a whole, are comparable in the aggregate to such employee benefits (other than defined benefit pension or cash balance benefits, retiree welfare benefits and deferred compensation) that are provided to such Continuing Employee immediately prior to the Effective Time, and (iv) with respect to any Continuing Employee whose employment is terminated during the Continuation Period without “cause” and subject to such Continuing Employee’s execution of a release of claims in favor of Parent and its Affiliates (including the Surviving Corporation), cash severance that is no less favorable than the cash severance that the Continuing Employee would have received under the severance plan set forth on Section 6.19(a) of the Company Disclosure Letter had such termination occurred immediately prior to the Effective Time.

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(b)    With respect to all employee benefit plans of the Surviving Corporation and its Subsidiaries, or of Parent and its Affiliates, in which any Continuing Employee will participate after the Effective Time (such plans, the “New Plans”), Parent will, and will cause its Affiliates to, use commercially reasonable efforts to cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries prior to the Effective Time for purposes of determining eligibility to participate and vesting and, solely for purposes of paid time off, benefit accrual to the same extent such service was recognized under the applicable Plan immediately before the Effective Time (such plans, the “Old Plans”), except that such service need not be credited to the extent that it would result in duplication of coverage or compensation or benefits or where prior service credit is not provided under such New Plan generally to other employees of Parent and its Affiliates. In addition, and without limiting the generality of the foregoing, Parent shall, or shall cause its Affiliates to, use commercially reasonable efforts to waive, or cause to be waived, all pre-existing conditions limitations, exclusions, actively-at-work requirements, waiting periods and any other restrictions that would prevent immediate or full participation under any New Plans in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements, waiting periods or other restrictions would not have been satisfied or waived under the comparable Old Plan. Parent shall, or shall cause the Surviving Corporation to, use commercially reasonable efforts to recognize the full dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his, her, or their eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible, co-payment and maximum out-of-pocket requirements under the relevant New Plans as if such amounts had been paid in accordance with the New Plan.

(c)    The Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day immediately preceding the Effective Time, any Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (the “401(k) Plans”), unless Parent or one of its Affiliates, in its sole and absolute discretion, agrees to sponsor and maintain such 401(k) Plans by providing the Company with written notice of such election at least five (5) days before the Effective Time. Unless Parent or one of its Affiliates provides such notice to the Company, Parent shall receive from the Company, prior to the Effective Time, evidence that the Company Board or the board of directors of its applicable Affiliate has adopted resolutions to terminate the 401(k) Plans (the form and substance of which resolutions shall be subject to review and approval of Parent), effective no later than the date immediately preceding the Effective Time. The Company shall take (or cause to be taken) such other actions in furtherance of terminating such 401(k) Plans as Parent may reasonably require. If Parent, in its sole and absolute discretion, agrees to sponsor and maintain any 401(k) Plan, the Company shall take all actions necessary or appropriate to amend such 401(k) Plan, effective as of the Closing, to the extent necessary to limit participation to employees of the Company and to exclude all employees of Parent and its Subsidiaries (other than the Acquired Companies) from participation in the such plan.

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(d)    This Section 6.19 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement; nothing in this Section 6.19, expressed or implied, is intended to confer upon any other person any rights or remedies of any nature whatever; and no provision of this Section 6.19 will create any third‑party beneficiary rights in any current or former Company Service Providers, or any of their Affiliates in respect of continued employment (or resumed employment) or service or any other matter. This Section 6.19 shall not be considered, or deemed to be, an amendment to any Plan or any compensation or benefit plan, program, agreement or arrangement of Parent or any of its Affiliates. Nothing in this Section 6.19 shall obligate Parent or any of its Affiliates (i) to continue to employ any Continuing Employee for any specific period of time following the Closing Date, subject to the requirements of applicable Law or (ii) subject to the provisions of this Section 6.19, limit the right of Parent, the Acquired Companies or any of their respective Affiliates to, at any time, change or modify any incentive compensation or employee benefit plan or arrangement at any time and in any manner.

Section 6.20    TechCo Business Reorganization. Prior to the Closing, the Company and its applicable Subsidiaries (including TechCo) shall enter into an agreement or agreements, and take all such other actions, that is or are consistent in all respects with the steps plan attached as Schedule I hereto to effect a restructuring and reorganization of the Company such that, as of the Closing, TechCo shall hold the assets of the TechCo Business, and all related liabilities as described in Schedule I (the “TechCo Reorganization”). The Company and its applicable Subsidiaries (including TechCo) shall reasonably consult with Parent with respect to, and provide Parent with the opportunity to review, any agreements or arrangements to be entered into to effectuate the TechCo Reorganization, and consider in good faith any comments from Parent with respect to such agreements and arrangements.

Section 6.21    Company FIRPTA Certificate. At or prior to the Closing, the Company shall, to the extent it reasonably determines it is able to do so, deliver to Parent a certificate satisfying the requirements of Treasury Regulations Section 1.1445‑2(c)(3) and a notice addressed to the Internal Revenue Service satisfying the requirements of Treasury Regulations Section 1.897‑2(h) certifying that interests in the Company are not “United States real property interests” within the meaning of Section 897 of the Code. For the avoidance of doubt, the failure to deliver such a certificate and notice under this Section 6.21 shall not be considered a breach in any material respect of a covenant or obligation of the Company for purposes of Section 7.02(b) and the delivery of such certificate and notice shall not be a condition to the obligations of Parent and Merger Sub to consummate the Merger.

Section 6.22     280G. Upon Parent’s reasonable request prior to the Closing, the Company shall, a reasonable period of time following receipt of such request (but in no event more than ten (10) Business Days following such request and provided that such calculations are available from the independent party conducting such calculations), provide Parent with the then-most recent calculations relating to Sections 280G and 4999 of the Code relating to the Merger, including any non-compete valuations (to the extent any such non-compete valuations have been completed, with the final of such valuations to be provided prior to the Closing).

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ARTICLE VII

CONDITIONS TO THE TRANSACTION

Section 7.01    Conditions to the Obligations of Each Party. The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or written waiver by all parties and in the case of the Company, upon the approval of the Company Special Committee, if permissible under Applicable Law and other than the condition set forth in Section 7.01(a), which may not be waived by any party) at or prior to the Effective Time of each of the following conditions:

(a)    Required Company Stockholder Approval. The Required Company Stockholder Approval shall have been obtained in accordance with Applicable Law and the certificate of incorporation and bylaws of the Company.

(b)    Insurance Regulatory Approvals. The consents, approvals or authorizations of the Governmental Authorities set forth on Section 7.01(b) of the Company Disclosure Letter (the “Insurance Regulatory Approvals”) shall have been obtained and shall be in full force and effect, and all waiting periods required thereunder shall have expired or been terminated, in each case without the imposition of a Burdensome Condition.

(c)    No Injunction. The consummation of the Merger shall not then be enjoined, restrained or prohibited by any Proceeding, Governmental Order, judgment, decree, injunction or ruling (whether temporary, preliminary or permanent) of any Governmental Authority. No Law shall have been enacted, issued, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal consummation of the Merger and shall continue to be in effect.

Section 7.02    Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or written waiver by each of Parent and Merger Sub, if permissible under Applicable Law), at or prior to the Closing, of the following further conditions:

(a)    Representations and Warranties.

(i)    Each of the representations and warranties made by the Company in Section 4.01(a) (Corporate Existence and Power), Section 4.02(a) (Corporate Authorization) and Section 4.20 (No Brokers) shall be true and correct in all respects, in each case, at and as of the date hereof and at and as of the Closing as if made at and as of the Closing, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date;

(ii)    Each of the representations and warranties made by the Company in Section 4.05 (Capitalization; Subsidiaries) shall be true and correct in all respects, in each case at and as of the date hereof and at and as of the Closing as if made at and as of the Closing (except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date), in each case except for inaccuracies which would not increase the aggregate Merger Consideration (including the Company Equity Award Consideration) by more than a de minimis amount;

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(iii)    The representations and warranties made by the Company in Section 4.07(a)(i) (No MAE) shall be true and correct in all respects at and as of the date hereof and at and as of the Closing as if made at and as of the Closing; and

(iv)    Each of the other representations and warranties made by the Company in this Agreement (without giving effect to any references to “Company Material Adverse Effect” or any other materiality or similar qualifications) shall be true and correct in all respects, in each case, at and as of the date hereof and at and as of the Closing as if made at and as of the Closing (except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date), in each case, except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    Covenants.

 (i)    Each of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing or substantially contemporaneously with the Closing pursuant to Section 6.16(b) (Termination of Liens and Indebtedness) shall have been complied with and performed in all respects.

 (ii)    Each of the other covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing or substantially contemporaneously with the Closing shall have been complied with and performed in all material respects.

(c)    No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect that is continuing.

(d)    Company Closing Certificate. Parent shall have received from the Company a certificate, dated as of the Closing Date and signed by an authorized officer of the Company, certifying to the effect that the conditions set forth in Sections 7.02(a), 7.02(b) and 7.02(c) have been satisfied.

(e)   Lennar Investment. The Lennar Investment Agreements shall be in full force and effect, and shall not have been rescinded or terminated or amended or otherwise modified, except in accordance with their terms, and the transactions contemplated by the Lennar Investment Agreements to be consummated prior to, at or substantially concurrently with the Closing shall have occurred or be occurring at the Closing, in each case, in accordance with the terms of such Lennar Investment Agreement.

(f)    Hudson. Prior to the Closing Date, in no event shall (i) Hudson have instituted or consented to the institution of any proceeding under any Debtor Relief Law (collectively, a “Hudson Insolvency Action”) and (ii) as a result of such Hudson Insolvency Action, the applicable court pursuant to any Debtor Relief Law have rescinded, stayed, or terminated any Hudson Agreement; provided, that upon any such rescission, stay or termination, for the sixty (60) calendar day period commencing with the date of such rescission, stay or termination, as applicable, Parent, Merger Sub and the Company each agree to use commercially reasonable efforts to (A) overturn such recission, stay or termination, (B) negotiate and enter into an alternative arrangement with Hudson (or the applicable trustee or other legal authority pursuant to applicable Debtor Relief Law) pursuant to which the Closing can occur on terms reasonably acceptable to Parent and the Company in each of their sole discretion, (C) obtain replacement financing to satisfy the outstanding obligations to Hudson on terms acceptable to Parent and the Company in each of their sole discretion or (D) negotiate such other terms satisfactory to Parent and the Company in each of their sole discretion to facilitate the consummation of the Merger contemplated by this Agreement, and if any such alternative arrangement contemplated by clauses (A) through (D) above is entered into within such sixty (60) calendar day period, the conditions set forth in this clause (f) shall be deemed satisfied.

(g) Certain Transactions. The transactions contemplated by Schedule II shall have been completed in a manner reasonably satisfactory to Parent.

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Section 7.03    Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction (or written waiver by the Company, if permissible under Applicable Law), at or prior to the Closing, of the following further conditions:

(a)    Representations and Warranties.

(i)    The representations and warranties made by Parent and Merger Sub in Section 5.01 and Section 5.02 shall be true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing as if made at and as of the Closing (except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date).

(ii)    Each of the other representations and warranties made by Parent and Merger Sub in this Agreement (without giving effect to any references to materiality qualifications) shall be true and correct in all respects, in each case, at and as of the date hereof and at and as of the Closing as if made at and as of the Closing (except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date), in each case, except where the failure to be so true and correct has not had and would not reasonably be expected to have a material adverse effect on the ability of Parent and Merger Sub to consummate the Merger or perform their respective obligations under this Agreement.

(b)    Covenants. Each of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

(c)    Parent Closing Certificate. The Company shall have received from Parent a certificate, dated as of the Closing Date and signed by an authorized officer of Parent, certifying to the effect that the conditions set forth in Sections 7.03(a) and 7.03(b) have been satisfied.

Section 7.04    Frustration of Closing Conditions. Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Section 7.01 or Section 7.02 to be satisfied if such failure was primarily caused by the failure of any of Parent or Merger Sub to perform any of its material obligations under this Agreement. The Company may not rely on the failure of any condition set forth in Section 7.01 or Section 7.03 to be satisfied if such failure was primarily caused by the failure of the Company to perform any of its material obligations under this Agreement.

ARTICLE VIII

TERMINATION

Section 8.01    Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time notwithstanding receipt of the Required Company Stockholder Approval (except as expressly noted below), only as follows:

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(a)    by mutual written agreement of the Company (upon approval of the Company Special Committee) and Parent;

(b)    by either the Company (upon approval of the Company Special Committee) or Parent, if the Closing shall not have occurred on or before 11:59 p.m. Eastern time on September 28, 2024, or such later date(s) as may be agreed to in writing from time to time between both Parent and the Company, each acting in their sole discretion (September 28, 2024 or such later date(s), the “End Date”), whether such date is before or after the date of the receipt of Required Company Stockholder Approval; provided, if, as of the End Date, all of the conditions set forth in Article VII have been satisfied or waived (other than the conditions set forth in Section 7.01(b) (Insurance Regulatory Approvals) or Section 7.01(c) (No Injunction) (solely as it relates to Section 7.01(b)) and those conditions that by their nature can only be satisfied at or immediately prior to the Closing), then the End Date shall automatically be extended to October 28, 2024 (the “First Extension Date”); provided, further, if, as of the First Extension Date, all of the conditions set forth in Article VII have been satisfied or waived other than (i) receipt of the South Carolina Department Approval or (ii) the UTC Change of Control Approval (if the UTC Change of Control Application is submitted to the CDI in accordance with Section 6.03), then the First Extension Date shall automatically be extended to November 28, 2024 (the “Second Extension Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(b) may not be exercised by any party whose failure to perform any covenant or obligation under this Agreement has been the principal cause of, or resulted in, the failure of the Closing to have occurred on or before the End Date, First Extension Date or Second Extension Date, as applicable;

(c)    by either the Company (upon approval of the Company Special Committee) or Parent, if any Governmental Authority shall have issued, promulgated or enacted prior to the Effective Time (i) any Law that prohibits or makes illegal the consummation of the Merger or (ii) any Governmental Order, decree or ruling permanently enjoining or otherwise prohibiting the consummation of the Merger, and such Governmental Order, decree or ruling shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(c) may not be exercised by any party (x) whose failure to perform any covenant or obligation under this Agreement has been the principal cause of, or resulted in, the issuance of such order, decree or ruling or (y) that has failed to use its reasonable best efforts to resist, contest, appeal, resolve, lift or remove such judgment, order, injunction, rule, decree, ruling or other action in accordance with Section 6.03;

(d)    by either the Company (upon approval of the Company Special Committee) or Parent, if the Company Stockholder Meeting (including any adjournments and postponements thereof) shall have been held and the Required Company Stockholder Approval shall not have been obtained;

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(e)    by Parent, if (i) there is any breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Company, such that the conditions specified in Section 7.01 or Section 7.02(b) would not be satisfied at the Closing (a “Terminating Company Breach”), (ii) Parent shall have delivered written notice to the Company of such Terminating Company Breach, and (iii) such Terminating Company Breach is not capable of cure prior to the End Date (or the First Extension Date or the Second Extension Date, as applicable) or at least 30 days shall have elapsed since the date of delivery of such written notice to the Company and such Terminating Company Breach shall not have been cured during such period (but in no case later than the End Date (or the First Extension Date or the Second Extension Date, as applicable)); provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(e) if Parent or Merger Sub is then in material breach of any of its material obligations under this Agreement such that the Company has the right to terminate this Agreement pursuant to Section 8.01(f);

(f)    by the Company (upon approval of the Company Special Committee), if (i) there is any breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Parent or Merger Sub, such that the conditions specified in Section 7.01 or Section 7.03 would not be satisfied at the Closing (a “Terminating Parent Breach”), (ii) the Company shall have delivered written notice to Parent of such Terminating Parent Breach, and (iii) such Terminating Parent Breach is not capable of cure prior to the End Date (or the First Extension Date or the Second Extension Date, as applicable) or at least 30 days shall have elapsed since the date of delivery of such written notice to Parent and such Terminating Parent Breach shall not have been cured during such period (but in no case later than the End Date (or the First Extension Date or the Second Extension Date, as applicable)); provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(f) if the Company is then in material breach of any of its material obligations under this Agreement such that Parent has the right to terminate this Agreement pursuant to Section 8.01(e);

(g)    by Parent, if prior to receipt of the Required Company Stockholder Approval, an Adverse Recommendation Change shall have occurred; provided that Parent’s right to terminate this Agreement pursuant to this Section 8.01(g) shall expire upon the earlier of (x) 5:00 p.m. Pacific time on the tenth (10th) Business Day following the date on which Parent becomes aware of such Adverse Recommendation Change and (y) receipt of the Required Company Stockholder Approval;

(h)    by the Company (upon approval from the Company Special Committee), at any time prior to the receipt of the Required Company Stockholder Approval, if it has received a Superior Proposal; provided that, prior to any such termination, (i) the Company Board (or Company Special Committee, as applicable) authorizes the Company to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal to the extent permitted by, and subject to the terms and conditions of, Section 6.02, (ii) the Company has complied in all material respects with its obligations under Section 6.02 with respect to such Superior Proposal and (iii) the Company pays or causes to be paid to Parent (or one or more of its designees) the Company Termination Fee;

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(i)    by the Company (upon approval from the Company Special Committee), if (i) all of the conditions set forth in Section 7.01 and Section 7.02 (other than conditions which are to be satisfied by actions taken at the Closing, but which shall then be capable of satisfaction if the Closing were to occur on such date) have been and continue to be satisfied, (ii) the Company has notified Parent in writing that all of the conditions set forth in Section 7.01 and Section 7.02 have been satisfied or, with respect to the conditions set forth in Section 7.02, validly waived (or would be satisfied or validly waived if the Closing were to occur on the date of such notice and other than the condition set forth in Section 7.01(a) which may not be waived by any party), and it stands ready, willing and able to consummate the Merger at such time, (iii) the Company shall have delivered written notice to Parent at least five (5) Business Days prior to such termination stating that the Company’s intention is to terminate this Agreement pursuant to this Section 8.01(i) and (iv) Parent fails to consummate the Closing at the end of such five (5) Business Day period; or

(j)    By Parent, at its sole discretion, if an Event of Default (as defined in the Repayment and Release Agreement) that is not a Standstill Matter (as defined in the Repayment and Release Agreement) occurs and is continuing during the Standstill Period (as defined in the Repayment and Release Agreement) and at any time thereafter the Agent or any Lender (each as defined in the Repayment and Release Agreement) shall exercise any remedies pursuant to (or in respect of) any Loan Document (as defined in the Repayment and Release Agreement) (or otherwise in its capacity solely as Agent or Lender) on account of such Event of Default that is not a Standstill Matter (excluding, for the avoidance of doubt, the delivery of a customary “reservation of rights” or similar letter).

(k)  The party desiring to terminate this Agreement pursuant to this Section 8.01 (other than pursuant to Section 8.01(a)) shall give a written notice of such termination to the other party setting forth the basis on which such party is terminating this Agreement.

Section 8.02    Effect of Termination. Except as otherwise expressly set forth in this Section 8.02 and Section 8.03, in the event of the valid termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or any of their respective Affiliates, officers, directors or stockholders, other than (a) as liability may exist pursuant to the provisions specified in the immediately following sentence that survive such termination, (b) liability of the Company for fraud or any Willful Breach of this Agreement occurring prior to such termination, or (c) the liability of Parent or Merger Sub for fraud or any Willful Breach occurring prior to termination of this Agreement. The provisions of Sections 6.06, 6.14(b), 6.14(c), 8.02, 8.03 and Article IX of this Agreement shall survive any termination of this Agreement and Confidentiality Agreement shall survive the termination of this Agreement in accordance with its terms.

Section 8.03    Expenses; Termination Fee.

(a)    Expenses. Except as set forth in Section 6.03, Section 6.14(c) and Section 8.03(f) each party hereto shall bear its own expenses incurred in connection with this Agreement and the Transactions whether or not such Transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants; provided, further, that except as set forth in Section 3.02(e), Parent shall bear and timely pay all Transfer Taxes and shall prepare and timely file, at its expense, all Tax Returns and other documentation with respect to such Transfer Taxes.

(b)    Company Termination Fee. If, but only if, this Agreement is validly terminated:

(i)    (A) by Parent pursuant to Section 8.01(e) or Section 8.01(g) and (B) (1) an Acquisition Proposal has been made to the Company after the date hereof and, if public, has not been withdrawn prior to the earlier of (x) the date that is three (3) days prior to the date of the Company Stockholder Meeting (including any adjournments and postponements thereof) and (y) the date of such termination, and (2) within twelve (12) months of the termination of this Agreement, the Company enters into a definitive agreement for the consummation of any Acquisition Proposal and such Acquisition Proposal is subsequently consummated (regardless of whether such consummation occurs within the twelve (12) month period), (provided, however, that, for purposes of this Section 8.03(b)(i), the references to “twenty percent (20%)” in the definition of Acquisition Proposal shall be deemed to be references to “fifty percent (50%)”); or

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(ii)    by the Company pursuant to Section 8.01(h);

then, in any such case, the Company shall pay Parent the Company Termination Fee, it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion. “Company Termination Fee” means an amount in cash equal to (i) $1,822,134 in the event that this Agreement is terminated by the Company pursuant to Section 8.01(h) prior to the Go‑Shop End Date or pursuant to Section 8.01(h) in connection with a Superior Proposal by and entry into an Alternative Acquisition Agreement with an Exempted Person, and (ii) $3,188,734 in all other cases which require payment of this Company Termination Fee pursuant to this Section 8.03(b).

(c)    Payment of the Company Termination Fee, if applicable, shall be made (i) on the earlier of (A) the execution of a definitive agreement with respect to an Acquisition Proposal or (B) upon consummation of any transaction contemplated by an Acquisition Proposal, as applicable, in the case of a Company Termination Fee payable pursuant to Section 8.03(b)(i), or (ii) concurrently with termination in the case of a Company Termination Fee payable pursuant to Section 8.03(b)(ii). Notwithstanding anything to the contrary in this Agreement, but subject to Section 9.02, Parent’s right to receive from the Company the Company Termination Fee and Enforcement Expenses shall, in circumstances in which the Company Termination Fee is owed, constitute the sole and exclusive remedy of Parent and Merger Sub against (x) the Company and (y) any of the Company’s former, current and future Affiliates, assignees, stockholders, controlling persons, directors, officers, employees, agents, attorneys and other Representatives (the Persons described in clauses (x) and (y), collectively, the “Company Parties”) for any breach, loss or damage suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of the Company Termination Fee and such other amounts, if any, referenced in Section 8.03(e), no Person shall have any rights or claims against the Company Parties under this Agreement or otherwise, whether at law or equity, in contract in tort or otherwise, and the Company Parties shall not have any other liability relating to or arising out of this Agreement or the Transactions. If the Company becomes obligated to pay the Company Termination Fee pursuant to Section 8.03(b), upon payment of the Company Termination Fee (and Enforcement Expenses, as applicable), neither the Company nor any Company Party shall have any liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement or the transactions contemplated hereby. Nothing in this Section 8.03(c) shall in any way expand or be deemed or construed to expand the circumstances in which the Company or any other Company Party may be liable under this Agreement or the Transactions. For the avoidance of doubt, while Parent or Merger Sub may pursue both a grant of specific performance of the type contemplated by Section 9.02 and the payment of the Company Termination Fee pursuant to Section 8.03(b), as the case may be, under no circumstances shall Parent or Merger Sub be permitted or entitled to receive both a grant of specific performance of the type contemplated by Section 9.02 and monetary damages, including all or any portion of the Company Termination Fee or Enforcement Expenses.

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(d)    Each of the Company, Parent and Merger Sub acknowledge and agree that the agreements contained in Sections 8.02 and 8.03 are an integral part of the Transactions, and that, without these agreements, neither Parent nor Merger Sub nor the Company would enter into this Agreement. The Company, Parent and Merger Sub acknowledge and agree that the Company Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Merger Sub in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger. The parties hereto acknowledge and hereby agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

(e)    Any amounts payable pursuant to Section 8.03(b), Section 8.03(f) or this Section 8.03(e) shall be paid promptly by wire transfer of immediately available funds (and in any event within two (2) Business Days) in accordance with this Section 8.03 to an account designated in writing by Parent (at least two (2) Business Days prior to the date such fee is to be paid). If Parent fails to pay when due any amount payable under Section 8.03(b) or Section 8.03(f), and in order to collect such amount, Parent commences a Proceeding that results in a judgment against the Company for the Company Termination Fee, then the Company shall reimburse Parent for all reasonable, documented out‑of‑pocket costs and expenses (including fees and disbursements of counsel) incurred in connection with such suit (any such amount, the “Enforcement Expenses”).

(f)    In the event that (i) the Agreement terminates pursuant to Section 8.01(b) and, at such time of termination, all of the conditions set forth in Article VII have been satisfied or waived other than (A) any such condition that is not satisfied due to a Terminating Company Breach; (B) the conditions set forth in Section 7.02(g) (Certain Transactions), and (C) those conditions that by their nature can only be satisfied at or immediately prior to the Closing, (ii) the conditions set forth in Section 7.02(g) (Certain Transactions) have not been satisfied by June 26, 2024, and (iii) Parent has, prior to such termination pursuant to Section 8.01(b), irrevocably confirmed in a written notice to the Company Parent’s desire to terminate this Agreement pursuant to Section 8.01(a) and the Company did not agree to terminate this Agreement within five (5) calendar days of such written notice from Parent, then the Company shall pay to Parent (or one of its designees), in cash by wire transfer of immediately available funds within two (2) Business Days of receipt of all evidence of reasonable and documented out-of-pocket expenses, an amount equal to that required to reimburse Parent, Merger Sub and their respective Affiliates for all reasonable and documented out-of-pocket fees and expenses incurred in connection with this Agreement and the Transactions (including all reasonable and documented out-of-pocket fees and expenses of financing sources, attorneys, accountants, advisors and consultants to Parent and Merger Sub) since the date that is ninety (90) days following the date hereof through such termination, in any case such amount of such expense reimbursement not to exceed $911,067 in the aggregate.  For the avoidance of doubt, no payment shall be made under this Section 8.03(f) if a payment has been made, in full in accordance with its terms, under Section 8.03(b).

ARTICLE IX

MISCELLANEOUS

Section 9.01    Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the U.S. mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by nationally recognized overnight delivery service, or (d) when delivered by E‑mail, addressed as follows:

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if to Parent or Merger Sub, to:

RE Closing Buyer Corp.

c/o Title Resources Guaranty Company
8111 LBJ Freeway, Suite 1200
Dallas, TX 75251
Attention: Legal Department
E‑mail: trgclegaldepartment@trguw.com

with a copy (which shall not constitute notice) to:

Centerbridge Partners, L.P.

375 Park Avenue, 11th Floor

New York, NY 10152

Attention: The Office of the General Counsel

E-mail: legalnotices@centerbridge.com

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Facsimile: (212) 728‑8632

Attention: Rosalind Fahey Kruse; Howard Block
E-mail: rkruse@willkie.com; hblock@willkie.com

if to the Company, to:

Doma Holdings, Inc.
101 Mission Street, Suite 1050
San Francisco, CA 94015

Attention: Legal Department
E‑mail: legalnotices@doma.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

1600 El Camino Real
Menlo Park, CA 94025

Attention: Alan F. Denenberg
E‑mail: alan.denenberg@davispolk.com

if to the Company Special Committee, to:

Special Committee of the Board of Directors of Doma Holdings, Inc.
101 Mission Street, Suite 1050
San Francisco, CA 94015
Attention: Lawrence Summers; Matt Zames; Maxine Williams
E‑mail:            ###; ###;
                        ###

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
505 Montgomery Street
Attention: Tad Freese; Tessa Bernhardt
E-mail: tad.freese@lw.com; tessa.bernhardt@lw.com

or to such other address or electronic mail address for a party as shall be specified in a notice given in accordance with this Section 9.01; provided that any notice received by electronic mail or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) or on any day that is not a Business Day shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day; provided, further, that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.01 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is one (1) Business Day after such notice would otherwise be deemed to have been received pursuant to this Section 9.01.

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Section 9.02    Remedies Cumulative; Specific Performance.

(a)    The parties hereto agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not timely performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required of it hereunder to consummate the Merger). It is accordingly agreed that, subject to Section 9.02(b), the parties shall be entitled, in addition to any other remedy to which any party is entitled at law or in equity, to an injunction or injunctions, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. The parties hereto agree that the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement. The rights and remedies herein provided shall be cumulative and not exclusive of any other rights or remedies provided by Applicable Law and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(b)    Notwithstanding the foregoing, it is explicitly agreed that the right of the parties to seek an injunction, specific performance or other equitable remedies in connection with the Company’s enforcing Parent’s and Merger Sub’s obligations to effect the Closing shall be subject to the following requirements: (i) all conditions in Section 7.01 and Section 7.02 have been and continue to be satisfied or irrevocably waived (other than conditions that are to be satisfied by actions taken at the Closing, which shall be capable of being satisfied at the Closing), (ii) the Company has irrevocably confirmed in a written notice that all of the conditions set forth in Section 7.01 and Section 7.03 have been satisfied or irrevocably waived (other than conditions that are to be satisfied by actions taken at the Closing, which shall be capable of being satisfied at the Closing), then the Company would take such actions required of it by this Agreement to cause the Closing to occur, and (iii) Parent and Merger Sub have failed to consummate the Closing prior to the fifth (5th) Business Day following the delivery of such confirmation specified in clause (ii) above (it being understood that the conditions to the obligations of Parent and Merger Sub to consummate the transactions contemplated hereby set forth in Section 7.01 and Section 7.02 (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which shall be capable of being satisfied) shall remain satisfied at the close of business on such fifth (5th) Business Day).

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Section 9.03    No Survival of Representations and Warranties. The representations and warranties and covenants and agreements (to the extent such covenant or agreement contemplates or requires performance prior to the Closing) in this Agreement and in any certificate delivered pursuant hereto by any Person shall terminate at the Effective Time or, except as provided in Section 8.02, upon the valid termination of this Agreement pursuant to Section 8.01, as the case may be, except that this Section 9.03 shall not limit any covenant or agreement of the parties which by its terms expressly contemplates performance after the Effective Time or after termination of this Agreement, including those contained in Section 6.07 following the Effective Time.

Section 9.04    Amendments and Waivers.

(a)    Any provision of this Agreement may be amended or waived prior to the Effective Time (except for Section 7.01(a), which may not be waived by any party) if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment or modification, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that (i) no amendment or waiver shall be made subsequent to receipt of the Required Company Stockholder Approval which amendment or waiver would require further approval of the stockholders of the Company pursuant to the DGCL or otherwise without such further stockholder approval and (ii) any amendment or waiver with respect to the Company must first be approved by the Company Special Committee.

(b)    No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 9.05    Company Disclosure Letter References. The parties hereto agree that any disclosure on a particular Section of the Company Disclosure Letter shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section or subsection of this Agreement and (b) any other representations and warranties (or covenants, as applicable) of such party that are contained in this Agreement, but in this case of this clause (b) only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.

Section 9.06    Binding Effect; Benefit; Assignment.

(a)    This Agreement shall be binding upon, inure solely to the benefit of and be enforceable by each party hereto and their respective permitted successors and assigns. Nothing in this Agreement, express or implied is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing, (i) the past, present and future officers, directors and employees of the Acquired Companies (and their successors, heirs and representatives) are intended third‑party beneficiaries of, and may enforce, Section 6.07, (ii) solely from and after the Effective Time, the holders of shares of Company Common Stock shall be intended third‑party beneficiaries of, and may enforce, Articles II and III, (iii) the Parent Parties shall be intended third‑party beneficiaries of, and may enforce, Section 9.13 and (iv) the Company Parties shall be intended third‑party beneficiaries of, and may enforce, Section 8.03(c).

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(b)    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto by operation of Law or otherwise without the prior written consent of the other parties; provided that each of Parent and Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (i) one or more of its Affiliates at any time (provided that such assignment would not reasonably be expected to delay the Closing or satisfaction of any condition to closing hereunder), (ii) to transfer, pledge or assign this Agreement as security for any financing, including, without limitation, the Debt Financing and (iii) after the Effective Time, to any Person, provided that, in each case, any assignment by Parent or Merger Sub shall not relieve Parent or Merger Sub of its obligations hereunder. Any purported assignment in violation of this Section 9.06(b) shall be null and void.

Section 9.07    Governing Law. This Agreement and all Proceedings (whether based on contract, tort or otherwise) arising out of, or related to this Agreement, the Transactions, or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof (including as it relates to (a) the interpretation of the definition of Company Material Adverse Effect (and whether or not a Company Material Adverse Effect has occurred) and (b) the determination of whether the Closing has been consummated in accordance with the terms hereof, which will, in each case, be governed by and construed in accordance with the Law of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of Laws thereof), shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 9.08    Jurisdiction. Each of the parties hereto hereby expressly, irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any federal court of the United States of America or other state court located in Delaware, and any appellate court from any appeal thereof, in any Proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the Transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such Proceeding except in such courts, (b) agrees that any claim in respect of any such Proceeding may be heard and determined in the Court of Chancery of the State of Delaware or, to the extent permitted by Applicable Law, in such federal or state court located in Delaware, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Court of Chancery of the State of Delaware or such federal or state court located in Delaware and (d) waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such Proceeding in the Court of Chancery of the State of Delaware or such federal or state court located in Delaware. Each of the parties hereto agrees that a final judgment in any such action or Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process outside the territorial jurisdiction of the courts referred to in this Section 9.08 in any such Proceeding by mailing copies thereof by registered or certified U.S. mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.01. However, nothing in this Agreement will affect the right of any party to this Agreement to serve process on the other party in any other manner permitted by Law. Notwithstanding anything herein to the contrary, each of the parties hereto agrees (i) not to bring or permit any of its Affiliates or Representatives to bring or support anyone else in bringing any such action or proceeding in any other courts, (ii) that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law, and (iii) to waive and hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Proceeding in any such court.

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Section 9.09    WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.09.

Section 9.10    Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 9.11    Entire Agreement. This Agreement, the Voting Agreement, the Hudson Agreements, the Confidentiality Agreement and each of the other documents, instruments and agreements delivered in connection with the Transactions, and each of the Exhibits and the Company Disclosure Letter, constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

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Section 9.12    Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the end that the Transactions are consummated as originally contemplated to the fullest extent possible. Notwithstanding the foregoing, the parties intend that the remedies and limitations contained in Section 8.03(d) and Section 8.03(e) be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that increases a party’s liability or obligations hereunder.

Section 9.13    Non‑Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no other Parent Party shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of the Company against Parent or Merger Sub hereunder, in no event shall the Company or any of its Affiliates, and the Company agrees not to and to cause its Affiliates not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Parent Party or any other Person.

Section 9.14    Debt Financing Sources. Notwithstanding anything herein to the contrary, the parties hereby agree that (a) no Debt Financing Source or any of their respective former, current, and future Affiliates shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or losses arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach (provided that nothing in this Section 9.14 shall limit the liability or obligations of such Debt Financing Sources under any debt commitment letter, the fee letter related thereto, any credit agreement or any other documents governing or evidencing the debt facility, any credit facilities or other financing provided by any Debt Financing Source), (b) except as may be set forth in any debt commitment letter, the fee letter related thereto, any credit agreement or any other documents governing or evidencing the debt facility, any credit facilities or other financing provided by any Debt Financing Source, any action of any kind or description (whether at law, in equity, in contract, in tort or otherwise) involving any Debt Financing Source or any Affiliate thereof arising out of, in connection with, or relating to the Debt Financing, or the performance of services thereunder shall be subject to the exclusive jurisdiction of a state or federal court sitting in the City of New York (Borough of Manhattan), State of New York (and any appellate court thereof), (c) any interpretation of any agreements related to the Debt Financing will be governed by, and construed and interpreted in accordance with, the laws of the State of New York, (d) no party hereto will bring, permit any of their respective controlled Affiliates to bring, or support anyone else in bringing, any such action in any other court, (e) the waiver of rights to trial by jury set forth in Section 9.09 applies to any such legal proceeding, (f) only the Parent (including its permitted successors and assigns) and the other parties to any debt commitment letter, the fee letter related thereto, any credit agreement or any other agreements governing the Debt Financing at their own direction shall be permitted to bring any claim against a Debt Financing Source or Affiliate thereof for failing to satisfy any obligation to fund the Debt Financing pursuant to the terms of any such agreement, (g) no amendment or waiver of this Section 9.14 or Section 9.06 that is materially adverse to the Debt Financing Sources in their capacity as such shall be effective without the prior written consent of the lenders party to the agreements governing the Debt Financing to which such amendment is materially adverse, and (h) the Debt Financing Sources are express and intended third party beneficiaries of this Section 9.14 and Section 9.06.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

RE CLOSING BUYER CORP.

By:	/s/ Matthew S. Kabaker
Name: Matthew S. Kabaker
Title: President and Chief Executive Officer

RE CLOSING MERGER SUB INC.

By:	/s/ Matthew S. Kabaker
Name: Matthew S. Kabaker
Title: President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

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DOMA holdings, Inc.

By:	/s/ Max Simkoff
Name: Max Simkoff
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

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ANNEX B

Execution Version

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”) dated as of March 28, 2024, is entered into by and among RE CLOSING BUYER CORP., a Delaware corporation (“Parent”), Doma Holdings, Inc., a Delaware corporation (the “Company”), and the undersigned stockholders of the Company (each, a “Stockholder” and collectively, the “Stockholders”).

WHEREAS, the board of directors of the Company (the “Company Board”) established a special committee thereof consisting only of independent and disinterested directors (the “Company Special Committee”), and the Company Special Committee has, prior to the execution of this Agreement, (i) unanimously determined that this Agreement and the Merger Agreement (as defined below) and the transactions contemplated hereby and thereby, including the Merger, are fair, advisable and in the best interests of the Company and the Disinterested Stockholders and (ii) recommended that the Company Board adopt resolutions approving, adopting and declaring advisable this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, including the Merger, and, subject to the terms and conditions thereof, submit and recommend the Merger Agreement to the Company’s stockholders for approval and adoption thereby;

WHEREAS, prior to the execution of this Agreement, the Company Board (acting upon the recommendation of the Company Special Committee) has (i) unanimously determined that this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, including the Merger, are fair, advisable and in the best interests of the Company and the Disinterested Stockholders, (ii) approved, adopted and declared advisable this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, including the Merger and (iii) subject to the terms and conditions thereof, resolved to submit and recommend the Merger Agreement to the Company’s stockholders for approval and adoption thereby;

WHEREAS, prior to the execution of this Agreement, the board of directors of Parent and Merger Sub (as defined below) has (i) unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair, advisable and in the best interests of the Parent and Merger Sub, as applicable, and (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, including in Parent’s capacity as sole stockholder of Merger Sub;

WHEREAS, concurrently with the execution of this Agreement, Parent, RE Closing Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company entered into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”);

WHEREAS, capitalized terms used but not defined in this Agreement have the meanings ascribed to them in the Merger Agreement;

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WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner of the number of shares of Company Common Stock set forth opposite such Stockholder’s name on Exhibit A (such shares of Company Common Stock, together with any additional shares of Company Common Stock that such Stockholder and its Affiliates may acquire record and/or beneficial ownership of after the date hereof (including any shares of Company Common Stock acquired through the vesting or exercise of Company Equity Awards or otherwise) being collectively referred to herein as the “Stockholder Shares”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required the Stockholders to enter into this Agreement, and each Stockholder has agreed and is willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.    Agreements of Stockholder.

(a)    Voting. From the date hereof until the Agreement Termination Date (as defined below), at any meeting of the stockholders of the Company however called (or any action by written consent in lieu of a meeting) or any adjournment or postponement thereof, each Stockholder shall vote (or cause to be voted) all Stockholder Shares or (as appropriate) execute written consents in respect thereof, (i) in favor of the Merger, the Merger Agreement (to the extent required), and the transactions contemplated thereby (the “Supported Matters”) and (ii) against any Alternative Acquisition Agreement and any other action or agreement (including, without limitation, any amendment of any agreement), amendment of the Company’s organizational documents or other action that is intended or would reasonably be expected to materially prevent or delay the consummation of the Transactions, including the Merger. Any such vote shall be cast (or consent shall be given) by each Stockholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent).

(b)    Proxy. From the date hereof until the Agreement Termination Date, in the event of a failure by a Stockholder to act in accordance with such Stockholder’s obligations as to voting pursuant to Section 1(a) no later than the third Business Day prior to any meeting at which the stockholders of the Company will consider and vote on any of the Supported Matters (a “Stockholder Inaction”), such Stockholder hereby irrevocably grants to, and appoints, Parent, and any individual designated in writing by Parent, and each of them individually, as such Stockholder’s proxy and attorney-in-fact (with full power of substitution and including for purposes of Section 212 of the DGCL), for and in the name, place and stead of such Stockholder, to vote such Stockholder’s Stockholder Shares, or grant a consent or approval in respect of such Stockholder Shares, with respect to the Supported Matters in accordance with Section 1(a) prior to the Agreement Termination Date. Each Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may be revoked only under the circumstances set forth in the last sentence of this Section 1(b). Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with Applicable Law. Each Stockholder acknowledges and agrees that, if and when a Stockholder Inaction occurs pursuant to this Section 1(b), this Agreement shall constitute the irrevocable proxy granted hereby and that no such further written instrument or proxy shall be required, provided that to the extent Parent determines that any further written instrument or proxy shall be necessary, advisable or desirable, such Stockholder shall, upon written request by Parent, as promptly as practicable, execute and deliver to Parent a separate written instrument or proxy (in a form reasonably acceptable to such Stockholder) that embodies the terms of this irrevocable proxy set forth in this Section 1(b). Notwithstanding the foregoing, the proxy and appointment granted hereby shall be automatically revoked, without any action by any Stockholder, upon the Agreement Termination Date, and Parent may terminate any proxy granted pursuant to this Section 1(b) at any time at its sole discretion by written notice to such Stockholder.

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(c)    Restriction on Transfer; Proxies; Non-Interference; etc. From the execution of this agreement until the Agreement Termination Date, no Stockholder or its Affiliates shall directly or indirectly, except in connection with the consummation of the Merger and as expressly provided for in the Merger Agreement, (i), sell, transfer, give, pledge, encumber, assign or otherwise dispose of (collectively, “Transfer”), or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, any Stockholder Shares (or any right, title or interest thereto or therein), (ii) deposit any Stockholder Shares into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Stockholder Shares, (iii) knowingly take any action that would make any representation or warranty of a Stockholder set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling or materially delaying a Stockholder from performing any of its obligations under this Agreement or (iv) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i), (ii) or (iii) of this Section 1(c). Notwithstanding the foregoing (but subject to the following sentence), each Stockholder and its Affiliates may Transfer any or all of its Stockholder Shares to its Affiliates (in any case in a manner consistent with the Company’s Amended and Restated Certificate of Incorporation); provided, that prior to and as a condition to the effectiveness of such Transfer, each Person to whom any of such Stockholder Shares or any interest in any of such Shares is or may be transferred shall have executed and delivered to the Parent a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement and Exhibit A shall be updated accordingly.

(d)    Information for Proxy Statement; Publication. Each Stockholder consents to the Company and Parent publishing and disclosing (i) in any filing required under Applicable Law, including the filings contemplated by the Merger Agreement and (ii) in the Proxy Statement or any other disclosure document required under Applicable Law in connection with the Merger Agreement or the Transactions contemplated thereby (including, without limitation, the Schedule 13E‑3) the Stockholder’s identity and beneficial ownership of the Stockholder Shares, the existence of this Agreement, and the nature of the Stockholder’s obligations and commitments under this Agreement, in each case to the extent required by applicable Law, provided that any such disclosure in the Proxy Statement or any other filing (including, without limitation, each Form 8‑K and the Schedule 13E‑3) shall, in each instance, be subject to such Stockholder having a reasonable opportunity to review and comment on any such disclosure or filing prior to it being made (and Parent shall consider any such comments in good faith). Each Stockholder shall not issue any press release or make any other public statement with respect to this Agreement, the Transactions, the Merger Agreement or the transactions contemplated thereby without the prior written consent of Parent and the Company (which consent will not be unreasonably withheld, conditioned or delayed), except as may be required by Applicable Law (which includes, for the avoidance of doubt, any filing by a Stockholder on Schedule 13D and any other filings required pursuant to applicable securities laws), in which case such Stockholder shall provide Parent and the Company with a reasonable opportunity to review and comment on any such press release or public statement prior to it being made (and the Stockholder shall consider any such comments in good faith). Each Stockholder, Parent and the Company agrees to promptly provide any information that is in its possession that the other party may reasonably request for the preparation of any such disclosure or filing, and each Stockholder, Parent and the Company agrees to promptly notify the other party of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that such party shall become aware that any such information shall have become false or misleading in any material respect; provided that, notwithstanding anything herein to the contrary, none of any Stockholder, Parent or the Company nor any of their respective Affiliates nor any TRG Person shall be required to disclose any privileged information, personally identifiable information or confidential competitive information with respect to any such request.

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(e)    Waiver of Appraisal Rights. Each Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, all appraisal rights under Section 262 of the DGCL (and any other appraisal, dissenters’ or similar rights) related to the transactions contemplated by the Merger Agreement with respect to the Stockholder Shares to the fullest extent permitted by Law.

2.    Representations and Warranties of Stockholder. Each Stockholder hereby represents and warrants to the Parent and the Company as follows:

(a)    Authority. Such Stockholder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by such Stockholder and, assuming due and valid authorization, execution and delivery hereof by the Parent and the Company, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Enforceability Exceptions.

(b)    Consents and Approvals; No Violations. Other than filings under the Exchange Act and other than such as, if not made, obtained or given, would not reasonably be expected to materially prevent or delay the performance by such Stockholder of any of its obligations under this Agreement, no notices, reports or other filings are required to be made by such Stockholder with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by such Stockholder from, any Governmental Authority or any other person or entity, in connection with the execution and delivery of this Agreement by such Stockholder. The execution, delivery and performance of this Agreement by such Stockholder does not, and the consummation by such Stockholder of the transactions contemplated hereby will not, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice or the passage of time or both) under any contract, agreement, arrangement or commitment to which such Stockholder is a party or which is binding on it or its assets and will not result in the creation of any Lien on any of the assets or properties of such Stockholder (other than the Stockholder Shares pursuant to the terms of this Agreement and any other Permitted Lien), except for such violations, breaches, defaults, terminations, cancellations, modifications, accelerations or Liens as would not reasonably be expected to materially prevent or delay the performance by such Stockholder of any of its obligations under this Agreement.

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(c)    If the Stockholder is not a natural person, (a) the Stockholder is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable, except where the failure to be so qualified and in good standing would not reasonably be expected to materially prevent or delay the performance by such Stockholder of any of its obligations under this Agreement and (b) the execution and delivery of this Agreement, the performance of the Stockholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other corporate consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement.

(d)    Ownership of Stockholder Shares. As of the date of this Agreement, such Stockholder owns, beneficially and of record, all of the Stockholder Shares set forth opposite such Stockholder’s name on Exhibit A hereto, free and clear of any proxy, voting restriction, adverse claim or other Lien (other than restrictions under (i) this Agreement, (ii) any Permitted Lien and (iii) any applicable securities laws). Without limiting the foregoing, as of the date hereof, except for restrictions in favor of Parent pursuant to this Agreement, the Stockholders, together with Lennar Corp. and Len X, LLC, collectively share sole voting power and sole power of disposition with respect to all Stockholder Shares, with no restrictions on such rights of voting or disposition pertaining thereto and no other Person has any right to direct or approve the voting or disposition of any such Stockholder Shares. As of the date hereof, none of such Stockholder or any of its Subsidiaries owns, beneficially or of record, any securities of the Company other than the Company Common Stock which constitute Stockholder Shares.

(e)    Brokers. Except as set forth in the Merger Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission that is payable by the Company or any of its respective Subsidiaries in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of a Stockholder.

(f)    Affiliates. As of the date of this Agreement, a true and complete list of the number and class of Stockholder Shares owned by each Stockholder is set forth opposite such Stockholder’s name on Exhibit A hereto.

3.    Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders and the Company as follows:

(a)    Authority. Parent has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming due and valid authorization, execution and delivery hereof by each Stockholder and the Company, constitutes a valid and binding obligation of such Parent, enforceable against Parent in accordance with its terms, subject to the Enforceability Exceptions.

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(b)    Due Organization. (a) Parent is duly incorporated, validly existing and in good standing in accordance with the laws of its jurisdiction of incorporation, as applicable, except where the failure to be so qualified and in good standing would not reasonably be expected to materially prevent or delay the performance by Parent of any of its obligations under this Agreement and (b) the execution and delivery of this Agreement, the performance of Parent’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other corporate consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement.

4.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholders and Parent as follows:

(a)    Authority. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by each Stockholder and Parent, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(b)    Due Organization. (a) The Company is duly incorporated, validly existing and in good standing in accordance with the laws of its jurisdiction of incorporation, as applicable, except where the failure to be so qualified and in good standing would not reasonably be expected to materially prevent or delay the performance by the Company of any of its obligations under this Agreement and (b) the execution and delivery of this Agreement, the performance of the Company’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other corporate consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement.

5.    Termination. This Agreement shall automatically terminate and have no further force or effect, and no party hereunder will have any further obligation to the other parties hereto upon and immediately following such termination, on the first to occur of (a) written agreement of the parties hereto to terminate this Agreement, (b) the valid termination of the Merger Agreement in accordance with its terms, and (c) the Effective Time (such earliest date being referred to herein as the “Agreement Termination Date”); provided that each Stockholder may terminate this Agreement as to itself upon the entry by the Company and Parent without the prior written consent of such Stockholder into any amendment, waiver or modification to the Merger Agreement that results in (i) a change to the form of consideration to be paid thereunder, (ii) a decrease in the amount of Merger Consideration payable to the stockholders of the Company pursuant to the terms of the Merger Agreement as in effect on the date of this Agreement, or (iii) an imposition of any material restrictions or additional constraints on the payment of the consideration thereunder. Notwithstanding the foregoing, (i) nothing herein shall relieve any party from liability for any Willful Breach of this Agreement occurring prior to such termination and (ii) the provisions of this Section 5 and Section 8 of this Agreement shall survive any termination of this Agreement. For the avoidance of doubt, notwithstanding anything to the contrary (but subject to the immediately preceding sentence), the representations, warranties and covenants herein shall not survive the Agreement Termination Date.

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6.    No Legal Action. Each Stockholder shall not, and shall cause its Representatives and its Affiliates not to, bring, commence, institute, maintain, prosecute or voluntarily aid any claim, appeal, or proceeding which (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (b) alleges that the execution and delivery of this Agreement by the Stockholders (or their performance hereunder solely in the capacity as a stockholder of the Company) breaches any fiduciary duty of the Company Board (or any member or committee thereof) or any duty that any stockholder of the Company may be alleged to have to the Company or to the other holders of the Company Common Stock; provided, however, that nothing in this Section 6 shall restrict or prohibit the Stockholders, their Representatives or their Affiliates from participating as a defendant or asserting counterclaims or defenses, in any action or proceeding brought or claims asserted against it or any of its Affiliates relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, or from enforcing its rights under this Agreement or the Merger Agreement.

7.    Ownership of Company Common Stock; Notice of Certain Events.

(a)    Such Stockholder covenants and agrees that, except in connection with the consummation of the Merger and as expressly provided for in the Merger Agreement, such Stockholder will not, during the period beginning on the date hereof and ending on the Agreement Termination Date, acquire any Company Common Stock or enter into any agreement, Contract, understanding, arrangement, or substantial negotiations to acquire any Company Common Stock.

(b)    Without limiting the foregoing, during the term of this Agreement, the Stockholders shall notify Parent and the Company promptly in writing of the direct or indirect acquisition of record or beneficial ownership of additional shares of Company Common Stock by the Stockholders after the date hereof (including pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Company Common Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction), all of which shall be considered Stockholder Shares and be subject to the terms of this Agreement as though owned by such acquiring Stockholder on the date hereof.

8.    Miscellaneous.

(a)    Action in Stockholder Capacity Only. The parties acknowledge that this Agreement is entered into by each Stockholder solely in its capacity as an owner of the Stockholder Shares and that nothing in this Agreement shall in any way restrict or limit the ability of such Stockholder or any Affiliate of such Stockholder who is a director of the Company from taking any action in his capacity as a director of the Company, including the exercise of fiduciary duties to the Company and its stockholders. No action taken in such capacity or inaction as a director shall be deemed to constitute a breach of this Agreement.

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(b)    Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

(c)    Definition of “Beneficial Ownership”. For purposes of this Agreement, “beneficial ownership” with respect to (or to “own beneficially”) any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d‑3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing, without regard to the 60‑day limitation in Rule 13d‑3(d)(1)(i).

(d)    Further Assurances. From time to time, at the request of the Parent and Company, and without further consideration, each Stockholder shall promptly execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(e)    No Agreement Until Executed; Entire Agreement; No Third-Party Beneficiaries. This Agreement shall not be effective unless and until (i) the Company Board has approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Merger Agreement is executed and delivered by all parties thereto and (ii) this Agreement has been approved by the Company Board for purposes of Section 203 of the DGCL and any other similar applicable anti-takeover Law and is executed and delivered by all parties hereto. This Agreement, the Merger Agreement, and each of the documents, instruments and agreements delivered in connection with the Transactions constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement is not intended to and shall not confer upon any person other than the parties hereto any rights hereunder.

(f)    Assignment; Binding Effect. Except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 8 shall be null and void.

(g)    Amendments; Waiver. This Agreement may not be amended or supplemented, except by a written agreement executed by the parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(h)    Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Applicable Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

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(i)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(j)    Descriptive Headings. Headings of sections and subsections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

(k)    Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when delivered by facsimile (solely if receipt is confirmed) or E‑mail (so long as the sender of such E‑mail does not receive an automatic reply from the recipient’s E‑mail server indicating that the recipient did not receive such E‑mail), addressed as follows:

if to Parent, to:

RE Closing Buyer Corp.
c/o Title Resources Guaranty Company
8111 LBJ Freeway, Suite 1200
Dallas, TX 75251
Attention:  Legal Department
E‑mail:      trgclegaldepartment@trguw.com

with a copy (which shall not constitute notice) to:

Closing Parent Holdco, L.P.
375 Park Avenue, 11th Floor

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New York, NY 10152
Attention: The Office of the General Counsel
Email: legalnotices@centerbridge.com

and

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Facsimile: (212) 728‑8632
Attention: Rosalind Fahey Kruse; Howard Block
E-mail: rkruse@willkie.com; hblock@willkie.com

if to the Stockholders, to:

c/o Lennar Corp.
5505 Waterford District Dr.
Miami, FL 33126
Attention:  Eric Feder, President
E‑mail:      ###

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP
2100 L Street, NW
Suite 900
Washington, D.C., 20037

and

Morrison & Foerster LLP
300 Colorado Street, Suite 1800
Austin, TX 78701
E-mail: dslotkin@mofo.com; ssibold@mofo.com
Attention: David P. Slotkin; Shannon E. Sibold

if to the Company, to:

Doma Holdings, Inc.
101 Mission Street
Suite 1050
San Francisco, CA 94105
Attention: Legal Department
E‑mail:  legalnotices@doma.com

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with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
1600 El Camino Real
Menlo Park, CA 94025
Attention:  Alan F. Denenberg
E‑mail:      alan.denenberg@davispolk.com

and

Latham & Watkins LLP
505 Montgomery Street
Attention: Tad Freese; Tessa Bernhardt
E-mail:      tad.freese@lw.com; tessa.bernhardt@lw.com

or to such other address or facsimile number as the parties hereto may from time to time designate in writing.

(l)    Drafting. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(m)    Governing Law; Enforcement; Jurisdiction; Waiver of Jury Trial.

(i)    This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under any applicable principles of conflicts of laws thereof.

(ii)   EACH OF THE PARTIES HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE NEGOTIATION, VALIDITY OR PERFORMANCE OF THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING ANY LEGAL PROCEEDING AGAINST OR INVOLVING ANY DEBT FINANCING SOURCES OR ANY OF THEIR RESPECTIVE AFFILIATES ARISING OUT OF THE MERGER AGREEMENT OR THE DEBT FINANCING). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(M)(II).

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(iii)    The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement in any court referred to in clause (iv) below, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that remedy of monetary damages would provide an adequate remedy for any such breach.

(iv)    Each of the parties hereto (A) consents to submit itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any federal court of the United States of America or other state court located in Delaware, and any appellate court from any appeal thereof in the event any dispute arises out of this Agreement, the Merger Agreement, the Transactions or any of the other transactions contemplated by the Merger Agreement, (B) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court or commence any Proceeding except in such courts, (C) agrees that any claim in respect of any such dispute or Proceeding may be heard and determined in the Court of Chancery of the State of Delaware or, to the extent permitted by Applicable Law, in such federal or state court located in Delaware, and (D) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding or action relating to this Agreement, the Merger Agreement, the Transactions or any of the other transactions contemplated by the Merger Agreement in the Court of Chancery of the State of Delaware or such federal or state court located in Delaware and (E) waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or Proceeding in the Court of Chancery of the State of Delaware or such federal or state court located in Delaware. Each of the parties hereto agrees that a final judgment in any such action or Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process outside the territorial jurisdiction of the courts referred to in this Section 8(m) in any such Proceeding by mailing copies thereof by registered or certified U.S. mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 8(k). However, nothing in this Agreement will affect the right of any party to this Agreement to serve process on the other party in any other manner permitted by Law. Notwithstanding anything herein to the contrary, each of the parties hereto agrees (i) not to bring or permit any of its Affiliates or Representatives to bring or support anyone else in bringing any such Proceeding in any other courts, (ii) that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law, and (iii) to waive and hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Proceeding in any such court.

cxxxv

(n)    No Ownership Interest. All rights and ownership of and relating to the Stockholder Shares shall remain vested in and belong to each Stockholder and its Subsidiaries and its Affiliates, and Parent will not have any authority to exercise any power or authority to direct any Stockholder in the voting of any Stockholder Shares, except as otherwise specifically provided herein.

(o)    Non‑Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non‑Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non‑Recourse Party.

[Remainder of This Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above.

RE CLOSING BUYER CORP.

By:	/s/ Matthew S. Kabaker
Name: Matthew S. Kabaker
Title: President and Chief Executive Officer

STOCKHOLDERS:

LENX ST INVESTOR LLC

By:	/s/ Eric Feder
Name: Eric Feder
Title: President

LEN FW INVESTOR LLC

By:	/s/ Eric Feder
Name: Eric Feder
Title: President

DOMA HOLDINGS, INC.

By:	/s/ Max Simkoff
Name: Max Simkoff
Title: Chief Executive Officer

[Signature Page to Voting and Support Agreement]

cxxxvii

EXHIBIT A

Stockholder	Stockholder Shares
LENX ST Investor, LLC	3,289,707
Len FW Investor, LLC	36,506

cxxxviii

ANNEX C

[LETTERHEAD OF HOULIHAN LOKEY CAPITAL, INC.]

March 28, 2024

Doma Holdings, Inc. 101 Mission St.

San Francisco, CA 94105

Attn: Special Committee of the Board of Directors

Dear Members of the Special Committee of the Board of Directors:

We understand that Doma Holdings, Inc. (the “Company”) intends to enter into an Agreement and Plan of Merger (the “Agreement”) by and among RE Closing Buyer Corp. (“Parent”), RE Closing Merger Sub Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which, among other things, (i) Merger Sub will merge with and into the Company (the “Merger”), (ii) each outstanding share of common stock, par value $0.0001 per share (the “Company Common Stock”), of the Company (excluding any Cancelled Shares and any Dissenting Shares (as defined in the Agreement)) will be cancelled and extinguished and automatically converted into the right to receive an amount in cash equal to $6.29 (the “Merger Consideration”), without interest, and (iii) the Company will become a wholly owned subsidiary of Parent.

The Special Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Committee as to whether, as of the date hereof, the Merger Consideration to be received by the Disinterested Stockholders (as defined in the Agreement) in the Merger pursuant to the Agreement is fair, from a financial point of view, to such stockholders.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed a draft, dated March 26, 2024, of the Agreement;

2.	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

3.

reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including (a) financial projections prepared by the management of the Company relating to the Company (the “Projections”) and (b) estimates prepared by the management of the Company of the Company’s net operating loss tax carryforwards (“NOLs”) and the Company’s ability to utilize those NOLs to achieve future tax savings (the “Estimated NOL Tax Savings”);

4.

spoken with certain members of the management of the Company and certain of the Company’s and the Committee’s representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the Merger and related matters;

5.	compared the financial and operating performance of the Company with that of other companies with publicly traded equity securities that we deemed to be relevant;

6.

reviewed the current and historical market prices and trading volume for certain of the Company’s publicly traded securities, and the current and historical market prices of the publicly traded securities of certain other companies that we deemed to be relevant; and

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The Special Committee of the Board of Directors of Doma Holdings, Inc.	-2-
March 28, 2024

7.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us and, at your direction, we have relied upon and assumed that (i) the Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company, (ii) the NOLs have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the amount of such NOLs, and (iii) the Estimated NOL Tax Savings have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the Company’s ability to utilize those NOLs to achieve future tax savings. At your direction, we have assumed that the Projections, the NOLs and the Estimated NOL Tax Savings provide a reasonable basis on which to evaluate the Company and the Merger and we have, at your direction, used and relied upon the Projections, the NOLs and the Estimated NOL Tax Savings for purposes of our analyses and this Opinion. We express no view or opinion with respect to the Projections, the NOLs, the Estimated NOL Tax Savings or the respective assumptions on which they are based. In reaching our conclusions hereunder, with your consent, we did not rely upon a review of the publicly available financial terms of other transactions, because we did not identify a sufficient number of relevant transactions in which we deemed the acquired companies to be sufficiently similar to the Company. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.

We have relied upon and assumed, without independent verification, that, except as would not be material to our analyses or this Opinion, (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger will be satisfied without waiver thereof, and (d) the Merger will be consummated in a timely manner in accordance with the terms described in the Agreement and such other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Merger will be consummated in a manner that complies in all respects with all applicable foreign, federal, state and local statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Company or the Merger that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any material respect from the draft of the Agreement identified above.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

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The Special Committee of the Board of Directors of Doma Holdings, Inc.	-3-
March 28, 2024

This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any view or opinion as to the price or range of prices at which shares of Company Common Stock may be purchased or sold, or otherwise be transferable, at any time.

This Opinion is furnished for the use of the Committee (in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board, the Company, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise.

In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, Parent or any other party that may be involved in the Merger and their respective affiliates or security holders or any currency or commodity that may be involved in the Merger.

Houlihan Lokey and certain of its affiliates have in the past provided financial advisory services to the Company and have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to Centerbridge Partners, L.P., an affiliate of Parent (“Centerbridge”), or one or more security holders, affiliates and/or portfolio companies of investment funds affiliated or associated with Centerbridge (collectively, with Centerbridge, the “Centerbridge Group”), for which Houlihan Lokey and its affiliates have received, and may receive, compensation, including, among other things, with respect to the Company, having acted (i) as a financial advisor in connection with the Company’s sale of certain branches of its West Coast local retail title operations, which transaction closed in May 2023 and, with respect to the Centerbridge Group, having acted as a financial advisor to an affiliate of TriMark USA, LLC (“TriMark”), a member of the Centerbridge Group, in connection with a recapitalization of TriMark, which was completed in January 2024, and (ii) having acted as financial advisor to a lender group, of which one or more members of the Centerbridge Group were members, in relation to their interests as lenders to OTG Management, Inc. in connection with a recapitalization transaction, which concluded in February 2024. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, Parent, members of the Centerbridge Group, other participants in the Merger or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Centerbridge, other participants in the Merger or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with members of the Centerbridge Group, other participants in the Merger or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, Parent, members of the Centerbridge Group, other participants in the Merger or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

cxli

The Special Committee of the Board of Directors of Doma Holdings, Inc.	-4-
March 28, 2024

Houlihan Lokey has also acted as financial advisor to the Committee in connection with the Merger and will receive a fee for such services, a substantial portion of which is contingent upon the consummation of the Merger. In addition, we will receive a fee for rendering this Opinion, no portion of which is contingent upon the successful completion of the Merger. We also expect to be authorized in accordance with the Agreement to solicit indications of interest from certain third parties in acquiring all or part of the Company for a prescribed period following the execution of the Agreement, subject to the terms, conditions and procedures set forth therein. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Committee, the Board, the Company, its security holders or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Merger Consideration to the extent expressly specified herein), including, without limitation, any terms, aspects or implications of (a) the investment agreements to be entered into by Lennar Investor (as defined in the Agreement), (b) the voting and support agreement to be entered into by the Existing Lennar Investors (as defined in the Agreement), Parent and the Company, (c) the Agreement and Fourth Amendment to Loan and Security Agreement to be entered into by certain of the Company’s subsidiaries, Parent, Hudson Structured Capital Management Ltd. (“Hudson”) and certain affiliates of Hudson or any other agreements related thereto, (d) the restructuring and reorganization of the Company related to its business referred to as the “TechCo Business,” and (e) the bridge financing to be provided to the Company by an affiliate of Parent, (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the fairness of any portion or aspect of the Merger to any one class or group of the Company's or any other party's security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, Parent, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Merger, (vii) the solvency, creditworthiness or fair value of the Company, Parent or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Merger Consideration or otherwise. We are not expressing any opinion, counsel or interpretation regarding matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Committee, on the assessments by the Committee, the Board, the Company, Parent and their respective advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to the Company, the Merger or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the Disinterested Stockholders in the Merger pursuant to the Agreement is fair, from a financial point of view, to such stockholders.

Very truly yours,

/s/ Houlihan Lokey Capital, Inc.

HOULIHAN LOKEY CAPITAL, INC.

cxlii

ANNEX D

Execution Version

APOLLO GLOBAL FUNDING, LLC APOLLO CAPITAL MANAGEMENT, L.P. 9 West 57th Street New York, New York 10019

CONFIDENTIAL

March 28, 2024

RE Closing Buyer Corp.
c/o Centerbridge Partners, L.P.
375 Park Avenue
New York, NY 10152-0002
Attention: Heather Lamberton

Project Beacon
Commitment Letter

Ladies and Gentlemen:

You have advised Apollo Capital Management, L.P., on behalf of one or more investment funds, separate accounts and other entities owned (in whole or in part), controlled, managed and/or advised by it or its affiliates (in such capacity, “ACM”) and Apollo Global Funding, LLC (“AGF” and together with ACM, “Apollo” and together each other person, if any, added as a “Commitment Party” after the date of this Commitment Letter, including pursuant to the Designation Right (as defined below), collectively, “we”, “us” or the “Commitment Parties” and, each individually, a “Commitment Party”) that RE Closing Merger Sub Inc., a newly-created corporation organized under the laws of the State of Delaware (“Merger Sub”), a wholly owned domestic direct subsidiary of RE Closing Buyer Corp., a Delaware corporation (“Borrower” or “you”), formed at the direction of CB RE Closing Aggregator, L.P. (together with their respective affiliates and affiliates’ funds, partnerships or other co-investment vehicles managed, advised or controlled by any of the foregoing, collectively, the “Sponsor”), intend to consummate the Transactions described in the Transaction Description attached hereto as Exhibit A (the “Transaction Description”).  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Transaction Description, Commitment Annex (as defined below) and the Summary of Principal Terms and Conditions attached hereto as Exhibit B (the “Term Sheet”) or the Summary of Proposed Terms attached hereto as Exhibit D (the “Financing Grid”); this commitment letter, the Commitment Annex, the Transaction Description, the Financing Grid, the Term Sheet and the Summary of Additional Conditions attached hereto as Exhibit C, collectively, this “Commitment Letter”).

1.	Commitments.

In connection with the Transactions, Apollo is pleased to advise you of its commitment to provide the aggregate principal amount of the Initial Term Facility (as defined below) as set forth opposite its name on Schedule 1 hereto (the “Commitment Annex”) subject only to the applicable Closing Conditions (as defined below). Apollo, together with each other person, if any, added as an “Initial Term Lender” after the date of this Commitment Letter, together with any additional lenders appointed pursuant to the Designation Right, are collectively referred to herein as the “Initial Term Lenders” and each individually as an “Initial Term Lender”.

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2.	Titles and Roles.

It is agreed that: (i)  Apollo will act as a lead arranger for the Initial Term Facility (in such capacity, the “Lead Arranger”), (ii)  Apollo will act as a bookrunner for the Initial Term Facility (in such capacity, the “Bookrunner”) and (iii) Apollo will act as the administrative agent and collateral agent for the Initial Term Facility (as defined in Exhibit A) (in such capacities, the “Administrative Agent”).

You agree that no other agents, co-agents, arrangers, bookrunners, managers or co-managers will be appointed, no other titles will be awarded and no compensation (other than compensation expressly contemplated by this Commitment Letter and the Fee Letter referred to below) will be paid to any Lender (as defined below) by you or any of your affiliates in order to obtain its commitment to participate in the Initial Term Facility unless you and we shall so agree.

Notwithstanding the foregoing, at any time after the date hereof, you shall have the right (the “RCF Designation Right” or, the “Designation Right”), on or prior to the Closing Date (or after the Closing Date pursuant to the heading “Incremental Facilities” as set forth in the Term Sheet) , to have one or more banks, financial institutions and other institutional lenders (which may be an Initial Term Lender or a new bank, financial institution and other institutional lender, each, a “New Revolving Lender” and collectively, the “New Revolving Lenders”) provide a new revolving credit facility, which may be structured on a pari passu or “first out” basis, as selected by you in your sole discretion (a “New Revolving Facility”, and the loans thereunder, a “New Revolving Loan”; and the commitments thereof, the “New Revolving Commitment”), which may be documented under the Facilities Documentation and be incorporated therein; provided, that the aggregate amount of any New Revolving Facility shall not exceed the greater of (x) 50% of Closing Date EBITDA (as defined below) and (y) 50% of LTM Consolidated EBITDA (as defined below); provided, further, all or any portion of unused capacity from the New Revolving Facility not utilized on or prior to the Closing Date in connection with your exercise of the RCF Designation Right, shall be available to be incurred by way of the Incremental Revolving Facility (as defined below), solely pursuant to the Incremental RCF Dollar Basket (as defined below), after the Closing Date, as further set forth in the Term Sheet. You may appoint additional New Revolving Lenders and confer such titles as you deem appropriate in respect of the New Revolving Facility with commitment amounts and economics determined by you. We agree to promptly execute such documentation as you may reasonably request, including joinder agreements and amendments (or amendments and restatements) to this Commitment Letter and the Fee Letter in form and substance reasonably satisfactory to you and us (to the extent required pursuant to the proviso below), in connection with your execution of the RCF Designation Right; provided, that any New Revolving Facility shall be on terms and pursuant to documentation to be determined and entered into by the New Revolving Lenders providing such New Revolving Facility and the Borrower, but at any time a New Revolving Facility is outstanding, there shall be a corresponding springing financial covenant applicable to such New Revolving Facility and the terms, amendments and waivers of which will be subject solely to the agreement among the Borrower and the New Revolving Lenders providing such New Revolving Facility.

For the avoidance of doubt, (i) no Initial Term Lender shall be relieved, released or novated from its obligations hereunder (including its obligation to fund the Initial Term Facility on the date of both the consummation of the Acquisition and the effectiveness of, and initial funding under, the Initial Term Facility (the date of such consummation, effectiveness and funding, the “Closing Date”)) in connection with any assignment or participation of the Initial Term Facility, including its commitments in respect thereof, until after the initial funding of the Initial Term Facility on the Closing Date has occurred, (ii) no assignment or novation by any Initial Term Lender shall become effective with respect to all or any portion of any Initial Term Lender’s commitments in respect of the Initial Term Facility until after the initial funding of the Initial Term Facility and (iii) unless you otherwise agree in writing, each Commitment Party shall retain exclusive control over all rights and obligations with respect to its commitments in respect of the Initial Term Facility, including all rights with respect to consents, modifications, supplements, waivers and amendments, until the Closing Date has occurred; provided that the preceding clauses (i) through (iii) shall not apply to any reduction of commitments in connection with the appointment of any Additional Arranger or New Revolving Lender, as applicable, pursuant the Designation Right.

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3.	[Reserved].

4.	Information.

You hereby represent and warrant that (in the case of Information and Projections (each as defined below) regarding the Target and its subsidiaries and its and their respective businesses, prior to the Closing Date, to your knowledge), (a) all written information and written data (such information and data, other than (i) the customary financial estimates, forecasts and other projections delivered to us by you (the “Projections”) and (ii) information of a general economic or industry specific nature, the “Information”) that has been or will be made available to the Commitment Parties directly or indirectly by, or at the request of, you or by any of your representatives (including the Sponsor), in each case, on your behalf in connection with the transactions contemplated hereby, when taken as a whole after giving effect to all supplements and updates provided thereto, is or will be, when furnished, correct in all material respects and does not or will not, when furnished and when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time) and (b) the Projections have been or will be prepared in good faith based upon assumptions that are believed by you to be reasonable at the time such Projections are so furnished to the Commitment Parties; it being understood that the Projections are as to future events and are not to be viewed as facts, the Projections are subject to significant uncertainties and contingencies, many of which are beyond your control, that no assurance can be given that any particular Projections will be realized and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material.  You agree that, if at any time after the date hereof but prior to the Closing Date, you become aware that any of the representations and warranties in the preceding sentence would be incorrect in any material respect if the Information and the Projections were being furnished, and such representations and warranties were being made, at such time, then you will promptly inform us thereof and will (or, prior to the Closing Date, with respect to the Information and such Projections relating to the Target and its subsidiaries and its and their respective businesses, will use commercially reasonable efforts to) promptly supplement the Information and such Projections such that such representations and warranties are correct in all material respects under those circumstances (or, in the case of the Information and Projections relating to the Target and its subsidiaries and its and their respective businesses, to your knowledge, such representations and warranties are correct in all material respects under those circumstances) (it being understood and agreed that any such supplementation will cure any such inaccuracies arising after the date hereof).  In arranging the Initial Term Facility, the applicable Commitment Parties (i) will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof and (ii) assume no responsibility for the accuracy or completeness of the Information or the Projections. For the avoidance of doubt, the accuracy of the representations set forth above is not a condition precedent to the commitments hereunder or the funding of the Initial Term Facility on the Closing Date.

You agree, until the Closing Date, to use commercially reasonable efforts to provide (subject to the limitations on your rights set forth in the Acquisition Agreement) to the Commitment Parties any information with respect to the Borrower, the Target and their respective subsidiaries, and the Transactions that is reasonably requested by the Commitment Parties.

Notwithstanding anything to the contrary herein, you will not be required to provide any information to the extent that the provision thereof would violate any attorney-client privilege, law, rule or regulation or any obligation of confidentiality binding on you, the Target or your or its subsidiaries and its and your or their respective businesses, or waive any privilege that may be asserted by you or the Sponsor.

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5.	Fees.

As consideration for (i) the commitments of the Initial Term Lenders hereunder and (ii) the agreements of the Lead Arranger and the Bookrunner to perform the services described herein, you agree to pay (or cause to be paid) the fees and closing payments set forth in the Term Sheet and in the Fee Letter, dated the date hereof (the “Fee Letter”), if and to the extent due and payable.  Once paid, such fees and closing payments shall not be refundable, except as expressly set forth therein or as otherwise separately agreed to in writing by you and us.

6.	Conditions.

The commitments of the Initial Term Lenders hereunder to fund the Initial Term Facility on the Closing Date and the agreements of the Lead Arranger and the Bookrunner to perform the services described herein are subject solely to (a)  the conditions set forth in the section entitled “Conditions to Initial Borrowing” in Exhibit B hereto and (b) the conditions set forth in Exhibit C hereto (the “Closing Conditions”), and upon satisfaction (or waiver by all Initial Term Lenders); it being understood and agreed that there are no other conditions (implied or otherwise) to the commitments hereunder or the availability or funding of the Initial Term Facility on the Closing Date, including compliance with the terms of this Commitment Letter, the Fee Letter and the Facilities Documentation.

Notwithstanding anything to the contrary in this Commitment Letter (including each of the exhibits and annexes attached hereto), the Fee Letter, the Facilities Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (i) the only representations and warranties that will be made on the Closing Date and the making of which shall be a condition to the availability and funding of the Initial Term Facility on the Closing Date shall be (A) such of the representations made by, or with respect to, the Target and its subsidiaries in the Acquisition Agreement as are material to the interests of the Initial Term Lenders, but only to the extent that you (or your affiliates) have the right (taking into account any applicable cure provisions) to terminate your (or their) obligations under the Acquisition Agreement as a result of a breach of such representations in the Acquisition Agreement or the failure of a Specified Acquisition Agreement Representation (as defined below) to be accurate results in a failure of a condition precedent to your obligation to consummate the Acquisition in the Acquisition Agreement (to such extent, the “Specified Acquisition Agreement Representations”) and (B) the Specified Representations (as defined below) made in the Facilities Documentation and (ii) the terms of the Facilities Documentation and the Closing Deliverables (as defined in Exhibit C) shall be in a form such that they do not impair the availability or funding of the Initial Term Facility on the Closing Date if the applicable Closing Conditions are satisfied (or waived) by all Initial Term Lenders ; provided that, to the extent any security interest in any Collateral (as defined in Exhibit B) is not or cannot be provided and/or perfected on the Closing Date (other than the pledge and perfection of the security interests (1) in the certificated equity interests, if any, of the Borrower and any wholly-owned material U.S. restricted subsidiaries of the Borrower (solely to the extent required by the Term Sheet); provided, further, that, to the extent that you have used commercially reasonable efforts to procure the delivery thereof prior to the Closing Date, certificated equity interests of the Target and the subsidiaries of the Target (in each case, solely to the extent required by the Term Sheet) will only be required to be delivered on the Closing Date pursuant to the terms set forth above if such certificates are actually received from the Target; and (2) in other assets pursuant to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code) or any lien search, insurance certificate or endorsement cannot be provided, in each case after your use of commercially reasonable efforts to do so or without undue burden or expense, then the provision and/or perfection of a security interest in such Collateral or the provision of such lien search, insurance certificate or endorsement shall not constitute a condition to the availability of the Initial Term Facility on the Closing Date, but instead shall be required to be delivered and/or perfected within 90 days after the Closing Date (or such longer period as may be agreed by the Administrative Agent and the Borrower acting reasonably) pursuant to arrangements and timing to be mutually agreed by the Administrative Agent and the Borrower acting reasonably.  For purposes hereof, “Specified Representations” means the representations and warranties of, the Borrower and the other Guarantors (as defined in Exhibit B hereto), immediately after giving effect to the Transactions, to be set forth in the Facilities Documentation relating to organizational existence of the Borrower and the Guarantors; power and authority, due authorization, execution, delivery and enforceability, in each case, related to, the borrowing under, guaranteeing under, performance of, and granting of security interests in the Collateral pursuant to, the Facilities Documentation; solvency as of the Closing Date (immediately after giving effect to the Transactions) of the Borrower and its restricted subsidiaries on a consolidated basis (solvency to be defined in a manner consistent with the manner in which solvency is determined in the solvency certificate to be delivered pursuant to paragraph 5 of Exhibit C); Federal Reserve margin regulations; the Investment Company Act of the domestic Guarantors; the PATRIOT Act (as defined below); the use of the proceeds of borrowing under the Initial Term Facility on the Closing Date not violating laws applicable to sanctioned persons as administered by OFAC and the FCPA; the incurrence of the loans to be made under the Initial Term Facility and the provision of the applicable Guarantees (as defined in Exhibit B), in each case under the Initial Term Facility, and the granting of the security interests in the Collateral to secure the Secured Obligations (as defined in Exhibit B) do not conflict with the organizational documents of the Borrower or any Guarantor (immediately after giving effect to the Transactions); and, subject to the proviso in clause (ii) of the immediately preceding sentence, creation, validity and perfection of security interests in the Collateral.  This paragraph, and the provisions herein, shall be referred to as the “Limited Conditionality Provisions”.

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7.	Indemnity.

To induce the Commitment Parties to enter into this Commitment Letter and the Fee Letter and to proceed with the Facilities Documentation, you agree (a) to indemnify and hold harmless each Commitment Party, its affiliates and the respective officers, directors, employees, agents, advisors and other representatives and successors of each of the foregoing (each, an “Indemnified Person”), from and against any and all losses, claims, damages and liabilities (collectively, “Losses”) of any kind or nature and, subject to the limitations set forth below in this clause (a) with respect to legal fees and expenses, the reasonable and documented or invoiced out-of-pocket fees and expenses, joint or several, to which any such Indemnified Person may become subject, in the case of any such Losses and related expenses, to the extent arising out of, resulting from, or in connection with, any claim, litigation, investigation or proceeding (including any inquiry or investigation) relating to this Commitment Letter (including the Term Sheet), the Fee Letter, the Transactions or any related transaction contemplated hereby, the Initial Term Facility or any use of the proceeds thereof (each, a “Proceeding”), regardless of whether any such Indemnified Person is a party thereto and whether or not such Proceedings are brought by you, your equity holders, affiliates or creditors or any other third person, and to reimburse each such Indemnified Person within 30 days of the written demand (together with reasonably detailed back-up documentation) for any reasonable and documented or invoiced out-of-pocket legal fees and expenses incurred in connection with investigating, responding to, or defending any of the foregoing of one firm of counsel for all such Indemnified Persons, taken as a whole, and if necessary, of a single firm of local counsel in each appropriate material jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such Indemnified Persons, taken as a whole, and other reasonable and documented or invoiced out-of-pocket fees and expenses incurred in connection with investigating, responding to, or defending any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses or related expenses to the extent that they have resulted from (i) the willful misconduct, bad faith or gross negligence of such Indemnified Person or any of such Indemnified Person’s affiliates or any of its or their respective officers, directors, employees, agents, advisors or other representatives or successors of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision), (ii) a material breach of the obligations under this Commitment Letter, the Fee Letter or the Facilities Documentation of such Indemnified Person or any of such Indemnified Person’s affiliates or of any of its or their respective officers, directors, employees, agents, advisors or other representatives or successors of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (iii) any Proceeding that does not arise from any act or omission by you or any of your affiliates and that is brought by any Indemnified Person against any other Indemnified Person; provided that the Administrative Agent, the Lead Arranger and the Bookrunner to the extent fulfilling their respective roles as an agent or arranger under the Initial Term Facility and in their capacities as such, shall remain indemnified in respect of such Proceedings to the extent that none of the exceptions set forth in any of clauses (i) and (ii) of the immediately preceding proviso applies to such person at such time and (b) to the extent that the Closing Date occurs, to reimburse each Commitment Party on the Closing Date (to the extent an invoice is received as set forth in paragraph 6 of Exhibit C) or, if invoiced after such time, within 30 days of the written demand, and in any such case upon presentation of a summary statement (together with a reasonably detailed back-up document), for all reasonable and documented or invoiced out-of-pocket expenses (including but not limited to expenses of each Commitment Party’s due diligence investigation, consultants’ fees (to the extent any such consultant has been retained with your prior written consent (such consent not to be unreasonably withheld or delayed)), travel expenses, and reasonable fees, disbursements and other charges of a single firm of counsel to the Commitment Parties, the Lead Arranger, the Bookrunner and the Administrative Agent, taken as a whole, and, if necessary, of a single firm of local counsel to the Commitment Parties, the Lead Arranger, the Bookrunner and the Administrative Agent, taken as a whole, in each appropriate material jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) and of such other counsel retained with your prior written consent (such consent not to be unreasonably withheld or delayed)), in each case incurred in connection with the Initial Term Facility and the preparation, negotiation and enforcement of this Commitment Letter, the Fee Letter, the Facilities Documentation and any security arrangements in connection therewith (collectively, the “Expenses”).  You acknowledge that the Commitment Parties may receive a benefit, including, without limitation, a discount, credit or other accommodation, from any such counsel based on the fees such counsel may receive on account of their relationship with us, including without limitation, fees paid pursuant hereto.  The foregoing provisions of this paragraph shall be superseded, in each case, to the extent covered thereby by the applicable provisions of the Facilities Documentation upon execution thereof and thereafter shall have no further force and effect.

Notwithstanding any other provision of this Commitment Letter, (i) no Indemnified Person shall be liable for any damages arising from the use by others of information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of such Indemnified Person or any of such Indemnified Person’s affiliates or any of its or their respective officers, directors, employees, agents, advisors or other representatives or successors (as determined by a court of competent jurisdiction in a final and non-appealable decision) and (ii) none of us, you (or any of your subsidiaries or affiliates), the Investors (or any of their respective affiliates), the Target (or any of its subsidiaries), or any Indemnified Person shall be liable for any indirect, special, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) in connection with this Commitment Letter, the Fee Letter, the Transactions (including the Initial Term Facility and the use of proceeds thereunder), or with respect to any activities related to the Initial Term Facility, including the preparation of this Commitment Letter, the Fee Letter and the Facilities Documentation; provided that nothing in this paragraph shall limit your indemnity and reimbursement obligations to the extent that such indirect, special, punitive or consequential damages are included in any claim by a third party unaffiliated with any of the Commitment Parties with respect to which the applicable Indemnified Person is entitled to indemnification under the first paragraph of this Section 7.

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You shall not be liable for any settlement of any Proceeding effected without your written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with your written consent or if there is a final and non-appealable judgment by a court of competent jurisdiction in any such Proceeding, you agree to indemnify and hold harmless each Indemnified Person from and against any and all Losses and reasonable and documented or invoiced legal or other out-of-pocket expenses by reason of such settlement or judgment in accordance with and to the extent provided in the other provisions of this Section 7.  If the indemnifying party has reimbursed any Indemnified Person for any legal or other expenses in accordance with such request and there is a final and non-appealable determination by a court of competent jurisdiction that the Indemnified Person was not entitled to indemnification or contribution rights with respect to such payment pursuant to this Section 7, then the Indemnified Person shall promptly refund such amount.

You shall not, without the prior written consent of any Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed, it being understood that the withholding of consent due to non-satisfaction of any of the conditions described in clauses (i) and (ii) of this sentence shall be deemed reasonable), effect any settlement of any pending or threatened Proceeding in respect of which indemnity could have been sought hereunder by such Indemnified Person unless such settlement (i) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability or claims that are the subject matter of such Proceeding and (ii) does not include any statement as to or any admission of fault, culpability, wrongdoing or a failure to act by or on behalf of any Indemnified Person.

8.	Sharing of Information, Absence of Fiduciary Relationships, Affiliate Activities.

You acknowledge that certain of the Commitment Parties and their respective affiliates may be providing debt financing, equity capital or other services (including, without limitation, financial advisory services) to other persons in respect of which you, the Borrower, the Investors, the Target and your and their respective subsidiaries and affiliates may have conflicting interests regarding the transactions described herein and otherwise.

The Commitment Parties and their respective affiliates will not use or disclose confidential information obtained from you, the Borrower, the Target, the Investors or any of your or their respective subsidiaries or affiliates by virtue of the transactions contemplated by this Commitment Letter or their other relationships with you, the Borrower, the Target or any of your or their respective subsidiaries or affiliates in connection with the performance by them or their affiliates of services for other persons, and the Commitment Parties and their respective affiliates will not furnish any such information to other persons, except to the extent permitted below.  You also acknowledge that the Commitment Parties and their respective affiliates do not have any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by them from other persons.

As you know, certain of the Commitment Parties and their respective affiliates may be full service securities firms engaged, either directly or through their affiliates, in various activities, which may include securities trading, commodities trading, investment management, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals.  In the ordinary course of these activities, certain of the Commitment Parties and their respective affiliates may actively engage in commodities trading or trade the debt and equity securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of you, the Borrower, the Target and its subsidiaries, the Target’s customers or competitors and other companies which may be the subject of the arrangements contemplated by this Commitment Letter for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities.  The Commitment Parties and their respective affiliates may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of you, the Borrower, the Target, the Target’s subsidiaries or other companies which may be the subject of the arrangements contemplated by this Commitment Letter or engage in commodities or other trading with any thereof.

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The Commitment Parties and their respective affiliates may have economic interests that conflict with those of you, the Borrower and the Target and its subsidiaries and are under no obligation to disclose any conflicting interest to you.  You agree that each Commitment Party will act under this Commitment Letter as an independent contractor and that nothing in this Commitment Letter or the Fee Letter will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between such Commitment Party and its respective affiliates, on the one hand, and you, the Borrower and the Target and its subsidiaries, your and their respective equity holders or your and their respective affiliates, on the other hand.  You acknowledge and agree that (i) the transactions contemplated by this Commitment Letter and the Fee Letter are arm’s-length commercial transactions between the Commitment Parties and their respective affiliates, on the one hand, and you and the Borrower, on the other, (ii) in connection therewith and with the process leading to such transaction each Commitment Party and its applicable affiliates (as the case may be) is acting solely as a principal and not as agents or fiduciaries of you, the Borrower, the Target, your and their respective subsidiaries, management, equity holders, creditors, affiliates or any other person, (iii) each Commitment Party and its applicable affiliates (as the case may be) have not assumed an advisory or fiduciary responsibility or any other obligation in favor of you, the Borrower or your or its respective affiliates with respect to the financing transactions contemplated hereby, the exercise of the remedies with respect thereto or the process leading thereto (irrespective of whether such Commitment Party or any of its respective affiliates has advised or is currently advising you, the Borrower or the Target or its subsidiaries on other matters) and no Commitment Party has any obligation to you or the Borrower or your or its affiliates with respect to the transactions contemplated hereby except the obligations expressly set forth in this Commitment Letter and the Fee Letter and (iv) the Commitment Parties have not provided any legal, accounting, regulatory or tax advice and you have consulted your own legal and financial advisors to the extent you deemed appropriate.

You further acknowledge and agree that neither we nor any of our affiliates are advising you as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction and you are responsible for making your own independent judgment with respect to any transactions contemplated by this Commitment Letter and the process leading thereto.  You agree that you will not claim that the Commitment Parties or their applicable affiliates, as the case may be, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to you or your affiliates, in connection with any transactions contemplated by this Commitment Letter or the process leading thereto.

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9.	Confidentiality.

You agree that you will not disclose, directly or indirectly, the Fee Letter or the contents thereof or, prior to your acceptance hereof, this Commitment Letter, the Term Sheet, the Financing Grid, the other exhibits and attachments hereto or the contents of each thereof, or the activities of any Commitment Party pursuant hereto or thereto, to any person or entity without prior written approval of the Commitment Parties (such approval not to be unreasonably withheld or delayed), except (a) to the Investors, and to your and any of the Investors’ affiliates and your and their respective officers, directors, employees, agents, attorneys, accountants, advisors, controlling persons and equity holders and to actual and potential co-investors who are informed of the confidential nature thereof, in each case, on a confidential and need-to-know basis, (b) if the Commitment Parties consent in writing (such consent not to be unreasonably withheld or delayed) to such proposed disclosure or (c) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process or to the extent requested or required by governmental and/or regulatory authorities, in each case based on the reasonable advice of your legal counsel (in which case you agree, to the extent practicable and not prohibited by applicable law, rule or regulation, to inform us promptly thereof prior to disclosure); provided that (i) you may disclose this Commitment Letter (but not the Fee Letter or the contents thereof) and the contents hereof to the Target and its subsidiaries and its and their respective officers, directors, employees, agents, attorneys, accountants, advisors, controlling persons and equity holders, in each case, on a confidential and need-to-know basis, (ii) you may disclose the Commitment Letter and its contents (including the Term Sheet and other exhibits and attachments hereto) (but not the Fee Letter or the contents thereof) in connection with any public or regulatory filing requirement relating to the Transactions, (iii) you may disclose the Term Sheet and the other exhibits and attachments to the Commitment Letter, and the contents thereof (but not the Fee Letter or the contents thereof), to potential Lenders in connection with the Initial Term Facility, (iv) this Commitment Letter and the Fee Letter to the extent necessary in connection with the Designation Right and (v) you may disclose the aggregate fee and closing payment amounts contained in the Fee Letter as part of Projections, pro forma information or a generic disclosure of aggregate sources and uses related to fee and closing payment amounts related to the Transactions to the extent customary or required in any public or regulatory filing relating to the Transactions (and then only to the extent aggregated with all other fees, closing payments and expenses of the Transactions and not presented as an individual line item unless required by applicable law, rule or regulation) and (v) if the fee and closing payment amounts payable pursuant to the Fee Letter have been redacted in a customary manner reasonably acceptable to the Commitment Parties party thereto (including the portions thereof addressing fees and closing payments payable to the Commitment Parties and/or the Lenders), you may disclose the Fee Letter and the contents thereof to the Target and its subsidiaries and its and their respective officers, directors, employees, agents, attorneys, accountants, advisors, controlling persons and equity holders, in each case, on a confidential and need-to-know basis.

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Each Commitment Party and its affiliates will use all non-public information provided to any of them or such affiliates by or on behalf of you hereunder or in connection with the Acquisition and the related Transactions solely for the purpose of providing the services or commitments, as the case may be, that are the subject of this Commitment Letter and negotiating, evaluating and contemplating the transactions contemplated hereby and shall treat confidentially all such information and shall not publish, disclose or otherwise divulge, such information; provided that nothing herein shall prevent such Commitment Party and its affiliates from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process based on the reasonable advice of counsel (in which case such Commitment Party agrees (except with respect to (x) any audit or examination conducted by bank accountants, (y) any self-regulatory authority or governmental regulatory authority exercising examination or regulatory authority or (z) in connection with filings, submissions and any other similar documentation required or customary to comply with SEC or other regulatory agencies’ filing requirements), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform you promptly thereof prior to disclosure), (b) upon the request or demand of any regulatory authority having jurisdiction, or purporting to have jurisdiction, over such Commitment Party or any of its affiliates (in which case such Commitment Party agrees (except with respect to (x) any audit or examination conducted by bank accountants, (y) any self-regulatory authority or governmental regulatory authority exercising examination or regulatory authority or (z) in connection with filings, submissions and any other similar documentation required or customary to comply with SEC or other regulatory agencies’ filing requirements), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform you promptly thereof prior to disclosure), (c) to the extent that such information becomes publicly available other than by reason of improper disclosure by such Commitment Party or any of its affiliates or any related parties thereto (including any of the persons referred to in the succeeding clause (f)) in violation of any confidentiality obligations owing to you, the Borrower, the Investors or any of your or their respective subsidiaries or affiliates or any related parties thereto (including any of the persons referred to in the succeeding clause (f)), (d) to the extent that such information is received by such Commitment Party from a third party that is not, to the best of such Commitment Party’s knowledge, subject to contractual or fiduciary confidentiality obligations owing to you, the Borrower, the Investors, the Target or any of your or their respective subsidiaries or affiliates or any related parties thereto (including any of the persons referred to in the succeeding clause (f)), (e) to the extent that such information is independently developed by such Commitment Party without the use of any confidential information and without violating the terms of this Commitment Letter, (f) to the Commitment Parties’ respective affiliates and to its and their respective limited partners, officers, directors, employees, funding sources, managers, members, administrators, partners, current or prospective investors, managed, controlled or advised funds and accounts, rating agencies, investment advisors, representatives and agents, including accountants, legal counsel, independent auditors, professionals and other experts, agents or advisors (collectively, the “Representatives”), in each case, who need to know such information in connection with the Transactions and are informed of the confidential nature of such information (provided, that such Commitment Party shall be responsible for its affiliates and Representatives’ compliance with this paragraph), (g) to potential or prospective Lenders, hedge providers, participants or assignees; provided that for purposes of this clause (g), (x) the disclosure of any such information to any Lenders, hedge providers, participants or assignees or prospective Lenders, hedge providers, participants or assignees referred to above shall be made subject to the acknowledgment and acceptance by such Lender, hedge provider, participant or assignee or prospective Lender, hedge provider, participant or assignee that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you and such Commitment Party, including, without limitation, as agreed in any marketing materials) in accordance with the standard processes of such Commitment Party or customary market standards for dissemination of such type of information, which shall in any event require “click through” or other affirmative actions on the part of recipient to access such information and (y) no such disclosure shall be made by such Commitment Party to any person that is at such time a Disqualified Lender, (h) in connection with enforcing the Commitment Parties’ rights with respect to this Commitment Letter or Fee Letter and (i) to the extent you shall have consented to such disclosure in writing. In addition, each Commitment Party may disclose, after the Closing Date, the existence of Initial Term Facility and the amount and date of closing of the Initial Term Facility to market data collectors and similar service providers to the lending industry in connection with the administration and management of the Initial Term Facility. In the event that the Initial Term Facility is funded, the Commitment Parties’ and their respective affiliates’, if any, obligations under this paragraph shall, to the extent covered thereby, be superseded by the confidentiality provisions in the Facilities Documentation upon the initial funding thereunder to the extent that such provisions are binding on such Commitment Parties.  Otherwise, the confidentiality provisions set forth in this paragraph shall survive the termination of this Commitment Letter and expire and shall be of no further effect after the second anniversary of the Signing Date.

For purposes hereof, “Disqualified Lenders” shall mean:

i.

those banks, financial institutions and other institutional lenders and investors that have been separately identified in writing by you or the Sponsor to us prior to the Signing Date (which list may be supplemented by you or the Borrower after the Signing Date but prior to the Closing Date with the consent of the Lead Arranger (not to be unreasonably withheld, conditioned or delayed)),

ii.

those persons who are competitors of the Target and its subsidiaries that are separately identified in writing by you or the Sponsor to us (or on or after the Closing Date, the Administrative Agent) from time to time, but in each case of clauses (i) and (ii), which supplementation shall not apply retroactively to disqualify any prior assignment or participation held by such person, and

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iii.

in the case of each of clauses (i) and (ii), any of their affiliates (which, in the case of clause (ii), for the avoidance of doubt, shall not include any bona fide debt investment fund that is an affiliate of the persons referenced in clause (ii) above) that are (A) identified in writing by you or the Sponsor from time to time (but which supplementation shall not apply retroactively to disqualify any prior assignment or participation held by such person) or (B) readily identifiable on the basis of such affiliate’s name;

For the avoidance of doubt, (x) no Disqualified Lender shall be a “Lender” under the Initial Term Facility and (y) “Disqualified Lenders” shall exclude any person that a Borrower has designated as no longer being a “Disqualified Lender” by written notice delivered to the Administrative Agent from time to time.

10.	Miscellaneous.

This Commitment Letter and the commitments hereunder shall not be assignable by any party hereto (other than any assignment (i) occurring as a matter of law pursuant to, or otherwise substantially simultaneously with (and subject to the consummation of), the Acquisition or any merger occurring on the Closing Date in connection with the Acquisition, in each case to the surviving entity thereof or any other wholly-owned U.S. domestically organized subsidiary of the surviving entity thereof that owns all of the assets of and conducts all of the business conducted by the Target, (ii) by you to any other newly-formed U.S. domestically organized entity prior to, or substantially simultaneously with, the consummation of the Acquisition, so long as such entity is, or will be, controlled by the Investors after giving effect to the Acquisition and shall (directly or indirectly through a wholly-owned subsidiary) own the Target or the Borrower, or be the successor to the Target or the Borrower, and that agrees to be bound by the terms hereof and the Fee Letter, (iii) subject to Section 2, in connection with the exercise of the Designation Right or (iv) subject to the final paragraph in Section 2, by any Initial Term Lender on or prior to the Closing Date, to one or more of its affiliates, managed funds or managed accounts) without the prior written consent of each other party hereto (such consent not to be unreasonably withheld or delayed) (and any attempted assignment without such consent shall be null and void).  This Commitment Letter and the commitments hereunder are intended to be solely for the benefit of the parties hereto (and Indemnified Persons to the extent expressly set forth herein) and do not and are not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons to the extent expressly set forth herein) and do not and are not intended to create a fiduciary relationship among the parties hereto.  Subject to the limitations set forth in Section 2 above, each Commitment Party reserves the right to employ the services of its respective affiliates or branches in providing services contemplated hereby and to allocate, in whole or in part, to their affiliates or branches certain fees or closing payments payable to such Commitment Party in such manner as such Commitment Party and its respective affiliates or branches may agree in their sole discretion and, to the extent so employed, such affiliates and branches shall be entitled to the benefits and protections afforded to, and subject to the provisions governing the conduct of, such Commitment Party hereunder.  Except as set forth in Section 2 hereof, this Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the Commitment Parties and you.  This Commitment Letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement.  Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.  The words “execution,” “signed,” “signature,” and words of like import in this Commitment Letter shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  This Commitment Letter (including the exhibits hereto), together with the Fee Letter, (i) are the only agreements that have been entered into among the parties hereto with respect to the Initial Term Facility and (ii) supersede all prior understandings, whether written or oral, among us with respect to the Initial Term Facility and sets forth the entire understanding of the parties hereto with respect thereto.

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THIS COMMITMENT LETTER, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER, OR RELATED TO, THIS COMMITMENT LETTER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  Notwithstanding the preceding sentence, interpretation of the provisions of the Acquisition Agreement (including with respect to satisfaction of the conditions contained therein, whether the Acquisition has been consummated as contemplated by the Acquisition Agreement, any interpretation of Company Material Adverse Effect (as defined in the Acquisition Agreement), any determination of whether a Company Material Adverse Effect (as defined in the Acquisition Agreement) has occurred and whether any Specified Acquisition Agreement Representations are accurate and whether as a result of any inaccuracy thereof, you (or your affiliates) have the right to terminate your or your affiliates’ obligations under the Acquisition Agreement) or whether the failure of a Specified Acquisition Agreement Representation to be accurate results in a failure of a condition precedent to your obligation to consummate the Acquisition in the Acquisition Agreement) shall be governed by and construed in accordance with the Law (as defined in the Acquisition Agreement) of the State of Delaware, regardless of the Laws (as defined in the Acquisition Agreement) that might otherwise govern under applicable principles of Laws (as defined in the Acquisition Agreement) thereof), without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Any Commitment Party may, with the prior written consent of the Sponsor (not to be unreasonably withheld or delayed), place customary advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of customary information on the Internet or worldwide web as it may choose, and circulate similar promotional materials, in each case, after the Closing Date, describing the name of the Borrower and the amount, type and closing date of the Transactions, all at the expense of such Commitment Party; provided that, such promotional materials in the form of a “tombstone” or containing information that has already been publicly disclosed (not in violation of the confidentiality obligations set forth herein or in the Facilities Documentation) shall not require the prior written consent of the Sponsor.

You agree that you will permit us to review and approve (such approval not to be unreasonably withheld) any reference to us or any of our respective affiliates in connection with the Initial Term Facility, the Transactions or the other transactions contemplated hereby contained in any press release or similar written public disclosure prior to public release.

Each of the parties hereto agrees that (i) this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein, including an agreement of each party to negotiate in good faith the Facilities Documentation by the parties hereto in a manner consistent with this Commitment Letter, it being acknowledged and agreed that the commitments provided hereunder are subject only to the applicable Closing Conditions as expressly provided herein, and (ii) each Fee Letter is a legally valid and binding agreement of the parties thereto with respect to the subject matter set forth therein.

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EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER OR THE FEE LETTER OR THE PERFORMANCE OF SERVICES OR PROVIDING OF COMMITMENTS, AS THE CASE MAY BE, HEREUNDER OR THEREUNDER.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County in the State of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding shall only be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby in any New York State or in any such Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each of the parties hereto agrees that service of process, summons, notice or document by registered mail addressed to you or us at the addresses set forth above shall be effective service of process for any suit, action or proceeding brought in any such court.

We hereby notify you that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”)) and 31 C.F.R. Section 1010.230 (the “Beneficial Ownership Regulation”), each of us and each of the Lenders may be required to (a) obtain, verify and record information that identifies the Borrower and the Guarantors, which information may include their names, addresses, tax identification numbers and other information that will allow each of us and the Lenders to identify the Borrower and the Guarantors in accordance with the PATRIOT Act and (b) obtain a certification from the Borrower regarding the beneficial ownership of the Borrower required by the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the PATRIOT Act and the Beneficial Ownership Regulation and is effective for each of us and the Lenders.

The indemnification, compensation (if applicable), reimbursement (if applicable), jurisdiction, governing law, venue, waiver of jury trial and confidentiality provisions contained herein and in the Fee Letter and the provisions of Section 8 of this Commitment Letter shall remain in full force and effect regardless of whether the Facilities Documentation shall be executed and delivered and notwithstanding the termination or expiration of this Commitment Letter or the Initial Term Lenders’ commitments hereunder; provided that your obligations under this Commitment Letter (except as expressly set forth in Section 4 of this Commitment Letter, and other than your obligations with respect to the confidentiality of the Fee Letter and the contents thereof) shall automatically terminate and be superseded, in each case to the extent covered thereby, by the provisions of the Facilities Documentation upon the initial funding thereunder, and you shall automatically be released from all liability in connection therewith at such time.

You may terminate this Commitment Letter, and/or the Initial Term Lenders’ commitments with respect to the Initial Term Facility at any time subject to the provisions of the preceding paragraph and the remaining provisions of this paragraph.  In addition, and notwithstanding anything herein to the contrary, in the event that a lesser amount of indebtedness is required to fund the Transactions for any reason, you may reduce the Initial Term Lenders’ commitments with respect the Initial Term Facility  in a manner consistent with the allocation of purchase price reduction described under paragraph 2 of Exhibit C to this Commitment Letter.  For the avoidance of doubt, if any Initial Term Lender at any time would qualify as a “Defaulting Lender” (as defined in the Precedent Credit Agreement), you may terminate such Initial Term Lender’s commitments with respect to such Initial Term Facility on a non-pro rata basis and/or replace the commitments of such Initial Term Lender.

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Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter and of the Fee Letter by returning to the Commitment Parties (or their legal counsel) on behalf of the Commitment Parties, executed counterparts hereof and of the Fee Letter not later than 11:59 p.m., New York City time, on March 28, 2024 (such date of your acceptance of the Commitment Letter and the Fee Letter, the “Signing Date”).  The Initial Term Lenders’ respective commitments and the obligations of the Commitment Parties hereunder will expire at such time in the event that the Commitment Parties (or their legal counsel) have not received such executed counterparts in accordance with the immediately preceding sentence.  If you do so execute and deliver to us this Commitment Letter and the Fee Letter at or prior to such time, we agree to hold our several, and not joint, commitment to provide the Initial Term Facility and our other undertakings in connection therewith available for you until the earliest of (i) after execution of the Acquisition Agreement and prior to the time of the consummation of the Acquisition, the termination of the Acquisition Agreement by you (or your affiliate) or with your (or your affiliate’s) written consent in accordance with its terms (other than with respect to provisions therein that expressly survive termination) in the event that the Acquisition is not consummated, (ii) the consummation of the Acquisition with or without the funding of the Initial Term Facility, (iii) 11:59 p.m., New York City time, 5 Business Days after the End Date (as defined in the Acquisition Agreement as in effect on the Signing Date), which shall automatically be concurrently extended to the extent the End Date (as defined in the Acquisition Agreement as in effect on the Signing Date) is extended in accordance with the Acquisition Agreement and (iv) 11:59 p.m., New York City time, on December 5, 2024 (such earliest time, the “Expiration Date”).  Upon the occurrence of the Expiration Date, this Commitment Letter and the commitments of the Commitment Parties hereunder and the agreement of the Commitment Parties to provide the services described herein, in each case, shall automatically terminate unless the Commitment Parties shall, in their sole discretion, agree to an extension in writing.

[Signature Pages Follow]

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We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

APOLLO CAPITAL MANAGEMENT, L.P.

By: Apollo Capital Management GP, LLC, its general partner

By: __________________________
Name:
Title:

APOLLO GLOBAL FUNDING, LLC

By: __________________________
Name:
Title:

[Signature Page to Project Beacon Commitment Letter]

cxliii

Accepted and agreed to as of
the date first above written:

RE CLOSING BUYER CORP.,

a Delaware corporation

By:
Name:
Title:    Authorized Signatory

[Signature Page to Project Beacon Commitment Letter]

cxliv

SCHEDULE 1

Commitment Annex

Initial Term Lender	Initial Term Facility Commitment	Initial Term Facility Commitment Percentage
Apollo Capital Management, L.P.	$125,000,000	100.000000000%
Total:	$125,000,000	100.000000000%

cxlv

EXHIBIT A

Project Beacon
Transaction Description

Capitalized terms used but not defined in this Exhibit A shall have the meanings set forth in the other Exhibits to the Commitment Letter to which this Exhibit A is attached (the “Commitment Letter”) or in the Commitment Letter.  In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit A shall be determined by reference to the context in which it is used.

The Sponsor and certain other investors (including certain direct or indirect equity holders of the Target (including, without limitation, management and/or employees of the Target and its subsidiaries) and the Borrower) arranged by and/or designated by the Sponsor (collectively with the Sponsor, the “Investors”) intend, directly or indirectly, to acquire (the “Acquisition”), Doma Holdings, Inc., a Delaware corporation (“Doma Holdings”; together with its subsidiaries, collectively, the “Target”) pursuant to that certain Agreement and Plan of Merger, dated as of the date hereof (together with all exhibits, annexes, schedules and other disclosure schedules and letters thereto, collectively, as modified, amended, supplemented, consented to or waived, the “Acquisition Agreement”), by and among Merger Sub, Borrower and Doma Holdings, pursuant to which Merger Sub will merge with and into the Doma Holdings , with  Doma Holdings as the surviving entity, and Doma Holdings will become a wholly-owned direct subsidiary of the Borrower. In connection with the foregoing, it is intended that:

1.

The Borrower will obtain a $125 million aggregate principal amount senior secured first lien term loan facility described in Exhibit B to the Commitment Letter (the “Initial Term Facility”), subject in all respects to the RCF Designation Right.

2.

All existing third-party indebtedness for borrowed money of States Title Holding, Inc. (formerly known Doma Holdings, Inc.) (“States Holdings”) as and its respective subsidiaries under that Loan and Security Agreement, dated as of December 31, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”), among States Holdings, each guarantor party thereto, the lenders from time to time party thereto and Hudson Structured Capital Management Ltd., a Bermuda limited company, as administrative agent shall be extinguished, and all related guaranties, security interests and liens will be released or terminated substantially concurrently with the initial funding of the Initial Term Facility (the “Refinancing”).

3.

The proceeds of the borrowings under the Initial Term Facility, together with cash on hand at the Borrower, Target and each of their subsidiaries, on the Closing Date will be applied (i) to pay the consideration and other amounts owing in connection with the Acquisition under the Acquisition Agreement, (ii) to pay the fees, closing payments and expenses incurred in connection with the Transactions (such fees, closing payments and expenses, the “Transaction Costs”) and (iii) otherwise to the extent amounts are left over from clauses (i) and (ii), for working capital and general corporate purposes (the amounts set forth in clauses (i), (ii) and (iii) above, collectively, the “Permitted Use of Proceeds”).

The transactions described above (including the payment of Transaction Costs) are collectively referred to herein as the “Transactions”.

A-18

EXHIBIT B

Project Beacon
Summary of Principal Terms and Conditions1

Borrower:	RE Closing Buyer Corp., a Delaware corporation (the “Borrower”).

Holdings:	RE Closing Midco 2 Corp., a Delaware corporation (“Holdings”).

Transactions:	As set forth in Exhibit A to the Commitment Letter.

Administrative Agent and Collateral Agent:

Apollo will act as sole administrative agent for the Initial Term Facility and sole collateral agent for the Initial Term Facility (in such capacities, the “Administrative Agent”) for a syndicate of banks, financial institutions and other institutional lenders and investors reasonably acceptable to the Lead Arranger and the Borrower (such consent not to be unreasonably withheld or delayed), excluding any Disqualified Lender (together with the Initial Term Lenders and any other lenders under the Facilities Documentation (as defined below), the “Lenders”), and will perform the duties customarily associated with such roles.

Lead Arranger and Bookrunner:	Apollo will act as lead arranger and bookrunner for the Term Facilities, and will perform the duties customarily associated with such roles.

Documentation Agent or Co-Documentation Agents:	The Borrower may designate additional financial institutions to act as documentation agent or co-documentation agent, as provided in the Commitment Letter.

Initial Term Facility:

A senior secured first lien term loan facility (the “Initial Term Facility” and, the Initial Term Facility, together with any Incremental Term Facility (as defined below), any Refinancing Term Facility (as defined below) and any other term facility established under the Facilities Documentation, each a “Term Facility” and collectively, the “Term Facilities”) to be provided to the Borrower in an aggregate principal amount of $125 million.  The loans under the Initial Term Facility are referred to as the “Initial Term Loans” and, the Initial Term Loans, together with any Incremental Term Loans (as defined below), loans under any Refinancing Term Facility and any other term loans established under the Facilities Documentation, the “Term Loans”.

[1]	All capitalized terms used but not defined herein shall have the meaning given them in the Commitment Letter to which this Term Sheet is attached, including Exhibits A and C thereto.

Incremental Facilities:

The Facilities Documentation will permit the Borrower or any Subsidiary Guarantor to add one or more incremental term loan facilities (including incremental delayed draw term loan facilities, each an “Incremental Delayed Draw Facility” and the loans under any Incremental Delayed Draw Facility are referred to as the “Incremental Delayed Draw Loans”)  or to increase any then-existing Term Facility, in each case, under the Facilities Documentation (each, an “Incremental Term Facility” and the loans under any Incremental Term Facility are referred to as the “Incremental Term Loans”), increase any then-existing revolving facility commitments and/or add one or more revolving credit facilities, which may be incurred on a pari passu or “first out” basis (any such  revolving credit facilities, an “Incremental Revolving Facility”) (the Incremental Term Facilities and the  Incremental Revolving Facility and the commitments in respect thereof (“Incremental Commitments”) are collectively referred to as the “Incremental Facilities”) in an aggregate principal amount not to exceed the sum of:

(A)    (x) the greater of (1) 100% of Closing Date EBITDA and (2) 100% of Consolidated EBITDA (as defined below) for the most recently completed four fiscal quarter period for which internally available financial statements have been delivered and ended on or prior to the date of any such incurrence (“LTM Consolidated EBITDA”), plus (y) solely in the case of any Incremental Revolving Facility, the greater of (1) 50% of Closing Date EBITDA and (2) 50% of LTM Consolidated EBITDA, reduced on a dollar-for-dollar basis by a corresponding amount of New Revolving Commitments implemented by the RCF Designation Right in respect of the New Revolving Facility prior to Closing Date; provided that, any Incremental Revolving Facility in the form of a “first-out” revolving credit facility shall be incurred solely in reliance on this clause (y) (this clause (y), “Incremental RCF Dollar Basket”) less (z) the aggregate principal amount of any Incremental Equivalent Debt (as defined in the Precedent Credit Agreement), Ratio Debt (as defined in the Financing Grid) and Acquisition Debt (as defined in the Financing Grid) incurred in reliance on the equivalent threshold as clause (A)(x) (the amount calculated pursuant to this clause (A), the “Incremental Starter Amount”), plus

(B)    all voluntary prepayments of, and debt buybacks made at a discount to par to the extent repaid and/or cancelled in connection therewith (determined based on the amount of cash paid in respect of such buyback) with respect to, the Term Facilities, any Incremental Equivalent Debt or other indebtedness, in each case, secured on a pari passu or junior basis with the Secured Obligations (as defined below) and prepayments of any revolving facilities to the extent accompanied by concurrent commitment reductions in respect thereof, including pursuant to “yank-a-bank” provisions (except to the extent financed with proceeds from the incurrence of long-term indebtedness (other than revolving loans), including any incurrence pursuant to clause (C) below) (provided that prepayments of (x) junior lien debt will only build capacity to incur future junior or unsecured debt and (y) unsecured debt will only build capacity to incur future unsecured debt) (the “Incremental Repayment Amount”), plus

(C)    an amount such that, immediately after giving effect to the incurrence of any such Incremental Term Facility pursuant to this clause (C) and immediately after giving effect to any acquisition consummated concurrently therewith and any other acquisition, disposition, debt incurrence, debt retirement and other appropriate pro forma adjustment events, including any debt incurrence or retirement subsequent to the end of the applicable test period and on or prior to the date of such incurrence, all to be further defined in the Facilities Documentation, but without, for the avoidance of doubt, giving effect to any amount incurred, in each case, substantially simultaneously or contemporaneously therewith under the Incremental Starter Amount, Incremental Repayment Amount, any borrowings under any other non-ratio based basket under the Initial Term Facility, the Borrower would be in compliance, on a pro forma basis (but excluding the cash proceeds of such incurrence), with:

(i) in the case of an Incremental Term Facility that is secured by the Collateral on a pari passu basis with the Initial Term Loans, a First Lien Secured Leverage Ratio of no greater than the Closing Date First Lien Secured Leverage Ratio (as defined below),

(ii) in the case of an Incremental Term Facility that is secured by the Collateral on a junior lien basis to the Initial Term Loans, a Senior Secured Leverage Ratio of no greater than 0.50x outside of the Closing Date Senior Secured Leverage Ratio (as defined below), and

(iii) in the case of an Incremental Term Facility that is unsecured, a Total Leverage Ratio of no greater than 0.50x outside of the Closing Date Total Leverage Ratio (as defined below),

with such ratios calculated, in each case, without netting the proceeds of such Incremental Facility (the amount calculated pursuant to clauses (A), (B) and (C), the “Available Incremental Amount”; the amount calculated pursuant to clause (C), the “Incremental Ratio Debt Test”;

provided, further, that:

(i)       subject to the Limited Condition Transaction Provisions (as defined below), no event of default under the Facilities Documentation has occurred and is continuing or would exist immediately after giving effect thereto;

(ii)      except with respect to (x) a customary bridge facility, so long as the long-term debt into which any such customary bridge facility is to be converted or exchanged satisfies this clause and any such conversion or exchange is subject only to customary conditions and (y) special mandatory payment terms in connection with customary escrowed term loans (so long as the debt subject to such escrow arrangements complies with the relevant terms upon release of such escrow), the maturity date of any such Incremental Term Facility shall be no earlier than the maturity date of the Initial Term Facility and the weighted average life of any such Incremental Term Facility shall not be shorter than the then-remaining weighted average life of the Initial Term Facility;

(iii)    in the case of an Incremental Revolving Facility, (A)  such  Incremental Revolving Facility shall require no scheduled amortization or mandatory commitment reduction prior to the final maturity thereof, (B) such Incremental Revolving Facility shall be on terms and pursuant to documentation to be determined (including in the form of a “first-out” revolving credit facility together with terms and conditions customary for a “first-out” revolving credit facility, which shall permit, among other things, the payment of the Incremental Revolving Facility in full prior to the payment of the Term Facility) and entered into by the Lenders providing such Incremental Revolving Facility and the Borrower (and unless such documentation adversely impacts the Administrative Agent, no consent of the Administrative Agent shall be required), but at any time an  Incremental Revolving Facility is outstanding, there shall be a corresponding springing financial covenant applicable to such Incremental Revolving Facility and the terms, amendments and waivers of which will be subject solely to the agreement among the Borrower and the Lenders providing such Incremental Revolving Facility (and unless such documentation adversely impacts the Administrative Agent, no consent of the Administrative Agent shall be required) and (C) such Incremental Revolving Facility may be senior in right of payment to the Initial Term Facility (subject to a customary waterfall or customary subordination terms for “first out” revolving credit facilities);

(iv)     the pricing (including, for the avoidance of doubt, most favored nation provisions), interest rate margins, currency types and denominations, discounts, premiums, rate floors and fees and (subject to clauses (ii) and (iii) above) maturity and amortization schedule applicable to any Incremental Term Facility shall be determined by the Borrower and the lenders thereunder; provided that, in the case of an Incremental Term Facility secured by a lien on the Collateral ranking on an equal priority basis (without regard to control of remedies) with liens on the Collateral securing the Initial Term Loans and ranking on a pari passu basis in right of payment, in the event that the Effective Yield (as defined in the Precedent Credit Agreement) for any Incremental Term Facility (excluding any customary high yield notes, including any notes issued in a public offering) is higher than the Effective Yield for the Initial Term Loans by more than 50 basis points per annum, then the interest rate margin for such Initial Term Loans shall be increased to the extent necessary so that the Effective Yield of the Initial Term Facility is equal to the Effective Yield for such Incremental Term Facility minus 50 basis points per annum (this proviso, the “MFN Provision”);

(v)      any such Incremental Facility, (x) if secured, shall be secured only by the Collateral (as defined below) and (y) if guaranteed, shall not be guaranteed by any restricted subsidiary that does not guarantee the Obligations; and

(vi)     any Incremental Term Facility shall be on terms and pursuant to documentation to be determined and entered into by the Lenders providing such Incremental Term Facility and the Borrower (and unless such documentation adversely impacts the Administrative Agent, no consent of the Administrative Agent shall be required); provided that, to the extent such terms and documentation are not consistent with the Initial Term Facility (except to the extent permitted by clause (ii), (iii) or (iv) above and except for covenants or other provisions applicable only to periods after the latest maturity date of any initial Credit Facility outstanding at the time (the “Latest Maturity Date”)), they shall, at the option of the Borrower (x) not be materially more restrictive on the Borrower and its restricted subsidiaries (the “Restricted Group”) (when taken as a whole) than the existing terms and conditions under the Facilities Documentation unless such materially more restrictive provisions are added for the benefit of the Lenders or (y) be otherwise reasonably satisfactory to the Administrative Agent (it being understood to the extent that any covenant or provision is added for the benefit of any Incremental Term Facility, no consent shall be required from the Administrative Agent or any Lender to the extent that such covenant or provision is also added for the benefit of all of the Initial Term Facility).

The Borrower or any Subsidiary Guarantor may (but is not obligated to) seek commitments in respect of the Incremental  Facilities from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and from additional banks, financial institutions and other institutional lenders or investors who will become Lenders in connection therewith (“Additional Lenders”); provided that (i) the Administrative Agent shall have consent rights (not to be unreasonably withheld or delayed) with respect to such Additional Lender, if such consent would be required under the heading “Assignments and Participations” for an assignment of loans or commitments, as applicable, to such Additional Lender and (ii) the restrictions applicable to Affiliated Lenders set forth under “Assignments and Participations” shall apply to commitments in respect of the Incremental Facilities (other than any provision requiring the consent of the Administrative Agent).

The Facilities Documentation will permit the Borrower or any Subsidiary Guarantor to utilize availability under the Incremental Facilities to issue or incur Incremental Equivalent Debt on terms and conditions substantially identical to and no less favorable to the Borrower than those set forth in the Precedent Credit Agreement.

For the avoidance of doubt, the MFN Provision shall also apply to all term loans pari passu in right of payment and security and notes pari passu in right of payment and security (but not customary high-yield notes) incurred as Incremental Equivalent Debt, Acquisition Debt (as defined in the Financing Grid) or Ratio Debt (as defined in the Financing Grid).

With respect to each Incremental Facility, the Borrower may elect to use the applicable Incremental Ratio Debt Test prior to the Incremental Starter Amount or the Incremental Repayment Amount or any combination thereof, and any portion of any Incremental Facility incurred in reliance on the Incremental Starter Amount or the Incremental Repayment Amount shall be automatically reclassified (unless the Borrower elects otherwise) as incurred under the applicable Incremental Ratio Debt Test if the Borrower meets the applicable ratio for such applicable Incremental Ratio Debt Test at such time on a pro forma basis.

For purposes of determining whether such Incremental Delayed Draw Facility may be incurred under the applicable Incremental Ratio Debt Test, such Incremental Delayed Draw Facility shall either, as selected by the Borrower in its sole discretion, (i) be assumed to be fully drawn on the date such Incremental Delayed Draw Facility is initially established and, for purposes of determining compliance with the Incremental Ratio Debt Test, at all times after such date until such commitments are actually funded or terminated, in which case any subsequent draws under such Incremental Delayed Draw Facility shall not be subject to the applicable Incremental Ratio Debt Test, or (ii) otherwise require capacity under the applicable Incremental Ratio Debt Test and determined on the applicable date of funding; provided that, unfunded commitments in respect of any Incremental Delayed Draw Facility shall be excluded from the calculation of Required Lenders or Majority in Interest (each as defined in the Precedent Credit Agreement) to the extent that the conditions precedent to borrowing such Incremental Delayed Draw Loans are not satisfied as of the applicable date of determination.

Refinancing Facilities:

The Facilities Documentation will permit the Borrower and/or any Restricted Subsidiary to refinance and/or replace loans Term Loans from time to time, in whole or part, with one or more new first lien term facilities (each, a “Refinancing Term Facility”; and any  indebtedness refinanced thereunder, “Refinancing Indebtedness”), under the Facilities Documentation with the consent of the Borrower and the institutions providing such Refinancing Term Facility or with one or more additional series of senior, senior subordinated or subordinated unsecured notes or loans or senior secured notes or loans incurred by the Borrower and/or any  Restricted Subsidiary, in each case, subject to the  Facilities Documentation Considerations, on terms and conditions substantially identical to and no less favorable to the Borrower than those set forth in the Precedent Credit Agreement.

Limited Condition Transactions:

The provisions applicable to Limited Condition Transactions (as defined in the Precedent Credit Agreement) in the Facilities Documentation shall be on terms and conditions substantially identical to and no less favorable to the Borrower than those set forth in the Precedent Credit Agreement, including, without limitation, Section 1.08(a) of the Precedent Credit Agreement (collectively, the “Limited Condition Transaction Provisions”).

Purpose:

(A)    The proceeds of borrowings under the Initial Term Facility will be used by the Borrower on the Closing Date to consummate the Transactions (and, for the avoidance of doubt, limited to the Permitted Use of Proceeds.)

(B)    The proceeds of any Incremental Facilities may be used by the Borrower and its subsidiaries for working capital and other general corporate purposes, including the financing of Permitted Acquisitions (as defined in the Precedent Credit Agreement), other permitted investments and permitted dividends and other distributions on account of the capital stock of the Borrower and any other use not prohibited by the Facilities Documentation.

(C)     The proceeds of any Refinancing Term Facility shall be applied, as among the Initial Term Facility, and any Incremental Term Facility, to refinance such facilities in the manner directed by the Borrower.

Availability:

The Initial Term Facility will be available in a single drawing on the Closing Date. Amounts borrowed under the Initial Term Facility that are repaid or prepaid may not be re-borrowed, except as set forth above with respect to the Incremental Repayment Amount.

Interest Rates and Fees:	As set forth on Annex I hereto.

Default Rate:	Subject to the Facilities Documentation Considerations, on terms and conditions substantially identical to and no less favorable to the Borrower than those set forth in the Precedent Credit Agreement.

Final Maturity and Amortization:

The Initial Term Facility will mature on the date that is seven years after the Closing Date and will amortize in equal quarterly installments (commencing with the second full fiscal quarter ended after the Closing Date) in aggregate annual amounts equal to 1.00% of the original principal amount of the Initial Term Facility, with the balance payable on the seventh anniversary of the Closing Date (the “Term Loan Maturity Date”).

The Facilities Documentation shall contain “amend and extend” subject to terms and conditions substantially identical to and no less favorable to the Borrower than those set forth in the Precedent Credit Agreement, subject to the Facilities Documentation Considerations, but in any event not to be subject to any to any “default stoppers”, financial tests, “most favored nation” provisions.

Guarantees:

Subject to the Limited Conditionality Provision, all obligations of the Borrower under the Initial Term Facility (the “Obligations”) and, at the election of the Borrower, any Cash Management Obligations (as defined in the Precedent Credit Agreement) or any Swap Obligations other than any Excluded Swap Obligations (each as defined in the Precedent Credit Agreement), in each case, of the Borrower and the other Guarantors and entered into with (i) a Lender, Lead Arranger, Bookrunner, the Administrative Agent, or any affiliate of a Lender, Lead Arranger, Bookrunner, or the Administrative Agent (or any entity who becomes a Lender, the Administrative Agent, or any affiliate thereof within 60 days of the Closing Date or any future amendment closing date (including for any Incremental Facility)), in each case, unless such Cash Management Obligations or Swap Obligations are designated by the Borrower as unsecured, or (ii) any other entity identified by the Borrower and notified in writing to the Administrative Agent and designated by the Borrower (collectively, “Hedging/Cash Management Arrangements”) will be unconditionally and irrevocably guaranteed jointly and severally on a senior basis (the “Guarantees”) by (i)  each existing and subsequently acquired or organized direct or indirect wholly-owned U.S. organized restricted subsidiary of the Borrower (the “Subsidiary Guarantors”), (ii) Holdings and (iii) in the case of the obligations of the Subsidiary Guarantors only, Holdings and the Borrower (Holdings, the Borrower and the Subsidiary Guarantors, collectively, the “Guarantors” or the “Loan Parties”), other than any Excluded Subsidiaries (as defined in the Precedent Credit Agreement), in each case, on terms and conditions (and subject to exceptions, limitations and materiality thresholds), subject to the  Facilities Documentation Considerations on terms and conditions substantially identical to and no less favorable to the Borrower than those set forth in the Precedent Credit Agreement; provided that,  Doma Title Insurance, Inc. will be a wholly-owned direct subsidiary of a Loan Party on the Closing Date.

Notwithstanding the foregoing, in no event shall the Guarantors include any (x) subsidiary (including any  Regulated Insurance Entity) that is not permitted by Applicable Insurance Laws (as defined below), or would require unaffiliated third-party consent, approval, license or authorization (including from any Governmental Authority (as defined below) or Insurance Regulator (as defined below)) to provide a guarantee of the Obligations, or pledge a security interest in its assets or equity, unless such restriction is removed or such consent, approval, license or authorization has been received (it being understood and agreed there is no obligation to seek such  consent, approval, license or authorization).

For purposes hereof:

“Applicable Insurance Laws” means all laws applicable to the business of insurance or reinsurance or the regulation of insurance or reinsurance companies (including with respect to the authorization, prudential supervision and conduct of such insurance or reinsurance business), all applicable orders, directives or market conduct recommendations resulting from market conduct examinations of an Insurance Regulator, and any guidance issued by any Governmental Authority which is binding on insurance or reinsurance companies or Producers or with which insurance or reinsurance companies or Producers in the relevant jurisdictions would customarily comply.

“Governmental Authority” means any federal, state, territory, commonwealth, provincial, municipal, local or foreign government, governmental authority, regulatory, tax or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, arbitral body (public or private) or tribunal or any self-regulatory organization (including NYSE).

“Law” means any and all domestic (federal, state, territory, commonwealth or local) or national, supranational or foreign laws (whether statutory, common law or otherwise), statutes, rules, regulations, orders, injunctions, rulings, writs, acts, codes, ordinances, judgments, decrees or similar requirements promulgated, issued, entered into or applied by any Governmental Authority.

“Insurance Contracts” means the insurance policies and contracts, together with all binders, slips, certificate, endorsements and riders thereto, issued or entered into by any insurance company.

“Insurance Regulator” means, with respect to any jurisdiction, the Governmental Authority charged with the supervision of insurance or reinsurance companies, Producers or branches in such jurisdiction (and where more than one such Governmental Authority supervises insurance or reinsurance companies, Producers or branches in such jurisdiction, each Governmental Authority).

“Producer” means any underwritten title company, agent, general agent, sub agent, broker, wholesale broker, independent contractor, consultant, affinity group, insurance solicitor, producer or other Person that sells, solicits, negotiates or markets any Insurance Contracts issued by any insurance company, including any affiliated thereof.

“Regulated Insurance Entity” means any entity engaged in the business of insurance and subject to registration, licensing, regulation and/or supervision by an Insurance Regulator.

Security:

Subject to the Limited Conditionality Provisions, the Obligations, the Guarantees and the Hedging/Cash Management Arrangements of the Borrower and other Guarantors (collectively, the “Secured Obligations”) will be secured by (a) a perfected first priority (subject to permitted liens) pledge of 100% of the equity interests of the Borrower and of each material, direct, wholly-owned restricted subsidiary of the Borrower and of each Subsidiary Guarantor (which pledge, in the case of capital stock of any foreign subsidiary or FSHCO, shall be limited to 65% of the voting capital stock and 100% of the non-voting capital stock of such non-U.S. organized subsidiary or FSHCO) and (b) perfected first priority (subject to permitted liens) security interests in, and mortgages on, substantially all tangible and intangible personal property (other than equity interests, which are addressed in clause (a) above) and Material Real Property (defined in a manner consistent with the Precedent Credit Agreement) of the Borrower and each Guarantor (the items described in clauses (a) and (b) above, but excluding the Excluded Assets (as in the Precedent Credit Agreement), are collectively referred to as the “Collateral”), in each case, on terms and conditions (including exceptions, grace periods, limitations and materiality thresholds), subject to the  Facilities Documentation Considerations, on terms and conditions substantially identical to and no less favorable to the Borrower than those set forth in the Precedent Credit Agreement and the Collateral Agreement (as defined in the Precedent Credit Agreement).

Notwithstanding the foregoing, for the avoidance of doubt, in no event shall (x) the Collateral include any assets or equity interests of any Regulated Insurance Entity or (y) perfection be required with respect to any Regulated Insurance Entity.

Mandatory Prepayments:

The following amounts will be applied to prepay the principal amount of, and accrued and unpaid interest on, the Term Loans, in each case, with carve-outs and exceptions and provisions related to the application of such prepayments on terms and conditions  substantially identical to and no less favorable to the Borrower than those set forth in the Precedent Credit Agreement consistent  with the Facilities Documentation Considerations:

(A)     commencing with the first full fiscal year of the Borrower to occur after the Closing Date, an amount equal to 50% of Excess Cash Flow (except as described below, to be defined in the Facilities Documentation in a manner substantially consistent with the equivalent definition set forth in the Precedent Credit Agreement, after giving effect to the Facilities Documentation Considerations), with step-downs to 25% and 0% based upon achievement of Senior Secured Leverage Ratios equal to or less than 0.50x inside the Closing Date Senior Secured Leverage Ratio and 1.00x inside the Closing Date Secured Leverage Ratio, respectively (tested after giving pro forma effect to any such prepayments of Excess Cash Flow); provided that, for any fiscal year, at the Borrower’s option, any (i) voluntary prepayments of Loans (including any prepayments, repurchases and redemptions made at a discount to par, with credit given to the aggregate amount of cash paid in respect thereof) and voluntary prepayments, repurchases or redemptions of any other indebtedness, including any Incremental Equivalent Debt, that is secured by liens on the Collateral ranking on an equal priority basis (but without regard to the control of remedies) with the liens on the Collateral securing the Initial Term Loans (in each case, excluding prepayments, repurchases and redemptions, funded with the proceeds of long-term indebtedness (other than revolving loans) and, subject, in the case of any prepayment of any revolving loans, only to the extent that revolving commitments are permanently reduced by the amount of such prepayments), in each case made during such fiscal year or after year-end and prior to the time such Excess Cash Flow prepayment is due, may be credited against Excess Cash Flow prepayment obligations on a dollar-for-dollar basis for such fiscal year (without duplication of any such credit in any prior or subsequent fiscal year) (with the Senior Secured Leverage Ratio of the Borrower for purposes of determining the applicable Excess Cash Flow percentage above, recalculated to give pro forma effect to any such pay down or reductions made during such time period (including any prepayment or redemption made at a discount to par) (determined based on the amount of cash paid in respect thereof)) and (ii) cash payments (other than those funded with long-term indebtedness (other than revolving loans)) used to make acquisitions, make permitted investments (other than intercompany investments, cash equivalents, money market instruments and certain other limited exceptions), make distributions and dividends, restructuring charges and other restricted payments (limited to (x) payments or distributions to pay the consolidated, affiliated, unitary or similar type of income or similar tax liabilities of any direct or indirect parent of the Borrower, to the extent such payments cover taxes that are attributable to the taxable income of the Borrower and its subsidiaries (in the case of unrestricted subsidiaries, solely with respect to amounts actually distributed or paid to the Borrower and (y) payments or distributions to pay customary overhead costs and expenses), relating to restructuring charges, or make capital expenditures, or amounts of cash to be used within the succeeding 12 months to fund acquisition or investment obligations for which binding agreements exist (in the case of such budgeted payments, subject to reversal of such deduction on a dollar for dollar basis if such amount is not actually expended within such 12-month period) or to make capital expenditures, made during such fiscal year or, at the option of the Borrower, made after year-end and prior to the time such Excess Cash Flow prepayment is due, may be credited against Excess Cash Flow prepayment obligations on a dollar-for-dollar basis for such fiscal year (without duplication of any such credit in any prior or subsequent fiscal year) (with the Senior Secured Leverage Ratio of the Borrower for purposes of determining the applicable Excess Cash Flow percentage above, recalculated to give pro forma effect to any such pay down or reductions made during such time period (including any prepayment or redemption made at a discount to par)); provided that prepayments shall only be required under this clause (A) if, after giving effect to the applicable percentage of Excess Cash Flow, the amount of the Excess Cash Flow prepayment that would be required is greater than the greater of (x) 15% of Closing Date EBITDA and (y) 15% of LTM Consolidated EBITDA (and only such excess amount shall be applied to such prepayment);

(B)      an amount equal to 100% of the net cash proceeds of non-ordinary course asset sales or dispositions pursuant to the 75% cash consideration basket or arising from a casualty event; provided that no such net cash proceeds shall be required to prepay the Term Loans in any fiscal year (1) for individual transactions less than (x) 5% of Closing Date EBITDA and (y) 5% of LTM Consolidated EBITDA and (2) until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed  the greater of (x) 15% of Closing Date EBITDA and (y) 15% of LTM Consolidated EBITDA  (and thereafter only net cash proceeds in excess of such amount shall be required to be used to prepay the Term Loans), and subject to the right of the Restricted Group to reinvest 100% of such proceeds, if such proceeds are reinvested (or committed to be reinvested) within 18 months of the receipt of such net cash proceeds (in each case, with an additional 180 days to actually reinvest after any such commitment), and other exceptions to be set forth in the Facilities Documentation substantially consistent with the exceptions set forth in the Precedent Credit Agreement, after giving effect to the Facilities Documentation Considerations; and

(C)     an amount equal to 100% of the net cash proceeds of issuances of debt obligations of the Borrower and its restricted subsidiaries after the Closing Date (other than debt permitted under the Facilities Documentation, except in respect of Refinancing Indebtedness).

Voluntary Prepayments:

Voluntary prepayments of borrowings under the Initial Term Facility will be permitted at any time, in minimum principal amounts to be agreed upon, without premium or penalty (except as set forth in the second succeeding paragraph), in each case, subject to the Facilities Documentation Considerations, on terms and conditions substantially identical to and no less favorable to the Borrower than those set forth in the Precedent Credit Agreement.

In respect of the Initial Term Facility, all voluntary prepayments, payments made in connection with any termination or acceleration (whether before or after an event of default) and all mandatory prepayments resulting from non-permitted debt issuances and Refinancing Indebtedness, but excluding prepayments made in connection with an initial public offering or change of control, shall be subject to a prepayment premium of (i) 2.00% with respect to prepayments made on or after the Closing Date but prior to the first anniversary of the Closing Date and (ii) 1.00% with respect to prepayments made on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date and 0.00% thereafter, in each case, of the principal amount of the Initial Term Loans so prepaid.

Conditions to Initial Borrowing:

The availability of the initial borrowing and other extensions of credit under the Facilities Documentation on the Closing Date will be subject solely to the applicable conditions set forth in Exhibit C to the Commitment Letter.

Facilities Documentation:

The definitive financing documentation for the Initial Term Facility (the “Facilities Documentation”) shall be drafted initially by counsel for the Sponsor and shall contain the terms set forth in this Exhibit B and, to the extent not addressed herein, the Financing Grid attached hereto as Exhibit D and, to the extent any other terms are not expressly set forth in this Exhibit B or the Financing Grid attached hereto as Exhibit D, as applicable, will (i) be negotiated in good faith within a reasonable time period to be determined based on the expected Closing Date and taking into account the pre-closing requirements of the Acquisition Agreement and, if applicable, (ii) contain such other terms (but no other conditions) as the Borrower and the Lead Arranger shall reasonably agree; it being understood and agreed that the Facilities Documentation shall, (A) be substantially identical to, with changes to be agreed but in any event no less favorable to the Restricted Group than that certain Credit Agreement, dated as of November 15, 2022, by and among Computer Services, Inc., a Kentucky corporation, as borrower, the other guarantors and lenders party thereto and Owl Rock Core Income Corp. as the administrative agent and collateral agent (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Signing Date, the “Precedent Credit Agreement”), giving due regard to (x) the operational and strategic requirements of Borrower, Target and their subsidiaries in light of their business (including their regulated insurance business), size and capitalization and (y) operational and borrower favorable provisions of the documentation for the existing credit facilities of the Target and its subsidiaries, (B) be substantially identical to, with changes to be agreed but in any event no less favorable to the Restricted Group than the related security, pledge, collateral and guarantee agreements executed and/or delivered in connection therewith, with modifications to reflect any Regulated Insurance Entity being excluded from the collateral and guarantee requirement and (C) reflect (i) materiality qualifications and other exceptions that give effect to and/or permit the Transactions, (ii) baskets, thresholds and exceptions that are to be agreed in light of the Consolidated EBITDA (as defined below), total assets and leverage level of the Borrower and its subsidiaries, after giving effect to the Transactions (including without limitation, in no event less than the amounts, or more restrictive than the ratios, set forth in Financing Grid attached hereto), (iv) modifications to reflect changes in law or accounting standards since the date of the Precedent Credit Agreement, and (v) modifications to reflect reasonable operational and administrative agency requirements of the Administrative Agent (to the extent reasonably acceptable to the Borrower).  To the extent that any representations and warranties made on, or as of, the Closing Date (or a date prior thereto) are qualified by or subject to “Material Adverse Effect”, for the purposes of such representations and warranties, the definition thereof shall be “Company Material Adverse Effect” (as defined in the Acquisition Agreement).  This paragraph shall be referred to as the “Facilities Documentation Considerations”.

Representations and Warranties:

Subject in all respects to the Limited Conditionality Provisions and the Facilities Documentation Considerations, on terms and conditions substantially identical to and no less favorable to the Borrower than those set forth in the Precedent Credit Agreement (including, for the avoidance of doubt, with respect to materiality qualifiers, exceptions and limitations) the representations and warranties set forth in Article III of the Precedent Credit Agreement.

“Material Adverse Effect” shall mean, (a) on the Closing Date, a Company Material Adverse Effect (as defined in the Acquisition Agreement) and (b) after the Closing Date, consistent with clause (b) of the definition of “Material Adverse Effect” as defined Precedent Credit Agreement.

Affirmative Covenants:

Subject to the Facilities Documentation Considerations, on terms and conditions substantially identical to and no less favorable to the Borrower than those set forth in the Precedent Credit Agreement (including, for the avoidance of doubt, with respect to materiality qualifiers, exceptions and limitations) the affirmative covenants set forth in Article V of the Precedent Credit Agreement; provided that the affirmative covenants with respect to financial statements and related deliverables shall be limited to the following: delivery of (a) annual audited financial statements for each fiscal year ending after the Closing Date within 120 days (or, with respect to the first fiscal year ending after the Closing Date, 150 days) of the end of such fiscal year (in each case, which may be extended for an additional 30 days in the reasonable discretion of the Administrative Agent);  provided, that the annual audited financials required to be delivered for the fiscal year ending December 31, 2024 may solely cover the period commencing on the Closing Date , (b) commencing with the first full fiscal quarter that ends after the Closing Date, quarterly unaudited financial statements for each of the first 3 fiscal quarters of each fiscal year within 60 days (or, with respect to any fiscal quarter that is one of the first three full fiscal quarters after the Closing Date, other than the last fiscal quarter of each fiscal year, 75 days) (in each case, which may be extended for an additional 30 days in the reasonable discretion of the Administrative Agent), (c) an annual budget concurrently with the delivery of the audit for the preceding fiscal year, (d) within five (5) business days after the delivery of annual and quarterly financial statements, a compliance certificate and (e) at the Borrower’s election, either a quarterly lender call or a management’s discussion and analysis for such fiscal quarter.

Negative Covenants:

Subject to the Facilities Documentation Considerations, on terms and conditions substantially identical to and no less favorable to the Borrower than those negative covenants contained in Article VI of the Precedent Credit Agreement, but in any event limited to the following (to be applicable to restricted subsidiaries of Holdings and, with respect to the passive holding company covenant, Holdings) limitations on, in each case, consistent with the Facilities Documentation Considerations (a) the incurrence of debt, (b) liens, (c) fundamental changes, (d) investments, (e) asset sales or other dispositions,(f) passive holding company covenant with respect to Holdings, (g) negative pledge, (h) dividends or distributions on, or redemptions of, Holdings’ and its restricted subsidiaries’ equity interests and (i) repayments, purchases or redemptions of payment subordinated and junior lien “third-party” debt of loan parties for borrowed money in excess of the Threshold Amount; provided, that, the negative covenants will be subject, in the case of each of the foregoing covenants, to exceptions, qualifications, “baskets” and “growers” consistent with the terms set forth in this Exhibit B and, to the extent not addressed herein, the Financing Grid attached hereto as Exhibit D, and otherwise set forth in the Precedent Credit Agreement consistent with the Facilities Documentation Considerations; provided, further, notwithstanding the above, (a) with respect to the investments covenant, the Facilities Documentation shall also permit any investments in cash,  Cash Equivalents (as defined in the Precedent Credit Agreement) or Investment Grade Securities (as defined below) and investments that were Cash Equivalents or Investment Grade Securities when made and (b) with respect to the asset sales or dispositions covenant, the Facilities Documentation shall also permit any dispositions of cash, Cash Equivalents or Investment Grade Securities.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency selected by the Borrower.

“Investment Grade Securities” means: (1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents); (2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or debt instruments constituting loans or advances among the Borrowers and their respective Subsidiaries; (3) investments in any fund that invests substantially all of its assets in investments of the type described in clauses (1) and (2) of this definition which fund may also hold immaterial amounts of cash pending investment or distribution; and (4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

Financial Maintenance Covenant:

None.

The financial definitions in the Facilities Documentation shall be substantially consistent with the equivalent definitions of such terms in the Precedent Credit Agreement, after giving effect to the Facilities Documentation Considerations and as modified below.

“Closing Date EBITDA” means $52.2 million.  For the avoidance of doubt, all values indicated in this Commitment Letter (including the Financing Grid) and the Fee Letter as being based on a percentage of Closing Date EBITDA shall have the specific dollar value thereof included in the Facilities Documentation.

“Consolidated EBITDA”  shall be defined, including with regard to defined terms used in such definition, in a manner consistent with the  Facilities Documentation Considerations, and will include, without limitation and without duplication, add-backs (and corresponding deductions, to the extent applicable and consistent with the  Facilities Documentation Considerations) or exclusions from Consolidated Net Income (as defined in the Precedent Credit Agreement) (in each case, not subject to any cap) for:

(a) all non-cash items,

(b) all extraordinary, exceptional, infrequent, one-time, unusual or non-recurring costs or charges,

(c)(i) restructuring charges and related charges and (ii) expenses, charges or losses in connection with any single or one-time event,

(d)(i) pro forma adjustments, including pro forma “run rate” cost savings, operating expense reductions, and other synergies (excluding revenue-based synergies) (in each case, net of amounts actually realized) related to the Transactions that are reasonably identifiable and projected by the Borrower in good faith to result from actions that have been either taken, with respect to which substantial steps have been taken or that are expected to be taken (in the good faith determination of the Borrower) before, on or within 24 months after the Closing Date (or, to the extent identified in the quality of earnings analysis described below or otherwise identified to the Lead Arranger, prior to the date hereof and undertaken or implemented prior to the Closing Date) or (ii) pro forma adjustments, including pro forma “run rate” cost savings, operating expense reductions and other synergies (excluding revenue-based synergies) (in each case net of amounts actually realized) related to acquisitions, dispositions and other specified transactions, or related to restructuring initiatives, cost savings initiatives and other initiatives (including research and development) that are reasonably identifiable and projected by the Borrower in good faith to result from actions that have either been taken, with respect to which substantial steps have been taken or are that are expected to be taken (in the good faith determination of the Borrower) within 24 months after the date of consummation of such acquisition, disposition or other specified transaction or restructuring initiative, cost savings initiative or other initiative, in the case of this clause (ii), in an aggregate amount not to exceed, together with amounts pursuant to clauses (g), (h) and (i) below, 35% of Consolidated EBITDA (calculated after giving effect to all add-backs and adjustments) in any test period;

(e) other adjustments consistent with Regulation S-X (as in effect immediately prior to the effectiveness of the May 2020 amendments thereto);

(f) adjustments and add backs set forth in (i) the financial model provided to the Bookrunner on February 20, 2024, (ii) the quality of earnings analysis provided on March 5, 2024 (clauses (i) and (ii), the “Sponsor Model”) and (iii) any quality of earnings analysis prepared by independent registered public accountants of recognized national standing (including any “Big Four” firm) or any other accounting firm reasonably acceptable to the Administrative Agent and delivered to the Administrative Agent after the Closing Date;

(g) expenses, losses, charges and “start-up costs” and similar charges, expenses, losses and costs (as determined by the Borrower) related to the acquisition, opening and organizing of any new facility, in an aggregate amount not to exceed, together with amounts pursuant to clause (d)(ii) above and clauses (h) and (i) below, 35% of Consolidated EBITDA (calculated after giving effect to all add-backs and adjustments) in any test period; and

(h)  charges relating to the development of new offerings and new products and/or sale of products or start of operations in new locations or new markets, including, without limitation, start-up costs, initial testing and registration costs in new markets, the cost of feasibility studies, travel costs for employees engaged in activities relating to any or all of the foregoing and the allocation of general and administrative support in connection with any or all of the foregoing  in the case of this clause (ii), in an aggregate amount not to exceed, together with amounts pursuant to clauses (d)(ii) and (g) above and clause (i) below, 35% of Consolidated EBITDA (calculated after giving effect to all add-backs and adjustments) in any test period; and

(i) to the extent reasonably identifiable and factually supportable, the amount of incremental contract value or revenue of the Borrower and its restricted subsidiaries that the Borrower in good faith reasonably believes would have been realized or achieved as Consolidated EBITDA contribution from (i) increased pricing or volume initiatives and/or (ii) the entry into binding and effective new agreements with new customers or, if generating incremental contract value, new agreements (or amendments to existing agreements) with existing customers and/or (iii) the revenue expected to generated from the entry into new markets, locations, facilities or units (or the acquisition thereof) (collectively, “New Contracts”) during the relevant period had such New Contracts been effective as of the beginning of the relevant period (which incremental contract value shall be subject only to certification by a responsible officer of the Borrower and shall be calculated on a pro forma basis as though the full run rate effect of such incremental contract value had been realized as Consolidated EBITDA contribution on the first day of such period) in an aggregate amount not to exceed,   together with amounts pursuant to clauses (d)(ii), (g) and (h) above, 35% of Consolidated EBITDA (calculated after giving effect to all add-backs and adjustments) for such test period.

“Closing Date First Lien Secured Leverage Ratio” shall mean 3.00 to 1.00

“Closing Date Senior Secured Leverage Ratio” shall mean 3.00 to 1.00.

“Closing Date Total Leverage Ratio” shall mean 3.00 to 1.00.

“First Lien Secured Leverage Ratio”, “Senior Secured Leverage Ratio” and “Total Leverage Ratio” (and any component definitions used therein) shall be defined in a manner consistent with the Precedent Credit Agreement (which for the avoidance of doubt, shall be calculated “net” of all unrestricted cash or cash equivalents of Holdings and its restricted subsidiaries and any cash and cash equivalents that are restricted in favor of the Initial Term Facility). The components of “funded indebtedness” comprising each of First Lien Secured Leverage Ratio”, “Senior Secured Leverage Ratio” and “Total Leverage Ratio” shall be defined in a manner consistent with the Precedent Credit Agreement; provided, that Financing Lease Obligations (as defined in the Precedent Credit Agreement) shall be excluded from Consolidated First Lien Debt.

Unrestricted Subsidiaries:

The Facilities Documentation will contain provisions pursuant to which, subject to limitations on loans, advances, guarantees and other investments in, unrestricted subsidiaries, the Borrower will be permitted to designate (on the Closing Date or thereafter) any existing or subsequently acquired or organized subsidiary as an “unrestricted subsidiary” and subsequently re-designate any such unrestricted subsidiary as a restricted subsidiary as set forth on the Financing Grid attached at Exhibit D.

Events of Default:

Subject to the Facilities Documentation Considerations, on terms and conditions substantially identical to and no less favorable to the Borrower than the Events of Default (as defined in the Precedent Credit Agreement) set forth in Section 7.01 of the Precedent Credit Agreement; provided that the Facilities Documentation shall (v) include an exception for any payment default arising from the Borrower's good faith payment of an invoice received from the Administrative Agent; provided, further, that,  the monetary threshold with respect to (i) defaults related to cross acceleration and cross payment of material debt and (ii) enforceable judgments, in each case, will be equal to the greater of (x) 25% of Assumed EBITDA and (y) 25% of Consolidated EBITDA (such monetary threshold, the “Threshold Amount”).

The Facilities Documentation shall provide that any default or event of default shall be deemed not to “exist” or be “continuing” if (i) with respect to any default or event of default that occurs due to a failure by Holdings or any of its subsidiaries to take any action (including taking any action by a specified time), Holdings or such subsidiary takes such action, or (ii) with respect to any default or event of default that occurs due to the taking of any action by Holdings or any of its subsidiaries that is not then permitted, on the earlier to occur of (a) the date such action would be permitted to be taken pursuant to an applicable amendment or waiver permitting such action, or otherwise, and (b) the date on which such action is unwound or otherwise modified to the extent necessary for such revised action to be permitted at such time (including after giving effect to any amendments or waivers); provided that any default or event of default resulting from the failure to deliver a notice of default or event of default shall cease to exist and be cured in all respects upon subsequent deliver of such notice or if the underlying default or event of default giving rise to such notice requirement shall have ceased to exist and/or be cured. Any court of competent jurisdiction may (x) extend or stay any grace period prior to when any actual or alleged default becomes an actual or alleged event of default or (y) stay the exercise of remedies by the Administrative Agent upon the occurrence of an actual or alleged event of default, in each case of clauses (x) and (y), in accordance with the requirements of applicable law.

Notwithstanding any other provision hereof or in any the Facilities Documentation, neither the Collateral Agent nor any other Secured Party (nor their respective assignees) will take any action pursuant to the Facilities Documentation that would constitute or result in the acquisition of control of a Regulated Insurance Entity by any Person, within the meaning of any of the Applicable Insurance Laws, if such acquisition of control would require prior notice to, or the prior approval of, an Insurance Regulatory Authority, without first providing such notice or obtaining such approval, as applicable, it being agreed and understood that (x) in no event shall the Borrower or any Subsidiary Guarantor take any action, or fail to take any action, that could impede the Collateral Agent or any other Secured Party (or their respective assignees) from ultimately acquiring control of each Regulated Insurance Entity if the Collateral Agent or any other Secured Party (or their respective assignees) so determine to file an application for acquisition of control and (y) the Collateral Agent or any other Secured Party may (or their respective assignees) at any time exercise any control or other rights to which they are otherwise entitled to the fullest extent permitted by law, subject to any limitations arising from the fact that approval of such application has not yet been obtained. Each of the Borrower and the Restricted Subsidiaries will cooperate in the preparation and prosecution of such notices or applications as may be necessary to secure approvals or otherwise permit such transfer or assignment or otherwise permit the Collateral Agent nor any other Secured Party to exercise any of their rights and remedies under the Facilities Documentation, in compliance with Applicable Insurance Laws at such times and in a manner consistent with the requirements of the Facilities Documentation.

Voting:

Subject to the Facilities Documentation Considerations, on terms and conditions substantially identical to and no less favorable to the Borrower than those set forth in the Precedent Credit Agreement (including, without limitation, as set forth in Section 9.02 of the Precedent Credit Agreement).

Cost and Yield Protection:

The Facilities Documentation will include customary tax gross-up, cost and yield protection provisions substantially consistent with those set forth in the Precedent Credit Agreement.  The obligation of the Borrower and the Guarantors to gross up for and/or to indemnify Lenders for taxes imposed on payments will be subject to customary mitigation requirements and other exceptions and limitations, including the requirement to provide applicable tax related documentation.

Assignments and Participations:	Subject to the Facilities Documentation Considerations, on terms and conditions substantially identical to and no less favorable to the Borrower than those set forth in the Precedent Credit Agreement.

Expenses and Indemnification:

Subject to the Facilities Documentation Considerations, on terms and conditions substantially identical to and no less favorable to the Borrower than the expense reimbursement and indemnification provisions set forth in the Precedent Credit Agreement (including, without limitation, as set forth in Section 9.03 of the Precedent Credit Agreement).

Confidentiality:	Customary confidentiality provisions consistent with the Precedent Credit Agreement, which shall include, in any event, exceptions consistent with those set forth in the Commitment Letter.

Governing Law and Forum:

State of New York.  Notwithstanding the preceding sentence, interpretation of the provisions of the Acquisition Agreement (including with respect to satisfaction of the conditions contained therein, whether the Acquisition has been consummated as contemplated by the Acquisition Agreement, any interpretation of Company Material Adverse Effect (as defined in the Acquisition Agreement), any determination of whether a Company Material Adverse Effect (as defined in the Acquisition Agreement) has occurred and whether any Specified Acquisition Agreement Representations are accurate and whether as a result of any inaccuracy thereof, you (or your affiliates) have the right to terminate your or your affiliates’ obligations under the Acquisition Agreement) or whether the failure of a Specified Acquisition Agreement Representation to be accurate results in a failure of a condition precedent to your obligation to consummate the Acquisition in the Acquisition Agreement) shall be governed by and construed in accordance with the Law (as defined in the Acquisition Agreement) of the State of Delaware, regardless of the Laws (as defined in the Acquisition Agreement) that might otherwise govern under applicable principles of Laws (as defined in the Acquisition Agreement) thereof), without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Counsel to the Administrative Agent, Lead Arranger and Bookrunner:	Proskauer Rose LLP.

ANNEX I TO EXHIBIT B

Interest Rates:

The interest rates under the Initial Term Facility will be, at the option of the Borrower, Term SOFR plus 5.50% or ABR plus 4.50% (the “Initial Term Facility Margin”).

From and after the first delivery by the Borrower to the Administrative Agent after the Closing Date of the Borrower’s financial statements, the Initial Term Facility Margin shall be determined by reference to a leverage based pricing grid, which shall provide for two 25 basis point step-downs based upon achievement of Senior Secured Leverage Ratios equal to or less than 0.50x inside the Closing Date Senior Secured Leverage Ratio and 1.00x inside the Closing Date Secured Leverage Ratio, respectively.

The Borrower may elect interest periods of 1, 3 or 6 months for Term SOFR.

Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans).

Interest shall be payable in arrears (a) for loans accruing interest at a rate based on Term SOFR, at the end of each interest period and, for interest periods of greater than 3 months, every three months, and on the applicable maturity date and (b) for loans accruing interest based on the ABR, quarterly in arrears and on the applicable maturity date.

“ABR” shall be defined consistent with the Precedent Credit Agreement.

“Term SOFR” shall be defined consistent with the Precedent Credit Agreement; provided, that in the event that Term SOFR is less than 1.00%, then Term SOFR will be deemed to be 1.00% (the “Floor”).

There shall be no credit spread adjustment.

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EXHIBIT C

Project Beacon
Summary of Additional Conditions2

The initial borrowings and effectiveness of the Initial Term Facility shall be subject solely to the satisfaction or waiver by the Initial Term Lenders of the following conditions (in each case, which will be subject to the Limited Conditionality Provisions, if applicable):

1.

Since the date of the Acquisition Agreement, there shall not have occurred a Company Material Adverse Effect (as defined in the Acquisition Agreement) that is continuing that would result in the failure of a condition precedent to Merger Sub’s (or its affiliates’) obligations to consummate the Acquisition under the Acquisition Agreement or that would give Merger Sub (or its affiliates) the right (taking into account any notice and cure provisions) to terminate its (or their) obligations pursuant to the terms of the Acquisition Agreement.

2.

The Acquisition shall have been consummated, or substantially simultaneously with the initial borrowings under the Initial Term Facility, shall be consummated, in all material respects in accordance with the terms of the Acquisition Agreement, after giving effect to any modifications, supplements, amendments, consents or waivers, other than those modifications, supplements, amendments, consents or waivers by you (or your affiliate) that, taken as a whole, are materially adverse to the interests of the Initial Term Lenders in their capacities as such (it being understood that any modification, supplement, amendment, consent or waiver by you (or your affiliate) to the definition of Company Material Adverse Effect (as defined in the Acquisition Agreement as in effect on the Signing Date) shall be deemed to be materially adverse to the interests of the Initial Term Lenders), unless consented to in writing by the Initial Term Lenders (such consent not to be unreasonably withheld, conditioned or delayed); provided that (i) any modification, supplement, amendment, consent or waiver by you (or your affiliate) under the Acquisition Agreement (x) that results in a reduction in the purchase price shall be deemed not to be materially adverse to the interests of the Initial Term Lenders (taken as a whole) and that results in an increase in the purchase price for the Acquisition shall be deemed not to be materially adverse to the interests of the Initial Term Lenders (taken as a whole) to the extent such increase in purchase price is not funded with the proceeds of indebtedness for borrowed money and (ii) any modification, supplement, amendment, consent or waiver by you (or your affiliate) under the Acquisition Agreement or any defined terms used therein (solely as applied to the use of such defined term in Section 7.02(e) of the Acquisition Agreement) which results in a reduction in the amount of the Lennar Investment (as defined in the Acquisition Agreement) by greater than 15% in the aggregate from the amount of the Lennar Investment as set forth in the Acquisition Agreement and the Lennar Investment Agreements, in each case, on the date hereof, shall be deemed to be materially adverse to the interests of the Initial Term Lenders (taken as a whole) unless consented to in writing by the Initial Term Lenders.  Each Initial Term Lender shall be deemed to have consented to any such modification, supplement, amendment, consent, or waiver relating to the Acquisition Agreement unless they shall object thereto in writing within three (3) business days of receipt of written notice of such modification, supplement, amendment, consent or waiver.

3.

Subject in all respects to the Limited Conditionality Provisions, all documents and instruments required to create and perfect the Administrative Agent’s first priority security interest in the Collateral (as defined in Exhibit B) shall have been executed and delivered.

[2]

Capitalized terms used in this Exhibit C shall have the meanings set forth in the other Exhibits attached to the Commitment Letter to which this Exhibit C is attached. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit C shall be determined by reference to the context in which it is used.

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4.

The Administrative Agent and the Initial Term Lenders shall have received, at least 2 Business Days prior to the Closing Date, all documentation and other information about the Borrower and the Guarantors that shall have been reasonably requested by the Administrative Agent or the Bookrunner in writing at least 10 Business Days prior to the Closing Date which is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act including, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation (as defined below), a Beneficial Ownership Certification (as defined below) in relation to the Borrower.  “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation (as defined below), which certification shall be substantially similar in substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers included as Appendix A to the Beneficial Ownership Regulation.  “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

5.

Subject in all respects to the Limited Conditionality Provisions, with respect to the Initial Term Facility, (x) the execution and delivery by the Borrower and, immediately after giving effect to the Acquisition, the Guarantors (as such terms are defined in Exhibit B) of the Facilities Documentation (as defined in Exhibit B) (including guarantees by the applicable guarantors), which shall be in accordance with the terms of the Commitment Letter, the Term Sheet, Financing Grid and the Facilities Documentation Considerations (as defined in Exhibit B) set forth in the Commitment Letter and (y) delivery to the Administrative Agent (as defined in Exhibit B) of the following (the “Closing Deliverables”): (i) customary domestic legal opinions, customary officer’s closing certificates, organizational documents, customary evidence of authorization and good standing certificates in jurisdictions of formation/organization, in each case with respect to the Borrower and the Guarantors (to the extent applicable and in each case, in a form customary for transactions of the Sponsor, to the extent applicable) (as such terms are defined in Exhibit B), (ii) a solvency certificate, dated as of the Closing Date and immediately after giving effect to the Transactions, substantially in the form of Annex I attached to this Exhibit D, of a senior authorized financial executive or officer with equivalent duties of the Borrower (or, at the option of the Borrower, a third party opinion as to the solvency of the Borrower and its subsidiaries on a consolidated basis issued by a nationally recognized firm) and (iii) a customary borrowing notice.

6.

All fees and closing payments required to be paid on the Closing Date, including pursuant to the Fee Letter and reasonable out-of-pocket expenses required to be paid on the Closing Date pursuant to the Commitment Letter, and with respect to expenses, to the extent invoiced at least three Business Days prior to the Closing Date, shall, upon the initial borrowings under the Initial Term Facility, have been, or will be substantially simultaneously, paid (which amounts may be offset against the proceeds of the Initial Term Facility).

7.

Subject to the Limited Conditionality Provision, the Specified Acquisition Agreement Representations shall be true and correct, but only to the extent that you (or your affiliates) have the right (taking into account any applicable cure provisions) to terminate your (or your affiliates’) obligations under the Acquisition Agreement or not to consummate the Acquisition, in either case as a result of a breach of such representations in the Acquisition Agreement, and the Specified Representations shall be true and correct in all material respects on the Closing Date (unless such representations relate to an earlier date, in which case, such representations shall have been true and correct in all material respects as of such earlier date).

8.	The Refinancing shall have been consummated or, substantially concurrently with the initial borrowing under the Initial Term Facility, shall be consummated.

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ANNEX I TO EXHIBIT C

[FORM OF] SOLVENCY CERTIFICATE

I, the undersigned, the Chief Financial Officer, or other office of equivalent duties, of [Borrower], a [●] (the “Borrower”), in that capacity only and not in my individual capacity (and without personal liability), do hereby certify as of the date hereof, and based upon facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such fact and circumstances after the date hereof), that:

1.         This certificate is furnished to the Administrative Agent and the Lenders pursuant to Section [●] of the Credit Agreement, dated as of [●], [●], among [●] (the “Credit Agreement”).  Unless otherwise defined herein, capitalized terms used in this certificate shall have the meanings set forth in the Credit Agreement.

2.         For purposes of this certificate, the terms below shall have the following definitions:

(a)        “Fair Value”

The amount at which the assets (both tangible and intangible), in their entirety, of the Borrower and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

(b)        “Present Fair Salable Value”

The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets (both tangible and intangible) of the Borrower and its Subsidiaries taken as a whole are sold on a going concern basis with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

(c)        “Stated Liabilities”

The recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Borrower and its Subsidiaries taken as a whole, as of the date hereof immediately after giving effect to the consummation of the Transactions (including the execution and delivery of the Credit Agreement, the making of the Loans and the use of proceeds of such Loans on the date hereof), determined in accordance with GAAP consistently applied.

(d)        “Identified Contingent Liabilities”

The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the Borrower and its Subsidiaries taken as a whole immediately after giving effect to the Transactions (including the execution and delivery of the Credit Agreement, the making of the loans under such credit agreement and the use of proceeds of such loans on the date hereof) (including all fees, closing payments and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained in terms of their nature and estimated magnitude by responsible officers of the Borrower.

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(e)        “Can pay their Stated Liabilities and Identified Contingent Liabilities as they mature”

Borrower and its Subsidiaries taken as a whole immediately after giving effect to the Transactions (including the execution and delivery of the Credit Agreement, the making of the Loans and the use of proceeds of such loans on the date hereof) have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of contingent liabilities) otherwise become payable.

(f)        “Do not have Unreasonably Small Capital”

Borrower and its Subsidiaries taken as a whole immediately after giving effect to the Transactions (including the execution and delivery of the Credit Agreement, the making of the loans thereunder and the use of proceeds of such loans on the date hereof) have sufficient capital to ensure that it is a going concern.

3.         For purposes of this certificate, I, or officers of Borrower under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

(a)        I have reviewed the financial statements referred to in Section [●] of the Credit Agreement.

(b)        I have knowledge of and have reviewed to my satisfaction the Credit Agreement.

(c)        As chief financial officer of Borrower, I am familiar with the financial condition of Borrower and its Subsidiaries.

4.         Based on and subject to the foregoing, I hereby certify on behalf of Borrower that immediately after giving effect to the consummation of the Transactions (including the execution and delivery of the Credit Agreement, the making of the Loans and the use of proceeds of such Loans on the date hereof), it is my opinion that (i) each of the Fair Value and the Present Fair Salable Value of the assets of Borrower and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; (ii) Borrower and its Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (iii) Borrower and its Subsidiaries taken as a whole can pay their Stated Liabilities and Identified Contingent Liabilities as they mature.

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IN WITNESS WHEREOF, Borrower has caused this certificate to be executed on its behalf as of the date first above written.

[●] By: [Name: Title: ][3]

[3]	To be the Chief Financial Officer or an officer with equivalent duties.

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EXHIBIT D

Financing Grid4

Provision	Final Term
Negative Covenants and Defaults
1. General Indebtedness	Exceptions include (without limitation):
● Purchase money indebtedness and capital leases equal to no less than the greater of (x) 25% of Closing Date EBITDA and (y) 25% of LTM Consolidated EBITDA
● A general debt basket equal to no less than the greater of (x) 40% of Closing Date EBITDA and (y) 40% of LTM Consolidated EBITDA (the “General Debt Basket”)
● A non-guarantor subsidiary debt basket equal to no less than the greater of (x) 35% of Closing Date EBITDA and (y) 35% of LTM Consolidated EBITDA

● A working capital and local lines of credit basket (so long as non-recourse to the Borrower or the other Loan Parties, not secured by assets that constitute Collateral and incurred in the ordinary course of business) equal to an amount no less than the greater of (x) 20% of Closing Date EBITDA and (y) 20% of LTM Consolidated EBITDA

● Any letters of credit or bank guarantees for the benefit of any regulatory entity

● A debt basket for joint ventures equal to no less than the greater of (x) 25% of Closing Date EBITDA and (y) 25% of LTM Consolidated EBITDA
● Qualified securitization facilities not to exceed no less than, at any one time outstanding, the greater of (x) 35% of Closing Date EBITDA and (y) 35% of LTM Consolidated EBITDA

● A basket for ratio debt (“Ratio Debt”) and incurred acquisition debt (“Acquired Debt”), in each case, conforming to Available Incremental Amount, subject to weighted average life to maturity/maturity limitations and other conditions substantially identical to and no less favorable to the Borrower than those set forth in the Precedent Credit Agreement and which may be incurred by Restricted Subsidiaries (as defined in the Precedent Credit Agreement) that are not Loan Parties in an amount equal to no less than the greater of (x) 40% of Closing Date EBITDA and (y) 40% of LTM Consolidated EBITDA; provided that, Ratio Debt capacity available pursuant to the capacity corresponding to the Incremental Starter Amount shall be reduced on a dollar-for-dollar basis by the amount of indebtedness incurred pursuant to the Incremental Starter Amount

● Contribution debt in an amount equal to 100% of gross proceeds (secured on a junior lien basis or unsecured to the extent permitted by the lien covenant)
● Sale-leaseback debt in amount equal to no less than the greater of (x) 35% of Closing Date EBITDA and (y) 35% of LTM Consolidated EBITDA

[4]

All other baskets, thresholds not set forth in this Exhibit D included in the Facilities Documentation shall be substantially identical to and no less favorable to the Borrower than those set forth in the Precedent Credit Agreement, subject to the Facilities Documentation Considerations.

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Provision	Final Term
● Permitted Seller Debt (as defined in the Precedent Credit Agreement) not to exceed the greater of (x) 10% of Closing Date EBITDA and (y) 10% of LTM Consolidated EBITDA
2. Liens	Liens securing indebtedness, including (without limitation):

● Debt assumed in connection with a Permitted Acquisition (as defined in the Precedent Credit Agreement) or similar investment (not incurred in contemplation) not to exceed the greater of (x) 50% of Closing Date EBITDA and (y) 50% of LTM Consolidated EBITDA; provided that such liens may rank either equal in priority with or junior in priority to the liens securing the Term Loan Obligations

● Liens securing Ratio Debt with the priority and type specified in the definition thereof, which liens (x)(A) if secured on the Collateral ranking on an equal priority basis (but without regard to the control of remedies) with the Secured Obligations and not documented under the Facilities Documentation, shall be subject to an equal priority intercreditor agreement in the form of an exhibit attached to the Facilities Documentation or (B) if secured on the Collateral ranking junior in priority to the liens on the Collateral securing the Secured Obligations, shall be subject to a junior priority intercreditor agreement in the form of an exhibit attached to the Facilities Documentation (each of clauses (A) or (B), an “Acceptable Intercreditor Agreement”).

● Purchase money indebtedness and capital leases
● Liens to secure indebtedness or other obligations up to the amount of the General Debt Basket, which may be secured on junior basis
● A general liens basket not to exceed the greater of (x) 15% of Closing Date EBITDA and (y) 15% of LTM Consolidated EBITDA
● Liens on assets not constituting Collateral in an amount not to exceed the greater of (x) 15% of Closing Date EBITDA and (y) 15% of LTM Consolidated EBITDA
● pledges or deposits required for insurance regulatory or licensing purposes arising in the ordinary course of business;
● Liens in connection with sale-leaseback transactions securing outstanding obligations not to exceed the greater of (x) 35% of Closing Date EBITDA and (y) 35% of LTM Consolidated EBITDA
3. Asset Sale	Exceptions include (without limitation):

● Non-ordinary course asset sales or dispositions without limit so long as (i) for fair market value, (ii) at least 75% of consideration for sales or dispositions in the aggregate after the closing date in excess of an aggregate amount equal to the greater of (x) 15% of Closing Date EBITDA and (y) 15% of LTM Consolidated EBITDA is cash or cash equivalents, subject to a designated non-cash consideration exception in an amount equal to the greater of (x) 20% of Closing Date EBITDA and (y) 20% of LTM Consolidated EBITDA and (iii) for purposes of the Initial Term Facility, subject to the mandatory prepayment provisions

● Dispositions of assets not constituting Collateral in an amount not to exceed the greater of (x) 15% of Closing Date EBITDA and (y) 15% of LTM Consolidated EBITDA

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Provision	Final Term
● A general disposition basket not to exceed the greater of (x) 15% of Closing Date EBITDA and (y) 15% of LTM Consolidated EBITDA
4. Investments	Exceptions include (without limitation):
● Available Amount; provided, that use of “builder” component shall be subject to no payment or bankruptcy (with respect to the Borrower) event of default
● of (x) 40% of Closing Date EBITDA and (y) 40% of LTM Consolidated EBITDA
● Uncapped intercompany investments of the Borrower or any loan party to any non-loan party that is a regulated or insurance subsidiary

● Unlimited, subject to (x) pro forma compliance with a Total Leverage Ratio not to exceed 0.50x inside closing leverage and (y) no payment or bankruptcy (with respect to the Borrower) event of default

● A general investments basket in an amount equal to the greater of (x) 45% of Closing Date EBITDA and (y) 45% LTM Consolidated EBITDA, plus unused amounts of the General RP Basket and General Prepayment Basket

● A shared amount not to exceed the greater of (x) 25% of Closing Date EBITDA and (y) 25% of LTM Consolidated EBITDA for investments in Unrestricted Subsidiaries (other than  the entity designated as “TechCo” as contemplated by Schedule 1 to the Acquisition Agreement (“TechCo”)), investments in similar businesses and investments in joint ventures, taken together (the “Shared Investment Basket”); provided that, the only basket available for investments made in Unrestricted Subsidiaries and their respective subsidiaries shall be this basket, other than pursuant to a permitted disposition and with respect to which the Borrower or its Restricted Subsidiaries shall have received  fair market value consideration (as determined in good faith by the Borrower) in the form of cash and Cash Equivalents (for the avoidance of doubt, any designations of, and Investments in, an Unrestricted Subsidiary made in reliance on this basket cannot be re-allocated or re-classified to another applicable basket or exception, and capacity under this basket solely for purposes of designations of, and Investments in, Unrestricted Subsidiaries cannot be increased by reallocation of capacity from another applicable basket or exception to this basket)

● A de minimis basket not to exceed the greater of (x) 5% of Closing Date EBITDA and (y) 5% of LTM Consolidated EBITDA for investments into TechCo (and no other basket may be used for any investments in TechCo)

● Retained Proceeds equal to the declined mandatory prepayments, without duplication of Available Amount and with no default blockers or ratio tests
● Investments to accommodate regulatory requirements, arrangements or duties (including to fulfil statutory surplus (or similar) requirements)

C-I-3

Provision	Final Term
5. Permitted Acquisitions

Subject to no payment or bankruptcy (with respect to the Borrower) event of default, may make Permitted Acquisitions of persons that become Restricted Subsidiaries or of assets or capital stock, along with investments necessary to consummate such Permitted Acquisitions in an unlimited amount (i) if same line of business and (ii) with no requirement to become a guarantor unless otherwise required pursuant to the collateral and guarantee requirement; provided that, in the case of non-equity funded acquisitions of non-Guarantors, the purchase price for all such acquisitions shall not exceed the greater of (x) 40% of Closing Date EBITDA and (y) 40% of LTM Consolidated EBITDA. For the avoidance of doubt, the foregoing cap shall not apply to subsidiaries that are prohibited by law or regulation from providing guarantees (including any Regulated Insurance Entity).

6. Restricted Payments	Exceptions include (without limitation):
● tax distributions or reorganizations
● overhead costs
● in connection with the Transactions

● Available Amount; provided, that use of the “builder” component shall be subject to (x) no event of default and (y) pro forma compliance with a Total Leverage Ratio not to exceed 0.50x inside the Closing Date Total Leverage Ratio

● Available Amount “builder” components corresponding to clauses (c), (d), (e) and (f) of the definition of “Available Amount” as defined in the Precedent Credit Agreement comprised of Investments shall not exceed the original amount of such Investments

● unlimited, subject to no event of default and and compliance with a Total Leverage Ratio of no greater than 1.25x inside the Closing Date Total Leverage Ratio
● after an IPO, in an aggregate amount per annum not to exceed the greater of (i) 7.0% of market capitalization and (ii) 6.0% of IPO proceeds

● a general restricted payment basket (subject to no event of default) equal to no less than the sum of (1) the greater of (x) 30% of Closing Date EBITDA and (y) 30% LTM Consolidated EBITDA (the “General RP Basket”), plus (2) an amount equal to any cash or cash equivalents on the balance sheet in excess of $20 million at the time of closing so long as any such restricted payment is made within 45 days after the Closing Date (such excess amount, the “Excess Cash RP Basket”)

● Unlimited dividends on disqualified stock to the extent the incurrence thereof constitutes permitted debt
● Retained Proceeds equal to declined mandatory prepayments, without duplication of Available Amount and with no default blockers or ratio tests

● Management buybacks in an amount equal to the greater of (a) 15% of Closing Date EBITDA and (b) 15% of LTM Consolidated EBITDA (or post-IPO, (i) 30% of Closing Date EBITDA and (y) 30% of LTM Consolidated EBITDA) per calendar year, with a carry-forward of unused amounts to the immediately succeeding year

C-I-4

Provision	Final Term
7. Prepayments/ Redemptions of Sub Debt	Only applicable to payments of contractually payment subordinated and junior lien “third-party” debt of loan parties for borrowed money in excess of the Threshold Amount.

● permitted refinancing debt of the same type (or with debt having a payment priority ranking lower than the refinanced debt) or refinancing of debt, in each case, to the extent not otherwise subject to the debt sweep

● conversion to “qualified preferred” equity

● Available Amount; provided, that use of the “builder” component shall be subject to (x) no event of default and (y) pro forma compliance with a Total Leverage Ratio not to exceed 0.50x inside the Closing Date Total Leverage Ratio

● unlimited, subject to no event of default and pro forma compliance with a Total Leverage Ratio of no greater than 1.00x inside the Closing Date Total Leverage Ratio

● a general prepayment of debt basket, subject to no event of default, equal to no less than the greater of (x) 30% of Closing Date EBITDA and (y) 30% LTM Consolidated EBITDA (“General Prepayment Basket”), plus unused amounts under the General RP Basket plus the unused amount of the Excess Cash RP Basket

● Equal to declined mandatory prepayments, without duplication of Available Amount and with no default blockers or ratio tests
8. Available Amount

Cumulative amount equal to the sum of (a) the greater of (i) 30% of Closing Date EBITDA and (ii) 30% of LTM Consolidated EBITDA plus (b) to be selected prior to the closing date, either (x) 50% of cumulative consolidated net income from the first day of the quarter in which the closing date occurs (to be no less than $0 for any fiscal year) or (y) retained excess cash flow (to be no less than $0 for any fiscal year), plus (c) other items consistent with the Facilities Documentation Considerations plus (d) declined prepayment proceeds (collectively, the “Available Amount”).

9. Unrestricted Subsidiaries

The Borrower will be permitted to designate any existing or subsequently acquired or organized subsidiary as an “Unrestricted Subsidiary” and subsequently re-designate any such Unrestricted Subsidiary as a Restricted Subsidiary, subject only to (x) no event of default and (y) pro forma compliance with a Total Leverage Ratio of no greater than Closing Date Total Leverage Ratio; provided that (i) no non-Loan Party will be permitted to own intellectual property that is material to the operation of the business of the Borrower and its Restricted Subsidiaries (including any exclusive license or other exclusive rights to such material intellectual property), (ii) no Restricted Subsidiary shall be permitted to transfer material intellectual property (including any exclusive license or other exclusive rights) to any person owned directly or indirectly by Holdings that is not a Loan Party provided, that (1) such limitation shall not apply to exclusive licenses of Intellectual Property the transfer of which occurs in the ordinary course of business or which does not interfere in any material respect with the ordinary conduct of business by the Holdings and the Restricted Subsidiaries and (2) no restrictions on any Unrestricted Subsidiary otherwise owning any intellectual property (A) it develops, creates or acquires not in contravention of this Agreement or (B) which does not constitute material intellectual property (to be defined in the Facilities Documentation) and (iii) no Unrestricted Subsidiary shall own the equity of, liens on the assets of, or debt issued by Loan Parties or restricted subsidiaries, except for debt that could otherwise be incurred by the Loan Parties or restricted subsidiaries, and, if such debt is secured, the liens securing such debt are permitted to be incurred by Loan Parties or restricted subsidiaries.

TechCo and all of its subsidiaries shall be designated as Unrestricted Subsidiaries on the Closing Date. There shall be no limitation on the disposition of (x) shares of capital stock or (y) Indebtedness owed to the Borrower or a Restricted Subsidiary by, in each case, such Unrestricted Subsidiaries. However, the proceeds of any such disposition shall otherwise be subject to the restricted payment covenant and will be reinvested in the business of the Borrower and its restricted subsidiaries.

C-I-5

ANNEX E

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of March 28, 2024, among States Title Holding, Inc. (formerly known as Doma Holdings, Inc.), a Delaware corporation (“Borrower”), the Guarantors party hereto, the Lenders party hereto, Hudson Structured Capital Management Ltd., a Bermuda limited company, as agent for the Lenders (in such capacity, “Agent”).

WHEREAS, reference is made to that certain Loan and Security Agreement, dated as of December 31, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Agreement Effective Date, the “Existing Loan and Security Agreement”; the Existing Loan and Security Agreement, as further amended, restated, amended and restated, supplemented or modified from time to time in accordance with the terms thereof (including pursuant to this Agreement), the “Loan and Security Agreement”) by and among the Loan Parties, Agent and the Lenders from time to time party thereto (capitalized terms used in this Agreement and not otherwise defined herein having the meanings assigned to such terms in the Loan and Security Agreement).

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

1.

Certain Amendments to the Existing Loan and Security Agreement. In accordance with Section 12.7 of the Loan and Security Agreement, the Existing Loan and Security Agreement is hereby amended (effective immediately) to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Loan and Security Agreement attached as Annex I hereto.

2.	Representations and Warranties.

a.

Each Loan Party, severally and not jointly, represents and warrants to Agent and the Lenders that this Agreement has been duly executed and delivered by such Loan Party and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

b.

Agent represents and warrants to each Loan Party that this Agreement has been duly executed and delivered by Agent and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

c.

Each Lender represents and warrants to each Loan Party that this Agreement has been duly executed and delivered by such Lender and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

C-I-6

3.

Agreement Effective Date. This Agreement shall become effective on the date on which Agent (or its counsel) shall have received a counterpart signature page of this Agreement duly executed by each Loan Party and each Lender. For the avoidance of doubt, the Agreement Effective Date is the date first written above.

4.

Amendment Fee. Borrower hereby agrees to pay to Agent, for the ratable benefit of the Lenders, an amendment fee of $1,000,000, which fee shall immediately and automatically upon the effectiveness of this Agreement, be fully-earned and paid in kind by adding such amount to the aggregate outstanding principal amount of the Term Loan, and such amount shall thenceforth be considered principal (and such capitalized amount shall thenceforth accrue interest thereon) for all purposes of the Loan and Security Agreement and the other Loan Documents.

5.

Loan Document; Effect of Agreement. On and after the date hereof, each reference to the “Loan and Security Agreement” in any other Loan Document shall mean and be a reference to the Loan and Security Agreement as amended hereby. This Agreement shall constitute a Loan Document and the terms of this Agreement shall form a part of the Loan and Security Agreement and shall be deemed integrated therein (including with respect to the Exhibits and Annexes thereto and for purposes of any certificates or certifications required thereunder from time to time). For the avoidance of doubt, each provision of this Agreement shall be binding on Agent, each Lender and each of their respective successors and assigns (including any assignee and/or participant with respect to any Term Loan).

6.

Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one agreement.

7.

Governing Law. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE AND JURY TRIAL WAIVER SET FORTH IN SECTION 11 OF THE LOAN AND SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

8.

Further Assurances. Each party agrees that it shall, from time to time after the date of this Agreement, execute and deliver such other documents and instruments and take such other actions as may be reasonably requested by any other party to carry out the transactions contemplated herein.

9.

Hudson/TRG Subordination Agreement.  Concurrently with the effectiveness of the TRG Credit Facility, Agent agrees that it shall, and each of the Lenders hereby directs Agent to, enter into the Hudson/TRG Subordination Agreement.  Each Secured Party hereby (a) consents to the subordination of its right to payment of the Obligations, and the subordination of the Liens on the Collateral securing the Obligations, on the terms to be set forth in (and, upon its execution, actually set forth in) the Hudson/TRG Subordination Agreement, (b) agrees that it will be bound by, and will not take any action contrary to, the provisions of the Hudson/TRG Subordination Agreement and (c) consents to the terms and conditions of the TRG Credit Facility (and the execution and performance thereof) as described in the TRG Commitment Letter.  Each of the parties hereto (on behalf of itself and any of its current and/or future successors, assigns and/or participants) agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Section 9 were not timely performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated hereby). It is accordingly agreed that the parties shall be entitled, in addition to any other remedy to which any party is entitled at law or in equity, to an injunction or injunctions, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Section 8 and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise.

[Reminder of page intentionally left blank]

C-I-7

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above:

LOAN PARTIES:

STATES TITLE HOLDING, INC. (f/k/a DOMA HOLDINGS, INC.), a Delaware corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

DOMA INSURANCE AGENCY OF UTAH, LLC (f/k/a NORTH AMERICAN TITLE, LLC), a Delaware limited liability company

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

SPEAR AGENCY ACQUISITION INC., a Delaware corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

DOMA INSURANCE AGENCY, INC. (f/k/a STATES TITLE AGENCY, INC.), a Delaware corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

[Signature Page to Fourth Amendment to Loan and Security Agreement]

C-I-8

STATES TITLE, LLC, a Delaware limited liability company

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

TITLE AGENCY HOLDCO, LLC, a Delaware limited liability company

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

NASSA LLC, a Florida limited liability company

By: /s/ Max Simkoff

Name: Max Simkoff

Title:    Chief Executive Officer

NORTH AMERICAN ASSET DEVELOPMENT, LLC, a California limited liability company

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

DOMA INSURANCE AGENCY OF NEW JERSEY, INC. (f/k/a NORTH AMERICAN TITLE AGENCY, INC.), a New Jersey corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

[Signature Page to Fourth Amendment to Loan and Security Agreement]

C-I-9

DOMA INSURANCE AGENCY OF ARIZONA, INC. (f/k/a NORTH AMERICAN TITLE COMPANY), an Arizona corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

DOMA INSURANCE AGENCY OF FLORIDA, INC. (f/k/a NORTH AMERICAN TITLE COMPANY), a Florida corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

DOMA INSURANCE AGENCY OF ILLINOIS, INC. (f/k/a NORTH AMERICAN TITLE COMPANY), an Illinois corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title:    Chief Executive Officer

DOMA INSURANCE AGENCY OF MINNESOTA, INC. (f/k/a NORTH AMERICAN TITLE COMPANY), a Minnesota corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

DOMA TITLE AGENCY OF NEVADA, INC. (f/k/a NORTH AMERICAN TITLE COMPANY), a Nevada corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

[Signature Page to Fourth Amendment to Loan and Security Agreement]

C-I-10

DOMA INSURANCE AGENCY OF TEXAS, INC. (f/k/a NORTH AMERICAN TITLE COMPANY), a Texas corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

NORTH AMERICAN TITLE COMPANY OF COLORADO, a Colorado corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title:    Executive Vice President

DOMA TITLE OF CALIFORNIA, INC. (f/k/a NORTH AMERICAN TITLE COMPANY, INC.), a California corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

DOMA INSURANCE AGENCY OF INDIANA, LLC (f/k/a NORTH AMERICAN TITLE COMPANY, LLC), an Indiana limited liability company

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

[Signature Page to Fourth Amendment to Loan and Security Agreement]

C-I-11

AGENT: HUDSON STRUCTURED CAPITAL MANAGEMENT LTD. By: /s/ Gokul Sudarsana Name: Gokul Sudarsana Title: Chief Actuary

[Signature Page to Fourth Amendment to Loan and Security Agreement]

C-I-12

The Lenders:

HSCM BERMUDA FUND LTD.

By: HUDSON STRUCTURED CAPITAL MANAGEMENT LTD., its Manager

By: /s/ Gokul Sudarsana

Name: Gokul Sudarsana

Title: Chief Actuary

HS SANTANONI LP

By: HUDSON STRUCTURED CAPITAL MANAGEMENT LTD., its Manager

By: /s/ Gokul Sudarsana

Name: Gokul Sudarsana

Title: Chief Actuary

HS OPALESCENT LP

By: HUDSON STRUCTURED CAPITAL MANAGEMENT, LTD., its Manager

By: /s/ Gokul Sudarsana

Name: Gokul Sudarsana

Title: Chief Actuary

[Signature Page to Fourth Amendment to Loan and Security Agreement]

C-I-13

ANNEX I

[See Attached.]

C-I-14

EXECUTION VERSION

CONFORMED COPY

AS AMENDED BY (A) COUNTERPART AGREEMENT AND FIRST AMENDMENT, DATED AS

OF JANUARY 29, 2021, (B) SECOND AMENDMENT, DATED AS OF JULY 27, 2021 ~~AND~~,

(C) THIRD AMENDMENT, DATED AS OF MAY 19, 2023 AND (D) FOURTH AMENDMENT, DATED AS

OF MARCH 28, 2024

LOAN AND SECURITY AGREEMENT,

~~DOMA HOLDINGS~~STATES TITLE HOLDING, INC., A DELAWARE CORPORATION,

THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

HUDSON STRUCTURED CAPITAL MANAGEMENT LTD., AS AGENT

and

THE LENDERS FROM TIME TO TIME PARTY HERETO

Dated as of December 31, 2020,

As amended as of January 29, 2021, as of July 27, 2021 and as of May 19, 2023

C-I-15

1	ACCOUNTING AND OTHER TERMS		1

2	LOAN AND TERMS OF PAYMENT		1
	2.1	Promise to Pay	1
	2.2	Term Loan	1
	2.3	Payment of Interest on the Term Loan	5
	2.4	Fees	7
	2.5	Payments; Application of Payments	7
	2.6	Withholding	7
	2.7	Mitigation Obligations; Replacement of Lender	9

3	CONDITIONS OF LOANS		9
	3.1	Conditions Precedent to the Effectiveness of this Agreement	9
	3.2	Conditions Precedent to the making of the Term Loan	10
	3.3	Termination Date	12
	3.4	Covenant to Deliver	12
	3.5	Borrowing Procedures	12

4	CREATION OF SECURITY INTEREST		12
	4.1	Pledge	12
	4.2	Grant of Security Interest	13
	4.3	Authorization to File Financing Statements	13
	4.4	Voting	13
	4.5	Powers of Agent; Limitation of Liability	13
	4.6	Certain Covenants as to the Collateral	14
	4.7	Remedies	15
	4.8	Sale Process	16

5	REPRESENTATIONS AND WARRANTIES		16
	5.1	Due Organization; Power and Authority	16
	5.2	Authorization; No Conflicts; Enforceability	16
	5.3	Collateral	17
	5.4	Litigation	17
	5.5	Financial Statements; Financial Condition	17
	5.6	Solvency	17
	5.7	Regulatory Compliance	17
	5.8	Capitalization; Subsidiaries; Investments	18
	5.9	Tax Returns and Payments; Pension Contributions	18
	5.10	Use of Proceeds	18
	5.11	Full Disclosure	18
	5.12	Employee and Labor Matters	18
	5.13	Insurance Licenses	19
	5.14	Insurance	19
	5.15	Sanctions; Anti-Corruption and Anti-Money Laundering Laws	19
	5.16	Anti-Bribery and Corruption	19

6	AFFIRMATIVE COVENANTS		19
	6.1	Government Compliance	19
	6.2	Financial Statements, Reports, Certificates	20
	6.3	Taxes; Pensions	22
	6.4	Insurance	23
	6.5	Operating Accounts	23
	6.6	Protection of Intellectual Property Rights	24
	6.7	[Reserved]	24
	6.8	Access to Collateral; Books and Records	24

C-I-16

	6.9	Formation or Acquisition of Subsidiaries	24
	6.10	Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions	24
	6.11	Lender Meetings	25
	6.12	Board Observation Rights	25
	6.13	Further Assurances	25
	6.14	Post-Funding	25

7	NEGATIVE COVENANTS		26
	7.1	Dispositions	26
	7.2	Changes in Business, Management, Control, or Business Locations	27
	7.3	Mergers	27
	7.4	Indebtedness	27
	7.5	Encumbrances	27
	7.6	Distributions; Investments	28
	7.7	Transactions with Affiliates	28
	7.8	Subordinated Debt	28
	7.9	Compliance	29
	7.10	[Reserved]	29
	7.11	Modifications of Indebtedness, Operating Documents and Certain Other Agreements, Etc	29
	7.12	Sanctioned Persons; Anti-Corruption Laws; Anti-Money Laundering Laws	29
	7.13	Financial Covenants	29
	7.14	Regulated Insurance Companies	30

8	EVENTS OF DEFAULT		30
	8.1	Payment Default	30
	8.2	Covenant Default	30
	8.3	Attachment; Levy; Restraint on Business	31
	8.4	Insolvency	31
	8.5	Other Agreements	31
	8.6	Judgments; Penalties	31
	8.7	Misrepresentations	31
	8.8	Subordinated Debt	32
	8.9	Governmental Approvals	32
	8.10	Validity; Liens	32

9	RIGHTS AND REMEDIES		32
	9.1	Rights and Remedies	32
	9.2	Power of Attorney	33
	9.3	Protective Payments	34
	9.4	Application of Payments and Proceeds Upon Default	34
	9.5	Agent’s Liability for Collateral	34
	9.6	No Waiver; Remedies Cumulative	34
	9.7	Demand Waiver	34
	9.8	Loan Party Agent	34

10	NOTICES		35

11	CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE		35

12	GENERAL PROVISIONS		36
	12.1	Termination Prior to Term Loan Maturity Date; Survival	36
	12.2	Successors and Assigns	36
	12.3	Indemnification	37
	12.4	Time of Essence	38
	12.5	Severability of Provisions	38
	12.6	Correction of Loan Documents	38
	12.7	Amendments in Writing; Waiver; Integration	38

C-I-17

	12.8	Counterparts	39
	12.9	Confidentiality	39
	12.10	Fees, Costs and Expenses	40
	12.11	Electronic Execution of Documents	40
	12.12	Captions	40
	12.13	Construction of Agreement	40
	12.14	Relationship	40
	12.15	USA PATRIOT Act	40
	12.16	Third Parties	41

13	DEFINITIONS		41
	13.1	Definitions	41

14	AGENT		65
	14.1	Appointment	65
	14.2	Nature of Duties	65
	14.3	Rights, Exculpation, Etc	66
	14.4	Reliance	66
	14.5	Indemnification	66
	14.6	Agent Individually	66
	14.7	Collateral Matters	67
	14.8	Agency for Perfection	67
	14.9	No Reliance on Agent’s Customer Identification Program	67
	14.10	No Third Party Beneficiaries	67
	14.11	No Fiduciary Relationship	68
	14.12	Reports; Confidentiality; Disclaimers	68
	14.13	Collateral Custodian	68
	14.14	Agent May File Proofs of Claim	68

15	GUARANTY		69
	15.1	Guaranty	69
	15.2	Guaranty Absolute	69
	15.3	Waiver	70
	15.4	Continuing Guaranty; Assignments	70
	15.5	Subrogation	71
	15.6	Waivers	71

C-I-18

●	Exhibits

●	Exhibit A – Form of Compliance Certificate
●	Exhibit B – Form of Notice of Borrowing
●	Exhibit C – Form of Counterpart Agreement
●	Exhibit D – Form of Warrant

●	Schedules

●	Schedule 1- Term Loan Commitments
●	Schedule 6.2(g) – Excluded Subsidiaries
●	Schedule 7.7 – Permitted Transactions with Affiliates
●	Schedule 13.1(a) – Permitted Indebtedness
●	Schedule 13.1(b) – Permitted Investments
●	Schedule 13.1(c) – Permitted Liens

C-I-19

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of December 31, 2020 among States Title Holding, Inc. (formerly known as Doma Holdings, Inc.), a Delaware corporation (“Borrower”), each Person named as a Guarantor on the signature pages hereto, the lenders from time to time party hereto (each, a “Lender” and collectively, the “Lenders”) and Hudson Structured Capital Management Ltd., a Bermuda limited company, as agent for the Lenders (in such capacity, “Agent”).

WHEREAS, the Borrower has asked the Lenders to extend credit to the Borrower consisting of a term loan in the aggregate principal amount of $150,000,000. The proceeds of the term loan shall be used as described in Section 5.10 hereunder. The Lenders are severally, and not jointly, willing to extend such credit to the Borrower subject to the terms and conditions hereinafter set forth.

1.    ACCOUNTING AND OTHER TERMS

(a)    Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other capitalized terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

(b)    For purposes of the Loan Documents, whenever a representation or warranty is made to a Loan Party’s knowledge or awareness or the “best of” a Loan Party’s knowledge or awareness, it will be deemed to mean the actual knowledge, after reasonable inquiry, of such Loan Party.

(c)    If any changes in accounting principles or practices from GAAP required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions) results in a change in calculation of financial covenants, standards or terms (including all applicable covenants, representations and warranties) in any Loan Document, the parties hereto agree that as soon as reasonably practicable after the date of such change they will enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating financial and other covenants, financial condition and performance will be the same after such changes as they were before such changes. For the avoidance of doubt, until the Agreement is amended or otherwise agreed, the Loan Parties shall continue to provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms (including all applicable covenants, representations and warranties) in the Loan Documents in accordance with GAAP as in effect immediately prior to such changes. Notwithstanding any other provision contained herein, to the extent that any change in GAAP after December 1, 2017 results in leases which are, or would have been, classified as operating leases under GAAP as of such date being classified as a Capital Lease under as revised GAAP, such change in classification of leases from operating leases to Capital Leases shall be ignored for purposes of this Agreement.

2.    LOAN AND TERMS OF PAYMENT

2.1    Promise to Pay. The Borrower hereby unconditionally promises to pay Agent and the Lenders, the outstanding principal amount of the Term Loan and all other Obligations including all accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.2    Term Loan.

(a)    Availability. Subject to the terms and conditions of this Agreement, the Lenders agree to make a term loan to the Borrower during the Availability Period in an aggregate principal amount equal to the Term Loan Commitment Amount (the “Term Loan”). Only one Term Loan may be requested in the borrowing notice and the amount of the Term Loan may not exceed the Term Loan Commitment Amount. The obligation of the Lenders to make the Term Loan under this Agreement shall be several and not joint and several. After repayment or prepayment, the Term Loan may not be reborrowed.

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(b)    Termination of Term Loan Commitment. The Term Loan Commitment shall terminate at 5:00 p.m. (New York City time) on the last Business Day of the Availability Period.

(c)    Repayment; Evidence of Debt.

(i)    Payment of Principal and Interest at Maturity. All unpaid principal, accrued and unpaid interest, prepayment premiums (including any Applicable Prepayment Premium, if any), expenses and other Obligations in respect of the Term Loan shall be due and payable in full on the Term Loan Maturity Date or, if earlier, on the date on which the Obligations are declared due and payable pursuant to the terms of this Agreement.

(ii)    Prepayment Premium. Upon the occurrence of a Prepayment Premium Trigger Event, the Borrower shall pay the amount of the Applicable Prepayment Premium, if any, in cash to Agent for the ratable account of the Lenders.

(iii)    Repayment of Principal of Term Loan. The outstanding principal amount of the Term Loan shall be repayable in installments on the last day of each calendar month, with each installment equal to the Amortization Amount commencing solely on the Amortization Start Date and (subject to clause (b), below) continuing thereafter (but solely during the continuance of an Event of Default) until the last day of the calendar month immediately preceding the Term Loan Maturity Date, with one final payment due and payable on the Term Loan Maturity Date in an amount necessary to repay in full the unpaid principal amount of the Term Loan. Notwithstanding the foregoing, (a) the Borrower shall have the right to repay the unpaid principal, accrued and unpaid interest, fees, prepayment premiums (including any Applicable Prepayment Premium, if any), expenses and other Obligations in respect of the Term Loan in accordance with Section 2.2(d) hereof, and (b) if an Amortization Amount (a “Default Amortization”) is payable because an Event of Default is continuing on the last day of any calendar month (an “Amortization Month”) and such Event of Default is remedied or waived, then only such Default Amortization for such Amortization Month will be due and payable commencing on the applicable Amortization Start Date (as described in paragraph (b) of the definition of Amortization Start Date) (provided that, for the avoidance of doubt, the Required Lenders may elect to waive the requirement of such Default Amortization (without any requirement to obtain the consent of any other Lender or the Agent)).

(iv)    Promissory Note. Any Lender may request that the Term Loan made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns in a form furnished by the Agent. Thereafter, the Term Loan evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.2) be represented by one or more promissory notes in such form payable to the payee named therein.

Notwithstanding anything in this Agreement (including this Section 2.2(c)) to the contrary, until all of the obligations in respect of the TRG Credit Facility are paid in full in cash and all of the commitments in respect thereof are terminated, no payment in respect of the principal amount of the Term Loan that would otherwise be required to be made under this Section 2.2(c) shall be required to be made hereunder.

(d)    Mandatory Prepayments.

(i)    Upon Acceleration. If the Term Loans are accelerated following the occurrence and during the continuance of an Event of Default, the Borrower shall immediately pay to the Lenders an amount equal to the sum of (A) all accrued and unpaid interest with respect to the Term Loan through the date the prepayment is made, plus (B) all outstanding principal with respect to the Term Loan, plus (C) the amount of any Applicable Prepayment Premium, if any, plus (D) all other sums, if any, that shall have become due and payable hereunder in connection with the Term Loan.

(ii)    Dispositions. Within five Business Days following the receipt by the Borrower or any of its Subsidiaries (other than any Regulated Insurance ~~Subsidiary~~Company) of any Net Cash Proceeds in connection with any Dispositions (other than as permitted by Section 7.1(a) through (j) and (l) through (q)) in excess of $750,000 in any Fiscal Year, the Borrower shall prepay the outstanding principal amount of the Term Loan in accordance with the terms hereof in an amount equal to 100% of such excess Net Cash Proceeds received by such Person in consideration of such Dispositions, except as otherwise agreed by the Agent.

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(iii)    Incurrence of Debt. Within three Business Days of any issuance or incurrence by any Loan Party or any of its Subsidiaries (other than any Regulated Insurance ~~Subsidiary~~Company) of any Indebtedness (other than Permitted Indebtedness), the Borrower shall prepay the outstanding principal amount of the Term Loan in accordance with the terms hereof in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith.

(iv)    Extraordinary Receipts. Within five Business Days of receipt by any Loan Party or any of its Subsidiaries (other than any Regulated Insurance ~~Subsidiary~~Company) of any Extraordinary Receipts, the Borrower shall prepay the outstanding principal amount of the Term Loan in accordance with the terms hereof in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith; provided that, so long as no Event of Default shall have occurred and be continuing at the time of receipt of such Net Cash Proceeds, the Borrower and its Subsidiaries shall have the option in lieu of making such prepayment to invest or reinvest such Net Cash Proceeds within 365 days of receipt thereof in assets of the general type used in the business of the Borrower or any of its Subsidiaries.

(v)    Excess Cash Flow. On the first Business Day of the first full calendar month to occur after the occurrence of a Project Beacon Failure Event and the first Business Day of each calendar month thereafter, the Borrower shall (subject to Section 2.2(d)(viii) below) prepay the outstanding principal amount of the Term Loan in accordance with the terms hereof in an amount equal to 100% of the unrestricted cash and cash Equivalents of the Loan Parties and their respective Subsidiaries (other than amounts held by any Regulated Insurance Company) (or that is subject to a Control Agreement in favor of the Agent or otherwise restricted in favor of the Agent) in excess of $7,500,000 at such time; provided that notwithstanding the foregoing, in no event shall any prepayment be required pursuant to this Section 2.2(d)(v) for any calendar month beginning prior to October 1, 2025 if on or prior to the first Business Day of such calendar month, Agent shall have received from Borrower an analysis (prepared by the Borrower in consultation with an Approved Auditor) demonstrating that such prepayment would reasonably be expected to result in a breach of Section 6.2(c) or otherwise result in a “going concern” qualification or explanatory paragraph in respect of any financial statements delivered or to be delivered hereunder and/or required to be filed with the SEC (including financial statements or public filings of any Parent Company).

(vi)    Project Rami Contingent Payments. Subject to Section 2.2(d)(viii)(B), upon actual receipt by the Borrower or any of its Subsidiaries (after the Fourth Amendment Effective Date) of any Net Cash Proceeds in satisfaction of (a) the Deferred Payment (as defined in the WFG Acquisition Agreement), (b) the Earn-Out Payment (as defined in the Near North/Illinois Acquisition Agreement) and/or (c) the Earn-Out Payment (as defined in the Near North/Florida Acquisition Agreement) (clauses (a) through (c), collectively, the “Project Rami Contingent Payments”), the Borrower shall promptly, and no later than five (5) Business Days after the later of (x) October 1, 2025 and (y) the actual receipt by the Borrower or any of its Subsidiaries of such Net Cash Proceeds, prepay the outstanding principal amount of the Term Loan in an amount equal to 100% of the Net Cash Proceeds so received in respect of such Project Rami Contingent Payments up to an aggregate amount of $16,000,000. For the avoidance of doubt, in no event shall the Borrower or any of its Subsidiaries have any obligation to prepay the Term Loan (or make any other payment) pursuant to this clause (vi) in an aggregate amount in excess of $16,000,000 and in no event shall the Borrower, any of its Subsidiaries or any other Person have any obligation to make any payment pursuant to this clause (vi) other than in respect of cash amounts actually received by the Borrower or any of its Subsidiaries in satisfaction of the Project Rami Contingent Payments. In connection with the obligations of the Borrower and its Subsidiaries pursuant to this Section 2.2(d)(vi), the Borrower and its Subsidiaries agree (x) to use commercially reasonable efforts to enforce on a timely basis its rights to payment of the Project Rami Contingent Payments, (y) not to waive in writing any rights to receive the Project Rami Contingent Payments and (z) not to modify the WFG Acquisition Agreement, the Near North/Illinois Acquisition Agreement or the Near North/Florida Acquisition Agreement to defer the timing for payment of, expressly reduce the amount of, or otherwise adversely affect its right to timely receive the full amount due and payable in respect of the Project Rami Contingent Payments. For the avoidance of doubt, (a) in no event shall the Borrower or any of its Subsidiaries or any other Person be required to make any payment pursuant to this Section 2.2(d)(vi) except to the extent of cash payments actually received by the Borrower or any of its Subsidiaries in satisfaction of the Project Rami Contingent Payments and (b) the Borrower and its Subsidiaries may use the proceeds of any Project Rami Contingent Payments prior to the date that the relevant amount of such proceeds are required to be applied to prepay the Term Loan for any purpose not prohibited under this Agreement. The parties hereto agree that the provisions of this Section 2.2(d)(vi) shall survive termination of this Agreement until the Borrower’s obligations pursuant to this Section 2.2(d)(vi) are satisfied in full. In the event that the Loan Document Termination (as defined in the Fifth Amendment) occurs prior to satisfaction of the Borrower’s obligations pursuant to this Section 2.2(d)(vi), then Agent agrees to act as paying agent for the Lenders and all such ratable payments to the Lenders shall be made in accordance with their Term Loan holdings immediately prior to the Loan Document Termination.

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~~(v) [Reserved].~~

~~(vi) [Reserved].~~

(vii)    Change of Control. Unless otherwise waived by the Agent (in its sole discretion), within three Business Days of a Change of Control, the Borrower shall pay (A) all accrued and unpaid interest with respect to the Term Loan through the date the prepayment is made, plus (B) all outstanding principal with respect to the Term Loan, plus (C) all other sums, if any, that shall have become due and payable hereunder in connection with the Term Loan. For the avoidance of doubt, no Applicable Prepayment Premium shall be due or payable in connection with any prepayment pursuant to this Section 2.2(d)(vii); provided that solely for the avoidance of doubt, if Agent waives a prepayment otherwise required pursuant to this Section 2.2(d)(vii), the Applicable Prepayment Premium shall be due and payable in connection with any prepayment nonetheless made pursuant to this Section 2.2(d)(vii) by the Borrower in connection with such applicable Change of Control.

(viii)    Notwithstanding anything in this Agreement (including this Section 2.2(d)) to the contrary, until all of the obligations in respect of the TRG Credit Facility are paid in full in cash and all of the commitments in respect thereof are terminated, no mandatory prepayment of the Term Loan that would otherwise be required to be made under this Section 2.2(d) shall be required to be made hereunder.

(ix)    Application of Prepayments; Interest and Fees.

(A)    ~~(viii) Application of Prepayments; Interest and Fees.  Each~~Subject to clause (B) below, each mandatory prepayment of the Term Loan pursuant to this Section 2.2(d), shall be applied against the remaining installments due on the principal of the Term Loan pro rata.

(B)    Notwithstanding the foregoing clause (A), in the event that the Term Loan is prepaid pursuant to Section 2.2(d)(v) above with the proceeds of an Underwriter Dividend, then the portion of such prepayment made with such proceeds shall be applied as follows:

(1)    first, to reimburse Agent for its accrued and unpaid fees and expenses to the extent required by Section 12.10 hereof and to make payments owing to Indemnified Persons pursuant to Section 12.3 hereof;

(2)    second, to pay any amounts received by the Borrower in respect of the Project Rami Earn-Out but not yet paid pursuant to Section 2.2(d)(vi) (it being understood that any such application under this clause shall be deemed to reduce the Borrower’s obligation pursuant to Section 2.2(d)(vi) on a dollar-for-dollar basis);

(3)    third, to repay Indebtedness incurred pursuant to clause (y) of the definition of Permitted Indebtedness;

(4)    fourth, to prepay unpaid Capitalized Interest that has accrued since the Fourth Amendment Effective Date; and

(5)    fifth, to repay the remaining installments due on the principal of the Term Loan pro rata.

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(e)    Optional Prepayment. The Borrower shall have the option to prepay all or at least 50% of the then-outstanding principal balance of the Term Loan, provided the Borrower (i) delivers written notice to Agent of its election to prepay the Term Loan at least ten (10) days prior to such prepayment (in the absence of a Default or Event of Default, in which case no notice need be given) (or such shorter period as the Agent may agree) and (ii) pays, on the date of such prepayment (A) all accrued and unpaid interest with respect to the amount prepaid through the date the prepayment is made, plus (B) the amount of the Applicable Prepayment Premium, if any, plus (C) all other sums in connection with the Obligations or that otherwise shall have become due and payable hereunder in connection with the amount prepaid. Notwithstanding any other provision of this clause (d), if on any date on which any amount of the Term Loan is repaid or prepaid as a result of administrative or clerical error in an amount exceeding the amount of the Term Loan due on or about such date, such excess payment shall not constitute a prepayment for the purposes of this clause (d) if within three (3) Business Days of the date of such payment Borrower (1) informs Agent in writing of the amount of such excess payment, and (2) certifies that such excess payment was made as a result of administrative or clerical error. Notwithstanding anything in this Agreement (including this Section 2.2(e)) to the contrary, until all of the obligations in respect of the TRG Credit Facility are paid in full in cash and all of the commitments in respect thereof are terminated, no voluntary prepayment of the Term Loan that would otherwise be permitted to be made under this Section 2.2(e) shall be made hereunder.

(f)    Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.2, payments with respect to this Section 2.2 are in addition to payments made or required to be made under any other Section of this Agreement.

2.3    Payment of Interest on the Term Loan.

(a)    Interest Rate.

(i)    ~~(a) Interest Rate.~~ Subject to Section 2.3(b), from and after the Effective Date until (but excluding) the Fourth Amendment Effective Date, the outstanding principal amount of the Term Loan shall accrue interest at a per annum rate equal to eleven and one-fourth percent (11.25%), (i) 5% of such interest shall accrue and be payable in cash on the last Business Day of each of March, June, September and December, in arrears; provided that interest accruing since the December 2023 interest payment shall not be payable in cash, but shall capitalize as of the last Business Day of March 2024 and (ii) the remainder of such interest shall accrue and capitalize as of the last day of each of March, June, September and December, and such accrued ~~and capitalized interest~~Capitalized Interest shall be payable in cash in arrears on the Maturity Date or, if earlier, on the date on which the Obligations are declared due and payable pursuant to the terms of this Agreement ~~(each such date pursuant to clause (i) and (ii) above on which a payment of interest is due in cash, a~~ “~~Payment Date~~”~~), and~~and shall be calculated in accordance with Section 2.3(c). Any ~~interest which capitalizes under this clause (a) (~~“~~Capitalized Interest”~~Capitalized Interest pursuant to this Section 2.3(a)(i) shall be added to the principal amount of the Term Loan on such last Business Day of such applicable fiscal quarter, shall be deemed for all purposes to be principal of the Term Loan (including, without limitation, with respect to the accrual of interest on any Capitalized Interest amounts), and interest shall begin to accrue on Capitalized Interest beginning on and including the date on which such Capitalized Interest is added to the principal amount of the Term Loan (including prior Capitalized Interest).

(ii)     Subject to Section 2.3(b), from and after the Fourth Amendment Effective Date until (but excluding) October 1, 2025, the outstanding principal amount of the Term Loan shall accrue interest at a per annum rate equal to sixteen and one-fourth percent (16.25%). Such interest shall accrue and capitalize as of the last day of each of calendar month, and such accrued Capitalized Interest shall be payable in cash in arrears on the Maturity Date or, if earlier, on the date on which the Obligations are declared due and payable pursuant to the terms of this Agreement and shall be calculated in accordance with Section 2.3(c). Any Capitalized Interest pursuant to this Section 2.3(a)(ii) shall be added to the principal amount of the Term Loan on such last Business Day of such applicable calendar month, shall be deemed for all purposes to be principal of the Term Loan (including, without limitation, with respect to the accrual of interest on any Capitalized Interest amounts), and interest shall begin to accrue on Capitalized Interest beginning on and including the date on which such Capitalized Interest is added to the principal amount of the Term Loan (including prior Capitalized Interest).

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(iii)    Subject to Section 2.3(b), from and after October 1, 2025, the outstanding principal amount of the Term Loan shall accrue interest at a per annum rate equal to sixteen and one-fourth percent (16.25%), (i) 10% of such interest shall accrue and be payable in cash on the last Business Day of each of each calendar month, in arrears and (ii) the remainder of such interest shall accrue and capitalize as of the last day of each of each calendar month and such accrued Capitalized Interest shall be payable in cash in arrears on the Maturity Date or, if earlier, on the date on which the Obligations are declared due and payable pursuant to the terms of this Agreement and shall be calculated in accordance with Section 2.3(c). Any Capitalized Interest pursuant to this Section 2.3(a)(iii) shall be added to the principal amount of the Term Loan on such last Business Day of such applicable calendar month, shall be deemed for all purposes to be principal of the Term Loan (including, without limitation, with respect to the accrual of interest on any Capitalized Interest amounts), and interest shall begin to accrue on Capitalized Interest beginning on and including the date on which such Capitalized Interest is added to the principal amount of the Term Loan (including prior Capitalized Interest).

(b)    Default Rate. Upon the occurrence and during the continuance of an Event of Default, at Agent’s election in a written notice delivered to the Loan Parties, the interest rate applicable to the Term Loan shall be at a per annum rate equal to ~~fifteen~~twenty percent (~~15.00~~20.00%) in aggregate (the “Default Rate”) and all other outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest at the Default Rate shall accrue from the date of such Event of Default until such Event of Default is no longer continuing and shall be payable upon demand. Payment or acceptance of the Default Rate is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or the Lenders. For the avoidance of doubt, interest at the Default Rate shall be in lieu of other interest provided for hereunder (and not in addition thereto).

(c)    Usury. It is the intention of the parties hereto that Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: the aggregate of all consideration which constitutes interest under law applicable to Agent or any Lender that is contracted for, taken, reserved, charged or received by Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by Agent or such Lender, as applicable, to the Borrower). If at any time and from time to time (x) the amount of interest payable to Agent or any Lender on any date shall be computed at the highest lawful rate applicable to such Agent or such Lender pursuant to this Section 2.3(c) and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to Agent or such Lender would be less than the amount of interest payable to Agent or such Lender computed at the highest lawful rate applicable to Agent or such Lender, then the amount of interest payable to Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the highest lawful rate applicable to Agent or such Lender until the total amount of interest payable to Agent or such Lender shall equal the total amount of interest which would have been payable to Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 2.3(c).

(d)    Interest Computation. Interest shall be computed on the basis of a three hundred sixty five (365) day year for the actual number of days elapsed. With respect to all payments hereunder, including with respect to computing interest, all payments received after 3:00 p.m., New York City time, on any day shall be deemed received at the opening of business on the next Business Day. In computing interest, the Funding Date shall be included and the date of payment shall be excluded.

For the avoidance of doubt, and notwithstanding anything in this Agreement to the contrary, all accrued and unpaid interest (including any interest owing in respect of Section 2.3(b)) from and after the Fourth Amendment Effective Date until (but excluding) October 1, 2025 shall be Capitalized Interest (and no such amount shall be due or payable in cash) (including, for the avoidance of doubt, interest that otherwise would have become payable in cash for periods prior to the Fourth Amendment Effective Date).

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Notwithstanding anything in this Agreement (including this Section 2.3) to the contrary, until all of the obligations in respect of the TRG Credit Facility are paid in full in cash and all of the commitments in respect thereof are terminated, no interest that would otherwise be required to be paid in cash pursuant to this Section 2.3 shall be required to be paid hereunder.

2.4    Fees.

(a)    Applicable Prepayment Premium. Without duplication of any payment of the Applicable Prepayment Premium referred to in Section 2.2, following the occurrence of an applicable Prepayment Premium Trigger Event, the Borrower shall pay to Agent, for the accounts of the Lenders, the Applicable Prepayment Premium (if any) then due and payable.

(b)    Fees Fully Earned. Unless otherwise provided in this Agreement or in a separate writing by Agent, not be entitled to any credit, rebate, or repayment of any fees earned by any Secured Party pursuant to this Agreement or any other Loan Document notwithstanding any termination of this Agreement or the suspension or termination of the Lenders’ obligation to make loans hereunder. For the avoidance of doubt, the parties hereto agree that the provisions of this Section 2.4 shall survive termination of this Agreement.

2.5    Payments; Application of Payments.

(a)    All payments to be made by the Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 3.00 pm New York City time on the date when due to Agent, for the ratable benefit of the Lenders, to an account as shall be designated in a written notice delivered by Agent to the Borrower. Payments of principal and/or interest received after 3.00 pm New York City time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b)    Unless otherwise specified in this Agreement (including without limitation, Section 9.1(f)), after an Event of Default in respect of which Agent has taken any action under Section 9.1, (a) Agent has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied, and (b) Borrower shall have no right to specify the order or the accounts to which Agent shall allocate or apply any payments required to be made by the Borrower to Agent or otherwise received by any Secured Party under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

2.6    Withholding. (a) Payments received by Agent from the Borrower under this Agreement will be made free and clear of and without deduction for any and all Taxes except as otherwise required by Requirements of Law. If at any time any Requirements of Law (as determined in the good faith discretion of the Borrower) requires the deduction or withholding of any Tax from any such payment by the Borrower, then the Borrower shall be entitled to make such deduction or withholding and shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with any Requirements of Law and, if such Tax is an Indemnified Tax, the Borrower hereby covenants and agrees that the sum payable by the Borrower will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction for Indemnified Taxes, Agent receives a net sum equal to the sum which it would have received had no withholding or deduction for Indemnified Taxes been required. The Borrower will, upon request, furnish Agent with proof reasonably satisfactory to Agent evidencing such payment; provided, however, that the Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by the Borrower.

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(b)    (i) A Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement shall deliver to the Borrower, at the time or times reasonably requested by the Borrower such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by Requirements of Law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not the Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.6(b)(ii), (iii), (iv) and (v) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject the Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Lender.

(ii)    Without limiting the generality of the foregoing, each Lender shall deliver to the Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of IRS Form W-9 (if such Lender is a U.S. person (as defined in Section 7701(a)(30) of the IRC)) certifying that the Lender is exempt from U.S. federal backup withholding Tax or applicable Form W-8 (together with all required certificates and other documentation) (if such Lender is not a U.S. person (as defined in Section 7701(a)(30) of the IRC)), in form and substance satisfactory to the Borrower, documenting all applicable exemptions from or reductions in U.S. federal withholding Tax.

(iii)    Each Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the Borrower) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of any other form prescribed by Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Requirements of Law to permit the Borrower to determine the withholding or deduction required to be made.

(iv)    If a payment made to or for the account of any Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine that the Lender has complied with the Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(v)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(c)    The Agent shall deliver to the Borrower from time to time upon the reasonable request of the Borrower executed originals of IRS Form W-9 (if the Agent is a U.S. person (as defined in Section 7701(a)(30) of the IRC)) certifying that the Agent is exempt from U.S. federal backup withholding Tax or applicable Form W-8 (together with all required certificates and other documentation) (if the Agent is not a U.S. person (as defined in Section 7701(a)(30) of the IRC)), in form and substance satisfactory to the Borrower, documenting all applicable exemptions from or reductions in U.S. federal withholding Tax.

(d)    The agreements and obligations of the Borrower and Lenders contained in this Section 2.6 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(e)    If any party shall become aware that it is entitled to receive a refund from a relevant Governmental Authority in respect of Taxes as to which the Borrower has paid additional amounts pursuant to this Section, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by Borrower, make a claim to such Governmental Authority for such refund at the Borrower’s expense. If any party receives a refund of any Taxes with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to the Borrower, net of all out-of-pocket expenses (including Taxes) of such party receiving the refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Borrower, upon the request of the party receiving the refund, shall repay to such party the amount paid over pursuant to this paragraph (d) (plus any penalties, interest or other charges imposed by the relevant Government Authority) in the event that the party receiving the refund is required to repay such refund to such Governmental Authority.

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2.7    Mitigation Obligations; Replacement of Lender. If any Lender requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.6, then such Lender shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Term Loan hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 2.6, as the case may be, in the future, and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment to the extent such costs and expenses are set forth in reasonable detail in a certificate submitted by such Lender to the Borrower (with a copy to the Agent).

3.    CONDITIONS OF LOANS

3.1    Conditions Precedent to the Effectiveness of this Agreement. This Agreement shall become effective as of the Business Day (the “Effective Date”) when Agent has received (or waived receipt of) all of the following conditions precedent in form and substance satisfactory to Agent:

(a)    a certificate of a Responsible Officer of Borrower certifying that (i) the representations and warranties in this Agreement and in each other Loan Document, or in any certificate executed and delivered to Agent pursuant hereto or thereto are true and correct in all material respects on and as of the Effective Date (except that such materiality qualifier shall not apply to representations and warranties that already are qualified or modified by materiality thereof, which representations and warranties shall be true and correct on and as of the Effective Date); provided, that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects on and as of such date (except that such materiality qualifier shall not apply to representations and warranties that already are qualified or modified by materiality thereof, which representations and warranties shall be true and correct on and as of such date), (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms or the consummation of the transactions hereunder and (iii) since December 31, 2019, there has not been any Material Adverse Change;

(b)    this Agreement and all other Loan Documents duly executed and delivered by each Loan Party which is party to them as of the Effective Date (collectively, the “Effective Date Loan Parties”);

(c)    a certificate signed by the chief executive officer or chief financial officer of each Effective Date Loan Party with respect to the Loan Documents and the transactions contemplated hereby and thereby on the Effective Date attaching (i) resolutions and incumbency certifications of such Loan Party with respect to the Loan Documents and the transactions contemplated hereby and thereby on the Effective Date, (ii) a copy of the by-laws, operating agreement and/or partnership agreement, together with all amendments thereto, (iii) a true and correct copy of the certificate of incorporation, certificate of formation and/or certificate of partnership of such Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the state of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of the Loan Party, if an organized number is issued in such jurisdiction, (iv) a certificate of status with respect to such Loan Party, dated within 30 days of the Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party which certificate shall indicate that such Loan Party is in good standing in such jurisdiction, and (v) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

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(d)    receipt of financing statements in form appropriate for filing against each Effective Date Loan Party on Form UCC-1 in such office or offices as may be necessary to perfect the security interests purported to be created by this Agreement;

(e)    customary opinions of (a) Davis Polk & Wardwell LLP, as special New York counsel to the Effective Date Loan Parties and (b) Richards, Layton & Finger, PA, as special Delaware counsel to the Effective Date Loan Parties;

(f)    copies, dated not more than 30 days before the date of this Agreement, of financing statement searches, as Agent may reasonably request;

(g)    a Perfection Certificate, duly executed and delivered by all Person who will be Loan Parties on the Funding Date;

(h)    [reserved]; and

(i)    evidence that all consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the consummation of the transactions hereunder or the conduct of any Effective Date Loan Party’s business as required by this Agreement have been obtained and are in full force and effect.

By executing this Agreement the Agent and each Lender shall been deemed to be satisfied with, or to have waived, any and all of the above-listed conditions, and this Agreement shall be effective as of the date of such execution, notwithstanding any other provision herein.

3.2    Conditions Precedent to the making of the Term Loan. The obligation of each Lender to fund its share of the Term Loan is subject to Agent having received (or waived receipt of) all of the following conditions precedent in form and substance reasonably satisfactory to Agent (the Business Day as requested by Borrower for funding, the “Funding Date”); provided that, unless otherwise agreed by Agent, all documentary deliverables shall be in form and substance reasonably satisfactory to Agent on or prior to ten (10) Business Days prior to the Funding Date:

(a)    a certificate of a Responsible Officer of each Person who will be a Loan Party as of the Funding Date certifying that (i) the representations and warranties in this Agreement and in each other Loan Document, or in any certificate executed and delivered to Agent pursuant hereto are true and correct in all material respects on and as of the Funding Date (except that such materiality qualifier shall not apply to representations and warranties that already are qualified or modified by materiality thereof, which representations and warranties shall be true and correct on and as of the Funding Date); provided, that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects on and as of such date (except that such materiality qualifier shall not apply to representations and warranties that already are qualified or modified by materiality thereof, which representations and warranties shall be true and correct on and as of such date), (ii) no Default or Event of Default shall have occurred and be continuing on the Funding Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms or the consummation of the transactions hereunder and (iii) there has not been any Material Adverse Change;

(b)    a Counterpart Agreement and all other Loan Documents duly executed and delivered by each Person who will be a Loan Party as of the Funding Date which is party to them;

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(c)    a certificate signed by the chief executive officer or chief financial officer of each Person who will be a Loan Party as of the Funding Date attaching (i) resolutions and incumbency certifications of each such Loan Party with respect to the Loan Documents and the transactions contemplated hereby and thereby, (ii) a copy of the by-laws, operating agreement and/or partnership agreement, together with all amendments thereto, (iii) a true and complete copy of the certificate of incorporation, certificate of formation and/or certificate of partnership of such Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the state of organization of such Loan Party which shall set forth the same complete name of the Loan Party as is set forth herein and the organizational number of the Loan Party, if an organized number is issued in such jurisdiction, (iv) a certificate of status with respect to such Loan Party, dated within 30 days of the Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party and each other jurisdiction in which such Loan Party is qualified to conduct business, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction, (v) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers and (vi) a schedule setting forth each Excluded Subsidiary in existence on the Funding Date and the basis for such exclusion;

(d)    evidence of the filing of appropriate financing statements against each Loan Party on Form UCC-1 in such office or offices as may be necessary to perfect the security interests purported to be created by this Agreement;

(e)    customary opinions of Davis Polk & Wardwell LLP, as special New York counsel to the Loan Parties, and of a firm to be specified by the Borrower, as special California counsel to the Loan Parties;

(f)    in relation to any Pledged Shares which are certificated, original stock certificates, promissory notes and any other Instruments or agreements representing all of the Pledged Interests required to be pledged hereunder, accompanied by undated stock powers executed in blank and other proper instruments of transfer;

(g)    evidence of payment of all fees, costs and expenses then payable hereunder, including, but not limited to, the Secured Party Expenses; provided that Secured Party Expenses attributable to attorneys’ fees and payable by the Borrower shall not exceed $162,000 up to and including the Funding Date;

(h)    a closing and solvency certificate, duly executed by Borrower;

(i)    evidence that the loans under that certain Loan Agreement, dated as of January 7, 2019, by and among Title Agency Holdco, LLC, as borrower, the guarantors party thereto and North American Title Group, LLC, as lender, have been terminated and the liens, if any, have been released;

(j)    a Notice of Borrowing, duly executed by Borrower;

(k)    evidence of the insurance coverage required by Section 6.4 with such endorsements as to the additional insureds or lender’s loss payables thereunder as Agent may reasonably request (including Borrower having used commercially reasonable efforts to provide that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days’ (provided that such period shall be 10 days’ notice in the case of failure to pay premiums) prior written notice to Agent), and each such additional insured or lender’s loss payables thereunder to the extent reasonably available, together with evidence of the payment of all premiums due in respect thereof for such period as Agent may request (provided that if the Borrower has used commercially reasonable efforts to satisfy the requirements of this paragraph, but the applicable insurance brokers have not provided such evidence, the parties agree that the requirements of this paragraph may be satisfied on a post-funding basis as contemplated by Section 6.14);

(l)    evidence that all prior security interests (other than any Permitted Lien) in each Trademark and Patent belonging to each Loan Party have been released (or will be released concurrently with the funding of the Term Loan on the Funding Date);

(m)    evidence that each Patent belonging to any Loan Party is either (i) being used by the Loan Party that owns the Patent or (ii) licensed to the Loan Party that uses the Patent in a license that will allow the appropriate Loan Party(ies) to enforce the Patent, including the ability to seek lost profits and injunctive relief (in each case which may be evidenced by certification by the Borrower);

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(n)    evidence that each Trademark and Patent belonging to any Loan Party has had corrected ownership information submitted to the U.S. Patent & Trademark Office; and

(o)    evidence that the Borrower has issued warrants to purchase common stock of the Borrower, in the form attached hereto as Exhibit D, to the Lenders or their affiliated designees representing 1.35% of the Company’s outstanding Equity Interests on a fully diluted basis on the execution date of such warrant.

3.3    Termination Date. Notwithstanding anything to the contrary contained in any Loan Document, the parties hereto agree that if the Funding Date does not occur by the end of the Availability Period, this Agreement (and the Term Loan Commitments hereunder) and each other Loan Document shall automatically terminate and be of no further force or effect (except with respect to the provisions of this Agreement and the other Loan Documents which by their express terms shall survive termination of this Agreement or such applicable Loan Document) and all Obligations (other than Unasserted Contingent Indemnification Claims) shall be immediately due and payable by the Loan Parties, without any notice to any Loan Party or any other Person or any act by Agent or any Lender (the date of such Termination, the “Termination Date”).

3.4    Covenant to Deliver. Except as otherwise provided in Section 3.3, each Loan Party agrees (a) to deliver to Agent each item under (i) Section 3.1 as a condition precedent to the effectiveness of this Agreement and (ii) Sections 3.1 and 3.2 as a condition precedent to the making of the Term Loan, and (b) that the making of the Term Loan prior to the receipt by Agent of any such item shall not constitute a waiver by Agent of Borrowers' obligation to deliver such item, and the making of the Term Loan in the absence of a required item shall be in Agent’s sole discretion.

3.5    Borrowing Procedures. The Borrower shall deliver to Agent by electronic mail or facsimile a notice of borrowing substantially in the form attached as Exhibit B hereto (a “Notice of Borrowing”) executed by a Responsible Officer of Borrower or his or her designee (which notice shall be irrevocable) at least ten (10) Business Days prior to the date of the making of the Term Loan (or such shorter period as Agent is willing to accommodate). Upon receipt of a Notice of Borrowing, subject to the satisfaction or waiver by Agent of the conditions set forth in Sections 3.1 and 3.2 of this Agreement, the Lenders shall simultaneously and proportionately in their Pro Rata Share of the Term Loan Commitment Amount, make the proceeds of the Term Loan available to the Borrower on the applicable date of funding of the Term Loan by transferring immediately available funds equal to such proceeds to an account specified by the Borrower. Borrower and Agent shall cooperate to agree the forms-of the deliverables specified by Section 3.2 promptly after the Effective Date, but, unless otherwise agreed by Agent, in no event later than ten (10) Business Days prior to the Funding Date.

4.    CREATION OF SECURITY INTEREST

4.1    Pledge. Each Loan Party hereby grants to Agent for the benefit of the Secured Parties, to secure the payment and performance in full of all of the Obligations (whether now existing or hereafter incurred), a continuing security interest in, and pledges to Agent, all of each Loan Party’s right, title and interest in and to all Pledged Interests.

If this Agreement is terminated, Agent’s Lien in the Collateral shall continue until the Obligations (other than Unasserted Contingent Indemnification Claims) are repaid in full in cash, and promptly upon payment in full of the Obligations (other than Unasserted Contingent Indemnification Claims), Agent shall, at the sole cost and reasonable expense of Loan Parties, deliver documents reasonably requested by the Loan Parties to evidence the release of its Liens in the Collateral and all rights therein shall revert to the applicable Loan Parties.

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4.2    Grant of Security Interest. Each Loan Party hereby grants to Agent for the benefit of the Secured Parties, to secure the payment and performance in full of all of the Obligations (whether now existing or hereafter incurred), a continuing security interest in, and pledges to Agent, all of each Loan Party’s right, title and interest in and to the following personal property and fixtures of such Loan Party, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation, the following (all being collectively referred to herein as the “Collateral”): (i) all Accounts; (ii) all Chattel Paper (whether tangible or electronic); (iii) all Commercial Tort Claims; (iv) all Deposit Accounts, all Collateral Accounts, all cash, and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of Agent or any Lender or any affiliate, representative, agent or correspondent of Agent or any Lender; (v) all Documents; (vi) all General Intangibles (including, without limitation, all Payment Intangibles, Intellectual Property and Licenses); (vii) all Goods, including, without limitation, all Equipment, Fixtures and Inventory; (viii) all Instruments (including, without limitation, any Promissory Notes); (ix) all Investment Property; (x) all Letter-of-Credit Rights; (xi) all Pledged Interests; (xii) all Supporting Obligations; (xiii) all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Loan Party described in the preceding clauses of this Section 4.2 hereof (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Loan Party in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, software, data and computer programs in the possession or under the control of such Loan Party or any other Person from time to time acting for such Loan Party that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 4.2 hereof or are otherwise necessary in the collection or realization thereof; (xiv) all other tangible and intangible personal property of such Loan Party (whether or not subject to the Code) and (xv) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral; in each case howsoever such Loan Party’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise). Notwithstanding the foregoing, “Collateral” expressly excludes, and the security interest granted under this Section 4.2 does not attach to, Excluded Property.

4.3    Authorization to File Financing Statements. The Loan Parties hereby authorize Agent to file financing or continuation statements and amendments thereto, without notice to the Loan Parties, with all appropriate jurisdictions to perfect or protect Agent’s interest or rights hereunder. The Loan Parties hereby authorize Agent to file such financing statements with a description of collateral that describes the Collateral in any manner as Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement, including describing such Collateral as “all assets” or “all property”.

4.4    Voting. So long as no Event of Default shall have occurred and be continuing, the Loan Parties shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Interests or any part thereof to the extent not inconsistent with the terms of this Agreement or any other Loan Document. Upon the occurrence and during the continuation of an Event of Default: (i) all rights of the Loan Parties to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall be suspended and, upon the delivery by the Agent to the Borrower of a written notice of its exercise of its rights under Section 4.4, all such rights shall thereupon become vested in Agent who shall thereupon have the sole right to exercise such voting and other consensual rights, and (ii) in order to permit Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, the Loan Parties shall as soon as reasonably practicable execute and deliver (or cause to be executed and delivered) to Agent all proxies, dividend payment orders and other instruments as Agent may from time to time reasonably request.

4.5    Powers of Agent; Limitation of Liability. The powers conferred on Agent under this Section 4 are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except with respect to the exercise of reasonable care in the custody of any Collateral in its possession, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment equal to or better than that which Agent accords its own property. Agent shall not be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, and Agent shall not have an obligation to sell or otherwise dispose of any Collateral upon the request of a Loan Party or otherwise.

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4.6    Certain Covenants as to the Collateral.

(a)    Pledged Interests. The Loan Parties shall (i) upon request of Agent after the occurrence and during the continuance of an Event of Default, at the Loan Parties joint and several expense, promptly deliver to Agent a copy of each notice or other communication received by a Loan Party in respect of the Pledged Interests; (ii) not make or consent to any amendment or other modification or waiver with respect to any Pledged Interests that could reasonably be expected to be materially adverse to the interests of Agent and Lenders under the Loan Documents or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests other than pursuant to applicable law or to the extent expressly permitted by the Loan Documents; and (iii) not permit, (unless otherwise permitted hereunder) the issuance of (A) any additional shares of any class of Equity Interests of any Pledged Issuer, (B) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or Insurable for, any such shares of Equity Interests of any Pledged Issuer or (C) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of Equity Interests; provided, that in the case of this clause (iii), all such Equity Interests or other instruments shall be pledged by the Loan Parties to Agent, for the benefit of the Lenders, to secure the Obligations and shall constitute “Collateral” pursuant to the terms of this Agreement and the other Loan Documents unless approved by Agent in its sole discretion.

(b)    Delivery of Pledged Interests. The Loan Parties agree promptly to deliver or cause to be delivered to Agent (or, if any commitment or loan under the TRG Credit Facility remains effective or outstanding, to the administrative agent and/or collateral agent thereunder) any and all promissory notes entered into after the Effective Date with an individual principal amount in excess of $100,000 (or an aggregate principal amount exceeding $250,000), stock certificates or other certificated securities now or hereafter included in the Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Interests (but in each case excluding any instruments or securities held in a securities account). Upon delivery to Agent, any such instruments or Pledged Interests required to be delivered pursuant hereto shall be accompanied by stock powers or note powers (or allonges), as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to Agent and by such other instruments and documents as Agent may reasonably request.

(c)    Partnership and Limited Liability Company Interest. No Loan Party that is a partnership or a limited liability company shall, nor shall any Loan Party with any Subsidiary that is a partnership or a limited liability company, permit such partnership interests or membership interests to (i) be dealt in or traded on securities exchanges or in securities markets, (ii) become a security for purposes of Article 8 of any relevant Uniform Commercial Code, (iii) become an investment company security within the meaning of Section 8-103 of any relevant Uniform Commercial Code or (iv) be evidenced by a certificate (in each case, unless proper actions are taken to cause the Agent to have a perfected security interest in such partnership or membership interests (to the extent otherwise required to be Collateral hereunder), as applicable).

(d)    [Reserved].

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(e)    Further Assurances. Each Loan Party will take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as Agent may reasonably require from time to time in order (i) to perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created hereby; (ii) to enable Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise to effect the purposes of this Agreement, including, without limitation: (A) at the request of Agent, marking conspicuously all chattel paper, instruments, licenses and all of its records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to Agent, indicating that such chattel paper, instruments, licenses or records is subject to the security interest created hereby, (B) if any Account shall be evidenced by a promissory note or other instrument or chattel paper, solely to the extent required pursuant to Section 4.6(b), delivering and pledging to Agent such promissory note, other instrument or chattel paper, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to Agent, (C) executing and filing (to the extent, if any, that such Loan Party’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, (D) with respect to Intellectual Property that constitutes Collateral hereafter existing and not covered by an appropriate security interest grant, the executing and recording in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, appropriate instruments, in a form reasonably acceptable to Agent and Borrower, granting a security interest, as Agent may reasonably request in order to perfect and preserve the security interest purported to be created hereby, (E) delivering to Agent irrevocable proxies and registration pages in respect of the Pledged Interests, (F) furnishing to Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in reasonable detail, (G)  if at any time after the date hereof, any Loan Party acquires or holds any Commercial Tort Claim, within 10 Business Days of a responsible officer of such Loan Party becoming aware thereof, notifying Agent in a writing signed by such Loan Party setting forth a brief description of such Commercial Tort Claim and granting to Agent a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance satisfactory to Agent, and (H) [reserved]. Notwithstanding anything herein to the contrary, no Loan Party shall be required take any action to perfect any Collateral in any jurisdiction other than the United States.

4.7    Remedies. Upon the occurrence and during the continuance of any Event of Default, the Loan Parties agree to deliver each item of tangible Collateral to Agent on demand, and it is agreed that Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause its security interest to become an assignment, transfer and conveyance of any of or all such Collateral by any Loan Party to Agent or to license or sublicense any such Collateral throughout the world on such terms and conditions and in such manner as Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which the Loan Parties hereby agree to use), (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to any Loan Party to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law, (c) to sell, convey, assign, license, transfer or otherwise dispose of all or any part of the Collateral at a public or private sale or auction or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as Agent shall deem appropriate and (d) as an alternative to exercising the power of sale herein conferred upon it in clause (c) above, Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Upon consummation of any such sale of Collateral pursuant to and in accordance with this Section 4.7, Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Loan Party, and each Loan Party hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that any Loan Party now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Notwithstanding the foregoing or anything in any Loan Document to the contrary, any exercise of rights or remedies by the Agent shall be subject to applicable law, including (if applicable) the express, written approval of any Applicable Insurance Regulatory Authority.

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4.8    Sale Process. Agent shall give the Loan Parties ten (10) Business Days’ written notice (which the Loan Parties agree is reasonable notice within the meaning of Section 9-611 of the Code or its equivalent in other jurisdictions) of Agent’s intention to make any sale of Collateral pursuant to Section 4.7. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Agent may (in its sole and absolute discretion) determine. Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. Agent may, without notice or publication, adjourn any public or private auction pursuant to Section 4.7 or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral pursuant to Section 4.7 made on credit or for future delivery, the Collateral so sold may be retained by Agent until the sale price is paid by the purchaser or purchasers thereof, but Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to Section 4.7, Agent may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Loan Party (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and Agent may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Loan Party therefor. For purposes of this Section 4.8, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; Agent shall be free to carry out such sale pursuant to such agreement and no Loan Party shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after Agent shall have entered into such an agreement all Events of Default shall have been remedied and all Obligations (other than Unasserted Contingent Indemnification Claims) are paid in full. Any sale pursuant to the provisions of Section 4.7 or 4.8 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the Code or its equivalent in other jurisdictions. Notwithstanding the foregoing, Agent and Lenders hereby acknowledge that any actions taken under this Section 4.8 shall be subject in all respects to the express approval of any Applicable Insurance Regulatory Authority required pursuant to any applicable Requirements of Law.

5.    REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to Agent and Lenders as follows:

5.1    Due Organization; Power and Authority. (a) Each Loan Party is (i) duly existing and in good standing as a Registered Organization in its jurisdiction of formation and (ii) qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change; (b) each Loan Party’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (c) each Loan Party is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (d)  the Perfection Certificate accurately sets forth each Loan Party’s organizational identification number or accurately states that such Loan Party has none;(e) the Perfection Certificate accurately sets forth each Loan Party’s place of business, or, if more than one, its chief executive office as well as each Loan Party’s mailing address (if different than its chief executive office);(f) except as set forth on the Perfection Certificate, each Loan Party (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (g) all other information set forth on the Perfection Certificate pertaining to each Loan Party and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that the Loan Parties may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted or required by one or more specific provisions in this Agreement).

5.2    Authorization; No Conflicts; Enforceability. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized, and do not (a) conflict with any of such Loan Party’s Operating Documents, (b) contravene, conflict with, constitute a default under or violate any Requirements of Law, (c) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which a Loan Party or any of its Subsidiaries or any of their property or assets may be bound or affected, (d) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect (or are being obtained pursuant to Section 6.1(b))) or (e) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any agreement by which a Loan Party is bound, except, in each case referred to in clauses (b) through (e), as would not reasonably be expected to have a Material Adverse Change. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

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5.3    Collateral.

(a)    Each Loan Party has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. No Loan Party has any Collateral Accounts at or with any bank or financial institution except for the Collateral Accounts described in the Perfection Certificate.

(b)    As of the Effective Date, no material tangible Collateral is in the possession of any third party bailee except as otherwise provided in the Perfection Certificate.

(c)    Other than as a result of any action permitted or not prohibited under any Loan Document and except as would not reasonably be expected to have a Material Adverse Change, (A) each Loan Party is the sole owner of the Intellectual Property which it owns or purports to own and (B) to the extent issued, each Patent which a Loan Party owns or purports to own and which in the good faith commercial judgement of such Loan Party is material to such Loan Party’s business (i) is, to the knowledge of such Loan Party, valid and enforceable to the extent of its validly issued claims, and (ii) has not been judged invalid or unenforceable, in whole or in part. To each Loan Party’s knowledge, no claim has been made that any part of the Intellectual Property which a Loan Party owns or purports to own violates the rights of any third party except to the extent such claim would not reasonably be expected to have a Material Adverse Change.

5.4    Litigation. (i) There are no insurance claims-related actions or proceedings pending or, to the knowledge of any Responsible Officer of Borrower, threatened in writing by or against a Loan Party or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Change and (ii) there are no other actions or proceedings pending or, to the knowledge of any Responsible Officer of Borrower, threatened in writing by or against a Loan Party or any of its Subsidiaries involving more than, individually or in the aggregate, $100,000.

5.5    Financial Statements; Financial Condition. All consolidated financial statements for the Loan Parties and any of its Subsidiaries delivered to Agent fairly present in all material respects the consolidated financial condition and consolidated results of operations of the Loan Parties as of the date or dates specified therein. Since December 31, 2019 no event or development has occurred that has caused or could reasonably be expected to cause a Material Adverse Change.

5.6    Solvency. As of the date of this Agreement, the Loan Parties, on a consolidated basis, are Solvent.

5.7    Regulatory Compliance. No Loan Party is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. No Loan Party is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). No Loan Party has violated any Requirements of Law the violation of which could reasonably be expected to have a Material Adverse Change. None of the Loan Parties’ or any of its Subsidiaries’ owned real properties or facilities has been used by a Loan Party or any Subsidiary or, to each Loan Party’s knowledge, by previous owners of such real properties or facilities, to dispose, produce, store, treat, or transport any hazardous substance in violation of any Requirements of Law pertaining to the environment, other than as would not reasonably be expected to result in a Material Adverse Change. Each Loan Party and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Change.

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5.8    Capitalization; Subsidiaries; Investments. No Loan Party owns any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments. All Pledged Interests have been validly issued, are fully paid and non-assessable and are owned by a Loan Party free and clear of all Liens (other than Permitted Liens).

5.9    Tax Returns and Payments; Pension Contributions.

(a)    The Loan Parties have timely filed (subject to all applicable extensions) all required federal Tax returns and material foreign, state and local Tax returns, and each Loan Party has timely paid all foreign, federal, state and local taxes and other similar assessments owed by such Loan Party except (a) to the extent such Taxes and assessments are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Change.

(b)    Each Loan Party has paid all amounts necessary to fund all such Loan Party’s present pension, profit sharing and deferred compensation plans in accordance with their terms except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Change, and the Loan Parties’ have not withdrawn from participation in, and have not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any Material Adverse Change, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

5.10    Use of Proceeds  The Borrower shall use the proceeds of the Term Loan solely: (a) to pay fees and expenses related to this Agreement and the other Loan Documents, (b) pay down existing indebtedness, and (c) for working capital and general corporate purposes of the Loan Parties and their respective Subsidiaries and any other purpose not prohibited by this Agreement, including Permitted Acquisitions and other permitted Investments.

5.11    Full Disclosure. No written representation, warranty or other statement of a Loan Party in any certificate or written statement given to Agent, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Agent, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the Loan Documents not materially misleading as of the date made (it being recognized by Agent that the projections and forecasts provided by the Loan Parties in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.12    Employee and Labor Matters. (i) Each Loan Party and its Subsidiaries is in compliance with all Requirements of Law in all material respects pertaining to employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health, (ii) no Loan Party or any Subsidiary is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of the employees of any Loan Party of Subsidiary, (iii) there is no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened in writing against any Loan Party or any Subsidiary before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or any Subsidiary which arises out of or under any collective bargaining agreement, in each case to the extent the same would reasonably be expected to have a Material Adverse Change, (iv) there has been no strike, work stoppage, slowdown, lockout, or other labor dispute pending or threatened against any Loan Party or any Subsidiary in each case to the extent the same could reasonably be expected to have a Material Adverse Change, and (v) to the best knowledge of each Loan Party, no labor organization or group of employees has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. No Loan Party or Subsidiary has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or any similar Requirement of Law, which remains unpaid or unsatisfied. All payments due from any Loan Party or Subsidiary on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party or Subsidiary.

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5.13    Insurance Licenses. No Loan Party requires Insurance Licenses to conduct its business.

5.14    Insurance. Each Loan Party maintains all insurance required by Section 6.4 hereunder.

5.15    Sanctions; Anti-Corruption and Anti-Money Laundering Laws. None of any Loan Party, any Subsidiary thereof, any of their respective directors or officers nor, to the knowledge of any Loan Party, any of their respective employees, shareholders or owners, agents or Affiliates, (i) is a Sanctioned Person, (ii) has assets located in a Sanctioned Country, (iii) conducts any business with or for the benefit of any Sanctioned Person, (iv) directly or, to the knowledge of any Loan Party, indirectly derives revenues from investments in, or transactions with, Sanctioned Persons, (v) is a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision, or (vi) is a Person that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Section 311 of the USA Patriot Act as warranting special measures due to money laundering concerns. Each Loan Party and each of its Subsidiaries is in compliance in all material respects with all applicable Sanctions, Anti-Corruption Laws, , Anti-Money Laundering Laws. In addition, no Loan Party or any Subsidiary is engaged in any kind of activities or business of or with any Person or in any country or territory in violation of applicable Sanctions.

5.16    Anti-Bribery and Corruption. Neither any Loan Party nor, to the best knowledge of any Loan Party, any director, officer, employee, or any other Person acting on behalf of any Loan Party, has offered, promised, paid, given or authorized the payment or giving of any money or other thing of value, directly or indirectly, to or for the benefit of any Person, including without limitation, any employee, official or other Person acting on behalf of any Governmental Authority, or otherwise engaged in any activity that may violate any Anti-Corruption Law. Neither any Loan Party nor, to the best knowledge of any Loan Party, any director, officer, employee, or any other Person acting on behalf of any Loan Party, has engaged in any activity that would breach any Anti-Corruption Laws. To each Loan Party’s knowledge, there is no pending or, to the best knowledge of any Loan Party, threatened action, suit, proceeding or investigation before any court or other Governmental Authority against any Loan Party or any of its directors, officers, employees or other Person acting on its behalf that relates to a potential violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions. The Loan Parties will not directly or, to the knowledge of any Loan Party, indirectly use, lend or contribute the proceeds of the Term Loan for any purpose that would breach the Anti-Corruption Laws.

6.    AFFIRMATIVE COVENANTS

On and after the Funding Date, so long as any Obligation (whether or not due) shall remain unpaid (other than Unasserted Contingent Indemnification Claims), each Loan Party shall do, and shall cause its Subsidiaries to do, all of the following, unless Agent shall otherwise consent in writing:

6.1    Government Compliance.

(a)    Maintain its and all its Subsidiaries’ legal existence (except as otherwise permitted hereunder) and good standing in each jurisdiction in which the failure to do so would reasonably be expected to have a Material Adverse Change. Each Loan Party shall comply, and shall ensure each of its Subsidiaries comply, in all material respects, with all applicable material laws, ordinances and regulations of Government Authorities to which it is subject, including to the extent that such Loan Party is operating as an insurance agency and program administrator in the insurance business all applicable regulations of Government Authorities having jurisdiction over activities of such Loan Party, in each case where the failure to do so would be reasonably expected to have a Material Adverse Change.

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(b)    Obtain all of the Governmental Approvals necessary for the performance by each Loan Party of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Agent in the Collateral, in each case where the failure to do so would be reasonably expected to have a Material Adverse Change. Each Loan Party shall as soon as reasonably practicable after written request by Agent provide copies of any such obtained Governmental Approvals to Agent.

6.2    Financial Statements, Reports, Certificates. Provide Agent and the Lenders with the following:

(a)    [reserved].

(b)    Quarterly Financial Statements. Promptly once available, but no later than forty-five (45) days after the last day of each fiscal quarter, unaudited consolidated balance sheets as of the close of such fiscal quarter and the related consolidated statements of income and cash flow for (I) such fiscal quarter and (II) for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter, as well as in comparative form the figures for the corresponding period in the prior Fiscal Year and the figures contained in the budget for such Fiscal Year (provided that such comparative form shall not be required for the first four fiscal quarters following the Closing Date), all prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes);

(c)    Annual Audited Financial Statements. Promptly once available, but no later than 120 days after the last day of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2020), audited consolidated financial statements consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year (provided that such comparisons shall not be required for the first Fiscal Year following the Closing Date), prepared under GAAP, consistently applied (in all material respects), of the Borrower and its Subsidiaries, on a consolidated basis, together with an opinion on the financial statements from an Approved Auditor, which report shall be unqualified as to going concern and scope of audit (other than solely with respect to, or resulting solely from (i) an upcoming maturity date under the Term Loan or other Indebtedness occurring within one year from the time such report is delivered or (ii) any potential inability to satisfy any financial maintenance covenant on a future date or in a future period) (but which report, for the avoidance of doubt, may include a “going concern” or “emphasis of matter” explanatory paragraph or like statement);

(d)    Compliance Certificate. Within five Business Days following the date required for the delivery of quarterly financial statements pursuant to clauses (b) and (c) above, a duly completed Compliance Certificate signed by a Responsible Officer (i) showing (as applicable) the calculations of financial covenants in Section 7.13 and (ii) including a certification of a Responsible Officer (or other financial officer reasonably acceptable to Agent) of the Borrower that (A) the financial information provided pursuant to Section 6.2(b) presents fairly in accordance with GAAP (subject to normal year-end and audit adjustments and the absence of footnotes) the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries, on a consolidated basis, as at the end of such fiscal quarter and for that portion of the Fiscal Year then ended, and (B) any other information presented is true, correct and complete in all material respects and that there is no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrower shall deliver to Lender, within such 45 day period after the end of each fiscal quarter, a high-level narrative report that includes a comparison to budget for that fiscal quarter and a comparison of performance for that fiscal quarter to the corresponding period in the prior year;

(e)    Annual Operating Budget. As soon as available, but no later than 60 days after the last day of each Fiscal Year, commencing with the Fiscal Year ending December 31, 2020, an annual operating plan for the Borrower and its Subsidiaries for the following Fiscal Year, which includes a monthly budget for the following year (it being understood and agreed that the Loan Parties shall not be required to comply with this clause (e) from and after the consummation of an IPO);

~~(f) [reserved];~~

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(f)    Quarterly Auditor Opinions. Promptly once (and to the extent) available (but solely to the extent actually produced quarterly in the ordinary course of business), a quarterly opinion of an Approved Auditor with respect to the financial statements required to be provided pursuant to Section 6.2(b) of this Agreement, which opinion shall be unqualified as to going concern and scope of review (other than solely with respect to, or resulting solely from (i) an upcoming maturity date under the Term Loan or other Indebtedness occurring within one year from the time such opinion is delivered or (ii) any potential inability to satisfy any financial maintenance covenant on a future date or in a future period) (but which opinion may include a “going concern” or “emphasis of matter” explanatory paragraph or like statement);

(g)    Excluded Subsidiaries. Prompt notification to Agent, upon knowledge by a Responsible Officer, of any Subsidiary becoming an Excluded Subsidiary by updating Schedule 6.2(g);

(h)    Notice of Suspension, Termination or Revocation. (i) Prompt notification to Agent of a Loan Party’s receipt of notice from any Governmental Authority notifying such Loan Party or any of its Subsidiaries of a hearing relating to a suspension, termination or revocation of any Insurance License, including any request by a Governmental Authority which commits a Loan Party or any of its Subsidiaries to take, or refrain from taking, any action or which otherwise materially and adversely affects the authority of such Loan Party or any such Subsidiary to conduct its business, and (ii) within five (5) days after such notice is received by Borrower or its Subsidiaries, notice of actual suspension, termination or revocation of any material Insurance License by any Governmental Authority; provided that no such notice shall be required hereunder if and to the extent prohibited by applicable law or regulation;

(i)    Insurance Business Notices. Promptly, but in any event within ten (10) Business Days after any officer of a Loan Party becomes aware thereof, written notice of (i) the receipt of any notice from any Governmental Authority of the expiration without renewal, revocation or suspension of, or the institution of any material proceedings to revoke or suspend, any Permit now or hereafter held by any Regulated Insurance Company which is required to conduct Insurance Business, the expiration, revocation or suspension of which would reasonably be expected to have a Material Adverse Change, (ii) the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of any Regulated Insurance Company, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which, if adversely determined, would reasonably be expected to have a Material Adverse Change or (iii) any judicial or administrative order materially limiting or controlling the Insurance Business of any Regulated Insurance Company (and not the title insurance industry generally) which has been issued or adopted and which would reasonably be expected to have a Material Adverse Change;

(j)    Information Regarding Collateral. Promptly (and, in any event, within 10 days of the relevant change or such later date as Lender may agree) provide Agent written notice of any change of (a) its name as it appears in official filings in the state of its incorporation or other organization, (b) its chief executive office, principal place of business, corporate offices or warehouses or locations at which material tangible Collateral is held or stored, or the location of its material records concerning the Collateral, (c) the type of legal entity that it is, (d) its state of incorporation or organization or (e) the organizational number (if any) assigned by its jurisdiction of incorporation or organization;

(k)    Other Documents. Such other financial and other information respecting any Loan Party’s business or financial condition as Lender shall, from time to time, reasonably request; provided that no Loan Party (or any Subsidiary thereof) shall be required to disclose or provide any information (i) in respect of which disclosure to the Agent or any Lender (or any of their respective representatives) is prohibited by applicable requirements or law or regulation; (ii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iii) in respect of which such Loan Party (or a Subsidiary thereof) owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into solely in contemplation of the requirements of this paragraph (k));

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(l)    SEC Filings. In the event that the Loan Parties become subject to the reporting requirements under the Exchange Act. within five (5) days of the public filing thereof, copies of all periodic and other reports, proxy statements and other material periodic reporting documents filed by the Loan Parties with the SEC or with any national securities insurer, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the Loan Parties post such documents, or provide a link thereto, on the Loan Parties’ website on the Internet at the Loan Parties’ website address; provided, however, the Loan Parties shall promptly notify Agent in writing (which may be by electronic mail) of the posting of any such documents;

(m)    Legal Action Notice. Promptly after becoming aware of the same, a report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that, if adversely determined, would reasonably be expected to result in a Material Adverse Change; provided that no such notice shall be required hereunder if and to the extent prohibited by applicable law or regulation;

(n)    Governmental Correspondence, Approvals, Etc. within ten (10) Business Days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law that would reasonably be expected to result in a Material Adverse Change; provided that no such notice shall be required hereunder if and to the extent prohibited by applicable law or regulation;

(o)    Defaults; Material Adverse Change. As soon as reasonably practicable, and in any event within five (5) Business Days after a Responsible Officer of any Loan Party becomes aware of the occurrence of a Default or Event of Default or the occurrence of any event or development that would reasonably be expected to have a Material Adverse Change, the written statement of a Responsible Officer of Borrower setting forth the details of such Default or Event of Default or other event or development having a Material Adverse Change and the action which the affected Loan Party proposes to take with respect thereto; and

(p)    Annual Statutory Statements. Promptly, but in any event within ten (10) days after the date required to be filed, a copy of each Regulated Insurance Company’s Annual Statement for such year ended December 31, as filed with each Applicable Insurance Regulatory Authority.

Notwithstanding the foregoing, the obligations in paragraphs (b) ~~and~~, (c) and (f) of this Section 6.2 may instead be satisfied with respect to any financial statements or auditor opinion of the Borrower by furnishing (A) the applicable financial statements or auditor opinion of any Parent Company or (B) any Parent Company’s Form 10-K or 10-Q, as applicable, filed with the SEC or any securities exchange, in each case, within the time periods specified in such paragraphs and without any requirement to provide notice of such filing to Agent or to any Lender; provided that, with respect to each of clauses (A) and (B), (i) if (1) such financial statements relate to any Parent Company and (2) either (I) such Parent Company (or any other Parent Company that is a Subsidiary of such Parent Company) has any third party Indebtedness and/or operations (as determined by the Borrower in good faith and other than any operations that are attributable solely to such Parent Company’s ownership of the Borrower and its Subsidiaries) or (II) there are material differences between the financial statements of such Parent Company and its consolidated Subsidiaries, on the one hand, and the Borrower and its consolidated Subsidiaries, on the other hand, such financial statements or the Form 10-K or Form 10-Q, as applicable, shall be accompanied by consolidating information (which need not be audited) that summarizes in reasonable detail the differences between the information relating to such Parent Company, on the one hand, and the information relating to the Borrower and its consolidated Subsidiaries on a standalone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of the Borrower as having been fairly presented in all material respects and (ii) to the extent such statements are in lieu of statements required to be provided under Section 6.2(c), such statements shall be accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing or another accounting firm reasonably acceptable to the Agent, which report and opinion shall satisfy the applicable requirements set forth in Section 6.2(c) as if the references to “the Borrower” therein were references to such Parent Company.

6.3    Taxes; Pensions. Timely pay, and require each of its Subsidiaries to pay, within any applicable payment period, all federal, and all foreign, state and local, Taxes and other similar assessments owed by a Loan Party and each of its Subsidiaries (except to the extent such Taxes or assessments are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor) except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Change.

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6.4    Insurance~~.~~

. Subject in all respects to the terms and conditions of the Hudson/TRG Subordination Agreement:

(a)    Keep its business and the tangible Collateral insured for risks, and in amounts customary for companies in the Loan Parties’ industry and location and as Agent may reasonably request. Insurance policies insuring the property of each Loan Party shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of a Loan Party, and in amounts that are customary for companies in the Loan Parties’ industry and location and reasonably satisfactory to Agent. All property policies insuring the property of the Loan Parties shall have a lender’s loss payable endorsement showing Agent (or the agent under the TRG Credit Facility in lieu thereof) as the sole lender loss payable. All liability policies issued to the Loan Parties for the benefit of the Loan Parties shall show, or have endorsements showing, Agent (or the agent under TRG Credit Facility in lieu thereof) as an additional insured. To the extent reasonably available, all property and liability policies referenced in this section shall have a notice of cancellation endorsement naming Agent~~. Agent~~ (or the agent under TRG Credit Facility in lieu thereof). Agent (or the agent under the TRG Credit Facility in lieu thereof) shall be named as lender loss payable and/or additional insured with respect to any such insurance providing coverage in respect of any material Collateral.

(b)    Ensure that proceeds payable under any property policy insuring the property of the Loan Parties are, at Agent’s option payable to Agent (or the agent under the TRG Credit Facility in lieu thereof) on account of the Obligations.

(c)    At Agent’s request, and when other evidence or certificates of insurance are not sufficient and where possible or reasonable, the Loan Parties shall deliver certified copies of insurance policies insuring the property of the Loan Parties. The Loan Parties shall use commercially reasonable efforts to cause each provider of any such insurance required under this Section 6.4 to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Agent, that it will give Agent thirty (30) days prior written notice (or ten (10) days prior written notice in the case of non-payment) before any such policy or policies. If the Loan Parties fail to obtain insurance as required under this Section 6.4 or to pay any amount or furnish any required proof of payment to third persons and Agent (or the agent under the TRG Credit Facility in lieu thereof), Agent may make all or part of such payment or obtain such insurance policies required in this Section 6.4, and take any action under the policies Agent (or the agent under the TRG Credit Facility in lieu thereof) deems prudent.

To the extent any deliverables required hereby cannot be provided to multiple agents, they shall instead be provided to the agent under the TRG Credit Facility as provided for under the Hudson/TRG Subordination Agreement, and by doing so shall be deemed satisfied hereunder.

6.5    Operating Accounts. ~~Except~~Subject in all respects to the terms and conditions of the Hudson/TRG Subordination Agreement, except as otherwise provided in this Section 6.5, deposit or cause to be deposited promptly all proceeds in respect of any Collateral and all other amounts received by any Loan Party into a Collateral Account subject to a Control Agreement or in an Excluded Account. The Loan Parties shall not maintain cash, Cash Equivalents or other amounts in any Collateral Account (other than Excluded Accounts), unless, Agent shall have received a Control Agreement or other appropriate instrument in respect of each such Collateral Account to perfect Agent’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated by any Loan Party without the prior written consent of Agent~~.~~  (provided that during the term of the Hudson/TRG Subordination Agreement, such requirement may instead be satisfied by an appropriate instrument of the agent in respect of the TRG Credit Facility and bailee arrangements thereunder). Notwithstanding the foregoing, promptly after the later of (x) the occurrence of a Project Beacon Failure Event and (y) October 1, 2025, to the extent then reasonably requested by Agent, the Borrower will use commercially reasonably efforts to amend each Control Agreement required pursuant to this Section 6.5 to provide that the applicable depository bank will comply with instructions originated by Agent directing disposition of the funds in the deposit account without further consent by any Loan Party (without, for the avoidance of doubt any requirement of Agent to provide any “notice of exclusive control” or similar notice); provided that, if any such time any commitment or loan under the TRG Credit Facility remains effective or outstanding, the foregoing requirement shall be satisfied in such right to instruct disposition of funds is then granted in favor of the administrative agent and/or collateral agent thereunder.

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6.6    Protection of Intellectual Property Rights.

(a)    (i) Protect, defend and maintain the validity and enforceability of its Intellectual Property, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Change; (ii) promptly advise Agent in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of any Intellectual Property that in the good faith commercial judgement of such Loan Party is material to such Loan Party’s business; and (iii) not allow any Intellectual Property owned by a Loan Party that in the good faith commercial judgement of such Loan Party is material to such Loan Party’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent.

(b)    Upon the reasonable request of Agent, the Loan Parties shall use commercially reasonable efforts to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for Agent to have a security interest in the Loan Parties’ rights in any material Restricted License that might otherwise be prohibited by law or by the terms of any such Restricted License (but only to the extent that such terms would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or other applicable law (including the Bankruptcy Code) or principles of equity), whether now existing or entered into in the future. For the avoidance of doubt, in no event shall the use of commercially reasonable efforts to obtain such consent or waiver obligate any Loan Party to pay any fees or expenses, incur any liabilities or modify any terms of any such Restricted License (or any other agreement) in a manner that is adverse to such Loan Party.

6.7    [Reserved].

6.8    Access to Collateral; Books and Records. Allow Agent, or its agents upon reasonable prior notice and at reasonable times during normal business hours, to audit and copy each of the Loan Party Books from time to time.

6.9    Formation or Acquisition of Subsidiaries. At the time that any Loan Party forms any direct Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date (in each case, other than an Excluded Subsidiary), such Loan Party shall, promptly and in any event within thirty (30) days after the formation or acquisition thereof (or such later date as the Agent may agree it its sole discretion), (a) cause such new Subsidiary to become a Guarantor hereunder by executing and delivering to Agent a Counterpart Agreement, (b) provide to Agent appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance reasonably satisfactory to Agent, and (c) provide to Agent such other agreements, instruments, opinions, approvals or other documents (in form and substance reasonably satisfactory to Agent) reasonably requested by Agent in order to create, perfect, establish the pledge of all of the beneficial ownership interest in such new Subsidiary or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents.

6.10    Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions. (i) Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions, (ii) not engage in any activity that would breach in any material respect any Anti-Corruption Law, (iii) promptly notify Agent of any action, suit or investigations by any court or Governmental Authority in relation to an alleged breach of the Anti-Corruption Law, (iv) not directly or, to the knowledge of any Loan Party, indirectly use, lend or contribute the proceeds of the Term Loan for any purpose that would breach any Anti-Corruption Law and (v) in order to comply with the “know your customer/borrower” requirements of the Anti-Money Laundering Laws, promptly provide to Agent upon its reasonable request from time to time (A) to the extent known to such Loan Party, information relating to individuals and entities affiliated with any Loan Party that maintain a business relationship with Agent or Lenders, and (B) such identifying information and documentation as may be available for such Loan Party in order to enable Agent or any Lender to comply with Anti-Money Laundering Laws.

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6.11    Lender Meetings. Upon the reasonable request and on reasonable notice of Agent, not more than three in any Fiscal Year, participate in a meeting by telephone with Agent and the Lenders (or at such location as may be agreed to by Borrower and Agent) at such time as may be agreed to by Borrower and Agent.

6.12    Board Observation Rights  Agent shall be entitled to designate one observer (the “Board Observer”) to attend any regular meeting (a “BOD Meeting”) of the Board of Directors of Borrower (or any relevant committee thereof). The Board Observer shall (a) not constitute a member of any Board of Directors or any committee, (b) not be entitled to vote on any matters presented at meetings of any Board of Directors or any committee or to consent to any matter as to which the consent of any Board of Directors or any committee has been requested, (c) be timely notified of the time and place of any BOD Meetings (which notices shall include all proposed actions to be taken by the Board of Directors (or any relevant committee thereof) and (d) have the right to receive all information provided to the members of the Board of Directors or any similar group performing an executive oversight or similar function (or any relevant committee thereof) of Borrower in anticipation of or at such meeting (regular or special and whether telephonic or otherwise). Notwithstanding the foregoing, a Board of Directors or committee may withhold information or material from the Board Observer and exclude the Board Observer from any meeting or portion thereof if (as determined by the applicable Board of Directors or committee in good faith) access to such information or materials or attendance at such meeting would adversely affect the assertion of the attorney-client or work product privilege between the Borrower or any of its Subsidiary and its counsel. Information delivered to the Board Observer shall be subject to the confidentiality provisions contained herein.

6.13    Further Assurances. Execute any further instruments and take further action as Agent reasonably requests to (a) perfect, protect or continue Agent’s first priority Lien in the Collateral (subject to Permitted Liens), (b) enable Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral or (c) better assure, convey, grant, assign, transfer and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. If an Event of Default has occurred and is continuing as a result of any Loan Party failing to perform any agreement or obligation contained herein (i) in furtherance of the foregoing and to the extent reasonably deemed necessary by Agent, to the maximum extent permitted by applicable law, each Loan Party authorizes each Agent to execute any such agreements, instruments or other documents in such Loan Party’s name and to file such agreements, such instruments or other such documents in such Loan Party’s name in any appropriate filing office, and (ii) Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Loan Party or Agent, and the reasonable out-of-pocket expenses of Agent incurred in connection therewith shall be jointly and severally payable by the Loan Parties pursuant to Section 12.10 hereof and shall be secured by the Collateral.

6.14    Post-Funding. Notwithstanding anything herein to the contrary, provide Agent:

(a)    within 30 days after July 27, 2021 (or such later date as the Agent may agree), duly executed control agreements in respect of any Deposit Accounts included in the Collateral (excluding, for the avoidance of doubt, any Excluded Accounts); and

(b)    within 60 days after the initial funding of the Term Loan (or such later date as the Agent may agree), endorsements to the insurance policies required by Section 6.4 as to the additional insureds or lender’s loss payables thereunder as Agent may reasonably request;

each in form and substance reasonably satisfactory to Agent.

6.15    Underwriter. If reasonably requested by the Agent after the occurrence of a Project Beacon Failure Event, the Borrower shall promptly, but solely to the extent permitted by applicable law and/or regulation, (a) transfer 100% of the Borrower’s then-owned Equity Interests in the Underwriter into a newly formed bankruptcy-remote entity (the “Underwriter HoldCo”) and (b) cause 100% of the Borrower’s then-owned Equity Interests in the Underwriter HoldCo to be pledged as Collateral hereunder. In furtherance of the foregoing, Agent and the Borrower agree to use commercially reasonable efforts to complete a Form A regulatory filing in respect of the pledge of the Borrower’s Equity Interests in the Underwriter HoldCo.

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7.    NEGATIVE COVENANTS

On and after the Funding Date, and in each case so long as any Obligations (whether or not due) shall remain outstanding or unpaid (other than Unasserted Contingent Indemnification Claims), no Loan Party shall and no Loan Party shall permit its Subsidiaries to, unless Agent shall otherwise consent in writing:

7.1    Dispositions. Make any Disposition, whether in one transaction or a series of related transactions, of all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing, except for (a) Dispositions of assets in the ordinary course of business or as carried on as at the date of this Agreement; (b) Dispositions of worn-out or obsolete assets; (c) Dispositions consisting of Permitted Liens and Permitted Investments; (d) Dispositions consisting of the sale or issuance of any Qualified Equity Interests of Borrower; (e) Dispositions of non-exclusive licenses and leases for the use of the property (including intellectual property) of a Loan Party or its Subsidiaries in the ordinary course of business; (f) Dispositions consisting of the Loan Parties’ or their Subsidiaries use or transfer of money or Cash Equivalents (other than, except in the case of Borrower, transfers to Affiliates that are non-Loan Parties (other than to a Subsidiary of a Loan Party)) in the ordinary course of its business for the payment of ordinary course business expenses in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (g) Dispositions of assets in exchange for other assets which are in reasonable opinion of the disposing Loan Party or Subsidiary, comparable as to type, value and quality; (h) Dispositions between and/or among the Loan Parties or their Subsidiaries; (i) the sale or discount of Accounts (subject only to customary limited recourse) in the ordinary course of business in connection with the compromise, collection or efficient monetization thereof; (j) the lapse, abandonment or other dispositions of intellectual property that is, in the reasonable good faith judgment of a Loan Party or its Subsidiary, no longer economically practicable or commercially desirable to maintain or useful in the conduct of the business of the Loan Parties or any of their Subsidiaries; (k) Dispositions resulting from any loss, destruction or damage of any property or assets or any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of any property or assets; (l) mergers and consolidations to the extent expressly permitted by Section 7.3; (m) the termination or unwinding of any Swap Contract in accordance with its terms in the ordinary course of business; (n) disposals of cash or Cash Equivalents (x) in the ordinary course of business, but excluding pursuant to any transaction prohibited under the Loan Documents and/or (y) to pay any fees, premiums or other amounts required to be paid under the TRG Credit Facility; (o) Dispositions by one Loan Party of Pledged Shares to another Loan Party; (p) Dispositions expressly permitted by this Agreement; (q) any Disposition that generates (individually) less than $100,000 in Net Cash Proceeds and $750,000 in the aggregate for all such Dispositions; (r) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; (s) any sale of Equity Interests by a Subsidiary so long as any remaining Investments in such Subsidiary of the Borrower and its Subsidiaries are permitted hereunder and (t) other Dispositions, so long as the Net Cash Proceeds thereof, when aggregated with the Net Cash Proceeds of all other Dispositions made within the same Fiscal Year in accordance with this clause (t) are not in excess of $10,000,000; provided that, (1) at the time of such Asset Sale (or, if such Asset Sale is made pursuant to a binding agreement to sell, at the time that such sale agreement is entered into), no Event of Default shall have occurred and be continuing or would result therefrom, and (2) such Net Cash Proceeds shall be (x) in an amount at least equal to the fair market value of the asset(s) subject to such Asset Sale (as determined in good faith by the Borrower), (y) paid in cash in an amount at least equal to 75% of such Net Cash Proceeds and (z) subject to Section 2.2(d)(viii), applied in accordance with Section 2.2(d)(ii) and/or as (and to the extent) required by Section 2.2(c)(ii).

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7.2    Changes in Business, Management, Control, or Business Locations. Engage in or permit any of its Subsidiaries to engage in any business other than (a) the businesses currently engaged (or proposed to be engaged in, as disclosed to the Agent) in by any of the Loan Parties or their Subsidiaries as of the date hereof, as applicable or (b) lines of business reasonably related or ancillary thereto or to the property and casualty insurance business generally and, in the case of each of (a) and/or (b), including any business that is similar, incidental, complementary, corollary, synergistic or related, and in each case, any reasonable extension, development or expansion of such business.

7.3    Mergers. Except to consummate (i) a SPAC or de-SPAC transaction in which either (x) the Borrower is the surviving entity or (y) if the Borrower is not the surviving entity, then (1) the surviving entity is organized or existing under the laws of the United States, any state thereof or the District of Columbia (or any other jurisdiction reasonably acceptable to Agent), (2) the surviving entity assumes the Obligations of the Borrower in a manner reasonably acceptable to the Agent and (3) the other Loan Parties shall have executed and delivered such other reaffirmation documents in respect of the Obligations as may be reasonably requested by the Agent or (ii) any other acquisition or disposition otherwise permitted hereunder, (a) merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person or (b) acquire, adopt or consummate a “plan of division” (or comparable transaction) under the Delaware Limited Liability Company Act or any similar law; provided, that, notwithstanding the foregoing, (i) any Loan Party may merge or consolidate with any other Loan Party, (ii) any Subsidiary of the Borrower that is not a Loan Party may merge or consolidate with any other Subsidiary of the Borrower that is not a Loan Party (or that is a Loan Party, provided that the Loan Party shall survive such merger or consolidation), (iii) if with respect to such merger or consolidation the Borrower is a party to such merger or consolidation, it shall be the survivor thereof.

7.4    Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5    Encumbrances. Create, incur, allow, or suffer, or permit any of its Subsidiaries to create, incur, allow or suffer, any Lien on any of its property, except for Permitted Liens, or assign or convey any right to receive income, including the sale of any Accounts (other than as permitted pursuant to Section 7.1), or permit any of its Subsidiaries to do so, except to the extent expressly permitted hereby, permit any Collateral not to be subject to the first priority security interest granted herein (subject to Permitted Liens and permitted non-perfection), or enter into, incur or permit to exist, or permit any Subsidiary to enter into, incur or permit to exist, directly or indirectly, any agreement, document, instrument or other arrangement (except with or in favor of Agent) with any Person which directly or indirectly prohibits or has the effect of prohibiting or restricting any Loan Party or any Subsidiary of any Loan Party from incurring or permitting to exist any Lien in or upon any of its property or revenues to secure the Obligations, except for such agreements, documents, instruments, arrangements, prohibitions or restrictions existing under or by reason of (i) this Agreement and the other Loan Documents, (ii) applicable Requirements of Law (including restrictions and limitations imposed thereby), (iii) any agreement, document, instrument or other arrangement creating a Permitted Lien (but only to the extent such prohibition or restriction applies to the assets subject to such Permitted Lien), (iv) customary provisions in leases and licenses of real or personal property entered into by any Loan Party or Subsidiary as lessee or licensee in the ordinary course of business, restricting the granting of Liens therein or in property that is the subject thereof, (v) customary restrictions and conditions contained in any agreement relating to the sale of assets pending such sale, provided that such restrictions and conditions apply only to the assets being sold and such sale is not prohibited under this Agreement, (vi) restrictions that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such contractual obligations were not entered into in contemplation of such Person becoming a Subsidiary, (vii) are customary restrictions that arise in connection with (x) any Permitted Lien and relate to the property subject to such Lien or (y) any disposition permitted by Section 7.1 and relate solely to the assets or Person subject to such disposition; (xi) are customary restrictions that arise in connection with (x) any Permitted Lien and relate to the property subject to such Lien or (y) any disposition permitted by Section 7.1 or 7.6 and relate solely to the assets or Person subject to such disposition; (xi) represent Indebtedness of a Subsidiary that is not a Loan Party which is permitted by Section 7.4 and which does not apply to any Loan Party; (xii) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.6 and applicable solely to such joint venture and its equity; (xiii) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.4 but solely to the extent any negative pledge relates to the property financed by such Indebtedness and the proceeds, accessions and products thereof; (xiv) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the property interest, rights or the assets subject thereto; (xv) are customary provisions restricting subletting, transfer or assignment of or any Lien on any lease governing a leasehold interest of Borrower or any of its Subsidiaries; (xvi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; (xv) are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business; (xvi) arise in connection with cash or other deposits permitted under Section 7.5 or 7.6 and limited to such cash or deposit; (xvi) are restrictions regarding licensing or sublicensing by the Borrower and its Subsidiaries of Intellectual Property in the ordinary course of business; (xvii) are restrictions on cash earnest money deposits in favor of sellers in connection with acquisitions or other investments not prohibited hereunder; (xv) are in the Loan Documents; are operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto; (xvi) are in any other Indebtedness, so long as such encumbrances or restrictions are not materially more restrictive than those contained in the Loan Documents (as determined by the Borrower in good faith) and do not prohibit compliance with Section 6.9; ~~or~~ (xvi) would be rendered unenforceable by applicable provisions of the UCC or (xvii) are set forth in the TRG Credit Facility.

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7.6    Distributions; Investments. (a) Make, or permit any of its Subsidiaries to make, any Restricted Payment other than Permitted Restricted Payments; or (b) directly or indirectly make (or permit any of its Subsidiaries to make) any Investment other than Permitted Investments (provided, however, notwithstanding anything to the contrary in this Agreement, a Loan Party may create or form a Subsidiary so long as such Loan Party complies with Section 6.9 hereof).

7.7    Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction between any Loan Party or any of its Subsidiaries (each, an “Obligor”) and any Affiliate of a Loan Party which is not an Obligor (each, a “Non Obligor”), except for: (i) transactions in the ordinary course of such Obligor’s business and upon fair and reasonable terms that are no less favorable to such Obligor than would be obtained in an arm’s length transaction with a Person that is not a Non Obligor, (ii) transactions solely between or among any one or more Obligors, (iii) reasonable and customary indemnities provided to, and reasonable and customary fees paid to, members of the board of directors of the Borrower and its Subsidiaries, (iv) transactions and other payments expressly permitted by this Agreement and the other Loan Documents, (v) compensation (including bonuses and commissions) and employment, separation and severance of officers, directors, employees and consultants (including expense reimbursement and indemnification) and the establishment and maintenance of benefit programs or arrangements with employees, officers, directors and consultants, including vacation plans, health and life insurance plans, deferred compensation plans and retirement or savings plans and similar plans or equity incentive or equity option plans, including entering into any agreement with respect to the foregoing, performing any Obligor’s obligations thereunder and making any payments in respect thereof, (vi)  issuances of Qualified Equity Interests not resulting in a Change of Control or otherwise in violation of this Agreement or any other Loan Document, (vii) Indebtedness to the extent permitted by Section 7.4, Liens to the extent permitted by Section 7.5, Restricted Payments to the extent permitted under Section 7.6(a), Investments to the extent permitted under Section 7.6(b) and transactions permitted by Section 7.1 or Section 7.3; (viii) transactions existing on the Effective Date and listed on Schedule 7.7; (ix) transactions in which the Borrower delivers to the Lender a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Borrower or such Subsidiary from a financial point of view; ~~and~~ (x) transactions which are approved by a majority of the disinterested members of the board of directors of the Borrower in good faith; and (xi) the TRG Credit Facility and the transactions contemplated thereby.

7.8    Subordinated Debt; TRG Credit Facility. (a) Amend any provision in any document relating to the Subordinated Debt in violation of the subordination provisions thereof or any subordination agreement with respect thereto, or adversely affect in any material respect the subordination thereof to Obligations owed to the Secured Parties or (b) amend any provision in any document governing the TRG Credit Facility in violation of the Hudson/TRG Subordination Agreement.

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7.9    Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System, “Margin Stock”), or use the proceeds of the Term Loan for that purpose; fail to (a) meet the minimum funding requirements of ERISA with respect to any employee benefit pension plans (as defined in Section 3(2) of ERISA) that is sponsored, maintained or contributed to by a Loan Party and that is subject to Title IV of ERISA (a “Pension Plan”), (b) prevent a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the 30-day notice period has been waived)from occurring, or (c) comply with the Federal Fair Labor Standards Act, the failure of any of the conditions described in clauses (a) through (c) which could reasonably be expected to have a Material Adverse Change; or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Change, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which would reasonably be expected to result in any liability of any Loan Party, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental entity, in each case which would reasonably be expected to result in a Material Adverse Change.

7.10    [Reserved].

7.11    Modifications of Indebtedness, Operating Documents and Certain Other Agreements, Etc. (i) amend, modify or otherwise change any of its Operating Documents in any way materially adverse to the interests of Agent and Lenders under the Loan Documents; provided, that no such amendment, modification or change or new agreement or arrangement shall provide for any plan of division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any similar statute or provision under applicable law) or (ii) agree to any amendment, modification or other change to or waiver to any of its rights under any contract that is material to the business of the Loan Parties (other than contracts relating to the TRG Credit Facility, which shall solely be limited by Section 7.8(b)), if such amendment, modification, change or waiver would have a material and adverse effect on Agent’s security interest in the Collateral or on the rights and remedies of Agent and Lenders under the Loan Documents. Nothing in this Agreement shall, or shall be deemed to, prohibit the Borrower or any of its Subsidiaries from amending its Operating Documents to include “bankruptcy remote” provisions, including as required by the terms of the TRG Credit Facility.

7.12    Sanctioned Persons; Anti-Corruption Laws; Anti-Money Laundering Laws. (i) Conduct, nor permit any of its Subsidiaries to conduct, any business or engage in any transaction or deal with or for the benefit of any Sanctioned Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Sanctioned Person, in each case in violation of applicable Sanctions; or (ii) use, nor permit any of its Subsidiaries to use, directly or, to the knowledge of any Loan Party, indirectly, any of the proceeds of the Term Loan, (A) to fund any activities or business of or with any Sanctioned Person or in any other manner that would result in a violation of any Sanctions by any Person (including by any Person participating in the Term Loan, whether as underwriter, advisor, investor or otherwise), or (B) for the purpose of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Law.

7.13    Financial Covenants.

(a)    As of the last day of any month, allow Liquidity of the Borrower and its Subsidiaries, on a consolidated basis, to be less than $20,000,000; and

(b)    As of the last day of each Fiscal Year, allow Consolidated GAAP Revenue of the Borrower and its Subsidiaries, on a consolidated basis, to be less than $~~130,000,000~~50,000,000, with respect to such Fiscal Year.

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(c)    Notwithstanding anything to the contrary in this Agreement (including Section 8), if the Borrower reasonably expects to fail (or has failed) to comply with Section 7.13(a) and/or (b) above at the end of any applicable fiscal period), the Borrower (or any parent thereof) shall have the right (the “Cure Right”) (at any time during such applicable fiscal period or thereafter until the date that is 15 Business Days after the date on which financial statements for such fiscal period are required to be delivered pursuant to Section 6.2(b) or (e) (as applicable) to issue Permitted Equity for cash or otherwise receive cash contributions in respect of Permitted Equity (the “Cure Amount”), and thereupon the Borrower’s compliance with Section 7.13(a) and (b) shall be recalculated giving effect to the following pro forma adjustment: each of Liquidity and Consolidated GAAP Revenue shall be increased, solely for the purpose of determining compliance with Section 7.13(a) or (b), as applicable, as of the end of the applicable fiscal period, by an amount equal to the Cure Amount. If, after giving effect to the foregoing recalculation (but not, for the avoidance of doubt, except as expressly set forth below, taking into account any immediate repayment of Indebtedness in connection therewith), the requirements of Section 7.13(a) or (b), as applicable, would be satisfied, then the requirements of Section 7.13(a) or (b), as applicable, shall be deemed satisfied as of the end of the relevant fiscal period with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 7.13(a) or (b), as applicable, that had occurred (or would have occurred) shall be deemed cured for the purposes of this Agreement. Notwithstanding anything herein to the contrary, (i) in each four consecutive applicable fiscal periods there shall be at least two such fiscal periods (which may, but are not required to be, consecutive) in which the Cure Right is not exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than three times (it being understood and agreed that for purposes of this Section 7.13(c), and exercise of the Cure Right with respect to Section 7.13(a) and (b) at the same time shall be deemed to be only one usage of the Cure Right), (iii) the Cure Amount shall be no greater than the amount required for the purpose of complying with Section 7.13(a) or (b), as applicable, (or to be in pro forma compliance with any financial covenant with respect to any other Indebtedness that is being cured), (iv) upon Lender’s receipt of a written notice from the Borrower that the Borrower intends to exercise the Cure Right (a “Notice of Intent to Cure”), until the 15th Business Day following the date on which Financial Statements for the fiscal period to which such Notice of Intent to Cure relates are required to be delivered pursuant to Section 6.2(b) or (e) (as applicable), the Agent shall not exercise any right to accelerate the Term Loan, and the Agent shall not exercise any right to foreclose on or take possession of the Collateral or any other right or remedy under the Loan Documents, in each case solely on the basis of the relevant Event of Default under Section 8.2(a), (v) during any fiscal period in which any Cure Amount is included in the calculation of Liquidity or Consolidated GAAP Revenue, as applicable as a result of any exercise of the Cure Right, such Cure Amount shall be counted solely as an increase to Liquidity or Consolidated GAAP Revenue (or, if applicable, both) (and not as a reduction of Indebtedness (by netting or otherwise), except to the extent that the proceeds of such Cure Amount are actually applied to repay Indebtedness) for the purpose of determining compliance with Section 7.13(a) or (b), as applicable.

(d)    Notwithstanding anything in this Agreement to the contrary, and for the avoidance of doubt, each of the parties hereto acknowledges and agrees that the covenants set forth in this Section 7.13 are subject to the standstill provided by the Fifth Amendment.

7.14    Regulated Insurance Companies. Notwithstanding the foregoing, to the extent any of the foregoing covenants in this Section 7 conflict with applicable Requirements of Law as they apply to a Regulated Insurance Company (or applicable Requirements of Law would prevent the application thereof to any Regulated Insurance Company), such applicable Requirements of Law shall govern and such provision shall not apply, solely to the extent necessary to comply with such Requirements of Law.

8.    EVENTS OF DEFAULT

The continuance of any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1    Payment Default. The Borrower fails to (a) make any payment of principal, on the Term Loan when due, or (b) pay any other Obligations (including interest and any Applicable Prepayment Premium, if any) within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Term Loan Maturity Date).

8.2    Covenant Default.

(a)    Any Loan Party fails or neglects to perform any obligation in Section 7;

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(b)    Any Loan Party fails or neglects to perform any obligation in Section 6.2 and such failure or neglect continues for five (5) Business Days after the earlier of receipt of written notice of such failure or neglect by a Responsible Officer of Borrower from Agent and the date a Responsible Officer of any Loan Party has actual knowledge of such failure or neglect;

(c)    Any Loan Party fails or neglects to perform any obligation in Section 6.1(a) and such failure or neglect continues for fifteen (15) Business Days after the earlier of receipt of written notice of such failure or neglect by a Responsible Officer of Borrower from Agent and the date a Responsible Officer of any Loan Party has actual knowledge of such failure or neglect;

(d)    Any Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents (not specified in Sections 8.1 8.2(a) or 8.2(b)), and (other than breach of any provision of Section 7 which cannot by its nature be cured) such failure or neglect continues for thirty (30) days after the earlier of receipt of written notice of such failure or neglect by a Responsible Officer of Borrower from Agent and the date a Responsible Officer of any Loan Party has actual knowledge of such failure or neglect; or

8.3    Attachment; Levy; Restraint on Business. (a) Any material portion of the Collateral (taken as a whole) is attached, seized, levied on, or comes into possession of a trustee or receiver, or (b) any court order enjoins, restrains, or prevents the Loan Parties from conducting all or any material part of their business, and in each case is not removed, discharged or rescinded within thirty (30) days.

8.4    Insolvency. (a) Any Loan Party admits in writing that it is generally unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent, is generally not paying its debts as such debts become due, or makes a general assignment for the benefit of creditors; (b) any Loan Party begins an Insolvency Proceeding; (c) an Insolvency Proceeding is begun against any Loan Party and is not dismissed or stayed within sixty (60) days; or (d) in the case of subclause (a) or (b) above, any Loan Party or Subsidiary shall take any action to authorize any of the actions set forth therein.

8.5    Other Agreements. There is, under any agreement governing Indebtedness in an aggregate outstanding amount in excess of $1,000,000 to which any Loan Party or its Subsidiaries is a party with a third party or parties, any failure or breach which has resulted in a current right by such third party or parties, whether or not exercised, to accelerate the maturity of such Indebtedness (after giving effect to any grace or cure period and the giving of notice if required thereunder (and in each case, not prior thereto)). For the avoidance of doubt, any failure or breach described above in this paragraph shall not result in a Default or Event of Default hereunder while any notice or grace period, if applicable to such failure, breach or default remains in effect. This Section 8.5 shall not apply to (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness if such sale or transfer is permitted under this Agreement and (B) the termination (or similar event) with respect to any hedging or other derivative instrument.

8.6    Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least $1,000,000 (not covered by independent third-party insurance as to which liability has not been denied by such insurance carrier other than customary deductibles) shall be rendered against any Loan Party by any Governmental Authority, and the same are not, within sixty (60) days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged or bonded prior to the expiration of any such stay.

8.7    Misrepresentations. Any Loan Party or any Person acting for any Loan Party makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or any writing executed in connection herewith and delivered to Agent, and such representation, warranty, or other statement is incorrect in any material respect when made other than if the circumstances giving rise to the misrepresentations and the consequences of such misrepresentation are capable of remedy and are remedied within thirty (30) days of the earlier of receipt of written notice of such failure or neglect by a Responsible Officer of Borrower from Agent and the date a Responsible Officer of any Loan Party has knowledge of such misrepresentation.

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8.8    Subordinated Debt. ~~The~~Other than in respect of the TRG Credit Facility and subject in all respects to the terms and conditions of the Hudson/TRG Subordination Agreement, the Obligations ceasing or the assertion in writing by any Loan Party that the Obligations cease to constitute senior indebtedness with the priority contemplated by this Agreement under the subordination provisions of any document or instrument evidencing any permitted Subordinated Debt (in each case, to the extent required by such subordination provision) or the subordination provisions of any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be invalidated or otherwise cease to be in full force and effect, or any other Person shall take a material action in breach thereof or contest in writing the validity or enforceability thereof or deny in writing that it has any further liability or obligation thereunder.

8.9    Governmental Approvals. Any material Governmental Approval or material Insurance License of any Loan Party or any of its Subsidiaries shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority or an Applicable Insurance Regulatory Authority (as applicable) that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or Insurance License or that would reasonably be expected to result in the Governmental Authority or Applicable Insurance Regulatory Authority (as applicable) taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal cause, or would reasonably be expected to cause, a Material Adverse Change.

8.10    Validity; Liens. ~~Any~~Other than in respect of the TRG Credit Facility and subject in all respects to the terms and conditions of the Hudson/TRG Subordination Agreement, any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party asserts in writing that any material provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien (except with respect to the TRG Credit Facility and as otherwise permitted herein or therein) in any material portion of the Collateral purported to be covered thereby.

9.    RIGHTS AND REMEDIES

9.1    Rights and Remedies. ~~Upon~~Subject in all respects to the terms and conditions of the Hudson/TRG Subordination Agreement, upon the occurrence and during the continuance of an Event of Default, Agent may, upon prior written notice to Loan Parties, do any or all of the following:

(a)    (i) subject to sub-clause (ii) below, terminate the Term Loan Commitments and declare all Obligations (including the Applicable Prepayment Premium, if any) immediately due and payable (but if an Event of Default described in Section 8.4 occurs, without notice or demand, all Obligations (including all accrued and unpaid interest thereon, all fees, the Applicable Prepayment Premium (if any) and all other amounts due under the Loan Documents) are immediately due and payable without any action by Agent), without any notice to any Loan Party or any other Person or any act by Agent or any Lender, and (ii) notwithstanding the other provisions of this clause (a), on and from the date on which the Obligations have been declared due and payable the Loan will amortize on a straight line basis over the period of twenty four (24) months from such date (in the case of this clause (ii), subject to the terms of Section 2.2(c)(iii) (unless otherwise waived or modified by the Borrower that the Required Lenders));

(b)    stop advancing money or extending credit for the Borrower’s benefit under this Agreement;

(c)    verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent considers advisable, and notify any Person owing a Loan Party money of Agent’s security interest in such funds;

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(d)    make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral, and the Loan Parties shall assemble the Collateral if Agent requests and make it available as Agent designates;

(e)    enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred, and in connection therewith each Loan Party grants Agent a license to enter and occupy its premises, without charge, to exercise any of Agent or Lenders’ rights or remedies;

(f)    ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral and in connection therewith Agent is hereby granted, solely during the continuance of the Event of Default, a non-exclusive, royalty-free license or other right to use, without charge, any Loan Party’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks (provided that such license with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks), and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent’s exercise of its rights under this Section 9.1(f), such Loan Party’s rights under all licenses and all franchise agreements inure to Agent’s benefit (on behalf of itself and the Lenders);

(g)    deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(h)    demand and receive possession of any Loan Party’s Books;

(i)    exercise all rights and remedies available to any Secured Party under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof);

(j)    deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral; and

(k)    notwithstanding any other provision of Sections 4.7(b), 4.7 (c) or this Section 9.1, neither Agent nor any Lender may take any step or exercise any right or remedy under Sections 4.7(b), 4.7 (c) or this Section 9.1 unless it has made commercially reasonable efforts for a period of not more than forty five (45) days to agree with Borrower how to repay the Obligations (including exercise of the rights and remedies of Borrower under the Loan Documents in an agreed manner.

9.2    Power of Attorney. Each Loan Party hereby irrevocably appoints Agent as its lawful attorney-in-fact and proxy, with full authority in the place and stead of such Loan Party and in the name of such Loan Party or otherwise, from time to time in Agent’s discretion, exercisable only upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument that Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including but not limited to: (a) endorse any Loan Party’s name on any checks or other forms of payment or security; (b) sign any Loan Party’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Agent determines reasonable; (d) make, settle, and adjust all claims under any Loan Party’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Agent or a third party as the Code permits. Each Loan Party also hereby appoints Agent as its lawful attorney-in-fact to sign such Loan Party’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than Unasserted Contingent Indemnification Claims) have been satisfied in full. Agent’s foregoing appointment as each Loan Party’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than Unasserted Contingent Indemnification Claims) have been fully repaid and performed.

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9.3    Protective Payments. If any Loan Party fails to obtain the insurance called for by Section 6.4 or fails to pay any premium thereon or fails to pay any other amount which any Loan Party is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, the Secured Parties may obtain such insurance or make such payment, and all amounts so paid by the Secured Parties are Obligations and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Agent will make reasonable efforts to provide the Loan Parties with notice of the Secured Parties obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by a Secured Party are deemed an agreement to make similar payments in the future or a Secured Party’s waiver of any Event of Default.

9.4    Application of Payments and Proceeds Upon Default. At any time after Agent takes action under Section 9.1, Agent shall have the right to apply in any order any funds in its possession, whether from Loan Party account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations. Agent shall pay any surplus to the Loan Parties or to other Persons legally entitled thereto; the Loan Parties shall remain liable to the Secured Parties for any deficiency. If Agent, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Agent shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Agent of cash therefor.

9.5    Agent’s Liability for Collateral. Provided Agent takes at least the same level of care for any Collateral in its possession or under its control as Agent would take with any of its own assets, Agent shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Each Loan Party bears all risk of loss, damage or destruction of the Collateral.

9.6    No Waiver; Remedies Cumulative. Agent’s failure, at any time or times, to require strict performance by any Loan Party of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of any Secured Party thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. The Secured Parties’ rights and remedies under this Agreement and the other Loan Documents are cumulative. The Secured Parties have all rights and remedies provided under the Code, by law, or in equity. A Secured Party’s exercise of one right or remedy is not an election and shall not preclude any Secured Party from exercising any other remedy under this Agreement or other remedy available at law or in equity, and a Secured Party’s waiver of any Event of Default is not a continuing waiver. Any Secured Party’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7    Demand Waiver. Each Loan Party waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Agent on which any Loan Party is liable.

9.8    Loan Party Agent. ~~Each~~Subject in all respects to the terms and conditions of the Hudson/TRG Subordination Agreement, each Loan Party (other than the Borrower) hereby appoints the Borrower as its agent in relation to the Loan Documents and authorizes the Borrower to (a) supply all information concerning itself contemplated by the Loan Documents to the Agent and any Lender, (b) give all notices and instructions, make such agreements and effect the relevant amendments, supplements and variations capable of being given, made or effected by any Loan Party notwithstanding that they may affect such Loan Party, without further reference to or consent of such Loan Party, (c) sign or agree any amendment or waiver in relation to any Loan Document on behalf of such Loan Party, and (d) take as its agent any other action necessary or desirable under or in connection with the Loan Documents.

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10.    NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission (if applicable); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number (if applicable), or email address indicated below. Agent or the Loan Parties may change its mailing or electronic mail address or facsimile number (if applicable) by giving the other parties written notice thereof in accordance with the terms of this Section 10.

If to any Loan Party:
States Title Holding, Inc. ~~1151~~101 Mission Street, Suite 1050 San Francisco, CA ~~94103~~94105 Attention: ~~###~~Legal Department ~~### ###~~corplegal@doma.com

If to Agent:	Hudson Structured Capital Management Ltd.
Attention: ~~###~~General Counsel 2187 Atlantic Street Stamford, CT 06902 E-mail: ~~###~~legalnotices@hscm.com

With a copy to:	Willkie Farr & Gallagher LLP
Attention: Michael Groll 787 Seventh Avenue New York, NY 10019-6099 E-mail: mgroll@willkie.com

11.    CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE

Except as otherwise expressly provided in any of the Loan Documents, New York law governs the Loan Documents without regard to principles of conflicts of law. Each Loan Party, Agent and each Lender submit to the exclusive jurisdiction of the State and Federal courts in New York County, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude any Secured Party from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of such Secured Party. Each Loan Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Loan Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Loan Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to the Loan Parties at the address set forth in, or subsequently provided by the Loan Parties in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of a Loan Party’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

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TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY, AGENT AND EACH LENDER IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 11 shall survive the termination of this Agreement.

12.    GENERAL PROVISIONS

12.1    Termination Prior to Term Loan Maturity Date; Survival. All covenants, representations and warranties made in this Agreement shall continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than Unasserted Contingent Indemnification Claims) have been discharged or otherwise satisfied in full. So long as the Obligations have been discharged or otherwise satisfied in full (other than Unasserted Contingent Indemnification Claims and any other obligations which, by their terms, are to survive the termination of this Agreement), this Agreement may be terminated prior to the Term Loan Maturity Date by any Loan Party pursuant to the terms and conditions set forth in Section 2.2(e). Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.

12.2    Successors and Assigns.

(a)    This Agreement binds and is for the benefit of the successors and permitted and registered assigns of each party. No Loan Party may assign this Agreement or any rights or obligations under it without Agent’s prior written consent (which may be granted or withheld in Agent’s discretion) and any such assignment without Agent’s prior written consent shall be null and void.

(b)    With the prior written consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned), so long as no Event of Default has occurred and is continuing, and the Agent, each Lender and its respective successors, contributees and assigns as permitted hereunder has the right to sell, transfer, assign, contribute or negotiate all or any part of, or any interest in, the Secured Parties’ obligations, rights and benefits under this Agreement and the other Loan Documents to any Person; provided that no such consent shall be required for any sale, transfer, assignment, contribution or negotiation to any Eligible Assignee. Notwithstanding the foregoing, (i) any Lender may at any time pledge, contribute or assign a security interest in all or any portion of its rights under this Agreement and any other Loan Document to secure obligations of such Lender, including any pledge, contribution or assignment to secure obligations to any Person; (ii) so long as such pledge, contribution or assignment is to a Person (other than an Eligible Assignee), prior written consent is required of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower (such consent not to be unreasonably withheld, delayed or conditioned); (iii) no such pledge, contribution or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee, contributee or assignee for such Lender as a party hereto.

(c)    The parties to each such assignment shall execute and deliver to the Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; (vi) such assignee, if it shall not be a Lender, shall deliver to the Borrower any Tax forms required by Section 2.6 and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

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(d)    With the prior written consent of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower (such consent of the Borrower not to be unreasonably withheld, delayed or conditioned), each Lender and its respective successors and assigns as permitted hereunder has the right to grant participation in all or any part of, or any interest in, the Secured Parties’ obligations, rights, and benefits under this Agreement and the other Loan Documents to any Eligible Assignee; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the Loan Parties for the performance of such obligations and (iii) the Loan Parties shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. A Lender that sells a participation shall, acting solely for this purpose as an agent of Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No participant shall be entitled to receive any greater payment under Section 2.6 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(e)    [Reserved]

(f)    The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of each Lender and its assignees and transferees, and the Term Loan Commitment of, and principal amounts (and stated interest) of the Term Loan owing to, the Lender and each assignee pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, the Agent, the Lender and each transferee and transferee shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Lenders and any assignee and transferee, at any reasonable time and from time to time upon reasonable prior notice.

12.3    Indemnification. Each Loan Party agrees to, jointly and severally, indemnify, defend and hold each Secured Party and each of its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing such Secured Party (each, an “Indemnified Person”) harmless against all obligations, demands, claims, losses, damages, penalties, fees, liabilities, reasonable out-of-pocket costs and expenses (including, without limitation, reasonable out-of-pocket attorneys’ fees, costs and expenses) (collectively, “Claims”) incurred by such Indemnified Persons, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with the transactions contemplated by the Loan Documents; except for Claims and/or losses (a) directly caused by such Indemnified Person’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction, (b) arises solely from a breach by such Indemnified Person of its obligations under the Loan Documents or (c) arises solely from a dispute solely among Indemnified Persons not arising out of or resulting from any act or omission on the part of any Loan Party. This Section 12.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. Notwithstanding anything in this Section 12.3 to the contrary, except as set forth in Section 2.2(d)(viii)(B) in connection with any mandatory prepayment with respect to an Underwriter Dividend, any reimbursable amounts owing pursuant to this Section 12.3 shall only be payable upon the earliest of (a) the consummation of the Merger (as defined in the Project Beacon Acquisition Agreement), (b) October 1, 2025, (c) any prepayment of the Term Loan pursuant to Section 2.2(e) of this Agreement and (d) the occurrence and continuance of any Event of Default pursuant to Section 8.4(b) and/or Section 8.4(c) of this Agreement.

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This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

12.4    Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.5    Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6    Correction of Loan Documents. Agent may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties so long as Agent provides the Loan Parties with written notice of such correction and allows the Loan Parties at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by Agent and the Loan Parties.

12.7    Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing and signed (a) in the case of any waiver or consent other than as contemplated by Section 12.6, by the Required Lenders (or by Agent with the consent of the Required Lenders) or (b) in the case of any amendment other than as contemplated by Section 12.6, by the Required Lenders (or by Agent with the consent of the Required Lenders) and the Loan Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall: (i) increase the Term Loan Commitment or the Term Loan Commitment Amount or increase the Pro Rata Share of any Lender’s Term Loan Commitment or Term Loan Commitment Amount, reduce the principal of, or interest on, the Term Loan or any other Obligations payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any scheduled date fixed for any payment of principal of, or interest or fees on, the Term Loan payable to any Lender, in each case, without the written consent of such Lenders adversely affected thereby (it being understood that (A) no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or the implementation of the Default Rate, shall be within the scope of this clause (i), and such actions shall only require the consent of the Required Lenders (or in the case of a waiver of mandatory prepayment in connection with a Change of Control, solely the Agent without requirement for consent by any Lender or other Secured Party) and (B) any waiver of any amortization payment referred to in Section 2.2(b)(iii) shall only require the consent of the Required Lenders)); (ii) change the percentage of the Term Loan Commitment, Term Loan Commitment Amount or of the aggregate unpaid principal amount of the Term Loan that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender adversely affected thereby; (iii) amend the definition of “Required Lenders” or “Pro Rata Share” without the written consent of each Lender adversely affected thereby; (iv) release all or substantially all of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of Agent for the benefit of Agent and the Lenders (except pursuant to a transaction otherwise permitted hereunder), or release any Borrower or substantially all of the guarantees provided by the Guarantors, in each case, unless otherwise provided by this Agreement, without the written consent of each Lender adversely affected thereby; (v) amend, modify or waive Section 9.4 or this Section 12.7 of this Agreement without the written consent of each Lender adversely affected thereby or (vi) amend, modify, or waive any provision of this Agreement in a manner that is directly and disproportionately adverse to any Lender or directly and favorably affecting any Lender (in each case, as compared to all of the Lenders), without the consent of each Lender affected by such amendment, modification, or waiver. Notwithstanding the foregoing, the Borrower and the Agent, without requiring the consent of any other Person, shall be permitted to amend or waive the provisions hereof to address any issues of a technical nature or to cure any ambiguity or clear error. Notwithstanding the foregoing, no amendment or modification of any Loan Document shall, unless signed by Agent, affect the rights or duties of Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

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12.8    Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.9    Confidentiality. In handling any confidential information, each Secured Party shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a)  to Agent’s or any Lender’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Agent, collectively, “Lender Entities”) on a “need-to-know” basis who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential; (b) to prospective transferees or purchasers of any interest in the Term Loans (provided, however, that any prospective transferee or purchaser shall have entered into an agreement containing provisions substantially the same as those in this Section 12.9); (c) as required by law, regulation, subpoena, or other similar order of a Governmental Authority; (d) to Agent or a Lender’s regulators (and any self-regulatory authority (including the National Association of Insurance Commissioners)) or as otherwise required in connection with Agent or Lender’s regulators’ examination or audit; (e) as Agent or the Lenders reasonably consider appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Agent so long as such service providers have executed a confidentiality agreement with Agent with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Agent’s possession when disclosed to Agent, or becomes part of the public domain (other than as a result of its disclosure by Agent in violation of this Agreement) after disclosure to Agent or any Lender Entity; or (ii) disclosed to Agent or any Lender Entity by a third party, if Agent or such Lender Entity does not know that the third party is prohibited from disclosing the information. Lender Entities may use anonymous forms of confidential information for aggregate datasets, for analyses or reporting, and for any other uses not expressly prohibited in writing by the Loan Parties. The provisions of the immediately preceding sentence shall survive termination of this Agreement.

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12.10    Fees, Costs and Expenses. The Borrower shall reimburse (all being collectively referred to herein as the “Secured Party Expenses”): (1) Agent for all reasonable out-of-pocket fees, costs and expenses, including the reasonable out-of-pocket fees, costs and expenses of counsel for advice, assistance, or other representation, in connection with negotiation, preparation, amendment, modification or waiver of, consent with respect to, any of the Loan Documents or advice in connection with the administration of the Term Loan made pursuant hereto or its rights hereunder or thereunder, provided that all such costs incurred on or before the Funding Date shall not in aggregate exceed $162,500; and (2) Agent and the Lenders for all reasonable out-of-pocket fees, costs and expenses, including the reasonable out-of-pocket fees, costs and expenses of counsel for advice, assistance, or other representation, in connection with: (a) termination or enforcement of any of the Loan Documents; (b) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, the Lenders, the Loan Parties or any other Person, and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against a Loan Party or any other Person that may be obligated to Agent or the Lenders by virtue of the Loan Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Term Loan during the pendency of one or more Events of Default; (c) any attempt to enforce any remedies of Agent or the Lenders against the Loan Parties or any other Person that may be obligated to Agent or the Lenders by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Term Loan during the pendency of one or more Events of Default; (d) any work-out or restructuring of the Term Loan during the pendency of one or more Events of Default and (e) any efforts after the occurrence and during the continuance of an Event of Default to protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral; including, as to each of clauses (a) through (e) above, all reasonable out-of-pocket attorneys’ fees arising from such services, including those in connection with any appellate proceedings, and all reasonable out-of-pocket expenses, costs, charges and other fees incurred by such counsel in connection with or relating to any of the events or actions described in this Section 12.10, all of which shall be payable, on demand, to Agent. Without limiting the generality of the foregoing, to the extent set forth above in this Section 12.10, such expenses, costs, charges and fees may include: reasonable out-of-pocket fees, costs and expenses of accountants, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and reasonable out-of-pocket expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services. This Section 12.10 shall survive the termination of this Agreement.~~.~~ Notwithstanding anything in this Section 12.10 to the contrary, except as set forth in Section 2.2(d)(viii)(B) in connection with any mandatory prepayment with respect to an Underwriter Dividend, any reimbursable amounts owing pursuant to this Section 12.10 shall only be payable upon the earliest of (a) the consummation of the Merger (as defined in the Project Beacon Acquisition Agreement), (b) October 1, 2025, (c) any prepayment of the Term Loan pursuant to Section 2.2(e) of this Agreement and (d) the occurrence and continuance of any Event of Default pursuant to Section 8.4(b) and/or Section 8.4(c) of this Agreement.

12.11    Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.12    Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.13    Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.14    Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.15    USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the entities composing the Borrower, which information includes the name and address of each such entity and other information that will allow such Lender to identify the entities composing the Borrower in accordance with the USA PATRIOT Act. Each Loan Party agrees to take such action and execute, acknowledge and deliver at its sole cost and expense, such instruments and documents as any Lender may reasonably require from time to time in order to enable such Lender to comply with the USA PATRIOT Act.

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12.16    Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

13.    DEFINITIONS

13.1    Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to a Loan Party.

“Account Debtor” means any “account debtor” as defined in the Code.

“Affiliate” means, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Amortization Amount” means upon the occurrence of the Amortization Start Date, (i) the sum of the aggregate outstanding principal balance of the Term Loan and all unpaid Capitalized Interest added to the principal amount of the Term Loan, in each case as of such Amortization Start Date, multiplied by (ii) 4.1667%.

“Amortization Start Date” means, unless waived in writing by the Required Lenders, if an Event of Default is continuing on the last date of any calendar month, the last date of the calendar month immediately following the calendar month in which such Event of Default occurred.

“Annual Statement” means the annual statutory financial statement of any Regulated Insurance Company required to be filed with the Applicable Insurance Regulatory Authority of its jurisdiction of incorporation, which statement shall be in the form required by such Regulated Insurance Company’s jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements recommended by the NAIC to be used for filing annual statutory financial statements and shall contain the type of information recommended by the NAIC to be disclosed therein, together with all exhibits or schedules filed therewith.

“Anti-Corruption Laws” means all Requirements of Law concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, and the anti-bribery and anti-corruption laws and regulations of those jurisdictions in which the Loan Parties do business.

“Anti-Money Laundering Laws” means all Requirements of Law concerning or relating to terrorism or money laundering, including, without limitation, the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956-1957), the USA PATRIOT Act and the Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5332 and 12 U.S.C. §§ 1818(s), 1820(b) and §§ 1951-1959) and the rules and regulations thereunder, and any law prohibiting or directed against the financing or support of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B).

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“Applicable Insurance Regulatory Authority” means, with respect to each Loan Party, the Insurance Department of the state of domicile of such Loan Party or such other Governmental Authority which due to the nature of such Person’s activities, has regulatory authority over such Person, and any federal Governmental Authority regulating the insurance industry.

“Applicable Prepayment Premium” means, if a Prepayment Premium Trigger Event occurs:

(a)    on or before the date that is twenty-four (24) months after the Funding Date, an amount equal to eight percent (8%) of the aggregate principal amount of the Loan then prepaid in connection therewith;

(b)    after the date that is twenty-four (24) months after the Funding Date and on or before the date that is thirty-six (36) months after the Funding Date, an amount equal to four percent (4%) of the aggregate principal amount of the Loan then prepaid in connection therewith; and

(c)    after the date that is thirty-six (36) months after the Funding Date, zero.

“Approved Auditor” means PricewaterhouseCoopers, Deloitte, Ernst & Young, KPMG, BDO USA LLP, Grant Thornton LLP, RSM U.S. LLP, or any other auditor approved by the Agent in its reasonable discretion.

“Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Agent, in accordance with Section 12.2 hereof and substantially in a form acceptable to the Agent.

“Availability Period” means the period from and including the date of this Agreement to and including the earlier of (a) the date on which the Term Loan is borrowed, and (b) January 31, 2021.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time and any successor statute or any similar federal or state law for the relief of debtors.

“Basket Threshold” means, at any time:

(a)          if more than 80% of the original principal amount of the Term Loan is outstanding at such time, $2,500,000;

(b)          if more than 60% but less than 80% of the original principal amount of the Term Loan is outstanding at such time, $4,000,000;

(c)          if more than 40% but less than 60% of the original principal amount of the Term Loan is outstanding at such time, $5,500,000;

(d)          if more than 20% but less than 40% of the original principal amount of the Term Loan is outstanding at such time, $7,000,000; and

(e)          if more than 0% but less than 20% of the original principal amount of the Term Loan is outstanding at such time, then $8,500,000.

“Board Observer ” has the meaning set forth in Section 6.12.

“BOD Meeting” has the meaning set forth in Section 6.12.

“Borrower” is defined in the preamble hereof.

“Business Day” means any day that is not a Saturday, Sunday or a day on which banks in the State of New York or California are authorized or required to close.

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“Business Plan” means the latest base case business plan of the Borrower.

“Capital Expenditures” means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP as “purchase price of property and equipment” (or similar item) on such Person’s statement of cash flows.

“Capital Lease” means, as to any Person, any leasing or similar arrangement which, in accordance with GAAP, is or should be classified as a capital lease on the balance sheet of such Person.

“Capital Lease Obligations” means, as to any Person, all monetary obligations of such Person under any Capital Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Capitalized Interest” ~~has the meaning given to it in~~means any interest that capitalizes in accordance with Section 2.3(a).

“Cash Equivalents” means, as at any date of determination, any of the following:

(i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the government of the United States of America or (b) issued by any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, in each case maturing within one year after such date;

(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s (or, in either case, the then equivalent grade), or carrying an equivalent rating by a nationally recognized rating agency if at any time Moody’s or S&P shall not be rating such obligations;

(iii) commercial paper or corporate demand notes maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s (or, in either case, the then equivalent grade), or carrying an equivalent rating by a nationally recognized rating agency if at any time Moody’s or S&P shall not be rating such obligations;

(iv) certificates of deposit, time deposits or bankers’ acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the Applicable Laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $300,000,000;

(v) readily marketable general obligations of any corporation organized under the laws of any state of the United States of America, payable in the United States of America, expressed to mature not later than 12 months following the date of issuance thereof and rated A or better by S&P or A-2 or better by Moody’s (or, in either case, the then equivalent grade), or carrying an equivalent rating by a nationally recognized rating agency if at any time Moody’s or S&P shall not be rating such obligations;

(vi) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in the preceding clauses entered into with any financial institution having combined capital and surplus and undivided profits of not less than $300,000,000;

(vii) investments in investment companies, mutual funds or money market funds that, in each case, invest substantially all of their assets in investments described in the preceding clauses;

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(viii)         other investments of a nature and type consistent with those held by any Loan Party and/or any Subsidiary thereof on the Closing Date (or as otherwise approved or required by any Insurance Regulator); and

(ix)         other short term investments approved by the Agent.

“Change of Control” means (a) prior to an IPO, the failure by the Permitted Holders to own, directly or indirectly through one or more holding company parents of the Borrower beneficially and of record, Equity Interests in the Borrower representing fifty and one/tenth percent (50.1%) of the aggregate ordinary voting power for the election of members of the Board of Directors of the Borrower represented by the issued and outstanding Equity Interests in the Borrower, (b) the occurrence of an initial IPO that, immediately in connection therewith, results in dilution to the Permitted Holders of more than fifty and one/tenth percent (50.1%) (with respect to the voting Equity Interests referred to in clause (a)) and (c) following an IPO, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act as in effect on the date of this Agreement) (but excluding one or more Permitted Holders or an underwriter in connection with a permitted offering) of Equity Interests of the IPO Entity representing more than the greater of  (A) 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the IPO Entity and (B) the percentage of the aggregate ordinary voting power of the IPO Entity so held by the Permitted Holders. Anything to the contrary in the foregoing notwithstanding, a merger or other business combination (including a business combination by acquisition) of the Borrower with or by a public company (i.e. a SPAC or de-SPAC transaction) that does not result in dilution to the Permitted Holders of greater than 50.1% (with respect to the voting Equity Interests referred to in clause (a)) immediately upon the consummation thereof, shall not qualify as a Change of Control, but shall qualify as an IPO, and thereafter prong (c) of this definition of Change of Control shall govern. ~~For the avoidance of doubt,~~Notwithstanding the foregoing, neither the consummation of (x) the IPO Transactions ~~shall not~~nor (y) the Project Beacon Transactions (as defined in the Fifth Amendment) shall qualify as a Change of Control.

For purposes of this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act and (ii) the phrase “Person or group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“Claims” is defined in Section 12.3.

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is defined in Section 4.2.

“Collateral Account” means any Deposit Account, Securities Account, or Commodity Account.

“Competitor” means those competitors of Loan Parties and their Subsidiaries principally engaged in lines of business substantially the same as those lines of business carried on by the Loan Parties on the date hereof.

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit A.

“Consolidated GAAP Revenue” means, as of any date of determination, ~~total gross revenue as determined~~(a) Net Premiums Written plus (b) Escrow, Other Title-Related Fees, Investment Income and Other Income minus (c) Premiums Retained by Third-Party Agents, in each case as presented on the Borrower’s consolidated financial statements in accordance with GAAP.

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“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another Person such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations under any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency insurer rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“continuance” of an Event of Default or a Default or an Event of Default or a Default being “continuing” means such Event of Default or a Default has not been remedied or waived.

“Control Agreement” means any control agreement entered into among the applicable depository bank at which a Loan Party maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Loan Party maintains a Securities Account or a Commodity Account, such Loan Party, and Agent pursuant to which Agent obtains “control” (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit C (or otherwise agreed to by the Agent) delivered by a Person required to be a Loan Party pursuant to Section 6.9.

“Cure Amount” is defined in Section 7.13(c).

“Cure Right” is defined in Section 7.13(c).

“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Deemed Liquidation Event” means a “Deemed Liquidation Event”, as such term is defined in the certificate of incorporation of Borrower as in effect on the date hereof except for changes in such definition consented to by Agent (such consent not to be unreasonably withheld or delayed).

“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Rate” is defined in Section 2.3(b).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

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“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person. For purposes of clarification, “Disposition” shall include (a) the sale or other disposition for value of any contracts or (b) any disposition of property through a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is Insurable), or upon the happening of any event or condition, (a)(i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or (ii) is redeemable at the option of the holder thereof, in whole or in part upon the occurrence of a Deemed Liquidation Event, (b) requires the scheduled payments of dividends or distributions in cash, or (c) is convertible into or Insurable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests, in each case of any of the preceding clauses (a) through (c) of this definition, prior to the date that is 91 days after the Term Loan Maturity Date.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Effective Date” is defined in Section 3.1.

“Effective Date Loan Parties” is defined in Section 3.1(b).

“Eligible Assignee” means (a) any Lender or (b) any Affiliates of the foregoing, but expressly excludes any Competitor.

“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interests” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or insurable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, insurable or exercisable.

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.

“Excluded Account” means (a) any Premium Trust Account, (b) Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party’s employees or to pay taxes required to be collected, remitted or withheld (including the employer’s share thereof), (c) other Deposit Accounts with deposits of not greater than $100,000 individually and $250,000 in the aggregate at any time for each such Deposit Account, (d) any account that is maintained as a zero-balance account that is a disbursement account, (e) Collateral Accounts maintained solely as a fiduciary or escrow account or other similar account for the benefit of third parties (other than a Loan Party or any of its Affiliates), (e) Deposit Accounts established or maintained for the purpose cash pooling or similar arrangements and (f) other Deposit Accounts securing obligations in connection with letters of credit to the extent permitted pursuant to clauses (y) and (z) of the definition of “Permitted Indebtedness” and clauses (z) and (aa) of the definition of “Permitted Liens”.

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“Excluded Property” means, with respect to any Loan Party, (a) any of such Loan Party’s rights or interest in any General Intangible, instrument, security, contract, lease, permit, license, or license agreement to which such Loan Party is a party covering real or personal property of any Loan Party to the extent, but only to the extent, that under the express terms of such asset, or any applicable law, the grant of a security interest or Lien therein is prohibited as a matter of law or under the express terms of such asset (or such grating of a security interest would result in a breach or other loss of a material right under (or with respect thereto)) and such prohibition or restriction has not been waived or the consent of the other party to such General Intangible, instrument, security, contract, lease, permit, license, or license agreement has not been obtained (it being understood that there shall be no obligation to seek any such consent) (provided, that, the exclusions set forth in this clause (i) shall in no way be construed (A) to apply to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or other applicable law (including the Bankruptcy Code); provided, that immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect, (B) to apply to the extent that any consent or waiver has been obtained that would permit the Agent’s security interest or Lien notwithstanding the prohibition or restriction on the pledge of such General Intangible, instrument, security, contract, lease permit, license or license agreement, or (C) to limit, impair, or otherwise affect the Agent’s unconditional continuing security interest in and liens upon any rights or interests of a Loan Party in or to (1) monies received under or in connection with any described General Intangible, instrument, security, contract, lease, permit, license, or license agreement or Equity Interests (including any Accounts Receivable, proceeds of Inventory or Equity Interests), or (2) any proceeds from the sale, license, lease, or other dispositions of any such General Intangible, instrument, security, contract, lease, permit, license, license agreement, or Equity Interests) (in each case of this clause (C), to the extent such interest is not similarly prohibited or would result in such breach or loss of a material right), (b) any intent-to-use United States trademark applications or service mark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office, provided that, upon such filing and acceptance, such intent-to-use applications shall be included in the definition of Collateral, (c) any property or asset owned by any Loan Party on the date hereof or hereafter acquired by any Loan Party that is subject to a Permitted Lien securing purchase money Indebtedness or Capital Lease Obligation (any proceeds thereof), only to the extent and for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money Indebtedness or Capital Lease Obligation) prohibits the creation of any other Lien on such property (or would result in breach or any material right with respect thereto), (d)(i) Premium Trust Accounts, (ii) any deposit account holding cash collateral which is a Permitted Lien and (iii) any Excluded Account, (e) motor vehicles, airplanes and other assets subject to certificates of title, to the extent a Lien therein cannot be perfected by the filing of a UCC financing statement, (f) Margin Stock, (g) assets that require action under the law of any non-U.S. jurisdiction to create or perfect a security interest in such assets under such non-U.S. jurisdiction, (h) any interest in real property, (i) any letter of credit right (other than to the extent a security interest in such letter of credit right can be perfected solely by filing an “all assets” UCC financing statement), and (i) any other assets, the burden or cost of granting a lien on and security interest in outweighs the benefits to be obtained by Agent and Lenders therefrom, as reasonably determined by Agent in consultation with the Borrower.

“Excluded Subsidiary” means any Subsidiary that is (a) not a wholly owned Subsidiary of the Borrower, (b) prohibited or restricted by any Requirement of Law or by contractual obligations existing on the Effective Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Obligations or if guaranteeing the Obligations (A) would require governmental (including regulatory) consent, approval, license or authorization in order to provide such guarantee or (B) would reasonably be expected to result in non-de minimis adverse Tax consequences as reasonably determined by the Borrower and the Agent, (c) any Regulated Insurance Company or a direct or indirect Subsidiary thereof, (d) an Immaterial Subsidiary, (e) a Subsidiary with respect to which, in the reasonable judgment of the Borrower and the Agent, the burden or cost of guaranteeing the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom or (f) any Subsidiary of the Borrower organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to a recipient or required to be withheld or deducted from a payment to a recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of a Lender, its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Term Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Term Loan (other than pursuant to an assignment requested by the Borrower under Section 2.7) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.6, amounts with respect to such taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such recipient’s failure to comply with Section 2.6 and (d) any withholding Taxes imposed under FATCA.

“Extraordinary Receipts” means any cash received by Borrower or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.2(d)(ii) hereof) comprising proceeds of insurance, judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, condemnation or condemnation awards (and payments in lieu thereof), and indemnity payments and any extraordinary liquidation or realization on a material asset such as a termination of its rights with respect to the insurer.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any applicable agreements entered into pursuant to Section 1471(b) of the IRC, and any fiscal or regulatory legislation, rules or requirements adopted pursuant to or implementing any intergovernmental agreements entered into in connection with the implementation of Sections 1471 through 1474 of the IRC.

“Fifth Amendment” means that certain Agreement and Fifth Amendment to Loan and Security Agreement dated as of the Fourth Amendment Effective Date, among the Loan Parties, the Lenders party thereto, the Agent and RE Closing Buyer Corp., a Delaware corporation, which Fifth Amendment shall become effective immediately after the effectiveness of the Fourth Amendment.

“Fiscal Year” means the fiscal year of Borrower and its Subsidiaries ending on December 31 of each year.

“Fourth Amendment” means that certain Fourth Amendment to Loan and Security Agreement dated as of the Fourth Amendment Effective Date, among the Loan Parties, the Lenders party thereto and the Agent.

“Fourth Amendment Effective Date” means March 28, 2024.

“Funding Date” has the meaning set forth in Section 3.2 hereunder.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” means all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

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“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities and any self-regulatory organization, and each Applicable Insurance Regulatory Authority.

“Guarantors” means (i) the Borrower, (ii) each Subsidiary of the Borrower listed on the signature pages hereto and (iii) each other Subsidiary of the Borrower required to execute and deliver a Counterpart Agreement pursuant to Section 6.9. For the avoidance of doubt, in no event shall an Excluded Subsidiary be required to become a Guarantor under the Loan Documents.

“Guaranty” means (a) the guaranty of each Guarantor party hereto contained in Section 15 hereof and (b) each other guaranty, in form and substance satisfactory to Agent, made by any other Guarantor in favor of Agent for the benefit of the Secured Parties guaranteeing all or part of the Obligations.

“Hudson/TRG Subordination Agreement” means that certain subordination and intercreditor agreement to be entered into by the Agent and TRG (or an agent acting on its behalf) in accordance with the terms of the TRG Commitment Letter.

“Immaterial Subsidiary” means an individual Subsidiary of any Loan Party the gross assets of which is less than five percent (5%) of the aggregate gross assets of all Loan Parties, determined in accordance with GAAP.

“Indebtedness” means, as to any Person, any (a) indebtedness of such Person for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations of such Person evidenced by notes, bonds, debentures or other similar instruments or upon which interest payments are customarily made, (c) Capital Lease Obligations, (d) all Disqualified Equity Interests of such Person, (e) Swap Contract Liabilities, (f) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership or financing lease, off-balance sheet financing or similar financing (but in any event excluding operating leases (as determined in accordance with GAAP) in respect of real property occupied by the Loan Parties entered into with Persons that are not Affiliates in the ordinary course of business), and (g) Contingent Obligations of such Person with respect to Indebtedness of a type described in the preceding clauses.

“Indemnified Person” is defined in Section 12.3.

“Indemnified Taxes” means Taxes (other than Excluded Taxes) imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Instrument” means any “instrument” as defined in the Code.

“Insurance Business” means the business of underwriting title insurance.

“Insurance License” means any applicable license, certificate of authority, permit or other authorization which is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of any insurance or reinsurance business of any Person.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(a)    its Copyrights, Trademarks and Patents;

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(b)    any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals;

(c)    any and all source code;

(d)    any and all domain names (including, without limitation, all subdomain names);

(e)    any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)    all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” means all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of a Loan Party’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means, with respect to any Person, (a) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit (excluding Accounts arising in the ordinary course of business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (b) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (c) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment, plus the cost of any additions thereto that otherwise constitute Investments, without any adjustments for increases or decreases in value, or write-ups or write-downs or write-offs with respect thereto, but giving effect to any repayments of principal in the case of any Investment in the form of a loan, advance, guarantee or credit extension, and any return or reduction of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, share buyback, redemption or sale).

“Investor Rights Agreement” means that certain Investor Rights Agreement dated as of June 17, 2019 between, among others, Borrower and the persons named therein as Investors.

“IPO” means the initial underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) of common Equity Interests in the Borrower or IPO Entity (as applicable) (which, further to the provisions of the definition of “Change of Control”, may, notwithstanding the foregoing, include a SPAC or de-SPAC transaction (and, in all cases, shall include the IPO Transactions)).

“IPO Entity” means, at any time upon and after an IPO, a parent entity of the Borrower, the Equity Interests of which were issued or otherwise sold pursuant to the IPO; provided that, immediately following the IPO, the Borrower is a wholly owned Subsidiary of such IPO Entity and such IPO Entity owns, directly or through its subsidiaries, substantially all the businesses and assets owned or conducted, directly or indirectly, by the Borrower immediately prior to the IPO. Notwithstanding anything to the contrary herein, Capitol Investment Corp. V is an “IPO Entity”.

“IPO Transactions” means the transactions contemplated by that certain Agreement and Plan of Merger, dated as of March 2, 2021, by and among Capitol Investment Corp. V, Capitol V Merger Sub, Inc. and Doma Holdings, Inc.) (as amended from time to time).

“IRC” means the Internal Revenue Code of 1986, as amended.

“Lender” is defined in the preamble hereof.

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“Lender Entities” is defined in Section 12.9.

“License” means all licenses, contracts or other agreements, whether written or oral, naming any Loan Party or its Subsidiaries as licensee or licensor and providing for the grant of any right (a) to use or sell any works covered by any Copyright, (b) to manufacture, use or sell any invention covered by any Patent or (c) concerning any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory now or hereafter owned by any Loan Party or its Subsidiaries and now or hereafter covered by such licenses.

“Lien” means any claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Liquidity” means, as of any date of determination, the sum of (x) the aggregate amount of all unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries (or that is subject to a Control Agreement in favor of the Agent or otherwise restricted in favor of the Agent) and (y) the aggregate unused portion of any working capital or other revolving credit facilities available to the Borrower and its Subsidiaries.

“Loan Documents” are, collectively, this Agreement, each Counterpart Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, including, any Control Agreement, any Guaranty, any subordination agreement, any intellectual property security agreement in favor of Agent or any Lender, any pledge agreement in favor of Agent, any note, or notes or guaranties executed by any Borrower or any Guarantor, and any other present or future agreement executed by any Borrower and/or any Guarantor with or for the benefit of Agent (on behalf of itself and the Lenders) in connection with this Agreement, as amended, restated, or otherwise modified.

“Loan Party” means Borrower and each Guarantor.

“Loan Party Books” means, with respect to each Loan Party and any of its Subsidiaries, all books and records including ledgers, federal and state tax returns, records regarding such Loan Party’s or Subsidiary’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Margin Stock” is defined in Section 7.9.

“Material Adverse Change” means (i) a material impairment in the validity, perfection or priority of Agent’s Lien in the Collateral (other than as a result of voluntary discharge of any Lien by Agent); (ii) a material adverse change with respect to the financial condition, business or operations of the Loan Parties taken as a whole; (iii) a material impairment on the ability of the Loan Parties taken as a whole to perform their Obligations; or (iv) a material impairment of the rights and remedies of Agent or any Lender under the Loan Documents.

“Material Subsidiary” means (a) each Subsidiary of a Loan Party that is not an Immaterial Subsidiary, and (b) all Immaterial Subsidiaries the aggregate gross assets of which are, at any time, greater than or equal to ten percent (10%) of the aggregate gross assets of all Loan Parties at such time, determined in accordance with GAAP.

“NAIC” means the National Association of Insurance Commissioners and any successor thereto.

“Near North/Illinois Acquisition Agreement” means that certain Asset Purchase Agreement dated as of July 14, 2023 (as amended, restated, amended and restated, supplemented or modified from time to time), Hamilton National Title LLC (d/b/a Near North Title Group), an Indiana limited liability company, Doma Insurance Agency of Illinois, Inc., Doma Insurance Agency of Minnesota, Inc., Doma Insurance Agency of Indiana, LLC and, as to certain sections, Doma Corporate LLC, a Delaware limited liability company.

“Near North/Florida Acquisition Agreement” means that certain Asset Purchase Agreement dated as of July 28, 2023 (as amended, restated, amended and restated, supplemented or modified from time to time), by and among Hamilton National Title LLC d/b/a Near North Title Group, an Indiana limited liability company, Doma Insurance Agency of Florida, Inc., a Florida corporation and, as to certain sections, Doma Corporate LLC, a Delaware limited liability company.

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“Net Cash Proceeds” means the aggregate amount of cash received (directly or indirectly) (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of Borrower or any of its Subsidiaries (other than amounts received hereunder or from other Loan Parties) after deducting therefrom only (a) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection therewith (other than Indebtedness under this Agreement), (b) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (c) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (d) net income and other taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements), in each case, to the extent, but only to the extent, that the amounts so deducted are (i) actually paid or reasonably expected to be paid, to a Person that, except in the case of reasonable out-of-pocket expenses or such amounts are on arms’ length terms, is not an Affiliate of such Person or any of its Subsidiaries and (ii) properly attributable to such transaction or to the asset that is the subject thereof.

“Notice of Borrowing” is defined in Section 3.5.

“Obligations” means all present and future indebtedness, obligations and liabilities of each Loan Party to the Secured Parties arising under or in connection with this Agreement or any other Loan Documents, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency Proceeding. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) any debts, principal, interest, charges, expenses (including the Secured Party Expenses), premiums (including any Applicable Prepayment Premium), fees mandatory prepayments, attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person, (c) interest accruing after Insolvency Proceedings begin and (d) debts, liabilities, or obligations of a Loan Party assigned to a Secured Party.

“Operating Documents” means, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or enforced any Loan Document, or sold or assigned an interest in any Loan Document).

“Participant Register” is defined in Section 12.2(d).

“Parent” means Capitol Investment Corp. V., a Delaware corporation.

“Parent Company” means (a) at any time upon and after the IPO Transactions, Parent and (b) any other Person or group of Persons of which the Borrower is an indirect Subsidiary.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Date” means each date pursuant to Section 2.3(a) on which a payment of interest is due in cash.

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“Perfection Certificate” means that certain Perfection Certificate delivered to Agent by the Loan Parties under Section 3.1.

“Permitted Acquisition” means the acquisition of any Person (such Person being the “Target”) or any substantial part of the assets thereof, or a division or operating unit of the business thereof, subject to the satisfaction of each of the following conditions (such acquisition being a “Permitted Acquisition”):

(i)    the assets of the Target shall be solely comprised of assets in the type of business engaged in by Borrower or its Subsidiaries as of the Effective Date (including ancillary or complimentary businesses) or any type of business that Borrower or its Subsidiaries is entitled to engage in pursuant to the terms of this Agreement;

(ii)    the sum of all amounts payable (including liabilities or Indebtedness assumed) in connection with (x) any Permitted Acquisitions of entities that are not required to become Guarantors hereunder (including all transaction costs incurred in connection therewith or otherwise reflected on a consolidated balance sheet of the Borrower) and (y) any Investments in joint ventures made pursuant to clause (m) of the definition of “Permitted Investments” shall not exceed $10,000,000 in the aggregate outstanding; and

(iii)    at the time of such Permitted Acquisition and after giving effect thereto, no payment or bankruptcy (with respect to the Borrower) Event of Default shall be continuing.

“Permitted Equity” means any Equity Interests of the Borrower (or any parent thereof) that in the case of the Borrower, are not Disqualified Equity Interests.

“Permitted Holders” means (a) collectively, each Person that holds Equity Interests in the Borrower as of the Effective Date, the sponsor (or equivalent) of any SPAC or de-SPAC transaction and/or any PIPE (or equivalent) investor who participates or invests in (or in connection with) any SPAC and/or de-SPAC transaction (and the case of each of the foregoing, including their respective Affiliates, and the funds, partnerships, investment vehicles or other co-investment vehicles or other entities managed or advised by, such Persons or their Affiliates) (all Persons referred to in this clause (a), the “Investors”) and (b) any Person with which one or more Investors form a “group” (within the meaning of Section 13(d) and/or 14(d) of the Exchange Act as in effect on the date hereof) so long as, in the case of this clause (b), the relevant Investors, directly or indirectly, collectively beneficially own more than 35% of the relevant voting stock beneficially owned by the group.

“Permitted Indebtedness” means:

(a)    the Obligations and any Indebtedness owing to Agent or any Lender under this Agreement and the other Loan Documents;

(b)    Indebtedness existing on the Effective Date and described on Schedule 13.1(a) to this Agreement;

(c)    Subordinated Debt;

(d)    unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e)    Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f)    Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;

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(g)    Indebtedness incurred by the Borrower and its Subsidiaries (1) in a Permitted Acquisition, any other Investment permitted hereunder (including through a merger) or any disposition permitted hereunder, in each case, constituting indemnification obligations or adjustment of purchase price or other similar obligations, (2) representing deferred compensation to employees incurred in the ordinary course of business or (3) representing customer deposits and advance payments received in the ordinary course of business;

(h)    Indebtedness arising as a result of a loan or guaranty permitted by this Agreement;

(i)    Indebtedness of the Borrower or any of its Subsidiaries owing to the Borrower or any of its Subsidiaries and any guaranties by the Borrower or any of its Subsidiaries of Indebtedness of the or any of its Subsidiaries, in each case, to the extent permitted as an Investment pursuant to Section 7.6; provided that (1) any such Indebtedness owing by a Loan Party to a non-Loan Party shall be unsecured, (2) if the Indebtedness that is guaranteed is unsecured and/or subordinated to the Obligations, then such guaranty shall also be unsecured and/or subordinated to the Obligations, and (3) no guarantee by a Loan Party of any Indebtedness constituting Junior Financing shall be permitted unless such Loan Party shall have also provided a guarantee of the Obligations on the terms set forth herein;

(j)    Indebtedness in respect of Swap Contract Liabilities entered into in the ordinary course of business that are incurred for the bona fide purpose of hedging the interest rate or currency risks and not for speculative purposes~~;~~;

(k)    Indebtedness incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation or in respect of surety bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business;

(l)    Indebtedness owing to insurance carriers and incurred to finance insurance premiums of any Loan Party or any Subsidiary in the ordinary course of business;

(m)    (i) Indebtedness in respect of cash management obligations, automatic clearing house arrangements, netting services, overdraft protections and other like services, in each case incurred in the ordinary course of business and, in the case of Indebtedness in respect of overdraft protections, paid within five (5) Business Days of receipt of notice from the applicable financial institution of such occurrence and (ii) Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”) and not exceeding $1,000,000 at any time outstanding (it being understood that Agent and Lenders shall consider in good faith any request from Borrower to increase such limit from time to time);

(n)    unsecured Indebtedness issued to current or former officers, managers, consultants, directors and employees of the Borrower and its Subsidiaries (and their respective estates, spouses or former spouses) to repurchase Equity Interests of any direct or indirect equityholder of Borrower or any Affiliate thereof (which unsecured Indebtedness is issued in lieu of any Restricted Payments permitted under Section 7.6 for such purpose), subordinated to the Obligations in a manner reasonably satisfactory to Agent;

(o)    Indebtedness in respect of judgments, attachments or awards not resulting in an Event of Default or in respect of appeal or other surety bonds relating to such judgments;

(p)    Indebtedness consisting of Contingent Obligations in respect of Indebtedness otherwise permitted by this definition of “Permitted Indebtedness”;

(q)    Indebtedness consisting of the obligations to make customary purchase price adjustments and indemnities pursuant to Permitted Investments;

(r)    Indebtedness arising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(s)    other Indebtedness in an aggregate principal amount not to exceed at any time outstanding the aggregate outstanding amount of the Basket Threshold;

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(t)    unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under Requirements of Law;

(u)    claims to payment under any insurance policy issued by a Regulated Insurance Company;

(v)    unsecured Indebtedness incurred in the ordinary course of business for the deferred purchase price of property or services, in an aggregate outstanding amount of not more than $2,500,000;

(w)    Indebtedness of the Borrower or its Subsidiaries assumed or acquired (but not incurred) in connection with any Permitted Acquisition or other Investment permitted hereunder; provided that such Indebtedness was not incurred in contemplation of such acquisition or Investment;

(x)    Indebtedness in respect of earn-outs, seller notes or similar obligations issued or incurred in connection with any Permitted Acquisition;

(y)    Indebtedness in respect of working capital and other revolving credit facilities, letters of credit, bank guarantees or similar instruments (including obligations in respect of letters of credit or bank guarantees for the benefit of any regulatory entity), in an aggregate amount in the case of this clause (y) not to exceed (at any time outstanding)~~,~~ the sum of (i) $5,000,000~~;~~ plus (ii) with the prior written consent of Agent (not to be unreasonably withheld, conditioned or delayed), such additional amounts as the Borrower may deem reasonably necessary or advisable to maintain compliance with Section 7.13(a) of this Agreement;

(z)    Indebtedness consisting of obligations in respect of letters of credit and surety bonds solely to the extent (i) issued in connection with obtaining any regulatory license or otherwise satisfying any state law obligations or requirements or (ii) required by a landlord in respect of any real property leased by the Borrower or any of its Subsidiaries;

(aa)    Indebtedness in respect of the TRG Credit Facility in an aggregate outstanding principal amount not to exceed the sum of (x) $35,000,000 plus (y) the amount of interest paid in kind and added to the principal amount of the TRG Credit Facility, which, in the case of clause (x) or (y), may be incurred on a senior lien and senior payment priority basis;

(bb)    ~~(aa)~~ all premiums (if any), interest (including post-petition interest and paid-in-kind interest), fees, expenses, charges and additional or contingent interest on obligations described above; and

(cc)    ~~(bb)~~ extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness pursuant to clauses (b), (c), (f), (s) ~~and~~, (y) and (aa) above; provided that (i) the principal amount thereof is not increased, (ii) ~~the terms thereof are not modified to impose more burdensome terms upon any Loan Party or its Subsidiary, as the case may be,~~[reserved], (iii) the Indebtedness is not recourse to any additional Loan Parties or any of its Subsidiaries, and (iv) the final stated maturity of such Indebtedness is not shortened to a date sooner than would otherwise have been permitted hereunder (“Permitted Refinancing Indebtedness”)~~;~~.

“Permitted Investments” means:

(a)    Investments (including, without limitation, Subsidiaries) existing on the Effective Date and shown on Schedule 13.1(b) to this Agreement;

(b)    Investments consisting of cash and Cash Equivalents;

(c)    Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and lease, utility and other similar deposits in the ordinary course of business;

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(d)    Investments (including any Indebtedness referred to in clause (i) of the definition of “Permitted Indebtedness”) (i) by any Loan Party in any other Loan Party or by any non-Loan Party in any other non-Loan Party, (ii) by any Subsidiary that is not a Loan Party in the Borrower or in any Loan Party, and (iii) by the Borrower and any of its Subsidiaries in Subsidiaries that are not Loan Parties, the aggregate amount of which for purposes of this clause (iii), shall not exceed $750,000 at any time outstanding plus any amounts required to be contributed to non-Loan Party Subsidiaries to accommodate regulatory requirements, arrangements or duties (including to fulfil statutory surplus (or similar) requirements);

(e)    Investments consisting of travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and loans to employees, officers or directors relating to the purchase of Equity Interests of a Loan Party or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by such Loan Party’s Board of Directors;

(g)    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(h)    Investments consisting of accounts receivable and notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of a Loan Party in any Subsidiary;

(i)    Swap Contracts incurred for bona-fide hedging purposes and not for speculative purposes;

(j)    other Investments made after the Funding Date in an aggregate amount not to exceed the aggregate outstanding amount of the Basket Threshold;

(k)    Permitted Acquisitions;

(l)    Capital Expenditures and any other capital expenditures that constitute Capital Expenditures;

(m)    Investments in joint ventures in an aggregate outstanding amount not to exceed, together with the sum of all amounts payable (including liabilities or Indebtedness assumed) in connection with Permitted Acquisitions of entities that are not required to become Guarantors hereunder pursuant to clause (iii) of the definition of “Permitted Acquisitions”, $10,000,000;

(n)    Equity Interests of any Subsidiary owned by the Borrower or any other Subsidiary on the Closing Date;

(o)    Equity Interests of any Subsidiary acquired after the Closing Date to the extent otherwise permitted hereunder;

(p)    notes payable, or stock or other securities issued by account debtors to the Borrower or any Subsidiary thereof with respect to settlement of such account debtor’s Accounts, including upon bankruptcy or insolvency of such account debtor or received in settlement of bona fide disputes;

(q)    promissory notes, securities and other non-cash consideration received in connection with Asset Sales permitted by Section 7.1;

(r)    (i)  Indebtedness to the extent permitted under Section 7.4; (ii) guarantees or other contingent obligations constituting Indebtedness permitted by Section 7.4; (iii) Liens permitted by Section 7.5; (iv) transactions permitted by Section 7.1, 7.3 or 7.6(a); and (v) Collateral Accounts and assets contained therein;

(s)    guarantees of obligations that do not constitute Indebtedness and are otherwise not prohibited hereunder (and to the extent involving non-Loan Parties, are not prohibited by Section 7.7);

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(t)    Investments the consideration for which is Equity Interests of the Borrower or any parent thereof;

(u)    Investments of any Person existing at the time such Person becomes a Subsidiary of the Borrower or consolidates or merges with the Borrower or any of the Subsidiaries (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger; and

(v)    any other Investment in compliance with Section 7.6(b), to the extent such Investment is made with the net cash proceeds of (A) a capital contribution by any Person to the Borrower (other than in respect of Disqualified Equity Interests) or (B) the issuance of Equity Interests by the Borrower to any Person (other than Disqualified Equity Interests).

The amount of any Investment shall be the original cost of such Investment, without adjustments for increases or decreases in value, or write-ups or write-downs with respect thereto, but giving effect to repayments of principal in the case of any Investment structured as a loan and any return of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, redemption or sale).

“Permitted Liens” are:

(a)    Liens (i) existing on the Effective Date and described on Schedule 13.1(c) to this Agreement or (ii) arising under this Agreement and the other Loan Documents;

(b)    Liens for taxes, fees, assessments or other government charges or levies, either not due and payable or being contested in good faith and for which a Loan Party maintains adequate reserves on its Loan Party Books;

(c)    Liens created by conditional sale or other title retention agreements (including Capital Leases) and purchase money Liens (a) on assets acquired or held by the Borrower or any Subsidiary incurred for financing the acquisition of such assets securing no more than $2,500,000 in the aggregate amount outstanding, or (b) existing on such assets when acquired, if, in the case of subclause (i) and (ii), the Lien is confined to such assets and improvements and the proceeds of such assets;

(d)    Liens of carriers, warehousemen, workers, processers, suppliers, materialmen, repairmen, construction contractors, landlords, sub-landlords or other Persons that are possessory in nature arising in the ordinary course of business, securing liabilities that are not delinquent by more than 30 days (or if more than 30 days overdue (A) are unfiled and no other action has been taken to enforce such Liens or (B) do not to exceed $1,000,000 in the aggregate so outstanding) or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e)    Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f)    Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g)    leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business;

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(h)    non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business;

(i)    Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.3 and 8.6;

(j)    Liens in favor of other financial institutions arising in connection with any Loan Party’s accounts held at such institutions in the ordinary course of business;

(k)    zoning restrictions, building codes, easements, rights of way, licenses, covenants and other similar restrictions, including environmental or land use restrictions, minor defects or irregularities in title and other similar Liens affecting the use of real property that do not secure monetary obligations and do not materially impair the use of such real property for its intended purposes or the value thereof;

(l)    purported liens evidenced by (x) the filing of precautionary Uniform Commercial Code financing statements relating to leases entered into in the ordinary course of Business and (y) unauthorized Uniform Commercial Code financing statements with respect to which no Lien has been granted by the applicable Loan Party or Subsidiary to the extent such Uniform Commercial Code financing statement is terminated not later than 30 days after the date upon which such Loan Party or Subsidiary has actual knowledge of thereof;

(m)    rights of setoff or banker’s liens imposed by law upon deposits of cash in favor of banks or other depository institutions, solely incurred in connection with the maintenance of such deposits in the ordinary course of business in deposit accounts permitted under the Loan Documents maintained with such bank or depository institution or overdraft protection and other similar services in connection therewith;

(n)    Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(o)    Liens on unearned insurance premiums securing Indebtedness permitted under clause (l) of the definition of “Permitted Indebtedness”;

(p)    other Liens on assets with a fair market value not exceeding $5,000,000 securing obligations otherwise permitted hereunder;

(q)    pledges or deposits required for insurance regulatory or licensing purposes arising in the ordinary course of business;

(r)    Liens (1) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (2) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit or other similar instruments issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(s)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(t)    Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder and Liens on cash deposits held in escrow accounts pursuant to the terms of any purchase agreement permitted hereunder;

(u)    ground leases in respect of real estate assets on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

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(v)    deposits of cash with the owner or lessor of premises leased and operated by the Borrower or its Subsidiaries to secure the performance of the Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(w)    in the case of any non-wholly owned Subsidiary, any put and call arrangements or restrictions on disposition related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement;

(x)    Liens arising out of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings for which adequate reserves have been made;

(y)    Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary or otherwise securing Indebtedness acquired or assumed pursuant to Section 7.3 or 7.6 (other than Liens on the Equity Interests of any Person that becomes a Subsidiary to the extent such Equity Interests are owned by the Borrower or any other Loan Party); provided that (1) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, and (2) such Lien does not extend to or cover any other assets or property (other than the proceeds, products and accessions thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition);

(z)    Liens securing Indebtedness permitted by clause (y) of the definition of “Permitted Indebtedness” (it being understood and agreed that the Agent, at the request of the Borrower, shall enter into a customary intercreditor agreement on terms reasonably acceptable to the Agent with any such other secured party (such acceptance not to be unreasonably withheld), and which may require, at the Borrower’s request, that the Agent accept a “second lien” position with respect to such Indebtedness and Liens); ~~and~~

(aa)    ~~(aa)~~    Liens on cash collateral securing obligations permitted by clause (z) of the definition of “Permitted Indebtedness” in an amount not to exceed 105% of the face value of any such letter of credit or surety bond~~.~~; and

(bb)    Liens securing the obligations in respect of the TRG Credit Facility, which, for the avoidance of doubt, may be senior to the Liens securing the Obligations hereunder and the other Loan Documents.

“Permitted Refinancing Indebtedness” is defined in clause (u) of the definition of “Permitted Indebtedness”.

“Permitted Restricted Payments” means

(a)    repurchases of Equity Interests from current or former employees, officers or directors (or their estates) upon the termination, retirement or death of any such employee, officer or director, so long as no Default or Event of Default exists at the time of such repurchase and would not exist after giving effect to such repurchase; provided that the aggregate amount of all such repurchases does not exceed $150,000 in the aggregate;

(b)    each Subsidiary of the Borrower may make Restricted Payments to any Loan Party or any other Subsidiary of the Borrower (and, in the case of a Restricted Payment by a non-wholly owned Subsidiary, to the Borrower, any other Subsidiary and to each other owner of Equity Interests of such Subsidiary based on its relative ownership interests of the relevant class of Equity Interests); Restricted Payments payable solely in respect of the Qualified Equity Interests of such Loan Party or its Subsidiaries (and, in the case of such a Restricted Payment by a non-wholly owned Subsidiary, to the Borrower and any other Subsidiary and to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(c)    the Borrower and each Subsidiary may declare and make dividend payments or other Restricted Payments payable solely in Qualified Equity Interests of such Person (and, in the case of such a Restricted Payment by a non-wholly owned Subsidiary, to the Borrower and any other Subsidiary and to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

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(d)    the Borrower or any of its Subsidiaries (1) may repurchase Equity Interests if such Equity Interests represent a portion of the exercise price of any option or warrant upon the exercise thereof and (2) may make cash payments in lieu of issuing fractional or “odd lot” Equity Interests in connection with any Permitted Acquisition or in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower;

(e)    the conversion or exchange of any Subordinated Debt to Equity Interests (other than Disqualified Equity Interests) of the Borrower;

(f)    the Borrower or any of its Subsidiaries may make Restricted Payments in respect of working capital adjustments or purchase price adjustments pursuant to any Permitted Acquisitions or other permitted Investments;

(g)    forgiveness of Indebtedness outstanding under promissory notes owing by officers, directors or employees to any Loan Party, in an aggregate principal amount not to exceed $1,000,000;

(h)    Restricted Payments in connection with (a) any mandatory redemptions of the Equity Interests of the Borrower (or any parent thereof) or any Subsidiary of the Borrower and (b) the exercise of any right of first refusal with respect to any employee stock transfers; and

(i)    Restricted Payments to any direct or indirect parent of the Borrower, the proceeds of which shall be used to pay any federal, state, local or foreign income Taxes, or any franchise Taxes imposed in lieu thereof, owed by any direct or indirect parent of the Borrower in respect of any consolidated, combined, unitary or similar income Tax return that includes the Borrower and any of its Subsidiaries, to the extent attributable to income of the Borrower and its Subsidiaries determined as if the Borrower and its Subsidiaries filed consolidated, combined, unitary or similar returns separately from any direct or indirect parent of the Borrower.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Pledged Debt” means all Indebtedness from time to time owned or acquired by a Loan Party, the promissory notes and other Instruments evidencing any or all of such Indebtedness, and all interest, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, other equity interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of Indebtedness and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

“Pledged Interests” means, collectively, (a) the Pledged Shares and (b) all security entitlements in any and all of the foregoing. Notwithstanding the foregoing, “Pledged Interests” expressly excludes, and the security interest granted under Section 4.1 does not attach to, Excluded Property.

“Pledged Issuer” has the meaning set forth in the definition of “Pledged Shares”.

“Pledged Shares” means (a) the shares of Equity Interests at any time and from time to time owned, held or acquired by Borrower in each Guarantor and by each Guarantor in each of its Subsidiaries (together the “Pledged Issuers” and each a “Pledged Issuer”), whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, and (b) the certificates representing such shares of Equity Interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, other equity interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other property (including, without limitation, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in any or all of such Equity Interests.

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“Premium Trust Account” means any “deposit account” (as defined in the Code) established to comply with Requirements of Law that require a Person (in their capacity as a “trustee” or “fiduciary”) to separately collect and maintain insurance policyholder premiums for the benefit of third-party policyholders who paid such premiums, along with merchant payment processing accounts used exclusively for processing the receipt of such payments and which funds are periodically swept into such deposit account.

“Prepayment Premium Trigger Event” means, as applicable (a) any voluntary prepayment of all or a portion of the then-outstanding Term Loans pursuant to Section 2.2(e) (Optional Prepayment), (b) any prepayment of the then-outstanding Term Loans in full in connection with the early termination of this Agreement in accordance with its terms, including after the occurrence and during the continuation of an Event of Default, (c) any prepayment of the then-outstanding Term Loans in full pursuant to Section 2.2(d)(i) (Mandatory Prepayments; Upon Acceleration) and (d) any prepayment of all or a portion of the Term Loan pursuant to Section 9.4 in connection with (i) any foreclosure and sale of Collateral, (ii) any sale of Collateral in any proceeding under any Debtor Relief Law or (iii) any restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any proceeding under any Debtor Relief Law; provided that none of the foregoing events, if solely in connection with a Change of Control, shall constitute a Prepayment Premium Trigger Event (or result in the requirement to pay any Applicable Prepayment Premium), unless in connection with such Change of Control, the Agent (on behalf of itself and the Lenders) has consented to such Change of Control and effectively waived (expressly in writing) any prepayment required hereunder in connection with such Change of Control (and notwithstanding such consent and waiver, the Borrower shall have made a prepayment described in clauses (i)-(iv) solely in connection with such Change of Control).

“Project Beacon Acquisition Agreement” means that certain Agreement and Plan of Merger dated as of the Fourth Amendment Effective Date (together with all annexes, exhibits and schedules attached thereto) (as amended, restated, amended and restated, supplemented or modified from time to time in accordance with the terms thereof (without giving effect to any modification or waiver thereto that is materially adverse to the Lenders (solely in their capacities as such) unless the Agent has provided prior written consent to such modification or waiver).

“Project Beacon Failure Event” means the termination of the Project Beacon Acquisition Agreement prior to the consummation of the Merger (as defined in the Project Beacon Acquisition Agreement).

“Project Rami Contingent Payments” has the meaning given to that term in Section 2.2(d)(vi) of this Agreement.

“Pro Rata Share” means with respect to all matters (including, without limitation, the indemnification obligations arising under this Agreement), the percentage obtained by dividing (i) the sum of such Lender’s unpaid principal amount of such Lender’s portion of the Term Loans, by (ii) the aggregate unpaid principal amount of the Term Loans; provided, that, prior to the termination of the Term Loan Commitments, the percentage shall be obtained by dividing (x) the sum of such Lender’s Term Loan Commitment by (y) the Term Loan Commitment Amount.

“Qualified Equity Interests” means, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests.

“Register” has the meaning given to that term in Section 12.2(f) of this Agreement.

“Registered Organization” means, any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Regulated Insurance Company” means any Subsidiary of the Borrower that is authorized or admitted to carry on or transact Insurance Business in any jurisdiction and is regulated by any Applicable Insurance Regulatory Authority. As of the Effective Date, the Regulated Insurance Companies are ~~North American Title Insurance Company, a California corporation~~the Underwriter, States Title Insurance Company, an Arizona corporation and States Title Insurance Company of California, a California corporation.

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“Required Lenders” means Lenders whose Pro Rata Shares aggregate at least 50.1%.

“Requirements of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means any of the Chief Executive Officer, President, Chief Financial Officer, Director of Finance and Controller of a Loan Party.

“Restricted License” means any material License of Intellectual Property with respect to which a Loan Party is the licensee that in the good faith commercial judgement of such Loan Party is material to such Loan Party’s business and in each case (a) that effectively prohibits or otherwise restricts a Loan Party from granting a security interest in such Loan Party’s interest in such License (but only to the extent not subject to Uniform Commercial Code Section 9-408), or (b) for which a default under or termination of could reasonably be expected to interfere with a Secured Party’s right to sell any material Collateral, provided that the term Restricted License will not include (i) any Licenses replacements of which are readily available to the Loan Parties, and (ii) over-the-counter and other software that is generally commercially available to the public or Persons that are effectively comparable to the Loan Parties.

“Restricted Payment” means (a) the declaration or payment of any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, together with any payment or distribution pursuant to a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (b) the making of any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Loan Party or any of its Subsidiaries or any direct or indirect parent of any Loan Party now or hereafter outstanding, (c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding or (d) the return of any Equity Interests (other than Qualified Equity Interests) to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities to any such Party as such.

“Sanctioned Country” means, at any time, a country or territory that is the subject or target of any Sanctions that broadly prohibit dealings with that country or territory (which, as of the Effective Date, include Crimea, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s Sectoral Sanctions Identification List, and any other Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, or the European Union, (b) a Person that resides in, is organized in or located in a Sanctioned Country a),, (c) any other Person with whom or with which a U.S. Person is prohibited from dealing under any of the Sanctions, or (d) any Person 50% or more owned or controlled by any Person or Persons described in clause (a) or (b).

“Sanctions” means Requirements of Law concerning or relating to economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC, the U.S. Department of State, the European Union, or other applicable sanctions authority.

“SEC” means the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Secured Party” means, Agent and each Lender.

“Secured Party Expenses” is defined in Section 12.10.

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“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Securities Act” means the Securities Act of 1933, as amended.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Statutory Accounting Principles” shall mean those accounting rules and requirements promulgated by the NAIC that insurers in the United States are required to follow in preparing their financial statements filed with the NAIC.

“Statutory Annual Statement” means the annual statement filed by the Borrower in accordance with requirements of the Governmental Authority of its state of domicile and NAIC, which statement includes the financial statements of the Borrower for the year ended as of the preceding December 31st prepared and reported on the basis of statutory statements of accounting principles and procedures.

“Statement of Actuarial Opinion” means the opinion of a qualified actuary, as that term is defined in the Annual Statement Instructions, Property/Casualty of the NAIC Actuarial Opinion, as to the loss and loss adjustment reserves of a property and casualty insurer, which opinion is filed by the insurer with its Statutory Annual Statement.

“Subordinated Debt” means Indebtedness incurred by any Borrowers or its Subsidiaries that is subordinated to all of the Obligations pursuant to a subordination, intercreditor, or other similar agreement, or pursuant to ab initio subordination terms, in form and substance reasonably satisfactory to Agent and the Borrower entered into between Agent and the subordinated creditor.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign swap transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code, and (c) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Insurer Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Contract Liabilities” means the liabilities of the Loan Parties or any of their Subsidiaries under any Swap Contract as calculated on a marked-to-market basis in accordance with GAAP.

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“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” has the meaning set forth in Section 3.3.

“Term Loan” has the meaning set forth in Section 2.2(a).

“Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make the Term Loan to the Borrower in the amount set forth in Schedule 1 hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

“Term Loan Commitment Amount” means One Hundred Fifty Million and No/100 Dollars ($150,000,000).

“Term Loan Maturity Date” means the date falling five (5) years from the Funding Date.

“Trademarks” means any trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of the Loan Parties connected with and symbolized by such trademarks.

“Treasury Regulations” means final or temporary United States Treasury regulations promulgated under the IRC.

“TRG Commitment Letter” means that certain commitment letter, dated as of the Fourth Amendment Effective Date, by and between Title Resources Group (or its affiliate) and the Borrower (as such commitment letter may be amended, restated, amended and restated, supplemented, waived or otherwise modified in a manner not materially adverse to Agent or the Lenders in their respective capacities as such).

“TRG Credit Facility” means that certain credit or loan agreement (or similar agreement) to be entered into on or after the Fourth Amendment Effective Date in accordance with the terms and conditions of the TRG Commitment Letter and otherwise on terms agreed by the Borrower and the lender referred to therein.

“Unasserted Contingent Indemnification Claims” means contingent indemnification obligations to the extent no demand has been made with respect thereto and no claim giving rise thereto has been asserted.

“Underwriter” means Doma Title Insurance, Inc. (f/k/a North American Title Insurance Company), a California corporation.

“Underwriter Dividend” means any dividend or distribution received by a Loan Party or its Subsidiaries from the Underwriter.

“Underwriter HoldCo” has the meaning set forth in Section 6.15.

“Underwriting Expenses” means direct costs (including but not limited to business acquisition, actuarial costs, and inspections) and indirect costs (including but not limited to X fees and costs, accounting, commissions paid, legal and customer service expenses).

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

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“WFG Acquisition Agreement” means that certain Asset Purchase Agreement dated as of May 19, 2023 (as amended, restated, amended and restated, supplemented or modified from time to time), by and among Williston Financial Group LLC, a Delaware limited liability company, Doma Title of California, Inc., a California corporation, and Doma Corporate LLC, a Delaware limited liability company.

14.    AGENT

14.1    Appointment. Each Lender (and each subsequent holder of the Term Loan) hereby irrevocably appoints and authorizes Agent to perform the duties of Agent as set forth in this Agreement including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Term Loan outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to Agent, and to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement; provided that Agent shall not have any liability to the Lenders for Agent’s inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Term Loan, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by Agent of the rights and remedies specifically authorized to be exercised by Agent by the terms of this Agreement or any other Loan Document; (vi) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; and (vii) subject to Section 14.3 of this Agreement, to take such action as Agent deems appropriate on its behalf to manage the Term Loan incurred on the Effective Date, to administer the Loan Documents and to exercise such other powers delegated to Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Term Loan), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Lenders; provided, however, that Agent shall not be required to take any action which, in the reasonable opinion of Agent, exposes Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

14.2    Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Term Loan hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Effective Date or at any time or times thereafter; provided that, upon the reasonable request of a Lender, Agent shall provide to such Lender any documents or reports delivered to Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If Agent seeks the consent or approval of the Lenders to the taking or refraining from taking any action hereunder, Agent shall send notice thereof to each Lender.

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14.3    Rights, Exculpation, Etc. Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, Agent (i) may treat the payee of the Term Loan as the owner thereof until Agent receives written notice of the assignment or transfer thereof, pursuant to Section 12.2 hereof, signed by such payee and in form satisfactory to Agent; (ii) may consult with legal counsel (including, without limitation, counsel to Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. Agent shall not be liable for any apportionment or distribution of payments made in good faith pursuant to this Agreement, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until it shall have received such instructions from the Lenders.

14.4    Reliance. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

14.5    Indemnification. To the extent that Agent is not reimbursed and indemnified by any Loan Party, the Lenders will reimburse and indemnify Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender’s Pro Rata Share; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from Agent’s gross negligence or willful misconduct. The obligations of the Lenders under this section shall survive the payment in full of the Term Loan any other Obligation under this Agreement, and the cancellation of this Agreement.

14.6    Agent Individually. With respect to its Pro Rata Share of the Term Loan Commitment hereunder and the Term Loan made by it, Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The term “Lenders” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender (as applicable). Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party or any of its Subsidiaries as if it were not acting as Agent pursuant hereto without any duty to account to the other Lenders.

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14.7    Collateral Matters. The Lenders hereby irrevocably authorize and direct the Agent to release any Lien granted to or held by Agent upon any Collateral (i) upon cancellation of this Agreement and indefeasible payment and satisfaction of the Term Loan and all other Obligations which have matured and which Agent has been notified in writing are then due and payable, (ii) upon the sale, transfer or other disposition of such Collateral in a manner permitted under the Loan Documents and/or (iii) upon such asset becoming Excluded Property. Upon request by Agent at any time, the Lenders will confirm in writing Agent’s authority to release particular types or items of Collateral pursuant to this section. Notwithstanding anything in Section 12.7 to the contrary, (a) any Guarantor shall automatically be released from its obligations hereunder (and its Guaranty and any Liens on its property constituting Collateral shall be automatically released) (i) upon the consummation of any permitted transaction or series of related transactions or the occurrence of any other permitted event or circumstance if as a result thereof such Guarantor ceases to be a Subsidiary (included by merger or dissolution) or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions or other event or circumstance permitted hereunder; or (ii) upon the earlier to occur of (x) the Termination Date and (y) the Term Loan Maturity Date and/or (b) any Guarantor that qualifies as an “Excluded Subsidiary” shall be released from its obligations hereunder (and its Guaranty and any Liens on its property constituting Collateral shall be automatically released) by the Agent promptly following the request therefor by the Borrower. In connection with any such release, the Administrative Agent shall promptly execute and deliver to the relevant Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence termination or release. Any execution and delivery of any document pursuant to the preceding sentence of this Section 14.7 shall be without recourse to or warranty by the Agent (other than as to the Agent’s authority to execute and deliver such documents). The Lenders hereby irrevocably authorize and direct the Agent to enter into the Hudson/TRG Subordination Agreement and any intercreditor agreement as contemplated by clause (z) of the definition of “Permitted Liens”.

14.8    Agency for Perfection. Each Lender hereby appoints Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of Agent and the Lenders as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver such Collateral to Agent or in accordance with Agent’s instructions. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

14.9    No Reliance on Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other requirements imposed by the USA PATRIOT Act or the regulations issued thereunder, including the regulations set forth in 31 C.F.R. §§ 1010.100(yy), (iii), 1020.100, and 1020.220 (formerly 31 C.F.R. § 103.121), as hereafter amended or replaced (“CIP Regulations”), or any other anti-terrorism Laws, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or other regulations issued under the USA PATRIOT Act. Each Lender, Affiliate, participant or assignee subject to Section 326 of the USA PATRIOT Act will perform the measures necessary to satisfy its own responsibilities under the CIP Regulations.

14.10    No Third Party Beneficiaries. The provisions of this Article are solely for the benefit of the Secured Parties, and no Loan Party or any of its Subsidiaries shall have rights as a third-party beneficiary of any of such provisions.

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14.11    No Fiduciary Relationship. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

14.12    Reports; Confidentiality; Disclaimers. By becoming a party to this Agreement, each Lender:

(a)    is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report with respect to Borrower or any of its Subsidiaries (each, a “Report”) prepared by or at the request of Agent, and each Agent shall so furnish each Lender with each such Report,

(b)    expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Reports, and (ii) shall not be liable for any information contained in any Reports,

(c)    expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and its Subsidiaries and will rely significantly upon Borrower and its Subsidiaries’ books and records, as well as on representations of their personnel,

(d)    agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 12.9, and

(e)    without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrower, and (ii) to pay and protect, and indemnify, defend and hold Agent and any other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

14.13    Collateral Custodian. Upon the occurrence and during the continuance of any Default or Event of Default, Agent or its designee may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by Agent or its designee who shall have full authority to do all acts necessary to protect Agent’s and the Lenders’ interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries and Affiliates to, cooperate with any such custodian and to do whatever Agent or its designee may reasonably request to preserve the Collateral. All costs and expenses incurred by Agent or its designee by reason of the employment of the custodian shall be the responsibility of the Borrowers and shall be Obligations. This Section 14.13 shall be subject in all respects to the Hudson/TRG Subordination Agreement.

14.14    Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder and under the other Loan Documents) allowed in such judicial proceeding; and

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(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Secured Parties, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due to Agent hereunder and under the other Loan Documents.

15.    GUARANTY

15.1    Guaranty. Each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Borrower, whether or not a claim for post-filing interest is allowed in such Insolvency Proceeding) fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrower, being the “Guaranteed Obligations”), and agrees to pay any and all reasonable out-of-pocket expenses incurred by the Secured Parties in enforcing any rights under the guaranty set forth in this Section 15 within ten days of written demand. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Secured Parties under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Borrower. In no event shall the obligation of any Guarantor hereunder exceed the maximum amount such Guarantor could guarantee under any Debtor Relief Law.

15.2    Guaranty Absolute. Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. Each Guarantor agrees that this Section 15 constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by Agent or any Lender to any Collateral. The obligations of each Guarantor under this Section 15 are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor under this Section 15 shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a)    any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

(c)    any taking, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d)    the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including, without limitation, any Secured Party;

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(e)    any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or

(f)    any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Secured Parties that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety (other than the cash payment in full of the Guaranteed Obligations (other than Contingent Obligations) and all other amounts payable under this Section 15).

This Section 15 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Secured Parties or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

15.3    Waiver. Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Section 15.3 and any requirement that the Secured Parties exhaust any right or take any action against any Loan Party or any other Person or any Collateral, (iii) any right to compel or direct any Secured Party to seek payment or recovery of any amounts owed under this Section 15.3 from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that any Secured Party protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, and (v) any other defense available to any Guarantor (other than the cash payment in full of the Guaranteed Obligations (other than Contingent Obligations) and all other amounts payable under this Section 15). Each Guarantor agrees that the Secured Parties shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 15.3 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Section 15.3, and acknowledges that this Section 15.3 is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

15.4    Continuing Guaranty; Assignments. This Section 15.4 is a continuing guaranty and shall (a) remain in full force and effect until the cash payment in full of the Guaranteed Obligations (other than Contingent Obligations) and all other amounts payable under this Section 15 after the termination of this Agreement and the other Loan Documents, (b) be binding upon each Guarantor, its successors and assigns (unless any such Guarantor has been released from its obligations hereunder pursuant to Section 14.7) and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors and permitted pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Term Loan Commitment owing to it) to any Eligible Assignee, and such Eligible Assignee shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.2.

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15.5    Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Section 15, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Secured Parties against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations (other than Contingent Obligations) and all other amounts payable under this Section 15 shall have been paid in full in cash after the termination of this Agreement and the other Loan Documents. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligations (other than Contingent Obligations) and all other amounts payable under this Section 15, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Section 15 after the termination of this Agreement and the other Loan Documents, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Section 15 thereafter arising. If (a) any Guarantor shall make payment to the Secured Parties of all or any part of the Guaranteed Obligations, and (b) all of the Guaranteed Obligations and all other amounts payable under this Section 15 shall be paid in full in cash after the termination of this Agreement and the other Loan Documents, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

15.6    Waivers. All waivers made by each party hereunder that is a Guarantor are made solely by such party in its respective capacity hereunder as a Guarantor and not in any other capacity under any Loan Documents.

15.7    HUDSON/TRG SUBORDINATION AGREEMENT.

(a)    UPON THE EXECUTION AND DELIVERY OF THE HUDSON/TRG SUBORDINATION AGREEMENT, THIS AGREEMENT AND THE INDEBTEDNESS EVIDENCED HEREBY AND THE LIENS CREATED HEREUNDER OR OTHERWISE SECURING THE OBLIGATIONS, SHALL IN EACH CASE BE SUBORDINATE, IN THE MANNER AND TO THE EXTENT SET FORTH IN THE HUDSON/TRG SUBORDINATION AGREEMENT, TO THE TRG CREDIT FACILITY; EACH LENDER SHALL BE BOUND BY THE PROVISIONS OF THE HUDSON/TRG SUBORDINATION AGREEMENT; AND IN THE EVENT OF ANY CONFLICT BETWEEN THIS AGREEMENT AND THE HUDSON/TRG SUBORDINATION AGREEMENT, THE HUDSON/TRG SUBORDINATION AGREEMENT SHALL GOVERN AND CONTROL.

(b)    NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO THE CONTRARY, UNTIL ALL OF THE OBLIGATIONS IN RESPECT OF THE TRG CREDIT FACILITY ARE PAID IN FULL IN CASH AND ALL OF THE COMMITMENTS IN RESPECT THEREOF ARE TERMINATED, TO THE EXTENT ANY GRANTOR IS REQUIRED TO DELIVER AND/OR PROVIDE CONTROL OVER ANY COLLATERAL TO AGENT (OR TAKE ACTION OR PROVIDE ANY DELIVERABLE THAT CAN ONLY BE PROVIDED TO A SINGLE AGENT), SUCH LOAN PARTY’S OBLIGATIONS HEREUNDER WITH RESPECT TO SUCH DELIVERY OR CONTROL (OR SIMILAR ACTION OR DELIVERABLE) SHALL BE DEEMED SATISFIED BY THE DELIVERY OF AND/OR PROVISION OF CONTROL OVER SUCH COLLATERAL TO THE AGENT IN RESPECT OF THE TRG CREDIT FACILITY, ACTING AS GRATUITOUS BAILEE ON BEHALF OF AGENT PURSUANT TO THE HUDSON/TRG SUBORDINATION AGREEMENT.

(c)    Concurrently with the effectiveness of the TRG Credit Facility, Agent agrees that it shall, and each of the Lenders hereby directs Agent to, enter into the Hudson/TRG Subordination Agreement. Each Secured Party hereby (a) consents to the subordination of its right to payment of the Obligations, and the subordination of the Liens on the Collateral securing the Obligations, on the terms to be set forth in (and, upon its execution, actually set forth in) the Hudson/TRG Subordination Agreement, (b) agrees that it will be bound by, and will not take any action contrary to, the provisions of the Hudson/TRG Subordination Agreement and (c) consents to the terms and conditions of the TRG Credit Facility (and the execution and performance thereof) as described in the TRG Commitment Letter. Each of the parties hereto (on behalf of itself and any of its current and/or future successors, assigns and/or participants) agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Section 15.7(c) were not timely performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated hereby). It is accordingly agreed that the parties shall be entitled, in addition to any other remedy to which any party is entitled at law or in equity, to an injunction or injunctions, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Section 15.7(c) and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date hereof set forth above.

BORROWER:

DOMA HOLDINGS, INC.

By: _________________________________________

Name:

Title:

C-I-21

GUARANTORS:

[__________________]

By: _________________________________________

Name:

Title:

C-I-22

AGENT:

HUDSON STRUCTURED CAPITAL MANAGEMENT LTD.

By: _________________________________________

Name:

Title:

LENDERS:

[_______________________]

By: _________________________________________

Name:

Title:

[_______________________]

By: _________________________________________

Name:

Title:

C-I-23

SCHEDULE 1

Term Loan Commitments

Lender	Term Loan Commitment Amount
HSCM Bermuda Fund Ltd.	$113,987,528.00
HS Santanoni LP	$19,994,990.00
HS Opalescent LP	$16,017,482.00
TOTAL:	$150,000,000.00

C-I-24

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE

Hudson Structured Capital Management Ltd.,

as Agent under the Credit Agreement referred to below

Attn:

Reference is made to that certain Loan and Security Agreement, dated as of December 31, 2020 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Doma Holdings, Inc., a Delaware corporation (“Borrower”), each Person named as a Guarantor on the signature pages hereto, the lenders from time to time party thereto (collectively, the “Lenders”) and Hudson Structured Capital Management Ltd., a Bermuda limited company, as agent for the Lenders. Capitalized terms used in this Compliance Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.

Pursuant to the terms of the Credit Agreement, the undersigned Responsible Officer of Borrower hereby certifies, in his capacity as an Responsible Officer and not in his individual capacity, that:

1.	Attached hereto as Annex A are calculations showing compliance with the financial covenants set forth in Section 7.13 of the Credit Agreement.

2.

The financial information provided pursuant to Section 6.2(b) of the Credit Agreement presents fairly in accordance with GAAP (subject to normal year-end and audit adjustments and the absence of footnotes) the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries, on a consolidated basis, as at the end of such fiscal quarter and for that portion of the Fiscal Year then ended.

3.

Any other information presented herein is true, correct and complete in all material respects and there has been no Default or Event of Default in existence as of the date hereof or, if a Default or Event of Default has occurred and is continuing, the nature thereof and all efforts undertaken to cure such Default or Event of Default are described on Annex B attached hereto.

[signature page follows]

C-I-25

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned as of the date first written above.

Name:
Title:

C-I-26

ANNEX A

[see attached]

C-I-27

ANNEX B

[see attached]

C-I-28

EXHIBIT B

FORM OF NOTICE OF BORROWING

[LETTERHEAD OF THE BORROWER]

___________ __, 2020

Hudson Structured Capital Management Ltd.,

as Agent under the Credit Agreement referred to below

Attn:

The undersigned (i) refers to the Loan and Security Agreement, dated as of December 31, 2020 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Doma Holdings, Inc., a Delaware corporation (“Borrower”), each Person named as a Guarantor on the signature pages hereto, the lenders from time to time party thereto (collectively, the “Lenders”) and Hudson Structured Capital Management Ltd., a Bermuda limited company, as agent for the Lenders and (ii) hereby gives you notice pursuant to Section 3.5 of the Credit Agreement that the undersigned hereby requests the Term Loan under the Credit Agreement (the “Proposed Loan”), and in connection therewith, sets forth below the information relating to such Proposed Loan as required by Section 3.5 of the Credit Agreement. All capitalized terms used but not defined herein have the same meanings herein as set forth in the Credit Agreement.

a.	The amount of the Proposed Term Loan is $________________.

b.	The borrowing date of the Proposed Loan is ___________.[1]

c.

 The Agent and the Lenders are hereby irrevocably authorized and instructed by the Loan Parties and hereby agree, to disburse the Proposed Loan in accordance with the wire transfer instructions set forth on Exhibit A attached hereto. The Loan Parties hereby acknowledge that the Agent shall disburse the Proposed Loan strictly on the basis of the information set forth on Exhibit A even if such information is incorrect. In the event that any such information is incorrect, each Loan Party hereby agrees that it shall be fully liable for any and all losses, costs and expenses arising therefrom. The Borrower acknowledges and agrees that the disbursements made directly to other parties are for administrative convenience and the legal effect thereof is the same as if the proceeds of the Proposed Loan were transferred directly to the Borrower.

[signature page follows]

1 Must be a Business Day.

C-I-29

IN WITNESS WHEREOF, this Notice of Borrowing is executed by the undersigned as of the date first written above.

DOMA HOLDINGS, INC.

By:
Name:
Title:

C-I-30

[EXHIBIT A

WIRING INSTRUCTIONS]

Payee	Wiring Instructions
__________________	Bank: [City/State] ABA # Account # Ref:

C-I-31

EXHIBIT C

FORM OF COUNTERPART AGREEMENT

See attached.

C-I-32

EXHIBIT D

FORM OF WARRANT

See attached.

C-I-33

ANNEX F

AGREEMENT AND FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This AGREEMENT AND FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of March 28, 2024, among States Title Holding, Inc. (formerly known as Doma Holdings, Inc.), a Delaware corporation (“Borrower”), the Guarantors party hereto, the Lenders party hereto, Hudson Structured Capital Management Ltd., a Bermuda limited company, as agent for the Lenders (in such capacity, “Agent”), and, solely for purposes of Sections 3(a) and (b), 6(a), (c) and (d), Sections 8-9, and Sections 11-17, RE Closing Buyer Corp., a Delaware corporation (“TRG Holdco”).

WHEREAS, reference is made to (a) that certain Loan and Security Agreement, dated as of December 31, 2020 (the “Existing Loan and Security Agreement”; the Existing Loan and Security Agreement, as amended, restated, amended and restated, supplemented or modified from time to time in accordance with the terms thereof, the “Loan and Security Agreement”) by and among the Loan Parties, Agent and the Lenders from time to time party thereto and (b) that certain Agreement and Plan of Merger dated as of the date hereof (together with all annexes, exhibits and schedules attached thereto) (as amended, restated, amended and restated, supplemented or modified from time to time in accordance with the terms thereof (without giving effect to any modification or waiver thereto that is materially adverse to the Lenders (solely in their capacities as such) unless the Agent has provided written consent to such modification or waiver), the “Project Beacon Acquisition Agreement”) by and among Doma Holdings, Inc., a Delaware corporation (the “Target”), TRG Holdco and RE Closing Merger Sub Inc., a Delaware corporation; unless otherwise defined herein, capitalized terms used herein (including in the preamble hereto) that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Loan and Security Agreement (whether or not then in effect) or in the Project Beacon Acquisition Agreement, as applicable; and

WHEREAS, in connection with the Project Beacon Acquisition Agreement, the Loan Parties and TRG Holdco have requested that Agent and the Lenders make certain amendments to the Loan and Security Agreement and make certain other agreements as set forth herein.

WHEREAS, Agent, TRG Holdco and Target have entered into a Preferred Unit Purchase Agreement of even date herewith with respect to the issuance and sale of certain securities of TechCo (as defined in the Project Beacon Acquisition Agreement) on the Project Beacon Closing Date (as defined below), substantially in the form attached hereto as Exhibit A (the “TechCo Subscription Agreement”).

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

1.	Consent to the Project Beacon Transaction. Notwithstanding anything in the Loan and Security Agreement or any other Loan Document to the contrary, Agent and the Lenders party hereto hereby irrevocably consent to the Loan Parties’ and/or their respective Affiliates’ execution of, and performance under, the Project Beacon Acquisition Agreement and each document contemplated by the terms of the Project Beacon Acquisition Agreement to be executed and/or delivered (in each case, as amended, restated, amended and restated, supplemented or modified from time to time in accordance with the terms thereof (without giving effect to any modification or waiver thereto that is materially adverse to the Lenders (solely in their capacities as such) unless the Agent has provided written consent to such modification or waiver) and together with the Project Beacon Acquisition Agreement, the “Project Beacon Acquisition Documents”) and the consummation of the Merger (as defined in the Project Beacon Acquisition Agreement) and each other action and/or transaction contemplated by the Project Beacon Acquisition Documents (such transactions, collectively, the “Project Beacon Transactions”), including any such actions and/or transactions occurring prior to the consummation of the Merger, in each case, substantially on the terms and subject to the conditions set forth in (or otherwise consistent with) the Project Beacon Acquisition Documents; provided that, with respect to any actions and/or transactions contemplated by the Project Beacon Acquisition Documents occurring prior to the consummation of the Merger (but after the date hereof) (the “Interim Beacon Transactions”), any such Interim Beacon Transaction undertaken by the Borrower or any of its Subsidiaries that is not otherwise permitted (or not prohibited) by the Loan and Security Agreement (and/or any other Loan Documents) shall require the consent of the Agent (such consent not to be unreasonable withheld, delayed or conditioned) (and the Lenders’ corresponding consent shall be deemed given and received upon receipt of such written consent of the Agent), in each case solely to the extent consummation or other execution of such Interim Beacon Transactions is not required by or expressly permitted by the terms of the Project Beacon Acquisition Documents. Notwithstanding the foregoing, the Borrower may take such actions as are necessary to effectuate the TechCo Business Reorganization (as defined in the Project Beacon Acquisition Agreement).

1

For the avoidance of doubt, any waiver or modification of any Project Beacon Acquisition Document that amends or waives, or has the effect of amending or waiving, Schedule 1 to the Project Beacon Acquisition Agreement shall be deemed to be materially adverse to the Lenders (provided that (i) any such waiver or modification with respect to Schedule 1 to the Project Beacon Acquisition Agreement with respect to the Employees Transition Plan (referred to therein), shall only be deemed materially adverse to the Lenders to the extent such waiver or modification is actually material to the interests of the Lenders that will be TechCo Series A preferred unit investors and (ii) the Borrower shall notify Agent of any waivers or modifications to such Schedule 1).

2.

Certain Amendments to the Existing Loan and Security Agreement. In accordance with Section 12.7 of the Loan and Security Agreement, the Existing Loan and Security Agreement is hereby amended (effective immediately) to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Loan and Security Agreement attached as Annex I hereto.

3.	Representations and Warranties.

a.

Each of TRG Holdco and each Loan Party, severally and not jointly, represents and warrants to Agent and the Lenders that this Agreement has been duly executed and delivered by TRG Holdco or such Loan Party, as the case may be, and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

b.

TRG Holdco represents and warrants to each Loan Party, and each Loan Party represents and warrants to TRG Holdco, that this Agreement has been duly executed and delivered by such party, and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

c.

Agent represents and warrants to TRG Holdco and each Loan Party that (i) this Agreement has been duly executed and delivered by Agent and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (ii) attached hereto as Annex II is a complete and accurate list of each Lender and the outstanding amount of its Term Loan, in each case, as of the Agreement Effective Date.

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d.

Each Lender represents and warrants to TRG Holdco and each Loan Party that (i) this Agreement has been duly executed and delivered by such Lender and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), (ii) Annex II attached hereto accurately reflects the outstanding amount of such Lender’s Term Loan as of the Agreement Effective Date, (iii) as of the Agreement Effective Date, such Lender has not entered into any agreement or instrument providing for any current or future assignment, participation or any similar arrangement, or any other transfer, of any of its Term Loans (or any interests therein) and (iv) such Lender has full authority to vote its Term Loan interests in favor of this Agreement and the agreements and arrangements contained herein.

4.	Termination of the Loan Documents; Satisfaction of Obligations. Notwithstanding anything in the Loan and Security Agreement or any other Loan Document to the contrary:

a.

Upon consummation of the transactions contemplated by Section 6(a) on the Closing Date (as defined in the Project Beacon Acquisition Agreement), including the receipt by the Agent of the Payoff Amount (as defined therein) (the “Project Beacon Closing Date”) on or prior to the Closing Date (collectively, the “Payoff Conditions”), (a) all of Agent’s and each Lender’s commitments to extend further credit to the Loan Parties under the Loan Documents shall automatically and without further action terminate, (b) all Obligations of the Loan Parties under the Loan Documents shall be (and shall be deemed) paid and satisfied and discharged in full and shall automatically terminate, (c) all liens, pledges and other encumbrances and security interests securing the Obligations shall be (and shall be deemed to be) automatically fully released and discharged, in each case without further action of any Person, (d) all guarantees of the indebtedness and Obligations of the Borrower and any other Loan Party under the Loan Documents shall be automatically (and shall be deemed automatically) terminated, released, discharged and of no further force and effect, and (e) any documents evidencing or relating to the Obligations, including, without limitation, the Loan Documents, shall be (and shall be deemed) automatically terminated and of no further force and effect (clauses (a) through (e), collectively, the “Loan Document Termination”); provided, however, that the satisfaction of the Payoff Conditions does not affect any rights or obligations of Agent, Lenders and the Loan Parties arising under this Agreement (including, without limitation, under Sections 6, 7 and 9 hereof) (collectively, the “Surviving Obligations”), which by the express terms hereof survive the Loan Document Termination. If at any time any payment of the Obligations as provided for herein is rescinded, avoided or must otherwise be returned by the Agent or any Lender in the event of an insolvency, bankruptcy, reorganization or state law receivership of any Borrower or resulting from an avoidance or similar action against any Borrower determined by a court of competent jurisdiction, the corresponding Obligations, but solely in respect of such rescinded, avoided or returned amount, shall be deemed reinstated solely for purposes of the assertion of a corresponding claim by Agent or such Lender, as applicable, of such rescinded, avoided or returned amount.

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b.	The Payoff Amount shall be paid by TRG Holdco pursuant to Section 6(a) by wire transfer in accordance with the following instructions:

Bank Name: The Bank of New York Mellon

ABA Routing #: 021000018

SWIFT Users: Change BIC Address to IRVTUS3NAMS

Account Name: HS States LLC Oper Ac

Account #:         9361678400

c.

Upon satisfaction of the Payoff Conditions, (i) the Loan Parties (and their designees) are authorized by Agent to file and/or deliver, as applicable, (a) UCC‑3 termination statements in respect of any UCC-1 financing statements filed in connection with the Loan Documents, (b) intellectual property releases in respect of any intellectual property security agreements entered into in connection with the Loan Documents and (c) control agreement terminations in respect of any deposit account control agreements and securities account control agreements entered into in connection with the Loan Documents, in each case at the Loan Parties’ sole cost and expense, (ii) Agent agrees to return to the Borrower (or its designee) all original stock certificates and powers, notes, and other instruments in Agent’s possession as Collateral in respect of the Obligations under the Loan Documents, and (iii) Agent, at the Loan Parties’ cost and expense, will promptly deliver to the Loan Parties or to such other party as the Loan Parties may direct such other termination statements, releases and other agreements, in each case in form and substance reasonably satisfactory to the Agent and take such other actions, in each case as the Loan Parties may request in connection with the above-described release and termination of liens and security interests of Agent on and in any of the property of the Loan Parties.

The parties hereto accept and agree that the discharge and release of the Obligations (to the extent set forth in Section 4(a)) upon satisfaction of the Payoff Conditions is not subject to any other contingency or conditions and shall not require compliance with any other term of this Agreement and/or any other Loan Document.

5.	[Reserved]

6.	Certain Agreements of TRG Holdco; the Company and TechCo.

a.

On the Project Beacon Closing Date, subject to the substantially concurrent satisfaction or waiver (as contemplated by the terms of the Project Beacon Acquisition Agreement) of all other conditions precedent to the consummation of the transactions contemplated by the Project Beacon Acquisition Agreement and the substantially contemporaneous Closing of such transactions, TRG Holdco shall (a) make (or cause to be made) to Agent or its designated Affiliate (for the ratable benefit of the Lenders) a payment of $70,000,000 (as such amount may be reduced in accordance with Schedule II to the Project Beacon Acquisition Agreement), in cash in immediately available funds plus the amount of fees and expenses of the Agent (including fees and expenses of counsel) payable pursuant to Section 9 hereof (but subject to the limitations set forth in Section 9 hereof) notified to TRG Holdco at least one Business Day prior to the Project Beacon Closing Date (collectively the “Payoff Amount”) and (b) contribute $25,000,000 in cash to TechCo in accordance with the TechCo Subscription Agreement. In connection therewith, TechCo shall issue Series A preferred units to the Agent (or its designated Affiliate) with an aggregate liquidation preference and an aggregate deemed original issuance price equal to $40,000,000 (on a cashless basis), in accordance with, and subject to the conditions set forth in, the TechCo Subscription Agreement. (the “Series A Issuance”).

4

b.

TechCo shall make two payments to Agent or its designated Affiliate (for the ratable benefit of the Lenders), each in an amount of up to $12,500,000 (each such payment, a “Project Beacon Earnout Payment”) based upon the achievement by TechCo of certain financial milestones. The first Project Beacon Earnout Payment (the “First Project Beacon Earnout Payment”) shall become due and payable in full on March 31, 2027, if, in fiscal year 2025, TechCo generates $24,000,000 or more of revenue as and when recognized in accordance with GAAP consistently applied with TechCo’s application of GAAP in its ordinary accounting processes and preparation of its financial statements (“Revenue”) (the “2025 Revenue Target”), provided, however, that if TechCo generates Revenue in fiscal year 2025 in an amount less than the 2025 Revenue Target, the First Project Beacon Earnout Payment shall not become due. The second Project Beacon Earnout Payment (the “Second Project Beacon Earnout Payment”) shall become due and payable in full on March 31, 2027, if, in fiscal year 2026, TechCo generates $38,000,000 or more of Revenue (the “2026 Revenue Target”), provided, however, that if TechCo generates revenue in fiscal year 2026 in an amount less than the 2026 Revenue Target, the Second Project Beacon Earnout Payment shall not become due. Any due but unpaid Project Beacon Earnout Payments shall become senior unsecured obligations of TechCo and shall accrue interest at a rate of 8% per annum, which interest shall begin to accrue on March 31, 2027 in the case of any due but unpaid First Project Beacon Earnout Payment, and which interest shall begin to accrue on March 31, 2028 in the case of any due but unpaid Second Project Beacon Earnout Payment. Beginning on March 31, 2027, TechCo shall, at the request of Agent, be required to pay to Agent (or its designated Affiliate), on a quarterly basis, all cash and cash equivalents on TechCo’s balance sheet exceeding $10,000,000 up to the amount of such due but unpaid Project Beacon Earnout Payments, in satisfaction of such due but unpaid Project Beacon Earnout Payments, including accrued interest. Any outstanding amounts in respect of the Project Beacon Earnout Payments (including all accrued and unpaid interest) shall be due and payable in full on December 31, 2030. For the avoidance of doubt, the obligation to make the Project Beacon Earnout Payments shall be an obligation of TechCo and not an obligation of TRG Holdco or any other Person.

c.

If at any time after the Project Beacon Closing Date and prior to March 31, 2027, a Change of Control shall occur with respect to TechCo, then TRG Holdco shall pay to Agent (or its designated Affiliate) an amount (the “TechCo CoC Payment”) equal to (x) $25,000,000 less (y) the aggregate amount of any Project Beacon Earnout Payments made prior to such date (but in no event shall the TechCo CoC Payment be less than zero); provided that the TechCo CoC Payment shall only be payable if TechCo is sold for an equity value of equal to or greater than $300,000,000. As used in this Agreement:

i.

“Change of Control” means, solely to the extent occurring after the Project Beacon Closing Date, the failure by the Permitted Holders to own, directly or indirectly through one or more holding company parents of TechCo, beneficially and of record, Equity Interests representing at least 50.1% of the aggregate ordinary voting power for the election of members of the board of directors (or similar governing body) of TechCo represented by the issued and outstanding Equity Interests in TechCo. For the avoidance of doubt, the consummation the Project Beacon Transactions shall not qualify as a Change of Control. For purposes of this definition, “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act.

ii.

“Permitted Holders” means (a) collectively, TRG Holdco, Foundation Capital and Agent (or its designated Affiliate) or direct or indirect equity owners as of the Closing (and, in the case of each of the foregoing, including their respective Affiliates or any funds, partnership, investment vehicles or other co-investment vehicles or other entities managed or advised by such Persons or their Affiliates), (b) a trust, family-partnership or estate-planning vehicle or other legal entity substantially all the economic interests of which are held by or for the benefit of any of the Persons referred to in clause (a) above, and (c) any executor, administrator, trustee, manager, director or other similar fiduciary of an entity referred to in the immediately preceding clause (b), acting solely in such capacity (clauses (a) through (c), collectively, the “Investors”).

5

d.

If TechCo’s business operations are fully discontinued (as determined by TRG Holdco in good faith) at any time during the period (such period, the “TechCo Discontinuation Payment Test Period”) from and after the Project Beacon Closing Date until and excluding the earlier of (i) December 31, 2026 or (ii) the first date after the Project Beacon Closing Date on which the amount of cash and cash equivalents held on the balance sheet of TechCo is less than $7,500,000, then, within ten (10) days of making the determination to discontinue TechCo’s business operations, TRG Holdco shall pay to Agent (or its designated Affiliate) an amount (such amount, the “TechCo Discontinuation Payment”) equal to (x) $12,500,000 less (y) the aggregate amount of any Project Beacon Earnout Payments made prior to such date (but in no event shall the TechCo Discontinuation Payment be less than zero); provided that in no event shall TRG Holdco have any obligation to make any payment pursuant to this Section 6(d) if a Change of Control occurs with respect to TechCo during the TechCo Discontinuation Payment Test Period (in which case a TechCo CoC Payment shall become due and payable to the extent provided in Section 6(c) and subject to the terms and conditions thereof).

e.

Prior to the Closing, the Company shall cause TechCo to enter into a joinder to this agreement in customary form, whereby TechCo shall agree to be bound by the terms, conditions and obligations of TechCo set forth herein, including those in Section 6(b).

For the avoidance of doubt, the obligations set forth in this Section 6 are solely obligations of TRG Holdco, the Company (but solely pursuant to clause (e) of this Section 6) and/or TechCo, as applicable, and as expressly set forth herein and in no event shall any other Person be liable for, or have any obligations with respect to, any of the payments set forth in this Section 6.

Notwithstanding anything to the contrary herein, this Section 6 shall cease to have any further force and effect immediately upon any termination of the Project Beacon Acquisition Agreement in accordance with its terms.

7.

Release. Upon satisfaction of the Payment Conditions, and subject to the occurrence of the Loan Documentation Termination on the Project Beacon Closing Date, as of the Project Beacon Closing Date each Loan Party, on behalf of itself and its successors, assigns, heirs and personal representatives, and any and all other entities and Persons claiming rights by or through them or such other Persons or entities, hereby acquits, releases and forever discharges the Agent, the Lenders and each of their respective affiliates, and all of their and their affiliates’ respective current and former directors, officers, agents, employees, principals, servants, attorneys and shareholders, and all of their and their affiliates’ respective successors, assigns, heirs and personal representatives, from any and all manner of actions and causes of action, suits, rights, damages, claims, pecuniary losses, debts, costs, expenses and attorneys’ and other fees whatsoever, in law or in equity, which each Loan Party ever had, may now have or may have in the future, whether known or unknown, foreseen or unforeseen, to the extent relating to or arising out of the Loan Documents and the Loan Document Termination, occurring at any time prior to the “Closing” of the Project Beacon Acquisition on the Project Beacon Acquisition Closing Date, and, notwithstanding anything herein to the contrary, nothing herein shall limit, constitute a release of, otherwise constitute a discharge of any of the foregoing to the extent raised as a counterclaim against any released party.

6

8.

Agreement Effective Date. This Agreement shall become effective on the date on which Agent (or its counsel) shall have received a counterpart signature page of this Agreement duly executed by each Loan Party, each Lender and TRG Holdco. For the avoidance of doubt, the Agreement Effective Date is the date first written above.

9.

Expenses. The Borrower and each other Loan Party shall be required to pay up to $250,000 (in the aggregate) of reasonable out-of-pocket costs and expenses, including the reasonable out-of-pocket fees, costs and expenses of counsel for advice, assistance, or other representation, in connection with the execution, delivery, performance or enforcement of this Agreement and the TechCo Subscription Agreement (provided that, with respect to any such costs and expenses, including the fees, costs and expenses of counsel, amounts up to (but not exceeding) $167,500 shall be paid on a dollar-for-dollar basis (solely on the “Closing Date” for the Project Beacon Acquisition) and any amounts in excess thereof shall be paid on a $0.50-on-the-dollar basis (solely on the “Closing Date” for the Project Beacon Acquisition)) (and, for the avoidance of doubt, no amounts in excess of $250,000 (in the aggregate) for fees, costs and expenses that are the subject hereof shall be payable at any time (including pursuant to the terms of the Loan Agreement or any other Loan Document)). For so long as this Agreement remains in effect, no such amounts shall be payable in advance of the “Closing Date” for the Project Beacon Acquisition (notwithstanding any provision to the contrary in the Loan Agreement or any other Loan Document). This section shall survive the execution and delivery of this Agreement and the transactions contemplated hereby.

10.

Loan Document; Effect of Agreement. On and after the date hereof, each reference to the “Loan and Security Agreement” in any other Loan Document shall mean and be a reference to the Loan and Security Agreement as amended hereby. This Agreement shall constitute a Loan Document and the terms of this Agreement, including Sections 1 and 4 hereof, shall form a part of the Loan and Security Agreement and shall be deemed integrated therein (including with respect to the Exhibits and Annexes thereto and for purposes of any certificates or certifications required thereunder from time to time); provided that, notwithstanding the foregoing, the Surviving Obligations and the provisions of Section 4 hereof shall expressly survive the Loan Document Termination. For the avoidance of doubt, each provision of this Agreement shall be binding on Agent, each Lender and each of their respective successors and assigns (including any assignee and/or participant with respect to any Term Loan). For the avoidance of doubt, whether or not the Project Beacon Transactions are consummated, TRG Holdco (i) is not, and shall not be constituted to be, a Loan Party and (ii) shall not, and shall not be construed to, have any liability for any of the Obligations or owe any obligations to any Secured Party other than as expressly set forth in this Agreement.

11.

Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one agreement.

12.

Governing Law. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE AND JURY TRIAL WAIVER SET FORTH IN SECTION 11 OF THE LOAN AND SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

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13.

Effect of Assignments. Each Lender hereby agrees that it shall not enter into any Assignment and Acceptance, any other assignment, any participation or any similar agreement or arrangement (any such Assignment and Acceptance, any other assignment, any participation or any similar agreement or arrangement being an “Assignment or Similar Agreement”) with respect of all or any portion of its Term Loans (such Term Loans that are the subject of such Assignment or Similar Agreement, the “Assigned Amounts”) unless such Assignment or Similar Agreement contains a written agreement and acknowledgment by the assignee (or other counterparty thereto) (and any further assignees thereof, or further counterparties with respect thereto) that such assignee party thereto (or other counterparty thereto) irrevocably agrees and consents to this Agreement (and all terms hereof) and that the Assigned Amounts are bound by the terms hereof, that such assignee (or other counterparty thereto) shall not (and any further assignees (or other counterparties) thereof (or with respect thereto) shall not) further assign, participate and/or enter into any similar agreement or arrangement with respect to any or all of the Assigned Amounts unless such Assigned Amounts are subject to an agreement substantially the same as that set forth in this paragraph (and in any event no less favorable to any of the Loan Parties in any respect) and that Agent, TRG Holdco and the Loan Parties are third party beneficiaries entitled to enforce such agreement and acknowledgment. Any transfer or attempted transfer of all or any portion of, or all or any rights with respect to, the Term Loans (or any voting rights with respect thereto) by any Person without such acknowledgement and agreement shall be null and void.

14.

Further Assurances. Each party agrees that it shall, from time to time after the date of this Agreement, execute and deliver such other documents and instruments and take such other actions as may be reasonably requested by any other party to carry out the transactions contemplated herein.

15.

Termination. Each party agrees that this Agreement shall terminate upon the termination of the Project Beacon Acquisition Agreement or with the prior written consent of TRG Holdco, the Borrower and the Agent; provided that, notwithstanding the foregoing, Section 1 hereof (other than with respect to actual consummation of the Merger), Section 2 hereof (including the corresponding amendments and modifications to the Existing Loan and Security Agreement), Section 9 hereof and this Section 15 shall expressly survive any such termination.

16.

Amendment. Any provision of this Agreement may be amended only in a writing signed by the Borrower, the Agent and TRG Holdco; provided that, notwithstanding the foregoing, the Loan and Security Agreement may be amended in accordance with the terms of the Loan and Security Agreement.

17.

Specific Performance. The parties hereto agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not timely performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated hereby). It is accordingly agreed that the parties shall be entitled, in addition to any other remedy to which any party is entitled at law or in equity, to an injunction or injunctions, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. The parties hereto agree that the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, the parties would not have entered into this Agreement. The rights and remedies herein provided shall be cumulative and not exclusive of any other rights or remedies provided by applicable law and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

[Reminder of page intentionally left blank]

8

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

TRG HOLDCO, solely for purposes of Sections 3(a) and (b), 6(a), (c) and (d), Sections 8-9, and Sections 11-17

RE CLOSING BUYER CORP., a Delaware corporation

By: /s/ Matthew S. Kabaker

Name: Matthew S. Kabaker

Title: President and Chief Executive Officer

LOAN PARTIES:

STATES TITLE HOLDING, INC. (f/k/a DOMA HOLDINGS, INC.), a Delaware corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title: Chief Executive Officer

DOMA INSURANCE AGENCY OF UTAH, LLC (f/k/a NORTH AMERICAN TITLE, LLC), a Delaware limited liability company

By: /s/ Max Simkoff

Name: Max Simkoff

Title: Chief Executive Officer

SPEAR AGENCY ACQUISITION INC., a Delaware corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title: Chief Executive Officer

C-I-34

DOMA INSURANCE AGENCY, INC. (f/k/a STATES TITLE AGENCY, INC.), a Delaware corporation By: /s/ Max Simkoff Name: Max Simkoff Title: Chief Executive Officer

C-I-35

STATES TITLE, LLC, a Delaware limited liability company

By: /s/ Max Simkoff

Name: Max Simkoff

Title: Chief Executive Officer

TITLE AGENCY HOLDCO, LLC, a Delaware limited liability company

By: /s/ Max Simkoff

Name: Max Simkoff

Title: Chief Executive Officer

NASSA LLC, a Florida limited liability company

By: /s/ Max Simkoff

Name: Max Simkoff

Title: Chief Executive Officer

NORTH AMERICAN ASSET DEVELOPMENT, LLC, a California limited liability company

By: /s/ Max Simkoff

Name: Max Simkoff

Title: Chief Executive Officer

DOMA INSURANCE AGENCY OF NEW JERSEY, INC. (f/k/a NORTH AMERICAN TITLE AGENCY, INC.), a New Jersey corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title: Chief Executive Officer

C-I-36

DOMA INSURANCE AGENCY OF ARIZONA, INC. (f/k/a NORTH AMERICAN TITLE COMPANY), an Arizona corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title: Chief Executive Officer

DOMA INSURANCE AGENCY OF FLORIDA, INC. (f/k/a NORTH AMERICAN TITLE COMPANY), a Florida corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title: Chief Executive Officer

DOMA INSURANCE AGENCY OF ILLINOIS, INC. (f/k/a NORTH AMERICAN TITLE COMPANY), an Illinois corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title: Chief Executive Officer

DOMA INSURANCE AGENCY OF MINNESOTA, INC. (f/k/a NORTH AMERICAN TITLE COMPANY), a Minnesota corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title: Chief Executive Officer

DOMA TITLE AGENCY OF NEVADA, INC. (f/k/a NORTH AMERICAN TITLE COMPANY), a Nevada corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title: Chief Executive Officer

C-I-37

DOMA INSURANCE AGENCY OF TEXAS, INC. (f/k/a NORTH AMERICAN TITLE COMPANY), a Texas corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title: Chief Executive Officer

NORTH AMERICAN TITLE COMPANY OF COLORADO, a Colorado corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title: Executive Vice President

DOMA TITLE OF CALIFORNIA, INC. (f/k/a NORTH AMERICAN TITLE COMPANY, INC.), a California corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title: Chief Executive Officer

DOMA INSURANCE AGENCY OF INDIANA, LLC (f/k/a NORTH AMERICAN TITLE COMPANY, LLC), an Indiana limited liability company

By: /s/ Max Simkoff

Name: Max Simkoff

Title: Chief Executive Officer

C-I-38

AGENT: HUDSON STRUCTURED CAPITAL MANAGEMENT LTD. By: /s/ Gokul Sudarsana Name: Gokul Sudarsana Title: Chief Actuary

C-I-39

The Lenders:

HSCM BERMUDA FUND LTD.

By: HUDSON STRUCTURED CAPITAL MANAGEMENT LTD., its Manager

By: /s/ Gokul Sudarsana

Name: Gokul Sudarsana

Title:  Chief Actuary

HS SANTANONI LP

By: HUDSON STRUCTURED CAPITAL MANAGEMENT LTD., its Manager

By: /s/ Gokul Sudarsana

Name: Gokul Sudarsana

Title:  Chief Actuary

HS OPALESCENT LP

By: HUDSON STRUCTURED CAPITAL MANAGEMENT, LTD., its Manager

By: /s/ Gokul Sudarsana

Name: Gokul Sudarsana

Title: Chief Actuary

C-I-40

ANNEX I

[See Attached.]

C-I-41

EXECUTION VERSION

CONFORMED COPY

AS AMENDED BY (A) COUNTERPART AGREEMENT AND FIRST AMENDMENT, DATED AS

OF JANUARY 29, 2021, (B) SECOND AMENDMENT, DATED AS OF JULY 27, 2021,

(C) THIRD AMENDMENT, DATED AS OF MAY 19, 2023 ~~AND~~, (D) FOURTH AMENDMENT, DATED

AS OF MARCH 28, 2024 and (E) FIFTH AMENDMENT DATED AS OF MARCH 28, 2024

LOAN AND SECURITY AGREEMENT,

STATES TITLE HOLDING, INC., A DELAWARE CORPORATION,

THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

HUDSON STRUCTURED CAPITAL MANAGEMENT LTD., AS AGENT

and

THE LENDERS FROM TIME TO TIME PARTY HERETO

Dated as of December 31, 2020,

As amended as of January 29, 2021, as of July 27, 2021 and as of May 19, 2023

C-I-42

1.	ACCOUNTING AND OTHER TERMS		1

2.	LOAN AND TERMS OF PAYMENT		1
	2.1	Promise to Pay	1
	2.2	Term Loan	1
	2.3	Payment of Interest on the Term Loan	3
	2.4	Fees	4
	2.5	Payments; Application of Payments	5
	2.6	Withholding	5
	2.7	Mitigation Obligations; Replacement of Lender	6

3.	CONDITIONS OF LOANS		7
	3.1	Conditions Precedent to the Effectiveness of this Agreement	7
	3.2	Conditions Precedent to the making of the Term Loan	8
	3.3	Termination Date	9
	3.4	Covenant to Deliver	10
	3.5	Borrowing Procedures	10

4.	CREATION OF SECURITY INTEREST		10
	4.1	Pledge	10
	4.2	Grant of Security Interest	10
	4.3	Authorization to File Financing Statements	11
	4.4	Voting	11
	4.5	Powers of Agent; Limitation of Liability	11
	4.6	Certain Covenants as to the Collateral	11
	4.7	Remedies	12
	4.8	Sale Process	13

5.	REPRESENTATIONS AND WARRANTIES		14
	5.1	Due Organization; Power and Authority	14
	5.2	Authorization; No Conflicts; Enforceability	14
	5.3	Collateral	14
	5.4	Litigation	15
	5.5	Financial Statements; Financial Condition	15
	5.6	Solvency	15
	5.7	Regulatory Compliance	15
	5.8	Capitalization; Subsidiaries; Investments	15
	5.9	Tax Returns and Payments; Pension Contributions	15
	5.10	Use of Proceeds	16
	5.11	Full Disclosure	16
	5.12	Employee and Labor Matters	16
	5.13	Insurance Licenses	16
	5.14	Insurance	16
	5.15	Sanctions; Anti-Corruption and Anti-Money Laundering Laws	16
	5.16	Anti-Bribery and Corruption	17

6.	AFFIRMATIVE COVENANTS		17
	6.1	Government Compliance	17
	6.2	Financial Statements, Reports, Certificates	17
	6.3	Taxes; Pensions	20
	6.4	Insurance	20
	6.5	Operating Accounts	21
	6.6	Protection of Intellectual Property Rights	21
	6.7	[Reserved]	21
	6.8	Access to Collateral; Books and Records	21

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	6.9	Formation or Acquisition of Subsidiaries	21
	6.10	Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions	21
	6.11	Lender Meetings	22
	6.12	Board Observation Rights	22
	6.13	Further Assurances	22
	6.14	Post-Funding	22

7.	NEGATIVE COVENANTS		23
	7.1	Dispositions	23
	7.2	Changes in Business, Management, Control, or Business Locations	23
	7.3	Mergers	24
	7.4	Indebtedness	24
	7.5	Encumbrances	24
	7.6	Distributions; Investments	25
	7.7	Transactions with Affiliates	25
	7.8	Subordinated Debt	25
	7.9	Compliance	25
	7.10	[Reserved]	26
	7.11	Modifications of Indebtedness, Operating Documents and Certain Other Agreements, Etc	26
	7.12	Sanctioned Persons; Anti-Corruption Laws; Anti-Money Laundering Laws	26
	7.13	Financial Covenants	26
	7.14	Regulated Insurance Companies	27

8.	EVENTS OF DEFAULT		27
	8.1	Payment Default	27
	8.2	Covenant Default	27
	8.3	Attachment; Levy; Restraint on Business	28
	8.4	Insolvency	28
	8.5	Other Agreements	28
	8.6	Judgments; Penalties	28
	8.7	Misrepresentations	28
	8.8	Subordinated Debt	28
	8.9	Governmental Approvals	28
	8.10	Validity; Liens	29

9.	RIGHTS AND REMEDIES		29
	9.1	Rights and Remedies	29
	9.2	Power of Attorney	30
	9.3	Protective Payments	30
	9.4	Application of Payments and Proceeds Upon Default	30
	9.5	Agent’s Liability for Collateral	31
	9.6	No Waiver; Remedies Cumulative	31
	9.7	Demand Waiver	31
	9.8	Loan Party Agent	31

10.	NOTICES		31

11.	CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE		32

12.	GENERAL PROVISIONS		32
	12.1	Termination Prior to Term Loan Maturity Date; Survival	32
	12.2	Successors and Assigns	32
	12.3	Indemnification	34
	12.4	Time of Essence	34
	12.5	Severability of Provisions	34
	12.6	Correction of Loan Documents	34
	12.7	Amendments in Writing; Waiver; Integration	34

C-I-44

	12.8	Counterparts	35
	12.9	Confidentiality	35
	12.10	Fees, Costs and Expenses	36
	12.11	Electronic Execution of Documents	36
	12.12	Captions	36
	12.13	Construction of Agreement	37
	12.14	Relationship	37
	12.15	USA PATRIOT Act	37
	12.16	Third Parties	37

13.	DEFINITIONS		37
	13.1	Definitions	37

14.	AGENT		59
	14.1	Appointment	59
	14.2	Nature of Duties	60
	14.3	Rights, Exculpation, Etc	60
	14.4	Reliance	61
	14.5	Indemnification	61
	14.6	Agent Individually	61
	14.7	Collateral Matters	61
	14.8	Agency for Perfection	62
	14.9	No Reliance on Agent’s Customer Identification Program	62
	14.10	No Third Party Beneficiaries	62
	14.11	No Fiduciary Relationship	62
	14.12	Reports; Confidentiality; Disclaimers	62
	14.13	Collateral Custodian	63
	14.14	Agent May File Proofs of Claim	63

15.	GUARANTY		63
	15.1	Guaranty	63
	15.2	Guaranty Absolute	64
	15.3	Waiver	64
	15.4	Continuing Guaranty; Assignments	65
	15.5	Subrogation	65
	15.6	Waivers	65

C-I-45

●	Exhibits

●	Exhibit A – Form of Compliance Certificate
●	Exhibit B – Form of Notice of Borrowing
●	Exhibit C – Form of Counterpart Agreement
●	Exhibit D – Form of Warrant

●	Schedules

●	Schedule 1- Term Loan Commitments
●	Schedule 6.2(g) – Excluded Subsidiaries
●	Schedule 7.7 – Permitted Transactions with Affiliates
●	Schedule 13.1(a) – Permitted Indebtedness
●	Schedule 13.1(b) – Permitted Investments
●	Schedule 13.1(c) – Permitted Liens

C-I-46

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of December 31, 2020 among States Title Holding, Inc. (formerly known as Doma Holdings, Inc.), a Delaware corporation (“Borrower”), each Person named as a Guarantor on the signature pages hereto, the lenders from time to time party hereto (each, a “Lender” and collectively, the “Lenders”) and Hudson Structured Capital Management Ltd., a Bermuda limited company, as agent for the Lenders (in such capacity, “Agent”).

WHEREAS, the Borrower has asked the Lenders to extend credit to the Borrower consisting of a term loan in the aggregate principal amount of $150,000,000. The proceeds of the term loan shall be used as described in Section 5.10 hereunder. The Lenders are severally, and not jointly, willing to extend such credit to the Borrower subject to the terms and conditions hereinafter set forth.

1.    ACCOUNTING AND OTHER TERMS

(a)    Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other capitalized terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

(b)    For purposes of the Loan Documents, whenever a representation or warranty is made to a Loan Party’s knowledge or awareness or the “best of” a Loan Party’s knowledge or awareness, it will be deemed to mean the actual knowledge, after reasonable inquiry, of such Loan Party.

(c)    If any changes in accounting principles or practices from GAAP required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions) results in a change in calculation of financial covenants, standards or terms (including all applicable covenants, representations and warranties) in any Loan Document, the parties hereto agree that as soon as reasonably practicable after the date of such change they will enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating financial and other covenants, financial condition and performance will be the same after such changes as they were before such changes. For the avoidance of doubt, until the Agreement is amended or otherwise agreed, the Loan Parties shall continue to provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms (including all applicable covenants, representations and warranties) in the Loan Documents in accordance with GAAP as in effect immediately prior to such changes. Notwithstanding any other provision contained herein, to the extent that any change in GAAP after December 1, 2017 results in leases which are, or would have been, classified as operating leases under GAAP as of such date being classified as a Capital Lease under as revised GAAP, such change in classification of leases from operating leases to Capital Leases shall be ignored for purposes of this Agreement.

2.    LOAN AND TERMS OF PAYMENT

2.1    Promise to Pay. The Borrower hereby unconditionally promises to pay Agent and the Lenders, the outstanding principal amount of the Term Loan and all other Obligations including all accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.2    Term Loan.

(a)    Availability. Subject to the terms and conditions of this Agreement, the Lenders agree to make a term loan to the Borrower during the Availability Period in an aggregate principal amount equal to the Term Loan Commitment Amount (the “Term Loan”). Only one Term Loan may be requested in the borrowing notice and the amount of the Term Loan may not exceed the Term Loan Commitment Amount. The obligation of the Lenders to make the Term Loan under this Agreement shall be several and not joint and several. After repayment or prepayment, the Term Loan may not be reborrowed.

C-I-47

(b)    Termination of Term Loan Commitment. The Term Loan Commitment shall terminate at 5:00 p.m. (New York City time) on the last Business Day of the Availability Period.

(c)    Repayment; Evidence of Debt.

(i)    Payment of Principal and Interest at Maturity. All unpaid principal, accrued and unpaid interest, prepayment premiums (including any Applicable Prepayment Premium, if any), expenses and other Obligations in respect of the Term Loan shall be due and payable in full on the Term Loan Maturity Date or, if earlier, on the date on which the Obligations are declared due and payable pursuant to the terms of this Agreement.

(ii)    Prepayment Premium. Upon the occurrence of a Prepayment Premium Trigger Event, the Borrower shall pay the amount of the Applicable Prepayment Premium, if any, in cash to Agent for the ratable account of the Lenders.

(iii)    Repayment of Principal of Term Loan. The outstanding principal amount of the Term Loan shall be repayable in installments on the last day of each calendar month, with each installment equal to the Amortization Amount commencing solely on the Amortization Start Date and (subject to clause (b), below) continuing thereafter (but solely during the continuance of an Event of Default) until the last day of the calendar month immediately preceding the Term Loan Maturity Date, with one final payment due and payable on the Term Loan Maturity Date in an amount necessary to repay in full the unpaid principal amount of the Term Loan. Notwithstanding the foregoing, (a) the Borrower shall have the right to repay the unpaid principal, accrued and unpaid interest, fees, prepayment premiums (including any Applicable Prepayment Premium, if any), expenses and other Obligations in respect of the Term Loan in accordance with Section 2.2(d) hereof, and (b) if an Amortization Amount (a “Default Amortization”) is payable because an Event of Default is continuing on the last day of any calendar month (an “Amortization Month”) and such Event of Default is remedied or waived, then only such Default Amortization for such Amortization Month will be due and payable commencing on the applicable Amortization Start Date (as described in paragraph (b) of the definition of Amortization Start Date) (provided that, for the avoidance of doubt, the Required Lenders may elect to waive the requirement of such Default Amortization (without any requirement to obtain the consent of any other Lender or the Agent)).

(iv)    Promissory Note. Any Lender may request that the Term Loan made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns in a form furnished by the Agent. Thereafter, the Term Loan evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.2) be represented by one or more promissory notes in such form payable to the payee named therein.

Notwithstanding anything in this Agreement (including this Section 2.2(c)) to the contrary, until all of the obligations in respect of the TRG Credit Facility are paid in full in cash and all of the commitments in respect thereof are terminated, no payment in respect of the principal amount of the Term Loan that would otherwise be required to be made under this Section 2.2(c) shall be required to be made hereunder.

(d)    Mandatory Prepayments.

(i)    Upon Acceleration. If the Term Loans are accelerated following the occurrence and during the continuance of an Event of Default, the Borrower shall immediately pay to the Lenders an amount equal to the sum of (A) all accrued and unpaid interest with respect to the Term Loan through the date the prepayment is made, plus (B) all outstanding principal with respect to the Term Loan, plus (C) the amount of any Applicable Prepayment Premium, if any, plus (D) all other sums, if any, that shall have become due and payable hereunder in connection with the Term Loan.

(ii)    Dispositions. Within five Business Days following the receipt by the Borrower or any of its Subsidiaries (other than any Regulated Insurance Company) of any Net Cash Proceeds in connection with any Dispositions (other than as permitted by Section 7.1(a) through (j) and (l) through (q)) in excess of $750,000 in any Fiscal Year, the Borrower shall prepay the outstanding principal amount of the Term Loan in accordance with the terms hereof in an amount equal to 100% of such excess Net Cash Proceeds received by such Person in consideration of such Dispositions, except as otherwise agreed by the Agent.

2

(iii)    Incurrence of Debt. Within three Business Days of any issuance or incurrence by any Loan Party or any of its Subsidiaries (other than any Regulated Insurance Company) of any Indebtedness (other than Permitted Indebtedness), the Borrower shall prepay the outstanding principal amount of the Term Loan in accordance with the terms hereof in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith.

(iv)    Extraordinary Receipts. Within five Business Days of receipt by any Loan Party or any of its Subsidiaries (other than any Regulated Insurance Company) of any Extraordinary Receipts, the Borrower shall prepay the outstanding principal amount of the Term Loan in accordance with the terms hereof in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith; provided that, so long as no Event of Default shall have occurred and be continuing at the time of receipt of such Net Cash Proceeds, the Borrower and its Subsidiaries shall have the option in lieu of making such prepayment to invest or reinvest such Net Cash Proceeds within 365 days of receipt thereof in assets of the general type used in the business of the Borrower or any of its Subsidiaries.

(v)    Excess Cash Flow. On the first Business Day of the first full calendar month to occur after the occurrence of a Project Beacon Failure Event and the first Business Day of each calendar month thereafter, the Borrower shall (subject to Section 2.2(d)(viii) below) prepay the outstanding principal amount of the Term Loan in accordance with the terms hereof in an amount equal to 100% of the unrestricted cash and cash Equivalents of the Loan Parties and their respective Subsidiaries (other than amounts held by any Regulated Insurance Company) (or that is subject to a Control Agreement in favor of the Agent or otherwise restricted in favor of the Agent) in excess of $7,500,000 at such time; provided that notwithstanding the foregoing, in no event shall any prepayment be required pursuant to this Section 2.2(d)(v) for any calendar month beginning prior to October 1, 2025 if on or prior to the first Business Day of such calendar month, Agent shall have received from Borrower an analysis (prepared by the Borrower in consultation with an Approved Auditor) demonstrating that such prepayment would reasonably be expected to result in a breach of Section 6.2(c) or otherwise result in a “going concern” qualification or explanatory paragraph in respect of any financial statements delivered or to be delivered hereunder and/or required to be filed with the SEC (including financial statements or public filings of any Parent Company).

(vi)    Project Rami Contingent Payments. Subject to Section 2.2(d)(viii)(B), upon actual receipt by the Borrower or any of its Subsidiaries (after the Fourth Amendment Effective Date) of any Net Cash Proceeds in satisfaction of (a) the Deferred Payment (as defined in the WFG Acquisition Agreement), (b) the Earn-Out Payment (as defined in the Near North/Illinois Acquisition Agreement) and/or (c) the Earn-Out Payment (as defined in the Near North/Florida Acquisition Agreement) (clauses (a) through (c), collectively, the “Project Rami Contingent Payments”), the Borrower shall promptly, and no later than five (5) Business Days after the later of (x) October 1, 2025 and (y) the actual receipt by the Borrower or any of its Subsidiaries of such Net Cash Proceeds, prepay the outstanding principal amount of the Term Loan in an amount equal to 100% of the Net Cash Proceeds so received in respect of such Project Rami Contingent Payments up to an aggregate amount of $16,000,000. For the avoidance of doubt, in no event shall the Borrower or any of its Subsidiaries have any obligation to prepay the Term Loan (or make any other payment) pursuant to this clause (vi) in an aggregate amount in excess of $16,000,000 and in no event shall the Borrower, any of its Subsidiaries or any other Person have any obligation to make any payment pursuant to this clause (vi) other than in respect of cash amounts actually received by the Borrower or any of its Subsidiaries in satisfaction of the Project Rami Contingent Payments. In connection with the obligations of the Borrower and its Subsidiaries pursuant to this Section 2.2(d)(vi), the Borrower and its Subsidiaries agree (x) to use commercially reasonable efforts to enforce on a timely basis its rights to payment of the Project Rami Contingent Payments, (y) not to waive in writing any rights to receive the Project Rami Contingent Payments and (z) not to modify the WFG Acquisition Agreement, the Near North/Illinois Acquisition Agreement or the Near North/Florida Acquisition Agreement to defer the timing for payment of, expressly reduce the amount of, or otherwise adversely affect its right to timely receive the full amount due and payable in respect of the Project Rami Contingent Payments. For the avoidance of doubt, (a) in no event shall the Borrower or any of its Subsidiaries or any other Person be required to make any payment pursuant to this Section 2.2(d)(vi) except to the extent of cash payments actually received by the Borrower or any of its Subsidiaries in satisfaction of the Project Rami Contingent Payments and (b) the Borrower and its Subsidiaries may use the proceeds of any Project Rami Contingent Payments prior to the date that the relevant amount of such proceeds are required to be applied to prepay the Term Loan for any purpose not prohibited under this Agreement. The parties hereto agree that the provisions of this Section 2.2(d)(vi) shall survive termination of this Agreement until the Borrower’s obligations pursuant to this Section 2.2(d)(vi) are satisfied in full. In the event that the Loan Document Termination (as defined in the Fifth Amendment) occurs prior to satisfaction of the Borrower’s obligations pursuant to this Section 2.2(d)(vi), then Agent agrees to act as paying agent for the Lenders and all such ratable payments to the Lenders shall be made in accordance with their Term Loan holdings immediately prior to the Loan Document Termination.

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(vii)    Change of Control. Unless otherwise waived by the Agent (in its sole discretion), within three Business Days of a Change of Control, the Borrower shall pay (A) all accrued and unpaid interest with respect to the Term Loan through the date the prepayment is made, plus (B) all outstanding principal with respect to the Term Loan, plus (C) all other sums, if any, that shall have become due and payable hereunder in connection with the Term Loan. For the avoidance of doubt, no Applicable Prepayment Premium shall be due or payable in connection with any prepayment pursuant to this Section 2.2(d)(vii); provided that solely for the avoidance of doubt, if Agent waives a prepayment otherwise required pursuant to this Section 2.2(d)(vii), the Applicable Prepayment Premium shall be due and payable in connection with any prepayment nonetheless made pursuant to this Section 2.2(d)(vii) by the Borrower in connection with such applicable Change of Control.

(viii)    Notwithstanding anything in this Agreement (including this Section 2.2(d)) to the contrary, until all of the obligations in respect of the TRG Credit Facility are paid in full in cash and all of the commitments in respect thereof are terminated, no mandatory prepayment of the Term Loan that would otherwise be required to be made under this Section 2.2(d) shall be required to be made hereunder.

(ix)    Application of Prepayments; Interest and Fees.

(A)    Subject to clause (B) below, each mandatory prepayment of the Term Loan pursuant to this Section 2.2(d), shall be applied against the remaining installments due on the principal of the Term Loan pro rata.

(B)    Notwithstanding the foregoing clause (A), in the event that the Term Loan is prepaid pursuant to Section 2.2(d)(v) above with the proceeds of an Underwriter Dividend, then the portion of such prepayment made with such proceeds shall be applied as follows:

(1)    first, to reimburse Agent for its accrued and unpaid fees and expenses to the extent required by Section 12.10 hereof and to make payments owing to Indemnified Persons pursuant to Section 12.3 hereof;

(2)    second, to pay any amounts received by the Borrower in respect of the Project Rami Earn-Out but not yet paid pursuant to Section 2.2(d)(vi) (it being understood that any such application under this clause shall be deemed to reduce the Borrower’s obligation pursuant to Section 2.2(d)(vi) on a dollar-for-dollar basis);

(3)    third, to repay Indebtedness incurred pursuant to clause (y) of the definition of Permitted Indebtedness;

(4)    fourth, to prepay unpaid Capitalized Interest that has accrued since the Fourth Amendment Effective Date; and

(5)    fifth, to repay the remaining installments due on the principal of the Term Loan pro rata.

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(e)    Optional Prepayment. The Borrower shall have the option to prepay all or at least 50% of the then-outstanding principal balance of the Term Loan, provided the Borrower (i) delivers written notice to Agent of its election to prepay the Term Loan at least ten (10) days prior to such prepayment (in the absence of a Default or Event of Default, in which case no notice need be given) (or such shorter period as the Agent may agree) and (ii) pays, on the date of such prepayment (A) all accrued and unpaid interest with respect to the amount prepaid through the date the prepayment is made, plus (B) the amount of the Applicable Prepayment Premium, if any, plus (C) all other sums in connection with the Obligations or that otherwise shall have become due and payable hereunder in connection with the amount prepaid. Notwithstanding any other provision of this clause (d), if on any date on which any amount of the Term Loan is repaid or prepaid as a result of administrative or clerical error in an amount exceeding the amount of the Term Loan due on or about such date, such excess payment shall not constitute a prepayment for the purposes of this clause (d) if within three (3) Business Days of the date of such payment Borrower (1) informs Agent in writing of the amount of such excess payment, and (2) certifies that such excess payment was made as a result of administrative or clerical error. Notwithstanding anything in this Agreement (including this Section 2.2(e)) to the contrary, until all of the obligations in respect of the TRG Credit Facility are paid in full in cash and all of the commitments in respect thereof are terminated, no voluntary prepayment of the Term Loan that would otherwise be permitted to be made under this Section 2.2(e) shall be made hereunder.

(f)    Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.2, payments with respect to this Section 2.2 are in addition to payments made or required to be made under any other Section of this Agreement.

2.3    Payment of Interest on the Term Loan.

(a)    Interest Rate.

(i)    Subject to ~~Section~~Sections 2.3(b) and (c), from and after the Effective Date until (but excluding) the Fourth Amendment Effective Date, the outstanding principal amount of the Term Loan shall accrue interest at a per annum rate equal to eleven and one-fourth percent (11.25%), (i) 5% of such interest shall accrue and be payable in cash on the last Business Day of each of March, June, September and December, in arrears; provided that interest accruing since the December 2023 interest payment shall not be payable in cash, but shall capitalize as of the last Business Day of March 2024 and (ii) the remainder of such interest shall accrue and capitalize as of the last day of each of March, June, September and December, and such accrued Capitalized Interest shall be payable in cash in arrears on the Maturity Date or, if earlier, on the date on which the Obligations are declared due and payable pursuant to the terms of this Agreement and shall be calculated in accordance with Section 2.3(~~c~~d). Any Capitalized Interest pursuant to this Section 2.3(a)(i) shall be added to the principal amount of the Term Loan on such last Business Day of such applicable fiscal quarter, shall be deemed for all purposes to be principal of the Term Loan (including, without limitation, with respect to the accrual of interest on any Capitalized Interest amounts), and interest shall begin to accrue on Capitalized Interest beginning on and including the date on which such Capitalized Interest is added to the principal amount of the Term Loan (including prior Capitalized Interest).

(ii)     Subject to ~~Section~~Sections 2.3(b) and (c), from and after the Fourth Amendment Effective Date until (but excluding) October 1, 2025, the outstanding principal amount of the Term Loan shall accrue interest at a per annum rate equal to sixteen and one-fourth percent (16.25%). Such interest shall accrue and capitalize as of the last day of each of calendar month, and such accrued Capitalized Interest shall be payable in cash in arrears on the Maturity Date or, if earlier, on the date on which the Obligations are declared due and payable pursuant to the terms of this Agreement and shall be calculated in accordance with Section 2.3(~~c~~d). Any Capitalized Interest pursuant to this Section 2.3(a)(ii) shall be added to the principal amount of the Term Loan on such last Business Day of such applicable calendar month, shall be deemed for all purposes to be principal of the Term Loan (including, without limitation, with respect to the accrual of interest on any Capitalized Interest amounts), and interest shall begin to accrue on Capitalized Interest beginning on and including the date on which such Capitalized Interest is added to the principal amount of the Term Loan (including prior Capitalized Interest).

(iii)    Subject to ~~Section~~Sections 2.3(b) and (c), from and after October 1, 2025, the outstanding principal amount of the Term Loan shall accrue interest at a per annum rate equal to sixteen and one-fourth percent (16.25%), (i) 10% of such interest shall accrue and be payable in cash on the last Business Day of each of each calendar month, in arrears and (ii) the remainder of such interest shall accrue and capitalize as of the last day of each of each calendar month and such accrued Capitalized Interest shall be payable in cash in arrears on the Maturity Date or, if earlier, on the date on which the Obligations are declared due and payable pursuant to the terms of this Agreement and shall be calculated in accordance with Section 2.3(~~c~~d). Any Capitalized Interest pursuant to this Section 2.3(a)(iii) shall be added to the principal amount of the Term Loan on such last Business Day of such applicable calendar month, shall be deemed for all purposes to be principal of the Term Loan (including, without limitation, with respect to the accrual of interest on any Capitalized Interest amounts), and interest shall begin to accrue on Capitalized Interest beginning on and including the date on which such Capitalized Interest is added to the principal amount of the Term Loan (including prior Capitalized Interest).

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(b)    Notwithstanding anything in this Agreement or any other Loan Document to the contrary, (x) during the Standstill Period, no Loan Party shall have any obligation to make any interest payment (without regard to when such interest may have accrued); provided that the Term Loan shall continue to accrue interest in accordance with the terms of Section 2.3(a) (it being understood and agreed that, notwithstanding the foregoing, during the Standstill Period, no interest amounts (including Capitalized Interest) shall accrue interest), (y) if the Merger (as defined in the Project Beacon Acquisition Agreement) is not consummated on or prior to the last day of the Standstill Period or if the Merger is consummated without substantially concurrent satisfaction of the Payoff Conditions (as defined in the Fifth Amendment), (i) on or before the date that is sixty (60) days after the last day of the Standstill Period, the Borrower shall pay to Agent (for the ratable benefit of the Lenders) all unpaid interest (other than Capitalized Interest) that accrued during the Standstill Period (and for the avoidance of doubt, no such interest or other amounts shall be (or shall be deemed to be) due and/or payable until such 60th day) and (ii) from and after the first day after the last day of the Standstill Period, the Term Loan shall accrue interest and such interest shall be payable in cash and in-kind, in each case in accordance with Section 2.3(a); provided that, if the Merger (as defined in the Project Beacon Acquisition Agreement) is consummated on or prior to the last day of the Standstill Period and the Payoff Conditions (as defined in the Fifth Amendment) are (substantially concurrently therewith) satisfied, the Borrower shall have no obligation to pay any then-unpaid and/or accrued interest and any requirement for payment of such interest is permanently waived, and such amounts are forgiven, by the Lenders.

(c)    ~~(b)~~ Default Rate. Upon the occurrence and during the continuance of an Event of Default, at Agent’s election in a written notice delivered to the Loan Parties, the interest rate applicable to the Term Loan shall be at a per annum rate equal to twenty percent (20.00%) in aggregate (the “Default Rate”) and all other outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest at the Default Rate shall accrue from the date of such Event of Default until such Event of Default is no longer continuing and shall be payable upon demand. Payment or acceptance of the Default Rate is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or the Lenders. For the avoidance of doubt, interest at the Default Rate shall be in lieu of other interest provided for hereunder (and not in addition thereto). For the avoidance of doubt, interest at the Default Rate shall be in lieu of other interest provided for hereunder (and not in addition thereto). Notwithstanding anything in this Agreement or any other Loan Document to the contrary, no interest under this clause (c) shall accrue during the Standstill Period or apply with respect to any breach of the terms of this Agreement or any other Loan Document during such Standstill Period.

(d)    ~~(c)~~ Usury. It is the intention of the parties hereto that Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: the aggregate of all consideration which constitutes interest under law applicable to Agent or any Lender that is contracted for, taken, reserved, charged or received by Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by Agent or such Lender, as applicable, to the Borrower). If at any time and from time to time (x) the amount of interest payable to Agent or any Lender on any date shall be computed at the highest lawful rate applicable to such Agent or such Lender pursuant to this Section 2.3(~~c~~d) and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to Agent or such Lender would be less than the amount of interest payable to Agent or such Lender computed at the highest lawful rate applicable to Agent or such Lender, then the amount of interest payable to Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the highest lawful rate applicable to Agent or such Lender until the total amount of interest payable to Agent or such Lender shall equal the total amount of interest which would have been payable to Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 2.3(~~c~~d).

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(e)    ~~(d)~~ Interest Computation. Interest shall be computed on the basis of a three hundred sixty five (365) day year for the actual number of days elapsed. With respect to all payments hereunder, including with respect to computing interest, all payments received after 3:00 p.m., New York City time, on any day shall be deemed received at the opening of business on the next Business Day. In computing interest, the Funding Date shall be included and the date of payment shall be excluded.

For the avoidance of doubt, and notwithstanding anything in this Agreement to the contrary, all accrued and unpaid interest (including any interest owing in respect of Section 2.3(b)) from and after the Fourth Amendment Effective Date until (but excluding) October 1, 2025 shall be Capitalized Interest (and no such amount shall be due or payable in cash) (including, for the avoidance of doubt, interest that otherwise would have become payable in cash for periods prior to the Fourth Amendment Effective Date).

Notwithstanding anything in this Agreement (including this Section 2.3) to the contrary, until all of the obligations in respect of the TRG Credit Facility are paid in full in cash and all of the commitments in respect thereof are terminated, no interest that would otherwise be required to be paid in cash pursuant to this Section 2.3 shall be required to be paid hereunder.

2.4    Fees.

(a)    Applicable Prepayment Premium. Without duplication of any payment of the Applicable Prepayment Premium referred to in Section 2.2, following the occurrence of an applicable Prepayment Premium Trigger Event, the Borrower shall pay to Agent, for the accounts of the Lenders, the Applicable Prepayment Premium (if any) then due and payable.

(b)         Fees Fully Earned. Unless otherwise provided in this Agreement or in a separate writing by Agent, not be entitled to any credit, rebate, or repayment of any fees earned by any Secured Party pursuant to this Agreement or any other Loan Document notwithstanding any termination of this Agreement or the suspension or termination of the Lenders’ obligation to make loans hereunder. For the avoidance of doubt, the parties hereto agree that the provisions of this Section 2.4 shall survive termination of this Agreement.

2.5    Payments; Application of Payments.

(a)    All payments to be made by the Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 3.00 pm New York City time on the date when due to Agent, for the ratable benefit of the Lenders, to an account as shall be designated in a written notice delivered by Agent to the Borrower. Payments of principal and/or interest received after 3.00 pm New York City time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b)    Unless otherwise specified in this Agreement (including without limitation, Section 9.1(f)), after an Event of Default in respect of which Agent has taken any action under Section 9.1, (a) Agent has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied, and (b) Borrower shall have no right to specify the order or the accounts to which Agent shall allocate or apply any payments required to be made by the Borrower to Agent or otherwise received by any Secured Party under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

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2.6    Withholding. (a) Payments received by Agent from the Borrower under this Agreement will be made free and clear of and without deduction for any and all Taxes except as otherwise required by Requirements of Law. If at any time any Requirements of Law (as determined in the good faith discretion of the Borrower) requires the deduction or withholding of any Tax from any such payment by the Borrower, then the Borrower shall be entitled to make such deduction or withholding and shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with any Requirements of Law and, if such Tax is an Indemnified Tax, the Borrower hereby covenants and agrees that the sum payable by the Borrower will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction for Indemnified Taxes, Agent receives a net sum equal to the sum which it would have received had no withholding or deduction for Indemnified Taxes been required. The Borrower will, upon request, furnish Agent with proof reasonably satisfactory to Agent evidencing such payment; provided, however, that the Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by the Borrower.

(a)    (i) A Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement shall deliver to the Borrower, at the time or times reasonably requested by the Borrower such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by Requirements of Law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not the Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.6(b)(ii), (iii), (iv) and (v) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject the Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Lender.

(ii)    Without limiting the generality of the foregoing, each Lender shall deliver to the Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of IRS Form W-9 (if such Lender is a U.S. person (as defined in Section 7701(a)(30) of the IRC)) certifying that the Lender is exempt from U.S. federal backup withholding Tax or applicable Form W-8 (together with all required certificates and other documentation) (if such Lender is not a U.S. person (as defined in Section 7701(a)(30) of the IRC)), in form and substance satisfactory to the Borrower, documenting all applicable exemptions from or reductions in U.S. federal withholding Tax.

(iii)    Each Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the Borrower) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of any other form prescribed by Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Requirements of Law to permit the Borrower to determine the withholding or deduction required to be made.

(iv)    If a payment made to or for the account of any Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine that the Lender has complied with the Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(v)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

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(b)    The Agent shall deliver to the Borrower from time to time upon the reasonable request of the Borrower executed originals of IRS Form W-9 (if the Agent is a U.S. person (as defined in Section 7701(a)(30) of the IRC)) certifying that the Agent is exempt from U.S. federal backup withholding Tax or applicable Form W-8 (together with all required certificates and other documentation) (if the Agent is not a U.S. person (as defined in Section 7701(a)(30) of the IRC)), in form and substance satisfactory to the Borrower, documenting all applicable exemptions from or reductions in U.S. federal withholding Tax.

(c)    The agreements and obligations of the Borrower and Lenders contained in this Section 2.6 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(d)    If any party shall become aware that it is entitled to receive a refund from a relevant Governmental Authority in respect of Taxes as to which the Borrower has paid additional amounts pursuant to this Section, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by Borrower, make a claim to such Governmental Authority for such refund at the Borrower’s expense. If any party receives a refund of any Taxes with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to the Borrower, net of all out-of-pocket expenses (including Taxes) of such party receiving the refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Borrower, upon the request of the party receiving the refund, shall repay to such party the amount paid over pursuant to this paragraph (d) (plus any penalties, interest or other charges imposed by the relevant Government Authority) in the event that the party receiving the refund is required to repay such refund to such Governmental Authority.

2.7    Mitigation Obligations; Replacement of Lender. If any Lender requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.6, then such Lender shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Term Loan hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 2.6, as the case may be, in the future, and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment to the extent such costs and expenses are set forth in reasonable detail in a certificate submitted by such Lender to the Borrower (with a copy to the Agent).

3.    CONDITIONS OF LOANS

3.1    Conditions Precedent to the Effectiveness of this Agreement. This Agreement shall become effective as of the Business Day (the “Effective Date”) when Agent has received (or waived receipt of) all of the following conditions precedent in form and substance satisfactory to Agent:

(a)    a certificate of a Responsible Officer of Borrower certifying that (i) the representations and warranties in this Agreement and in each other Loan Document, or in any certificate executed and delivered to Agent pursuant hereto or thereto are true and correct in all material respects on and as of the Effective Date (except that such materiality qualifier shall not apply to representations and warranties that already are qualified or modified by materiality thereof, which representations and warranties shall be true and correct on and as of the Effective Date); provided, that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects on and as of such date (except that such materiality qualifier shall not apply to representations and warranties that already are qualified or modified by materiality thereof, which representations and warranties shall be true and correct on and as of such date), (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms or the consummation of the transactions hereunder and (iii) since December 31, 2019, there has not been any Material Adverse Change;

(b)    this Agreement and all other Loan Documents duly executed and delivered by each Loan Party which is party to them as of the Effective Date (collectively, the “Effective Date Loan Parties”);

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(c)    a certificate signed by the chief executive officer or chief financial officer of each Effective Date Loan Party with respect to the Loan Documents and the transactions contemplated hereby and thereby on the Effective Date attaching (i) resolutions and incumbency certifications of such Loan Party with respect to the Loan Documents and the transactions contemplated hereby and thereby on the Effective Date, (ii) a copy of the by-laws, operating agreement and/or partnership agreement, together with all amendments thereto, (iii) a true and correct copy of the certificate of incorporation, certificate of formation and/or certificate of partnership of such Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the state of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of the Loan Party, if an organized number is issued in such jurisdiction, (iv) a certificate of status with respect to such Loan Party, dated within 30 days of the Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party which certificate shall indicate that such Loan Party is in good standing in such jurisdiction, and (v) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

(d)    receipt of financing statements in form appropriate for filing against each Effective Date Loan Party on Form UCC-1 in such office or offices as may be necessary to perfect the security interests purported to be created by this Agreement;

(e)    customary opinions of (a) Davis Polk & Wardwell LLP, as special New York counsel to the Effective Date Loan Parties and (b) Richards, Layton & Finger, PA, as special Delaware counsel to the Effective Date Loan Parties;

(f)    copies, dated not more than 30 days before the date of this Agreement, of financing statement searches, as Agent may reasonably request;

(g)    a Perfection Certificate, duly executed and delivered by all Person who will be Loan Parties on the Funding Date;

(h)    [reserved]; and

(i)    evidence that all consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the consummation of the transactions hereunder or the conduct of any Effective Date Loan Party’s business as required by this Agreement have been obtained and are in full force and effect.

By executing this Agreement the Agent and each Lender shall been deemed to be satisfied with, or to have waived, any and all of the above-listed conditions, and this Agreement shall be effective as of the date of such execution, notwithstanding any other provision herein.

3.2    Conditions Precedent to the making of the Term Loan. The obligation of each Lender to fund its share of the Term Loan is subject to Agent having received (or waived receipt of) all of the following conditions precedent in form and substance reasonably satisfactory to Agent (the Business Day as requested by Borrower for funding, the “Funding Date”); provided that, unless otherwise agreed by Agent, all documentary deliverables shall be in form and substance reasonably satisfactory to Agent on or prior to ten (10) Business Days prior to the Funding Date:

(a)    a certificate of a Responsible Officer of each Person who will be a Loan Party as of the Funding Date certifying that (i) the representations and warranties in this Agreement and in each other Loan Document, or in any certificate executed and delivered to Agent pursuant hereto are true and correct in all material respects on and as of the Funding Date (except that such materiality qualifier shall not apply to representations and warranties that already are qualified or modified by materiality thereof, which representations and warranties shall be true and correct on and as of the Funding Date); provided, that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects on and as of such date (except that such materiality qualifier shall not apply to representations and warranties that already are qualified or modified by materiality thereof, which representations and warranties shall be true and correct on and as of such date), (ii) no Default or Event of Default shall have occurred and be continuing on the Funding Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms or the consummation of the transactions hereunder and (iii) there has not been any Material Adverse Change;

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(b)    a Counterpart Agreement and all other Loan Documents duly executed and delivered by each Person who will be a Loan Party as of the Funding Date which is party to them;

(c)    a certificate signed by the chief executive officer or chief financial officer of each Person who will be a Loan Party as of the Funding Date attaching (i) resolutions and incumbency certifications of each such Loan Party with respect to the Loan Documents and the transactions contemplated hereby and thereby, (ii) a copy of the by-laws, operating agreement and/or partnership agreement, together with all amendments thereto, (iii) a true and complete copy of the certificate of incorporation, certificate of formation and/or certificate of partnership of such Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the state of organization of such Loan Party which shall set forth the same complete name of the Loan Party as is set forth herein and the organizational number of the Loan Party, if an organized number is issued in such jurisdiction, (iv) a certificate of status with respect to such Loan Party, dated within 30 days of the Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party and each other jurisdiction in which such Loan Party is qualified to conduct business, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction, (v) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers and (vi) a schedule setting forth each Excluded Subsidiary in existence on the Funding Date and the basis for such exclusion;

(d)    evidence of the filing of appropriate financing statements against each Loan Party on Form UCC-1 in such office or offices as may be necessary to perfect the security interests purported to be created by this Agreement;

(e)    customary opinions of Davis Polk & Wardwell LLP, as special New York counsel to the Loan Parties, and of a firm to be specified by the Borrower, as special California counsel to the Loan Parties;

(f)    in relation to any Pledged Shares which are certificated, original stock certificates, promissory notes and any other Instruments or agreements representing all of the Pledged Interests required to be pledged hereunder, accompanied by undated stock powers executed in blank and other proper instruments of transfer;

(g)    evidence of payment of all fees, costs and expenses then payable hereunder, including, but not limited to, the Secured Party Expenses; provided that Secured Party Expenses attributable to attorneys’ fees and payable by the Borrower shall not exceed $162,000 up to and including the Funding Date;

(h)    a closing and solvency certificate, duly executed by Borrower;

(i)    evidence that the loans under that certain Loan Agreement, dated as of January 7, 2019, by and among Title Agency Holdco, LLC, as borrower, the guarantors party thereto and North American Title Group, LLC, as lender, have been terminated and the liens, if any, have been released;

(j)    a Notice of Borrowing, duly executed by Borrower;

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(k)    evidence of the insurance coverage required by Section 6.4 with such endorsements as to the additional insureds or lender’s loss payables thereunder as Agent may reasonably request (including Borrower having used commercially reasonable efforts to provide that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days’ (provided that such period shall be 10 days’ notice in the case of failure to pay premiums) prior written notice to Agent), and each such additional insured or lender’s loss payables thereunder to the extent reasonably available, together with evidence of the payment of all premiums due in respect thereof for such period as Agent may request (provided that if the Borrower has used commercially reasonable efforts to satisfy the requirements of this paragraph, but the applicable insurance brokers have not provided such evidence, the parties agree that the requirements of this paragraph may be satisfied on a post-funding basis as contemplated by Section 6.14);

(l)    evidence that all prior security interests (other than any Permitted Lien) in each Trademark and Patent belonging to each Loan Party have been released (or will be released concurrently with the funding of the Term Loan on the Funding Date);

(m)    evidence that each Patent belonging to any Loan Party is either (i) being used by the Loan Party that owns the Patent or (ii) licensed to the Loan Party that uses the Patent in a license that will allow the appropriate Loan Party(ies) to enforce the Patent, including the ability to seek lost profits and injunctive relief (in each case which may be evidenced by certification by the Borrower);

(n)    evidence that each Trademark and Patent belonging to any Loan Party has had corrected ownership information submitted to the U.S. Patent & Trademark Office; and

(o)    evidence that the Borrower has issued warrants to purchase common stock of the Borrower, in the form attached hereto as Exhibit D, to the Lenders or their affiliated designees representing 1.35% of the Company’s outstanding Equity Interests on a fully diluted basis on the execution date of such warrant.

3.3    Termination Date. Notwithstanding anything to the contrary contained in any Loan Document, the parties hereto agree that if the Funding Date does not occur by the end of the Availability Period, this Agreement (and the Term Loan Commitments hereunder) and each other Loan Document shall automatically terminate and be of no further force or effect (except with respect to the provisions of this Agreement and the other Loan Documents which by their express terms shall survive termination of this Agreement or such applicable Loan Document) and all Obligations (other than Unasserted Contingent Indemnification Claims) shall be immediately due and payable by the Loan Parties, without any notice to any Loan Party or any other Person or any act by Agent or any Lender (the date of such Termination, the “Termination Date”).

3.4    Covenant to Deliver. Except as otherwise provided in Section 3.3, each Loan Party agrees (a) to deliver to Agent each item under (i) Section 3.1 as a condition precedent to the effectiveness of this Agreement and (ii) Sections 3.1 and 3.2 as a condition precedent to the making of the Term Loan, and (b) that the making of the Term Loan prior to the receipt by Agent of any such item shall not constitute a waiver by Agent of Borrowers' obligation to deliver such item, and the making of the Term Loan in the absence of a required item shall be in Agent’s sole discretion.

3.5    Borrowing Procedures. The Borrower shall deliver to Agent by electronic mail or facsimile a notice of borrowing substantially in the form attached as Exhibit B hereto (a “Notice of Borrowing”) executed by a Responsible Officer of Borrower or his or her designee (which notice shall be irrevocable) at least ten (10) Business Days prior to the date of the making of the Term Loan (or such shorter period as Agent is willing to accommodate). Upon receipt of a Notice of Borrowing, subject to the satisfaction or waiver by Agent of the conditions set forth in Sections 3.1 and 3.2 of this Agreement, the Lenders shall simultaneously and proportionately in their Pro Rata Share of the Term Loan Commitment Amount, make the proceeds of the Term Loan available to the Borrower on the applicable date of funding of the Term Loan by transferring immediately available funds equal to such proceeds to an account specified by the Borrower. Borrower and Agent shall cooperate to agree the forms-of the deliverables specified by Section 3.2 promptly after the Effective Date, but, unless otherwise agreed by Agent, in no event later than ten (10) Business Days prior to the Funding Date.

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4.    CREATION OF SECURITY INTEREST

4.1    Pledge. Each Loan Party hereby grants to Agent for the benefit of the Secured Parties, to secure the payment and performance in full of all of the Obligations (whether now existing or hereafter incurred), a continuing security interest in, and pledges to Agent, all of each Loan Party’s right, title and interest in and to all Pledged Interests.

If this Agreement is terminated, Agent’s Lien in the Collateral shall continue until the Obligations (other than Unasserted Contingent Indemnification Claims) are repaid in full in cash, and promptly upon payment in full of the Obligations (other than Unasserted Contingent Indemnification Claims), Agent shall, at the sole cost and reasonable expense of Loan Parties, deliver documents reasonably requested by the Loan Parties to evidence the release of its Liens in the Collateral and all rights therein shall revert to the applicable Loan Parties.

4.2    Grant of Security Interest. Each Loan Party hereby grants to Agent for the benefit of the Secured Parties, to secure the payment and performance in full of all of the Obligations (whether now existing or hereafter incurred), a continuing security interest in, and pledges to Agent, all of each Loan Party’s right, title and interest in and to the following personal property and fixtures of such Loan Party, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation, the following (all being collectively referred to herein as the “Collateral”): (i) all Accounts; (ii) all Chattel Paper (whether tangible or electronic); (iii) all Commercial Tort Claims; (iv) all Deposit Accounts, all Collateral Accounts, all cash, and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of Agent or any Lender or any affiliate, representative, agent or correspondent of Agent or any Lender; (v) all Documents; (vi) all General Intangibles (including, without limitation, all Payment Intangibles, Intellectual Property and Licenses); (vii) all Goods, including, without limitation, all Equipment, Fixtures and Inventory; (viii) all Instruments (including, without limitation, any Promissory Notes); (ix) all Investment Property; (x) all Letter-of-Credit Rights; (xi) all Pledged Interests; (xii) all Supporting Obligations; (xiii) all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Loan Party described in the preceding clauses of this Section 4.2 hereof (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Loan Party in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, software, data and computer programs in the possession or under the control of such Loan Party or any other Person from time to time acting for such Loan Party that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 4.2 hereof or are otherwise necessary in the collection or realization thereof; (xiv) all other tangible and intangible personal property of such Loan Party (whether or not subject to the Code) and (xv) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral; in each case howsoever such Loan Party’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise). Notwithstanding the foregoing, “Collateral” expressly excludes, and the security interest granted under this Section 4.2 does not attach to, Excluded Property.

4.3    Authorization to File Financing Statements. The Loan Parties hereby authorize Agent to file financing or continuation statements and amendments thereto, without notice to the Loan Parties, with all appropriate jurisdictions to perfect or protect Agent’s interest or rights hereunder. The Loan Parties hereby authorize Agent to file such financing statements with a description of collateral that describes the Collateral in any manner as Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement, including describing such Collateral as “all assets” or “all property”.

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4.4    Voting. So long as no Event of Default shall have occurred and be continuing, the Loan Parties shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Interests or any part thereof to the extent not inconsistent with the terms of this Agreement or any other Loan Document. Upon the occurrence and during the continuation of an Event of Default: (i) all rights of the Loan Parties to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall be suspended and, upon the delivery by the Agent to the Borrower of a written notice of its exercise of its rights under Section 4.4, all such rights shall thereupon become vested in Agent who shall thereupon have the sole right to exercise such voting and other consensual rights, and (ii) in order to permit Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, the Loan Parties shall as soon as reasonably practicable execute and deliver (or cause to be executed and delivered) to Agent all proxies, dividend payment orders and other instruments as Agent may from time to time reasonably request.

4.5    Powers of Agent; Limitation of Liability. The powers conferred on Agent under this Section 4 are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except with respect to the exercise of reasonable care in the custody of any Collateral in its possession, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment equal to or better than that which Agent accords its own property. Agent shall not be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, and Agent shall not have an obligation to sell or otherwise dispose of any Collateral upon the request of a Loan Party or otherwise.

4.6    Certain Covenants as to the Collateral.

(a)    Pledged Interests. The Loan Parties shall (i) upon request of Agent after the occurrence and during the continuance of an Event of Default, at the Loan Parties joint and several expense, promptly deliver to Agent a copy of each notice or other communication received by a Loan Party in respect of the Pledged Interests; (ii) not make or consent to any amendment or other modification or waiver with respect to any Pledged Interests that could reasonably be expected to be materially adverse to the interests of Agent and Lenders under the Loan Documents or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests other than pursuant to applicable law or to the extent expressly permitted by the Loan Documents; and (iii) not permit, (unless otherwise permitted hereunder) the issuance of (A) any additional shares of any class of Equity Interests of any Pledged Issuer, (B) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or Insurable for, any such shares of Equity Interests of any Pledged Issuer or (C) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of Equity Interests; provided, that in the case of this clause (iii), all such Equity Interests or other instruments shall be pledged by the Loan Parties to Agent, for the benefit of the Lenders, to secure the Obligations and shall constitute “Collateral” pursuant to the terms of this Agreement and the other Loan Documents unless approved by Agent in its sole discretion.

(b)    Delivery of Pledged Interests. The Loan Parties agree promptly to deliver or cause to be delivered to Agent (or, if any commitment or loan under the TRG Credit Facility remains effective or outstanding, to the administrative agent and/or collateral agent thereunder) any and all promissory notes entered into after the Effective Date with an individual principal amount in excess of $100,000 (or an aggregate principal amount exceeding $250,000), stock certificates or other certificated securities now or hereafter included in the Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Interests (but in each case excluding any instruments or securities held in a securities account). Upon delivery to Agent, any such instruments or Pledged Interests required to be delivered pursuant hereto shall be accompanied by stock powers or note powers (or allonges), as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to Agent and by such other instruments and documents as Agent may reasonably request.

(c)    Partnership and Limited Liability Company Interest. No Loan Party that is a partnership or a limited liability company shall, nor shall any Loan Party with any Subsidiary that is a partnership or a limited liability company, permit such partnership interests or membership interests to (i) be dealt in or traded on securities exchanges or in securities markets, (ii) become a security for purposes of Article 8 of any relevant Uniform Commercial Code, (iii) become an investment company security within the meaning of Section 8-103 of any relevant Uniform Commercial Code or (iv) be evidenced by a certificate (in each case, unless proper actions are taken to cause the Agent to have a perfected security interest in such partnership or membership interests (to the extent otherwise required to be Collateral hereunder), as applicable).

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(d)    [Reserved].

(e)    Further Assurances. Each Loan Party will take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as Agent may reasonably require from time to time in order (i) to perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created hereby; (ii) to enable Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise to effect the purposes of this Agreement, including, without limitation: (A) at the request of Agent, marking conspicuously all chattel paper, instruments, licenses and all of its records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to Agent, indicating that such chattel paper, instruments, licenses or records is subject to the security interest created hereby, (B) if any Account shall be evidenced by a promissory note or other instrument or chattel paper, solely to the extent required pursuant to Section 4.6(b), delivering and pledging to Agent such promissory note, other instrument or chattel paper, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to Agent, (C) executing and filing (to the extent, if any, that such Loan Party’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, (D) with respect to Intellectual Property that constitutes Collateral hereafter existing and not covered by an appropriate security interest grant, the executing and recording in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, appropriate instruments, in a form reasonably acceptable to Agent and Borrower, granting a security interest, as Agent may reasonably request in order to perfect and preserve the security interest purported to be created hereby, (E) delivering to Agent irrevocable proxies and registration pages in respect of the Pledged Interests, (F) furnishing to Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in reasonable detail, (G)  if at any time after the date hereof, any Loan Party acquires or holds any Commercial Tort Claim, within 10 Business Days of a responsible officer of such Loan Party becoming aware thereof, notifying Agent in a writing signed by such Loan Party setting forth a brief description of such Commercial Tort Claim and granting to Agent a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance satisfactory to Agent, and (H) [reserved]. Notwithstanding anything herein to the contrary, no Loan Party shall be required take any action to perfect any Collateral in any jurisdiction other than the United States.

4.7    Remedies. Upon the occurrence and during the continuance of any Event of Default, the Loan Parties agree to deliver each item of tangible Collateral to Agent on demand, and it is agreed that Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause its security interest to become an assignment, transfer and conveyance of any of or all such Collateral by any Loan Party to Agent or to license or sublicense any such Collateral throughout the world on such terms and conditions and in such manner as Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which the Loan Parties hereby agree to use), (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to any Loan Party to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law, (c) to sell, convey, assign, license, transfer or otherwise dispose of all or any part of the Collateral at a public or private sale or auction or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as Agent shall deem appropriate and (d) as an alternative to exercising the power of sale herein conferred upon it in clause (c) above, Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Upon consummation of any such sale of Collateral pursuant to and in accordance with this Section 4.7, Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Loan Party, and each Loan Party hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that any Loan Party now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Notwithstanding the foregoing or anything in any Loan Document to the contrary, any exercise of rights or remedies by the Agent shall be subject to applicable law, including (if applicable) the express, written approval of any Applicable Insurance Regulatory Authority.

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4.8    Sale Process.Agent shall give the Loan Parties ten (10) Business Days’ written notice (which the Loan Parties agree is reasonable notice within the meaning of Section 9-611 of the Code or its equivalent in other jurisdictions) of Agent’s intention to make any sale of Collateral pursuant to Section 4.7. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Agent may (in its sole and absolute discretion) determine. Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. Agent may, without notice or publication, adjourn any public or private auction pursuant to Section 4.7 or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral pursuant to Section 4.7 made on credit or for future delivery, the Collateral so sold may be retained by Agent until the sale price is paid by the purchaser or purchasers thereof, but Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to Section 4.7, Agent may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Loan Party (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and Agent may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Loan Party therefor. For purposes of this Section 4.8, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; Agent shall be free to carry out such sale pursuant to such agreement and no Loan Party shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after Agent shall have entered into such an agreement all Events of Default shall have been remedied and all Obligations (other than Unasserted Contingent Indemnification Claims) are paid in full. Any sale pursuant to the provisions of Section 4.7 or 4.8 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the Code or its equivalent in other jurisdictions. Notwithstanding the foregoing, Agent and Lenders hereby acknowledge that any actions taken under this Section 4.8 shall be subject in all respects to the express approval of any Applicable Insurance Regulatory Authority required pursuant to any applicable Requirements of Law.

5.    REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to Agent and Lenders as follows:

5.1    Due Organization; Power and Authority. (a) Each Loan Party is (i) duly existing and in good standing as a Registered Organization in its jurisdiction of formation and (ii) qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change; (b) each Loan Party’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (c) each Loan Party is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (d)  the Perfection Certificate accurately sets forth each Loan Party’s organizational identification number or accurately states that such Loan Party has none;(e) the Perfection Certificate accurately sets forth each Loan Party’s place of business, or, if more than one, its chief executive office as well as each Loan Party’s mailing address (if different than its chief executive office);(f) except as set forth on the Perfection Certificate, each Loan Party (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (g) all other information set forth on the Perfection Certificate pertaining to each Loan Party and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that the Loan Parties may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted or required by one or more specific provisions in this Agreement).

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5.2    Authorization; No Conflicts; Enforceability. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized, and do not (a) conflict with any of such Loan Party’s Operating Documents, (b) contravene, conflict with, constitute a default under or violate any Requirements of Law, (c) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which a Loan Party or any of its Subsidiaries or any of their property or assets may be bound or affected, (d) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect (or are being obtained pursuant to Section 6.1(b))) or (e) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any agreement by which a Loan Party is bound, except, in each case referred to in clauses (b) through (e), as would not reasonably be expected to have a Material Adverse Change. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

5.3    Collateral.

(a)    Each Loan Party has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. No Loan Party has any Collateral Accounts at or with any bank or financial institution except for the Collateral Accounts described in the Perfection Certificate.

(b)    As of the Effective Date, no material tangible Collateral is in the possession of any third party bailee except as otherwise provided in the Perfection Certificate.

(c)    Other than as a result of any action permitted or not prohibited under any Loan Document and except as would not reasonably be expected to have a Material Adverse Change, (A) each Loan Party is the sole owner of the Intellectual Property which it owns or purports to own and (B) to the extent issued, each Patent which a Loan Party owns or purports to own and which in the good faith commercial judgement of such Loan Party is material to such Loan Party’s business (i) is, to the knowledge of such Loan Party, valid and enforceable to the extent of its validly issued claims, and (ii) has not been judged invalid or unenforceable, in whole or in part. To each Loan Party’s knowledge, no claim has been made that any part of the Intellectual Property which a Loan Party owns or purports to own violates the rights of any third party except to the extent such claim would not reasonably be expected to have a Material Adverse Change.

5.4    Litigation. (i) There are no insurance claims-related actions or proceedings pending or, to the knowledge of any Responsible Officer of Borrower, threatened in writing by or against a Loan Party or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Change and (ii) there are no other actions or proceedings pending or, to the knowledge of any Responsible Officer of Borrower, threatened in writing by or against a Loan Party or any of its Subsidiaries involving more than, individually or in the aggregate, $100,000.

5.5    Financial Statements; Financial Condition. All consolidated financial statements for the Loan Parties and any of its Subsidiaries delivered to Agent fairly present in all material respects the consolidated financial condition and consolidated results of operations of the Loan Parties as of the date or dates specified therein. Since December 31, 2019 no event or development has occurred that has caused or could reasonably be expected to cause a Material Adverse Change.

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5.6    Solvency. As of the date of this Agreement, the Loan Parties, on a consolidated basis, are Solvent.

5.7    Regulatory Compliance. No Loan Party is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. No Loan Party is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). No Loan Party has violated any Requirements of Law the violation of which could reasonably be expected to have a Material Adverse Change. None of the Loan Parties’ or any of its Subsidiaries’ owned real properties or facilities has been used by a Loan Party or any Subsidiary or, to each Loan Party’s knowledge, by previous owners of such real properties or facilities, to dispose, produce, store, treat, or transport any hazardous substance in violation of any Requirements of Law pertaining to the environment, other than as would not reasonably be expected to result in a Material Adverse Change. Each Loan Party and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Change.

5.8    Capitalization; Subsidiaries; Investments. No Loan Party owns any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments. All Pledged Interests have been validly issued, are fully paid and non-assessable and are owned by a Loan Party free and clear of all Liens (other than Permitted Liens).

5.9    Tax Returns and Payments; Pension Contributions.

(a)    The Loan Parties have timely filed (subject to all applicable extensions) all required federal Tax returns and material foreign, state and local Tax returns, and each Loan Party has timely paid all foreign, federal, state and local taxes and other similar assessments owed by such Loan Party except (a) to the extent such Taxes and assessments are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Change.

(b)    Each Loan Party has paid all amounts necessary to fund all such Loan Party’s present pension, profit sharing and deferred compensation plans in accordance with their terms except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Change, and the Loan Parties’ have not withdrawn from participation in, and have not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any Material Adverse Change, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

5.10    Use of Proceeds   The Borrower shall use the proceeds of the Term Loan solely: (a) to pay fees and expenses related to this Agreement and the other Loan Documents, (b) pay down existing indebtedness, and (c) for working capital and general corporate purposes of the Loan Parties and their respective Subsidiaries and any other purpose not prohibited by this Agreement, including Permitted Acquisitions and other permitted Investments.

5.11    Full Disclosure. No written representation, warranty or other statement of a Loan Party in any certificate or written statement given to Agent, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Agent, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the Loan Documents not materially misleading as of the date made (it being recognized by Agent that the projections and forecasts provided by the Loan Parties in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

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5.12    Employee and Labor Matters. (i) Each Loan Party and its Subsidiaries is in compliance with all Requirements of Law in all material respects pertaining to employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health, (ii) no Loan Party or any Subsidiary is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of the employees of any Loan Party of Subsidiary, (iii) there is no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened in writing against any Loan Party or any Subsidiary before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or any Subsidiary which arises out of or under any collective bargaining agreement, in each case to the extent the same would reasonably be expected to have a Material Adverse Change, (iv) there has been no strike, work stoppage, slowdown, lockout, or other labor dispute pending or threatened against any Loan Party or any Subsidiary in each case to the extent the same could reasonably be expected to have a Material Adverse Change, and (v) to the best knowledge of each Loan Party, no labor organization or group of employees has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. No Loan Party or Subsidiary has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or any similar Requirement of Law, which remains unpaid or unsatisfied. All payments due from any Loan Party or Subsidiary on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party or Subsidiary.

5.13    Insurance Licenses. No Loan Party requires Insurance Licenses to conduct its business.

5.14    Insurance. Each Loan Party maintains all insurance required by Section 6.4 hereunder.

5.15    Sanctions; Anti-Corruption and Anti-Money Laundering Laws. None of any Loan Party, any Subsidiary thereof, any of their respective directors or officers nor, to the knowledge of any Loan Party, any of their respective employees, shareholders or owners, agents or Affiliates, (i) is a Sanctioned Person, (ii) has assets located in a Sanctioned Country, (iii) conducts any business with or for the benefit of any Sanctioned Person, (iv) directly or, to the knowledge of any Loan Party, indirectly derives revenues from investments in, or transactions with, Sanctioned Persons, (v) is a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision, or (vi) is a Person that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Section 311 of the USA Patriot Act as warranting special measures due to money laundering concerns. Each Loan Party and each of its Subsidiaries is in compliance in all material respects with all applicable Sanctions, Anti-Corruption Laws, , Anti-Money Laundering Laws. In addition, no Loan Party or any Subsidiary is engaged in any kind of activities or business of or with any Person or in any country or territory in violation of applicable Sanctions.

5.16    Anti-Bribery and Corruption. Neither any Loan Party nor, to the best knowledge of any Loan Party, any director, officer, employee, or any other Person acting on behalf of any Loan Party, has offered, promised, paid, given or authorized the payment or giving of any money or other thing of value, directly or indirectly, to or for the benefit of any Person, including without limitation, any employee, official or other Person acting on behalf of any Governmental Authority, or otherwise engaged in any activity that may violate any Anti-Corruption Law. Neither any Loan Party nor, to the best knowledge of any Loan Party, any director, officer, employee, or any other Person acting on behalf of any Loan Party, has engaged in any activity that would breach any Anti-Corruption Laws. To each Loan Party’s knowledge, there is no pending or, to the best knowledge of any Loan Party, threatened action, suit, proceeding or investigation before any court or other Governmental Authority against any Loan Party or any of its directors, officers, employees or other Person acting on its behalf that relates to a potential violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions. The Loan Parties will not directly or, to the knowledge of any Loan Party, indirectly use, lend or contribute the proceeds of the Term Loan for any purpose that would breach the Anti-Corruption Laws.

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6.    AFFIRMATIVE COVENANTS

On and after the Funding Date, so long as any Obligation (whether or not due) shall remain unpaid (other than Unasserted Contingent Indemnification Claims), each Loan Party shall do, and shall cause its Subsidiaries to do, all of the following, unless Agent shall otherwise consent in writing:

6.1    Government Compliance.

(a)    Maintain its and all its Subsidiaries’ legal existence (except as otherwise permitted hereunder) and good standing in each jurisdiction in which the failure to do so would reasonably be expected to have a Material Adverse Change. Each Loan Party shall comply, and shall ensure each of its Subsidiaries comply, in all material respects, with all applicable material laws, ordinances and regulations of Government Authorities to which it is subject, including to the extent that such Loan Party is operating as an insurance agency and program administrator in the insurance business all applicable regulations of Government Authorities having jurisdiction over activities of such Loan Party, in each case where the failure to do so would be reasonably expected to have a Material Adverse Change.

(b)    Obtain all of the Governmental Approvals necessary for the performance by each Loan Party of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Agent in the Collateral, in each case where the failure to do so would be reasonably expected to have a Material Adverse Change. Each Loan Party shall as soon as reasonably practicable after written request by Agent provide copies of any such obtained Governmental Approvals to Agent.

6.2    Financial Statements, Reports, Certificates. Provide Agent and the Lenders with the following:

(a)    [reserved].

(b)    Quarterly Financial Statements. Promptly once available, but no later than forty-five (45) days after the last day of each fiscal quarter, unaudited consolidated balance sheets as of the close of such fiscal quarter and the related consolidated statements of income and cash flow for (I) such fiscal quarter and (II) for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter, as well as in comparative form the figures for the corresponding period in the prior Fiscal Year and the figures contained in the budget for such Fiscal Year (provided that such comparative form shall not be required for the first four fiscal quarters following the Closing Date), all prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes);

(c)    Annual Audited Financial Statements. Promptly once available, but no later than 120 days after the last day of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2020), audited consolidated financial statements consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year (provided that such comparisons shall not be required for the first Fiscal Year following the Closing Date), prepared under GAAP, consistently applied (in all material respects), of the Borrower and its Subsidiaries, on a consolidated basis, together with an opinion on the financial statements from an Approved Auditor, which report shall be unqualified as to going concern and scope of audit (other than solely with respect to, or resulting solely from (i) an upcoming maturity date under the Term Loan or other Indebtedness occurring within one year from the time such report is delivered or (ii) any potential inability to satisfy any financial maintenance covenant on a future date or in a future period) (but which report, for the avoidance of doubt, may include a “going concern” or “emphasis of matter” explanatory paragraph or like statement);

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(d)    Compliance Certificate. Within five Business Days following the date required for the delivery of quarterly financial statements pursuant to clauses (b) and (c) above, a duly completed Compliance Certificate signed by a Responsible Officer (i) showing (as applicable) the calculations of financial covenants in Section 7.13 and (ii) including a certification of a Responsible Officer (or other financial officer reasonably acceptable to Agent) of the Borrower that (A) the financial information provided pursuant to Section 6.2(b) presents fairly in accordance with GAAP (subject to normal year-end and audit adjustments and the absence of footnotes) the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries, on a consolidated basis, as at the end of such fiscal quarter and for that portion of the Fiscal Year then ended, and (B) any other information presented is true, correct and complete in all material respects and that there is no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrower shall deliver to Lender, within such 45 day period after the end of each fiscal quarter, a high-level narrative report that includes a comparison to budget for that fiscal quarter and a comparison of performance for that fiscal quarter to the corresponding period in the prior year;

(e)    Annual Operating Budget. As soon as available, but no later than 60 days after the last day of each Fiscal Year, commencing with the Fiscal Year ending December 31, 2020, an annual operating plan for the Borrower and its Subsidiaries for the following Fiscal Year, which includes a monthly budget for the following year (it being understood and agreed that the Loan Parties shall not be required to comply with this clause (e) from and after the consummation of an IPO);

(f)    Quarterly Auditor Opinions. Promptly once (and to the extent) available (but solely to the extent actually produced quarterly in the ordinary course of business), a quarterly opinion of an Approved Auditor with respect to the financial statements required to be provided pursuant to Section 6.2(b) of this Agreement, which opinion shall be unqualified as to going concern and scope of review (other than solely with respect to, or resulting solely from (i) an upcoming maturity date under the Term Loan or other Indebtedness occurring within one year from the time such opinion is delivered or (ii) any potential inability to satisfy any financial maintenance covenant on a future date or in a future period) (but which opinion may include a “going concern” or “emphasis of matter” explanatory paragraph or like statement);

(g)    Excluded Subsidiaries. Prompt notification to Agent, upon knowledge by a Responsible Officer, of any Subsidiary becoming an Excluded Subsidiary by updating Schedule 6.2(g);

(h)    Notice of Suspension, Termination or Revocation. (i) Prompt notification to Agent of a Loan Party’s receipt of notice from any Governmental Authority notifying such Loan Party or any of its Subsidiaries of a hearing relating to a suspension, termination or revocation of any Insurance License, including any request by a Governmental Authority which commits a Loan Party or any of its Subsidiaries to take, or refrain from taking, any action or which otherwise materially and adversely affects the authority of such Loan Party or any such Subsidiary to conduct its business, and (ii) within five (5) days after such notice is received by Borrower or its Subsidiaries, notice of actual suspension, termination or revocation of any material Insurance License by any Governmental Authority; provided that no such notice shall be required hereunder if and to the extent prohibited by applicable law or regulation;

(i)    Insurance Business Notices. Promptly, but in any event within ten (10) Business Days after any officer of a Loan Party becomes aware thereof, written notice of (i) the receipt of any notice from any Governmental Authority of the expiration without renewal, revocation or suspension of, or the institution of any material proceedings to revoke or suspend, any Permit now or hereafter held by any Regulated Insurance Company which is required to conduct Insurance Business, the expiration, revocation or suspension of which would reasonably be expected to have a Material Adverse Change, (ii) the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of any Regulated Insurance Company, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which, if adversely determined, would reasonably be expected to have a Material Adverse Change or (iii) any judicial or administrative order materially limiting or controlling the Insurance Business of any Regulated Insurance Company (and not the title insurance industry generally) which has been issued or adopted and which would reasonably be expected to have a Material Adverse Change;

(j)    Information Regarding Collateral. Promptly (and, in any event, within 10 days of the relevant change or such later date as Lender may agree) provide Agent written notice of any change of (a) its name as it appears in official filings in the state of its incorporation or other organization, (b) its chief executive office, principal place of business, corporate offices or warehouses or locations at which material tangible Collateral is held or stored, or the location of its material records concerning the Collateral, (c) the type of legal entity that it is, (d) its state of incorporation or organization or (e) the organizational number (if any) assigned by its jurisdiction of incorporation or organization;

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(k)    Other Documents. Such other financial and other information respecting any Loan Party’s business or financial condition as Lender shall, from time to time, reasonably request; provided that no Loan Party (or any Subsidiary thereof) shall be required to disclose or provide any information (i) in respect of which disclosure to the Agent or any Lender (or any of their respective representatives) is prohibited by applicable requirements or law or regulation; (ii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iii) in respect of which such Loan Party (or a Subsidiary thereof) owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into solely in contemplation of the requirements of this paragraph (k));

(l)    SEC Filings. In the event that the Loan Parties become subject to the reporting requirements under the Exchange Act. within five (5) days of the public filing thereof, copies of all periodic and other reports, proxy statements and other material periodic reporting documents filed by the Loan Parties with the SEC or with any national securities insurer, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the Loan Parties post such documents, or provide a link thereto, on the Loan Parties’ website on the Internet at the Loan Parties’ website address; provided, however, the Loan Parties shall promptly notify Agent in writing (which may be by electronic mail) of the posting of any such documents;

(m)    Legal Action Notice. Promptly after becoming aware of the same, a report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that, if adversely determined, would reasonably be expected to result in a Material Adverse Change; provided that no such notice shall be required hereunder if and to the extent prohibited by applicable law or regulation;

(n)    Governmental Correspondence, Approvals, Etc. within ten (10) Business Days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law that would reasonably be expected to result in a Material Adverse Change; provided that no such notice shall be required hereunder if and to the extent prohibited by applicable law or regulation;

(o)    Defaults; Material Adverse Change. As soon as reasonably practicable, and in any event within five (5) Business Days after a Responsible Officer of any Loan Party becomes aware of the occurrence of a Default or Event of Default or the occurrence of any event or development that would reasonably be expected to have a Material Adverse Change, the written statement of a Responsible Officer of Borrower setting forth the details of such Default or Event of Default or other event or development having a Material Adverse Change and the action which the affected Loan Party proposes to take with respect thereto; and

(p)    Annual Statutory Statements. Promptly, but in any event within ten (10) days after the date required to be filed, a copy of each Regulated Insurance Company’s Annual Statement for such year ended December 31, as filed with each Applicable Insurance Regulatory Authority.

Notwithstanding the foregoing, the obligations in paragraphs (b), (c) and (f) of this Section 6.2 may instead be satisfied with respect to any financial statements or auditor opinion of the Borrower by furnishing (A) the applicable financial statements or auditor opinion of any Parent Company or (B) any Parent Company’s Form 10-K or 10-Q, as applicable, filed with the SEC or any securities exchange, in each case, within the time periods specified in such paragraphs and without any requirement to provide notice of such filing to Agent or to any Lender; provided that, with respect to each of clauses (A) and (B), (i) if (1) such financial statements relate to any Parent Company and (2) either (I) such Parent Company (or any other Parent Company that is a Subsidiary of such Parent Company) has any third party Indebtedness and/or operations (as determined by the Borrower in good faith and other than any operations that are attributable solely to such Parent Company’s ownership of the Borrower and its Subsidiaries) or (II) there are material differences between the financial statements of such Parent Company and its consolidated Subsidiaries, on the one hand, and the Borrower and its consolidated Subsidiaries, on the other hand, such financial statements or the Form 10-K or Form 10-Q, as applicable, shall be accompanied by consolidating information (which need not be audited) that summarizes in reasonable detail the differences between the information relating to such Parent Company, on the one hand, and the information relating to the Borrower and its consolidated Subsidiaries on a standalone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of the Borrower as having been fairly presented in all material respects and (ii) to the extent such statements are in lieu of statements required to be provided under Section 6.2(c), such statements shall be accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing or another accounting firm reasonably acceptable to the Agent, which report and opinion shall satisfy the applicable requirements set forth in Section 6.2(c) as if the references to “the Borrower” therein were references to such Parent Company.

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6.3    Taxes; Pensions. Timely pay, and require each of its Subsidiaries to pay, within any applicable payment period, all federal, and all foreign, state and local, Taxes and other similar assessments owed by a Loan Party and each of its Subsidiaries (except to the extent such Taxes or assessments are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor) except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Change.

6.4    Insurance. Subject in all respects to the terms and conditions of the Hudson/TRG Subordination Agreement:

(a)    Keep its business and the tangible Collateral insured for risks, and in amounts customary for companies in the Loan Parties’ industry and location and as Agent may reasonably request. Insurance policies insuring the property of each Loan Party shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of a Loan Party, and in amounts that are customary for companies in the Loan Parties’ industry and location and reasonably satisfactory to Agent. All property policies insuring the property of the Loan Parties shall have a lender’s loss payable endorsement showing Agent (or the agent under the TRG Credit Facility in lieu thereof) as the sole lender loss payable. All liability policies issued to the Loan Parties for the benefit of the Loan Parties shall show, or have endorsements showing, Agent (or the agent under TRG Credit Facility in lieu thereof) as an additional insured. To the extent reasonably available, all property and liability policies referenced in this section shall have a notice of cancellation endorsement naming Agent (or the agent under TRG Credit Facility in lieu thereof). Agent (or the agent under the TRG Credit Facility in lieu thereof) shall be named as lender loss payable and/or additional insured with respect to any such insurance providing coverage in respect of any material Collateral.

(b)    Ensure that proceeds payable under any property policy insuring the property of the Loan Parties are, at Agent’s option payable to Agent (or the agent under the TRG Credit Facility in lieu thereof) on account of the Obligations.

(c)    At Agent’s request, and when other evidence or certificates of insurance are not sufficient and where possible or reasonable, the Loan Parties shall deliver certified copies of insurance policies insuring the property of the Loan Parties. The Loan Parties shall use commercially reasonable efforts to cause each provider of any such insurance required under this Section 6.4 to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Agent, that it will give Agent thirty (30) days prior written notice (or ten (10) days prior written notice in the case of non-payment) before any such policy or policies. If the Loan Parties fail to obtain insurance as required under this Section 6.4 or to pay any amount or furnish any required proof of payment to third persons and Agent (or the agent under the TRG Credit Facility in lieu thereof), Agent may make all or part of such payment or obtain such insurance policies required in this Section 6.4, and take any action under the policies Agent (or the agent under the TRG Credit Facility in lieu thereof) deems prudent.

To the extent any deliverables required hereby cannot be provided to multiple agents, they shall instead be provided to the agent under the TRG Credit Facility as provided for under the Hudson/TRG Subordination Agreement, and by doing so shall be deemed satisfied hereunder.

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6.5    Operating Accounts. Subject in all respects to the terms and conditions of the Hudson/TRG Subordination Agreement, except as otherwise provided in this Section 6.5, deposit or cause to be deposited promptly all proceeds in respect of any Collateral and all other amounts received by any Loan Party into a Collateral Account subject to a Control Agreement or in an Excluded Account. The Loan Parties shall not maintain cash, Cash Equivalents or other amounts in any Collateral Account (other than Excluded Accounts), unless, Agent shall have received a Control Agreement or other appropriate instrument in respect of each such Collateral Account to perfect Agent’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated by any Loan Party without the prior written consent of Agent (provided that during the term of the Hudson/TRG Subordination Agreement, such requirement may instead be satisfied by an appropriate instrument of the agent in respect of the TRG Credit Facility and bailee arrangements thereunder). Notwithstanding the foregoing, promptly after the later of (x) the occurrence of a Project Beacon Failure Event and (y) October 1, 2025, to the extent then reasonably requested by Agent, the Borrower will use commercially reasonably efforts to amend each Control Agreement required pursuant to this Section 6.5 to provide that the applicable depository bank will comply with instructions originated by Agent directing disposition of the funds in the deposit account without further consent by any Loan Party (without, for the avoidance of doubt any requirement of Agent to provide any “notice of exclusive control” or similar notice); provided that, if any such time any commitment or loan under the TRG Credit Facility remains effective or outstanding, the foregoing requirement shall be satisfied in such right to instruct disposition of funds is then granted in favor of the administrative agent and/or collateral agent thereunder.

6.6    Protection of Intellectual Property Rights.

(a)    (i) Protect, defend and maintain the validity and enforceability of its Intellectual Property, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Change; (ii) promptly advise Agent in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of any Intellectual Property that in the good faith commercial judgement of such Loan Party is material to such Loan Party’s business; and (iii) not allow any Intellectual Property owned by a Loan Party that in the good faith commercial judgement of such Loan Party is material to such Loan Party’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent.

(b)    Upon the reasonable request of Agent, the Loan Parties shall use commercially reasonable efforts to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for Agent to have a security interest in the Loan Parties’ rights in any material Restricted License that might otherwise be prohibited by law or by the terms of any such Restricted License (but only to the extent that such terms would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or other applicable law (including the Bankruptcy Code) or principles of equity), whether now existing or entered into in the future. For the avoidance of doubt, in no event shall the use of commercially reasonable efforts to obtain such consent or waiver obligate any Loan Party to pay any fees or expenses, incur any liabilities or modify any terms of any such Restricted License (or any other agreement) in a manner that is adverse to such Loan Party.

6.7    [Reserved].

6.8    Access to Collateral; Books and Records. Allow Agent, or its agents upon reasonable prior notice and at reasonable times during normal business hours, to audit and copy each of the Loan Party Books from time to time.

6.9    Formation or Acquisition of Subsidiaries. At the time that any Loan Party forms any direct Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date (in each case, other than an Excluded Subsidiary), such Loan Party shall, promptly and in any event within thirty (30) days after the formation or acquisition thereof (or such later date as the Agent may agree it its sole discretion), (a) cause such new Subsidiary to become a Guarantor hereunder by executing and delivering to Agent a Counterpart Agreement, (b) provide to Agent appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance reasonably satisfactory to Agent, and (c) provide to Agent such other agreements, instruments, opinions, approvals or other documents (in form and substance reasonably satisfactory to Agent) reasonably requested by Agent in order to create, perfect, establish the pledge of all of the beneficial ownership interest in such new Subsidiary or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents.

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6.10    Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions. (i) Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions, (ii) not engage in any activity that would breach in any material respect any Anti-Corruption Law, (iii) promptly notify Agent of any action, suit or investigations by any court or Governmental Authority in relation to an alleged breach of the Anti-Corruption Law, (iv) not directly or, to the knowledge of any Loan Party, indirectly use, lend or contribute the proceeds of the Term Loan for any purpose that would breach any Anti-Corruption Law and (v) in order to comply with the “know your customer/borrower” requirements of the Anti-Money Laundering Laws, promptly provide to Agent upon its reasonable request from time to time (A) to the extent known to such Loan Party, information relating to individuals and entities affiliated with any Loan Party that maintain a business relationship with Agent or Lenders, and (B) such identifying information and documentation as may be available for such Loan Party in order to enable Agent or any Lender to comply with Anti-Money Laundering Laws.

6.11    Lender Meetings. Upon the reasonable request and on reasonable notice of Agent, not more than three in any Fiscal Year, participate in a meeting by telephone with Agent and the Lenders (or at such location as may be agreed to by Borrower and Agent) at such time as may be agreed to by Borrower and Agent.

6.12    Board Observation Rights  Agent shall be entitled to designate one observer (the “Board Observer”) to attend any regular meeting (a “BOD Meeting”) of the Board of Directors of Borrower (or any relevant committee thereof). The Board Observer shall (a) not constitute a member of any Board of Directors or any committee, (b) not be entitled to vote on any matters presented at meetings of any Board of Directors or any committee or to consent to any matter as to which the consent of any Board of Directors or any committee has been requested, (c) be timely notified of the time and place of any BOD Meetings (which notices shall include all proposed actions to be taken by the Board of Directors (or any relevant committee thereof) and (d) have the right to receive all information provided to the members of the Board of Directors or any similar group performing an executive oversight or similar function (or any relevant committee thereof) of Borrower in anticipation of or at such meeting (regular or special and whether telephonic or otherwise). Notwithstanding the foregoing, a Board of Directors or committee may withhold information or material from the Board Observer and exclude the Board Observer from any meeting or portion thereof if (as determined by the applicable Board of Directors or committee in good faith) access to such information or materials or attendance at such meeting would adversely affect the assertion of the attorney-client or work product privilege between the Borrower or any of its Subsidiary and its counsel. Information delivered to the Board Observer shall be subject to the confidentiality provisions contained herein.

6.13    Further Assurances. Execute any further instruments and take further action as Agent reasonably requests to (a) perfect, protect or continue Agent’s first priority Lien in the Collateral (subject to Permitted Liens), (b) enable Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral or (c) better assure, convey, grant, assign, transfer and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. If an Event of Default has occurred and is continuing as a result of any Loan Party failing to perform any agreement or obligation contained herein (i) in furtherance of the foregoing and to the extent reasonably deemed necessary by Agent, to the maximum extent permitted by applicable law, each Loan Party authorizes each Agent to execute any such agreements, instruments or other documents in such Loan Party’s name and to file such agreements, such instruments or other such documents in such Loan Party’s name in any appropriate filing office, and (ii) Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Loan Party or Agent, and the reasonable out-of-pocket expenses of Agent incurred in connection therewith shall be jointly and severally payable by the Loan Parties pursuant to Section 12.10 hereof and shall be secured by the Collateral.

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6.14    Post-Funding. Notwithstanding anything herein to the contrary, provide Agent:

(a)    within 30 days after July 27, 2021 (or such later date as the Agent may agree), duly executed control agreements in respect of any Deposit Accounts included in the Collateral (excluding, for the avoidance of doubt, any Excluded Accounts); and

(b)    within 60 days after the initial funding of the Term Loan (or such later date as the Agent may agree), endorsements to the insurance policies required by Section 6.4 as to the additional insureds or lender’s loss payables thereunder as Agent may reasonably request;

each in form and substance reasonably satisfactory to Agent.

6.15    Underwriter. If reasonably requested by the Agent after the occurrence of a Project Beacon Failure Event, the Borrower shall promptly, but solely to the extent permitted by applicable law and/or regulation, (a) transfer 100% of the Borrower’s then-owned Equity Interests in the Underwriter into a newly formed bankruptcy-remote entity (the “Underwriter HoldCo”) and (b) cause 100% of the Borrower’s then-owned Equity Interests in the Underwriter HoldCo to be pledged as Collateral hereunder. In furtherance of the foregoing, Agent and the Borrower agree to use commercially reasonable efforts to complete a Form A regulatory filing in respect of the pledge of the Borrower’s Equity Interests in the Underwriter HoldCo.

7.    NEGATIVE COVENANTS

On and after the Funding Date, and in each case so long as any Obligations (whether or not due) shall remain outstanding or unpaid (other than Unasserted Contingent Indemnification Claims), no Loan Party shall and no Loan Party shall permit its Subsidiaries to, unless Agent shall otherwise consent in writing:

7.1    Dispositions. Make any Disposition, whether in one transaction or a series of related transactions, of all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing, except for (a) Dispositions of assets in the ordinary course of business or as carried on as at the date of this Agreement; (b) Dispositions of worn-out or obsolete assets; (c) Dispositions consisting of Permitted Liens and Permitted Investments; (d) Dispositions consisting of the sale or issuance of any Qualified Equity Interests of Borrower; (e) Dispositions of non-exclusive licenses and leases for the use of the property (including intellectual property) of a Loan Party or its Subsidiaries in the ordinary course of business; (f) Dispositions consisting of the Loan Parties’ or their Subsidiaries use or transfer of money or Cash Equivalents (other than, except in the case of Borrower, transfers to Affiliates that are non-Loan Parties (other than to a Subsidiary of a Loan Party)) in the ordinary course of its business for the payment of ordinary course business expenses in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (g) Dispositions of assets in exchange for other assets which are in reasonable opinion of the disposing Loan Party or Subsidiary, comparable as to type, value and quality; (h) Dispositions between and/or among the Loan Parties or their Subsidiaries; (i) the sale or discount of Accounts (subject only to customary limited recourse) in the ordinary course of business in connection with the compromise, collection or efficient monetization thereof; (j) the lapse, abandonment or other dispositions of intellectual property that is, in the reasonable good faith judgment of a Loan Party or its Subsidiary, no longer economically practicable or commercially desirable to maintain or useful in the conduct of the business of the Loan Parties or any of their Subsidiaries; (k) Dispositions resulting from any loss, destruction or damage of any property or assets or any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of any property or assets; (l) mergers and consolidations to the extent expressly permitted by Section 7.3; (m) the termination or unwinding of any Swap Contract in accordance with its terms in the ordinary course of business; (n) disposals of cash or Cash Equivalents (x) in the ordinary course of business, but excluding pursuant to any transaction prohibited under the Loan Documents and/or (y) to pay any fees, premiums or other amounts required to be paid under the TRG Credit Facility; (o) Dispositions by one Loan Party of Pledged Shares to another Loan Party; (p) Dispositions expressly permitted by this Agreement; (q) any Disposition that generates (individually) less than $100,000 in Net Cash Proceeds and $750,000 in the aggregate for all such Dispositions; (r) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; (s) any sale of Equity Interests by a Subsidiary so long as any remaining Investments in such Subsidiary of the Borrower and its Subsidiaries are permitted hereunder and (t) other Dispositions, so long as the Net Cash Proceeds thereof, when aggregated with the Net Cash Proceeds of all other Dispositions made within the same Fiscal Year in accordance with this clause (t) are not in excess of $10,000,000; provided that, (1) at the time of such Asset Sale (or, if such Asset Sale is made pursuant to a binding agreement to sell, at the time that such sale agreement is entered into), no Event of Default shall have occurred and be continuing or would result therefrom, and (2) such Net Cash Proceeds shall be (x) in an amount at least equal to the fair market value of the asset(s) subject to such Asset Sale (as determined in good faith by the Borrower), (y) paid in cash in an amount at least equal to 75% of such Net Cash Proceeds and (z) subject to Section 2.2(d)(viii), applied in accordance with Section 2.2(d)(ii) and/or as (and to the extent) required by Section 2.2(c)(ii).

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7.2    Changes in Business, Management, Control, or Business Locations. Engage in or permit any of its Subsidiaries to engage in any business other than (a) the businesses currently engaged (or proposed to be engaged in, as disclosed to the Agent) in by any of the Loan Parties or their Subsidiaries as of the date hereof, as applicable or (b) lines of business reasonably related or ancillary thereto or to the property and casualty insurance business generally and, in the case of each of (a) and/or (b), including any business that is similar, incidental, complementary, corollary, synergistic or related, and in each case, any reasonable extension, development or expansion of such business.

7.3    Mergers. Except to consummate (i) a SPAC or de-SPAC transaction in which either (x) the Borrower is the surviving entity or (y) if the Borrower is not the surviving entity, then (1) the surviving entity is organized or existing under the laws of the United States, any state thereof or the District of Columbia (or any other jurisdiction reasonably acceptable to Agent), (2) the surviving entity assumes the Obligations of the Borrower in a manner reasonably acceptable to the Agent and (3) the other Loan Parties shall have executed and delivered such other reaffirmation documents in respect of the Obligations as may be reasonably requested by the Agent or (ii) any other acquisition or disposition otherwise permitted hereunder, (a) merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person or (b) acquire, adopt or consummate a “plan of division” (or comparable transaction) under the Delaware Limited Liability Company Act or any similar law; provided, that, notwithstanding the foregoing, (i) any Loan Party may merge or consolidate with any other Loan Party, (ii) any Subsidiary of the Borrower that is not a Loan Party may merge or consolidate with any other Subsidiary of the Borrower that is not a Loan Party (or that is a Loan Party, provided that the Loan Party shall survive such merger or consolidation), (iii) if with respect to such merger or consolidation the Borrower is a party to such merger or consolidation, it shall be the survivor thereof.

7.4    Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5    Encumbrances. Create, incur, allow, or suffer, or permit any of its Subsidiaries to create, incur, allow or suffer, any Lien on any of its property, except for Permitted Liens, or assign or convey any right to receive income, including the sale of any Accounts (other than as permitted pursuant to Section 7.1), or permit any of its Subsidiaries to do so, except to the extent expressly permitted hereby, permit any Collateral not to be subject to the first priority security interest granted herein (subject to Permitted Liens and permitted non-perfection), or enter into, incur or permit to exist, or permit any Subsidiary to enter into, incur or permit to exist, directly or indirectly, any agreement, document, instrument or other arrangement (except with or in favor of Agent) with any Person which directly or indirectly prohibits or has the effect of prohibiting or restricting any Loan Party or any Subsidiary of any Loan Party from incurring or permitting to exist any Lien in or upon any of its property or revenues to secure the Obligations, except for such agreements, documents, instruments, arrangements, prohibitions or restrictions existing under or by reason of (i) this Agreement and the other Loan Documents, (ii) applicable Requirements of Law (including restrictions and limitations imposed thereby), (iii) any agreement, document, instrument or other arrangement creating a Permitted Lien (but only to the extent such prohibition or restriction applies to the assets subject to such Permitted Lien), (iv) customary provisions in leases and licenses of real or personal property entered into by any Loan Party or Subsidiary as lessee or licensee in the ordinary course of business, restricting the granting of Liens therein or in property that is the subject thereof, (v) customary restrictions and conditions contained in any agreement relating to the sale of assets pending such sale, provided that such restrictions and conditions apply only to the assets being sold and such sale is not prohibited under this Agreement, (vi) restrictions that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such contractual obligations were not entered into in contemplation of such Person becoming a Subsidiary, (vii) are customary restrictions that arise in connection with (x) any Permitted Lien and relate to the property subject to such Lien or (y) any disposition permitted by Section 7.1 and relate solely to the assets or Person subject to such disposition; (xi) are customary restrictions that arise in connection with (x) any Permitted Lien and relate to the property subject to such Lien or (y) any disposition permitted by Section 7.1 or 7.6 and relate solely to the assets or Person subject to such disposition; (xi) represent Indebtedness of a Subsidiary that is not a Loan Party which is permitted by Section 7.4 and which does not apply to any Loan Party; (xii) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.6 and applicable solely to such joint venture and its equity; (xiii) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.4 but solely to the extent any negative pledge relates to the property financed by such Indebtedness and the proceeds, accessions and products thereof; (xiv) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the property interest, rights or the assets subject thereto; (xv) are customary provisions restricting subletting, transfer or assignment of or any Lien on any lease governing a leasehold interest of Borrower or any of its Subsidiaries; (xvi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; (xv) are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business; (xvi) arise in connection with cash or other deposits permitted under Section 7.5 or 7.6 and limited to such cash or deposit; (xvi) are restrictions regarding licensing or sublicensing by the Borrower and its Subsidiaries of Intellectual Property in the ordinary course of business; (xvii) are restrictions on cash earnest money deposits in favor of sellers in connection with acquisitions or other investments not prohibited hereunder; (xv) are in the Loan Documents; are operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto; (xvi) are in any other Indebtedness, so long as such encumbrances or restrictions are not materially more restrictive than those contained in the Loan Documents (as determined by the Borrower in good faith) and do not prohibit compliance with Section 6.9; (xvi) would be rendered unenforceable by applicable provisions of the UCC or (xvii) are set forth in the TRG Credit Facility.

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7.6    Distributions; Investments. (a) Make, or permit any of its Subsidiaries to make, any Restricted Payment other than Permitted Restricted Payments; or (b) directly or indirectly make (or permit any of its Subsidiaries to make) any Investment other than Permitted Investments (provided, however, notwithstanding anything to the contrary in this Agreement, a Loan Party may create or form a Subsidiary so long as such Loan Party complies with Section 6.9 hereof).

7.7    Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction between any Loan Party or any of its Subsidiaries (each, an “Obligor”) and any Affiliate of a Loan Party which is not an Obligor (each, a “Non Obligor”), except for: (i) transactions in the ordinary course of such Obligor’s business and upon fair and reasonable terms that are no less favorable to such Obligor than would be obtained in an arm’s length transaction with a Person that is not a Non Obligor, (ii) transactions solely between or among any one or more Obligors, (iii) reasonable and customary indemnities provided to, and reasonable and customary fees paid to, members of the board of directors of the Borrower and its Subsidiaries, (iv) transactions and other payments expressly permitted by this Agreement and the other Loan Documents, (v) compensation (including bonuses and commissions) and employment, separation and severance of officers, directors, employees and consultants (including expense reimbursement and indemnification) and the establishment and maintenance of benefit programs or arrangements with employees, officers, directors and consultants, including vacation plans, health and life insurance plans, deferred compensation plans and retirement or savings plans and similar plans or equity incentive or equity option plans, including entering into any agreement with respect to the foregoing, performing any Obligor’s obligations thereunder and making any payments in respect thereof, (vi)  issuances of Qualified Equity Interests not resulting in a Change of Control or otherwise in violation of this Agreement or any other Loan Document, (vii) Indebtedness to the extent permitted by Section 7.4, Liens to the extent permitted by Section 7.5, Restricted Payments to the extent permitted under Section 7.6(a), Investments to the extent permitted under Section 7.6(b) and transactions permitted by Section 7.1 or Section 7.3; (viii) transactions existing on the Effective Date and listed on Schedule 7.7; (ix) transactions in which the Borrower delivers to the Lender a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Borrower or such Subsidiary from a financial point of view; (x) transactions which are approved by a majority of the disinterested members of the board of directors of the Borrower in good faith; and (xi) the TRG Credit Facility and the transactions contemplated thereby.

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7.8    Subordinated Debt; TRG Credit Facility. (a) Amend any provision in any document relating to the Subordinated Debt in violation of the subordination provisions thereof or any subordination agreement with respect thereto, or adversely affect in any material respect the subordination thereof to Obligations owed to the Secured Parties or (b) amend any provision in any document governing the TRG Credit Facility in violation of the Hudson/TRG Subordination Agreement.

7.9    Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System, “Margin Stock”), or use the proceeds of the Term Loan for that purpose; fail to (a) meet the minimum funding requirements of ERISA with respect to any employee benefit pension plans (as defined in Section 3(2) of ERISA) that is sponsored, maintained or contributed to by a Loan Party and that is subject to Title IV of ERISA (a “Pension Plan”), (b) prevent a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the 30-day notice period has been waived)from occurring, or (c) comply with the Federal Fair Labor Standards Act, the failure of any of the conditions described in clauses (a) through (c) which could reasonably be expected to have a Material Adverse Change; or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Change, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which would reasonably be expected to result in any liability of any Loan Party, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental entity, in each case which would reasonably be expected to result in a Material Adverse Change.

7.10    [Reserved].

7.11    Modifications of Indebtedness, Operating Documents and Certain Other Agreements, Etc. (i) amend, modify or otherwise change any of its Operating Documents in any way materially adverse to the interests of Agent and Lenders under the Loan Documents; provided, that no such amendment, modification or change or new agreement or arrangement shall provide for any plan of division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any similar statute or provision under applicable law) or (ii) agree to any amendment, modification or other change to or waiver to any of its rights under any contract that is material to the business of the Loan Parties (other than contracts relating to the TRG Credit Facility, which shall solely be limited by Section 7.8(b)), if such amendment, modification, change or waiver would have a material and adverse effect on Agent’s security interest in the Collateral or on the rights and remedies of Agent and Lenders under the Loan Documents. Nothing in this Agreement shall, or shall be deemed to, prohibit the Borrower or any of its Subsidiaries from amending its Operating Documents to include “bankruptcy remote” provisions, including as required by the terms of the TRG Credit Facility.

7.12    Sanctioned Persons; Anti-Corruption Laws; Anti-Money Laundering Laws. (i) Conduct, nor permit any of its Subsidiaries to conduct, any business or engage in any transaction or deal with or for the benefit of any Sanctioned Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Sanctioned Person, in each case in violation of applicable Sanctions; or (ii) use, nor permit any of its Subsidiaries to use, directly or, to the knowledge of any Loan Party, indirectly, any of the proceeds of the Term Loan, (A) to fund any activities or business of or with any Sanctioned Person or in any other manner that would result in a violation of any Sanctions by any Person (including by any Person participating in the Term Loan, whether as underwriter, advisor, investor or otherwise), or (B) for the purpose of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Law.

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7.13    Financial Covenants.

(a)    As of the last day of any month, allow Liquidity of the Borrower and its Subsidiaries, on a consolidated basis, to be less than $20,000,000; and

(b)    As of the last day of each Fiscal Year, allow Consolidated GAAP Revenue of the Borrower and its Subsidiaries, on a consolidated basis, to be less than $50,000,000, with respect to such Fiscal Year.

(c)    Notwithstanding anything to the contrary in this Agreement (including Section 8), if the Borrower reasonably expects to fail (or has failed) to comply with Section 7.13(a) and/or (b) above at the end of any applicable fiscal period), the Borrower (or any parent thereof) shall have the right (the “Cure Right”) (at any time during such applicable fiscal period or thereafter until the date that is 15 Business Days after the date on which financial statements for such fiscal period are required to be delivered pursuant to Section 6.2(b) or (e) (as applicable) to issue Permitted Equity for cash or otherwise receive cash contributions in respect of Permitted Equity (the “Cure Amount”), and thereupon the Borrower’s compliance with Section 7.13(a) and (b) shall be recalculated giving effect to the following pro forma adjustment: each of Liquidity and Consolidated GAAP Revenue shall be increased, solely for the purpose of determining compliance with Section 7.13(a) or (b), as applicable, as of the end of the applicable fiscal period, by an amount equal to the Cure Amount. If, after giving effect to the foregoing recalculation (but not, for the avoidance of doubt, except as expressly set forth below, taking into account any immediate repayment of Indebtedness in connection therewith), the requirements of Section 7.13(a) or (b), as applicable, would be satisfied, then the requirements of Section 7.13(a) or (b), as applicable, shall be deemed satisfied as of the end of the relevant fiscal period with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 7.13(a) or (b), as applicable, that had occurred (or would have occurred) shall be deemed cured for the purposes of this Agreement. Notwithstanding anything herein to the contrary, (i) in each four consecutive applicable fiscal periods there shall be at least two such fiscal periods (which may, but are not required to be, consecutive) in which the Cure Right is not exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than three times (it being understood and agreed that for purposes of this Section 7.13(c), and exercise of the Cure Right with respect to Section 7.13(a) and (b) at the same time shall be deemed to be only one usage of the Cure Right), (iii) the Cure Amount shall be no greater than the amount required for the purpose of complying with Section 7.13(a) or (b), as applicable, (or to be in pro forma compliance with any financial covenant with respect to any other Indebtedness that is being cured), (iv) upon Lender’s receipt of a written notice from the Borrower that the Borrower intends to exercise the Cure Right (a “Notice of Intent to Cure”), until the 15th Business Day following the date on which Financial Statements for the fiscal period to which such Notice of Intent to Cure relates are required to be delivered pursuant to Section 6.2(b) or (e) (as applicable), the Agent shall not exercise any right to accelerate the Term Loan, and the Agent shall not exercise any right to foreclose on or take possession of the Collateral or any other right or remedy under the Loan Documents, in each case solely on the basis of the relevant Event of Default under Section 8.2(a), (v) during any fiscal period in which any Cure Amount is included in the calculation of Liquidity or Consolidated GAAP Revenue, as applicable as a result of any exercise of the Cure Right, such Cure Amount shall be counted solely as an increase to Liquidity or Consolidated GAAP Revenue (or, if applicable, both) (and not as a reduction of Indebtedness (by netting or otherwise), except to the extent that the proceeds of such Cure Amount are actually applied to repay Indebtedness) for the purpose of determining compliance with Section 7.13(a) or (b), as applicable.

(d)    Notwithstanding anything in this Agreement to the contrary, and for the avoidance of doubt, each of the parties hereto acknowledges and agrees that the covenants set forth in this Section 7.13 are subject to the standstill provided by the Fifth Amendment.

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7.14    Regulated Insurance Companies. Notwithstanding the foregoing, to the extent any of the foregoing covenants in this Section 7 conflict with applicable Requirements of Law as they apply to a Regulated Insurance Company (or applicable Requirements of Law would prevent the application thereof to any Regulated Insurance Company), such applicable Requirements of Law shall govern and such provision shall not apply, solely to the extent necessary to comply with such Requirements of Law.

8.    EVENTS OF DEFAULT

The continuance of any one of the following (other than during the Standstill Period with respect to any Standstill Matter) shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1    Payment Default. The Borrower fails to (a) make any payment of principal, on the Term Loan when due, or (b) pay any other Obligations (including interest and any Applicable Prepayment Premium, if any) within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Term Loan Maturity Date).

8.2    Covenant Default.

(a)    Any Loan Party fails or neglects to perform any obligation in Section 7;

(b)    Any Loan Party fails or neglects to perform any obligation in Section 6.2 and such failure or neglect continues for five (5) Business Days after the earlier of receipt of written notice of such failure or neglect by a Responsible Officer of Borrower from Agent and the date a Responsible Officer of any Loan Party has actual knowledge of such failure or neglect;

(c)    Any Loan Party fails or neglects to perform any obligation in Section 6.1(a) and such failure or neglect continues for fifteen (15) Business Days after the earlier of receipt of written notice of such failure or neglect by a Responsible Officer of Borrower from Agent and the date a Responsible Officer of any Loan Party has actual knowledge of such failure or neglect;

(d)    Any Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents (not specified in Sections 8.1 8.2(a) or 8.2(b)), and (other than breach of any provision of Section 7 which cannot by its nature be cured) such failure or neglect continues for thirty (30) days after the earlier of receipt of written notice of such failure or neglect by a Responsible Officer of Borrower from Agent and the date a Responsible Officer of any Loan Party has actual knowledge of such failure or neglect; or

8.3    Attachment; Levy; Restraint on Business. (a) Any material portion of the Collateral (taken as a whole) is attached, seized, levied on, or comes into possession of a trustee or receiver, or (b) any court order enjoins, restrains, or prevents the Loan Parties from conducting all or any material part of their business, and in each case is not removed, discharged or rescinded within thirty (30) days.

8.4    Insolvency. (a) Any Loan Party admits in writing that it is generally unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent, is generally not paying its debts as such debts become due, or makes a general assignment for the benefit of creditors; (b) any Loan Party begins an Insolvency Proceeding; (c) an Insolvency Proceeding is begun against any Loan Party and is not dismissed or stayed within sixty (60) days; or (d) in the case of subclause (a) or (b) above, any Loan Party or Subsidiary shall take any action to authorize any of the actions set forth therein.

8.5    Other Agreements. There is, under any agreement governing Indebtedness in an aggregate outstanding amount in excess of $1,000,000 to which any Loan Party or its Subsidiaries is a party with a third party or parties, any failure or breach which has resulted in a current right by such third party or parties, whether or not exercised, to accelerate the maturity of such Indebtedness (after giving effect to any grace or cure period and the giving of notice if required thereunder (and in each case, not prior thereto)). For the avoidance of doubt, any failure or breach described above in this paragraph shall not result in a Default or Event of Default hereunder while any notice or grace period, if applicable to such failure, breach or default remains in effect. This Section 8.5 shall not apply to (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness if such sale or transfer is permitted under this Agreement and (B) the termination (or similar event) with respect to any hedging or other derivative instrument.

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8.6    Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least $1,000,000 (not covered by independent third-party insurance as to which liability has not been denied by such insurance carrier other than customary deductibles) shall be rendered against any Loan Party by any Governmental Authority, and the same are not, within sixty (60) days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged or bonded prior to the expiration of any such stay.

8.7    Misrepresentations. Any Loan Party or any Person acting for any Loan Party makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or any writing executed in connection herewith and delivered to Agent, and such representation, warranty, or other statement is incorrect in any material respect when made other than if the circumstances giving rise to the misrepresentations and the consequences of such misrepresentation are capable of remedy and are remedied within thirty (30) days of the earlier of receipt of written notice of such failure or neglect by a Responsible Officer of Borrower from Agent and the date a Responsible Officer of any Loan Party has knowledge of such misrepresentation.

8.8    Subordinated Debt. Other than in respect of the TRG Credit Facility and subject in all respects to the terms and conditions of the Hudson/TRG Subordination Agreement, the Obligations ceasing or the assertion in writing by any Loan Party that the Obligations cease to constitute senior indebtedness with the priority contemplated by this Agreement under the subordination provisions of any document or instrument evidencing any permitted Subordinated Debt (in each case, to the extent required by such subordination provision) or the subordination provisions of any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be invalidated or otherwise cease to be in full force and effect, or any other Person shall take a material action in breach thereof or contest in writing the validity or enforceability thereof or deny in writing that it has any further liability or obligation thereunder.

8.9    Governmental Approvals. Any material Governmental Approval or material Insurance License of any Loan Party or any of its Subsidiaries shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority or an Applicable Insurance Regulatory Authority (as applicable) that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or Insurance License or that would reasonably be expected to result in the Governmental Authority or Applicable Insurance Regulatory Authority (as applicable) taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal cause, or would reasonably be expected to cause, a Material Adverse Change.

8.10    Validity; Liens. Other than in respect of the TRG Credit Facility and subject in all respects to the terms and conditions of the Hudson/TRG Subordination Agreement, any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party asserts in writing that any material provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien (except with respect to the TRG Credit Facility and as otherwise permitted herein or therein) in any material portion of the Collateral purported to be covered thereby.

9.    RIGHTS AND REMEDIES

9.1    Rights and Remedies. Subject in all respects to the terms and conditions of the Hudson/TRG Subordination Agreement, upon the occurrence and during the continuance of an Event of Default, Agent may (other than, for the avoidance of doubt, during the Standstill Period with respect to any Standstill Matter), upon prior written notice to Loan Parties, do any or all of the following:

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(a)    (i) subject to sub-clause (ii) below, terminate the Term Loan Commitments and declare all Obligations (including the Applicable Prepayment Premium, if any) immediately due and payable (but if an Event of Default described in Section 8.4 occurs, without notice or demand, all Obligations (including all accrued and unpaid interest thereon, all fees, the Applicable Prepayment Premium (if any) and all other amounts due under the Loan Documents) are immediately due and payable without any action by Agent), without any notice to any Loan Party or any other Person or any act by Agent or any Lender, and (ii) notwithstanding the other provisions of this clause (a), on and from the date on which the Obligations have been declared due and payable the Loan will amortize on a straight line basis over the period of twenty four (24) months from such date (in the case of this clause (ii), subject to the terms of Section 2.2(c)(iii) (unless otherwise waived or modified by the Borrower that the Required Lenders));

(b)    stop advancing money or extending credit for the Borrower’s benefit under this Agreement;

(c)    verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent considers advisable, and notify any Person owing a Loan Party money of Agent’s security interest in such funds;

(d)    make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral, and the Loan Parties shall assemble the Collateral if Agent requests and make it available as Agent designates;

(e)    enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred, and in connection therewith each Loan Party grants Agent a license to enter and occupy its premises, without charge, to exercise any of Agent or Lenders’ rights or remedies;

(f)    ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral and in connection therewith Agent is hereby granted, solely during the continuance of the Event of Default, a non-exclusive, royalty-free license or other right to use, without charge, any Loan Party’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks (provided that such license with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks), and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent’s exercise of its rights under this Section 9.1(f), such Loan Party’s rights under all licenses and all franchise agreements inure to Agent’s benefit (on behalf of itself and the Lenders);

(g)    deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(h)    demand and receive possession of any Loan Party’s Books;

(i)    exercise all rights and remedies available to any Secured Party under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof);

(j)    deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral; and

(k)    notwithstanding any other provision of Sections 4.7(b), 4.7 (c) or this Section 9.1, neither Agent nor any Lender may take any step or exercise any right or remedy under Sections 4.7(b), 4.7 (c) or this Section 9.1 unless it has made commercially reasonable efforts for a period of not more than forty five (45) days to agree with Borrower how to repay the Obligations (including exercise of the rights and remedies of Borrower under the Loan Documents in an agreed manner.

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9.2    Power of Attorney. Each Loan Party hereby irrevocably appoints Agent as its lawful attorney-in-fact and proxy, with full authority in the place and stead of such Loan Party and in the name of such Loan Party or otherwise, from time to time in Agent’s discretion, exercisable only upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument that Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including but not limited to: (a) endorse any Loan Party’s name on any checks or other forms of payment or security; (b) sign any Loan Party’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Agent determines reasonable; (d) make, settle, and adjust all claims under any Loan Party’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Agent or a third party as the Code permits. Each Loan Party also hereby appoints Agent as its lawful attorney-in-fact to sign such Loan Party’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than Unasserted Contingent Indemnification Claims) have been satisfied in full. Agent’s foregoing appointment as each Loan Party’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than Unasserted Contingent Indemnification Claims) have been fully repaid and performed.

9.3    Protective Payments. If any Loan Party fails to obtain the insurance called for by Section 6.4 or fails to pay any premium thereon or fails to pay any other amount which any Loan Party is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, the Secured Parties may obtain such insurance or make such payment, and all amounts so paid by the Secured Parties are Obligations and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Agent will make reasonable efforts to provide the Loan Parties with notice of the Secured Parties obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by a Secured Party are deemed an agreement to make similar payments in the future or a Secured Party’s waiver of any Event of Default.

9.4    Application of Payments and Proceeds Upon Default. At any time after Agent takes action under Section 9.1, Agent shall have the right to apply in any order any funds in its possession, whether from Loan Party account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations. Agent shall pay any surplus to the Loan Parties or to other Persons legally entitled thereto; the Loan Parties shall remain liable to the Secured Parties for any deficiency. If Agent, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Agent shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Agent of cash therefor.

9.5    Agent’s Liability for Collateral. Provided Agent takes at least the same level of care for any Collateral in its possession or under its control as Agent would take with any of its own assets, Agent shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Each Loan Party bears all risk of loss, damage or destruction of the Collateral.

9.6    No Waiver; Remedies Cumulative. Agent’s failure, at any time or times, to require strict performance by any Loan Party of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of any Secured Party thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. The Secured Parties’ rights and remedies under this Agreement and the other Loan Documents are cumulative. The Secured Parties have all rights and remedies provided under the Code, by law, or in equity. A Secured Party’s exercise of one right or remedy is not an election and shall not preclude any Secured Party from exercising any other remedy under this Agreement or other remedy available at law or in equity, and a Secured Party’s waiver of any Event of Default is not a continuing waiver. Any Secured Party’s delay in exercising any remedy is not a waiver, election, or acquiescence.

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9.7    Demand Waiver. Each Loan Party waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Agent on which any Loan Party is liable.

9.8    Loan Party Agent. Subject in all respects to the terms and conditions of the Hudson/TRG Subordination Agreement, each Loan Party (other than the Borrower) hereby appoints the Borrower as its agent in relation to the Loan Documents and authorizes the Borrower to (a) supply all information concerning itself contemplated by the Loan Documents to the Agent and any Lender, (b) give all notices and instructions, make such agreements and effect the relevant amendments, supplements and variations capable of being given, made or effected by any Loan Party notwithstanding that they may affect such Loan Party, without further reference to or consent of such Loan Party, (c) sign or agree any amendment or waiver in relation to any Loan Document on behalf of such Loan Party, and (d) take as its agent any other action necessary or desirable under or in connection with the Loan Documents.

10.    NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission (if applicable); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number (if applicable), or email address indicated below. Agent or the Loan Parties may change its mailing or electronic mail address or facsimile number (if applicable) by giving the other parties written notice thereof in accordance with the terms of this Section 10.

If to any Loan Party:

States Title Holding, Inc.

101 Mission Street, Suite 1050

San Francisco, CA 94105

Attention: Legal Department

corplegal@doma.com

If to Agent:                         Hudson Structured Capital Management Ltd.

Attention: General Counsel

2187 Atlantic Street

Stamford, CT 06902
E-mail: legalnotices@hscm.com

With a copy to:                    Willkie Farr & Gallagher LLP

Attention: Michael Groll

787 Seventh Avenue

New York, NY 10019-6099

E-mail: mgroll@willkie.com

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11.    CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE

Except as otherwise expressly provided in any of the Loan Documents, New York law governs the Loan Documents without regard to principles of conflicts of law. Each Loan Party, Agent and each Lender submit to the exclusive jurisdiction of the State and Federal courts in New York County, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude any Secured Party from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of such Secured Party. Each Loan Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Loan Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Loan Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to the Loan Parties at the address set forth in, or subsequently provided by the Loan Parties in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of a Loan Party’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY, AGENT AND EACH LENDER IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 11 shall survive the termination of this Agreement.

12.    GENERAL PROVISIONS

12.1    Termination Prior to Term Loan Maturity Date; Survival. All covenants, representations and warranties made in this Agreement shall continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than Unasserted Contingent Indemnification Claims) have been discharged or otherwise satisfied in full. So long as the Obligations have been discharged or otherwise satisfied in full (other than Unasserted Contingent Indemnification Claims and any other obligations which, by their terms, are to survive the termination of this Agreement), this Agreement may be terminated prior to the Term Loan Maturity Date by any Loan Party pursuant to the terms and conditions set forth in Section 2.2(e). Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.

12.2    Successors and Assigns.

(a)    This Agreement binds and is for the benefit of the successors and permitted and registered assigns of each party. No Loan Party may assign this Agreement or any rights or obligations under it without Agent’s prior written consent (which may be granted or withheld in Agent’s discretion) and any such assignment without Agent’s prior written consent shall be null and void.

(b)    With the prior written consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned), so long as no Event of Default has occurred and is continuing, and the Agent, each Lender and its respective successors, contributees and assigns as permitted hereunder has the right to sell, transfer, assign, contribute or negotiate all or any part of, or any interest in, the Secured Parties’ obligations, rights and benefits under this Agreement and the other Loan Documents to any Person; provided that no such consent shall be required for any sale, transfer, assignment, contribution or negotiation to any Eligible Assignee. Notwithstanding the foregoing, (i) any Lender may at any time pledge, contribute or assign a security interest in all or any portion of its rights under this Agreement and any other Loan Document to secure obligations of such Lender, including any pledge, contribution or assignment to secure obligations to any Person; (ii) so long as such pledge, contribution or assignment is to a Person (other than an Eligible Assignee), prior written consent is required of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower (such consent not to be unreasonably withheld, delayed or conditioned); (iii) no such pledge, contribution or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee, contributee or assignee for such Lender as a party hereto.

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(c)    The parties to each such assignment shall execute and deliver to the Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; (vi) such assignee, if it shall not be a Lender, shall deliver to the Borrower any Tax forms required by Section 2.6 and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

(d)    With the prior written consent of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower (such consent of the Borrower not to be unreasonably withheld, delayed or conditioned), each Lender and its respective successors and assigns as permitted hereunder has the right to grant participation in all or any part of, or any interest in, the Secured Parties’ obligations, rights, and benefits under this Agreement and the other Loan Documents to any Eligible Assignee; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the Loan Parties for the performance of such obligations and (iii) the Loan Parties shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. A Lender that sells a participation shall, acting solely for this purpose as an agent of Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No participant shall be entitled to receive any greater payment under Section 2.6 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(e)    [Reserved]

(f)    The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of each Lender and its assignees and transferees, and the Term Loan Commitment of, and principal amounts (and stated interest) of the Term Loan owing to, the Lender and each assignee pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, the Agent, the Lender and each transferee and transferee shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Lenders and any assignee and transferee, at any reasonable time and from time to time upon reasonable prior notice.

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12.3    Indemnification. Each Loan Party agrees to, jointly and severally, indemnify, defend and hold each Secured Party and each of its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing such Secured Party (each, an “Indemnified Person”) harmless against all obligations, demands, claims, losses, damages, penalties, fees, liabilities, reasonable out-of-pocket costs and expenses (including, without limitation, reasonable out-of-pocket attorneys’ fees, costs and expenses) (collectively, “Claims”) incurred by such Indemnified Persons, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with the transactions contemplated by the Loan Documents; except for Claims and/or losses (a) directly caused by such Indemnified Person’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction, (b) arises solely from a breach by such Indemnified Person of its obligations under the Loan Documents or (c) arises solely from a dispute solely among Indemnified Persons not arising out of or resulting from any act or omission on the part of any Loan Party. This Section 12.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. Notwithstanding anything in this Section 12.3 to the contrary, except as set forth in Section 2.2(d)(viii)(B) in connection with any mandatory prepayment with respect to an Underwriter Dividend, any reimbursable amounts owing pursuant to this Section 12.3 shall only be payable upon the earliest of (a) the consummation of the Merger (as defined in the Project Beacon Acquisition Agreement), (b) October 1, 2025, (c) any prepayment of the Term Loan pursuant to Section 2.2(e) of this Agreement and (d) the occurrence and continuance of any Event of Default pursuant to Section 8.4(b) and/or Section 8.4(c) of this Agreement.

This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

12.4    Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.5    Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6    Correction of Loan Documents. Agent may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties so long as Agent provides the Loan Parties with written notice of such correction and allows the Loan Parties at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by Agent and the Loan Parties.

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12.7    Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing and signed (a) in the case of any waiver or consent other than as contemplated by Section 12.6, by the Required Lenders (or by Agent with the consent of the Required Lenders) or (b) in the case of any amendment other than as contemplated by Section 12.6, by the Required Lenders (or by Agent with the consent of the Required Lenders) and the Loan Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall: (i) increase the Term Loan Commitment or the Term Loan Commitment Amount or increase the Pro Rata Share of any Lender’s Term Loan Commitment or Term Loan Commitment Amount, reduce the principal of, or interest on, the Term Loan or any other Obligations payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any scheduled date fixed for any payment of principal of, or interest or fees on, the Term Loan payable to any Lender, in each case, without the written consent of such Lenders adversely affected thereby (it being understood that (A) no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or the implementation of the Default Rate, shall be within the scope of this clause (i), and such actions shall only require the consent of the Required Lenders (or in the case of a waiver of mandatory prepayment in connection with a Change of Control, solely the Agent without requirement for consent by any Lender or other Secured Party) and (B) any waiver of any amortization payment referred to in Section 2.2(b)(iii) shall only require the consent of the Required Lenders)); (ii) change the percentage of the Term Loan Commitment, Term Loan Commitment Amount or of the aggregate unpaid principal amount of the Term Loan that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender adversely affected thereby; (iii) amend the definition of “Required Lenders” or “Pro Rata Share” without the written consent of each Lender adversely affected thereby; (iv) release all or substantially all of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of Agent for the benefit of Agent and the Lenders (except pursuant to a transaction otherwise permitted hereunder), or release any Borrower or substantially all of the guarantees provided by the Guarantors, in each case, unless otherwise provided by this Agreement, without the written consent of each Lender adversely affected thereby; (v) amend, modify or waive Section 9.4 or this Section 12.7 of this Agreement without the written consent of each Lender adversely affected thereby or (vi) amend, modify, or waive any provision of this Agreement in a manner that is directly and disproportionately adverse to any Lender or directly and favorably affecting any Lender (in each case, as compared to all of the Lenders), without the consent of each Lender affected by such amendment, modification, or waiver. Notwithstanding the foregoing, the Borrower and the Agent, without requiring the consent of any other Person, shall be permitted to amend or waive the provisions hereof to address any issues of a technical nature or to cure any ambiguity or clear error. Notwithstanding the foregoing, no amendment or modification of any Loan Document shall, unless signed by Agent, affect the rights or duties of Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.8    Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.9    Confidentiality. In handling any confidential information, each Secured Party shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a)  to Agent’s or any Lender’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Agent, collectively, “Lender Entities”) on a “need-to-know” basis who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential; (b) to prospective transferees or purchasers of any interest in the Term Loans (provided, however, that any prospective transferee or purchaser shall have entered into an agreement containing provisions substantially the same as those in this Section 12.9); (c) as required by law, regulation, subpoena, or other similar order of a Governmental Authority; (d) to Agent or a Lender’s regulators (and any self-regulatory authority (including the National Association of Insurance Commissioners)) or as otherwise required in connection with Agent or Lender’s regulators’ examination or audit; (e) as Agent or the Lenders reasonably consider appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Agent so long as such service providers have executed a confidentiality agreement with Agent with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Agent’s possession when disclosed to Agent, or becomes part of the public domain (other than as a result of its disclosure by Agent in violation of this Agreement) after disclosure to Agent or any Lender Entity; or (ii) disclosed to Agent or any Lender Entity by a third party, if Agent or such Lender Entity does not know that the third party is prohibited from disclosing the information. Lender Entities may use anonymous forms of confidential information for aggregate datasets, for analyses or reporting, and for any other uses not expressly prohibited in writing by the Loan Parties. The provisions of the immediately preceding sentence shall survive termination of this Agreement.

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12.10    Fees, Costs and Expenses. The Borrower shall reimburse (all being collectively referred to herein as the “Secured Party Expenses”): (1) Agent for all reasonable out-of-pocket fees, costs and expenses, including the reasonable out-of-pocket fees, costs and expenses of counsel for advice, assistance, or other representation, in connection with negotiation, preparation, amendment, modification or waiver of, consent with respect to, any of the Loan Documents or advice in connection with the administration of the Term Loan made pursuant hereto or its rights hereunder or thereunder, provided that all such costs incurred on or before the Funding Date shall not in aggregate exceed $162,500; and (2) Agent and the Lenders for all reasonable out-of-pocket fees, costs and expenses, including the reasonable out-of-pocket fees, costs and expenses of counsel for advice, assistance, or other representation, in connection with: (a) termination or enforcement of any of the Loan Documents; (b) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, the Lenders, the Loan Parties or any other Person, and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against a Loan Party or any other Person that may be obligated to Agent or the Lenders by virtue of the Loan Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Term Loan during the pendency of one or more Events of Default; (c) any attempt to enforce any remedies of Agent or the Lenders against the Loan Parties or any other Person that may be obligated to Agent or the Lenders by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Term Loan during the pendency of one or more Events of Default; (d) any work-out or restructuring of the Term Loan during the pendency of one or more Events of Default and (e) any efforts after the occurrence and during the continuance of an Event of Default to protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral; including, as to each of clauses (a) through (e) above, all reasonable out-of-pocket attorneys’ fees arising from such services, including those in connection with any appellate proceedings, and all reasonable out-of-pocket expenses, costs, charges and other fees incurred by such counsel in connection with or relating to any of the events or actions described in this Section 12.10, all of which shall be payable, on demand, to Agent. Without limiting the generality of the foregoing, to the extent set forth above in this Section 12.10, such expenses, costs, charges and fees may include: reasonable out-of-pocket fees, costs and expenses of accountants, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and reasonable out-of-pocket expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services. This Section 12.10 shall survive the termination of this Agreement. Notwithstanding anything in this Section 12.10 to the contrary, except as set forth in Section 2.2(d)(viii)(B) in connection with any mandatory prepayment with respect to an Underwriter Dividend, any reimbursable amounts owing pursuant to this Section 12.10 shall only be payable upon the earliest of (a) the consummation of the Merger (as defined in the Project Beacon Acquisition Agreement), (b) October 1, 2025, (c) any prepayment of the Term Loan pursuant to Section 2.2(e) of this Agreement and (d) the occurrence and continuance of any Event of Default pursuant to Section 8.4(b) and/or Section 8.4(c) of this Agreement.

12.11    Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.12    Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.13    Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

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12.14    Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.15    USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the entities composing the Borrower, which information includes the name and address of each such entity and other information that will allow such Lender to identify the entities composing the Borrower in accordance with the USA PATRIOT Act. Each Loan Party agrees to take such action and execute, acknowledge and deliver at its sole cost and expense, such instruments and documents as any Lender may reasonably require from time to time in order to enable such Lender to comply with the USA PATRIOT Act.

12.16    Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.17    Standstill Period. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, during the Standstill Period with respect to any Standstill Matter:

(a)    none of the Agent or any Lender shall exercise any remedies pursuant to (or in respect of) any Loan Document (or otherwise in its capacity solely as Agent or Lender) with respect to any Standstill Matter (it being understood and agreed that notwithstanding any provision of any Loan Document, no action or omission by any Loan Party or any other Person, the occurrence of any event or circumstances, or the failure to comply with the terms of this Agreement or any other Loan Document) relating to any Standstill Matter shall constitute a “Default” or “Event of Default” during the Standstill Period); and

(b)    the Agent and each of the Lenders shall take any and all commercially reasonable efforts as may be requested by the Borrower from time to time to assist in the consummation of the Project Beacon Transactions.

For the avoidance of doubt, and notwithstanding anything in this Agreement or any other Loan Document to the contrary, in no event shall any action or omission, the occurrence of any event or circumstance, or the failure to comply with the terms of this Agreement or any other Loan Document, in each case during the Standstill Period in respect of any Standstill Matter that would have constituted a Default or Event of Default but for the effectiveness of the Standstill Period (including, without limitation, any failure to pay interest during the Standstill Period in accordance with Section 2.3(a)) constitute a Default or Event of Default at any time during or after the end of the Standstill Period (and any such purported Default or Event of Default is hereby permanently and irrevocably waived by Agent and each Lender).

13.    DEFINITIONS

13.1    Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to a Loan Party.

“Account Debtor” means any “account debtor” as defined in the Code.

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“Affiliate” means, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Amortization Amount” means upon the occurrence of the Amortization Start Date, (i) the sum of the aggregate outstanding principal balance of the Term Loan and all unpaid Capitalized Interest added to the principal amount of the Term Loan, in each case as of such Amortization Start Date, multiplied by (ii) 4.1667%.

“Amortization Start Date” means, unless waived in writing by the Required Lenders, if an Event of Default is continuing on the last date of any calendar month, the last date of the calendar month immediately following the calendar month in which such Event of Default occurred.

“Annual Statement” means the annual statutory financial statement of any Regulated Insurance Company required to be filed with the Applicable Insurance Regulatory Authority of its jurisdiction of incorporation, which statement shall be in the form required by such Regulated Insurance Company’s jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements recommended by the NAIC to be used for filing annual statutory financial statements and shall contain the type of information recommended by the NAIC to be disclosed therein, together with all exhibits or schedules filed therewith.

“Anti-Corruption Laws” means all Requirements of Law concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, and the anti-bribery and anti-corruption laws and regulations of those jurisdictions in which the Loan Parties do business.

“Anti-Money Laundering Laws” means all Requirements of Law concerning or relating to terrorism or money laundering, including, without limitation, the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956-1957), the USA PATRIOT Act and the Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5332 and 12 U.S.C. §§ 1818(s), 1820(b) and §§ 1951-1959) and the rules and regulations thereunder, and any law prohibiting or directed against the financing or support of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B).

“Applicable Insurance Regulatory Authority” means, with respect to each Loan Party, the Insurance Department of the state of domicile of such Loan Party or such other Governmental Authority which due to the nature of such Person’s activities, has regulatory authority over such Person, and any federal Governmental Authority regulating the insurance industry.

“Applicable Prepayment Premium” means, if a Prepayment Premium Trigger Event occurs:

(a)    on or before the date that is twenty-four (24) months after the Funding Date, an amount equal to eight percent (8%) of the aggregate principal amount of the Loan then prepaid in connection therewith;

(b)    after the date that is twenty-four (24) months after the Funding Date and on or before the date that is thirty-six (36) months after the Funding Date, an amount equal to four percent (4%) of the aggregate principal amount of the Loan then prepaid in connection therewith; and

(c)    after the date that is thirty-six (36) months after the Funding Date, zero.

“Approved Auditor” means PricewaterhouseCoopers, Deloitte, Ernst & Young, KPMG, BDO USA LLP, Grant Thornton LLP, RSM U.S. LLP, or any other auditor approved by the Agent in its reasonable discretion.

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“Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Agent, in accordance with Section 12.2 hereof and substantially in a form acceptable to the Agent.

“Availability Period” means the period from and including the date of this Agreement to and including the earlier of (a) the date on which the Term Loan is borrowed, and (b) January 31, 2021.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time and any successor statute or any similar federal or state law for the relief of debtors.

“Basket Threshold” means, at any time:

(a)          if more than 80% of the original principal amount of the Term Loan is outstanding at such time, $2,500,000;

(b)          if more than 60% but less than 80% of the original principal amount of the Term Loan is outstanding at such time, $4,000,000;

(c)          if more than 40% but less than 60% of the original principal amount of the Term Loan is outstanding at such time, $5,500,000;

(d)          if more than 20% but less than 40% of the original principal amount of the Term Loan is outstanding at such time, $7,000,000; and

(e)          if more than 0% but less than 20% of the original principal amount of the Term Loan is outstanding at such time, then $8,500,000.

“Board Observer ” has the meaning set forth in Section 6.12.

“BOD Meeting” has the meaning set forth in Section 6.12.

“Borrower” is defined in the preamble hereof.

“Business Day” means any day that is not a Saturday, Sunday or a day on which banks in the State of New York or California are authorized or required to close.

“Business Plan” means the latest base case business plan of the Borrower.

“Capital Expenditures” means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP as “purchase price of property and equipment” (or similar item) on such Person’s statement of cash flows.

“Capital Lease” means, as to any Person, any leasing or similar arrangement which, in accordance with GAAP, is or should be classified as a capital lease on the balance sheet of such Person.

“Capital Lease Obligations” means, as to any Person, all monetary obligations of such Person under any Capital Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Capitalized Interest” means any interest that capitalizes in accordance with Section 2.3(a).

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“Cash Equivalents” means, as at any date of determination, any of the following:

(i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the government of the United States of America or (b) issued by any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, in each case maturing within one year after such date;

(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s (or, in either case, the then equivalent grade), or carrying an equivalent rating by a nationally recognized rating agency if at any time Moody’s or S&P shall not be rating such obligations;

(iii) commercial paper or corporate demand notes maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s (or, in either case, the then equivalent grade), or carrying an equivalent rating by a nationally recognized rating agency if at any time Moody’s or S&P shall not be rating such obligations;

(iv) certificates of deposit, time deposits or bankers’ acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the Applicable Laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $300,000,000;

(v) readily marketable general obligations of any corporation organized under the laws of any state of the United States of America, payable in the United States of America, expressed to mature not later than 12 months following the date of issuance thereof and rated A or better by S&P or A-2 or better by Moody’s (or, in either case, the then equivalent grade), or carrying an equivalent rating by a nationally recognized rating agency if at any time Moody’s or S&P shall not be rating such obligations;

(vi) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in the preceding clauses entered into with any financial institution having combined capital and surplus and undivided profits of not less than $300,000,000;

(vii) investments in investment companies, mutual funds or money market funds that, in each case, invest substantially all of their assets in investments described in the preceding clauses;

(viii)         other investments of a nature and type consistent with those held by any Loan Party and/or any Subsidiary thereof on the Closing Date (or as otherwise approved or required by any Insurance Regulator); and

(ix)         other short term investments approved by the Agent.

“Change of Control” means (a) prior to an IPO, the failure by the Permitted Holders to own, directly or indirectly through one or more holding company parents of the Borrower beneficially and of record, Equity Interests in the Borrower representing fifty and one/tenth percent (50.1%) of the aggregate ordinary voting power for the election of members of the Board of Directors of the Borrower represented by the issued and outstanding Equity Interests in the Borrower, (b) the occurrence of an initial IPO that, immediately in connection therewith, results in dilution to the Permitted Holders of more than fifty and one/tenth percent (50.1%) (with respect to the voting Equity Interests referred to in clause (a)) and (c) following an IPO, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act as in effect on the date of this Agreement) (but excluding one or more Permitted Holders or an underwriter in connection with a permitted offering) of Equity Interests of the IPO Entity representing more than the greater of  (A) 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the IPO Entity and (B) the percentage of the aggregate ordinary voting power of the IPO Entity so held by the Permitted Holders. Anything to the contrary in the foregoing notwithstanding, a merger or other business combination (including a business combination by acquisition) of the Borrower with or by a public company (i.e. a SPAC or de-SPAC transaction) that does not result in dilution to the Permitted Holders of greater than 50.1% (with respect to the voting Equity Interests referred to in clause (a)) immediately upon the consummation thereof, shall not qualify as a Change of Control, but shall qualify as an IPO, and thereafter prong (c) of this definition of Change of Control shall govern. Notwithstanding the foregoing, neither the consummation of (x) the IPO Transactions nor (y) the Project Beacon Transactions ~~(as defined in the Fifth Amendment)~~ shall qualify as a Change of Control.

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For purposes of this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act and (ii) the phrase “Person or group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“Claims” is defined in Section 12.3.

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is defined in Section 4.2.

“Collateral Account” means any Deposit Account, Securities Account, or Commodity Account.

“Competitor” means those competitors of Loan Parties and their Subsidiaries principally engaged in lines of business substantially the same as those lines of business carried on by the Loan Parties on the date hereof.

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit A.

“Consolidated GAAP Revenue” means, as of any date of determination, (a) Net Premiums Written plus (b) Escrow, Other Title-Related Fees, Investment Income and Other Income minus (c) Premiums Retained by Third-Party Agents, in each case as presented on the Borrower’s consolidated financial statements in accordance with GAAP.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another Person such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations under any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency insurer rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“continuance” of an Event of Default or a Default or an Event of Default or a Default being “continuing” means such Event of Default or a Default has not been remedied or waived.

“Control Agreement” means any control agreement entered into among the applicable depository bank at which a Loan Party maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Loan Party maintains a Securities Account or a Commodity Account, such Loan Party, and Agent pursuant to which Agent obtains “control” (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

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“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit C (or otherwise agreed to by the Agent) delivered by a Person required to be a Loan Party pursuant to Section 6.9.

“Cure Amount” is defined in Section 7.13(c).

“Cure Right” is defined in Section 7.13(c).

“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Deemed Liquidation Event” means a “Deemed Liquidation Event”, as such term is defined in the certificate of incorporation of Borrower as in effect on the date hereof except for changes in such definition consented to by Agent (such consent not to be unreasonably withheld or delayed).

“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Rate” is defined in Section 2.3(~~b~~c).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person. For purposes of clarification, “Disposition” shall include (a) the sale or other disposition for value of any contracts or (b) any disposition of property through a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is Insurable), or upon the happening of any event or condition, (a)(i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or (ii) is redeemable at the option of the holder thereof, in whole or in part upon the occurrence of a Deemed Liquidation Event, (b) requires the scheduled payments of dividends or distributions in cash, or (c) is convertible into or Insurable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests, in each case of any of the preceding clauses (a) through (c) of this definition, prior to the date that is 91 days after the Term Loan Maturity Date.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Effective Date” is defined in Section 3.1.

“Effective Date Loan Parties” is defined in Section 3.1(b).

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“Eligible Assignee” means (a) any Lender or (b) any Affiliates of the foregoing, but expressly excludes any Competitor.

“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interests” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or insurable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, insurable or exercisable.

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.

“Excluded Account” means (a) any Premium Trust Account, (b) Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party’s employees or to pay taxes required to be collected, remitted or withheld (including the employer’s share thereof), (c) other Deposit Accounts with deposits of not greater than $100,000 individually and $250,000 in the aggregate at any time for each such Deposit Account, (d) any account that is maintained as a zero-balance account that is a disbursement account, (e) Collateral Accounts maintained solely as a fiduciary or escrow account or other similar account for the benefit of third parties (other than a Loan Party or any of its Affiliates), (e) Deposit Accounts established or maintained for the purpose cash pooling or similar arrangements and (f) other Deposit Accounts securing obligations in connection with letters of credit to the extent permitted pursuant to clauses (y) and (z) of the definition of “Permitted Indebtedness” and clauses (z) and (aa) of the definition of “Permitted Liens”.

“Excluded Property” means, with respect to any Loan Party, (a) any of such Loan Party’s rights or interest in any General Intangible, instrument, security, contract, lease, permit, license, or license agreement to which such Loan Party is a party covering real or personal property of any Loan Party to the extent, but only to the extent, that under the express terms of such asset, or any applicable law, the grant of a security interest or Lien therein is prohibited as a matter of law or under the express terms of such asset (or such grating of a security interest would result in a breach or other loss of a material right under (or with respect thereto)) and such prohibition or restriction has not been waived or the consent of the other party to such General Intangible, instrument, security, contract, lease, permit, license, or license agreement has not been obtained (it being understood that there shall be no obligation to seek any such consent) (provided, that, the exclusions set forth in this clause (i) shall in no way be construed (A) to apply to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or other applicable law (including the Bankruptcy Code); provided, that immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect, (B) to apply to the extent that any consent or waiver has been obtained that would permit the Agent’s security interest or Lien notwithstanding the prohibition or restriction on the pledge of such General Intangible, instrument, security, contract, lease permit, license or license agreement, or (C) to limit, impair, or otherwise affect the Agent’s unconditional continuing security interest in and liens upon any rights or interests of a Loan Party in or to (1) monies received under or in connection with any described General Intangible, instrument, security, contract, lease, permit, license, or license agreement or Equity Interests (including any Accounts Receivable, proceeds of Inventory or Equity Interests), or (2) any proceeds from the sale, license, lease, or other dispositions of any such General Intangible, instrument, security, contract, lease, permit, license, license agreement, or Equity Interests) (in each case of this clause (C), to the extent such interest is not similarly prohibited or would result in such breach or loss of a material right), (b) any intent-to-use United States trademark applications or service mark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office, provided that, upon such filing and acceptance, such intent-to-use applications shall be included in the definition of Collateral, (c) any property or asset owned by any Loan Party on the date hereof or hereafter acquired by any Loan Party that is subject to a Permitted Lien securing purchase money Indebtedness or Capital Lease Obligation (any proceeds thereof), only to the extent and for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money Indebtedness or Capital Lease Obligation) prohibits the creation of any other Lien on such property (or would result in breach or any material right with respect thereto), (d)(i) Premium Trust Accounts, (ii) any deposit account holding cash collateral which is a Permitted Lien and (iii) any Excluded Account, (e) motor vehicles, airplanes and other assets subject to certificates of title, to the extent a Lien therein cannot be perfected by the filing of a UCC financing statement, (f) Margin Stock, (g) assets that require action under the law of any non-U.S. jurisdiction to create or perfect a security interest in such assets under such non-U.S. jurisdiction, (h) any interest in real property, (i) any letter of credit right (other than to the extent a security interest in such letter of credit right can be perfected solely by filing an “all assets” UCC financing statement), and (i) any other assets, the burden or cost of granting a lien on and security interest in outweighs the benefits to be obtained by Agent and Lenders therefrom, as reasonably determined by Agent in consultation with the Borrower.

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“Excluded Subsidiary” means any Subsidiary that is (a) not a wholly owned Subsidiary of the Borrower, (b) prohibited or restricted by any Requirement of Law or by contractual obligations existing on the Effective Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Obligations or if guaranteeing the Obligations (A) would require governmental (including regulatory) consent, approval, license or authorization in order to provide such guarantee or (B) would reasonably be expected to result in non-de minimis adverse Tax consequences as reasonably determined by the Borrower and the Agent, (c) any Regulated Insurance Company or a direct or indirect Subsidiary thereof, (d) an Immaterial Subsidiary, (e) a Subsidiary with respect to which, in the reasonable judgment of the Borrower and the Agent, the burden or cost of guaranteeing the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom or (f) any Subsidiary of the Borrower organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a recipient or required to be withheld or deducted from a payment to a recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of a Lender, its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Term Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Term Loan (other than pursuant to an assignment requested by the Borrower under Section 2.7) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.6, amounts with respect to such taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such recipient’s failure to comply with Section 2.6 and (d) any withholding Taxes imposed under FATCA.

“Extraordinary Receipts” means any cash received by Borrower or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.2(d)(ii) hereof) comprising proceeds of insurance, judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, condemnation or condemnation awards (and payments in lieu thereof), and indemnity payments and any extraordinary liquidation or realization on a material asset such as a termination of its rights with respect to the insurer.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any applicable agreements entered into pursuant to Section 1471(b) of the IRC, and any fiscal or regulatory legislation, rules or requirements adopted pursuant to or implementing any intergovernmental agreements entered into in connection with the implementation of Sections 1471 through 1474 of the IRC.

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“Fifth Amendment” means that certain Agreement and Fifth Amendment to Loan and Security Agreement dated as of the ~~Fourth~~Fifth Amendment Effective Date, among the Loan Parties, the Lenders party thereto, the Agent and RE Closing Buyer Corp., a Delaware corporation, which Fifth Amendment ~~shall become~~became effective immediately after the effectiveness of the Fourth Amendment.

“Fifth Amendment Effective Date” means March 28, 2024.

“Fiscal Year” means the fiscal year of Borrower and its Subsidiaries ending on December 31 of each year.

“Fourth Amendment” means that certain Fourth Amendment to Loan and Security Agreement dated as of the Fourth Amendment Effective Date, among the Loan Parties, the Lenders party thereto and the Agent.

“Fourth Amendment Effective Date” means March 28, 2024.

“Funding Date” has the meaning set forth in Section 3.2 hereunder.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” means all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities and any self-regulatory organization, and each Applicable Insurance Regulatory Authority.

“Guarantors” means (i) the Borrower, (ii) each Subsidiary of the Borrower listed on the signature pages hereto and (iii) each other Subsidiary of the Borrower required to execute and deliver a Counterpart Agreement pursuant to Section 6.9. For the avoidance of doubt, in no event shall an Excluded Subsidiary be required to become a Guarantor under the Loan Documents.

“Guaranty” means (a) the guaranty of each Guarantor party hereto contained in Section 15 hereof and (b) each other guaranty, in form and substance satisfactory to Agent, made by any other Guarantor in favor of Agent for the benefit of the Secured Parties guaranteeing all or part of the Obligations.

“Hudson/TRG Subordination Agreement” means that certain subordination and intercreditor agreement to be entered into by the Agent and TRG (or an agent acting on its behalf) in accordance with the terms of the TRG Commitment Letter.

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“Immaterial Subsidiary” means an individual Subsidiary of any Loan Party the gross assets of which is less than five percent (5%) of the aggregate gross assets of all Loan Parties, determined in accordance with GAAP.

“Indebtedness” means, as to any Person, any (a) indebtedness of such Person for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations of such Person evidenced by notes, bonds, debentures or other similar instruments or upon which interest payments are customarily made, (c) Capital Lease Obligations, (d) all Disqualified Equity Interests of such Person, (e) Swap Contract Liabilities, (f) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership or financing lease, off-balance sheet financing or similar financing (but in any event excluding operating leases (as determined in accordance with GAAP) in respect of real property occupied by the Loan Parties entered into with Persons that are not Affiliates in the ordinary course of business), and (g) Contingent Obligations of such Person with respect to Indebtedness of a type described in the preceding clauses.

“Indemnified Person” is defined in Section 12.3.

“Indemnified Taxes” means Taxes (other than Excluded Taxes) imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Instrument” means any “instrument” as defined in the Code.

“Insurance Business” means the business of underwriting title insurance.

“Insurance License” means any applicable license, certificate of authority, permit or other authorization which is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of any insurance or reinsurance business of any Person.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(a)    its Copyrights, Trademarks and Patents;

(b)    any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals;

(c)    any and all source code;

(d)    any and all domain names (including, without limitation, all subdomain names);

(e)    any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)    all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” means all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of a Loan Party’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

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“Investment” means, with respect to any Person, (a) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit (excluding Accounts arising in the ordinary course of business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (b) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (c) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment, plus the cost of any additions thereto that otherwise constitute Investments, without any adjustments for increases or decreases in value, or write-ups or write-downs or write-offs with respect thereto, but giving effect to any repayments of principal in the case of any Investment in the form of a loan, advance, guarantee or credit extension, and any return or reduction of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, share buyback, redemption or sale).

“Investor Rights Agreement” means that certain Investor Rights Agreement dated as of June 17, 2019 between, among others, Borrower and the persons named therein as Investors.

“IPO” means the initial underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) of common Equity Interests in the Borrower or IPO Entity (as applicable) (which, further to the provisions of the definition of “Change of Control”, may, notwithstanding the foregoing, include a SPAC or de-SPAC transaction (and, in all cases, shall include the IPO Transactions)).

“IPO Entity” means, at any time upon and after an IPO, a parent entity of the Borrower, the Equity Interests of which were issued or otherwise sold pursuant to the IPO; provided that, immediately following the IPO, the Borrower is a wholly owned Subsidiary of such IPO Entity and such IPO Entity owns, directly or through its subsidiaries, substantially all the businesses and assets owned or conducted, directly or indirectly, by the Borrower immediately prior to the IPO. Notwithstanding anything to the contrary herein, Capitol Investment Corp. V is an “IPO Entity”.

“IPO Transactions” means the transactions contemplated by that certain Agreement and Plan of Merger, dated as of March 2, 2021, by and among Capitol Investment Corp. V, Capitol V Merger Sub, Inc. and Doma Holdings, Inc.) (as amended from time to time).

“IRC” means the Internal Revenue Code of 1986, as amended.

“Lender” is defined in the preamble hereof.

“Lender Entities” is defined in Section 12.9.

“License” means all licenses, contracts or other agreements, whether written or oral, naming any Loan Party or its Subsidiaries as licensee or licensor and providing for the grant of any right (a) to use or sell any works covered by any Copyright, (b) to manufacture, use or sell any invention covered by any Patent or (c) concerning any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory now or hereafter owned by any Loan Party or its Subsidiaries and now or hereafter covered by such licenses.

“Lien” means any claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Liquidity” means, as of any date of determination, the sum of (x) the aggregate amount of all unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries (or that is subject to a Control Agreement in favor of the Agent or otherwise restricted in favor of the Agent) and (y) the aggregate unused portion of any working capital or other revolving credit facilities available to the Borrower and its Subsidiaries.

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“Loan Documents” are, collectively, this Agreement, each Counterpart Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, including, any Control Agreement, any Guaranty, any subordination agreement, any intellectual property security agreement in favor of Agent or any Lender, any pledge agreement in favor of Agent, any note, or notes or guaranties executed by any Borrower or any Guarantor, and any other present or future agreement executed by any Borrower and/or any Guarantor with or for the benefit of Agent (on behalf of itself and the Lenders) in connection with this Agreement, as amended, restated, or otherwise modified.

“Loan Party” means Borrower and each Guarantor.

“Loan Party Books” means, with respect to each Loan Party and any of its Subsidiaries, all books and records including ledgers, federal and state tax returns, records regarding such Loan Party’s or Subsidiary’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Margin Stock” is defined in Section 7.9.

“Material Adverse Change” means (i) a material impairment in the validity, perfection or priority of Agent’s Lien in the Collateral (other than as a result of voluntary discharge of any Lien by Agent); (ii) a material adverse change with respect to the financial condition, business or operations of the Loan Parties taken as a whole; (iii) a material impairment on the ability of the Loan Parties taken as a whole to perform their Obligations; or (iv) a material impairment of the rights and remedies of Agent or any Lender under the Loan Documents.

“Material Subsidiary” means (a) each Subsidiary of a Loan Party that is not an Immaterial Subsidiary, and (b) all Immaterial Subsidiaries the aggregate gross assets of which are, at any time, greater than or equal to ten percent (10%) of the aggregate gross assets of all Loan Parties at such time, determined in accordance with GAAP.

“NAIC” means the National Association of Insurance Commissioners and any successor thereto.

“Near North/Illinois Acquisition Agreement” means that certain Asset Purchase Agreement dated as of July 14, 2023 (as amended, restated, amended and restated, supplemented or modified from time to time), Hamilton National Title LLC (d/b/a Near North Title Group), an Indiana limited liability company, Doma Insurance Agency of Illinois, Inc., Doma Insurance Agency of Minnesota, Inc., Doma Insurance Agency of Indiana, LLC and, as to certain sections, Doma Corporate LLC, a Delaware limited liability company.

“Near North/Florida Acquisition Agreement” means that certain Asset Purchase Agreement dated as of July 28, 2023 (as amended, restated, amended and restated, supplemented or modified from time to time), by and among Hamilton National Title LLC d/b/a Near North Title Group, an Indiana limited liability company, Doma Insurance Agency of Florida, Inc., a Florida corporation and, as to certain sections, Doma Corporate LLC, a Delaware limited liability company.

“Net Cash Proceeds” means the aggregate amount of cash received (directly or indirectly) (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of Borrower or any of its Subsidiaries (other than amounts received hereunder or from other Loan Parties) after deducting therefrom only (a) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection therewith (other than Indebtedness under this Agreement), (b) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (c) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (d) net income and other taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements), in each case, to the extent, but only to the extent, that the amounts so deducted are (i) actually paid or reasonably expected to be paid, to a Person that, except in the case of reasonable out-of-pocket expenses or such amounts are on arms’ length terms, is not an Affiliate of such Person or any of its Subsidiaries and (ii) properly attributable to such transaction or to the asset that is the subject thereof.

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“Notice of Borrowing” is defined in Section 3.5.

“Obligations” means all present and future indebtedness, obligations and liabilities of each Loan Party to the Secured Parties arising under or in connection with this Agreement or any other Loan Documents, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency Proceeding. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) any debts, principal, interest, charges, expenses (including the Secured Party Expenses), premiums (including any Applicable Prepayment Premium), fees mandatory prepayments, attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person, (c) interest accruing after Insolvency Proceedings begin and (d) debts, liabilities, or obligations of a Loan Party assigned to a Secured Party.

“Operating Documents” means, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or enforced any Loan Document, or sold or assigned an interest in any Loan Document).

“Participant Register” is defined in Section 12.2(d).

“Parent” means Capitol Investment Corp. V., a Delaware corporation.

“Parent Company” means (a) at any time upon and after the IPO Transactions, Parent and (b) any other Person or group of Persons of which the Borrower is an indirect Subsidiary.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Date” means each date pursuant to Section 2.3(a) on which a payment of interest is due in cash.

“Perfection Certificate” means that certain Perfection Certificate delivered to Agent by the Loan Parties under Section 3.1.

“Permitted Acquisition” means the acquisition of any Person (such Person being the “Target”) or any substantial part of the assets thereof, or a division or operating unit of the business thereof, subject to the satisfaction of each of the following conditions (such acquisition being a “Permitted Acquisition”):

(i)    the assets of the Target shall be solely comprised of assets in the type of business engaged in by Borrower or its Subsidiaries as of the Effective Date (including ancillary or complimentary businesses) or any type of business that Borrower or its Subsidiaries is entitled to engage in pursuant to the terms of this Agreement;

(ii)    the sum of all amounts payable (including liabilities or Indebtedness assumed) in connection with (x) any Permitted Acquisitions of entities that are not required to become Guarantors hereunder (including all transaction costs incurred in connection therewith or otherwise reflected on a consolidated balance sheet of the Borrower) and (y) any Investments in joint ventures made pursuant to clause (m) of the definition of “Permitted Investments” shall not exceed $10,000,000 in the aggregate outstanding; and

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(iii)    at the time of such Permitted Acquisition and after giving effect thereto, no payment or bankruptcy (with respect to the Borrower) Event of Default shall be continuing.

“Permitted Equity” means any Equity Interests of the Borrower (or any parent thereof) that in the case of the Borrower, are not Disqualified Equity Interests.

“Permitted Holders” means (a) collectively, each Person that holds Equity Interests in the Borrower as of the Effective Date, the sponsor (or equivalent) of any SPAC or de-SPAC transaction and/or any PIPE (or equivalent) investor who participates or invests in (or in connection with) any SPAC and/or de-SPAC transaction (and the case of each of the foregoing, including their respective Affiliates, and the funds, partnerships, investment vehicles or other co-investment vehicles or other entities managed or advised by, such Persons or their Affiliates) (all Persons referred to in this clause (a), the “Investors”) and (b) any Person with which one or more Investors form a “group” (within the meaning of Section 13(d) and/or 14(d) of the Exchange Act as in effect on the date hereof) so long as, in the case of this clause (b), the relevant Investors, directly or indirectly, collectively beneficially own more than 35% of the relevant voting stock beneficially owned by the group.

“Permitted Indebtedness” means:

(a)    the Obligations and any Indebtedness owing to Agent or any Lender under this Agreement and the other Loan Documents;

(b)    Indebtedness existing on the Effective Date and described on Schedule 13.1(a) to this Agreement;

(c)    Subordinated Debt;

(d)    unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e)    Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f)    Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;

(g)    Indebtedness incurred by the Borrower and its Subsidiaries (1) in a Permitted Acquisition, any other Investment permitted hereunder (including through a merger) or any disposition permitted hereunder, in each case, constituting indemnification obligations or adjustment of purchase price or other similar obligations, (2) representing deferred compensation to employees incurred in the ordinary course of business or (3) representing customer deposits and advance payments received in the ordinary course of business;

(h)    Indebtedness arising as a result of a loan or guaranty permitted by this Agreement;

(i)    Indebtedness of the Borrower or any of its Subsidiaries owing to the Borrower or any of its Subsidiaries and any guaranties by the Borrower or any of its Subsidiaries of Indebtedness of the or any of its Subsidiaries, in each case, to the extent permitted as an Investment pursuant to Section 7.6; provided that (1) any such Indebtedness owing by a Loan Party to a non-Loan Party shall be unsecured, (2) if the Indebtedness that is guaranteed is unsecured and/or subordinated to the Obligations, then such guaranty shall also be unsecured and/or subordinated to the Obligations, and (3) no guarantee by a Loan Party of any Indebtedness constituting Junior Financing shall be permitted unless such Loan Party shall have also provided a guarantee of the Obligations on the terms set forth herein;

(j)    Indebtedness in respect of Swap Contract Liabilities entered into in the ordinary course of business that are incurred for the bona fide purpose of hedging the interest rate or currency risks and not for speculative purposes;

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(k)    Indebtedness incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation or in respect of surety bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business;

(l)    Indebtedness owing to insurance carriers and incurred to finance insurance premiums of any Loan Party or any Subsidiary in the ordinary course of business;

(m)    (i) Indebtedness in respect of cash management obligations, automatic clearing house arrangements, netting services, overdraft protections and other like services, in each case incurred in the ordinary course of business and, in the case of Indebtedness in respect of overdraft protections, paid within five (5) Business Days of receipt of notice from the applicable financial institution of such occurrence and (ii) Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”) and not exceeding $1,000,000 at any time outstanding (it being understood that Agent and Lenders shall consider in good faith any request from Borrower to increase such limit from time to time);

(n)    unsecured Indebtedness issued to current or former officers, managers, consultants, directors and employees of the Borrower and its Subsidiaries (and their respective estates, spouses or former spouses) to repurchase Equity Interests of any direct or indirect equityholder of Borrower or any Affiliate thereof (which unsecured Indebtedness is issued in lieu of any Restricted Payments permitted under Section 7.6 for such purpose), subordinated to the Obligations in a manner reasonably satisfactory to Agent;

(o)    Indebtedness in respect of judgments, attachments or awards not resulting in an Event of Default or in respect of appeal or other surety bonds relating to such judgments;

(p)    Indebtedness consisting of Contingent Obligations in respect of Indebtedness otherwise permitted by this definition of “Permitted Indebtedness”;

(q)    Indebtedness consisting of the obligations to make customary purchase price adjustments and indemnities pursuant to Permitted Investments;

(r)    Indebtedness arising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(s)    other Indebtedness in an aggregate principal amount not to exceed at any time outstanding the aggregate outstanding amount of the Basket Threshold;

(t)    unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under Requirements of Law;

(u)    claims to payment under any insurance policy issued by a Regulated Insurance Company;

(v)    unsecured Indebtedness incurred in the ordinary course of business for the deferred purchase price of property or services, in an aggregate outstanding amount of not more than $2,500,000;

(w)    Indebtedness of the Borrower or its Subsidiaries assumed or acquired (but not incurred) in connection with any Permitted Acquisition or other Investment permitted hereunder; provided that such Indebtedness was not incurred in contemplation of such acquisition or Investment;

(x)    Indebtedness in respect of earn-outs, seller notes or similar obligations issued or incurred in connection with any Permitted Acquisition;

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(y)    Indebtedness in respect of working capital and other revolving credit facilities, letters of credit, bank guarantees or similar instruments (including obligations in respect of letters of credit or bank guarantees for the benefit of any regulatory entity), in an aggregate amount in the case of this clause (y) not to exceed (at any time outstanding) the sum of (i) $5,000,000 plus (ii) with the prior written consent of Agent (not to be unreasonably withheld, conditioned or delayed), such additional amounts as the Borrower may deem reasonably necessary or advisable to maintain compliance with Section 7.13(a) of this Agreement;

(z)    Indebtedness consisting of obligations in respect of letters of credit and surety bonds solely to the extent (i) issued in connection with obtaining any regulatory license or otherwise satisfying any state law obligations or requirements or (ii) required by a landlord in respect of any real property leased by the Borrower or any of its Subsidiaries;

(aa)    Indebtedness in respect of the TRG Credit Facility in an aggregate outstanding principal amount not to exceed the sum of (x) $35,000,000 plus (y) the amount of interest paid in kind and added to the principal amount of the TRG Credit Facility, which, in the case of clause (x) or (y), may be incurred on a senior lien and senior payment priority basis;

(bb)    all premiums (if any), interest (including post-petition interest and paid-in-kind interest), fees, expenses, charges and additional or contingent interest on obligations described above; and

(cc)    extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness pursuant to clauses (b), (c), (f), (s), (y) and (aa) above; provided that (i) the principal amount thereof is not increased, (ii) [reserved], (iii) the Indebtedness is not recourse to any additional Loan Parties or any of its Subsidiaries, and (iv) the final stated maturity of such Indebtedness is not shortened to a date sooner than would otherwise have been permitted hereunder (“Permitted Refinancing Indebtedness”).

“Permitted Investments” means:

(a)    Investments (including, without limitation, Subsidiaries) existing on the Effective Date and shown on Schedule 13.1(b) to this Agreement;

(b)    Investments consisting of cash and Cash Equivalents;

(c)    Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and lease, utility and other similar deposits in the ordinary course of business;

(d)    Investments (including any Indebtedness referred to in clause (i) of the definition of “Permitted Indebtedness”) (i) by any Loan Party in any other Loan Party or by any non-Loan Party in any other non-Loan Party, (ii) by any Subsidiary that is not a Loan Party in the Borrower or in any Loan Party, and (iii) by the Borrower and any of its Subsidiaries in Subsidiaries that are not Loan Parties, the aggregate amount of which for purposes of this clause (iii), shall not exceed $750,000 at any time outstanding plus any amounts required to be contributed to non-Loan Party Subsidiaries to accommodate regulatory requirements, arrangements or duties (including to fulfil statutory surplus (or similar) requirements);

(e)    Investments consisting of travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and loans to employees, officers or directors relating to the purchase of Equity Interests of a Loan Party or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by such Loan Party’s Board of Directors;

(g)    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

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(h)    Investments consisting of accounts receivable and notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of a Loan Party in any Subsidiary;

(i)    Swap Contracts incurred for bona-fide hedging purposes and not for speculative purposes;

(j)    other Investments made after the Funding Date in an aggregate amount not to exceed the aggregate outstanding amount of the Basket Threshold;

(k)    Permitted Acquisitions;

(l)    Capital Expenditures and any other capital expenditures that constitute Capital Expenditures;

(m)    Investments in joint ventures in an aggregate outstanding amount not to exceed, together with the sum of all amounts payable (including liabilities or Indebtedness assumed) in connection with Permitted Acquisitions of entities that are not required to become Guarantors hereunder pursuant to clause (iii) of the definition of “Permitted Acquisitions”, $10,000,000;

(n)    Equity Interests of any Subsidiary owned by the Borrower or any other Subsidiary on the Closing Date;

(o)    Equity Interests of any Subsidiary acquired after the Closing Date to the extent otherwise permitted hereunder;

(p)    notes payable, or stock or other securities issued by account debtors to the Borrower or any Subsidiary thereof with respect to settlement of such account debtor’s Accounts, including upon bankruptcy or insolvency of such account debtor or received in settlement of bona fide disputes;

(q)    promissory notes, securities and other non-cash consideration received in connection with Asset Sales permitted by Section 7.1;

(r)    (i)  Indebtedness to the extent permitted under Section 7.4; (ii) guarantees or other contingent obligations constituting Indebtedness permitted by Section 7.4; (iii) Liens permitted by Section 7.5; (iv) transactions permitted by Section 7.1, 7.3 or 7.6(a); and (v) Collateral Accounts and assets contained therein;

(s)    guarantees of obligations that do not constitute Indebtedness and are otherwise not prohibited hereunder (and to the extent involving non-Loan Parties, are not prohibited by Section 7.7);

(t)    Investments the consideration for which is Equity Interests of the Borrower or any parent thereof;

(u)    Investments of any Person existing at the time such Person becomes a Subsidiary of the Borrower or consolidates or merges with the Borrower or any of the Subsidiaries (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger; and

(v)    any other Investment in compliance with Section 7.6(b), to the extent such Investment is made with the net cash proceeds of (A) a capital contribution by any Person to the Borrower (other than in respect of Disqualified Equity Interests) or (B) the issuance of Equity Interests by the Borrower to any Person (other than Disqualified Equity Interests).

The amount of any Investment shall be the original cost of such Investment, without adjustments for increases or decreases in value, or write-ups or write-downs with respect thereto, but giving effect to repayments of principal in the case of any Investment structured as a loan and any return of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, redemption or sale).

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“Permitted Liens” are:

(a)    Liens (i) existing on the Effective Date and described on Schedule 13.1(c) to this Agreement or (ii) arising under this Agreement and the other Loan Documents;

(b)    Liens for taxes, fees, assessments or other government charges or levies, either not due and payable or being contested in good faith and for which a Loan Party maintains adequate reserves on its Loan Party Books;

(c)    Liens created by conditional sale or other title retention agreements (including Capital Leases) and purchase money Liens (a) on assets acquired or held by the Borrower or any Subsidiary incurred for financing the acquisition of such assets securing no more than $2,500,000 in the aggregate amount outstanding, or (b) existing on such assets when acquired, if, in the case of subclause (i) and (ii), the Lien is confined to such assets and improvements and the proceeds of such assets;

(d)    Liens of carriers, warehousemen, workers, processers, suppliers, materialmen, repairmen, construction contractors, landlords, sub-landlords or other Persons that are possessory in nature arising in the ordinary course of business, securing liabilities that are not delinquent by more than 30 days (or if more than 30 days overdue (A) are unfiled and no other action has been taken to enforce such Liens or (B) do not to exceed $1,000,000 in the aggregate so outstanding) or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e)    Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f)    Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g)    leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business;

(h)    non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business;

(i)    Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.3 and 8.6;

(j)    Liens in favor of other financial institutions arising in connection with any Loan Party’s accounts held at such institutions in the ordinary course of business;

(k)    zoning restrictions, building codes, easements, rights of way, licenses, covenants and other similar restrictions, including environmental or land use restrictions, minor defects or irregularities in title and other similar Liens affecting the use of real property that do not secure monetary obligations and do not materially impair the use of such real property for its intended purposes or the value thereof;

(l)    purported liens evidenced by (x) the filing of precautionary Uniform Commercial Code financing statements relating to leases entered into in the ordinary course of Business and (y) unauthorized Uniform Commercial Code financing statements with respect to which no Lien has been granted by the applicable Loan Party or Subsidiary to the extent such Uniform Commercial Code financing statement is terminated not later than 30 days after the date upon which such Loan Party or Subsidiary has actual knowledge of thereof;

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(m)    rights of setoff or banker’s liens imposed by law upon deposits of cash in favor of banks or other depository institutions, solely incurred in connection with the maintenance of such deposits in the ordinary course of business in deposit accounts permitted under the Loan Documents maintained with such bank or depository institution or overdraft protection and other similar services in connection therewith;

(n)    Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection ;

(o)    Liens on unearned insurance premiums securing Indebtedness permitted under clause (l) of the definition of “Permitted Indebtedness”;

(p)    other Liens on assets with a fair market value not exceeding $5,000,000 securing obligations otherwise permitted hereunder;

(q)    pledges or deposits required for insurance regulatory or licensing purposes arising in the ordinary course of business;

(r)    Liens (1) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (2) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit or other similar instruments issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(s)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(t)    Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder and Liens on cash deposits held in escrow accounts pursuant to the terms of any purchase agreement permitted hereunder;

(u)    ground leases in respect of real estate assets on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(v)    deposits of cash with the owner or lessor of premises leased and operated by the Borrower or its Subsidiaries to secure the performance of the Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(w)    in the case of any non-wholly owned Subsidiary, any put and call arrangements or restrictions on disposition related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement;

(x)    Liens arising out of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings for which adequate reserves have been made;

(y)    Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary or otherwise securing Indebtedness acquired or assumed pursuant to Section 7.3 or 7.6 (other than Liens on the Equity Interests of any Person that becomes a Subsidiary to the extent such Equity Interests are owned by the Borrower or any other Loan Party); provided that (1) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, and (2) such Lien does not extend to or cover any other assets or property (other than the proceeds, products and accessions thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition);

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(z)    Liens securing Indebtedness permitted by clause (y) of the definition of “Permitted Indebtedness” (it being understood and agreed that the Agent, at the request of the Borrower, shall enter into a customary intercreditor agreement on terms reasonably acceptable to the Agent with any such other secured party (such acceptance not to be unreasonably withheld), and which may require, at the Borrower’s request, that the Agent accept a “second lien” position with respect to such Indebtedness and Liens);

(aa)    Liens on cash collateral securing obligations permitted by clause (z) of the definition of “Permitted Indebtedness” in an amount not to exceed 105% of the face value of any such letter of credit or surety bond; and

(bb)    Liens securing the obligations in respect of the TRG Credit Facility, which, for the avoidance of doubt, may be senior to the Liens securing the Obligations hereunder and the other Loan Documents.

“Permitted Refinancing Indebtedness” is defined in clause (u) of the definition of “Permitted Indebtedness”.

“Permitted Restricted Payments” means

(a)    repurchases of Equity Interests from current or former employees, officers or directors (or their estates) upon the termination, retirement or death of any such employee, officer or director, so long as no Default or Event of Default exists at the time of such repurchase and would not exist after giving effect to such repurchase; provided that the aggregate amount of all such repurchases does not exceed $150,000 in the aggregate;

(b)    each Subsidiary of the Borrower may make Restricted Payments to any Loan Party or any other Subsidiary of the Borrower (and, in the case of a Restricted Payment by a non-wholly owned Subsidiary, to the Borrower, any other Subsidiary and to each other owner of Equity Interests of such Subsidiary based on its relative ownership interests of the relevant class of Equity Interests); Restricted Payments payable solely in respect of the Qualified Equity Interests of such Loan Party or its Subsidiaries (and, in the case of such a Restricted Payment by a non-wholly owned Subsidiary, to the Borrower and any other Subsidiary and to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(c)    the Borrower and each Subsidiary may declare and make dividend payments or other Restricted Payments payable solely in Qualified Equity Interests of such Person (and, in the case of such a Restricted Payment by a non-wholly owned Subsidiary, to the Borrower and any other Subsidiary and to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(d)    the Borrower or any of its Subsidiaries (1) may repurchase Equity Interests if such Equity Interests represent a portion of the exercise price of any option or warrant upon the exercise thereof and (2) may make cash payments in lieu of issuing fractional or “odd lot” Equity Interests in connection with any Permitted Acquisition or in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower;

(e)    the conversion or exchange of any Subordinated Debt to Equity Interests (other than Disqualified Equity Interests) of the Borrower;

(f)    the Borrower or any of its Subsidiaries may make Restricted Payments in respect of working capital adjustments or purchase price adjustments pursuant to any Permitted Acquisitions or other permitted Investments;

(g)    forgiveness of Indebtedness outstanding under promissory notes owing by officers, directors or employees to any Loan Party, in an aggregate principal amount not to exceed $1,000,000;

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(h)    Restricted Payments in connection with (a) any mandatory redemptions of the Equity Interests of the Borrower (or any parent thereof) or any Subsidiary of the Borrower and (b) the exercise of any right of first refusal with respect to any employee stock transfers; and

(i)    Restricted Payments to any direct or indirect parent of the Borrower, the proceeds of which shall be used to pay any federal, state, local or foreign income Taxes, or any franchise Taxes imposed in lieu thereof, owed by any direct or indirect parent of the Borrower in respect of any consolidated, combined, unitary or similar income Tax return that includes the Borrower and any of its Subsidiaries, to the extent attributable to income of the Borrower and its Subsidiaries determined as if the Borrower and its Subsidiaries filed consolidated, combined, unitary or similar returns separately from any direct or indirect parent of the Borrower.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Pledged Debt” means all Indebtedness from time to time owned or acquired by a Loan Party, the promissory notes and other Instruments evidencing any or all of such Indebtedness, and all interest, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, other equity interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of Indebtedness and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

“Pledged Interests” means, collectively, (a) the Pledged Shares and (b) all security entitlements in any and all of the foregoing. Notwithstanding the foregoing, “Pledged Interests” expressly excludes, and the security interest granted under Section 4.1 does not attach to, Excluded Property.

“Pledged Issuer” has the meaning set forth in the definition of “Pledged Shares”.

“Pledged Shares” means (a) the shares of Equity Interests at any time and from time to time owned, held or acquired by Borrower in each Guarantor and by each Guarantor in each of its Subsidiaries (together the “Pledged Issuers” and each a “Pledged Issuer”), whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, and (b) the certificates representing such shares of Equity Interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, other equity interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other property (including, without limitation, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in any or all of such Equity Interests.

“Premium Trust Account” means any “deposit account” (as defined in the Code) established to comply with Requirements of Law that require a Person (in their capacity as a “trustee” or “fiduciary”) to separately collect and maintain insurance policyholder premiums for the benefit of third-party policyholders who paid such premiums, along with merchant payment processing accounts used exclusively for processing the receipt of such payments and which funds are periodically swept into such deposit account.

“Prepayment Premium Trigger Event” means, as applicable (a) any voluntary prepayment of all or a portion of the then-outstanding Term Loans pursuant to Section 2.2(e) (Optional Prepayment), (b) any prepayment of the then-outstanding Term Loans in full in connection with the early termination of this Agreement in accordance with its terms, including after the occurrence and during the continuation of an Event of Default, (c) any prepayment of the then-outstanding Term Loans in full pursuant to Section 2.2(d)(i) (Mandatory Prepayments; Upon Acceleration) and (d) any prepayment of all or a portion of the Term Loan pursuant to Section 9.4 in connection with (i) any foreclosure and sale of Collateral, (ii) any sale of Collateral in any proceeding under any Debtor Relief Law or (iii) any restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any proceeding under any Debtor Relief Law; provided that none of the foregoing events, if solely in connection with a Change of Control, shall constitute a Prepayment Premium Trigger Event (or result in the requirement to pay any Applicable Prepayment Premium), unless in connection with such Change of Control, the Agent (on behalf of itself and the Lenders) has consented to such Change of Control and effectively waived (expressly in writing) any prepayment required hereunder in connection with such Change of Control (and notwithstanding such consent and waiver, the Borrower shall have made a prepayment described in clauses (i)-(iv) solely in connection with such Change of Control).

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“Project Beacon Acquisition Agreement” means that certain Agreement and Plan of Merger dated as of the Fourth Amendment Effective Date (together with all annexes, exhibits and schedules attached thereto) (as amended, restated, amended and restated, supplemented or modified from time to time in accordance with the terms thereof (without giving effect to any modification or waiver thereto that is materially adverse to the Lenders (solely in their capacities as such) unless the Agent has provided prior written consent to such modification or waiver).

“Project Beacon Failure Event” means the termination of the Project Beacon Acquisition Agreement prior to the consummation of the Merger (as defined in the Project Beacon Acquisition Agreement).

“Project Rami Contingent Payments” has the meaning given to that term in Section 2.2(d)(vi) of this Agreement.

“Pro Rata Share” means with respect to all matters (including, without limitation, the indemnification obligations arising under this Agreement), the percentage obtained by dividing (i) the sum of such Lender’s unpaid principal amount of such Lender’s portion of the Term Loans, by (ii) the aggregate unpaid principal amount of the Term Loans; provided, that, prior to the termination of the Term Loan Commitments, the percentage shall be obtained by dividing (x) the sum of such Lender’s Term Loan Commitment by (y) the Term Loan Commitment Amount.

“Project Beacon Acquisition Agreement” has the meaning given to that term in the Fifth Amendment.

“Project Beacon Transactions” has the meaning given to that term in the Fifth Amendment.

“Qualified Equity Interests” means, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests.

“Register” has the meaning given to that term in Section 12.2(f) of this Agreement.

“Registered Organization” means, any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Regulated Insurance Company” means any Subsidiary of the Borrower that is authorized or admitted to carry on or transact Insurance Business in any jurisdiction and is regulated by any Applicable Insurance Regulatory Authority. As of the Effective Date, the Regulated Insurance Companies are the Underwriter, States Title Insurance Company, an Arizona corporation and States Title Insurance Company of California, a California corporation.

“Required Lenders” means Lenders whose Pro Rata Shares aggregate at least 50.1%.

“Requirements of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means any of the Chief Executive Officer, President, Chief Financial Officer, Director of Finance and Controller of a Loan Party.

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“Restricted License” means any material License of Intellectual Property with respect to which a Loan Party is the licensee that in the good faith commercial judgement of such Loan Party is material to such Loan Party’s business and in each case (a) that effectively prohibits or otherwise restricts a Loan Party from granting a security interest in such Loan Party’s interest in such License (but only to the extent not subject to Uniform Commercial Code Section 9-408), or (b) for which a default under or termination of could reasonably be expected to interfere with a Secured Party’s right to sell any material Collateral, provided that the term Restricted License will not include (i) any Licenses replacements of which are readily available to the Loan Parties, and (ii) over-the-counter and other software that is generally commercially available to the public or Persons that are effectively comparable to the Loan Parties.

“Restricted Payment” means (a) the declaration or payment of any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, together with any payment or distribution pursuant to a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (b) the making of any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Loan Party or any of its Subsidiaries or any direct or indirect parent of any Loan Party now or hereafter outstanding, (c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding or (d) the return of any Equity Interests (other than Qualified Equity Interests) to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities to any such Party as such.

“Sanctioned Country” means, at any time, a country or territory that is the subject or target of any Sanctions that broadly prohibit dealings with that country or territory (which, as of the Effective Date, include Crimea, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s Sectoral Sanctions Identification List, and any other Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, or the European Union, (b) a Person that resides in, is organized in or located in a Sanctioned Country a),, (c) any other Person with whom or with which a U.S. Person is prohibited from dealing under any of the Sanctions, or (d) any Person 50% or more owned or controlled by any Person or Persons described in clause (a) or (b).

“Sanctions” means Requirements of Law concerning or relating to economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC, the U.S. Department of State, the European Union, or other applicable sanctions authority.

“SEC” means the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Secured Party” means, Agent and each Lender.

“Secured Party Expenses” is defined in Section 12.10.

“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Securities Act” means the Securities Act of 1933, as amended.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

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“Standstill Period” means the date from and including the Fifth Amendment Effective Date to and including the earliest of (a) March 12, 2025, (b) the date that is five (5) Business Days after the “End Date” (as defined in the Project Beacon Acquisition Agreement) (as such “End Date” may be extended from time to time), (c) the date of the termination of the Project Beacon Acquisition Agreement and (d) the consummation of the Merger (as defined in the Project Beacon Acquisition Agreement) without substantially concurrent satisfaction of the Payoff Conditions (as defined in the Fifth Amendment).

“Standstill Matter” means any action or omission by any Loan Party or any other Person, the occurrence of any event or circumstance, or the failure to comply with the terms of this Agreement or any other Loan Document, in each case during the Standstill Period that would constitute a Default or Event of Default hereunder or under any other Loan Document (including, for the avoidance of doubt, a failure of any Loan Party or any other Person to comply with such Person’s (x) payment obligations under Section 2.3(a) or 2.3(c) and (y) any other obligation hereunder, the failure with which to comply results from any action or actions required to be taken by such Person to effect the Merger (as defined in the Project Beacon Acquisition Agreement) pursuant to the terms of the Project Beacon Acquisition Agreement); provided that, notwithstanding the foregoing, (a) any Event of Default under Section 8.3, 8.4(b) or 8.4(c), (b) any would-be Event of Default under Section 8.2 (solely in respect of an actual failure to comply with Sections 6.1(a) (solely with respect to the legal existence of the Borrower), 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.11 or 7.12) that (in the case of this clause (b)) is materially adverse to the interests of the Lenders in their capacities as such, taken as a whole, and such would-be Event of Default continues without such would-be Event of Default being cured or the applicable action, omission, circumstance or failure to comply (as applicable) in breach of the applicable Loan Document being reversed (or corrected) for five (5) consecutive Business Days following the earlier of (A) the date upon which the Agent delivers to the Loan Parties written notice of its intent to exercise remedies pursuant to Section 9.1 in respect thereof and (B) the date a Responsible Officer of any Loan Party has actual knowledge of the occurrence of such would-be Event of Default and (c) any would-be Event of Default under Section 8.2 (solely in respect of a failure to comply with Sections 6.2(i), 6.2(j), 6.2(o) (solely in respect of a notice of Default or Event of Default, in each case solely in respect of the sections set forth in the proviso to this definition and a notice of a Material Adverse Change), 6.3, 6.4, 6.5, 6.6 or 6.8, that (in the case of this clause (c)) is materially adverse to the interests of the Lenders in their capacities as such, taken as a whole, and such would-be Event of Default continues without such would-be Event of Default being cured or the applicable action, omission, circumstance or failure to comply (as applicable) in breach of the applicable Loan Document being reversed (or corrected) for ten (10) Business Days following the earlier of (A) the date upon which the Agent delivers to the Loan Parties written notice of its intent to exercise remedies pursuant to Section 9.1 in respect thereof and (B) the date a Responsible Officer of any Loan Party has actual knowledge of the occurrence of such would-be Event of Default, shall not constitute a Standstill Matter.

“Statutory Accounting Principles” shall mean those accounting rules and requirements promulgated by the NAIC that insurers in the United States are required to follow in preparing their financial statements filed with the NAIC.

“Statutory Annual Statement” means the annual statement filed by the Borrower in accordance with requirements of the Governmental Authority of its state of domicile and NAIC, which statement includes the financial statements of the Borrower for the year ended as of the preceding December 31st prepared and reported on the basis of statutory statements of accounting principles and procedures.

“Statement of Actuarial Opinion” means the opinion of a qualified actuary, as that term is defined in the Annual Statement Instructions, Property/Casualty of the NAIC Actuarial Opinion, as to the loss and loss adjustment reserves of a property and casualty insurer, which opinion is filed by the insurer with its Statutory Annual Statement.

“Subordinated Debt” means Indebtedness incurred by any Borrowers or its Subsidiaries that is subordinated to all of the Obligations pursuant to a subordination, intercreditor, or other similar agreement, or pursuant to ab initio subordination terms, in form and substance reasonably satisfactory to Agent and the Borrower entered into between Agent and the subordinated creditor.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

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“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign swap transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code, and (c) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Insurer Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Contract Liabilities” means the liabilities of the Loan Parties or any of their Subsidiaries under any Swap Contract as calculated on a marked-to-market basis in accordance with GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” has the meaning set forth in Section 3.3.

“Term Loan” has the meaning set forth in Section 2.2(a).

“Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make the Term Loan to the Borrower in the amount set forth in Schedule 1 hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

“Term Loan Commitment Amount” means One Hundred Fifty Million and No/100 Dollars ($150,000,000).

“Term Loan Maturity Date” means the date falling five (5) years from the Funding Date.

“Trademarks” means any trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of the Loan Parties connected with and symbolized by such trademarks.

“Treasury Regulations” means final or temporary United States Treasury regulations promulgated under the IRC.

“TRG Commitment Letter” means that certain commitment letter, dated as of the Fourth Amendment Effective Date, by and between Title Resources Group (or its affiliate) and the Borrower (as such commitment letter may be amended, restated, amended and restated, supplemented, waived or otherwise modified in a manner not materially adverse to Agent or the Lenders in their respective capacities as such).

“TRG Credit Facility” means that certain credit or loan agreement (or similar agreement) to be entered into on or after the Fourth Amendment Effective Date in accordance with the terms and conditions of the TRG Commitment Letter and otherwise on terms agreed by the Borrower and the lender referred to therein.

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“Unasserted Contingent Indemnification Claims” means contingent indemnification obligations to the extent no demand has been made with respect thereto and no claim giving rise thereto has been asserted.

“Underwriter” means Doma Title Insurance, Inc. (f/k/a North American Title Insurance Company), a California corporation.

“Underwriter Dividend” means any dividend or distribution received by a Loan Party or its Subsidiaries from the Underwriter.

“Underwriter HoldCo” has the meaning set forth in Section 6.15.

“Underwriting Expenses” means direct costs (including but not limited to business acquisition, actuarial costs, and inspections) and indirect costs (including but not limited to X fees and costs, accounting, commissions paid, legal and customer service expenses).

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“WFG Acquisition Agreement” means that certain Asset Purchase Agreement dated as of May 19, 2023 (as amended, restated, amended and restated, supplemented or modified from time to time), by and among Williston Financial Group LLC, a Delaware limited liability company, Doma Title of California, Inc., a California corporation, and Doma Corporate LLC, a Delaware limited liability company.

14.    AGENT

14.1    Appointment. Each Lender (and each subsequent holder of the Term Loan) hereby irrevocably appoints and authorizes Agent to perform the duties of Agent as set forth in this Agreement including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Term Loan outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to Agent, and to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement; provided that Agent shall not have any liability to the Lenders for Agent’s inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Term Loan, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by Agent of the rights and remedies specifically authorized to be exercised by Agent by the terms of this Agreement or any other Loan Document; (vi) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; and (vii) subject to Section 14.3 of this Agreement, to take such action as Agent deems appropriate on its behalf to manage the Term Loan incurred on the Effective Date, to administer the Loan Documents and to exercise such other powers delegated to Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Term Loan), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Lenders; provided, however, that Agent shall not be required to take any action which, in the reasonable opinion of Agent, exposes Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

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14.2    Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Term Loan hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Effective Date or at any time or times thereafter; provided that, upon the reasonable request of a Lender, Agent shall provide to such Lender any documents or reports delivered to Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If Agent seeks the consent or approval of the Lenders to the taking or refraining from taking any action hereunder, Agent shall send notice thereof to each Lender.

14.3    Rights, Exculpation, Etc. Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, Agent (i) may treat the payee of the Term Loan as the owner thereof until Agent receives written notice of the assignment or transfer thereof, pursuant to Section 12.2 hereof, signed by such payee and in form satisfactory to Agent; (ii) may consult with legal counsel (including, without limitation, counsel to Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. Agent shall not be liable for any apportionment or distribution of payments made in good faith pursuant to this Agreement, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until it shall have received such instructions from the Lenders.

14.4    Reliance. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

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14.5    Indemnification. To the extent that Agent is not reimbursed and indemnified by any Loan Party, the Lenders will reimburse and indemnify Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender’s Pro Rata Share; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from Agent’s gross negligence or willful misconduct. The obligations of the Lenders under this section shall survive the payment in full of the Term Loan any other Obligation under this Agreement, and the cancellation of this Agreement.

14.6    Agent Individually. With respect to its Pro Rata Share of the Term Loan Commitment hereunder and the Term Loan made by it, Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The term “Lenders” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender (as applicable). Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party or any of its Subsidiaries as if it were not acting as Agent pursuant hereto without any duty to account to the other Lenders.

14.7    Collateral Matters. The Lenders hereby irrevocably authorize and direct the Agent to release any Lien granted to or held by Agent upon any Collateral (i) upon cancellation of this Agreement and indefeasible payment and satisfaction of the Term Loan and all other Obligations which have matured and which Agent has been notified in writing are then due and payable, (ii) upon the sale, transfer or other disposition of such Collateral in a manner permitted under the Loan Documents and/or (iii) upon such asset becoming Excluded Property. Upon request by Agent at any time, the Lenders will confirm in writing Agent’s authority to release particular types or items of Collateral pursuant to this section. Notwithstanding anything in Section 12.7 to the contrary, (a) any Guarantor shall automatically be released from its obligations hereunder (and its Guaranty and any Liens on its property constituting Collateral shall be automatically released) (i) upon the consummation of any permitted transaction or series of related transactions or the occurrence of any other permitted event or circumstance if as a result thereof such Guarantor ceases to be a Subsidiary (included by merger or dissolution) or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions or other event or circumstance permitted hereunder; or (ii) upon the earlier to occur of (x) the Termination Date and (y) the Term Loan Maturity Date and/or (b) any Guarantor that qualifies as an “Excluded Subsidiary” shall be released from its obligations hereunder (and its Guaranty and any Liens on its property constituting Collateral shall be automatically released) by the Agent promptly following the request therefor by the Borrower. In connection with any such release, the Administrative Agent shall promptly execute and deliver to the relevant Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence termination or release. Any execution and delivery of any document pursuant to the preceding sentence of this Section 14.7 shall be without recourse to or warranty by the Agent (other than as to the Agent’s authority to execute and deliver such documents). The Lenders hereby irrevocably authorize and direct the Agent to enter into the Hudson/TRG Subordination Agreement and any intercreditor agreement as contemplated by clause (z) of the definition of “Permitted Liens”.

14.8    Agency for Perfection. Each Lender hereby appoints Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of Agent and the Lenders as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver such Collateral to Agent or in accordance with Agent’s instructions. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

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14.9    No Reliance on Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other requirements imposed by the USA PATRIOT Act or the regulations issued thereunder, including the regulations set forth in 31 C.F.R. §§ 1010.100(yy), (iii), 1020.100, and 1020.220 (formerly 31 C.F.R. § 103.121), as hereafter amended or replaced (“CIP Regulations”), or any other anti-terrorism Laws, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or other regulations issued under the USA PATRIOT Act. Each Lender, Affiliate, participant or assignee subject to Section 326 of the USA PATRIOT Act will perform the measures necessary to satisfy its own responsibilities under the CIP Regulations.

14.10    No Third Party Beneficiaries. The provisions of this Article are solely for the benefit of the Secured Parties, and no Loan Party or any of its Subsidiaries shall have rights as a third-party beneficiary of any of such provisions.

14.11    No Fiduciary Relationship. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

14.12    Reports; Confidentiality; Disclaimers. By becoming a party to this Agreement, each Lender:

(a)    is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report with respect to Borrower or any of its Subsidiaries (each, a “Report”) prepared by or at the request of Agent, and each Agent shall so furnish each Lender with each such Report,

(b)    expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Reports, and (ii) shall not be liable for any information contained in any Reports,

(c)    expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and its Subsidiaries and will rely significantly upon Borrower and its Subsidiaries’ books and records, as well as on representations of their personnel,

(d)    agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 12.9, and

(e)    without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrower, and (ii) to pay and protect, and indemnify, defend and hold Agent and any other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

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14.13    Collateral Custodian. Upon the occurrence and during the continuance of any Default or Event of Default, Agent or its designee may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by Agent or its designee who shall have full authority to do all acts necessary to protect Agent’s and the Lenders’ interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries and Affiliates to, cooperate with any such custodian and to do whatever Agent or its designee may reasonably request to preserve the Collateral. All costs and expenses incurred by Agent or its designee by reason of the employment of the custodian shall be the responsibility of the Borrowers and shall be Obligations. This Section 14.13 shall be subject in all respects to the Hudson/TRG Subordination Agreement.

14.14    Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder and under the other Loan Documents) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Secured Parties, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due to Agent hereunder and under the other Loan Documents.

15.    GUARANTY

15.1    Guaranty. Each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Borrower, whether or not a claim for post-filing interest is allowed in such Insolvency Proceeding) fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrower, being the “Guaranteed Obligations”), and agrees to pay any and all reasonable out-of-pocket expenses incurred by the Secured Parties in enforcing any rights under the guaranty set forth in this Section 15 within ten days of written demand. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Secured Parties under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Borrower. In no event shall the obligation of any Guarantor hereunder exceed the maximum amount such Guarantor could guarantee under any Debtor Relief Law.

15.2    Guaranty Absolute. Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. Each Guarantor agrees that this Section 15 constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by Agent or any Lender to any Collateral. The obligations of each Guarantor under this Section 15 are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor under this Section 15 shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

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(a)    any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

(c)    any taking, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d)    the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including, without limitation, any Secured Party;

(e)    any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or

(f)    any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Secured Parties that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety (other than the cash payment in full of the Guaranteed Obligations (other than Contingent Obligations) and all other amounts payable under this Section 15).

This Section 15 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Secured Parties or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

15.3    Waiver. Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Section 15.3 and any requirement that the Secured Parties exhaust any right or take any action against any Loan Party or any other Person or any Collateral, (iii) any right to compel or direct any Secured Party to seek payment or recovery of any amounts owed under this Section 15.3 from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that any Secured Party protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, and (v) any other defense available to any Guarantor (other than the cash payment in full of the Guaranteed Obligations (other than Contingent Obligations) and all other amounts payable under this Section 15). Each Guarantor agrees that the Secured Parties shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 15.3 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Section 15.3, and acknowledges that this Section 15.3 is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

15.4    Continuing Guaranty; Assignments. This Section 15.4 is a continuing guaranty and shall (a) remain in full force and effect until the cash payment in full of the Guaranteed Obligations (other than Contingent Obligations) and all other amounts payable under this Section 15 after the termination of this Agreement and the other Loan Documents, (b) be binding upon each Guarantor, its successors and assigns (unless any such Guarantor has been released from its obligations hereunder pursuant to Section 14.7) and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors and permitted pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Term Loan Commitment owing to it) to any Eligible Assignee, and such Eligible Assignee shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.2.

C-I-83

15.5    Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Section 15, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Secured Parties against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations (other than Contingent Obligations) and all other amounts payable under this Section 15 shall have been paid in full in cash after the termination of this Agreement and the other Loan Documents. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligations (other than Contingent Obligations) and all other amounts payable under this Section 15, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Section 15 after the termination of this Agreement and the other Loan Documents, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Section 15 thereafter arising. If (a) any Guarantor shall make payment to the Secured Parties of all or any part of the Guaranteed Obligations, and (b) all of the Guaranteed Obligations and all other amounts payable under this Section 15 shall be paid in full in cash after the termination of this Agreement and the other Loan Documents, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

15.6    Waivers. All waivers made by each party hereunder that is a Guarantor are made solely by such party in its respective capacity hereunder as a Guarantor and not in any other capacity under any Loan Documents.

15.7    HUDSON/TRG SUBORDINATION AGREEMENT.

(a)    UPON THE EXECUTION AND DELIVERY OF THE HUDSON/TRG SUBORDINATION AGREEMENT, THIS AGREEMENT AND THE INDEBTEDNESS EVIDENCED HEREBY AND THE LIENS CREATED HEREUNDER OR OTHERWISE SECURING THE OBLIGATIONS, SHALL IN EACH CASE BE SUBORDINATE, IN THE MANNER AND TO THE EXTENT SET FORTH IN THE HUDSON/TRG SUBORDINATION AGREEMENT, TO THE TRG CREDIT FACILITY; EACH LENDER SHALL BE BOUND BY THE PROVISIONS OF THE HUDSON/TRG SUBORDINATION AGREEMENT; AND IN THE EVENT OF ANY CONFLICT BETWEEN THIS AGREEMENT AND THE HUDSON/TRG SUBORDINATION AGREEMENT, THE HUDSON/TRG SUBORDINATION AGREEMENT SHALL GOVERN AND CONTROL.

(b)    NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO THE CONTRARY, UNTIL ALL OF THE OBLIGATIONS IN RESPECT OF THE TRG CREDIT FACILITY ARE PAID IN FULL IN CASH AND ALL OF THE COMMITMENTS IN RESPECT THEREOF ARE TERMINATED, TO THE EXTENT ANY GRANTOR IS REQUIRED TO DELIVER AND/OR PROVIDE CONTROL OVER ANY COLLATERAL TO AGENT (OR TAKE ACTION OR PROVIDE ANY DELIVERABLE THAT CAN ONLY BE PROVIDED TO A SINGLE AGENT), SUCH LOAN PARTY’S OBLIGATIONS HEREUNDER WITH RESPECT TO SUCH DELIVERY OR CONTROL (OR SIMILAR ACTION OR DELIVERABLE) SHALL BE DEEMED SATISFIED BY THE DELIVERY OF AND/OR PROVISION OF CONTROL OVER SUCH COLLATERAL TO THE AGENT IN RESPECT OF THE TRG CREDIT FACILITY, ACTING AS GRATUITOUS BAILEE ON BEHALF OF AGENT PURSUANT TO THE HUDSON/TRG SUBORDINATION AGREEMENT.

C-I-84

(c)    Concurrently with the effectiveness of the TRG Credit Facility, Agent agrees that it shall, and each of the Lenders hereby directs Agent to, enter into the Hudson/TRG Subordination Agreement. Each Secured Party hereby (a) consents to the subordination of its right to payment of the Obligations, and the subordination of the Liens on the Collateral securing the Obligations, on the terms to be set forth in (and, upon its execution, actually set forth in) the Hudson/TRG Subordination Agreement, (b) agrees that it will be bound by, and will not take any action contrary to, the provisions of the Hudson/TRG Subordination Agreement and (c) consents to the terms and conditions of the TRG Credit Facility (and the execution and performance thereof) as described in the TRG Commitment Letter. Each of the parties hereto (on behalf of itself and any of its current and/or future successors, assigns and/or participants) agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Section 15.7(c) were not timely performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated hereby). It is accordingly agreed that the parties shall be entitled, in addition to any other remedy to which any party is entitled at law or in equity, to an injunction or injunctions, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Section 15.7(c) and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise.

[Signature pages follow]

C-I-85

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date hereof set forth above.

BORROWER:

DOMA HOLDINGS, INC.

By: _________________________________________

Name:

Title:

[Signature Page to Loan and Security Agreement]

C-I-86

GUARANTORS:

[__________________]

By: _________________________________________

Name:

Title:

[Signature Page to Loan and Security Agreement]

C-I-87

AGENT:

HUDSON STRUCTURED CAPITAL MANAGEMENT LTD.

By: _________________________________________

Name:

Title:

LENDERS:

[_______________________]

By: _________________________________________

Name:

Title:

[_______________________]

By: _________________________________________

Name:

Title:

[Signature Page to Loan and Security Agreement]

C-I-88

SCHEDULE 1

Term Loan Commitments

Lender	Term Loan Commitment Amount
HSCM Bermuda Fund Ltd.	$113,987,528.00
HS Santanoni LP	$19,994,990.00
HS Opalescent LP	$16,017,482.00
TOTAL:	$150,000,000.00

C-I-89

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE

Hudson Structured Capital Management Ltd.,

as Agent under the Credit Agreement referred to below

Attn:

Reference is made to that certain Loan and Security Agreement, dated as of December 31, 2020 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Doma Holdings, Inc., a Delaware corporation (“Borrower”), each Person named as a Guarantor on the signature pages hereto, the lenders from time to time party thereto (collectively, the “Lenders”) and Hudson Structured Capital Management Ltd., a Bermuda limited company, as agent for the Lenders. Capitalized terms used in this Compliance Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.

Pursuant to the terms of the Credit Agreement, the undersigned Responsible Officer of Borrower hereby certifies, in his capacity as an Responsible Officer and not in his individual capacity, that:

1.	Attached hereto as Annex A are calculations showing compliance with the financial covenants set forth in Section 7.13 of the Credit Agreement.

2.

The financial information provided pursuant to Section 6.2(b) of the Credit Agreement presents fairly in accordance with GAAP (subject to normal year-end and audit adjustments and the absence of footnotes) the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries, on a consolidated basis, as at the end of such fiscal quarter and for that portion of the Fiscal Year then ended.

3.

Any other information presented herein is true, correct and complete in all material respects and there has been no Default or Event of Default in existence as of the date hereof or, if a Default or Event of Default has occurred and is continuing, the nature thereof and all efforts undertaken to cure such Default or Event of Default are described on Annex B attached hereto.

[signature page follows]

C-I-90

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned as of the date first written above.

Name:         ________________________
Title:         ________________________

C-I-91

ANNEX A

[see attached]

C-I-92

ANNEX B

[see attached]

C-I-93

EXHIBIT B

FORM OF NOTICE OF BORROWING

[LETTERHEAD OF THE BORROWER]

___________ __, 2020

Hudson Structured Capital Management Ltd.,

as Agent under the Credit Agreement referred to below

Attn:

The undersigned (i) refers to the Loan and Security Agreement, dated as of December 31, 2020 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Doma Holdings, Inc., a Delaware corporation (“Borrower”), each Person named as a Guarantor on the signature pages hereto, the lenders from time to time party thereto (collectively, the “Lenders”) and Hudson Structured Capital Management Ltd., a Bermuda limited company, as agent for the Lenders and (ii) hereby gives you notice pursuant to Section 3.5 of the Credit Agreement that the undersigned hereby requests the Term Loan under the Credit Agreement (the “Proposed Loan”), and in connection therewith, sets forth below the information relating to such Proposed Loan as required by Section 3.5 of the Credit Agreement. All capitalized terms used but not defined herein have the same meanings herein as set forth in the Credit Agreement.

a.	The amount of the Proposed Term Loan is $________________.

b.	The borrowing date of the Proposed Loan is ___________.[1]

c.

 The Agent and the Lenders are hereby irrevocably authorized and instructed by the Loan Parties and hereby agree, to disburse the Proposed Loan in accordance with the wire transfer instructions set forth on Exhibit A attached hereto. The Loan Parties hereby acknowledge that the Agent shall disburse the Proposed Loan strictly on the basis of the information set forth on Exhibit A even if such information is incorrect. In the event that any such information is incorrect, each Loan Party hereby agrees that it shall be fully liable for any and all losses, costs and expenses arising therefrom. The Borrower acknowledges and agrees that the disbursements made directly to other parties are for administrative convenience and the legal effect thereof is the same as if the proceeds of the Proposed Loan were transferred directly to the Borrower.

[signature page follows]

1 Must be a Business Day.

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IN WITNESS WHEREOF, this Notice of Borrowing is executed by the undersigned as of the date first written above.

DOMA HOLDINGS, INC.

By:
Name: Title:

C-I-95

[EXHIBIT A

WIRING INSTRUCTIONS]

Payee	Wiring Instructions
__________________	Bank: [City/State] ABA # Account # Ref:

C-I-96

EXHIBIT C

FORM OF COUNTERPART AGREEMENT

See attached.

C-I-97

EXHIBIT D

FORM OF WARRANT

See attached.

C-I-98

ANNEX G

SENIOR LOAN AND SECURITY AGREEMENT,

STATES TITLE HOLDING, INC., A DELAWARE CORPORATION,

THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

ALTER DOMUS (US) LLC, AS AGENT

and

THE LENDERS FROM TIME TO TIME PARTY HERETO

Dated as of April 30, 2024

C-I-99

1.	ACCOUNTING AND OTHER TERMS		1
2.	LOAN AND TERMS OF PAYMENT		2
	2.1	Promise to Pay	2
	2.2	Term Loans	2
	2.3	Payment of Interest on the Term Loans	6
	2.4	Fees	7
	2.5	Payments; Application of Payments	9
	2.6	Withholding	9
	2.7	Mitigation Obligations; Replacement of Lender	11
	2.8	Illegality	12
	2.9	Inability to Determine Rates; Benchmark Replacement	12
3.	CONDITIONS OF LOANS		14
	3.1	Conditions Precedent to the Effectiveness of this Agreement	15
	3.2	Conditions Precedent to the Making of Each Term Loan	15
	3.3	Termination Date	16
4.	CREATION OF SECURITY INTEREST		16
	4.1	Pledge	16
	4.2	Grant of Security Interest	16
	4.3	Authorization to File Financing Statements	17
	4.4	Voting	17
	4.5	Powers of Agent; Limitation of Liability	17
	4.6	Certain Covenants as to the Collateral	18
	4.7	Remedies	19
	4.8	Sale Process	19
	4.9	Termination	20
5.	REPRESENTATIONS AND WARRANTIES		20
	5.1	Due Organization; Power and Authority	20
	5.2	Authorization; No Conflicts; Enforceability	20
	5.3	Collateral	21
	5.4	Litigation	21
	5.5	Financial Statements; Financial Condition	21
	5.6	Solvency	21
	5.7	Regulatory Compliance	21
	5.8	Capitalization; Subsidiaries; Investments	22
	5.9	Tax Returns and Payments; Pension Contributions	22
	5.10	Use of Proceeds	22
	5.11	Full Disclosure	22
	5.12	Employee and Labor Matters	22
	5.13	Insurance Licenses	23
	5.14	Insurance	23
	5.15	Sanctions; Anti-Corruption and Anti-Money Laundering Laws	23
	5.16	Anti-Bribery and Corruption	23
	5.17	Ownership of Properties	23
	5.18	Environmental Matters	23
6.	AFFIRMATIVE COVENANTS		24
	6.1	Government Compliance	24
	6.2	Financial Statements, Reports, Certificates	24
	6.3	Taxes; Pensions	27
	6.4	Insurance	27
	6.5	Operating Accounts	27
	6.6	Protection of Intellectual Property Rights	28

C-I-100

	6.7	Environmental Matters	28
	6.8	Books and Records	28
	6.9	Formation or Acquisition of Subsidiaries	29
	6.10	Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions	29
	6.11	Lender Meetings	29
	6.12	Use of Proceeds	29
	6.13	Further Assurances	29
	6.14	Post-Closing	30
	6.15	Underwriter	30
7.	NEGATIVE COVENANTS		30
	7.1	Dispositions	30
	7.2	Changes in Business, Management, Control, or Business Locations	31
	7.3	Mergers	31
	7.4	Indebtedness	31
	7.5	Encumbrances	31
	7.6	Distributions; Investments	32
	7.7	Transactions with Affiliates	32
	7.8	Subordinated Debt	33
	7.9	Compliance	33
	7.10	Prepayments, Etc. of Certain Debt	33
	7.11	Modifications of Indebtedness, Operating Documents, Certain Other Agreements and Fiscal Year	33
	7.12	Sanctioned Persons; Anti-Corruption Laws; Anti-Money Laundering Laws	33
	7.13	Financial Covenants	34
	7.14	Regulated Insurance Companies	34
8.	EVENTS OF DEFAULT		35
	8.1	Payment Default	35
	8.2	Covenant Default	35
	8.3	Attachment; Levy; Restraint on Business	35
	8.4	Insolvency	35
	8.5	Other Agreements	35
	8.6	Judgments; Penalties	36
	8.7	Misrepresentations	36
	8.8	Subordinated Debt	36
	8.9	Governmental Approvals	36
	8.10	Validity; Liens	36
	8.11	Board Composition	36
9.	RIGHTS AND REMEDIES		36
	9.1	Rights and Remedies	36
	9.2	Power of Attorney	37
	9.3	Protective Payments	38
	9.4	Application of Payments and Proceeds Upon Default	38
	9.5	Agent’s Liability for Collateral	38
	9.6	No Waiver; Remedies Cumulative	38
	9.7	Demand Waiver	39
	9.8	Loan Party Agent	39
10.	NOTICES		39
11.	CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE		40
12.	GENERAL PROVISIONS		40
	12.1	Termination Prior to Maturity; Survival	40
	12.2	Successors and Assigns	40
	12.3	Indemnification	42
	12.4	Time of Essence	43

C-I-101

	12.5	Severability of Provisions	43
	12.6	Correction of Loan Documents	43
	12.7	Amendments in Writing; Waiver; Integration	43
	12.8	Counterparts	44
	12.9	Confidentiality	44
	12.10	Fees, Costs and Expenses	44
	12.11	Electronic Execution of Documents	45
	12.12	Captions	45
	12.13	Construction of Agreement	45
	12.14	Relationship	45
	12.15	USA PATRIOT Act	45
	12.16	Third Parties	45
	12.17	Original Issue Discount Legend	45
	12.18	Project Beacon Transactions	46
13.	DEFINITIONS		46
	13.1	Definitions	46
14.	AGENT		77
	14.1	Appointment	77
	14.2	Nature of Duties	77
	14.3	Rights, Exculpation, Etc	78
	14.4	Reliance	79
	14.5	Indemnification	79
	14.6	Agent Individually	80
	14.7	Collateral Matters	80
	14.8	Agency for Perfection	80
	14.9	No Reliance on Agent’s Customer Identification Program	80
	14.10	No Third Party Beneficiaries	81
	14.11	No Fiduciary Relationship	81
	14.12	Reports; Confidentiality; Disclaimers	81
	14.13	Collateral Custodian	81
	14.14	Agent May File Proofs of Claim	81
	14.15	Erroneous Payments	82
	14.16	Successor Agent	84
15.	GUARANTY		84
	15.1	Guaranty	84
	15.2	Guaranty Absolute	84
	15.3	Waiver	85
	15.4	Continuing Guaranty; Assignments	85
	15.5	Subrogation	86
	15.6	Waivers	86

C-I-102

Exhibits

●	Exhibit A – Form of Compliance Certificate
●	Exhibit B – Form of Notice of Borrowing
●	Exhibit C – Form of Counterpart Agreement
●	Exhibit D – Form of Continuation Notice
●	Exhibit E – Form of Assignment and Acceptance

Schedules

●	Schedule 1 – Tranche A Term Loan Commitments and Tranche B Term Loan Commitments
●	Schedule 6.2(g) – Excluded Subsidiaries
●	Schedule 7.7 – Permitted Transactions with Affiliates
●	Schedule 13.1(a) – Permitted Indebtedness
●	Schedule 13.1(b) – Permitted Investments
●	Schedule 13.1(c) – Permitted Liens

C-I-103

SENIOR LOAN AND SECURITY AGREEMENT

THIS SENIOR LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of April 30, 2024 among States Title Holding, Inc. (formerly known as Doma Holdings, Inc.), a Delaware corporation (the “Borrower”), each Person named as a Guarantor on the signature pages hereto, the lenders from time to time party hereto (each, a “Lender” and collectively, the “Lenders”) and Alter Domus (US) LLC (“Alter Domus”), as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities, together with its successors and assigns in such capacities, “Agent”).

WHEREAS, the Borrower has asked the Lenders to extend credit to the Borrower consisting of a senior secured delayed draw term loan facility in an aggregate principal amount of up to $22,500,000.  The proceeds of each term loan shall be used as described in Section 6.12 hereunder.  The Lenders are severally, and not jointly, willing to extend such credit to the Borrower subject to the terms and conditions hereinafter set forth.

1.          ACCOUNTING AND OTHER TERMS

(a)    Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations with respect to financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement, to the extent GAAP is applicable, must be made following GAAP (except as otherwise set forth herein). Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other capitalized terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

(b)    For purposes of the Loan Documents, whenever a representation or warranty is made to a Loan Party’s knowledge or awareness or the “best of” a Loan Party’s knowledge or awareness, it will be deemed to mean the actual knowledge, after reasonable inquiry, of such Loan Party.

(c)    If any changes in accounting principles or practices from GAAP required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions) results in a change in calculation of financial covenants, standards or terms (including all applicable covenants, representations and warranties) in any Loan Document, the parties hereto agree that as soon as reasonably practicable after the date of such change they will enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating financial and other covenants, financial condition and performance will be the same after such changes as they were before such changes. For the avoidance of doubt, until the Agreement is amended or otherwise agreed, the Loan Parties shall continue to provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms (including all applicable covenants, representations and warranties) in the Loan Documents in accordance with GAAP as in effect immediately prior to such changes. Notwithstanding any other provision contained herein, to the extent that any change in GAAP after December 1, 2017 results in leases which are, or would have been, classified as operating leases under GAAP as of such date being classified as a Capital Lease under as revised GAAP, such change in classification of leases from operating leases to Capital Leases shall be ignored for purposes of this Agreement.

(d)    Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, in each case, except as expressly set forth in this Agreement, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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2.          LOAN AND TERMS OF PAYMENT

2.1    Promise to Pay. The Borrower hereby unconditionally promises to pay Agent and the Lenders, the outstanding principal amount of each Term Loan and all other Obligations including all accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.2    Term Loans.

a. Availability.  Subject to the terms and conditions of this Agreement, (i) the Lenders agree to make term loans to the Borrower from time to time during the Tranche A Availability Period in up to three (3) drawings in an aggregate initial principal amount for all such term loans not to exceed the Tranche A Term Loan Commitment Amount (and in an aggregate initial principal amount for all such term loans made by any Lender not to exceed the Tranche A Term Loan Commitment of such Lender) (each, a “Tranche A Term Loan”) and (ii) the Lenders agree to make term loans to the Borrower during the Tranche B Availability Period in up to one (1) drawing in an aggregate initial principal amount for all such term loans not to exceed the Tranche B Term Loan Commitment Amount (and in an aggregate initial principal amount for all such term loans made by any Lender not to exceed the Tranche B Term Loan Commitment of such Lender) (each, a “Tranche B Term Loan”).  The aggregate principal amount of the Tranche A Term Loans may not exceed the Tranche A Term Loan Commitment Amount and the aggregate principal amount of the Tranche B Term Loans may not exceed the Tranche B Term Loan Commitment Amount, in each case, other than as a result of Capitalized Interest.  The Borrower shall give Agent and Lenders prompt written notice of any reduction in the Tranche A Term Loan Commitment Amount or Tranche B Term Loan Commitment Amount as a result of the receipt of any Net Cash Proceeds of any distributions received from any Regulated Insurance Company after the date of this Agreement, which notice shall specify the aggregate amount (giving effect to the following proviso) and date of such reduction; provided that notwithstanding any provision of any Loan Document to the contrary, in no event shall any Term Loan Commitment be reduced as a result of the receipt of any such Net Cash Proceeds to the extent such Net Cash Proceeds are utilized (or will be utilized within the applicable time period set forth herein) to prepay (or otherwise pay) any Term Loans or any other amounts payable to the Lenders hereunder (including interest, fees, premiums (including any Applicable Prepayment Premium) and expenses) (it being understood and agreed that such commitment reduction shall only apply with respect to any such remaining Net Cash Proceeds after giving effect to any such payment or prepayment).  Agent shall (and is hereby authorized to) conclusively rely on any such written notice from the Borrower in effecting any reduction in the Tranche A Term Loan Commitment Amount or Tranche B Term Loan Commitment Amount. The obligation of the Lenders to make Term Loans under this Agreement shall be several and not joint and several.  After repayment or prepayment, the Term Loans may not be reborrowed.

(b)    Borrowing and Continuation; Termination of Commitments.

(i)    Borrowing and Continuation of Term Loans.

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(A)    The Borrower shall give written notice to Agent of each proposed borrowing of a Term Loan not later than 11:00 a.m. New York City time at least three (3) Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by Agent, shall be irrevocable and shall specify, in the form of a notice of borrowing substantially in the form attached as Exhibit B hereto (a “Notice of Borrowing”), the date, type (i.e., Tranche A Term Loan or Tranche B Term Loan) and aggregate initial principal amount of such borrowing, the initial Interest Period applicable to such borrowing, and the wiring information of the Borrower’s account to which funds are to be disbursed. Promptly upon receipt of such notice, Agent shall advise each Lender with a Tranche A Term Loan Commitment, if the Borrower has requested a Tranche A Term Loan, or a Tranche B Term Loan Commitment, if the Borrower has requested a Tranche B Term Loan, as applicable, thereof in writing (via facsimile, electronic mail or Syndtrak (or any similar service)). Not later than 1:00 p.m. New York City time on the date of a proposed borrowing of a Term Loan, each Lender with a Tranche A Term Loan Commitment, if the Borrower has requested a Tranche A Term Loan, or a Tranche B Term Loan Commitment, if the Borrower has requested a Tranche B Term Loan, as applicable, shall provide Agent at the account specified by Agent with immediately available funds covering such Lender’s applicable Pro Rata Share of such borrowing and, so long as Agent has not received written notice that the conditions precedent set forth in Section 3.2 with respect to such borrowing have not been satisfied, Agent shall pay over the funds received by Agent to the Borrower on the requested borrowing date (for the avoidance of doubt, and without limiting the obligation of any Lender hereunder, in each case to the extent of such funds so received). The failure of any Lender to fund its Pro Rata Share of a Term Loan (or its ratable share of any other payment) required hereunder shall not relieve any other Lender of its obligation to fund its Pro Rata Share of such Term Loan (or its ratable share of such other payment), but neither any other Lender nor Agent shall be responsible for the failure of any Lender to fund its Pro Rata Share of any Term Loan (or its ratable share of any other payment) required hereunder. Each such borrowing shall be on a Business Day. Each borrowing of a Tranche A Term Loan shall be in an aggregate amount of at least $5,000,000 and an integral multiple of $1,000,000 in excess thereof.

(B)    Each borrowing of Term Loans shall be a borrowing of Term SOFR Loans. If no Interest Period is specified with respect to any requested borrowing, then the Borrower shall be deemed to have selected an Interest Period of three (3) months.

(ii)    Termination of Term Loan Commitments. Any unfunded Tranche A Term Loan Commitments shall terminate at 5:00 p.m. New York City time on the last day of the Tranche A Availability Period and any unfunded Tranche B Term Loan Commitments shall terminate at 5:00 p.m. New York City time on the last day of the Tranche B Availability Period.

(c)    Repayment; Evidence of Debt.

(i)    Payment of Principal and Interest at Maturity. All unpaid principal, accrued and unpaid interest and fees and prepayment premiums (including the Applicable Prepayment Premium, if applicable) in respect of (x) each Tranche A Term Loan shall be due and payable in full on the applicable Tranche A Term Loan Maturity Date or, if earlier, on the date on which the Obligations are declared due and payable pursuant to the terms of this Agreement, and (y) each Tranche B Term Loan shall be due and payable in full on the Tranche B Term Loan Maturity Date or, if earlier, on the date on which the Obligations are declared due and payable pursuant to the terms of this Agreement. To the extent not previously paid in accordance with the terms of the Loan Documents, all other unpaid Obligations (including unpaid expenses) shall be due and payable in full on the Applicable Maturity Date or, if earlier, on the date on which the Obligations are declared due and payable pursuant to the terms of this Agreement.

(ii)    Prepayment Premium. Upon the occurrence of any applicable Prepayment Premium Trigger Event, the Applicable Prepayment Premium shall be due and payable in accordance with Section 2.4(c).

(iii)    Promissory Note. Any Lender may request that any Term Loan made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note with respect to such Term Loan payable to such Lender and its registered assigns in a form furnished by Lender. Thereafter, any such Term Loan evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.2) be represented by one or more promissory notes in such form payable to the payee named therein.

(d)    Mandatory Prepayments. In each case, subject to the provisions of Section 2.2(d)(x)(B),

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(i)    Upon Acceleration. If any Term Loan is accelerated upon the occurrence or during the continuance of an Event of Default (including any automatic acceleration of such Term Loan upon the occurrence of an Event of Default described in Section 8.4), the Borrower shall immediately pay to the Lenders an amount equal to the sum of (A) all accrued and unpaid interest with respect to such Term Loan through the date on which the prepayment is made, plus (B) all outstanding principal with respect to such Term Loan, plus (C) the amount of the Applicable Prepayment Premium, if applicable, plus (D) all other sums, if any, that shall have become due and payable hereunder in connection with such Term Loan.

(ii)    Dispositions. Within five Business Days following the receipt by the Borrower or any of its Subsidiaries (other than any Regulated Insurance Company) of any Net Cash Proceeds in connection with any Dispositions (other than as permitted by Section 7.1(a) through (j) and (l) through (q)) in excess of $750,000 in any Fiscal Year, the Borrower shall prepay the outstanding principal amount of the Term Loans in accordance with the terms hereof in an amount equal to 100% of such excess Net Cash Proceeds received by such Person in consideration of such Dispositions, except as otherwise agreed by Agent (acting at the direction of the Required Lenders).

(iii)    Incurrence of Debt or Equity. Within five Business Days of (A) any issuance or incurrence by any Loan Party or any of its Subsidiaries (other than any Regulated Insurance Company) of any Indebtedness (other than Permitted Indebtedness) or (B) any Equity Issuance, the Borrower shall prepay the outstanding principal amount of the Term Loans in accordance with the terms hereof in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith.

(iv)    Extraordinary Receipts. Within five Business Days of receipt by any Loan Party or any of its Subsidiaries (other than any Regulated Insurance Company) of any Extraordinary Receipts, the Borrower shall prepay the outstanding principal amount of the Term Loans in accordance with the terms hereof in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith; provided that, so long as no Event of Default shall have occurred and be continuing at the time of receipt of such Net Cash Proceeds, the Borrower and its Subsidiaries shall have the option in lieu of making such prepayment to invest or reinvest such Net Cash Proceeds within 365 days of receipt thereof in assets of the general type used in the business of the Borrower or any of its Subsidiaries.

(v)    Excess Cash Flow. On the fifth Business Day following the first full calendar month to occur after the occurrence of a Project Beacon Failure Event and the fifth Business Day of each calendar month thereafter, the Borrower shall prepay the outstanding principal amount of the Term Loans in accordance with the terms hereof in an amount equal to 100% of the unrestricted cash and Cash Equivalents of the Loan Parties and their respective Subsidiaries (other than amounts held by any Regulated Insurance Company) (provided that any cash or Cash Equivalents that are subject to a Control Agreement in favor of Agent and/or Hudson Agent or otherwise restricted in favor of Agent and/or Hudson Agent shall be deemed “unrestricted” for this purpose) in excess of $7,500,000 as of the last Business Day of the immediately preceding calendar month; provided that notwithstanding the foregoing, in no event shall any prepayment be required pursuant to this Section 2.2(d)(v) in any calendar month beginning prior to October 1, 2025 if on or prior to the fifth Business Day of such calendar month, Agent shall have received from Borrower an analysis (prepared by the Borrower in consultation with an Approved Auditor) demonstrating that such prepayment would reasonably be expected to result in a breach of Section 6.2(c) or otherwise result in a “going concern” qualification or explanatory paragraph (or similar matter) in respect of any financial statements delivered or to be delivered hereunder and/or required to be filed with the SEC (including financial statements or public filings of any Parent Company).

(vi)    [Reserved].

(vii)    Change of Control. Unless otherwise waived by any Lender (in its sole discretion and solely with respect to its Term Loans), within five Business Days of a Change of Control, the Borrower shall pay (A) all accrued and unpaid interest with respect to the Term Loans through the date the prepayment is made, plus (B) all outstanding principal with respect to the Term Loans, plus (C) all other sums, if any, that shall have become due and payable hereunder in connection with the Term Loans.

i. Distributions from Regulated Insurance Companies.  Unless otherwise waived by any Lender (in its sole discretion and solely with respect to its Term Loans), within five Business Days of receipt by any Loan Party or any of its Subsidiaries (other than any Regulated Insurance Company or any Subsidiary thereof) of Net Cash Proceeds of any distributions from any Regulated Insurance Company after the date of this Agreement, the Borrower shall prepay the outstanding principal amount of the Term Loans in accordance with the terms hereof in an amount equal to 100% of such excess Net Cash Proceeds (or, if less, the outstanding principal amount of the Term Loans).

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(ix)    Notice of Mandatory Prepayment. The Borrower shall notify Agent by written notice of any mandatory prepayment by no later than 11:00 a.m., New York City time, three (3) Business Days before the date of such prepayment. Each such notice shall specify the prepayment date, the principal amount of each Term Loan or portion thereof to be prepaid and a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, Agent shall advise the applicable Lenders of the contents thereof. If a Lender chooses to decline any mandatory prepayment, such Lender shall provide written notice thereof to Agent by no later than 1:00 p.m. one Business Day prior to the date of such prepayment, and the Borrower shall be entitled to retain such declined proceeds (the declined proceeds of all declining Lenders being "Declined Amounts") and shall not be required to use Declined Amounts to make a mandatory prepayment under this Section 2.2(d).

(x)    Application of Mandatory Prepayments; Certain Limitations.

(A)    Each mandatory prepayment of the Term Loans pursuant to this Section 2.2(d) shall be applied to the outstanding principal amount of the Term Loans on a pro rata basis (except to the extent such mandatory prepayment is reduced by any Declined Amounts, in which case such mandatory prepayment (less any Declined Amounts) shall be applied ratably to the outstanding principal amount of the Term Loans held by the Lenders that have not so declined).

(B)    With respect to any mandatory prepayment pursuant to this Section 2.2(d), it is understood and agreed that, notwithstanding any other provision hereof, (x) the aggregate amount otherwise required to be applied in respect of any such mandatory prepayment shall be inclusive of the Applicable Prepayment Premium and any interest (whether or not yet capitalized) with respect to such Term Loan and (y) the amount required to be so prepaid pursuant to this Section 2.2(d), as reflected in the applicable notice delivered pursuant to clause (ix) above, shall be calculated such that the sum of (1) the aggregate principal amount of applicable Term Loans required to be so prepaid pursuant to this Section 2.2(d), (2) the Applicable Prepayment Premium in respect thereof and (3) all accrued interest (whether or not capitalized) required to be paid in connection therewith, shall be equal to the aggregate amount of Net Cash Proceeds or Excess Cash Flow (as applicable) otherwise required to be so applied in respect thereof (e.g., if Term Loans are so required to be prepaid during the period when the Applicable Prepayment Premium is 10% with $10,000,000 of Net Cash Proceeds, this Agreement shall only require a prepayment of principal in an amount equal to (i) $10,000,000, minus (ii) the aggregate amount of Applicable Prepayment Premium, interest and other amounts payable to the Lenders in connection therewith); provided that, for the avoidance of doubt, any principal not so paid by operation of this clause (B) shall remain outstanding under this Agreement. For the avoidance of doubt, the calculation of any prepayment amount as described in this clause (x)(B) shall be determined by the Borrower and included in the notice of prepayment delivered in accordance with clause (ix) above.

(e)    Optional Prepayments/Commitment Reductions. The Borrower shall have the option to prepay all or a portion of the then-outstanding principal balance of any Term Loan and/or permanently reduce the amount of the Term Loan Commitments, in each case, so long as the Borrower (i) delivers written notice to Agent of its election to prepay such Term Loan and/or reduce such Term Loan Commitments, as applicable, at least ten (10) days prior to such prepayment (or such shorter period as Agent and Lenders may agree in their respective sole discretion) and (ii) pays, on the date of such prepayment or commitment reduction, as applicable, (A) solely with respect to a prepayment of any Term Loan, (x) all accrued and unpaid interest with respect to the amount prepaid through the date the prepayment is made, plus (y) the amount of the Applicable Prepayment Premium, if applicable, and (B) all other sums in connection with the Obligations or Term Loan Commitments (as applicable) that otherwise shall have become due and payable hereunder in connection with the amount prepaid or reduced. Each optional prepayment of the Term Loans pursuant to this Section 2.2(e) shall be applied to the outstanding principal amount of the Term Loans on a pro rata basis. Each optional reduction of the Term Loan Commitments pursuant to this Section 2.2(e) shall be applied to the outstanding amount of the Term Loan Commitments on a pro rata basis.

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(f)    Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.2, payments with respect to this Section 2.2 are in addition to payments made or required to be made under any other Section of this Agreement.

2.3    Payment of Interest on the Term Loans.

(a)    Interest Rate. Subject to Section 2.3(c), the outstanding principal amount of each Term Loan shall accrue interest on the outstanding principal amount thereof for each Interest Period at a per annum rate equal to Term SOFR for such Interest Period plus nine percent (9.00%), which interest shall be payable in arrears on the last day of each Interest Period applicable thereto (each, an “Interest Payment Date”). Interest on each Term Loan shall be calculated in accordance with Section 2.3(e) and shall accrue from and including the date of the funding thereof to but excluding the date of any repayment thereof, shall be payable in kind (calculated in Dollars) by capitalizing such interest and adding to the outstanding principal amount of such Term Loan on the Interest Payment Date therefor on the last day of the applicable Interest Period (any such interest payable in kind, “Capitalized Interest”); provided that any accrued and unpaid interest shall be payable in cash (i) on any prepayment date with respect to such Term Loan (on the amount prepaid) and (ii) to the extent not previously paid in cash, at the maturity date with respect to such Term Loan (whether by acceleration or otherwise) and, after such maturity, on demand. Any Capitalized Interest paid with respect to any Term Loan shall be deemed for all purposes to be principal of such Term Loan (including, without limitation, with respect to the accrual of interest on any Capitalized Interest amounts), and interest shall begin to accrue on Capitalized Interest beginning on and including the date on which such Capitalized Interest is added to the principal amount of such Term Loan (including prior Capitalized Interest).

(b)    Setting and Notice of Term SOFR. Term SOFR for each Interest Period shall be ascertained by Agent in accordance with the terms hereof, and notice thereof shall be given by Agent promptly to the Borrower and each Lender. Each determination of Term SOFR or any other interest rate or fee hereunder by Agent shall be conclusive and binding upon the parties hereto in the absence of manifest error. In connection with the use or administration of Term SOFR, Agent (at the direction of the Required Lenders) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

(c)    Default Rate. Upon the occurrence and during the continuance of an Event of Default, the interest rate applicable to the outstanding principal amount of each Term Loan shall automatically be increased to a per annum rate equal to two percent (2.00%) plus the interest rate otherwise applicable to such Term Loan as calculated in accordance with Section 2.3(a) (such increased interest rate, the “Default Rate”) and all other outstanding Obligations (including, without limitation, any accrued and unpaid interest, fees or expenses) shall automatically bear interest at the Default Rate. Interest at the Default Rate shall accrue from the date of such Event of Default until such Event of Default is no longer continuing and shall be payable upon demand. Payment or acceptance of the Default Rate is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or the Lenders. For the avoidance of doubt, interest at the Default Rate shall be in lieu of other interest provided for hereunder (and not in addition thereto).

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(d)    Usury. It is the intention of the parties hereto that Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: the aggregate of all consideration which constitutes interest under law applicable to Agent or any Lender that is contracted for, taken, reserved, charged or received by Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by Agent or such Lender, as applicable, to the Borrower). If at any time and from time to time (x) the amount of interest payable to Agent or any Lender on any date shall be computed at the highest lawful rate applicable to such Agent or such Lender pursuant to this Section 2.3(d) and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to Agent or such Lender would be less than the amount of interest payable to Agent or such Lender computed at the highest lawful rate applicable to Agent or such Lender, then the amount of interest payable to Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the highest lawful rate applicable to Agent or such Lender until the total amount of interest payable to Agent or such Lender shall equal the total amount of interest which would have been payable to Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 2.3(d).

(e)    Interest and Fee Computation. Interest and fees hereunder shall be computed on the basis of a three hundred sixty five (365) day year for the actual number of days elapsed (including the first day but excluding the last day, except as expressly set forth herein). With respect to all payments hereunder, including with respect to computing interest, all payments received after 2:00 p.m. New York City time on any day may, in Agent’s discretion, be deemed received at the opening of business on the next Business Day. In computing interest with respect to any Term Loan, the Funding Date (or, in the case of Capitalized Interest, the date on which such Capitalized Interest was capitalized) with respect to such Term Loan shall be included and the date of payment shall be excluded.

(f)    Continuation Notices. The Borrower shall deliver a Continuation Notice to Agent no later than 11:00 a.m. New York City time at least at least three Business Days prior to the date of any continuation of Term SOFR Loans. Each Continuation Notice shall specify: (i) the Term Loans to which such Continuation Notice applies, (ii) the effective date of the election made pursuant to such Continuation Notice, which date shall be a Business Day, and (iii) the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”. A Continuation Notice for continuation of, any Term Loans shall be irrevocable on and after the date of receipt thereof by Agent, and the Borrower shall be bound to effect a continuation in accordance therewith. If a Continuation Notice with respect to a Term Loan is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Term Loan is repaid as provided herein, at the end of such Interest Period such Term Loan shall be continued as a Term SOFR Loan with an Interest Period of three (3) months.

2.4    Fees.

(a)    Upfront Fee. The Borrower agrees to pay to Agent, for the ratable account of each Lender, an upfront fee (the “Upfront Fee”) in an amount equal to 3.00% (subject to the second proviso in this Section 2.4(a)) of the aggregate principal amount of the Term Loan Commitments made effective hereunder on the Effective Date (whether or not available to be drawn at such time), which Upfront Fee shall be allocated among the Lenders based on their respective Pro Rata Share on the Effective Date. The Upfront Fee shall be earned on the Effective Date, but shall be due and payable in cash (in relevant part) only upon the funding or termination of any Term Loan Commitments hereunder (solely with respect to the Term Loan Commitments so funded or terminated hereunder at such time); provided that, if payable upon funding, the Upfront Fee (or portion thereof) shall be netted directly by the Lender thereof from the proceeds of such funding; provided, further, that, notwithstanding the foregoing, in the event that any Term Loan Commitment is terminated on or prior to the date that is 30 days following the Effective Date, the Upfront Fee payable with respect to such terminated Term Loan Commitment shall be equal to 2.00% (in lieu of 3.00%) of such terminated Term Loan Commitment.

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(b)    Undrawn Commitment Fee.

(i)    For the period from the Effective Date to the last day of the Tranche A Availability Period, the Borrower agrees to pay to Agent, for the account of each Lender according to such Lender’s Pro Rata Share (as adjusted from time to time), a commitment fee in an amount equal to 5.00% per annum calculated based on the actual daily amount of the unused Tranche A Term Loan Commitments during the applicable calendar quarter from the first day of such calendar quarter through (and including) the last day of such calendar quarter (whether or not available to be drawn at such time but excluding any terminated Tranche A Term Loan Commitment) (the “Tranche A Unused Commitment Fee”). The Tranche A Unused Commitment Fee shall be payable in arrears on the first Business Day immediately following the end of each calendar quarter, commencing on July 1, 2024, and on the last day of the Tranche A Availability Period for any period then ending for which the Tranche A Unused Commitment Fee shall not have previously been paid. The Tranche A Unused Commitment Fee shall be computed on the basis of a three hundred sixty five (365) day year for the actual number of days elapsed.

(ii)    For the period from the Effective Date to the last day of the Tranche B Availability Period, the Borrower agrees to pay to Agent, for the account of each Lender according to such Lender’s Pro Rata Share (as adjusted from time to time), a commitment fee in an amount equal to 5.00% per annum calculated based on the actual daily amount of the unused Tranche B Term Loan Commitments during the applicable calendar quarter from the first day of such calendar quarter through (and including) the last day of such calendar quarter (whether or not available to be drawn at such time but excluding any terminated Tranche B Term Loan Commitment) (the “Tranche B Unused Commitment Fee” and, together with the Tranche A Unused Commitment Fee, the “Unused Commitment Fees”). The Tranche B Unused Commitment Fee shall be payable in arrears on the first Business Day immediately following the end of each calendar quarter, commencing on July 1, 2024, and on the last day of the Tranche B Availability Period for any period then ending for which the Tranche B Unused Commitment Fee shall not have previously been paid. The Tranche B Unused Commitment Fee shall be computed on the basis of a three hundred sixty five (365) day year for the actual number of days elapsed.

(c)    Applicable Prepayment Premium. Upon the occurrence of any applicable Prepayment Premium Trigger Event, the Applicable Prepayment Premium shall become immediately earned, due and payable and the Borrower shall pay the amount of the Applicable Prepayment Premium in cash to Agent, for the ratable account of the Lenders, on the date of such Prepayment Premium Trigger Event. All parties to this Agreement agree and acknowledge that the Lenders will have suffered damages on account of any applicable Prepayment Premium Trigger Event and that, in view of the impracticability and extreme difficulty in ascertaining the actual amount of such damages, the Applicable Prepayment Premium constitutes reasonable compensation and liquidated damages to compensate the Lenders on account thereof. Without limiting the generality of the foregoing, it is understood and agreed that if all or any portion of the Obligations are accelerated for any reason, including because of an Event of Default or the commencement of any insolvency proceeding or other proceeding pursuant to any Debtor Relief Law (including acceleration by operation of law or otherwise), the Applicable Prepayment Premium determined as of such date (if applicable) will be due and payable as though the Term Loans were prepaid as of such date and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Lenders’ lost profits as a result thereof. The Loan Parties hereby agree that payment of the Applicable Prepayment Premium due hereunder is reasonable under the circumstances currently existing. The Applicable Prepayment Premium determined as of such date (if applicable) shall also be due and payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means or the Obligations are reinstated pursuant to Section 1124 or any other provision of the Bankruptcy Code. In the event the Applicable Prepayment Premium is determined not to be due and payable by order of any court of competent jurisdiction, including by operation of the Bankruptcy Code, despite an applicable Prepayment Premium Trigger Event having occurred, the Applicable Prepayment Premium (if applicable) shall nonetheless constitute Obligations under this Agreement for all purposes hereunder. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE LOAN PARTIES HEREBY EXPRESSLY WAIVES (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE APPLICABLE PREPAYMENT PREMIUM IN CONNECTION WITH ANY APPLICABLE PREPAYMENT PREMIUM TRIGGER EVENT INCLUDING IN CONNECTION WITH ANY VOLUNTARY OR INVOLUNTARY ACCELERATION OF ALL OR ANY PORTION OF THE OBLIGATIONS AND THE TERMINATION OF THE COMMITMENTS AS A RESULT OF ANY INSOLVENCY PROCEEDING OR OTHER PROCEEDING PURSUANT TO ANY DEBTOR RELIEF LAWS OR PURSUANT TO A PLAN OF REORGANIZATION. Each of the Loan Parties hereby expressly agrees that: (A) the Applicable Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Applicable Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Loan Parties and the Lenders giving specific consideration in this transaction for such agreement to pay the Applicable Prepayment Premium and (D) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Each of the Loan Parties hereby expressly acknowledges that the agreement to pay or guarantee the payment of the Applicable Prepayment Premium as herein described is a material inducement to the Lenders to enter into this Agreement and the other Loan Documents and to make the Term Loans hereunder.

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Notwithstanding anything in this Agreement to the contrary:

(a)

solely for purposes of calculating the Applicable Prepayment Premium amount (if any), any portion of the Term Loans constituting Capitalized Interest shall be deemed to have the same “Funding Date” as the funded portion of the Term Loans to which such Capitalized Interest (or interest thereon, including further Capitalized Interest) accrued (i.e., if a Term Loan is funded on May 1, 2024, and is to be prepaid on June 1, 2025, all Capitalized Interest to be paid in connection therewith that accrued and was capitalized as a result of such Term Loans funded on May 1, 2024 (and interest thereon, including further Capitalized Interest), shall be treated as though it had a Funding Date of May 1, 2024 and therefore the 10% level of the Applicable Prepayment Premium (to the extent otherwise applicable) shall apply and

(b)	in no event shall any Applicable Prepayment Premium be payable in connection with any payment or prepayment made in connection with the consummation of a Specified Change of Control.

(d)    Agent Fees. The Borrower shall pay to Agent, for its own account, the fees set forth in the Agent Fee Letter at the times and in the amounts specified therein. Once paid, none of such fees shall be refundable under any circumstances.

(e)    Survival. For the avoidance of doubt, the parties hereto agree that the provisions of this Section 2.4 shall survive termination of this Agreement.

2.5    Payments; Application of Payments.

(a)    Except as expressly provided herein with respect to Capitalized Interest, all payments to be made by the Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 2:00 p.m. New York City time on the date when due to Agent, for the ratable benefit of the Lenders, to an account as shall be designated in a written notice delivered by Agent to the Borrower. Payments of principal and/or interest received after 2:00 p.m. New York City time may, in Agent’s discretion, be considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall (unless otherwise stated herein) be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b)    Unless otherwise specified in this Agreement (including without limitation, Section 9.1(f)), after an Event of Default in respect of which Agent has taken any action under Section 9.1, (a) Agent has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied, and (b) Borrower shall have no right to specify the order or the accounts to which Agent shall allocate or apply any payments required to be made by the Borrower to Agent or otherwise received by any Secured Party under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

2.6    Withholding.

(a)    Any and all payments by or on account of any Obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any and all Taxes except as otherwise required by Requirements of Law. If at any time any Requirements of Law (as determined in the good faith discretion of the applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with any Requirements of Law and, if such Tax is an Indemnified Tax, the Borrower hereby covenants and agrees that the sum payable by the applicable Loan Party will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction for Indemnified Taxes, the Recipient thereof, as applicable, receives a net sum equal to the sum which it would have received had no withholding or deduction for Indemnified Taxes been required. The Borrower will, upon request, furnish the applicable Recipients with proof reasonably satisfactory to such Recipients evidencing such payment; provided, however, that the Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by the Borrower.

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(b)    (i) A Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement shall deliver to the Borrower, at the time or times reasonably requested by the Borrower such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by Requirements of Law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not the Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.6(b)(ii), (iii), (iv) and (v) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject the Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Lender.

(ii)    Without limiting the generality of the foregoing, each Lender shall deliver to the Borrower and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of IRS Form W-9 (if such Lender is a U.S. person (as defined in Section 7701(a)(30) of the IRC)) certifying that the Lender is exempt from U.S. federal backup withholding Tax or applicable Form W-8 (together with all required certificates and other documentation) (if such Lender is not a U.S. person (as defined in Section 7701(a)(30) of the IRC)), in form and substance satisfactory to the Borrower, documenting all applicable exemptions from or reductions in U.S. federal withholding Tax.

(iii)    Each Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the Borrower) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of any other form prescribed by Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Requirements of Law to permit the Borrower to determine the withholding or deduction required to be made.

(iv)    If a payment made to or for the account of any Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine that the Lender has complied with the Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(v)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(c)    Agent shall deliver to the Borrower from time to time upon the reasonable request of the Borrower executed originals of IRS Form W-9 (if Agent is a U.S. person (as defined in Section 7701(a)(30) of the IRC)) certifying that Agent is exempt from U.S. federal backup withholding Tax or applicable Form W-8 (together with all required certificates and other documentation) (if Agent is not a U.S. person (as defined in Section 7701(a)(30) of the IRC)), in form and substance satisfactory to the Borrower, documenting all applicable exemptions from or reductions in U.S. federal withholding Tax.

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(d)    The agreements and obligations of the Borrower and Lenders contained in this Section 2.6 shall survive any assignment of rights by, or the replacement of, Agent or a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(e)    If any party shall become aware that it is entitled to receive a refund from a relevant Governmental Authority in respect of Taxes as to which the Borrower has paid additional amounts pursuant to this Section, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by Borrower, make a claim to such Governmental Authority for such refund at the Borrower’s expense. If any party receives a refund of any Taxes with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to the Borrower, net of all out-of-pocket expenses (including Taxes) of such party receiving the refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Borrower, upon the request of the party receiving the refund, shall repay to such party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that the party receiving the refund is required to repay such refund to such Governmental Authority.

(f)    The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.6) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(g)    Each Lender shall severally indemnify Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent to the Lender from any other source against any amount due to Agent under this paragraph (g).

2.7    Mitigation Obligations; Replacement of Lender

. If any Lender requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.6, then such Lender shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 2.6, as the case may be, in the future, and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment to the extent such costs and expenses are set forth in reasonable detail in a certificate submitted by such Lender to the Borrower (with a copy to Agent).

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2.8    Illegality. If any Lender determines that any Requirements of Law have made it unlawful or impermissible, or that any Governmental Authority has asserted that it is unlawful or impermissible under any Requirements of Law, for any Lender or its applicable lending office to make, maintain or fund loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate or Term SOFR, or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR, in each case after the Effective Date, then, on written notice thereof by such Lender to the Borrower through Agent, any obligation of such Lender to make or continue Term Loans shall be suspended until such Lender notifies Agent and the Borrower that the circumstances giving rise to such determination no longer exist until such Lender notifies Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower (x) may, with the consent of such Lender, convert all outstanding Term Loans to Base Rate Loans, or (y) shall, in the absence of such consent, promptly following written demand from such Lender (with a copy to Agent), prepay all outstanding Term Loans, in each case, either on the last day of the Interest Period therefor, if such Lender may lawfully and in accordance with the applicable Requirements of Law continue to maintain loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate or Term SOFR to such day, or promptly, if such Lender may not lawfully or in accordance with the applicable Requirements of Law continue to maintain loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest in cash on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

2.9    Inability to Determine Rates; Benchmark Replacement.

(a)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. New York City time on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(b)

(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. New York City time on the fifth (5th) Business Day after Agent has posted such proposed amendment to the Lenders and the Borrower so long as Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.9(b)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Agent (at the direction of the Required Lenders) will have the right to make Conforming Changes from time to time (in consultation with the Borrower) and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document (and the Required Lenders hereby (i) authorize and direct Agent to make any Conforming Changes (and to enter into any modifications to this Agreement or other Loan Documents implementing such Conforming Changes) that have been consented or agreed to by the Required Lenders, or in respect of which Agent has received a direction from the Required Lenders to implement, and (ii) acknowledge and agree that Agent shall be entitled to all of the exculpations, protections and indemnifications provided for in this Agreement in favor of Agent in implementing any Conforming Changes (or in entering into any modifications to this Agreement or the other Loan Documents implementing the same) that have been consented or agreed to by the Required Lenders, or in respect of which Agent has received a direction from the Required Lenders to implement).

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(iii)    Notices; Standards for Decisions and Determinations. Agent (acting at the written direction of the Required Lenders) will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement or Early Opt-in Election, as applicable, and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Agent (acting at the written direction of the Required Lenders) will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.9(b)(iv) and (y) the commencement of any Benchmark Unavailability Period in accordance with clause (v) below. Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.9(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.9(b).

(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then Agent (in the case of clause (B), at the instruction of the Required Lenders) may modify (by providing written notice thereof (which may be via email) to the Borrower and the Lenders) the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then Agent (at the instruction of the Required Lenders) may modify (by providing written notice thereof (which may be via email) to the Borrower and the Lenders)the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)    Benchmark Unavailability Period. Unless and until a Benchmark Replacement is implemented in accordance with clause (a) above, if prior to the commencement of any Interest Period for a SOFR Loan, (A) Agent determines that adequate and reasonable means do not exist for ascertaining Term SOFR for such Interest Period or (B) Agent is advised by the Required Lenders that Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period, then, subject to the implementation of a Benchmark Replacement in accordance with clause (a) above, Agent shall give notice thereof to the Borrower and the Lenders as promptly as practicable thereafter and, until Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) all Loans shall be converted to Base Rate Loans on the last day of the then current Interest Period and (ii) any request for a Borrowing shall be deemed to be a request for a Borrowing of Base Rate Loans, in each case without giving effect to clause (c) of the definition of Base Rate.

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(vi)    Agent shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of Term SOFR (or any other applicable benchmark), or whether or when there has occurred, or to give notice to any other party to this Agreement of the occurrence of (except as directed by the Required Lenders), any termination date relating to Term SOFR, (ii) to select, determine or designate any alternative rate, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any other modifier to any alternative rate or (iv) to determine whether or what alternative rate changes are necessary or advisable, if any, in connection with any of the foregoing. Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of Term SOFR (or any other applicable benchmark) and absence of a designated replacement benchmark, including as a result of any inability, delay, error or inaccuracy on the part of the Required Lenders in providing any direction, instruction, notice or information with respect thereto required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties by Agent. Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to any alternate replacement index to Term SOFR, including without limitation, whether the composition or characteristics of any such alternate replacement index to Term SOFR will be similar to, or produce the same value or economic equivalence of, Term SOFR or have the same volume or liquidity as did Term SOFR prior to its discontinuance or unavailability, except for performance or non-performance of its duties and obligations with respect thereto that are expressly set forth herein.

3.          CONDITIONS OF LOANS

3.1    Conditions Precedent to the Effectiveness of this Agreement. This Agreement shall become effective as of the Business Day (the “Effective Date”) when Agent and Lenders have received (or Agent or Required Lenders, as applicable, waived receipt of) all of the following conditions precedent in form and substance satisfactory to Required Lenders:

(a)    subject to Section 6.14, this Agreement and all other Loan Documents (including, without limitation, the Hudson Subordination Agreement) duly executed and delivered by each Loan Party which is party to them as of the Effective Date (collectively, the “Effective Date Loan Parties”);

(b)    a certificate of a Responsible Officer of Borrower certifying that (i) the representations and warranties in this Agreement and in each other Loan Document, or in any certificate executed and delivered to Agent pursuant hereto or thereto are true and correct in all material respects on and as of the Effective Date (except that such materiality qualifier shall not apply to representations and warranties that already are qualified or modified by materiality thereof, which representations and warranties shall be true and correct on and as of the Effective Date); provided that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects on and as of such date (except that such materiality qualifier shall not apply to representations and warranties that already are qualified or modified by materiality thereof, which representations and warranties shall be true and correct on and as of such date), (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms or the consummation of the transactions hereunder and (iii) since December 31, 2023, there has not been any Material Adverse Change;

(c)    a certificate signed by the chief executive officer or chief financial officer of each Effective Date Loan Party with respect to the Loan Documents and the transactions contemplated hereby and thereby on the Effective Date attaching (i) resolutions and incumbency certifications of such Loan Party with respect to the Loan Documents and the transactions contemplated hereby and thereby on the Effective Date, (ii) a copy of the by-laws, operating agreement and/or partnership agreement, together with all amendments thereto, (iii) a true and correct copy of the certificate of incorporation, certificate of formation and/or certificate of partnership of such Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the state of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of the Loan Party, if an organized number is issued in such jurisdiction, (iv) a certificate of status with respect to such Loan Party, dated within 30 days of the Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party which certificate shall indicate that such Loan Party is in good standing in such jurisdiction, and (v) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

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(d)    receipt of financing statements in form appropriate for filing against each Effective Date Loan Party on Form UCC-1 in such office or offices as may be necessary to perfect the security interests purported to be created by this Agreement;

(e)    customary opinions of (i) Davis Polk & Wardwell LLP, as special New York counsel to the Effective Date Loan Parties and (ii) Richards, Layton & Finger, PA, as special Delaware counsel to the Effective Date Loan Parties;

(f)    copies, dated not more than 30 days before the date of this Agreement, of financing statement searches, as Required Lenders may reasonably request;

(g)    a Perfection Certificate, duly executed and delivered by all Person who will be Loan Parties on the Effective Date;

(h)    evidence that (i) a director acceptable to the Lenders has been appointed to the Board of Directors of Borrower (the “Designated Director”) and (ii) the Borrower has amended its Operating Documents to include customary “bankruptcy remote” provisions, including the appointment of an independent director (which, as of the Closing Date, shall be the Designated Director) with customary consent rights, which will remain in effect so long as any Obligations (other than Unasserted Contingent Indemnification Claims) or Term Loan Commitments remain outstanding;

(i)    evidence that all consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the consummation of the transactions hereunder or the conduct of any Effective Date Loan Party’s business as required by this Agreement have been obtained and are in full force and effect;

(j)    in relation to any Pledged Shares which are certificated, original stock certificates, promissory notes and any other Instruments or agreements representing all of the Pledged Interests required to be pledged hereunder, accompanied by undated stock powers executed in blank and other proper instruments of transfer;

(k)    evidence of payment of all fees, costs and expenses then payable hereunder, including, but not limited to, all Secured Party Expenses to the extent required to be paid on the Effective Date;

(l)    a solvency certificate from the chief executive officer or chief financial officer of the Borrower in form and substance reasonably acceptable to the Lenders; and

(m)    on or prior to the Effective Date, (i) all documentation and other information that shall have been reasonably requested by Agent or the Lenders in writing and that Agent or the Lenders, as applicable, reasonably determine is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT ACT, and (ii) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower.

Notwithstanding anything in this Loan Agreement to the contrary, (a) for purposes of determining compliance with the conditions specified in this Section 3.1, Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to Agent or such Lender, as applicable and (b) this Agreement shall be effective (and the “Effective Date” shall be deemed to have occurred) as of the date of execution hereof, in each case of clauses (a) and (b), unless Agent shall have received express written notice from such Lender prior to the proposed Effective Date specifying its objection thereto.  Each of the parties hereto agrees that the “Effective Date” is (and occurred on) April 30, 2024.

3.2    Conditions Precedent to the Making of Each Term Loan. The obligation of each Lender to fund its share of any Term Loan is subject to Agent and Lenders having received (or Required Lenders having waived receipt of) all of the following conditions precedent in form and substance reasonably satisfactory to the Lenders (the Business Day as requested by Borrower for funding, the “Funding Date” with respect to such Term Loan):

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(a)    a certificate of a Responsible Officer of each Person who will be a Loan Party as of such Funding Date certifying that (i) the representations and warranties in this Agreement and in each other Loan Document, or in any certificate executed and delivered to Agent pursuant hereto, are true and correct in all material respects on and as of such Funding Date (except that such materiality qualifier shall not apply to representations and warranties that already are qualified or modified by materiality thereof, which representations and warranties shall be true and correct on and as of such Funding Date (after giving effect to such qualification or modification)); provided that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects on and as of such date (except that such materiality qualifier shall not apply to representations and warranties that already are qualified or modified by materiality thereof, which representations and warranties shall be true and correct on and as of such date (after giving effect to such qualification or modification)) and (ii) no Default or Event of Default shall have occurred and be continuing on such Funding Date or would result from the making of such Term Loan or the application of the proceeds thereof; and

(b)    a Notice of Borrowing with respect to such Term Loan, duly executed by the Borrower, in accordance with the requirements of Section 2.2(b)(i)(A).

3.3    Termination Date. Notwithstanding anything to the contrary contained in any Loan Document, the parties hereto agree that if no Funding Date occurs by the end of the Tranche B Availability Period, this Agreement (and the Term Loan Commitments hereunder) and each other Loan Document shall automatically terminate and be of no further force or effect (except with respect to the provisions of this Agreement and the other Loan Documents which by their express terms shall survive termination of this Agreement or such applicable Loan Document) and all Obligations (other than Unasserted Contingent Indemnification Claims) shall be immediately due and payable by the Loan Parties, in each case, without any notice to any Loan Party or any other Person or any act by Agent or any Lender (the date of such termination, the “Termination Date”).

4.          CREATION OF SECURITY INTEREST

4.1    Pledge. Each Loan Party hereby grants to Agent, for the benefit of the Secured Parties, to secure the payment and performance in full of all of the Obligations (whether now existing or hereafter incurred), a continuing security interest in, and pledges to Agent, all of each Loan Party’s right, title and interest in and to all Pledged Interests.

4.2    Grant of Security Interest. Each Loan Party hereby grants to Agent, for the benefit of the Secured Parties, to secure the payment and performance in full of all of the Obligations (whether now existing or hereafter incurred), a continuing security interest in, and pledges to Agent, all of each Loan Party’s right, title and interest in and to the following personal property and fixtures of such Loan Party, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation, the following (all being collectively referred to herein as the “Collateral”): (i) all Accounts; (ii) all Chattel Paper (whether tangible or electronic); (iii) all Commercial Tort Claims; (iv) all Deposit Accounts, all Collateral Accounts, all cash, and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of Agent or any Lender or any affiliate, representative, agent or correspondent of Agent or any Lender; (v) all Documents; (vi) all General Intangibles (including, without limitation, all Payment Intangibles, Intellectual Property and Licenses); (vii) all Goods, including, without limitation, all Equipment, Fixtures and Inventory; (viii) all Instruments (including, without limitation, any Promissory Notes); (ix) all Investment Property; (x) all Letter-of-Credit Rights; (xi) all Pledged Interests; (xii) all Supporting Obligations; (xiii) all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Loan Party described in the preceding clauses of this Section 4.2 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Loan Party in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, software, data and computer programs in the possession or under the control of such Loan Party or any other Person from time to time acting for such Loan Party that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 4.2 or are otherwise necessary in the collection or realization thereof; (xiv) all other tangible and intangible personal property of such Loan Party (whether or not subject to the Code); and (xv) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral; in each case howsoever such Loan Party’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise). Notwithstanding the foregoing, “Collateral” expressly excludes, and the security interest granted under this Section 4.2 does not attach to, Excluded Property.

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4.3    Authorization to File Financing Statements. The Loan Parties hereby authorize Agent and the Required Lenders (and their respective counsel, agents or other designees) to file financing or continuation statements and amendments thereto, without notice to the Loan Parties, in such form and in such offices as Agent or the Required Lenders determine appropriate to perfect or protect, or continue to perfect or protect, the security interests of Agent and the other Secured Parties under this Agreement. The Loan Parties hereby authorize Agent and the Required Lenders (and their respective counsel, agents or other designees) to (a) file any financing statement in any filing office in any UCC jurisdiction, (b) file such financing statements with a description of collateral that describes the Collateral in any manner as Agent or the Required Lenders may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement, including describing such Collateral as “all assets” or “all property”, all assets of the debtor, whether now owned or hereafter acquired or coming into existence, and wherever located, including any proceeds thereof” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Agent’s or the Required Lenders’ discretion, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or the Uniform Commercial Code of any other applicable state, in any such financing statements.

4.4    Voting. So long as no Event of Default shall have occurred and be continuing, the Loan Parties shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Interests or any part thereof to the extent not inconsistent with the terms of this Agreement or any other Loan Document. Upon the occurrence and during the continuation of an Event of Default: (i) all rights of the Loan Parties to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall be suspended and, upon the delivery by Agent (acting at the written direction of the Required Lenders) to the Borrower of a written notice of its exercise of its rights under Section 4.4, all such rights shall thereupon become vested in Agent (or its designee or nominee) who shall thereupon have the sole right to exercise such voting and other consensual rights, and (ii) in order to permit Agent (or its designee or nominee) to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, the Loan Parties shall as soon as reasonably practicable execute and deliver (or cause to be executed and delivered) to Agent (or its designee or nominee) all proxies, dividend payment orders and other instruments as Agent (acting at the written direction of the Required Lenders) may from time to time reasonably request.

4.5    Powers of Agent; Limitation of Liability. The powers conferred on Agent (and its designees and nominees) under this Section 4 are solely to protect its interest in the Collateral and shall not impose any duty upon it (or its designee or nominee) to exercise any such powers. Except with respect to the exercise of reasonable care in the custody of any Collateral in its possession, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment equal to or better than that which Agent accords its own property. Agent shall not be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, and Agent shall not have an obligation to sell or otherwise dispose of any Collateral upon the request of a Loan Party or otherwise.

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4.6    Certain Covenants as to the Collateral.

(a)    Pledged Interests. The Loan Parties shall (i) upon request of Agent (acting at the written direction of the Required Lenders) after the occurrence and during the continuance of an Event of Default, at the Loan Parties joint and several expense, promptly deliver to Agent a copy of each notice or other communication received by a Loan Party in respect of the Pledged Interests; (ii) not make or consent to any amendment or other modification or waiver with respect to any Pledged Interests that could reasonably be expected to be materially adverse to the interests of Agent and Lenders under the Loan Documents or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests other than pursuant to applicable law or to the extent expressly permitted by the Loan Documents; and (iii) not permit, (unless otherwise permitted hereunder) the issuance of (A) any additional shares of any class of Equity Interests of any Pledged Issuer, (B) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or Insurable for, any such shares of Equity Interests of any Pledged Issuer or (C) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of Equity Interests; provided that, in the case of this clause (iii), all such Equity Interests or other instruments shall be pledged by the Loan Parties to Agent, for the benefit of the Secured Parties, to secure the Obligations and shall constitute “Collateral” pursuant to the terms of this Agreement and the other Loan Documents unless approved by Agent in its sole discretion.

(b)    Delivery of Promissory Notes and Pledged Interests. The Loan Parties agree promptly to deliver or cause to be delivered to Agent any and all promissory notes with an individual principal amount in excess of $100,000 (or an aggregate principal amount exceeding $250,000), stock certificates or other certificated securities now or hereafter included in the Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Interests (but in each case excluding any instruments or securities held in a securities account). Upon delivery to Agent, any such instruments or Pledged Interests required to be delivered pursuant hereto shall be accompanied by stock powers or note powers (or allonges), as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Required Lenders and by such other instruments and documents as the Required Lenders may reasonably request.

(c)    Partnership and Limited Liability Company Interest. No Loan Party that is a partnership or a limited liability company shall, nor shall any Loan Party with any Subsidiary that is a partnership or a limited liability company, permit such partnership interests or membership interests to (i) be dealt in or traded on securities exchanges or in securities markets, (ii) become a security for purposes of Article 8 of any relevant Uniform Commercial Code, (iii) become an investment company security within the meaning of Section 8-103 of any relevant Uniform Commercial Code or (iv) be evidenced by a certificate (in each case, unless proper actions are taken to cause Agent to have a perfected security interest in such partnership or membership interests (to the extent otherwise required to be Collateral hereunder), as applicable).

(d)    [Reserved].

(e)    Further Assurances. Each Loan Party will take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as Agent or the Required Lenders may reasonably require from time to time in order (i) to perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created hereby; (ii) to enable Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise to effect the purposes of this Agreement, including, without limitation: (A) at the request of Agent (acting at the written direction of the Required Lenders), marking conspicuously all chattel paper, instruments, licenses and all of its records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to the Required Lenders, indicating that such chattel paper, instruments, licenses or records is subject to the security interest created hereby, (B) if any Account shall be evidenced by a promissory note or other instrument or chattel paper, solely to the extent required pursuant to Section 4.6(b), delivering and pledging to Agent such promissory note, other instrument or chattel paper, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Required Lenders, (C) executing and filing (to the extent, if any, that such Loan Party’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, (D) with respect to Intellectual Property that constitutes Collateral hereafter existing and not covered by an appropriate security interest grant, the executing and recording in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, appropriate instruments, in a form reasonably acceptable to Agent and Borrower, granting a security interest, as Agent (acting at the written direction of the Required Lenders)may reasonably request in order to perfect and preserve the security interest purported to be created hereby, (E) delivering to Agent irrevocable proxies and registration pages in respect of the Pledged Interests, (F) furnishing to Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent (acting at the written direction of the Required Lenders) may reasonably request, all in reasonable detail, and (G) if at any time after the date hereof, any Loan Party acquires or holds any Commercial Tort Claim, within 10 Business Days of a Responsible Officer of such Loan Party becoming aware thereof, notifying Agent in a writing signed by such Loan Party setting forth a brief description of such Commercial Tort Claim and granting to Agent a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance satisfactory to the Required Lenders. Notwithstanding anything herein to the contrary, no Loan Party shall be required take any action to perfect any Collateral in any jurisdiction other than the United States.

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4.7    Remedies. Upon the occurrence and during the continuance of any Event of Default, the Loan Parties agree to deliver each item of tangible Collateral to Agent on demand, and it is agreed that Agent (or its designee or nominee) shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause its security interest to become an assignment, transfer and conveyance of any of or all such Collateral by any Loan Party to Agent or to license or sublicense any such Collateral throughout the world on such terms and conditions and in such manner as Agent (acting at the written direction of the Required Lenders) shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which the Loan Parties hereby agree to use), (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to any Loan Party to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law, (c) to sell, convey, assign, license, transfer or otherwise dispose of all or any part of the Collateral at a public or private sale or auction or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as Agent (acting at the written direction of the Required Lenders) shall deem appropriate and (d) as an alternative to exercising the power of sale herein conferred upon it in clause (c) above, Agent (acting at the written direction of the Required Lenders) may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Upon consummation of any such sale of Collateral pursuant to and in accordance with this Section 4.7, Agent (acting at the written direction of the Required Lenders) shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Loan Party, and each Loan Party hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that any Loan Party now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Notwithstanding the foregoing or anything in any Loan Document to the contrary, any exercise of rights or remedies by Agent shall be subject to applicable law, including (if applicable) the express, written approval of any Applicable Insurance Regulatory Authority.

4.8    Sale Process. Agent (acting at the written direction of the Required Lenders) shall give the Loan Parties ten (10) Business Days’ written notice (which the Loan Parties agree is reasonable notice within the meaning of Section 9-611 of the Code or its equivalent in other jurisdictions) of Agent’s intention to make any sale of Collateral pursuant to Section 4.7. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Agent (acting at the written direction of the Required Lenders) may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Agent (acting at the written direction of the Required Lenders) may (in its and their respective sole and absolute discretion) determine. Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. Agent may, without notice or publication, adjourn any public or private auction pursuant to Section 4.7 or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral pursuant to Section 4.7 made on credit or for future delivery, the Collateral so sold may be retained by Agent until the sale price is paid by the purchaser or purchasers thereof, but Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to Section 4.7, Agent (or its designee or nominee) may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Loan Party (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and Agent (or its designee or nominee) may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Loan Party therefor. For purposes of this Section 4.8, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; Agent (or its designee or nominee) shall be free to carry out such sale pursuant to such agreement and no Loan Party shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after Agent shall have entered into such an agreement all Events of Default shall have been remedied, all Obligations (other than Unasserted Contingent Indemnification Claims) are paid in full and all Term Loan Commitments are terminated. Any sale pursuant to the provisions of Section 4.7 or 4.8 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the Code or its equivalent in other jurisdictions. In connection with the foregoing, when an Event of Default is continuing, Agent shall have the right to the appointment of a receiver for the properties and assets of each Loan Party, and each Loan Party hereby consents to such rights and such appointment and hereby waives any objection such Loan Party may have thereto or the right to have a bond or other security posted by Agent. To the extent permitted by Applicable Laws, each Loan Party waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by any Secured Party of any rights hereunder. Notwithstanding the foregoing, Agent and Lenders hereby acknowledge that any actions taken under this Section 4.8 shall be subject in all respects to the express approval of any Applicable Insurance Regulatory Authority required pursuant to any applicable Requirements of Law.

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4.9    Termination. If this Agreement is terminated, Agent’s Lien in the Collateral shall continue until the Obligations (other than Unasserted Contingent Indemnification Claims) are repaid in full in cash and all Term Loan Commitments are terminated, and promptly upon payment in full of the Obligations (other than Unasserted Contingent Indemnification Claims) and termination of all Term Loan Commitments, Agent shall, at the sole cost and reasonable expense of Loan Parties, deliver documents reasonably requested by the Loan Parties to evidence the release of its Liens in the Collateral and all rights therein shall revert to the applicable Loan Parties.

5.          REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to Agent and Lenders as follows:

5.1    Due Organization; Power and Authority. (a) Each Loan Party is (i) duly existing and in good standing as a Registered Organization in its jurisdiction of formation and (ii) qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change; (b) each Loan Party’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (c) each Loan Party is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (d)  the Perfection Certificate accurately sets forth each Loan Party’s organizational identification number or accurately states that such Loan Party has none;(e) the Perfection Certificate accurately sets forth each Loan Party’s place of business, or, if more than one, its chief executive office as well as each Loan Party’s mailing address (if different than its chief executive office);(f) except as set forth on the Perfection Certificate, each Loan Party (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (g) all other information set forth on the Perfection Certificate pertaining to each Loan Party and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that the Loan Parties may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted or required by one or more specific provisions in this Agreement).

5.2    Authorization; No Conflicts; Enforceability. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized, and do not (a) conflict with any of such Loan Party’s Operating Documents, (b) contravene, conflict with, constitute a default under or violate any Requirements of Law, (c) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which a Loan Party or any of its Subsidiaries or any of their property or assets may be bound or affected, (d) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect (or are being obtained pursuant to Section 6.1(b))) or (e) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any agreement by which a Loan Party is bound, except, in each case referred to in clauses (b) through (e), as would not reasonably be expected to have a Material Adverse Change. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

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5.3    Collateral.

(a)    Each Loan Party has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. No Loan Party has any Collateral Accounts at or with any bank or financial institution except for the Collateral Accounts described in the Perfection Certificate.

(b)    As of the Effective Date, no material tangible Collateral is in the possession of any third party bailee except as otherwise provided in the Perfection Certificate.

(c)    Other than as a result of any action permitted or not prohibited under any Loan Document and except as would not reasonably be expected to have a Material Adverse Change, (A) each Loan Party is the sole owner of the Intellectual Property which it owns or purports to own and (B) to the extent issued, each Patent which a Loan Party owns or purports to own and which in the good faith commercial judgement of such Loan Party is material to such Loan Party’s business (i) is, to the knowledge of such Loan Party, valid and enforceable to the extent of its validly issued claims, and (ii) has not been judged invalid or unenforceable, in whole or in part. To each Loan Party’s knowledge, no claim has been made that any part of the Intellectual Property which a Loan Party owns or purports to own violates the rights of any third party except to the extent such claim would not reasonably be expected to have a Material Adverse Change.

(d)    Except as expressly contemplated by the Loan Documents, the provisions of the Loan Documents, together with such filings and other actions required to be taken by the Loan Documents (including the delivery to Agent of any pledged Collateral required to be delivered pursuant to the Loan Documents), are effective to create in favor of Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity) to the extent a Lien thereon may be created under the Code or otherwise under U.S. law and a first priority Lien (subject to Permitted Liens) on all right, title and interest of the respective Loan Parties in the Collateral described therein.

5.4    Litigation. (i) There are no insurance claims-related actions or proceedings pending or, to the knowledge of any Responsible Officer of Borrower, threatened in writing by or against a Loan Party or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Change and (ii) there are no other actions or proceedings pending or, to the knowledge of any Responsible Officer of Borrower, threatened in writing by or against a Loan Party or any of its Subsidiaries involving more than, individually or in the aggregate, $100,000.

5.5    Financial Statements; Financial Condition. All consolidated financial statements for the Loan Parties and any of its Subsidiaries delivered to Agent fairly present in all material respects the consolidated financial condition and consolidated results of operations of the Loan Parties as of the date or dates specified therein. Since December 31, 2023, no event or development has occurred that has caused or could reasonably be expected to cause a Material Adverse Change.

5.6    Solvency. As of the date of this Agreement, the Loan Parties, on a consolidated basis, are Solvent.

5.7    Regulatory Compliance. No Loan Party is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. No Loan Party is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). No Loan Party has violated any Requirements of Law the violation of which could reasonably be expected to have a Material Adverse Change. Each Loan Party and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Change.

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5.8    Capitalization; Subsidiaries; Investments. No Loan Party owns any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments. All Pledged Interests have been validly issued, are fully paid and non-assessable and are owned by a Loan Party free and clear of all Liens (other than Permitted Liens).

5.9    Tax Returns and Payments; Pension Contributions.

(a)    The Loan Parties have timely filed (subject to all applicable extensions) all required federal Tax returns and material foreign, state and local Tax returns, and each Loan Party has timely paid all foreign, federal, state and local taxes and other similar assessments owed by such Loan Party except (a) to the extent such Taxes and assessments are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Change.

(b)    Each Loan Party has paid all amounts necessary to fund all such Loan Party’s present pension, profit sharing and deferred compensation plans in accordance with their terms except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Change, and the Loan Parties’ have not withdrawn from participation in, and have not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any Material Adverse Change, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

5.10    Use of Proceeds. The Borrower shall use the proceeds of the Term Loans solely for general corporate purposes (including working capital) of the Loan Parties and their respective Subsidiaries.

5.11    Full Disclosure. No written representation, warranty or other statement of a Loan Party in any certificate or written statement given to Agent, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Agent, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the Loan Documents not materially misleading as of the date made (it being recognized by Agent that the projections and forecasts provided by the Loan Parties in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.12    Employee and Labor Matters. (i) Each Loan Party and its Subsidiaries is in compliance with all Requirements of Law in all material respects pertaining to employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health, (ii) no Loan Party or any Subsidiary is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of the employees of any Loan Party of Subsidiary, (iii) there is no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened in writing against any Loan Party or any Subsidiary before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or any Subsidiary which arises out of or under any collective bargaining agreement, in each case to the extent the same would reasonably be expected to have a Material Adverse Change, (iv) there has been no strike, work stoppage, slowdown, lockout, or other labor dispute pending or threatened against any Loan Party or any Subsidiary in each case to the extent the same could reasonably be expected to have a Material Adverse Change, and (v) to the best knowledge of each Loan Party, no labor organization or group of employees has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. No Loan Party or Subsidiary has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or any similar Requirement of Law, which remains unpaid or unsatisfied. All payments due from any Loan Party or Subsidiary on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party or Subsidiary.

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5.13    Insurance Licenses. No Loan Party requires Insurance Licenses to conduct its business.

5.14    Insurance. Each Loan Party maintains all insurance required by Section 6.4 hereunder.

5.15    Sanctions; Anti-Corruption and Anti-Money Laundering Laws. None of any Loan Party, any Subsidiary thereof, any of their respective directors or officers nor, to the knowledge of any Loan Party, any of their respective employees, shareholders or owners, agents or Affiliates, (i) is a Sanctioned Person, (ii) has assets located in a Sanctioned Country, (iii) conducts any business with or for the benefit of any Sanctioned Person, (iv) directly or, to the knowledge of any Loan Party, indirectly derives revenues from investments in, or transactions with, Sanctioned Persons, (v) is a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision, or (vi) is a Person that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Section 311 of the USA Patriot Act as warranting special measures due to money laundering concerns. Each Loan Party and each of its Subsidiaries is in compliance in all material respects with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. In addition, no Loan Party or any Subsidiary is engaged in any kind of activities or business of or with any Person or in any country or territory in violation of applicable Sanctions.

5.16    Anti-Bribery and Corruption. Neither any Loan Party nor, to the best knowledge of any Loan Party, any director, officer, employee, or any other Person acting on behalf of any Loan Party, has offered, promised, paid, given or authorized the payment or giving of any money or other thing of value, directly or indirectly, to or for the benefit of any Person, including without limitation, any employee, official or other Person acting on behalf of any Governmental Authority, or otherwise engaged in any activity that may violate any Anti-Corruption Law. Neither any Loan Party nor, to the best knowledge of any Loan Party, any director, officer, employee, or any other Person acting on behalf of any Loan Party, has engaged in any activity that would breach any Anti-Corruption Laws. To each Loan Party’s knowledge, there is no pending or, to the best knowledge of any Loan Party, threatened action, suit, proceeding or investigation before any court or other Governmental Authority against any Loan Party or any of its directors, officers, employees or other Person acting on its behalf that relates to a potential violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions. The Loan Parties will not directly or, to the knowledge of any Loan Party, indirectly use, lend or contribute the proceeds of any Term Loan for any purpose that would breach the Anti-Corruption Laws.

5.17    Ownership of Properties. Each Loan Party owns good and, in the case of fee-owned real property, marketable title to all of its properties and assets necessary to the operation of its business, real and personal, tangible and intangible, of any nature whatsoever, free and clear of all Liens, charges and claims, except (i) for Permitted Liens and defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such assets for their intended purposes or (ii) where the failure to have such title, interest or rights would not reasonably be expected to have a Material Adverse Change.

5.18    Environmental Matters. The ongoing operations of each Loan Party comply in all respects with all applicable Environmental Laws, except such non-compliance which could not (if enforced in accordance with applicable law) reasonably be expected to result in a Material Adverse Change. Each Loan Party has obtained, and maintained in good standing, all licenses, permits, authorizations and registrations required under any Environmental Law and necessary for their respective ordinary course operations as currently conducted, and each Loan Party is in compliance with all material terms and conditions thereof, except in each case where the failure to obtain, maintain, or comply could not reasonably be expected to result in a Material Adverse Change. No Loan Party or, to its knowledge, any of its respective properties or operations is subject to any outstanding written order from or agreement with any Federal, state or local governmental authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Substance in each case that could reasonably be expected to have a Material Adverse Change. There has been no release of Hazardous Substances at any property, or, to the knowledge of the Loan Parties, arising from operations prior to the Effective Date, of any Loan Party that could reasonably be expected to result in a Material Adverse Change. To the knowledge of the Loan Parties, no Borrower nor any other Loan Party has any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that are leaking or disposing of Hazardous Substances, except as could not reasonably be expected to result in a Material Adverse Change.

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6.          AFFIRMATIVE COVENANTS

On and after the Effective Date, so long as any Obligation (whether or not due) shall remain unpaid (other than Unasserted Contingent Indemnification Claims) or any Term Loan Commitment shall remain outstanding, each Loan Party shall do, and shall cause its Subsidiaries to do, all of the following:

6.1    Government Compliance.

(a)    Maintain its and all its Subsidiaries’ legal existence (except as otherwise permitted hereunder) and good standing in each jurisdiction in which the failure to do so would reasonably be expected to have a Material Adverse Change. Each Loan Party shall comply, and shall ensure each of its Subsidiaries comply, in all material respects, with all applicable material laws, ordinances and regulations of Governmental Authorities to which it is subject, including to the extent that such Loan Party is operating as an insurance agency and program administrator in the insurance business all applicable regulations of Governmental Authorities having jurisdiction over activities of such Loan Party, in each case where the failure to do so would be reasonably expected to have a Material Adverse Change.

(b)    Obtain all of the Governmental Approvals necessary for the performance by each Loan Party of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Agent in the Collateral, in each case where the failure to do so would be reasonably expected to have a Material Adverse Change. Each Loan Party shall as soon as reasonably practicable after written request by Agent (acting at the written direction of the Required Lenders) provide copies of any such obtained Governmental Approvals to Agent.

6.2    Financial Statements, Reports, Certificates

. Provide Agent and the Lenders with the following:

(a)    [reserved].

(b)    Quarterly Financial Statements. Promptly once available, but no later than forty-five (45) days after the last day of each fiscal quarter, unaudited consolidated balance sheets as of the close of such fiscal quarter and the related consolidated statements of income and cash flow for (I) such fiscal quarter and (II) for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter, as well as in comparative form the figures for the corresponding period in the prior Fiscal Year and the figures contained in the budget for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes);

(c)    Annual Audited Financial Statements. Promptly once available, but no later than 120 days after the last day of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2023), audited consolidated financial statements consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, prepared under GAAP, consistently applied (in all material respects), of the Borrower and its Subsidiaries, on a consolidated basis, together with an opinion on the financial statements from an Approved Auditor, which report shall be unqualified as to going concern and scope of audit (other than solely with respect to, or resulting solely from (i) an upcoming maturity date with respect to any Term Loan or other Indebtedness occurring within one year from the time such report is delivered or (ii) any potential inability to satisfy any financial maintenance covenant on a future date or in a future period) (but which report, for the avoidance of doubt, may include a “going concern” or “emphasis of matter” explanatory paragraph or like statement);

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(d)    Compliance Certificate. Within five Business Days following the date required for the delivery of quarterly financial statements pursuant to clauses (b) and (c) above, a duly completed Compliance Certificate signed by a Responsible Officer (i) showing (as applicable) the calculations of financial covenants in Section 7.13 and (ii) including a certification of a Responsible Officer (or other financial officer reasonably acceptable to the Required Lenders) of the Borrower that (A) the financial information provided pursuant to Section 6.2(b) presents fairly in accordance with GAAP (subject to normal year-end and audit adjustments and the absence of footnotes) the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries, on a consolidated basis, as at the end of such fiscal quarter and for that portion of the Fiscal Year then ended, and (B) any other information presented is true, correct and complete in all material respects and that there is no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrower shall deliver to Lender, within such 45-day period after the end of each fiscal quarter, a high-level narrative report that includes a comparison to the budget for that fiscal quarter and a comparison of performance for that fiscal quarter to the corresponding period in the prior year;

(e)    Annual Operating Budget and Business Plan. As soon as available, but no later than 60 days after the last day of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2024), an annual operating budget and business plan for the Borrower and its Subsidiaries for the following Fiscal Year;

(f)    Quarterly Auditor Opinions. Promptly once (and to the extent) available (but solely to the extent actually produced quarterly in the ordinary course of business), a quarterly opinion of an Approved Auditor with respect to the financial statements required to be provided pursuant to Section 6.2(b) of this Agreement, which opinion shall be unqualified as to going concern and scope of review (other than solely with respect to, or resulting solely from (i) an upcoming maturity date with respect to any Term Loan or other Indebtedness occurring within one year from the time such opinion is delivered or (ii) any potential inability to satisfy any financial maintenance covenant on a future date or in a future period) (but which opinion may include a “going concern” or “emphasis of matter” explanatory paragraph or like statement);

(g)    Excluded Subsidiaries. Prompt notification to Agent, upon knowledge by a Responsible Officer, of any Subsidiary becoming an Excluded Subsidiary by updating Schedule 6.2(g);

(h)    Notice of Suspension, Termination or Revocation. (i) Prompt notification to Agent of a Loan Party’s receipt of notice from any Governmental Authority notifying such Loan Party or any of its Subsidiaries of a hearing relating to a suspension, termination or revocation of any Insurance License, including any request by a Governmental Authority which commits a Loan Party or any of its Subsidiaries to take, or refrain from taking, any action or which otherwise materially and adversely affects the authority of such Loan Party or any such Subsidiary to conduct its business, and (ii) within five (5) days after such notice is received by Borrower or its Subsidiaries, notice of actual suspension, termination or revocation of any material Insurance License by any Governmental Authority; provided that no such notice shall be required hereunder if and to the extent prohibited by applicable law or regulation;

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(i)    Insurance Business Notices. Promptly, but in any event within ten (10) Business Days after any officer of a Loan Party becomes aware thereof, written notice of (i) the receipt of any notice from any Governmental Authority of the expiration without renewal, revocation or suspension of, or the institution of any material proceedings to revoke or suspend, any permit now or hereafter held by any Regulated Insurance Company which is required to conduct Insurance Business, the expiration, revocation or suspension of which would reasonably be expected to have a Material Adverse Change, (ii) the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of any Regulated Insurance Company, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which, if adversely determined, would reasonably be expected to have a Material Adverse Change or (iii) any judicial or administrative order materially limiting or controlling the Insurance Business of any Regulated Insurance Company (and not the title insurance industry generally) which has been issued or adopted and which would reasonably be expected to have a Material Adverse Change;

(j)    Information Regarding Collateral. Promptly (and, in any event, within 10 days of the relevant change or such later date as Lender may agree) provide Agent written notice of any change of (a) its name as it appears in official filings in the state of its incorporation or other organization, (b) its chief executive office, principal place of business, corporate offices or warehouses or locations at which material tangible Collateral is held or stored, or the location of its material records concerning the Collateral, (c) the type of legal entity that it is, (d) its state of incorporation or organization or (e) the organizational number (if any) assigned by its jurisdiction of incorporation or organization;

(k)    Other Documents. Such other financial and other information respecting any Loan Party’s business or financial condition as Lender shall, from time to time, reasonably request; provided that no Loan Party (or any Subsidiary thereof) shall be required to disclose or provide any information (i) in respect of which disclosure to Agent or any Lender (or any of their respective representatives) is prohibited by applicable requirements or law or regulation; (ii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iii) in respect of which such Loan Party (or a Subsidiary thereof) owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into solely in contemplation of the requirements of this paragraph (k));

(l)    SEC Filings. In the event that the Loan Parties become subject to the reporting requirements under the Exchange Act, within five (5) days of the public filing thereof, copies of all periodic and other reports, proxy statements and other material periodic reporting documents filed by the Loan Parties with the SEC or with any national securities insurer, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the Loan Parties post such documents, or provide a link thereto, on the Loan Parties’ website on the Internet at the Loan Parties’ website address; provided, however, the Loan Parties shall promptly notify Agent in writing (which may be by electronic mail) of the posting of any such documents;

(m)    Legal Action Notice. Promptly after becoming aware of the same, a report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that, if adversely determined, would reasonably be expected to result in a Material Adverse Change; provided that no such notice shall be required hereunder if and to the extent prohibited by applicable law or regulation;

(n)    Governmental Correspondence, Approvals, Etc. Within ten (10) Business Days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law that would reasonably be expected to result in a Material Adverse Change; provided that no such notice shall be required hereunder if and to the extent prohibited by applicable law or regulation;

(o)    Defaults; Material Adverse Change. As soon as reasonably practicable, and in any event within five (5) Business Days after a Responsible Officer of any Loan Party becomes aware of the occurrence of a Default or Event of Default or the occurrence of any event or development that would reasonably be expected to have a Material Adverse Change, the written statement of a Responsible Officer of Borrower setting forth the details of such Default or Event of Default or other event or development having a Material Adverse Change and the action which the affected Loan Party proposes to take with respect thereto; and

(p)    Annual Statutory Statements. Promptly, but in any event within ten (10) days after the date required to be filed, a copy of each Regulated Insurance Company’s Annual Statement for such year ended December 31, as filed with each Applicable Insurance Regulatory Authority.

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Notwithstanding the foregoing, the obligations in paragraphs (b), (c) and (f) of this Section 6.2 may instead be satisfied with respect to any financial statements or auditor opinion of the Borrower by furnishing (A) the applicable financial statements or auditor opinion of any Parent Company or (B) any Parent Company’s Form 10-K or 10-Q, as applicable, filed with the SEC or any securities exchange, in each case, within the time periods specified in such paragraphs and without any requirement to provide notice of such filing to Agent or to any Lender; provided that, with respect to each of clauses (A) and (B), (i) if (1) such financial statements relate to any Parent Company and (2) either (I) such Parent Company (or any other Parent Company that is a Subsidiary of such Parent Company) has any third party Indebtedness and/or operations (as determined by the Borrower in good faith and other than any operations that are attributable solely to such Parent Company’s ownership of the Borrower and its Subsidiaries) or (II) there are material differences between the financial statements of such Parent Company and its consolidated Subsidiaries, on the one hand, and the Borrower and its consolidated Subsidiaries, on the other hand, such financial statements or the Form 10-K or Form 10-Q, as applicable, shall be accompanied by consolidating information (which need not be audited) that summarizes in reasonable detail the differences between the information relating to such Parent Company, on the one hand, and the information relating to the Borrower and its consolidated Subsidiaries on a standalone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of the Borrower as having been fairly presented in all material respects and (ii) to the extent such statements are in lieu of statements required to be provided under Section 6.2(c), such statements shall be accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing or another accounting firm reasonably acceptable to Agent, which report and opinion shall satisfy the applicable requirements set forth in Section 6.2(c) as if the references to “the Borrower” therein were references to such Parent Company.

6.3    Taxes; Pensions. Timely pay, and require each of its Subsidiaries to pay, within any applicable payment period, all federal, and all foreign, state and local, Taxes and other similar assessments owed by a Loan Party and each of its Subsidiaries (except to the extent such Taxes or assessments are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor) except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Change.

6.4    Insurance.

(a)    Keep its business and the tangible Collateral insured for risks, and in amounts customary for companies in the Loan Parties’ industry and location and as Agent (acting at the written direction of the Required Lenders) may reasonably request. Insurance policies insuring the property of each Loan Party shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of a Loan Party, and in amounts that are customary for companies in the Loan Parties’ industry and location and reasonably satisfactory to Agent. All property policies insuring the property of the Loan Parties shall have a lender’s loss payable endorsement showing Agent as the sole lender loss payable. All liability policies issued to the Loan Parties for the benefit of the Loan Parties shall show, or have endorsements showing, Agent as an additional insured. To the extent reasonably available, all property and liability policies referenced in this section shall have a notice of cancellation endorsement naming Agent. Agent shall be named as lender loss payable and/or additional insured with respect to any such insurance providing coverage in respect of any material Collateral.

(b)    Ensure that proceeds payable under any property policy insuring the property of the Loan Parties are, at the option of Agent (acting at the written direction of the Required Lenders) payable to Agent on account of the Obligations.

(c)    At Agent’s request (acting at the written direction of the Required Lenders), and when other evidence or certificates of insurance are not sufficient and where possible or reasonable, the Loan Parties shall deliver certified copies of insurance policies insuring the property of the Loan Parties. The Loan Parties shall use commercially reasonable efforts to cause each provider of any such insurance required under this Section 6.4 to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Agent, that it will give Agent thirty (30) days prior written notice (or ten (10) days prior written notice in the case of non-payment) before any such policy or policies. If the Loan Parties fail to obtain insurance as required under this Section 6.4 or to pay any amount or furnish any required proof of payment to third persons and Agent, Agent may make all or part of such payment or obtain such insurance policies required in this Section 6.4, and take any action under the policies Required Lenders (by direction to Agent) deem prudent.

6.5    Operating Accounts. Except as otherwise provided in this Section 6.5, deposit or cause to be deposited promptly all proceeds in respect of any Collateral and all other amounts received by any Loan Party into a Collateral Account subject to a Control Agreement or in an Excluded Account. The Loan Parties shall not maintain cash, Cash Equivalents or other amounts in any Collateral Account (other than Excluded Accounts), unless, Agent shall have received a Control Agreement or other appropriate instrument in respect of each such Collateral Account to perfect Agent’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated by any Loan Party without the prior written consent of Agent (acting at the written direction of the Required Lenders). Notwithstanding the foregoing, promptly after the later of (x) the occurrence of a Project Beacon Failure Event and (y) October 1, 2025, to the extent then reasonably requested by Agent (acting at the written direction of the Required Lenders), the Borrower will use commercially reasonably efforts to amend each Control Agreement required pursuant to this Section 6.5 to provide that the applicable depository bank will comply with instructions originated by Agent directing disposition of the funds in the deposit account without further consent by any Loan Party (without, for the avoidance of doubt, any requirement of Agent to provide any “notice of exclusive control” or similar notice).

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6.6    Protection of Intellectual Property Rights.

(a)    (i) Protect, defend and maintain the validity and enforceability of its Intellectual Property, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Change; (ii) promptly advise Agent in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of any Intellectual Property that in the good faith commercial judgement of such Loan Party is material to such Loan Party’s business; and (iii) not allow any Intellectual Property owned by a Loan Party that in the good faith commercial judgement of such Loan Party is material to such Loan Party’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent.

(b)    Upon the reasonable request of Agent (acting at the written direction of the Required Lenders), the Loan Parties shall use commercially reasonable efforts to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for Agent to have a security interest in the Loan Parties’ rights in any material Restricted License that might otherwise be prohibited by law or by the terms of any such Restricted License (but only to the extent that such terms would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or other applicable law (including the Bankruptcy Code) or principles of equity), whether now existing or entered into in the future. For the avoidance of doubt, in no event shall the use of commercially reasonable efforts to obtain such consent or waiver obligate any Loan Party to pay any fees or expenses, incur any liabilities or modify any terms of any such Restricted License (or any other agreement) in a manner that is adverse to such Loan Party.

6.7    Environmental Matters. If any release or disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of the Borrower or any its Subsidiaries, and such release or disposal could reasonably be expected to result in a Material Adverse Change, cause, or direct the applicable Loan Party to cause, the prompt containment or removal of such Hazardous Substances or the remediation of such real property or other assets as is necessary to comply with all applicable Environmental Laws, except where the failure to do so could not reasonably be expected to result in a Material Adverse Change; provided, however that no Loan Party shall be required to undertake any such containment, removal or remedial action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP. Without limiting the generality of the foregoing, the Borrower shall, and shall cause each other Loan Party to, comply in all material respects with each valid Federal or state judicial or administrative order under any applicable Environmental Law requiring the performance by the Borrower or any of its Subsidiaries at any real property of activities in response to the release or threatened release of a Hazardous Substance, except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

6.8    Books and Records; Inspections. Keep, and cause each of its Subsidiaries to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP in all material respects; and allow, and cause each of its Subsidiaries to allow, upon reasonable prior notice and at reasonable times during normal business hours, the Lenders or any agent or representative thereof to (i) visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Borrower hereby authorizes such independent auditors to discuss such financial matters with any Lender or any agent or representative thereof, provided that the Borrower shall be afforded a reasonable opportunity to be present at any meeting between any Lender and the Borrower’s independent auditors), (ii) inspect the properties and operations of the Borrower and its Subsidiaries, (iii) perform appraisals of the property and business of the Borrower and its Subsidiaries and (iv) inspect, examine, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to any Collateral; provided that (x) the Borrower (or any of its Subsidiaries) may, if it so chooses, have one or more employees or representatives be present at and/or participate in any such discussion, visit, appraisal and/or inspection and (y) the Borrower and its Subsidiaries will not be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to any Lender (or its agents or representatives) is prohibited by law, fiduciary duty or any binding agreement entered into prior to and not in response to such request for disclosure, or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product. All such visits, inspections, examinations, appraisals or audits by the Lenders shall be at the Borrower’s expense; provided that so long as no Event of Default exists, the Lenders (taken as a whole) may not exercise their rights to require, and the Borrower shall not be required to reimburse the Lenders for, visits, inspections, examinations, appraisals and audits more frequently than once each Fiscal Year.

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6.9    Formation or Acquisition of Subsidiaries. At the time that any Loan Party forms any direct Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date (in each case, other than an Excluded Subsidiary), such Loan Party shall, promptly and in any event within thirty (30) days after the formation or acquisition thereof (or such later date as Agent (acting at the written direction of the Required Lenders) may agree it its or their respective sole discretion),  cause such new Subsidiary to become a Guarantor hereunder by executing and delivering to Agent a Counterpart Agreement,  provide to Agent appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance reasonably satisfactory to Required Lenders, and  provide to Agent such other agreements, instruments, opinions, approvals or other documents (in form and substance reasonably satisfactory to Agent (acting at the written direction of the Required Lenders)) reasonably requested by Agent (acting at the written direction of the Required Lenders) in order to create, perfect, establish the pledge of all of the beneficial ownership interest in such new Subsidiary or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents.

6.10    Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions. (i) Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions, (ii) not engage in any activity that would breach in any material respect any Anti-Corruption Law, (iii) promptly notify Agent of any action, suit or investigations by any court or Governmental Authority in relation to an alleged breach of the Anti-Corruption Law, (iv) not directly or, to the knowledge of any Loan Party, indirectly use, lend or contribute the proceeds of any Term Loan for any purpose that would breach any Anti-Corruption Law and (v) in order to comply with the “know your customer/borrower” requirements of the Anti-Money Laundering Laws, promptly provide to Agent upon its reasonable request from time to time (A) to the extent known to such Loan Party, information relating to individuals and entities affiliated with any Loan Party that maintain a business relationship with Agent or Lenders, and (B) such identifying information and documentation as may be available for such Loan Party in order to enable Agent or any Lender to comply with Anti-Money Laundering Laws.

6.11    Lender Meetings. Upon the reasonable request and on reasonable notice of the Required Lenders, not more than three in any Fiscal Year, participate in a meeting by telephone with the Lenders (or at such location as may be agreed to by Borrower and the Required Lenders) at such time as may be agreed to by Borrower and the Required Lenders.

6.12    Use of Proceeds. The Borrower shall use the proceeds of the Term Loans solely for general corporate purposes (including working capital) of the Loan Parties and their respective Subsidiaries.

6.13    Further Assurances. Execute any further instruments and take further action as Agent (acting at the written direction of the Required Lenders) reasonably requests to (a) perfect, protect or continue Agent’s first priority Lien in the Collateral (subject to Permitted Liens), (b) enable Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral or (c) better assure, convey, grant, assign, transfer and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. If an Event of Default has occurred and is continuing as a result of any Loan Party failing to perform any agreement or obligation contained herein (i) in furtherance of the foregoing and to the extent reasonably deemed necessary by Agent (acting at the written direction of the Required Lenders), to the maximum extent permitted by applicable law, each Loan Party authorizes each Agent to execute any such agreements, instruments or other documents in such Loan Party’s name and to file such agreements, such instruments or other such documents in such Loan Party’s name in any appropriate filing office, and (ii) Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Loan Party or Agent, and the reasonable out-of-pocket expenses of Agent incurred in connection therewith shall be jointly and severally payable by the Loan Parties pursuant to Section 12.10 hereof and shall be secured by the Collateral.

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6.14    Post-Closing. Notwithstanding anything herein to the contrary, provide Agent (each in form and substance reasonably satisfactory to Agent (acting at the written direction of the Required Lenders)):

(a) within 30 days after the Effective Date (or such later date as Agent (acting at the written direction of the Required Lenders) may agree), duly executed control agreements in respect of any Deposit Accounts included in the Collateral (excluding, for the avoidance of doubt, any Excluded Accounts);

(b) within 30 days after the Effective Date (or such later date as Agent may agree), evidence of the insurance coverage required by Section 6.4 with such endorsements as to the additional insureds or lender’s loss payables thereunder as the Required Lenders may reasonably request (including Borrower having used commercially reasonable efforts to provide that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days’ (provided that such period shall be 10 days’ notice in the case of failure to pay premiums) prior written notice to Agent), and each such additional insured or lender’s loss payables thereunder to the extent reasonably available, together with evidence of the payment of all premiums due in respect thereof for such period as the Required Lenders may request; and

(c) as soon as available but in any event within 30 days following the Effective Date (or such later date as Agent (acting at the written direction of the Required Lenders) may agree), deliver to the Agent all stock certificates or other certificated securities included in the Collateral as of the Closing Date that are required to be delivered pursuant to Section 4.6(b), together with stock powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Required Lenders and by such other instruments and documents as the Required Lenders may reasonably request

6.15    Underwriter. If reasonably requested by Agent (acting at the written direction of the Required Lenders) after the occurrence of a Project Beacon Failure Event, the Borrower shall promptly, but solely to the extent permitted by applicable law and/or regulation, (a) transfer 100% of the Borrower’s then-owned Equity Interests in the Underwriter into a newly formed bankruptcy-remote entity (the “Underwriter HoldCo”) and (b) cause 100% of the Borrower’s then-owned Equity Interests in the Underwriter HoldCo to be pledged as Collateral hereunder. In furtherance of the foregoing, the Lenders and the Borrower agree to use commercially reasonable efforts to complete a Form A regulatory filing in respect of the pledge of the Borrower’s Equity Interests in the Underwriter HoldCo.

7.          NEGATIVE COVENANTS

On and after the Effective Date, and in each case so long as any Obligations (whether or not due) shall remain outstanding or unpaid (other than Unasserted Contingent Indemnification Claims) or any Term Loan Commitment shall remain outstanding, no Loan Party shall and no Loan Party shall permit its Subsidiaries to:

7.1    Dispositions. Make any Disposition, whether in one transaction or a series of related transactions, of all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing, except for  Dispositions of assets in the ordinary course of business or as carried on as at the date of this Agreement; Dispositions of worn-out or obsolete assets;  Dispositions consisting of Permitted Liens and Permitted Investments;  Dispositions consisting of the sale or issuance of any Qualified Equity Interests of Borrower; Dispositions of non-exclusive licenses and leases for the use of the property (including intellectual property) of a Loan Party or its Subsidiaries in the ordinary course of business;  Dispositions consisting of the Loan Parties’ or their Subsidiaries use or transfer of money or Cash Equivalents (other than, except in the case of Borrower, transfers to Affiliates that are non-Loan Parties (other than to a Subsidiary of a Loan Party)) in the ordinary course of its business for the payment of ordinary course business expenses in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; Dispositions of assets in exchange for other assets which are in reasonable opinion of the disposing Loan Party or Subsidiary, comparable as to type, value and quality; Dispositions between and/or among the Loan Parties or their Subsidiaries; the sale or discount of Accounts (subject only to customary limited recourse) in the ordinary course of business in connection with the compromise, collection or efficient monetization thereof; the lapse, abandonment or other dispositions of intellectual property that is, in the reasonable good faith judgment of a Loan Party or its Subsidiary, no longer economically practicable or commercially desirable to maintain or useful in the conduct of the business of the Loan Parties or any of their Subsidiaries; Dispositions resulting from any loss, destruction or damage of any property or assets or any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of any property or assets; mergers and consolidations to the extent expressly permitted by Section 7.3; the termination or unwinding of any Swap Contract in accordance with its terms in the ordinary course of business; (n) disposals of cash or Cash Equivalents (x) in the ordinary course of business, but excluding pursuant to any transaction prohibited under the Loan Documents and/or (y) to the extent not expressly prohibited by the Hudson Subordination Agreement, to pay any fees, premiums or other amounts required to be paid under the Hudson Loan Documents; (o) Dispositions by one Loan Party of Pledged Shares to another Loan Party; (p) Dispositions expressly permitted by this Agreement; (q) any Disposition that generates (individually) less than $100,000 in Net Cash Proceeds and $750,000 in the aggregate for all such Dispositions since the Hudson Effective Date; (r) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; (s) any sale of Equity Interests by a Subsidiary so long as any remaining Investments in such Subsidiary of the Borrower and its Subsidiaries are permitted hereunder and (t) other Dispositions, so long as the Net Cash Proceeds thereof, when aggregated with the Net Cash Proceeds of all other Dispositions made within the same Fiscal Year in accordance with this clause (t), are not in excess of $10,000,000; provided that, (1) at the time of such Disposition (or, if such Disposition is made pursuant to a binding agreement to sell, at the time that such sale agreement is entered into), no Event of Default shall have occurred and be continuing or would result therefrom, and (2) such Net Cash Proceeds shall be (x) in an amount at least equal to the fair market value of the asset(s) subject to such Disposition (as determined in good faith by the Borrower), (y) paid in cash in an amount at least equal to 75% of such Net Cash Proceeds and (z) applied in accordance with Section 2.2(d)(ii).

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7.2    Changes in Business, Management, Control, or Business Locations. Engage in or permit any of its Subsidiaries to engage in any business other than (a) the businesses currently engaged (or proposed to be engaged in, as disclosed to the Lenders) in by any of the Loan Parties or their Subsidiaries as of the date hereof, as applicable or (b) lines of business reasonably related or ancillary thereto or to the property and casualty insurance business generally and, in the case of each of (a) and/or (b), including any business that is similar, incidental, complementary, corollary, synergistic or related, and in each case, any reasonable extension, development or expansion of such business.

7.3    Mergers. Except to consummate any acquisition or disposition otherwise permitted hereunder, (a) merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person or (b) acquire, adopt or consummate a “plan of division” (or comparable transaction) under the Delaware Limited Liability Company Act or any similar law; provided that, notwithstanding the foregoing, (i) any Loan Party may merge or consolidate with any other Loan Party, (ii) any Subsidiary of the Borrower that is not a Loan Party may merge or consolidate with any other Subsidiary of the Borrower that is not a Loan Party (or that is a Loan Party, provided that the Loan Party shall survive such merger or consolidation), (iii) if with respect to such merger or consolidation the Borrower is a party to such merger or consolidation, it shall be the survivor thereof.

7.4    Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5    Encumbrances. Create, incur, allow, or suffer, or permit any of its Subsidiaries to create, incur, allow or suffer, any Lien on any of its property, except for Permitted Liens, or assign or convey any right to receive income, including the sale of any Accounts (other than as permitted pursuant to Section 7.1), or permit any of its Subsidiaries to do so, except to the extent expressly permitted hereby, permit any Collateral not to be subject to the first priority security interest granted herein (subject to Permitted Liens and permitted non-perfection), or enter into, incur or permit to exist, or permit any Subsidiary to enter into, incur or permit to exist, directly or indirectly, any agreement, document, instrument or other arrangement (except with or in favor of Agent) with any Person which directly or indirectly prohibits or has the effect of prohibiting or restricting any Loan Party or any Subsidiary of any Loan Party from incurring or permitting to exist any Lien in or upon any of its property or revenues to secure the Obligations or which limits the ability of any Subsidiary that is not a Loan Party to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any Subsidiary or to guarantee Indebtedness of any Subsidiary, in each case, except for such agreements, documents, instruments, arrangements, prohibitions or restrictions existing under or by reason of (i) this Agreement and the other Loan Documents, (ii) applicable Requirements of Law (including restrictions and limitations imposed thereby and/or the direction or instruction of any applicable insurance regulator), (iii) any agreement, document, instrument or other arrangement creating a Permitted Lien (but only to the extent such prohibition or restriction applies to the assets subject to such Permitted Lien), (iv) customary provisions in leases and licenses of real or personal property entered into by any Loan Party or Subsidiary as lessee or licensee in the ordinary course of business, restricting the granting of Liens therein or in property that is the subject thereof, (v) customary restrictions and conditions contained in any agreement relating to the sale of assets pending such sale, provided that such restrictions and conditions apply only to the assets being sold and such sale is not prohibited under this Agreement, (vi) restrictions that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such contractual obligations were not entered into in contemplation of such Person becoming a Subsidiary, (vii) are customary restrictions that arise in connection with (x) any Permitted Lien and relate to the property subject to such Lien or (y) any disposition permitted by Section 7.1 and relate solely to the assets or Person subject to such disposition; (viii) are customary restrictions that arise in connection with (x) any Permitted Lien and relate to the property subject to such Lien or (y) any disposition permitted by Section 7.1 or 7.6 and relate solely to the assets or Person subject to such disposition; (ix) represent Indebtedness of a Subsidiary that is not a Loan Party which is permitted by Section 7.4 and which does not apply to any Loan Party; (x) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.6 and applicable solely to such joint venture and its equity; (xi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.4 but solely to the extent any negative pledge relates to the property financed by such Indebtedness and the proceeds, accessions and products thereof; (xii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the property interest, rights or the assets subject thereto; (xiii) are customary provisions restricting subletting, transfer or assignment of or any Lien on any lease governing a leasehold interest of Borrower or any of its Subsidiaries; (xiv) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; (xv) are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business; (xvi) arise in connection with cash or other deposits permitted under Section 7.5 or 7.6 and limited to such cash or deposit; (xvii) are restrictions regarding licensing or sublicensing by the Borrower and its Subsidiaries of Intellectual Property in the ordinary course of business; (xviii) are restrictions on cash earnest money deposits in favor of sellers in connection with acquisitions or other investments not prohibited hereunder; (xix) are in the Loan Documents; are operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto; (xx) are in any other Indebtedness, so long as such encumbrances or restrictions are not materially more restrictive than those contained in the Loan Documents (as determined by the Borrower in good faith) and do not prohibit compliance with Section 6.9; (xxi) would be rendered unenforceable by applicable provisions of the UCC or (xxii) are set forth in the Hudson Loan Documents.

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7.6    Distributions; Investments.  Make, or permit any of its Subsidiaries to make, any Restricted Payment other than Permitted Restricted Payments; or  directly or indirectly make (or permit any of its Subsidiaries to make) any Investment other than Permitted Investments (provided, however, notwithstanding anything to the contrary in this Agreement, a Loan Party may create or form a Subsidiary so long as such Loan Party complies with Section 6.9 hereof).

7.7    Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction between any Loan Party or any of its Subsidiaries (each, an “Obligor”) and any Affiliate of a Loan Party which is not an Obligor (each, a “Non Obligor”), except for:  transactions in the ordinary course of such Obligor’s business and upon fair and reasonable terms that are no less favorable to such Obligor than would be obtained in an arm’s length transaction with a Person that is not a Non Obligor,  transactions solely between or among any one or more Obligors, reasonable and customary indemnities provided to, and reasonable and customary fees paid to, members of the board of directors of the Borrower and its Subsidiaries,  transactions and other payments expressly permitted by this Agreement and the other Loan Documents,  compensation (including bonuses and commissions) and employment, separation and severance of officers, directors, employees and consultants (including expense reimbursement and indemnification) and the establishment and maintenance of benefit programs or arrangements with employees, officers, directors and consultants, including vacation plans, health and life insurance plans, deferred compensation plans and retirement or savings plans and similar plans or equity incentive or equity option plans, including entering into any agreement with respect to the foregoing, performing any Obligor’s obligations thereunder and making any payments in respect thereof, issuances of Qualified Equity Interests not resulting in a Change of Control or otherwise in violation of this Agreement or any other Loan Document, Indebtedness to the extent permitted by Section 7.4, Liens to the extent permitted by Section 7.5, Restricted Payments to the extent permitted under Section 7.6(a), Investments to the extent permitted under Section 7.6(b) and transactions permitted by Section 7.1 or Section 7.3; transactions existing on the Effective Date and listed on Schedule 7.7;  transactions in which the Borrower delivers to the Lender a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Borrower or such Subsidiary from a financial point of view; and (x) transactions which are approved by a majority of the disinterested members of the board of directors of the Borrower in good faith.

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7.8    Subordinated Debt. Amend, waive, modify or otherwise change any provision in any document relating to any Subordinated Debt in violation of the subordination provisions thereof or any subordination agreement with respect thereto, or adversely affect in any material respect the subordination thereof to Obligations owed to the Secured Parties.

7.9    Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System, “Margin Stock”), or use the proceeds of any Term Loan for that purpose; fail to  meet the minimum funding requirements of ERISA with respect to any employee benefit pension plans (as defined in Section 3(2) of ERISA) that is sponsored, maintained or contributed to by a Loan Party and that is subject to Title IV of ERISA (a “Pension Plan”),  prevent a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the 30-day notice period has been waived) from occurring, or  comply with the Federal Fair Labor Standards Act, the failure of any of the conditions described in clauses (a) through (c) which could reasonably be expected to have a Material Adverse Change; or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Change, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which would reasonably be expected to result in any liability of any Loan Party, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental entity, in each case which would reasonably be expected to result in a Material Adverse Change.

7.10    Prepayments, Etc. of Certain Debt. Prepay, redeem, purchase, defease or otherwise satisfy in cash prior to the scheduled maturity thereof in any manner any Restricted Debt (except, in the case of the Hudson Obligations, to the extent not prohibited by the Hudson Subordination Agreement (including the payment of “Permitted Payments” and payments in satisfaction of the “Rami Payment Rights” (in each case as defined in the Hudson Subordination Agreement)).

7.11    Modifications of Indebtedness, Operating Documents, Certain Other Agreements and Fiscal Year. (i) Amend, waive, modify or otherwise change any of its Operating Documents in any way materially adverse to the interests of Agent and Lenders under the Loan Documents; provided that (x) no such amendment, waiver, modification or other change shall provide for any plan of division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any similar statute or provision under applicable law) and (y) any non-de minimis amendment, modification or other change to, or waiver of, Article VI or VII of the Borrower Charter shall be deemed to be materially adverse to the interests of Agent and Lenders under the Loan Documents; (ii) agree to any amendment, modification or other change to, or waiver of, any of its rights under any contract that is material to the business of the Loan Parties if such amendment, modification, change or waiver would have a material and adverse effect on Agent’s security interest in the Collateral or on the rights and remedies of Agent and Lenders under the Loan Documents; or (iii) make any change in its Fiscal Year.

7.12    Sanctioned Persons; Anti-Corruption Laws; Anti-Money Laundering Laws. (i) Conduct, nor permit any of its Subsidiaries to conduct, any business or engage in any transaction or deal with or for the benefit of any Sanctioned Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Sanctioned Person, in each case in violation of applicable Sanctions; or (ii) use, nor permit any of its Subsidiaries to use, directly or, to the knowledge of any Loan Party, indirectly, any of the proceeds of any Term Loan, (A) to fund any activities or business of or with any Sanctioned Person or in any other manner that would result in a violation of any Sanctions by any Person (including by any Person participating in such Term Loan, whether as underwriter, advisor, investor or otherwise), or (B) for the purpose of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Law.

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7.13    Financial Covenants.

(a)    As of the last day of any month, allow Liquidity of the Borrower and its Subsidiaries, on a consolidated basis, to be less than $20,000,000; and

(b)    As of the last day of each Fiscal Year, allow Consolidated GAAP Revenue of the Borrower and its Subsidiaries, on a consolidated basis, to be less than $50,000,000, with respect to such Fiscal Year.

(c)    Notwithstanding anything to the contrary in this Agreement (including Section 8), if the Borrower reasonably expects to fail (or has failed) to comply with Section 7.13(a) and/or (b) above at the end of any applicable fiscal period, the Borrower (or any parent thereof) shall have the right (the “Cure Right”) at any time during such applicable fiscal period or thereafter until the date that is 15 Business Days after the date on which financial statements for such fiscal period are required to be delivered pursuant to Section 6.2(b) or (e) (as applicable) to issue Permitted Equity for cash or otherwise receive cash contributions in respect of Permitted Equity (the “Cure Amount”), and thereupon the Borrower’s compliance with Section 7.13(a) and (b) shall be recalculated giving effect to the following pro forma adjustment: each of Liquidity and Consolidated GAAP Revenue shall be increased, solely for the purpose of determining compliance with Section 7.13(a) or (b), as applicable, as of the end of the applicable fiscal period, by an amount equal to the Cure Amount. If, after giving effect to the foregoing recalculation (but not, for the avoidance of doubt, except as expressly set forth below, taking into account any immediate repayment of Indebtedness in connection therewith), the requirements of Section 7.13(a) or (b), as applicable, would be satisfied, then the requirements of Section 7.13(a) or (b), as applicable, shall be deemed satisfied as of the end of the relevant fiscal period with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 7.13(a) or (b), as applicable, that had occurred (or would have occurred) shall be deemed cured for the purposes of this Agreement. Notwithstanding anything herein to the contrary, (i) in each four consecutive applicable fiscal periods there shall be at least two such fiscal periods (which may, but are not required to be, consecutive) in which the Cure Right is not exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than three times (it being understood and agreed that for purposes of this Section 7.13(c), and exercise of the Cure Right with respect to Section 7.13(a) and (b) at the same time shall be deemed to be only one usage of the Cure Right), (iii) the Cure Amount shall be no greater than the amount required for the purpose of complying with Section 7.13(a) or (b), as applicable, (or to be in pro forma compliance with any financial covenant with respect to any other Indebtedness that is being cured), (iv) upon Lender’s receipt of a written notice from the Borrower that the Borrower intends to exercise the Cure Right (a “Notice of Intent to Cure”), until the 15th Business Day following the date on which financial statements for the fiscal period to which such Notice of Intent to Cure relates are required to be delivered pursuant to Section 6.2(b) or (e) (as applicable), Agent shall not exercise any right to accelerate the Term Loans, and Agent shall not exercise any right to foreclose on or take possession of the Collateral or any other right or remedy under the Loan Documents, in each case solely on the basis of the relevant Event of Default under Section 8.2(a), (v) during any fiscal period in which any Cure Amount is included in the calculation of Liquidity or Consolidated GAAP Revenue, as applicable as a result of any exercise of the Cure Right, such Cure Amount shall be counted solely as an increase to Liquidity or Consolidated GAAP Revenue (or, if applicable, both) (and not as a reduction of Indebtedness (by netting or otherwise), except to the extent that the proceeds of such Cure Amount are actually applied to repay Indebtedness) for the purpose of determining compliance with Section 7.13(a) or (b), as applicable.

7.14    Regulated Insurance Companies. Notwithstanding the foregoing, to the extent any of the foregoing covenants in this Section 7 conflict with applicable Requirements of Law as they apply to a Regulated Insurance Company (or applicable Requirements of Law would prevent the application thereof to any Regulated Insurance Company), such applicable Requirements of Law shall govern and such provision shall not apply, solely to the extent necessary to comply with such Requirements of Law.

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8.          EVENTS OF DEFAULT

The continuance of any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1    Payment Default. The Borrower fails to  make any payment of principal, on any Term Loan when due, or  pay any other Obligations (including interest, fees and the Applicable Prepayment Premium, if applicable) within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on any Tranche A Term Loan Maturity Date or the Tranche B Term Loan Maturity Date).

8.2    Covenant Default.

(a)    Any Loan Party fails or neglects to perform any obligation in Sections 6.12, 6.14 or 7.1 through 7.14;

(b)    Any Loan Party fails or neglects to perform any obligation in Section 6.2 and such failure or neglect continues for five (5) Business Days after the earlier of receipt of written notice of such failure or neglect by a Responsible Officer of Borrower from Agent and the date a Responsible Officer of any Loan Party has actual knowledge of such failure or neglect;

(c)    Any Loan Party fails or neglects to perform any obligation in Section 6.1(a) and such failure or neglect continues for fifteen (15) Business Days after the earlier of receipt of written notice of such failure or neglect by a Responsible Officer of Borrower from Agent and the date a Responsible Officer of any Loan Party has actual knowledge of such failure or neglect;

(d)    Any Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents (not specified in Sections 8.1, 8.2(a) or 8.2(b)), and (other than breach of any provision of Section 7 which cannot by its nature be cured) such failure or neglect continues for thirty (30) days after the earlier of receipt of written notice of such failure or neglect by a Responsible Officer of Borrower from Agent and the date a Responsible Officer of any Loan Party has actual knowledge of such failure or neglect; or

8.3    Attachment; Levy; Restraint on Business. (a) Any material portion of the Collateral (taken as a whole) is attached, seized, levied on, or comes into possession of a trustee or receiver, or (b) any court order enjoins, restrains, or prevents the Loan Parties from conducting all or any material part of their business, and in each case is not removed, discharged or rescinded within thirty (30) days.

8.4    Insolvency.  Any Loan Party admits in writing that it is generally unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent, is generally not paying its debts as such debts become due, or makes a general assignment for the benefit of creditors; any Loan Party begins an Insolvency Proceeding;  an Insolvency Proceeding is begun against any Loan Party and is not dismissed or stayed within sixty (60) days; or in the case of subclause (a) or (b) above, any Loan Party or Subsidiary shall take any action to authorize any of the actions set forth therein.

8.5    Other Agreements. There is, under any agreement governing Indebtedness in an aggregate outstanding amount in excess of $1,000,000 to which any Loan Party or its Subsidiaries is a party with a third party or parties, any failure or breach which has resulted in a current right by such third party or parties, whether or not exercised, to accelerate the maturity of such Indebtedness (after giving effect to any grace or cure period and the giving of notice if required thereunder (and in each case, not prior thereto)). For the avoidance of doubt, any failure or breach described above in this paragraph shall not result in a Default or Event of Default hereunder while any notice or grace period, if applicable to such failure, breach or default remains in effect. This Section 8.5 shall not apply to (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness if such sale or transfer is permitted under this Agreement and (B) the termination (or similar event) with respect to any hedging or other derivative instrument.

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8.6    Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least $1,000,000 (not covered by independent third-party insurance as to which liability has not been denied by such insurance carrier other than customary deductibles) shall be rendered against any Loan Party by any Governmental Authority, and the same are not, within sixty (60) days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged or bonded prior to the expiration of any such stay.

8.7    Misrepresentations. Any Loan Party or any Person acting for any Loan Party makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or any writing executed in connection herewith and delivered to Agent, and such representation, warranty, or other statement is incorrect in any material respect when made other than if the circumstances giving rise to the misrepresentations and the consequences of such misrepresentation are capable of remedy and are remedied within thirty (30) days of the earlier of receipt of written notice of such failure or neglect by a Responsible Officer of Borrower from Agent and the date a Responsible Officer of any Loan Party has knowledge of such misrepresentation.

8.8    Subordinated Debt. The Obligations ceasing or the assertion in writing by any Loan Party that the Obligations cease to constitute senior indebtedness with the priority contemplated by this Agreement under the subordination provisions of any document or instrument evidencing any permitted Subordinated Debt (including the Hudson Obligations) (in each case, to the extent required by such subordination provision) or the subordination provisions of any document, instrument, or agreement evidencing any Subordinated Debt (including the Hudson Subordination Agreement) shall for any reason be invalidated or otherwise cease to be in full force and effect, or any other Person shall take a material action in breach thereof or contest in writing the validity or enforceability thereof or deny in writing that it has any further liability or obligation thereunder.

8.9    Governmental Approvals. Any material Governmental Approval or material Insurance License of any Loan Party or any of its Subsidiaries shall have been revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or  subject to any decision by a Governmental Authority or an Applicable Insurance Regulatory Authority (as applicable) that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or Insurance License or that would reasonably be expected to result in the Governmental Authority or Applicable Insurance Regulatory Authority (as applicable) taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal cause, or would reasonably be expected to cause, a Material Adverse Change.

8.10    Validity; Liens. Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party asserts in writing that any material provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien in any material portion of the Collateral purported to be covered thereby.

8.11    Board Composition. The Independent Director (as defined in the Borrower Charter) (or a replacement therefor that is acceptable to the Required Lenders in their sole discretion) ceases to be a member of the Board of Directors of Borrower for a period of more than 45 days.

9.          RIGHTS AND REMEDIES

9.1    Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Agent may, (acting at the written direction of the Required Lenders) upon prior written notice to Loan Parties, do any or all of the following:

(a)    terminate the Term Loan Commitments and declare all Obligations (including all accrued and unpaid interest thereon, all fees, the Applicable Prepayment Premium, if applicable, and all other amounts due under the Loan Documents) to be immediately due and payable; provided that, notwithstanding foregoing, if an Event of Default described in Section 8.4 occurs, all Obligations (including all accrued and unpaid interest thereon, all fees, the Applicable Prepayment Premium, if applicable, and all other amounts due under the Loan Documents) shall be immediately and automatically due and payable without any requirement to provide notice or demand to any Loan Party or any other Person or any act by Agent, any Lender or any other Person;

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(b)    stop advancing money or extending credit for the Borrower’s benefit under this Agreement;

(c)    verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that the Required Lenders consider advisable, and notify any Person owing a Loan Party money of Agent’s security interest in such funds;

(d)    make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral, and the Loan Parties shall assemble the Collateral if Agent requests and make it available as Agent designates;

(e)    enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred, and in connection therewith each Loan Party grants Agent a license to enter and occupy its premises, without charge, to exercise any of Agent or Lenders’ rights or remedies;

(f)    ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral and in connection therewith Agent (and each of its designees and other nominees) is hereby granted, solely during the continuance of the Event of Default, a non-exclusive, royalty-free license or other right to use, without charge, any Loan Party’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks (provided that such license with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks), and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent’s exercise of its rights under this Section 9.1(f), such Loan Party’s rights under all licenses and all franchise agreements inure to Agent’s benefit (on behalf of itself and the Lenders);

(g)    demand and receive possession of any Loan Party’s Books;

(h)    exercise all rights and remedies available to any Secured Party under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof); and

(i)    deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral.

9.2    Power of Attorney. Each Loan Party hereby irrevocably appoints Agent, any officer or agent thereof and any person or agent which Agent may designate (including any nominee or other designee), as its lawful attorney-in-fact and proxy, with full authority in the place and stead of such Loan Party and in the name of such Loan Party or otherwise, from time to time in Agent’s and the Required Lenders’ discretion, exercisable only upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument that Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Agreement, including but not limited to:  endorse any Loan Party’s name on any checks or other forms of payment or security;  sign any Loan Party’s name on any invoice or bill of lading for any Account or drafts against Account Debtors;  settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms the Required Lenders determine reasonable;  make, settle, and adjust all claims under any Loan Party’s insurance policies;  pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and  transfer the Collateral into the name of Agent (or its nominee or other designee) or a third party as the Code permits. Each Loan Party also hereby appoints Agent, any officer or agent thereof and any person or agent which Agent may designate (including any nominee or other designee), as its lawful attorney-in-fact to sign such Loan Party’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than Unasserted Contingent Indemnification Claims) have been satisfied in full and all Term Loan Commitments shall have been terminated. Agent’s foregoing appointment as each Loan Party’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than Unasserted Contingent Indemnification Claims) have been fully repaid and performed and all Term Loan Commitments shall have been terminated.

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9.3    Protective Payments

. If any Loan Party fails to obtain the insurance called for by Section 6.4 or fails to pay any premium thereon or fails to pay any other amount which any Loan Party is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, the Secured Parties may obtain such insurance or make such payment, and all amounts so paid by the Secured Parties are Obligations and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. The Required Lenders will make reasonable efforts to provide the Loan Parties with notice of the Secured Parties obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by a Secured Party are deemed an agreement to make similar payments in the future or a Secured Party’s waiver of any Event of Default.

9.4    Application of Payments and Proceeds Upon Default

. At any time after Agent takes action under Section 9.1, Agent shall have the right to apply any funds in its possession hereunder, whether from Loan Party account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, including any Collateral consisting of cash (and any other amounts received on account of the Obligations after the exercise of remedies provided for in Section 9.1 (or after an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law), or otherwise (collectively, the “Proceeds”), to the Obligations. Solely in such circumstances, Agent shall apply the Proceeds, first, to the payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 12.3 and 12.10) payable to Agent in its capacity as such, and second, to the payment in full of the other Obligations (the amounts so applied to be distributed among the Lenders pro rata in accordance with the amounts of such Obligations owed to them on the date of any such distribution); provided that such payment shall be applied (i) (a) first, to the portion of such Obligations constituting accrued and unpaid fees, prepayment premiums, expenses and indemnities owing to the Lenders, (b) second, ratably to the portion of Obligations constituting unpaid principal of the Loans, and (c) third, to all other Obligations or (ii) as the Lenders may otherwise direct in writing. Agent shall pay any surplus actually received by it to the Loan Parties or to other Persons legally entitled thereto; the Loan Parties shall remain liable to the Secured Parties for any deficiency. If Agent or any other Secured Party, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Agent or such Secured Party, as applicable, shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Agent of cash therefor.

9.5    Agent’s Liability for Collateral. Subject to Section 4.5, Agent shall not be liable or responsible for:  the safekeeping of the Collateral;  any loss or damage to the Collateral;  any diminution in the value of the Collateral; or  any act or default of any carrier, warehouseman, bailee, or other Person. Each Loan Party bears all risk of loss, damage or destruction of the Collateral.

9.6    No Waiver; Remedies Cumulative. Agent’s failure, at any time or times, to require strict performance by any Loan Party of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of any Secured Party thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. The Secured Parties’ rights and remedies under this Agreement and the other Loan Documents are cumulative. The Secured Parties have all rights and remedies provided under the Code, by law, or in equity. A Secured Party’s exercise of one right or remedy is not an election and shall not preclude any Secured Party from exercising any other remedy under this Agreement or other remedy available at law or in equity, and a Secured Party’s waiver of any Event of Default is not a continuing waiver. Any Secured Party’s delay in exercising any remedy is not a waiver, election, or acquiescence.

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9.7    Demand Waiver. Each Loan Party waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Agent on which any Loan Party is liable.

9.8    Loan Party Agent. Each Loan Party (other than the Borrower) hereby appoints the Borrower as its agent in relation to the Loan Documents and authorizes the Borrower to (a) supply all information concerning itself contemplated by the Loan Documents to Agent and any Lender, (b) give all notices and instructions, make such agreements and effect the relevant amendments, supplements and variations capable of being given, made or effected by any Loan Party notwithstanding that they may affect such Loan Party, without further reference to or consent of such Loan Party, (c) sign or agree any amendment or waiver in relation to any Loan Document on behalf of such Loan Party, and (d) take as its agent any other action necessary or desirable under or in connection with the Loan Documents.

10.          NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered:  upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid;  upon transmission, when sent by electronic mail or facsimile transmission (if applicable);  one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or  when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number (if applicable), or email address indicated below. Agent or the Loan Parties may change its mailing or electronic mail address or facsimile number (if applicable) by giving the other parties written notice thereof in accordance with the terms of this Section 10.

If to any Loan Party:	States Title Holding, Inc.
101 Mission Street, Suite 1050
San Francisco, CA 94105
Attention: Legal Department
E-mail: [****]

If to Agent:	Alter Domus (US) LLC
225 West Washington Street, 9th Floor
Chicago, Illinois 60606
Attention: [****] and Legal Department
E-mail: [****]

With a copy (which shall not constitute notice) to:	Arnold & Porter Kaye Scholer LLP
250 West 55th Street
New York, NY 10019-9710
Attention: [****]
E-mail: [****]

If to the initial Lender:	Closing Parent Holdco, L.P.
c/o Centerbridge Partners, L.P.
375 Park Avenue, 11th Floor
New York, NY 10152
Attention: The Office of the General Counsel
Email: [****]

With a copy (which shall not constitute notice) to:	Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019-6099
Attention: [****]
E-mail: [****]

If to any other Lender:         At such address as shall be designated by such Lender in a written notice to the Borrower and Agent

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11.          CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE

Except as otherwise expressly provided in any of the Loan Documents, New York law governs the Loan Documents without regard to principles of conflicts of law. Each Loan Party, Agent and each Lender submit to the exclusive jurisdiction of the State and Federal courts in New York County, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude any Secured Party from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of such Secured Party. Each Loan Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Loan Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Loan Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to the Loan Parties at the address set forth in, or subsequently provided by the Loan Parties in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of a Loan Party’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY, AGENT AND EACH LENDER IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 11 shall survive the termination of this Agreement.

12.          GENERAL PROVISIONS

12.1    Termination Prior to Maturity; Survival. All covenants, representations and warranties made in this Agreement shall continue in full force until this Agreement has terminated pursuant to its terms, all Obligations (other than Unasserted Contingent Indemnification Claims) have been discharged or otherwise satisfied in full and all Term Loan Commitments shall have been terminated. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.

12.2    Successors and Assigns.

(a)    This Agreement binds and is for the benefit of the successors and permitted and registered assigns of each party. No Loan Party may assign this Agreement or any rights or obligations under it without Agent’s prior written consent (acting at the direction of the Required Lenders) (which may be granted or withheld in the Required Lenders’ discretion) and any such assignment without Agent’s prior written consent (acting at the direction of the Required Lenders) shall be null and void.

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(b)    Subject to the conditions set forth in clause (c) below, with the prior written consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned), so long as no Event of Default has occurred and is continuing, and the prior written consent of Agent, each Lender and its respective successors, contributees and assigns as permitted hereunder has the right to sell, transfer, assign, contribute or negotiate all or any part of, or any interest in, the Secured Parties’ obligations, rights and benefits under this Agreement and the other Loan Documents to any Person; provided that no such consent of the Borrower shall be required for any sale, transfer, assignment, contribution or negotiation to any Eligible Assignee. Notwithstanding the foregoing, (i) any Lender may at any time pledge, contribute or assign a security interest in all or any portion of its rights under this Agreement and any other Loan Document to secure obligations of such Lender, including any pledge, contribution or assignment to secure obligations to any Person; (ii) so long as such pledge, contribution or assignment is to a Person (other than an Eligible Assignee), prior written consent is required of Agent and, so long as no Event of Default has occurred and is continuing, the Borrower (such consent not to be unreasonably withheld, delayed or conditioned); (iii) no such pledge, contribution or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee, contributee or assignee for such Lender as a party hereto. The Agent shall treat each borrowing of Tranche A Term Loans as a separate class of Term Loans, and in connection with any borrowing of Tranche A Term Loans, the parties hereto agree to (and Lenders hereby direct Agent to) enter to such technical amendments as may be necessary or appropriate in the reasonable opinion of the Borrower to permit Agent to implement such treatment.

(c)    The parties to each such assignment shall execute and deliver to Agent, for its acceptance, an Assignment and Acceptance together with all documentation and other information with respect to the assignee that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act (including, if the assignee is not an existing Lender hereunder, an administrative questionnaire or information certificate for such assignee in a form supplied by or otherwise acceptable to Agent, together with its applicable tax form), and such parties shall deliver to Agent, for the benefit of Agent, a processing and recordation fee of $3,500; provided, however, that Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

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(d)    With the prior written consent of Agent and, so long as no Event of Default has occurred and is continuing, the Borrower (such consent of the Borrower not to be unreasonably withheld, delayed or conditioned), each Lender and its respective successors and assigns as permitted hereunder has the right to grant participation in all or any part of, or any interest in, the Secured Parties’ obligations, rights, and benefits under this Agreement and the other Loan Documents to any Eligible Assignee; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the Loan Parties for the performance of such obligations and (iii) the Loan Parties shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. A Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No participant shall be entitled to receive any greater payment under Section 2.6 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Borrower’s prior written consent.

(e)    [reserved]

(f)    Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of each Lender and its assignees and transferees, and the Term Loan Commitments of, and principal amounts (and stated interest) of the Term Loans owing to, the Lender and each assignee pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Agent, the Lender and each transferee and transferee shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Lenders and any assignee and transferee, at any reasonable time and from time to time upon reasonable prior written notice.

12.3    Indemnification. Each Loan Party agrees to, jointly and severally, indemnify, defend and hold each Secured Party, each of its Affiliates and each of its and its Affiliates’ respective officers, directors, partners, employees, attorneys, advisors, agents, controlling persons and representatives (each, an “Indemnified Person”) harmless against all obligations, demands, claims, losses, liabilities, damages, penalties, fees, liabilities, reasonable out-of-pocket costs, expenses and disbursements (including, without limitation, reasonable out-of-pocket attorneys’ fees, costs and expenses (but limited to one primary outside counsel to Agent and one separate primary outside counsel to the Lenders, outside counsel to Agent and separate outside counsel to the Lenders for each material relevant jurisdiction or specialty, and additional counsels in the case of any actual or potential conflicts of interest) and fees, costs and expenses of other third party advisors to Agent) (including all fees, expenses and costs incurred by any Indemnified Person in connection with any dispute, action, claim or suit brought to enforce the right to indemnification) of any kind or nature which at any time may be imposed on, incurred by, or asserted against, any Indemnified Person (subject to the foregoing in the case of attorneys or advisors), whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with the transactions contemplated by the Loan Documents or otherwise with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, the use or proposed use of the proceeds of the Term Loans, and any other document, instrument, agreement or transaction related to the foregoing, including any of the foregoing relating to the actual, potential or alleged violation of, noncompliance with or liability under, any Environmental Law or any actual, potential or alleged presence or release of or exposure to Hazardous Substances applicable to the operations of each Loan Party, any of its Subsidiaries or to any of their real property, or any actual, potential or alleged natural resource damages or harm or injury to any other property whether or not any Lender, Agent or any of their Related Parties are a mortgagee in possession or the successor-in-interest to any Loan Party or any Subsidiary (collectively, “Claims”); except for Claims and/or losses (a) directly caused by such Indemnified Person’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction, (b) except in the case of Agent and its related Indemnified Persons, that arise solely from a material breach by such Indemnified Person of its obligations under the Loan Documents or (c) that arise solely from a dispute solely among Indemnified Persons (other than disputes involving claims against Agent in its capacity as such or any of its related Indemnified Persons) not arising out of or resulting from any act or omission on the part of any Loan Party. This Section 12.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. This Section 12.3 shall be without duplication of the expense reimbursement obligations pursuant to Section 12.10.

This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

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12.4    Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.5    Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6    Correction of Loan Documents. Agent (acting at the direction of the Required Lenders) may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties so long as Agent provides the Loan Parties with written notice of such correction and allows the Loan Parties at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by Agent and the Loan Parties.

12.7    Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing and signed (with a copy provided to Agent contemporaneously therewith) (a) in the case of any waiver or consent other than as contemplated by Section 12.6, by the Required Lenders (or by Agent with the consent of the Required Lenders) or (b) in the case of any amendment other than as contemplated by Section 12.6, by the Required Lenders (or by Agent with the consent of the Required Lenders) and the Loan Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall: (i) increase any Term Loan Commitment, the Tranche A Term Loan Commitment Amount or the Tranche B Term Loan Commitment Amount or increase the Pro Rata Share of any Lender’s Term Loan Commitment, Tranche A Term Loan Commitment Amount or Tranche B Term Loan Commitment Amount, reduce the principal of, or interest on, any Term Loan or any other Obligations payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any scheduled date fixed for any payment of principal of, or interest or fees on, any Term Loan payable to any Lender, in each case, without the written consent of such Lenders adversely affected thereby (it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or the implementation of the Default Rate, shall be within the scope of this clause (i), and such actions shall only require the consent of the Required Lenders (or in the case of a waiver of mandatory prepayment in connection with a Change of Control, solely Agent without requirement for consent by any Lender or other Secured Party)); (ii) change the percentage of any Term Loan Commitment, Tranche A Term Loan Commitment Amount or Tranche B Term Loan Commitment Amount or of the aggregate unpaid principal amount of any Term Loan that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender adversely affected thereby; (iii) amend the definition of “Required Lenders” or “Pro Rata Share” without the written consent of each Lender adversely affected thereby; (iv) release all or substantially all of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of Agent for the benefit of Agent and the Lenders (except pursuant to a transaction otherwise permitted hereunder), or release the Borrower or substantially all of the guarantees provided by the Guarantors, in each case, unless otherwise provided by this Agreement, without the written consent of each Lender adversely affected thereby; (v) amend, modify or waive Section 9.4 or this Section 12.7 of this Agreement without the written consent of each Lender adversely affected thereby or (vi) amend, modify, or waive any provision of this Agreement in a manner that is directly and disproportionately adverse to any Lender or directly and favorably affecting any Lender (in each case, as compared to all of the Lenders), without the consent of each Lender affected by such amendment, modification, or waiver. Notwithstanding the foregoing, the Borrower and Agent, without requiring the consent of any other Person, shall be permitted to amend or waive the provisions hereof to address any issues of a technical nature or to cure any ambiguity or clear error. Notwithstanding the foregoing, (a) no amendment or modification of any Loan Document shall, unless signed by Agent, affect the rights or duties of Agent (but not in its capacity as a Lender (if applicable)) under this Agreement or the other Loan Documents and (b) the Agent Fee Letter may be amended, modified or waived solely by the parties thereto. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

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12.8    Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.9    Confidentiality. In handling any confidential information, each Secured Party shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made:  to Agent’s or any Lender’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Agent, collectively, “Lender Entities”) on a “need-to-know” basis who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential;  to prospective transferees or purchasers of any interest in any Term Loan (provided, however, that any prospective transferee or purchaser shall have entered into an agreement containing provisions substantially the same as those in this Section 12.9);  as required by law, regulation, subpoena, or other similar order of a Governmental Authority;  to Agent or a Lender’s regulators (and any self-regulatory authority (including the National Association of Insurance Commissioners)) or as otherwise required in connection with Agent or Lender’s regulators’ examination or audit;  as Agent or the Lenders reasonably consider appropriate in exercising remedies under the Loan Documents; and  to third-party service providers of Agent so long as such service providers have executed a confidentiality agreement with Agent with terms no less restrictive than those contained herein. Confidential information does not include information that is either:  in the public domain or in Agent’s possession when disclosed to Agent, or becomes part of the public domain (other than as a result of its disclosure by Agent in violation of this Agreement) after disclosure to Agent or any Lender Entity; or  disclosed to Agent or any Lender Entity by a third party, if Agent or such Lender Entity does not know that the third party is prohibited from disclosing the information. Lender Entities may use anonymous forms of confidential information for aggregate datasets, for analyses or reporting, and for any other uses not expressly prohibited in writing by the Loan Parties. The provisions of the immediately preceding sentence shall survive termination of this Agreement.

12.10   Fees, Costs and Expenses.  The Borrower shall reimburse (all being collectively referred to herein as the “Secured Party Expenses”): (1) Agent and the Lenders for all reasonable out-of-pocket fees, costs and expenses incurred by any such Person, including the reasonable out-of-pocket fees, costs and expenses of counsel or other third parties for advice, assistance or other representation, in connection with the negotiation, preparation, amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or the administration of the Term Loans made pursuant hereto or its rights hereunder or thereunder; provided that, without limiting the Borrower’s obligation to reimburse Secured Party Expenses pursuant to this clause (1) to the extent incurred for any other purpose, the aggregate amount of Secured Party Expenses incurred in connection with the performance of due diligence and documentation and negotiation and closing of the transactions contemplated by this Agreement that shall be required to be reimbursed to the Lenders (but not, for the avoidance of doubt, to Agent) by the Borrower pursuant to this clause (1) shall not exceed $250,000; and (2) Agent and the Lenders for all reasonable out-of-pocket fees, costs and expenses incurred by any such Person, including the reasonable out-of-pocket fees, costs and expenses of counsel (but limited to one primary outside counsel to Agent and one separate primary outside counsel to the Lenders, outside counsel to Agent and separate outside counsel to the Lenders for each material relevant jurisdiction or specialty, and additional counsels in the case of any actual or potential conflicts of interest) or other third parties for advice, assistance, or other representation, in connection with: (a) termination or enforcement of any of the Loan Documents; (b) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, the Lenders, the Loan Parties or any other Person, and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against a Loan Party or any other Person that may be obligated to Agent or the Lenders by virtue of the Loan Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Term Loans during the pendency of one or more Events of Default; (c) any attempt to enforce any remedies of Agent or the Lenders against the Loan Parties or any other Person that may be obligated to Agent or the Lenders by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Term Loans during the pendency of one or more Events of Default; (d) any work-out or restructuring of the Term Loans during the pendency of one or more Events of Default and (e) any efforts after the occurrence and during the continuance of an Event of Default to protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral; including, as to each of clauses (a) through (e) above, all reasonable out-of-pocket attorneys’ fees arising from such services, including those in connection with any appellate proceedings, and all reasonable out-of-pocket expenses, costs, charges and other fees incurred by such counsel in connection with or relating to any of the events or actions described in this Section 12.10, all of which shall be payable, on demand, to Agent or the Lenders, as applicable.  Without limiting the generality of the foregoing, to the extent set forth above in this Section 12.10, such expenses, costs, charges and fees may include:  reasonable out-of-pocket fees, costs and expenses of accountants, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and reasonable out-of-pocket expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.  This Section 12.10 shall survive the termination of this Agreement.

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12.11    Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.12    Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.13    Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.14    Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.15    USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the entities composing the Borrower, which information includes the name and address of each such entity and other information that will allow such Lender to identify the entities composing the Borrower in accordance with the USA PATRIOT Act. Each Loan Party agrees to take such action and execute, acknowledge and deliver at its sole cost and expense, such instruments and documents as any Lender may reasonably require from time to time in order to enable such Lender to comply with the USA PATRIOT Act.

12.16    Third Parties. Nothing in this Agreement, whether express or implied, is intended to:  confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns;  relieve or discharge the obligation or liability of any person not an express party to this Agreement; or  give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.17    Original Issue Discount Legend. The Tranche A Term Loans and the Tranche B Term Loans (in each case, if any) will be issued with original issue discount for United States federal income tax purposes. The issue price, issue date, amount of original issue discount, yield to maturity and, if applicable, the comparable yield and projected payment schedule may be obtained by writing to the Borrower at its notice address in Section 10 hereof.

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12.18    Project Beacon Transactions. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, Agent and the Lenders party hereto hereby irrevocably consent to the Loan Parties’ and/or their respective Affiliates’ execution of, and performance under, the Project Beacon Acquisition Agreement and each document contemplated by the terms of the Project Beacon Acquisition Agreement to be executed and/or delivered (in each case, as amended, restated, amended and restated, supplemented or modified from time to time in accordance with the terms thereof (without giving effect to any modification or waiver thereto that is materially adverse to the Lenders (solely in their capacities as such) unless Agent has provided written consent to such modification or waiver) (together with the Project Beacon Acquisition Agreement, the “Project Beacon Acquisition Documents”)) and the consummation of the Merger (as defined in the Project Beacon Acquisition Agreement) and each other action and/or transaction contemplated by the Project Beacon Acquisition Documents, including any such actions and/or transactions occurring prior to the consummation of the Merger, in each case, substantially on the terms and subject to the conditions set forth in (or otherwise consistent with) the Project Beacon Acquisition Documents.

13.          DEFINITIONS

13.1    Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to a Loan Party.

“Account Debtor” means any “account debtor” as defined in the Code.

“Affiliate” means, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agent” shall have the meaning set forth in the preamble to this Agreement.

“Agent Fee Letter” shall mean the Fee Letter, dated as of the date hereof, by and between the Borrower and Agent.

“Agreement” is defined in the preamble hereof.

“Annual Statement” means the annual statutory financial statement of any Regulated Insurance Company required to be filed with the Applicable Insurance Regulatory Authority of its jurisdiction of incorporation, which statement shall be in the form required by such Regulated Insurance Company’s jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements recommended by the NAIC to be used for filing annual statutory financial statements and shall contain the type of information recommended by the NAIC to be disclosed therein, together with all exhibits or schedules filed therewith.

“Anti-Corruption Laws” means all Requirements of Law concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, and the anti-bribery and anti-corruption laws and regulations of those jurisdictions in which the Loan Parties do business.

“Anti-Money Laundering Laws” means all Requirements of Law concerning or relating to terrorism or money laundering, including, without limitation, the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956-1957), the USA PATRIOT Act and the Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5332 and 12 U.S.C. §§ 1818(s), 1820(b) and §§ 1951-1959) and the rules and regulations thereunder, and any law prohibiting or directed against the financing or support of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B).

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“Applicable Insurance Regulatory Authority” means, with respect to each Loan Party, the Insurance Department of the state of domicile of such Loan Party or such other Governmental Authority which due to the nature of such Person’s activities, has regulatory authority over such Person, and any federal Governmental Authority regulating the insurance industry.

“Applicable Maturity Date” means (a) if any Tranche A Term Loans are funded hereunder but no Tranche B Term Loans are funded hereunder, the latest Tranche A Term Loan Maturity Date, (b) if any Tranche B Term Loans are funded hereunder but no Tranche A Term Loans are funded hereunder, the Tranche B Term Loan Maturity Date, (c) if both Tranche A Term Loans and Tranche B Term Loans are funded hereunder, the Tranche B Term Loan Maturity Date, and (d) if no Tranche A Term Loans or Tranche B Term Loans are funded hereunder, July 1, 2025.

“Applicable Prepayment Premium” means, if a Prepayment Premium Trigger Event occurs with respect to any Term Loan:

(a)    on or before the date that is twelve (12) months after the Funding Date with respect to such Term Loan, an amount equal to (i) the sum of (A) the aggregate amount of interest that would have otherwise been payable from the date of prepayment through the date that is twelve (12) months after the Funding Date with respect to such Term Loan, calculated based on the actual rate of interest (including, without limitation, the default rate, if applicable) payable at the time of prepayment, plus (B) ten percent (10%) of the aggregate principal amount of such Term Loan then prepaid in connection therewith or (ii) solely in the case of any prepayment that is (A) made on or prior to the date that is 60 days following the Project Beacon Signing Date and (B) funded with (or on account of) the proceeds of an Underwriter Dividend, six percent (6%) of the aggregate principal amount of such Term Loan then prepaid in connection therewith (as such amount shall be determined by the Required Lenders and the Borrower in good faith);

(b)    after the date that is twelve (12) months after the Funding Date with respect to such Term Loan and on or before the date that is twenty-four (24) months after the Funding Date with respect to such Term Loan, an amount equal to ten percent (10%) of the aggregate principal amount of such Term Loan then prepaid in connection therewith; and

(c)    after the date that is twenty-four (24) months after the Funding Date with respect to such Term Loan, zero.

“Approved Auditor” means PricewaterhouseCoopers, Deloitte, Ernst & Young, KPMG, BDO USA LLP, Grant Thornton LLP, RSM U.S. LLP, or any other auditor approved by Agent in its reasonable discretion.

“Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by Agent, in accordance with Section 12.2 hereof in the form of Exhibit E hereto.

“Available Tenor” means, as of any date of determination and with respect to the then current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.9(b)(iv).

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time and any successor statute or any similar federal or state law for the relief of debtors.

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“Base Rate” means, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 0.50% and (b) the Prime Rate in effect on such day; provided that, notwithstanding the foregoing, the Base Rate shall be deemed not to be less than 2.00% per annum at any time. Any change in the Base Rate due to a change in the Federal Funds Rate or the Prime Rate shall be effective from and including the effective date of such change in the Federal Funds Rate or the Prime Rate. If Agent shall have determined that it is unable to ascertain the Federal Funds Rate for any reason, the Base Rate shall be determined without regard to clause (a) above until the circumstances giving rise to such inability no longer exist.

“Base Rate Loan” means a Term Loan that bears interest in accordance with Section 2.3 except by reference to the Base Rate in lieu of Term SOFR.

“Basket Threshold” means, at any time:

(a)          if more than 80% of the original principal amount of the Term Loan (as defined in the Hudson Credit Agreement) is outstanding at such time, $2,500,000;

(b)          if more than 60% but less than 80% of the original principal amount of the Term Loan (as defined in the Hudson Credit Agreement) is outstanding at such time, $4,000,000;

(c)          if more than 40% but less than 60% of the original principal amount of the Term Loan (as defined in the Hudson Credit Agreement) is outstanding at such time, $5,500,000;

(d)          if more than 20% but less than 40% of the original principal amount of the Term Loan (as defined in the Hudson Credit Agreement) is outstanding at such time, $7,000,000; and

(e)          if more than 0% but less than 20% of the original principal amount of the Term Loan (as defined in the Hudson Credit Agreement) is outstanding at such time, then $8,500,000.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.9(b)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any Available Tenor, the first alternative set forth in the order below that (x) can be determined by Agent (at the instruction of the Required Lenders) for the applicable Benchmark Replacement Date and (y) is administratively feasible as determined by Agent:

(a) the sum of (i) Daily Simple SOFR and (ii) 0.10% (10 basis points); or

(b) the sum of: (i) the alternate benchmark rate that has been selected by Agent (acting at the direction of the Required Lenders) and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the relevant Governmental Authority or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment;

provided that, in each case, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent (acting at the direction of the Required Lenders) and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the relevant Governmental Authority or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

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“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

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For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day (or such other date selected by Agent (acting at the direction of the Required Lenders) and the Borrower) prior to the expected date of such event as of such public statement or publication of information (as such expected date may be delayed pursuant to any subsequent public statement or event) (or if the expected date of such prospective event is fewer than ninety (90) days (or such other date selected by Agent (acting at the direction of the Required Lenders) and the Borrower) after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date jointly elected by Agent (acting at the direction of the Required Lenders) and the Borrower and specified by Agent by notice to the Borrower and the Lenders.

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.9(b) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.9(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, which certification shall be substantially similar in substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers included as Appendix A to the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” is defined in the preamble hereof.

“Borrower Charter” means the Amended and Restated Certificate of Incorporation of the Borrower as in effect on the Effective Date.

“Business Day” means any day that is (i) not a Saturday, Sunday or a day on which banks in the State of New York or California are authorized or required to close and (ii) a U.S. Government Securities Business Day.

“Capital Expenditures” means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP as “purchase price of property and equipment” (or similar item) on such Person’s statement of cash flows.

“Capital Lease” means, as to any Person, any leasing or similar arrangement which, in accordance with GAAP, is or should be classified as a capital lease on the balance sheet of such Person.

“Capital Lease Obligations” means, as to any Person, all monetary obligations of such Person under any Capital Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Capitalized Interest” has the meaning set forth in Section 2.3(a).

“Cash Equivalents” means, as at any date of determination, any of the following:

(i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the government of the United States of America or (b) issued by any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, in each case maturing within one year after such date;

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(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s (or, in either case, the then equivalent grade), or carrying an equivalent rating by a nationally recognized rating agency if at any time Moody’s or S&P shall not be rating such obligations;

(iii) commercial paper or corporate demand notes maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s (or, in either case, the then equivalent grade), or carrying an equivalent rating by a nationally recognized rating agency if at any time Moody’s or S&P shall not be rating such obligations;

(iv) certificates of deposit, time deposits or bankers’ acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the applicable laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $300,000,000;

(v) readily marketable general obligations of any corporation organized under the laws of any state of the United States of America, payable in the United States of America, expressed to mature not later than 12 months following the date of issuance thereof and rated A or better by S&P or A-2 or better by Moody’s (or, in either case, the then equivalent grade), or carrying an equivalent rating by a nationally recognized rating agency if at any time Moody’s or S&P shall not be rating such obligations;

(vi) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in the preceding clauses entered into with any financial institution having combined capital and surplus and undivided profits of not less than $300,000,000;

(vii) investments in investment companies, mutual funds or money market funds that, in each case, invest substantially all of their assets in investments described in the preceding clauses;

(viii)         other investments of a nature and type consistent with those held by any Loan Party and/or any Subsidiary thereof on the Effective Date (or as otherwise approved or required by any insurance regulator); and

(ix)         other short term investments approved by Agent.

“Change of Control” means the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act as in effect on the date of this Agreement) (but excluding one or more Permitted Holders or an underwriter in connection with a permitted offering of Equity Interests of Parent) of Equity Interests of Parent representing more than the greater of (a) 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Parent and (b) the percentage of the aggregate ordinary voting power of the Parent held by the Permitted Holders. Notwithstanding the foregoing, the transactions contemplated by the Project Beacon Acquisition Agreement (inlcuding the consummation thereof) shall not qualify as a Change of Control. For purposes of this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act and (ii) the phrase “Person or group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“Claims” is defined in Section 12.3.

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“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is defined in Section 4.2.

“Collateral Account” means any Deposit Account, Securities Account, or Commodity Account.

“Competitor” means those competitors of Loan Parties and their Subsidiaries principally engaged in lines of business substantially the same as those lines of business carried on by the Loan Parties on the date hereof.

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit A.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that Agent (acting at the direction of the Required Lenders) decides, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent (acting at the direction of the Required Lenders) determines that no market practice for the administration of any such rate exists, in such other manner of administration as (x) Agent (acting at the direction of the Required Lenders) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents and (y) is administratively feasible as determined by Agent).

“Consolidated GAAP Revenue” means, as of any date of determination, (a) Net Premiums Written plus (b) Escrow, Other Title-Related Fees, Investment Income and Other Income minus (c) Premiums Retained by Third-Party Agents, in each case as presented on the Borrower’s consolidated financial statements in accordance with GAAP.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another Person such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations under any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency insurer rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“continuance” of an Event of Default or a Default or an Event of Default or a Default being “continuing” means such Event of Default or a Default has not been remedied or waived.

“Continuation Date” means the effective date of a continuation as set forth in the applicable Continuation Notice.

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“Continuation Notice” means a Continuation Notice substantially in the form of Exhibit D.

“Control Agreement” means any control agreement entered into among the applicable depository bank at which a Loan Party maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Loan Party maintains a Securities Account or a Commodity Account, such Loan Party, and Agent pursuant to which Agent obtains “control” (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit C (or otherwise agreed to by Agent) delivered by a Person required to be a Loan Party pursuant to Section 6.9.

“Cure Amount” is defined in Section 7.13(c).

“Cure Right” is defined in Section 7.13(c).

“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Agent (acting at the written direction of the Required Lenders) in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Authority for determining “Daily Simple SOFR” for syndicated business loans; provided that if Agent decides that any such convention is not administratively feasible for Agent, then Agent (acting at the written direction of the Required Lenders) may establish another convention in its reasonable discretion that is administratively feasible for Agent.

“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Deemed Liquidation Event” means a “Deemed Liquidation Event”, as such term is defined in the certificate of incorporation of Borrower as in effect on the date hereof except for changes in such definition consented to by Agent (such consent not to be unreasonably withheld or delayed).

“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Rate” is defined in Section 2.3(d).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Director” is defined in Section 3.1(h).

“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person. For purposes of clarification, “Disposition” shall include (a) the sale or other disposition for value of any contracts or (b) any disposition of property through a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is Insurable), or upon the happening of any event or condition, (a)(i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or (ii) is redeemable at the option of the holder thereof, in whole or in part upon the occurrence of a Deemed Liquidation Event, (b) requires the scheduled payments of dividends or distributions in cash, or (c) is convertible into or Insurable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests, in each case of any of the preceding clauses (a) through (c) of this definition, prior to the date that is 91 days after the Tranche B Term Loan Maturity Date.

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“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Early Opt-in Election” means the occurrence of: (a) (i) a determination by Agent (acting at the written direction of the Required Lenders) or (ii) a notification by the Required Lenders to Agent (with a copy to the Borrower) that the Required Lenders have determined, that U.S. dollar-denominated syndicated credit facilities are being executed or amended, as applicable, at such time, to incorporate or adopt a new benchmark interest rate to replace SOFR, and (b) the joint election by Agent (acting at the direction of the Required Lenders) and the Borrower to declare that an Early Opt-in Election has occurred and the provision, as applicable, by Agent of written notice of such election to the Borrower and the Lenders.

“Effective Date” is defined in Section 3.1.

“Effective Date Loan Parties” is defined in Section 3.1(b).

“Eligible Assignee” means (a) any Lender or (b) any Affiliates of the foregoing, but expressly excludes any Competitor.

“Environmental Claim” means any claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging liability or responsibility for violation of any Environmental Law, or for the release to the environment of, or human exposure to, Hazardous Substances.

“Environmental Laws” means any applicable federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, licenses, authorizations and permits of any governmental authority, in each case relating to any matter arising out of or relating to occupational health and safety (as it relates to exposure to hazardous substances), or pollution or protection of the environment, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, release, control or cleanup of any hazardous substance.

“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interests” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or insurable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, insurable or exercisable.

“Equity Issuance” means any issuance by the Borrower to any Person of its Equity Interests or capital contribution to the equity of the Borrower, in each case, other than (a) any issuance of its Equity Interests or capital contribution to its equity pursuant to (or on account of) the exercise of options or warrants or the settlement of restricted stock units or vesting of restricted stock awards, (b) any issuance of its Equity Interests or capital contribution to its equity pursuant to (or on account of) the conversion of any debt securities to equity or the conversion of any class of equity securities to any other class of equity securities, (c) any issuance of options, restricted stock units, restricted stock awards or warrants relating to its Equity Interests and/or any capital contribution to its equity on account thereof, (d) any issuance of its Equity Interests as consideration for, or capital contribution to its equity to fund or on account of, a Permitted Acquisition, (e) any issuance of its Equity Interests, or capital contribution to its equity, to finance Capital Expenditures and (f) up to $5,000,000 of proceeds from any issuance of its Equity Interests or capital contributions to its equity, for working capital purposes. For the avoidance of doubt, “Equity Issuance” excludes any permitted issuance of Equity Interests by any parent company or any subsidiary of the Borrower.

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“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations, as amended from time to time.

“Erroneous Payment” has the meaning assigned to it in Section 14.15(a).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 14.15(d).

“Event of Default” is defined in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.

“Excluded Account” means (a) any Premium Trust Account, (b) Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party’s employees or to pay taxes required to be collected, remitted or withheld (including the employer’s share thereof), (c) other Deposit Accounts with deposits of not greater than $100,000 individually and $250,000 in the aggregate at any time for each such Deposit Account, (d) any account that is maintained as a zero-balance account that is a disbursement account, (e) Collateral Accounts maintained solely as a fiduciary or escrow account or other similar account for the benefit of third parties (other than a Loan Party or any of its Affiliates), (f) Deposit Accounts established or maintained for the purpose cash pooling or similar arrangements and (g) other Deposit Accounts securing obligations in connection with letters of credit to the extent permitted pursuant to clauses (y) and (z) of the definition of “Permitted Indebtedness” and clauses (z) and (aa) of the definition of “Permitted Liens”.

“Excluded Property” means, with respect to any Loan Party, (a) any of such Loan Party’s rights or interest in any General Intangible, instrument, security, contract, lease, permit, license, or license agreement to which such Loan Party is a party covering real or personal property of any Loan Party to the extent, but only to the extent, that under the express terms of such asset, or any applicable law, the grant of a security interest or Lien therein is prohibited as a matter of law or under the express terms of such asset (or such grating of a security interest would result in a breach or other loss of a material right under (or with respect thereto)) and such prohibition or restriction has not been waived or the consent of the other party to such General Intangible, instrument, security, contract, lease, permit, license, or license agreement has not been obtained (it being understood that there shall be no obligation to seek any such consent) (provided that the exclusions set forth in this clause (i) shall in no way be construed (A) to apply to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or other applicable law (including the Bankruptcy Code); provided that, immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and such Loan Party shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect, (B) to apply to the extent that any consent or waiver has been obtained that would permit Agent’s security interest or Lien notwithstanding the prohibition or restriction on the pledge of such General Intangible, instrument, security, contract, lease permit, license or license agreement, or (C) to limit, impair, or otherwise affect Agent’s unconditional continuing security interest in and liens upon any rights or interests of a Loan Party in or to (1) monies received under or in connection with any described General Intangible, instrument, security, contract, lease, permit, license, or license agreement or Equity Interests (including any Accounts Receivable, proceeds of Inventory or Equity Interests), or (2) any proceeds from the sale, license, lease, or other dispositions of any such General Intangible, instrument, security, contract, lease, permit, license, license agreement, or Equity Interests) (in each case of this clause (C), to the extent such interest is not similarly prohibited or would result in such breach or loss of a material right), (b) any intent-to-use United States trademark applications or service mark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office, provided that, upon such filing and acceptance, such intent-to-use applications shall be included in the definition of Collateral, (c) any property or asset owned by any Loan Party on the date hereof or hereafter acquired by any Loan Party that is subject to a Permitted Lien securing purchase money Indebtedness or Capital Lease Obligation (any proceeds thereof), only to the extent and for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money Indebtedness or Capital Lease Obligation) prohibits the creation of any other Lien on such property (or would result in breach or any material right with respect thereto), (d)(i) Premium Trust Accounts, (ii) any deposit account holding cash collateral which is a Permitted Lien and (iii) any Excluded Account, (e) motor vehicles, airplanes and other assets subject to certificates of title, to the extent a Lien therein cannot be perfected by the filing of a UCC financing statement, (f) Margin Stock, (g) assets that require action under the law of any non-U.S. jurisdiction to create or perfect a security interest in such assets under such non-U.S. jurisdiction, (h) any interest in real property, (i) any letter of credit right (other than to the extent a security interest in such letter of credit right can be perfected solely by filing an “all assets” UCC financing statement), and (i) any other assets, the burden or cost of granting a lien on and security interest in outweighs the benefits to be obtained by Agent and Lenders therefrom, as reasonably determined by the Required Lenders in consultation with the Borrower.

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“Excluded Subsidiary” means any Subsidiary that is (a) not a wholly-owned Subsidiary of the Borrower, (b) prohibited or restricted by any Requirement of Law or by contractual obligations existing on the Effective Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Obligations or if guaranteeing the Obligations (A) would require governmental (including regulatory) consent, approval, license or authorization in order to provide such guarantee or (B) would reasonably be expected to result in non-de minimis adverse Tax consequences as reasonably determined by the Borrower and Agent, (c) any Regulated Insurance Company or a direct or indirect Subsidiary thereof, (d) an Immaterial Subsidiary, (e) a Subsidiary with respect to which, in the reasonable judgment of the Borrower and Agent, the burden or cost of guaranteeing the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom or (f) any Subsidiary of the Borrower organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia; provided that, notwithstanding the foregoing or anything to the contrary in this Agreement or the other Loan Documents, TechCo shall not be an Excluded Subsidiary at any time prior to the Closing (as defined in the Project Beacon Acquisition Agreement as in effect on the Project Beacon Signing Date) by operation of the foregoing clause (a), but TechCo shall, in any and all circumstances, automatically become an Excluded Subsidiary immediately as of the Closing (as defined in the Project Beacon Acquisition Agreement as in effect on the Project Beacon Signing Date) (and shall automatically, immediately and permanently be released of all its obligations as a Loan Party hereunder and under the Loan Documents).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a recipient or required to be withheld or deducted from a payment to a recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of a Lender, its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in any Term Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Term Loan (other than pursuant to an assignment requested by the Borrower under Section 2.7) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.6, amounts with respect to such taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such recipient’s failure to comply with Section 2.6 and (d) any withholding Taxes imposed under FATCA.

“Extraordinary Receipts” means any cash received by Borrower or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.2(d)(ii) hereof) comprising proceeds of insurance, judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, condemnation or condemnation awards (and payments in lieu thereof), and indemnity payments and any extraordinary liquidation or realization on a material asset such as a termination of its rights with respect to the insurer.

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“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any applicable agreements entered into pursuant to Section 1471(b) of the IRC, and any fiscal or regulatory legislation, rules or requirements adopted pursuant to or implementing any intergovernmental agreements entered into in connection with the implementation of Sections 1471 through 1474 of the IRC.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the NYFRB on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) quoted to Agent on such day on such transactions by three (3) commercial banks of recognized standing as determined by Agent.

“Fiscal Year” means the fiscal year of Borrower and its Subsidiaries ending on December 31 of each year.

“Floor” means 1.00% per annum.

“Funding Date” has the meaning set forth in Section 3.2 hereunder.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” means all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities and any self-regulatory organization, and each Applicable Insurance Regulatory Authority.

“Guarantors” means (i) the Borrower, (ii) each Subsidiary of the Borrower listed on the signature pages hereto and (iii) each other Subsidiary of the Borrower required to execute and deliver a Counterpart Agreement pursuant to Section 6.9. For the avoidance of doubt, in no event shall an Excluded Subsidiary be required to become a Guarantor under the Loan Documents.

“Guaranty” means (a) the guaranty of each Guarantor party hereto contained in Section 15 hereof and (b) each other guaranty, in form and substance satisfactory to the Required Lenders, made by any other Guarantor in favor of Agent for the benefit of the Secured Parties guaranteeing all or part of the Obligations.

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“Hazardous Substances” means hazardous waste, hazardous substance, pollutant, contaminant, toxic substance, oil, hazardous material, chemical or other substance regulated by any Environmental Law due to its dangerous or deleterious properties and characteristics.

“Hudson Agent” has the meaning set forth in the definition of “Hudson Credit Agreement”.

“Hudson Credit Agreement” means that certain Loan and Security Agreement, dated as of December 31, 2020 (as in effect on the Effective Date (after giving effect to that certain Sixth Amendment to Loan and Security Agreement dated as of the Effective Date, by and among the Borrower, the Persons named as guarantors on the signature pages thereto, the Hudson Lenders party thereto and Hudson Agent) and as amended, supplemented or otherwise modified from time to time thereafter in a manner not in violation of the Hudson Subordination Agreement), among the Borrower, each Person named as a guarantor on the signature pages thereto, the lenders from time to time party hereto (in such capacity, the “Hudson Lenders”) and Hudson Structured Capital Management Ltd., a Bermuda limited company, as agent for the lenders thereunder (in such capacity, “Hudson Agent”).

“Hudson Effective Date” means December 31, 2020.

“Hudson Lenders” has the meaning set forth in the definition of “Hudson Credit Agreement”.

“Hudson Loan Documents” means the “Loan Documents” as defined in the Hudson Credit Agreement.

“Hudson Loans” means the “Loans” as defined in the Hudson Credit Agreement.

“Hudson Obligations” means the “Obligations” as defined in the Hudson Credit Agreement.

“Hudson Subordination Agreement” means that certain Intercreditor and Subordination Agreement, dated as of the Effective Date (as amended, supplemented or otherwise modified from time to time in accordance with its terms), between Agent, as senior agent, Hudson Agent, as subordinated agent and the subordinated lenders party thereto.

“Immaterial Subsidiary” means an individual Subsidiary of any Loan Party the gross assets of which is less than five percent (5%) of the aggregate gross assets of all Loan Parties, determined in accordance with GAAP.

“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling or step-siblings (and linear descendants either thereof), mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, any of the foregoing individual’s (including the initial individual) estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, as to any Person, any (a) indebtedness of such Person for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations of such Person evidenced by notes, bonds, debentures or other similar instruments or upon which interest payments are customarily made, (c) Capital Lease Obligations, (d) all Disqualified Equity Interests of such Person, (e) Swap Contract Liabilities, (f) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership or financing lease, off-balance sheet financing or similar financing (but in any event excluding operating leases (as determined in accordance with GAAP) in respect of real property occupied by the Loan Parties entered into with Persons that are not Affiliates in the ordinary course of business), and (g) Contingent Obligations of such Person with respect to Indebtedness of a type described in the preceding clauses.

“Indemnified Person” is defined in Section 12.3.

“Indemnified Taxes” means Taxes (other than Excluded Taxes) imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document.

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“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Instrument” means any “instrument” as defined in the Code.

“Insurance Business” means the business of underwriting title insurance.

“Insurance License” means any applicable license, certificate of authority, permit or other authorization which is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of any insurance or reinsurance business of any Person.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(a)    its Copyrights, Trademarks and Patents;

(b)    any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals;

(c)    any and all source code;

(d)    any and all domain names (including, without limitation, all subdomain names);

(e)    any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)    all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Interest Period” means, as to each Term Loan, (i) initially, the period commencing on (and including) the date such Term Loan is disbursed and ending on (but excluding) the numerically corresponding day in the month that is one (1), three (3) or six (6) months thereafter, as selected by the Borrower in the applicable Notice of Borrowing, and (ii) thereafter, each period commencing on (and including) the last day of the immediately preceding Interest Period and ending on (but excluding) the numerically corresponding day in the month that is one (1), three (3) or six (6) months thereafter, as selected by the Borrower in the applicable Continuation Notice; provided that:

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(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)    no Interest Period shall extend beyond the applicable Tranche A Term Loan Maturity Date, in the case of any Tranche A Term Loan, or the Tranche B Term Loan Maturity Date, in the case of any Tranche B Term Loan, as applicable.

“Inventory” means all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of a Loan Party’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means, with respect to any Person, (a) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit (excluding Accounts arising in the ordinary course of business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (b) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (c) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment, plus the cost of any additions thereto that otherwise constitute Investments, without any adjustments for increases or decreases in value, or write-ups or write-downs or write-offs with respect thereto, but giving effect to any repayments of principal in the case of any Investment in the form of a loan, advance, guarantee or credit extension, and any return or reduction of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, share buyback, redemption or sale).

“IRC” means the Internal Revenue Code of 1986, as amended.

“Lender” is defined in the preamble hereof.

“Lender Entities” is defined in Section 12.9.

“License” means all licenses, contracts or other agreements, whether written or oral, naming any Loan Party or its Subsidiaries as licensee or licensor and providing for the grant of any right (a) to use or sell any works covered by any Copyright, (b) to manufacture, use or sell any invention covered by any Patent or (c) concerning any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory now or hereafter owned by any Loan Party or its Subsidiaries and now or hereafter covered by such licenses.

“Lien” means any claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Liquidity” means, as of any date of determination, the sum of (x) the aggregate amount of all unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries (provided that any cash or Cash Equivalents that are subject to a Control Agreement in favor of Agent and Hudson Agent or otherwise restricted in favor of Agent and Hudson Agent shall be deemed “unrestricted” for this purpose) and (y) the aggregate unused portion of any working capital or other revolving credit facilities available to the Borrower and its Subsidiaries.

“Loan Documents” are, collectively, this Agreement, the Hudson Subordination Agreement, the Agent Fee Letter, each Counterpart Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, including, any Control Agreement, any Guaranty, any subordination agreement, any intellectual property security agreement in favor of Agent or any Lender, any pledge agreement in favor of Agent, any note, or notes or guaranties executed by the Borrower or any Guarantor, and any other present or future agreement executed by the Borrower and/or any Guarantor with or for the benefit of Agent (on behalf of itself and the Lenders) in connection with this Agreement, as amended, restated, or otherwise modified.

“Loan Party” means Borrower and each Guarantor.

“Loan Party Books” means, with respect to each Loan Party and any of its Subsidiaries, all books and records including ledgers, federal and state tax returns, records regarding such Loan Party’s or Subsidiary’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

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“Margin Stock” is defined in Section 7.9.

“Material Adverse Change” means (i) a material impairment in the validity, perfection or priority of Agent’s Lien in the Collateral (other than as a result of voluntary discharge of any Lien by Agent); (ii) a material adverse change with respect to the financial condition, business or operations of the Loan Parties taken as a whole (other than as disclosed in the disclosure schedules to the Project Beacon Acquisition Agreement or as otherwise disclosed to the Lenders in writing prior to the Project Beacon Signing Date); (iii) a material impairment on the ability of the Loan Parties taken as a whole to perform their Obligations; or (iv) a material impairment of the rights and remedies of Agent or any Lender under the Loan Documents.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“NAIC” means the National Association of Insurance Commissioners and any successor thereto.

“Near North/Illinois Acquisition Agreement” means that certain Asset Purchase Agreement dated as of July 14, 2023 (as amended, restated, amended and restated, supplemented or modified from time to time), Hamilton National Title LLC (d/b/a Near North Title Group), an Indiana limited liability company, Doma Insurance Agency of Illinois, Inc., Doma Insurance Agency of Minnesota, Inc., Doma Insurance Agency of Indiana, LLC and, as to certain sections, Doma Corporate LLC, a Delaware limited liability company.

“Near North/Florida Acquisition Agreement” means that certain Asset Purchase Agreement dated as of July 28, 2023 (as amended, restated, amended and restated, supplemented or modified from time to time), by and among Hamilton National Title LLC d/b/a Near North Title Group, an Indiana limited liability company, Doma Insurance Agency of Florida, Inc., a Florida corporation and, as to certain sections, Doma Corporate LLC, a Delaware limited liability company.

“Net Cash Proceeds” means the aggregate amount of cash received (directly or indirectly) (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of Borrower or any of its Subsidiaries (other than amounts received hereunder or from other Loan Parties) after deducting therefrom only (a) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection therewith (other than Indebtedness under this Agreement), (b) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (c) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (d) net income and other taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements), in each case, to the extent, but only to the extent, that the amounts so deducted are (i) actually paid or reasonably expected to be paid, to a Person that, except in the case of reasonable out-of-pocket expenses or such amounts are on arms’ length terms, is not an Affiliate of such Person or any of its Subsidiaries and (ii) properly attributable to such transaction or to the asset that is the subject thereof.

“Notice of Borrowing” is defined in Section 2.2(b)(i)(A).

“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” means all present and future indebtedness, obligations (including the obligations to pay, discharge and satisfy the Erroneous Payment Subrogation Rights) and liabilities of each Loan Party to the Secured Parties arising under or in connection with this Agreement or any other Loan Documents, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency Proceeding. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) any debts, principal, interest, charges, expenses (including the Secured Party Expenses), premiums (including the Applicable Prepayment Premium, if applicable), fees (including the Upfront Fee, the Unused Commitment Fees and fees under the Agent Fee Letter), mandatory prepayments, attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person, (c) interest accruing after Insolvency Proceedings begin and (d) debts, liabilities, or obligations of a Loan Party assigned to a Secured Party.

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“Operating Documents” means, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or enforced any Loan Document, or sold or assigned an interest in any Loan Document).

“Participant Register” is defined in Section 12.2(d).

“Parent” means Doma Holdings, Inc. (formerly known as Capitol Investment Corp. V.), a Delaware corporation.

“Parent Company” means (a) Parent and (b) any other Person or group of Persons of which the Borrower is an indirect Subsidiary.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Recipient” shall have the meaning set forth in Section 14.15(a).

“Perfection Certificate” means that certain Perfection Certificate delivered to Agent by the Loan Parties under Section 3.1.

“Periodic Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR”.

“Permitted Acquisition” means the acquisition of any Person (such Person being the “Target”) or any substantial part of the assets thereof, or a division or operating unit of the business thereof, subject to the satisfaction of each of the following conditions (such acquisition being a “Permitted Acquisition”):

(i)    the assets of the Target shall be solely comprised of assets in the type of business engaged in by Borrower or its Subsidiaries as of the Effective Date (including ancillary or complimentary businesses) or any type of business that Borrower or its Subsidiaries is entitled to engage in pursuant to the terms of this Agreement;

(ii)    the sum of all amounts payable (including liabilities or Indebtedness assumed) since the Hudson Effective Date in connection with (x) any Permitted Acquisitions of entities that are not required to become Guarantors hereunder (including all transaction costs incurred in connection therewith or otherwise reflected on a consolidated balance sheet of the Borrower) and (y) any Investments in joint ventures made since the Hudson Effective Date pursuant to clause (m) of the definition of “Permitted Investments” shall not exceed $10,000,000 in the aggregate outstanding; and

(iii)    at the time of such Permitted Acquisition and after giving effect thereto, no payment or bankruptcy (with respect to the Borrower) Event of Default shall be continuing.

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“Permitted Equity” means any Equity Interests of the Borrower (or any parent thereof) that in the case of the Borrower, are not Disqualified Equity Interests.

“Permitted Holders” means any of (i) the Saslaw Simkoff Holders, (ii) Lennar and any of its Affiliates (including, without limitation, LENX ST Investor, LLC and Len FW Investor, LLC), (iii) Foundation Capital, LLC, and any of its Affiliates (including, without limitation, Foundation Capital Leadership Fund II, L.P., Foundation Capital VIII Principals Fund, LLC and Foundation Capital VIII, L.P., (iv) any other Person that owns 3% or more of the common Equity Interests of Parent as of the Effective Date, (v) a trust, family-partnership or estate-planning vehicle or other legal entity which substantially all the economic interests are held for the benefit of a Permitted Holder and (vi) any Immediate Family Members of the foregoing.

“Permitted Indebtedness” means:

(a)    the Obligations and any Indebtedness owing to Agent or any Lender under this Agreement and the other Loan Documents;

(b)    Indebtedness existing on the Effective Date and described on Schedule 13.1(a) to this Agreement;

(c)    Subordinated Debt (other than the Hudson Obligations);

(d)    unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e)    Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f)    Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;

(g)    Indebtedness incurred by the Borrower and its Subsidiaries (1) in a Permitted Acquisition, any other Investment permitted hereunder (including through a merger) or any disposition permitted hereunder, in each case, constituting indemnification obligations or adjustment of purchase price or other similar obligations, (2) representing deferred compensation to employees incurred in the ordinary course of business or (3) representing customer deposits and advance payments received in the ordinary course of business;

(h)    Indebtedness arising as a result of a loan or guaranty permitted by this Agreement;

(i)    Indebtedness of the Borrower or any of its Subsidiaries owing to the Borrower or any of its Subsidiaries and any guaranties by the Borrower or any of its Subsidiaries of Indebtedness of the or any of its Subsidiaries, in each case, to the extent permitted as an Investment pursuant to Section 7.6; provided that (1) any such Indebtedness owing by a Loan Party to a non-Loan Party shall be unsecured, (2) if the Indebtedness that is guaranteed is unsecured and/or subordinated to the Obligations, then such guaranty shall also be unsecured and/or subordinated to the Obligations, and (3) no guarantee by a Loan Party of any Indebtedness constituting Restricted Debt or Subordinated Debt shall be permitted unless such Loan Party shall have also provided a guarantee of the Obligations on the terms set forth herein;

(j)    Indebtedness in respect of Swap Contract Liabilities entered into in the ordinary course of business that are incurred for the bona fide purpose of hedging the interest rate or currency risks and not for speculative purposes;

(k)    Indebtedness incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation or in respect of surety bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business;

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(l)    Indebtedness owing to insurance carriers and incurred to finance insurance premiums of any Loan Party or any Subsidiary in the ordinary course of business;

(m)    (i) Indebtedness in respect of cash management obligations, automatic clearing house arrangements, netting services, overdraft protections and other like services, in each case incurred in the ordinary course of business and, in the case of Indebtedness in respect of overdraft protections, paid within five (5) Business Days of receipt of notice from the applicable financial institution of such occurrence and (ii) Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”) and not exceeding $1,000,000 at any time outstanding (it being understood that Agent and Lenders shall consider in good faith any request from Borrower to increase such limit from time to time);

(n)    unsecured Indebtedness issued to current or former officers, managers, consultants, directors and employees of the Borrower and its Subsidiaries (and their respective estates, spouses or former spouses) to repurchase Equity Interests of any direct or indirect equityholder of Borrower or any Affiliate thereof (which unsecured Indebtedness is issued in lieu of any Restricted Payments permitted under Section 7.6 for such purpose), subordinated to the Obligations in a manner reasonably satisfactory to the Required Lenders;

(o)    Indebtedness in respect of judgments, attachments or awards not resulting in an Event of Default or in respect of appeal or other surety bonds relating to such judgments;

(p)    Indebtedness consisting of Contingent Obligations in respect of Indebtedness otherwise permitted by this definition of “Permitted Indebtedness”;

(q)    Indebtedness consisting of the obligations to make customary purchase price adjustments and indemnities pursuant to Permitted Investments;

(r)    Indebtedness arising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(s)    other Indebtedness in an aggregate principal amount not to exceed at any time outstanding the aggregate available amount of the Basket Threshold;

(t)    unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under Requirements of Law;

(u)    claims to payment under any insurance policy issued by a Regulated Insurance Company;

(v)    unsecured Indebtedness incurred in the ordinary course of business for the deferred purchase price of property or services, in an aggregate outstanding amount of not more than $2,500,000;

(w)    Indebtedness of the Borrower or its Subsidiaries assumed or acquired (but not incurred) in connection with any Permitted Acquisition or other Investment permitted hereunder; provided that such Indebtedness was not incurred in contemplation of such acquisition or Investment;

(x)    Indebtedness in respect of earn-outs, seller notes or similar obligations issued or incurred in connection with any Permitted Acquisition;

(y)    Indebtedness in respect of working capital and other revolving credit facilities, letters of credit, bank guarantees or similar instruments (including obligations in respect of letters of credit or bank guarantees for the benefit of any regulatory entity), in an aggregate amount in the case of this clause (y) not to exceed (at any time outstanding) the sum of (i) $5,000,000 plus (ii) with the prior written consent of the Required Lenders (not to be unreasonably withheld, conditioned or delayed), such additional amounts as the Borrower may deem reasonably necessary or advisable to maintain compliance with Section 7.13(a) of this Agreement;

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(z)    Indebtedness consisting of obligations in respect of letters of credit and surety bonds solely to the extent (i) issued in connection with obtaining any regulatory license or otherwise satisfying any state law obligations or requirements or (ii) required by a landlord in respect of any real property leased by the Borrower or any of its Subsidiaries;

(aa)    Indebtedness under the Hudson Loan Documents in an aggregate outstanding principal amount not to exceed the sum of (x) $167,300,180.38 plus (y) the amount of interest paid in kind and added to the principal amount of the Hudson Loans in accordance with the terms of the Hudson Credit Agreement; provided that such Indebtedness is subject to the Hudson Subordination Agreement;

(bb)    all premiums (if any), interest (including post-petition interest and paid-in-kind interest), fees, expenses, charges and additional or contingent interest on obligations described above; and

(cc)    extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness pursuant to clauses (b), (c), (f), (s), (y) and (aa) above; provided that (i) the principal amount thereof is not increased, (ii) [reserved], (iii) the Indebtedness is not recourse to any additional Loan Parties or any of its Subsidiaries, and (iv) the final stated maturity of such Indebtedness is not shortened to a date sooner than would otherwise have been permitted hereunder (“Permitted Refinancing Indebtedness”).

“Permitted Investments” means:

(a)    Investments (including, without limitation, Subsidiaries) existing on the Effective Date and shown on Schedule 13.1(b) to this Agreement;

(b)    Investments consisting of cash and Cash Equivalents;

(c)    Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and lease, utility and other similar deposits in the ordinary course of business;

(d)    Investments (including any Indebtedness referred to in clause (i) of the definition of “Permitted Indebtedness”) (i) by any Loan Party in any other Loan Party or by any non-Loan Party in any other non-Loan Party, (ii) by any Subsidiary that is not a Loan Party in the Borrower or in any Loan Party, and (iii) by the Borrower and any of its Subsidiaries in Subsidiaries that are not Loan Parties, the aggregate amount of which for purposes of this clause (iii), shall not exceed $750,000 at any time outstanding plus any amounts required to be contributed to non-Loan Party Subsidiaries to accommodate regulatory requirements, arrangements or duties (including to fulfil statutory surplus (or similar) requirements);

(e)    Investments consisting of travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and loans to employees, officers or directors relating to the purchase of Equity Interests of a Loan Party or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by such Loan Party’s Board of Directors;

(g)    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(h)    Investments consisting of accounts receivable and notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of a Loan Party in any Subsidiary;

(i)    Swap Contracts incurred for bona-fide hedging purposes and not for speculative purposes;

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(j)    other Investments made after January 29, 2021 in an aggregate amount not to exceed the aggregate available amount of the Basket Threshold;

(k)    Permitted Acquisitions;

(l)    Capital Expenditures and any other capital expenditures that constitute Capital Expenditures;

(m)    Investments in joint ventures in an aggregate outstanding amount (since the Hudson Effective Date) not to exceed, together with the sum of all amounts payable (including liabilities or Indebtedness assumed) (since the Hudson Effective Date) in connection with Permitted Acquisitions of entities that are not required to become Guarantors hereunder pursuant to clause (ii) of the definition of “Permitted Acquisitions”, $10,000,000;

(n)    Equity Interests of any Subsidiary owned by the Borrower or any other Subsidiary on the Effective Date;

(o)    Equity Interests of any Subsidiary acquired after the Effective Date to the extent otherwise permitted hereunder;

(p)    notes payable, or stock or other securities issued by account debtors to the Borrower or any Subsidiary thereof with respect to settlement of such account debtor’s Accounts, including upon bankruptcy or insolvency of such account debtor or received in settlement of bona fide disputes;

(q)    promissory notes, securities and other non-cash consideration received in connection with Dispositions permitted by Section 7.1;

(r)    (i)  Indebtedness to the extent permitted under Section 7.4; (ii) guarantees or other contingent obligations constituting Indebtedness permitted by Section 7.4; (iii) Liens permitted by Section 7.5; (iv) transactions permitted by Section 7.1, 7.3 or 7.6(a); and (v) Collateral Accounts and assets contained therein;

(s)    guarantees of obligations that do not constitute Indebtedness and are otherwise not prohibited hereunder (and to the extent involving non-Loan Parties, are not prohibited by Section 7.7);

(t)    Investments the consideration for which is Equity Interests of the Borrower or any parent thereof;

(u)    Investments of any Person existing at the time such Person becomes a Subsidiary of the Borrower or consolidates or merges with the Borrower or any of the Subsidiaries (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger; and

(v)    any other Investment in compliance with Section 7.6(b), to the extent such Investment is made with the net cash proceeds of (A) a capital contribution by any Person to the Borrower (other than in respect of Disqualified Equity Interests) or (B) the issuance of Equity Interests by the Borrower to any Person (other than Disqualified Equity Interests).

The amount of any Investment shall be the original cost of such Investment, without adjustments for increases or decreases in value, or write-ups or write-downs with respect thereto, but giving effect to repayments of principal in the case of any Investment structured as a loan and any return of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, redemption or sale).

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“Permitted Liens” are:

(a)    Liens (i) existing on the Effective Date and described on Schedule 13.1(c) to this Agreement or (ii) arising under this Agreement and the other Loan Documents;

(b)    Liens for taxes, fees, assessments or other government charges or levies, either not due and payable or being contested in good faith and for which a Loan Party maintains adequate reserves on its Loan Party Books;

(c)    Liens created by conditional sale or other title retention agreements (including Capital Leases) and purchase money Liens (a) on assets acquired or held by the Borrower or any Subsidiary incurred for financing the acquisition of such assets securing no more than $2,500,000 in the aggregate amount outstanding, or (b) existing on such assets when acquired, if, in the case of subclause (i) and (ii), the Lien is confined to such assets and improvements and the proceeds of such assets;

(d)    Liens of carriers, warehousemen, workers, processers, suppliers, materialmen, repairmen, construction contractors, landlords, sub-landlords or other Persons that are possessory in nature arising in the ordinary course of business, securing liabilities that are not delinquent by more than 30 days (or if more than 30 days overdue (A) are unfiled and no other action has been taken to enforce such Liens or (B) do not to exceed $1,000,000 in the aggregate so outstanding) or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e)    Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f)    Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g)    leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business;

(h)    non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business;

(i)    Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.3 and 8.6;

(j)    Liens in favor of other financial institutions arising in connection with any Loan Party’s accounts held at such institutions in the ordinary course of business;

(k)    zoning restrictions, building codes, easements, rights of way, licenses, covenants and other similar restrictions, including environmental or land use restrictions, minor defects or irregularities in title and other similar Liens affecting the use of real property that do not secure monetary obligations and do not materially impair the use of such real property for its intended purposes or the value thereof;

(l)    purported liens evidenced by (x) the filing of precautionary Uniform Commercial Code financing statements relating to leases entered into in the ordinary course of business and (y) unauthorized Uniform Commercial Code financing statements with respect to which no Lien has been granted by the applicable Loan Party or Subsidiary to the extent such Uniform Commercial Code financing statement is terminated not later than 30 days after the date upon which such Loan Party or Subsidiary has actual knowledge of thereof;

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(m)    rights of setoff or banker’s liens imposed by law upon deposits of cash in favor of banks or other depository institutions, solely incurred in connection with the maintenance of such deposits in the ordinary course of business in deposit accounts permitted under the Loan Documents maintained with such bank or depository institution or overdraft protection and other similar services in connection therewith;

(n)    Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(o)    Liens on unearned insurance premiums securing Indebtedness permitted under clause (l) of the definition of “Permitted Indebtedness”;

(p)    other Liens on assets with a fair market value not exceeding $5,000,000 securing obligations otherwise permitted hereunder (provided that any such Lien on any Collateral securing Indebtedness for borrowed money shall be junior to the Lien on such Collateral that secures the Obligations);

(q)    pledges or deposits required for insurance regulatory or licensing purposes arising in the ordinary course of business;

(r)    Liens (1) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (2) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit or other similar instruments issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(s)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(t)    Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder and Liens on cash deposits held in escrow accounts pursuant to the terms of any purchase agreement permitted hereunder;

(u)    ground leases in respect of real estate assets on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(v)    deposits of cash with the owner or lessor of premises leased and operated by the Borrower or its Subsidiaries to secure the performance of the Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(w)    in the case of any non-wholly owned Subsidiary, any put and call arrangements or restrictions on disposition related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement;

(x)    Liens arising out of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings for which adequate reserves have been made;

(y)    Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary or otherwise securing Indebtedness acquired or assumed pursuant to Section 7.3 or 7.6 (other than Liens on the Equity Interests of any Person that becomes a Subsidiary to the extent such Equity Interests are owned by the Borrower or any other Loan Party); provided that (1) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, and (2) such Lien does not extend to or cover any other assets or property (other than the proceeds, products and accessions thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition);

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(z)    Liens securing Indebtedness permitted by clause (y) of the definition of “Permitted Indebtedness” (it being understood and agreed that Agent, at the request of the Borrower, shall enter into a customary intercreditor agreement on terms reasonably acceptable to the Required Lenders with any such other secured party (such acceptance not to be unreasonably withheld), and which may require, at the Borrower’s request, that Agent accept a “second lien” position with respect to such Indebtedness and Liens);

(aa)    Liens on cash collateral securing obligations permitted by clause (z) of the definition of “Permitted Indebtedness” in an amount not to exceed 105% of the face value of any such letter of credit or surety bond; and

(bb)    Liens securing the obligations under the Hudson Loan Documents; provided that such Liens are subject to the Hudson Subordination Agreement.

“Permitted Refinancing Indebtedness” is defined in clause (u) of the definition of “Permitted Indebtedness”.

“Permitted Restricted Payments” means

(a)    repurchases of Equity Interests from current or former employees, officers or directors (or their estates) upon the termination, retirement or death of any such employee, officer or director, so long as no Default or Event of Default exists at the time of such repurchase and would not exist after giving effect to such repurchase; provided that the aggregate amount of all such repurchases since the Hudson Effective Date does not exceed $150,000 in the aggregate;

(b)    each Subsidiary of the Borrower may make Restricted Payments to any Loan Party or any other Subsidiary of the Borrower (and, in the case of a Restricted Payment by a non-wholly owned Subsidiary, to the Borrower, any other Subsidiary and to each other owner of Equity Interests of such Subsidiary based on its relative ownership interests of the relevant class of Equity Interests); Restricted Payments payable solely in respect of the Qualified Equity Interests of such Loan Party or its Subsidiaries (and, in the case of such a Restricted Payment by a non-wholly owned Subsidiary, to the Borrower and any other Subsidiary and to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(c)    the Borrower and each Subsidiary may declare and make dividend payments or other Restricted Payments payable solely in Qualified Equity Interests of such Person (and, in the case of such a Restricted Payment by a non-wholly owned Subsidiary, to the Borrower and any other Subsidiary and to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(d)    the Borrower or any of its Subsidiaries (1) may repurchase Equity Interests if such Equity Interests represent a portion of the exercise price of any option or warrant upon the exercise thereof and (2) may make cash payments in lieu of issuing fractional or “odd lot” Equity Interests in connection with any Permitted Acquisition or in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower;

(e)    the conversion or exchange of any Subordinated Debt to Equity Interests (other than Disqualified Equity Interests) of the Borrower;

(f)    the Borrower or any of its Subsidiaries may make Restricted Payments in respect of working capital adjustments or purchase price adjustments pursuant to any Permitted Acquisitions or other permitted Investments;

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(g)    forgiveness of Indebtedness outstanding under promissory notes owing by officers, directors or employees to any Loan Party, in an aggregate principal amount since the Hudson Effective Date not to exceed $1,000,000;

(h)    Restricted Payments in connection with (a) any mandatory redemptions of the Equity Interests of the Borrower (or any parent thereof) or any Subsidiary of the Borrower and (b) the exercise of any right of first refusal with respect to any employee stock transfers; and

(i)    Restricted Payments to any direct or indirect parent of the Borrower, the proceeds of which shall be used to pay any federal, state, local or foreign income Taxes, or any franchise Taxes imposed in lieu thereof, owed by any direct or indirect parent of the Borrower in respect of any consolidated, combined, unitary or similar income Tax return that includes the Borrower and any of its Subsidiaries, to the extent attributable to income of the Borrower and its Subsidiaries determined as if the Borrower and its Subsidiaries filed consolidated, combined, unitary or similar returns separately from any direct or indirect parent of the Borrower.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Pledged Interests” means, collectively, (a) the Pledged Shares and (b) all security entitlements in any and all of the foregoing. Notwithstanding the foregoing, “Pledged Interests” expressly excludes, and the security interest granted under Section 4.1 does not attach to, Excluded Property.

“Pledged Issuer” has the meaning set forth in the definition of “Pledged Shares”.

“Pledged Shares” means (a) the shares of Equity Interests at any time and from time to time owned, held or acquired by Borrower in each Guarantor and by each Guarantor in each of its Subsidiaries (together the “Pledged Issuers” and each a “Pledged Issuer”), whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, and (b) the certificates representing such shares of Equity Interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, other equity interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other property (including, without limitation, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in any or all of such Equity Interests.

“Premium Trust Account” means any “deposit account” (as defined in the Code) established to comply with Requirements of Law that require a Person (in their capacity as a “trustee” or “fiduciary”) to separately collect and maintain insurance policyholder premiums for the benefit of third-party policyholders who paid such premiums, along with merchant payment processing accounts used exclusively for processing the receipt of such payments and which funds are periodically swept into such deposit account.

“Prepayment Premium Trigger Event” means any prepayment of all or a portion of then-outstanding principal amount of the Term Loans, including (a) any voluntary prepayment of all or a portion of such principal amount of the Term Loans pursuant to Section 2.2(e), (b) any prepayment all or a portion of such principal amount of the Term Loans in connection with the early termination of this Agreement in accordance with its terms, including after the occurrence and during the continuation of an Event of Default, (c) any mandatory prepayment of all or a portion of such principal amount of the Term Loans pursuant to Section 2.2(d) and (d) any prepayment of all or a portion of such principal amount of the Term Loans pursuant to Section 9.4 in connection with (i) any foreclosure and sale of Collateral, (ii) any sale of Collateral in any proceeding under any Debtor Relief Law or (iii) any restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any proceeding under any Debtor Relief Law; provided that, notwithstanding the foregoing, in no event shall any such payment or prepayment in connection with the consummation of a Specified Change of Control constitute a Prepayment Premium Trigger Event.

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“Prime Rate” means the “Prime Rate” appearing in the “Money Rates” section of The Wall Street Journal or, if more than one rate is published as the Prime Rate, then the highest of such rates) or, in the event that The Wall Street Journal shall, for any reason, fail or cease to publish the Prime Rate, the Prime Rate shall be the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by Agent) or any similar release by the Federal Reserve Board (as reasonably determined by Agent). Any change in the Prime Rate due to a change in any of the foregoing shall be effective from and including the effective date of such change in the Prime Rate.

“Pro Rata Share” means with respect to all matters (including, without limitation, the indemnification obligations arising under this Agreement) and any Lender, the percentage obtained by dividing (a) the sum of (i) the aggregate unpaid principal amount of such Lender’s portion of the Term Loans, plus (ii) the aggregate principal amount of such Lender’s portion of the unfunded Term Loan Commitments, by (b) the sum of (i) the aggregate unpaid principal amount of the Term Loans, plus (ii) the aggregate principal amount of the unfunded Term Loan Commitments; provided, that, when used with respect to the funding of any class of Term Loan Commitments by a Lender or any payment to be made to a Lender solely with respect to a specific class of Term Loan Commitment and/or Term Loan, “Pro Rata Share” shall mean, with respect to such funding by or payment to a Lender, with respect to any Lender, the percentage obtained by (a) in the case of any class of Term Loan Commitments, dividing (i) the aggregate principal amount of such Lender’s portion of the unfunded amount of such class of Term Loan Commitments by (ii) the aggregate principal amount of the unfunded amount of such class of Term Loan Commitments and (b) in the case of any class of Term Loans, dividing (i) the aggregate unpaid principal amount of such Lender’s portion of such class of Term Loans and (ii) the aggregate unpaid principal amount of such class of Term Loans.

“Project Beacon Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of the Project Beacon Signing Date (together with all annexes, exhibits and schedules attached thereto) (as amended, restated, amended and restated, supplemented or modified from time to time in accordance with the terms thereof (without giving effect to any modification or waiver thereto that is materially adverse to the Lenders (solely in their capacities as such) unless Agent has provided prior written consent to such modification or waiver)), among Parent, RE Closing Buyer Corp. and RE Closing Merger Sub Inc.

“Project Beacon Acquisition Documents” has the meaning given to that term in Section 12.18 of this Agreement.

“Project Beacon Failure Event” means the termination of the Project Beacon Acquisition Agreement prior to the consummation of the Merger (as defined in the Project Beacon Acquisition Agreement).

“Project Beacon Signing Date” means March 28, 2024.

“Qualified Equity Interests” means, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests.

“Recipient” shall mean Agent, any Lender or any other recipient of any payment to be made by or on account of any Obligation of the Borrower or any other Loan Party.

“Register” has the meaning given to that term in Section 12.2(f) of this Agreement.

“Registered Organization” means, any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Regulated Insurance Company” means any Subsidiary of the Borrower that is authorized or admitted to carry on or transact Insurance Business in any jurisdiction and is regulated by any Applicable Insurance Regulatory Authority. As of the Effective Date, the Regulated Insurance Companies are the Underwriter, States Title Insurance Company, an Arizona corporation and States Title Insurance Company of California, a California corporation.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, trustees, agents, sub-agents and advisors of such Person and such Person’s Affiliates.

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“Required Lenders” means Lenders whose Pro Rata Shares aggregate at least 50.1%.

“Requirements of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means any of the Chief Executive Officer, President, Chief Financial Officer, Director of Finance and Controller of a Loan Party.

“Restricted Debt” means any (a) Indebtedness for borrowed money that is unsecured or (b) Indebtedness for borrowed money that is secured by a Lien on any Collateral that is junior to the Lien on such Collateral that secures the Obligations (including for the avoidance of doubt the Hudson Obligations).

“Restricted License” means any material License of Intellectual Property with respect to which a Loan Party is the licensee that in the good faith commercial judgement of such Loan Party is material to such Loan Party’s business and in each case (a) that effectively prohibits or otherwise restricts a Loan Party from granting a security interest in such Loan Party’s interest in such License (but only to the extent not subject to Uniform Commercial Code Section 9-408), or (b) for which a default under or termination of could reasonably be expected to interfere with a Secured Party’s right to sell any material Collateral, provided that the term Restricted License will not include (i) any Licenses replacements of which are readily available to the Loan Parties, and (ii) over-the-counter and other software that is generally commercially available to the public or Persons that are effectively comparable to the Loan Parties.

“Restricted Payment” means (a) the declaration or payment of any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, together with any payment or distribution pursuant to a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (b) the making of any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Loan Party or any of its Subsidiaries or any direct or indirect parent of any Loan Party now or hereafter outstanding, (c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding or (d) the return of any Equity Interests (other than Qualified Equity Interests) to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities to any such Person as such.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successors thereto.

“Sanctioned Country” means, at any time, a country or territory that is the subject or target of any Sanctions that broadly prohibit dealings with that country or territory (which, as of the Effective Date, include Crimea, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s Sectoral Sanctions Identification List, and any other Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, or the European Union, (b) a Person that resides in, is organized in or located in a Sanctioned Country, (c) any other Person with whom or with which a U.S. Person is prohibited from dealing under any of the Sanctions, or (d) any Person 50% or more owned or controlled by any Person or Persons described in clause (a) or (b).

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“Sanctions” means Requirements of Law concerning or relating to economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC, the U.S. Department of State, the European Union, or other applicable sanctions authority.

“Saslav-Simkoff Holders” means, any of (i) the Saslaw-Simkoff Revocable Trust and its Affiliates, (ii) the Jennifer Saslaw 2023 Grantor Retained Annuity Trust and its Affiliates; (iii) the Maxwell Simkoff 2023 Grantor Retained Annuity Trust and its Affiliates and (iv) Max Simkoff and his Affiliates.

“SEC” means the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Secured Party” means Agent and each Lender.

“Secured Party Expenses” is defined in Section 12.10.

“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Securities Act” means the Securities Act of 1933, as amended.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate) on the NYFRB’s website.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Specified Change of Control” means any Change of Control that occurs on or prior to the date that is 50 days following the Project Beacon Signing Date (the “Relevant Period”), or occurs as consummation of the transactions contemplated by a definitive agreement signed by the Parent or its applicable Subsidiary or equity holders, as applicable, (x) within the Relevant Period or (y) thereafter, provided in the case of this clause (y) such definitive agreement is entered into with such Person or group of Persons (so long as, in the case of a group of Persons, the Persons controlling such group immediately prior to the end of the Relevant Period continue to control the group following the end of the Relevant Period), from whom the Parent or any of its representatives has received a bona fide written Acquisition Proposal (as defined in the Project Beacon Acquisition Agreement) during the Relevant Period that the board of directors of the Parent (or a duly authorized committee thereof) determines in good faith, after consultation with its financial advisors and outside counsel, constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in the Project Beacon Acquisition Agreement), and such Acquisition Proposal has not been amended in a manner materially adverse to the Parent or withdrawn and has not expired or been terminated as of the end of the Relevant Period or been rejected or declined by the board of directors of the Parent (or a duly authorized committee thereof) (such Person or group of Persons a “Specified Person”). Notwithstanding anything contained herein to the contrary, any Specified Person shall cease to be a Specified Person for all purposes under this Agreement upon such time as the Acquisition Proposal made by such Person or group of Persons is amended in a manner materially adverse to the Parent, withdrawn, expires or is terminated or is rejected or declined by the board of directors of the Parent (or a duly authorized committee thereof).

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“Subordinated Debt” means Indebtedness (including the Hudson Obligations) incurred by the Borrower or its Subsidiaries that is subordinated to all of the Obligations pursuant to a subordination, intercreditor, or other similar agreement (including, in the case of the Hudson Obligations, the Hudson Subordination Agreement), or pursuant to ab initio subordination terms, in form and substance reasonably satisfactory to Agent and the Borrower entered into between Agent and the subordinated creditor.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign swap transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code, and (c) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Insurer Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Contract Liabilities” means the liabilities of the Loan Parties or any of their Subsidiaries under any Swap Contract as calculated on a marked-to-market basis in accordance with GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” has the meaning set forth in Section 3.3.

“TechCo” has the meaning set forth in the Project Beacon Acquisition Agreement (as in effect on the Project Beacon Signing Date).

“Term Loan” means any Tranche A Term Loan or Tranche B Term Loan.

“Term Loan Commitment” means any Tranche A Term Loan Commitment or Tranche B Term Loan Commitment.

“Term SOFR” means, for any calculation, the Term SOFR Reference Rate for a three (3) month tenor on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of the applicable Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. New York City time on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for such tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the immediately preceding proviso) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

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“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Agent in its reasonable discretion).

“Term SOFR Loan” shall mean any Term Loan the interest rate of which is based on Term SOFR.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Tranche A Availability Period” means the period following the date of this Agreement to and including the earlier of (a) the date on which all Tranche A Term Loans are borrowed and (b) December 31, 2024.

“Tranche A Term Loan” has the meaning set forth in Section 2.2(a)(i).

“Tranche A Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Tranche A Term Loans to the Borrower in an aggregate principal amount not to exceed the amount set forth in Schedule 1 hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

“Tranche A Term Loan Commitment Amount” means Twelve  Million Five Hundred Thousand and No/100 Dollars ($12,500,000); provided that the Tranche A Term Loan Commitment Amount shall be reduced on a dollar-for-dollar basis (and ratably among the unfunded Tranche A Term Loan Commitments) by the amount of the Net Cash Proceeds of any distributions received from any Regulated Insurance Company after the date of this Agreement, with any such reduction applied, first, to the Tranche A Term Loan Commitment Amount until reduced to zero and, second, to the Tranche B Term Loan Commitment Amount until reduced to zero; provided that (x) notwithstanding any provision of any Loan Document to the contrary, in no event shall any Term Loan Commitment be reduced as a result of the receipt of any such Net Cash Proceeds to the extent such Net Cash Proceeds are utilized (or will be utilized within the applicable time period set forth herein) to prepay (or otherwise pay) any Term Loans or any other amounts payable to the Lenders hereunder (including interest, fees, premiums (including any Applicable Prepayment Premium) and expenses) (it being understood and agreed that such commitment reduction shall only apply with respect to any such remaining Net Cash Proceeds after giving effect to any such payment or prepayment) and (y) Borrower shall provide notice of any such distributions received in accordance with Section 2.2 hereof.

“Tranche A Term Loan Maturity Date” means, with respect to any Tranche A Term Loan, the date falling three (3) years from the Funding Date with respect to such Tranche A Term Loan.

“Tranche B Availability Period” means the period commencing on January 1, 2025 to and including the earlier of (a) the date on which all Tranche B Term Loans are borrowed and (b) June 30, 2025.

“Tranche B Term Loan” has the meaning set forth in Section 2.2(a)(ii).

“Tranche B Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Tranche B Term Loans to the Borrower in an aggregate principal amount not to exceed the amount set forth in Schedule 1 hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

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“Tranche B Term Loan Commitment Amount” means Ten Million and No/100 Dollars ($10,000,000); provided that the Tranche B Term Loan Commitment Amount shall be reduced on a dollar-for-dollar basis (and ratably among the unfunded Tranche B Term Loan Commitments) by the amount of the Net Cash Proceeds of any distributions received from any Regulated Insurance Company after the date of this Agreement after the Tranche A Term Loan Commitment Amount has been reduced to zero, with any such reduction applied, first, to the Tranche A Term Loan Commitment Amount until reduced to zero and, second, to the Tranche B Term Loan Commitment Amount until reduced to zero; provided that (x) notwithstanding any provision of any Loan Document to the contrary, in no event shall any Term Loan Commitment be reduced as a result of the receipt of any such Net Cash Proceeds to the extent such Net Cash Proceeds are utilized (or will be utilized within the applicable time period set forth herein) to prepay (or otherwise pay) any Term Loans or any other amounts payable to the Lenders hereunder (including interest, fees, premiums (including any Applicable Prepayment Premium) and expenses) (it being understood and agreed that such commitment reduction shall only apply with respect to any such remaining Net Cash Proceeds after giving effect to any such payment or prepayment) and (y) Borrower shall provide notice of any such distributions received in accordance with Section 2.2 hereof.

“Tranche B Term Loan Maturity Date” means, with respect to any Tranche B Term Loan, the date falling three (3) years from the Funding Date with respect to such Tranche B Term Loan.

“Trademarks” means any trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of the Loan Parties connected with and symbolized by such trademarks.

“Treasury Regulations” means final or temporary United States Treasury regulations promulgated under the IRC.

“Unasserted Contingent Indemnification Claims” means contingent indemnification obligations to the extent no demand has been made with respect thereto and no claim giving rise thereto has been asserted.

“Underwriter” means Doma Title Insurance, Inc. (f/k/a North American Title Insurance Company), a California corporation.

“Underwriter Dividend” means any dividend or distribution received by a Loan Party or its Subsidiaries from the Underwriter.

“Underwriter HoldCo” has the meaning set forth in Section 6.15.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“WFG Acquisition Agreement” means that certain Asset Purchase Agreement dated as of May 19, 2023 (as amended, restated, amended and restated, supplemented or modified from time to time), by and among Williston Financial Group LLC, a Delaware limited liability company, Doma Title of California, Inc., a California corporation, and Doma Corporate LLC, a Delaware limited liability company.

“Withholding Agent” shall mean the Borrower and Agent.

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14.          AGENT

14.1    Appointment. Each Lender (and each subsequent holder of any Term Loan) and each other Secured Party hereby irrevocably appoints and authorizes Alter Domus as its Agent under and for purposes of each Loan Document (and Alter Domus hereby accepts such appointment), and hereby authorizes Agent to act on behalf of such Lender (or if applicable, each other Secured Party) under each Loan Document and to exercise such powers hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof, together with such powers as may be incidental thereto, including, without limitation, to perform the duties of Agent as set forth in this Agreement including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Term Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to Agent, and to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement; provided that Agent shall not have any liability to the Lenders for Agent’s inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Term Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by Agent of the rights and remedies specifically authorized to be exercised by Agent by the terms of this Agreement or any other Loan Document; (vi) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; and (vii) subject to Section 14.3 of this Agreement, to take such action as Agent deems appropriate on its behalf to manage the Term Loans, to administer the Loan Documents and to exercise such other powers delegated to Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Term Loans), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in this Agreement or in any other Loan Document); provided, however, that Agent shall not be required to take any action which, in the reasonable opinion of Agent, exposes Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law

14.2    Nature of Duties

. Neither Agent nor any of its Related Parties shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Term Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Effective Date or at any time or times thereafter; provided that, upon the reasonable request of a Lender, Agent shall provide to such Lender any documents or reports delivered to Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents, sub-agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agents, sub-agent or attorneys in fact selected by it except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that Agent acted with gross negligence or willful misconduct in the selection of such agents, sub-agents or attorneys in fact. Without limiting the foregoing, Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through its Related Parties. The exculpatory provisions of this Article shall apply to any sub-agent of Agent and to the Related Parties of Agent and any such sub-agent, and shall apply to their respective activities in connection with activities as Agent.

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14.3    Rights, Exculpation, Etc. Neither Agent nor any of its Related Parties shall be (x) liable for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents, (a) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in this Agreement or in any other Loan Document) or (b) in the absence of its own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction or (y) responsible in any manner to any of the Lenders or any other Secured Party for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party or other Person to perform its obligations hereunder or thereunder or any other agreement, instrument or document, or for the creation, perfection or priority of any Lien purported to be created by the Loan Documents or that the Liens granted to Agent pursuant to any Loan Document have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or for the value or the sufficiency of any Collateral or for the satisfaction of any condition set forth in Section 3 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to Agent. Without limiting the generality of the foregoing, Agent (i) may treat the payee of each Term Loan as the owner thereof until Agent receives written notice of the assignment or transfer thereof, pursuant to Section 12.2 hereof, signed by such payee and in form satisfactory to Agent; (ii) may consult with legal counsel (including, without limitation, counsel to Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Agent receives such a notice, Agent shall give notice thereof to the Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as Agent shall deem advisable in the best interests of the Secured Parties. Agent shall not be liable for any apportionment or distribution of payments made in good faith pursuant to this Agreement, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until it shall have received such instructions from the Lenders. Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or Requirements of Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any bankruptcy or insolvency Requirements of Law or other similar Requirements of Law. In no event shall Agent be liable for any failure or delay in the performance of its obligations under this Agreement or any related documents because of circumstances beyond Agent’s control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Agreement or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond Agent’s control whether or not of the same class or kind as specified above. Nothing in this Agreement or any other Loan Document shall require Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder. Agent shall have no obligation for (a) perfecting, maintaining, monitoring, preserving or protecting the security interest or Lien granted under this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby; (b) the filing, re-filing, recording, re-recording, or continuing of any document, financing statement, mortgage, assignment, notice, instrument of further assurance, or other instrument in any public office at any time or times; or (c) providing, maintaining, monitoring, or preserving insurance on or the payment of taxes with respect to any Collateral. Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to rates in the definitions of “Term SOFR” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented in accordance with this Agreement and (ii) the implementation of any conforming changes hereunder in connection therewith), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the “Term SOFR”. Agent shall not have any liability in connection with the maintenance or non-maintenance of the Register or the Participant Register, including as to the accuracy or frequency of any recordings thereof.

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14.4    Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel (including counsel to the Loan Parties), independent accountants and other experts selected by Agent, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such other number or percentage of Lenders as may be provided for herein or in the other Loan Documents) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or such other number or percentage of Lenders as may be provided for herein or in the other Loan Documents), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans and all other Secured Parties. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, Agent may presume that such condition is satisfactory to such Lender unless Agent shall have received notice to the contrary from such Lender prior to the making of such Loan..

14.5    Indemnification. To the extent that Agent is not reimbursed and indemnified by any Loan Party and without limiting the obligation of the Loan Parties to do so, the Lenders agree to reimburse, indemnify and hold harmless Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by Agent under this Agreement or any of the other Loan Documents (including any Claims), in proportion to each Lender’s Pro Rata Share (as in effect on the date on which indemnification is sought under this Section 14.5 (or, if indemnification is sought after the date on which all Term Loans and all other Obligations (other than contingent obligations) have been paid in full and the commitments hereunder have been terminated, in proportion to such Pro Rata Share immediately prior to such date); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements (including any Claims) for which there has been a final and non-appealable decision of a court of competent jurisdiction that such liability resulted from Agent’s gross negligence or willful misconduct. The obligations of the Lenders under this section shall survive the payment in full of the Term Loans and the other Obligations under this Agreement, and the cancellation of this Agreement.

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14.6    Agent Individually. With respect to its Pro Rata Share of the Term Loan Commitments hereunder and the Term Loans made by it (if any), Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The term “Lenders” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender (as applicable). Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party or any of its Subsidiaries as if it were not acting as Agent pursuant hereto without any duty to account to the other Lenders.

14.7    Collateral Matters. The Lenders hereby irrevocably authorize and direct Agent to release any Lien granted to or held by Agent upon any Collateral (i) upon cancellation of this Agreement and indefeasible payment and satisfaction of the Term Loans and all other Obligations which have matured and which Agent has been notified in writing are then due and payable, (ii) upon the sale, transfer or other disposition of such Collateral in a manner permitted under the Loan Documents and/or (iii) upon such asset becoming Excluded Property. Upon request by Agent at any time, the Lenders will confirm in writing Agent’s authority to release particular types or items of Collateral pursuant to this section. Notwithstanding anything in Section 12.7 to the contrary, (a) any Guarantor shall automatically be released from its obligations hereunder (and its Guaranty and any Liens on its property constituting Collateral shall be automatically released) (i) upon the consummation of any permitted transaction or series of related transactions or the occurrence of any other permitted event or circumstance if as a result thereof such Guarantor ceases to be a Subsidiary (included by merger or dissolution) or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions or other event or circumstance permitted hereunder; or (ii) upon the earlier to occur of (x) the Termination Date and (y) the Applicable Maturity Date and/or (b) any Guarantor that qualifies as an “Excluded Subsidiary” shall be released from its obligations hereunder (and its Guaranty and any Liens on its property constituting Collateral shall be automatically released) by Agent promptly following the request therefor by the Borrower; provided that no such request shall be required in connection with any such release with respect to TechCo, which release shall occur automatically (with no further action by any party hereto or to any other Loan Document) immediately upon TechCo becoming an Excluded Subsidiary. In connection with any such release, Agent shall promptly execute and deliver to the relevant Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence termination or release. Any execution and delivery of any document pursuant to the preceding sentence of this Section 14.7 shall be without recourse to or warranty by Agent (other than as to Agent’s authority to execute and deliver such documents). The Lenders hereby irrevocably authorize and direct Agent to enter into the Hudson Subordination Agreement and any intercreditor agreement as contemplated by clause (z) of the definition of “Permitted Liens”.

14.8    Agency for Perfection. Each Lender hereby appoints Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of Agent and the Lenders as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver such Collateral to Agent or in accordance with Agent’s instructions. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

14.9    No Reliance on Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other requirements imposed by the USA PATRIOT Act or the regulations issued thereunder, including the regulations set forth in 31 C.F.R. §§ 1010.100(yy), (iii), 1020.100, and 1020.220 (formerly 31 C.F.R. § 103.121), as hereafter amended or replaced (“CIP Regulations”), or any other anti-terrorism laws, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or other regulations issued under the USA PATRIOT Act. Each Lender, Affiliate, participant or assignee subject to Section 326 of the USA PATRIOT Act will perform the measures necessary to satisfy its own responsibilities under the CIP Regulations.

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14.10    No Third Party Beneficiaries. The provisions of this Section 14 are solely for the benefit of the Secured Parties, and no Loan Party or any of its Subsidiaries shall have rights as a third-party beneficiary of any of such provisions.

14.11    No Fiduciary Relationship. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

14.12    Reports; Confidentiality; Disclaimers. By becoming a party to this Agreement, each Lender:

(a)    is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report with respect to Borrower or any of its Subsidiaries (each, a “Report”) prepared by or at the request of the Required Lenders, and each Agent shall so furnish each Lender with each such Report in its possession,

(b)    expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Reports, and (ii) shall not be liable for any information contained in any Reports,

(c)    expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and its Subsidiaries and will rely significantly upon Borrower and its Subsidiaries’ books and records, as well as on representations of their personnel,

(d)    agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 12.9, and

(e)    without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrower, and (ii) to pay and protect, and indemnify, defend and hold Agent and any other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

14.13    Collateral Custodian. Upon the occurrence and during the continuance of any Default or Event of Default, Agent or its designee may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by Agent or its designee who shall have full authority to do all acts necessary to protect Agent’s and the Lenders’ interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries and Affiliates to, cooperate with any such custodian and to do whatever Agent or its designee may reasonably request to preserve the Collateral. All costs and expenses incurred by Agent or its designee by reason of the employment of the custodian shall be the responsibility of the Borrower and shall be Obligations.

14.14    Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

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(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder and under the other Loan Documents) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Secured Parties, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due to Agent hereunder and under the other Loan Documents.

14.15    Erroneous Payments.

(a)    If Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from Agent) received by such Payment Recipient from Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Agent pending its return or repayment as contemplated below in this Section 14.15 and held in trust for the benefit of Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as Agent may, in its sole discretion, specify in writing), return to Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)    Without limiting the immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it (or a Payment Recipient on its behalf) receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)    it acknowledges and agrees that (A) in the case of clause (x) or (y) of this Section 14.15(b), an error and mistake shall be presumed to have been made (absent written confirmation from Agent to the contrary) and (B) in the case of clause (z) of this Section 14.15(b), an error and mistake has been made, in each case of the foregoing clauses (A) and (B), with respect to such payment, prepayment or repayment; and

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(ii)    such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in clauses (x), (y) or (z) of this Section 14.15(b)) notify Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Agent pursuant to this Section 14.15(b). For the avoidance of doubt, the failure to deliver a notice to Agent pursuant to this Section 14.15(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 14.15(a) or on whether or not an Erroneous Payment has been made.

(c)    Each Lender or Secured Party hereby authorizes Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by Agent to such Lender or Secured Party under any Loan Document or from any other source against any amount that Agent has demanded to be returned under the Section 14.15(a).

(d)    The parties hereto agree that (x) irrespective of whether Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that, this Section 14.15 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by Agent; provided further, that for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Agent from the Borrower for the purpose of making such Erroneous Payment.

(e)    Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, in no event shall the occurrence of an Erroneous Payment (or the existence of any Erroneous Payment Subrogation Rights or other rights of Agent in respect of an Erroneous Payment) result in Agent becoming, or being deemed to be, a Lender hereunder or the holder of any Loans hereunder.

(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g)    Each party’s obligations, agreements and waivers under this Section 14.15 shall survive the resignation or replacement of Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

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14.16    Successor Agent. Agent (x) may resign as Agent upon thirty (30) days’ notice to the Lenders and the Borrower and (y) may be removed as Agent by the affirmative vote of the Required Lenders upon ten (10) days’ notice to Agent, the Borrower and the Lenders. If Agent shall resign or be removed as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint a successor agent, which successor agent shall (unless an Event of Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld, conditioned or delayed and shall be deemed given if the Borrower does not object within ten (10) Business Days of its receipt of notice thereof) whereupon such successor agent shall succeed to the rights (other than any rights to indemnity and expense reimbursement payments owed to the retiring or removed Agent), powers and duties of Agent in its applicable capacity, and the term “Agent” shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights (other than any rights to indemnity and expense reimbursement payments owed to the retiring or removed Agent), powers and duties as Agent in its applicable capacity shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. If no applicable successor agent has accepted appointment as Agent in its applicable capacity by the date that is thirty (30) days following such retiring Agent’s notice of resignation or ten (10) days after such retiring Agent’s removal, such retiring Agent’s resignation or removal shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After Agent’s resignation or removal as Agent, the provisions of this Section 14 and Sections 12.3 and 12.10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

15..          GUARANTY

15.1    Guaranty. Each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of the Borrower, whether or not a claim for post-filing interest is allowed in such Insolvency Proceeding) fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrower, being the “Guaranteed Obligations”), and agrees to pay any and all reasonable out-of-pocket expenses incurred by the Secured Parties in enforcing any rights under the guaranty set forth in this Section 15 within ten days of written demand. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Secured Parties under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving the Borrower. In no event shall the obligation of any Guarantor hereunder exceed the maximum amount such Guarantor could guarantee under any Debtor Relief Law.

15.2    Guaranty Absolute. Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. Each Guarantor agrees that this Section 15 constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by Agent or any Lender to any Collateral. The obligations of each Guarantor under this Section 15 are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor under this Section 15 shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a)    any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

(c)    any taking, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

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(d)    the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including, without limitation, any Secured Party;

(e)    any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or

(f)    any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Secured Parties that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety (other than the cash payment in full of the Guaranteed Obligations (other than Contingent Obligations) and all other amounts payable under this Section 15).

This Section 15 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Secured Parties or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

15.3    Waiver. Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Section 15.3 and any requirement that the Secured Parties exhaust any right or take any action against any Loan Party or any other Person or any Collateral, (iii) any right to compel or direct any Secured Party to seek payment or recovery of any amounts owed under this Section 15.3 from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that any Secured Party protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, and (v) any other defense available to any Guarantor (other than the cash payment in full of the Guaranteed Obligations (other than Contingent Obligations) and all other amounts payable under this Section 15). Each Guarantor agrees that the Secured Parties shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 15.3 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Section 15.3, and acknowledges that this Section 15.3 is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

15.4    Continuing Guaranty; Assignments. This Section 15.4 is a continuing guaranty and shall (a) remain in full force and effect until the cash payment in full of the Guaranteed Obligations (other than Contingent Obligations) and all other amounts payable under this Section 15 after the termination of this Agreement and the other Loan Documents, (b) be binding upon each Guarantor, its successors and assigns (unless any such Guarantor has been released from its obligations hereunder pursuant to Section 14.7) and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors and permitted pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Term Loan Commitments and the Term Loans owing to it) to any Eligible Assignee, and such Eligible Assignee shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.2.

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15.5    Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Section 15, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Secured Parties against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations (other than Contingent Obligations) and all other amounts payable under this Section 15 shall have been paid in full in cash after the termination of this Agreement and the other Loan Documents. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligations (other than Contingent Obligations) and all other amounts payable under this Section 15, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Section 15 after the termination of this Agreement and the other Loan Documents, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Section 15 thereafter arising. If (a) any Guarantor shall make payment to the Secured Parties of all or any part of the Guaranteed Obligations, and (b) all of the Guaranteed Obligations and all other amounts payable under this Section 15 shall be paid in full in cash after the termination of this Agreement and the other Loan Documents, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

15.6    Waivers. All waivers made by each party hereunder that is a Guarantor are made solely by such party in its respective capacity hereunder as a Guarantor and not in any other capacity under any Loan Documents.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date hereof set forth above.

BORROWER:

STATES TITLE HOLDINGS, INC.

By:  /s/ Max Simkoff

Name: Maxwell Simkoff

Title: President and Chief Executive Officer

[Signature Page to Senior Loan and Security Agreement]

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GUARANTORS:

SPEAR AGENCY ACQUISITION INC., a Delaware corporation

By: /s/ Max Simkoff

Name: Maxwell Simkoff

Title: President and Chief Executive Officer

STATES TITLE, LLC, a Delaware limited liability company

By: /s/ Max Simkoff

Name: Maxwell Simkoff

Title: President and Chief Executive Officer

DOMA CORPORATE LLC, a Delaware limited liability company

By: /s/ Max Simkoff

Name: Maxwell Simkoff

Title: President and Chief Executive Officer

TITLE AGENCY HOLDCO, LLC, a Delaware limited liability company

By: /s/ Max Simkoff

Name: Maxwell Simkoff

Title: President and Chief Executive Officer

DOMA INSURANCE AGENCY OF ILLINOIS, INC., an Illinois corporation

By: /s/ Max Simkoff

Name: Maxwell Simkoff

Title: President and Chief Executive Officer

DOMA INSURANCE AGENCY OF INDIANA, INC., an Indiana corporation

By: /s/ Max Simkoff

Name: Maxwell Simkoff

Title: President and Chief Executive Officer

DOMA INSURANCE AGENCY OF TEXAS, INC., a Texas corporation

By: /s/ Max Simkoff

Name: Maxwell Simkoff

Title: President and Chief Executive Officer

[Signature Page to Senior Loan and Security Agreement]

C-I-105

DOMA INSURANCE AGENCY OF MINNESOTA, INC., a Minnesota corporation

By: /s/ Max Simkoff

Name: Maxwell Simkoff

Title: President and Chief Executive Officer

DOMA TECHNOLOGY LLC, a Delaware limited liability company

By: /s/ Max Simkoff

Name: Maxwell Simkoff

Title: President and Chief Executive Officer

DOMA INSURANCE AGENCY OF UTAH, LLC, a Delaware limited liability company

By: /s/ Max Simkoff

Name: Maxwell Simkoff

Title: President and Chief Executive Officer

DOMA INSURANCE AGENCY OF NEW JERSEY, INC., a New Jersey corporation

By: /s/ Max Simkoff

Name: Maxwell Simkoff

Title: President and Chief Executive Officer

DOMA INSURANCE AGENCY OF FLORIDA, INC., a Florida corporation

By: /s/ Max Simkoff

Name: Maxwell Simkoff

Title: President and Chief Executive Officer

NASSA LLC, a Florida corporation

By: _/s/ Max Simkoff

Name: Maxwell Simkoff

Title: President and Chief Executive Officer

DOMA INSURANCE AGENCY OF ARIZONA, INC., an Arizona corporation

By: /s/ Max Simkoff

Name: Maxwell Simkoff

Title: President and Chief Executive Officer

[Signature Page to Senior Loan and Security Agreement]

C-I-106

NORTH AMERICAN ASSET DEVELOPMENT, LLC, a California limited liability company

By: /s/ Max Simkoff

Name: Maxwell Simkoff

Title: President and Chief Executive Officer

NORTH AMERICAN TITLE COMPANY OF COLORADO, a Colorado corporation

By: /s/ Max Simkoff

Name: Maxwell Simkoff

Title: Executive Vice President

DOMA TITLE AGENCY OF NEVADA, INC., a Nevada corporation

By: /s/ Max Simkoff

Name: Maxwell Simkoff

Title: President and Chief Executive Officer

DOMA INSURANCE AGENCY, INC., a Delaware corporation

By: /s/ Max Simkoff

Name: Maxwell Simkoff

Title: President and Chief Executive Officer

DOMA TITLE OF CALIFORNIA, INC., a California corporation

By: /s/ Max Simkoff

Name: Maxwell Simkoff

Title: President and Chief Executive Officer

[Signature Page to Senior Loan and Security Agreement]

C-I-107

DOMA TRUSTEE SERVICES, LLC, a Virginia limited liability company

By: /s/ Max Simkoff

Name: Maxwell Simkoff

Title: President and Chief Executive Officer

[Signature Page to Senior Loan and Security Agreement]

C-I-108

AGENT:

ALTER DOMUS (US) LLC, as Agent

By: /s/ Winnalynn N. Kantaris

Name: Winnalynn N. Kantaris

Title: Associate General Counsel

[Signature Page to Senior Loan and Security Agreement]

C-I-109

LENDERS:

CLOSING PARENT HOLDCO, L.P.

By: RE Closing GP, LLC, its general partner

By: /s/ Kevin Mahony

Name: Kevin Mahony

Title: Authorized Person

[Signature Page to Senior Loan and Security Agreement]

C-I-110

ANNEX H

INTERCREDITOR AND SUBORDINATION AGREEMENT

This INTERCREDITOR AND SUBORDINATION AGREEMENT (this “Agreement”), dated as of April 30, 2024, is made by and between Alter Domus (US) LLC, in its capacities as administrative agent for the lenders (the “Senior Lenders”) and collateral agent for the secured parties under and pursuant to the Senior Credit Agreement (as hereinafter defined) (in such capacities, together with its successors and assigns in such capacity, the “Senior Agent”), and Hudson Structured Capital Management Ltd., as agent for the lenders (the “Subordinated Lenders”) under and pursuant to the Subordinated Credit Agreement (as hereinafter defined) (in such capacity, together with its successors and assigns in such capacities, the “Subordinated Agent”), and is acknowledged by States Title Holding, Inc. (formerly known as Doma Holdings, Inc.), a Delaware corporation, (the “Borrower”), and each of its subsidiaries party to the Senior Credit Agreement and/or the Subordinated Credit Agreement on the date hereof as “Guarantors” thereunder (such subsidiaries, together with the Borrower, each an “Original Obligor” and collectively, the “Original Obligors”).

WHEREAS, the Original Obligors, the Senior Agent and the Senior Lenders have entered into that certain Senior Loan and Security Agreement, dated as of the date hereof (the “Original Senior Credit Agreement”). The repayment of the Senior Obligations (as hereinafter defined) is secured by, among other things, security interests in and liens on substantially all of the assets of the Obligors pursuant to certain collateral documents in favor of the Senior Agent for the benefit of the Senior Lenders and the other Secured Parties (as defined in the Senior Credit Agreement).

WHEREAS, the Original Obligors, the Subordinated Agent and the Subordinated Lenders have entered into that certain Loan and Security Agreement, dated as of December 31, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Subordinated Credit Agreement”). The repayment of the Subordinated Obligations (as hereinafter defined) is secured by, among other things, security interests in and liens on substantially all of the assets of the Obligors pursuant to certain collateral documents in favor of the Subordinated Agent.

WHEREAS, the Senior Agent, for and on behalf of itself and the other Secured Parties (as defined in the Senior Credit Agreement), and the Subordinated Agent for and on behalf of itself and the other Secured Parties (as defined in the Subordinated Credit Agreement), wish to enter into this Agreement to establish their respective rights and priorities in the obligations under the Senior Credit Agreement and the Subordinated Credit Agreement, the Collateral and their claims against the Obligors.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Senior Agent and the Subordinated Agent hereby agree as follows:

1.    Definitions; Rules of Construction.

a.    Terms Defined Above and in the Recitals. As used in this Agreement, the following terms shall have the following meanings:

“Additional Subordinated Lender Financing” has the meaning set forth in Section 6.a.(2).

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time and any successor statute or any similar federal or state law for the relief of debtors.

“Collateral” means all assets and properties wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible of the Obligors or any other Person in or upon which either the Senior Agent or the Subordinated Agent is required or purported to now have or hereafter acquire a Lien pursuant to the terms of the Senior Loan Documents or the Subordinated Loan Documents, as the case may be, together with all rents, issues, profits, products, and Proceeds thereof.

C-I-111

“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Default” means “Default” as defined in the Senior Credit Agreement.

“DIP Financing” has the meaning set forth in Section 5.c.

“Discharge of Senior Indebtedness” means payment in full in cash of all Senior Obligations (excluding Unasserted Contingent Indemnification Claims) and the termination of all commitments to extend credit under the Senior Loan Documents.

“Equity Interests” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or insurable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, insurable or exercisable.

“Event of Default” means “Event of Default” as defined in the Senior Credit Agreement.

“Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means, in each case, with respect to the Senior Agent and the Senior Lenders, on one hand, and the Subordinated Agent and the Subordinated Lenders, on the other hand, with respect to the Collateral:

(a) the taking of any action to foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), any of the Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);

(b) the exercise of any right or remedy provided to a secured creditor or otherwise on account of a Lien under the Senior Loan Documents, the Subordinated Loan Documents, applicable law or in an Insolvency Proceeding, including the election to retain Collateral in satisfaction of a Lien,

(c) the taking of any action or the exercise of any right or remedy in respect of the collection on, set-off against, marshaling of, or foreclosure on the Collateral or the Proceeds of Collateral (including the notification of account debtors),

(d) the sale, conveyance, assignment, transfer, lease, license, or other disposition of any Collateral, by private or public sale, other disposition or any other means permissible under applicable law,

(e) the solicitation of bids from third parties to conduct the liquidation of any Collateral or to engage,

(f) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of marketing, promoting and selling the Collateral,

(g) the exercise of any other enforcement rights or secured creditor remedy relating to the Collateral (including the exercise of any voting rights relating to any Equity Interests and including any right of recoupment or set-off) whether under the Senior Loan Documents, the Subordinated Loan Documents, applicable law or in an Insolvency Proceeding or otherwise,

(h) the commencement of, or the joinder with any creditor (other than the Senior Lenders and the Senior Agent) in commencing any Insolvency Proceeding against any Obligor or any of its Subsidiaries or any assets of any Obligor or any of its Subsidiaries,

(i) the disposition of Collateral by any Obligor after the occurrence and during the continuation of an Event of Default with the consent of Senior Agent or Subordinated Agent, as applicable, and/or

(j) to receive a transfer of Collateral in satisfaction of indebtedness or any other obligation secured thereby.

“Insolvency Proceeding” means “Insolvency Proceeding” as defined in the Senior Credit Agreement.

“Non-Conforming Plan of Reorganization” shall mean any plan of reorganization that does not provide for the Discharge of Senior Indebtedness on the effective date of such plan or is not otherwise consistent with the other provisions of this Agreement.

“Obligor” means each of the Original Obligors and any other Person that now or hereafter is, or whose assets now or hereafter are, liable for all or any portion of the Senior Indebtedness or the Subordinated Obligations.

“Payment Collateral” means all accounts, instruments, chattel paper, letters of credit, deposit accounts, securities accounts, and payment intangibles, together with all supporting obligations (as those terms are defined in the UCC), in each case, composing a portion of the Collateral.

“Permitted Payments” means (i) the payment of the “Payoff Amount” pursuant to (and as defined in) the agreement and fifth amendment, dated as of March 28, 2024 , to the Original Subordinated Credit Agreement (such amendment, the “Fifth Subordinated Credit Agreement Amendment”), on and subject to the occurrence of the “Project Beacon Closing Date” (as defined therein), (ii) the reimbursement of certain costs and expenses accrued and owing pursuant to Section 12.10 of the Original Subordinated Credit Agreement in an aggregate amount of $200,000.00 (of which (x) $150,000 may be paid on the date hereof and (y) $50,000 may be paid by the Obligors upon receipt of a customary invoice from the Subordinated Agent) and (iii) the reimbursement of certain costs and expenses accrued and owing pursuant to Section 12.10 of the Original Subordinated Credit Agreement on, and subject to the occurrence of, the “Project Beacon Closing Date” as provided in Section 9 of the Fifth Subordinated Credit Agreement Amendment.

“Permitted Refinancing” has the meaning set forth in Section 6.c.

“Proceeds” means (a) all “proceeds” as defined in Article 9 of the UCC with respect to the Collateral, and (b) whatever is recoverable or recovered when Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Rami Payment Rights” means the Subordinated Lenders’ right to payment pursuant to Section 2.2(d)(vi) of the Original Subordinated Credit Agreement, which right to payment shall not, in any event, exceed $16,000,000 in the aggregate.

“Recovery” has the meaning set forth in Section 5.b.

“Refinancing” means to amend, restate, supplement, waive, replace (whether or not upon termination, and whether with the original parties or otherwise), restructure, repay, refund, refinance or otherwise modify from time to time (including by means of any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the obligations under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof).

“Release Event” means any sale or other disposition of Collateral (a) in connection with any Exercise of Secured Creditor Remedies by the Senior Agent, (b) by one or more Obligors with the consent of the Senior Agent either (i) after the occurrence and during the continuance of a Default or an Event of Default, which sale or other disposition is conducted by such Obligor with the consent of the Senior Agent in connection with efforts by the Senior Agent to either (x) collect the Senior Indebtedness through the sale or other disposition of Collateral, or (y) assist the Obligors in restructuring their business operations to allow the Obligors to continue to perform their obligations with respect to the Senior Indebtedness, or (ii) in a sale during an Insolvency Proceeding (including a sale pursuant to Section 363 of the Bankruptcy Code or pursuant to a plan of reorganization) or (c) permitted by the Senior Loan Documents.

“Reorganization Securities” shall mean (a) debt or equity securities of any Obligor or any of their respective successors as reorganized in an Insolvency Proceeding and (b) other debt or equity securities of any Obligor or any other Person provided for by a plan of reorganization in an Insolvency Proceeding, in each case of clauses (a) and (b), that (i) the payment on, of, or with respect to which is subordinated in right of payment and in all other respects (including all provisions relating to amortization and prepayment or, if applicable, redemption or repurchase) to all Senior Indebtedness (or any debt or equity securities issued in substitution of all or any portion of any Senior Indebtedness) to the same or greater extent that the Subordinated Indebtedness is subordinated to the Senior Indebtedness under this Agreement, (ii) are not secured by a Lien on any assets unless (x) the Senior Indebtedness (or any debt or equity securities issued in substitution of all or any portion of any Senior Indebtedness) is also secured by a similar Lien on such assets, and (y) the Liens securing such securities are subordinated to the Liens securing the Senior Indebtedness (or any debt or equity securities issued in substitution of all or any portion of any Senior Indebtedness) to the same or greater extent that Subordinated Agent’s Liens on the Collateral are subordinated under this Agreement to Senior Agent’s Lien on the Collateral, (iii) do not have the benefit of any obligation of any Person (whether as issuer, co-maker, guarantor or otherwise) unless the Senior Indebtedness (or any debt or equity securities issued in substitution of all or any portion of any Senior Indebtedness) has at least the same benefit of the obligation of such Person and (iv) do not have any terms, and are not subject to or entitled to the benefit of any agreement or instrument that has terms, that are more burdensome to the issuer of, or other obligor on, such debt or equity securities than are the terms of the Subordinated Indebtedness as in effect on the date hereof, in each case with respect to clauses (i) through (iv), to the reasonable satisfaction of Senior Agent (at the written direction of the requisite Senior Lenders).

“Senior Indebtedness” means all obligations and all other amounts owing, due or secured under the terms of the Senior Credit Agreement or any other Senior Loan Document, including any and all amounts payable to the Senior Agent or any Senior Lender, all principal, prepayment or other premium, interest, fees, attorneys’ fees, costs, charges, expenses, indemnities, guarantees, and all other amounts payable under any Senior Loan Document or in respect thereof (including, in each case, all interest, premiums, fees, attorney’s fees and other amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Obligor or any other Person, or that would have accrued or become due under the terms of the Senior Loan Documents but for the effect of the Insolvency Proceeding or other applicable law, and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in any Insolvency Proceeding).

“Senior Loan Documents” means the Senior Credit Agreement and the other Loan Documents (as such term is defined in the Original Senior Credit Agreement), or any other security, collateral, ancillary or other document entered into in connection with the Senior Credit Agreement, as such documents may be amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, in each case as of the date hereof or as may be amended, restated, modified, renewed, refunded, replaced or refinanced in accordance with the terms of this Agreement.

“Senior Credit Agreement” means the Original Senior Credit Agreement as amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, and any other agreement extending the maturity of, consolidating, otherwise restructuring (including adding Subsidiaries or affiliates of any Obligor or any other Persons as parties thereto), renewing, replacing or refinancing all or any portion of the Agreement Obligations (as such term is defined in the Original Senior Credit Agreement) or any commitment in connection therewith or all or any portion of the amounts owed under any other agreement that itself is a Senior Credit Agreement hereunder and whether by the same or any other agent, lender, or group of lenders and whether or not increasing the amount of Senior Indebtedness that may be incurred thereunder, in each case as the Senior Credit Agreement may be amended, restated, modified, renewed, refunded, replaced, refinanced, extended or otherwise modified to be in accordance with the terms of this Agreement.

“Senior Obligations” means the “Obligations” as defined in the Senior Loan Documents and shall include all Senior Indebtedness.

“Subordinated Credit Agreement” means the Original Subordinated Credit Agreement, as amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, and any other agreement extending the maturity of, consolidating, otherwise restructuring (including adding Subsidiaries or affiliates of any Obligor or any other Persons as parties thereto), renewing, replacing or refinancing all or any portion of the Subordinated Obligations or any commitment in connection therewith or all or any portion of the amounts owed under any other agreement that itself is a Subordinated Credit Agreement hereunder and whether by the same or any other agent, lender, or group of lenders, in each case as of the date hereof or as may be amended, restated, modified, renewed, refunded, replaced or refinanced in accordance with the terms of this Agreement.

“Subordinated Loan Documents” means the Subordinated Credit Agreement and the other Loan Documents (as such term is defined in the Original Subordinated Credit Agreement), or any other security, collateral, ancillary or other document entered into in connection with or related to any agreement that is a Subordinated Credit Agreement, as such documents may be amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time.

“Subordinated Obligations” means all Obligations (as defined in the Subordinated Credit Agreement) and all other amounts owing, due or secured under the terms of the Subordinated Credit Agreement or any other Subordinated Loan Document, including any Additional Subordinated Lender Financing and all amounts payable to the Subordinated Agent or any Subordinated Lender, all principal, prepayment or other premium, interest (including payment-in-kind interest), fees (including payment-in-kind fees), attorneys’ fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under any Subordinated Loan Document or in respect thereof (including, in each case, all interest, premiums, fees, attorney’s fees and other amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Obligor or any other Person, or that would have accrued or become due under the terms of the Subordinated Loan Documents but for the effect of the Insolvency Proceeding or other applicable law, and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in any Insolvency Proceeding), in each case, excluding the Rami Payment Rights, which Rami Payment Rights shall at all times be senior and prior in all respects to the Senior Obligations notwithstanding any term or provision hereof to the contrary.

“UCC” means the Uniform Commercial Code as enacted and in effect from time to time in the State of New York, or the Uniform Commercial Code (or any similar or equivalent legislation) of the jurisdictions which govern the perfection of the security interest in the particular item of the Obligors’ property to which the definition is applied.

“Unasserted Contingent Indemnification Claims” means “Unasserted Contingent Indemnification Claims” as defined in the Senior Credit Agreement.

b.    Terms Defined in the Original Senior Credit Agreement. Unless otherwise defined in this Agreement, any and all initially capitalized terms set forth in this Agreement shall have the meaning ascribed thereto in the Original Senior Credit Agreement.

c.    Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any reference herein to a plan of reorganization shall be construed to include a plan of liquidation or other dispositive restructuring plan in any Insolvency Proceeding.

2.    Subordination.

a.    Payment Subordination. Subject to the terms hereof, each of the Subordinated Agent and Subordinated Lenders hereby subordinates and defers, to the extent and in the manner set forth herein, the payment (including, without limitation, in connection with any Exercise of Secured Credit Remedies or any Insolvency Proceeding) of any and all Subordinated Obligations, including all indebtedness or other obligations (including, principal, interest, fees, prepayment or other premiums, indemnities, payment of legal fees and disbursements of counsel and other amounts and all guarantees in respect of any thereof) under the Subordinated Loan Documents which may be now or hereafter owing by any Obligor to any such Subordinated Agent or Subordinated Lender to the prior Discharge of Senior Indebtedness. Except as set forth in Section 4 of this Agreement, unless and until the Discharge of Senior Indebtedness shall have occurred, without the prior written consent of the Senior Agent (at the written direction of the requisite Senior Lenders), neither the Subordinated Agent nor any Subordinated Lender shall accept, take or receive, by payment, in cash or in kind (other than payments-in-kind of interest, fees or other amounts), by way of setoff, or in any other manner, from any Obligor the whole or any part of any sums which may now or hereafter be owing to the Subordinated Agent or any Subordinated Lender on account of the Subordinated Obligations.

b.    Lien Subordination. Notwithstanding (i) the date, time, method, manner or order of grant, attachment, or perfection of any Liens granted to the Senior Agent (or any Senior Lender) or the Subordinated Agent (or any Subordinated Lender) in respect of all or any portion of the Collateral, (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the Senior Agent (or any Senior Lender) or the Subordinated Agent (or any Subordinated Lender) in any Collateral, (iii) any provision of the UCC, any other applicable law, any of the Senior Loan Documents or the Subordinated Loan Documents, (iv) whether the Liens securing all or part of the Senior Indebtedness are valid, perfected, enforceable, void, avoidable, subordinated, disputed, or allowed, (v) the fact that any such Liens in favor of the Senior Agent securing the Senior Indebtedness are (x) subordinated to any Lien securing any obligation of any Obligor other than the Subordinated Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed, or (vi) any other circumstance whatsoever, the Senior Agent, on behalf of itself and the other Secured Parties, and the Subordinated Agent, on behalf of itself and the Subordinated Lenders, hereby agree that:

(1)    any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the Subordinated Agent or any Subordinated Lender that secures all or any portion of the Subordinated Obligations, shall in all respects be junior and subordinate to all Liens granted to the Senior Agent or any Senior Lender in the Collateral to secure all or any portion of the Senior Indebtedness, and

(2)    any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the Senior Agent or any Senior Lender that secures all or any portion of the Senior Indebtedness shall in all respects be senior and prior to all Liens granted to the Subordinated Agent or any Subordinated Lender in the Collateral to secure all or any portion of the Subordinated Obligations.

c.    Limitation on Remedies. Until the Discharge of Senior Indebtedness shall have occurred, without the prior written consent of the Senior Agent (at the written direction of the requisite Senior Lenders), neither the Subordinated Agent nor any Subordinated Lender shall at any time,

(1)    accelerate, demand or otherwise make due and payable prior to the original due date thereof any portion of the Subordinated Obligations (it being understood, for the avoidance of doubt, that this clause (1) is not intended to limit automatic acceleration upon an actual or deemed entry of an order for relief with respect to any Obligor or its subsidiaries under any Debtor Relief Law that does not require any action under the Subordinated Loan Documents on the part of the Subordinated Agent or the Subordinated Lenders), provided that if an Event of Default has occurred and is continuing, Subordinated Agent may charge default interest provided in the Subordinated Loan Documents (but not receive payments on account thereof),

(2)    commence, prosecute, or participate in any lawsuit, action, or proceeding, whether private, judicial, equitable, administrative or otherwise (including any Insolvency Proceeding) against any Obligor or any Obligor’s assets, in each case, for the purpose of effecting an Exercise of Secured Creditor Remedies or otherwise in any way relating to or in connection with the Subordinated Loan Documents,

(3)    Exercise Any Secured Creditor Remedies or exercise any other enforcement rights or remedies as against any Obligor’s assets,

(4)    possess any assets of any Obligor, send any notice to or otherwise receive or accept any proceeds of the Collateral or seek to obtain payment directly from any account debtor of any Obligor, sue for an attachment, an injunction, a keeper, a receiver or any other similar legal or equitable remedy, exercise any rights of set off or recoupment, or otherwise take any action whatsoever, directly or indirectly to collect any amounts on the Subordinated Obligations from any Obligor or any of its assets,

(5)    commence or cause to be commenced or join with any creditor (other than the Senior Lenders and the Senior Agent) in commencing any Insolvency Proceeding against any Obligor,

(6)    in any Insolvency Proceeding, submit or prosecute any “credit bid” or other offer to acquire any of the Collateral pursuant to Section 363 of the Bankruptcy Code or otherwise that does not provide for the complete Discharge of Senior Indebtedness,

(7)    will not contest, protest or object to any Exercise of Secured Creditor Remedies by the Senior Agent or Senior Lenders, including any foreclosure proceeding or action brought by the Senior Agent or any Senior Lender or any other exercise by the Senior Agent or any Senior Lender of any rights and remedies relating to the Collateral under the Senior Loan Documents or otherwise, or

(8)     will not object to the forbearance by the Senior Agent or the Senior Lenders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral.

Notwithstanding anything herein to the contrary, no provision of this Agreement shall at any time prohibit, limit, or restrict the Subordinated Agent or the Subordinated Lenders from (A) filing proofs of claim or proofs of interest against any Obligor in any Insolvency Proceeding involving such Obligor, (B) taking any action (not adverse to the priority status of the Liens on the Collateral securing the Senior Obligations, or the rights of the Senior Agent or the Senior Lenders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) the Liens securing the Subordinated Obligations against the Collateral or establish priority (subject to the prior ranking of Liens securing the Senior Indebtedness against the Collateral in accordance with this Agreement), except through possession or control in accordance with the terms of this Agreement, (C) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Subordinated Agent or Subordinated Lenders, including any claims secured by the Collateral or otherwise make any agreements or file any motions or objections pertaining to the rights of the Subordinated Agent or Subordinated Lenders, if any, in each case in accordance with the terms of this Agreement, (D) vote on any plan of reorganization that is consistent in all respects with Section 5j., (E) the making of a bid on all or any portion of the Collateral in any foreclosure proceeding or action, including, for the avoidance of doubt and without limitation, any sale pursuant to Section 363 of the Bankruptcy Code, provided that the Discharge of the Senior Indebtedness shall occur immediately upon closing of the sale, (F) delivering any notice of default in respect of the Subordinated Obligations, reservation of rights or similar letters of notices or (G) solely if the consummation of the Merger (as defined in the Project Beacon Acquisition Agreement (as defined in the Fifth Subordinated Credit Agreement Amendment)) has occurred without payment in full of the payments described in clauses (i) and (iii) of the definition of Permitted Payments, enforcing rights under the Fifth Subordinated Credit Agreement Amendment to receive such payments (as applicable).

If any distributions or other proceeds resulting from any Exercise of Secured Creditor Remedies are obtained by the Subordinated Agent or any Subordinated Lender, then and in such event, the turn-over and other obligations of the Subordinated Agent and the Subordinated Lenders set forth in Section 7 shall apply.

d.    Release of Liens. In the event of any private or public sale or other disposition of all or any portion of the Collateral in connection with a Release Event at any time prior to the date upon which the Discharge of Senior Indebtedness shall have occurred, the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, agrees that the Liens securing the Subordinated Obligations with respect to such Collateral shall automatically be released without any further action by any party and such sale or disposition will be free and clear of the Liens securing the Subordinated Obligations and, if the sale or other disposition includes Equity Interests in any Obligor or any of its Subsidiaries, the Subordinated Agent further agrees, for and on behalf of itself and the Subordinated Lenders, that any guarantees by such Obligor or Subsidiary shall automatically be released without any further action by any party; provided that, in each case, (i) the Senior Agent also releases its Liens on such Collateral, (ii) the Proceeds of such disposition of such Collateral are applied, with respect to (x) any sale or other disposition of Collateral pursuant to clauses (a) and (b) in the definition of “Release Event” hereunder, to permanently repay (or otherwise reduce in the case of a credit bid) the Senior Indebtedness, or (y) any sale or other disposition of Collateral pursuant to clause (c) in the definition of “Release Event” hereunder, in accordance with the terms of the Senior Credit Agreement and (iii) the Subordinated Agent shall still, subject to the terms of this Agreement, have a security interest with respect to the Proceeds of such Collateral, except to the extent applied to repay the Senior Indebtedness in accordance with the preceding clause (ii) of this Section 2.d. The Subordinated Agent agrees, for and on behalf of itself and the Subordinated Lenders, without recourse to or warranty by the Subordinated Agent, that, in connection with any such sale or other disposition (i) the Senior Agent (and its agents or other designees) are authorized to file any and all UCC Lien releases and/or terminations of the Liens held by the Subordinated Agent or any Subordinated Lender in connection with such a sale or other disposition, and (ii) it will execute any and all Lien and guaranty releases or other documents reasonably requested by the Senior Agent in connection therewith and the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, hereby irrevocably appoints the Senior Agent as its and their lawful attorney in fact to execute any and all such Lien releases and other documents.

e.    Waiver of Rights to Contest Senior Indebtedness. The Subordinated Agent hereby acknowledges and agrees, for and on behalf of itself and the Subordinated Lenders, that no covenant, agreement or restriction contained in the Subordinated Loan Documents or otherwise shall be deemed to restrict in any way the rights and remedies of the Senior Agent or the Senior Lenders with respect to the Collateral as set forth in this Agreement and the Senior Loan Documents. In addition, subject only to the rights of the Subordinated Agent and Subordinated Lenders to enforce the terms of this Agreement, the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, waives its and their right, and agrees that neither it nor any Subordinated Lender shall take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, attachment, recharacterization or perfection of the Liens of the Senior Agent in any Collateral, the validity, priority, enforceability, recharacterization or allowance of any of the claims of the Senior Agent or any holder of Senior Indebtedness against any Obligor or the validity or enforceability of this Agreement or any of the provisions hereof. Subject only to the rights of the Subordinated Agent and Subordinated Lenders to enforce the terms of this Agreement, the Subordinated Agent agrees, for and on behalf of itself and the Subordinated Lenders, that neither it nor any Subordinated Lender will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the Senior Agent or any Senior Lender under the Senior Loan Documents, including any public or private sale, lease, exchange, transfer, or other disposition of any Collateral, whether by foreclosure or otherwise. Subject only to the rights of the Subordinated Agent and Subordinated Lenders to enforce the terms of this Agreement, the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, hereby waives any and all rights it or any Subordinated Lender may have as a junior lien or unsecured creditor to contest, protest, object to, interfere with the manner in which the Senior Agent seeks to enforce the Liens in any Collateral (it being understood and agreed that the terms of this Agreement shall govern with respect to the Collateral even if any portion of the Liens securing all or any portion of the Senior Indebtedness are avoided, disallowed, set aside, or otherwise invalidated in any Insolvency Proceeding, judicial proceeding or otherwise).

f.    Acknowledgement of Liens. The Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, acknowledges and agrees that the Senior Agent, for the benefit of the Secured Parties, has been granted Liens upon all of the Collateral in which the Subordinated Agent has been granted Liens and the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, hereby consents thereto. The Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, agrees that neither it nor any Subordinated Lender shall obtain a Lien on any asset or Collateral to secure all or any portion of the Subordinated Obligations unless concurrently therewith, the Senior Agent obtains a Lien on such asset or Collateral and the parties hereby agree that all such Liens are and will be subject to this Agreement. The subordination of Liens and claims by the Subordinated Agent and the Subordinated Lenders in favor of the Senior Agent and the Senior Lenders shall not be deemed to subordinate the Subordinated Agent’s Liens or claims to the Liens or claims of any other Person that is not a holder of Senior Indebtedness.

g.    New Liens. So long as the Discharge of Senior Indebtedness shall not have occurred, the parties hereto agree that no additional Liens shall be granted or permitted on any asset of any Borrower or any other Obligor to secure any Subordinated Obligation unless, subject to the terms of this Agreement, substantially concurrently therewith, a senior and prior Lien shall be granted on such asset to secure the Senior Obligations. To the extent that the foregoing provisions of this Section 2.g are not complied with for any reason, without limiting any other rights and remedies available to Senior Agent or the Senior Lenders, the Subordinated Agent, on behalf of the Subordinated Lenders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.g shall be subject to the terms of this Agreement.

h.    Liens. The parties intend that all Collateral securing the Subordinated Obligations secure the Senior Obligations and all Collateral securing the Senior Obligations secure the Subordinated Obligations. Accordingly, subject to the other provisions of this Agreement, the parties will use commercially reasonable efforts to cooperate with respect to the foregoing.

i.     Waiver of Rights to Contest Subordinated Obligations. The Senior Agent, for and on behalf of itself and the Senior Lenders, waives its and their right, and agrees that neither it nor any Senior Lender shall take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Subordinated Agent or any Subordinated Lender in any Collateral, the validity, priority, enforceability or allowance of any of the claims of the Subordinated Agent or any holder of Subordinated Obligations against any Obligor or the validity or enforceability of this Agreement or any of the provisions hereof; provided that nothing in this  Section 2i. shall be construed to prevent or impair the rights of the Senior Agent or any Senior Lender to enforce this Agreement.

j.    Enforcement of Security. The Senior Agent, for and on behalf of itself and the Senior Lenders, shall have the exclusive right (as between the Senior Agent and the Senior Lenders on the one hand and the Subordinated Agent and the Subordinated Lenders on the other hand), subject to the other provisions of this Agreement and the Senior Loan Documents, to manage, perform and enforce the terms of the Senior Loan Documents with respect to the Collateral, to exercise and enforce all privileges and rights thereunder in accordance with the applicable Senior Loan Documents, including the exclusive right to adjust and settle insurance proceeds and condemnation awards, to take or retake control or possession of the Collateral and to hold, prepare for sale, process, dispose of, or liquidate the Collateral in connection with an Exercise of Secured Creditor Remedies and to incur expenses in connection with such disposition and to exercise all the rights and remedies of a secured lender under the UCC and applicable Debtor Relief Law in such order and in such manner as the Senior Agent and the Senior Lenders may determine in their sole discretion without consulting with or obtaining the consent of the Subordinated Agent or any Subordinated Lender and regardless of whether any such exercise is adverse to the interests of the Subordinated Agent or any Subordinated Lender, except as otherwise required pursuant to the UCC and applicable law.

3.    Bailee for Perfection.

a.    The Senior Agent and the Subordinated Agent each agree that if it shall at any time hold a Lien on any Collateral that can be perfected by possession or control of such Collateral under the UCC or other applicable law, the, the Senior Agent and the Subordinated Agent each agree to hold or control that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) (such Collateral being referred to as the “Pledged Collateral”), as bailee, on behalf of, and as a non-fiduciary agent for the Subordinated Agent and the Subordinated Lenders or the Senior Agent and the Senior Lenders, as applicable (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC), solely for the purpose of perfecting the Liens granted under the Subordinated Loan Documents or the Senior Loan Documents, as applicable, subject to the terms and conditions of this Section 3. Unless and until the Discharge of Senior Indebtedness, the Subordinated Agent agrees to promptly notify the Senior Agent of any Pledged Collateral held by it or by any Subordinated Lender, and, at any time prior to the Discharge of Senior Indebtedness, the Subordinated Agent or such Subordinated Lender holding any Pledged Collateral shall promptly deliver to the Senior Agent any such Pledged Collateral held by it, together with any necessary endorsements (or otherwise allow the Senior Agent to obtain control of such Pledged Collateral). The Subordinated Agent agrees to assign to the Senior Agent each deposit account control agreement entered into by the Subordinated Agent to the extent capable of such assignment (or otherwise amend or replace each such deposit account control agreement in a manner reasonably acceptable to the Senior Agent (at the written direction of the requisite Senior Lenders) to effectuate the Senior Agent’s perfection by control with respect thereto to the extent capable of such amendment), as promptly as practicable, and to take such other actions as the Senior Agent may reasonably request in connection with the foregoing.

b.    The Senior Agent shall have no obligation whatsoever to the Subordinated Agent or any Subordinated Lender to ensure that the Pledged Collateral is genuine or owned by any Obligor or to preserve rights or benefits of any Person except as expressly set forth in this Section 3. The Subordinated Agent shall have no obligation whatsoever to the Senior Agent or any Senior Lender to ensure that the Pledged Collateral is genuine or owned by any Obligor or to preserve rights or benefits of any Person except as expressly set forth in this Section 3. The duties or responsibilities of the Senior Agent under this Section 3 shall be limited solely to holding or controlling the Pledged Collateral as bailee and agent in accordance with this Section 3 and delivering the Pledged Collateral upon a Discharge of Senior Indebtedness as provided in clause (d) of this Section 3. The duties or responsibilities of the Subordinated Agent under this Section 3 shall be limited solely to holding or controlling the Pledged Collateral as bailee and agent in accordance with this Section 3 and delivering the Pledged Collateral to the Senior Agent as provided in clause (a) of this Section 3 and taking such actions as are set forth in the last sentence of clause (a) of this Section 3.

c.    The Senior Agent acting pursuant to this Section 3 shall not have by reason of the Senior Loan Documents, the Subordinated Loan Documents, or this Agreement a fiduciary relationship in respect of the Subordinated Agent or any Subordinated Lender. The Subordinated Agent acting pursuant to this Section 3 shall not have by reason of the Senior Loan Documents, the Subordinated Loan Documents, or this Agreement a fiduciary relationship in respect of the Senior Agent or any Senior Lender.

d.    Upon the Discharge of Senior Indebtedness, the Senior Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Subordinated Agent to the extent the Subordinated Obligations remain outstanding as confirmed in writing by the Subordinated Agent, and, to the extent that the Subordinated Agent confirms no Subordinated Obligations are outstanding, second, to the Obligors or any other applicable Person designated by the Obligors to the extent no Senior Indebtedness and no Subordinated Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral or as the Obligors may direct).

e.    Upon the Discharge of Senior Indebtedness, the Senior Agent shall deliver change notices (or similar documents) necessary to transfer control of deposit accounts (to the extent such deposit accounts are subject to deposit account control agreements under which the Senior Agent is the controlling agent) from the Senior Agent, first, to the Subordinated Agent to the extent the Subordinated Obligations remain outstanding as confirmed in writing by the Subordinated Agent, and, to the extent that the Subordinated Agent confirms no Subordinated Obligations are outstanding, second, to the Obligors or any other applicable Person as the Obligors may direct to the extent no Senior Indebtedness or the Subordinated Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such deposit accounts or as the Obligors may direct). Except as expressly set forth in the foregoing sentence and notwithstanding anything to the contrary contained in this Section 3, the Senior Agent shall have no obligation to (i) assign any deposit account control agreement with a third party to the Subordinated Agent to the extent that the terms of such deposit account control agreement prohibit any such assignment or otherwise require the consent of such third party that is not granted or (ii) take any action to assist the Subordinated Agent with respect to the replacement of any such deposit account control agreement that cannot be so assigned.

4.    Permitted Payments.

a.    Subordinated Obligations Payment Restrictions. Until the Discharge of Senior Indebtedness shall have occurred, no payment or distribution of any kind or character (whether of principal, interest, fees or other amounts and whether in cash, securities, assets, by set-off, or otherwise, including any payment that may be payable by reason of the payment of any other Indebtedness of the Obligors being subordinated to the payment of the Subordinated Obligations) on account of any Subordinated Obligations shall be made by or on behalf of the Obligors, and (subject to Section 2(c)) neither the Subordinated Agent nor any Subordinated Lender will accept, ask for, demand, sue for, take, receive or accelerate any such payment, directly or indirectly, from or on behalf of any of the Obligors except for the Permitted Payments. For the avoidance of doubt, no limitation set forth in this Section 4a. shall apply to the Rami Payment Rights.

b.    No Prepayment or Acceleration of Subordinated Obligations. Except as expressly set forth in Section 4.a. of this Agreement, until the Discharge of Senior Indebtedness shall have occurred, the Subordinated Agent agrees, for and on behalf of itself and the Subordinated Lenders, that neither it nor any Subordinated Lender shall take, accept or receive any payment or prepayment of the principal of any Subordinated Obligations, any payments resulting from any breach or default under any of the Subordinated Loan Documents, any prepayment as a result of the acceleration of any amounts due under any Subordinated Loan Document, or any other direct or indirect payments or distributions whatsoever on account of the Subordinated Obligations, unless, in the case of any other payment or prepayment, the Senior Agent (at the written direction of the requisite Senior Lenders) has otherwise agreed.

c.    In the event that, notwithstanding the terms of the foregoing Section 4.a of this Agreement, the Obligors shall make any prohibited payment to the Subordinated Agent or any Subordinated Lender or the Subordinated Agent or any Subordinated Lender shall otherwise receive any prohibited payment, then and in such event, the turn-over and other obligations of the Subordinated Agent and the Subordinated Lenders set forth in Section 7 shall apply.

5.    Insolvency Proceeding.

a.    Continuing Priority; Reinstatement.

(1)    This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency Proceeding. The parties hereto acknowledge that the provisions of this Agreement are intended to be enforceable as contemplated by Section 510(a) of the Bankruptcy Code. All references herein to any Obligor shall include such Obligor as a debtor-in-possession and any receiver or trustee for such Obligor. In the event of any Insolvency Proceeding relative to any Obligor or any arrangement, adjustment, composition or relief of any Obligor or such Obligor’s debts or any marshaling of the assets of any Obligor, then, in each case, (i) all Senior Indebtedness shall first be paid in full in cash (other than Unasserted Contingent Indemnification Claims) before any payment is made on the Subordinated Obligations; and (ii) any payment or distribution of any kind or character (whether in cash, securities, assets, by set-off, or otherwise) to which the Subordinated Agent or any Subordinated Lender would be entitled but for the provisions of this Section 5.a (including any payment or distribution which may be payable or deliverable to any Subordinated Lender by reason of the payment of any other Indebtedness of such Obligor or its Subsidiaries being subordinated to payment of the Subordinated Obligations) shall be paid or delivered by the Person making such payment or distribution, including, but not limited to, a trustee in bankruptcy, a receiver, a liquidating trustee, or otherwise, directly to the Senior Agent to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid (other than Unasserted Contingent Indemnification Claims). In the event that, in the circumstances contemplated by this Section 5.a, and notwithstanding the foregoing provisions of this Section 5.a, the Subordinated Agent or any Subordinated Lender shall have received any payment or distribution of any kind or character (whether in cash, securities, assets, by setoff, or otherwise) that it is not entitled to receive under the foregoing provisions, then and in such event such payment or distribution shall be segregated and held in trust for the benefit of and immediately shall be paid over to the Senior Agent in accordance with Section 7 of this Agreement.

(2)    If the Senior Agent, any Senior Lender or any other holder of any Senior Indebtedness is required in any Insolvency Proceeding relating to any Obligor or otherwise to turn over or otherwise pay any amount previously received by such Person as payment in respect of the Senior Indebtedness (a “Recovery”) to the Obligor’s estate or to any creditor or representative of an Obligor or any other Person, then the Senior Indebtedness shall be reinstated to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement. All rights, interests, agreements, and obligations of the Senior Agent, the Senior Lenders, the Subordinated Agent and the Subordinated Lenders under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, consummation, conversion, or dismissal of any Insolvency Proceeding by or against any Obligor or any other Person and irrespective of any other circumstance which otherwise might constitute a defense available to, or a discharge of any Obligor or any other Person in respect of the Senior Indebtedness. No priority or right of the Senior Agent, the Senior Lenders or any other holder of Senior Indebtedness shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Obligor or any other Person or by the noncompliance by any Person with the terms, provisions, or covenants of the Senior Loan Documents or the Subordinated Loan Documents, regardless of any knowledge thereof which the Senior Agent, the Senior Lenders or any holder of Senior Indebtedness may have.

b.    DIP Financing and Cash Collateral.

(1)    If any Obligor shall become subject to a case or proceeding (a “Bankruptcy Case”) under the Bankruptcy Code or any other Debtor Relief Law and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) to such Obligor under Section 364 of the Bankruptcy Code or any equivalent provision of any other Debtor Relief Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Debtor Relief Law, the Subordinated Agent and each Subordinated Lender agrees that it will not raise, join or support any objection to or in any manner oppose, and that it consents to and shall at all times consent to, any DIP Financing and to the Liens on the Collateral securing the same (“DIP Financing Liens”) and to any use of cash collateral that constitutes Collateral, in each case, that is approved by the Senior Agent (at the written direction of the requisite Senior Lenders) or the Senior Lenders (including any such DIP Financing that includes a “roll-up” or “refinancing” of all or a portion of the Senior Obligations; provided, in the event such DIP Financing includes a “roll-up” of all or a portion of Senior Obligations, then the Subordinated Agent or the Subordinated Lenders may seek a junior replacement or continuing Lien on any Collateral securing such “roll-up” DIP Financing) for the benefit of the Subordinated Agent and the Subordinated Lenders), and except to the extent permitted in this Section 5.b(1) or Section 5(e), will not request adequate protection or any other relief in connection therewith. To the extent (I) that any such DIP Financing Liens are senior to or pari passu with the Liens on any such Collateral for the benefit of the Senior Agent and the Senior Lenders, the Subordinated Agent and each Subordinated Lender will subordinate its Liens with respect to such Collateral on the same terms as the Liens of the Senior Agent and the Senior Lenders in their capacities as such are subordinated thereto (including in respect of any customary “carveout”), and (II) such DIP Financing Liens rank senior to or pari passu with the Liens on any such Collateral granted to secure the Senior Obligations, the Subordinated Agent and each Subordinated Lender will confirm the priorities with respect to such Collateral as set forth herein (and are hereby deemed to have consented to such priorities), in each case of clauses (I) and (II), so long as (A) the Subordinated Agent and the Subordinated Lenders retain the benefit of their Liens on all such Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis the Senior Agent and all the Senior Lenders in their capacities as such (for the avoidance of doubt other than any Liens constituting DIP Financing Liens and subject to a customary “carveout”) as existed prior to the commencement of the Bankruptcy Case (including any priority of payments as set forth in Section 2a.), (B) the Subordinated Agent and the Subordinated Lenders are granted Liens on any additional collateral pledged to the Senior Agent or any Senior Lender as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral with the same priority vis-à-vis the Senior Agent and the Senior Lenders in their capacities as such (for the avoidance of doubt subject to a customary “carveout”) as set forth in this Agreement; and (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Senior Obligations, such amount is applied pursuant to Section 8 (except that the payment of fees and expenses (and post-petition interest with the consent of the Senior Agent) as adequate protection may be paid and retained by the Senior Agent or applicable Senior Lenders); provided, further, that the Senior Agent and Senior Lenders receiving adequate protection (or, in the case of a “roll-up” DIP Financing, in their capacity as providers of such DIP Financing) shall not object to the Subordinated Agent and Subordinated Lenders receiving adequate protection comparable to (but compliant with the terms of this Section 5b.(1), Section 5d. and Section 5e.) any adequate protection granted to the Senior Agent and such Senior Lenders (or, in the case of a “roll-up” DIP Financing, the Liens and claims granted to the Senior Agent and such Senior Lenders as providers of such DIP Financing) in connection with such DIP Financing or use of cash collateral.

(2)    The Subordinated Agent and each Subordinated Lender agrees that none of them shall provide or propose any DIP Financing with a payment or lien priority that is senior to or pari passu with the priority of the Senior Obligations (or that is otherwise inconsistent with the other provisions of this Agreement) unless written consent is provided by the Senior Agent (at the written direction of the requisite Senior Lenders) or the Senior Lenders; provided, that the Subordinated Agent and each Subordinated Lender may propose any DIP Financing that is junior to the payment and lien priority of the Senior Obligations (and any adequate protection Liens and claims with respect to any property granted for the benefit of the Senior Agent and the Senior Lenders in connection therewith) as set forth in Section 2b. (but may be senior, pari passu or junior in payment and lien priority with respect to the Subordinated Obligations and any adequate protection Liens or claims in respect thereof); provided, further, that the Senior Agent and the Senior Lenders may raise, join or support any objection to or otherwise oppose such DIP Financing.

c.    Until the Discharge of the Senior Obligations, the Subordinated Agent, on behalf of itself and the Subordinated Lenders, agrees that none of them shall (i) seek relief from the automatic stay in any Insolvency Proceeding in respect of the Collateral, without the prior written consent of the Senior Agent (at the written direction of the requisite Senior Lenders) or (ii) oppose any motion by the Senior Agent (at the written direction of the requisite Senior Lenders) or the Senior Agent or any of the Senior Lenders seeking relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral.

d.    The Subordinated Agent, on behalf of itself and the Subordinated Lenders, agrees that it shall not oppose (nor support any other person in opposing) (i) any motion or other request by the Senior Agent (at the written direction of the requisite Senior Lenders) for adequate protection of the Senior Agent’s Liens upon the Collateral in any form, including any claim of the Senior Agent or the Senior Lenders to post-petition interest, fees, or expenses pursuant to the Senior Loan Documents as a result of their Lien on the Collateral and request for additional or replacement Liens on post-petition assets of the same type as the Collateral and/or for a superpriority administrative claim or (ii) any objection by the Senior Agent or the Senior Lenders claiming a lack of adequate protection with respect to their Liens in the Collateral.

e.    In any Insolvency Proceeding, the Subordinated Agent, on behalf of itself and the Subordinated Lenders, may seek adequate protection in respect of their respective Subordinated Obligations, subject to the provisions of this Agreement, only if the Senior Agent (on behalf of the itself and the Senior Lenders) or the Senior Agent and the Senior Lenders, as the case may be, including in connection with a DIP Financing that includes a “roll-up,” are also granted adequate protection (or similar Liens and claims in their capacity as providers of such “roll-up” DIP Financing) in the form of a Lien on additional or replacement collateral and/or a superpriority administrative claim, in which event the Subordinated Agent (on behalf of the itself and the Subordinated Lenders) or the Subordinated Agent and the Subordinated Lenders shall receive as adequate protection (x) a Lien on such additional or replacement collateral that is junior to any Liens (including adequate protection Liens) granted to the Senior Agent (on behalf of the itself and the Senior Lenders) or the Senior Agent and the Senior Lenders in a manner consistent with Section 2b., and/or (y) a superpriority administrative claim (as applicable) that is subordinate to the Senior Obligations (including any superpriority claim granted in respect thereof) in a manner consistent with Section 2a. In the event the Subordinated Agent on behalf of itself and the Subordinated Lenders seeks or requests (or is otherwise granted) adequate protection in respect of the Subordinated Obligations and such adequate protection is granted in the form of a Lien on additional or replacement collateral and/or a superpriority administrative claim, then the Subordinated Agent on behalf of itself and the Subordinated Lenders agrees that the Senior Agent (on behalf of the itself and the Senior Lenders) or the Senior Agent and the Senior Lenders, as the case may be, shall also be granted a Lien on such additional or replacement collateral and/or a superpriority administrative claim (as applicable) as adequate protection for its senior interest in the Collateral, and that the Liens granted on such additional or replacement collateral and/or the superpriority administrative claims in respect of Subordinated Obligations (as applicable) shall be subject to Section 2b. in the case of such Liens and subordinate to the superpriority administrative claim of the Senior Agent (on behalf of the itself and the Senior Lenders) or the Senior Agent and the Senior Lenders, as the case may be, on the same basis as the Liens in favor of the Subordinated Agent or the Subordinated Lenders on the Collateral pursuant to this Agreement. Except as otherwise expressly set forth herein, any distributions or other amounts received by the Senior Agent or any Senior Lender in respect of any Lien on additional or replacement collateral and/or a superpriority administrative claim shall be applied in accordance with Section 8. For the avoidance of doubt, any adequate protection granted to the Subordinated Agent or any Subordinated Lender on account of Subordinated Obligations, including replacement liens and administrative claims, shall be accorded the priority otherwise set forth herein as between or among the Senior Obligations and the Subordinated Obligations.

f.    The Subordinated Agent and the Subordinated Lenders will not object to or contest any lawful exercise of remedies by the Senior Agent or the Senior Lenders of the right to credit bid the Senior Obligations at any sale or foreclosure of Collateral, and is deemed to consent to any sale order to which the Senior Agent (at the written direction of the requisite Senior Lenders) has consented so long as the order provides that (i) the Liens in favor of the Subordinated Agent for the benefit of the Subordinated Lenders secured by such Collateral attach to any such Proceeds of such sale or disposition with the same priority vis-à-vis the Senior Agent and the Senior Lenders on the one hand and the Subordinated Agent and the Subordinated Lenders on the other hand as existed prior to the commencement of such sale or other disposition, and any such Liens shall remain subject to the terms of this Agreement until application thereof pursuant to Section 2b. and (ii) any proceeds of any Collateral realized therefrom shall be applied pursuant to Section 2a.; provided, that the Subordinated Agent and the Subordinated Lenders shall have the right to credit bid the Subordinated Obligations so long as such credit bid provides for the Discharge of the Senior Indebtedness at the consummation of such sale.

g.    Until the Discharge of the Senior Indebtedness, neither the Subordinated Agent on behalf of the Subordinated Lenders nor the Subordinated Agent or any Subordinated Lender shall assert or enforce any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Collateral. To the extent the Subordinated Agent or any Subordinated Lender receives a recovery on account of any claim under Section 506(c) of the Bankruptcy Code, such proceeds shall be distributed consistently with Section 2a..

h.    Nothing in this Agreement shall prohibit or limit the right of any Senior Lender or Subordinated Lender to receive and retain any Reorganization Securities; provided that any Reorganization Securities received prior to the Discharge of the Senior Indebtedness by the Subordinated Agent or any Subordinated Lender on account of Subordinated Obligations that constitutes a distribution or payment from or on account of the Collateral, a direct or indirect interest in such Collateral (including a direct or indirect Equity Interest in the owner of such Collateral), or the value of such Collateral, will be paid over or otherwise transferred to the Senior Agent for application in accordance with this Agreement, unless such distribution is made under a plan of reorganization or similar dispositive restructuring plan that is consented to by the affirmative vote of all classes composed of the Senior Lenders; provided, further, the Senior Agent will discharge the Senior Obligations first using any cash payment or distribution required to be paid over or otherwise transferred to the Senior Agent, and thereafter, debt or equity securities required to be paid over or otherwise transferred to the Senior Agent.

i.    If, in any Insolvency Proceeding, debt obligations of the reorganized debtor are distributed pursuant to a plan of reorganization, both on account of Senior Obligations and on account of Subordinated Obligations on account of the Collateral or the value thereof, then the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to priority of such debt obligations.

j.    Plan of Reorganization.

(1)    In furtherance of the provisions of this Agreement, neither the Subordinated Agent nor Subordinated Lenders may (directly or indirectly, in the capacity of a secured or unsecured creditor) propose, support, vote in favor of, or otherwise agree to any Non-Conforming Plan of Reorganization, unless more than two-thirds in amount of allowed claims held by the Senior Lenders agree to vote for any such plan.

(2)    To the extent any vote is cast by the Subordinated Agent or any Subordinated Lender to accept a Non-Conforming Plan of Reorganization, the Subordinated Agent, the Subordinated Lenders and the Obligors agree that (a) the Senior Agent (at the written direction of the requisite Senior Lenders) and any of its officers or agents are hereby irrevocably authorized to cast a vote, on behalf of the Subordinated Agent and Subordinated Lenders, to reject such Non-Conforming Plan of Reorganization and the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, hereby irrevocably appoints the Senior Agent as its lawful attorney in fact for the purpose of enabling the Senior Agent to cast such vote, and (b) the Senior Agent (at the written direction of the requisite Senior Lenders) may pursue any available right or remedy under applicable law, including specific performance. The Subordinated Agent and the Subordinated Lenders agree that irreparable damage would occur if this Section 5j. was not performed in accordance with its specific terms or was otherwise breached, and that money damages would not be an adequate remedy, even if available. Each of the Subordinated Agent and the Subordinated Lenders agree that it will not oppose the granting of specific performance on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction to prevent breaches of, or to enforce specifically, the terms and provisions of this Agreement will not be required to post any bond or other security in connection with any such order.

k.    Classification.

(1)    The Senior Agent, each Senior Lender, the Subordinated Agent, each Subordinated Lender and the Obligors acknowledge and agree that, for the purposes of determining the allowance of any postpetition interest, fees, or expenses under Section 506(b) of the Bankruptcy Code or any similar provision of any other Debtor Relief Law or otherwise, (1) the Senior Obligations and the Subordinated Obligations are separate claims; (2) the Senior Obligations are secured by a separate Lien on the Collateral on a senior priority basis with respect to a separate Lien on the Collateral securing the Subordinated Obligations; and (3) the Subordinated Obligations are secured by a separate Lien on the Collateral on a junior priority basis with respect to a separate Lien on the Collateral securing the Senior Obligations.

(2)    Neither the Subordinated Agent nor any Subordinated Lender shall object to, oppose, support any objection, or take any other action to impede, the right of the Senior Agent or any Senior Lender to make an election under Section 1111(b)(2) of the Bankruptcy Code. The Subordinated Agent and each Subordinated Lender waives any claim it may hereafter have against any senior claimholder arising out of the election by the Senior Agent or any Senior Lender of the application of Section 1111(b)(2) of the Bankruptcy Code.

6.    Modifications of Indebtedness.

a.    Amendments to the Senior Loan Documents and the Subordinated Loan Documents.

(1)    Senior Indebtedness. All Senior Indebtedness at any time incurred by any Obligor shall be deemed to have been incurred, and all Senior Indebtedness held by any Senior Lender or other holder of Senior Indebtedness shall be deemed to have been extended, acquired or obtained, as applicable, in reliance upon this Agreement, and, to the extent not otherwise required herein, the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, hereby waives (i) notice of acceptance, or proof of reliance, by the Senior Agent, the Senior Lenders or any other holder of Senior Indebtedness of this Agreement, and (ii) notice of the existence, renewal, extension, accrual, creation, or non-payment of all or any part of the Senior Indebtedness.

Nothing contained in this Agreement shall preclude the Senior Agent, the Senior Lenders or any holder of Senior Indebtedness from discontinuing the extension of credit to any Obligor (whether under the Senior Credit Agreement or otherwise) or from taking (without notice to the Subordinated Agent, any Subordinated Lender, any Obligor, or any other Person) any other action in respect of the Senior Indebtedness or the Collateral which the Senior Agent, such Senior Lender or such holder is otherwise entitled to take with respect to the Senior Indebtedness or the Collateral.

Anything in the Subordinated Loan Documents to the contrary notwithstanding but subject to the proviso below, the Senior Agent and the Senior Lenders shall have the right, without notice to or consent from the Subordinated Agent or any Subordinated Lender, to amend, waive, substitute, supplement or modify the Senior Indebtedness and the Senior Loan Documents, in any manner whatsoever, including any renewals, extensions or shortening of time of payments (even if such shortening causes any Senior Indebtedness to be due on demand or otherwise) and any increase in the amount of the Senior Indebtedness and/or any making available of additional extensions of credit as part of the Senior Indebtedness (regardless of whether such additional extensions of credit are of a new or different type than the extensions of credit available to the Obligors under the Senior Loan Documents), and the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, consents and agrees to any such amendment, supplement or modification, all without affecting the priorities provided for herein or the other provisions hereof; provided, however, that without the prior written consent of the Subordinated Agent (which may or may not be given in its sole discretion), the Senior Agent, for and on behalf of itself and the Senior Lenders, agrees not to (i) amend, restate, supplement or modify any (x) obligation to prepay or repay the Senior Obligations, or (y) mandatory permanent reduction or termination of any outstanding commitments under the Senior Credit Agreement, in each case, in an amount equal to the net proceeds of an Underwriter Dividend (as defined in the Senior Credit Agreement (as in effect on the date hereof)) under and in accordance with the Senior Credit Agreement (as in effect on the date hereof) (including without limitation, pursuant to Section 2.2 of the Senior Credit Agreement (as in effect on the date hereof)), (ii) amend, restate, supplement or modify the Senior Loan Documents to prohibit the prepayment or repayment of the Senior Obligations and/or the replacement of any then unfunded commitments under the Senior Loan Documents, in each case, pursuant to any Additional Subordinated Lender Financing (as defined below), (iii) increase the commitments (or reinstate any cancelled commitments) under the Senior Loan Documents (as in effect on the date hereof) (including, without limitation, any increase in (or reinstatement thereof, to the extent cancelled) the “Term Loan Commitments” under the Senior Credit Agreement (as in effect on the date hereof)) (it being understood and agreed that no waiver of any Event of Default (as defined in the Senior Credit Agreement) or waiver of any condition precedent to any funding of loans under the Senior Credit Agreement shall constitute an increase or reinstatement of any commitments under the Senior Credit Agreement) or (iv) amend, restate, supplement or modify the assignment provisions or successor agency provisions under the Senior Loan Documents that would adversely affect any assignment of the rights and obligations of the Senior Lenders under the Senior Loan Documents to the Subordinated Lenders or the replacement of the Senior Agent with the Subordinated Agent under the Senior Loan Documents, as applicable, in accordance with the immediately succeeding paragraph.

In addition, notwithstanding anything herein to the contrary, the parties hereto agree that, at any time following a “Project Beacon Failure Event” (as defined in the Senior Credit Agreement), upon the written request of the Subordinated Agent, (i) the Senior Lenders will assign all of their rights and obligations (including unfunded commitments) under the Senior Loan Documents to the Subordinated Lenders, subject to such assignment being effected under and in accordance with the terms of assignment provisions of the Senior Loan Documents at a cash purchase price equal to 100% of the Senior Obligations (excluding Unasserted Contingent Indemnification Claims) then outstanding (assuming solely for this purpose that all unfunded commitments of the Senior Lenders were terminated upon the consummation of such assignment) and, solely for the purposes of determining such cash purchase price and determining the amount of outstanding obligations following such assignment, all principal, interest, prepayment premiums, commitment termination fees and other amounts that would be payable by the Obligors pursuant to the Senior Loan Documents in connection with a repayment, prepayment and/or commitment termination, as applicable , by the Obligors at such time shall be included in the purchase price payable by the Subordinated Agent and the Subordinated Lenders (it being understood and agreed that notwithstanding any commitment termination fees or other amounts included in such purchase price, all unfunded commitments under the Senior Credit Agreement shall be assumed by the Subordinated Lenders and shall continue to remain available to the Obligors pursuant to and in accordance with the terms and conditions of the Senior Loan Documents) and (ii) in connection with any assignment described in the foregoing clause (i), the Senior Agent will be replaced with the Subordinated Agent as agent under the Senior Loan Documents in accordance with the terms of Section 14.16 of the Senior Loan Agreement.  The Obligors hereby consent to any such assignment and replacement of agent in accordance with the terms of this paragraph, which consent shall be sufficient to satisfy any Obligor consent requirement set forth in the Senior Loan Documents in connection with such assignment and/or replacement of agent.

(2)    Subordinated Obligations.  All Subordinated Obligations at any time incurred by any Obligor shall be deemed to have been incurred, and all Subordinated Obligations held by the Subordinated Agent or any Subordinated Lender or other holder of Subordinated Obligations shall be deemed to have been extended, acquired or obtained, as applicable, in reliance upon this Agreement, and, to the extent not otherwise required herein, the Senior Agent for and on behalf of itself and the other Secured Parties hereby waives notice of acceptance, or proof of reliance, by the Subordinated Agent or any Subordinated Lender or any other holder of Subordinated Obligations of this Agreement; provided, that any Subordinated Agent not party hereto agrees in writing to the terms of this Agreement on behalf of itself and the Subordinated Lenders.  Without the prior written consent of the Senior Agent, the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, agrees not to amend, restate, supplement or modify, in whole or in part, any terms or provisions of any Subordinated Loan Document in a manner that is inconsistent with this Agreement or the effect of which is or would be to: (i) increase the amount of the Subordinated Obligations or the Rami Payment Rights; provided however, that notwithstanding the foregoing, the Subordinated Agent may, at any time following a “Project Beacon Failure Event” (as defined in the Senior Credit Agreement), without the prior written consent of the Senior Agent or any of the Senior Lenders, provide additional debt financing to the Obligors on the same terms applicable to the Subordinated Loans under the Original Subordinated Credit Agreement (except as set forth therein) (any such financing, an “Additional Subordinated Lender Financing”) solely for the purposes of and in the amount necessary to repay in full all (but not less than all) of the then outstanding Senior Obligations (excluding Unasserted Contingent Indemnification Claims) and to replace all (but not less than all) of the then unfunded commitments (if any) (which shall be subject to the terms and conditions for funding applicable to the initial funding under the Original Subordinated Credit Agreement) so long as such Additional Subordinated Lender Financing is incurred concurrently with such repayment and replacement (if applicable); provided, further, that the Senior Agent and Senior Lenders acknowledge and agree that the incurrence and/or provision of such Additional Subordinated Lender Financing shall not be construed as an exercise of remedies prohibited hereunder or as an exercise of remedies pursuant to (or in respect of) the Subordinated Loan Documents, (ii) make earlier the dates upon which any payments in respect of the Subordination Obligations or the Rami Payment Rights are due and/or payable, (iii) change any redemption or prepayment provision in a manner adverse to an Obligor or add any new redemption or prepayment provision, (iv) make any covenant, default or event of default more restrictive or add any new covenant, default or event of default, in each case, with respect to the Subordinated Obligations or the Rami Payment Rights, unless a corresponding modification is consented to by the Required Lenders (as defined in the Senior Credit Agreement) or is not adverse to the Senior Lenders and is otherwise offered to the Senior Lenders; (v) cause any Person (other than the Obligors) to be obligated, whether primarily, secondarily or otherwise, on account of the Subordinated Obligations or the Rami Payment Rights, unless such Person also becomes so obligated on account of the Senior Obligations; or (vi) change or amend any other term of the Subordinated Loan Documents if such change or amendment would (A) result in a Default or Event of Default under the Senior Credit Agreement or (B) confer additional rights on Subordinated Agent not also conferred to Senior Agent.

b.    Notice of Acceptance and Other Waivers. To the fullest extent permitted by applicable law, the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Senior Credit Agreement, or the creation or existence of any Senior Indebtedness; (iii) notice of the amount of the Senior Indebtedness; (iv) notice of any adverse change in the financial condition of any Obligor or of any other fact that might increase the Subordinated Agent’s or any Subordinated Lender’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Senior Loan Documents; (vi) notice of any default or Event of Default under the Senior Loan Documents or otherwise relating to the Senior Indebtedness; and (vii) all other notices (except if such notice is specifically required to be given to the Subordinated Agent under this Agreement) and demands to which the Subordinated Agent or any Subordinated Lender might otherwise be entitled.

(1)    To the fullest extent permitted by applicable law, the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, waives the right by statute or otherwise to require the Senior Agent, any Senior Lender or any holder of Senior Indebtedness to institute suit against any Obligor or to exhaust any rights and remedies which the Senior Agent, any Senior Lender or any holder of Senior Indebtedness has or may have against any Obligor. The Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, further waives any defense arising by reason of any disability or other defense (other than the defense that the Discharge of Senior Indebtedness has occurred (subject to the provisions of Section 5)) of any Obligor or by reason of the cessation from any cause whatsoever of the liability of such Obligor in respect thereof.

(2)    To the fullest extent permitted by applicable law, the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, hereby waives: (i) any rights to assert against the Senior Agent, the Senior Lenders or any other holder of Senior Indebtedness any defense (legal or equitable), set-off, counterclaim, or claim which the Subordinated Agent or any Subordinated Lender may now or at any time hereafter have against any Obligor or any other party liable to the Senior Agent, the Senior Lenders, any other holder of Senior Indebtedness; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of any Senior Indebtedness, any Subordinated Obligations or any security for either; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by the Senior Agent, the Senior Lenders or any other holder of Senior Indebtedness; and (iv) the benefit of any statute of limitations affecting the Subordinated Agent’s or any Subordinated Lender’s obligations hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Senior Indebtedness shall similarly operate to defer or delay the operation of such statute of limitations applicable to the Subordinated Agent’s or any Subordinated Lender’s obligations hereunder.

(3)    Until such time as the Discharge of Senior Indebtedness shall have occurred, (i) the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, hereby waives and postpones any right of subrogation it has or may have as against any Obligor with respect to any Senior Indebtedness; and (ii) in addition, the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, hereby waives and postpones any right to proceed against any Obligor or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to any Senior Indebtedness.

(4)    WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, THE SUBORDINATED AGENT AND EACH SUBORDINATED LENDER, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF OR RELATED TO AN ELECTION OF REMEDIES BY SENIOR AGENT, SENIOR LENDERS OR ANY OTHER HOLDER OF SENIOR INDEBTEDNESS, EVEN IF SUCH ELECTION OF REMEDIES HAS IMPAIRED THE SUBORDINATED AGENT’S OR ANY SUBORDINATED LENDER’S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST ANY OBLIGOR BY THE OPERATION OF ANY APPLICABLE LAW.

(5)    None of the Senior Agent, any Senior Lender or any other holder of Senior Indebtedness or any of their respective affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or, except as provided in Section 2 hereof, to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof. If the Senior Agent or any Senior Lender honors (or fails to honor) a request by the Obligors for an extension of credit pursuant to the Senior Credit Agreement or any of the other Senior Loan Documents, whether the Senior Agent or any Senior Lender has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the Subordinated Loan Documents or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the Senior Agent or any Senior Lender otherwise should exercise any of its contractual rights or remedies under the Senior Loan Documents (subject to the express terms and conditions hereof), neither the Senior Agent nor any Senior Lender shall have any liability whatsoever to the Subordinated Agent or any Subordinated Lender as a result of such action, omission, or exercise. The Senior Agent and the Senior Lenders will be entitled to manage and supervise the loans and extensions of credit under the Senior Loan Documents as the Senior Agent and the Senior Lenders may, in their sole discretion, deem appropriate, and the Senior Agent, each Senior Lender and each other holder of Senior Indebtedness may manage the loans and extensions of credit under the Senior Loan Documents without regard to any rights or interests that the Subordinated Agent or any Subordinated Lender may have in the Collateral or otherwise except as otherwise expressly set forth in this Agreement. The Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, agrees that none of the Senior Agent, any Senior Lender or any other holder of Senior Indebtedness shall incur any liability as a result of a sale, lease, license, application or other disposition of all or any portion of the Collateral or any part or Proceeds thereof conducted in accordance with applicable law and the terms of this Agreement. The Senior Agent, each Senior Lender and each holder of Senior Indebtedness may, from time to time, enter into agreements and settlements with Obligors as it may determine in its sole discretion without impairing any of the subordinations, priorities, rights or obligations of the parties under this Agreement, including substituting Collateral, releasing any Lien and releasing any Obligor. The Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, waives any and all rights it may have to require the Senior Agent, any Senior Lender or any holder of Senior Indebtedness to marshal assets, to exercise rights or remedies in a particular manner or order, or to forbear from exercising such rights and remedies in any particular manner or order.

c.    Refinancings. Any of the Senior Obligations and the Subordinated Obligations and the agreements or indentures governing them may be Refinanced, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Senior Loan Document or any Subordinated Loan Document) of any Secured Party (as defined in the Senior Credit Agreement or the Subordinated Credit Agreement, as applicable), all without affecting the priorities provided for herein or the other provisions hereof; provided, however, that (i) the holders of any such Refinancing indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing (to the extent they are not already so bound) to the terms of this Agreement pursuant to such Refinancing documents or agreements (including amendments or supplements to this Agreement) as each Senior Agent or Subordinated Agent, as applicable, shall reasonably request and in form and substance reasonably acceptable to such Senior Agent or Subordinated Agent, as applicable, and (ii) the terms of such Senior Obligations or the Subordinated Obligations, as applicable, as so Refinanced would not be prohibited by Section 6.a hereof if incorporated in the applicable documentation being Refinanced (any Refinancing of such Senior Obligations or the Subordinated Obligations, as applicable, meeting the foregoing requirements of this Section 6.c, a “Permitted Refinancing”). In connection with any Permitted Refinancing contemplated by this Section 6.c, this Agreement may be amended at the request and sole expense of the Borrower, and without the consent of any Secured Party (as defined in the Senior Credit Agreement or the Subordinated Credit Agreement, as applicable), (a) to add parties (or any authorized agent or trustee therefor) providing any such Refinancing, (b) to confirm that such Refinancing indebtedness in respect of any Senior Obligations shall have the same rights and priorities in respect of any Collateral (as defined in the Subordinated Loan Documents) in relation to the Senior Obligations and the Subordinated Obligations as the indebtedness being Refinanced, all on the terms provided for herein immediately prior to such Refinancing and (c) to confirm that such Refinancing indebtedness in respect of any Subordinated Obligations shall have the same rights and priorities in respect of any Collateral (as defined in the Senior Loan Documents) in relation to the Senior Obligations and the Subordinated Obligations as the indebtedness being Refinanced, all on the terms provided for herein immediately prior to such Refinancing.

7.    Payments Received by any Subordinated Lender. Except as permitted in Section 4 hereof, if at any time prior to the date upon which the Discharge of Senior Indebtedness shall have occurred, the Subordinated Agent or any Subordinated Lender receives (i) any Collateral or proceeds of any Collateral (including, any adequate protection payments or plan distributions pursuant to the Bankruptcy Code) or (ii) any payment or distribution on account of the Subordinated Obligations that is not permitted to be made or received hereunder, the Subordinated Agent or such Subordinated Lender shall be deemed to receive and hold the same in trust as trustee for the benefit of the Secured Parties and shall segregate the same and forthwith deliver (and with any cost and expense incurred in connection therewith being added to the Subordinated Obligations) such payment, distribution, or proceeds to the Senior Agent in precisely the form received (except for the endorsement or assignment by the Subordinated Agent or any Subordinated Lender where necessary), for application on any of the Senior Indebtedness, whether then due or yet to become due. In the event of the failure of the Subordinated Agent or any Subordinated Lender to make any such endorsement or assignment to the Senior Agent, the Senior Agent and any of its officers or agents are hereby irrevocably authorized to make such endorsement or assignment and the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, hereby irrevocably appoints the Senior Agent as its lawful attorney in fact for the purpose of enabling the Senior Agent to make such endorsement or assignment in the name of the Subordinated Agent or any Subordinated Lender.

8.    Application of Proceeds of Collateral. All Collateral, all Proceeds and all distributions received in any Insolvency Proceeding (including any adequate protection payments or plan distributions), received by any of the Senior Agent, the Senior Lenders or the Subordinated Agent or the Subordinated Lenders in connection with any Exercise of Secured Creditor Remedies shall be applied:

first, to the payment of the Senior Obligations in accordance with the Senior Loan Documents until the Discharge of Senior Indebtedness shall have occurred,

second, to the payment of the fees, costs and expenses of the Subordinated Agent and the other Subordinated Obligations in accordance with the Subordinated Credit Agreement and the Subordinated Loan Documents, and

third, the balance, if any, to the Obligors or to whosoever may be lawfully entitled to receive the same or as court of competent jurisdiction may direct.

9.    Senior Indebtedness Unconditional. All rights of the Senior Agent hereunder, and all agreements and obligations of the Subordinated Agent, each Subordinated Lender and each Obligor (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

(i)         any lack of validity or enforceability of any Senior Loan Document;

(ii)         any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Senior Indebtedness, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Senior Loan Document;

(iii)         any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Senior Indebtedness or any guarantee or guaranty thereof; or

(iv)         any exercise or delay in or refrain from exercising any right or remedy, any election of remedies, any taking or failure to take any Liens or additional Liens, as well as any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Obligor in respect of the Senior Indebtedness, or of the Subordinated Agent, any Subordinated Lender, or any Obligor, to the extent applicable, in respect of this Agreement (other than the Discharge of Senior Indebtedness).

10.    Subordinated Obligations Unconditional. Subject to compliance with the terms of this Agreement, all rights of the Subordinated Agent and the Subordinated Lenders hereunder, and all agreements and obligations of the Senior Agent and the Obligors (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

(i)         any lack of validity or enforceability of any Subordinated Loan Document;

(ii)         any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Subordinated Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Subordinated Loan Document;

(iii)         any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Subordinated Obligations or any guarantee or guaranty thereof; or

(iv)         any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Obligor in respect of the Subordinated Obligations, or of the Senior Agent, or any Obligor, to the extent applicable, in respect of this Agreement.

11.    Representations. The Senior Agent represents and warrants to the Subordinated Agent and the Subordinated Lenders that (a) it has the requisite power and authority to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the other Secured Parties and (b) this Agreement, when executed and delivered, will constitute the valid and legally binding obligation of the Senior Agent enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles. The Subordinated Agent represents and warrants to the Senior Agent and the Senior Lenders that (i) it has the requisite power and authority under the Subordinated Credit Agreement to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Subordinated Lenders, and (ii) this Agreement, when executed and delivered, will constitute the valid and legally binding obligation of the Subordinated Agent enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

12.    Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any party hereto shall be effective unless it is in a written agreement executed by the Senior Agent and the Subordinated Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

13.    Instrument Legends. The Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, agrees that each of the Subordinated Loan Documents and the face of any other instrument evidencing the Subordinated Obligations or any portion thereof or any security therefor, in each case, entered into, executed, amended, restated, amended and restated, supplemented or modified after the date hereof, shall include the legend set forth below (or language to a similar effect approved by the Senior Agent), and copies thereof shall be delivered to the Senior Agent.

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Agent pursuant to or in connection with this Agreement, the terms of this Agreement or any other Loan Document, and the exercise of any right or remedy by the Agent hereunder or thereunder are subject to the provisions of the Intercreditor and Subordination Agreement, dated as of April 30, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Subordination Agreement”), among Alter Domus (US) LLC, as the Senior Agent, and Hudson Structured Capital Management, Ltd., as the Subordinated Agent. In the event of any conflict between the terms of the Subordination Agreement and this Agreement or any other Loan Document, the terms of the Subordination Agreement shall control.”

14.    Additional Remedies. If the Subordinated Agent or any Subordinated Lender violates any of the terms of this Agreement, in addition to any remedies in law, equity, or otherwise, the Senior Agent may restrain such violation in any court of law and may, in its own or in any Obligor’s name, interpose this Agreement as a defense in any action by the Subordinated Agent or any Subordinated Lender. If the Senior Agent or any Senior Lender violates any of the terms of this Agreement, in addition to any remedies in law, equity, or otherwise, the Subordinated Agent may restrain such violation in any court of law and may, in its own or in any Obligor’s name, interpose this Agreement as a defense in any action by the Senior Agent or any Senior Lender.

15.    Further Assurances.  Upon the Senior Agent’s written request, the Subordinated Agent and each Subordinated Lender will promptly take all actions which the Senior Agent reasonably believes appropriate to carry out the purposes and provisions of this Agreement and any costs and expenses incurred in connection therewith shall be at the expense of the Secured Parties (as defined in the Senior Credit Agreement) and, solely to the extent not otherwise paid by the Obligors, shall be added to the Senior Obligations, except to the extent the Subordinated Agent or any Subordinated Lender shall have violated this Agreement, in which case such cost and expenses shall be at the expense of the Subordinated Agent and added to the Subordinated Obligations.

16.    Information Concerning Financial Condition. The Senior Agent hereby assumes, for and on behalf of itself and the Senior Lenders, and the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, shall, without imposing any duty not expressly set forth in the Subordinated Credit Agreement or Subordinated Loan Documents, be responsible for keeping itself informed of the financial condition of Obligors and of all other circumstances bearing upon the risk of nonpayment of the Senior Indebtedness or the Subordinated Obligations, and the Senior Agent and the Subordinated Agent hereby agrees that no party has and shall have a duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Senior Agent or the Subordinated Agent, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to such other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation, or (c) to disclose any information which, pursuant to its commercial finance practices, the Senior Agent or the Subordinated Agent wishes to maintain confidential.

17.    No Warranties or Liability. The Senior Agent acknowledges and agrees, for and on behalf of itself and the other Secured Parties, and the Subordinated Agent acknowledges and agrees, for and on behalf of itself and the Subordinated Lenders, that it has not made any warranties or representations with respect to the legality, validity, enforceability, collectability or perfection of the Senior Indebtedness or the Subordinated Obligations or any liens or security interests held in connection therewith. Except as otherwise provided in this Agreement, the Senior Agent and the Subordinated Agent will be entitled to manage and supervise their respective extensions of credit to any Obligor in accordance with law and their usual practices, modified from time to time as they deem appropriate.

18.    Third Party Beneficiaries. This Agreement is solely for the benefit of the Senior Agent, the Senior Lenders, the Subordinated Agent and the Subordinated Lenders and their respective successors and assigns, and neither any Obligor nor any other Persons are intended to be a third party beneficiary hereunder or to have any right, benefit, priority or interest under, or because of the existence of, or to have any right to enforce, this Agreement. The Senior Agent and the Subordinated Agent shall have the right to modify or terminate this Agreement at any time without notice to or approval of any Obligor or any other Person.

19.    No Impairment. Nothing in this Agreement is intended to or shall impair, as between Obligors and the Subordinated Lenders, the obligation of Obligors, which is absolute and unconditional, to pay the Subordinated Obligations as and when the same shall become due and payable in accordance with its terms, or affect the relative rights of the Subordinated Lenders and creditors of Obligors other than the Senior Agent and the Senior Lenders. Notwithstanding anything to the contrary herein or in any Senior Loan Document or any Subordinated Loan Document, the Obligors shall not be required to act or refrain from acting pursuant to any Subordinated Loan Document with respect to any Collateral (as defined in the Senior Credit Agreement) in any manner that would cause a default under any Senior Loan Document or which is in violation of this Agreement.

20.    Subrogation. Solely after the Discharge of Senior Indebtedness shall have occurred, the Subordinated Agent and the Subordinated Lenders shall be subrogated to the rights of the Senior Agent and the Senior Lenders to the extent that distributions otherwise payable to the Subordinated Agent and the Subordinated Lenders have been applied to the payment of the Senior Indebtedness in accordance with the provisions of this Agreement, it being understood that the provisions of this Agreement are, and are intended solely, for the purposes of defining the rights of the Subordinated Agent and the Subordinated Lenders, on the one hand, and the Senior Agent and the Senior Lenders, on the other hand. The Senior Agent and the Senior Lenders shall have no obligation or duty to protect the Subordinated Agent’s or any Subordinated Lender’s rights of subrogation arising pursuant to this Agreement or under any applicable law, nor shall the Senior Agent, the Senior Lenders or any other holder of Senior Indebtedness be liable for any loss to, or impairment of, any subrogation rights held by the Subordinated Agent or any Subordinated Lender.

21.    Notices. All demands, notices, and other communications provided for hereunder shall be in writing and:

if to the Subordinated Agent, mailed or sent by telecopy or e-mail thereto, addressed to it as follows:

Hudson Structured Capital Management Ltd.

2187 Atlantic Street

Stamford, CT 06902

Email: [****]

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019-6099

Attention: [****]

E-mail: [****]

and if to the Senior Agent, mailed or sent by telecopy or e-mail thereto, addressed to it as follows:

Alter Domus (US) LLC

225 West Washington Street, 9th Floor

Chicago, Illinois 60606

Attention: [****] and Legal Department

E-mail: [****]

with a copy (which shall not constitute notice) to:

Arnold & Porter Kaye Scholer LLP

250 West 55th Street

New York, NY 10019-9710

Attention: [****]

E-mail: [****]

or as to any party at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 20. All such demands, notices and other communications shall be effective, when mailed, three Business Days after deposit in the mails, postage prepaid, when sent by telecopy, when receipt is acknowledged by the receiving telecopy equipment (or at the opening of the next Business Day if receipt is after normal business hours), or when delivered, as the case may be, addressed as aforesaid. Notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

22.    APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF EXCEPT FOR SECTIONS 5-1401 and 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

23.    CONSENT TO JURISDICTION. SUBORDINATED AGENT, EACH SUBORDINATED LENDER, SENIOR AGENT AND EACH SENIOR LENDER HEREBY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT LOCATED IN THE COUNTY OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. SUBORDINATED AGENT, EACH SUBORDINATED LENDER, SENIOR AGENT AND EACH SENIOR LENDER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. SUBORDINATED AGENT, EACH SUBORDINATED LENDER, SENIOR AGENT AND EACH SENIOR LENDER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUBORDINATED AGENT, EACH SUBORDINATED LENDER, SENIOR AGENT OR EACH SENIOR LENDER, AS APPLICABLE, AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE 10 DAYS AFTER THE SAME HAS BEEN POSTED.

24.    WAIVER OF JURY TRIAL. SUBORDINATED AGENT, EACH SUBORDINATED LENDER, SENIOR AGENT AND EACH SENIOR LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED LOAN DOCUMENTS OR ANY OF THE SENIOR LOAN DOCUMENTS. SUBORDINATED AGENT, EACH SUBORDINATED LENDER, SENIOR AGENT AND EACH SENIOR LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR LOAN DOCUMENTS OR THE SUBORDINATED LOAN DOCUMENTS, AS APPLICABLE, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE SUBORDINATED AGENT, EACH SUBRORDINATED LENDER, SENIOR AGENT AND EACH SENIOR LENDER WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

25.    Successors and Assigns.

a.    This Agreement shall be binding upon and shall inure to the benefit of the parties’ respective successors and assigns, subject to the provisions hereof. All references to any Obligor shall include any Obligor as debtor-in-possession and any receiver or trustee for such Obligor in any Insolvency Proceeding.

b.    Any Senior Lender may, from time to time, without notice to the Subordinated Agent or any Subordinated Lender, assign or transfer any or all of the Senior Indebtedness or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Indebtedness shall, subject to the terms hereof, be and remain Senior Indebtedness for purposes of this Agreement, and every assignee or transferee of any of the Senior Indebtedness or of any interest therein shall be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be subject to and entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

c.    In connection with any assignment or transfer of any or all of the Senior Indebtedness, the Subordinated Agent and each applicable Subordinated Lender agrees to execute and deliver an agreement identical to this Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of any such assignee or transferee and, in addition, will execute and deliver an agreement identical to this Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of any third person who succeeds to or refinances, replaces or substitutes for any or all of the Senior Lenders’ financing of any of Obligors, whether such successor or replacement financing occurs by transfer, assignment, “takeout” or any other means or vehicle and such cost and expense incurred by the Subordinated Agent and each applicable Subordinated Lender in connection therewith shall be added to the Subordinated Obligations.

d.    Any Subordinated Lender may, from time to time, with five (5) Business Days prior written notice to the Senior Agent, assign or transfer any or all of the Subordinated Obligations or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Subordinated Obligations shall, subject to the terms hereof, be and remain Subordinated Obligations for purposes of this Agreement, and every assignee or transferee of any of the Subordinated Obligations or of any interest therein shall (i) be bound by the subordination provided under this Agreement (ii) be subject to and entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto, and (iii) execute and deliver to the Senior Agent a written acknowledgment of receipt of a copy of this Agreement and the written agreement by such person to be bound by the terms of this Agreement.

26.    Integrated Agreement. This Agreement sets forth the entire understanding of the parties with respect to the within matters and may not be modified or amended except upon a writing signed by all parties.

27.    Counterparts; Electronic Execution. This Agreement may be executed in one or more counterparts, each one of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic transmission shall be equally effective as delivery of an original executed counterpart. The words “execution,” “signed,” “signature” and words of like import in any Subordinated Loan Document or any Senior Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

28.    Headings. The headings contained in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

29.    Severability. Any provision of this Agreement that is prohibited by law or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permissible, the parties waive any law that prohibits any provision of this Agreement or renders any provision hereof unenforceable.

30.    Conflicts. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Subordinated Loan Document or any Senior Loan Document, on the other hand, this Agreement shall control and prevail.

31.    Termination. This Agreement shall continue in full force and effect until the Discharge of Senior Indebtedness shall have occurred and shall thereafter be revived to the extent provided for in Section 5.a.(2).

32.    Concerning the Senior Agent. The Senior Agent is entering into this Agreement solely in its capacity as Agent under the Senior Credit Agreement and not in its individual or corporate capacity. In acting hereunder, the Senior Agent shall be entitled to all of the rights, privileges, exculpations, indemnities and immunities set forth in the Senior Credit Agreement as if such rights, privileges, exculpations, indemnities and immunities were set forth herein.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Senior Agent, for and on behalf of itself and the other Secured Parties, and the Subordinated Agent have caused this Agreement to be duly executed and delivered as of the date first above written.

ALTER DOMUS (US) LLC, as the Senior Agent

By:	/s/ Winnalynn N. Kantaris
Name: Winnalynn N. Kantaris
Title: Associate General Counsel

[Signature Page to Intercreditor and Subordination Agreement]

C-I-112

HUDSON STRUCTURED CAPITAL MANAGEMENT LTD., as the Subordinated Agent

By:	/s/ Gokul Sudarsana
Name: Gokul Sudarsana
Title: Chief Actuary

[Signature Page to Intercreditor and Subordination Agreement]

C-I-113

ACKNOWLEDGMENT

Each of the Original Obligors hereby acknowledges that it has received a copy of the foregoing Intercreditor and Subordination Agreement and consents thereto, agrees to recognize all rights granted thereby to the Senior Agent, the Senior Lenders, the Subordinated Agent and the Subordinated Lenders and will not do any act or perform any obligation which is not in accordance with the agreements set forth therein. Each of the Original Obligors further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary thereof. This Acknowledgment has been delivered and accepted at and shall be deemed to have been made in the State of New York, and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of New York.

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST WRITTEN ABOVE:

STATES TITLE HOLDINGS, INC.

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

SPEAR AGENCY ACQUISITION INC., a Delaware corporation

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

STATES TITLE, LLC, a Delaware limited liability company

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

TITLE AGENCY HOLDCO, LLC, a Delaware limited liability company

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

NASSA LLC, a Florida limited liability company

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

[Signature Page to Intercreditor and Subordination Agreement]

C-I-114

NORTH AMERICAN ASSET DEVELOPMENT, LLC, a California limited liability company

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

DOMA INSURANCE AGENCY OF NEW JERSEY, INC., a New Jersey corporation

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

DOMA INSURANCE AGENCY OF ARIZONA, INC., an Arizona corporation

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

DOMA INSURANCE AGENCY OF FLORIDA, INC., a Florida corporation

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

DOMA INSURANCE AGENCY OF ILLINOIS, INC., an Illinois corporation

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

DOMA INSURANCE AGENCY OF MINNESOTA, INC., a Minnesota corporation

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

[Signature Page to Intercreditor and Subordination Agreement]

C-I-115

DOMA TITLE AGENCY OF NEVADA, a Nevada corporation

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

DOMA INSURANCE AGENCY OF TEXAS, INC., a Texas corporation

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

NORTH AMERICAN TITLE COMPANY OF COLORADO, a Colorado corporation

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: Executive Vice President

NORTH AMERICAN TITLE OF CALIFORNIA, INC., a California corporation

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

DOMA INSURANCE AGENCY OF INDIANA, LLC, an Indiana limited liability company

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

DOMA INSURANCE AGENCY OF UTAH, LLC, a Delaware limited liability company

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

[Signature Page to Intercreditor and Subordination Agreement]

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DOMA INSURANCE AGENCY, INC., a Delaware corporation

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

DOMA TECHNOLOGY LLC, a Delaware limited liability company

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

DOMA CORPORATE, LLC, a Delaware limited liability company

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

[Signature Page to Intercreditor and Subordination Agreement]

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DOMA TRUSTEE SERVICES, LLC, a Virginia limited liability company

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

[Signature Page to Intercreditor and Subordination Agreement]

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ANNEX I

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of April 30, 2024, among States Title Holding, Inc. (formerly known as Doma Holdings, Inc.), a Delaware corporation (“Borrower”), the Guarantors party hereto, the Lenders party hereto and Hudson Structured Capital Management Ltd., a Bermuda limited company, as agent for the Lenders (in such capacity, “Agent”).

WHEREAS, reference is made to that certain Loan and Security Agreement, dated as of December 31, 2020 (the “Existing Loan and Security Agreement”; the Existing Loan and Security Agreement, as amended, restated, amended and restated, supplemented or modified from time to time in accordance with the terms thereof (including pursuant to this Agreement), the “Loan and Security Agreement”) by and among the Loan Parties, Agent and the Lenders from time to time party thereto (capitalized terms used in this Agreement and not otherwise defined herein having the meanings assigned to such terms in the Loan and Security Agreement).

WHEREAS, the Loan Parties, the Agent and the Lenders have agreed to make certain amendments to the Loan and Security Agreement and make certain other agreements as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

1.

Certain Amendments to the Existing Loan and Security Agreement. In reliance upon the representations and warranties set forth in Section 2 below and subject to the conditions to effectiveness set forth in Section 3 below, as of the Effective Date:

a.	Section 2.2(d)(viii) is hereby amended and restated in its entirety as follows:

“Notwithstanding anything in this Agreement (including this Section 2.2(d)) to the contrary, until all of the obligations in respect of the TRG Credit Facility are paid in full in cash and all of the commitments in respect thereof are terminated, no mandatory prepayment of the Term Loan that would otherwise be required to be made under this Section 2.2(d) shall be required to be made hereunder; provided that the foregoing exclusion shall not apply to any mandatory prepayment required under Section 2.2(d)(vi).”

b.	A new Section 2.8 is hereby added as follows:

“2.8     New Loan Commitments.  Solely if the Project Beacon Failure Event shall have occurred, at the option of the Agent, the Borrower shall establish new commitments to borrow one or more new term loans (each, a “New Term Loan Commitment”) and/or increase the existing Term Loan (such structure to be as elected by the Borrower) (each, a “Supplemental Term Loan Commitment”; together with any New Term Loan Commitments, the “New Loan Commitments” and the term loans made in respect thereof, the “New Term Loans”) hereunder, in an aggregate amount for all such New Loan Commitments not in excess of, at the time the respective New Loan Commitments become effective (the “Increased Amount Date”), the amount necessary to repay in full all (but not less than all) of the then outstanding obligations in respect of the TRG Facility (excluding Unasserted Contingent Indemnification Claims) in full and to replace any commitments then undrawn under such TRG Facility (the “Permitted Use”), in each case consistent with the terms set forth in the Hudson/TRG Subordination Agreement (as in effect on April 30, 2024). Such New Loan Commitments shall become effective on the Increased Amount Date.  Each of the Lenders hereby agrees to provide (which may be provided, in whole or in part, by one or more of its Affiliates) its Pro Rata Share (based on then outstanding principal amount of the Term Loans) of the New Term Commitments (or such other amounts (as for each Lender) as the Lenders may mutually agree) and hereby acknowledges and agrees that the obligation of the Lenders (and/or any of their respective Affiliates, as applicable) to provide the New Loan Commitments and make New Term Loans and/or increase existing Term Loans hereunder shall be several and not joint and several.  The New Term Loans and New Term Loan Commitments shall be on the same terms and conditions as the existing Term Loan except that (i) the availability for amounts that remain undrawn on the Increased Amount Date shall terminate on the date that corresponds to the equivalent termination under the TRG Credit Facility and (ii) the proceeds of the New Term Loans shall be used solely for the Permitted Use.  Further, the parties agree to amend this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Agent and the Borrower (acting reasonably), to effect the provisions of this Section 2.8. For the avoidance of doubt, this Section 2.8 shall not apply, and the Borrower and the other Loan Parties shall have no obligations pursuant to this Section 2.8, unless a Project Beacon Failure Event shall have occurred.”

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c.	Section 12.3 is hereby amended by replacing the reference to “Section 2.2(d)(viii)(B)” with a reference to “Section 2.2(d)(ix)(B).”

d.	The last sentence of Section 12.10 is hereby amended and restated in its entirety as follows:

“Notwithstanding anything in this Section 12.10 to the contrary, except (x) as set forth in Section 2.2(d)(ix)(B) in connection with any mandatory prepayment with respect to an Underwriter Dividend or (y) as expressly described in clause (ii) of the definition of “Permitted Payments” in the Hudson/TRG Subordination Agreement (as in effect on April 30, 2024), any reimbursable amounts owing pursuant to this Section 12.10 shall only be payable upon the earliest of (a) the consummation of the Merger (as defined in the Project Beacon Acquisition Agreement), (b) October 1, 2025, (c) any prepayment of the Term Loan pursuant to Section 2.2(e) of this Agreement and (d) the occurrence and continuance of any Event of Default pursuant to Section 8.4(b) and/or Section 8.4(c) of this Agreement.”

e.	The last paragraph of Section 12.17 is hereby amended and restated in its entirety as follows:

“For the avoidance of doubt, and notwithstanding anything in this Agreement or any other Loan Document to the contrary, in no event shall any action or omission, the occurrence of  any event or circumstance, or the failure to comply with the terms of this Agreement or any other Loan Document, in each case during the Standstill Period in respect of any Standstill Matter that would have constituted a Default or Event of Default but for the effectiveness of the Standstill Period (including, without limitation, any failure to pay interest during the Standstill Period in accordance with Section 2.3(a)) constitute a Default or Event of Default at any time during or after the end of the Standstill Period (and any such purported Default or Event of Default is hereby permanently and irrevocably waived by Agent and each Lender; provided that, except as expressly set forth in Section 2.3(b), the foregoing shall not operate to forgive, reduce or permanently waive any right to any amount not paid during such Standstill Period after the expiration thereof.”

f.	The following definition is added to Section 13 in alphabetical order:

“Senior Agent” means Alter Domus (US) LLC, in its capacities as administrative agent for the lenders and collateral agent for the secured parties under and pursuant to the TRG Credit Facility.

g.	Each of following definitions in Section 13 is hereby amended and restated as follows:

“Hudson/TRG Subordination Agreement” means that certain subordination and intercreditor agreement entered into on April 30, 2024 by the Agent and the Senior Agent, and acknowledged and agreed by the Borrower and each of its subsidiaries party thereto (as amended or otherwise modified or waived from time to time).

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“TRG Credit Facility” means that certain Senior Loan and Security Agreement entered into on April 30, 2024 by the Borrower, each of its subsidiaries party thereto, the Senior Agent and the lender referred to therein, in each case, as amended or otherwise modified or waived from time to time in a manner that does not violate the Hudson/TRG Subordination Agreement.

h.	Clause (aa) of the definition of “Permitted Indebtedness” in Section 13.1 is hereby amended and restated in its entirety as follows:

(aa)      Indebtedness in respect of the TRG Credit Facility in an aggregate outstanding principal amount not to exceed the sum of (x) $22,500,000 plus (y) the amount of interest paid in kind and added to the principal amount of the TRG Credit Facility, which, in the case of clause (x) or (y), may be incurred on a senior lien and senior payment priority basis;

i.	Clause (c) of Section 15.7(c) is hereby amended and restated in its entirety as follows:

“(c) consents to the terms and conditions of the TRG Credit Facility (and the execution and performance thereof) as described therein.”

j.	A new Section 15.7(d) is hereby added as follows:

“The parties hereto hereby acknowledge and agree that, notwithstanding any provision herein or in any other Loan Document to the contrary, in no event shall any failure of any Loan Party to make any payment required hereunder or any other Loan Document constitute a Default or an Event of Default if such payment is not permitted under Hudson/TRG Subordination Agreement (at the time such payment is required to be made in accordance with the terms of the relevant Loan Document) for so long as such payment is prohibited under the Hudson/TRG Subordination Agreement; provided that, for the avoidance of doubt, in no event shall the final right to such payment be forgiven, reduced or permanently waived (and shall continue to remain outstanding) as a result of such prohibition.”

2.	Representations and Warranties.

a.

Each Loan Party, severally and not jointly, represents and warrants to Agent and the Lenders that this Agreement has been duly executed and delivered by such Loan Party, as the case may be, and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

b.

Agent represents and warrants to each Loan Party that this Agreement has been duly executed and delivered by Agent and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

c.

Each Lender represents and warrants to each Loan Party that this Agreement has been duly executed and delivered by such Lender and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3.

Agreement Effective Date. This Agreement shall become effective on the date on which Agent (or its counsel) shall have received a counterpart signature page of this Agreement duly executed by each Loan Party and each Lender. For the avoidance of doubt, the Agreement Effective Date is the date first written above.

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4.

Loan Document; Effect of Agreement. On and after the date hereof, each reference to the “Loan and Security Agreement” in any other Loan Document shall mean and be a reference to the Loan and Security Agreement as amended hereby. This Agreement shall constitute a Loan Document and the terms of this Agreement shall form a part of the Loan and Security Agreement and shall be deemed integrated therein (including with respect to the Exhibits and Annexes thereto and for purposes of any certificates or certifications required thereunder from time to time). For the avoidance of doubt, each provision of this Agreement shall be binding on Agent, each Lender and each of their respective successors and assigns (including any assignee and/or participant with respect to any Term Loan).

5.

Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one agreement.

6.

Governing Law. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE AND JURY TRIAL WAIVER SET FORTH IN SECTION 11 OF THE LOAN AND SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

7.

Further Assurances. Each party agrees that it shall, from time to time after the date of this Agreement, execute and deliver such other documents and instruments and take such other actions as may be reasonably requested by any other party to carry out the transactions contemplated herein.

8.

Consent to TRG Credit Facility. Concurrently with the effectiveness of the TRG Credit Facility, each Secured Party hereby consents to the terms and conditions of the TRG Credit Facility (and the execution and performance thereof) as set forth therein.

9.

Fifth Amendment. The parties hereto acknowledge and agree that nothing in this Amendment is with prejudice to or otherwise impairs the Fifth Amendment, and the terms thereof (including, without limitation, Section 4 thereof) continue in full force and effect, except as such terms have been expressly modified by operation of Section 1 hereof.

[Reminder of page intentionally left blank]

C-I-122

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

LOAN PARTIES:

STATES TITLE HOLDING, INC. (f/k/a DOMA HOLDINGS, INC.), a Delaware corporation

By:	/s/ Max Simkoff
Name: Max Simkoff
Title: Chief Executive Officer

DOMA INSURANCE AGENCY OF UTAH, LLC (f/k/a NORTH AMERICAN TITLE, LLC), a Delaware limited liability company

By:	/s/ Max Simkoff
Name: Max Simkoff
Title: Chief Executive Officer

SPEAR AGENCY ACQUISITION INC., a Delaware corporation

By:	/s/ Max Simkoff
Name: Max Simkoff
Title: Chief Executive Officer

DOMA INSURANCE AGENCY, INC. (f/k/a STATES TITLE AGENCY, INC.), a Delaware corporation

By:	/s/ Max Simkoff
Name: Max Simkoff
Title: Chief Executive Officer

[Signature Page to Sixth Amendment to Loan and Security Agreement]

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STATES TITLE, LLC, a Delaware limited liability company

By:	/s/ Max Simkoff
Name: Max Simkoff
Title: Chief Executive Officer

TITLE AGENCY HOLDCO, LLC, a Delaware limited liability company

By:	/s/ Max Simkoff
Name: Max Simkoff
Title: Chief Executive Officer

NASSA LLC, a Florida limited liability company

By:	/s/ Max Simkoff
Name: Max Simkoff
Title: Chief Executive Officer

NORTH AMERICAN ASSET DEVELOPMENT, LLC, a California limited liability company

By:	/s/ Max Simkoff
Name: Max Simkoff
Title: Chief Executive Officer

DOMA INSURANCE AGENCY OF NEW JERSEY, INC. (f/k/a NORTH AMERICAN TITLE AGENCY, INC.), a New Jersey corporation

By:	/s/ Max Simkoff
Name: Max Simkoff
Title: Chief Executive Officer

[Signature Page to Sixth Amendment to Loan and Security Agreement]

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DOMA INSURANCE AGENCY OF ARIZONA, INC. (f/k/a NORTH AMERICAN TITLE COMPANY), an Arizona corporation

By:	/s/ Max Simkoff
Name: Max Simkoff
Title: Chief Executive Officer

DOMA INSURANCE AGENCY OF FLORIDA, INC. (f/k/a NORTH AMERICAN TITLE COMPANY), a Florida corporation

By:	/s/ Max Simkoff
Name: Max Simkoff
Title: Chief Executive Officer

DOMA INSURANCE AGENCY OF ILLINOIS, INC. (f/k/a NORTH AMERICAN TITLE COMPANY), an Illinois corporation

By:	/s/ Max Simkoff
Name: Max Simkoff
Title: Chief Executive Officer

DOMA INSURANCE AGENCY OF MINNESOTA, INC. (f/k/a NORTH AMERICAN TITLE COMPANY), a Minnesota corporation

By:	/s/ Max Simkoff
Name: Max Simkoff
Title: Chief Executive Officer

DOMA TITLE AGENCY OF NEVADA, INC. (f/k/a NORTH AMERICAN TITLE COMPANY), a Nevada corporation

By:	/s/ Max Simkoff
Name: Max Simkoff
Title: Chief Executive Officer

[Signature Page to Sixth Amendment to Loan and Security Agreement]

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DOMA INSURANCE AGENCY OF TEXAS, INC. (f/k/a NORTH AMERICAN TITLE COMPANY), a Texas corporation

By:	/s/ Max Simkoff
Name: Max Simkoff
Title: Chief Executive Officer

NORTH AMERICAN TITLE COMPANY OF COLORADO, a Colorado corporation

By:	/s/ Max Simkoff
Name: Max Simkoff
Title: Chief Executive Officer

DOMA TITLE OF CALIFORNIA, INC. (f/k/a NORTH AMERICAN TITLE COMPANY, INC.), a California corporation

By:	/s/ Max Simkoff
Name: Max Simkoff
Title: Chief Executive Officer

DOMA INSURANCE AGENCY OF INDIANA, LLC (f/k/a NORTH AMERICAN TITLE COMPANY, LLC), an Indiana limited liability company

By:	/s/ Max Simkoff
Name: Max Simkoff
Title: Chief Executive Officer

[Signature Page to Sixth Amendment to Loan and Security Agreement]

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AGENT:

HUDSON STRUCTURED CAPITAL MANAGEMENT LTD.

By:	/s/ Gokul Sudarsana
Name: Gokul Sudarsana
Title: Chief Actuary

[Signature Page to Sixth Amendment]

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The Lenders:

HSCM BERMUDA FUND LTD.

By: HUDSON STRUCTURED CAPITAL MANAGEMENT LTD., its Manager

By:	/s/ Gokul Sudarsana
Name: Gokul Sudarsana
Title: Chief Actuary

HS SANTANONI LP

By: HUDSON STRUCTURED CAPITAL MANAGEMENT LTD., its Manager

By:	/s/ Gokul Sudarsana
Name: Gokul Sudarsana
Title: Chief Actuary

HS OPALESCENT LP

By: HUDSON STRUCTURED CAPITAL MANAGEMENT, LTD., its Manager

By:	/s/ Gokul Sudarsana
Name: Gokul Sudarsana
Title: Chief Actuary

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Annex J

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

(a)

Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b)

Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1)

Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)

Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a.

Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b.

Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

1

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.

Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)

In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)	[Repealed.]

(c)

Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:

(1)

If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

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(2)

If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3)

Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

3

(e)

Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f)

Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g)

At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)

After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

4

(i)

The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j)

The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k)

Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l)

The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

5

ANNEX K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2023

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from _____ to _____

Commission File Number 001-39754

Doma Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-1956909
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
101 Mission Street, Suite 1050 San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

(650) 419-3827

Registrant’s telephone number, including area code

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DOMA	The New York Stock Exchange
Warrants, 25 whole warrants exercisable for one share of common stock at an exercise price of $287.50 per share	DOMAW	*

* The warrants are trading on the OTC Pink Marketplace under the symbol “DOMAW”.

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 3 or 15(d) of the Exchange Act. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

C-I-129

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☐

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b). ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The aggregate market value of the Registrant’s common stock held by non-affiliates of as of June 30, 2023, the last business day of the Registrant’s most recently completed second fiscal quarter, was approximately $30,957,182, based on the closing price as reported on the New York Stock Exchange as of such date. Shares of common stock beneficially owned by each executive officer, director, and holder of more than 10% of our common stock have been excluded in that such persons may be deemed to be affiliates.

As of March 28, 2024, there were 13,887,772 shares of the registrant's common stock outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

Portions of the proxy statement relating to the Registrant’s 2024 Annual Meeting of Stockholders (the “2024 Proxy Statement”), to be filed no later than 120 days after the end of the fiscal year covered by this Annual Report on Form 10-K, are incorporated by reference into Part III of this Annual Report on Form 10-K.

C-I-130

Cautionary Note Regarding Forward-Looking Statements

This Annual Report on Form 10-K (“Annual Report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this Annual Report, about our plans, strategies and prospects, both business and financial, are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “goal,” “project” or the negative of such terms or other similar expressions. Moreover, the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Annual Report. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.

Forward-looking statements contained in this Annual Report include, but are not limited to, statements about:

•	our projected financial information, anticipated growth rate and market opportunity;

•	our ability to maintain the listing of our common stock on the New York Stock Exchange;

•	our proposed Merger (defined below) with Parent (as defined below), including the likelihood of the satisfaction of the conditions to the completion of the Merger and whether and when the transaction will be consummated;

•	our ability to realize the expected benefits of the Merger;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement (defined below);

•	the outcome of any legal proceedings that may be instituted against us and others relating to the Merger;

•	our ability to raise financing in the future and to comply with restrictive covenants related to long-term indebtedness;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	the accounting of our warrants as liabilities and any changes in the value of our warrants having a material effect on our financial results;

•	factors relating to our business, operations and financial performance, including:

◦	our ability to drive an increasing proportion of orders in our Enterprise channel through the Doma Intelligence platform;

◦

changes in the competitive and regulated industries in which we operate, variations in technology and operating performance across competitors, and changes in laws and regulations affecting our business;

◦	the current and future health and stability of the economy, financial conditions and residential housing market, including any extended downturn or slowdown;

◦

changes in general economic and financial conditions (including federal monetary policy, interest rates, inflation, home price fluctuations, housing inventory, labor shortages and supply chain issues) that may reduce demand for our products and services, lower our profitability or reduce our access to financing;

◦	our ability to implement business plans, forecasts and other expectations, and identify and realize additional opportunities; and

◦	the impact of COVID-19 on our business;

◦

the impact on the real estate finance market from recent macroeconomic events and conditions that have resulted in a significant increase in interest rates largely due to actions of the U.S. Federal Reserve; and

•	other factors described in Part I, Item 1A “Risk Factors” set forth this Annual Report.

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any subsequent periodic report.

Should one or more of the risks or uncertainties described in this Annual Report occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements.

You should read this Annual Report completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Introductory Note

On July 28, 2021 (the “Closing Date”), Capitol Investment Corp. V (“Capitol”) consummated a business combination (the “Business Combination”) with Doma Holdings, Inc., a Delaware corporation (“Old Doma”), pursuant to the agreement and plan of merger, dated March 2, 2021, by and among Capitol, Capitol V Merger Sub, Inc., a wholly owned subsidiary of Capitol (“Merger Sub”), and Old Doma (as amended on March 18, 2021, the “Agreement”). In connection with the closing of the Business Combination, Old Doma changed its name to States Title Holding, Inc. (“States Title”), Capitol changed its name to Doma Holdings, Inc. (“Doma”) and Old Doma became a wholly owned subsidiary of Doma. Doma continues the existing business operations of Old Doma as a publicly traded company.

On March 28, 2024, we entered into an Agreement and Plan of Merger (the “Merger Agreement”), with RE Closing Buyer Corp., a Delaware corporation (“Parent”), and RE Closing Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Closing Parent Holdco, L.P., a Cayman Islands exempted limited partnership (“Topco”), the indirect parent company of Parent. Parent is part of the Title Resources Group, which operates a title insurance underwriting business.  Under the terms of the Merger, among other things, Parent would acquire our outstanding shares for $6.29 per share in cash.

Unless the context otherwise requires, references herein to “company,” “Company,” “Doma,” “we,” “us,” “our” and similar terms refer to Doma Holdings, Inc. (f/k/a Capitol Investment Corp. V) and its consolidated subsidiaries. References to “Capitol” refer to our predecessor company prior to the consummation of the Business Combination. References to “Old Doma” refer to Old Doma prior to the Business Combination and to States Title, the wholly owned subsidiary of Doma, upon the consummation of the Business Combination.

Available Information

Our website address is https://www.doma.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are filed or furnished, as applicable, with the Securities and Exchange Commission (the “SEC”). Copies of these reports, as well as any amendments to these reports, are available free of charge through our website at https://investor.doma.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The SEC also maintains a website that contains the materials we file with the SEC at https://www.sec.gov.

Information contained or referenced on the foregoing websites is not incorporated by reference into and does not form a part of this Annual Report on Form 10-K. Further, the Company’s references to the URLs for these websites are intended to be inactive textual references only.

Risk Factor Summary

Our business is subject to numerous risks and uncertainties, which demonstrate the challenges we face in connection with the successful implementation of our strategy and the growth of our business. The following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of our securities (including our common stock) and result in a loss of all or a portion of your investment:

Risks Related to Our Business and Industry

•	Legislative and regulatory responses to COVID-19 and resulting macroeconomic trends have adversely affected and could have adverse effects on our business in the future.
•	We have a history of net losses and could continue to incur substantial net losses in the future.
•

Our future growth and profitability depend in part on our ability to successfully operate in the highly competitive real estate and insurance industries; there is no assurance that we will be successful.

•	Our success depends to a significant extent on the timely rollout of our machine intelligence technology.
•	We have a limited operating history and a novel business model.
•	Many of our competitors in the real estate and title insurance industries have brands that are well recognized. Our brand may not become as widely known or accepted as incumbents’ brands.
•	We experienced quick growth and may not be able to manage future growth effectively.
•	Our growth depends on our ability to expand our product offerings and our prospects for growth may be adversely affected if we are unsuccessful.
•	Our product development cycles are complex, and we may incur significant expenses before we generate revenues and efficiencies, if any, from new products.
•

Our financial condition is affected by changes in economic conditions, particularly mortgage interest rates, credit availability and consumer confidence, and adverse changes in conditions may reduce our revenues.

•	Because our revenue depends on macroeconomic conditions, our results of operations fluctuate on a quarterly and annual basis, which may make it difficult to predict our future performance.
•	Our historical financial results as a private company may not be indicative of what our actual financial position or results of operations would have been as a public company or those we will achieve.
•	We may require additional capital to support business growth or to satisfy our regulatory capital and surplus requirements, and this capital might not be available on acceptable terms, if at all.
•	Cyber-attacks and security breaches could have an adverse effect on our business and expose us to liability.
•	Technology disruptions or failures, including our operational or security systems or infrastructure, or those of third parties, could disrupt our business or cause legal or reputational harm.
•	Our title and escrow business relies on data from consumers and unaffiliated third parties, the unavailability or inaccuracy of which could limit the functionality of our products.
•	Our success depends on our industry adopting new products at their current pace and the continued growth and acceptance of data science and machine intelligence-driven products.
•	We rely extensively on models in managing our business, and if they are not accurate or are misinterpreted, it could have a material adverse effect on our business and results of operations.
•	Our expansion will subject us to additional costs and risks, and we may not be successful.
•	Regulators may limit our ability to develop or implement our proprietary technology.
•	Our workforce reductions undertaken to re-balance our cost structure may not achieve our intended outcome.
•	Our results of operations depend, in part, on the performance of our investment portfolio.
•	Failures at financial institutions at which we deposit funds could adversely affect us.
•	Our actual incurred losses may be greater than our loss and loss adjustment expense reserves, which could have a material adverse effect on our financial condition and results of operations.
•	There are risks associated with our indebtedness.

•	Unexpected changes in the interpretation of our coverage or provisions, including loss limitations and exclusions, in our policies could have a material adverse effect on our financial condition.
•	State regulation of the rates we charge for title insurance could adversely affect our results of operations.
•	Denial of claims or our failure to properly pay claims could materially and adversely affect our business.
•	Unexpected increases in the volume or severity of claims may adversely affect our results of operations.
•	Our use of third-party agents could adversely impact the frequency and severity of title claims.
•	Reinsurance may be unavailable at current levels and prices, which may limit our ability to underwrite new policies; furthermore, reinsurance subjects us to counterparty risk.
•	We may be unable to prevent, monitor or detect fraudulent activity.
•	Failure to maintain our risk-based capital at the required levels could adversely affect us.

Risks Related to Our Intellectual Property

•	Our inability to obtain, maintain, protect or enforce our intellectual property could reduce the value of our products, services and brand.
•	If we are unable to protect the confidentiality of our trade secrets, our business would be harmed.
•	Third parties may allege that we violate their intellectual property rights and we may become subject to intellectual property disputes, which are costly.
•	We use licensed software in our business, and the inability to maintain these licenses, errors in the software or the terms of open source licenses could adversely affect our business.

Risks Related to Ownership of Our Securities

•	Insiders have substantial control over us and could limit your ability to influence the outcome of key transactions, including a change of control.
•	Future sales or issuances of shares of our common stock may cause the market price of our securities to drop significantly, even if our business is doing well.
•

Delaware law and our organizational documents contain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

•	Delaware law may delay or prevent a change in control, and may discourage bids for our common stock at a premium over its market price.
•	The provisions of our certificate of incorporation regarding exclusive forum for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.

Risks Related to the Merger

•	The Merger is subject to various closing conditions, which may delay the Merger, result in additional expenditures of money and resources or reduce the anticipated benefits or result in the termination of the Merger Agreement.
•	Failure to complete the Merger may result in us paying a termination fee or reimbursement of expenses to the other party and could harm our common stock price and our future business and operations.

Risks Related to Accounting and Financial Reporting

•

We are an emerging growth company and a smaller reporting company and to the extent we have taken advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

•	Our Public and Private Placement Warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.
•

If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

The risks described above should be read together with the text of the full risk factors described in Part I, Item 1A. “Risk Factors” and the other information set forth in this Annual Report on Form 10-K, including our consolidated financial statements and the related notes, as well as in other documents that we file with the SEC. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. Certain statements in “Risk Factors” are forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” herein.

Part I

Item 1. Business

Mission

Doma is a technology company that is architecting the future of real estate transactions. Using machine intelligence and our proprietary technology solutions, we are creating a vastly more simple, efficient, and affordable real estate closing experience for current and prospective homeowners, lenders, title agents and real estate professionals.

Our mission is to remove friction and frustration from an antiquated real estate transaction process that has been stuck in the 19th century, buried in piles of paper and hampered by technology that is decades out of date. Our approach is based on our innovative cloud-based software platform, “Doma Intelligence,” which will enable us to deliver a significantly improved and more affordable customer experience at every point in the closing process of a home purchase or refinance. Doma’s broader mission is founded on the premise that home ownership represents a key milestone in life that should be available to all individuals.

Overview

Doma was founded in 2016 to focus top-tier data scientists, product managers, and engineers on building game-changing technology to completely reimagine the residential real estate closing process. Our approach to the title process is driven by our innovative platform, Doma Intelligence. It provides a revolutionary new real estate closing platform that seeks to eliminate laborious, manual tasks involved in underwriting title insurance, performing core escrow functions, generating closing documentation and getting documents signed and recorded. The platform harnesses the power of data analytics, machine learning and natural language processing, which enables us to deliver a more affordable and faster transaction. Doma’s machine intelligence algorithms are being trained and optimized on 30 years of historical anonymized transaction data allowing us to make underwriting decisions in less than a minute and significantly reduce the time, effort and cost of facilitating the entire closing process.

Our primary business activity is the issuance of residential and commercial title insurance on purchase and refinance transactions. We also provide title, escrow and settlement services for primarily residential refinance transactions. In refinance transactions, we reach homeowners refinancing existing mortgages on their homes through our referral relationships with large, centralized lenders and mortgage originators. These partners have developed operating and processing systems for originating and processing refinance transactions at scale. Our Doma Intelligence platform has been used for refinance transactions, with all of the Doma Enterprise order volume on the platform.  Our underwriting insurance business services Doma transactions in addition to purchase and refinance transactions for independent title agents. Our go-to-market strategy is centered on these two principal distribution channels, which we call "Third-Party Agents" for the independent title and escrow agents and “Doma Enterprise” for our referral relationships with large, centralized lenders and mortgage originators.

For orders driven through the Doma Intelligence platform, our technological edge allows us to provide a strong value proposition. To date, our technology has shown that it is capable of:

•

Providing machine learning enabled title commitments on over 80% of our title insurance orders driven through the Doma Intelligence platform with title commitment decisions made in one minute or less and full commitment appearing in typically less than an hour. This facilitates a dramatically faster experience than the typical three to five days for legacy title and escrow providers to deliver a title commitment;

•	Delivering a notably faster end-to-end process, with customers on average experiencing over 15% faster closings and closing 10% more reliably.

We believe we have an attractive business model with strong profitability as highlighted by our approximately 40% and 53% adjusted gross profit as a percentage of retained premiums and fees in our Underwriting segment for the years ended December 31, 2023 and 2022, respectively. We expect to meaningfully grow our business by expanding the use of the Doma Intelligence platform with our Third-Party Agents and identifying new ways to leverage our proven instant underwriting capabilities.

We are still only in the early stages of the digital transformation of the real estate experience, with much of the entire closing process still burdened with manual steps that do not match today’s technological and digital advancements. We are confident that we can use machine intelligence to help drive a faster, more frictionless home ownership experience, and we will strategically deploy our technology and capital to areas where we can create time and cost savings for our customers.

Discontinued Operations

Starting in the second quarter of 2023 and finalized in the third quarter of 2023, the Company sold its assets used in or related to the Company’s title insurance agency business operated through retail title offices (the Company’s ‘Local Component’). With the execution of these agreements, the Company no longer has operations related to our previous Local retail branch footprint. The Company determined that the execution of these agreements represented a strategic shift that had a major effect on the Company’s operations and financial results, which triggered discontinued operations presentation in the third quarter of 2023, in accordance with ASC 205-20-45, for the Company's Local Component within its previous Distribution segment. All periods presented have been revised to show results from continuing and discontinued operations, unless otherwise noted. For more information, refer to Part II, Item 8, Note 23 "Discontinued Operations."

Proposed Merger

On March 28, 2024, we entered into an Agreement and Plan of Merger (the “Merger Agreement”), with RE Closing Buyer Corp., a Delaware corporation (“Parent”), and RE Closing Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Closing Parent Holdco, L.P., a Cayman Islands exempted limited partnership (“Topco”), the indirect parent company of Parent. Under the terms of the Merger, among other things, Parent would acquire our outstanding shares for $6.29 per share in cash.

The Company’s board of directors, acting on the unanimous recommendation of a special committee comprised of independent and disinterested directors formed for the purpose of considering the transaction, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, the Voting and Support Agreement (as defined below) and the other agreements contemplated by the Merger Agreement and the transactions contemplated thereby are fair, advisable and in the best interests of the Company and the disinterested stockholders and (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Voting and Support Agreement and the other agreements contemplated by the Merger Agreement and the transactions contemplated thereby, and (iii) resolved to submit and recommend the Merger Agreement to the Company’s stockholders for approval and adoption thereby.

A further description of the Merger Agreement, the Merger and certain inter-related transactions was included in the Company’s Current Report on Form 8-K, filed with the SEC on March 29, 2024, and incorporated herein by reference. For more information, also refer to Part II, Item 8, Note 24 "Subsequent Events."

Industry Background

A Large, Antiquated Market

Residential real estate is one of the largest markets and biggest contributors to the U.S. economy. Approximately 66% of American households owned a home as of the fourth quarter of 2023, according to the U.S. Census Bureau, and according to the Mortgage Bankers Association, there were nearly 4.8 million homes sold in 2023 for approximately $1.9 trillion of total transaction volume. There were a total of approximately 4.3 million mortgage originations in 2023, split between home purchase financings (approximately 77%) and mortgage refinancings (approximately 23%). Virtually all of these mortgages, whether related to a purchase or refinancing, required title insurance as well as escrow and closing services.

The processes underlying the residential real estate market and the companies providing services to it have remained largely analog as many other industries have quickly migrated toward a more digital world. Digitization of industries across the economy has been associated with delivering goods, services and experiences with vastly improved efficiency and certainty. The next wave of first-time homebuyers will be dominated by the over 72 million Americans classified as millennials, according to Statista, who are more oriented toward instant, digital processes than ever before. Over the next several years, as many as 5 million millennials will annually reach age 32 which represents the average age of a first-time homebuyer. This will provide a tailwind for the real estate market as well as for market participants offering technology-enabled and digital services.

Unique Differentiators

The Opportunity for Doma in Title and Escrow

There are several factors that we believe gives Doma a meaningful first mover advantage in delivering a faster, more efficient, more enjoyable and more affordable solution across the title insurance and closing market:

•

A proprietary platform based on machine intelligence that has been purpose-built and refined specifically for the unique nuances encountered in U.S. residential real estate transactions and is being trained and optimized on 30 years of proprietary title insurance and closing data. Our extensively tested technology has both deepened and broadened referral partners’ reliance on Doma with solutions that remove entire chunks of the closing process.

•

A highly specialized approach to fulfilling key service functions that combines deep operational excellence with at-scale centralization to augment our technology-led product offerings and deliver a vastly improved level of service to referral partners and customers. We are powering the most optimal and affordable outcomes by combining cutting-edge technology with deep-market knowledge.

•

Owning the end-to-end process of closing, as both an escrow agency and a title insurance underwriter, Doma has a differentiated ability to innovate across the entire end-to-end process of writing a policy, from underwriting to the back-end processing. Our relentless focus on innovation and performance improvement drives new customer acquisition, and growth with existing referral partners, and underpins the high capital-efficiency of our business model.

The Traditional Title and Closing Experience

The process of going from an accepted offer on a home purchase to signed final documents—referred to as the title and closing process—is largely a cumbersome black box with little explanation provided to the customer as to why it takes an average of up to 45 days to complete, according a December 2023 report from ICE Mortgage Technology. The typical process, which is identical for refinance transactions, is outlined below for illustrative purposes:

•	Order for title insurance placed. A representative of the buyer, seller or the lender places an order for title insurance.

•

Title search begins. An individual at a title company begins a search to clear the title. This involves performing a search of historical property records, which is done digitally where possible, but often requires manual review of paper records depending on when the property last changed hands and the sophistication of the county office.

•

Title issues arise. Sometimes issues are discovered during the title search process that may need to be resolved prior to closing. Examples may include an incorrect legal description of the property on a deed or mortgage, unresolved liens from prior owners or ownership matters such as mistakes on a deed or missing heirs.

•	Title is cleared to close. Typically three to five days after the title search begins, the search is complete and any issues on a title are resolved. The title is then cleared to close.

•

Fee collaboration begins. Traditionally, fee collaboration involves a tedious process where individuals at both the title and escrow company as well as the lender manually compare itemized fees across the settlement statements in order to balance those fees and incorporate them into the closing documents.

•

Final document signing is coordinated. The title and escrow company schedules the signing event to involve a notary and all those who need to sign the closing documents, such as borrowers, sellers, buyers, attorneys and real estate agents. While a number of states allow for methods that enable the signing event to take place via an online video session, most signing events still take place in-person.

•	Post-closing process is initiated. In the final steps of closing after signing, payoff demands are processed, funds are disbursed, and the documents are recorded with the county.

•	Title insurance issued. A title insurance policy is issued to the owner and/or lender, protecting their interest(s) in the property.

The process seeks to protect home buyers and lenders from defects in the title to the home that can lead to losses and to ensure that all the right parties are paid and that all the correct documents are signed and recorded with the proper authorities.

The historical closing process is an incredibly labor intensive, manual process today for three primary reasons. First, the process has not been disrupted or fundamentally altered since being established in the 1890s. Second, much of the technology used by title companies to process title and escrow was created in the 1990s, and there has been little innovation since. Third, many counties throughout the United States have yet to digitize their records, making the title search process for transfer of ownership cumbersome and time consuming.

Technology that Transforms the Experience

Doma Intelligence

Our vision is to architect the future of real estate transactions and create a vastly more simple, efficient, and affordable closing experience for current and prospective homeowners, lenders, title agents and real estate professionals. As a first step towards that goal, we chose to initially focus on transforming the underwriting portion of the real estate landscape.

To that end, we have built a proprietary platform called Doma Intelligence. We commercially launched the initial core feature of the Doma Intelligence platform in 2018 and have since built out a set of complementary features that extend cutting edge machine learning across the entire title and escrow process. This platform automates many aspects of the closing process, powered by data science, natural language processing and machine intelligence. Currently, all of our direct refinance order volume from our Doma Enterprise partners are fulfilled through our Doma Intelligence platform. Our machine intelligence algorithms are being trained and optimized on 30 years of historical data, allowing our Doma Intelligence platform to make a majority of our title underwriting decisions in less than a minute, significantly reducing the time, effort and cost of the closing process.

Doma Title, a product powered by Doma Intelligence,  replaces the time and labor-intensive title search process with a predictive algorithm that utilizes a forward-thinking, risk-based insurance model to produce title commitments automatically, compared to a multi-day process in the traditional path. More than 80% of orders passed through Doma Title today have machine learning enabled title commitment decisions made in one minute or less, with the full commitment appearing in typically less than an hour. As a result, transactions can be processed faster, with less back-and-forth between the parties. This increased speed will improve the pull-through rate of closings for our customers over time by shortening the time to close. Over more than five years of operations, Doma Title’s data-science driven, automated approach to the title curative process maintains the same degree of safety and protection for the policyholder against any outstanding issues on title.

The Doma Intelligence Platform Integration Options

Our integration offerings for lenders cover a range of integration channels that include:

•	Direct integrations to partner systems such as Loan Origination Systems (“LOS”) or other applications;

•	Integrations via third-party middleware; and

•

Doma Connect, a set of modern, RESTful public APIs that enable partners to create more seamless and efficient workflows with their own systems, rather than relying on email as a form of information exchange.

All our integration options were built in a way that both support and complement our machine intelligence enabled product offerings so that partners can maximize their unique value within workflows.

Technology Infrastructure

Best-in-class machine learning systems require a proper flow of data from production into the data science environment as well as proper labeling. The key advancement of the data architecture behind the Doma Intelligence platform is the inclusion of manual labeling within its ecosystem. Currently, we target a rate of approximately 80% of underwriting decisions to be instant for transactions that run through the Doma Intelligence platform. Even if a policy is not instantly underwritten, it still benefits from other Doma Intelligence features. Machine learning systems can ingest human-labeled data to yield increased accuracy and predictive power, resulting in a fully closed optimization system that is entirely proprietary within Doma. To power this system, we have connected the leading multi-connected data warehouse, Snowflake, to our Azure/Python machine learning environment and Looker visualization tool, synergizing human production, machine learning automation, and resilient and vibrant cloud architecture in a manner that is unlike that of most real estate technology companies.

Underwriting Insurance Services

Doma Title Insurance, Inc., or referred to herein as “DTI” (formerly known as North American Title Insurance Company ("NATIC")), a subsidiary of Doma, is a seasoned title insurance underwriter with a national network of independent and affiliated title insurance agents authorized to issue title insurance policies for consumers and lenders. When a property claim arises against an underwriting policy, based on the policy issued, DTI provides coverage that includes losses from defects in the title that were not discovered during the search and examination. DTI offers products and services for all real estate transaction types, operates in 48 states and the District of Columbia and holds an A’ (A Prime), unsurpassed rating by Demotech, Inc. as of December 31, 2023. DTI’s team of underwriting attorneys provide legal guidance and answers to complex title issues with a guaranteed response time of one hour.

Growth Opportunities

We are in the early stages of a multi-year business model expansion to provide services to the residential real estate market. We intend to invest in our business to advance the efficiency, affordability, and quality of execution in real estate transactions through the adoption of our proprietary platform. Our growth opportunities and strategies include:

•

Innovate and advance the Doma Intelligence platform. We have developed a leading machine learning platform and a strong track record of technological innovation supported by our intellectual property portfolio. We are continuously optimizing and improving our machine learning platform to deliver title insurance and transaction services to lenders and homeowners with best-in-class customer service as well as high efficiency and accuracy, all at a lower cost to homeowners. We intend to continue making investments in research and development to strengthen our technical advantage in our platform’s architecture. We believe that our deep understanding of the regulatory framework and the embedded knowledge of the real estate industry in our machine learning platform will enable us to efficiently develop new offerings, which will further differentiate us relative to our competitors.

•

Drive increased usage within our existing base of partners. The value proposition of the Doma Intelligence platform is what drives wallet share expansion from our existing referral partners. We believe that our title insurance and transaction services allow our lender partners to quickly achieve improvements in efficiency that will let them process more loans with less overhead, driving meaningful profitability improvements. To drive more transactions from our Third-Party Agents and better serve them, we launched an ‘Accelerated Commitment’ refinance product in the fourth quarter of 2022, which uses the Doma Intelligence platform to reduce their curative and post-closing tasks. These efficiency gains in turn allow our independent title agents to focus on marketing and expanding their network.

•

Drive growth by acquiring new customers and partners. We believe that all constituents involved in residential real estate transactions will continue to embrace the benefits of our technology driven solutions and that the opportunity to continue growing our base of customers and referral partners, including centralized lenders, independent title agents and local realtors, is substantial. To drive new growth in new customers and referral partners, we intend to build on this momentum by identifying new ways to more quickly roll out our proven instant underwriting capabilities. Our instant, machine-learning based underwriting is our original core value driver. It has delivered value to many of the largest, most well-known mortgage originators in the country. We are also identifying more efficient and profitable ways to make this technology more widely available, with an emphasis on successfully deploying our technology with new distribution channels. We are working towards engaging in new partnerships with mortgage originators and the broader lending ecosystem in addition to independent title agents.

•

Expand our geographic footprint. As of December 31, 2023, we were licensed in 48 states and the District of Columbia for our underwriting services. There is opportunity to grow our presence in those geographic locations and gain approval and licensure in the states where we are not currently operating. We have a dedicated internal organization that is focused on establishing the operational infrastructure and obtaining the necessary state and local licensure to enter new geographies which will allow us to grow with new and existing customers and increase our market share over time.

Customer Acquisition

Our sales and marketing approach is rooted in the competitive pricing and accelerated timeline enabled by the efficiencies gained through the Doma Intelligence platform. Unlike traditional title and escrow organizations, we embrace a go-to-market strategy that leverages digital distribution and modern, cloud-based automation. We believe this generates lower customer acquisition costs and increases conversion rates.

Sales

We generate sales across two principal distribution channels:

•	Third-Party Agents. Comprised of independent title and escrow agents utilizing our underwriting insurance services.

•	Doma Enterprise. Represents partnerships with national lenders and mortgage originators that maintain centralized lending operations.

Our Third-Party Agent sales organization is comprised of sales professionals located across the United States. They engage with senior executive leadership at independent title and escrow agencies via traditional field sales techniques of phone calls, meetings and industry events. Strong educational content compliments the value proposition of underwriting insurance services for Third-Party agents.

Our Doma Enterprise sales team is focused on building lasting relationships with partners that transact with high monthly customer volumes and are generally regionally agnostic. Our sales cycles in this distribution channel ranges from three months to a year with the duration typically dictated by the size and complexity of the potential lender’s requirements.

Customer Success

For centralized lenders, our customer success team ensures a white-glove experience from their initial onboarding through their entire order production lifecycle with every homeowner they engage. Through proactive monitoring of account health and implementation of best practices, this team ensures that these referral partners and our customers are achieving maximum value from the engagement. The customer success team also works to continuously educate referral partners and customers on our new product features and provides guidance on operational best practices to allow them to maximize the benefit realized from our solutions. The customer success team continuously and proactively collects feedback to ensure we are improving how we deliver and meet their needs. In partnership with direct sales, this team drives increased wallet share which is inextricably linked to our high levels of customer satisfaction.

Doma Service Operations

Doma offers a comprehensive service offering that caters to the needs of all constituents involved in the closing process for all transactions flowing through our Doma Intelligence platform. This approach helps ensure our referral partners – and ultimately, homeowners – have an efficient closing experience that is free of friction and frustration.

Doma Service Operations is a team focused on fulfilling strategic goals around operational efficiencies, growth, and throughput that we believe is unique in our industry. The team is, at its core, a fulfillment organization that was conceived to inform, adopt and supplement Doma technology products. The team operates with a singular focus of ensuring short and long-term success for all stakeholders involved in the real estate closing process. It is a centralized operation that we believe is the first-of-its-kind that borrows from data-centric platforms, lean fulfillment processes and practices, and the high-touch service of a local title and escrow operation – all combined into an efficient, scalable model that can flex to fit the needs of our customers. Doma Service Operations seeks to exceed industry-standard service level agreements for each transaction milestone and helps drive revenue growth by delivering fast and personal service.

Intellectual Property

We have been building our intellectual property for a number of years and a significant part of this effort has been in the development and patenting of our transformative technology in the home title and closing areas.

We seek to obtain, maintain and protect our intellectual property by relying on a combination of federal, state and common law in the United States, as well as on contractual measures. This includes a variety of measures, such as patents, trademarks and trade secrets. We also seek to place appropriate restrictions on our proprietary information to control access and prevent unauthorized disclosures, a key part of our broader risk management strategy.

We cannot provide assurances that any of our pending patent applications will issue as patents or that our issued patents, or any patents that issue from our pending patent applications, will be sufficient to protect our technology. The terms of individual issued patents extend for varying periods depending on the date of filing of the patent application or the date of patent issuance and the legal term of patents in the countries in which they are obtained. Generally, utility patents issued for applications filed in the United States are granted a term of 20 years from the earliest effective filing date of a non-provisional patent application. The issuance of a patent is not conclusive as to its validity and our issued patents may from time-to-time be challenged, narrowed and/or invalidated. The term of a patent, and the protection it affords, is therefore limited and we may face competition, including from other competing technologies. Failure to protect our intellectual property or proprietary rights adequately could significantly harm our competitive position, business, financial condition and results of operations. For additional information, please see the Part I, Item 1A “Risk Factors—Risks Related to Our Intellectual Property” in this Annual Report on Form 10-K (this “Annual Report”).

Competition

The traditional title and escrow market is highly concentrated by legacy, incumbent players. The “big four” providers of traditional title and escrow services are Fidelity National Financial, Inc.; First American Financial Corporation; Old Republic International Corporation and Stewart Information Services Corporation.

The incumbent title and escrow service providers are larger than us and have significant competitive advantages, including increased name recognition, higher financial ratings, greater resources and additional access to capital than we currently do. Competition is based on many factors, including the reputation and experience of the title and escrow services provider, pricing and other terms and conditions, customer service, relationships with brokers and agents, size, and financial strength ratings, among other considerations.

We also compete with new market entrants such as technology-enabled escrow agencies and technology providers of a title processing system. We believe none of these new market entrants enjoy the breadth of services or first-mover technology advantage Doma possesses today. Further, we see certain software platforms less as true or direct competitors and more as alternative solution offerings for small to mid-scale title agencies who may compete with us in regional markets.

We believe that we compare favorably across many of the key competitive factors, and have developed a proprietary technology platform that we believe will be difficult for other providers to emulate. As we expand into new lines of business and offer additional products beyond title and escrow services, we could face intense competition from companies that are already established in such markets.

Government Regulation

The extensive and complex rules and regulations that we are subject to act as a natural barrier to entry in our industry, adding another dimension to our first mover advantage. These rules and regulations, as well as licensing and examination by various federal, state and local government authorities, are designed to, among other things, protect customers (such as payment regulations, insurance regulations, state and federal real estate transaction regulations). We are also subject to state and federal laws, which require extensive disclosure to, and consents from, customers. Moreover, in many jurisdictions where we operate, there are laws regulating pricing, prohibiting discrimination and unfair, deceptive, or abusive acts or practices and imposing multiple qualification and licensing obligations on our activities. Failure to comply with any of these rules, regulations or requirements may result in, among other things, lawsuits (including class action lawsuits) or administrative enforcement actions seeking monetary damages, fines or civil monetary penalties, restitution or other payments to customers, modifications to business practices, revocation of required licenses or registrations.

The following is a summary of certain aspects of the various statutes and regulations applicable to us and our subsidiaries. This summary is not a comprehensive analysis of all applicable laws, and is qualified by reference to the full text of statutes and regulations referenced below.

State Licensing Requirements

We or one or more of our subsidiaries may need, and have obtained, one or more state licenses as a title insurance business and title agency in order to offer title insurance policies and to provide title escrow and closing services to close refinance and home sale transactions. Where we have obtained licenses, state licensing statutes may impose a variety of requirements and restrictions on us, including:

•	record-keeping requirements;

•	surety bond and minimum net worth requirements;

•	restrictions on insurance premium and escrow pricing and fees;

•	annual or biennial activity reporting and license renewal requirements;

•	notification and approval requirements for changes in principal officers, directors, stock ownership or corporate control;

•	restrictions on marketing and advertising;

•	individual licensing requirements;

•	anti-money laundering and compliance program requirements;

•	data security and privacy requirements; and

•	requirements for policy forms and endorsements and other customer-facing documents.

These statutes may also subject us to the examination authority of state regulators in certain cases, and we have experienced, are currently and will likely continue to be subject to and experience exams by state regulators. These examinations have and may continue to result in findings or recommendations that require us to modify our internal controls and/or business practices.

Laws and Regulation

Federal and State UDAAP Laws

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 Act grants the Consumer Financial Protection Bureau (the “CFPB”) the power to enforce unfair, deceptive, or abusive acts and practices (“UDAAP”) prohibitions and to adopt UDAAP rules defining unlawful acts and practices. Additionally, provisions of the Federal Trade Commission Act (“FTC Act”) prohibit “unfair” and “deceptive” acts and practices in business or commerce and give the FTC enforcement authority to prevent and redress violations of this prohibition. Virtually all states have similar laws. Whether a particular act or practice violates these laws frequently involves a highly subjective and/or fact-specific judgment.

State Disclosure Requirements and Other Substantive Insurance Regulations

We are subject to state laws and regulations that impose requirements related to title insurance disclosures and terms, discrimination, reporting, claim handling and processing. The method, extent and substance of such regulation varies by state, but generally has its source in National Association of Insurance Commissioners (the “NAIC”) model laws and regulations that establish standards and requirements for conducting the business of insurance and that delegate regulatory authority to a state regulatory agency. Moreover, the NAIC Accreditation Program requires state regulatory agencies to meet baseline standards of solvency regulation, particularly with respect to regulation of multi-state insurers. In general, such regulation is intended for the protection of those who purchase or use our insurance products, and not our stockholders. These rules have a substantial effect on our business and relate to a wide variety of matters including: insurance company licensing and examination; price setting or premium rates; trade practices; approval of policy forms; claims practices; restrictions on transactions between our subsidiaries and their affiliates, including the payment of dividends; investments; underwriting standards; advertising and marketing practices; capital adequacy; and the collection, remittance and reporting of certain taxes, licenses and fees.

The state laws and regulations that have the most significant effect on our insurance operations and financial reporting are discussed below.

The ability of our subsidiaries to pay dividends to us is regulated by the laws of their state of domicile. Under these laws, insurance companies must provide advance informational notice to the domicile state insurance regulatory authority prior to payment of any dividend or distribution to our stockholders. Prior approval from the state insurance regulatory authority must be obtained before payment of an "extraordinary dividend" as defined under the state's insurance code. The amount of ordinary dividends that may be paid to us is subject to certain limitations, the amounts of which change each year. For additional information about dividends, refer to Part II, Item 5 “Market for Registrant's Common Equity, Related Shareholder Matters and Issuer Purchases of Equity Securities” under the heading “Dividend Policy” and Note 22 “Regulation and Statutory Financial Information,” contained in Part II, Item 8 “Financial Statements and Supplementary Data.”

We are subject to various state regulations requiring investment portfolio diversification and limiting the concentration of investments we may maintain in certain asset categories. Failure to comply with these regulations leads to the treatment of nonconforming investments as non-admitted assets for purposes of measuring statutory surplus. Further, in some instances, state regulations require us to sell certain nonconforming investments.

For public reporting, insurance companies prepare financial statements in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). However, state laws require us to calculate and report certain data according to statutory accounting rules as defined in the NAIC Accounting Practices and Procedures Manual. While not a substitute for any U.S. GAAP measure of performance, statutory data frequently is used by industry analysts and other recognized reporting sources to facilitate comparisons of the performance of insurance companies.

State insurance laws require that insurance companies analyze the adequacy of their reserves annually. Our appointed actuaries must submit an opinion that our statutory reserves are adequate to meet policy claims-paying obligations and related expenses.

Real Estate Settlement Procedures Act

The federal Real Estate Settlement Procedures Act (“RESPA”) and Regulation X, which implements it, require certain disclosures to be made to the borrower at application, as to the lender’s good-faith estimate of loan origination costs, and at closing with respect to the real estate settlement statement; apply to certain loan servicing practices including escrow accounts, member complaints, servicing transfers, lender-placed insurance, error resolution and loss mitigation. RESPA also prohibits giving or accepting any fee, kickback or a thing of value for the referral of real estate settlement services, and giving or accepting any portion of any fee charged for rendering a real estate settlement service other than for services actually performed. For most home loans, the time of application (loan estimate) and time of loan closing disclosure requirements for RESPA and TILA have been combined into integrated disclosures under the TILA-RESPA Integrated Disclosures (“TRID”) rule.

Electronic Fund Transfer Act and NACHA Rules

The federal Electronic Fund Transfer Act (“EFTA”) and Regulation E that implements it provide guidelines and restrictions on the provision of electronic fund transfer services to consumers, and on making an electronic transfer of funds from consumers’ bank accounts. In addition, transfers performed by ACH electronic transfers are subject to detailed timing and notification rules and guidelines administered by the National Automated Clearinghouse Association (“NACHA”). Most transfers of funds in connection with the origination and repayment of home loans are performed by electronic fund transfers, such as ACH transfers. We obtain necessary electronic authorization from borrowers for such transfers in compliance with such rules. Recently, the NACHA Board of Directors approved a change in the NACHA Operating Rules that requires ACH Originators to utilize commercially reasonable fraudulent transaction detection systems. The rule change, effective on March 19, 2021, required ACH Originators, including lenders, to perform account validation as part of their commercially reasonable fraudulent transaction detection system. This rule change required changes to our fraud detection systems associated with ACH electronic transfers that were properly implemented.

Electronic Signatures in Global & National Commerce Act/Uniform Electronic Transactions Act

The Federal Electronic Signatures in Global and National Commerce Act (“ESIGN”), and similar state laws, particularly the Uniform Electronic Transactions Act (“UETA”), authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures. ESIGN and UETA require businesses that want to use electronic records or signatures in consumer transactions and to provide electronic disclosures and other electronic communications to consumers, to obtain the consumer’s consent to receive information electronically.

Privacy and Consumer Information Security

In the ordinary course of our business, we access, collect, store, use, transmit and otherwise process certain types of data, including personally identifiable information (“PII”), which subjects us to certain federal and state privacy and information security laws, rules, industry standards and regulations designed to regulate consumer information and data privacy, security and protection, and mitigate identity theft. These laws impose obligations with respect to the collection, processing, storage, disposal, use, transfer, retention and disclosure of PII, and, with limited exceptions, give consumers the right to prevent use of their PII and disclosure of it to third parties. The Gramm-Leach-Bliley Act of 1999 (the “Gramm-Leach Bliley Act”) requires us to disclose certain information sharing practices to consumers, and any subsequent changes to such practices, and provide an opportunity for consumers to opt out of certain sharing of their PII. This may limit our ability to share PII with third parties for certain purposes, such as marketing. In addition, the CFPB is expected to issue a new rule regulating the disclosure of consumer and information, which may limit our ability to receive or use PII and other consumer information and records supplied by third parties, or share information with third parties. Further, all 50 states and the District of Columbia have adopted data breach notification laws that impose, in varying degrees, an obligation to notify affected individuals and government authorities in the event of a data or security breach or compromise, including when a consumer’s PII has or may have been accessed by an unauthorized person. These laws may also require us to notify relevant law enforcement, regulators or consumer reporting agencies in the event of a data breach. Some laws may also impose physical and electronic security requirements regarding the safeguarding of PII.

On January 1, 2020, the California Consumer Privacy Act (“CCPA”) took effect. The CCPA provides for civil penalties for violations, as well as a private right of action for certain data breaches that result in the loss of personal information. While personal information that we process that is subject to the Gramm-Leach Bliley Act is exempt from the CCPA, the CCPA regulates other personal information that we collect and process in connection with the business. A new California ballot initiative, the California Privacy Rights Act (“CPRA”) was passed in November 2020. Effective starting on January 1, 2023, the CPRA imposes additional obligations on companies covered by the legislation and will significantly modify the CCPA, including by expanding consumers’ rights with respect to certain sensitive personal information. The CPRA also creates a new state agency that will be vested with authority to implement and enforce the CCPA and the CPRA. Certain other state laws impose similar privacy obligations. We anticipate that more states may enact legislation similar to the CCPA, which provides consumers with new privacy rights and increases the privacy and security obligations of entities handling certain personal information of such consumers. The CCPA has prompted a number of proposals for new federal and state-level privacy legislation. These proposals, if enacted, may add additional complexity, variation in requirements, restrictions and potential legal risk, require additional investment of resources in compliance programs, impact strategies and the availability of previously useful data and could result in increased compliance costs and/or changes in business practices and policies.

Legal Proceedings

In the ordinary course of business, the Company is, or may become, involved in various pending or threatened litigation matters related to our operations, some of which may include claims for punitive or exemplary damages. For our business, customary litigation includes, but is not limited to, cases related to title and escrow claims, for which we make provisions through our loss reserves. Further, ordinary course litigation may include class action and purported class action lawsuits. We are not involved in any legal proceedings which reasonably could be expected to have a material adverse effect on our business, results of operations or financial condition. For more information, see Part I, Item 3 “Legal Proceedings” of this Annual Report.

Properties

We primarily operate through a network of leased properties, including largely office spaces. We believe our existing facilities are adequate to meet our current business requirements and that we will be able to find suitable space to accommodate any potential future expansion. Our leased properties total approximately 165,304 square feet, with the most significant properties being our headquarters in San Francisco, California, and our insurance underwriter’s offices in Miami, Florida.

Human Capital Resources and Talent Development

Our top priority is building a durable and diverse culture with core values that enable people to come together to do the best work of their careers. Our cultural values are designed to support, develop and inspire people to solve problems and achieve results that others are afraid to take on, ultimately unlocking the potential of the organization, driving excellence across the business and solidifying us as a top career destination where people love to work.

•	We have established guiding principles to help us achieve our top priority;

•	Embodying our culture and values to ensure everyone feels welcome, included and able to contribute;

•	Integrating a diversity and inclusion lens into everything we do;

•	Guiding team members regarding where they are and where they are going — and giving them the tools and resources to get there;

•	Supporting managers to become effective people leaders;

•	Taking a principled approach to providing fair, relevant and competitive compensation and benefits to a dynamic workforce with diverse needs; and

•	Leveraging data to better understand the employee experience and measure our success.

Diversity and Inclusion

We are committed to implementing initiatives across our businesses to both enhance the diversity of our organization and ensure we, as One Team, have an inclusive culture where all employees feel heard, valued, respected and are encouraged to reach their full potential. Our commitment to Diversity and Inclusion is represented through a framework that rests on 3 Pillars: Workforce / Workplace / Marketplace. These three pillars not only reflect our commitment, but also our holistic approach of embedding this important work into all aspects of the company where everyone will be accountable to ensuring its success.

We are committed to implementing initiatives across our businesses to both enhance the diversity of our organization and ensure we, as One Team, have an inclusive culture where all employees feel heard, valued, respected and are encouraged to reach their full potential.

We do this by heightening our cultural competence, stimulating conversations, and providing the space for all of us to take collective steps in creating a culture of mutual respect that embraces and promotes individual differences as well as reflects the customers and communities we serve.

Further, we know that a workforce that is diverse and a workplace that is truly inclusive leads to more engaged employees, creates more effective teams and fosters greater innovation and creativity. All of this enhances the overall profitability of our company and positions us to becoming an Employer of Choice for all.

Our Diversity, Inclusion, Equity and Belonging objective is to be a company where each of us genuinely belongs, is respected and valued, and can do our best work, and where diversity and inclusion is a competitive advantage. To help achieve these goals, we will focus on attraction, retention and development at all levels. This means that we will ensure fair and transparent processes in talent assessment and hiring, performance management and career progression and retention.

We are working to create a stronger sense of inclusion and belonging for our employees in general with a lens on representation. Feelings of belonging are driven by many aspects of our experiences at work, which drives engagement. Engagement and belonging are fueled by having a meaningful connection to others and opportunities to grow and develop our careers. Across all of these dimensions, we are committed to building programs, systems and tools that foster greater belonging.

Employee Information

As of December 31, 2023, we employed 239 employees, primarily located in California, Florida and Texas. In 2022 and 2023, we adopted four separate workforce reduction plans to improve cost efficiency and focus resources on our instant underwriting capabilities. The execution of the reduction plans is substantially complete as of December 31, 2023. For additional information, see Note 17 “Accrued expenses and other liabilities—Workforce reduction plans” contained in Part II, Item 8 “Financial Statements and Supplementary Data” of this Annual Report.

None of our employees are currently represented by a labor union or have terms of employment that are subject to a collective bargaining agreement. We consider our relationship with our employees to be good and have not historically experienced any work stoppages.

Item 1A. Risk Factors

In evaluating our company and our business, you should carefully consider the risks and uncertainties described below, together with the other information in this Annual Report on Form 10-K (this “Annual Report”), including our consolidated financial statements and the related notes and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on our business, reputation, revenue, financial condition, results of operations and future prospects, in which case the market price of our securities (including our common stock) could decline, and you could lose part or all of your investment. Unless otherwise indicated, reference in this section and elsewhere in this Annual Report to our business being adversely affected, negatively impacted or harmed will include an adverse effect on, or a negative impact or harm to, our business, reputation, financial condition, results of operations, revenue and our future prospects. The material and other risks and uncertainties summarized above in this Annual Report and described below are not intended to be exhaustive and are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. This Annual Report also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See “Cautionary Note Regarding Forward-Looking Statements.”

Unless the context otherwise requires, references to the “company,” “Company,” “Doma,” “we,” “us,” “our” and similar terms refer to Doma Holdings, Inc. (f/k/a Capitol Investment Corp. V) and its consolidated subsidiaries. References to “Capitol” refer to our predecessor company prior to the consummation of the Business Combination. References to “Old Doma” refer to Old Doma prior to the Business Combination and to States Title Holding, Inc. (“States Title”), the wholly owned subsidiary of Doma, upon the consummation of the Business Combination.

Risks Related to Our Business and Industry

COVID-19 and resulting macroeconomic trends have adversely affected our business and could have adverse effects on our business in the future.

We operate in the real estate industry and our business volumes are directly affected by market trends for mortgage refinancing transactions, existing real estate resale transactions and new real estate purchase transactions, particularly in the residential segment of the market. Our success depends on a high volume of residential and, to a lesser extent, commercial real estate transactions, throughout the markets in which we operate. This transaction volume affects all of the ways that we generate revenue, including the number of transactions our title insurance business underwrites. Responses to the COVID-19 pandemic initially led to a material decline in purchase transactions. Subsequent U.S. federal stimulus measures, including interest rate reductions by the Federal Reserve, and local regulatory initiatives, such as permitting remote notarization, eventually led to a quick recovery for the real estate industry and resulted in an increase in mortgage refinancing and purchase volumes. These initiatives also led to a greater demand for homes, higher home prices, and record low home inventories. In 2022 and 2023, high inflation and the Federal Reserve’s response to increase interest rates have adversely affected the real estate market. If inflation persists and the Federal Reserve continues to raise rates, or maintains rates at elevated levels, mortgage rates may rise and/or may have a material adverse impact on our results of operations and prospects. Additionally, other changes in the aforementioned economic policies and initiatives and/or existing or new limitations imposed by governmental authorities on processes and procedures attendant to real estate transactions, such as in-person showings, in-home inspections and appraisals and county recordings, negative market reactions to new measures, as well as COVID-19’s overall impact on the U.S. economy, continue to create volatility and uncertainty in the real estate market and may in the future have a material adverse impact on our results of operations and prospects.

The COVID-19 pandemic may also affect the volume and severity of our title insurance claims in the future. If defaults or foreclosures are at elevated levels, there may be an influx of title insurance claims under loan policies or claims might be reported earlier than under normal conditions. A significant increase in claim volume or the severity of those claims could have an adverse effect on our results of operations and financial condition.

To the extent the COVID-19 pandemic adversely affects the Company’s business or financial condition, it may also have the effect of heightening many of the other risks described in this Part I, Item 1A of this Annual Report.

We have a history of net losses and could continue to incur substantial net losses in the future.

We have incurred net losses on an annual basis since our incorporation in 2016. We incurred net losses of $302.2 million and $124.4 million for the years ended December 31, 2022, and 2023, respectively. As a result of these losses, we had an accumulated deficit of $494.8 million and $619.2 million as of December 31, 2022 and 2023, respectively. We continue to invest in our business to expand and improve our underwriting product offerings and enhance our customer experience and, as a result, losses could continue in the future. These investments may not result in increased revenue or growth in our business. If we fail to manage our losses or to grow our revenue sufficiently, our business will be seriously harmed.

In addition, as a public company, we have and will continue to incur significant additional legal, accounting and other expenses that we did not incur as a private company. We may encounter unforeseen or unpredictable factors, including unforeseen operating expenses, complications or delays, which may also result in increased costs. We have incurred significant expenses related to the Merger, such as legal and accounting fees, which must be paid even if the Merger is not completed. Further, it is difficult to predict the size and growth rate of our market or demand for our underwriting products, and success of current or potential future competitors. The net losses we incur may fluctuate significantly from period to period. We will need to generate significant additional revenue and maintain or improve our gross margins to achieve and sustain profitability and to achieve our long-term working capital and capital expenditure requirements. It is possible we will not achieve profitability or, even if we do achieve profitability, we may not remain profitable for any substantial period of time.

Our future growth and profitability depend in part on our ability to successfully operate in the highly competitive real estate and insurance industries.

The real estate and insurance industries are intensely competitive and are likely to remain so for the foreseeable future. Our competitors include larger and better capitalized traditional insurers with substantially longer operating histories and may in the future include one or more of a growing number of other technology companies entering the insurance industry. Some of these competitors may be more resilient to pricing competition than we are or have the resources necessary to develop competing machine intelligence technologies or reverse engineer certain aspects of our technology, which could adversely affect our prospects.

Even though consumers have a legal right to select their own title insurance providers, consumers generally rely on referrals from real estate agents, lenders, developers and attorneys when selecting their title insurance providers. There is a great deal of competition among title insurance providers for these sources of transactions. We source a significant number of our customer transactions through our third-party title agents (“Third-Party Agent(s)”). We rely on our go-to-market team to attract, develop and retain these Third-Party Agents. However, our business and proprietary data science and machine intelligence algorithms are still nascent compared to the established business models and practices of the well-established incumbents in the title insurance industry. For example, the top four title insurance companies accounted for about 82% of industry-wide premium volume for the first nine months of 2023. These competitors rely on their well-established national brands, reputation and experience, size, financial strength and ratings. This competition could adversely affect demand for our products, reduce our market share and growth prospects, and potentially reduce our profitability. We may also be unable to attract and retain the business development talent necessary to compete with the well-established brands, regional underwriters and new entrants into the title and escrow industry.

Our future growth will depend in large part on our ability to grow our underwriting business using our patented technology and machine intelligence-driven processes to disrupt the way title underwriting has traditionally been conducted and sold. However, due to the competitive nature of the real estate and insurance industries, there can be no assurance that we will continue to compete effectively within our industries, or that competitive pressures will not have a material effect on our business, results of operations or financial condition.

Our success and ability to grow our business depend on retaining and expanding our Doma Enterprise partners. If we fail to add new Doma Enterprise partners or retain current Doma Enterprise partners, our business, revenue, operating results and financial condition could be harmed.

We acquire order volume from our Doma Enterprise partners. Our success and ability to grow depend on retaining and expanding our Doma Enterprise partner base. We must retain and expand our relationships with Doma Enterprise partners to significantly expand our order volumes, allow for future product offerings, achieve benefits of scale, and enhance the quantity and quality of proprietary data on which our machine intelligence technology’s capability is based.

Our Doma Enterprise partnership agreements do not contain exclusivity provisions that would prevent such Doma Enterprise partners from providing leads to competing companies. In addition, the agreements governing these Doma Enterprise partnerships contain termination provisions that allow the partner to terminate the agreement early without cause. If one or more of these significant Doma Enterprise partners terminate our relationship or reduce the number of leads provided to us, without some growth offset with other Doma Enterprise partners, our business would be harmed. Our failure to retain any of our existing Doma Enterprise partner relationships, either due to the expiration of their agreements or as a result of their exercise of early termination rights or otherwise, could have a material adverse effect on our results of operations (including growth rates) and financial condition, to the extent we do not acquire new Doma Enterprise partners of similar size and profitability or otherwise grow our business. There can be no assurance that these Doma Enterprise partners will not terminate our relationship with them or continue referring business to us in the future.

The competition for new Doma Enterprise partners is also significant, and we may be unsuccessful in our attempts to expand our Doma Enterprise partner base, which could adversely affect our ability to grow. Moreover, the acquisition of a substantial number of new Doma Enterprise partners may require additional staffing and investment in customer acquisition. Our ability to obtain and retain Doma Enterprise partners depends on our ability to strengthen our reputation and brand, provide superior customer experiences, and maintain our competitive pricing. Additionally, some multi-state lenders may be reluctant to partner with us if they have long-established relationships with larger, traditional title insurers, whom they may perceive to offer reliability given their size, financial resources, and longevity.

Our success depends to a significant extent on the timely rollout of our machine intelligence technology across our underwriting operations.

On January 7, 2019, we acquired from the Lennar Corp. (“Lennar”), its subsidiary, NATIC (which has been renamed “Doma Title Insurance, Inc.” or referred to herein as “DTI”), a major national underwriter, and a significant volume portfolio of national retail operations under the North American Title Company brand (which was being rebranded as Doma Insurance Agency in its related markets) (collectively, the “Acquired Business”) (the “North American Title Acquisition”). Since the North American Title Acquisition, we have continued to invest in the development and rollout of our machine intelligence platform, Doma Intelligence, and have implemented several initiatives to realign the operations of the Acquired Business, including various sales of the Doma Insurance Agency business in 2023. We continue to transform the DTI’s operations, including implementing our machine intelligence technology in parts of our DTI operations. We continue to invest substantially in our machine intelligence technology, and our success depends to a significant extent on our ability to expand the use of our machine intelligence underwriting capabilities. Significant delays to our planned expansion of the Doma Intelligence platform in our underwriting operations, which could occur due to, among other reasons, technology adoption delays in our Doma Enterprise partners or Third-Party Agent network, availability of title and property data in certain areas, inability to hire or train adequate service personnel, or regulatory requirements, could have a material adverse impact on our results of operations and growth prospects, including our margin growth and ability to realize significant cost savings over time as manual processes are replaced with our data science-driven approach to underwriting services.

We have a limited operating history and a novel business model. This makes it difficult to evaluate our current business performance and growth prospects.

We have a limited operating history. Since we launched the Doma Intelligence platform in February 2018, our size has rapidly changed, which makes it difficult to evaluate our current business performance or future prospects. Our historical results may not be indicative of, or comparable to, our future results. Our inability to adequately assess our performance and growth could have a material adverse effect on our brand, business, financial condition and results of operations.

In addition, as our business model of using machine intelligence technology to enable instant title underwriting is novel, we have limited data to validate key aspects of our business model, such as the use of our proprietary data science and machine intelligence algorithms. It may take many years for title insurance claims to arise, and we cannot provide any assurance that the early claims data that we collect will provide useful measures for evaluating the Doma Intelligence platform and our automation capabilities or for determining reserve and reinsurance requirements. Limited claims history could result in our not setting aside adequate reserves and/or maintaining sufficient reinsurance, which may adversely affect our ability to write future title insurance policies, resulting in the assumption of more risk with respect to those policies or an increase in our capital requirements.

Our brand may not become as widely known or accepted as incumbents’ brands or our brand may become tarnished.

Many of our competitors in the real estate and title insurance industries have brands that are well recognized. As a relatively new entrant into the title and escrow market, we have spent, and expect that we may for the foreseeable future continue to spend on creating brand awareness and building our reputation. We may not be able to build brand awareness to levels matching our competitors, and our efforts at building, maintaining and enhancing our reputation could fail and/or may not be cost-effective. Complaints or negative publicity about our business practices, our marketing and advertising campaigns (including marketing affiliations or partnerships), our compliance with applicable laws and regulations, the integrity of the data that we provide to customers and partners, data privacy and security issues, and other aspects of our business, whether real or perceived, could diminish confidence in our brand, which could adversely affect our reputation and business. As we expand our product offerings and enter new markets, we will need to establish our reputation with current and prospective homeowners, lenders, title agents, real estate professionals, government sponsored entities, and regulatory agencies and to the extent we are not successful in creating positive impressions, our business in these newer markets could be adversely affected. While we may choose to engage in a broader marketing campaign to further promote our brand, this effort may not be successful or cost-effective. If we are unable to maintain or enhance our reputation or enhance consumer awareness of our brand in a cost-effective manner, our business, results of operations and financial condition could be materially adversely affected.

We may not be able to manage our growth effectively.

Prior to the recent rising interest rate environment beginning in 2022, we had experienced substantial growth in our operations, and we expect, as we expand our underwriting capabilities and as the interest rate environment improves, to again experience substantial growth in our business. Our rapid growth had placed, and in the future, may place, significant demands on management and our operational and financial resources. We have hired in periods of growth and expect to hire additional personnel to support any future rapid growth. Our organizational structure may become more complex as we add staff, and we will need to enhance our operational, financial and management controls as well as our reporting systems and procedures. We will require significant capital expenditures and the allocation of valuable management resources to grow and change in these areas without undermining our corporate culture of rapid innovation, teamwork and focus on the experience for current and prospective homeowners, lenders, title agents and real estate professionals. If we cannot manage our future potential growth effectively to maintain the quality and efficiency of our customer experience as well as the cost-effectiveness of our products, our business could be harmed as a result, and our results of operations and financial condition could be materially and adversely affected.

If we are unable to expand our product offerings, our prospects for future growth may be adversely affected.

We are, and intend in the future to continue, investing significant resources in developing new, and enhancing existing, product offerings, including an expansion of the use of our machine intelligence underwriting approach. Our ability to attract and retain customers and partners and therefore increase our revenue depends on our ability to successfully expand our product offerings. New initiatives and product offerings are inherently risky, as they involve unproven business strategies and new products and services with which we may have limited or no prior development or operating experience. Risks from our innovative initiatives including those associated with potential defects in the design and development of the technologies used to automate processes, the misapplication of technologies, the reliance on data that may prove inadequate, and the failure to meet customer and partner expectations, among others. Failure to accurately predict demand or growth with respect to new or enhanced products in which we invest could have an adverse impact on our business, and there is always risk that these new products and services will be unprofitable, will increase our costs or will decrease our operating margins or take longer than anticipated to achieve target margins. Further, our development efforts with respect to these initiatives could distract management from current operations and could divert capital and other resources from our existing business. Moreover, insurance regulation applicable to new products or product enhancements could limit our ability to introduce new product offerings, and required regulatory approvals could delay product introductions. In addition, technological initiatives that we may seek to bring to market which aim to disrupt our industry may prompt negative campaigns from competitors and others with a vested interest in the status quo. As a result of these risks, we could invest significant amounts of capital or other resources in product offerings that are unsuccessful, experience reputational damage or other adverse effects, which could be material. Additionally, we can provide no assurance that we will be able to develop, commercially market and achieve acceptance of our new products and services. Our investment of resources to develop new products and services may either be insufficient or result in expenses that are excessive in light of revenue actually originated from these new products and services. If we are unable to offer new or enhanced products by continuing to innovate and improve on our technology, we may be unable to successfully compete with other companies that are currently in, or that may enter, our industry, we may not be able to realize the expected benefits of our investments, and our reputation and future growth could be materially adversely affected.

Our product development cycles are complex, and we may incur significant expenses before we generate revenues and efficiencies, if any, from new products.

Because our products are highly technical and require rigorous testing, development cycles can be complex. Moreover, development projects can be technically challenging and expensive, and may be delayed or defeated by the inability to obtain the necessary licensing or other regulatory approvals. The nature of these development cycles may cause us to experience delays between the time we incur expenses associated with research and development, and the time we generate revenues and efficiencies, if any, from such expenses. If we expend a significant amount of resources on research and development, and our efforts do not lead to the successful introduction or improvement of products that are competitive in the marketplace, this could materially and adversely affect our business and results of operations. Additionally, anticipated demand from customers and partners for a product we are developing could decrease after the development cycle has commenced. Such decreased demand from customers and partners may cause us to fall short of our sales targets, and we may nonetheless be unable to avoid substantial costs associated with the product’s development. If we are unable to complete product development cycles successfully and in a timely fashion and generate revenues and efficiencies from such future products, the growth of our business may be harmed.

Adverse changes in economic conditions, especially those affecting the levels of real estate and mortgage activity, may reduce our revenues.

Our financial condition and results of operations are affected by changes in economic conditions, particularly mortgage interest rates, credit availability, real estate prices and consumer confidence. Our revenues and earnings have fluctuated in the past due to the cyclical nature of the housing industry and we expect them to fluctuate in the future.

The demand for our title and escrow offerings is dependent primarily on the volume of residential real estate transactions. The volume of these transactions historically has been influenced by such factors as mortgage interest rates, availability of financing and the overall state of the economy. Typically, when interest rates are increasing or when the economy is experiencing a downturn, real estate activity declines. As a result, the real estate and title insurance industries tend to experience decreased revenues and earnings.

Our revenues and results of operations have been and may in the future be adversely affected by a decline in affordable real estate, real estate activity or the availability of financing alternatives. In addition, weakness or adverse changes in the level of real estate activity could have a material adverse effect on our consolidated financial condition or results of operations.

Historically, the demand for products offered through our Doma Intelligence platform has been driven by mortgage refinancing activity, which has grown in periods of lower interest rates. If interest rates in the United States rise, or general mortgage activity decreases for any other reason, it is likely that mortgage activity will decline, which would negatively impact our business. If we do not further expand our customer and partner base or increase wallet share with existing partners, we may experience lower transaction volume than our historical volume or expectations during periods of lower mortgage activity.

We expect several factors to cause our results of operations to fluctuate on a quarterly and annual basis, which may make it difficult to predict our future performance.

Our revenue and results of operations could vary significantly from quarter to quarter and year to year, and may fail to match periodic expectations as a result of a variety of factors, many of which are outside of our control. Our results may vary from period to period as a result of fluctuations in the number of real estate transactions we handle, as well as fluctuations in the timing and amount of our expenses. In addition, the insurance industry is subject to its own cyclical trends and uncertainties, including fluctuating interest rates and real estate prices. Fluctuations and variability across the industry may also affect our revenue. As a result, comparing our results of operations on a period-to-period basis may not be meaningful, and the results of any one period should not be relied on as an indication of future performance. Our results of operations may not meet the expectations of investors or public market analysts who follow us, which may adversely affect our stock price. In addition to other risk factors discussed in this section and elsewhere in this Annual Report, factors that may contribute to the variability of our quarterly and annual results include:

•	our ability to attract new customers and partners, and retain existing customers and partners, including in a cost-effective manner;
•	our ability to implement innovative initiatives and/or launch new or expand existing product offerings;
•	our ability to accurately forecast revenue and losses, and appropriately plan our expenses;
•	the effects of changes in search engine placement and prominence;
•	the effects of increased competition on our business;
•	our ability to successfully maintain our position in and expand in existing markets as well as successfully enter new markets;
•	our ability to protect our existing intellectual property and to create new intellectual property;
•	our ability to grow and effectively manage that growth;
•	the length and unpredictability of our sales cycle;
•	our ability to keep pace with technology changes in the title insurance industry;
•	the success of our sales, marketing and customer service efforts;
•	costs associated with defending claims, including title claims, intellectual property infringement claims, misclassifications and related judgments or settlements;
•	the impact of, and changes in, governmental or other regulation affecting our business;
•	changes in the economy generally, which could impact the industries in which we operate;
•	the attraction and retention of qualified employees and key personnel;
•	our ability to choose and effectively manage third-party service providers;
•	our ability to identify and engage in joint ventures and strategic partnerships;
•	the effectiveness of our internal controls; and
•	changes in our tax rates or exposure to additional tax liabilities.

The historical financial results of Old Doma included in prior year Annual Reports on Form 10-K may not be indicative of what our actual results of operations would have been as a standalone public company or those we will achieve in the future.

The historical financial results of Old Doma in prior year Annual Reports on Form 10-K may not reflect the results of operations or cash flows Old Doma would have achieved as a standalone public company during the periods presented or those we will achieve in the future. This is primarily the result of the following factors: (i) we will incur additional ongoing costs as a result of the Business Combination, including costs related to public company reporting, investor relations and compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); and (ii) our capital structure is different from that reflected in Old Doma’s historical financial statements. Our future results of operations could be materially different from amounts reflected in Old Doma’s historical financial statements included elsewhere in this Annual Report, so it may be difficult for investors to compare our future results to historical results or to evaluate Old Doma’s relative performance or trends in its business.

We may require additional capital to support business growth or to satisfy our regulatory capital and surplus requirements, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features and products or enhance our existing products and services, satisfy our regulatory capital and surplus requirements, cover losses, improve our operating infrastructure or acquire complementary businesses and technologies. We continue to invest in the instant underwriting capabilities of the Doma Intelligence platform, and as a result, our capital expenditures and working capital requirements may increase in the future. Many factors will affect our capital needs as well as their amount and timing, including our growth and profitability, expansion of our footprint into new geographies, regulatory requirements, market disruptions and other developments. If our present capital and surplus is insufficient to meet our current or future operating requirements, including regulatory capital and surplus requirements, or to cover losses, we may need to raise additional funds through equity or debt financings or curtail our product development activities or other growth initiatives.

Historically, we have funded our operations, marketing expenditures and capital expenditures primarily through debt and equity issuances. We evaluate financing opportunities from time to time, and our ability to obtain financing will depend, among other things, on our development efforts, business plans and operating performance, and the condition of the capital markets at the time we seek financing. We cannot be certain that additional financing will be available to us on favorable terms, or at all.

If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to those of our common stock, and existing stockholders may experience dilution. Any debt financing secured by us in the future could require that a substantial portion of our operating cash flow be devoted to the payment of interest and principal on such indebtedness, which may decrease available funds for other business activities, and could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. Moreover, as the holding company of insurance subsidiary, we are subject to extensive laws and regulations in every jurisdiction in which we conduct business, and any issuances of equity or convertible debt securities to secure additional funds may be impeded by regulatory approvals or requirements imposed by such regulatory authorities if such issuances were deemed to result in a person acquiring “control” of our company under applicable insurance laws and regulations. Such regulatory requirements may require potential investors to disclose their organizational structure and detailed financial statements as well as require managing partners, directors and/or senior officers to submit biographical affidavits, which may deter investments in our company.

If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth, maintain minimum amounts of risk-based capital and to respond to business challenges could be significantly limited, and our business, results of operations and financial condition could be adversely affected.

We collect, process, store, share, disclose and use consumer information and other data and are subject to stringent and changing privacy laws, regulations and standards, policies and contractual obligations. Our actual or perceived failure to protect such information and data, respect consumers’ privacy or comply with data privacy and security laws and regulations and our policies and contractual obligations could damage our reputation and brand and harm our business and operating results.

Use of technology to offer title and escrow products involves the storage and transmission of information, including personal information, in relation to our staff, contractors, business partners and current, past or potential customers. We have legal and contractual obligations regarding confidentiality and the protection and appropriate use of personally identifiable and other proprietary or confidential information. Data privacy has become a significant issue in the United States and around the world. The regulatory framework for privacy issues worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. Many government bodies and agencies have adopted or are considering adopting laws and regulations regarding the processing, collection, use, storage and disclosure of personal information and breach notification procedures. We are also required to comply with laws, rules and regulations, as well as contractual obligations, relating to data security. Interpretation of these laws, rules and regulations and their application to our platform in applicable jurisdictions is ongoing and cannot be fully determined at this time.

We are subject to numerous and constantly evolving privacy laws and regulations. Certain of our activities are subject to the privacy regulations of the Gramm-Leach-Bliley Act, along with its implementing regulations, which restricts certain collection, processing, storage, use and disclosure of personal information, requires notice to individuals of privacy practices, provides individuals with certain rights to prevent the use and disclosure of certain nonpublic or otherwise legally protected information and imposes requirements for the safeguarding and proper destruction of personal information through the issuance of data security standards or guidelines. On October 24, 2017, the National Association of Insurance Commissioners (“NAIC”) adopted its Insurance Data Security Model Law, or the Insurance Data Security Model Law, intended to serve as model legislation for states to enact in order to govern the cybersecurity and data protection practices of insurers, insurance agents, and other licensed entities registered under state insurance laws. Alabama, Connecticut, Delaware, Indiana, Louisiana, Michigan, Mississippi, New Hampshire, Ohio, South Carolina and Virginia have adopted versions of the Insurance Data Security Model Law, each with a different effective date, and other states may adopt versions of the Insurance Data Security Model Law in the future. The New York Department of Financial Services has promulgated its own Cybersecurity Requirements for Financial Services Companies that is not based upon the Insurance Data Security Model Law, and requires insurance companies to establish and maintain a cybersecurity program, and implement and maintain cybersecurity policies and procedures with specific requirements. In addition, the California Financial Information Privacy Act further regulates how California consumers’ nonpublic personal information is shared and includes certain more stringent obligations than the Gramm-Leach-Bliley Act.

On June 28, 2018, California enacted a new privacy law known as the California Consumer Privacy Act of 2018 (“CCPA”), which became effective January 1, 2020. The CCPA increases privacy rights for California residents, and imposes obligations on companies that process their personal information, including an obligation to provide certain new disclosures to such residents. Specifically, among other things, the CCPA creates new consumer rights, and imposes corresponding obligations on covered businesses, relating to the access to, deletion of, and sharing of personal information collected by covered businesses, including California residents’ right to access and delete their personal information, opt out of certain sharing and sales of their personal information, and receive detailed information about how their personal information is used. The law exempts from certain requirements of the CCPA certain information that is collected, processed, sold, or disclosed pursuant to the California Financial Information Privacy Act or the federal Gramm-Leach-Bliley Act. The definition of “personal information” in the CCPA is broad and may encompass other information that we maintain beyond that excluded under the Gramm-Leach-Bliley Act or the California Financial Information Privacy Act exemption. Further, the CCPA provides for civil penalties for violations, as well as a private right of action for certain data breaches that result in the loss of personal information. This private right of action is expected to increase the likelihood of, and risks associated with, data breach litigation. In addition, it remains unclear how various provisions of the CCPA will be interpreted and enforced. Moreover, the California Privacy Rights Act (“CPRA”) was approved by California voters in November 2020 and will further modify and expand the CCPA, including by expanding consumers’ rights with respect to certain personal information and creating a new state agency to oversee implementation and enforcement efforts. We may be required to expend significant time and financial resources to evaluate our practices for compliance with CPRA. Some observers have noted that the CCPA and CPRA could mark the beginning of a trend toward more stringent privacy legislation in the United States, and multiple states have enacted, or are expected to enact, similar laws. There is also discussion in Congress of a new comprehensive federal data protection and privacy law to which we likely would be subject if it is enacted. The effects of the CCPA and CPRA, and other similar state or federal laws, are potentially significant and may require us to modify our data processing practices and policies, and to incur substantial costs and potential liability in an effort to comply with such legislation.

Complying with privacy and data protection laws and regulations may cause us to incur substantial operational costs or require us to change our business practices. Although we take steps to comply with financial industry cybersecurity regulations and other data security laws such as the CCPA and believe we are materially compliant with their requirements, our failure to comply with new or existing cybersecurity regulations could result in material regulatory actions and other penalties. Because the interpretation and application of privacy and data protection laws are still uncertain, it is possible that these laws and other actual or alleged legal obligations, such as contractual or self-regulatory obligations, may be interpreted and applied in a manner that is inconsistent with our existing data management practices or the features of our platform. If so, in addition to the possibility of fines, lawsuits and other claims, we could be required to fundamentally change our business activities and practices or modify our platform, which could have an adverse effect on our business. Any inability to adequately address privacy concerns, even if unfounded, or comply with applicable privacy or data protection laws, regulations and policies, could result in additional cost and liability to us, damage our reputation, inhibit sales and adversely affect our business, results of operations and financial condition.

Additionally, we are subject to the terms of our privacy policies and privacy-related obligations to third parties. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to consumers or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of sensitive information, which could include personally identifiable information or other user data, may result in governmental or regulatory investigations, enforcement actions, regulatory fines, compliance orders, litigation or public statements against us by consumer advocacy groups or others, and could cause consumers to lose trust in us, all of which could be costly and have an adverse effect on our business. In addition, new and changed rules and regulations regarding privacy, data protection (in particular those that impact the use of machine intelligence) and cross-border transfers of consumer information could cause us to delay planned uses and disclosures of data to comply with applicable privacy and data protection requirements. For example, our use of certain vendors outside of the United States to perform services on our platform could subject us to additional data protection regimes and increased risk of noncompliance. Moreover, if third parties that we work with violate applicable laws or our policies, such violations also may put personal information at risk, which may result in increased regulatory scrutiny and have a material adverse effect to our reputation, business and operating results.

If the security of the personal information that we (or our vendors) collect, store or process is compromised or is otherwise accessed without authorization, or if we fail to comply with our commitments and assurances regarding the privacy and security of such information, our reputation may be harmed and we may be exposed to significant liability and loss of business.

Cyberattacks and other malicious internet-based activity continue to increase. In addition to traditional computer “hackers,” malicious code (such as viruses and worms), employee theft or misuse and denial-of-service attacks, sophisticated nation-state and nation-state-supported actors now engage in attacks (including advanced persistent threat intrusions). In the fourth quarter of 2023, Fidelity National Financial, Inc. and First American Financial Corporation, two of the nation’s largest title insurance and settlement service providers, reported unauthorized activity on certain of its information technology systems. While this attack did not have any impact on our systems and had no material impact on our business or operations, it may indicate the specific targeting of the real estate settlement services industry. We may experience an increased risk of cyberattacks to the extent any such targeting exists and continues. We cannot guarantee that our or our vendors’ security measures will be sufficient to protect against unauthorized access to or other compromise of personal information. The techniques used to sabotage or to obtain unauthorized access to our or our vendors’ technology, systems, networks and/or physical facilities in which data is stored or through which data is transmitted change frequently, and we or our vendors may be unable to implement adequate preventative measures or stop security breaches while they are occurring. The security measures that we have integrated into our technology, systems, networks and physical facilities, and any such measures implemented by our vendors, which are designed to protect against, detect and minimize security breaches, may not be adequate to prevent or detect service interruption, system failure or data loss.

Security breaches, including by hackers or insiders, could expose personal or confidential information, which could result in potential regulatory investigations, fines, penalties, compliance orders, liability, litigation and remediation costs, as well as reputational harm, any of which could materially adversely affect our business and financial results. Third parties may also exploit vulnerabilities in, or obtain unauthorized access to, technology, systems, networks and/or physical facilities utilized by our vendors. For example, unauthorized parties could steal or access our users’ names, email addresses, physical addresses, phone numbers and other information that we collect when providing our title and escrow products such as bank account or other payment information. Further, outside parties may attempt to fraudulently induce employees or consumers to disclose sensitive information in order to gain access to our information or consumers’ information. Any of these incidents, or any other types of security or privacy-related incidents, could result in an investigation by a competent regulator, resulting in a fine or penalty, or an order to implement specific compliance measures. It could also trigger claims by affected third parties. While we use encryption and authentication technology licensed from third parties designed to effect secure transmission of such information, we cannot guarantee the security of the transfer and storage of personal or other confidential information. Any or all of the issues above could adversely affect our ability to attract or retain customers or partners, or subject us to governmental or third-party lawsuits, investigations, regulatory fines or other actions or liability, resulting in a material adverse effect to our business, results of operations and financial condition.

We are required to comply with laws, rules and regulations as well as contractual obligations that require us to maintain the security of personal information. We have contractual and legal obligations to notify relevant stakeholders of security breaches. We operate in an industry prone to cyberattacks. We have previously and may in the future become the target of cyberattacks by third parties seeking unauthorized access to our or our customers’ data or to disrupt our ability to provide our services. Failure to prevent or mitigate cyberattacks could result in the unauthorized access to personal information. Most jurisdictions have enacted laws requiring companies to notify individuals, regulatory authorities and others of security breaches involving certain types of data. In July 2023, the Securities and Exchange Commission adopted rules requiring registrants to disclose material cybersecurity incidents they experience and to disclose on an annual basis material information regarding their cybersecurity risk management, strategy, and governance. See Part I, Item 1C “Cybersecurity” of this Annual Report for more details. In addition, our agreements with certain customers and partners may require us to notify them in the event of a security breach. Such mandatory disclosures are costly, could lead to negative publicity, may cause our customers or partners to lose confidence in the effectiveness of our security measures, and require us to expend significant capital and other resources to respond to and/or alleviate problems caused by the actual or perceived security breach. A security breach of any of our vendors that process personal information of our customers may pose similar risks.

A security breach may cause us to breach customer or partner contracts. Our agreements with certain customers or partners may require us to use industry-standard or reasonable measures to safeguard personal information. We also may be subject to laws that require us to use industry-standard or reasonable security measures to safeguard personal information. A security breach could lead to claims by our customers or other relevant stakeholders that we have failed to comply with such legal or contractual obligations. As a result, we could be subject to legal action or our customers or partners could end their relationships with us. There can be no assurance that the limitations of liability in our contracts would be enforceable or adequate or would otherwise protect us from liabilities or damages, and in some cases our agreements with customers or partners do not limit our remediation costs or liability with respect to data breaches.

Litigation resulting from security breaches may adversely affect our business. Unauthorized access to our technology, systems, networks or physical facilities, or those of our vendors, could result in litigation with our customers or other relevant stakeholders. These proceedings could force us to spend money in defense or settlement, divert management’s time and attention, increase our costs of doing business, or adversely affect our reputation. We could be required to fundamentally change our business activities and practices or modify our products and/or technology capabilities in response to such litigation, which could have an adverse effect on our business. If a security breach were to occur, and the confidentiality, integrity or availability of personal information was disrupted, we could incur significant liability, or our technology, systems or networks may be perceived as less desirable, which could negatively affect our business and damage our reputation.

We may not have adequate insurance coverage. The successful assertion of one or more large claims against us that exceed our available insurance coverage, or result in changes to our insurance policies (including premium increases or the imposition of large deductible or coinsurance requirements), could have an adverse effect on our business. In addition, we cannot be sure that our existing insurance coverage and coverage for errors and omissions will continue to be available on acceptable terms or that our insurers will not deny coverage as to any future claim.

Technology disruptions or failures, including a failure in our operational or security systems or infrastructure, or those of third parties with whom we do business, could disrupt our business or cause legal or reputational harm.

We are dependent on the secure, efficient, and uninterrupted operation of our technology infrastructure, including computer systems, related software applications and data centers, as well as those of certain third parties and affiliates. Our platform and computer/telecommunication networks must accommodate a high volume of traffic and deliver frequently updated information, the accuracy and timeliness of which is critical to our business. Our technology must be able to facilitate a title and escrow experience that equals or exceeds the experience provided by our competitors. We have or may in the future experience service disruptions and failures caused by system or software failure, fire, power loss, telecommunications failures, team member misconduct, human error, computer hackers, computer viruses and disabling devices, malicious or destructive code, denial of service or information, as well as natural or man-made disasters, weather and climate-related events, pandemics or other similar events, and our disaster recovery planning may not be sufficient for all situations. This is especially applicable when many of our team members work from their homes, as our team members access our secure networks through their home networks. The implementation of technology changes and upgrades to maintain current and integrate new technology systems may also cause service interruptions. Any such disruption could interrupt or delay our ability to provide services to our Doma Enterprise partners, Third-Party Agents and consumers, and could also impair the ability of third parties to provide critical services to us.

Additionally, the technology and other controls and processes we have created to help us identify misrepresented information in our title and escrow operations were designed to obtain reasonable, not absolute, assurance that such information is identified and addressed appropriately. Accordingly, such controls may not have detected, and may fail in the future to detect, all misrepresented information in our title and escrow operations. If our operations are disrupted or otherwise negatively affected by a technology disruption or failure, this could result in customer and partner dissatisfaction and damage to our reputation and brand and material adverse impacts on our business. We do not carry business interruption insurance sufficient to compensate us for all losses that may result from interruptions in our service as a result of systems disruptions, failures and similar events.

Our title and escrow business relies on data from consumers and unaffiliated third parties, the unavailability or inaccuracy of which could limit the functionality of our products.

We use data, technology and intellectual property from consumers and unaffiliated third parties in certain of our products, including the data used by the machine learning algorithms in the Doma Intelligence platform, and we may license additional third-party technology and intellectual property in the future. Any errors or defects in this third-party data, technology and intellectual property could result in errors that could harm our brand and business. In addition, licensed data, technology and intellectual property may not continue to be available on commercially reasonable terms, or at all.

Further, although we believe that there are currently adequate replacements for the third-party data, technology and intellectual property we presently use, the loss of our right to use any of this data, technology and intellectual property could result in delays in producing or delivering affected products until equivalent data, technology or intellectual property is identified, licensed or otherwise procured, and integrated.

Our business would be disrupted if any data, technology and intellectual property we license from others or functional equivalents of this software were either no longer available to us or no longer offered to us on commercially reasonable terms. In either case, we would be required either to attempt to redesign our products to function with data, technology and intellectual property available from other parties or to develop these components ourselves, which would result in increased costs and could result in delays in product sales and the release of new product offerings. Alternatively, we might be forced to limit the features available in affected products. Any of these results could harm our business, results of operations and financial condition.

Our success depends upon the real estate and title insurance industries continuing to adopt new products at their current pace and the continued growth and acceptance of data science and machine intelligence-driven products and services as effective alternatives to traditional manual products and services.

We provide our title and escrow products through our platform that competes with traditional manual counterparts. We believe that the continued growth and acceptance of instant experiences generally will depend, to a large extent, on the continued growth in commercial use of the internet and the continued migration of traditional offline markets and industries online.

The title and escrow process may not migrate to new technologies as quickly as (or at the levels that) we expect, and existing or future federal and state laws may prevent us from offering certain of our title and escrow products. For example, although a majority of states have enacted permanent remote online notarization, certain states do not allow remote notarization, and others may not enact permanent authorization for remote notarization, which may impact our ability to introduce our products in certain markets.

Furthermore, although consumers have a legal right to select their own title insurance provider, as well as all of their settlement service vendors, consumers regularly use the providers recommended by their advisor, which may be their real estate agent, loan officer or attorney. If consumer awareness of their right to select their own title insurance provider or settlement service vendors and/or if demand for online title and escrow products does not increase, our business, results of operations and financial condition could be adversely affected.

Moreover, if, for any reason, an unfavorable perception develops that data automation, machine intelligence and/or bots are less efficacious than in-person closings or traditional offline methods of preparing closing disclosures, purchasing title insurance, underwriting, claims processing, and other functions that use data automation, machine intelligence and/or bots, our business, results of operations and financial condition could be adversely affected.

Our proprietary data science and machine intelligence algorithms may not operate properly or as we expect them to, which may expose us to adverse financial, business or reputational impacts. Moreover, our proprietary machine intelligence algorithms may lead to unintentional bias and discrimination.

We use proprietary data science and machine intelligence algorithms in a variety of ways. For example, our Doma Intelligence platform uses data science and machine intelligence algorithms when determining whether to underwrite a real estate transaction and when preparing a closing disclosure. The failure of any of these algorithms to function effectively may expose us to adverse financial, business, or reputational impacts.

The continuous development, maintenance and operation of our data analytics engine is expensive and complex, and may involve unforeseen difficulties including material performance problems or undetected defects or errors. We may encounter technical obstacles, and it is possible that we may discover additional problems that prevent our proprietary machine intelligence algorithms from operating properly. These deficiencies could undermine the decisions, predictions or analysis our data science and machine intelligence algorithms produce, which could subject us to competitive harm, legal or regulatory liability and brand or reputational harm. As a result of any actual or perceived deficiency with our proprietary data science and machine intelligence algorithms, we could lose any of our partners through which we generate a meaningful amount of business. Additionally, our proprietary machine intelligence algorithms may lead to unintentional bias and discrimination in the underwriting process, which could subject us to competitive harm, legal or regulatory liability and brand or reputational harm.

Any of these eventualities could result in a material and adverse effect on our business, results of operations and financial condition.

We rely extensively on models in managing many aspects of our business, and if they are not accurate or are misinterpreted, it could have a material adverse effect on our business and results of operations.

We rely extensively on models in managing many aspects of our business, including title insurance underwriting, fee balancing, document quality control, customer communications handling, liquidity and capital planning (including stress testing), and reserving. The models may prove in practice to be less predictive than we expect for a variety of reasons, including as a result of errors in constructing, interpreting or using the models or the use of inaccurate assumptions (including failures to update assumptions appropriately or in a timely manner). Our assumptions may be inaccurate for many reasons, including that they often involve matters that are inherently difficult to predict and beyond our control (e.g., macroeconomic conditions and their impact on Doma Enterprise partners, Third-Party Agent and consumer behaviors and the ratio of title insurance claims to premiums collected), and they often involve complex interactions between several dependent and independent variables, factors and other assumptions. The errors or inaccuracies in our models may be material, and could lead us to make wrong or sub-optimal decisions in managing our business, and this could have a material adverse effect on our business, results of operations and financial condition.

We must comply with extensive government regulations. These regulations could adversely affect our ability to increase our revenues and operating results.

We must comply with extensive federal and state government laws and regulations. We are also subject to various licensing requirements by individual state insurance departments and other regulators in the states in which we transact business. These laws, regulations and license requirements are complex and subject to change. Changes may sometimes lead to additional expenses, increased legal exposure, increased required reserves or capital and surplus, and additional limits on our ability to grow or to achieve targeted profitability. Regulations to which we are subject include, but are not limited to:

•	prior approval of transactions resulting in a change of “control”;
•	approval of policy forms and premiums;
•	restrictions on the sharing of insurance commissions and payment of referral fees;

•	privacy regulation and data security;
•	regulation of corporate governance and risk management;
•	periodic examinations of operations, finances, market conduct and claims practices; and required periodic financial reporting;
•	statutory and risk-based capital solvency requirements, including the minimum capital and surplus our insurance subsidiary must maintain;
•	establishing minimum reserves that insurance carriers like our insurance subsidiary must hold to pay projected insurance claims;
•	required participation by our regulated insurance subsidiary in state guaranty funds;
•	restrictions on the type and concentration of our insurance subsidiary’s investments;
•	restrictions on the advertising and marketing of insurance by our insurance subsidiary;
•	restrictions on the adjustment and settlement of insurance claims by our insurance subsidiary;
•	restrictions on our insurance subsidiary’s use of rebates to induce a policyholder to purchase insurance;
•	restrictions on our insurance subsidiary’s sale, solicitation and negotiation of insurance;
•	prohibitions on the underwriting of insurance on the basis of race, sex, religion and other protected classes;
•	restrictions on the ability of our insurance subsidiary to pay dividends to us or enter into certain related party transactions without prior regulatory approval; and
•	rules requiring our insurance subsidiary’s maintenance of statutory deposits for the benefit of policyholders.

Our ability to retain state licenses depends on our ability to meet licensing requirements established by the NAIC and adopted by each state, subject to variations across states. If we are unable to satisfy the applicable licensing requirements of any particular state, we could lose our license to do business in that state, which would result in the temporary or permanent cessation of our operations in that state. Alternatively, if we are unable to satisfy applicable state licensing requirements, we may be subject to additional regulatory oversight, have our license suspended, or be subject to the seizure of assets. Any such event could adversely affect our business, results of operations or financial condition.

Also, given our short operating history to date and rapid rate of change, we are vulnerable to regulators identifying errors in certain of our operations, including those related to rates and fees charged to consumers, correct and timely policy issuance, and accurate and secure disbursement of funds. As a result of such noncompliance, regulators could impose fines, rebates or other penalties, including cease-and-desist orders with respect to our operations in an individual state, or all states, until the identified noncompliance is rectified.

In addition, several states have adopted legislation prohibiting unfair methods of competition and unfair or deceptive acts and practices in the business of insurance as well as unfair claims practices. Prohibited practices include, but are not limited to, misrepresentations, false advertising, coercion, disparaging other insurers, unfair claims settlement procedures, and discrimination in the business of insurance. Noncompliance with any of such state statutes may subject us to regulatory action by the relevant state insurance regulator, and possibly private litigation. States also regulate various aspects of the contractual relationships between insurers and Third-Party Agents.

Although state insurance regulators have primary responsibility for administering and enforcing insurance regulations in the United States, such laws and regulations are further administered and enforced by several additional governmental authorities, each of which exercises a degree of interpretive latitude, including state securities administrators, state attorney generals as well as federal agencies including the Federal Reserve Board, the Federal Insurance Office and the U.S. Department of Justice. Consequently, compliance with any particular regulator’s or enforcement authority’s interpretation of a legal issue may not result in compliance with another’s interpretation of the same issue, particularly when compliance is judged in hindsight. Such regulations or enforcement actions are often responsive to current consumer and political sensitivities, which may arise after a major event. Such rules and regulations may result in rate suppression, limit our ability to manage our exposure to unprofitable or volatile risks, or lead to fines, premium refunds or other adverse consequences. The federal government also may regulate aspects of our businesses, such as the protection of consumer confidential information. Failure to comply with federal requirements could subject us to regulatory fines and other sanctions.

In addition, there is risk that any particular regulator’s or enforcement authority’s interpretation of a legal issue or the scope of a regulator’s authority may change over time to our detriment. There is also a risk that changes in the overall legal environment may cause us to change our views regarding the actions we need to take from a legal risk management perspective. This would necessitate changes to our practices that may adversely impact our business. Furthermore, in some cases, these laws and regulations are designed to protect or benefit the interests of a specific constituency rather than a range of constituencies. State insurance laws and regulations are generally intended to protect the interests of purchasers or users of insurance products, rather than the holders of securities that we issue. For example, state insurance laws are generally prescriptive with respect to the content and timeliness of notices we must provide policyholders. Failure to comply with state insurance laws and regulations could have a material adverse effect on our business, operating results and financial condition. As another example, the federal government could pass a law expanding its authority to regulate the insurance industry, which could expand federal regulation over our business to our detriment. These laws and regulations may limit our ability to grow, to raise additional capital or to improve the profitability of our business.

Litigation and legal proceedings filed by or against us and our subsidiaries could have a material adverse effect on our business, results of operations and financial condition.

From time to time, we are subject to allegations, and may be party to litigation and legal proceedings relating to our business operations. Litigation and other proceedings may include complaints from or litigation by customers or reinsurers related to alleged breaches of contract or otherwise. We expect that as our market share increases, competitors may pursue litigation to require us to change our business practices or offerings and limit our ability to compete effectively.

As is typical in the insurance industry, we continually face risks associated with litigation of various types arising in the normal course of our business operations, including disputes relating to insurance claims under our title insurance policies as well as other general commercial and corporate litigation. For example, although we aim to extend the benefits of coverage provided under each of our title insurance policies, customers could purchase policies that prove to be inadequate or inappropriate. If such customers were to bring a claim or claims alleging that we failed in our responsibilities to provide them with the type or amount of coverage that they sought to purchase, we could be found liable for amounts significantly in excess of the policy limit, resulting in an adverse effect on our business, results of operations and financial condition. While we maintain agents errors and omissions insurance coverage to protect us against such liability, such coverage may be insufficient or inadequate.

Although we are not currently involved in any material litigation with consumers, members of the insurance industry are periodically the target of class action lawsuits and other types of litigation, some of which involve claims for substantial or indeterminate amounts, and the outcomes of which are unpredictable. This litigation is based on a variety of issues, including sale of insurance and claim settlement practices. In addition, because we employ a technology platform that collects consumer data, it is possible customers or consumer groups could bring individual or class action claims alleging our methods of collecting data and pricing risk are impermissibly discriminatory. We cannot predict with any certainty whether we will be involved in such litigation in the future or what impact such litigation would have on our business. If we were to be involved in litigation and it was determined adversely, it could require us to pay significant damages or to change aspects of our operations, either of which could have a material adverse effect on our financial results. Even claims without merit can be time-consuming and costly to defend, and may divert management’s attention and resources away from our business and adversely affect our business, results of operations and financial condition. Additionally, routine lawsuits over claims that are not individually material could in the future become material if aggregated with a substantial number of similar lawsuits. In addition to increasing costs, a significant volume of customer complaints or litigation could also adversely affect our brand and reputation, regardless of whether such allegations have merit or whether we are liable. We cannot predict with certainty the costs of defense, the costs of prosecution, insurance coverage or the ultimate outcome of litigation or other proceedings filed by or against us, including remedies or damage awards, and adverse results in such litigation, and other proceedings may harm our business and financial condition.

Our exposure to regulation and residential real estate transaction activity may be greater in California, where we source a significant proportion of our premiums.

A large portion of our premiums originated from residential real estate transactions in California. As compared to our competitors who operate on a wider geographic scale or whose business is less concentrated in California, any adverse changes in the regulatory environment affecting title insurance and real estate settlement in California that could include reductions in the maximum rates permitted to be charged, inadequate rate increases or more fundamental changes in the design or implementation of the California title insurance regulatory framework, may expose us to more significant risks and our business, financial condition and result of operations could be materially adversely affected.

In addition, to the extent residential real estate transaction volume in California changes significantly, whether due to changes in real estate values that differ from the overall U.S. real estate market, changes in the local economy relative to the U.S. economy, natural or man-made disasters, or weather or climate-related events that disproportionately impact residential real estate activity in California, we could experience lower premiums and growth than historically observed or projected.

Our expansion within the United States will subject us to additional costs and risks, and our plans may not be successful.

Our success depends in part on our ability to expand into additional markets in the United States. As of December 31, 2023, DTI is licensed and operates in approximately 96% of the United States (by state count) and the District of Columbia. While we plan to expand, we cannot guarantee that we will be able to provide nationwide title and escrow services on any specific timeline or at all. Moreover, one or more states could revoke our license to operate, or implement additional regulatory hurdles that could preclude or inhibit our ability to obtain or maintain our license in such states.

As we seek to expand in the United States, we may incur significant operating expenses, although our expansion may not be successful for a variety of reasons, including because of:

•	barriers to obtaining the required government approvals, licenses or other authorizations;
•	failures in identifying and entering into joint ventures with strategic partners, or entering into joint ventures that do not produce the desired results;
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challenges in, and the cost of, complying with various laws and regulatory standards, including with respect to the insurance business and insurance distribution, capital and outsourcing requirements, data privacy, tax and local regulatory restrictions;

•	difficulty in recruiting and retaining licensed, talented and capable employees;
•	competition from local incumbents that already own market share, better understand the local market, may market and operate more effectively and may enjoy greater local affinity or awareness;
•	the availability of accurate and comprehensive data sources, which we need to operate aspects of the Doma Intelligence platform;
•	unfavorable economic terms due to government-regulated insurance rates and premiums; and
•	differing market demand, which may make our product offerings less successful.

Expansion into new markets in the United States will also require additional investments by us both in marketing and with respect to securing applicable regulatory approvals. These incremental costs may result from hiring additional personnel, from engaging third-party service providers and from incurring other research and development costs. If we invest substantial time and resources to expand our operations while our revenues from those additional operations do not exceed the expense of establishing and maintaining them, or if we are unable to manage these risks effectively, our business, results of operations and financial condition could be adversely affected.

If we fail to grow our geographic footprint or geographic growth occurs at a slower rate than expected, our business, results of operations and financial condition could be materially and adversely affected.

Regulators may limit our ability to develop or implement our proprietary data science and machine intelligence algorithms and/or may eliminate or restrict the confidentiality of our proprietary technology, which could have a material adverse effect on our financial condition and results of operations.

Our future success depends on our ability to continue to develop and implement our proprietary data science and machine intelligence algorithms, and to maintain the confidentiality of this technology. Changes to existing regulations, their interpretation or implementation, or new regulations could impede our use of this technology, or require that we disclose our proprietary technology to our competitors, which could impair our competitive position and result in a material adverse effect on our business, results of operations, and financial condition.

Our workforce reductions undertaken to re-balance our cost structure may not achieve our intended outcome.

We incur substantial costs to implement restructuring plans, and our restructuring activities may subject us to litigation risk and expenses. Our past restructuring actions do not provide assurance that additional restructuring plans will not be required or implemented in the future. Further, restructuring plans may have other consequences, such as attrition beyond our planned workforce reductions, a negative impact on employee morale and productivity or our ability to attract or retain highly skilled employees. As a result, our restructuring plans may affect our revenue and other operating results in the future.

We rely on highly skilled and experienced personnel and if we are unable to attract, retain or motivate key personnel or hire qualified personnel, our business may be seriously harmed. In addition, the loss of key senior management personnel could harm our business and future prospects.

Our performance largely depends on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled and experienced personnel and, if we are unable to hire and train a sufficient number of qualified employees for any reason, we may not be able to maintain or implement our current initiatives or grow, or our business may contract and we may lose market share. Moreover, certain of our competitors or other insurance or technology businesses may seek to hire our employees. We cannot assure you that our equity incentives and other compensation will provide adequate incentives to attract, retain and motivate employees in the future, particularly if the market price of our common stock does not increase or declines. If we do not succeed in attracting, retaining and motivating highly qualified personnel, our business may be seriously harmed.

We depend on our senior management, including Max Simkoff, our founder and chief executive officer. We may not be able to retain the services of any of our senior management or other key personnel, as their employment is at-will and they could leave at any time. If we lose the services of one or more of our senior management or other key personnel we may not be able to successfully manage our business, meet competitive challenges or achieve our growth objectives. Further, to the extent that our business grows, we will need to attract and retain additional qualified management personnel in a timely manner, and we may not be able to do so. Our future success depends on our continuing ability to identify, hire, develop, motivate, retain and integrate highly skilled personnel in all areas of our organization.

Failure of our enterprise-wide risk management processes could result in unexpected monetary losses, damage to our reputation, additional costs or impairment of our ability to conduct business effectively.

Our risk management framework is designed to identify, monitor and mitigate risks that could have a negative impact on our financial condition or reputation. This framework includes departments or groups dedicated to enterprise risk management, information security, disaster recovery and other information technology-related risks, business continuity, legal and compliance, compensation structures and other human resources matters, vendor management and internal audit, among others. Many of the processes overseen by these departments function at the enterprise level, but many also function through, or rely to a certain degree upon, risk mitigation efforts in local operating groups.

Similarly, with respect to the risks we assume in the ordinary course of our business through the issuance of title insurance policies and the provision of related products and services, we employ localized as well as centralized risk mitigation efforts. These efforts include the implementation of underwriting policies and procedures and other mechanisms for assessing risk. Manual underwriting of title insurance policies and making risk-assumption decisions frequently involve judgment. We maintain a tiered system of underwriting authority, wherein title officers at the state level have limited underwriting authority, third-party title agents are subject to authorization levels above which they must consult with the underwriting counsel of our insurance subsidiary, and underwriting counsel at the regional level, reporting to the Chief Underwriting Counsel, have authority to approve or deny a transaction at any level of financial exposure. While we believe these tiers of authority reduce the likelihood that we will make materially adverse risk determinations, if our risk mitigation efforts prove inadequate, our business, financial position and results of operation could be adversely affected.

Performance of our investment portfolio is subject to a variety of investment risks that may adversely affect our financial results.

Our results of operations depend, in part, on the performance of our investment portfolio. We seek to hold a diversified portfolio of investments in accordance with our investment policy. In addition, our insurance subsidiary, as domiciled in South Carolina, and must comply with South Carolina and related states’ regulations on investments and restrictions. However, our investments are subject to general economic and market risks as well as risks inherent to particular securities.

Our primary market risk exposures are to changes in interest rates. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures about Market Risks” in this Annual Report. Our results of operations are directly exposed to changes in interest rates, among other macroeconomic conditions. Fluctuations in interest rates may also impact the interest income earned on floating-rate investments and the fair value of our fixed-rate investments. An increase in interest rates decreases the market value of fixed-rate investments. Conversely, a decrease in interest rates increases the fair market value of fixed-rate investments. Our exposure to interest rate risk correlates to our portfolio of fixed income securities. In recent years, interest rates have been at or near historic lows but rapidly increased beginning in 2022 and in parts of 2023. A protracted low interest rate environment would place pressure on our net investment income, particularly as it relates to fixed income securities and short-term investments, which, in turn, may adversely affect our operating results. Future increases in interest rates could cause the values of our fixed income securities portfolios to decline, with the magnitude of the decline depending on the maturity of the securities included in our portfolio and the amount by which interest rates increase.

The value of our investment portfolio is subject to the risk that certain investments may default or become impaired due to deterioration in the financial condition of one or more issuers of the securities we hold, or due to deterioration in the financial condition of an insurer that guarantees an issuer’s payments on such investments. Downgrades in the credit ratings of fixed maturities also have a significant negative effect on the market valuation of such securities.

Such factors could reduce our net investment income and result in realized investment losses. Our investment portfolio is subject to increased valuation uncertainties when investment markets are illiquid. The valuation of investments is more subjective when markets are illiquid, thereby increasing the risk that the estimated fair value (i.e., the carrying amount) of the securities we hold in our portfolio does not reflect prices at which actual transactions would occur.

Risks for all types of securities are managed through the application of our investment policy. The maximum percentage and types of securities we may invest in are subject to the insurance laws regulations, which may change. Failure to comply with these laws and regulations would cause nonconforming investments to be treated as non-admitted assets for purposes of measuring statutory surplus and, in certain circumstances, we would be required to dispose of such investments.

Although we seek to preserve our capital, we cannot be certain that our investment objectives will be achieved, and results may vary substantially over time. In addition, although we seek to employ investment strategies that are not correlated with our insurance and reinsurance exposures, losses in our investment portfolio may occur at the same time as underwriting losses and, therefore, exacerbate the adverse effect of the losses on us.

Failures at financial institutions at which we deposit funds could adversely affect us.

We deposit substantial funds in financial institutions. These funds include amounts owned by third parties, such as escrow deposits. Should one or more of the financial institutions at which deposits are maintained fail, there is no guarantee that we would recover the funds deposited, whether through Federal Deposit Insurance Corporation coverage or otherwise. In the event of any such failure, we also could be held liable for the funds owned by third parties.

Our actual incurred losses may be greater than our loss and loss adjustment expense reserves, which could have a material adverse effect on our financial condition and results of operations.

Our financial condition and results of operations depend on our ability to accurately price risk and assess potential losses and loss adjustment expenses under the terms of the title insurance policies we underwrite. Our loss and loss adjustment expense reserves are subject to significant variability due to our limited use of reinsurance as well as the inherent risks of writing title insurance policies, which include their long duration and sensitivity to future changes in economic conditions. For the title insurance industry overall, approximately 75% of ultimate claim amounts are reported within the first seven years of the policy life.

There are two types of reserve accounts that reflect the amount of claims and/or events that have transpired: “known claim reserves” and “incurred but not reported” (“IBNR”). Known claim reserves do not represent an exact calculation of liability. Rather, these reserves represent an estimate of what the expected ultimate settlement and administration of claims will cost, and the ultimate liability may be greater or less than the current estimate. In our industry, there is always the risk that reserves may prove inadequate since we may underestimate the cost of claims and claims administration. The factors that are considered in establishing known claim reserves include but are not limited to, claim severity, facts that are uncovered or determined during the course of the claim, analysis and applicability of judicial theories of liability and defenses, procedural posture of the claim and other factors. Known claim reserves are adjusted regularly as the facts are discovered and coverage under the policy is analyzed and determined.

We base our loss and loss adjustment expense reserve estimates on our assessment of current economic and business trends, as well as estimates of future trends in claim volume, claim severity, and other factors. These variables are affected by internal and external events that could increase our exposure to losses, including changes in actuarial projections, claims handling procedures, variation in state-by-state claims experience, inflation, a decline in real estate prices, rise in interest rates or increase in mortgage defaults and foreclosures, other macroeconomic and judicial trends and legislative and regulatory changes.

We estimate the loss provision rate at the beginning of each year and reassess the rate at midyear as of June 30 of every year to ensure that the resulting sum of the known claim reserves, IBNR loss, and loss adjustment expense reserves included in our balance sheet together reflect our best estimate of the total costs required to settle all IBNR and known claims. However, our estimates could prove to be inadequate. Changes in expected ultimate losses and corresponding loss rates for recent policy years are considered likely and could result in a material adjustment to the IBNR reserves. A material change in expected ultimate losses and corresponding loss rates for older policy years is also possible, particularly for policy years with loss rates exceeding historical norms. Our estimates could ultimately prove to be materially different from actual claims experience, which may adversely affect our result of operations and financial conditions.

If any of our insurance reserves should prove to be inadequate for the reasons discussed above, or for any other reason, we will be required to increase reserves, resulting in a reduction in our net income and stockholders’ (deficit) equity in the period in which the deficiency is identified. Future loss experience substantially in excess of established reserves could also have a material adverse effect on future earnings and liquidity and financial rating, which would affect our ability to attract new business or to retain existing Distribution Partners and Third-Party Agents.

There are risks associated with our indebtedness.

On December 31, 2020, States Title entered into a credit agreement (the “Company Loan Agreement”) with Hudson Structured Capital Management Ltd. (“HSCM”) providing for a $150.0 million senior secured term loan (“Senior Debt”) that was funded by the lenders, which are affiliates of HSCM on January 29, 2021 (“Funding Date”). The Senior Debt matures five years from the Funding Date. States Title used a portion of the net proceeds from the Senior Debt to repay all amounts outstanding and owed under the note payable to Lennar Title Group, LLC, including approximately $65.5 million in aggregate principal amount outstanding and accrued interest.

Concurrently with the execution of the Merger Agreement, certain of the Company’s subsidiaries, the lenders party thereto and Hudson, as agent for such lenders, entered into an Agreement and Fourth Amendment to the Loan and Security Agreement (the “HSCM Fourth Amendment”) such that, among other things: (a) from the effective date of the HSCM Fourth Amendment through September 30, 2025, interest on the principal amount outstanding of the Senior Debt will accrue and capitalize and be added to the principal balance monthly at a per annum rate equal to 16.25%; (b) beginning October 1, 2025, interest on the Senior Debt will accrue at a per annum rate equal to 16.25%, (i) 10% of which shall accrue and be payable in cash monthly and (ii) the remainder of such interest shall accrue and capitalize and be added to the principal balance monthly; (c) the Company will make prepayments on the Senior Debt in an amount up to $16 million of net cash proceeds received from contingent payments earned by the Company pursuant to certain previous asset sales (but such payment shall be deferred until October 2025); (d) Subject to certain conditions, the Company will make monthly pre-payments of the Senior Debt under the Company Loan Agreement with cash on hand in excess of $7.5 million after October 1, 2025 in the event the Merger Agreement is terminated prior to the consummation of the Merger; (e) if reasonably requested by HSCM following a termination of the Merger Agreement prior to the consummation of the Merger, the Company would transfer all of its equity interests in Doma Title Insurance, Inc to a newly formed bankruptcy-remote entity and cause such equity interests to be pledged as collateral under the Company Loan Agreement; (f) the financial covenants in the Company Loan Agreement were modified, including, without limitation, the reduction of the minimum consolidated GAAP revenue financial covenant from $130 million to $50 million; and (g) the Company is permitted to incur indebtedness under the Topco Term Facility (as defined below) which indebtedness shall be senior in respect of payment and liens to the obligations under the Company Loan Agreement. In connection with the HSCM Fourth Amendment, HSCM shall be entitled to an amendment fee of $1.0 million, which fee became payable upon execution of the HSCM Fourth Amendment and shall be paid-in-kind and added to the Senior Debt.

Immediately after the effectiveness of the HSCM Fourth Amendment, HSCM, certain of the Company’s subsidiaries, the lenders party thereto and Parent entered into an Agreement and Fifth Amendment to Loan and Security Agreement (the “HSCM Fifth Amendment”) pursuant to which, at the closing of the Merger, HSCM will (a) accept certain consideration (as set forth in the HSCM Fifth Amendment, the “HSCM Payoff”) in full satisfaction of all indebtedness under the Company Loan Agreement and (b) release all liens securing the Company Loan Agreement. Pursuant to the HSCM Fifth Amendment, the Company’s obligation to make cash interest payments under the Company Loan Agreement shall be suspended until the earliest of (a) the termination of the Merger Agreement, (b) five business days after the End Date (as defined in the Merger Agreement), (c) the consummation of the Merger (without HSCM’s receipt of the HSCM Payoff) and (d) March 12, 2025 the (“Standstill Period”).  In addition, during the Standstill Period, HSCM and the lenders have agreed not to exercise remedies with respect to certain matters that would otherwise constitute events of default under the Company Loan Agreement. If the Standstill Period ends without the consummation of the Merger (without HSCM’s receipt of the HSCM Payoff), the Company’s cash interest payment obligations under the Company Loan Agreement will be as described in the HSCM Fourth Amendment.

Concurrently with the execution of the Merger Agreement, States Title and Topco, the indirect parent company of Parent, entered into a commitment letter (the “Topco Commitment Letter”), pursuant to which Topco committed to provide a $35 million senior secured delayed draw term loan facility (the “Topco Term Facility”) to States Title (with certain subsidiaries of States Title guaranteeing the obligations thereunder). The Topco Term Facility will have two tranches: (a) up to $25 million will be available to be drawn in up to three draws (each draw being for at least $5 million) between closing of the Topco Term Facility and December 31, 2024 and (b) up to $10 million will be available to be drawn in a single draw between January 1, 2025 and June 30, 2025, each tranche being subject to commitment reductions as set forth in the Topco Commitment Letter.   Each loan made thereunder will mature three years after it is drawn. The Topco Term Facility will be secured by a first priority lien on substantially all of the assets of States Title and the guarantors (subject to customary exceptions), senior to all existing and future liens securing debt for borrowed money (including the liens securing the Company Loan Agreement) and will be senior in right of payment to all existing and future debt for borrowed money (including the Company Loan Agreement), in each case, subject to certain exceptions. The terms of the subordination of the Company Loan Agreement shall be substantially as set forth in the Topco Commitment Letter and will include certain prohibitions on the exercise of remedies by the lenders under the Company Loan Agreement. Interest on each loan will accrue at a rate of Term SOFR (subject to a 1.0% floor) plus 9.0% per annum and will be payable quarterly in kind. The Topco Term Facility will include a fee of 5.0% per annum on all undrawn commitments, payable quarterly in cash, and an upfront fee of 3.0% of the commitments in respect of the Topco Term Facility at closing of the Topco Term Facility, payable upon the funding or termination of such commitments. Prepayments of the Topco Term Facility (subject to certain exceptions) will be subject to customary prepayment premiums. The Topco Term Facility will also include certain information rights and other customary covenants (including affirmative, negative and financial covenants) and mandatory prepayment provisions.

The provisions of the Company Loan Agreement, Topco Term Facility and any additional indebtedness we incur will limit our ability and the ability of our subsidiaries to, among other things, incur or assume debt, incur certain liens or permit them to exist, undergo certain changes in business, management, control or business locations, dispose of assets, make certain investments, merge with other companies, pay dividends and enter into certain transactions with affiliates. States Title is also required to comply with certain financial covenants set forth in the Company Loan Agreement and to be set forth in the Topco Term Facility.

In addition, a failure to comply with the provisions of our current and any additional indebtedness, including the Company Loan Agreement and Topco Term Facility, could result in a default or an event of default that could enable our lenders to declare the outstanding principal of that debt, together with accrued and unpaid interest plus the amount of any applicable prepayment premium, to be immediately due and payable. Such a default could also result in our inability to complete the Merger. If we were unable to repay those amounts, the lenders under our Senior Debt, Topco Term Facility, and any other future secured debt agreement could proceed against the collateral granted to them to secure that indebtedness.

The Senior Debt is, and the Topco Term Facility will be, secured by a first-priority pledge and security interest in substantially all assets of our wholly owned subsidiary States Title (which represent substantially all of our assets) and its existing and future domestic subsidiaries and is guaranteed by all of States Title’s domestic subsidiaries (in each case, subject to customary exclusions, including the exclusion of regulated insurance company subsidiaries). Any of these events could materially adversely affect our liquidity and financial condition.

Our outstanding indebtedness and any additional indebtedness we incur may have significant consequences, including, without limitation, the following:

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our ability to pay interest and repay the principal for our indebtedness is dependent upon our ability to manage our business operations and generate sufficient cash flows to service such debt. We may be required to use a significant portion of our cash flow from operations and other available cash to service this indebtedness, thereby reducing the amount of cash available for other purposes, including capital expenditures, acquisitions and strategic investments;

•	our indebtedness and leverage may increase our vulnerability to downturns in our business, to competitive pressures, and to adverse changes in general economic and industry conditions;

•	our ability to obtain additional financing for working capital, capital expenditures, acquisitions, share repurchases, or other general corporate and other purposes may be limited; and

•	our flexibility in planning for, or reacting to, changes in our business and our industry may be limited.

Changes in tax law could adversely affect our business and financial conditions.

There can be no assurance that future tax law changes will not increase the rate of the corporate income tax significantly, impose new limitations on deductions, credits or other tax benefits, or make other changes that may adversely affect our business, cash flows or financial performance. In addition, the IRS has yet to issue guidance on important issues regarding the changes made by the Tax Cuts and Jobs Act (the “TCJA”) and the CARES Act. In the absence of such guidance, we will take positions with respect to several unsettled issues. There is no assurance that the IRS or a court will agree with the positions taken by us, in which case tax penalties and interest may be imposed that could adversely affect our business, cash flows or financial performance.

Other future changes in tax laws or regulations, or the interpretation thereof, tax policy initiatives and reforms under consideration and the practices of tax authorities could adversely affect us. We are unable to predict what tax reform may be proposed or enacted in the future or what effect such changes would have on our business, but such changes could affect our financial position and overall or effective tax rates in the future, reduce after-tax returns to our stockholders, and increase the complexity, burden and cost of tax compliance. If our effective tax rate increases, our operating results and cash flow could be adversely affected. Our effective income tax rate can vary significantly between periods due to a few complex factors including, but not limited to, projected levels of taxable income, tax audits conducted and settled by tax authorities, and adjustments to income taxes upon finalization of income tax returns.

Our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited.

As of December 31, 2023, we had federal income tax net operating loss (“NOL”) carryforwards of approximately $391.9 million available to offset our future taxable income, if any, prior to consideration of annual limitations that may be imposed under section 382 of the Internal Revenue Code of 1986 (the “Code”), or otherwise. Of our NOLs, $0.2 million of losses will begin to expire in 2036 and the remainder of federal NOLs can be carried forward indefinitely.

We may be unable to fully use our NOLs, if at all. Under section 382 of the Code, if a corporation undergoes an “ownership change” (very generally defined as a greater than 50% change, by value, in the corporation’s equity ownership by certain stockholders, or groups of stockholders, who own at least 5% of a company’s stock over a rolling three-year period), the corporation’s ability to use its pre-ownership change NOLs to offset its post-ownership change income may be limited. We may have experienced ownership changes in the past, and we may experience ownership changes in the future as a result of subsequent shifts in our stock ownership, some of which may be outside of our control. If we undergo an ownership change, we may be prevented from fully utilizing our NOLs existing at the time of the ownership change prior to their expiration. Future regulatory changes could also limit our ability to utilize our NOLs. To the extent we are not able to offset future taxable income with our NOLs, our net income and cash flows may be adversely affected.

The TCJA, as modified by the CARES Act, among other things, includes changes to U.S. federal tax rates and the rules governing NOL carryforwards. For federal NOLs arising in tax years beginning after December 31, 2017, the TCJA as modified by the CARES Act limits a taxpayer’s ability to utilize NOL carryforwards in taxable years beginning after December 31, 2020 to 80% of taxable income. In addition, federal NOLs arising in tax years beginning after December 31, 2017 can be carried forward indefinitely, but carryback of NOLs are generally permitted to the prior five taxable years only for NOLs arising in taxable years beginning before 2021 and after 2017. Deferred tax assets for NOLs will need to be measured at the applicable tax rate in effect when the NOLs are expected to be utilized. The new limitation on use of NOLs may significantly impact our ability to utilize our NOLs to offset taxable income in the future. In addition, for state income tax purposes, there may be periods during which the use of NOL carryforwards is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.

Unfavorable economic or other business conditions could cause us to record an impairment of all or a portion of our goodwill, other intangible assets and other long-lived assets.

We annually perform impairment tests of the carrying values of our goodwill, other indefinite-lived intangible assets and other long-lived assets. We may also perform an evaluation whenever events may indicate an impairment has occurred. In assessing whether an impairment has occurred, we consider various factors including our long-term prospects, sustained declines in our market capitalization, negative macroeconomic trends or negative industry and company-specific trends. If we conclude that the carrying values of these assets exceed the fair value, we may be required to record an impairment of these assets. During the year ended December 31, 2023, the Company recognized a long-lived asset impairment charge of $1.5 million. See Part II, Item 8 “Financial Statements and Supplementary Data” of this Annual Report for more details on the impairment charges recognized in 2023. Any substantial impairment that may be required in the future could have a material adverse effect on our results of operations or financial condition.

Unexpected changes in the interpretation of our coverage or provisions, including loss limitations and exclusions, in our policies could have a material adverse effect on our financial condition and results of operations.

There can be no assurances that specifically negotiated loss limitations or exclusions in our policies will be enforceable in the manner we intend, or at all. As industry practices and legal, judicial, social and other conditions change, unexpected and unintended issues related to claims and coverage may emerge. While these limitations and exclusions help us assess and mitigate our loss exposure, it is possible that a court or regulatory authority could nullify or void a limitation or exclusion, or legislation could be enacted modifying or barring the use of such limitations or exclusions. These types of governmental actions and court decisions, if issued post-policy, could result in higher than anticipated losses and loss adjustment expenses, which could have a material adverse effect on our financial condition or results of operations by either broadening coverage beyond our underwriting intent or by increasing the frequency or severity of claims. In addition, court decisions, such as the 1995 Montrose decision in California, could read policy exclusions narrowly so as to expand coverage, thereby requiring insurers to create and write new exclusions. Under the insurance laws, the insurer typically has the burden of proving an exclusion applies, and any ambiguities in the terms of a loss limitation or exclusion provision are typically construed against the insurer. These issues may adversely affect our business by either broadening coverage beyond our underwriting intent or by increasing the frequency or severity of claims. In some instances, these changes may not become apparent until sometime after we have issued insurance contracts that are affected by the changes. As a result, the full extent of liability under our insurance contracts may not be known for many years after a contract is issued.

State regulation of the rates we charge for title insurance could adversely affect our results of operations.

Our title insurance subsidiary is subject to extensive rate regulation by the applicable state agencies in the jurisdictions in which they operate. Title insurance rates are regulated differently in various states, with some states requiring the subsidiary to file and receive approval of rates before such rates become effective and some states promulgating the rates that can be charged. In general, premium rates are determined on the basis of historical data for claim frequency and severity as well as related production costs and other expenses. In all states in which our title subsidiary operates, our rates must not be excessive, inadequate or unfairly discriminatory. Premium rates could prove insufficient when ultimate claims and expenses exceed historically projected levels. Premium rate inadequacy may not become evident quickly and may take time to correct, and could adversely affect our business operating results and financial conditions.

Denial of claims or our failure to accurately and timely pay claims could materially and adversely affect our business, financial condition, results of operations, and prospects.

Under the terms of our policies and subject to specific state regulations and on unfair claims settlement practices, we are required to accurately and timely evaluate and pay claims. Our ability to do so depends on several factors, including the efficacy of our claims processing, the training and experience of our claims adjusters and our ability to develop or select and implement appropriate procedures and systems to support our claims functions.

An increase in the average time to process claims could lead to customer and partner dissatisfaction and undermine our reputation and position in the title insurance market. If our claims adjusters are unable to effectively process our volume of claims, our ability to grow our business while maintaining high levels of customer and partner satisfaction could be compromised, which in turn, could adversely affect our operating margins. Any failure to pay claims appropriately or timely under the provisions of the policy could also lead to regulatory and administrative actions or other legal proceedings and litigation against us, or result in damage to our reputation, any one of which could materially and adversely affect our business, financial condition, results of operations, and prospects.

Unexpected increases in the volume or severity of claims may adversely affect our results of operations and financial condition.

Our business may experience volatility in claim volume from time to time, and short-term trends may not continue over the longer term. The volume of title insurance claims is subject to cyclical influences from both the real estate and mortgage markets, and changes in claim volume may result from changes in a mix of business, macroeconomic or other factors.

A large portion of our title insurance volume stems from title policies issued to lenders. These policies insure lenders against losses on mortgage loans due to title defects in the collateral property. Even if an underlying title defect exists that could result in a claim, often, the lender must realize an actual loss, or at least be likely to realize an actual loss, for a title insurance liability to exist. As a result, title insurance claims exposure is sensitive to lenders’ losses on mortgage loans and is affected in turn by external factors that affect mortgage loan losses, particularly macroeconomic factors. A general decline in real estate prices can expose lenders to a greater risk of losses on mortgage loans, as loan-to-value ratios increase, and defaults and foreclosures increase. A significant increase in claim volume or the severity of those claims could have an adverse effect on our results of operations and financial condition.

Changes in claim severity are typically driven by limited financing alternatives, declining real estate values and the increase in foreclosures that often results therefrom. While actuarial models for pricing and reserving typically include an expected level of inflation, unanticipated increases in claim severity can arise from events that are inherently difficult to predict. Although we pursue various loss management initiatives to mitigate future increases in claim severity, there can be no assurances that these initiatives will successfully identify or reduce the effect of future increases in claim severity. Moreover, as our business model is nascent, we have limited claims data to evaluate the efficacy of these loss mitigation initiatives.

Our use of Third-Party Agents could adversely impact the frequency and severity of title claims.

We underwrite title insurance policies referred through two principal channels: our Doma Enterprise partner referrals and other non-captive title and escrow agents in the market. For the title insurance policies we underwrite for Third-Party Agents, these agents may perform the title search and examination function or the agent may utilize our title and escrow products. In either case, the Third-Party Agent is responsible for ensuring that the search and examination is completed. The Third-Party Agent thus retains the majority of the title premium collected, with the balance remitted to our title underwriter for bearing the risk of loss in the event that a claim is made under the title insurance policy. Our relationship with each Third-Party Agent is governed by an agency agreement defining how the Third-Party Agent issues a title insurance policy on our behalf. The agency agreement also sets forth the Third-Party Agent’s liability to us for policy losses attributable to the Third-Party Agent’s errors. For each Third-Party Agent with whom we enter into an agency agreement, financial and loss experience records are maintained. Periodic audits of our agents are also conducted and the number of Third-Party Agents with whom we transact business is strategically managed in an effort to reduce future expenses and manage risks. Despite efforts to monitor the Third-Party Agents with which we transact business, there is no guarantee that a Third-Party Agent will comply with its contractual obligations to us. Furthermore, we cannot be certain that, due to changes in the regulatory environment and litigation trends, we will not be held liable for errors and omissions by a Third-Party Agent. Accordingly, our use of Third-Party Agents could adversely impact the frequency and severity of title claims and could expose us to potential liability.

Reinsurance may be unavailable at current levels and prices, which may limit our ability to underwrite new policies. Furthermore, reinsurance subjects us to counterparty risk and may not be adequate to protect us against losses, which could have a material effect on our results of operations and financial condition.

Reinsurance is a contract by which an insurer, which may be referred to as the ceding insurer, agrees with a second insurer, called a reinsurer, that the reinsurer will cover a portion of the losses incurred by the ceding insurer in the event a claim is made under a policy issued by the ceding insurer, in exchange for a premium. Our regulated insurance subsidiary obtains reinsurance to help manage its exposure to title insurance risks. Although our reinsurance counterparties are liable to us according to the terms of the reinsurance policies, we remain primarily liable to our policyholders as the direct insurers on all risks reinsured. As a result, reinsurance does not eliminate the obligation of our regulated insurance subsidiary to pay all claims, and we are subject to the risk that one or more of our reinsurers will be unable or unwilling to honor their obligations, that the reinsurers will not pay in a timely fashion, or that our losses are so large that they exceed the limits inherent in our reinsurance treaties, limiting recovery. We are also subject to the risk that, under applicable insurance laws and regulations, we may not be able to take credit for the reinsurance on our financial statements and instead would be required to hold separate admitted assets as reserves to cover claims on the risks that we have ceded to the reinsurer. Our reinsurers may become financially unsound by the time that they are called upon to pay amounts due, which may not occur for many years, in which case we may have no legal ability to recover what is due to us under our agreement with such reinsurer. Any disputes with our reinsurers regarding coverage under reinsurance treaties could be time-consuming, costly and uncertain of success.

Market conditions beyond our control impact the availability and cost of the reinsurance we purchase. No assurances can be made that reinsurance will remain continuously available to us to the same extent and on the same terms and rates as is currently available, as such availability depends in part on factors outside of our control. A new contract may not provide sufficient reinsurance protection. Market forces and external factors, such as significant losses from adverse changes to the real estate market, such as a decline in real estate prices, rise in interest rates or increase in mortgage defaults and foreclosures, or an increase in capital and surplus requirements, impact the availability and cost of the reinsurance we purchase. If we were unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient at acceptable prices, we would have to either accept an increase in our catastrophe exposure, reduce our insurance underwritings, or develop or seek other alternatives.

The unavailability of acceptable reinsurance protection would have a materially adverse impact on our business model, which depends on reinsurance companies to absorb any unfavorable variance from the level of losses anticipated at underwriting. If we are unable to obtain adequate reinsurance at reasonable rates, we would have to increase our risk exposure or reduce the level of our underwriting commitments, each of which could have a material adverse effect upon our business volume and profitability. Alternatively, we could elect to pay higher than reasonable rates for reinsurance coverage, which could have a material adverse effect upon our profitability unless policy premium rates could be raised, in most cases subject to approval by state regulators, to offset this additional cost.

Starting in late February 2021, we reduced the level of reinsurance on policies underwritten using our machine intelligence system from 100% to 25%, which may impact our overall risk profile and financial and capital condition. To the extent we experience higher claim activity than our projections of claim losses and financial impacts thereof, our financial situation and our business may be adversely affected. To the extent we seek to increase our reinsurance coverage in response to such an event, we may be unable to secure additional coverage at acceptable rates and terms or at all. This may have an adverse effect on our financial condition.

We may be unable to prevent, monitor or detect fraudulent activity, including policy acquisitions or payments of claims that are fraudulent in nature.

If we fail to maintain adequate systems and processes to prevent, monitor and detect fraud, including fraudulent policy acquisitions or claims activity, or if inadvertent errors occur with such prevention, monitoring and detection systems due to human or computer error, our business could be materially adversely impacted. While we believe past incidents of fraudulent activity have been relatively isolated, we cannot be certain that our systems and processes will always be adequate in the face of increasingly sophisticated and ever-changing fraud schemes. We use a variety of tools to protect against fraud, but these tools may not always be successful at preventing such fraud. Instances of fraud may result in increased costs, including possible settlement and litigation expenses, and could have a material adverse effect on our business and reputation.

A downgrade by the ratings agency, reductions in statutory capital and surplus maintained by our title insurance underwriters or a deterioration in other measures of financial strength could adversely affect us.

Certain of our Doma Distribution Partners and third-party agencies use measurements of the financial strength of our title insurance underwriters, including, among others, the rating provided by the rating agency Demotech, Inc. and levels of statutory capital and surplus maintained by those underwriters, in determining the amount of a policy they will accept and the amount of reinsurance required. Our title insurance underwriter’s financial strength rating is A’ (A Prime) by Demotech, Inc. The rating provides the agency’s perspectives on the financial strength, operating performance and cash-generating ability of those operations. The agency continually reviews this rating and the rating is subject to change. Statutory capital and surplus, or the amount by which statutory assets exceed statutory liabilities, is also a measure of financial strength. Our title insurance underwriter maintains a statutory capital and surplus. Accordingly, if the rating or statutory capital and surplus of these title insurance underwriters are reduced from their current levels, or if there is a deterioration in other measures of financial strength, our results of operations, competitive position and liquidity could be adversely affected.

Failure to maintain our statutory capital and surplus at the required levels could adversely affect our ability to maintain regulatory authority to conduct our business.

Our insurance subsidiary is subject to minimum capital and surplus standards, including requirements, prohibitions and limitations applicable to investments, promulgated by South Carolina, its state of domicile, and by New York, where we are not domiciled but expect to be held subject to the minimum capital and surplus requirements upon our admission to insure transactions in New York. Our regulated subsidiaries are required to report their results of minimum capital and surplus calculations and investment practices to the departments of insurance. Failure to maintain the minimum capital and surplus standards could subject our regulated subsidiary to corrective action, including the required submission of a remediation plan, the imposition by the state of a deadline for remediation, or designation by the state that the insurer is in a “hazardous financial condition” and related issuance of an order to nonadmit, limit, dispose of, withdraw from, or discontinue an investment or investment practice. Our insurance subsidiary is currently in compliance with the minimum capital and surplus requirements.

Severe weather events and other climate related catastrophes, including the effects of climate change, are inherently unpredictable and may have a material adverse effect on our financial results and financial condition.

To the extent that climate change impacts changes in weather patterns or otherwise, properties in areas where we may have significant geographic exposure could experience wildfires and other instances of severe weather, including hurricanes, severe winter storms, and/or flooding due, in part, to increases in storm intensity and rising sea levels. These and other climate change related effects could impact property prices and housing-related costs or disrupt borrowers’ ability to pay their mortgage. If defaults or foreclosures occur at elevated levels, there may be an influx of title insurance claims under loan policies or claims might be reported earlier than under normal conditions. A significant increase in claim volume or the severity of those claims could have an adverse effect on our results of operations and financial condition. In addition, climate change could impact the level of mortgage and mortgage-related transactions that could negatively impact our volume of business. The frequency, severity, duration, and geographic location and scope of such climate change related catastrophe and severe weather events are inherently unpredictable, and, therefore, we are unable to predict the ultimate impact climate change and such events may have on our business.

Risks Related to Our Intellectual Property

Our intellectual property rights are valuable, and any inability to obtain, maintain, protect or enforce our intellectual property could reduce the value of our products, services and brand.

Our trade secrets, trademarks, copyrights and other intellectual property rights are important assets for us. We rely on, and expect to continue to rely on, patent, trademark, trade dress, domain name, copyright, and trade secret laws, to protect our brand and other intellectual property rights. In addition, we seek to enter into various agreements with our employees, independent contractors, consultants and third parties with whom we have relationships, pursuant to which such individuals assign intellectual property rights they develop to us and agree to maintain confidentiality of our confidential information. However, we may fail to enter into such agreements with all relevant individuals, such assignments may not be self-executing, and such agreements may not effectively prevent unauthorized use or disclosure of our confidential information, intellectual property or technology and or provide an adequate remedy in the event of unauthorized use or disclosure of our confidential information, intellectual property or technology. In addition, we may fail to consistently obtain, police and enforce such agreements. Additionally, various factors outside our control pose a threat to our intellectual property rights, as well as to our products, services and technologies. The efforts we have taken to protect our intellectual property rights may not be sufficient or effective, and any of our intellectual property rights, including our issued patents, have in the past and may in the future be challenged in courts or patent offices. The issuance of a patent is not conclusive as to its scope, validity or enforceability and challenges to our intellectual property, including issued patents, could result in their being narrowed in scope or declared invalid or unenforceable, in whole or in part, which could limit our ability to stop others from using or commercializing similar or identical technology, or limit the duration of the patent protection of our technology platform. As a result, despite our efforts to protect our proprietary rights, there can be no assurance that our patent portfolio and other intellectual property rights will be sufficient to protect against others offering products or services that are substantially similar to ours and compete with our business or that unauthorized parties may attempt to copy aspects of our technology and use information that we consider proprietary.

We have filed, and may continue in the future to file, applications to protect certain of our innovations and intellectual property. We do not know whether any of our applications will result in the issuance of a patent, trademark or copyright, as applicable, or whether the examination process will require us to narrow our claims or otherwise limit the scope of such intellectual property. In addition, we may not receive competitive advantages from the rights granted under our intellectual property. Our existing intellectual property, and any intellectual property granted to us or that we otherwise acquire in the future, may be contested, circumvented or invalidated, and we may not be able to prevent third parties from infringing, misappropriation or otherwise violating our rights to our intellectual property. Therefore, the exact effect of the protection of this intellectual property cannot be predicted with certainty. Because obtaining patent protection requires disclosing our inventions to the public, such disclosure may facilitate our competitors’ developing improvements to our innovations. In addition, given the costs, effort, risks and downside of obtaining patent protection, including the requirement to ultimately disclose the invention to the public, we may choose not to seek patent protection for certain innovations. Any failure to adequately obtain such patent protection, or other intellectual property protection, could later prove to adversely impact our business.

We currently hold various domain names relating to our brand. Failure to protect our domain names could adversely affect our reputation and brand and make it more difficult for users to find our website. We may be unable, without significant cost or at all, to prevent third parties from acquiring domain names that are similar to, infringe upon, or otherwise decrease the value of our trademarks and other proprietary rights.

We may be required to spend significant resources to monitor and protect our intellectual property rights, and some violations may be difficult or impossible to detect. Litigation to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. Our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. Our inability to protect our proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of management’s attention and resources, could impair the functionality of our products, delay introductions of enhancements to our products, result in our substituting inferior or more costly technologies into our products or harm our reputation or brand. In addition, we may be required to license additional technology from third parties to develop and market new offerings or product features, which may not be on commercially reasonable terms, or at all, and could adversely affect our ability to compete.

Although we take measures to protect our intellectual property, if we are unable to prevent the unauthorized use or exploitation of our intellectual property, the value of our brand, content, and other intangible assets may be diminished, competitors may be able to more effectively mimic our service and methods of operations, the perception of our business and service to current and prospective homeowners, lenders, title agents and real estate professionals may become confused, and our ability to attract customers and partners may be adversely affected. Any inability or failure to protect our intellectual property could adversely impact our business, results of operations and financial condition. While we take precautions designed to protect our intellectual property, it may still be possible for competitors and other unauthorized third parties to copy our technology and use our proprietary brand, content and information to create or enhance competing solutions and services, which could adversely affect our competitive position in our rapidly evolving and highly competitive industry. Some license provisions that protect against unauthorized use, copying, transfer and disclosure of our technology may be unenforceable under the laws of certain jurisdictions and foreign countries. While we enter into confidentiality and invention assignment agreements with our employees and consultants and enter into confidentiality agreements with our third-party providers and strategic partners, we cannot assure you that these agreements will be effective in controlling access to, and use and distribution of, our products and proprietary information. Further, these agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our offerings.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

In addition to registered intellectual property rights, such as trademark registrations, we rely on non-registered proprietary information and technology, such as trade secrets, confidential information, know-how and technical information. Certain information or technology that we endeavor to protect as trade secrets may not be eligible for trade secret protection in all jurisdictions, or the measures we undertake to establish and maintain such trade secret protection may be inadequate. To protect our proprietary information and technology, we rely in part on agreements with our employees, investors, independent contractors and other third parties that place restrictions on the use and disclosure of this intellectual property. These agreements may not adequately protect our trade secrets, these agreements may be breached, or this intellectual property, including trade secrets, may otherwise be disclosed or become known to our competitors, which could cause us to lose any competitive advantage resulting from this intellectual property. To the extent that our employees, independent contractors or other third parties with whom we do business use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. Current or future legal requirements may require us to disclose certain proprietary information or technology, such as our proprietary data science and machine intelligence algorithms, to regulators or other third parties, including our competitors, which could impair or result in the loss of trade secret protection for such information or technology. The loss of trade secret protection could make it easier for third parties to compete with our products and services by copying functionality. In addition, any changes in, or unexpected interpretations of, intellectual property laws may compromise our ability to enforce our trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain protection of our trade secrets or other proprietary information could harm our business, results of operations and competitive position.

If our trademarks and trade names are not adequately protected, we may not be able to build name recognition in our markets of interest and our competitive position may be harmed.

The registered or unregistered trademarks or trade names that we own may be challenged, infringed, circumvented, declared generic, lapsed or determined to be infringing on or dilutive of other marks. We may not be able to protect our rights in these trademarks and trade names, which we need in order to build name recognition with potential members. In addition, third parties may file, for registration of trademarks similar or identical to our trademarks, thereby impeding our ability to build brand identity and possibly leading to market confusion. If they succeed in registering or developing common law rights in such trademarks, and if we are not successful in challenging such third-party rights, we may not be able to use these trademarks to develop brand recognition of our technologies, products or services. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. If we are unable to establish name recognition based on our trademarks and trade names, we may not be able to compete effectively, which could adversely impact our business, financial condition and results of operations.

Third parties may allege that we infringe, misappropriate or otherwise violate their intellectual property rights, and we may become subject to intellectual property disputes, which are costly and may subject us to significant liability and increased costs of doing business.

We are from time to time subject to intellectual property disputes. Our success depends, in part, on our ability to develop and commercialize our products and services without infringing, misappropriating or otherwise violating the intellectual property rights of third parties. However, we may not be aware that our products or services are infringing, misappropriating or otherwise violating third-party intellectual property rights, and such third parties may bring claims alleging such infringement, misappropriation or violation. For example, there may be issued patents of which we are not aware, held by third parties that, if found to be valid and enforceable, could be alleged to be infringed by our current or future technologies or products. There also may be pending patent applications of which we are not aware that may result in issued patents, which could be alleged to be infringed by our current or future technologies or products. Because patent applications can take years to issue and are often afforded confidentiality for some period of time, there may currently be pending applications, unknown to us, that later result in issued patents that could cover our current or future technologies or products.

Lawsuits can be time-consuming and expensive to resolve and can divert management’s time and attention. The industry in which we operate is characterized by the existence of a large number of patents, copyrights, trademarks, trade secrets, and other intellectual and proprietary rights. Companies in the software industry are often required to defend against litigation claims based on allegations of infringement, misappropriation or other violations of intellectual property rights. Our technologies may not be able to withstand any third-party claims against their use. In addition, many companies have the capability to dedicate substantially greater resources to enforce their intellectual property rights and to defend claims that may be brought against them, than we can. In a patent infringement claim against us, we may assert, as a defense, that we do not infringe the relevant patent claims, that the patent is invalid, or both. The strength of our defenses may depend on the patents asserted, the interpretation of these patents, or our ability to invalidate the asserted patents. However, we could be unsuccessful in advancing non-infringement and/or invalidity arguments in our defense. In the United States, issued patents enjoy a presumption of validity, and the party challenging the validity of a patent claim must present clear and convincing evidence of invalidity, which is a high burden of proof. Conversely, the patent owner need only prove infringement by a preponderance of the evidence, which is a lower burden of proof. We do not currently have a large patent portfolio, which could prevent us from deterring patent infringement claims through our own patent portfolio, and our competitors and others may now and in the future have significantly larger and more mature patent portfolios than we have. Any litigation may also involve patent holding companies or other adverse patent owners that have no relevant product revenue, and therefore, our patents may provide little or no deterrence as we would not be able to assert them against such entities or individuals.

An adverse result in any infringement or misappropriation proceeding could subject us to significant damages, injunctions and reputational harm. If a third party is able to obtain an injunction preventing us from accessing such third-party intellectual property rights, or if we cannot license or develop alternative technology for any infringing aspect of our business, we may be forced to limit or stop sales of our relevant products and technology capabilities or cease business activities related to such intellectual property. We cannot predict the outcome of lawsuits and cannot ensure that the results of any such actions will not have an adverse effect on our business, financial condition or results of operations. Any intellectual property litigation to which we might become a party, or for which we are required to provide indemnification, may require us to do one or more of the following:

•	cease selling or using products or services that incorporate the intellectual property rights that we allegedly infringe, misappropriate or violate;
•	make substantial payments for legal fees, settlement payments or other costs or damages;
•	obtain a license, which may not be available on reasonable terms or at all, to sell or use the relevant technology;
•	redesign the allegedly infringing products to avoid infringement, misappropriation or violation, which could be costly, time-consuming or impossible;

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rebrand our products and services and/or be prevented from selling some of our products or services if third parties successfully oppose or challenge our trademarks or successfully claim that we infringe, misappropriate or otherwise violate their trademarks or other intellectual property rights; and/or

•	limit the manner in which we use our brands.

Even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of management and harm our business and operating results. Moreover, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. The occurrence of infringement and misappropriation claims may grow as the market for our platform and products grows. Accordingly, our exposure to damages resulting from infringement claims could increase and this could further exhaust our financial and management resources. Any of the foregoing could adversely impact our business, financial condition and results of operations.

We employ third-party licensed software for use in our business, and the inability to maintain these licenses, errors in the software we license or the terms of open source licenses could result in increased costs or reduced service levels, which would adversely affect our business.

Our business relies on certain third-party software obtained under licenses from other companies. We anticipate that we will continue to rely on such third-party software in the future. Although we believe that there are commercially reasonable alternatives to the third-party software we currently license, this may not always be the case, or it may be difficult or costly to replace. In addition, integration of new third-party software may require significant work and require substantial investment of our time and resources. Our use of additional or alternative third-party software would require us to enter into license agreements with third parties, which may not be available on commercially reasonable terms or at all. Many of the risks associated with the use of third-party software cannot be eliminated, and these risks could negatively affect our business.

If we fail to comply with any of the obligations under our license agreements, we may be required to pay damages and the licensor may have the right to terminate the license. Termination by the licensor would cause us to lose valuable rights, and could prevent us from selling our products and services, or inhibit our ability to commercialize future products and services. Our business would suffer if any current or future licenses terminate, if the licensors fail to abide by the terms of the license, if the licensors fail to enforce licensed intellectual property rights against infringing third parties, if licensed intellectual property is found to be invalid or unenforceable or if we are unable to enter into necessary licenses on acceptable terms. In addition, our rights to certain technologies, are licensed to us on a nonexclusive basis. The owners of these nonexclusively licensed technologies are therefore free to license them to third parties, including our competitors, on terms that may be superior to those offered to us, which could place us at a competitive disadvantage. In addition, the agreements under which we license intellectual property or technology from third parties are generally complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement. Any of the foregoing could adversely impact our business, financial condition and results of operations.

Additionally, the software powering our technology systems incorporates software covered by open source licenses. The terms of many open source licenses have not been interpreted by U.S. courts, and there is a risk that the licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to operate our systems. If portions of our proprietary software are determined to be subject to certain open source licenses, we could be required to publicly release the affected portions of our source code or reengineer all or a portion of our technology systems, each of which could reduce or eliminate the value of our technology systems. Moreover, we cannot ensure that we have not incorporated additional open source software in our products in a manner that is inconsistent with the terms of the applicable license or our current policies and procedures. Such risk could be difficult or impossible to eliminate and could adversely affect our business, financial condition, and results of operations.

Risks Related to Ownership of Our Securities

The price of our securities may be volatile.

The price of our securities may fluctuate due to a variety of factors, including:

•	our failure to complete, delays in completing, or other developments related to the pending Merger;
•	changes in the industries in which we and our customers operate;
•	developments involving our competitors;
•	changes in laws and regulations affecting our business;
•	variations in our operating performance and the performance of our competitors in general;
•	actual or anticipated fluctuations in our quarterly or annual operating results;
•	publication of research reports by securities analysts about us or our competitors or our industry;
•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;
•	actions by stockholders, including the sale by investors of any of their shares of our common stock;
•	additions and departures of key personnel;
•	commencement of, or involvement in, litigation involving the combined company;
•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;
•	the volume of shares of our common stock available for public sale; and
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general economic and political conditions, such as recessions, interest rates, housing prices, local and national elections, fuel prices, international currency fluctuations, corruption, political instability, and acts of war or terrorism.

These market and industry factors may materially reduce the market price of our securities regardless of our operating performance.

We do not intend to pay cash dividends for the foreseeable future.

We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in the Senior Debt and Topco Term Facility as well as any future agreements and financing instruments, business prospects and such other factors as our board of directors deems relevant. Additionally, the Merger Agreement generally restricts our ability to pay any dividends on our common stock during the period between the execution and completion of the Merger Agreement. See also Item 1 “Business—Laws and Regulations—State Disclosure Requirements and Other Substantive Insurance Regulations” for additional discussion regarding potential restrictions on our ability to distribute dividends.

Insiders have substantial control over us and could limit your ability to influence the outcome of key transactions, including a change of control.

As of December 31, 2023, holders of more than 10% of our common stock, our directors and executive officers and entities affiliated with them own a majority of the outstanding shares of our common stock. As a result, these stockholders, if acting together, would be able to influence or control matters requiring approval by our stockholders, including the election of directors and the approval of the Merger or any other mergers or other extraordinary transactions. They may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. The concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.

Concurrently with the execution of the Merger Agreement, LENX ST Investor, LLC and Len FW Investor, LLC ( “Lennar,” and together with LENX ST Investor, LLC, the “Lennar Stockholders”), the Company and Parent entered into a Voting and Support Agreement (the “Voting and Support Agreement”), pursuant to which the Lennar Stockholders have agreed, among other things and subject to the terms and conditions set forth therein, to vote or cause to be voted all shares of our common stock beneficially owned by the Lennar Stockholders (the “Voting Agreement Shares”) in favor of adopting the Merger Agreement and the transactions contemplated thereby, including the Merger. The Lennar Stockholders hold, collectively, approximately 25% of the voting power of our common stock. Under the Voting and Support Agreement, the Lennar Stockholders have agreed to, among other things, (a) vote the Voting Agreement Shares in favor of the Merger, the adoption of the Merger Agreement and the transactions contemplated thereby and (b) vote against any Alternative Acquisition Agreement (as defined in the Merger Agreement) and any other action or agreement (including, without limitation, any amendment of any agreement), amendment of the Company’s organizational documents or other action that is intended or would reasonably be expected to materially prevent or delay the consummation of the transactions contemplated by the Merger Agreement, including the Merger. The Voting and Support Agreement will automatically terminate upon the earliest of (i) written agreement of the parties thereto to terminate the Voting and Support Agreement, (ii) the valid termination of the Merger Agreement in accordance with its terms and (iii) the effective time of the Merger, and each Lennar Stockholder may terminate the Voting and Support Agreement as to itself upon the entry by the Company and Parent without the prior written consent of such Lennar Stockholder into any amendment, waiver or modification to the Merger Agreement that results in (x) a change to the form of consideration to be paid thereunder, (y) a decrease in the amount of Merger Consideration payable to the stockholders of the Company pursuant to the terms of the Merger Agreement as in effect on the date of the Voting and Support Agreement, or (z) an imposition of any material restrictions or additional constraints on the payment of the consideration thereunder.

Future sales or issuances of shares of our common stock may cause the market price of our securities to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. We have filed a registration statement to register for resale the shares issued in the private placement that closed concurrent with the Business Combination, and shares held by certain other holders pursuant to a registration rights agreement. In addition, our outstanding shares, other than those issued in the private placement and shares held by our affiliates, are freely tradeable. Sales of our common stock, whether pursuant to the registration statement or otherwise, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. We are unable to predict the effect that sales may have on the prevailing market price of our common stock and public warrants.

Additionally, to the extent our outstanding options or warrants are exercised, or our restricted stock units vest, additional shares of our common stock will be issued, which will result in dilution to the holders of our common stock and increase the number of shares eligible for resale in the public market. Sales, or the potential sales, of substantial numbers of shares in the public market by certain selling securityholders could increase the volatility of the market price of our common stock or adversely affect the market price of our common stock.

Further, future issuances of shares of our common stock or other equity related securities, including any shares of our common stock issued to finance capital expenditures, finance acquisitions or repay debt, will result in dilution to the holders of our common stock, will increase the number of shares eligible for resale in the public market, and may adversely affect the market price of our common stock.

Delaware law and our organizational documents contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

The Delaware General Corporation Law (the “DGCL”) and our organizational documents contain provisions that could have the effect of rendering more difficult, delaying or preventing an acquisition that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, and therefore depress the trading price of our common stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of our board of directors or taking other corporate actions, including effecting changes in management. Among other things, our certificate of incorporation and bylaws includes provisions regarding:

•	providing for a classified board of directors with staggered, three-year terms;
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the ability of our board of directors to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	prohibiting cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;
•	the limitation of the liability of, and the indemnification of, our directors and officers;
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the ability of our board of directors to amend our bylaws, which may allow our board of directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend our bylaws to facilitate an unsolicited takeover attempt; and

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advance notice procedures with which stockholders must comply to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in our board of directors and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our board of directors or management.

Delaware law may delay or prevent a change in control, and may discourage bids for our common stock at a premium over its market price.

We are subject to the provisions of Section 203 of the DGCL. These provisions prohibit large stockholders, in particular a stockholder owning 15% or more of the outstanding voting stock, from consummating a merger or combination with a corporation unless this stockholder receives board approval for the transaction or 66 2/3% of the shares of voting stock not owned by the stockholder approve the merger or transaction. These provisions of Delaware law may have the effect of delaying, deferring or preventing a change in control, and may discourage bids for our common stock at a premium over its market price.

The provisions of our certificate of incorporation requiring exclusive forum in the Court of Chancery of the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.

Our certificate of incorporation provides that, unless we otherwise consent in writing, the Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of us to us or our stockholders, or any claim for aiding and abetting any such alleged breach; (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL, our certificate of incorporation or bylaws; or (iv) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine. This provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act or any claim for which the U.S. federal district courts have exclusive jurisdiction.

Further, our certificate of incorporation also provides that, unless we consent in writing, the U.S. federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Although our certificate of incorporation provides that the U.S. federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act it is possible that a court could rule that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable. Moreover, investors cannot waive compliance with federal securities laws and the rules and regulations thereunder.

These provisions may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the exclusive forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable in such action.

Our only significant asset is our ownership interest in our wholly owned subsidiary States Title and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our common stock or satisfy our other financial obligations.

As of December 31, 2023, we have no significant direct operations and no significant assets other than our ownership of our wholly owned subsidiary States Title. We will depend on States Title for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company and to pay any dividends with respect to our common stock. The financial condition and operating requirements of States Title may limit our ability to obtain cash from States Title. The earnings from, or other available assets of, States Title may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our common stock or satisfy our other financial obligations. Further, the provisions of the Senior Debt and Topco Term Facility will limit States Title ability and the ability of its subsidiaries to, among other things, pay dividends or make distribution to us. Additionally, the Merger Agreement generally restricts our ability to pay any dividends on our common stock during the period between the execution and completion of the Merger Agreement.

We will have broad discretion over the use of proceeds from the exercise of warrants and options, and we may invest or spend the proceeds in ways with which investors do not agree and in ways that may not yield a return.

We will have broad discretion over the use of proceeds from the exercises of warrants and options. Investors may not agree with our decisions, and our use of the proceeds may not yield a return on investment. We intend to use these net proceeds for working capital and other general corporate purposes, which may include sales and marketing activities, research and development, general and administrative matters and capital expenditures. We may also use a portion of the net proceeds for the acquisition of, or investment in, complementary companies, products, services, technologies or assets. However, we have no current commitments or agreements to enter into any such acquisitions or make any such investments. Our use of these proceeds may differ substantially from our current plans. Our failure to apply the net proceeds from the exercises of warrants and options effectively could impair our ability to pursue our growth strategy or could require us to raise additional capital.

Risks Related to the Merger

The Merger is subject to various closing conditions, which may delay the Merger, result in additional expenditures of money and resources or reduce the anticipated benefits or result in the termination of the Merger Agreement.

On March 28, 2024, the Company entered into the Merger Agreement with Parent and Merger Sub. The Merger Agreement provides that, subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company, with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Topco, the indirect parent company of Parent.

The Merger is subject to the satisfaction (or waiver, to the extent permissible under applicable laws) of a number of closing conditions described in the Merger Agreement, including (i) approval of the Company’s Disinterested Stockholders (as defined in the Merger Agreement), (ii) consent, approval or authorization from relevant insurance regulatory agencies without the imposition of a Burdensome Condition (as defined in the Merger Agreement), (iii) absence of any order or injunction prohibiting the consummation of the Merger, (iv) subject in certain cases to customary materiality qualifiers, the accuracy of the representations and warranties contained in the Merger Agreement and compliance with the covenants contained in the Merger Agreement, (v) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement that is continuing, (vi) the completion of certain specified transactions as contemplated by the Merger Agreement, (vii) the repayment of the Company’s outstanding indebtedness under the Company Loan Agreement pursuant to the terms described below and (viii) the investment by Lennar into Topco. Many of the closing conditions are beyond the parties’ control that may prevent, delay or otherwise materially adversely affect the completion of the Merger. The Company and Parent cannot predict with certainty whether or when any of these conditions will be satisfied. If any of these conditions are not satisfied or waived, it is possible that the Merger Agreement may be terminated.

Although the parties have agreed to use reasonable best efforts, subject to certain limitations, to complete the Merger, these and other conditions may fail to be satisfied. In addition, completion of the Merger may take longer, and could cost more, than we expect. The requirements for obtaining the required clearances and approvals could delay the completion of the Merger for a significant period of time or prevent them from occurring. Any delay in completing the Merger may adversely affect the cost savings and other benefits that we expect to achieve if the Merger and the integration of businesses are completed within the expected timeframe.

Failure to complete the Merger may result in us paying a termination fee or reimbursement of expenses to the other party and could harm our common stock price and our future business and operations.

If the Merger is not completed, we may be subject to the following risks:

•	Upon termination of the Merger Agreement, we may be required to pay a termination fee up to $3,188,734 if (a) there is any material breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement on the part of the Company or (b) the Company Board authorizes the Company to enter into an alternative acquisition agreement with respect to a superior proposal;
•	we have incurred significant expenses related to the Merger, such as legal and accounting fees, which must be paid even if the Merger is not completed;
•	the price of our common stock may decline and remain volatile;
•	our reputation may be adversely impacted;
•	we may experience negative reactions from the financial markets and from our customers and employees. For example, we may be impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the Merger, without realizing any of the anticipated benefits of completing the Merger;
•	the market price of our common stock could decline to the extent that the current market prices reflect a market assumption that the Merger will be completed; and
•	we also could be subject to litigation related to the merger, any failure to complete the Merger or to proceedings commenced against us to perform our obligations under the Merger, which could result in significant costs to the Company, including any costs associated with the indemnification of directors and officers.

If the Merger is not completed, we cannot assure you that the risks described above will not materialize and will not materially affect our business, financial results and stock price.

In addition, if the Merger Agreement is terminated and we determine to seek another business combination, there can be no assurance that we will be able to find a partner willing to provide equivalent or more attractive consideration than the consideration to be provided by Parent in the Merger, or any partner at all.

Risks Related to Accounting and Financial Reporting

We are currently an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and to the extent we have taken advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are currently an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

We will cease to be an emerging growth company upon the earliest of (i) the end of the fiscal year following the fifth anniversary of the closing of Capitol’s initial public offering; (ii) the first fiscal year after our annual gross revenues are $1.07 billion or more; (iii) the date on which we have, during the three-year period, issued more than $1.0 billion in nonconvertible debt securities; or (iv) the end of any fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements.

We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that fiscal year’s second quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that fiscal year’s second quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

As provided by law, after we lose our “emerging growth company” and/or “smaller reporting company” status, we will no longer be able to take advantage of certain exemptions from reporting, and we will also be required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act. We will incur additional expenses in connection with such compliance and management will need to devote additional time and effort to implement and comply with such requirements.

Our Public and Private Placement Warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the Warrant Agreement governing our warrants.

We have 11,500,000 public warrants and 5,833,333 private placement warrants, and have determined to classify the warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings. As a result, included on our consolidated balance sheets as of December 31, 2023 and December 31, 2022 contained in this Annual Report are derivative liabilities related to embedded features contained within the warrants.

Accounting Standards Codification Topic 815, “Derivatives and Hedging—Contracts in Entity’s Own Equity,” provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statements of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly, based on factors that are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize noncash gains or losses on the warrants each reporting period and that the amount of such gains or losses could be material.

If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

Management is responsible for establishing and maintaining internal controls over financial reporting, disclosure controls, and complying with the other requirements of the Sarbanes-Oxley Act and the rules promulgated by the SEC thereunder. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with international financial reporting standards. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected by the company’s internal controls on a timely basis.

In addition, prior to the Business Combination, Old Doma, as a private company, was not required to document and test its internal controls over financial reporting nor was management required to certify the effectiveness of internal controls or have its auditors opine on the effectiveness of its internal control over financial reporting. As a public company, we are now subject to the Sarbanes-Oxley Act. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are also continuing to improve our internal control over financial reporting. In order to maintain and improve the effectiveness of our procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, resources, including accounting-related costs and significant management oversight. However, as the accounting acquirer in the Business Combination, we cannot assure you that we have identified all, or that we will not in the future have additional material weaknesses.

If we identify any material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to the New York Stock Exchange (“NYSE”) listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures taken to date, or any measures taken in the future, will be sufficient to avoid potential future material weaknesses.

General Risks

The obligations associated with being a public company involve significant expenses and have required and will continue to require significant resources and management attention, which may divert from our business operations.

As a privately held company, Old Doma had not been required to comply with many corporate governance and financial reporting practices and policies required of a publicly traded company. As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the listing standards of the NYSE. The Exchange Act requires the filing of annual, quarterly and current reports with respect to a public company’s business and financial condition. The Sarbanes-Oxley Act requires, among other things, that a public company establish and maintain effective internal control over financial reporting. As a result, we have incurred and will continue to incur significant legal, accounting and other expenses. These expenses will increase once we are no longer an “emerging growth company” as defined under the JOBS Act or a “smaller reporting company.” Also, our entire management team and many of our other employees have devoted and will continue to devote substantial time to compliance.

These rules and regulations have and will continue to result in us incurring substantial legal and financial compliance costs and have made and will continue to make some activities more time-consuming and costly. For example, these rules and regulations make it more difficult and more expensive for us to obtain director and officer liability insurance, and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be difficult for us to attract and retain qualified people to serve on our board of directors, our board committees or as executive officers.

If analysts do not publish research about our business or if they publish inaccurate or unfavorable research, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that analysts publish about our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, the price of our common stock would likely decline. If one or more of these analysts cease coverage of our company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. In addition, if we fail to meet the expectations and forecasts for our business provided by securities analysts, our stock price could decline.

We may be subject to securities litigation, which is expensive and could divert management attention.

The market price of our common stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. We also may become the target of litigation from our involvement in the Business Combination as described in Note 1 “Organization and business operations” contained in Part II, Item 8 “Financial Statements and Supplementary Data” of this Annual Report. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm our business.

Item 1B. Unresolved Staff Comments

None.

 Item 1C. Cybersecurity

Cybersecurity Risk Management and Strategy

We recognize the importance of assessing, identifying, and managing material risks associated with cybersecurity threats, as such term is defined in Item 106(a) of Regulation S-K. These risks include, among other things: operational risks, intellectual property theft, fraud, extortion, harm to employees or customers and violation of data privacy or security laws.

Identifying and assessing cybersecurity risk is integrated into our overall risk management systems and processes. Cybersecurity risks related to our business, technical operations, privacy and compliance issues are identified and addressed through a multi-faceted approach including various security tools that help prevent, identify, escalate, investigate, resolve and recover from identified vulnerabilities and security incidents in a timely manner. To defend, detect and respond to cybersecurity incidents, we, among other things: conduct proactive privacy and cybersecurity reviews of systems and applications, third party assessments, IT security, governance, risk and compliance reviews, audit applicable data policies, perform testing using external third-party tools and techniques to test security controls, conduct comprehensive annual and monthly employee training, monitor emerging laws and regulations related to data protection and information security and implement appropriate changes.

We regularly assess risks from cybersecurity and technology threats and monitor our information systems for potential vulnerabilities. We use a widely-adopted risk quantification model to identify, measure and prioritize cybersecurity and technology risks and develop related security controls and safeguards. We conduct regular reviews and tests of our information security program, penetration and vulnerability testing, simulations, and other exercises to evaluate the effectiveness of our information security program and improve our security measures and planning. We also conduct tabletop exercises to simulate responses to cybersecurity incidents. Our team of cybersecurity professionals then collaborate with technical and business stakeholders across our business units to further analyze the risk to the company, and form detection, mitigation and remediation strategies. The results of these assessments are reported to the Audit and Risk Committee.

Our risk management program also assesses third party risks, and we perform third-party risk management to identify and mitigate risks from third parties such as vendors, suppliers, and other business partners associated with our use of third-party service providers. Cybersecurity risks are evaluated when determining the selection and oversight of applicable third-party service providers and potential fourth-party risks when handling and/or processing our employee, business or customer data. In addition to new vendor onboarding, we perform risk management evaluations during third-party cybersecurity compromise incidents to identify and mitigate risks to us from third-party incidents.

Security events and data incidents are evaluated, ranked by severity and prioritized for response and remediation. Incidents are evaluated to determine materiality as well as operational and business impact, and reviewed for privacy impact.

We describe whether and how risks from identified cybersecurity threats, including as a result of any previous cybersecurity incidents, have materially affected or are reasonably likely to materially affect us, including our business strategy, results of operations, or financial condition, under the heading: “If the security of the personal information that we (or our vendors) collect, store or process is compromised or is otherwise accessed without authorization, or if we fail to comply with our commitments and assurances regarding the privacy and security of such information, our reputation may be harmed and we may be exposed to significant liability and loss of business.” included as part of our risk factor disclosures at Item 1A of this Annual Report on Form 10-K.

Cybersecurity Governance

Cybersecurity is an important part of our risk management processes and an area of focus for our Board and management. Our Audit and Risk Committee is responsible for the oversight of risks from cybersecurity threats. Members of the Audit and Risk Committee receive biannual updates from senior management, including leaders from our Information Security, Risk and Legal teams, regarding cybersecurity. This includes existing and new cybersecurity risks, status on how management is addressing and/or mitigating those risks, cybersecurity and data privacy incidents (if any) and status on key information security initiatives.

Our cybersecurity risk management and strategy processes are overseen by leaders from our Information Security, Risk and Legal teams. Such individuals have decades of work experience in various roles involving information technology, including security, compliance, systems and programming, and/or hold industry recognized information security certifications. These individuals are informed about, and monitor the prevention, mitigation, detection and remediation of cybersecurity incidents through their management of, and participation in, the cybersecurity risk management and strategy processes described above, including the operation of our incident response plan, and report to the Audit and Risk Committee on any appropriate items.

Item 2. Properties

We primarily operate through a network of leased properties, including largely office spaces. We believe our existing facilities are adequate to meet our current business requirements and that we will be able to find suitable space to accommodate any potential future expansion. Our leased properties total approximately 165,304 square feet, with the most significant properties being our headquarters in San Francisco, California, our insurance underwriter’s offices in Miami, Florida, and our operations in Arlington, Texas.

The following table lists the principal facilities leased by us as of December 31, 2023:

Location	Function	Approximate Square Feet
San Francisco, CA	Headquarters	12,248
Miami, FL	Underwriting	9,973
Arlington, TX	Operations	11,516

We believe that our headquarters, operations and underwriting centers are generally adequate to meet our long-term needs and business goals. See also the information set forth in Note 21 “Leases” contained in Part II, Item 8 “Financial Statements and Supplementary Data” of this Annual Report. Our headquarters are currently located in the leased space at 101 Mission Street, Suite 1050, San Francisco, California 94105.

Item 3. Legal Proceedings

In the ordinary course of business, the Company is, or may become, involved in various pending or threatened litigation matters related to our operations, some of which may include claims for punitive or exemplary damages. For our business, customary litigation includes, but is not limited to, cases related to title and escrow claims, for which we make provisions through our loss reserves. Further, ordinary course litigation may include class action and purported class action lawsuits.

Additionally, we may, from time to time, receive various inquiries from governmental regulators concerning practices in the title insurance industry or other matters. Management reviews all legal proceedings (which includes lawsuits and other legal and regulatory matters and inquiries) on an ongoing basis when making its accrual and disclosure decisions. When assessing reasonably possible and probable outcomes, management bases its decision on its assessment of the ultimate outcome of the proceeding. For legal proceedings in which it is determined that a loss is both probable and reasonably estimable, a liability which represents our best estimate, based on known facts, will be recorded. Actual losses for a legal proceeding may differ materially from the amounts recorded, if any, and the ultimate outcome of our pending legal proceedings is generally not yet determinable. While it is possible that some matters could be material to our operating results or cash flows in any particular period in the event of an unfavorable outcome, management does not believe the resolution of any such legal proceedings, individually or in the aggregate, will have a materially adverse effect on our financial position or results of operations.

See also the information set forth in Note 15 “Legal Matters” contained in Part II, Item 8 “Financial Statements and Supplementary Data” of this Annual Report and Part I, Item 1A “Risk Factors—Risks Related to Our Business and Industry—Litigation and legal proceedings filed by or against us and our subsidiaries could have a material adverse effect on our business, results of operations and financial condition,” which are incorporated by reference into this Item 3 of Part I.

Item 4. Mine Safety Disclosures

Not applicable.

Part II

Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Market Information for our Common Stock and Warrants

Our common stock have been listed on the New York Stock Exchange under the symbol “DOMA” since July 29, 2021. Our public warrants are trading on the OTC Pink Marketplace under the symbol “DOMAW”. Before the completion of the Business Combination, Capitol’s Class A common stock and public warrants were listed on the New York Stock Exchange under the symbol “CAP” and “CAP WS,” respectively.

Holders of Record

As of March 18, 2024, there were approximately 13,883,658 shares of common stock outstanding and 11,500,000 public warrants to purchase common stock outstanding, with 42 and 7 holders of record, respectively.

Dividend Policy

We have never declared or paid cash dividends on our common stock. We currently intend to retain any future earnings to fund the development and growth of our business, and do not expect to pay any dividends in the foreseeable future. Any future determination to declare cash dividends will be at the discretion of our board of directors, subject to applicable laws and contractual obligations, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Additionally, the Merger Agreement generally restricts our ability to pay any dividends on our common stock during the period between the execution and completion of the Merger Agreement.

Recent Sales of Unregistered Equity Securities

None.

Use of Proceeds

None.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

Item 6. Reserved

Reserved.

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of the financial condition and results of operations of Doma should be read together with the audited consolidated financial statements as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022 together with the related notes thereto, contained in this Annual Report on Form 10-K (this “Annual Report”). Management’s Discussion and Analysis of Financial Condition and Results of Operations generally includes tables with two year financial performance, accompanied by narrative for 2023. Certain prior year amounts have been reclassified to conform to the current year presentation under Accounting Standard Codification 205-20-45, “Discontinued Operations.” For further discussion of prior period financial results, please refer to our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 8, 2023. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties and should be read in conjunction with the disclosures and information contained in “Cautionary Note Regarding Forward-Looking Statements” in this Annual Report. Our actual results may differ materially from those projected in these forward-looking statements as a result of various factors, including those set forth under Part I, Item 1A “Risk Factors” or in other parts of this Annual Report. Certain amounts may not foot due to rounding. All forward-looking statements in this Annual Report are based on information available to us as of the date hereof, and we assume no obligation to update any such forward-looking statements to reflect future events or circumstances, except as required by law.

Unless the context otherwise requires, references to “company,” “Company,” “Doma,” “we,” “us,” “our” and similar terms refer to Doma Holdings, Inc. (f/k/a Capitol Investment Corp. V) and its consolidated subsidiaries. References to “Capitol” refer to our predecessor company prior to the consummation of the Business Combination. References to “Old Doma” refer to Old Doma prior to the Business Combination and to States Title Holding, Inc. (“States Title”), the wholly owned subsidiary of Doma, upon the consummation of the Business Combination.

Our Business Model

Our primary business activity is the issuance of residential and commercial title insurance on purchase and refinance transactions. We operate and report our business through two reporting segments, “Underwriting” and “Corporate and Other.” See “—Basis of Presentation” below.

Our Underwriting segment reflects the sale and execution of our underwriting and insurance services. These services are integrated with non-captive title and escrow agents in the market (“Third-Party Agents”) through our captive title insurance carrier. For customers sourced through the Third-Party Agents channel, we retain a portion of the title premium (approximately 16% - 18%) in exchange for underwriting risk to our balance sheet. The Third-Party Agents channel also includes the title underwriting and insurance services we provide to Lennar, a related party, for its home builder transactions.

Our Corporate and Other segment reflects our operations related to the execution of our title, escrow and settlement services through our Doma Enterprise channel. Our Doma Enterprise channel targets partnerships with national lenders and mortgage originators that maintain centralized lending operations ("Direct Agents"). Once an Enterprise partnership has been established, we integrate our Doma Intelligence platform with the partner’s production systems, to enable frictionless order origination and fulfillment. In addition, Corporate and Other includes investing activity related to our investment portfolio held outside of Underwriting.

Our expenses generally consist of direct fulfillment expenses related to closing a transaction and insuring the risk, customer acquisition costs related to acquiring new business, and other operating expenses as described below:

•

Direct fulfillment expenses – comprised of direct labor and direct non-labor expenses. Direct labor expenses refer to payroll costs associated with employees who directly contribute to the issuance of a title insurance policy. Some examples of direct labor expenses include underwriting, escrow and closing services related to our Enterprise channel, and customer service. Direct non-labor expenses refer to non-payroll expenses that are closely linked with underwriting policies, such as provision for claims, title examination expense, office supplies, and premium and other related taxes.

•	Customer acquisition costs – comprised of sales payroll, sales commissions, customer success payroll, and sales-related travel and entertainment.

•

Other operating expenses – all other expenses that do not directly contribute to the fulfillment or acquisition of a title insurance policy are considered other operating expenses. This category is predominately comprised of research and development costs, corporate support expenses, occupancy, and other general and administrative expenses.

Basis of Presentation

We report results for our two operating segments:

•

Underwriting – our Underwriting segment reflects the results of our title insurance underwriting business, including policies referred primarily through our Third-Party Agents channel. The referring agents retain approximately 82% - 84% of the policy premiums in exchange for their services. These retention rates vary by state and agent.

•

Corporate and Other – our Corporate and Other segment includes our operations related to the execution of our title, escrow and settlement services through our Doma Enterprise channel. Our Doma Enterprise channel targets partnerships with national lenders and mortgage originators that maintain centralized lending operations ("Direct Agents"). Once an Enterprise partnership has been established, we integrate our Doma Intelligence platform with the partner’s production systems, to enable frictionless order origination and fulfillment. Substantially all Doma Enterprise orders are underwritten by Doma. In addition, Corporate and Other includes investing activity related to our investment portfolio held outside of Underwriting.

Costs are allocated to the segments to arrive at adjusted gross profit, our segment measure of profit and loss. Our accounting policies for segments are the same as those applied to our consolidated financial statements, except as described below under “—Key Components of Revenues and Expenses.” Intersegment revenues and expenses are eliminated in consolidation. See Note 7 in our consolidated financial statements for a summary of our segment results and a reconciliation between segment adjusted gross profit and our loss from continuing operations before income taxes.

Significant Events and Transactions

The Business Combination

On the Closing Date, Capitol consummated the Business Combination with Old Doma, pursuant to the Agreement. In connection with the closing of the Business Combination, Old Doma changed its name to States Title Holding, Inc., Capitol changed its name to Doma Holdings, Inc. (“Doma”) and Old Doma became a wholly owned subsidiary of Doma. Doma continues the existing business operations of Old Doma as a publicly traded company. Refer to Note 3 to the consolidated financial statements for additional details on the Business Combination.

As a result of the Business Combination, we became the operating successor to an SEC-registered and New York Stock Exchange-listed shell company. Becoming public has required us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and practices. Also, we incur annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting, legal, and administrative resources.

Discontinued Operations

Starting in the second quarter of 2023 and finalized in the third quarter of 2023, the Company sold its assets used in or related to the Company’s title insurance agency business operated through retail title offices (the Company’s ‘Local Component’). With the execution of these agreements, the Company no longer has operations related to our previous Local retail branch footprint. The Company determined that the execution of these agreements represented a strategic shift that had a major effect on the Company’s operations and financial results, which triggered discontinued operations presentation, in accordance with ASC 205-20-45, for the Company's Local Component within its previous Distribution segment. All periods presented have been revised to show results from continuing and discontinued operations, unless otherwise noted. For more information, refer to Part II, Item 8, Note 23 "Discontinued Operations."

Proposed Merger

On March 28, 2024, the Company entered into the Merger Agreement with Parent and Merger Sub. The Merger Agreement provides that, subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company, with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Topco, the indirect parent company of Parent.

Under the terms of the Merger, among other things, Parent would acquire all outstanding shares of the Company for $6.29 per share in cash. The Company’s board of directors, acting on the unanimous recommendation of a special committee comprised of independent and disinterested directors formed for the purpose of considering the transaction, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, the Voting and Support Agreement and the other agreements contemplated by the Merger Agreement and the transactions contemplated thereby are fair, advisable and in the best interests of the Company and the Disinterested Stockholders and (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Voting and Support Agreement and the other agreements contemplated by the Merger Agreement and the transactions contemplated thereby, and (iii) resolved to submit and recommend the Merger Agreement to the Company’s stockholders for approval and adoption thereby.

Assuming the satisfaction of the conditions set forth in the Merger Agreement, the Company expects the transactions contemplated thereby to close in the second half of 2024.

The stockholders of the Company will be asked to vote on the adoption of the Merger Agreement and the Merger at a stockholder meeting that will be held on a date to be announced as promptly as reasonably practicable following the customary review process by the Securities and Exchange Commission. The consummation of the Merger is not subject to a financing condition, but is subject to certain conditions to Closing, including (i) approval of the Company’s Disinterested Stockholders, (ii) consent, approval or authorization from relevant insurance regulatory agencies without the imposition of a Burdensome Condition, (iii) absence of any order or injunction prohibiting the consummation of the Merger, (iv) subject in certain cases to customary materiality qualifiers, the accuracy of the representations and warranties contained in the Merger Agreement and compliance with the covenants contained in the Merger Agreement, (v) no Company Material Adverse Effect having occurred since the date of the Merger Agreement that is continuing, (vi) the completion of certain specified transactions as contemplated by the Merger Agreement, (vii) the repayment of the Company’s outstanding indebtedness with HSCM pursuant to the terms described below and (viii) the investment by Lennar into Topco.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to conduct its businesses in the ordinary course between the execution and completion of the Merger Agreement, not to engage in certain kinds of transactions during such period (including payment of dividends outside of the ordinary course or as otherwise permitted under the Merger Agreement), to convene and hold a meeting of its stockholders to consider and vote upon the Merger, to cooperate with Parent in connection with obtaining financing for the transaction, to implement the reorganization of certain assets and liabilities of the Company relating to its technology solutions into a newly formed or selected subsidiary of the Company, to use reasonable best efforts to obtain regulatory consents, and, subject to certain customary exceptions, for the Company’s board of directors to recommend that its stockholders approve and adopt the Merger Agreement. The Merger Agreement also contains customary representations, warranties and covenants of Parent and Merger Sub, including a covenant to use reasonable best efforts to obtain the debt financing described below. The Merger Agreement contains a 50-day “go-shop” provision that allows the Company to, among other things, solicit, initiate, propose, induce, encourage, or facilitate discussions or negotiations with respect to Acquisition Proposals (as defined in the Merger Agreement). At the end of the “go-shop” period, the Company will cease such activities, and is subject to a customary “no-shop” provision that restricts the Company’s ability to, among other things, solicit Acquisition Proposals from third parties and to provide non-public information to, and engage in discussions or negotiations with, third parties regarding Acquisition Proposals after the “go-shop” period. The “no-shop” provision allows the Company, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information to any person and its representatives that has made a bona fide Acquisition Proposal that either constitutes, or would reasonably be expected to lead to, an Acquisition Proposal.

Parent and Merger Sub have represented that they will have sufficient cash at the Closing regardless of third-party financing, though have also secured committed debt financing to be provided by certain lenders (collectively, the “Lenders”) on the terms and subject to the conditions set forth in a debt commitment letter. The obligations of the Lenders to provide debt financing under the debt commitment letter are subject to a number of customary conditions.

The Merger Agreement contains certain termination rights for both the Company and Parent. If the Merger Agreement is terminated (1) by Parent as a result of the Company’s breach of its representations, warranties or covenants in a manner that would cause the related conditions to Closing to not be met and Company subsequently enters into an Alternative Acquisition Agreement (as defined in the Merger Agreement) and such transaction is subsequently consummated, or (2) as a result of the Company Board changing its recommendation and entering into an Alternative Acquisition Agreement and such transaction is subsequently consummated, or (3) if the Merger Agreement is terminated by Company in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, the Company will be required to pay Parent a termination fee to Parent of $3,188,734. If the Merger Agreement is terminated by the Company in connection with Company’s entry into an Alternative Acquisition Agreement with respect to a Superior Proposal (as defined in the Merger Agreement) during the “go-shop” period or with an Exempted Person (as defined in the Merger Agreement), the Company will be required to pay Parent a lower termination fee of $1,822,134. The Merger Agreement also provides that either party may specifically enforce the other party’s obligations under the Merger Agreement. In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by September 28, 2024 (the “End Date”), provided that if all of the conditions to closing of the Merger other than the obtainment of the certain specified insurance regulatory approvals have been satisfied or waived on or prior to the End Date, then the End Date shall automatically be extended to October 28, 2024 (“First Extension Date”), provided, further, that if all of the conditions to closing of the Merger, other than the receipt of requisite approval from the South Carolina Department of Insurance or requisite approval from the California Department of Insurance, have been satisfied or waived on or prior to the First Extension Date, then the First Extension Date shall automatically be extended to November 28, 2024. In the event that (a) the Agreement is terminated in accordance with the prior sentence and at the time of termination, all of the conditions to closing of the Merger have been satisfied or waived except for (i) any condition that is not satisfied due to breach by the Company of any representation, warranty, covenant or agreement in the Merger Agreement, (ii) the completion of certain specified transactions as contemplated by the Merger Agreement and (iii) conditions that by their nature can only be satisfied at or immediately prior to the closing of the Merger; (b) certain specified transactions have not been completed by June 26, 2024; and (c) the Company has not agreed to terminate the Agreement within five (5) days of Parent’s written notice to terminate, then the Company shall reimburse Parent for its reasonable and documented out-of-pocket expenses incurred between June 26, 2024 and the date of termination.

The foregoing description of the Merger Agreement and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as an exhibit to the Current Report on Form 8-K, filed with the SEC on March 29, 2024, and incorporated herein by reference.

For more information, also refer to Part II, Item 8, Note 24 "Subsequent Events."

Macroeconomic Trends

The on-going macroeconomic trends impacting the residential real estate market include a shortage in the supply of homes for sale, increasing home prices, rising mortgage interest rates, inflation, disrupted labor markets and geopolitical uncertainties.

We operate in the real estate industry and our business volumes are directly impacted by market trends for mortgage refinancing transactions, existing real estate purchase transactions, and new real estate purchase transactions, particularly in the residential segment of the market. Our success depends on a high volume of residential and, to a lesser extent, commercial real estate transactions, throughout the markets in which we operate.

Through 2023, to combat inflation, the Federal Reserve raised the benchmark interest rate by a total of 100 basis points. Average interest rates for a 30-year fixed rate mortgage were 6.81% in 2023 as compared to 5.34% in 2022. As interest rates rise, the outlook on refinance transactions continues to decline.

Demand for mortgages tends to correlate closely with changes in interest rates, meaning that our order trends have been, and will likely be, impacted by future changes in interest rates. However, we believe that our current, low market share and disruptive approach to title insurance, escrow, and closing services will enable us to gain market share within markets in which we operate, which in turn should mitigate the risk to our revenue growth trends relative to industry incumbents.

We continue to monitor economic and regulatory developments closely as we navigate the volatility and uncertainty in the current macroeconomic environment.

Reverse stock split

On June 29, 2023, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation (the “Charter Amendment”) to effect a 1-for-25 reverse stock split of the Company’s common stock (the “Reverse Stock Split”) and a corresponding adjustment to its authorized capital stock, effective as of 11:59 p.m. Eastern Daylight Time on June 29, 2023 (the “Effective Time”). All share and per share information has been retroactively adjusted to give effect to the Reverse Stock Split for all periods presented, unless otherwise indicated.

As a result of the Reverse Stock Split, every 25 shares of the Company’s issued and outstanding common stock were automatically converted into one share of issued and outstanding common stock. No fractional shares were issued as a result of the Reverse Stock Split. Stockholders who otherwise would have been entitled to receive fractional shares of common stock were entitled to receive cash in an amount equal to the product obtained by multiplying (a) the closing price per share of the common stock as reported on the New York Stock Exchange as of the first trading day following the Effective Time, by (b) the fraction of one share owned by the stockholder.

Proportionate adjustments were made to the number of shares issuable upon the exercise or vesting of all stock options, restricted stock awards, restricted stock units, performance restricted stock units or market-based awards (the “Stock-Based Awards”) and warrants outstanding at the Effective Time, which resulted in a proportional decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise or vesting of such Stock-Based Awards and warrants. In the case of stock options and warrants, proportionate adjustments also included a proportional increase in the exercise price of such stock options and warrants. In addition, the number of shares reserved for issuance under the Company’s 2021 Omnibus Incentive Plan were proportionately reduced.

Key Operating and Financial Indicators

We regularly review several key operating and financial indicators to evaluate our performance and trends and inform management’s budgets, financial projections and strategic decisions.

The following table presents our key operating and financial indicators from continuing operations, as well as the relevant generally accepted accounting principles (“GAAP”) measures, for the periods indicated:

	Year Ended
	2023	2022
	(in thousands, except for open and closed order numbers)
GAAP financial data:
Revenue(1)	$310,943	$399,978
Gross profit(2)	$11,947	$9,332
Net loss	$(95,288)	$(187,297)
Non-GAAP financial data(3):
Retained premiums and fees	$62,766	$92,937
Adjusted gross profit	$23,620	$24,409
Ratio of adjusted gross profit to retained premiums and fees	38%	26%
Adjusted EBITDA	$(33,035)	$(99,932)

_________________

(1)

Revenue is comprised of (i) net premiums written, (ii) escrow, other title-related fees and other, and (iii) investment, dividend and other income. Net loss is made up of the components of revenue and expenses. For more information about measures appearing in our consolidated income statements, refer to “—Key Components of Revenue and Expenses—Revenue” below.

(2)

Gross profit, calculated in accordance with GAAP, is calculated as total revenue, minus premiums retained by agents, direct labor expense (including mainly personnel expense for certain employees involved in the direct fulfillment of policies) and direct non-labor expense (including mainly title examination expense, provision for claims, and depreciation and amortization). In our consolidated income statements, depreciation and amortization is recorded under the “other operating expenses” caption.

(3)

Retained premiums and fees, adjusted gross profit and adjusted EBITDA are non-GAAP financial measures. Refer to “—Non-GAAP Financial Measures” below for additional information and reconciliations of these measures to the most closely comparable GAAP financial measures.

Retained premiums and fees

Retained premiums and fees, a non-GAAP financial measure, is defined as total revenue under GAAP minus premiums retained by agents. See “—Non-GAAP Financial Measures” below for a reconciliation of our retained premiums and fees to gross profit, the most closely comparable GAAP measure, and additional information about the limitations of our non-GAAP measures.

Our business strategy is focused on leveraging our Doma Intelligence platform to provide an overall improved customer and referral partner experience and to drive time and expense efficiencies. In our Third-Party Agents channel, we provide our underwriting expertise and balance sheet to insure the risk on policies referred by such Third-Party Agents and, for that service, we typically receive approximately 16% - 18% of the premium for the policy we underwrite. As such, we use retained premiums and fees, which is net of the impact of premiums retained by agents, as an important measure of the earning power of our business and our future growth trends, and believe it is useful to investors for the same reasons.

Adjusted gross profit

Adjusted gross profit, a non-GAAP financial measure, is defined as gross profit (loss) under GAAP, adjusted to exclude the impact of depreciation and amortization. See “—Non-GAAP Financial Measures” below for a reconciliation of our adjusted gross profit to gross profit, the most closely comparable GAAP measure and additional information about the limitations of our non-GAAP measures.

Management views adjusted gross profit as an important indicator of our underlying profitability and efficiency. As we generate more business that is serviced through our Doma Intelligence platform, we expect to reduce fulfillment costs as our direct labor expense per order continues to decline, and we expect the adjusted gross profit per transaction to grow faster than retained premiums and fees per transaction over the long term.

Ratio of adjusted gross profit to retained premiums and fees

Ratio of adjusted gross profit to retained premiums and fees, a non-GAAP measure, expressed as a percentage, is calculated by dividing adjusted gross profit by retained premiums and fees. Both the numerator and denominator are net of the impact of premiums retained by agents because that is a cost related to our Underwriting segment over which we have limited control, as Third-Party Agents customarily retain approximately 82% - 84% of the premiums related to a title insurance policy referral pursuant to the terms of long-term contracts.

We view the ratio of adjusted gross profit to retained premiums and fees as an important indicator of our operating efficiency and the impact of our machine-learning capabilities, and believe it is useful to investors for the same reasons.

Adjusted EBITDA

Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) before interest, income taxes and depreciation and amortization, and further adjusted to exclude the impact of net loss from discontinued operations, stock-based compensation, severance and interim salary costs, long-lived asset impairment, accelerated contract expense, change in fair value of Local Sales Deferred Earnout, and the change in fair value of Warrant and Sponsor Covered Shares liabilities. See “—Non-GAAP Financial Measures” below for a reconciliation of our adjusted EBITDA to net loss, the most closely comparable GAAP measure and additional information about the limitations of our non-GAAP measures.

We review adjusted EBITDA as an important measure of our recurring and underlying financial performance, and believe it is useful to investors for the same reason.

Key Components of Revenues and Expenses

Revenues

Net premiums written

We generate net premiums by underwriting title insurance policies and recognize premiums in full upon the closing of the underlying transaction. For some of our Third-Party Agents, we also accrue premium revenue for title insurance policies we estimate to have been issued in the current period but reported to us by the Third-Party Agent in a subsequent period. See “—Critical Accounting Policies and Estimates— Accrued net premiums written from Third-Party Agent referrals” below for further explanation of this accrual. For the years ended 2023 and 2022, the average time lag between the issuing of these policies by our Third-Party Agents and the reporting of these policies or premiums to us has been approximately three months. Net premiums written is inclusive of the portion of premiums retained by agents, which is recorded as an expense, as described below.

To reduce the risk associated with our underwritten insurance policies, we utilize reinsurance programs to limit our maximum loss exposure. Under our reinsurance treaties, we cede the premiums on the underlying policies in exchange for a ceding commission from the reinsurer and our net premiums written exclude such ceded premiums.

Our principal reinsurance quota share agreement covers instantly underwritten policies from refinance and home equity line of credit transactions. Under this contract we cede 25% of the written premium on such instantly underwritten policies, up to a total reinsurance coverage limit of $80.0 million in premiums reinsured, after which we retain 100% of the written premium on instantly underwritten policies. Refer to Note 2 to the consolidated financial statements above for additional details on our reinsurance treaties.

Escrow, other title-related fees and other

Escrow fees and other title-related fees are charged for managing the closing of real estate transactions, including the processing of funds on behalf of the transaction participants, gathering and recording the required closing documents, providing notary services, and other real estate or title-related activities. Other fees relate to various ancillary services we provide, including fees for rendering a cashier’s check, document preparation fees, homeowner’s association letter fees, inspection fees, lien letter fees and wire fees. We also recognize ceding commissions received in connection with reinsurance treaties, to the extent the amount of such ceding commissions exceeds reinsurance-related costs.

For segment-level reporting, agent premiums retained by our Enterprise channel in our Corporate and Other segment are recorded as revenue under the “escrow, other title-related fees and other” caption of our segment income statements, while our Underwriting segment records a corresponding expense for insurance policies issued by us. The impact of these internal transactions is eliminated upon consolidation.

Investment, dividends and other income

Investment, dividends and other income are mainly generated from our investment portfolio. We primarily invest in fixed income securities, mainly composed of corporate debt obligations, certificates of deposit, U.S. Treasuries, foreign government securities and mortgage loans.

Expenses

Premiums retained by agents

When customers are referred to us and we underwrite a policy, the referring Third-Party Agent retains a significant portion of the premium, which typically amounts to approximately 82% - 84% of the premium. The portion of premiums retained by agents is recorded as an expense. These referral expenses relate exclusively to our Underwriting segment.

For segment-level reporting, premiums retained by our Direct Agents (which are recorded as Corporate and Other segment revenue) are recorded as part of “premiums retained by agents” expense for our Underwriting segment. The impact of these internal transactions is eliminated upon consolidation.

Title examination expense

Title examination expense is incurred in connection with the search and examination of public information prior to the issuance of title insurance policies.

Provision for claims

Provision for claims expense is comprised of three components: IBNR losses, known claims loss and loss adjustment expenses and escrow-related losses.

IBNR is a loss reserve that primarily reflects the sum of expected losses for unreported claims. The expense is calculated by applying a rate (the loss provision rate) to total title insurance premiums. The loss provision rate is determined throughout the year based in part upon an assessment performed by an independent actuarial firm utilizing generally accepted actuarial methods. The assessment also takes account of industry trends, the regulatory environment and geographic considerations and is updated during the year based on developments. This loss provision rate is set to provide for losses on current year policies. Due to our long claim exposure, our provision for claims periodically includes amounts of adverse or positive claims development on policies issued in prior years, when claims on such policies are higher or lower than initially expected.

Based on the risk profile of premium vintages over time and based upon the projections of an independent actuarial firm, we build or release reserves related to our older policies. Our IBNR may increase as a proportion of our revenue as we continue to increase the proportion of our business serviced through our Doma Intelligence platform, though we believe it will decrease over the long term as our predictive machine intelligence technology produces improved results.

Known claims loss and loss adjustment expense reserves is an expense that reflects the best estimate of the remaining cost to resolve a claim, based on the information available at the time. In practice, most claims do not settle for the initial known claims provision; rather, as new information is developed during the course of claims administration, the initial estimates are revised, sometimes downward and sometimes upward. This additional development is provided for in the actuarial projection of IBNR, but it is not allocable to specific claims. Actual costs that are incurred in the claims administration are booked to loss adjustment expense, which is primarily comprised of legal expenses associated with investigating and settling a claim.

Escrow-related losses are primarily attributable to clerical errors that arise during the escrow process and caused by the settlement agent.

Personnel costs

Personnel costs include base salaries, employee benefits, bonuses paid to employees, stock-based compensation, payroll taxes and severance. This expense is primarily driven by the average number of employees and our hiring activities in a given period.

In our presentation and reconciliation of segment results and our calculation of gross profit, we classify personnel costs as either direct or indirect expenses, reflecting the activities performed by each employee. Direct personnel costs relate to employees whose job function is directly related to our fulfillment activities, including underwriters, closing agents, escrow agents, funding agents, and title and curative agents, and are included in the calculation of our segment adjusted gross profit. Indirect personnel costs relate to employees whose roles do not directly support our transaction fulfillment activities, including sales agents, training specialists and customer success agents, segment management, research and development and other information technology personnel, and corporate support staff.

Other operating expenses

Other operating expenses are comprised of occupancy, maintenance and utilities, product taxes (for example, state taxes on premiums written), professional fees (including legal, audit and other third-party consulting costs), software licenses and sales tools, travel and entertainment costs, and depreciation and amortization, among other costs.

Long-lived asset impairment

Long-lived asset impairment consists of non-cash impairment charges relating to internally developed software, operating lease right-of-use assets and other fixed assets. We review these long-lived assets if events or changes in circumstances indicate that an impairment may exist. If the carrying value of these assets exceeds its fair value, an impairment loss equal to the excess is recorded.

Loss from discontinued operations

Loss from discontinued operations consists of the operating loss from the discontinued Local Component and the excess carrying amount of the Local Component sold business’s assets and liabilities over the fair value of any consideration received less costs to sell.

Change in fair value of Warrant and Sponsor Covered Shares liabilities

Change in fair value of Warrant and Sponsor Covered Shares liabilities consists of unrealized gains and losses as a result of recording our Warrants and Sponsor Covered Shares to fair value at the end of each reporting period.

Income tax expense

Although we are in a consolidated net loss position and report our federal income taxes as a consolidated tax group, we incur state income taxes in certain jurisdictions where we have profitable operations. Additionally, we incur mandatory minimum state income taxes in certain jurisdictions. Also, we have recognized deferred tax assets but have offset them with a full valuation allowance, reflecting substantial uncertainty as to their recoverability in future periods. Until we report at least three years of cumulative profitability, we may not be able to realize the tax benefits of these deferred tax assets.

Results of Operations

We discuss our historical results of operations below, on a consolidated basis and by segment. Past financial results are not indicative of future results. As previously mentioned, our results of operations include tables with two years of financial performance, accompanied by narrative for 2023 as compared to 2022. For further discussion of prior period financial results, refer to our annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 8, 2023.

Year Ended December 31, 2023 Compared to the Year Ended December 31, 2022

The following table sets forth a summary of our consolidated results of operations for the periods indicated, and the changes between periods.

	Year Ended December 31,
	2023	2022	$ Change	% Change
	(in thousands, except percentages)
Revenues:
Net premiums written (1)	$301,703	$385,253	$(83,550)	(22)%
Escrow, other title-related fees and other	3,342	11,694	(8,352)	(71)%
Investment, dividend and other income	5,898	3,031	2,867	95%
Total revenues	$310,943	$399,978	$(89,035)	(22)%

Expenses:
Premiums retained by agents (2)	$248,177	$307,041	$(58,864)	(19)%
Title examination expense	3,859	8,142	(4,283)	(53)%
Provision for claims	14,764	14,781	(17)	(0)%
Personnel costs	71,074	163,604	(92,530)	(57)%
Other operating expenses	46,460	72,449	(25,989)	(36)%
Long-lived asset impairment	1,499	29,524	(28,025)	(95)%
Total operating expenses	$385,833	$595,541	$(209,708)	(35)%

Operating loss from continuing operations	$(74,890)	$(195,563)	$120,673	(62)%

Other (expense) income:
Change in fair value of Warrant and Sponsor Covered Shares liabilities	453	21,317	(20,864)	(98)%
Interest expense	(20,323)	(14,106)	(6,217)	44%
Loss from continuing operations before income taxes	$(94,760)	$(188,352)	$93,592	(50)%

Income tax benefit (expense)	(528)	1,055	(1,583)	(150)%
Loss from continuing operations, net of taxes	$(95,288)	$(187,297)	$92,009	(49)%

Revenue

Net premiums written. Net premiums written decreased by $83.6 million, or 21.7%, for the year ended December 31, 2023 compared to the same period in the prior year, driven by a 73% decrease in premiums from our Direct Agents channel and a 11% decrease in premiums from our Third-Party Agents channel.

For the year ended December 31, 2023, Direct Agents premium decline was driven by the discontinuing of the Local Component. For the year ended December 31, 2023, the decrease in premiums from our Third-Party Agents channel was driven by an overall decrease in market activity, specifically in the refinance market, resulting from the rising interest rate environment, partially offset by an increase in premiums associated with new home buildings that closed during the periods.

Escrow, other title-related fees and other.

Escrow, other title-related fees and other decreased $8.4 million, or 71.4%, in the year ended December 31, 2023 compared to the same period in the prior year, driven by the corresponding closed order decline of 89%. The decline in closed order activity was partially offset by higher search and title exam fees in our Underwriting operations.

Investment, dividend and other income. Investment, dividend and other income increased $2.9 million or 94.6% for the year ended December 31, 2023 compared to the same period in the prior year, primarily due to a larger invested asset base and the higher interest rate environment creating higher returns on invested assets.

Expenses

Premiums retained by agents. Premiums retained by agents decreased by $58.9 million, or 19.2%, for the year ended December 31, 2023 compared to the same period in the prior year. These movements were driven principally by decreases in premium in our Third-Party Agents channel and our discontinued Local Component. There was no material change in the average commissions paid to our Third-Party Agents.

Title examination expense. Title examination expense decreased by $4.3 million, or 52.6%, for the year ended December 31, 2023 compared to the same periods in the prior year, due to the corresponding declines in net premium written and escrow, other title-related fees and other revenue.

Provision for claims. Provision for claims decreased by $0.0 million, or 0.1%, for the year ended December 31, 2023 compared to the same period in the prior year primarily due to a reduction in the provision for claims related to the current year due to the corresponding decrease in premiums written which was offset by lower reserve releases from prior period business. For the year ended December 31, 2023, reserve releases related to prior period policies were $0.1 million compared to reserve releases of $6.4 million for the corresponding period in the prior year. The provision for claims, expressed as a percentage of net premiums written, was 4.9% and 3.8% for the year ended December 31, 2023 and 2022, respectively.

Personnel costs. Personnel costs decreased by $92.5 million, or 56.6%, for the year ended December 31, 2023 compared to the same period in the prior year, due to decreases in direct and indirect labor, corporate support and customer acquisition expenses from previously disclosed workforce reduction plans and the overall declines in revenue. The Company’s personnel costs benefited during the year as a result of the workforce reduction plans. For additional information, see Note 17 “Accrued expenses and other liabilities—Workforce reduction plans” contained in Part II, Item 8 “Financial Statements and Supplementary Data” of this Annual Report.

Other operating expenses. Other operating expenses decreased by $26.0 million, or 35.9%, for the year ended December 31, 2023 compared to the same period in the prior year, due to corresponding decreases in personnel and revenues. The Company requires less operating expenses to support the lower revenue volume and personnel footprint. Declines in IT hardware and software, outside professional service fees, occupancy, travel and entertainment, and premium taxes resulting from the overall reduction in revenue and personnel all drove the decline in operating expenses.

Long-lived asset impairment. Long-lived asset impairment decreased by $28.0 million in the year ended December 31, 2023 due to impairment of certain internally developed software and impairment of our operating lease right-of-use assets and related fixed assets related to vacating locations as a result of a smaller workforce in 2022.

Change in fair value of Warrant and Sponsor Covered Shares liabilities. The change in the fair value of Warrant and Sponsor Covered Shares (as defined in Note 2) liabilities decreased by $20.9 million, or 97.9%, for the year ended December 31, 2023 compared to the same period in the prior year, due to changes in the inputs to the valuation of the liabilities, primarily the Company’s declining stock price. In 2022, the change in fair value of Warrant and Sponsor Covered Shares liabilities was a benefit resulting from a decline in the stock price during that period. The change in fair value of Warrant and Sponsor Covered Shares liabilities was a smaller benefit in the year ended December 31, 2023 due to the Company’s relatively lower warrant and stock price.

Interest expense. Interest expense increased by $6.2 million, or 44.1%, for the year ended December 31, 2023 compared to the same period in the prior year, due to a higher amount of average debt outstanding, which is a result of the paid in kind interest expense on the $150.0 million Senior Debt facility that was funded during the first quarter of 2021.

Supplemental Key Operating and Financial Indicators Results Discussion – Year Ended December 31, 2023 Compared to the Year Ended December 31, 2022

The following table presents our key operating and financial indicators, including our non-GAAP financial measures, for the periods indicated, and the changes between periods. This discussion should be read only as a supplement to the discussion of our GAAP results above. See “—Non-GAAP Financial Measures” below for important information about the non-GAAP financial measures presented below and their reconciliation to the respective most closely comparable GAAP measures.

	Year Ended December 31,
	2023	2022	$ Change		% Change
	(in thousands, except percentages and open and closed order numbers)
Retained premiums and fees	$62,766	$92,937	$(30,171)		(32)%
Adjusted gross profit	23,620	24,409	(789)		(3)%
Ratio of adjusted gross profit to retained premiums and fees	38%	26%	12	p.p	44%
Adjusted EBITDA	$(33,035)	$(99,932)	$66,897		(67)%

Retained premiums and fees

Retained premiums and fees decreased by $30.2 million, or 32%, for the year ended December 31, 2023 compared to the same periods in the prior year, driven by title policy declines across the Direct Agent and Third-Party Agent channels, partially offset by an increase in premiums associated with new home buildings that closed during the periods.

Adjusted gross profit

Adjusted gross profit decreased by $0.8 million, or 3%, for the year ended December 31, 2023 compared to the same period in the prior year, due to declines in retained premiums and fees in the same periods. Partially offsetting the decline in retained premiums were lower direct labor expenses as a percentage of retained premiums and fees and lower title exam and closing costs as a percentage of retained premiums and fees.

Ratio of adjusted gross profit to retained premiums and fees

The ratio of adjusted gross profit to retained premiums and fees increased 12% percentage points for the year ended December 31, 2023 compared to the same period in the prior year due to lower direct labor as a result of the workforce reduction actions taken during the second half of 2022 and in the third quarter of 2023. Offsetting impacts to the ratio of adjusted gross profit to retained premiums and fees during the year ended December 31, 2023 were increases in the provision for claims ratio and premium taxes as a percentage of retained premiums and fees.

Adjusted EBITDA

Adjusted EBITDA improved by $66.9 million, or 67%, to negative $33.0 million for the year ended December 31, 2023, due to the reduction in personnel and other operating expenses that are a direct result of the workforce reduction actions taken during the second half of 2022 and the third quarter of 2023 and the Company's efforts to close its discontinued operations.

Non-GAAP Financial Measures

The non-GAAP financial measures described in this Annual Report should be considered only as supplements to results prepared in accordance with GAAP and should not be considered as substitutes for GAAP results. These measures, retained premiums and fees, adjusted gross profit, and adjusted EBITDA, have not been calculated in accordance with GAAP and are therefore not necessarily indicative of our trends or profitability in accordance with GAAP. These measures exclude or otherwise adjust for certain cost items that are required by GAAP. Further, these measures may be defined and calculated differently than similarly-titled measures reported by other companies, making it difficult to compare our results with the results of other companies. We caution investors against undue reliance on our non-GAAP financial measures as a substitute for our results in accordance with GAAP.

Management uses these non-GAAP financial measures, in conjunction with GAAP financial measures to: (i) monitor and evaluate the growth and performance of our business operations; (ii) facilitate internal comparisons of the historical operating performance of our business operations; (iii) facilitate external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures or operating histories; (iv) review and assess the performance of our management team and other employees; and (v) prepare budgets and evaluate strategic planning decisions regarding future operating investments.

Retained premiums and fees

The following presents our continuing operations retained premiums and fees and reconciles the measure to our gross profit, the most closely comparable GAAP financial measure, for the periods indicated:

	Year Ended December 31,
	2023	2022
	(in thousands)
Revenue	$310,943	$399,978
Minus:
Premiums retained by agents	248,177	307,041
Retained premiums and fees	$62,766	$92,937
Minus:
Direct labor	13,286	37,312
Provision for claims	14,764	14,781
Depreciation and amortization	11,673	15,077
Other direct costs(1)	11,096	16,435
Gross Profit	$11,947	$9,332

________________

(1)Includes title examination expense, office supplies, and premium and other taxes.

Adjusted gross profit

The following table reconciles our continuing operations adjusted gross profit to our gross profit, the most closely comparable GAAP financial measure, for the periods indicated:

	Year Ended December 31,
	2023	2022
	(in thousands)
Gross Profit	$11,947	$9,332
Adjusted for:
Depreciation and amortization	11,673	15,077
Adjusted Gross Profit	$23,620	$24,409

Adjusted EBITDA

The following table reconciles our continuing operations adjusted EBITDA to our net loss, the most closely comparable GAAP financial measure, for the periods indicated:

	Year Ended December 31,
	2023	2022
	(in thousands)
Net loss (GAAP)	$(124,414)	$(302,209)
Adjusted for:
Depreciation and amortization	11,673	15,077
Interest expense	20,323	14,106
Income taxes	528	(1,055)
EBITDA	$(91,890)	$(274,081)
Adjusted for:
Loss from discontinued operations, net of taxes	29,126	114,912
Stock-based compensation	17,141	29,679
Severance and interim salary costs	10,287	16,130
Long-lived asset impairment	1,499	29,524
Change in fair value of Warrant and Sponsor Covered Shares liabilities	(453)	(21,317)
Accelerated contract expense	1,268	5,221
Change in fair value of Local Sales Deferred Earnout	(13)	—
Adjusted EBITDA	$(33,035)	$(99,932)

Liquidity and Capital Resources

We measure liquidity in terms of our ability to fund the cash requirements of our business operations, including our working capital and capital expenditure needs and other commitments. Our recurring working capital requirements relate mainly to our cash operating costs. Our capital expenditure requirements consist mainly of software development related to our Doma Intelligence platform.

We had $71.2 million in cash and cash equivalents and restricted cash, $18.2 million in held-to-maturity debt securities, and $58.0 million in available-for-sale debt securities as of December 31, 2023. The restricted net assets of Doma Title Insurance, Inc. (“DTI”), our title insurance subsidiary, are a significant proportion of the Company’s consolidated net assets. DTI and our other insurance subsidiaries are subject to regulations that restrict their ability to pay dividends or make other distributions of cash or property to their immediate parent company without prior approval from the Departments of Insurance of their respective states of domicile. As of December 31, 2023, $49.9 million of our statutory net assets are restricted from dividend payments without prior approval from the Departments of Insurance of their respective states of domicile. During 2024, our title insurance subsidiary can pay or make distributions to us of approximately $5.2 million, without prior approval. For additional information, see Note 22 “Regulation and statutory financial information” contained in Part II, Item 8 “Financial Statements and Supplementary Data” of this Annual Report.

Concurrently with the execution of the Merger Agreement, certain of the Company’s subsidiaries, the lenders party thereto and Hudson, as agent for such lenders, entered into the HSCM Fourth Amendment as further described below. Immediately after the effectiveness of the HSCM Fourth Amendment, Hudson, certain of the Company’s subsidiaries, the lenders party thereto and Parent entered into the HSCM Fifth Amendment as further described below. Concurrently with the execution of the Merger Agreement, States Title and Topco entered into the Topco Commitment Letter in respect of a senior secured delayed draw term loan facility under which Topco will be the lender, States Title will be the borrower and certain subsidiaries of States Title shall be guarantors as further described below. Pursuant to the Topco Commitment Letter, Topco committed to provide the Topco Term Facility.

During our financial close and forecasting process, we identified conditions and events such as sustained cash outflows, operating losses and insufficient cash balances that, when considered in the aggregate, raised substantial doubt about our ability to continue as a going concern. However, that doubt was alleviated through management's plans, including the HSCM Fourth Amendment and Topco Term Facility. We believe our unrestricted assets and the additional funding provided by the HSCM Fourth Amendment and Topco Term Facility will be sufficient to meet our working capital and capital expenditure requirements for a period of at least 12 months from the date of this Annual Report.

We may need additional cash due to changing business conditions or other developments, including unanticipated regulatory developments and competitive pressures. To the extent that our current resources are insufficient to satisfy our cash requirements, we may need to seek additional equity or debt financing.

For more information on the HSCM Fourth Amendment, HSCM Fifth Amendment and Topco Term Facility, refer to Part II, Item 8, Note 24 "Subsequent Events."

Debt

Senior secured credit agreement

In December 2020, Old Doma entered into a loan and security agreement with Hudson Structured Capital Management Ltd. (“HSCM”), providing for a $150.0 million senior secured term loan (“Senior Debt”), which was fully funded by the lenders, which are affiliates of HSCM, at its principal face value on January 29, 2021 (the “Funding Date”) and matures on the fifth anniversary of the Funding Date. The Senior Debt bears interest at a rate of 11.25% per annum, of which 5.0% is payable in cash in arrears and the remaining 6.25% accrues to the outstanding principal balance on a PIK basis. Interest is payable or compounded, as applicable, quarterly. Principal prepayments on the Senior Debt are permitted.

The Senior Debt is secured by a first-priority pledge and security interest in substantially all of the assets of our wholly owned subsidiary States Title (which represents substantially all of our assets), including the assets of any of its existing and future domestic subsidiaries (in each case, subject to customary exclusions, including the exclusion of regulated insurance company subsidiaries). The Senior Debt is subject to customary affirmative and negative covenants, including limits on the incurrence of debt and restrictions on acquisitions, sales of assets, dividends and certain restricted payments. The Senior Debt is also subject to two financial maintenance covenants, related to liquidity and revenues. The liquidity covenant requires States Title to have at least $20.0 million of liquidity, calculated as of the last day of each month, as the sum of (i) our unrestricted cash and cash equivalents and (ii) the aggregate unused and available portion of any working capital or other revolving credit facility. The revenue covenant, which is tested as of the last day of each fiscal year, requires that States Title’s consolidated GAAP revenue for the year to be greater than $130.0 million. The Senior Debt is subject to customary events of default and cure rights. As of December 31, 2023, States Title is in compliance with all Senior Debt covenants.

Upon funding, Old Doma issued penny warrants to affiliates of HSCM equal to 1.35% of Old Doma’s fully diluted shares. The warrants were net exercised on the Closing Date and such affiliates of HSCM received the right to receive approximately 0.2 million shares of our common stock.

On May 19, 2023, Old Doma and certain subsidiaries of the Company, as guarantors, entered into the third amendment to the Senior Debt agreement (the “Third Amendment”). The Third Amendment amends certain mandatory prepayment provisions related to the disposition of assets by Old Doma or any of its subsidiaries such that Old Doma is required, within five business days following the receipt of net cash proceeds from dispositions in excess of $750,000 in any fiscal year (other than certain permitted dispositions), to repay the outstanding principal amount of term loan borrowings in an amount equal to 100% of such excess net cash proceeds received by Old Doma or any of its subsidiaries from such dispositions, unless HSCM, as agent, otherwise agrees.

Concurrently with the execution of the Merger Agreement, certain of the Company’s subsidiaries, the lenders party thereto and Hudson, as agent for such lenders, entered into the HSCM Fourth Amendment such that, among other things: (a) from the effective date of the HSCM Fourth Amendment through September 30, 2025, interest on the principal amount outstanding of the Senior Debt will accrue and capitalize and be added to the principal balance monthly at a per annum rate equal to 16.25%; (b) beginning October 1, 2025, interest on the Senior Debt will accrue at a per annum rate equal to 16.25%, (i) 10% of which shall accrue and be payable in cash monthly and (ii) the remainder of such interest shall accrue and capitalize and be added to the principal balance monthly; (c) the Company will make prepayments on the Senior Debt in an amount up to $16 million of net cash proceeds received from contingent payments earned by the Company pursuant to certain previous asset sales (but such payment shall be deferred until October 2025); (d) Subject to certain conditions, the Company will make monthly pre-payments of the Senior Debt under the Company Loan Agreement with cash on hand in excess of $7.5 million after October 1, 2025 in the event the Merger Agreement is terminated prior to the consummation of the Merger; (e) if reasonably requested by HSCM following a termination of the Merger Agreement prior to the consummation of the Merger, the Company would transfer all of its equity interests in Doma Title Insurance, Inc to a newly formed bankruptcy-remote entity and cause such equity interests to be pledged as collateral under the Company Loan Agreement; (f) the financial covenants in the Company Loan Agreement were modified, including, without limitation, the reduction of the minimum consolidated GAAP revenue financial covenant from $130 million to $50 million; and (g) the Company is permitted to incur indebtedness under the Topco Term Facility (as defined below) which indebtedness shall be senior in respect of payment and liens to the obligations under the Company Loan Agreement. In connection with the HSCM Fourth Amendment, HSCM shall be entitled to an amendment fee of $1.0 million, which fee became payable upon execution of the HSCM Fourth Amendment and shall be paid-in-kind and added to the Senior Debt.

Immediately after the effectiveness of the HSCM Fourth Amendment, HSCM, certain of the Company’s subsidiaries, the lenders party thereto and Parent entered into the HSCM Fifth Amendment pursuant to which, at the closing of the Merger, HSCM will (a) accept certain consideration (as set forth in the HSCM Fifth Amendment, the “HSCM Payoff”) in full satisfaction of all indebtedness under the Company Loan Agreement and (b) release all liens securing the Company Loan Agreement. Pursuant to the HSCM Fifth Amendment, the Company’s obligation to make cash interest payments under the Company Loan Agreement shall be suspended until the earliest of (a) the termination of the Merger Agreement, (b) five business days after the End Date (as defined in the Merger Agreement), (c) the consummation of the Merger (without HSCM’s receipt of the HSCM Payoff) and (d) March 12, 2025 the (“Standstill Period”).  In addition, during the Standstill Period, HSCM and the lenders have agreed not to exercise remedies with respect to certain matters that would otherwise constitute events of default under the Company Loan Agreement. If the Standstill Period ends without the consummation of the Merger (without HSCM’s receipt of the HSCM Payoff), the Company’s cash interest payment obligations under the Company Loan Agreement will be as described in the HSCM Fourth Amendment.

Concurrently with the execution of the Merger Agreement, States Title and Topco, the indirect parent company of Parent, entered into the Topco Commitment Letter, pursuant to which Topco committed to provide the Topco Term Facility to States Title (with certain subsidiaries of States Title guaranteeing the obligations thereunder). The Topco Term Facility will have two tranches: (a) up to $25 million will be available to be drawn in up to three draws (each draw being for at least $5 million) between closing of the Topco Term Facility and December 31, 2024 and (b) up to $10 million will be available to be drawn in a single draw between January 1, 2025 and June 30, 2025, each tranche being subject to commitment reductions as set forth in the Topco Commitment Letter.   Each loan made thereunder will mature three years after it is drawn. The Topco Term Facility will be secured by a first priority lien on substantially all of the assets of States Title and the guarantors (subject to customary exceptions), senior to all existing and future liens securing debt for borrowed money (including the liens securing the Company Loan Agreement) and will be senior in right of payment to all existing and future debt for borrowed money (including the Company Loan Agreement), in each case, subject to certain exceptions. The terms of the subordination of the Company Loan Agreement shall be substantially as set forth in the Topco Commitment Letter and will include certain prohibitions on the exercise of remedies by the lenders under the Company Loan Agreement. Interest on each loan will accrue at a rate of Term SOFR (subject to a 1.0% floor) plus 9.0% per annum and will be payable quarterly in kind. The Topco Term Facility will include a fee of 5.0% per annum on all undrawn commitments, payable quarterly in cash, and an upfront fee of 3.0% of the commitments in respect of the Topco Term Facility at closing of the Topco Term Facility, payable upon the funding or termination of such commitments. Prepayments of the Topco Term Facility (subject to certain exceptions) will be subject to customary prepayment premiums. The Topco Term Facility will also include certain information rights and other customary covenants (including affirmative, negative and financial covenants) and mandatory prepayment provisions.

For more information on the HSCM Fourth Amendment, HSCM Fifth Amendment and Topco Term Facility, refer to Part II, Item 8, Note 24 "Subsequent Events."

Other commitments and contingencies

Our commitments for leases, related to our office space and equipment, from continuing operations amounted to $10.5 million as of December 31, 2023 of which $3.4 million is payable in 2024. Refer to Note 21 to our consolidated financial statements for a summary of our future commitments. Our headquarters lease expires in 2024.

As of December 31, 2023, we did not have any other material commitments for cash expenditures. We also administer escrow deposits as a service to customers, a substantial portion of which are held at third-party financial institutions. Such deposits are not reflected on our balance sheet, but we could be contingently liable for them under certain circumstances (for example, if we dispose of escrowed assets). Such contingent liabilities have not materially impacted our results of operations or financial condition to date and are not expected to do so in the near term.

Cash flows

The following table summarizes our cash flows for the periods indicated:

	Year Ended December 31,
	2023	2022
	(in thousands)
Net cash used in operating activities	$(76,095)	$(187,416)
Net cash provided by (used in) investing activities	81,356	(115,382)
Net cash provided by (used in) financing activities	(15,477)	353

Operating Activities

In 2023, net cash used in operating activities was $76.1 million driven by the net loss of $124.4 million and cash paid for accrued expenses of $16.8 million. This was offset by changes in trade and other receivables of $8.3 million, and non-cash costs including stock-based compensation expense of $16.1 million, depreciation and amortization of $12.2 million, paid in kind interest expense of $10.4 million, loss on sales of discontinued operations of $7.1 million, and long-lived asset impairment of $5.5 million.

In 2022, net cash used in operating activities was $187.4 million driven by the net loss of $302.2 million, cash paid for accrued expenses of $22.0 million, increases in receivables of $7.4 million and non-cash costs relating to the change in the fair value of warrant and Sponsor Covered Shares liabilities of $21.3 million. This was offset by decreases in prepaid expenses, deposits and other assets of $6.5 million, non-cash goodwill and long-lived asset impairments of $65.2 million and $32.0 million, respectively, non-cash stock-based compensation expense of $34.1 million, and non-cash depreciation and amortization of $16.0 million.

Investing Activities

Our capital expenditures have historically consisted mainly of costs incurred in the development of the Doma Intelligence platform. Our other investing activities generally consist of transactions in fixed maturity investment securities to provide regular interest payments.

In 2023, net cash used in investing activities was $81.4 million, and reflected $75.3 million of proceeds from the maturity of held-to-maturity and available-for-sale investments and proceeds from the sales of discontinued operations, net of cash disposed and working capital adjustments, and dividends from title plants of $15.9 million. Cash paid for fixed assets was $8.7 million in the same period, largely consisting of technology development costs related to the Doma Intelligence platform.

In 2022, net cash used in investing activities was $115.4 million, and reflected $175.3 million of purchases of investments offset by $94.0 million of proceeds from the sale of investments. Cash paid for fixed assets was $34.3 million in the same period, largely consisting of technology development costs related to the Doma Intelligence platform.

Financing Activities

In 2023, net cash used in financing activities was $15.5 million driven by repayments on the Company's senior secured credit agreement of $15.7 million.

Net cash provided by financing activities was immaterial for the year ended December 31, 2022

Critical Accounting Policies and Estimates

Our consolidated financial statements have been prepared in accordance with GAAP. Preparation of the financial statements requires management to make several judgments, estimates and assumptions relating to the reported amount of revenue and expenses, assets and liabilities and the disclosure of contingent assets and liabilities. We evaluate our significant estimates on an ongoing basis, including, but not limited to, liability for loss and loss adjustment expenses, goodwill and accrued net premiums written from Third-Party Agent referrals, and the Sponsor Covered Shares liability. We consider an accounting judgment, estimate or assumption to be critical when (1) the estimate or assumption is complex in nature or requires a high degree of judgment and (2) the use of different judgments, estimates and assumptions could have a material impact on our consolidated financial statements. Our significant accounting policies are described in Note 2 to our annual audited consolidated financial statements. Our critical accounting estimates are described below.

Liability for loss and loss adjustment expenses

Our liability for loss and loss adjustment expenses include mainly reserves for known claims as well as reserves for IBNR claims. Each known claim is reserved based on our estimate of the costs required to settle the claim.

We estimate the loss provision rate at the beginning of each year and reassess the rate at midyear as of June 30 of every year to ensure that the resulting sum of the known claim reserves, IBNR loss, and loss adjustment expense reserves included in our balance sheet together reflect our best estimate of the total costs required to settle all IBNR and known claims. However, our estimates could prove to be inadequate. Changes in expected ultimate losses and corresponding loss rates for recent policy years are considered likely and could result in a material adjustment to the IBNR reserves.

IBNR is a loss reserve that primarily reflects the sum of expected losses for unreported claims. Our IBNR reserves generally relate to the five most recent policy years. For policy years at the early stage of development (generally the last five years), IBNR is generally estimated using a combination of expected loss rate and multiplicative loss development factor calculations. For more mature policy years, IBNR generally is estimated using multiplicative loss development factor calculations. The expected loss rate method estimates IBNR by applying an expected loss rate to total title insurance premiums and escrow fees, and adjusting for policy year maturity using estimated loss development patterns. Multiplicative loss development factor calculations estimate IBNR by applying factors derived from loss development patterns to losses realized to date. The expected loss rate and loss development patterns are based on historical experience. Due to our long claim exposure, our provision for claims periodically includes amounts of adverse or positive claims development on policies issued in prior years, when claims on such policies are higher or lower than initially expected. The provision rate on prior year policies will continue to change as actual experience on those specific policy years develop. Changes in the loss provision rate for recent policy years are considered likely and could result in a material adjustment to the IBNR reserves. For example, a 50 basis point increase or decrease in the current estimated 2023 loss provision rate would result in a $1.7 million corresponding increase or decrease to IBNR.

The estimates used require considerable judgment and are established as management’s best estimate of future outcomes, however, the amount of IBNR reserved based on these estimates could ultimately prove to be inadequate to cover actual future claims experience. We continually monitor for any events and/or circumstances that arise during the year which may indicate that the assumptions used to record the provision for claims estimate requires reassessment.

Our total loss reserve as of December 31, 2023 amounted to $81.9 million, which we believe, based on historical claims experience and actuarial analyses, is adequate to cover claim losses resulting from pending and future claims for policies issued through December 31, 2023.

A summary of the Company’s loss reserves is as follows:

	Year Ended December 31,
	2023		2022
	($ in thousands)
Known title claims	$7,139	9%	$7,134	9%
IBNR title claims	74,755	91%	74,739	90%
Total loss reserves	$81,894	100%	$81,873	100%

We continually review and adjust our reserve estimates to reflect loss experience and any new information that becomes available.

Goodwill

We have significant goodwill on our balance sheet related to acquisitions as goodwill represents the excess of the acquisition price over the fair value of net assets acquired and liabilities assumed in a business combination. Goodwill is tested and reviewed annually for impairment on October 1 of each year, and between annual tests if events or circumstances arise that would more likely than not reduce the fair value of any one of our reporting units below its respective carrying amount. In addition, an interim impairment test may be completed upon a triggering event or when there is a reorganization of reporting structure or disposal of all or a portion of a reporting unit. As of December 31, 2023, we had $23.4 million of goodwill, relating to the North American Title Acquisition, in our Underwriting reporting unit.

In performing our annual goodwill impairment test, we first perform a qualitative assessment, which requires that we consider significant estimates and assumptions regarding macroeconomic conditions, industry and market considerations, cost factors, overall financial performance, changes in management or key personnel, changes in strategy, changes in customers, changes in the composition or carrying amount of a reporting unit or other factors that have the potential to impact fair value. If, after assessing the totality of events and circumstances, we determine that it is more likely than not that the fair values of our reporting units are greater than the carrying amounts, then the quantitative goodwill impairment test is not performed, as goodwill is not considered to be impaired. However, if we determine that the fair value of a reporting unit is more likely than not to be less than its carrying value, then a quantitative assessment is performed. For the quantitative assessment, the determination of estimated fair value of our reporting units requires us to make assumptions about future discounted cash flows, including profit margins, long-term forecasts, discount rates and terminal growth rates and, if possible, a comparable market transaction model. If, based upon the quantitative assessment, the reporting unit fair value is less than the carrying amount, a goodwill impairment is recorded equal to the difference between the carrying amount of the reporting unit’s goodwill and its fair value, not to exceed the carrying value of goodwill allocated to that reporting unit, and a corresponding impairment loss is recorded in the consolidated statements of operations.

We conducted our annual goodwill impairment test as of October 1, 2023. After performing a qualitative review, we performed a quantitative goodwill impairment test. The Company performed the valuations of our reporting units using discounted cash flow and market valuation methodologies. The assumptions used in the reporting unit valuations require significant judgment, including judgment about appropriate growth rates, and the amount and timing of expected future cash flows. The Company’s forecasted cash flows were based on the current assessment of the markets and were based on assumed revenue forecasts as of the measurement date. The key assumptions used in the cash flows were long-term revenue forecasts, profit margins, discount rates and terminal growth rates. The assumptions used consider the current early growth stage of the Company, comparison of the Company’s market capitalization to enterprise value, and the emergence from a period impacted by significant macroeconomic trends. The industry markets are currently at volatile levels and future developments are difficult to predict. The Company believes that its procedures for estimating future cash flows for each reporting unit are reasonable and consistent with current market conditions as of the testing date. We determined, after performing the quantitative review of each reporting unit, that the fair value of each reporting unit exceeded its respective carrying value. Accordingly, there was no indication of impairment. We did not identify any events, changes in circumstances, or triggering events since the performance of our annual goodwill impairment test that would require us to perform an interim goodwill impairment test during the year.

Accrued net premiums written from Third-Party Agent referrals

We recognize revenues on title insurance policies issued by Third-Party Agents when notice of issuance is received from Third-Party Agents, which is generally when cash payment is received. In addition, we estimate and accrue for revenues on policies sold but not reported by Third-Party Agents as of the relevant balance sheet closing date. This accrual is based on historical transactional volume data for title insurance policies that have closed and were not reported before the relevant balance sheet closing, as well as trends in our operations and in the title and housing industries. There could be variability in the amount of this accrual from period to period and amounts subsequently reported to us by Third-Party Agents may differ from the estimated accrual recorded in the preceding period. If the amount of revenue subsequently reported to us by Third-Party Agents is higher or lower than our estimate, we record the difference in revenue in the period in which it is reported. The time lag between the closing of transactions by Third-Party Agents and the reporting of policies, or premiums from policies issued by Third-Party Agents to us has been approximately three months. In addition to the premium accrual, we also record accruals for the corresponding direct expenses related to this revenue, including premiums retained by agents, premium taxes, and provision for claims.

Sponsor Covered Shares liability

The Sponsor Covered Shares, as described in Note 3, will become vested contingent upon the price of our common stock exceeding certain thresholds or upon some strategic events, which include events that are not indexed to our common stock.

We obtained a third-party valuation of the Sponsor Covered Shares as of July 28, 2021 (i.e., the Closing Date), December 31, 2022 and December 31, 2023 using the Monte Carlo simulation methodology and based upon market inputs regarding stock price, dividend yield, expected term, volatility and risk-free rate. The share price represents the trading price as of each valuation date. The expected dividend yield is zero as we have never declared or paid cash dividends and have no current plans to do so during the expected term. The expected term represents the vesting period, which is 7.6 years. The expected volatility of 65.0% was estimated considering (i) the Doma implied volatility calculated using longest term stock option. (ii) the Doma implied warrant volatility using the term of the Public and Private Warrants and (iii) median leverage adjusted (asset) volatility calculated using a set of Guideline Public Companies (“GPCs”). Volatility for the GPCs was calculated over a lookback period of 7.6 years (or longest available data for GPCs whose trading history was shorter than 7.6 years), commensurate with the contractual term of the Sponsor Covered Shares. The risk-free rate utilizes the 10-year U.S. Constant Maturity. Finally, the annual change in control probability is estimated to be 2.0%.

As of December 31, 2023, the Sponsor Covered Shares liability amounted to $0.1 million.

New Accounting Pronouncements

For information about recently issued accounting pronouncements, refer to Note 2 to our consolidated financial statements included elsewhere in this filing.

Emerging Growth Company Accounting Election

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Item 7A. Quantitative and Qualitative Disclosures About Market Risks

Our principal market risk is interest rate risk because our results of operations can vary due to changes in interest rates. In a declining interest rate environment, we would expect our results of operations to be positively impacted by higher loan refinancing activity. However, in a rising interest rate environment, we would expect our results of operations to be negatively impacted by lower loan refinancing activity. We would expect both of these scenarios to be mitigated by home purchase loan activity. Fluctuations in interest rates may also impact the interest income earned on floating-rate investments and the fair value of our fixed-rate investments. An increase in interest rates decreases the market value of fixed-rate investments. Conversely, a decrease in interest rates increases the fair market value of fixed-rate investments.

Additionally, we analyze potential changes in the value of our investment portfolio due to the market risk factors noted above within the overall context of asset and liability management. A technique we use in the management of our investment portfolio is the calculation of duration. Our actuaries estimate the payout pattern of our reserve liabilities to determine their duration, which is the present value of the weighted average payments expressed in years. We then establish a target duration for our investment portfolio so that at any given time the estimated cash generated by the investment portfolio will closely match the estimated cash required for the payment of the related reserves. We structure the investment portfolio to meet the target duration to achieve the required cash flow, based on liquidity and market risk factors.

The Company’s debt security portfolio is subject to credit risk. For further information on the credit quality of the Company’s investment portfolio at December 31, 2023, see Note 4 to the consolidated financial statements.

The Company also has credit risk related to the ability of reinsurance counterparties to honor their obligations to pay the contract amounts under our reinsurance programs and the ability of sublessees to honor their obligations to pay the contract amounts under our subleases. For information on our reinsurance programs and our subleases, see Note 2 and Note 21, respectively, to the consolidated financial statements.

Item 8. Financial Statements and Supplementary Data

Doma Holdings, Inc.

Consolidated Balance Sheets

	December 31,
(In thousands, except share information)	2023	2022
Assets
Cash and cash equivalents	$65,939	$78,450
Restricted cash	5,228	2,933
Investments:
Fixed maturities
Held-to-maturity debt securities, at amortized cost (net of allowance for credit losses of $125 at December 31, 2023 and $440 at December 31, 2022)	18,179	90,328
Available-for-sale debt securities, at fair value (amortized cost of $58,516 at December 31, 2023 and $59,191 at December 31, 2022)	58,032	58,254
Mortgage loans	45	297
Total investments	$76,256	$148,879
Trade and other receivables (net of allowance for credit losses of $1,802 and $1,413 at December 31, 2023 and 2022, respectively)	24,452	20,541
Prepaid expenses, deposits and other assets	4,614	6,687
Lease right-of-use assets	4,175	4,724
Fixed assets (net of accumulated depreciation of $26,272 and $16,685 at December 31, 2023 and 2022, respectively)	30,945	37,024
Title plants	2,716	2,716
Goodwill	23,413	23,413
Assets held for disposal	2,563	53,141
Total assets	$240,301	$378,508

Liabilities and stockholders’ (deficit) equity
Accounts payable	$1,798	$2,407
Accrued expenses and other liabilities	12,700	23,347
Leases liabilities	8,838	10,793
Senior secured credit agreement, net of debt issuance costs and original issue discount	154,087	147,374
Liability for loss and loss adjustment expenses	81,894	81,873
Warrant liabilities	26	347
Sponsor Covered Shares liability	86	219
Liabilities held for disposal	6,783	30,356
Total liabilities	$266,212	$296,716

Commitments and contingencies (see Note 15)

Stockholders’ (deficit) equity:
Common stock, 0.0001 par value; 80,000,000 shares authorized at December 31, 2023 and 2022; 13,524,203 and 13,165,919 shares issued and outstanding as of December 31, 2023 and 2022, respectively	1	1
Additional paid-in capital	593,772	577,515
Accumulated deficit	(619,201)	(494,787)
Accumulated other comprehensive income	(483)	(937)
Total stockholders’ (deficit) equity	$(25,911)	$81,792
Total liabilities and stockholders’ (deficit) equity	$240,301	$378,508

The accompanying notes are an integral part of these consolidated financial statements.

Doma Holdings, Inc.

Consolidated Statements of Operations

	Year ended December 31,
(In thousands, except share and per share information)	2023	2022
Revenues:
Net premiums written (1)	$301,703	$385,253
Escrow, other title-related fees and other	3,342	11,694
Investment, dividend and other income	5,898	3,031
Total revenues	$310,943	$399,978

Expenses:
Premiums retained by agents (2)	$248,177	$307,041
Title examination expense	3,859	8,142
Provision for claims	14,764	14,781
Personnel costs	71,074	163,604
Other operating expenses	46,460	72,449
Long-lived asset impairment	1,499	29,524
Total operating expenses	$385,833	$595,541

Operating loss from continuing operations	$(74,890)	$(195,563)

Other (expense) income:
Change in fair value of Warrant and Sponsor Covered Shares liabilities	453	21,317
Interest expense	(20,323)	(14,106)
Loss from continuing operations before income taxes	$(94,760)	$(188,352)

Income tax benefit (expense)	(528)	1,055
Loss from continuing operations, net of taxes	$(95,288)	$(187,297)

Loss from discontinued operations, net of taxes	(29,126)	(114,912)

Net loss	$(124,414)	$(302,209)

Earnings per share:
Net loss from continuing operations per share attributable to stockholders - basic and diluted	$(7.14)	$(14.36)
Net loss per share attributable to stockholders - basic and diluted	$(9.32)	$(23.17)
Weighted average shares outstanding common stock - basic and diluted	13,342,913	13,041,337

The accompanying notes are an integral part of these consolidated financial statements.

__________________

(1)

Net premiums written includes revenues from a related party of $139.2 million and $134.9 million for the years ended December 31, 2023 and 2022, respectively (see Note 14 to our consolidated financial statements).

(2)

Premiums retained by agents includes expenses associated with a related party of $112.0 million and $108.4 million during the years ended December 31, 2023 and 2022, respectively (see Note 14 to our consolidated financial statements).

Doma Holdings, Inc.

Consolidated Statements of Comprehensive Loss

	Year ended December 31,
(In thousands)	2023	2022
Net loss	$(124,414)	$(302,209)
Other comprehensive income, net of tax:
Unrealized gain (loss) on available-for-sale debt securities, net of tax and related valuation allowance	454	(937)
Comprehensive loss	$(123,960)	$(303,146)

The accompanying notes are an integral part of these consolidated financial statements.

Doma Holdings, Inc.

Consolidated Statements of Changes in Stockholders’ (Deficit) Equity

	Common Stock		Additional Paid-in-	Accumulated	Accumulated Other Comprehensive Income	Stockholders’
(In thousands, except share information)	Shares	Amount	Capital	Deficit	(Loss)	(Deficit) Equity
Balance, January 1, 2022	12,933,912	1	543,102	(192,179)	—	350,924
Exercise of stock options	86,017	—	353	—	—	353
Vesting of RSU awards	145,990	—	—	—	—	—
Stock-based compensation expenses	—	—	34,060	—	—	34,060
Cumulative effect of change in accounting principle	—	—	—	(399)	—	(399)
Net loss	—	—	—	(302,209)	—	(302,209)
Other comprehensive loss	—	—	—	—	(937)	(937)
Balance, December 31, 2022	13,165,919	$1	$577,515	$(494,787)	$(937)	$81,792

Exercise of stock options	18,831	—	184	—	—	184
Vesting of RSU awards	339,453	—	—	—	—	—
Stock-based compensation expenses	—	—	16,073	—	—	16,073
Cumulative effect of change in accounting principle	—	—	—	—	—	—
Net loss	—	—	—	(124,414)	—	(124,414)
Other comprehensive loss	—	—	—	—	454	454
Balance, December 31, 2023	13,524,203	$1	$593,772	$(619,201)	$(483)	$(25,911)

The accompanying notes are an integral part of these consolidated financial statements.

Doma Holdings, Inc.

Consolidated Statements of Cash Flows

	Year ended December 31,
(In thousands)	2023	2022
Cash flow from operating activities:
Net loss	$(124,414)	$(302,209)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest expense - paid in kind	10,352	10,161
Depreciation and amortization	12,183	16,019
Stock-based compensation expense	16,073	34,060
Amortization of debt issuance costs and original issue discount	4,607	2,860
Provision for doubtful accounts (reduction for expected credit losses)	450	922
Deferred income taxes	442	(1,421)
Realized loss on sale of investments	—	56
Loss on disposal of fixed assets and title plants	1,331	267
Loss on sales of discontinued operations	7,124	—
Net amortization of premiums and accretion of discounts on fixed maturity securities	(660)	173
Change in fair value of Warrant and Sponsor Covered Shares liabilities	(453)	(21,317)
Goodwill impairment	—	65,207
Long-lived asset impairment	5,506	32,027
Change in operating assets and liabilities, net of effects from sales of discontinued operations:
Accounts receivable	8,304	(7,430)
Prepaid expenses, deposits and other assets	3,045	6,529
Lease right-of-use assets and lease liabilities	(3,646)	867
Accounts payable	485	(4,020)
Accrued expenses and other liabilities	(16,780)	(21,971)
Liability for loss and loss adjustments expenses	(44)	1,804
Net cash used in operating activities	$(76,095)	$(187,416)
Cash flow from investing activities:
Proceeds from calls and maturities of investments: Held-to-maturity	$73,835	$90,827
Proceeds from calls and maturities of investments: Available-for-sale	1,493	1,429
Proceeds from principal repayments of investments: Mortgage loans	251	1,725
Purchase of investments: Held-to-maturity	(1,527)	(115,022)
Purchase of investments: Available-for-sale	—	(60,259)
Proceeds from sales of fixed assets	90	77
Purchases of fixed assets	(8,670)	(34,333)
Purchases of title plants	—	(581)
Proceeds from sales of discontinued operations, net of cash disposed and working capital adjustments, and dividends from title plants	15,884	755
Net cash provided by (used in) investing activities	$81,356	$(115,382)

The accompanying notes are an integral part of these consolidated financial statements.

Doma Holdings, Inc.

Consolidated Statements of Cash Flows

	Year ended December 31,
(In thousands)	2023	2022
Cash flow from financing activities:
Exercise of stock options	184	353
Repayments on senior secured credit agreement	(15,661)	—
Net cash provided by (used in) financing activities	(15,477)	353
Net change in cash and cash equivalents and restricted cash	(10,216)	(302,445)
Cash and cash equivalents and restricted cash at the beginning of period	81,383	383,828
Cash and cash equivalents and restricted cash at the end of period	$71,167	$81,383
Supplemental cash flow disclosures:
Cash paid for interest	$8,281	$8,137
Cash paid for income taxes	$116	$164
Supplemental disclosure of non-cash investing activities:
Unrealized gains (loss) on available-for-sale debt securities	$454	$(937)

The accompanying notes are an integral part of these consolidated financial statements.

Doma Holdings, Inc.

Notes to Consolidated Financial Statements

(Amounts in thousands, except share and per share information or unless otherwise noted)

1. Organization and business operations

On July 28, 2021 (the “Closing Date”), Capitol Investment Corp. V (“Capitol”) consummated a business combination (the “Business Combination”) with Doma Holdings, Inc., a Delaware corporation (“Old Doma”), pursuant to the agreement and plan of merger, dated March 2, 2021, by and among Capitol, Capitol V Merger Sub, Inc., a wholly owned subsidiary of Capitol (“Merger Sub”), and Old Doma (as amended on March 18, 2021, the “Agreement”). In connection with the closing of the Business Combination, Old Doma changed its name to States Title Holding, Inc. (“States Title”), Capitol changed its name to Doma Holdings, Inc. (“Doma”) and Old Doma became a wholly owned subsidiary of Doma. Doma continues the existing business operations of Old Doma as a publicly traded company. See Note 3 for additional information on the Business Combination.

Unless the context otherwise requires, references herein to “company,” “Company,” “Doma,” “we,” “us,” “our” and similar terms refer to Doma Holdings, Inc. (f/k/a Capitol Investment Corp. V) and its consolidated subsidiaries. References to “Capitol” refer to our legal predecessor company prior to the consummation of the Business Combination. References to “Old Doma” refer to Old Doma prior to the Business Combination and to States Title, the wholly owned subsidiary of Doma, upon the consummation of the Business Combination.

Headquartered in San Francisco, California, Doma is a real estate technology company that is architecting the future of real estate transactions. Using machine intelligence and our proprietary technology solutions, we are creating a vastly more simple, efficient, and affordable real estate closing experience for current and prospective homeowners, lenders, title agents and real estate professionals. We are licensed to underwrite title insurance in 48 states and the District of Columbia.

Old Doma was initially formed as a wholly owned subsidiary of States Title Inc. (“Legacy States Title”) to combine the operations of Legacy States Title and the retail agency and title insurance underwriting business (the “Acquired Business”) of North American Title Group, LLC (“NATG”), a subsidiary of Lennar Corp. (“Lennar”). We completed the acquisition of the Acquired Business on January 7, 2019, which we refer hereinafter as the “North American Title Acquisition.” Old Doma survived the North American Title Acquisition as the parent company and now wholly owns the businesses operated by Legacy States Title and the Acquired Business.

Starting in the second quarter of 2023 and finalized in the third quarter of 2023, the Company sold its assets used in or related to the Company’s title insurance agency business operated through local retail title offices (the Company’s “Local Component”). With the execution of the final agreements in the third quarter of 2023, the Company no longer has operations related to our previous Local retail branch footprint ("Local Component Direct Agents"). The Company determined that the execution of these agreements and the exiting of the Local Component represented a strategic shift that had a major effect on the Company’s operations and financial results, which triggered discontinued operations presentation, in accordance with ASC 205-20-45. We have historically reported our operations in two business segments: "Distribution," which included our divested Local Component as well as our Doma Enterprise channel and corporate support services, and "Underwriting." See Note 3 for additional details on the divestiture.

Subsequent to the finalization of the sale of the Local Component in the third quarter of 2023, our continuing operations continued to be reported as two business segments but whose designations have changed to: “Underwriting” and “Corporate and Other”. Corporate and Other contains our Doma Enterprise channel, our growth area offering technology solutions, and our centralized corporate support services. All current and prior periods reflected in this Form 10-K have been presented as continuing and discontinued operations, unless otherwise noted. Refer to Note 7 and Note 23 for additional information regarding segment information and discontinued operations, respectively.

Going Concern

We measure liquidity in terms of our ability to fund the cash requirements of our business operations, including our working capital and capital expenditure needs and other commitments. Our recurring working capital requirements relate mainly to our cash operating costs. Our capital expenditure requirements consist mainly of software development related to our Doma Intelligence platform.

We had $71.2 million in cash and cash equivalents and restricted cash, $18.2 million in held-to-maturity debt securities, and $58.0 million in available-for-sale debt securities as of December 31, 2023. The restricted net assets of Doma Title Insurance, Inc. (“DTI”), our title insurance subsidiary, are a significant proportion of the Company’s consolidated net assets. DTI and our other insurance subsidiaries are subject to regulations that restrict their ability to pay dividends or make other distributions of cash or property to their immediate parent company without prior approval from the Departments of Insurance of their respective states of domicile. As of December 31, 2023, $49.9 million of our statutory net assets are restricted from dividend payments without prior approval from the Departments of Insurance of their respective states of domicile. During 2024, our title insurance subsidiary can pay or make distributions to us of approximately $5.2 million, without prior approval. For additional information, see Note 22.

During our financial close and forecasting process, the Company identified conditions and events such as sustained cash outflows, operating losses and insufficient cash balances that, when considered in the aggregate, raised substantial doubt about our ability to continue as a going concern. However, that doubt was alleviated through management's plans, including the HSCM Fourth Amendment and Topco Term Facility as defined in Note 24 "Subsequent Events." The Company believes its unrestricted assets and the additional funding provided by the HSCM Fourth Amendment and Topco Term Facility will be sufficient to meet our working capital and capital expenditure requirements for a period of at least 12 months from the date of this Annual Report.

Proposed Merger

On March 28, 2024, we entered into an Agreement and Plan of Merger (the “Merger Agreement”), with RE Closing Buyer Corp., a Delaware corporation (“Parent”), and RE Closing Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Closing Parent Holdco, L.P., a Cayman Islands exempted limited partnership (“Topco”), the indirect parent company of Parent. Under the terms of the Merger, among other things, Parent would acquire our outstanding shares for $6.29 per share in cash.

The Company’s board of directors, acting on the unanimous recommendation of a special committee comprised of independent and disinterested directors formed for the purpose of considering the transaction, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, the Voting and Support Agreement (as defined in Note 24) and the other agreements contemplated by the Merger Agreement and the transactions contemplated thereby are fair, advisable and in the best interests of the Company and the disinterested stockholders and (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Voting and Support Agreement and the other agreements contemplated by the Merger Agreement and the transactions contemplated thereby, and (iii) resolved to submit and recommend the Merger Agreement to the Company’s stockholders for approval and adoption thereby.

Assuming the satisfaction of the conditions set forth in the Merger Agreement, the Company expects the transactions contemplated thereby to close in the second half of 2024.

The foregoing description of the Merger Agreement and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as an exhibit to the Current Report on Form 8-K, filed with the SEC on March 29, 2024, and incorporated herein by reference.

For more information, refer to Note 24 "Subsequent Events."

2. Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the rules and regulations of the United States Securities and Exchange Commission (“SEC”).

Certain prior year amounts have been reclassified to conform to the current year presentation under Accounting Standard Codification 205-20-45, “Discontinued Operations."

References to the Accounting Standard Codification (“ASC”) and Accounting Standard Updates (“ASU”) included hereinafter refer to the Accounting Standards Codification and Updates issued by the Financial Accounting Standards Board (“FASB”) as the source of authoritative U.S. GAAP. The accompanying consolidated financial statements include the accounts of the Company and the accounts of the Company’s wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Reverse stock split

On June 29, 2023, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation (the “Charter Amendment”) to effect a 1-for-25 reverse stock split of the Company’s common stock (the “Reverse Stock Split”) and a corresponding adjustment to its authorized capital stock, effective as of 11:59 p.m. Eastern Daylight Time on June 29, 2023 (the “Effective Time”). All share and per share information has been retroactively adjusted to give effect to the Reverse Stock Split for all periods presented, and discussions, in this Annual Report, unless otherwise indicated.

As a result of the Reverse Stock Split, every 25 shares of the Company’s issued and outstanding common stock were automatically converted into one share of issued and outstanding common stock. No fractional shares were issued as a result of the Reverse Stock Split. Stockholders who otherwise would have been entitled to receive fractional shares of common stock were entitled to receive cash in an amount equal to the product obtained by multiplying (a) the closing price per share of the common stock as reported on the New York Stock Exchange as of the first trading day following the Effective Time, by (b) the fraction of one share owned by the stockholder.

Proportionate adjustments were made to the number of shares issuable upon the exercise or vesting of all stock options, restricted stock awards, restricted stock units, performance restricted stock units or market-based awards (the “Stock-Based Awards”) and warrants outstanding at the Effective Time, which resulted in a proportional decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise or vesting of such Stock-Based Awards and warrants. In the case of stock options and warrants, proportionate adjustments also included a proportional increase in the exercise price of such stock options and warrants. In addition, the number of shares reserved for issuance under the Company’s 2021 Omnibus Incentive Plan were proportionately reduced.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from the estimates made by management. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively.

Significant items subject to such estimates and assumptions include, but are not limited to, reserves for incurred but not reported claims, the useful lives of property and equipment, accrued net premiums written from Third-Party Agent (as defined in Item 7) referrals, the fair value measurements, valuation of goodwill impairment, the valuations of stock-based compensation arrangements and the Sponsor Covered Shares liability (as defined below).

Cash and cash equivalents and restricted cash

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The carrying amounts reported in the consolidated balance sheets for these instruments approximate their fair value.

As of December 31, 2023 and 2022, the Company had restricted cash of $5.2 million and $2.9 million, respectively, including deposits in several states pledged in accordance with the applicable state insurance regulations, and certain collateral requirements in connection with leases for office space.

Investments

Fixed maturity securities

Investment securities classified as held-to-maturity are carried at amortized cost because they are purchased with the intent and ability to be held to maturity. The Company also holds restricted investments which are treated as held-to-maturity debt securities. Restricted investments consist of United States Treasuries with maturities of 24 months or less. These restricted investments are kept on deposit in several states and are pledged to the appropriate insurance regulators, in accordance with regulations in each state, for the duration of the time the Company does business in those states.

The Company recognizes credit losses for its held-to-maturity debt securities by setting up an allowance which is remeasured each reporting period, with changes in the allowance recorded in the consolidated statements of operations. The Company establishes an allowance for credit losses based on a number of factors including the current economic conditions, management's expectations of future economic conditions and performance indicators, such as credit agency ratings and payment and default history. As of December 31, 2023, credit agency ratings on our U.S. Treasury and corporate debt securities ranged from AAA through B2.

For our held-to-maturity debt securities, the Company's model estimates expected credit loss by multiplying the exposure at default by both the probability of default and loss given default (“LGD”). The probability of default and LGD percentages are estimated after considering historical experience with global default rates and unsecured bond recovery rates for horizons aligning to the Company’s held-to-maturity debt security portfolio. The calculated allowance is recorded as an offset to held-to-maturity debt securities in the consolidated balance sheets and in the investment, dividend and other income line on the consolidated statements of operations.

Debt securities are classified as available-for-sale unless they are classified as held-to-maturity or trading. Available-for-sale debt securities are recorded at fair value. Any unrealized holding gains or losses on available-for-sale debt securities are reported as accumulated other comprehensive gain or loss, which is a separate component of stockholders’ (deficit) equity, net of tax, until realized.

Mortgage loans

Investments in mortgage loans are long-term investments and carried at the principal balance outstanding, net of charge-offs, unamortized purchase premiums and discounts, and deferred loan fees and costs, as applicable. Mortgage loans are held for investment as management has the intent and ability to hold these loans for the foreseeable future, or until maturity or payoff.

Fair value measurements

ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”) establishes a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to measure investments at fair value. The observability of inputs is impacted by a number of factors, including the type of investment, characteristics specific to the investment, market conditions and other factors. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy under ASC 820 are as follows:

Level 1 Quoted prices (unadjusted) in active markets for identical investments at the measurement date are used.

Level 2 Pricing inputs are other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 pricing inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 Pricing inputs are unobservable and include situations where there is little, if any, market activity for the asset or liability. The inputs used in determination of fair value require significant judgment and estimation.

When fair value inputs fall within different levels of the fair value hierarchy, the level in the fair value hierarchy within which the asset or liability is categorized in its entirety is determined based on the lowest level input that is significant to the asset or liability. Assessing the significance of a particular input to the valuation of an asset or liability in its entirety requires judgment and considers factors specific to the asset or liability. The categorization of an asset or liability within the hierarchy is based upon the pricing transparency of the asset or liability and does not necessarily correspond to the perceived risk of that asset or liability.

Cash and cash equivalents, restricted cash, receivables, prepaid expenses and other assets, accounts payable, and accrued expenses and other liabilities approximate fair value and are therefore excluded from the leveling table seen in Note 4. The cost basis is determined to approximate fair value due to the short-term duration of the financial instruments.

Receivables, net

Trade and other receivables include the following:

	December 31,
	2023	2022
Trade receivables	$9,170	$6,833
Accrued net premiums written from Third-Party Agent referrals	2,418	2,409
Trade receivables, gross	$11,588	$9,242
Allowance for credit losses	(1,802)	(1,413)
Trade receivables, net	$9,786	$7,829
Local Sales Deferred Earnout receivable	12,497	—
Investment trade receivables	—	10,065
Miscellaneous other receivables	2,169	2,647
Other receivables	$14,666	$12,712
Trade and other receivables, net	$24,452	$20,541

Receivables are generally due within thirty to ninety days and are recorded net of an allowance for doubtful accounts. Our receivables represent premiums, escrow and related fees due to us as a result of the closing of real estate transactions, investment trade receivables, and other miscellaneous receivables. The Company determines the allowance for doubtful accounts by considering a number of factors, including the length of time receivables are past due, previous loss history and a specific customer’s ability to pay its obligations to the Company. Amounts deemed uncollectible are expensed in the period in which such determination is made. As of December 31, 2023 and 2022, the allowance for doubtful accounts was $1.8 million and $1.4 million, respectively. The Local Sales Deferred Earnout receivable relates to the aggregate earnouts from the Local Sales discussed further in Note 3.

Fixed assets, net

Fixed assets, net, consists of internally developed software, furniture, computers, acquired software and equipment, and is recorded at cost less accumulated depreciation. Depreciation expense is computed using the straight-line method over the estimated useful life of each asset. Repair and maintenance costs are expensed as incurred. Fixed assets are reviewed for impairment whenever events or circumstances indicate that the carrying amounts may not be recoverable.

The following table summarizes the range of useful lives assigned to fixed assets, by asset class:

Useful lives:
Leasehold improvements	Shorter of the lease term or useful life of the asset
Furniture and equipment	Five years
Computer equipment	Three years
Acquired software	Three to eight years
Internally developed software	Five years

Internally developed or acquired software

Technology and software are acquired or developed for internal use and for use with the Company’s products. Internally developed software and acquired software are amortized over its estimated useful life or, in the case of cloud-based technology, the shorter of its estimated useful life or contract life, and ranges from three to eight years using the straight-line method. Technology development costs, which include certain payroll-related costs of employees directly associated with developing technology and software in addition to incremental payments to third parties, are capitalized from the time technological feasibility is established until the software is ready for use. Capitalized internally developed software and acquired software development costs for the years ended December 31, 2023 and 2022 are included in fixed assets, net in the consolidated balance sheets. The Company analyzes internally developed software and acquired software for impairment when events or circumstances indicate that the carrying amount may not be recoverable.

Title plants

Title plants are carried at cost, with costs incurred to maintain, update and operate title plants expensed as incurred. Because properly maintained title plants have indefinite lives and do not diminish in value with the passage of time, no provision has been made for depreciation or amortization. The Company analyzes the title plants for impairment when events or circumstances indicate that the carrying amount may not be recoverable. This analysis includes, but is not limited to, the effects of obsolescence, duplication, demand and other economic factors. There were no impairments of title plants for the years ended December 31, 2023 and 2022.

Goodwill

Goodwill represents the excess of the acquisition price over the fair value of assets acquired and liabilities assumed in a business combination. Goodwill is assigned to one or more reporting units on the date of acquisition. We review our goodwill for impairment annually on October 1 of each year and between annual tests if events or circumstances arise that would more likely than not reduce the fair value of any one of our reporting units below its respective carrying amount. In performing our annual goodwill impairment test, we first perform a qualitative assessment, which requires that we consider macroeconomic conditions, industry and market considerations, cost factors, overall financial performance, changes in the Company’s stock price, changes in management or key personnel, changes in strategy, changes in customers, changes in the composition or carrying amount of a reporting unit or other factors that have the potential to impact fair value. If, after assessing the totality of events and circumstances, we determine that it is more likely than not that the fair values of our reporting units are greater than the carrying amounts, then the quantitative goodwill impairment test is not performed.

We completed our annual goodwill impairment test on October 1, 2023. After performing a qualitative and quantitative assessments as of October 1, 2023, we concluded that goodwill in our Underwriting reporting unit was not impaired. We did not identify any events, changes in circumstances, or triggering events since the performance of our annual goodwill impairment test that would require us to perform an interim goodwill impairment test during the year.

Revenue recognition

Net premiums written

Insurance premiums on title insurance policies issued directly by the Company through instant and traditional underwriting through our captive title agents and agencies (“Direct Agents”) are recognized on the closing of the underlying transaction, in accordance with ASC Topic 944, Financial Services - Insurance (ASC 944), as substantially all of the services associated with the insurance contract have been rendered at that point in time. Insurance premiums on title insurance policies issued by Third-Party Agents are recognized gross of premiums retained by agents when notice of issuance is received from the Third-Party Agents, which is generally when cash payment is received.

In addition, we estimate and accrue for revenues on policies sold but not reported by Third-Party Agents as of the relevant balance sheet closing date. This accrual is based on historical transactional volume data for title insurance policies that have closed and were not reported before the relevant balance sheet closing, as well as trends in our operations and in the title and housing industries. There could be variability in the amount of this accrual from period to period and amounts subsequently reported to us by Third-Party Agents may differ from the estimated accrual recorded in the preceding period. If the amount of revenue subsequently reported to us by Third-Party Agents is higher or lower than our estimate, we record the difference in revenue in the period in which it is reported. For the years ended December 31, 2023 and 2022, the time lag between the closing of transactions by Third-Party Agents and the reporting of policies, or premiums from policies issued by Third-Party Agents to us has been approximately three months.

Escrow, other title-related fees and other

ASU 2014-09, Revenue from Contracts with Customers (ASC 606) requires that an entity recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Escrow fees and other title-related fees are primarily associated with managing the closing of real estate transactions, including the processing of funds on behalf of the transaction participants, gathering and recording the required closing documents, providing notary and other real estate or title-related activities. The transfer of services for the escrow and other title-related fees are satisfied at the closing of the real estate transaction. Therefore, revenues related to escrow and other title-related fees are recognized at the closing date of the real estate transaction. We also earn a fee for placing and binding title insurance policies with third-party underwriters. In some situations, we act as an agent to place and bind title insurance policies in transactions that involve third-party underwriters in exchange for a fee. This fee is recognized as revenue on the effective date of the policy, which is the closing date of the real estate transaction. It is included in “Escrow, other title-related fees and other” revenue line item in the consolidated statements of operations.

Reinsurance

The Company utilizes reinsurance programs to limit its maximum loss exposure by reinsuring certain risks with other insurers. Reinsurance agreements transfer portions of the underlying risk of the business the Company writes. The Company remains primarily liable to the insured whether or not the reinsurer is able to meet its contractual obligations. However, the reinsurance contract does permit the Company to recover certain incurred losses from its reinsurers, and reinsurance recoveries reduce the maximum loss that the Company may incur as a result of a covered loss event.

 The Company has two reinsurance programs: the Facultative program and the Quota Share Treaty. Previously, the Company had been a party to an excess of loss treaty which expired per its terms on September 30, 2023.

Under the excess of loss treaty, we ceded liability over $15.0 million on all files. Excess of loss reinsurance coverage protects the Company from a large loss from a single loss occurrence. The excess of loss treaty provided for ceding liability above the retention of $15.0 million for all policies up to a liability cap of $500.0 million.

Under the Quota Share Treaty, effective February 24, 2021, the Company cedes 25% of the written premium on our instantly underwritten policies.

Effective October 1, 2023, the Company implemented the Facultative program. Under the Facultative program, we cede liability over $15.0 million on files on a case-by-case basis. This Facultative arrangement protects the Company from a large loss from a single loss occurrence.

Payments and recoveries on reinsured losses for the Company’s title insurance business were immaterial during the years ended December 31, 2023 and 2022.

Ceding commission from reinsurance transactions are presented as revenue within the “Escrow, other title-related fees and other” revenue line item in the consolidated statements of operations.

Total premiums ceded in connection with reinsurance are netted against the written premiums in the consolidated statements of operations. Gross premiums earned and ceded premiums are as follows:

	Year ended December 31
	2023	2022
Gross premiums earned	$302,054	$388,068
Ceded premiums	(351)	(2,815)
Net premiums earned	$301,703	$385,253
Percentage of amount net to gross	99.9%	99.3%

Liability for loss and loss adjustment expenses

Our liability for loss and loss adjustment expenses include reserves for known claims as well as reserves for incurred but not reported (“IBNR”) claims. Each known claim is reserved based on our review of the estimated amount of the claim and the costs required to settle the claim. Reserves for IBNR are estimates that are established at the time the premium revenue is recognized and are based upon historical experience and other factors, including industry trends, claim loss history, legal environment, geographic considerations, and the types of title insurance policies written.

The liability for loss and loss adjustment expenses also includes reserves for losses arising from closing and disbursement functions due to fraud or operational error. These reserves are intended to provide for closing errors when we are acting as the escrow company such as, disbursing to the wrong party, paying the wrong lender, improperly allocating funds or relying on third-party fraudulent documents in closing transactions.

If a loss compensable under a title insurance policy is caused by an act or omission committed by a Third-Party Agent, the Company may seek contribution or reimbursement from the Third-Party Agent. In any event, the Company may proceed against any party who is responsible for any loss under the title insurance policy under rights of subrogation.

Income taxes

Under ASC 740, Income Taxes (“ASC 740”), deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period of the enactment date. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2023 and 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

Stock compensation expense

The Company recognizes stock-based compensation expense in accordance with the provisions of ASC 718, Compensation - Stock Compensation, (“ASC 718”). ASC 718 requires the measurement and recognition of stock-based compensation expense for all stock-based awards issued to employees and directors based on estimated fair values at the grant date. The Company measures the grant date fair value of stock options using the Black-Scholes option-pricing model. Stock-based compensation expense arising from stock options is recorded on a straight-line basis over the vesting period of each grant. Forfeitures are accounted for as incurred.

For restricted stock awards (“RSAs”), restricted stock units (“RSUs”), and performance restricted stock units (“PRSUs”) awarded in consideration of services rendered by employees and non-employees, the Company recognizes compensation expense in accordance with the requirements of ASC 718 and ASU 2018-07, Improvements to Nonemployee Share-Based Payment Accounting, respectively. The Company measures the fair value of RSAs, RSUs, and PRSUs using the fair market value of the underlying common stock at the grant date. PRSUs are measured on the probable outcome of the performance conditions applicable to each grant. Stock-based compensation expense arising from RSAs, RSUs, and PRSUs is recorded on a straight-line basis over the vesting period of each grant. Forfeitures are accounted for as incurred.

The Company measures the fair value of market-based awards using the fair market value of the underlying common stock at the grant date. The Company recognizes compensation expense related to the market-based awards using the accelerated attribution method over the requisite service period.

Public Warrants and Private Placement Warrants

As a result of the Business Combination, the Company assumed the Public Warrants (as defined in Note 3) and the Private Placement Warrants (as defined in Note 3) (collectively, the “Warrants”) as of the Closing Date. The Warrants meet the definition of derivatives as contemplated in Derivatives and Hedging (“ASC 815”). As such, the Warrants were recorded as liabilities on the balance sheet at fair value upon the consummation of the Business Combination, with subsequent changes in their respective fair values recognized in the consolidated statements of operations at each reporting period.

Sponsor Covered Shares and Seller Earnout Shares

Immediately after the Closing Date, certain common stock held by the Sponsor (as defined in Note 3) became subject to vesting, contingent upon the price of Doma’s common stock, par value $0.0001 (“common stock”) exceeding certain thresholds (the “Sponsor Covered Shares”). The Sponsor Covered Shares are accounted for as a derivative due to the settlement adjustments upon change in control transactions that are not deemed to be indexed to our common stock. As such, the Sponsor Covered Shares were recorded as liabilities on the balance sheet at fair value upon the consummation of the Business Combination, with subsequent changes in their respective fair values recognized in the consolidated statements of operations at each reporting period.

Also following the Closing Date, equity holders of Old Doma prior to the Business Combination (the “Sellers”) have the right to receive an additional number of shares contingent on the price of our common stock. The Seller Earnout Shares (as defined in Note 3) are treated as an equity classified contract because all settlement scenarios, including those under fundamental change events, are indexed to our common stock (see Note 3 for additional information).

Share counts of our common stock provided in this Annual Report on Form 10-K (this “Annual Report”) exclude both the Sponsor Covered Shares and the Seller Earnout Shares.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in financial institutions and our investment portfolio. The Company has not experienced losses on the cash accounts and management believes the Company is not exposed to significant risks on such accounts.

Additionally, we manage the exposure to credit risk in our investment portfolio by investing in high quality securities and diversifying our holdings. Our investment portfolio is comprised of corporate debt, foreign government securities, certificates of deposit, single-family residential mortgage loans, and U.S. Treasuries.

Advertising costs

Advertising costs, which include promotional expenses, are expensed as incurred. Advertising expenses were $1.0 million and $2.4 million for the years ended December 31, 2023 and 2022, respectively, and are included in other operating expenses in the accompanying consolidated statements of operations.

Earnings per share

The Company uses the two-class method to calculate basic net loss per share and apply the more dilutive of the two-class method, treasury stock method or if-converted method to calculate diluted net loss per share. Undistributed earnings for each period are allocated to participating securities, including preferred shares for applicable periods, based on the contractual participation rights of the security to share in the current earnings as if all current period earnings had been distributed. Losses are not allocated to participating securities as they do not have a contractual obligation to share in losses.

The more dilutive of the two-class method and the if-converted method is used to calculate the dilutive impact of the preferred shares. The treasury stock method is utilized to calculate the dilutive impact of the outstanding warrants, RSAs, RSUs, PRSUs and options.

For the years ended December 31, 2023 and 2022, any preferred shares, stock options, warrants, RSAs, RSUs and PRSUs were anti-dilutive, therefore, were excluded from the computation of diluted earnings per share.

Basic and diluted earnings per share attributable to the Company’s common stock for the years ended December 31, 2023 and 2022 was calculated using weighted average common shares outstanding.

Risk and uncertainties

The real estate market has been impacted by significant macroeconomic factors, market disruptions, and volatility. The Company continues to monitor and react to these factors. For additional information, refer to Part I, Item 1A “Risk Factors” set forth this Annual Report.

Emerging Growth Company and Smaller Reporting Company

Subsequent to the Business Combination described in Note 3, the Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, subsequent to the Business Combination described in Note 3, the Company is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements.

Recently issued and adopted accounting pronouncements

In June 2016, the FASB issued ASU No. 2016-13 Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments (Topic 326). The amendments in this and the related ASUs introduce broad changes to accounting for credit impairment of financial instruments. The primary updates include the introduction of a new current expected credit loss (“CECL”) model that is based on expected rather than incurred losses for instruments measured at amortized cost and amends the accounting for impairment of held-to-maturity securities and available-for-sale securities. This model incorporates past experience, current conditions and reasonable and supportable forecasts affecting collectability of these instruments. The amendments in this update are effective for public entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. For all other entities, the amendment is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The early adoption of this new guidance on January 1, 2022 required the Company to record an allowance for credit losses for the Company’s held-to-maturity investment portfolio, which resulted in an allowance of $0.4 million and a corresponding $0.4 million adjustment for the cumulative effect of a change in accounting principle, net of income taxes. For more information on the held-to-maturity allowance for credit losses, refer to Note 4. Prior to the adoption of the new guidance, the Company utilized an aging model to estimate credit losses on accounts receivable. As this aging model is allowed under the new guidance, there is no impact to the Company’s allowance for credit losses for accounts receivable. The adoption of this new standard did not have a significant impact on the consolidated statements of operations or the consolidated statements of cash flows. The guidance also requires additional disclosures regarding the Company’s held-to-maturity allowance for credit losses, which have been included within Note 4.

In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”), which provides guidance for accounting for leases. ASU 2016-02 requires lessees to classify leases as either finance or operating leases and to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months regardless of the lease classification. The lease classification will determine whether the lease expense is recognized based on an effective interest rate method or on a straight-line basis over the term of the lease. Modified or new leases subsequent to the effective date will follow ASC 2016-02. Accounting for lessors remains largely unchanged from current U.S. GAAP. Under ASU 2020-05, the effective date for adoption of ASU 2016-02 is fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. We early adopted this new guidance on January 1, 2022 under a modified retrospective transition approach using the cumulative-effect adjustment transition method approved by the FASB, which results in reporting for the comparative periods presented in accordance with the previous lease guidance under ASC 840. We elected the package of practical expedients but did not adopt the hindsight practical expedient as of January 1, 2022. The package of practical expedients allowed the Company not to reassess whether the arrangement contains a lease, lease classification and whether previously capitalized costs qualify as initial direct costs. The practical expedients allowed the Company to continue classifying all of its leases as operating leases as they were previously classified under ASC 840. The Company recognized lease liabilities of $24.4 million and corresponding right-of-use assets of $23.8 million in our consolidated balance sheet on January 1, 2022. The difference between the lease liabilities and corresponding right-of-use assets related to prepaid rent and deferred lease obligations recognized in prepaid expenses, deposits and other assets and accrued expenses and other liabilities, respectively, in our consolidated balance sheet on January 1, 2022, resulting in no cumulative-effect adjustment to opening equity. The new standard did not have a significant impact on the consolidated statements of operations or the consolidated statements of cash flows. The guidance also requires additional disclosures regarding the Company’s lease portfolio, which have been included within Note 21.

In January 2020, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes (Topic 740). ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and clarifies and amends existing guidance to improve consistent application. Specifically, ASU 2019-12 eliminates certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. ASU 2019-12 is effective for annual periods beginning after December 15, 2020, and interim periods beginning after December 15, 2020. ASU 2019-12 is effective for private entities for annual periods beginning after December 15, 2021, and interim periods beginning after December 15, 2022, with early adoption permitted. The Company adopted ASU 2019-12 under the private company transition guidance beginning January 1, 2022, and the adoption of this standard did not have a material impact on the Company’s consolidated financial statements or disclosures given the Company has a full valuation allowance and the scenarios for which the guidance offer simplification are not significant for the Company.

Recently issued but not adopted accounting pronouncements

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures, which requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The standard is intended to benefit investors by providing more detailed income tax disclosures that would be useful in making capital allocation decisions. This ASU is effective for public companies with annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the impact of the ASU on its disclosures.

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures. The ASU includes requirements that an entity disclose the title of the chief operating decision maker (CODM) and on an interim and annual basis, significant segment expenses and the composition of other segment items for each segment's reported profit. The standard also permits disclosure of additional measures of segment profit. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the impact of the ASU on its disclosures.

In August 2018, the FASB issued ASU 2018-12, Financial Services-Insurance (Topic 944), Targeted Improvements to the Accounting for Long-Duration Contracts, effective for fiscal years beginning after December 15, 2022 including interim periods within those fiscal years. In June of 2020, the FASB deferred the effective date of ASU 2018-12 for one-year in response to implementation challenges resulting from COVID-19. This update requires insurance companies to annually review and update the assumptions used for measuring the liability under long-duration contracts. The amendments in this ASU may be early adopted as of the beginning of an annual reporting period for which financial statements have not yet been issued, including interim financial statements. As an emerging growth company, we currently anticipate adopting this standard on January 1, 2025. Although we have long-duration contracts, this specific guidance is not expected to impact our title insurance operations; therefore, we do not expect this standard to have a material impact on our consolidated financial statements.

3. Business combinations

Capitol Business Combination

As described in Note 1, on March 2, 2021, Old Doma entered into the Agreement with Capitol, a blank check company incorporated in the State of Delaware and formed for the purpose of effecting a merger. Pursuant to the Agreement, a newly formed subsidiary of Capitol was merged with and into Old Doma, and the Business Combination was completed on July 28, 2021. The Business Combination was accounted for as a reverse recapitalization and Capitol was treated as the acquired company for financial statement reporting purposes. Old Doma was deemed the predecessor for financial reporting purposes and Doma was deemed the successor SEC registrant, meaning that Old Doma’s financial statements for periods prior to the consummation of the Business Combination are disclosed in the financial statements included within this Annual Report and will be disclosed in Doma’s future periodic reports. No goodwill or other intangible assets were recorded, in accordance with GAAP.

Immediately after the Closing Date, 53,026 shares of common stock held by the Sponsor became subject to vesting, contingent upon the price of Doma’s common stock, par value $0.0001 (“Doma common stock”) exceeding certain thresholds (the “Sponsor Covered Shares”).

On December 4, 2020, Capitol consummated its initial public offering, which included the issuance of 11,500,000 redeemable warrants (the “Public Warrants”). Simultaneously with the closing of the initial public offering, Capitol completed the private sale of 5,833,333 warrants (the “Private Placement Warrants”). These Warrants remain outstanding following the Business Combination and 25 whole warrants entitles the holder to purchase one share of our common stock at a price of $287.50 (see Note 20 for additional information).

Immediately after the Closing Date, 20% of the aggregate of our common stock held by certain investors (collectively, the “Sponsor”) became subject to vesting, contingent upon the price of our common stock exceeding certain thresholds. The Sponsor Covered Shares will vest in two tranches: (i) one-half of such shares shall vest if the last reported sale price of the common stock equals or exceeds $375.00 for any 20 trading days within any 30-day trading period ending on or before the tenth anniversary of the Closing Date, and (ii) one-half of such shares shall vest if the last reported sale price of the common stock equals or exceeds $437.50 for any 20 trading days within any 30-day trading period ending on or before the tenth anniversary of the Closing Date. The Sponsor is also entitled to the Sponsor Covered Shares if a covered strategic transaction or change in control, as defined by the sponsor support agreement dated as of March 2, 2021 (the “Sponsor Support Agreement”) by and among the sponsors named thereto, Capitol and Old Doma, occurs prior to the ten (10)-year anniversary of the Closing Date. As of December 31, 2023, the Sponsor Covered Shares were legally outstanding; however, since none of the conditions were met, no related shares are included in the Company’s consolidated balance sheets and consolidated statement of changes in stockholders’ (deficit) equity or for the purposes of calculating earnings per share.

Also following the Closing Date, the Sellers have the contingent right to receive up to an additional number of shares equal to 5% of the sum of (i) the aggregate number of outstanding shares of our common stock (including restricted common stock, but excluding Sponsor Covered Shares), plus (ii) the maximum number of shares underlying our options that are vested and the maximum number of shares underlying warrants to purchase shares of Doma common stock issued as replacement warrants for Old Doma warrants, in each case of these clauses (i) and (ii), as of immediately following the Closing Date (the “Seller Earnout Shares”). The Seller Earnout Shares are contingently issuable to the Sellers in two tranches: (i) one-half of such shares shall be issued if the last reported sale price of the common stock equals or exceeds $375.00 for any 20 trading days within any 30-day trading period ending on or before the fifth anniversary of the Closing Date, and (ii) one-half of such shares shall be issued if the last reported sale price of the common stock equals or exceeds $437.50 for any 20 trading days within any 30-day trading period ending on or before the fifth anniversary of the Closing Date. Since none of the conditions of the Seller Earnout Shares were met as of December 31, 2023, no related shares are included in the Company’s consolidated statements of changes in stockholders’ (deficit) equity as of December 31, 2023 or for purposes of calculating earnings per share.

North American Title Acquisition

On January 7, 2019, we acquired from Lennar its subsidiary, North American Title Insurance Company, which operated its title insurance underwriting business, and its third-party title insurance agency business, which was operated under its North American Title Company brand (collectively, the “Acquired Business”), for total stock and deferred cash consideration of $171.7 million (the “North American Title Acquisition”), including $87.0 million in the form of a seller financing note. Goodwill of $111.5 million resulted from the North American Title Acquisition.

Local Retail Branch Sales

On May 19, 2023, Doma Title of California, Inc. (the “Seller”) and Doma Corporate LLC, both subsidiaries of the Company, entered into and closed an asset purchase agreement (the “WFG Asset Purchase Agreement”) with Williston Financial Group LLC (“WFG”). Pursuant to the terms and subject to the conditions set forth in the WFG Asset Purchase Agreement, the Seller agreed to sell to WFG certain assets used in or related to the Company’s title insurance agency business operated through retail title offices located in the State of California (the “WFG Asset Sale”) for an aggregate purchase price of up to $24.5 million, subject to certain adjustments set forth in the WFG Asset Purchase Agreement. The gross purchase price for the WFG Asset Sale consists of $10.5 million paid by WFG to the Seller on May 19, 2023 (the “WFG Sale Closing Date”) and a deferred payment of up to $14.0 million payable by WFG to the Seller within 30 days after the 12-month anniversary of the WFG Sale Closing Date ("WFG Deferred Payment"). The amount of the WFG Deferred Payment is subject to an earnout based on the retention of specified employees hired by WFG or an affiliate of WFG after the WFG Sale Closing Date. The sale included 22 retail title locations and operations centers in the Northern and Central California regions and 123 total employees. On the WFG Sale Closing Date, the Seller and a WFG affiliate, WFG National Title Insurance Company, entered into a customary transition services agreement.

In separate transactions, on July 14, 2023, the Company entered into and closed asset purchase agreements to sell certain assets used in or related to the Company’s title insurance agency business operated through retail title offices located in the Midwest and Texas to Hamilton National Title LLC d/b/a Near North Title Group and Capital Title of Texas, LLC, respectively. Additionally, on July 28, 2023, the Company closed an asset purchase agreement to sell certain assets used in or related to the Company’s title insurance agency business operated through retail title offices located in Florida to Hamilton National Title LLC d/b/a Near North Title Group. The Company entered into customary transition services agreements in conjunction with these sales.

Unless the context otherwise requires, references herein to “Q3 Local Sales” refers to the transactions entered into with Hamilton National Title LLC d/b/a Near North Title Group and Capital Title of Texas, LLC, and references herein to the “Local Sales” refers to the Q3 Local Sales and the WFG Asset Sale, collectively. References herein to “Deferred Earnout” refers to the WFG Deferred Payment and deferred payments of up to $2.1 million payable by Hamilton National Title LLC d/b/a Near North Title Group to the Company subject to revenue targets over the 12-month period subsequent to the related sales.

In conjunction with the Local Sales, we recognized the following:

	WFG Asset Sale	Q3 Local Sales	Total Local Sales
Pre-tax loss on sale of business	$10,313	$635	$10,948

Cash consideration	$10,500	$2,645	$13,145
Deferred Earnout receivable	10,928	1,556	12,484
Total purchase consideration	$21,428	$4,201	$25,629

Total transaction costs, including legal fees, professional fees and other	$3,487	$767	$4,254

The Deferred Earnout is recorded in trade and other receivables in the consolidated balance sheets. The fair value of the Deferred Earnout is based on historic, Company-specific attrition rates or revenue projections and a discount factor based on the weighted average cost of capital, both Level 3 inputs.

The following table presents the net assets sold and the goodwill associated with the Local Sales:

	WFG Asset Sale	Q3 Local Sales	Total Local Sales
Goodwill	$19,270	$3,597	$22,867
Title plants	8,806	—	8,806
Fixed assets	549	717	1,266
Other assets	129	148	277
Total assets	$28,754	$4,462	$33,216

Accrued expenses and other liabilities	$—	$392	$392
Total liabilities	$—	$392	$392

Net assets	$28,754	$4,070	$32,824

4. Investments and fair value measurements

Held-to-maturity debt securities

The cost basis, fair values and gross unrealized gains and losses of our held-to-maturity debt securities are as follows:

	December 31, 2023				December 31, 2022
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Corporate debt securities (1)	$13,786	$—	$(400)	$13,386	$61,308	$5	$(1,640)	$59,673
U.S. Treasury securities	4,081	3	(37)	4,047	24,152	—	(165)	23,987
Foreign government securities	—	—	—	—	5,003	—	(4)	4,999
Certificates of deposit	437	—	—	437	305	—	—	305
Total	18,304	3	(437)	17,870	90,768	5	(1,809)	88,964
Allowance for credit losses	(125)	—	—	(125)	(440)	—	—	(440)
Total	$18,179	$3	$(437)	$17,745	$90,328	$5	$(1,809)	$88,524

______________

(1) Includes both U.S. and foreign corporate debt securities.

The cost basis of held-to-maturity debt securities includes an adjustment for the amortization of premium or discount since the date of purchase. Held-to-maturity debt securities valued at approximately $2.4 million and $5.9 million were on deposit with various governmental authorities at December 31, 2023 and 2022, respectively, as required by law.

The change in net unrealized gains and on held-to-maturity debt securities for the years ended December 31, 2023 and 2022 was $1.4 million and $(2.0) million, respectively.

Net realized gains of held-to-maturity debt securities are computed using the specific identification method and are included in the consolidated statements of operations. During the year ended December 31, 2022, to de-risk the portfolio, the Company sold held-to-maturity debt securities resulting in proceeds and net realized losses of $1.0 million and $6.0 thousand, respectively.

The following table presents certain information regarding contractual maturities of our held-to-maturity debt securities:

	December 31, 2023
Maturity	Amortized Cost	% of Total	Fair Value	% of Total
One year or less	$6,294	34%	$6,250	35%
After one year through five years	12,010	66%	11,620	65%
Total	$18,304	100%	$17,870	100%

There were no held-to-maturity debt securities with contractual maturities after five years. Expected maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

Net unrealized losses on held-to-maturity debt securities and the fair value of the related securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position are as follows:

	December 31, 2023				December 31, 2022
	Corporate debt securities	U.S. Treasury securities	Foreign government securities	Total	Corporate debt securities	U.S. Treasury securities	Foreign government securities	Total
Less than 12 Months
Fair Value	$—	$999	$—	$999	$48,798	$19,834	$4,999	$73,631
Unrealized Losses	$—	$(3)	$—	$(3)	$(614)	$(101)	$(4)	$(719)
Greater than 12 months
Fair value	13,386	1,736	—	15,122	8,546	4,125	—	12,671
Unrealized losses	(400)	(34)	—	(434)	(1,026)	(64)	—	(1,090)
Total
Fair value	$13,386	$2,735	$—	$16,121	$57,344	$23,959	$4,999	$86,302
Unrealized losses	$(400)	$(37)	$—	$(437)	$(1,640)	$(165)	$(4)	$(1,809)

We believe that any unrealized losses on our held-to-maturity debt securities at December 31, 2023 are temporary based upon our current analysis of the issuers of the securities that we hold and current market conditions. We have no intent to sell, and it is more likely than not that we will not be required to sell, these securities until the fair value recovers to at least equal our cost basis or the securities mature.

Rollforward of Credit Loss Allowance for Held-to-Maturity Debt Securities
Beginning balance, January 1, 2023	$440
Current-period provision for expected credit losses	(315)
Write-off charged against the allowance, if any	—
Recoveries of amounts previously written off, if any	—
Ending balance of the allowance for credit losses, December 31, 2023	$125

Rollforward of Credit Loss Allowance for Held-to-Maturity Debt Securities
Beginning balance, January 1, 2022	$399
Current-period provision for expected credit losses	41
Write-off charged against the allowance, if any	—
Recoveries of amounts previously written off, if any	—
Ending balance of the allowance for credit losses, December 31, 2022	$440

The current-period provision for expected credit losses is due to changes in portfolio composition, the maturity of certain securities, and changes in the credit ratings of certain securities.

Available-for-sale debt securities

The cost basis, fair values and gross unrealized gains and losses of our available-for-sale debt securities are as follows:

	December 31, 2023				December 31, 2022
	Cost Basis	Unrealized Gains	Unrealized Losses	Fair Value	Cost Basis	Unrealized Gains	Unrealized Losses	Fair Value
Corporate debt securities (1)	$26,136	$—	$(203)	$25,933	$27,251	$—	$(363)	$26,888
U.S. Treasury securities	30,878	—	(263)	30,615	30,467	—	(544)	29,923
Foreign government securities	1,502	—	(18)	1,484	1,473	—	(30)	1,443
Total	$58,516	$—	$(484)	$58,032	$59,191	$—	$(937)	$58,254

_________________

(1) Includes both U.S. and foreign corporate debt securities.

The cost basis of available-for-sale debt securities includes an adjustment for the amortization of premium or discount since the date of purchase.

The change in net unrealized gains on available-for-sale debt securities for the years ended December 31, 2023 and 2022 was $0.5 million and $(0.9) million, respectively. Any unrealized holding gains or losses on available-for-sale debt securities as of December 31, 2023 are reported as accumulated other comprehensive gain or loss, which is a separate component of stockholders’ (deficit) equity, net of tax, until realized.

Net realized gains on disposition of available-for-sale debt securities are computed using the specific identification method and are included in the consolidated statements of operations.

The following table presents certain information regarding contractual maturities of our available-for-sale debt securities:

	December 31, 2023
Maturity	Amortized Cost	% of Total	Fair Value	% of Total
One year or less	$39,767	68%	$39,419	68%
After one year through five years	18,749	32%	18,613	32%
Total	$58,516	100%	$58,032	100%

There were no available-for-sale debt securities with contractual maturities after five years. Expected maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

Net unrealized losses on available-for-sale debt securities and the fair value of the related securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position are as follows:

	December 31, 2023				December 31, 2022
	Corporate debt securities	U.S. Treasury securities	Foreign government securities	Total	Corporate debt securities	U.S. Treasury securities	Foreign government securities	Total
Less than 12 months
Fair value	$8,810	$1,953	$—	$10,763	$26,886	$29,923	$1,444	$58,253
Unrealized losses	$(25)	$(9)	$—	$(34)	$(363)	$(544)	$(30)	$(937)
Greater than 12 months
Fair value	$17,214	$28,662	$1,484	47,360	$—	$—	$—	—
Unrealized losses	$(178)	$(254)	$(18)	(450)	$—	$—	$—	—
Total
Fair value	$26,024	$30,615	$1,484	$58,123	$26,886	$29,923	$1,444	$58,253
Unrealized losses	$(203)	$(263)	$(18)	$(484)	$(363)	$(544)	$(30)	$(937)

We believe that any unrealized losses on our available-for-sale debt securities at December 31, 2023 are temporary based upon our current analysis of the issuers of the securities that we hold and current market conditions.

We have no intent to sell, and it is more likely than not that we will not be required to sell, these securities until the fair value recovers to at least equal our cost basis or the securities mature.

As of December 31, 2023, the Company did not have an allowance for credit losses for available-for-sale debt securities.

Mortgage loans

The mortgage loans portfolio as of December 31, 2023 is comprised entirely of single-family residential mortgage loans. During the year ended December 31, 2023, the Company did not purchase any new mortgage loans.

Mortgage loans, which include contractual terms to maturity of thirty years, are not categorized by contractual maturity as borrowers may have the right to call or prepay obligations with, or without, call or prepayment penalties. The change in the mortgage loans during the year ended December 31, 2023 was the result of principal prepayments and maturities.

The cost and estimated fair value of mortgage loans are as follows:

	December 31, 2023		December 31, 2022
	Cost	Estimated Fair Value	Cost	Estimated Fair Value
Mortgage loans	$45	$45	$297	$297
Total	$45	$45	$297	$297

Investment income

Investment income from securities consists of the following:

	Year ended December 31,
	2023	2022
Available-for-sale debt securities	$2,120	$932
Held-to-maturity debt securities	1,348	1,828
Mortgage loans	5	58
Other	1,836	409
Total	$5,309	$3,227

Accrued interest receivable

Accrued interest receivable from investments is included in receivables, net in the consolidated balance sheets. The following table reflects the composition of accrued interest receivable for investments:

	Year ended December 31,
	2023	2022
Corporate debt securities	$423	$834
U.S. Treasury securities	262	281
Foreign government securities	5	42
Accrued interest receivable on investment securities	$690	$1,157
Mortgage loans	—	—
Accrued interest receivable on investments	$690	$1,157

The Company does not recognize an allowance for credit losses for accrued interest receivable because the Company writes off accrued investment income after three months by reversing interest income.

Fair value measurement

The following table summarizes the Company’s investments measured at fair value:

	Assets
	December 31, 2023				December 31, 2022
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Held-to-maturity:
Corporate debt securities	$—	$13,386	$—	$13,386	$—	$59,673	$—	$59,673
U.S. Treasury Securities	4,047	—	—	4,047	23,987	—	—	23,987
Foreign government securities	—	—	—	—	—	4,999	—	4,999
Certificate of deposits	—	437	—	437	—	305	—	305
Total held-to-maturity debt securities	$4,047	$13,823	$—	$17,870	$23,987	$64,977	$—	$88,964

Available-for-sale:
Corporate debt securities	$—	$25,933	$—	$25,933	$—	$26,888	$—	$26,888
U.S. Treasury Securities	30,615	—	—	30,615	29,923	—	—	29,923
Foreign government securities	—	1,484	—	1,484	—	1,443	—	1,443
Total available-for-sale debt securities	$30,615	$27,417	$—	$58,032	$29,923	$28,331	$—	$58,254

Mortgage loans	$—	$—	$45	$45	$—	$—	$297	$297

Total	$34,662	$41,240	$45	$75,947	$53,910	$93,308	$297	$147,515

The Company classifies U.S. Treasury bonds within Level 1 of the fair value hierarchy because they are valued based on quoted market prices in active markets. Corporate debt securities and certificates of deposit are classified within Level 2 because they are valued using inputs other than quoted prices that are directly or indirectly observable in the market, including readily available pricing sources for the identical underlying security which may be actively traded. The Company classifies mortgage loans as Level 3 due to the reliance on significant unobservable valuation inputs.

The Company’s liabilities in the following table are recorded at fair value on the accompanying consolidated balance sheets. The following table summarizes the Company’s liabilities measured at fair value:

	Liabilities
	December 31, 2023				December 31, 2022
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total

Public Warrants	$17	$—	$—	$17	$230	$—	$—	$230
Private Placement Warrants	—	9	—	9	—	117	—	117
Sponsor Covered Shares	—	—	86	86	—	—	219	219
Total	$17	$9	$86	$112	$230	$117	$219	$566

The Company considers the Public Warrants to be Level 1 liabilities due to the use of an observable market quote in an active market under the ticker DOMAW. For the Private Placement Warrants, the Company considers the fair value of each Private Placement Warrant to be equivalent to that of each Public Warrant, with an immaterial adjustment for short-term marketability restrictions. As such, the Private Placement Warrants are classified as Level 2.

The fair value of the Sponsor Covered Shares was determined using a Monte Carlo simulation valuation model using a distribution of potential stock price outcomes on a daily basis over the original 10-year vesting period. The unobservable significant inputs to the valuation model were as follows:

	December 31, 2023	December 31, 2022
Current stock price	$4.63	$11.32
Expected volatility	65%	65%
Risk-free interest rate	3.88%	3.96%
Expected term (years)	7.6	8.6
Expected dividend yield	—%	—%
Annual change in control probability	2%	2%

The changes for Level 3 items measured at fair value on a recurring basis using significant unobservable inputs are as follows:

Sponsor Covered Shares
Fair value as of January 1, 2022	$5,415
Change in fair value of Sponsor Covered Shares	(5,196)
Fair value as of December 31, 2022	$219
Change in fair value of Sponsor Covered Shares	(133)
Fair value as of December 31, 2023	$86

Local Sales Deferred Earnout
Fair value as of December 31, 2022	$—
WFG Asset Sale	10,928
Q3 Local Sales	1,556
Accretion of discount	13
Fair value as of December 31, 2023	$12,497

There were no transfers of assets or liabilities between Level 1 and Level 2 during the years ended December 31, 2023 and 2022. There were no transfers involving Level 3 assets or liabilities during the years ended December 31, 2023 and 2022.

Cash and cash equivalents, restricted cash, receivables, prepaid expenses and other assets, accounts payable, and accrued expenses and other liabilities approximate fair value and are therefore excluded from the leveling table above. The cost basis is determined to approximate fair value due to the short term duration of these financial instruments.

5. Revenue recognition

Disaggregation of revenue

Our revenue consists of:

			Year ended December 31,
			2023	2022
Revenue Stream	Statements of Operations Classification	Segment	Total Revenue
Revenue from insurance contracts:
Direct Agents title insurance premiums	Net premiums written	Underwriting	$18,176	$67,743
Third-Party Agent title insurance premiums	Net premiums written	Underwriting	283,527	317,510
Total revenue from insurance contracts			$301,703	$385,253
Revenue from contracts with customers:
Escrow fees	Escrow, title-related and other fees	Corporate and Other	$890	$8,791
Other title-related fees and income	Escrow, title-related and other fees	Corporate and Other	1,639	12,057
Other title-related fees and income	Escrow, title-related and other fees	Underwriting	1,953	2,692
Other title-related fees and income	Escrow, title-related and other fees	Elimination(1)	(1,140)	(11,846)
Total revenue from contracts with customers			$3,342	$11,694
Other revenue:
Interest and investment income (2)	Investment, dividend and other income	Corporate and Other	$1,458	$726
Interest and investment income (2)	Investment, dividend and other income	Underwriting	4,849	2,558
Realized gains and losses, net	Investment, dividend and other income	Corporate and Other	(375)	(197)
Realized gains and losses, net	Investment, dividend and other income	Underwriting	(34)	(56)
Total other revenues			$5,898	$3,031
Total revenues			$310,943	$399,978

_________________

(1)	Premiums retained by Direct Agents are recognized as income to the Corporate and Other segment, and expense to the Underwriting segment. Upon consolidation, the impact of these internal segment transactions from continuing operations is eliminated. See Note 7. Segment information for additional breakdown.

(2)	Interest and investment income consists primarily of interest payments received on held-to-maturity debt securities, available-for-sale debt securities and mortgage loans.

See Note 2. Revenue recognition for additional information.

6. Liability for loss and loss adjustment expenses

A summary of the changes in the liability for loss and loss adjustment expenses for each of the years ended is as follows:

	Year ended December 31,
	2023	2022
Balance at the beginning of the year	$81,873	$80,189

Provision for claims related to:
Current year	$14,901	$21,134
Prior years	(137)	(6,353)
Total provision for claims	$14,764	$14,781

Paid losses related to:
Current year	$(1,546)	$(2,483)
Prior years	(13,197)	(10,614)
Total paid losses	$(14,743)	$(13,097)

Balance at the end of the period	$81,894	$81,873

Provision for claims as a percentage of net written premiums	4.9%	3.8%

We continually update our liability for loss and loss adjustment expense estimates as new information becomes known, new loss patterns emerge, or as other contributing factors are considered and incorporated into the analysis. Estimating future title loss payments is difficult because of the complex nature of title claims, the long periods of time over which claims are paid, significantly varying dollar amounts of individual claims and other factors.

Current year incurred and paid losses includes current year reported claims as well as estimated future losses on such claims.

For the year ended December 31, 2023, the prior year’s provision for claims reserve release of $0.1 million is due to reported loss emergence which was lower than expected. Historically, this favorable loss experience has resulted in a decrease in the projection of ultimate loss for past policy years. Most recently, our favorable loss experience resulted in a decrease in the projection of ultimate loss for policy years 2021, 2022 and 2017. For the year ended December 31, 2022, the provision for claims reserve release related to prior years of $6.4 million is due to reported loss emergence which was lower than expected. This has resulted in a decrease in the projection of ultimate loss for policy years 2015, 2018 and 2020. The actuarial assumptions underlying the Company’s selected ultimate loss estimates place more consideration on title insurance industry benchmarks for more recent policy years. These title insurance benchmarks are based on industry long-term average loss ratios. As the Company’s claims experience matures, we refine those estimates to put more consideration to the Company’s actual claims experience. For the years ended December 31, 2023 and 2022, the Company’s actual claims experience reflects lower loss ratios than industry benchmarks from a current positive underwriting cycle and resulted in the favorable development.

The liability for loss and loss adjustment expenses of $81.9 million and $81.9 million, as of December 31, 2023 and December 31, 2022, respectively, includes $0.2 million and $0.2 million, respectively, of reserves for the settlement of claims which the Company has deemed to be directly related to its escrow or agent related activities. The reserves for the settlement of claims related to escrow or agent related activities are not actuarially determined.

7. Segment information

We have historically reported our operations in two business segments: "Distribution," which included our divested Local channel as well as our Doma Enterprise channel and corporate support services, and "Underwriting." As discussed in Note 3, in the second and third quarters of 2023, the Company sold its assets used in or related to the Company’s Local Component. With the execution of these agreements, the Company no longer has operations related to our previous Local Component.

Beginning in the third quarter of 2023, we have reflected the results of the Local Component as discontinued operations in the consolidated statements of operations for all periods presented.

Subsequent to the announcement of the Local Sales, the Company’s chief operating decision maker reviews financial performance and makes decisions about the allocation of resources for our operations through two reportable segments, (1) "Underwriting" and (2) "Corporate and Other." The Company’s reportable segments offer different products and services that are marketed through different channels for real estate closing transactions. They are managed separately because of the unique technology, service requirements and regulatory environment.

A description of each of our reportable segments is as follows.

•     Underwriting: Our Underwriting segment reflects the results of our title insurance underwriting business, including policies referred primarily through our Third-Party Agents channel. The referring agents retain approximately 82% - 84% of the policy premiums in exchange for their services. These retention rates vary by state and agent.

•     Corporate and Other: Our Corporate and Other segment includes our operations related to the execution of our title, escrow and settlement services through our Doma Enterprise channel. Our Doma Enterprise channel targets partnerships with national lenders and mortgage originators that maintain centralized lending operations ("Direct Agents"). Once an Enterprise partnership has been established, we integrate our Doma Intelligence platform with the partner’s production systems, to enable frictionless order origination and fulfillment. Substantially all Doma Enterprise orders are underwritten by Doma. In addition, Corporate and Other includes investing activity related to our investment portfolio held outside of Underwriting.

We use adjusted gross profit as the primary profitability measure for making decisions regarding ongoing operations. Adjusted gross profit is calculated by subtracting direct costs, such as premiums retained by agents, direct labor, other direct costs, and provision for claims, from total revenue. Our chief operating decision maker evaluates the results of the aforementioned segments on a pre-tax basis. Segment adjusted gross profit excludes certain items which are included in net loss, such as depreciation and amortization, corporate and other expenses, long-lived asset impairment, change in the fair value of Warrant and Sponsor Covered Shares liabilities, interest expense, and income tax expense, as these items are not considered by the chief operating decision maker in evaluating the segments’ overall operating performance. Our chief operating decision maker does not review nor consider assets allocated to our segments for the purpose of assessing performance or allocating resources. Accordingly, segments’ assets are not presented.

The following table summarizes the operating results from continuing operations of the Company’s reportable segments:

	Year ended December 31, 2023
	Underwriting	Corporate and Other	Eliminations	Consolidated Total
Net premiums written	$301,703	$—	$—	$301,703
Escrow, other title-related fees and other (1)	1,953	2,529	(1,140)	3,342
Investment, dividend and other income	4,815	1,083	—	5,898
Total revenue	$308,471	$3,612	$(1,140)	$310,943

Premiums retained by agents (2)	$249,317	$—	$(1,140)	$248,177
Direct labor (3)	11,093	2,193	—	13,286
Other direct costs (4)	9,780	1,316	—	11,096
Provision for claims	14,563	201	—	14,764
Adjusted gross profit	$23,718	$(98)	$—	$23,620

	Year ended December 31, 2022
	Underwriting	Corporate and Other	Eliminations	Consolidated Total
Net premiums written	$385,253	$—	$—	$385,253
Escrow, other title-related fees and other (1)	2,692	20,848	(11,846)	11,694
Investment, dividend and other income	2,502	529	—	3,031
Total revenue	$390,447	$21,377	$(11,846)	$399,978

Premiums retained by agents (2)	$318,887	$—	$(11,846)	$307,041
Direct labor (3)	10,398	26,914	—	37,312
Other direct costs (4)	9,803	6,632	—	16,435
Provision for claims	13,575	1,206	—	14,781
Adjusted gross profit	$37,784	$(13,375)	$—	$24,409

(1)	Includes fee income from closings, escrow, title exams, ceding commission income, as well as premiums retained by Direct Agents.
(2)

This expense represents a deduction from the net premiums written for the amounts that are retained by Direct Agents and Third-Party Agents as compensation for their efforts to generate premium income for our Underwriting segment. The impact of premiums retained by our Direct Agents from continuing operations and the expense for reinsurance or co-insurance procured on Direct Agent sourced premiums are eliminated in consolidation.

(3)

Includes all compensation costs, including salaries, bonuses, incentive payments, and benefits, for personnel involved in the direct fulfillment of title and/or escrow services. Direct labor excludes severance costs.

(4)	Includes title examination expense, office supplies, and premium and other taxes.

The following table provides a reconciliation of the Company’s total reportable segments’ adjusted gross profit to its total loss from continuing operations before income taxes:

	Year ended December 31,
	2023	2022
Adjusted gross profit	$23,620	$24,409
Depreciation and amortization	11,673	15,077
Other indirect expenses (1)	85,338	175,371
Long-lived asset impairment	1,499	29,524
Change in fair value of Warrant and Sponsor Covered Shares liabilities	(453)	(21,317)
Interest expense	20,323	14,106
Loss from continuing operations before income taxes	$(94,760)	$(188,352)

_______________

(1)

Includes other indirect expenses not allocated to segments including corporate support function costs, such as legal, finance, human resources, technology support and certain other indirect operating expenses, such as sales and management payroll, and incentive related expenses.

As of December 31, 2023 and 2022, the Underwriting segment had allocated goodwill of $23.4 million. There were no additions from acquisitions, impairments or adjustments to goodwill resulting from prior year acquisitions in either segment for the years ended December 31, 2023 and 2022. Accumulated impairment losses to goodwill were $65.2 million as of December 31, 2023 which represents goodwill impairment related to discontinued operations.

8. Income tax

The Company’s income tax expense (benefit) from both continuing and discontinued operations is as follows:

	Year ended December 31,
	2023	2022
Current:
Federal	$—	$—
State	174	179
Total current	$174	$179

Deferred:
Federal	$113	$(338)
State	329	(1,083)
Total deferred	$442	$(1,421)
Total	$616	$(1,242)

	Year ended December 31,
Reconciliation of consolidated federal income tax expense (benefit) from:	2023	2022
Continuing operations	$528	$(1,055)
Discontinued operations	88	(187)
Consolidated federal income tax expense (benefit)	$616	$(1,242)

The Company’s income tax expense differs from the benefits computed by applying the federal income tax rate of 21% to loss before income taxes. A reconciliation of these differences is as follows:

	Year ended December 31,
	2023	2022
Benefit calculated at federal income tax rate	21.0%	21.0%
Change in valuation allowance	(26.1)%	(24.4)%
State tax benefit	8.7%	6.7%
Goodwill impairment	—%	(3.3)%
Nondeductible compensation	(3.5)%	(2.1)%
Provision-to-return permanent differences	1.0%	1.7%
Federal benefit on state tax	(1.8)%	—%
Change in fair value of Warrant and Sponsor Covered Shares liabilities	0.1%	1.4%
Change in state tax rate	—%	(0.8)%
Change in payables	0.2%	—%
Other permanent differences, net	(0.1)%	0.2%
Income tax benefit (expense)	(0.5)%	0.4%

The change in the total valuation allowance during the year was $32.3 million. Although the Company has recorded a valuation allowance against deferred tax assets as discussed below, a portion of deferred tax liabilities related to indefinite lived intangible assets acquired cannot be used as a source of income to offset deferred tax assets. Consequently, this amount is recorded as a deferred tax expense and reflected in the effective tax rate above. The current state tax expense is a result of separate state tax filings for subsidiaries that have taxable income or where there is a minimum state tax.

The significant components of deferred tax assets and liabilities from both continuing and discontinued operations consist of the following:

	December 31,
	2023	2022
Deferred tax assets:
Net operating loss	$117,319	$108,906
Interest expense	14,159	9,850
Intangibles assets	5,658	2,129
Stock-based compensation expense	2,360	4,379
Research and development	22,640	3,148
Statutory premium reserve	3,970	2,245
Other, net	1,434	1,641
Accrued compensation	1,073	1,393
Investments	192	420
Right-of-use assets	—	391
Allowance for doubtful accounts	370	265
Loss reserves	202	212
Debt issuance costs	34	43
Deferred lease obligation	18	18
Total gross deferred tax assets	169,429	135,040
Less valuation allowance	(161,980)	(129,704)
Total deferred tax assets	$7,449	$5,336

Deferred tax liabilities:
Other reserves	$(2,230)	$(2,069)
Fixed assets	(2,098)	(1,846)
Title plants	(663)	(1,428)
Lease liabilities	(3,250)	—
Unrealized gain on investments	—	(203)
Intangibles assets	—	(140)
Total deferred tax liabilities	$(8,241)	$(5,686)
Net deferred tax liability	$(792)	$(350)

As of December 31, 2023, the Company carried a valuation allowance against deferred tax assets as management believes it is more likely than not that the benefit of the net deferred tax assets covered by that valuation allowance will not be realized. The net deferred tax liability of $0.8 million is included in accrued expenses and other liabilities within the accompanying consolidated balance sheets.

In accounting for uncertainty in income taxes, the Company is required to recognize in its financial statements the impact of a tax position if that position is more likely than not of being sustained in an audit, based on the technical merits of the position. In this regard, an uncertain tax position represents the Company’s expected treatment of a tax position taken in a filed tax return, or planned to be taken in a future tax return, that has not been reflected in measuring income tax expense for financial reporting purposes. There were no unrecognized tax benefits or liabilities as of December 31, 2023 and December 31, 2022.

The amount of unrecognized tax benefit or liability may change in the future for various reasons, including adding amounts for current tax year positions, expiration of open income tax returns due to the expiration of the applicable statute of limitations, changes in management’s judgment about the level of uncertainty, status of examinations, litigation and legislative activity and the additions or eliminations of uncertain tax positions.

As of December 31, 2023, the Company has federal and state net operating loss (“NOL”) carryforwards of $391.9 million and $529.2 million, respectively. As a result of the Tax Cuts and Jobs Act of 2017, any federal NOL arising after the year ended December 31, 2017 can be carried forward indefinitely with no expiration but is limited to 80% of taxable income. The Company has approximately $0.2 million of pre-2018 federal NOLs subject to expiration beginning in 2036. The remainder of the federal NOLs have no expiration. The Company’s state NOLs are subject to various expirations, beginning in 2030.

Utilization of the NOL carryforwards may be subject to limitation under Section 382 of the Internal Revenue Code of 1986 (the “Code”), and similar state provisions, based on ownership changes that have occurred previously or that could occur in the future. Such an annual limitation could result in the expiration or elimination of the NOL carryforwards before utilization. The Company has performed an analysis of its changes in ownership under Section 382 of the Code. Management currently believes that a Section 382 limitation will not limit utilization of the carryforwards prior to their expiration.

The Company’s 2020 through 2022 tax years remain open to federal tax examinations. The Company’s 2019 through 2022 tax years remain open to state tax examinations.

9. Fixed assets

Fixed assets consist of the following:

	December 31,
	2023	2022
Internally developed software	$47,896	$40,934
Computer equipment	5,492	7,458
Acquired software	3,140	2,975
Furniture and equipment	484	831
Leasehold improvements	196	857
Construction in process	9	654
Total fixed assets, gross	$57,217	$53,709
Accumulated depreciation and amortization	(26,272)	(16,685)
Total fixed assets, net	$30,945	$37,024

Depreciation and amortization on fixed assets was $11.7 million and $15.1 million for the years ended December 31, 2023 and 2022, respectively.

The following table reflects the composition of net gains or losses for the sales of fixed assets for each of the years shown below:

	Year ended December 31,
	2023	2022
Gains (losses):
Fixed assets:
Gains	$90	$76
Losses	(781)	(232)
Total net gains (losses)	$(691)	$(156)

For the years ended December 31, 2023, and 2022, the Company recorded an impairment charge of $0.0 million and $1.0 million, respectively related to furniture, leasehold improvements and computer equipment associated with leased offices that have been vacated and an impairment charge of $1.1 and $23.2 million related to internally developed software and acquired software no longer in use. The Company does not expect to receive future economic benefit from the use of these assets and therefore, reduced the carrying amount to zero for these assets. The fair values of the impacted software and other fixed assets were determined in accordance with ASC 360, Property, Plant, and Equipment, using a cash flow valuation methodology with Level 3 inputs, primarily internal revenue forecasts. The impairment of furniture, leasehold improvements and computer equipment relate to our Corporate and Other segment, and the impairment of internally developed software and acquired software relates to our Corporate and Other segment. The fixed asset impairments are recorded in long-lived asset impairment in the consolidated statements of operations. See Note 21 for additional information on vacated leases.

Within each respective period, internally developed software and acquired software consist of the following:

	Year ended December 31
	2023	2022
Internally developed software	$8,034	$30,609
Accumulated amortization	(8,175)	(11,472)
Internally developed software, net	$(141)	$19,137

Acquired software	199	919
Accumulated amortization	(396)	(368)
Acquired software, net	$(197)	$551

Amortization expense on internally developed software was $8.2 million and $11.5 million for the years ended December 31, 2023 and 2022, respectively. Amortization expense for internally developed software at December 31, 2023 is expected to be $9.9 million, $8.7 million, $5.8 million, $2.8 million and $0.7 million for the years ended December 31, 2024, December 31, 2025, December 31, 2026, December 31, 2027 and December 31, 2028, respectively. Unamortized internally developed software development costs as of December 31, 2023 and 2022 are included in fixed assets, net in the consolidated balance sheets.

10. Debt

Senior secured credit agreement

On December 31, 2020, Old Doma executed a loan and security agreement with Hudson Structured Capital Management Ltd. (“HSCM”) providing for a $150.0 million senior secured term loan (“Senior Debt”) that was funded by the lenders, which are affiliates of HSCM, on January 29, 2021 (“Funding Date”). The Senior Debt matures five years from the Funding Date. Under the agreement, the Senior Debt will bear interest of 11.25% per annum, 5.0% of which will be paid on a current cash basis and the remainder to accrue and be added to the outstanding principal balance. Interest shall be compounded quarterly. If at any time Old Doma (now known as States Title) is in an event of default under the Senior Debt, outstanding amounts shall bear interest at the default interest rate of 15.00%. Upon funding, Old Doma issued penny warrants to affiliates of HSCM equal to 1.35% of Old Doma’s fully diluted shares. The warrants were net exercised on the Closing Date and such affiliates of HSCM received the right to receive approximately 0.2 million shares of our common stock. The Senior Debt is secured by a first-priority pledge and security interest in substantially all of the assets (tangible and intangible) of our wholly owned subsidiary States Title (which represent substantially all of our assets) and any of its existing and future domestic subsidiaries (in each case, subject to customary exclusions, including the exclusion of regulated insurance company subsidiaries). States Title is subject to customary affirmative, negative and financial covenants, including, among other things, minimum liquidity of $20.0 million (as of the last day of any month), minimum consolidated annual revenue of $130.0 million, limits on the incurrence of indebtedness, restrictions on asset sales outside the ordinary course of business and material acquisitions, limitations on dividends and other restricted payments. States Title was in compliance with the Senior Debt covenants as of December 31, 2023. The Senior Debt also includes customary events of default for facilities of this type and provides that, if an event of default occurs and is continuing, the Senior Debt will amortize requiring regular payments on a straight-line basis over the subsequent 24-month calendar period, but not to extend beyond the maturity date.

On May 19, 2023, Old Doma and certain subsidiaries of the Company, as guarantors, entered into the third amendment to the Senior Debt agreement (the “Third Amendment”). The Third Amendment amends certain mandatory prepayment provisions related to the disposition of assets by Old Doma or any of its subsidiaries such that Old Doma is required, within five business days following the receipt of net cash proceeds from dispositions in excess of $750,000 in any fiscal year (other than certain permitted dispositions), to repay the outstanding principal amount of term loan borrowings in an amount equal to 100% of such excess net cash proceeds received by Old Doma or any of its subsidiaries from such dispositions, unless HSCM, as agent, otherwise agrees.

Concurrently with the execution of the Merger Agreement, certain of the Company’s subsidiaries, the lenders party thereto and Hudson, as agent for such lenders, entered into the HSCM Fourth Amendment. Immediately after the effectiveness of the HSCM Fourth Amendment, Hudson, certain of the Company’s subsidiaries, the lenders party thereto and Parent entered into the Hudson Fifth Amendment. For more information, refer to Note 24 "Subsequent Events."

The estimated fair value of the Senior Debt at December 31, 2023 was $157.0 million. No active or observable market exists for the Senior Debt and as a result this is a Level 3 fair value measurement. Therefore, the estimated fair value of the Senior Debt is based on the income valuation approach, which is a valuation technique that converts future amounts (for example, cash flows or income and expenses) to a single current (that is, discounted) amount.

11. Stockholders’ (deficit) equity

Common stock

Holders of common stock are entitled to one vote for each share held. Common stock is entitled to receive dividends when, and if, declared by the board of directors.

On July 29, 2021, the Company’s common stock and Public Warrants began trading on the New York Stock Exchange under the ticker symbols “DOMA” and “DOMA.WS,” respectively. The Public Warrants are trading on the OTC Pink Marketplace under the symbol “DOMAW”.

On June 29, 2023, the Company filed with the Secretary of State of the State of Delaware a certificate of amendment to its certificate of incorporation (the “Charter Amendment”) to effect a 1-for-25 reverse stock split of the Company’s common stock (the “Reverse Stock Split”) and a corresponding adjustment to its authorized capital stock, effective as of 11:59 p.m. Eastern Daylight Time on June 29, 2023 (the “Effective Time”). As a result of the Reverse Stock Split, every 25 shares of the Company’s issued and outstanding common stock were automatically converted into one share of issued and outstanding common stock. No fractional shares were issued as a result of the Reverse Stock Split. All share and per share information has been retroactively adjusted to give effect to the Reverse Stock Split for all periods presented, unless otherwise indicated.

Pursuant to the Company’s certificate of incorporation and Charter Amendment, the Company is authorized to issue 80,000,000 shares of common stock with a par value of $0.0001 per share.

Preferred stock

Pursuant to the Company’s certificate of incorporation, the Company is authorized to issue 4,000,000 shares of preferred stock having a par value of $0.0001 per share (the “preferred stock”). The Company’s board of directors has the authority to issue preferred stock and to determine the rights, preferences, privileges and restrictions, including voting rights, of those shares. As of December 31, 2023, there were no shares of preferred stock issued and outstanding.

12. Stock compensation expense

The Company issued stock options (incentive stock options (“ISOs”), non-statutory stock options (“NSOs”)) and RSAs to employees and key advisors under the Company’s 2019 Equity Incentive Plan, which has been approved by the board of directors. Granted stock options do not expire for 10 years and have vesting periods ranging from 7 to 60 months. The holder of one stock option may purchase one share of common stock at the underlying strike price. No additional awards will be granted under the Company’s 2019 Equity Incentive Plan and, as a result, no shares remain available for issuance for new awards under the Company’s 2019 Equity Incentive.

On July 27, 2021, the Company’s stockholders approved the 2021 Omnibus Incentive Plan, under which the Company issues restricted stock units (“RSUs”) and performance restricted stock units (“PRSUs”). The RSUs are subject to time-based vesting, generally with a majority of the RSUs vesting 25% on the first anniversary of the award date and ratably thereafter for twelve quarters, such that the RSUs will be fully vested on the fourth anniversary of their award date. Eligible participants in the PRSUs will receive a number of earned shares based on Company financial results during the performance period, as established by the Company’s board of directors. Earned shares for the PRSUs will fully vest once the continuous employment service condition is met after the performance period. The RSUs and PRSUs are measured at fair market value on the grant date and stock-based compensation expense is recognized as the shares vest with a corresponding offset credited to additional paid-in-capital. As of December 31, 2023, a maximum of approximately 3.0 million securities were authorized for issuance under the Company’s 2021 Omnibus Incentive Plan.

In June 2022, the Company issued stock awards to its Chief Executive Officer under the 2021 Omnibus Incentive Plan that vest upon the satisfaction of a time-based service condition and a market condition (“market-based awards”). Both the service and the market condition must be satisfied for the award to vest. The market condition of the awards is based on the 90-day volume weighted average price of the common stock of the Company reaching a price hurdle of $125.00, $187.50, and $250.00 during a performance period of 4 years. The maximum number of shares that can be earned under the market-based awards is 97,413 shares, with one-third of the total award allocated to each identified average price threshold. The time-based service condition in the market-based awards is satisfied quarterly over sixteen quarters of continuous employment, such that the service condition included in the market-based awards will be fully satisfied on the fourth anniversary of their award date. The Company recognizes compensation expense related to the market-based awards using the accelerated attribution method over the requisite service period.

In May 2023, the compensation committee of the Company's board of directors approved modifications to the vesting conditions and exercise periods of outstanding equity compensation awards held by certain of the Company's then-current employees who became employees of WFG in the WFG Asset Sale. These modifications became effective upon acceptance of employment with WFG. Pursuant to such modifications, the options and RSUs held by WFG employees vest on May 20, 2024; provided that employment with WFG does not terminate prior to such date. These modified awards vest based on conditions that are not classified as a service, market or performance condition, and as a result, such awards are classified as a liability. In accordance with ASC 718, "Compensation - Stock Compensation," stock-based compensation expense of $2.2 million previously incurred on the original awards was reversed in the personnel costs line in the consolidated statements of operations in 2023, and the Company recorded a liability of $0.2 million for the fair value of the modified awards in the accrued expenses and other liabilities line in the consolidated balance sheet as of December 31, 2023.

On August 3, 2023, the compensation committee of the Company's board of directors granted RSUs totaling approximately 1.0 million shares. The RSUs are subject to time-based vesting, with 50% of the RSUs vesting on the six-month anniversary of the award date, and the remainder vest in four consecutive, equal, quarterly installments such that the award is fully vested on the 18-month anniversary of the award date; provided the awardee is continuously employed through such date as applicable.

Stock-based compensation expense for the years ended December 31, 2023 and 2022 was $17.1 million and $29.7 million, respectively.

Stock options (ISO and NSO)

The Company did not issue stock options during the year ended December 31, 2023 and 2022.

The Company had the following stock option activity:

	Number of Stock Options	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Life (In years)	Aggregate Intrinsic Value ($)
Outstanding as of December 31, 2022	703,422	14.46	6.74	$191
Granted	—	—	—
Exercised	(17,774)	13.41	0.42
Cancelled or forfeited	(283,620)	15.07	1.07
Outstanding as of December 31, 2023	402,028	$14.08	5.62	$54

Options exercisable as of December 31, 2023	387,772	$13.94	5.58	$54

The total intrinsic value of options exercised for the years ended December 31, 2023 and 2022 was $0.1 million and $3.5 million, respectively.

The total fair value of options vested during the years ended December 31, 2023 and 2022 were $3.5 million and $12.6 million, respectively.

As of December 31, 2023, there was $1.7 million of stock-based compensation expense that had yet to be recognized related to nonvested stock option grants. The weighted-average period over which this unrecognized stock-based compensation expense is expected to be recognized is 1.00 year.

RSAs, RSUs and PRSUs

The Company had the following activity for nonvested RSA, RSU and PRSU activity:

	Number of RSAs, RSUs and PRSUs	Average Grant Date Fair Value ($)
Nonvested at December 31, 2022	1,619,222	$44.19
Granted	1,303,266	8.14
Vested	(444,879)	46.52
Adjustment for PRSUs expected to vest	—	—
Cancelled or Forfeited	(670,280)	47.70
Nonvested at December 31, 2023	1,807,329	$18.59

The total fair value of RSAs, RSUs and PRSUs which vested in the years ended December 31, 2023 and 2022 was $3.6 million and $3.8 million, respectively.

As of December 31, 2023, there was $25.4 million of stock-based compensation expense that had yet to be recognized related to nonvested RSAs, RSUs and PRSUs. The weighted-average period over which this unrecognized stock-based compensation expense is expected to be recognized is 2.05 years.

Market-based awards

The market-based awards were measured at fair market value on the grant date, and stock-based compensation expense is recognized as the shares vest with a corresponding offset credited to additional paid-in-capital. The fair value of the market-based awards was determined using a Monte Carlo simulation valuation model using a distribution of potential stock price outcomes on a daily basis over the original 4-year vesting period. The unobservable significant inputs to the valuation model at the time of award issuance were as follows:

Stock price at issuance	$23.00
Expected volatility	75.0%
Risk-free interest rate	3.14%
Current expected term (years)	3.9
Expected dividend yield	—%

During the year ended December 31, 2023, the Company had the following non-vested market-based award activity:

	Number of Market-based awards	Average Grant Date Fair Value ($)
Non-vested at December 31, 2022	97,413	$7.92
Granted	—	—
Vested	—	—
Cancelled or Forfeited	—	—
Non-vested at December 31, 2023	97,413	$7.92

As of December 31, 2023, there was $0.3 million of stock-based compensation expense that had yet to be recognized related to nonvested market-based awards. The weighted-average period over which this unrecognized stock-based compensation expense is expected to be recognized is 2.42 years.

13. Earnings per share

The calculation of the basic and diluted EPS is as follows:

	Year ended December 31,
	2023	2022
Numerator
Net loss from continuing operations	$(95,288)	$(187,297)

Denominator
Weighted-average common shares – basic and diluted	13,342,913	13,041,337

Net loss from continuing operations per share - basic and diluted	$(7.14)	$(14.36)
Net loss from discontinued operations per share - basic and diluted	$(2.18)	$(8.81)
Net loss per share attributable to stockholders - basic and diluted	$(9.32)	$(23.17)

As we have reported net loss for each of the periods presented, all potentially dilutive securities are antidilutive. The following potential outstanding shares of common stock and contingently issuable shares were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because the contingent criteria has not been satisfied and/or including them would have been antidilutive:

	As of December 31,
	2023	2022
Outstanding stock options	402,028	703,422
Warrants for common and preferred stock	693,333	720,910
RSA’s, RSU’s and PRSU’s	1,807,329	1,619,222
Market-based awards	97,413	97,413
Sponsor Covered Shares and Seller Earnout Shares	686,190	698,024
Total antidilutive securities	3,686,293	3,838,991

14. Related party transactions

Equity held by Lennar

In connection with the North American Title Acquisition, subsidiaries of Lennar were granted equity in the Company. As of December 31, 2023, Lennar, through its subsidiaries, held 24.3% of the Company on a fully diluted basis.

Transactions with Lennar

In the routine course of its business, Doma Title Insurance, Inc. (“DTI”) underwrites title insurance policies for a subsidiary of Lennar. The Company recorded the following revenues and premiums retained by agents from these transactions, which are included within our Underwriting segment:

	Year ended December 31,
	2023	2022
Revenues	$139,186	$134,869
Premiums retained by agents	112,011	108,419

	As of December 31,
	2023	2022
Net receivables	$7,153	$4,175

These amounts are included in receivables, net, in the consolidated balance sheets.

On April 27, 2023, the Company entered into a sublease agreement with Lennar. The sublease with Lennar commenced on September 1, 2023 and ends on September 30, 2026. The total sublease income over the term of the agreement is expected to be $0.2 million.

15. Commitments and contingencies

Legal matters

The Company is subject to claims and litigation matters in the ordinary course of business. Management does not believe the resolution of any such matters will have a materially adverse effect on the Company’s financial position or results of operations.

Commitments and other contingencies

The Company also administers escrow deposits as a service to customers, a substantial portion of which are held at third-party financial institutions. These escrow deposits amounted to $11.0 million and $77.4 million at December 31, 2023 and 2022, respectively. Such deposits are not reflected in the consolidated balance sheets, but the Company could be contingently liable for them under certain circumstances (for example, if the Company disposes of escrowed assets). Such contingent liabilities have not materially impacted the results of operations or financial condition to date and are not expected to do so in the future.

See Note 21 in our consolidated financial statements for information on our operating lease obligations.

16. Accumulated other comprehensive income

Following is a summary of the changes in each component of accumulated other comprehensive income:

	Year ended December 31,
	2023	2022
Beginning balance at January 1	$(937)	$—
Unrealized gain (loss) on available-for-sale debt securities, before tax	454	(937)
Income tax effect	—	—
Total accumulated other comprehensive income, net of tax	$(483)	$(937)

17. Accrued expenses and other liabilities

Accrued expenses and other liabilities include the following:

	December 31,
	2023	2022
Employee benefits	$323	$3,782
Severance	—	4,984
Contract terminations	3,460	5,248
Premium taxes	2,700	3,862
Employee compensation	3,108	2,234
Other	3,109	3,237
Total accrued expenses and other liabilities	$12,700	$23,347

Workforce reduction plans

In 2022, the Company executed three separate workforce reduction plans (the “2022 Reduction Plans”) to reduce costs, improve Local branch-level profitability, and focus resources on its instant underwriting capabilities. The Reduction Plans during 2022 included the elimination of approximately 1,076 positions across the Company, or approximately 52% of the Company’s workforce as of December 31, 2022. On August 2, 2023, the Company committed to an additional workforce reduction plan (the “2023 Reduction” and collectively with the 2022 Reductions Plans, the “Reduction Plans”) to improve cost efficiency and focus on our instant underwriting technology and Underwriting operations. The 2023 Reduction included the elimination of approximately 70 positions across the Company, or approximately 17% of the Company’s then current workforce. The execution of the Reduction Plans, including cash payments, was substantially complete as of December 31, 2023.

The following table summarizes activity related to the liabilities associated with the Reduction Plans:

Total
Balance as of January 1, 2022	$—
Charges incurred (1)	16,130
Payments and other adjustments	(11,146)
Balance as of January 1, 2023	$4,984
Charges incurred (1)	10,287
Payments and other adjustments	(15,271)
Balance as of December 31, 2023	$—

________________

(1) Charges incurred include interim salary for employees with known departure dates, employee benefits, severance, payroll taxes and related facilitation costs offset by forfeitures of bonus.

For the year ended December 31, 2023, and 2022 forfeited stock-based compensation associated with the Reduction Plans was $2.6 million and $3.7 million, respectively. The charges incurred and forfeited stock-based compensation associated with the Reduction Plans primarily relate to the Company’s Corporate and Other reportable segment.

Contract terminations

Associated with the Company’s Reduction Plans and vendor management initiatives during the year ended December 31, 2023, and 2022, the Company recorded $1.3 million and $5.2 million, respectively, in accelerated contract charges related to contracts that will continue to be incurred for the contracts’ remaining terms without economic benefit to the Company. These contract termination charges were recorded in other operating expenses in the consolidated statements of operations. As of December 31, 2023, total accrued liabilities related to these accelerated contract charges were $3.5 million.

18. Employee benefit plan

The Company sponsors a defined contribution 401(k) plan for its employees (the “Retirement Savings Plan”). The Retirement Savings Plan is a voluntary contributory plan under which employees may elect to defer compensation for federal income tax purposes under Section 401(k) of the Code. All full-time employees age 18+ are eligible to enroll in the Retirement Savings Plan on their first day of employment. Company matching contributions begin upon employee enrollment in the Retirement Savings Plan. Effective January 1, 2022, the Company provides an employer match up to 100% on the first 1% of elective contributions and 50% on the next 5% of elective contributions. The maximum matching contribution is 3.5% of compensation.

For the years ended December 31, 2023 and 2022 the Company made contributions for the benefit of employees of $0.3 million and $3.3 million, respectively, to the Retirement Savings Plan.

19. Research and development

For the years ended December 31, 2023 and 2022, the Company recorded the following related to research and development expenses and capitalized internally developed software costs:

	Year ended December 31,
	2023	2022
Research and development expenses incurred	$5,266	$16,108
Capitalized internally developed software costs	8,034	30,609
Research and development spend, inclusive of capitalized internally developed software cost	$13,300	$46,717

Our research and development costs reflect certain payroll-related costs of employees directly associated with such activities and certain software subscription costs, which are included in personnel costs and other operating expenses, respectively, in the consolidated statements of operations. Capitalized internally developed software and acquired software costs are included in fixed assets, net in the consolidated balance sheets.

20. Warrant liabilities

As a result of the Business Combination, the Company assumed, as of the Closing Date, Public Warrants to purchase an aggregate of 460,000 shares of our common stock and Private Placement Warrants to purchase an aggregate of 233,333 shares of our common stock. Twenty five whole warrants entitle the holder to purchase one share of common stock at a price of $287.50.

The Warrants became exercisable commencing on December 4, 2021, which is one year from the closing of the initial public offering of Capitol; provided, that we maintain an effective registration statement under the Securities Act of 1934, as amended (the “Securities Act”), covering our common stock.

Redemption of Public Warrants when the price per share of our common stock equals or exceeds $450.00

The Company may call the Public Warrants for redemption:

•	in whole and not in part;
•	at a price of $0.01 per Public Warrant;
•	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder; and
•

if, and only if, the last reported sale price of our common stock equals or exceeds $450.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of common stock and equity-linked securities as described above) for any 20 trading days within a 30-trading day period ending three business days before the Company sends to the notice of redemption to the Public Warrant holders.

The Company will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of common stock issuable upon a cashless exercise of the Public Warrants is then effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period, except if the Public Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.

Redemption of Public Warrants when the price per share of our common stock equals or exceeds $250.00

The Company may redeem the outstanding Public Warrants:

•	in whole and not in part;
•

at $0.10 per Public Warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their Public Warrants prior to redemption and receive a number of shares based on the redemption date and the “fair market value” of common stock except as otherwise described below;

•

if, and only if, the last reported sale price of our common stock equals or exceeds $250.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like and for certain issuances of common stock and equity-linked securities as described above) on the trading day prior to the date on which the Company sends the notice of redemption to the Public Warrant holders; and

•

if, and only if, the last reported sale price of common stock is less than $450.00 per share (as adjusted for stock for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of common stock and equity-linked securities), the Private Placement Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

Beginning on the date the notice of redemption is given until the Public Warrants are redeemed or exercised, holders may elect to exercise their Public Warrants on a cashless basis. The “fair market value” of our common stock will mean the volume-weighted average price of our common stock for the ten trading days immediately following the date on which the notice of redemption is sent to the holders of Public Warrants. In no event will the Public Warrants be exercisable in connection with this redemption feature for more than 0.014 shares of common stock per Public Warrant (subject to adjustment).

The Private Placement Warrants are identical to the Public Warrants except that the Private Placement Warrants, (i) subject to limited exceptions, are not redeemable by us, (ii) may be exercised for cash or on a cashless basis and (iii) are entitled to registration rights (including the shares of our common stock issuable upon exercise of the Private Placement Warrants), in each case, so long as they are held by the initial purchasers or any of their permitted transferees (as further described in the warrant agreement, dated as of December 1, 2020, between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agreement”). If the Private Placement Warrants are held by holders other than the initial purchasers or any of their permitted transferees, they will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

On September 3, 2021, the Company filed a Registration Statement on Form S-1 (No. 333-258942), as amended, with the SEC (which was declared effective on September 8, 2021; and the Company subsequently filed a post-effective amendment thereto, which was declared effective on March 30, 2022), which related to, among other things, the issuance of an aggregate of up to 693,333 shares of common stock issuable upon the exercise of the Warrants. As of December 31, 2023 and 2022, the aggregate values of the Public Warrants were $0.0 million and $0.2 million, respectively, representing Public Warrants outstanding to purchase 460,000 shares of our common stock. As of December 31, 2023 and 2022, the aggregate values of the Private Warrants were $0.0 million and $0.1 million, respectively, representing Private Warrants outstanding to purchase 233,333 shares of our common stock. The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities in the consolidated balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of Warrants and Sponsor Covered Shares liabilities in the consolidated statements of operations.

21. Leases

The Company has operating leases consisting of office space and office equipment. Lease terms and options vary in the Company's operating leases dependent upon the underlying leased asset. We exclude options to extend or terminate a lease from our recognition as part of our right-of-use assets and lease liabilities until those options are known and/or executed, as we typically do not exercise options to purchase the underlying leased asset. As of December 31, 2023, we have leases with remaining terms of 1 month to 4 years, some of which may include no options for renewal and others with options to extend the lease terms from 1 year to 5 years.

The components of our operating leases were as follows:

	Year ended December 31,
	2023	2022
Components of lease expense:
Operating lease expense	$2,392	$3,684
Less sublease income	(480)	(13)
Net lease expense	$1,912	$3,671

Cash flow information related to leases:
Operating cash outflow from operating leases during the year ended December 31, 2023	$4,267	$3,602

	December 31, 2023	December 31, 2022
Right-of-use assets obtained during the year ended December 31, 2023 in exchange for new operating lease liabilities	$42	$862
Weighted average remaining lease term (in years)	3.56	4.33
Weighted average discount rate	10%	10%

	December 31, 2023
Maturities of lease liabilities:	Continuing Operations	Discontinued Operations
2024	$3,364	$2,629
2025	2,579	2,143
2026	2,421	1,777
2027	2,093	620
Total lease payments	10,457	7,169
Less imputed interest	(1,619)	(1,062)
Lease liabilities	$8,838	$6,107

During the year ended December 31, 2023 and 2022, the Company recorded a $0.4 million and $5.3 million, respectively, impairment on its operating lease right-of-use assets due to vacating locations as a result of a smaller workforce. The right-of-use asset impairments were recorded in long-lived asset impairment in the consolidated statements of operations. The right-of-use asset impairments were determined by comparing the fair value of the impacted right-of-use asset to the carrying value of the asset as of the impairment measurement date, as required under ASC 360, Property, Plant, and Equipment, using Level 2 inputs. The fair value of the right-of-use asset was based on the estimated sublease income taking into consideration the time period it will take to obtain a sublessor, the uncertainty of obtaining a sublessor, vacancy rates in the associated market, and the sublease rate. The right-of-use asset impairments relate to our Corporate and Other segment.

We have subleased certain locations vacated as a result of a smaller workforce.  As of December 31, 2023, we have subleases with remaining terms of 2 months to 4 years, some of which may include no options for renewal and others with options to extend the lease terms by 1 year. The undiscounted cash flows as of December 31, 2023 related to our subleases on an annual basis were as follows:

	December 31, 2023
	Continuing Operations	Discontinued Operations
2024	$1,139	$666
2025	1,035	325
2026	1,067	131
2027	1,100	24
Total sublease payments	$4,341	$1,146

22. Regulation and statutory financial information

Effective December 31, 2020, States Title Insurance Company of California and States Title Insurance Company were merged into NATIC, and the three combined entities were re-domiciled to South Carolina. NATIC has since been renamed Doma Title Insurance, Inc. (“DTI”).

The Company’s insurance business, DTI, and its agency businesses are subject to extensive regulation under applicable state laws. DTI is subject to a holding company act in its state of domicile which regulates, among other matters, the ability to pay dividends and enter into transactions with affiliates. The laws of most states in which the Company transacts business establish supervisory agencies with broad administrative powers relating to issuing and revoking licenses to transact business, regulating trade practices, licensing agents, approving title insurance policy forms, accounting practices, financial practices, establishing reserve and capital and surplus as regards to policyholders (“capital and surplus”) requirements, defining suitable investments for reserves and capital and surplus and approving rate schedules. The process of state regulation of changes in rates ranges from states which set rates, to states where individual companies or associations of companies prepare rate filings which are submitted for approval, to a few states in which rate changes do not need to be filed for approval.

Since we are regulated by both state and federal governments and the applicable insurance laws and regulations are constantly subject to change, it is not possible to predict the potential effects on our insurance operations of any laws or regulations that may become more restrictive in the future or if new restrictive laws will be enacted.

Our insurance subsidiaries are subject to regulations that restrict their ability to pay dividends or make other distributions of cash or property to their immediate parent company without prior approval from the Departments of Insurance of their respective states of domicile. As of December 31, 2023, $49.9 million of our statutory net assets are restricted from dividend payments without prior approval from the Departments of Insurance of their respective states of domicile. During 2024, our title insurance subsidiary can pay or make distributions to us of approximately $5.2 million, without prior approval.

The statutory capital and surplus of DTI was approximately $49.9 million and $57.9 million as of December 31, 2023 and 2022, respectively. The statutory net income of DTI was $5.2 million and $13.9 million for the years ended December 31, 2023 and 2022, respectively.

Pursuant to statutory requirements of the various states in which our insurers are domiciled, such insurers must maintain certain levels of minimum capital and surplus. Required levels of minimum capital and surplus are not significant to the insurers individually or in the aggregate. Each of our insurers has complied with the minimum statutory requirements as of December 31, 2023.

There are no other restrictions on our accumulated deficit regarding our ability to pay dividends to stockholders although there are limits on the ability of certain subsidiaries to pay dividends to us, as described above.

23. Discontinued operations

In the second and third quarters of 2023, the Company sold its assets used in or related to the Company’s Local Component. In conjunction with the sale of the Local Component, on June 9, 2023, the Company sold a title plant in Texas for a total sale price of $7.6 million. Costs to sell the title plant were $0.7 million. The sale of the title plant resulted in a realized gain of $3.8 million recorded in the gain (loss) on sales of discontinued operations line on the consolidated statement of operations. With the execution of these agreements, the Company no longer has operations related to our previous Local retail branch footprint. With the final execution of these agreements during the third quarter of 2023, the Company determined that this represented a strategic shift that had a major effect on the Company’s operations and financial results, which triggered discontinued operations presentation, in accordance with ASC 205-20-45, for the Company's Local Component within its previous Distribution segment. Refer to Note 3 for additional details on the divestiture transactions.

The assets and liabilities associated with discontinued operations, including assets and liabilities sold in the Local Sales, assets separately disposed and remaining Local Component assets and liabilities, have been presented separately in our consolidated balance sheets. The major assets and liability categories were as follows as of the dates indicated:

(In thousands, except share information)	December 31, 2023	December 31, 2022
Assets
Trade and other receivables (net of allowance for credit losses of $110 at December 31, 2023 and $75 at December 31, 2022)	$62	$751
Prepaid expenses, deposits and other assets	242	1,437
Lease right-of-use assets	2,108	13,910
Fixed assets (net of accumulated depreciation of $2,028 at December 31, 2023 and $7,847 at December 31, 2022)	151	2,359
Title plants	—	11,817
Goodwill	—	22,867
Assets held for disposal	$2,563	$53,141

Liabilities
Accounts payable	$306	$502
Accrued expenses and other liabilities	238	5,546
Lease liabilities	6,107	16,696
Senior secured credit agreement, net of debt issuance costs and original issue discount	—	7,415
Liability for loss and loss adjustment expenses	132	197
Liabilities held for disposal	$6,783	$30,356

Summary operating results of discontinued operations were as follows for the periods indicated:

	Year Ended December 31, 2023
	Local Component	Eliminations (1)	Total
Revenues:
Escrow, other title-related fees and other	$30,536	$(14,033)	$16,503
Investment, dividend and other income	(687)	—	(687)
Total revenues	$29,849	$(14,033)	$15,816

Operating expenses excluding impairments	$45,754	$(14,033)	$31,721
Goodwill impairment	—	—	-
Long-lived asset impairment	4,007	—	4,007
Total operating expenses	$49,761	$(14,033)	$35,728

Loss from discontinued operations	$(19,912)	$—	$(19,912)

Other (expense) income:
Interest expense	$(2,002)	$—	$(2,002)
Gain (loss) on sales of discontinued operations	(7,124)	—	(7,124)
Loss from discontinued operations before income taxes	$(29,038)	$—	$(29,038)

Income tax expense	(88)	—	(88)
Net loss from discontinued operations	$(29,126)	$—	$(29,126)

	Year Ended December 31, 2022
	Local Component	Eliminations (1)	Total
Revenues:
Escrow, other title-related fees and other	$85,874	$(45,560)	$40,314
Investment, dividend and other income	(111)	—	(111)
Total revenues	$85,763	$(45,560)	$40,203

Operating expenses excluding impairments	$129,178	$(45,560)	$83,618
Goodwill impairment	65,207	—	65,207
Long-lived asset impairment	2,503	—	2,503
Total operating expenses	$196,888	$(45,560)	$151,328

Loss from discontinued operations	$(111,125)	$—	$(111,125)

Other (expense) income:
Interest expense	$(3,974)	$—	$(3,974)
Gain (loss) on sales of discontinued operations	—	—	-
Loss from discontinued operations before income taxes	$(115,099)	$—	$(115,099)

Income tax expense	187	—	187
Net loss from discontinued operations	$(114,912)	$—	$(114,912)

(1)  Prior to the Local Sales, the Company’s consolidated statements of operations included premiums retained by Local Component Direct Agents as revenue for the Local Component and a corresponding deduction from the net premiums written for the Underwriting segment, which were presented in the Company’s segment reporting disclosures.  As such, these transactions are eliminated for purposes of this disclosure as they will not continue in periods subsequent to the Local Sales.

The depreciation and amortization, capital expenditures, sale proceeds and significant noncash operating items associated with the discontinued operations were as follows:

	Year ended December 31,
	2023	2022
Non-cash discontinued operating activities:
Impairment charges	$4,007	$67,710
Depreciation and amortization	510	942
Loss on sales of discontinued operations	(7,124)	—

Cash flows from discontinued investing activities:
Capital expenditures	$—	$1,848
Proceeds from sales of discontinued operations, net of cash disposed and working capital adjustments, and dividends from title plants	$15,884	$755

24. Subsequent events

In connection with the subsequent events below, refer to discussion on management's plans in Note 1, "Organization and business operations."

Merger Agreement

On March 28, 2024, the Company entered into the Merger Agreement with Parent and Merger Sub. The Merger Agreement provides that, subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company, with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Topco, the indirect parent company of Parent. Capitalized terms used but not otherwise defined herein have the meaning set forth in the Merger Agreement, a copy of which is filed as an exhibit to the Current Report on Form 8-K, filed with the SEC on March 29, 2024, and incorporated herein by reference.

The Company Board, acting on the unanimous recommendation of a special committee comprised of independent and disinterested directors formed for the purpose of considering the transaction, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, the Voting and Support Agreement (as defined below) and the other agreements contemplated by the Merger Agreement and the transactions contemplated thereby, are fair, advisable and in the best interests of the Company and the Disinterested Stockholders and (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Voting and Support Agreement and the other agreements contemplated by the Merger Agreement and the transactions contemplated thereby, and (iii) resolved to submit and recommend the Merger Agreement to the Company’s stockholders for approval and adoption thereby.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), and as a result of the Merger:

●

each share of common stock, par value $0.0001 per share, of the Company (“Common Stock”) outstanding immediately prior to the Effective Time (subject to certain exceptions, including for shares of Common Stock owned by stockholders of the Company who have not voted in favor of the adoption of the Merger Agreement and have properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware) will, at the Effective Time, be cancelled and extinguished and automatically converted into the right to receive $6.29 in cash (the “Merger Consideration”), subject to applicable withholding taxes;

●	each warrant to purchase shares of Common Stock that is outstanding immediately prior to the Effective Time will, in accordance with its terms, automatically and without any required action on the part of the holder thereof, cease to represent a warrant to purchase shares of Common Stock and become a warrant exercisable for Merger Consideration;

●	each option to purchase Common Stock (each, a “Company Option”) that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will automatically be cancelled and terminated as of immediately prior to the Effective Time and converted into the right to receive an amount in cash, less applicable tax withholdings, equal to the product obtained by multiplying (i) the aggregate number of shares of Common Stock subject to such Company Option by (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option;

●	each unvested award of restricted shares of Common Stock (each, a “Company RS Award”) that is outstanding immediately prior to the Effective Time will automatically be cancelled and terminated as of immediately prior to the Effective Time and converted into the right to receive an amount in cash, less applicable tax withholdings, equal to the product obtained by multiplying (i) the aggregate number of shares subject to such Company RS Award by (ii) the Merger Consideration;

●	each award of restricted stock units of the Company (each, a “Company RSU Award”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, will automatically be cancelled and terminated as of immediately prior to the Effective Time and converted into the right to receive an amount in cash, less applicable tax withholdings, equal to the product obtained by multiplying (i) the aggregate number of shares subject to such Company RSU Award by (ii) the Merger Consideration; and

●	each award of performance-based or market-based restricted stock units of the Company (each, a “Company PRSU Award”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, will automatically be cancelled and terminated as of immediately prior to the Effective Time and converted into the right to receive, an amount in cash, less applicable tax withholdings, equal to the product obtained by multiplying (i) the aggregate number of shares subject to such Company PRSU Award (if any) that would satisfy the performance conditions applicable to such Company PRSU Award measured as of immediately prior to the Effective Time (in accordance with the applicable award agreement governing such Company PRSU Award) by (ii) the Merger Consideration.

Assuming the satisfaction of the conditions set forth in the Merger Agreement, the Company expects the transactions contemplated thereby to close in the second half of 2024.

The stockholders of the Company will be asked to vote on the adoption of the Merger Agreement and the Merger at a stockholder meeting that will be held on a date to be announced as promptly as reasonably practicable following the customary review process by the SEC. The consummation of the Merger is not subject to a financing condition, but is subject to certain conditions to Closing, including (i) approval of the Company’s Disinterested Stockholders, (ii) consent, approval or authorization from relevant insurance regulatory agencies without the imposition of a Burdensome Condition, (iii) absence of any order or injunction prohibiting the consummation of the Merger, (iv) subject in certain cases to customary materiality qualifiers, the accuracy of the representations and warranties contained in the Merger Agreement and compliance with the covenants contained in the Merger Agreement, (v) no Company Material Adverse Effect having occurred since the date of the Merger Agreement that is continuing, (vi) the completion of certain specified transactions as contemplated by the Merger Agreement, (vii) the repayment of the Company’s outstanding indebtedness with Hudson pursuant to the terms described below and (viii) the investment by Len FW (defined below) into Topco.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to conduct its businesses in the ordinary course between the execution and completion of the Merger Agreement, not to engage in certain kinds of transactions during such period (including payment of dividends outside of the ordinary course or as otherwise permitted under the Merger Agreement), to convene and hold a meeting of its stockholders to consider and vote upon the Merger, to cooperate with Parent in connection with obtaining financing for the transaction, to implement the reorganization of certain assets and liabilities of the Company relating to its technology solutions into a newly formed or selected subsidiary of the Company, to use reasonable best efforts to obtain regulatory consents, and, subject to certain customary exceptions, for the Company Board to recommend that its stockholders approve and adopt the Merger Agreement. The Merger Agreement also contains customary representations, warranties and covenants of Parent and Merger Sub, including a covenant to use reasonable best efforts to obtain the debt financing described below. The Merger Agreement contains a 50-day “go-shop” provision that allows the Company to, among other things, solicit, initiate, propose, induce, encourage, or facilitate discussions or negotiations with respect to Acquisition Proposals. At the end of the “go-shop” period, the Company will cease such activities, and is subject to a customary “no-shop” provision that restricts the Company’s ability to, among other things, solicit Acquisition Proposals from third parties and to provide non-public information to, and engage in discussions or negotiations with, third parties regarding Acquisition Proposals after the “go-shop” period. The “no-shop” provision allows the Company, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information to any person and its representatives that has made a bona fide Acquisition Proposal that either constitutes, or would reasonably be expected to lead to, an Acquisition Proposal.

Parent and Merger Sub have represented that they will have sufficient cash at the Closing regardless of third-party financing, though have also secured committed debt financing to be provided by certain lenders (collectively, the “Lenders”) on the terms and subject to the conditions set forth in a debt commitment letter. The obligations of the Lenders to provide debt financing under the debt commitment letter are subject to a number of customary conditions.

The Merger Agreement contains certain termination rights for both the Company and Parent. If the Merger Agreement is terminated (1) by Parent as a result of the Company’s breach of its representations, warranties or covenants in a manner that would cause the related conditions to Closing to not be met and Company subsequently enters into an Alternative Acquisition Agreement and such transaction is subsequently consummated, or (2) as a result of the Company Board changing its recommendation and entering into an Alternative Acquisition Agreement and such transaction is subsequently consummated, or (3) if the Merger Agreement is terminated by Company in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, the Company will be required to pay Parent a termination fee to Parent of $3,188,734. If the Merger Agreement is terminated by the Company in connection with Company’s entry into an Alternative Acquisition Agreement with respect to a Superior Proposal during the “go-shop” period or with an Exempted Person, the Company will be required to pay Parent a lower termination fee of $1,822,134. The Merger Agreement also provides that either party may specifically enforce the other party’s obligations under the Merger Agreement. In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by September 28, 2024 (the “End Date”), provided that if all of the conditions to Closing other than the obtainment of the certain specified Insurance Regulatory Approvals have been satisfied or waived on or prior to the End Date, then the End Date shall automatically be extended to October 28, 2024 (“First Extension Date”), provided, further, that if all of the conditions to Closing, other than the receipt of approval from the requisite South Carolina Department of Insurance or requisite approval from the California Department of Insurance, have been satisfied or waived on or prior to  the First Extension Date, then the First Extension Date shall automatically be extended to November 28, 2024. In the event that (a) the Agreement is terminated in accordance with the prior sentence and at the time of termination, all of the conditions to Closing have been satisfied or waived except for (i) any condition that is not satisfied due to breach by the Company of any representation, warranty, covenant or agreement in the Merger Agreement, (ii) the completion of certain specified transactions as contemplated by the Merger Agreement and (iii) conditions that by their nature can only be satisfied at or immediately prior to the Closing; (b) certain specified transactions have not been completed by June 26, 2024; and (c) the Company has not agreed to terminate the Agreement within five (5) days of Parent’s written notice to terminate, then the Company shall reimburse Parent for its reasonable and documented out-of-pocket expenses incurred between June 26, 2024 and the date of termination.

If the Merger is consummated, the Common Stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934.

Voting and Support Agreement

Concurrently with the execution of the Merger Agreement, LENX ST Investor, LLC and Len FW Investor, LLC (“Len FW,” and together with LENX ST Investor, LLC, the “Lennar Stockholders”), the Company and Parent entered into a Voting and Support Agreement (the “Voting and Support Agreement”), pursuant to which the Lennar Stockholders have agreed, among other things and subject to the terms and conditions set forth therein, to vote or cause to be voted all shares of Common Stock beneficially owned by the Lennar Stockholders (the “Voting Agreement Shares”) in favor of adopting the Merger Agreement and the transactions contemplated thereby, including the Merger.

The Lennar Stockholders hold, collectively, approximately 25% of the voting power of the Common Stock. Under the Voting and Support Agreement, the Lennar Stockholders have agreed to, among other things, (a) vote the Voting Agreement Shares in favor of the Merger, the adoption of the Merger Agreement and the transactions contemplated thereby and (b) vote against any Alternative Acquisition Agreement and any other action or agreement (including, without limitation, any amendment of any agreement), amendment of the Company’s organizational documents or other action that is intended or would reasonably be expected to materially prevent or delay the consummation of the Transactions, including the Merger. The Voting and Support Agreement will automatically terminate upon the earliest of (i) written agreement of the parties thereto to terminate the Voting and Support Agreement, (ii) the valid termination of the Merger Agreement in accordance with its terms and (iii) the Effective Time, and each Lennar Stockholder may terminate the Voting and Support Agreement as to itself upon the entry by the Company and Parent without the prior written consent of such Lennar Stockholder into any amendment, waiver or modification to the Merger Agreement that results in (x) a change to the form of consideration to be paid thereunder, (y) a decrease in the amount of Merger Consideration payable to the stockholders of the Company pursuant to the terms of the Merger Agreement as in effect on the date of the Voting and Support Agreement, or (z) an imposition of any material restrictions or additional constraints on the payment of the consideration thereunder.

Hudson Financing Arrangements

Agreement and Fourth Amendment to the Loan and Security Agreement

Concurrently with the execution of the Merger Agreement, certain of the Company’s subsidiaries, the lenders party thereto and Hudson, as agent for such lenders, entered into the Hudson Fourth Amendment, pursuant to which that certain Loan and Security Agreement, dated as of December 31, 2020 (as amended, the “Company Loan Agreement”), by and among States Title, as the borrower, the guarantors party thereto, the lenders party thereto and Hudson was amended such that, among other things:

a.	from the effective date of the Hudson Fourth Amendment through September 30, 2025, interest on the principal amount outstanding of the senior secured term loan under the Company Loan Agreement (the “Term Loan”) will accrue and capitalize and be added to the principal balance monthly at a per annum rate equal to 16.25%;
b.	beginning October 1, 2025, interest on the Term Loan will accrue at a per annum rate equal to 16.25%, (i) 10% of which shall accrue and be payable in cash monthly and (ii) the remainder of such interest shall accrue and capitalize and be added to the principal balance monthly;
c.	States Title will make prepayments on the principal of the Term Loan in an amount up to $16 million of net cash proceeds received from contingent payments earned by the Company pursuant to certain previous asset sales (but such payment shall be deferred until October 2025);
d.	Subject to certain conditions, States Title will make monthly pre-payments of the principal amount outstanding of the Term Loan under the Company Loan Agreement with cash on hand in excess of $7.5 million after October 1, 2025 in the event the Merger Agreement is terminated prior to the consummation of the Merger;
e.	if reasonably requested by Hudson following a termination of the Merger Agreement prior to the consummation of the Merger, States Title would transfer all of its equity interests in Doma Title Insurance, Inc. to a newly formed bankruptcy-remote entity and cause such equity interests to be pledged as collateral under the Company Loan Agreement;
f.	the financial covenants in the Company Loan Agreement were modified, including, without limitation, the reduction of the minimum consolidated GAAP revenue financial covenant from $130 million to $50 million; and
g.	States Title is permitted to incur indebtedness under the Topco Term Facility (as defined below). which indebtedness shall be senior in respect of payment and liens to the obligations under the Company Loan Agreement.

In connection with the Hudson Fourth Amendment, Hudson shall be entitled to an amendment fee of $1.0 million, which fee became payable upon execution of the Hudson Fourth Amendment and shall be paid-in-kind and added to the principal of the Term Loan.

Agreement and Fifth Amendment to the Loan and Security Agreement

Immediately after the effectiveness of the Hudson Fourth Amendment, Hudson, certain of the Company’s subsidiaries, the lenders party thereto and Parent entered into the Hudson Fifth Amendment pursuant to which, at the Closing, Hudson will (a) accept certain consideration (as set forth in the Hudson Fifth Amendment, the “Hudson Payoff”) in full satisfaction of all indebtedness under the Company Loan Agreement and (b) release all liens securing the Company Loan Agreement. Pursuant to the Hudson Fifth Amendment, States Title’s obligation to make cash interest payments under the Company Loan Agreement shall be suspended until the earliest of (a) the termination of the Merger Agreement, (b) five business days after the End Date (as defined in the Merger Agreement), (c) the consummation of the Merger (without Hudson’s receipt of the Hudson Payoff) and (d) March 12, 2025 the (“Standstill Period”).  In addition, during the Standstill Period, Hudson and the lenders have agreed not to exercise remedies with respect to certain matters that would otherwise constitute events of default under the Company Loan Agreement. If the Standstill Period ends without the consummation of the Merger (without HSCM’s receipt of the HSCM Payoff), the Company’s cash interest payment obligations under the Company Loan Agreement will be as described in the HSCM Fourth Amendment.

Topco Commitment Letter

Concurrently with the execution of the Merger Agreement, States Title and Topco, the indirect parent company of Parent, entered into the Topco Commitment Letter, pursuant to which Topco committed to provide the Topco Term Facility to States Title (with certain subsidiaries of States Title guaranteeing the obligations thereunder).

The Topco Term Facility will have two tranches: (a) up to $25 million will be available to be drawn in up to three draws (each draw being for at least $5 million) between closing of the Topco Term Facility and December 31, 2024 and (b) up to $10 million will be available to be drawn in a single draw between January 1, 2025 and June 30, 2025, each tranche being subject to commitment reductions as set forth in the Topco Commitment Letter.  Each loan made thereunder will mature three years after it is drawn. The Topco Term Facility will be secured by a first priority lien on substantially all of the assets of States Title and the guarantors (subject to customary exceptions), senior to all existing and future liens securing debt for borrowed money (including the liens securing the Company Loan Agreement) and will be senior in right of payment to all existing and future debt for borrowed money (including the Company Loan Agreement), in each case, subject to certain exceptions. The terms of the subordination of the Company Loan Agreement shall be substantially as set forth in the Topco Commitment Letter and will include certain prohibitions on the exercise of remedies by the lenders under the Company Loan Agreement. Interest on each loan will accrue at a rate of Term SOFR (subject to a 1.0% floor) plus 9.0% per annum and will be payable quarterly in kind. The Topco Term Facility will include a fee of 5.0% per annum on all undrawn commitments, payable quarterly in cash, and an upfront fee of 3.0% of the commitments in respect of the Topco Term Facility at closing of the Topco Term Facility, payable upon the funding or termination of such commitments.  Prepayments of the Topco Term Facility (subject to certain exceptions) will be subject to customary prepayment premiums. The Topco Term Facility will also include certain information rights and other customary covenants (including affirmative, negative and financial covenants) and mandatory prepayment provisions.

Len FW Investment

Concurrently with the execution of the Merger Agreement, Len FW and Topco, which, following the Effective Time, will be an indirect parent of the Company, entered into certain agreements, pursuant to which, concurrently with the Closing and upon the terms and subject to the conditions set forth therein, Len FW shall invest the cash it receives pursuant to the Merger Agreement in consideration for its existing shares of Company Common Stock at the Closing and an additional $17 million in Topco, resulting in Len FW owning approximately 8.36% of the outstanding equity of Topco on a fully-diluted basis (the “Len FW Investment”).

In the preparation of the accompanying consolidated financial statements, the Company has evaluated all material subsequent events or transactions that occurred after the balance sheet date through the date on which the financial statements were issued for potential recognition or disclosure in the Company’s financial statements, noting no subsequent events or transactions that require disclosure, aside from those previously discussed.

Doma Holdings, Inc.

Valuation and Qualifying Accounts

(In Thousands)	Balance at beginning of period	Charged to costs and expenses	Deductions	Balance at end of period
Year ended December 31, 2023:
Allowance for deferred tax assets	$129,704	$32,276	$—	$161,980
Liability for loss and loss adjustment expenses	81,873	14,764	14,743	81,894
Allowance for doubtful accounts	1,413	477	88	1,802
Year ended December 31, 2022:
Allowance for deferred tax assets	$55,620	$74,084	$—	$129,704
Liability for loss and loss adjustment expenses	80,189	14,781	13,097	81,873
Allowance for doubtful accounts	1,031	459	77	1,413

See accompanying Report of Independent Registered Public Accounting Firm.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of Doma Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Doma Holdings, Inc. (the "Company") as of December 31, 2023 and 2022, and the related consolidated statements of operations, comprehensive loss, changes in stockholders' (deficit) equity, and cash flows, for each of the two years in the period ended December 31, 2023, and the related notes and the schedule listed in the Index at Item 15 (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

Miami, Florida

April 1, 2024

We have served as the Company's auditor since 2020.

Item 9. Changes in and Disagreements With Accountants on Accounting and Financial Disclosures

There were no changes in or disagreements with our accountants on matters related to accounting and financial disclosure.

Item 9A. Controls and Procedures

Disclosure Controls and Procedures

Management, with the participation of our principal executive officer and principal financial officer, evaluated the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of December 31, 2023. Based on this evaluation, our principal executive officer and principal financial officer concluded that, as of December 31, 2023, our disclosure controls and procedures were effective to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is (a) recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and (b) accumulated and communicated to management, including our principal executive officer and principal financial officer as appropriate, to allow timely decisions regarding required disclosure.

Changes in Internal Control over Financial Reporting

There have been no changes in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the quarter ended December 31, 2023 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Management’s Report on Internal Control over Financial Reporting

The management of Doma Holdings, Inc. is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act). Doma Holdings, Inc.'s internal control over financial reporting is a process designed under the supervision of its Chief Executive Officer and Chief Financial Officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of its consolidated financial statements for external purposes in accordance with U.S. generally accepted accounting principles.

As of December 31, 2023, Doma Holdings, Inc.'s management assessed the effectiveness of Doma Holdings, Inc.'s internal control over financial reporting based on the criteria for effective internal control over financial reporting established in "Internal Control — Integrated Framework," issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework). Based on the assessment, Doma Holdings, Inc.'s management determined that effective internal control over financial reporting was maintained as of December 31, 2023, based on those criteria.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Attestation Report of Registered Public Accounting Firm

This Annual Report does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting due to an exemption established by the JOBS Act for “emerging growth companies.”

Item 9B. Other Information

None of the Company’s directors or officers adopted, modified or terminated a Rule 10b5-1 trading arrangement or a non-Rule 10b5-1 trading arrangement during the Company’s fiscal quarter ended December 31, 2023, as such terms are defined under Item 408(a) of Regulation S-K.

Item 9C. Disclosure Regarding Foreign Jurisdictions that Prevent Inspections

Not applicable.

Part III

Item 10. Directors, Executive Officers and Corporate Governance

The information required by this item will be contained in the 2024 Proxy Statement, including in the sections titled “Our Board of Directors,” “Corporate Governance,” “Ownership of Common Stock by Directors and Executive Officers,” and “Executive Officers,” and is incorporated herein by reference.

Item 11. Executive Compensation

The information required by this item will be contained in the 2024 Proxy Statement, including in the sections titled “Director Compensation” and “Executive Compensation,” and is incorporated herein by reference.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The information required by this item will be contained in the 2024 Proxy Statement, including in the sections titled “Equity Compensation Plan Information,” “Ownership of Common Stock by 5% or More Holders,” and “Ownership of Common Stock by Directors and Executive Officers,” and is incorporated herein by reference.

Item 13. Certain Relationships and Related Transactions, and Director Independence

The information required by this item will be contained in the 2024 Proxy Statement, including in the sections titled “Corporate Governance - Director Independence,” and “Corporate Governance - Policy on Review and Approval of Transactions with Related Persons,” and is incorporated herein by reference.

Item 14. Principal Accountant Fees and Services

The information required by this item will be contained in the 2024 Proxy Statement, including in the section titled “Independent Registered Public Accounting Firm,” and is incorporated herein by reference.

Part IV

Item 15. Exhibits and Financial Statement Schedules

1.	Financial statements (see “Index to Consolidated Financial Statements” in Part II, Item 8 of this Annual Report on Form 10-K (the “Annual Report”))

2.	Consolidated financial statement schedules required to be filed by Item 8 of this Annual Report:

Index to Consolidated Financial Statement Schedules	Page
Schedule V - Valuation and Qualifying Accounts	135

All other schedules are omitted because they are not applicable, or not required, or because the required information is included in our consolidated financial statements or the notes thereto.

3.	Exhibits required by Item 601 of Regulation S-K.

		Incorporated by Reference
Exhibit	Description	Form	Exhibit	Filing Date
2.1	Agreement and Plan of Merger, dated as of March 2, 2021, by and among Capitol Investment Corp. V (“Capitol”), Capitol V Merger Sub, Inc. and Doma Holdings, Inc.	8-K	2.1	3/3/2021
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of March 18, 2021, is made by and among Capitol, Capitol V Merger Sub, Inc. and Doma Holdings, Inc.	8-K	2.1	3/19/2021
2.3	Agreement and Plan of Merger, dated March 28, 2024, by and among Doma Holdings, Inc., RE Closing Buyer Corp. and RE Closing Merger Sub Inc.	8-K	2.1	3/29/2024
3.1	Amended and Restated Certificate of Incorporation of Doma Holdings, Inc.	8-K	3.1	8/3/2021
3.1.1	Certificate of Amendment to the Certificate of Incorporation of Doma Holdings, Inc.	8-K	3.1	6/29/2023
3.2	Amended and Restated Bylaws of Doma Holdings, Inc.	8-K	3.2	8/3/2021
4.1	Specimen Warrant Certificate.	S-1/A	4.3	11/19/2020
4.2	Warrant Agreement, dated December 1, 2020, between Capitol and Continental Stock Transfer & Trust Company, as warrant agent.	8-K	4.1	12/7/2020
4.3	Specimen Common Stock Certificate of Doma Holdings, Inc.	S-4/A	4.5	6/15/2021
4.4*	Description of Registrant's Securities.
10.1	Letter Agreement, dated December 1, 2020, among Capitol, its officers, its directors and the Sponsors.	8-K	10.1	12/7/2020
10.2	Investment Management Trust Agreement, dated December 1, 2020, between Capitol and Continental Stock Transfer & Trust Company, as trustee.	8-K	10.2	12/7/2020
10.3	Private Placement Warrants Purchase Agreement, dated December 1, 2020, between Capitol and the Private Placement Warrant Purchasers.	8-K	10.4	12/7/2020
10.4	Sponsor Support Agreement, dated March 2, 2021, by and among the sponsors named thereto, Capitol and Doma Holdings, Inc.	8-K	10.2	3/2/2021
10.5	Form of Voting and Support Agreement, by and among certain Doma securityholders, Capitol and Doma Holdings, Inc.	8-K	10.3	3/3/2021
10.6	Form of Lock-up Agreement.	8-K	10.4	3/3/2021
10.7	Form of Subscription Agreement, by and between Capitol and the undersigned subscriber party thereto.	8-K	10.1	3/3/2021

		Incorporated by Reference
Exhibit	Description	Form	Exhibit	Filing Date
10.8	Loan and Security Agreement, dated December 31, 2020, among States Title Holding, Inc., the guarantors party thereto from time to time, Hudson Structured Capital Management LTD., as agent, and the lenders from time to time thereto.	S-4	10.17	3/19/2021
10.9	Counterpart Agreement and First Amendment to Loan and Security Agreement, dated January 29, 2021, among States Title Holding, Inc., the guarantors party thereto from time to time, Hudson Structured Capital Management LTD., as agent, and the lenders from time to time thereto.	S-4	10.18	3/19/2021
10.10	Office Lease 101 Mission Street, dated May 23, 2019, by and between 101 Mission Strategic Venture LLC and States Title Holding, Inc.	S-4	10.19	3/19/2021
10.11	Lease, dated August 16, 2020, by and between FOUR 700 LLC and States Title Holding, Inc.	S-4	10.20	3/19/2021
10.12	Amendment #1 to Lease by and between Four 700 LLC and States Title Holding, Inc., dated October 21, 2020.	S-4	10.21	3/19/2021
10.13	Lease between Jamboree Center 4 LLC and States Title Holding, Inc., dated January 28, 2020.	S-4	10.22	3/19/2021
10.14^	States Title Holding, Inc. 2019 Equity Incentive Plan.	S-4	10.23	3/19/2021
10.15	Amended and Restated Underwriting Agreement, dated August 7, 2020, by and between North American Title Insurance Company, CalAtlantic Title, Inc., CalAtlantic Title, LLC, CalAtlantic National Title Solutions, LLC, CalAtlantic National Title Solutions, LLC, CalAtlantic Title Agency, LLC, CalAtlantic Title, Inc. and CalAtlantic Title of Maryland, Inc. (the “CalAtlantic Entities”).	S-4	10.26	3/19/2021
10.16	Amendment No. 1 to Underwriting Agreement, dated September 21, 2020, between North American Title Insurance Company and the CalAtlantic Entities.	S-4	10.27	3/19/2021
10.17	Amended and Restated Underwriting Agreement, dated August 7, 2020, by and between North American Title Insurance Company and CalAtlantic Title, Inc.	S-4	10.28	3/19/2021
10.18	Amendment No. 1 to Underwriting Agreement, dated September 22, 2020, between North American Title Insurance Company and CalAtlantic Title, Inc.	S-4	10.29	3/19/2021
10.19	Amendment No. 2 to Underwriting Agreement, dated November 7, 2020, between North American Title Insurance Company and Lennar Title, Inc.	S-4	10.30	3/19/2021
10.20	Amendment No. 3 to Underwriting Agreement, dated November 13, 2020, between North American Title Insurance Company and Lennar Title, Inc.	S-4	10.31	3/19/2021
10.21	Title Insurance Quota Share Reinsurance Contract, dated October 6, 2017, by and among the Applicable Companies listed in Schedule 1 in relation to the Relevant U.S. State (as such Schedule 1 shall be amended from time to time) and States Title, Inc. and SCOR Global P&C SE.	S-4	10.32	3/19/2021
10.22	Endorsement No. 1 to the Title Insurance Quote Share Reinsurance Contract, dated December 15, 2017, by and among the Applicable Companies listed in Schedule 1 in relation to the Relevant U.S. State (as such Schedule 1 shall be amended from time to time) and States Title, Inc. and SCOR Global P&C SE.	S-4	10.33	3/19/2021
10.23	Endorsement No. 2 to the Title Insurance Quote Share Reinsurance Contract, dated June 21, 2018, by and among the Applicable Companies listed in Schedule 1 in relation to the Relevant U.S. State (as such Schedule 1 shall be amended from time to time) and States Title, Inc. and SCOR Global P&C SE.	S-4	10.34	3/19/2021
10.24	Endorsement No. 3 to the Title Insurance Quote Share Reinsurance Contract, dated July 5, 2018, by and among the Applicable Companies listed in Schedule 1 in relation to the Relevant U.S. State (as such Schedule 1 shall be amended from time to time) and States Title, Inc. and SCOR Global P&C SE.	S-4	10.35	3/19/2021
10.25	Endorsement No. 4 to the Title Insurance Quote Share Reinsurance Contract, dated June 12, 2019, by and among the Applicable Companies listed in Schedule 1 in relation to the Relevant U.S. State (as such Schedule 1 shall be amended from time to time) and States Title, Inc. and SCOR Global P&C SE.	S-4	10.36	3/19/2021

		Incorporated by Reference
Exhibit	Description	Form	Exhibit	Filing Date
10.26	Endorsement No. 5 to the Title Insurance Quote Share Reinsurance Contract, dated December 31, 2019, by and among the Applicable Companies listed in Schedule 1 in relation to the Relevant U.S. State (as such Schedule 1 shall be amended from time to time) and States Title, Inc. and SCOR Global P&C SE.	S-4	10.37	3/19/2021
10.27	Endorsement No. 6 to the Title Insurance Quote Share Reinsurance Contract, dated August 26, 2020, by and among the Applicable Companies listed in Schedule 1 in relation to the Relevant U.S. State (as such Schedule 1 shall be amended from time to time) and States Title, Inc. and SCOR Global P&C SE.	S-4	10.38	3/19/2021
10.28^	States Title Holding, Inc. 2019 Equity Incentive Plan Forms of Award Agreements.	S-4/A	10.41	5/25/2021
10.29^	Employment Agreement between Doma Holdings, Inc. and Maxwell Simkoff.	S-4/A	10.42	6/15/2021
10.30^	Employment Agreement between Doma Holdings, Inc. and Noaman Ahmad.	S-4/A	10.43	6/15/2021
10.31^	Doma Holdings, Inc. Executive Severance Plan.	S-4/A	10.45	6/15/2021
10.32	Amended & Restated Registration Rights Agreement, dated July 28, 2021, by and among Doma Holdings, Inc. and the securityholders signatory thereto.	8-K	10.3	8/3/2021
10.33^	Doma Holdings, Inc.’s 2021 Employee Stock Purchase Plan.	8-K	10.10	8/3/2021
10.34^	Form of Indemnification Agreement.	8-K	10.4	8/3/2021
10.35^	Employment Agreement between Doma Holdings, Inc. and Hasan Rizvi.	10-K	10.44	3/4/2022
10.36^	Form of Doma Holdings, Inc.’s 2021 Omnibus Incentive Plan Notice and Agreement of Director Restricted Stock Unit Award.	10-K	10.45	3/4/2022
10.37^	Form of Doma Holdings, Inc.’s 2021 Omnibus Incentive Plan Notice and Agreement of Performance Restricted Stock Unit Award.	10-K	10.46	3/4/2022
10.38^	Form of Doma Holdings, Inc.’s 2021 Omnibus Incentive Plan Notice and Agreement of Restricted Stock Unit Award.	10-Q	10.1	5/11/2022
10.39^	CEO Award Agreement, dated June 29, 2022, of Restricted Stock Units and Performance Restricted Stock Units.	8-K	99.1	7/1/2022
10.40^	Letter Agreement, dated June 29, 2022, between the Company and Max Simkoff amending Mr. Simkoff’s employment agreement.	8-K	99.2	7/1/2022
10.41^	Doma Holdings, Inc. Executive Bonus Plan.	8-K	99.3	7/1/2022
10.42^	Doma Holdings, Inc. Amended and Restated Omnibus Incentive Plan.	8-K	10.1	7/8/2022
10.43^	Employment Agreement between Doma Holdings, Inc. and Mike Smith.	8-K	10.1	7/21/2022
10.44^	Doma Holdings, Inc. Outside Director Compensation Policy.	10-Q	10.5	8/10/2022
10.45	Lease between Dublin Corporate Center Owner LLC and Doma Holdings Inc., dated September 14, 2021 and Notice of Lease Term Dates, dated March 4, 2022	10-K	10.45	3/8/2023
10.46	Third Amendment to Loan and Security Agreement, dated May 19, 2023, by and among States Title Holding, Inc., the guarantors party thereto from time to time, Hudson Structured Capital Management LTD., as agent, and the lenders from time to time thereto (including Second Amendment to Loan and Security Agreement, dated July 27, 2021, attached as Exhibit A thereto)	8-K	10.1	5/23/2023

Incorporated by Reference
		Form	Exhibit	Filing Date
10.47	Asset Purchase Agreement, dated as of May 19, 2023, by and among Doma Title of California, Inc., Doma Corporate LLC and Williston Financial Group LLC.	10-Q	10.2	8/8/2023
10.48	Voting and Support Agreement, dated March 28, 2024, by and among RE Closing Buyer Corp., Doma Holdings, Inc., LENX ST Investor, LLC and Len FW Investor, LLC	8-K	10.1	3/29/2024
10.49	Agreement and Fourth Amendment to Loan and Security Agreement, dated March 28, 2024, by and among by States Title Holding, Inc., the Guarantors party thereto, the Lenders party thereto, and Hudson Structured Capital Management Ltd.	8-K	10.2	3/29/2024
10.50	Agreement and Fifth Amendment to Loan and Security Agreement, dated March 28, 2024, by and among by States Title Holding, Inc., the Guarantors party thereto, the Lenders party thereto, Hudson Structured Capital Management Ltd. and RE Closing Buyer Corp.	8-K	10.3	3/29/2024
10.51	Commitment Letter, dated March 28, 2024, by and between States Title Holding, Inc. and Closing Parent Holdco, L.P.	8-K	10.4	3/29/2024
21.1*	List of Subsidiaries of Registrant.
23.1*	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the Signatures page of this Annual Report on Form 10-K).
31.1*	Certification of the Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2*	Certification of the Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1**	Certification of the Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2**	Certification of the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
97*	Doma Holdings, Inc. Financial Statement Compensation Recoupment Policy.
101.INS*	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH*	Inline XBRL Taxonomy Extension Schema Document.
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

________________

^ Management Contract or Compensatory Plan or Arrangement

* Filed herewith.

** Furnished herewith.

Item 16. Form 10-K Summary

None.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DOMA HOLDINGS, INC.

By:	/s/ Max Simkoff
	Name:	Max Simkoff
	Date:	April 1, 2024
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Max Simkoff and Mike Smith, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-K, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Max Simkoff	Chief Executive Officer and Director (Principal Executive Officer)	April 1, 2024
Max Simkoff

/s/ Mike Smith	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 1, 2024
Mike Smith

/s/ Stuart Miller	Director	April 1, 2024
Stuart Miller

/s/ Charles Moldow	Director	April 1, 2024
Charles Moldow

/s/ Lawrence Summers	Director	April 1, 2024
Lawrence Summers

/s/ Maxine Williams	Director	April 1, 2024
Maxine Williams

/s/ Serena Wolfe	Director	April 1, 2024
Serena Wolfe

/s/ Matthew E. Zames	Chairman of the Board	April 1, 2024
Matthew E. Zames

ANNEX L

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2024

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____ to ____

Commission file number 001-39754

Doma Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-1956909
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Mission Street, Suite 1050 San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

(650) 419-3827

Registrant’s telephone number, including area code

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DOMA	The New York Stock Exchange
Warrants, 25 whole warrants exercisable for one share of common stock at an exercise price of $287.50 per share	DOMAW	*

* The warrants are trading on the OTC Pink Marketplace under the symbol “DOMAW”.

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports); and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒   No  ☐

1

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).     Yes  ☒   No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).     Yes  ☐   No  ☒

The registrant had outstanding 14,012,245 shares of common stock as of May 9, 2024.

2

3

Introductory Note

On March 28, 2024, we entered into an Agreement and Plan of Merger (the “Merger Agreement”), with RE Closing Buyer Corp., a Delaware corporation (“Parent”), and RE Closing Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Closing Parent Holdco, L.P., a Cayman Islands exempted limited partnership (“Topco”), the indirect parent company of Parent. Parent is part of the Title Resources Group, which operates a title insurance underwriting business.  Under the terms of the Merger, among other things, Parent would acquire our outstanding shares for $6.29 per share in cash.

Unless the context otherwise requires, references herein to “company,” “Company,” “Doma,” “we,” “us,” “our” and similar terms refer to Doma Holdings, Inc. (f/k/a Capitol Investment Corp. V) and its consolidated subsidiaries. References to “Capitol” refer to our predecessor company prior to the consummation of the Business Combination. References to “Old Doma” refer to Old Doma prior to the Business Combination and to States Title, the wholly owned subsidiary of Doma, upon the consummation of the Business Combination.

Cautionary Note Regarding Forward-Looking Statements

This Quarterly Report on Form 10-Q (this “Quarterly Report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this Quarterly Report, about our plans, strategies and prospects, both business and financial, are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “goal,” “project” or the negative of such terms or other similar expressions. Moreover, the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Quarterly Report. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.

Forward-looking statements contained in this Quarterly Report include, but are not limited to, statements about:

•	our projected financial information, anticipated growth rate and market opportunity;

•	our ability to maintain the listing of our common stock on the New York Stock Exchange;

•	our proposed Merger with Parent, including the likelihood of the satisfaction of the conditions to the completion of the Merger and whether and when the transaction will be consummated;

•	our ability to realize the expected benefits of the Merger;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•	the outcome of any legal proceedings that may be instituted against us and others relating to the Merger;

•	our ability to raise financing in the future and to comply with restrictive covenants related to long-term indebtedness;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	the accounting of our warrants as liabilities and any changes in the value of our warrants having a material effect on our financial results;

•	factors relating to our business, operations and financial performance, including:

4

◦	our ability to drive an increasing proportion of orders in our Enterprise channel through the Doma Intelligence platform;

◦

changes in the competitive and regulated industries in which we operate, variations in technology and operating performance across competitors, and changes in laws and regulations affecting our business;

◦	the current and future health and stability of the economy, financial conditions and residential housing market, including any extended downturn or slowdown;

◦

changes in general economic and financial conditions (including federal monetary policy, interest rates, inflation, home price fluctuations, housing inventory, labor shortages and supply chain issues) that may reduce demand for our products and services, lower our profitability or reduce our access to financing;

◦	our ability to implement business plans, forecasts and other expectations, and identify and realize additional opportunities;

◦

the impact on the real estate finance market from recent macroeconomic events and conditions that have resulted in a significant increase in interest rates largely due to actions of central banks, including the U.S. Federal Reserve; and

•	other factors detailed under the section “Risk Factors” in our periodic filings with the Securities and Exchange Commission (the “SEC”).

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any subsequent periodic report.

Should one or more of the risks or uncertainties described in this Quarterly Report occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements.

You should read this Quarterly Report completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

5

Part I - Financial Information

Item 1. Financial Statements

Doma Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share information)	March 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$61,467	$65,939
Restricted cash	3,985	5,228
Investments:
Fixed maturities
Held-to-maturity debt securities, at amortized cost (net of allowance for credit losses of $123 at March 31, 2024 and $125 at December 31, 2023)	16,582	18,179
Available-for-sale debt securities, at fair value (amortized cost $50,800 at March 31, 2024 and $58,516 at December 31, 2023)	50,395	58,032
Mortgage loans	45	45
Total investments	$67,022	$76,256
Trade and other receivables (net of allowance for credit losses of $1,812 at March 31, 2024 and $1,802 at December 31, 2023)	21,897	24,452
Prepaid expenses, deposits and other assets	7,113	4,614
Lease right-of-use assets	3,827	4,175
Fixed assets (net of accumulated depreciation of $31,287 at March 31, 2024 and $26,272 at December 31, 2023)	29,697	30,945
Title plants	2,716	2,716
Goodwill	23,413	23,413
Assets held for disposal	2,062	2,563
Total assets	$223,199	$240,301

Liabilities and stockholders’ deficit
Accounts payable	$1,698	$1,798
Accrued expenses and other liabilities	12,072	12,700
Lease liabilities	8,078	8,838
Senior secured credit agreement, net of debt issuance costs and original issue discount	160,692	154,087
Liability for loss and loss adjustment expenses	76,155	81,894
Warrant liabilities	29	26
Sponsor Covered Shares liability	321	86
Liabilities held for disposal	5,835	6,783
Total liabilities	$264,880	$266,212

Commitments and contingencies (see Note 12)

Stockholders’ deficit:

Common stock, 0.0001 par value; 80,000,000 shares authorized at March 31, 2024; 13,887,772 and 13,524,203 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	$1	1
Additional paid-in capital	598,475	593,772
Accumulated deficit	(639,752)	(619,201)
Accumulated other comprehensive income	(405)	(483)
Total stockholders’ deficit	$(41,681)	$(25,911)
Total liabilities and stockholders’ deficit	$223,199	$240,301

The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited).

6

Doma Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
(In thousands, except share and per share information)	2024	2023
Revenues:
Net premiums written (1)	$63,513	$66,770
Escrow, other title-related fees and other	1,071	964
Investment, dividend and other income	1,483	1,078
Total revenues	$66,067	$68,812

Expenses:
Premiums retained by agents (2)	$52,391	$54,537
Title examination expense	858	733
Provision for claims	730	3,287
Personnel costs	14,615	25,408
Other operating expenses	10,608	11,968
Total operating expenses	$79,202	$95,933

Operating loss from continuing operations	$(13,135)	$(27,121)

Other (expense) income:
Change in fair value of Warrant and Sponsor Covered Shares liabilities	(239)	15
Interest expense	(6,604)	(3,971)
Loss from continuing operations before income taxes	$(19,978)	$(31,077)

Income tax benefit (expense)	504	(156)
Loss from continuing operations, net of taxes	$(19,474)	$(31,233)

Loss from discontinued operations, net of taxes	(1,077)	(10,890)

Net loss	$(20,551)	$(42,123)

Earnings per share:
Net loss from continuing operations per share attributable to stockholders - basic and diluted	$(1.42)	$(2.37)
Net loss per share attributable to stockholders - basic and diluted	$(1.50)	$(3.19)
Weighted average shares outstanding common stock - basic and diluted	13,736,176	13,194,859

The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited).

(1)	Net premiums written includes revenues from a related party of $34.1 million and $30.0 million during the three months ended March 31, 2024 and 2023, respectively (see Note 11).
(2)	Premiums retained by agents includes expenses associated with a related party of $27.5 million and $24.1 million during the three months ended March 31, 2024 and 2023, respectively (see Note 11).

7

Doma Holdings, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(Unaudited)

	Three Months Ended March 31,
(In thousands)	2024	2023
Net loss	$(20,551)	$(42,123)
Other comprehensive loss, net of tax:
Unrealized gain on available-for-sale debt securities, net of tax	78	334
Comprehensive loss	$(20,473)	$(41,789)

The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited).

8

Doma Holdings, Inc.

Condensed Consolidated Statements of Changes in Stockholders’ (Deficit) Equity

(Unaudited)

					Accumulated
			Additional		Other
	Common Stock		Paid-in	Accumulated	Comprehensive	Stockholders’
(In thousands, except share information)	Shares	Amount	Capital	Deficit	Loss	Equity
Balance, January 1, 2023	13,165,919	$1	$577,515	$(494,787)	$(937)	$81,792
Exercise of stock options	16,120	—	182	—	—	182
Vesting of RSU awards	37,338	—	—	—	—	—
Stock-based compensation expense	—	—	5,697	—	—	5,697
Net loss	—	—	—	(42,123)	—	(42,123)
Other comprehensive income	—	—	—	—	334	334
Balance, March 31, 2023	13,219,377	$1	$583,394	$(536,910)	$(603)	$45,882

					Accumulated
			Additional		Other
	Common Stock		Paid-in	Accumulated	Comprehensive	Stockholders’
(In thousands, except share information)	Shares	Amount	Capital	Deficit	Loss	Deficit
Balance, January 1, 2024	13,524,203	$1	$593,772	$(619,201)	$(483)	$(25,911)
Vesting of RSU awards	363,569	—	—	—	—	—
Stock-based compensation expense	—	—	4,703	—	—	4,703
Net loss	—	—	—	(20,551)	—	(20,551)
Other comprehensive income	—	—	—	—	78	78
Balance, March 31, 2024	13,887,772	$1	$598,475	$(639,752)	$(405)	$(41,681)

The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited).

9

Doma Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
(In thousands)	2024	2023
Cash flow from operating activities:
Net loss	$(20,551)	$(42,123)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest expense - paid in kind	5,659	2,604
Depreciation and amortization	2,998	3,075
Stock-based compensation expense	4,703	5,697
Amortization of debt issuance costs and original issue discount	945	816
Provision for doubtful accounts (reduction for expected credit losses)	141	(86)
Deferred income taxes	(525)	147
Loss (gain) on disposal of fixed assets and title plants	(110)	584
Net amortization of premiums and accretion of discounts on fixed maturity securities	(113)	(348)
Change in fair value of Warrant and Sponsor Covered Shares liabilities	239	(15)
Long-lived asset impairment	—	181
Change in operating assets and liabilities, net of effects from sales of discontinued operations:
Trade and other receivables	2,452	11,583
Prepaid expenses, deposits and other assets	(2,365)	1,182
Lease right-of-use assets and lease liabilities	(897)	(698)
Accounts payable	(247)	7
Accrued expenses and other liabilities	(248)	(5,930)
Liability for loss and loss adjustments expenses	(5,735)	(554)
Net cash used in operating activities	$(13,654)	$(23,878)
Cash flow from investing activities:
Proceeds from calls and maturities of investments: Held-to-maturity	2,600	64,519
Proceeds from calls and maturities of investments: Available-for-sale	7,900	250
Purchases of investments: Held-to-maturity	(1,072)	(35,746)
Proceeds from sales of fixed assets	—	82
Purchases of fixed assets	(1,489)	(2,768)
Proceeds from sale of title plants and dividends from title plants	—	194
Net cash provided by investing activities	$7,939	$26,531
Cash flow from financing activities:
Exercise of stock options	—	182
Net cash provided by financing activities	$—	$182
Net change in cash and cash equivalents and restricted cash	(5,715)	2,835
Cash and cash equivalents and restricted cash at the beginning period	71,167	81,383
Cash and cash equivalents and restricted cash at the end of period	$65,452	$84,218
Supplemental cash flow disclosures:
Cash paid for interest	$—	$2,084
Supplemental disclosure of non-cash investing activities:
Unrealized gain on available-for-sale debt securities	$78	$334

The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited).

10

Doma Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share information or unless otherwise noted)

1.  Organization and business operations

On July 28, 2021 (the “Closing Date”), Capitol Investment Corp. V (“Capitol”) consummated a business combination (the “Business Combination”) with Doma Holdings, Inc., a Delaware corporation (“Old Doma”), pursuant to the agreement and plan of merger, dated March 2, 2021, by and among Capitol, Capitol V Merger Sub, Inc., a wholly owned subsidiary of Capitol (“Merger Sub”), and Old Doma (as amended on March 18, 2021, the “Agreement”). In connection with the closing of the Business Combination, Old Doma changed its name to States Title Holding, Inc. (“States Title”), Capitol changed its name to Doma Holdings, Inc. (“Doma”) and Old Doma became a wholly owned subsidiary of Doma. Doma continues the existing business operations of Old Doma as a publicly traded company. See Note 3 for additional information on the Business Combination.

Unless the context otherwise requires, references herein to “company,” “Company,” “Doma,” “we,” “us,” “our” and similar terms refer to Doma Holdings, Inc. (f/k/a Capitol Investment Corp. V) and its consolidated subsidiaries. References to “Capitol” refer to our legal predecessor company prior to the consummation of the Business Combination. References to “Old Doma” refer to Old Doma prior to the Business Combination and to States Title, the wholly owned subsidiary of Doma, upon the consummation of the Business Combination.

Old Doma was initially formed as a wholly-owned subsidiary of States Title Inc. (“Legacy States Title”) to combine the operations of Legacy States Title and the retail agency and title insurance underwriting business (the “Acquired Business”) of North American Title Group, LLC (“NATG”), a subsidiary of Lennar Corp. (“Lennar”).

Doma is a real estate technology company that is architecting the future of real estate transactions. Using machine intelligence and our proprietary technology solutions, we are creating a vastly more simple, efficient, and affordable real estate closing experience for current and prospective homeowners, lenders, title agents and real estate professionals.

Starting in the second quarter of 2023 and finalized in the third quarter of 2023, the Company sold its assets used in or related to the Company’s title insurance agency business operated through local retail title offices (the Company’s “Local Component”). With the execution of the final agreements in the third quarter of 2023, the Company no longer has operations related to our previous Local retail branch footprint ("Local Component Direct Agents"). The Company determined that the execution of these agreements and the exiting of the Local Component represented a strategic shift that had a major effect on the Company’s operations and financial results, which triggered discontinued operations presentation, in accordance with ASC 205-20-45. We have historically reported our operations in two business segments: "Distribution," which included our divested Local Component as well as our Doma Enterprise channel and corporate support services, and "Underwriting." See Note 3 for additional details on the divestiture.

Subsequent to the finalization of the sale of the Local Component in the third quarter of 2023, our continuing operations continued to be reported as two business segments but whose designations have changed to: “Underwriting” and “Corporate and Other”. Corporate and Other contains our Doma Enterprise channel, our growth area offering technology solutions, and our centralized corporate support services.  All current and prior periods reflected in this Form 10-Q have been presented as continuing and discontinued operations, unless otherwise noted. Refer to Note 7 and Note 18 for additional information regarding segment information and discontinued operations, respectively.

Going Concern

We measure liquidity in terms of our ability to fund the cash requirements of our business operations, including our working capital and capital expenditure needs and other commitments. Our recurring working capital requirements relate mainly to our cash operating costs. Our capital expenditure requirements consist mainly of software development related to our Doma Intelligence platform.

We had $65.5 million in cash and cash equivalents and restricted cash, $16.6 million in held-to-maturity debt securities, and $50.4 million in available-for-sale debt securities as of March 31, 2024. The restricted net assets of Doma Title Insurance, Inc. (“DTI”), our title insurance subsidiary, are a significant proportion of the Company’s consolidated net assets. DTI and our other insurance subsidiaries are subject to regulations that restrict their ability to pay dividends or make other distributions of cash or property to their immediate parent company without prior approval from the Departments of Insurance of their respective states of domicile. As of December 31, 2023, $49.9 million of our statutory net assets are restricted from dividend payments without prior approval from the Departments of Insurance of their respective states of domicile. During 2024, our title insurance subsidiary can pay or make distributions to us of approximately $5.2 million, without prior approval.

During our financial close and forecasting process for the year ended December 31, 2023, the Company identified conditions and events such as sustained cash outflows, operating losses and insufficient cash balances that, when considered in the aggregate, raised substantial doubt about our ability to continue as a going concern. However, that doubt was alleviated through management's plans, including the HSCM Fourth Amendment and Topco Term Facility as defined in Note 8 "Debt." The Company believes its unrestricted assets and the additional funding provided by the HSCM Fourth Amendment and Topco Term Facility will be sufficient to meet our working capital and capital expenditure requirements for a period of at least 12 months from the date of this Quarterly Report.

Proposed Merger

On March 28, 2024, we entered into an Agreement and Plan of Merger (the “Merger Agreement”), with RE Closing Buyer Corp., a Delaware corporation (“Parent”), and RE Closing Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Closing Parent Holdco, L.P., a Cayman Islands exempted limited partnership (“Topco”), the indirect parent company of Parent. Under the terms of the Merger, among other things, Parent would acquire our outstanding shares for $6.29 per share in cash.

The Company’s board of directors, acting on the unanimous recommendation of a special committee comprised of independent and disinterested directors formed for the purpose of considering the transaction, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, the Voting and Support Agreement (as defined in Note 3) and the other agreements contemplated by the Merger Agreement and the transactions contemplated thereby are fair, advisable and in the best interests of the Company and the disinterested stockholders and (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Voting and Support Agreement and the other agreements contemplated by the Merger Agreement and the transactions contemplated thereby, and (iii) resolved to submit and recommend the Merger Agreement to the Company’s stockholders for approval and adoption thereby.

Assuming the satisfaction of the conditions set forth in the Merger Agreement, the Company expects the transactions contemplated thereby to close in the second half of 2024.

The foregoing description of the Merger Agreement and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as an exhibit to the Current Report on Form 8-K, filed with the SEC on March 29, 2024, and incorporated herein by reference.

For more information, refer to Note 3 "Business combinations and divestitures."

2.  Summary of significant accounting policies

Basis of presentation

The accompanying condensed consolidated balance sheet as of March 31, 2024 and the condensed consolidated statements of operations, condensed consolidated statements of comprehensive loss, and condensed consolidated statements of changes in stockholders’ (deficit) equity for the three months ended March 31, 2024 and 2023 and the condensed consolidated statements of cash flows for the three months ended March 31, 2024 and 2023 are unaudited.

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the financial information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of the Company’s management, the unaudited condensed consolidated financial statements include all adjustments necessary for the fair presentation of the Company’s balance sheet as of March 31, 2024 and its results of operations, including its comprehensive loss, and stockholders’ (deficit) equity for the three months ended March 31, 2024 and 2023 and cash flows for the three months ended March 31, 2024 and 2023. All adjustments are of a normal recurring nature. The results for the three months ended March 31, 2024 are not necessarily indicative of the results to be expected for any subsequent quarter or for the fiscal year ending December 31, 2024. These unaudited interim consolidated financial statements should be read in conjunction with the annual consolidated financial statements and related notes.

Certain prior year amounts have been reclassified to conform to the current year presentation under Accounting Standard Codification 205-20-45, “Discontinued Operations."

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References to the Accounting Standard Codification (“ASC”) and Accounting Standard Updates (“ASU”) included hereinafter refer to the Accounting Standards Codification and Updates issued by the Financial Accounting Standards Board (“FASB”) as the source of authoritative U.S. GAAP. The accompanying condensed consolidated financial statements include the accounts of the Company and the accounts of the Company’s wholly-owned subsidiaries. All intercompany balances and transactions related to continuing operations have been eliminated in consolidation.

Reverse stock split

On June 29, 2023, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation (the “Charter Amendment”) to effect a 1-for-25 reverse stock split of the Company’s common stock (the “Reverse Stock Split”) and a corresponding adjustment to its authorized capital stock, effective as of 11:59 p.m. Eastern Daylight Time on June 29, 2023 (the “Effective Time”). All share and per share information has been retroactively adjusted to give effect to the Reverse Stock Split for all periods presented, and discussions, in this Quarterly Report, unless otherwise indicated.

As a result of the Reverse Stock Split, every 25 shares of the Company’s issued and outstanding common stock were automatically converted into one share of issued and outstanding common stock. No fractional shares were issued as a result of the Reverse Stock Split. Stockholders who otherwise would have been entitled to receive fractional shares of common stock were entitled to receive cash in an amount equal to the product obtained by multiplying (a) the closing price per share of the common stock as reported on the New York Stock Exchange as of the first trading day following the Effective Time, by (b) the fraction of one share owned by the stockholder.

Proportionate adjustments were made to the number of shares issuable upon the exercise or vesting of all stock options, restricted stock awards, restricted stock units, performance restricted stock units or market-based awards (the “Stock-Based Awards”) and warrants outstanding at the Effective Time, which resulted in a proportional decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise or vesting of such Stock-Based Awards and warrants. In the case of stock options and warrants, proportionate adjustments also included a proportional increase in the exercise price of such stock options and warrants. In addition, the number of shares reserved for issuance under the Company’s 2021 Omnibus Incentive Plan were proportionately reduced.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from the estimates made by management. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively.

Significant items subject to such estimates and assumptions include, but are not limited to, reserves for incurred but not reported claims, the useful lives of property and equipment, accrued net premiums written from Third-Party Agent (as defined in Item 2) referrals, the fair value measurements, valuation of goodwill impairment, the valuations of stock-based compensation arrangements and the Sponsor Covered Shares liability (as defined below).

Trade and other receivables, net

Trade and other receivables include the following:

	March 31,	December 31,
	2024	2023
Trade receivables	$6,020	$9,170
Accrued net premiums written from Third-Party Agent referrals	2,026	2,418
Trade receivables, gross	$8,046	$11,588
Allowance for credit losses	(1,812)	(1,802)
Trade receivables, net	$6,234	$9,786
Local Sales Deferred Earnout receivable	12,676	12,497
Investment trade receivables	1,200	—
Miscellaneous other receivables	1,787	2,169
Other receivables	$15,663	$14,666
Trade and other receivables, net	$21,897	$24,452

Trade receivables are generally due within thirty to ninety days and are recorded net of an allowance for credit losses. Our receivables represent premiums, escrow and related fees due to us as a result of the closing of real estate transactions, investment trade receivables, and other miscellaneous receivables. The Company determines the allowance for credit losses by considering a number of factors, including the length of time receivables are past due, previous loss history and a specific customer’s ability to pay its obligations to the Company. Amounts deemed uncollectible are expensed in the period in which such determination is made. The Local Sales Deferred Earnout receivable relates to the aggregate earnouts from the Local Sales discussed further in Note 3.

Title plants

Title plants are carried at cost, with costs incurred to maintain, update and operate title plants expensed as incurred. Because properly maintained title plants have indefinite lives and do not diminish in value with the passage of time, no provision has been made for depreciation or amortization. The Company analyzes the title plants for impairment when events or circumstances indicate that the carrying amount may not be recoverable. This analysis includes, but is not limited to, the effects of obsolescence, duplication, demand and other economic factors. There were no impairments of title plants for the three months ended March 31, 2024 and 2023.

Goodwill

Goodwill represents the excess of the acquisition price over the fair value of assets acquired and liabilities assumed in a business combination. Goodwill is assigned to one or more reporting units on the date of acquisition. We review our goodwill for impairment annually on October 1 of each year and between annual tests if events or circumstances arise that would more likely than not reduce the fair value of any one of our reporting units below its respective carrying amount. In performing our annual goodwill impairment test, we first perform a qualitative assessment, which requires that we consider macroeconomic conditions, industry and market considerations, cost factors, overall financial performance, changes in the Company’s stock price, changes in management or key personnel, changes in strategy, changes in customers, changes in the composition or carrying amount of a reporting unit or other factors that have the potential to impact fair value. If, after assessing the totality of events and circumstances, we determine that it is more likely than not that the fair values of our reporting units are greater than the carrying amounts, then the quantitative goodwill impairment test is not performed. If the fair value of the reporting unit is less than its carrying amount, a non-cash impairment charge is recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value, with the loss not exceeding the total amount of goodwill allocated to that reporting unit. Any impairment is charged to operations in the period that the impairment is identified.

Reinsurance

The Company utilizes reinsurance programs to limit its maximum loss exposure by reinsuring certain risks with other insurers. The Company has three reinsurance programs: the 2024 Excess of Loss Treaty, the Facultative program and the Quota Share Treaty. Previously, the Company had been a party to an excess of loss treaty which expired per its terms on September 30, 2023. Under the former excess of loss treaty, we ceded liability over $15.0 million on all files. The excess of loss treaty provided for ceding liability above the retention of $15.0 million for all policies up to a liability cap of $500.0 million.

Effective January 1, 2024, the Company implemented the 2024 Excess of Loss Treaty. Under the 2024 Excess of Loss Treaty, we ceded liability in two layers: 1) $10 million above the retention of $10 million up to a liability cap of $20.0 million for all policies and 2) $10 million above the retention of $20 million in losses up to a liability cap of $30.0 million for all policies. The 2024 Excess of Loss Treaty will be in place through June 30, 2025. Excess of loss reinsurance coverage protects the Company from a large loss from a single loss occurrence.

Effective October 1, 2023, the Company implemented its Facultative program. Under this program, on files above $30 million, the Company retains the next $5 million, and thereafter cedes additional liability over $35.0 million and up to $150.0 million on a facultative basis. This Facultative arrangement protects the Company from a large loss from a single loss occurrence.

Under the Quota Share Treaty, effective February 24, 2021, the Company cedes 25% of the written premium on our instantly underwritten policies.

Payments and recoveries on reinsured losses for the Company’s title insurance business were immaterial during the three months ended March 31, 2024 and 2023.

Ceding commission from reinsurance transactions are presented as revenue within the “Escrow, other title-related fees and other” revenue line item in the condensed consolidated statements of operations.

Total premiums ceded in connection with reinsurance are netted against the written premiums in the condensed consolidated statements of operations. Gross premiums earned and ceded premiums are as follows:

	Three Months Ended March 31,
	2024	2023
Gross premiums earned	63,628	66,915
Ceded premiums	(115)	(145)
Net premiums earned	63,513	66,770
Percentage of amount net to gross	99.8%	99.8%

Income taxes

Our effective tax rate for the three months ended March 31, 2024 and 2023 was 3% as a result of a full valuation allowance recorded against the deferred tax assets. In determining the realizability of the net U.S. federal and state deferred tax assets, we consider numerous factors including historical profitability, estimated future taxable income, prudent and feasible tax planning strategies, and the industry in which we operate. As of March 31, 2024 and December 31, 2023, the Company carried a valuation allowance against deferred tax assets as management believes it is more likely than not that the benefit of the net deferred tax assets covered by that valuation allowance will not be realized. A net deferred tax liability has been recorded as of March 31, 2024 and December 31, 2023 of $0.1 million and $0.8 million, respectively, and is included in accrued expenses and other liabilities within the accompanying condensed consolidated balance sheets. Management reassesses the realization of the deferred tax assets each reporting period. The Company has approximately $0.2 million of pre-2018 federal net operating losses subject to expiration beginning in 2036. The remainder of the federal net operating losses have no expiration. The Company’s state net operating losses are subject to various expirations, beginning in 2030. The Company’s 2020 through 2022 tax years remain open to federal examinations. The Company’s 2019 through 2022 tax years remain open to state tax examinations. The Company believes that as of March 31, 2024 it had no material uncertain tax positions. Interest and penalties related to unrecognized tax expenses (benefits) are recognized in income tax expense, when applicable. There were no material liabilities for interest and penalties accrued as of March 31, 2024.

Leases

The Company determines if a contract contains a lease at inception of the contract. The Company's inventory of leases primarily consists of operating office space and office equipment leases which are recorded as a lease obligation liability and as a lease right-of-use asset on the accompanying condensed consolidated balance sheet. The lease right-of-use asset represents the Company's right to use each underlying asset for the lease term and the lease obligation liability represents the Company's obligation over the lease term. The Company's lease obligation is recorded at the present value of the lease payments based on the term of the lease. The Company applies an incremental borrowing rate of interest as of the effective date of adoption or the lease effective date equivalent to a collateralized borrowing rate with similar terms. The discount rate used to calculate the present value of our future minimum lease payments is based, where appropriate, on the Company's incremental borrowing rate of its current loan and security agreement.

Lease expenses for lease payments, where appropriate, are recognized on a straight-line basis over the lease term. Short-term leases of 12 months or less are recorded in the condensed consolidated balance sheet and lease payments are recognized on the condensed consolidated statement of operations. The Company accounts for agreements with lease and non-lease components as a single lease component. For more information on leases, refer to Note 17 of this Quarterly Report.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in financial institutions and our investment portfolio. The Company has not experienced losses on the cash accounts and management believes the Company is not exposed to significant risks on such accounts.

Additionally, we manage the exposure to credit risk in our investment portfolio by investing in high quality securities and diversifying our holdings. Our investment portfolio is comprised of corporate debt, foreign government securities, certificates of deposit, single-family residential mortgage loans, and U.S. Treasuries.

Emerging Growth Company and Smaller Reporting Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

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Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s condensed financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, the Company is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements.

Recently issued and adopted accounting pronouncements

No new accounting policies were recently issued and adopted in the three ended March 31, 2024.

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Recently issued but not adopted accounting pronouncements

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures, which requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The standard is intended to benefit investors by providing more detailed income tax disclosures that would be useful in making capital allocation decisions. This ASU is effective for public companies with annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the impact of the ASU on its disclosures.

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures. The ASU includes requirements that an entity disclose the title of the chief operating decision maker (CODM) and on an interim and annual basis, significant segment expenses and the composition of other segment items for each segment's reported profit. The standard also permits disclosure of additional measures of segment profit. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the impact of the ASU on its disclosures.

In August 2018, the FASB issued ASU 2018-12, Financial Services-Insurance (Topic 944), Targeted Improvements to the Accounting for Long-Duration Contracts, effective for fiscal years beginning after December 15, 2022 including interim periods within those fiscal years. In June of 2020, the FASB deferred the effective date of ASU 2018-12 for one-year in response to implementation challenges resulting from COVID-19. This update requires insurance companies to annually review and update the assumptions used for measuring the liability under long-duration contracts. The amendments in this ASU may be early adopted as of the beginning of an annual reporting period for which financial statements have not yet been issued, including interim financial statements. As an emerging growth company, we currently anticipate adopting this standard on January 1, 2025. Although we have long-duration contracts, this specific guidance is not expected to impact our title insurance operations; therefore, we do not expect this standard to have a material impact on our condensed consolidated financial statements.

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3. Business combinations and divestitures

Capitol Business Combination

As described in Note 1, on March 2, 2021, Old Doma entered into the Agreement with Capitol, a blank check company incorporated in the State of Delaware and formed for the purpose of effecting a merger. Pursuant to the Agreement, a newly formed subsidiary of Capitol was merged with and into Old Doma, and the Business Combination was completed on July 28, 2021. The Business Combination was accounted for as a reverse recapitalization and Capitol was treated as the acquired company for financial statement reporting purposes. Old Doma was deemed the predecessor for financial reporting purposes and Doma was deemed the successor SEC registrant, meaning that Old Doma’s financial statements for periods prior to the consummation of the Business Combination are disclosed in the financial statements included within this Quarterly Report and will be disclosed in Doma’s future periodic reports. No goodwill or other intangible assets were recorded, in accordance with GAAP.

Immediately after the Closing Date, 53,026 shares of common stock held by the Sponsor became subject to vesting, contingent upon the price of Doma’s common stock, par value $0.0001 (“Doma common stock”) exceeding certain thresholds (the “Sponsor Covered Shares”). As of March 31, 2024, there were 13,887,772 and 0 shares of common stock and preferred stock issued and outstanding, which excludes the 53,026 of Sponsor Covered Shares. All share and per share information has been retroactively adjusted to give effect to the Reverse Stock Split for all periods presented, and discussions, in this Quarterly Report, unless otherwise indicated.

On December 4, 2020, Capitol consummated its initial public offering, which included the issuance of 11,500,000 redeemable warrants (the “Public Warrants”). Simultaneously with the closing of the initial public offering, Capitol completed the private sale of 5,833,333 warrants (the “Private Placement Warrants”). These Warrants remain outstanding following the Business Combination and 25 whole warrants entitles the holder to purchase one share of our common stock at a price of $287.50 (see Note 16 for additional information).

Immediately after the Closing Date, 20% of the aggregate of our common stock held by certain investors (collectively, the “Sponsor”) became subject to vesting, contingent upon the price of our common stock exceeding certain thresholds. The Sponsor Covered Shares will vest in two tranches: (i) one-half of such shares shall vest if the last reported sale price of the common stock equals or exceeds $375.00 for any 20 trading days within any 30-day trading period ending on or before the tenth anniversary of the Closing Date, and (ii) one-half of such shares shall vest if the last reported sale price of the common stock equals or exceeds $437.50 for any 20 trading days within any 30-day trading period ending on or before the tenth anniversary of the Closing Date. The Sponsor is also entitled to the Sponsor Covered Shares if a covered strategic transaction or change in control, as defined by the sponsor support agreement dated as of March 2, 2021 (the “Sponsor Support Agreement”) by and among the sponsors named thereto, Capitol and Old Doma, occurs prior to the ten (10)-year anniversary of the Closing Date. As of March 31, 2024, the Sponsor Covered Shares were legally outstanding; however, since none of the conditions were met, no related shares are included in the Company's condensed consolidated balance sheets and condensed consolidated statement of changes in stockholders’ deficit or for the purposes of calculating earnings per share.

Also following the Closing Date, the Sellers have the contingent right to receive up to an additional number of shares equal to 5% of the sum of (i) the aggregate number of outstanding shares of our common stock (including restricted common stock, but excluding Sponsor Covered Shares), plus (ii) the maximum number of shares underlying our options that are vested and the maximum number of shares underlying warrants to purchase shares of Doma common stock issued as replacement warrants for Old Doma warrants, in each case of these clauses (i) and (ii), as of immediately following the Closing Date (the “Seller Earnout Shares”). The Seller Earnout Shares are contingently issuable to the Sellers in two tranches: (i) one-half of such shares shall be issued if the last reported sale price of the common stock equals or exceeds $375.00 for any 20 trading days within any 30-day trading period ending on or before the fifth anniversary of the Closing Date, and (ii) one-half of such shares shall be issued if the last reported sale price of the common stock equals or exceeds $437.50 for any 20 trading days within any 30-day trading period ending on or before the fifth anniversary of the Closing Date. Since none of the conditions of the Seller Earnout Shares were met as of March 31, 2024, no related shares are included in the Company’s condensed consolidated balance sheets and condensed consolidated statements of changes in stockholders’ deficit as of March 31, 2024 or for purposes of calculating earnings per share.

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Unless the context otherwise requires or otherwise indicates, share counts of Doma common stock provided in this Quarterly Report exclude both the Sponsor Covered Shares and the Seller Earnout Shares.

North American Title Acquisition

On January 7, 2019, we acquired from Lennar its subsidiary, North American Title Insurance Company, which operated its title insurance underwriting business, and its third-party title insurance agency business, which was operated under its North American Title Company brand (collectively, the “Acquired Business”), for total stock and deferred cash consideration of $171.7 million (the “North American Title Acquisition”), including $87.0 million in the form of a seller financing note. Goodwill of $111.5 million resulted from the North American Title Acquisition.

Local Retail Branch Sales

On May 19, 2023, Doma Title of California, Inc. (the “Seller”) and Doma Corporate LLC, both subsidiaries of the Company, entered into and closed an asset purchase agreement (the “WFG Asset Purchase Agreement”) with Williston Financial Group LLC (“WFG”). Pursuant to the terms and subject to the conditions set forth in the WFG Asset Purchase Agreement, the Seller agreed to sell to WFG certain assets used in or related to the Company’s title insurance agency business operated through retail title offices located in the State of California (the “WFG Asset Sale”) for an aggregate purchase price of up to $24.5 million, subject to certain adjustments set forth in the WFG Asset Purchase Agreement. The gross purchase price for the WFG Asset Sale consists of $10.5 million paid by WFG to the Seller on May 19, 2023 (the “WFG Sale Closing Date”) and a deferred payment of up to $14.0 million payable by WFG to the Seller within 30 days after the 12-month anniversary of the WFG Sale Closing Date ("WFG Deferred Payment"). The amount of the WFG Deferred Payment is subject to an earnout based on the retention of specified employees hired by WFG or an affiliate of WFG after the WFG Sale Closing Date. The sale included 22 retail title locations and operations centers in the Northern and Central California regions and 123 total employees. On the WFG Sale Closing Date, the Seller and a WFG affiliate, WFG National Title Insurance Company, entered into a customary transition services agreement.

In separate transactions, on July 14, 2023, the Company entered into and closed asset purchase agreements to sell certain assets used in or related to the Company’s title insurance agency business operated through retail title offices located in the Midwest and Texas to Hamilton National Title LLC d/b/a Near North Title Group and Capital Title of Texas, LLC, respectively. Additionally, on July 28, 2023, the Company closed an asset purchase agreement to sell certain assets used in or related to the Company’s title insurance agency business operated through retail title offices located in Florida to Hamilton National Title LLC d/b/a Near North Title Group. The Company entered into customary transition services agreements in conjunction with these sales.

Unless the context otherwise requires, references herein to “Q3 Local Sales” refers to the transactions entered into with Hamilton National Title LLC d/b/a Near North Title Group and Capital Title of Texas, LLC, and references herein to the “Local Sales” refers to the Q3 Local Sales and the WFG Asset Sale, collectively. References herein to “Deferred Earnout” refers to the WFG Deferred Payment and deferred payments of up to $2.1 million payable by Hamilton National Title LLC d/b/a Near North Title Group to the Company subject to revenue targets over the 12-month period subsequent to the related sales.

In conjunction with the Local Sales, we recognized the following:

	WFG Asset Sale	Q3 Local Sales	Total Local Sales
Pre-tax loss on sale of business	$10,313	$635	$10,948

Cash consideration	$10,500	$2,645	$13,145
Deferred Earnout receivable	10,928	1,556	12,484
Total purchase consideration	$21,428	$4,201	$25,629

Total transaction costs, including legal fees, professional fees and other	$3,487	$767	$4,254

The Deferred Earnout is recorded in trade and other receivables in the condensed consolidated balance sheets. The fair value of the Deferred Earnout is based on historic, Company-specific attrition rates or revenue projections and a discount factor based on the weighted average cost of capital, both Level 3 inputs. During the three ended March 31, 2024, we recognized $0.2 million of income in our condensed consolidated statement of operations primarily related to the accretion of the discount recorded for the Deferred Earnout.

The following table presents the net assets sold and the goodwill associated with the Local Sales:

	WFG Asset Sale	Q3 Local Sales	Total Local Sales
Goodwill	$19,270	$3,597	$22,867
Title plants	8,806	—	8,806
Fixed assets	549	717	1,266
Other assets	129	148	277
Total assets	$28,754	$4,462	$33,216

Accrued expenses and other liabilities	$-	$392	$392
Total liabilities	$-	$392	$392

Net assets	$28,754	$4,070	$32,824

Merger Agreement

On March 28, 2024, the Company entered into the Merger Agreement with Parent and Merger Sub. The Merger Agreement provides that, subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company, with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Topco, the indirect parent company of Parent. Capitalized terms used but not otherwise defined herein have the meaning set forth in the Merger Agreement, a copy of which is filed as an exhibit to the Current Report on Form 8-K, filed with the SEC on March 29, 2024, and incorporated herein by reference.

The Company Board, acting on the unanimous recommendation of a special committee comprised of independent and disinterested directors formed for the purpose of considering the transaction, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, the Voting and Support Agreement (as defined below) and the other agreements contemplated by the Merger Agreement and the transactions contemplated thereby, are fair, advisable and in the best interests of the Company and the Disinterested Stockholders and (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Voting and Support Agreement and the other agreements contemplated by the Merger Agreement and the transactions contemplated thereby, and (iii) resolved to submit and recommend the Merger Agreement to the Company’s stockholders for approval and adoption thereby.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), and as a result of the Merger:

●

each share of common stock, par value $0.0001 per share, of the Company (“Common Stock”) outstanding immediately prior to the Effective Time (subject to certain exceptions, including for shares of Common Stock owned by stockholders of the Company who have not voted in favor of the adoption of the Merger Agreement and have properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware) will, at the Effective Time, be cancelled and extinguished and automatically converted into the right to receive $6.29 in cash (the “Merger Consideration”), subject to applicable withholding taxes;

●

each warrant to purchase shares of Common Stock that is outstanding immediately prior to the Effective Time will, in accordance with its terms, automatically and without any required action on the part of the holder thereof, cease to represent a warrant to purchase shares of Common Stock and become a warrant exercisable for Merger Consideration;

●

each option to purchase Common Stock (each, a “Company Option”) that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will automatically be cancelled and terminated as of immediately prior to the Effective Time and converted into the right to receive an amount in cash, less applicable tax withholdings, equal to the product obtained by multiplying (i) the aggregate number of shares of Common Stock subject to such Company Option by (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option;

●

each unvested award of restricted shares of Common Stock (each, a “Company RS Award”) that is outstanding immediately prior to the Effective Time will automatically be cancelled and terminated as of immediately prior to the Effective Time and converted into the right to receive an amount in cash, less applicable tax withholdings, equal to the product obtained by multiplying (i) the aggregate number of shares subject to such Company RS Award by (ii) the Merger Consideration;

●

each award of restricted stock units of the Company (each, a “Company RSU Award”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, will automatically be cancelled and terminated as of immediately prior to the Effective Time and converted into the right to receive an amount in cash, less applicable tax withholdings, equal to the product obtained by multiplying (i) the aggregate number of shares subject to such Company RSU Award by (ii) the Merger Consideration; and

●

each award of performance-based or market-based restricted stock units of the Company (each, a “Company PRSU Award”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, will automatically be cancelled and terminated as of immediately prior to the Effective Time and converted into the right to receive, an amount in cash, less applicable tax withholdings, equal to the product obtained by multiplying (i) the aggregate number of shares subject to such Company PRSU Award (if any) that would satisfy the performance conditions applicable to such Company PRSU Award measured as of immediately prior to the Effective Time (in accordance with the applicable award agreement governing such Company PRSU Award) by (ii) the Merger Consideration.

Assuming the satisfaction of the conditions set forth in the Merger Agreement, the Company expects the transactions contemplated thereby to close in the second half of 2024.

The stockholders of the Company will be asked to vote on the adoption of the Merger Agreement and the Merger at a stockholder meeting that will be held on a date to be announced as promptly as reasonably practicable following the customary review process by the SEC. The consummation of the Merger is not subject to a financing condition, but is subject to certain conditions to Closing, including (i) approval of the Company’s Disinterested Stockholders, (ii) consent, approval or authorization from relevant insurance regulatory agencies without the imposition of a Burdensome Condition, (iii) absence of any order or injunction prohibiting the consummation of the Merger, (iv) subject in certain cases to customary materiality qualifiers, the accuracy of the representations and warranties contained in the Merger Agreement and compliance with the covenants contained in the Merger Agreement, (v) no Company Material Adverse Effect having occurred since the date of the Merger Agreement that is continuing, (vi) the completion of certain specified transactions as contemplated by the Merger Agreement, (vii) the repayment of the Company’s outstanding indebtedness with Hudson pursuant to the terms described below and (viii) the investment by Len FW (defined below) into Topco.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to conduct its businesses in the ordinary course between the execution and completion of the Merger Agreement, not to engage in certain kinds of transactions during such period (including payment of dividends outside of the ordinary course or as otherwise permitted under the Merger Agreement), to convene and hold a meeting of its stockholders to consider and vote upon the Merger, to cooperate with Parent in connection with obtaining financing for the transaction, to implement the reorganization of certain assets and liabilities of the Company relating to its technology solutions into a newly formed or selected subsidiary of the Company, to use reasonable best efforts to obtain regulatory consents, and, subject to certain customary exceptions, for the Company Board to recommend that its stockholders approve and adopt the Merger Agreement. The Merger Agreement also contains customary representations, warranties and covenants of Parent and Merger Sub, including a covenant to use reasonable best efforts to obtain the debt financing described below. The Merger Agreement contains a 50-day “go-shop” provision that allows the Company to, among other things, solicit, initiate, propose, induce, encourage, or facilitate discussions or negotiations with respect to Acquisition Proposals. At the end of the “go-shop” period, the Company will cease such activities, and is subject to a customary “no-shop” provision that restricts the Company’s ability to, among other things, solicit Acquisition Proposals from third parties and to provide non-public information to, and engage in discussions or negotiations with, third parties regarding Acquisition Proposals after the “go-shop” period. The “no-shop” provision allows the Company, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information to any person and its representatives that has made a bona fide Acquisition Proposal that either constitutes, or would reasonably be expected to lead to, an Acquisition Proposal.

Parent and Merger Sub have represented that they will have sufficient cash at the Closing regardless of third-party financing, though have also secured committed debt financing to be provided by certain lenders (collectively, the “Lenders”) on the terms and subject to the conditions set forth in a debt commitment letter. The obligations of the Lenders to provide debt financing under the debt commitment letter are subject to a number of customary conditions.

The Merger Agreement contains certain termination rights for both the Company and Parent. If the Merger Agreement is terminated (1) by Parent as a result of the Company’s breach of its representations, warranties or covenants in a manner that would cause the related conditions to Closing to not be met and Company subsequently enters into an Alternative Acquisition Agreement and such transaction is subsequently consummated, or (2) as a result of the Company Board changing its recommendation and entering into an Alternative Acquisition Agreement and such transaction is subsequently consummated, or (3) if the Merger Agreement is terminated by Company in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, the Company will be required to pay Parent a termination fee to Parent of $3,188,734. If the Merger Agreement is terminated by the Company in connection with Company’s entry into an Alternative Acquisition Agreement with respect to a Superior Proposal during the “go-shop” period or with an Exempted Person, the Company will be required to pay Parent a lower termination fee of $1,822,134. The Merger Agreement also provides that either party may specifically enforce the other party’s obligations under the Merger Agreement. In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by September 28, 2024 (the “End Date”), provided that if all of the conditions to Closing other than the obtainment of the certain specified Insurance Regulatory Approvals have been satisfied or waived on or prior to the End Date, then the End Date shall automatically be extended to October 28, 2024 (“First Extension Date”), provided, further, that if all of the conditions to Closing, other than the receipt of approval from the requisite South Carolina Department of Insurance or requisite approval from the California Department of Insurance, have been satisfied or waived on or prior to the First Extension Date, then the First Extension Date shall automatically be extended to November 28, 2024. In the event that (a) the Agreement is terminated in accordance with the prior sentence and at the time of termination, all of the conditions to Closing have been satisfied or waived except for (i) any condition that is not satisfied due to breach by the Company of any representation, warranty, covenant or agreement in the Merger Agreement, (ii) the completion of certain specified transactions as contemplated by the Merger Agreement and (iii) conditions that by their nature can only be satisfied at or immediately prior to the Closing; (b) certain specified transactions have not been completed by June 26, 2024; and (c) the Company has not agreed to terminate the Agreement within five (5) days of Parent’s written notice to terminate, then the Company shall reimburse Parent for its reasonable and documented out-of-pocket expenses incurred between June 26, 2024 and the date of termination.

If the Merger is consummated, the Common Stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934.

As of March 31, 2024, the estimated transaction costs directly attributable to the Merger are approximately $3.3 million, of which $0.1 million have been paid, consisting of advisory, legal, and other professional fees. The transactions costs were deferred and are recorded in the prepaid expenses, deposits and other assets line in the condensed consolidated balance sheet.

Voting and Support Agreement

Concurrently with the execution of the Merger Agreement, LENX ST Investor, LLC and Len FW Investor, LLC (“Len FW,” and together with LENX ST Investor, LLC, the “Lennar Stockholders”), the Company and Parent entered into a Voting and Support Agreement (the “Voting and Support Agreement”), pursuant to which the Lennar Stockholders have agreed, among other things and subject to the terms and conditions set forth therein, to vote or cause to be voted all shares of Common Stock beneficially owned by the Lennar Stockholders (the “Voting Agreement Shares”) in favor of adopting the Merger Agreement and the transactions contemplated thereby, including the Merger.

The Lennar Stockholders hold, collectively, approximately 25% of the voting power of the Common Stock. Under the Voting and Support Agreement, the Lennar Stockholders have agreed to, among other things, (a) vote the Voting Agreement Shares in favor of the Merger, the adoption of the Merger Agreement and the transactions contemplated thereby and (b) vote against any Alternative Acquisition Agreement and any other action or agreement (including, without limitation, any amendment of any agreement), amendment of the Company’s organizational documents or other action that is intended or would reasonably be expected to materially prevent or delay the consummation of the Transactions, including the Merger. The Voting and Support Agreement will automatically terminate upon the earliest of (i) written agreement of the parties thereto to terminate the Voting and Support Agreement, (ii) the valid termination of the Merger Agreement in accordance with its terms and (iii) the Effective Time, and each Lennar Stockholder may terminate the Voting and Support Agreement as to itself upon the entry by the Company and Parent without the prior written consent of such Lennar Stockholder into any amendment, waiver or modification to the Merger Agreement that results in (x) a change to the form of consideration to be paid thereunder, (y) a decrease in the amount of Merger Consideration payable to the stockholders of the Company pursuant to the terms of the Merger Agreement as in effect on the date of the Voting and Support Agreement, or (z) an imposition of any material restrictions or additional constraints on the payment of the consideration thereunder.

4.  Investments and fair value measurements

Held-to-maturity debt securities

The cost basis, fair values and gross unrealized gains and losses of our held-to-maturity debt securities are as follows:

	March 31, 2024				December 31, 2023
	Amortized	Unrealized	Unrealized	Fair	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value	Cost	Gains	Losses	Value
Corporate debt securities(1)	$12,209	$—	$(314)	$11,895	$13,786	$—	$(400)	$13,386
U.S. Treasury securities	4,058	1	(37)	4,022	4,081	3	(37)	4,047
Certificates of deposit	438	—	—	438	437	—	—	437
Total	16,705	1	(351)	16,355	18,304	3	(437)	17,870
Allowance for credit losses	(123)	—	—	(123)	(125)	—	—	(125)
Total, net of allowance for credit losses	$16,582	$1	$(351)	$16,232	$18,179	$3	$(437)	$17,745

(1) Includes both U.S. and foreign corporate debt securities.

The cost basis of held-to-maturity debt securities includes an adjustment for the amortization of premium or discount since the date of purchase. Held-to-maturity debt securities valued at approximately $2.3 million and $2.4 million were on deposit with various governmental authorities at March 31, 2024 and December 31, 2023, respectively, as required by law.

The change in net unrealized gains and losses on held-to-maturity debt securities for the three months ended March 31, 2024 and 2023 was $0.1 million and $0.5 million, respectively.

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Net realized gains of held-to-maturity debt securities are computed using the specific identification method and are included in the condensed consolidated statements of operations.

The following table presents certain information regarding contractual maturities of our held-to-maturity debt securities:

	March 31, 2024
Maturity		% of		% of
	Amortized Cost	Total	Fair Value	Total
One year or less	$8,856	53%	$8,734	53%
After one year through five years	7,849	47%	7,621	47%
Total	$16,705	100%	$16,355	100%

There were no held-to-maturity debt securities with contractual maturities after five years. Expected maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

Net unrealized losses on held-to-maturity debt securities and the fair value of the related securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position are as follows:

	March 31, 2024			December 31, 2023
	Corporate	U.S.		Corporate	U.S.
	debt	Treasury		debt	Treasury
	securities	securities	Total	securities	securities	Total
Less than 12 months
Fair value	$—	$1,004	$1,004	$—	$999	$999
Unrealized losses	$—	$(2)	$(2)	$—	$(3)	$(3)
Greater than 12 months
Fair value	$11,396	$1,720	$13,116	$13,386	$1,736	$15,122
Unrealized losses	$(314)	$(35)	$(349)	$(400)	$(34)	$(434)
Total
Fair value	$11,396	$2,724	$14,120	$13,386	$2,735	$16,121
Unrealized losses	$(314)	$(37)	$(351)	$(400)	$(37)	$(437)

We believe that any unrealized losses on our held-to-maturity debt securities at March 31, 2024 are temporary based upon our current analysis of the issuers of the securities that we hold and current market conditions. We have no intent to sell, and it is more likely than not that we will not be required to sell, these securities until the fair value recovers to at least equal our cost basis or the securities mature.

Under the CECL model, the Company recognizes credit losses for its held-to-maturity debt securities by setting up an allowance which is remeasured each reporting period, with changes in the allowance recorded in the condensed consolidated statements of operations. The Company establishes an allowance for credit losses based on a number of factors including the current economic conditions, management's expectations of future economic conditions and performance indicators, such as credit agency ratings and payment and default history. As of March 31, 2024, credit agency ratings on our U.S. Treasury and corporate debt securities ranged from AAA through B2.

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For our held-to-maturity debt securities, the Company's model estimates expected credit loss by multiplying the exposure at default by both the probability of default and loss given default (“LGD”). The probability of default and LGD percentages are estimated after considering historical experience with global default rates and unsecured bond recovery rates for horizons aligning to the Company’s held-to-maturity debt security portfolio. The calculated allowance is recorded as an offset to held-to-maturity debt securities in the condensed consolidated balance sheets and in the investment, dividend and other income line on the condensed consolidated statements of operations.

Rollforward of Credit Loss Allowance for Held-to-Maturity Debt Securities
Beginning balance, January 1, 2024	$125
Current-period reduction for expected credit losses	(2)
Ending balance of the allowance for credit losses, March 31, 2024	$123

Rollforward of Credit Loss Allowance for Held-to-Maturity Debt Securities
Beginning balance, January 1, 2023	$440
Current-period reduction for expected credit losses	(142)
Ending balance of the allowance for credit losses, March 31, 2023	$298

There were neither charges against the allowance nor recoveries of previously written off amounts for the three months ended March 31, 2024 and 2023. The current-period reduction for expected credit losses is due to changes in portfolio composition and the maturity of certain securities.

Available-for-sale debt securities

The cost basis, fair values and gross unrealized gains and losses of our available-for-sale debt securities are as follows:

	March 31, 2024				December 31, 2023
	Amortized	Unrealized	Unrealized	Fair	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value	Cost	Gains	Losses	Value
Corporate debt securities(1)	$24,679	$—	$(199)	$24,480	$26,136	$—	$(203)	$25,933
U.S. Treasury securities	24,612	—	(191)	24,421	30,878	—	(263)	30,615
Foreign government securities	1,509	—	(15)	1,494	1,502	—	(18)	1,484
Total	$50,800	$—	$(405)	$50,395	$58,516	$—	$(484)	$58,032

(1)	Includes both U.S. and foreign corporate debt securities.

The cost basis of available-for-sale debt securities includes an adjustment for the amortization of premium or discount since the date of purchase.

The change in net unrealized gains on available-for-sale debt securities for the three months ended March 31, 2024 and 2023 was $0.1 million and $0.3 million, respectively. Any unrealized holding gains or losses on available-for-sale debt securities as of March 31, 2024 are reported as accumulated other comprehensive gain or loss, which is a separate component of stockholders’ deficit, net of tax, until realized.

Net realized gains on disposition of available-for-sale debt securities are computed using the specific identification method and are included in the condensed consolidated statements of operations.

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The following table presents certain information regarding contractual maturities of our available-for-sale debt securities:

Maturity	March 31, 2024
		% of		% of
	Amortized Cost	Total	Fair Value	Total
One year or less	$45,513	90%	$45,148	90%
After one year through five years	5,287	10%	5,247	10%
Total	$50,800	100%	$50,395	100%

There were no available-for-sale debt securities with contractual maturities after five years. Expected maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

Net unrealized losses on available-for-sale debt securities and the fair value of the related securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position are as follows:

	March 31, 2024				December 31, 2023
	Corporate	U.S.	Foreign		Corporate	U.S.	Foreign
	debt	Treasury	government		debt	Treasury	government
	securities	securities	securities	Total	securities	securities	securities	Total
Less than 12 months
Fair value	$8,806	$1,958	$—	$10,764	$8,810	$1,953	$—	$10,763
Unrealized losses	$(64)	$(14)	$—	$(78)	$(25)	$(9)	$—	$(34)
Greater than 12 months
Fair value	$15,675	$22,463	$1,494	$39,632	$17,214	$28,662	$1,484	$47,360
Unrealized losses	$(135)	$(177)	$(15)	$(327)	$(178)	$(254)	$(18)	$(450)
Total
Fair value	$24,481	$24,421	$1,494	$50,396	$26,024	$30,615	$1,484	$58,123
Unrealized losses	$(199)	$(191)	$(15)	$(405)	$(203)	$(263)	$(18)	$(484)

We believe that any unrealized losses on our available-for-sale debt securities at March 31, 2024 are temporary based upon our current analysis of the issuers of the securities that we hold and current market conditions. We have no intent to sell, and it is more likely than not that we will not be required to sell, these securities until the fair value recovers to at least equal our cost basis or the securities mature.

As of March 31, 2024, the Company did not have an allowance for credit losses for available-for-sale debt securities.

Mortgage loans

The mortgage loan portfolio as of March 31, 2024 is comprised entirely of single-family residential mortgage loans. During the three months ended March 31, 2024, the Company did not purchase any new mortgage loans.

Mortgage loans, which include contractual terms to maturity of thirty years, are not categorized by contractual maturity as borrowers may have the right to call or prepay obligations with, or without, call or prepayment penalties. The change in the mortgage loans during the three months ended March 31, 2024 was the result of principal prepayments and maturities.

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The cost and estimated fair value of mortgage loans are as follows:

	March 31, 2024		December 31, 2023
		Estimated Fair		Estimated Fair
	Cost	Value	Cost	Value
Mortgage loans	$45	$45	$45	$45
Total	$45	$45	$45	$45

Investment income

Investment income from securities consists of the following:

	Three Months Ended March 31,
	2024	2023
Available-for-sale debt securities	$498	$530
Held-to-maturity debt securities	145	757
Mortgage loans	—	4
Other	365	196
Total	$1,008	$1,487

Accrued interest receivable

Accrued interest receivable from investments is included in trade and other receivables, net in the condensed consolidated balance sheets. The following table reflects the composition of accrued interest receivable for investments:

	March 31, 2024	December 31, 2023
Corporate debt securities	$233	$423
U.S. Treasury securities	192	262
Foreign government securities	10	5
Accrued interest receivable on investment securities	$435	$690

The Company does not recognize an allowance for credit losses for accrued interest receivable because the Company writes off accrued investment income after three months by reversing interest income.

Fair value measurement

ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”) establishes a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to measure financial assets or liabilities at fair value. The observability of inputs is impacted by a number of factors, including the type of asset or liability, characteristics specific to the asset or liability, market conditions and other factors. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

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The three levels of the fair value hierarchy under ASC 820 are as follows:

Level 1	Quoted prices (unadjusted) in active markets for identical asset or liability at the measurement date are used.

Level 2

Pricing inputs are other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 pricing inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3

Pricing inputs are unobservable and include situations where there is little, if any, market activity for the asset or liability. The inputs used in determination of fair value require significant judgment and estimation.

When fair value inputs fall within different levels of the fair value hierarchy, the level in the fair value hierarchy within which the asset or liability is categorized in its entirety is determined based on the lowest level input that is significant to the asset or liability. Assessing the significance of a particular input to the valuation of an asset or liability in its entirety requires judgment and considers factors specific to the asset or liability. The categorization of an asset or liability within the hierarchy is based upon the pricing transparency of the asset or liability and does not necessarily correspond to the perceived risk of that asset or liability.

The following table summarizes the Company’s investments measured at fair value. The Company’s available-for-sale securities in the following table are recorded at fair value on the accompanying condensed consolidated balance sheets.

	Assets
	March 31, 2024				December 31, 2023
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Held-to-maturity:
Corporate debt securities	$—	$11,895	$—	$11,895	$—	$13,386	$—	$13,386
U.S. Treasury securities	4,022	—	—	4,022	4,047	—	—	4,047
Foreign government securities	—	—	—	—	—	—	—	—
Certificate of deposits	—	438	—	438	—	437	—	437
Total held-to-maturity debt securities	$4,022	$12,333	$—	$16,355	$4,047	$13,823	$—	$17,870

Available-for-sale:
Corporate debt securities	$—	$24,480	$—	$24,480	$—	$25,933	$—	$25,933
U.S. Treasury securities	24,421	—	—	24,421	30,615	—	—	30,615
Foreign government securities	—	1,494	—	1,494	—	1,484	—	1,484
Total available-for-sale debt securities	$24,421	$25,974	$—	$50,395	$30,615	$27,417	$—	$58,032

Mortgage loans	$—	$—	$45	$45	$—	$—	$45	$45

Total	$28,443	$38,307	$45	$66,795	$34,662	$41,240	$45	$75,947

The Company classifies U.S. Treasury bonds within Level 1 of the fair value hierarchy because they are valued based on quoted market prices in active markets. Corporate debt securities and certificates of deposit are classified within Level 2 because they are valued using inputs other than quoted prices that are directly or indirectly observable in the market, including readily available pricing sources for the identical underlying security which may be actively traded. The Company classifies mortgage loans as Level 3 due to the reliance on significant unobservable valuation inputs.

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The Company’s liabilities in the following table are recorded at fair value on the accompanying condensed consolidated balance sheets. The following table summarizes the Company’s liabilities measured at fair value:

	Liabilities
	March 31, 2024				December 31, 2023
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Public Warrants	$20	$—	$—	$20	$17	$—	$—	$17
Private Placement Warrants	—	9	—	9	—	9	—	9
Sponsor Covered Shares	—	—	321	321	—	—	86	86
Total	$20	$9	$321	$350	$17	$9	$86	$112

The Company considers the Public Warrants to be Level 1 liabilities due to the use of an observable market quote in an active market under the symbol DOMAW. For the Private Placement Warrants, the Company considers the fair value of each Private Placement Warrant to be equivalent to that of each Public Warrant, with an immaterial adjustment for short-term marketability restrictions. As such, the Private Placement Warrants are classified as Level 2.

The fair value of the Sponsor Covered Shares was determined using a Monte Carlo simulation valuation model using a distribution of potential stock price outcomes on a daily basis over the original 10-year vesting period. The unobservable significant inputs to the valuation model were as follows:

March 31,
2024
Current stock price	$4.54
Expected volatility	65.0%
Risk-free interest rate	4.2%
Expected term (years)	7.3
Expected dividend yield	—%

The changes for Level 3 items measured at fair value on a recurring basis using significant unobservable inputs are as follows:

Sponsor Covered Shares
Fair value as of December 31, 2023	$86
Change in fair value of Sponsor Covered Shares	235
Fair value as of March 31, 2024	$321

Sponsor Covered Shares
Fair value as of December 31, 2022	$219
Change in fair value of Sponsor Covered Shares	(15)
Fair value as of March 31, 2023	$204

Local Sales Deferred Earnout
Fair value as of December 31, 2023	$12,497
Accretion of discount	179
Fair value as of March 31, 2024	$12,676

There were no transfers of assets or liabilities between Level 1 and Level 2 during the three months ended March 31, 2024 and the year ended December 31, 2023. There were no transfers involving Level 3 assets or liabilities during the three months ended March 31, 2024 and the year ended December 31, 2023.

Cash and cash equivalents, restricted cash, trade and other receivables, excluding the Local Sales Deferred Earnout, prepaid expenses and other assets, accounts payable, and accrued expenses and other liabilities approximate fair value and are therefore excluded from the leveling table above. The cost basis is determined to approximate fair value due to the short term duration of these financial instruments.

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5.  Revenue recognition

Disaggregation of revenue

Our revenue consists of:

			Three Months Ended
			March 31,
			2024	2023
Revenue Stream	Statements of Operations Classification	Segment	Total Revenue
Revenue from insurance contracts:
Direct Agents title insurance premiums	Net premiums written	Underwriting	$249	$6,915
Third-Party Agent title insurance premiums	Net premiums written	Underwriting	63,264	59,855
Total revenue from insurance contracts			$63,513	$66,770
Revenue from contracts with customers:
Escrow fees	Escrow, title-related and other fees	Corporate and Other	$171	$339
Other title-related fees and income	Escrow, title-related and other fees	Corporate and Other	866	541
Other title-related fees and income	Escrow, title-related and other fees	Underwriting	493	565
Other title-related fees and income	Escrow, title-related and other fees	Elimination(1)	(459)	(481)
Total revenue from contracts with customers			$1,071	$964
Other revenue:
Interest and investment income (2)	Investment, dividend and other income	Corporate and Other	$72	$519
Interest and investment income (2)	Investment, dividend and other income	Underwriting	1,409	919
Realized gains and losses, net	Investment, dividend and other income	Corporate and Other	2	(358)
Realized gains and losses, net	Investment, dividend and other income	Underwriting	—	(2)
Total other revenues			$1,483	$1,078
Total revenues			$66,067	$68,812

(1)

Premiums retained by Direct Agents are recognized as income to the Corporate and Other segment, and expense to the Underwriting segment. Upon consolidation, the impact of these internal segment transactions from continuing operations is eliminated. See Note 7. Segment information for additional breakdown.

(2)	Interest and investment income consists primarily of interest payments received on held-to-maturity debt securities, available-for-sale debt securities and mortgage loans.

23

6.  Liability for loss and loss adjustment expenses

A summary of the changes in the liability for loss and loss adjustment expenses for the three months ending March 31, 2024 and 2023 is as follows:

	March 31, 2024
	2024	2023
Balance at the beginning of the year	$81,894	$81,873

Provision for claims related to:
Current year	$2,659	$2,841
Prior years	(1,929)	446
Total provision for claims	$730	$3,287

Paid losses related to:
Current year	$(163)	$(117)
Prior years	(6,306)	(4,190)
Total paid losses	$(6,469)	$(4,307)

Balance at the end of the period	$76,155	$80,853

Provision for claims as a percentage of net written premiums	1.1%	4.9%

We continually update our liability for loss and loss adjustment expense estimates as new information becomes known, new loss patterns emerge, or as other contributing factors are considered and incorporated into the analysis. Estimating future title loss payments is difficult because of the complex nature of title claims, the long periods of time over which claims are paid, significantly varying dollar amounts of individual claims, and other factors.

Current year incurred and paid losses includes current year reported claims as well as estimated future losses on such claims.

For the three months ended March 31, 2024, the prior year’s provision for claims release of $1.9 million is due to reported loss emergence which was lower than expected. Historically, this favorable loss experience has resulted in a decrease in the projection of ultimate loss for past policy years. Most recently, our favorable loss experience resulted in a decrease in the projection of ultimate loss for policy years 2022, 2021 and 2020. For the three months ended March 31, 2023, the prior year’s provision for claims increase of $0.4 million is due to reported loss emergence which was higher than expected, primarily from the 2016, 2019 and 2022 policy years. This was the result of a small number of more severe claims reported in 2023. The actuarial assumptions underlying the Company’s selected ultimate loss estimates place more consideration on title insurance industry benchmarks for more recent policy years. These title insurance benchmarks are based on industry long-term average loss ratios. As the Company’s claims experience matures, we refine those estimates to put more consideration to the Company’s actual claims experience. For the three months ended March 31, 2024, the Company’s actual claims experience reflects a lower loss ratio than industry benchmarks from a current positive underwriting cycle and resulted in the favorable development.

24

7.  Segment information

We have historically reported our operations in two business segments: "Distribution," which included our divested Local channel as well as our Doma Enterprise channel and corporate support services, and "Underwriting." As discussed in Note 3, in the second and third quarters of 2023, the Company sold its assets used in or related to the Company’s Local Component. With the execution of these agreements, the Company no longer has operations related to our previous Local Component.

Beginning in the third quarter of 2023, we have reflected the results of the Local Component as discontinued operations in the condensed consolidated statements of operations for all periods presented.

Subsequent to the announcement of the Local Sales, the Company’s chief operating decision maker reviews financial performance and makes decisions about the allocation of resources for our operations through two reportable segments, (1) "Underwriting" and (2) "Corporate and Other." The Company’s reportable segments offer different products and services that are marketed through different channels for real estate closing transactions. They are managed separately because of the unique technology, service requirements and regulatory environment.

A description of each of our reportable segments is as follows.

•

Underwriting: our Underwriting segment reflects the results of our title insurance underwriting business, including policies referred primarily through our Third-Party Agents channel. The referring agents retain approximately 82% - 84% of the policy premiums in exchange for their services. These retention rates vary by state and agent.

•

Corporate and Other: our Corporate and Other segment includes our operations related to the execution of our title, escrow and settlement services through our Doma Enterprise channel. Our Doma Enterprise channel targets partnerships with national lenders and mortgage originators that maintain centralized lending operations ("Direct Agents"). Once an Enterprise partnership has been established, we integrate our Doma Intelligence platform with the partner’s production systems, to enable frictionless order origination and fulfillment. Substantially all Doma Enterprise orders are underwritten by Doma. In addition, Corporate and Other includes investing activity related to our investment portfolio held outside of Underwriting.

We use adjusted gross profit as the primary profitability measure for making decisions regarding ongoing operations. Adjusted gross profit is calculated by subtracting direct costs, such as premiums retained by agents, direct labor, other direct costs, and provision for claims, from total revenue. Our chief operating decision maker evaluates the results of the aforementioned segments on a pre-tax basis. Segment adjusted gross profit excludes certain items which are included in net loss, such as depreciation and amortization, corporate and other expenses, change in the fair value of Warrant and Sponsor Covered Shares liabilities, interest expense, and income tax expense, as these items are not considered by the chief operating decision maker in evaluating the segments’ overall operating performance. Our chief operating decision maker does not review nor consider assets allocated to our segments for the purpose of assessing performance or allocating resources. Accordingly, segments’ assets are not presented.

The following table summarizes the operating results from continuing operations of the Company’s reportable segments:

	Three Months Ended March 31, 2024
	Underwriting	Corporate and Other	Eliminations	Consolidated total
Net premiums written	63,513	$—	$—	$63,513
Escrow, other title-related fees and other (1)	493	1,037	(459)	1,071
Investment, dividend and other income	1,409	74	—	1,483
Total revenue	$65,415	$1,111	$(459)	$66,067

Premiums retained by agents (2)	$52,850	$—	$(459)	$52,391
Direct labor (3)	3,002	412	—	3,414
Other direct costs (4)	2,019	420	—	2,439
Provision for claims	756	(26)	—	730
Adjusted gross profit	$6,788	$305	$—	$7,093

25

	Three Months Ended March 31, 2023
	Underwriting	Corporate and Other	Eliminations	Consolidated total
Net premiums written	$66,770	$—	$—	$66,770
Escrow, other title-related fees and other (1)	565	880	(481)	964
Investment, dividend and other income	917	161	—	1,078
Total revenue	$68,252	$1,041	$(481)	$68,812

Premiums retained by agents (2)	$55,018	$—	$(481)	$54,537
Direct labor (3)	2,887	921	—	3,808
Other direct costs (4)	1,805	412	—	2,217
Provision for claims	3,160	127	—	3,287
Adjusted gross profit	$5,382	$(419)	$—	$4,963

(1)	Includes fee income from closings, escrow, title exams, ceding commission income, as well as premiums retained by Direct Agents.
(2)

This expense represents a deduction from the net premiums written for the amounts that are retained by Direct Agents and Third-Party Agents as compensation for their efforts to generate premium income for our Underwriting segment. The impact of premiums retained by our Direct Agents from continuing operations and the expense for reinsurance or co-insurance procured on Direct Agent sourced premiums are eliminated in consolidation.

(3)

Includes all compensation costs, including salaries, bonuses, incentive payments, and benefits, for personnel involved in the direct fulfillment of title and/or escrow services. Direct labor excludes severance costs.

(4)	Includes title examination expense, office supplies, and premium and other taxes.

The following table provides a reconciliation of the Company’s total reportable segments’ adjusted gross profit to its total loss from continuing operations before income taxes:

	Three Months Ended March 31,
	2024	2023
Adjusted gross profit	$7,093	$4,963
Depreciation and amortization	2,985	2,862
Other indirect expenses (1)	17,243	29,222
Change in fair value of Warrant and Sponsor Covered Shares liabilities	239	(15)
Interest expense	6,604	3,971
Loss from continuing operations before income taxes	$(19,978)	$(31,077)

(1)

Includes other indirect costs not allocated to segments including corporate support function costs, such as legal, finance, human resources, technology support and certain other indirect operating expenses, such as sales and management payroll, and incentive related expenses.

As of March 31, 2024 and December 31, 2023, the Underwriting segment had allocated goodwill of $23.4 million. There were no additions from acquisitions, impairments or adjustments to goodwill resulting from prior year acquisitions in either segment for the three months ended March 31, 2024. There were no additions from acquisitions, impairments or adjustments to goodwill resulting from prior year acquisitions in either segment for the three months ended March 31, 2023. Accumulated impairment losses to goodwill were $65.2 million as of March 31, 2024 which represents goodwill impairment related to discontinued operations.

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8.  Debt

Senior secured credit agreement

On December 31, 2020, Old Doma executed a loan and security agreement with Hudson Structured Capital Management Ltd. (“HSCM”), providing for a $150.0 million senior secured term loan (“Loan and Security Agreement”) that was funded by the lenders, which are affiliates of HSCM, on January 29, 2021 (“Funding Date”). The Loan and Security Agreement matures five years from the Funding Date. Under the agreement, the Loan and Security Agreement will bear interest of 11.25% per annum, 5.0% of which will be paid on a current cash basis and the remainder to accrue and be added to the outstanding principal balance. Interest shall be compounded quarterly. If at any time Old Doma (now known as States Title) is in an event of default under the Loan and Security Agreement, outstanding amounts shall bear interest at the default interest rate of 15.00%. Upon funding, Old Doma issued penny warrants to affiliates of HSCM equal to 1.35% of Old Doma’s fully diluted shares. The warrants were net exercised on the Closing Date and such affiliates of HSCM received the right to receive approximately 0.2 million shares of our common stock. The Loan and Security Agreement is secured by a first-priority pledge and security interest in substantially all of the assets (tangible and intangible) of our wholly owned subsidiary States Title (which represent substantially all of our assets) and any of its existing and future domestic subsidiaries (in each case, subject to customary exclusions, including the exclusion of regulated insurance company subsidiaries). States Title is subject to customary affirmative, negative and financial covenants, including, among other things, minimum liquidity of $20.0 million (as of the last day of any month), minimum consolidated annual revenue of $130.0 million, limits on the incurrence of indebtedness, restrictions on asset sales outside the ordinary course of business and material acquisitions, limitations on dividends and other restricted payments. States Title was in compliance with the Loan and Security Agreement covenants as of March 31, 2024. The Loan and Security Agreement also includes customary events of default for facilities of this type and provides that, if an event of default occurs and is continuing, the Loan and Security Agreement will amortize requiring regular payments on a straight-line basis over the subsequent 24-month calendar period, but not to extend beyond the maturity date.

Third Amendment to the Loan and Security Agreement

On May 19, 2023, Old Doma and certain subsidiaries of the Company, as guarantors, entered into the third amendment to the Loan and Security Agreement (the “Third Amendment”). The Third Amendment amends certain mandatory prepayment provisions related to the disposition of assets by Old Doma or any of its subsidiaries such that Old Doma is required, within five business days following the receipt of net cash proceeds from dispositions in excess of $750,000 in any fiscal year (other than certain permitted dispositions), to repay the outstanding principal amount of term loan borrowings in an amount equal to 100% of such excess net cash proceeds received by Old Doma or any of its subsidiaries from such dispositions, unless HSCM, as agent, otherwise agrees.

Fourth Amendment to the Loan and Security Agreement

Concurrently with the execution of the Merger Agreement, certain of the Company’s subsidiaries, the lenders party thereto and Hudson, as agent for such lenders, entered into the Hudson Fourth Amendment, pursuant to which that certain Loan and Security Agreement, dated as of December 31, 2020 (as amended, the “Company Loan Agreement”), by and among States Title, as the borrower, the guarantors party thereto, the lenders party thereto and Hudson was amended such that, among other things:

a.

from the effective date of the Hudson Fourth Amendment through September 30, 2025, interest on the principal amount outstanding of the senior secured term loan under the Company Loan Agreement (the “Term Loan”) will accrue and capitalize and be added to the principal balance monthly at a per annum rate equal to 16.25%;

b.

beginning October 1, 2025, interest on the Term Loan will accrue at a per annum rate equal to 16.25%, (i) 10% of which shall accrue and be payable in cash monthly and (ii) the remainder of such interest shall accrue and capitalize and be added to the principal balance monthly;

c.

States Title will make prepayments on the principal of the Term Loan in an amount up to $16 million of net cash proceeds received from contingent payments earned by the Company pursuant to certain previous asset sales (but such payment shall be deferred until October 2025);

d.

Subject to certain conditions, States Title will make monthly pre-payments of the principal amount outstanding of the Term Loan under the Company Loan Agreement with cash on hand in excess of $7.5 million after October 1, 2025 in the event the Merger Agreement is terminated prior to the consummation of the Merger;

e.

if reasonably requested by Hudson following a termination of the Merger Agreement prior to the consummation of the Merger, States Title would transfer all of its equity interests in Doma Title Insurance, Inc. to a newly formed bankruptcy-remote entity and cause such equity interests to be pledged as collateral under the Company Loan Agreement;

f.

the financial covenants in the Company Loan Agreement were modified, including, without limitation, the reduction of the minimum consolidated GAAP revenue financial covenant from $130 million to $50 million; and

g.

States Title is permitted to incur indebtedness under the Topco Term Facility (as defined below) which indebtedness shall be senior in respect of payment and liens to the obligations under the Company Loan Agreement.

In connection with the Hudson Fourth Amendment, Hudson was entitled to an amendment fee of $1.0 million, which became payable upon execution of the Hudson Fourth Amendment and was paid-in-kind and added to the principal of the Term Loan.

Fifth Amendment to the Loan and Security Agreement

Immediately after the effectiveness of the Hudson Fourth Amendment, Hudson, certain of the Company’s subsidiaries, the lenders party thereto and Parent entered into the Hudson Fifth Amendment pursuant to which, at the Closing, Hudson will (a) accept certain consideration (as set forth in the Hudson Fifth Amendment, the “Hudson Payoff”) in full satisfaction of all indebtedness under the Company Loan Agreement and (b) release all liens securing the Company Loan Agreement. Pursuant to the Hudson Fifth Amendment, States Title’s obligation to make cash interest payments under the Company Loan Agreement shall be suspended until the earliest of (a) the termination of the Merger Agreement, (b) five business days after the End Date (as defined in the Merger Agreement), (c) the consummation of the Merger (without Hudson’s receipt of the Hudson Payoff) and (d) March 12, 2025 the (“Standstill Period”). In addition, during the Standstill Period, Hudson and the lenders have agreed not to exercise remedies with respect to certain matters that would otherwise constitute events of default under the Company Loan Agreement. If the Standstill Period ends without the consummation of the Merger (without HSCM’s receipt of the HSCM Payoff), the Company’s cash interest payment obligations under the Company Loan Agreement will be as described in the HSCM Fourth Amendment.

 The Hudson Fourth Amendment and Hudson Fifth Amendment (collectively, the "Amendments") were accounted for as a troubled debt restructuring under ASC 470, “Debt,” as 1) the Company was determined to be experiencing financial difficulties as defined by the ASC, and 2) the Amendments were deemed a concession by the creditor. Per ASC 470-60-35-5, a debtor in a troubled debt restructuring involving only modification of terms of a payable (i.e., not involving a transfer of assets or grant of an equity interest) shall account for the effects of the restructuring prospectively from the time of restructuring and shall not change the carrying amount of the payable at the time of the restructuring unless the carrying amount exceeds the total future cash payments specified by the new terms. As the maximum future undiscounted cash flows were greater than or equal to the net carrying value of the original debt, the carrying amount of the debt at the time of the restructuring was not changed.

The estimated fair value of the Company Loan Agreement at March 31, 2024 was $127.6 million. No active or observable market exists for the Company Loan Agreement and, as a result, this is a Level 3 fair value measurement. Therefore, the estimated fair value of the Company Loan Agreement is based on the income valuation approach, which is a valuation technique that converts future amounts (for example, cash flows or income and expenses) to a single current (that is, discounted) amount.

Topco Commitment Letter

Concurrently with the execution of the Merger Agreement, States Title and Topco, the indirect parent company of Parent, entered into the Topco Commitment Letter, pursuant to which Topco committed to provide the Topco Term Facility to States Title (with certain subsidiaries of States Title guaranteeing the obligations thereunder).

The Topco Term Facility will have two tranches: (a) up to $25 million will be available to be drawn in up to three draws (each draw being for at least $5 million) between closing of the Topco Term Facility and December 31, 2024 and (b) up to $10 million will be available to be drawn in a single draw between January 1, 2025 and June 30, 2025, each tranche being subject to commitment reductions as set forth in the Topco Commitment Letter. Each loan made thereunder will mature three years after it is drawn. The Topco Term Facility will be secured by a first priority lien on substantially all of the assets of States Title and the guarantors (subject to customary exceptions), senior to all existing and future liens securing debt for borrowed money (including the liens securing the Company Loan Agreement) and will be senior in right of payment to all existing and future debt for borrowed money (including the Company Loan Agreement), in each case, subject to certain exceptions. The terms of the subordination of the Company Loan Agreement shall be substantially as set forth in the Topco Commitment Letter and will include certain prohibitions on the exercise of remedies by the lenders under the Company Loan Agreement. Interest on each loan will accrue at a rate of Term SOFR (subject to a 1.0% floor) plus 9.0% per annum and will be payable quarterly in kind. The Topco Term Facility will include a fee of 5.0% per annum on all undrawn commitments, payable quarterly in cash, and an upfront fee of 3.0% of the commitments in respect of the Topco Term Facility at closing of the Topco Term Facility, payable upon the funding or termination of such commitments. Prepayments of the Topco Term Facility (subject to certain exceptions) will be subject to customary prepayment premiums. The Topco Term Facility will also include certain information rights and other customary covenants (including affirmative, negative and financial covenants) and mandatory prepayment provisions.

As of March 31, 2024, the Company incurred $0.3 million of specific incremental costs directly attributed to the issuance of the Topco Term Facility. As of March 31, 2024, prior to funding on the Topco Term Facility, the incremental costs were deferred and are recorded in the prepaid expenses, deposits and other assets line in the condensed consolidated balance sheet.

9.  Stock compensation expense

The Company issued stock options (incentive stock options (“ISOs”), non-statutory stock options (“NSOs”) and restricted stock awards (“RSAs”) to employees and key advisors under the Company’s 2019 Equity Incentive Plan, which has been approved by the board of directors. Granted stock options do not expire for 10 years and have vesting periods ranging from 7 to 60 months. The holder of one stock option may purchase one share of common stock at the underlying strike price.

The Company issues restricted stock units (“RSUs”) and performance restricted stock units (“PRSUs”) under the 2021 Omnibus Incentive Plan. The RSUs are subject to time-based vesting, generally with a majority of the RSUs vesting 25% on the first anniversary of the award date and ratably thereafter for twelve quarters, such that the RSUs will be fully vested on the fourth anniversary of their award date. Eligible participants in the PRSUs will receive a number of earned shares based on Company financial results during the performance period, as established by the Company’s board of directors. Earned shares for the PRSUs will fully vest once the continuous employment service condition is met after the performance period. The RSUs and PRSUs are measured at fair market value on the grant date and stock-based compensation expense is recognized as the shares vest with a corresponding offset credited to additional paid-in-capital.

In June 2022, the Company issued stock awards to its Chief Executive Officer under the 2021 Omnibus Incentive Plan that vest upon the satisfaction of a time-based service condition and a market condition (“market-based awards”). Both the service and the market condition must be satisfied for the award to vest. The market condition of the awards is based on the 90-day volume weighted average price of the common stock of the Company reaching a price hurdle of $125.00, $187.50, and $250.00 during a performance period of 4 years. The maximum number of shares that can be earned under the market-based awards is 97,413 shares, with one-third of the total award allocated to each identified average price threshold. The time-based service condition in the market-based awards is satisfied quarterly over sixteen quarters of continuous employment, such that the service condition included in the market-based awards will be fully satisfied on the fourth anniversary of their award date. The Company recognizes compensation expense related to the market-based awards using the accelerated attribution method over the requisite service period.

In May 2023, the compensation committee of the Company's board of directors approved modifications to the vesting conditions and exercise periods of outstanding equity compensation awards held by certain of the Company's then-current employees who became employees of WFG in the WFG Asset Sale. These modifications became effective upon acceptance of employment with WFG. Pursuant to such modifications, the options and RSUs held by WFG employees vest on May 20, 2024; provided that employment with WFG does not terminate prior to such date. These modified awards vest based on conditions that are not classified as a service, market or performance condition, and as a result, such awards are classified as a liability. In accordance with ASC 718, "Compensation - Stock Compensation," stock-based compensation expense of $2.2 million previously incurred on the original awards was reversed in the personnel costs line in the consolidated statements of operations in the second quarter of 2023, and the Company recorded a liability of $0.3 million for the fair value of the modified awards in the accrued expenses and other liabilities line in the condensed consolidated balance sheet as of March 31, 2024.

On August 3, 2023, the compensation committee of the Company's board of directors granted RSUs totaling approximately 1.0 million shares. The RSUs are subject to time-based vesting, with 50% of the RSUs vesting on the six-month anniversary of the award date, and the remainder vest in four consecutive, equal, quarterly installments such that the award is fully vested on the 18-month anniversary of the award date; provided the awardee is continuously employed through such date as applicable.

Stock-based compensation expense for the three months ended March 31, 2024 and 2023 was $4.7 million and $5.0 million, respectively.

27

Stock options (ISO and NSO)

During the three months ended March 31, 2024, the Company had the following stock option activity:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual Life	Intrinsic
	Stock Options	Price ($)	(In years)	Value ($)

Outstanding as of December 31, 2023	402,028	$14.08	5.62	$54
Granted	—	—	—
Exercised	—	—	—
Cancelled or forfeited	(12,452)	17.70	—
Outstanding as of March 31, 2024	389,576	$13.96	5.55	$53

Options exercisable as of March 31, 2024	379,400	$13.86	5.53	$53

As of March 31, 2024, there was $1.2 million of stock-based compensation expense that had yet to be recognized related to nonvested stock option grants.

RSAs, RSUs and PRSUs

During the three months ended March 31, 2024, the Company had the following non-vested RSA, RSU and PRSU activity:

	Number of	Average
	RSAs, RSUs	Grant Date
	and PRSUs	Fair Value ($)
Non-vested at December 31, 2023	1,807,329	$18.59
Granted	11,780	4.49
Vested	(542,895)	11.16
Adjustment for PRSUs expected to vest	—	—
Cancelled or Forfeited	(3,203)	40.53
Non-vested at March 31, 2024	1,273,011	$21.57

As of March 31, 2024, there was $21.0 million of stock-based compensation expense that had yet to be recognized related to nonvested RSAs, RSUs and PRSUs.

Market-based awards

The market-based awards were measured at fair market value on the grant date, and stock-based compensation expense is recognized as the shares vest with a corresponding offset credited to additional paid-in-capital. The fair value of the market-based awards was determined using a Monte Carlo simulation valuation model using a distribution of potential stock price outcomes on a daily basis over the original 4-year vesting period. The unobservable significant inputs to the valuation model at the time of award issuance were as follows:

Stock price at issuance	$23.00
Expected volatility	75.0%
Risk-free interest rate	3.14%
Expected term	3.9
Expected dividend yield	—%

28

During the three months ended March 31, 2024, the Company had the following non-vested market-based award activity:

	Number of	Average
	Market-based	Grant Date
	awards	Fair Value ($)
Non-vested at December 31, 2023	97,413	$7.92
Granted	—	—
Vested	—	—
Cancelled or Forfeited	—	—
Non-vested at March 31, 2024	97,413	$7.92

As of March 31, 2024, there was $0.3 million of stock-based compensation expense that had yet to be recognized related to nonvested market-based awards.

10.  Earnings per share

The calculation of the basic and diluted EPS is as follows:

	Three Months Ended March 31,
	2024	2023
Numerator
Net loss from continuing operations	$(19,474)	$(31,233)

Denominator
Weighted-average common shares – basic and diluted	13,736,176	13,194,859

Net loss from continuing operations per share - basic and diluted	$(1.42)	$(2.37)
Net loss from discontinued operations per share - basic and diluted	$(0.08)	$(0.83)
Net loss per share attributable to stockholders - basic and diluted	$(1.50)	$(3.19)

As we have reported net loss for each of the periods presented, all potentially dilutive securities are antidilutive. The following potential outstanding shares of common stock and contingently issuable shares were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because the contingent criteria has not been satisfied and/or including them would have been antidilutive:

	As of March 31,
	2024	2023
Outstanding stock options	389,576	661,902
Warrants for common and preferred stock	693,333	720,910
RSA’s, RSU’s and PRSU’s	1,273,011	1,337,329
Market-based awards	97,413	97,413
Sponsor Covered Shares and Seller Earnout Shares	686,190	697,223
Total antidilutive securities	3,139,523	3,514,777

11.  Related party transactions

Equity held by Lennar

In connection with the North American Title Acquisition, subsidiaries of Lennar were granted equity in the Company. As of March 31, 2024, Lennar, through its subsidiaries, held 23.7% of the Company on a fully diluted basis.

Transactions with Lennar

In the routine course of its business, Doma Title Insurance, Inc. (“DTI”) underwrites title insurance policies for a subsidiary of Lennar. The Company recorded the following revenues and premiums retained by agents from these transactions, which are included within our Underwriting segment:

	Three Months Ended March 31,
	2024	2023
Revenues	$34,131	$29,978
Premiums retained by agents	27,523	24,095

29

	March 31, 2024	December 31, 2023
Net receivables	$3,966	$7,153

These amounts are included in trade and other receivables, net in the Company’s condensed consolidated balance sheets.

On April 27, 2023, the Company entered into a sublease agreement with Lennar. The sublease with Lennar commenced on September 1, 2023 and ends on September 30, 2026. The total sublease income over the term of the agreement is expected to be $0.2 million.

Concurrently with the execution of the Merger Agreement, the Lennar Stockholders, the Company and Parent entered into the Voting and Support Agreement. Refer to Note 3 for additional details.

12.  Commitments and contingencies

Legal matters

The Company is subject to claims and litigation matters in the ordinary course of business. Management does not believe the resolution of any such matters will have a materially adverse effect on the Company’s financial position or results of operations.

Commitments and other contingencies

The Company also administers escrow deposits as a service to customers, a substantial portion of which are held at third-party financial institutions. These escrow deposits amounted to $8.7 million and $11.0 million at March 31, 2024 and December 31, 2023, respectively. Such deposits are not reflected in the condensed consolidated balance sheets, but the Company could be contingently liable for them under certain circumstances (for example, if the Company disposes of escrowed assets). Such contingent liabilities have not materially impacted the results of operations or financial condition to date and are not expected to do so in the future.

See Note 17 in our condensed consolidated financial statements for information on our operating lease obligations.

13.  Accrued expenses and other liabilities

Accrued expenses and other liabilities include the following:

	March 31,	December 31,
	2024	2023
Employee benefits	$850	$323
Contract terminations	3,460	3,460
Deferred transaction costs	3,534	—
Premium taxes	1,210	2,700
Employee compensation	755	3,108
Other	2,263	3,109
Total accrued expenses and other liabilities	$12,072	$12,700

Workforce reduction plans

In 2022, the Company executed three separate workforce reduction plans (the “2022 Reduction Plans”) to reduce costs, improve Local branch-level profitability, and focus resources on its instant underwriting capabilities. The Reduction Plans during 2022 included the elimination of approximately 1,076 positions across the Company, or approximately 52% of the Company’s workforce as of December 31, 2022. On August 2, 2023, the Company committed to an additional workforce reduction plan (the “2023 Reduction” and collectively with the 2022 Reductions Plans, the “Reduction Plans”) to improve cost efficiency and focus on our instant underwriting technology and Underwriting operations. The 2023 Reduction included the elimination of approximately 70 positions across the Company, or approximately 17% of the Company’s then current workforce. The execution of the Reduction Plans, including cash payments, was substantially complete as of December 31, 2023.

30

In the three months ended March 31, 2024 and 2023, forfeited stock-based compensation associated with the Reduction Plans was $0.0 million and $0.8 million, respectively. The charges incurred and forfeited stock-based compensation associated with the Reduction Plans primarily relate to the Company’s Corporate and Other reportable segment.

Contract terminations

Associated with the Company’s Reduction Plans and vendor management initiatives during the years ended December 31, 2023 and 2022, the Company recorded $1.3 million and $5.2 million, respectively, in accelerated contract charges related to contracts that will continue to be incurred for the contracts’ remaining terms without economic benefit to the Company. These contract termination charges were recorded in other operating expenses in the consolidated statements of operations. There were no accelerated contract charges recorded during the three months ended March 31, 2024 or 2023. As of March 31, 2024, total accrued liabilities related to these accelerated contract charges were $3.5 million.

14.  Employee benefit plan

The Company sponsors a defined contribution 401(k) plan for its employees (the “Retirement Savings Plan”). The Retirement Savings Plan is a voluntary contributory plan under which employees may elect to defer compensation for federal income tax purposes under Section 401(k) of the Internal Revenue Code of 1986. All full-time employees age 18+ are eligible to enroll in the Retirement Savings Plan on their first day of employment. Company matching contributions begin upon employee enrollment in the Retirement Savings Plan. Effective January 1, 2022, the Company provides an employer match up to 100% on the first 1% of elective contributions and 50% on the next 5% of elective contributions. The maximum matching contribution is 3.5% of compensation.

For the three months ended March 31, 2024 and 2023, the Company made contributions for the benefit of employees of $0.1 million and $0.4 million, respectively, to the Retirement Savings Plan.

15.  Research and development

For the three months ended March 31, 2024 and 2023, the Company recorded the following related to research and development expenses and capitalized internally developed software costs:

	Three Months Ended March 31,
	2024	2023
Research and development expenses incurred	$1,037	$1,227
Capitalized internally developed software costs	1,485	2,659
Research and development spend, inclusive of capitalized internally developed software cost	$2,522	$3,886

Our research and development costs reflect certain payroll-related costs of employees directly associated with such activities and certain software subscription costs, which are included in personnel costs and other operating expenses, respectively, in the condensed consolidated statements of operations. Capitalized internally developed software and acquired software costs are included in fixed assets, net in the condensed consolidated balance sheets.

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16.  Warrant liabilities

As a result of the Business Combination, the Company assumed, as of the Closing Date, Public Warrants to purchase an aggregate of 460,000 shares of our common stock and Private Placement Warrants to purchase an aggregate of 233,333 shares of our common stock. Twenty five whole warrants entitle the holder to purchase one share of common stock at a price of $287.50.

The Warrants became exercisable commencing on December 4, 2021, which is one year from the closing of the initial public offering of Capitol; provided, that we maintain an effective registration statement under the Securities Act of 1934, as amended (the “Securities Act”), covering our common stock.

Redemption of Public Warrants when the price per share of our common stock equals or exceeds $450.00

The Company may call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder; and

•

if, and only if, the last reported sale price of our common stock equals or exceeds $450.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of common stock and equity-linked securities as described above) for any 20 trading days within a 30-trading day period ending three business days before the Company sends to the notice of redemption to the Public Warrant holders.

The Company will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of common stock issuable upon a cashless exercise of the Public Warrants is then effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period, except if the Public Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.

Redemption of Public Warrants when the price per share of our common stock equals or exceeds $250.00

The Company may redeem the outstanding Public Warrants:

•	in whole and not in part;

•

at $0.10 per Public Warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their Public Warrants prior to redemption and receive a number of shares based on the redemption date and the “fair market value” of common stock except as otherwise described below;

•

if, and only if, the last reported sale price of our common stock equals or exceeds $250.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like and for certain issuances of common stock and equity-linked securities as described above) on the trading day prior to the date on which the Company sends the notice of redemption to the Public Warrant holders; and

•

if, and only if, the last reported sale price of common stock is less than $450.00 per share (as adjusted for stock for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of common stock and equity-linked securities), the Private Placement Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

Beginning on the date the notice of redemption is given until the Public Warrants are redeemed or exercised, holders may elect to exercise their Public Warrants on a cashless basis. The “fair market value” of our common stock will mean the volume-weighted average price of our common stock for the ten trading days immediately following the date on which the notice of redemption is sent to the holders of Public Warrants. In no event will the Public Warrants be exercisable in connection with this redemption feature for more than 0.014 shares of common stock per Public Warrant (subject to adjustment).

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The Private Placement Warrants are identical to the Public Warrants except that the Private Placement Warrants, (i) subject to limited exceptions, are not redeemable by us, (ii) may be exercised for cash or on a cashless basis and (iii) are entitled to registration rights (including the shares of our common stock issuable upon exercise of the Private Placement Warrants), in each case, so long as they are held by the initial purchasers or any of their permitted transferees (as further described in the warrant agreement, dated as of December 1, 2020, between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agreement”). If the Private Placement Warrants are held by holders other than the initial purchasers or any of their permitted transferees, they will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

On September 3, 2021, the Company filed a Registration Statement on Form S-1 (No. 333-258942), as amended, with the SEC (which was declared effective on September 8, 2021; and the Company subsequently filed a post-effective amendment thereto, which was declared effective on March 30, 2022), which related to, among other things, the issuance of an aggregate of up to 693,333 shares of common stock issuable upon the exercise of the Warrants. As of March 31, 2024 and December 31, 2023, the aggregate values of the Public Warrants were $0.0 million and $0.0 million, respectively, representing Public Warrants outstanding to purchase 460,000 shares of our common stock. As of March 31, 2024 and December 31, 2023, the aggregate values of the Private Warrants were $0.0 million and $0.0 million, respectively, representing Private Warrants outstanding to purchase 233,333 shares of our common stock. The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities in the condensed consolidated balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of Warrants and Sponsor Covered Shares liabilities in the condensed consolidated statements of operations.

17. Leases

The Company has operating leases consisting of office space and office equipment. Lease terms and options vary in the Company's operating leases dependent upon the underlying leased asset. We exclude options to extend or terminate a lease from our recognition as part of our right-of-use assets and lease liabilities until those options are known and/or executed, as we typically do not exercise options to purchase the underlying leased asset. As of March 31, 2024, we have leases with remaining terms of 1 month to 4 years, some of which may include no options for renewal and others with options to extend the lease terms from 1 year to 5 years. The components of our operating leases were as follows:

	Three Months Ended March 31,
	2024	2023
Components of lease expense:
Operating lease expense	$577	$596
Less sublease income	(282)	—
Net lease expense	295	596

Cash flow information related to leases:
Operating cash outflow from operating leases during the three months ended March 31, 2024 and 2023	$907	$990

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	March 31, 2024	March 31, 2023
Right-of-use assets obtained during the three months ended March 31, 2024 and 2023 in exchange for new operating lease liabilities	$—	—
Weighted average remaining lease term (years)	3.40	4.13
Weighted average discount rate	10%	10%

	March 31, 2024
Maturities of lease liabilities:	Continuing Operations	Discontinued Operations
2024	$2,425	$1,881
2025	2,579	2,009
2026	2,420	1,777
2027	2,093	620
Total lease payments	9,517	6,287
Less imputed interest	(1,439)	(842)
Lease liabilities	$8,078	$5,445

We have subleased certain locations vacated as a result of a smaller workforce. As of March 31, 2024, we have subleases with remaining terms of 5 months to 4 years, some of which may include no options for renewal and others with options to extend the lease terms by 1 year. The undiscounted cash flows as of March 31, 2024 related to our subleases on an annual basis were as follows:

	March 31, 2024
	Continuing Operations	Discontinued Operations
2024	$858	$493
2025	1,035	326
2026	1,067	131
2027	1,100	24
Total sublease payments	$4,060	$974

18.  Discontinued Operations

In the second and third quarters of 2023, the Company sold its assets used in or related to the Company’s Local Component. In conjunction with the sale of the Local Component, on June 9, 2023, the Company sold a title plant in Texas for a total sale price of $7.6 million. With the execution of these agreements, the Company no longer has operations related to our previous Local retail branch footprint. With the final execution of these agreements during the third quarter of 2023, the Company determined that this represented a strategic shift that had a major effect on the Company’s operations and financial results, which triggered discontinued operations presentation, in accordance with ASC 205-20-45, for the Company's Local Component within its previous Distribution segment. Refer to Note 3 for additional details on the divestiture transactions.

The assets and liabilities associated with discontinued operations, including assets and liabilities sold in the Local Sales, assets separately disposed and remaining Local Component assets and liabilities, have been presented separately in our condensed consolidated balance sheets. The major assets and liability categories were as follows as of the dates indicated:

(In thousands, except share information)	March 31, 2024	December 31, 2023
Assets
Trade and other receivables (net of allowance for credit losses of $110 at March 31, 2024 and $110 at December 31, 2023)	$22	$62
Prepaid expenses, deposits and other assets	107	242
Lease right-of-use assets	1,933	2,108
Fixed assets (net of accumulated depreciation of $0 at March 31, 2024 and $2,028 at December 31, 2023)	—	151
Assets held for disposal	$2,062	$2,563

Liabilities
Accounts payable	$160	$306
Accrued expenses and other liabilities	93	238
Lease liabilities	5,445	6,107
Liability for loss and loss adjustment expenses	137	132
Liabilities held for disposal	$5,835	$6,783

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Summary operating results of discontinued operations were as follows for the periods indicated:

	Three Months Ended March 31, 2024
	Local Component	Eliminations (1)	Total
Revenues:
Escrow, other title-related fees and other	$340	$(21)	$319
Investment, dividend and other income	$(3)	—	(3)
Total revenues	$337	$(21)	$316

Operating expenses excluding impairments	$1,414	$(21)	$1,393
Goodwill impairment	$—	—	—
Long-lived asset impairment	$—	—	—
Total operating expenses	$1,414	$(21)	$1,393

Loss from discontinued operations	$(1,077)	$—	$(1,077)

Other (expense) income:
Interest expense	$—	$—	$—
Gain (loss) on sales of discontinued operations	$—	—	—
Loss from discontinued operations before income taxes	$(1,077)	$—	$(1,077)

Income tax expense	$—	—	—
Net loss from discontinued operations	$(1,077)	$—	$(1,077)

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	Three Months Ended March 31, 2023
	Local Component	Eliminations (1)	Total
Revenues:
Escrow, other title-related fees and other	$10,987	$(5,353)	$5,634
Investment, dividend and other income	(78)	—	(78)
Total revenues	$10,909	$(5,353)	$5,556

Operating expenses excluding impairments	$20,571	$(5,353)	$15,218
Goodwill impairment	—	—	—
Long-lived asset impairment	181	—	181
Total operating expenses	$20,752	$(5,353)	$15,399

Loss from discontinued operations	$(9,843)	$—	$(9,843)

Other (expense) income:
Interest expense	$(1,018)	$—	$(1,018)
Gain (loss) on sales of discontinued operations	—	—	—
Loss from discontinued operations before income taxes	$(10,861)	$—	$(10,861)

Income tax expense	(29)	—	(29)
Net loss from discontinued operations	$(10,890)	$—	$(10,890)

(1)     Prior to the Local Sales, the Company’s consolidated statements of operations included premiums retained by Local Component Direct Agents as revenue for the Local Component and a corresponding deduction from the net premiums written for the Underwriting segment, which were presented in the Company’s segment reporting disclosures. As such, these transactions are eliminated for purposes of this disclosure as they will not continue in periods subsequent to the Local Sales.

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The depreciation and amortization, sale proceeds and significant noncash operating items associated with the discontinued operations were as follows:

	Three Months Ended March 31,
	2024	2023
Non-cash discontinued operating activities:
Impairment charges	$—	$181
Depreciation and amortization	13	213

Cash flows from discontinued investing activities:
Proceeds from sale of title plants and dividends from title plants	—	194

There were no capital expenditures associated with the discontinued operations for the three months ended March 31, 2024 or 2023.

19. Subsequent Events

Senior Term Facility

On April 30, 2024, pursuant to the Topco Commitment Letter, States Title and certain of its subsidiaries entered into a Senior Loan and Security Agreement (the “Senior Loan Agreement”) with the lenders party thereto and Alter Domus (US) LLC as administrative agent and collateral agent. Pursuant to the Senior Loan Agreement, the lenders party thereto have committed, on a several basis, to provide States Title with a $22.5 million senior secured delayed draw term loan facility (the “Senior Term Facility”) (with certain subsidiaries of States Title guaranteeing the obligations thereunder).

The Senior Term Facility will have two tranches: (a) up to $12.5 million will be available to be drawn in up to three draws (each draw being for at least $5 million) between closing of the Senior Term Facility and December 31, 2024 and (b) up to $10 million will be available to be drawn in a single draw between January 1, 2025 and June 30, 2025, each tranche being subject to commitment reductions as set forth in the Senior Loan Agreement. Each loan made under the Senior Term Facility will mature three years after it is drawn.

The Senior Term Facility will be secured by a first priority lien on substantially all of the assets of States Title and the guarantors (subject to customary exceptions), senior to all existing and future liens securing debt for borrowed money (including the liens securing the obligations under the Loan and Security Agreement dated as of December 31, 2020 (as amended, including pursuant to the Sixth Amendment referred to below, the “Subordinated Loan Agreement”) by and among States Title and certain of its subsidiaries, the lenders party thereto and HSCM as administrative agent and collateral agent and will be senior in right of payment to all existing and future debt for borrowed money (including the Subordinated Loan Agreement), in each case, subject to certain exceptions. The terms of the subordination of the Subordinated Loan Agreement are set forth in an intercreditor and subordination agreement (the “Subordination Agreement”) and include certain prohibitions on the exercise of remedies by the lenders under the Subordinated Loan Agreement.

Interest on each loan will accrue at a rate of Term SOFR (subject to a 1.0% floor) plus 9.0% per annum and will be payable in arrears in kind on the last day of each interest period. The Senior Term Facility will include an undrawn fee of 5.0% per annum on all undrawn commitments, payable quarterly in cash, and an upfront fee of 3.0% of the commitments in respect of the Senior Term Facility as of the date of the Senior Loan Agreement (which upfront fee is reduced to 2.0% for any commitments that are terminated within 30 days after the date of the Senior Loan Agreement), payable upon the funding or termination of such commitments. Prepayments of the Senior Term Facility (subject to certain exceptions) will be subject to customary prepayment premiums. The Senior Term Facility will also include certain information rights and other customary covenants (including affirmative, negative and financial covenants) and mandatory prepayment provisions.

Concurrently with the entry into the Senior Term Facility, States Title and certain of its subsidiaries, the lenders party thereto and HSCM entered into a Sixth Amendment to Loan and Security Agreement (the “Sixth Amendment”), pursuant to which, among other things, HSCM and the lenders party thereto consented to the terms of the Senior Loan Agreement and implemented certain other changes to align with the terms of the Subordination Agreement.

Doma Title Insurance, Inc. Dividend

On April 26, 2024, the South Carolina Department of Insurance approved an extraordinary dividend of $17.5 million from Doma Title Insurance, Inc., our title insurance subsidiary, to the Company.

In the preparation of the accompanying condensed consolidated financial statements, the Company has evaluated all material subsequent events or transactions that occurred after the balance sheet date through the date on which the financial statements were issued for potential recognition or disclosure in the Company's financial statements, noting no subsequent events or transactions that require disclosure, aside from those previously discussed.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of the financial condition and results of operations of Doma should be read together with the unaudited condensed consolidated financial statements as of March 31, 2024 and 2023 and for the three months ended March 31, 2024 and 2023, together with the related notes thereto, contained in this Quarterly Report on Form 10-Q (“Quarterly Report”), as well as the audited consolidated financial statements as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and  2022, together with related notes thereto, contained in our annual report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”). This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties and should be read in conjunction with the disclosures and information contained in “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report. Our actual results may differ materially from those projected in these forward-looking statements as a result of various factors, including those set forth under Part I, Item 1A “Risk Factors” or in other parts of the Annual Report. Certain amounts may not foot due to rounding. All forward-looking statements in this Quarterly Report are based on information available to us as of the date hereof, and we assume no obligation to update any such forward-looking statements to reflect future events or circumstances, except as required by law.

Unless the context otherwise requires, references to “company,” “Company,” “Doma,” “we,” “us,” “our” and similar terms refer to Doma Holdings, Inc. (f/k/a Capitol Investment Corp. V) and its consolidated subsidiaries. References to “Capitol” refer to our predecessor company prior to the consummation of the Business Combination. References to “Old Doma” refer to Old Doma prior to the Business Combination and to States Title Holding, Inc. (“States Title”), the wholly owned subsidiary of Doma, upon the consummation of the Business Combination.

Overview

Doma was founded in 2016 to focus top-tier data scientists, product managers, and engineers on building game-changing technology to completely reimagine the residential real estate closing process. Our approach to the title process is driven by our innovative platform, Doma Intelligence. It provides a revolutionary new real estate closing platform that seeks to eliminate laborious, manual tasks involved in underwriting title insurance, performing core escrow functions, generating closing documentation and getting documents signed and recorded. The platform harnesses the power of data analytics, machine learning and natural language processing, which enables us to deliver a more affordable and faster transaction. Doma’s machine intelligence algorithms are being trained and optimized on 30 years of historical anonymized transaction data allowing us to make underwriting decisions in less than a minute and significantly reduce the time, effort and cost of facilitating the entire closing process.

Our Business Model

Our primary business activity is the issuance of residential and commercial title insurance on purchase and refinance transactions. We operate and report our business through two reporting segments, “Underwriting” and “Corporate and Other.” See “—Basis of Presentation” below.

Our Underwriting segment reflects the sale and execution of our underwriting and insurance services. These services are integrated with non-captive title and escrow agents in the market (“Third-Party Agents”) through our captive title insurance carrier. For customers sourced through the Third-Party Agents channel, we retain a portion of the title premium (approximately 16% - 18%) in exchange for underwriting risk to our balance sheet. The Third-Party Agents channel also includes the title underwriting and insurance services we provide to Lennar, a related party, for its home builder transactions.

Our Corporate and Other segment reflects our operations related to the execution of our title, escrow and settlement services through our Doma Enterprise channel. Our Doma Enterprise channel targets partnerships with national lenders and mortgage originators that maintain centralized lending operations ("Direct Agents"). Once an Enterprise partnership has been established, we integrate our Doma Intelligence platform with the partner’s production systems, to enable frictionless order origination and fulfillment. In addition, Corporate and Other includes investing activity related to our investment portfolio held outside of Underwriting.

Our expenses generally consist of direct fulfillment expenses related to closing a transaction and insuring the risk, customer acquisition costs related to acquiring new business, and other operating expenses as described below:

•

Direct fulfillment expenses – comprised of direct labor and direct non-labor expenses. Direct labor expenses refer to payroll costs associated with employees who directly contribute to the issuance of a title insurance policy. Some examples of direct labor expenses include underwriting, escrow and closing services related to our Enterprise channel, and customer service. Direct non-labor expenses refer to non-payroll expenses that are closely linked with underwriting policies, such as provision for claims, title examination expense, office supplies, and premium and other related taxes.

•	Customer acquisition costs – comprised of sales payroll, sales commissions, customer success payroll, and sales-related travel and entertainment.

•

Other operating expenses – all other expenses that do not directly contribute to the fulfillment or acquisition of a title insurance policy are considered other operating expenses. This category is predominately comprised of research and development costs, corporate support expenses, occupancy, and other general and administrative expenses.

Basis of Presentation

We report results for our two operating segments:

•

Underwriting – our Underwriting segment reflects the results of our title insurance underwriting business, including policies referred primarily through our Third-Party Agents channel. The referring agents retain approximately 82% - 84% of the policy premiums in exchange for their services. These retention rates vary by state and agent.

•

Corporate and Other – our Corporate and Other segment includes our operations related to the execution of our title, escrow and settlement services through our Doma Enterprise channel. Our Doma Enterprise channel targets partnerships with national lenders and mortgage originators that maintain centralized lending operations ("Direct Agents"). Once an Enterprise partnership has been established, we integrate our Doma Intelligence platform with the partner’s production systems, to enable frictionless order origination and fulfillment. Substantially all Doma Enterprise orders are underwritten by Doma. In addition, Corporate and Other includes investing activity related to our investment portfolio held outside of Underwriting.

Costs are allocated to the segments to arrive at adjusted gross profit, our segment measure of profit and loss. Our accounting policies for segments are the same as those applied to our consolidated financial statements, except as described below under “—Key Components of Revenues and Expenses.” Inter-segment revenues and expenses are eliminated in consolidation. See Note 7 in our condensed consolidated financial statements for a summary of our segment results and a reconciliation between segment adjusted gross profit and our loss from continuing operations before income taxes.

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Significant Events and Transactions

The Business Combination

On the Closing Date, Capitol consummated the Business Combination with Old Doma, pursuant to the Agreement. In connection with the closing of the Business Combination, Old Doma changed its name to States Title Holding, Inc., Capitol changed its name to Doma Holdings, Inc. (“Doma”) and Old Doma became a wholly owned subsidiary of Doma. Doma continues the existing business operations of Old Doma as a publicly traded company. Refer to Note 3 to the condensed consolidated financial statements for additional details on the Business Combination.

As a result of the Business Combination, we became the operating successor to an SEC-registered and New York Stock Exchange-listed shell company. Becoming public has required us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and practices. Also, we incur annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting, legal, and administrative resources.

Discontinued Operations

Starting in the second quarter of 2023 and finalized in the third quarter of 2023, the Company sold its assets used in or related to the Company’s title insurance agency business operated through retail title offices (the Company’s ‘Local Component’). With the execution of these agreements, the Company no longer has operations related to our previous Local retail branch footprint. The Company determined that the execution of these agreements represented a strategic shift that had a major effect on the Company’s operations and financial results, which triggered discontinued operations presentation, in accordance with ASC 205-20-45, for the Company's Local Component within its previous Distribution segment. All periods presented have been revised to show results from continuing and discontinued operations, unless otherwise noted. For more information, refer to Part I, Item 1, Note 18 "Discontinued Operations."

Proposed Merger

On March 28, 2024, the Company entered into the Merger Agreement with Parent and Merger Sub. The Merger Agreement provides that, subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company, with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Topco, the indirect parent company of Parent.

Under the terms of the Merger, among other things, Parent would acquire all outstanding shares of the Company for $6.29 per share in cash. The Company’s board of directors, acting on the unanimous recommendation of a special committee comprised of independent and disinterested directors formed for the purpose of considering the transaction, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, the Voting and Support Agreement and the other agreements contemplated by the Merger Agreement and the transactions contemplated thereby are fair, advisable and in the best interests of the Company and the Disinterested Stockholders and (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Voting and Support Agreement and the other agreements contemplated by the Merger Agreement and the transactions contemplated thereby, and (iii) resolved to submit and recommend the Merger Agreement to the Company’s stockholders for approval and adoption thereby.

Assuming the satisfaction of the conditions set forth in the Merger Agreement, the Company expects the transactions contemplated thereby to close in the second half of 2024.

The stockholders of the Company will be asked to vote on the adoption of the Merger Agreement and the Merger at a stockholder meeting that will be held on a date to be announced as promptly as reasonably practicable following the customary review process by the Securities and Exchange Commission. The consummation of the Merger is not subject to a financing condition, but is subject to certain conditions to Closing, including (i) approval of the Company’s Disinterested Stockholders, (ii) consent, approval or authorization from relevant insurance regulatory agencies without the imposition of a Burdensome Condition, (iii) absence of any order or injunction prohibiting the consummation of the Merger, (iv) subject in certain cases to customary materiality qualifiers, the accuracy of the representations and warranties contained in the Merger Agreement and compliance with the covenants contained in the Merger Agreement, (v) no Company Material Adverse Effect having occurred since the date of the Merger Agreement that is continuing, (vi) the completion of certain specified transactions as contemplated by the Merger Agreement, (vii) the repayment of the Company’s outstanding indebtedness with HSCM pursuant to the terms described below and (viii) the investment by Lennar into Topco.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to conduct its businesses in the ordinary course between the execution and completion of the Merger Agreement, not to engage in certain kinds of transactions during such period (including payment of dividends outside of the ordinary course or as otherwise permitted under the Merger Agreement), to convene and hold a meeting of its stockholders to consider and vote upon the Merger, to cooperate with Parent in connection with obtaining financing for the transaction, to implement the reorganization of certain assets and liabilities of the Company relating to its technology solutions into a newly formed or selected subsidiary of the Company, to use reasonable best efforts to obtain regulatory consents, and, subject to certain customary exceptions, for the Company’s board of directors to recommend that its stockholders approve and adopt the Merger Agreement. The Merger Agreement also contains customary representations, warranties and covenants of Parent and Merger Sub, including a covenant to use reasonable best efforts to obtain the debt financing described below. The Merger Agreement contains a 50-day “go-shop” provision that allows the Company to, among other things, solicit, initiate, propose, induce, encourage, or facilitate discussions or negotiations with respect to Acquisition Proposals (as defined in the Merger Agreement). At the end of the “go-shop” period, the Company will cease such activities, and is subject to a customary “no-shop” provision that restricts the Company’s ability to, among other things, solicit Acquisition Proposals from third parties and to provide non-public information to, and engage in discussions or negotiations with, third parties regarding Acquisition Proposals after the “go-shop” period. The “no-shop” provision allows the Company, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information to any person and its representatives that has made a bona fide Acquisition Proposal that either constitutes, or would reasonably be expected to lead to, an Acquisition Proposal.

Parent and Merger Sub have represented that they will have sufficient cash at the Closing regardless of third-party financing, though have also secured committed debt financing to be provided by certain lenders (collectively, the “Lenders”) on the terms and subject to the conditions set forth in a debt commitment letter. The obligations of the Lenders to provide debt financing under the debt commitment letter are subject to a number of customary conditions.

The Merger Agreement contains certain termination rights for both the Company and Parent. If the Merger Agreement is terminated (1) by Parent as a result of the Company’s breach of its representations, warranties or covenants in a manner that would cause the related conditions to Closing to not be met and Company subsequently enters into an Alternative Acquisition Agreement (as defined in the Merger Agreement) and such transaction is subsequently consummated, or (2) as a result of the Company Board changing its recommendation and entering into an Alternative Acquisition Agreement and such transaction is subsequently consummated, or (3) if the Merger Agreement is terminated by Company in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, the Company will be required to pay Parent a termination fee to Parent of $3,188,734. If the Merger Agreement is terminated by the Company in connection with Company’s entry into an Alternative Acquisition Agreement with respect to a Superior Proposal (as defined in the Merger Agreement) during the “go-shop” period or with an Exempted Person (as defined in the Merger Agreement), the Company will be required to pay Parent a lower termination fee of $1,822,134. The Merger Agreement also provides that either party may specifically enforce the other party’s obligations under the Merger Agreement. In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by September 28, 2024 (the “End Date”), provided that if all of the conditions to closing of the Merger other than the obtainment of the certain specified insurance regulatory approvals have been satisfied or waived on or prior to the End Date, then the End Date shall automatically be extended to October 28, 2024 (“First Extension Date”), provided, further, that if all of the conditions to closing of the Merger, other than the receipt of requisite approval from the South Carolina Department of Insurance or requisite approval from the California Department of Insurance, have been satisfied or waived on or prior to the First Extension Date, then the First Extension Date shall automatically be extended to November 28, 2024. In the event that (a) the Agreement is terminated in accordance with the prior sentence and at the time of termination, all of the conditions to closing of the Merger have been satisfied or waived except for (i) any condition that is not satisfied due to breach by the Company of any representation, warranty, covenant or agreement in the Merger Agreement, (ii) the completion of certain specified transactions as contemplated by the Merger Agreement and (iii) conditions that by their nature can only be satisfied at or immediately prior to the closing of the Merger; (b) certain specified transactions have not been completed by June 26, 2024; and (c) the Company has not agreed to terminate the Agreement within five (5) days of Parent’s written notice to terminate, then the Company shall reimburse Parent for its reasonable and documented out-of-pocket expenses incurred between June 26, 2024 and the date of termination.

The foregoing description of the Merger Agreement and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as an exhibit to the Current Report on Form 8-K, filed with the SEC on March 29, 2024, and incorporated herein by reference.

Macroeconomic Trends

The on-going macroeconomic trends impacting the residential real estate market include a shortage in the supply of homes for sale, increasing home prices, rising mortgage interest rates, inflation, disrupted labor markets and geopolitical uncertainties.

We operate in the real estate industry and our business volumes are directly impacted by market trends for mortgage refinancing transactions, existing real estate purchase transactions, and new real estate purchase transactions, particularly in the residential segment of the market. Our success depends on a high volume of residential and, to a lesser extent, commercial real estate transactions, throughout the markets in which we operate.

Through 2023, to combat inflation, the Federal Reserve raised the benchmark interest rate by a total of 100 basis points. During the three months ended March 31, 2024, the Federal Reserve has held the benchmark interest rate steady. Average interest rates for a 30-year fixed rate mortgage rose to 6.82% as of March 2024 as compared to 6.54% for the corresponding period of 2023. As interest rates rise, the outlook on refinance transactions continues to decline.

Demand for mortgages tends to correlate closely with changes in interest rates, meaning that our order trends have been, and will likely be, impacted by future changes in interest rates. However, we believe that our current, low market share and disruptive approach to title insurance, escrow, and closing services will enable us to gain market share within markets in which we operate, which in turn should mitigate the risk to our revenue growth trends relative to industry incumbents.

We continue to monitor economic and regulatory developments closely as we navigate the volatility and uncertainty created by the pandemic and the subsequent macroeconomic activity.

Reverse stock split

On June 29, 2023, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation (the “Charter Amendment”) to effect a 1-for-25 reverse stock split of the Company’s common stock (the “Reverse Stock Split”) and a corresponding adjustment to its authorized capital stock, effective as of 11:59 p.m. Eastern Daylight Time on June 29, 2023 (the “Effective Time”). All share and per share information has been retroactively adjusted to give effect to the Reverse Stock Split for all periods presented, unless otherwise indicated.

As a result of the Reverse Stock Split, every 25 shares of the Company’s issued and outstanding common stock were automatically converted into one share of issued and outstanding common stock. No fractional shares were issued as a result of the Reverse Stock Split. Stockholders who otherwise would have been entitled to receive fractional shares of common stock were entitled to receive cash in an amount equal to the product obtained by multiplying (a) the closing price per share of the common stock as reported on the New York Stock Exchange as of the first trading day following the Effective Time, by (b) the fraction of one share owned by the stockholder.

Proportionate adjustments were made to the number of shares issuable upon the exercise or vesting of all stock options, restricted stock awards, restricted stock units, performance restricted stock units or market-based awards (the “Stock-Based Awards”) and warrants outstanding at the Effective Time, which resulted in a proportional decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise or vesting of such Stock-Based Awards and warrants. In the case of stock options and warrants, proportionate adjustments also included a proportional increase in the exercise price of such stock options and warrants. In addition, the number of shares reserved for issuance under the Company’s 2021 Omnibus Incentive Plan were proportionately reduced.

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Key Operating and Financial Indicators

We regularly review several key operating and financial indicators to evaluate our performance and trends and inform management’s budgets, financial projections and strategic decisions.

The following table presents our key operating and financial indicators from continuing operations, as well as the relevant generally accepted accounting principles (“GAAP”) measures, for the periods indicated:

	Three Months Ended March 31,
	2024	2023
	(in thousands)
GAAP financial data:
Revenue (1)	$66,067	$68,812
Gross profit (2)	$4,108	$2,101
Net loss	$(19,474)	$(31,233)
Non-GAAP financial data (3):
Retained premiums and fees	$13,676	$14,275
Adjusted gross profit	$7,093	$4,963
Ratio of adjusted gross profit to retained premiums and fees	52%	35%
Adjusted EBITDA	$(5,562)	$(12,785)

(1)

Revenue is comprised of (i) net premiums written, (ii) escrow, other title-related fees and other, and (iii) investment, dividend and other income. Net loss is made up of the components of revenue and expenses. For more information about measures appearing in our consolidated income statements, refer to “—Key Components of Revenue and Expenses—Revenue” below.

(2)

Gross profit, calculated in accordance with GAAP, is calculated as total revenue, minus premiums retained by agents, direct labor expense (including mainly personnel expense for certain employees involved in the direct fulfillment of policies) and direct non-labor expense (including mainly title examination expense, provision for claims, and depreciation and amortization). In our consolidated income statements, depreciation and amortization is recorded under the “other operating expenses” caption.

(3)

Retained premiums and fees, adjusted gross profit and adjusted EBITDA are non-GAAP financial measures. Refer to “—Non-GAAP Financial Measures” below for additional information and reconciliations of these measures to the most closely comparable GAAP financial measures.

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Retained premiums and fees

Retained premiums and fees, a non-GAAP financial measure, is defined as total revenue under GAAP minus premiums retained by agents. See “—Non-GAAP Financial Measures” below for a reconciliation of our retained premiums and fees to gross profit, the most closely comparable GAAP measure, and additional information about the limitations of our non-GAAP measures.

Our business strategy is focused on leveraging our Doma Intelligence platform to provide an overall improved customer and referral partner experience and to drive time and expense efficiencies. In our Third-Party Agents channel, we provide our underwriting expertise and balance sheet to insure the risk on policies referred by such Third-Party Agents and, for that service, we typically receive approximately 16% - 18% of the premium for the policy we underwrite. As such, we use retained premiums and fees, which is net of the impact of premiums retained by Third-Party Agents, as an important measure of the earning power of our business and our future growth trends, and believe it is useful to investors for the same reasons.

Adjusted gross profit

Adjusted gross profit, a non-GAAP financial measure, is defined as gross profit (loss) under GAAP, adjusted to exclude the impact of depreciation and amortization. See “—Non-GAAP Financial Measures” below for a reconciliation of our adjusted gross profit to gross profit, the most closely comparable GAAP measure and additional information about the limitations of our non-GAAP measures.

Management views adjusted gross profit as an important indicator of our underlying profitability and efficiency. As we generate more business that is serviced through our Doma Intelligence platform, we expect to reduce fulfillment costs as our direct labor expense per order continues to decline, and we expect the adjusted gross profit per transaction to grow faster than retained premiums and fees per transaction over the long term.

Ratio of adjusted gross profit to retained premiums and fees

Ratio of adjusted gross profit to retained premiums and fees, a non-GAAP measure, expressed as a percentage, is calculated by dividing adjusted gross profit by retained premiums and fees. Both the numerator and denominator are net of the impact of premiums retained by Third-Party Agents because that is a cost related to our Underwriting segment over which we have limited control, as Third-Party Agents customarily retain approximately 82% - 84% of the premiums related to a title insurance policy referral pursuant to the terms of long-term contracts.

We view the ratio of adjusted gross profit to retained premiums and fees as an important indicator of our operating efficiency and the impact of our machine-learning capabilities, and believe it is useful to investors for the same reasons.

Adjusted EBITDA

Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) before interest, income taxes and depreciation and amortization, and further adjusted to exclude the impact of net loss from discontinued operations, stock-based compensation, severance and interim salary costs, change in fair value of Local Sales Deferred Earnout, and the change in fair value of Warrant and Sponsor Covered Shares liabilities. See “—Non-GAAP Financial Measures” below for a reconciliation of our adjusted EBITDA to net loss, the most closely comparable GAAP measure and additional information about the limitations of our non-GAAP measures.

We review adjusted EBITDA as an important measure of our recurring and underlying financial performance, and believe it is useful to investors for the same reason.

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Key Components of Revenues and Expenses

Revenues

Net premiums written

We generate net premiums by underwriting title insurance policies and recognize premiums in full upon the closing of the underlying transaction. For some of our Third-Party Agents, we also accrue premium revenue for title insurance policies we estimate to have been issued in the current period but reported to us by the Third-Party Agent in a subsequent period. See “—Critical Accounting Policies and Estimates— Accrued net premiums written from Third-Party Agent referrals” below for further explanation of this accrual. For the three months ended March 31, 2024 and 2023, the average time lag between the issuing of these policies by our Third-Party Agents and the reporting of these policies or premiums to us has been approximately three months. Net premiums written is inclusive of the portion of premiums retained by Third-Party Agents, which is recorded as an expense, as described below.

To reduce the risk associated with our underwritten insurance policies, we utilize reinsurance programs to limit our maximum loss exposure. Under our reinsurance treaties, we cede the premiums on the underlying policies in exchange for a ceding commission from the reinsurer and our net premiums written exclude such ceded premiums.

Our principal reinsurance quota share agreement covers instantly underwritten policies from refinance and home equity line of credit transactions. Under this contract we cede 25% of the written premium on such instantly underwritten policies, up to a total reinsurance coverage limit of $80.0 million in premiums reinsured, after which we retain 100% of the written premium on instantly underwritten policies. Refer to Note 2 to the condensed consolidated financial statements above for additional details on our reinsurance programs.

Escrow, other title-related fees and other

Escrow fees and other title-related fees are charged for managing the closing of real estate transactions, including the processing of funds on behalf of the transaction participants, gathering and recording the required closing documents, providing notary services, and other real estate or title-related activities. Other fees relate to various ancillary services we provide, including fees for rendering a cashier’s check, document preparation fees, homeowner’s association letter fees, inspection fees, lien letter fees and wire fees. We also recognize ceding commissions received in connection with reinsurance treaties, to the extent the amount of such ceding commissions exceeds reinsurance-related costs.

For segment-level reporting, agent premiums retained by our Enterprise channel in our Corporate and Other segment are recorded as revenue under the “Escrow, other title-related fees and other” caption of our segment income statements, while our Underwriting segment records a corresponding expense for insurance policies issued by us. The impact of these internal transactions is eliminated upon consolidation.

Investment, dividends and other income

Investment, dividends and other income are mainly generated from our investment portfolio. We invest in fixed income securities, mainly composed of corporate debt obligations, certificates of deposit, U.S. Treasuries, foreign government securities and mortgage loans.

Expenses

Premiums retained by agents

When customers are referred to us and we underwrite a policy, the referring agent retains a significant portion of the premium, which typically amounts to approximately 82% - 84% of the premium. The portion of premiums retained by agents is recorded as an expense. These referral expenses relate exclusively to our Underwriting segment.

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For segment-level reporting, premiums retained by our Direct Agents (which are recorded as Corporate and Other segment revenue) are recorded as part of “premiums retained by agents” expense for our Underwriting segment. The impact of these internal transactions is eliminated upon consolidation.

Title examination expense

Title examination expense is incurred in connection with the search and examination of public information prior to the issuance of title insurance policies.

Provision for claims

Provision for claims expense is comprised of three components: IBNR losses, known claims loss and loss adjustment expenses and escrow-related losses.

IBNR is a loss reserve that primarily reflects the sum of expected losses for unreported claims. The expense is calculated by applying a rate (the loss provision rate) to total title insurance premiums. The loss provision rate is determined throughout the year based in part upon an assessment performed by an independent actuarial firm utilizing generally accepted actuarial methods. The assessment also takes account of industry trends, the regulatory environment and geographic considerations and is updated during the year based on developments. This loss provision rate is set to provide for losses on current year policies. Due to our long claim exposure, our provision for claims periodically includes amounts of adverse or positive claims development on policies issued in prior years, when claims on such policies are higher or lower than initially expected.

Based on the risk profile of premium vintages over time and based upon the projections of an independent actuarial firm, we build or release reserves related to our older policies. Our IBNR may increase as a proportion of our revenue as we continue to increase the proportion of our business serviced through our Doma Intelligence platform, though we believe it will decrease over the long term as our predictive machine intelligence technology produces improved results.

Known claims loss and loss adjustment expense reserves is an expense that reflects the best estimate of the remaining cost to resolve a claim, based on the information available at the time. In practice, most claims do not settle for the initial known claims provision; rather, as new information is developed during the course of claims administration, the initial estimates are revised, sometimes downward and sometimes upward. This additional development is provided for in the actuarial projection of IBNR, but it is not allocable to specific claims. Actual costs that are incurred in the claims administration are booked to loss adjustment expense, which is primarily comprised of legal expenses associated with investigating and settling a claim.

Escrow-related losses are primarily attributable to clerical errors that arise during the escrow process and caused by the settlement agent.

Personnel costs

Personnel costs include base salaries, employee benefits, bonuses paid to employees, stock-based compensation, payroll taxes and severance. This expense is primarily driven by the average number of employees and our hiring activities in a given period.

In our presentation and reconciliation of segment results and our calculation of gross profit, we classify personnel costs as either direct or indirect expenses, reflecting the activities performed by each employee. Direct personnel costs relate to employees whose job function is directly related to our fulfillment activities, including underwriters, closing agents, escrow agents, funding agents, and title and curative agents, and are included in the calculation of our segment adjusted gross profit. Indirect personnel costs relate to employees whose roles do not directly support our transaction fulfillment activities, including sales agents, training specialists and customer success agents, segment management, research and development and other information technology personnel, and corporate support staff.

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Other operating expenses

Other operating expenses are comprised of occupancy, maintenance and utilities, product taxes (for example, state taxes on premiums written), professional fees (including legal, audit and other third-party consulting costs), software licenses and sales tools, travel and entertainment costs, and depreciation and amortization, among other costs.

Loss from discontinued operations

Loss from discontinued operations consists of the operating loss from the discontinued Local Component and the excess carrying amount of the Local Component sold business’s assets and liabilities over the fair value of any consideration received less costs to sell.

Change in fair value of Warrant and Sponsor Covered Shares liabilities

Change in fair value of Warrant and Sponsor Covered Shares liabilities consists of unrealized gains and losses as a result of recording our Warrants and Sponsor Covered Shares to fair value at the end of each reporting period.

Income tax expense

Although we are in a consolidated net loss position and report our federal income taxes as a consolidated tax group, we incur state income taxes in certain jurisdictions where we have profitable operations. Additionally, we incur mandatory minimum state income taxes in certain jurisdictions. Also, we have recognized deferred tax assets but have offset them with a full valuation allowance, reflecting substantial uncertainty as to their recoverability in future periods. Until we report at least three years of profitability, we may not be able to realize the tax benefits of these deferred tax assets.

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Results of Operations

We discuss our historical results of operations below, on a continuing operations basis. Past financial results are not indicative of future results.

Three Months Ended March 31, 2024 Compared to the Three Months Ended March 31, 2023

The following table sets forth a summary of our consolidated results from continuing operations for the periods indicated, and the changes between periods.

	Three Months Ended March 31,
	2024	2023	$ Change	% Change
	(in thousands, except percentages)
Revenues:
Net premiums written	$63,513	$66,770	$(3,257)	(5)%
Escrow, other title-related fees and other	1,071	964	107	11%
Investment, dividend and other income	1,483	1,078	405	38%
Total revenues	$66,067	$68,812	$(2,745)	(4)%
Expenses:
Premiums retained by agents	$52,391	$54,537	$(2,146)	(4)%
Title examination expense	858	733	125	17%
Provision for claims	730	3,287	(2,557)	(78)%
Personnel costs	14,615	25,408	(10,793)	(42)%
Other operating expenses	10,608	11,968	(1,360)	(11)%
Total operating expenses	$79,202	$95,933	$(16,731)	(17)%

Operating loss from continuing operations	(13,135)	(27,121)	13,986	(52)%

Other (expense) income:
Change in fair value of Warrant and Sponsor Covered Shares liabilities	(239)	15	(254)	(1693)%
Interest expense	(6,604)	(3,971)	(2,633)	66%
Loss from continuing operations before income taxes	(19,978)	(31,077)	11,099	(36)%

Income tax expense	504	(156)	660	(423)%
Net loss from continuing operations	$(19,474)	$(31,233)	$11,759	(38)%

Revenue

Net premiums written. Net premiums written decreased by $3.3 million, or 5%, in the three months ended March 31, 2024 compared to the same period in the prior year, driven by a 96% decrease in premiums from our Direct Agents channel and partially offset by a 6% increase in premiums from our Third-Party Agents channel.

For the three months ended March 31, 2024, Direct Agents premium decline was driven by the discontinuing of the Local Component. For the three months ended March 31, 2024, the increase in premiums from our Third-Party Agents channel was driven by an increase in premiums associated with new home buildings that closed during the periods.

Escrow, other title-related fees and other. Escrow, other title-related fees and other increased $0.1 million, or 11%, in the three months ended March 31, 2024 compared to the same period in the prior year, driven by rental income on subleases.

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Investment, dividend and other income. Investment, dividend and other income increased $0.4 million, or 38%, in the three months ended March 31, 2024, compared to the same period in the prior year, primarily due to the higher interest rate environment creating higher returns on invested assets.

Expenses

Premiums retained by agents. Premiums retained by agents decreased by $2.1 million, or 4%, in the three months ended March 31, 2024 compared to the same period in the prior year. These movements were driven principally by decreases in premium. There was no material change in the average commissions paid to our Third-Party Agents.

Title examination expense. Title examination expense increased by $0.1 million, or 17% in the three months ended March 31, 2024, compared to the same period in the prior year, due to increases in title search data provider fees.

Provision for claims. Provision for claims decreased by $2.6 million, or 78%, in the three months ended March 31, 2024 compared to the same period in the prior year, primarily due to a reduction in the reserve releases related to prior period policies of $1.9 million compared to reserve increases related to prior period policies of $0.4 million for the corresponding period in the prior year. Additionally, the provision for claims related to the current year decreased due to the corresponding decrease in premiums written. The provision for claims, expressed as a percentage of net premiums written, was 1.1% and 4.9% for the three months ended March 31, 2024 and 2023, respectively.

Personnel costs. Personnel costs decreased by $10.8 million, or 42%, in the three months ended March 31, 2024 compared to the same period in the prior year, due to decreases in direct and indirect labor, corporate support and customer acquisition expenses from previously disclosed workforce reduction plans and the overall declines in revenue. The Company’s personnel costs benefited during the quarter as a result of the workforce reduction plans.

Other operating expenses. Other operating expenses decreased by $1.4 million, or 11%, in the three months ended March 31, 2024 compared to the same period in the prior year, primarily due to declines in IT hardware and software and insurance expenses and partially offset by increases in outside professional service fees and amortization.

Change in fair value of Warrant and Sponsor Covered Shares liabilities. The change in fair value of Warrant and Sponsor Covered Shares liabilities (as defined in Note 3) decreased by $0.3 million in the three months ended March 31, 2024 compared to the same period in the prior year, due to changes in the inputs to the valuation of the liabilities and consideration of the proposed Merger.

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Interest expense. Interest expense increased by $2.6 million, or 66%, in the three months ended March 31, 2024 compared to the same period in the prior year, due to a higher amount of average debt outstanding, which is a result of the paid in kind interest expense on the $150.0 million Term Loan, and due to the amendment fee of $1.0 million, which became payable upon execution of the Hudson Fourth Amendment and was paid-in-kind and added to the principal of the Term Loan.

Supplemental Key Operating and Financial Indicators Results Discussion – Three Months Ended March 31, 2024 Compared to the Three Months Ended March 31, 2023

The following table presents our key operating and financial indicators for our continuing operations, including our non-GAAP financial measures, for the periods indicated, and the changes between periods. This discussion should be read only as a supplement to the discussion of our GAAP results above. See “—Non-GAAP Financial Measures” below for important information about the non-GAAP financial measures presented below and their reconciliation to the respective most closely comparable GAAP measures.

	Three Months Ended March 31,
	2024	2023	$ Change	% Change
	(in thousands, except percentages)
Retained premiums and fees	$13,676	$14,275	$(599)	(4)%
Adjusted gross profit	7,093	4,963	2,130	43%
Ratio of adjusted gross profit to retained premiums and fees	52%	35%	17%	49%
Adjusted EBITDA	$(5,562)	$(12,785)	$7,223	(56)%

Retained premiums and fees

Retained premiums and fees decreased by $0.6 million, or 4%, during the three months ended March 31, 2024 compared to the same period in the prior year, driven by title policy declines across the Direct Agent channel and partially offset by an increase in premiums associated with new home buildings that closed during the periods.

Adjusted gross profit

Adjusted gross profit increased by $2.1 million, or 43%, during the three months ended March 31, 2024, compared to the same period in the prior year, primarily due to a decrease in the provision for claims ratio and partially offset by declines in retained premiums and fees.

Ratio of adjusted gross profit to retained premiums and fees

The ratio of adjusted gross profit to retained premiums and fees increased 17 percentage points during the three months ended March 31, 2024 compared to the same period in the prior year due to the decrease in the provision for claims ratio and lower direct labor as a result of the workforce reduction actions taken during the second half of 2022 and in the third quarter of 2023. An offsetting impact to the ratio of adjusted gross profit to retained premiums and fees during the three months ended March 31, 2024 was increased title examination expenses as a percentage of retained premiums and fees.

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Adjusted EBITDA

Adjusted EBITDA improved by $7.2 million to negative $5.6 million for the three months ended March 31, 2024 due to the reduction in personnel and other operating expenses that are a direct result of the workforce reduction actions taken during the second half of 2022 and the third quarter of 2023 and due to decreases in provision for claims.

Non-GAAP Financial Measures

The non-GAAP financial measures described in this Quarterly Report should be considered only as supplements to results prepared in accordance with GAAP and should not be considered as substitutes for GAAP results. These measures, retained premiums and fees, adjusted gross profit, and adjusted EBITDA, have not been calculated in accordance with GAAP and are therefore not necessarily indicative of our trends or profitability in accordance with GAAP. These measures exclude or otherwise adjust for certain cost items that are required by GAAP. Further, these measures may be defined and calculated differently than similarly-titled measures reported by other companies, making it difficult to compare our results with the results of other companies. We caution investors against undue reliance on our non-GAAP financial measures as a substitute for our results in accordance with GAAP.

Management uses these non-GAAP financial measures, in conjunction with GAAP financial measures to: (i) monitor and evaluate the growth and performance of our business operations; (ii) facilitate internal comparisons of the historical operating performance of our business operations; (iii) facilitate external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures or operating histories; (iv) review and assess the performance of our management team and other employees; and (v) prepare budgets and evaluate strategic planning decisions regarding future operating investments.

Retained premiums and fees

The following presents our continuing operations retained premiums and fees and reconciles the measure to our gross profit, the most closely comparable GAAP financial measure, for the periods indicated:

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Revenue	$66,067	$68,812
Minus:
Premiums retained by agents	52,391	54,537
Retained premiums and fees	$13,676	$14,275
Minus:
Direct labor	3,414	3,808
Provision for claims	730	3,287
Depreciation and amortization	2,985	2,862
Other direct costs (1)	2,439	2,217
Gross Profit	$4,108	$2,101

(1)	Includes title examination expense, office supplies, and premium and other taxes.

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Adjusted gross profit

The following table reconciles our continuing operations adjusted gross profit to our gross profit, the most closely comparable GAAP financial measure, for the periods indicated:

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Gross Profit	$4,108	$2,101
Adjusted for:
Depreciation and amortization	2,985	2,862
Adjusted Gross Profit	$7,093	$4,963

Adjusted EBITDA

The following table reconciles our continuing operations adjusted EBITDA to our net loss, the most closely comparable GAAP financial measure, for the periods indicated:

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Net loss (GAAP)	$(20,551)	$(42,123)
Adjusted for:
Depreciation and amortization	2,985	2,862
Interest expense	6,604	3,971
Income taxes	(504)	156
EBITDA	$(11,466)	$(35,134)
Adjusted for:
Loss from discontinued operations, net of taxes	1,077	10,890
Stock-based compensation	4,703	4,993
Severance and interim salary costs	64	6,481
Change in fair value of Warrant and Sponsor Covered Shares liabilities	239	(15)
Change in fair value of Local Sales Deferred Earnout	(179)	—
Adjusted EBITDA	$(5,562)	$(12,785)

Liquidity and Capital Resources

We measure liquidity in terms of our ability to fund the cash requirements of our business operations, including our working capital and capital expenditure needs and other commitments. Our recurring working capital requirements relate mainly to our cash operating costs. Our capital expenditure requirements consist mainly of software development related to our Doma Intelligence platform.

We had $65.5 million in cash and cash equivalents and restricted cash, $16.6 million in held-to-maturity debt securities, and $50.4 million in available-for-sale debt securities as of March 31, 2024. The restricted net assets of Doma Title Insurance, Inc. (“DTI”), our title insurance subsidiary, are a significant proportion of the Company’s consolidated net assets. DTI and our other insurance subsidiaries are subject to regulations that restrict their ability to pay dividends or make other distributions of cash or property to their immediate parent company without prior approval from the Departments of Insurance of their respective states of domicile. As of December 31, 2023, $49.9 million of our statutory net assets are restricted from dividend payments without prior approval from the Departments of Insurance of their respective states of domicile. During 2024, our title insurance subsidiary can pay or make distributions to us of approximately $5.2 million, without prior approval.

During our financial close and forecasting process for the year ended December 31, 2023, the Company identified conditions and events such as sustained cash outflows, operating losses and insufficient cash balances that, when considered in the aggregate, raised substantial doubt about our ability to continue as a going concern. However, that doubt was alleviated through management's plans, including the HSCM Fourth Amendment and Topco Term Facility as defined in Part I, Item I Note 8 "Debt." The Company believes its unrestricted assets and the additional funding provided by the HSCM Fourth Amendment and Topco Term Facility will be sufficient to meet our working capital and capital expenditure requirements for a period of at least 12 months from the date of this Quarterly Report.

Additionally, on April 26, 2024, the South Carolina Department of Insurance approved an extraordinary dividend of $17.5 million from Doma Title Insurance, Inc., our title insurance subsidiary, to the Company.

We may need additional cash due to changing business conditions or other developments, including unanticipated regulatory developments and competitive pressures. To the extent that our current resources are insufficient to satisfy our cash requirements, we may need to seek additional equity or debt financing.

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Debt

Senior secured credit agreement

In December 2020, Old Doma entered into a loan and security agreement with Hudson Structured Capital Management Ltd. (“HSCM”), providing for a $150.0 million senior secured term loan (“Loan and Security Agreement”), which was fully funded by the lenders, which are affiliates of HSCM, at its principal face value on January 29, 2021 (the “Funding Date”) and matures on the fifth anniversary of the Funding Date. The Loan and Security Agreement bears interest at a rate of 11.25% per annum, of which 5.0% is payable in cash in arrears and the remaining 6.25% accrues to the outstanding principal balance on a PIK basis. Interest is payable or compounded, as applicable, quarterly.

The Loan and Security Agreement is secured by a first-priority pledge and security interest in substantially all of the assets of our wholly owned subsidiary States Title (which represents substantially all of our assets), including the assets of any of its existing and future domestic subsidiaries (in each case, subject to customary exclusions, including the exclusion of regulated insurance company subsidiaries). The Loan and Security Agreement is subject to customary affirmative and negative covenants, including limits on the incurrence of debt and restrictions on acquisitions, sales of assets, dividends and certain restricted payments. The Loan and Security Agreement is also subject to two financial maintenance covenants, related to liquidity and revenues. The liquidity covenant requires States Title to have at least $20.0 million of liquidity, calculated as of the last day of each month, as the sum of (i) our unrestricted cash and cash equivalents and (ii) the aggregate unused and available portion of any working capital or other revolving credit facility. The revenue covenant, which is tested as of the last day of each fiscal year, requires that States Title’s consolidated GAAP revenue for the year to be greater than $130.0 million. The Loan and Security Agreement is subject to customary events of default and cure rights. As of the date of this Quarterly Report, States Title is in compliance with all Loan and Security Agreement covenants.

Upon funding, Old Doma issued penny warrants to affiliates of HSCM equal to 1.35% of Old Doma’s fully diluted shares. The warrants were net exercised on the Closing Date and such affiliates of HSCM received the right to receive approximately 0.2 million shares of our common stock.

Third Amendment to the Loan and Security Agreement

On May 19, 2023, Old Doma and certain subsidiaries of the Company, as guarantors, entered into the third amendment to the Loan and Security Agreement (the “Third Amendment”). The Third Amendment amends certain mandatory prepayment provisions related to the disposition of assets by Old Doma or any of its subsidiaries such that Old Doma is required, within five business days following the receipt of net cash proceeds from dispositions in excess of $750,000 in any fiscal year (other than certain permitted dispositions), to repay the outstanding principal amount of term loan borrowings in an amount equal to 100% of such excess net cash proceeds received by Old Doma or any of its subsidiaries from such dispositions, unless HSCM, as agent, otherwise agrees.

Fourth Amendment to the Loan and Security Agreement

Concurrently with the execution of the Merger Agreement, certain of the Company’s subsidiaries, the lenders party thereto and Hudson, as agent for such lenders, entered into the HSCM Fourth Amendment such that, among other things: (a) from the effective date of the HSCM Fourth Amendment through September 30, 2025, interest on the principal amount outstanding of the Loan and Security Agreement will accrue and capitalize and be added to the principal balance monthly at a per annum rate equal to 16.25%; (b) beginning October 1, 2025, interest on the Loan and Security Agreement will accrue at a per annum rate equal to 16.25%, (i) 10% of which shall accrue and be payable in cash monthly and (ii) the remainder of such interest shall accrue and capitalize and be added to the principal balance monthly; (c) the Company will make prepayments on the Loan and Security Agreement in an amount up to $16 million of net cash proceeds received from contingent payments earned by the Company pursuant to certain previous asset sales (but such payment shall be deferred until October 2025); (d) Subject to certain conditions, the Company will make monthly pre-payments of the Loan and Security Agreement under the Company Loan Agreement with cash on hand in excess of $7.5 million after October 1, 2025 in the event the Merger Agreement is terminated prior to the consummation of the Merger; (e) if reasonably requested by HSCM following a termination of the Merger Agreement prior to the consummation of the Merger, the Company would transfer all of its equity interests in Doma Title Insurance, Inc to a newly formed bankruptcy-remote entity and cause such equity interests to be pledged as collateral under the Company Loan Agreement; (f) the financial covenants in the Company Loan Agreement were modified, including, without limitation, the reduction of the minimum consolidated GAAP revenue financial covenant from $130 million to $50 million; and (g) the Company is permitted to incur indebtedness under the Topco Term Facility (as defined below) which indebtedness shall be senior in respect of payment and liens to the obligations under the Company Loan Agreement. In connection with the HSCM Fourth Amendment, HSCM shall be entitled to an amendment fee of $1.0 million, which fee became payable upon execution of the HSCM Fourth Amendment and was paid-in-kind and added to the Loan and Security Agreement.

Fifth Amendment to the Loan and Security Agreement

Immediately after the effectiveness of the HSCM Fourth Amendment, HSCM, certain of the Company’s subsidiaries, the lenders party thereto and Parent entered into the HSCM Fifth Amendment pursuant to which, at the closing of the Merger, HSCM will (a) accept certain consideration (as set forth in the HSCM Fifth Amendment, the “HSCM Payoff”) in full satisfaction of all indebtedness under the Company Loan Agreement and (b) release all liens securing the Company Loan Agreement. Pursuant to the HSCM Fifth Amendment, the Company’s obligation to make cash interest payments under the Company Loan Agreement shall be suspended until the earliest of (a) the termination of the Merger Agreement, (b) five business days after the End Date (as defined in the Merger Agreement), (c) the consummation of the Merger (without HSCM’s receipt of the HSCM Payoff) and (d) March 12, 2025 the (“Standstill Period”). In addition, during the Standstill Period, HSCM and the lenders have agreed not to exercise remedies with respect to certain matters that would otherwise constitute events of default under the Company Loan Agreement. If the Standstill Period ends without the consummation of the Merger (without HSCM’s receipt of the HSCM Payoff), the Company’s cash interest payment obligations under the Company Loan Agreement will be as described in the HSCM Fourth Amendment.

Topco Commitment Letter

Concurrently with the execution of the Merger Agreement, States Title and Topco, the indirect parent company of Parent, entered into the Topco Commitment Letter, pursuant to which Topco committed to provide the Topco Term Facility to States Title (with certain subsidiaries of States Title guaranteeing the obligations thereunder). The Topco Term Facility will have two tranches: (a) up to $25 million will be available to be drawn in up to three draws (each draw being for at least $5 million) between closing of the Topco Term Facility and December 31, 2024 and (b) up to $10 million will be available to be drawn in a single draw between January 1, 2025 and June 30, 2025, each tranche being subject to commitment reductions as set forth in the Topco Commitment Letter. Each loan made thereunder will mature three years after it is drawn. The Topco Term Facility will be secured by a first priority lien on substantially all of the assets of States Title and the guarantors (subject to customary exceptions), senior to all existing and future liens securing debt for borrowed money (including the liens securing the Company Loan Agreement) and will be senior in right of payment to all existing and future debt for borrowed money (including the Company Loan Agreement), in each case, subject to certain exceptions. The terms of the subordination of the Company Loan Agreement shall be substantially as set forth in the Topco Commitment Letter and will include certain prohibitions on the exercise of remedies by the lenders under the Company Loan Agreement. Interest on each loan will accrue at a rate of Term SOFR (subject to a 1.0% floor) plus 9.0% per annum and will be payable quarterly in kind. The Topco Term Facility will include a fee of 5.0% per annum on all undrawn commitments, payable quarterly in cash, and an upfront fee of 3.0% of the commitments in respect of the Topco Term Facility at closing of the Topco Term Facility, payable upon the funding or termination of such commitments. Prepayments of the Topco Term Facility (subject to certain exceptions) will be subject to customary prepayment premiums. The Topco Term Facility will also include certain information rights and other customary covenants (including affirmative, negative and financial covenants) and mandatory prepayment provisions.

For more information on the HSCM Fourth Amendment, HSCM Fifth Amendment and Topco Term Facility, refer to Part I, Item 1, Note 8 "Debt."

Other commitments and contingencies

Our commitments for leases, related to our office space and equipment, related to continuing and discontinued operations amounted to $15.8 million as of March 31, 2024 of which $4.3 million is payable in 2024. Refer to Note 17 to our condensed consolidated financial statements for a summary of our future commitments. Our headquarters lease expires in 2024. As of March 31, 2024, we did not have any other material commitments for cash expenditures.

We also administer escrow deposits as a service to customers, a substantial portion of which are held at third-party financial institutions. Such deposits are not reflected on our balance sheet, but we could be contingently liable for them under certain circumstances (for example, if we dispose of escrowed assets). Such contingent liabilities have not materially impacted our results of operations or financial condition to date and are not expected to do so in the near term.

Cash flows

The following table summarizes our cash flows for the periods indicated:

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Net cash used in operating activities	$(13,654)	$(23,878)
Net cash provided by (used in) investing activities	7,939	26,531
Net cash provided by (used in) financing activities	—	182

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Operating activities

In the first three months of 2024, net cash used in operating activities was $13.7 million driven by the net loss of $20.6 million, cash paid for liability for loss and loss adjustments expenses of $5.7 million and $2.4 million for prepaid expenses, deposits and other assets. This was offset by changes in receivables of $2.5 million and non-cash costs including stock-based compensation expense of $4.7 million, paid in kind interest expense of $5.7 million and depreciation and amortization of $3.0 million.

In the first three months of 2023, net cash used in operating activities was $23.9 million driven by the net loss of $42.1 million and cash paid for accrued expenses of $5.9 million. This was offset by changes in receivables of $11.6 million and non-cash costs including stock-based compensation expense of $5.7 million and depreciation and amortization of $3.1 million.

Investing activities

Our capital expenditures have historically consisted mainly of costs incurred in the development of the Doma Intelligence platform. Our other investing activities generally consist of transactions in fixed maturity investment securities to provide regular interest payments.

In the first three months of 2024, net cash provided by investing activities was $7.9 million, and reflected $1.1 million of purchases of investments offset by $10.5 million of proceeds from the maturity of held-to-maturity and available-for-sale investments. Cash paid for fixed assets was $1.5 million in the same period, largely consisting of technology development costs related to the Doma Intelligence platform.

In the first three months of 2023, net cash provided by investing activities was $26.5 million, and reflected $35.7 million of purchases of investments offset by $64.5 million of proceeds from the maturity of held-to-maturity investments. Cash paid for fixed assets was $2.8 million in the same period, largely consisting of technology development costs related to the Doma Intelligence platform.

Financing activities

Net cash provided by financing activities was immaterial in the first three months of 2024 and 2023.

Critical Accounting Policies and Estimates

Our consolidated financial statements have been prepared in accordance with GAAP. Preparation of the financial statements requires management to make several judgments, estimates and assumptions relating to the reported amount of revenue and expenses, assets and liabilities and the disclosure of contingent assets and liabilities. We evaluate our significant estimates on an ongoing basis, including, but not limited to, liability for loss and loss adjustment expenses, goodwill and accrued net premiums written from Third-Party Agent referrals. We consider an accounting judgment, estimate or assumption to be critical when (1) the estimate or assumption is complex in nature or requires a high degree of judgment and (2) the use of different judgments, estimates and assumptions could have a material impact on our consolidated financial statements. Our significant accounting policies are described in Note 2 to our annual audited consolidated financial statements. Our critical accounting estimates are described below.

Liability for loss and loss adjustment expenses

Our liability for loss and loss adjustment expenses include mainly reserves for known claims as well as reserves for IBNR claims. Each known claim is reserved based on our estimate of the costs required to settle the claim.

We estimate the loss provision rate at the beginning of each year and reassess the rate at midyear as of June 30 of every year to ensure that the resulting sum of the known claim reserves, IBNR loss, and loss adjustment expense reserves included in our balance sheet together reflect our best estimate of the total costs required to settle all IBNR and known claims. However, our estimates could prove to be inadequate. Changes in expected ultimate losses and corresponding loss rates for recent policy years are considered likely and could result in a material adjustment to the IBNR reserves.

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IBNR is a loss reserve that primarily reflects the sum of expected losses for unreported claims. Our IBNR reserves generally relate to the five most recent policy years. For policy years at the early stage of development (generally the last five years), IBNR is generally estimated using a combination of expected loss rate and multiplicative loss development factor calculations. For more mature policy years, IBNR generally is estimated using multiplicative loss development factor calculations. The expected loss rate method estimates IBNR by applying an expected loss rate to total title insurance premiums and escrow fees, and adjusting for policy year maturity using estimated loss development patterns. Multiplicative loss development factor calculations estimate IBNR by applying factors derived from loss development patterns to losses realized to date. The expected loss rate and loss development patterns are based on historical experience. Due to our long claim exposure, our provision for claims periodically includes amounts of adverse or positive claims development on policies issued in prior years, when claims on such policies are higher or lower than initially expected. The provision rate on prior year policies will continue to change as actual experience on those specific policy years develop. Changes in the loss provision rate for recent policy years are considered likely and could result in a material adjustment to the IBNR reserves.

The estimates used require considerable judgment and are established as management’s best estimate of future outcomes, however, the amount of IBNR reserved based on these estimates could ultimately prove to be inadequate to cover actual future claims experience. We continually monitor for any events and/or circumstances that arise during the year which may indicate that the assumptions used to record the provision for claims estimate requires reassessment.

Our total loss reserve as of March 31, 2024 amounted to $76.2 million, which we believe, based on historical claims experience and actuarial analyses, is adequate to cover claim losses resulting from pending and future claims for policies issued through March 31, 2024.

A summary of the Company’s loss reserves is as follows:

	March 31, 2024		December 31, 2023
	($ in thousands)
Known title claims	$3,753	5%	$7,139	9%
IBNR title claims	72,402	95%	74,755	91%
Total loss reserves	$76,155	100%	$81,894	100%

We continually review and adjust our reserve estimates to reflect loss experience and any new information that becomes available.

Goodwill

We have significant goodwill on our balance sheet related to acquisitions, as goodwill represents the excess of the acquisition price over the fair value of net assets acquired and liabilities assumed in a business combination. Goodwill is tested and reviewed annually for impairment on October 1 of each year, and between annual tests if events or circumstances arise that would more likely than not reduce the fair value of any one of our reporting units below its respective carrying amount. In addition, an interim impairment test may be completed upon a triggering event or when there is a reorganization of reporting structure or disposal of all or a portion of a reporting unit. As of March 31, 2024, we had $23.4 million of goodwill, relating to the North American Title Acquisition, which related to the Underwriting reporting unit.

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In performing our annual goodwill impairment test, we first perform a qualitative assessment, which requires that we consider significant estimates and assumptions regarding macroeconomic conditions, industry and market considerations, cost factors, overall financial performance, changes in management or key personnel, changes in strategy, changes in customers, changes in the composition or carrying amount of a reporting unit or other factors that have the potential to impact fair value. If, after assessing the totality of events and circumstances, we determine that it is more likely than not that the fair values of our reporting units are greater than the carrying amounts, then the quantitative goodwill impairment test is not performed, as goodwill is not considered to be impaired. However, if we determine that the fair value of a reporting unit is more likely than not to be less than its carrying value, then a quantitative assessment is performed. For the quantitative assessment, the determination of estimated fair value of our reporting units requires us to make assumptions about future discounted cash flows, including profit margins, long-term forecasts, discount rates and terminal growth rates and, if possible, a comparable market transaction model. The Company believes that its procedures for estimating future cash flows for each reporting unit are reasonable and consistent with market conditions as of the testing date. If the markets that impact the Company’s business continue to deteriorate, the Company could recognize further goodwill impairment. If, based upon the quantitative assessment, the reporting unit fair value is less than the carrying amount, a goodwill impairment is recorded equal to the difference between the carrying amount of the reporting unit’s goodwill and its fair value, not to exceed the carrying value of goodwill allocated to that reporting unit, and a corresponding impairment loss is recorded in the consolidated statements of operations.

We did not identify any events, changes in circumstances, or triggering events since the performance of our last goodwill impairment test as of October 1, 2023 that would require us to perform an interim goodwill impairment test during the quarter.

Accrued net premiums written from Third-Party Agent referrals

We recognize revenues on title insurance policies issued by Third-Party Agents when notice of issuance is received from Third-Party Agents, which is generally when cash payment is received. In addition, we estimate and accrue for revenues on policies sold but not reported by Third-Party Agents as of the relevant balance sheet closing date. This accrual is based on historical transactional volume data for title insurance policies that have closed and were not reported before the relevant balance sheet closing, as well as trends in our operations and in the title and housing industries. There could be variability in the amount of this accrual from period to period and amounts subsequently reported to us by Third-Party Agents may differ from the estimated accrual recorded in the preceding period. If the amount of revenue subsequently reported to us by Third-Party Agents is higher or lower than our estimate, we record the difference in revenue in the period in which it is reported. The time lag between the closing of transactions by Third-Party Agents and the reporting of policies, or premiums from policies issued by Third-Party Agents to us has been approximately three months. In addition to the premium accrual, we also record accruals for the corresponding direct expenses related to this revenue, including premiums retained by Third-Party Agents, premium taxes, and provision for claims.

New Accounting Pronouncements

For information about recently issued accounting pronouncements, refer to Note 2 to our condensed consolidated financial statements included elsewhere in this filing.

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Emerging Growth Company Accounting Election

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s condensed financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Item 3. Quantitative and Qualitative Disclosures About Market Risks

Our principal market risk is interest rate risk because our results of operations can vary due to changes in interest rates. In a declining interest rate environment, we would expect our results of operations to be positively impacted by higher loan refinancing activity. However, in a rising interest rate environment, we would expect our results of operations to be negatively impacted by lower loan refinancing activity. We would expect both of these scenarios to be mitigated by home purchase loan activity. Fluctuations in interest rates may also impact the interest income earned on floating-rate investments and the fair value of our fixed-rate investments. An increase in interest rates decreases the market value of fixed-rate investments. Conversely, a decrease in interest rates increases the fair market value of fixed-rate investments.

Additionally, we analyze potential changes in the value of our investment portfolio due to the market risk factors noted above within the overall context of asset and liability management. A technique we use in the management of our investment portfolio is the calculation of duration. Our actuaries estimate the payout pattern of our reserve liabilities to determine their duration, which is the present value of the weighted average payments expressed in years. We then establish a target duration for our investment portfolio so that at any given time the estimated cash generated by the investment portfolio will closely match the estimated cash required for the payment of the related reserves or for operations. We structure the investment portfolio to meet the target duration to achieve the required cash flow, based on liquidity and market risk factors.

The Company’s debt security portfolio is subject to credit risk. For further information on the credit quality of the Company’s investment portfolio at March 31, 2024, see Note 4 to the consolidated financial statements.

The Company also has credit risk related to the ability of reinsurance counterparties to honor their obligations to pay the contract amounts under our reinsurance programs and the ability of sublessees to honor their obligations to pay the contract amounts under our subleases. For information on our reinsurance programs, see Note 2 and Note 17 to the consolidated financial statements.

Item 4. Controls and Procedures

Disclosure Controls and Procedures

Management, with the participation of our principal executive officer and principal financial officer, evaluated the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of March 31, 2024. Based on this evaluation, our principal executive officer and principal financial officer concluded that, as of March 31, 2024, our disclosure controls and procedures were effective to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is (a) recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and (b) accumulated and communicated to management, including our principal executive officer and principal financial officer as appropriate, to allow timely decisions regarding required disclosure.

Changes in Internal Control over Financial Reporting

No change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) occurred during the fiscal quarter covered by this Quarterly Report that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

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Part II - Other Information

Item 1. Legal Proceedings

In the ordinary course of business, the Company is, or may become, involved in various pending or threatened litigation matters related to our operations, some of which may include claims for punitive or exemplary damages. For our business, customary litigation includes, but is not limited to, cases related to title and escrow claims, for which we make provisions through our loss reserves. Further, ordinary course litigation may include class action and purported class action lawsuits.

For additional information regarding legal proceedings, see Part I, Item 3. “Legal Proceedings” in our annual report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”). See also the information set forth in Note 12 “Legal Matters” contained in Part I, Item 1 “Financial Information” of this Quarterly Report.

Item 1A. Risk Factors

Factors that could cause our actual results to differ materially from those in this Quarterly Report include the risk factors described in Part I, Item 1A “Risk Factors” in our Annual Report. As of the date of this Quarterly Report, there have been no material changes to the risk factors disclosed in the Annual Report. We may face additional risks and uncertainties that are not presently known to us or that we currently deem immaterial, which may also impair our business or financial condition.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

Recent Sales of Unregistered Equity Securities

None

Use of Proceeds

None

Item 3. Defaults Upon Senior Securities

None

Item 4. Mine Safety Disclosures

Not applicable

Item 5. Other Information

None of the Company’s directors or officers adopted, modified or terminated a Rule 10b5-1 trading arrangement or a non-Rule 10b5-1 trading arrangement during the Company’s fiscal quarter ended March 31, 2024, as such terms are defined under Item 408(a) of Regulation S-K.

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Item 6. Exhibits.

The exhibits listed on the Exhibit Index to this Quarterly Report on Form 10-Q are filed herewith or incorporated by reference herein:

Exhibit	Description
2.3	Agreement and Plan of Merger, dated March 28, 2024, by and among Doma Holdings, Inc., RE Closing Buyer Corp. and RE Closing Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 29, 2024).
10.1	Voting and Support Agreement, dated March 28, 2024, by and among RE Closing Buyer Corp., Doma Holdings, Inc., LENX ST Investor, LLC and Len FW Investor, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 29, 2024).
10.2	Agreement and Fourth Amendment to Loan and Security Agreement, dated March 28, 2024, by and among by States Title Holding, Inc., the Guarantors party thereto, the Lenders party thereto, and Hudson Structured Capital Management Ltd. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 29, 2024).
10.3	Agreement and Fifth Amendment to Loan and Security Agreement, dated March 28, 2024, by and among by States Title Holding, Inc., the Guarantors party thereto, the Lenders party thereto, Hudson Structured Capital Management Ltd. and RE Closing Buyer Corp. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on March 29, 2024).
10.4	Commitment Letter, dated March 28, 2024, by and between States Title Holding, Inc. and Closing Parent Holdco, L.P. (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on March 29, 2024).
31.1*	Certification of the Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2*	Certification of the Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1**	Certification of the Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2**	Certification of the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101.INS*	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH*	Inline XBRL Taxonomy Extension Schema Document.
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

* Filed herewith.

** Furnished herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DOMA HOLDINGS, INC.
By:	/s/ Max Simkoff
	Name:	Max Simkoff

	Date:	May 13, 2024
	Title:	Chief Executive Officer
(Principal Executive Officer)

DOMA HOLDINGS, INC.
By:	/s/ Mike Smith
	Name:	Mike Smith

	Date:	May 13, 2024
	Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

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PRELIMINARY PROXY CARD-SUBJECT TO COMPLETION

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PRELIMINARY PROXY CARD-SUBJECT TO COMPLETION